    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1994

                                                       REGISTRATION NO. 33-50733
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RESORTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                    7011                   65-0461729
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial           Identification No.)
    incorporation or        Classification Code
     organization)                Number)


                     1133 BOARDWALK                                      CHRISTOPHER D. WHITNEY, ESQ.
             ATLANTIC CITY, NEW JERSEY 08401                             RESORTS INTERNATIONAL, INC.
                     (609) 344-6000                                             1133 BOARDWALK
   (Address, including Zip code, and telephone number,                 ATLANTIC CITY, NEW JERSEY 08401
including area code, of registrant's principal executive                        (609) 344-6000
                        offices)                                   (Name, address, including Zip code, and
                                                             telephone number, including area code, of agent for
                                                                                   service)

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                    6719                   59-0763055
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial           Identification No.)
    incorporation or        Classification Code
     organization)                Number)


                     1133 BOARDWALK                                      CHRISTOPHER D. WHITNEY, ESQ.
             ATLANTIC CITY, NEW JERSEY 08401                             RESORTS INTERNATIONAL, INC.
                     (609) 344-6000                                             1133 BOARDWALK
   (Address, including Zip code, and telephone number,                 ATLANTIC CITY, NEW JERSEY 08401
including area code, of registrant's principal executive                        (609) 344-6000
                        offices)                                   (Name, address, including Zip code, and
                                                             telephone number, including area code, of agent for
                                                                                   service)

                       RESORTS INTERNATIONAL HOTEL, INC.
             (Exact name of registrant as specified in its charter)

       NEW JERSEY                   7011                   21-0423320
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial           Identification No.)
    incorporation or        Classification Code
     organization)                Number)

                     1133 BOARDWALK                                      CHRISTOPHER D. WHITNEY, ESQ.
             ATLANTIC CITY, NEW JERSEY 08401                             RESORTS INTERNATIONAL, INC.
                     (609) 344-6000                                             1133 BOARDWALK
   (Address, including Zip code, and telephone number,                 ATLANTIC CITY, NEW JERSEY 08401
including area code, of registrant's principal executive                        (609) 344-6000
                        offices)                                   (Name, address, including Zip code, and
                                                             telephone number, including area code, of agent for
                                                                                   service)

                             P. I. RESORTS LIMITED
             (Exact name of registrant as specified in its charter)

THE COMMONWEALTH OF THE
        BAHAMAS                     7011                   98-0137084
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial           Identification No.)
    incorporation or        Classification Code
     organization)                Number)

                     P.O. BOX N-4777                                     CHRISTOPHER D. WHITNEY, ESQ.
                     PARADISE ISLAND                                     RESORTS INTERNATIONAL, INC.
                   NASSAU, THE BAHAMAS                                          1133 BOARDWALK
                     (809) 363-3000                                    ATLANTIC CITY, NEW JERSEY 08401
   (Address, including Zip code, and telephone number,                          (609) 344-6000
including area code, of registrant's principal executive           (Name, address, including Zip code, and
                        offices)                             telephone number, including area code, of agent for
                                                                                   service)

                            ------------------------
                                   COPIES TO:

                                STEVEN R. FINLEY
                            GIBSON, DUNN & CRUTCHER
                                200 PARK AVENUE
                         NEW YORK, NEW YORK 10166-0193
                            ------------------------


   Approximate date of commencement of proposed sale of the securities to the public.
  As soon as practicable upon consummation of the Joint Plan of Reorganization proposed by Resorts International, Inc. et. al.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 1994


                          RESORTS INTERNATIONAL, INC.
                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000


                                                                February 1, 1994


To:  The Shareholders and Creditors of Resorts International, Inc. and GGRI,
Inc.

    We are pleased to deliver to you the accompanying Information Statement/Prospectus (together with the related ballots, the SIHL Prospectus and other materials), pursuant to which Resorts International, Inc. ("RII") and GGRI, Inc. ("GRI") are soliciting votes for the acceptance or rejection of a "prepackaged" Plan of Reorganization and certain related consents for use by RII and GRI in contemplated voluntary cases under chapter 11 of the Bankruptcy Code. The Plan provides, among other things, for a restructuring of RII's and GRI's debt and equity capitalization as described in the accompanying Information Statement/Prospectus. Management of RII believes that the Restructuring will improve RII's financial position and allow management to create long-term value for the creditors and shareholders of RII and strengthen RII's position in the gaming industry. OTHER THAN GRI, RII DOES NOT INTEND TO INCLUDE ANY OF ITS SUBSIDIARIES IN ITS BANKRUPTCY CASE, NOR DOES RII INTEND TO CAUSE ANY OF ITS SUBSIDIARIES TO FILE ITS OWN BANKRUPTCY CASE. NEITHER RII NOR GRI CURRENTLY IS IN BANKRUPTCY. All capitalized terms not otherwise defined in this letter are defined in the accompanying Information Statement/Prospectus.


    RII believes that the Restructuring will improve its long-term liquidity and enhance its ability to meet its financial obligations as they become due. The Restructuring is intended, among other things, to reduce RII's financial obligations on its outstanding Old Series Notes due April 15, 1994, which were issued in two series, by exchanging the Old Series Notes for: (i) $125,000,000 principal amount of new mortgage notes issued by RIHF, a wholly owned subsidiary of RII, and guaranteed by RIH, a wholly owned subsidiary of RII that owns the Resorts Casino Hotel in Atlantic City, which guaranty is secured by a lien on the Resorts Casino Hotel; (ii) $35,000,000 principal amount of new junior mortgage notes issued by RIHF and guaranteed by RIH, which guaranty is secured by a lien on the Resorts Casino Hotel; (iii) 40% of the RII Common Stock on a fully diluted basis (excluding outstanding options issued pursuant to the 1990 Stock Option Plan and options to be issued under the 1994 Stock Option Plan); and (iv) either (A) $65,000,000 in cash, plus interest thereon at an annual rate of 7.5% from January 1, 1994 to the SIHL Closing Date, plus 40% of the capital stock of Sun International Hotels Limited ("SIHL"), representing the consideration received from the proposed sale of the Paradise Island Business to SIHL (the "SIHL Sale"), or (B) if the proposed SIHL Sale is not consummated and the PIRL Spin-Off is consummated on or prior to the Effective Date, 100% of the common equity of PIRL, a wholly owned and newly formed subsidiary of RII, which through its subsidiaries will own and operate the Paradise Island Business. In addition, the holders of the Old Series Notes as of the Distribution Record Date will receive on the relevant Distribution Date (1) cash payments of Excess Cash which are projected to be at least $30,000,000 in the aggregate and (2) non-transferable rights to receive (a) payments from Net Reserved Cash, if any, resulting from any Reserved Cash in excess of that actually required to fund certain adjustments under either the proposed SIHL Sale of the Paradise Island Business pursuant to the Paradise Island Purchase Agreement or the PIRL Spin-Off of the Paradise Island Business pursuant to the PIRL Standby Distribution Agreement, (b) payments of Net Plan Consummation Cash, if any, resulting from any Plan Consummation Cash in excess of that actually required to pay Plan Expenses, and (c) payments of Deferred Cash, projected to total $2,500,000, resulting from distributions in respect of the Litigation Trust Units owned by RII.


    By proposing the Plan and conducting the Solicitation in advance of commencing chapter 11 cases, which is known as a "prepackaged bankruptcy", RII and GRI anticipate that the pendency of their chapter 11 cases will be shortened significantly and the administration of such cases will be simplified and less costly.

    The Plan is a result of months of negotiation by RII, Fidelity and TCW. In addition, RII, Fidelity and TCW held discussions with the Griffin Group regarding the New Griffin Services Agreement and with representatives of SIHL regarding the Paradise Island Purchase Agreement. RII and GRI believe that the Plan is in the best interests of RII, GRI, and their respective shareholders and creditors.



    FIDELITY AND TCW SEPARATELY ADVISE AND MANAGE VARIOUS FUNDS AND ACCOUNTS THAT AS OF THE VOTING RECORD DATE HELD IN THE AGGREGATE APPROXIMATELY $308,833,000 PRINCIPAL AMOUNT OF THE OLD SERIES NOTES, OR APPROXIMATELY 64% OF THE OUTSTANDING OLD SERIES NOTES. FIDELITY AND TCW HAVE ENGAGED IN EXTENSIVE NEGOTIATIONS WITH RII AND GRI WITH RESPECT TO THE RESTRUCTURING AND HAVE AGREED, SUBJECT TO CERTAIN CONDITIONS, TO VOTE ALL OLD SERIES NOTES OWNED BY FUNDS AND ACCOUNTS MANAGED BY THEM AS OF THE VOTING RECORD DATE FOR ACCEPTANCE OF THE PLAN AND TO CONSENT TO THE TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS IN CONNECTION THEREWITH. PURSUANT TO THE PLAN, RIHF AND ONE OR MORE FUNDS MANAGED BY FIDELITY WILL ENTER INTO THE RIHF SENIOR FACILITY DESCRIBED BELOW.



    MERV GRIFFIN, WHO HOLDS 4,398,115 SHARES OF RII COMMON STOCK, OR APPROXIMATELY 21.82% OF THE OUTSTANDING RII COMMON STOCK, HAS AGREED TO VOTE FOR THE PLAN. IN CONNECTION WITH THE PLAN, THE NEW GRIFFIN SERVICES AGREEMENT WILL REMAIN IN PLACE, $2,310,000 OF THE GRIFFIN GROUP NOTE BALANCE WILL BE APPLIED TO THE NEXT PAYMENT DUE UNDER THE NEW GRIFFIN SERVICES AGREEMENT, THE THEN REMAINING BALANCE OF THE GRIFFIN GROUP NOTE WILL BE PAID TO RII AND THE GRIFFIN GROUP WILL RECEIVE THE GRIFFIN WARRANTS.


    THE HOLDERS OF 1,307,300 1990 STOCK OPTIONS ISSUED UNDER THE 1990 STOCK OPTION PLAN, OR APPROXIMATELY 74% OF THE OUTSTANDING 1990 STOCK OPTIONS, HAVE AGREED TO VOTE FOR THE PLAN.

    RII HAS AGREED TO VOTE ITS INTERCOMPANY CLAIM AGAINST GRI AND ITS EQUITY INTEREST IN GRI FOR ACCEPTANCE OF THE PLAN.


    To ensure that RII and RIH have adequate cash for working capital and general corporate purposes, one or more funds managed by Fidelity will enter into the RIHF Senior Facility with RIHF, which will allow RIHF to borrow up to $20,000,000 through the issuance of RIHF Senior Facility Notes. Any amount borrowed by RIHF under the RIHF Senior Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions. The RIHF Senior Facility will be available for a single borrowing during the one-year period from the Effective Date, provided that, among other conditions, the public resale of the RIHF Senior Facility Notes by the purchasers thereof is registered under the Securities Act, and the RIHF Senior Facility Indenture has been qualified under the TIA. The RIHF Senior Facility Notes will by guaranteed by RIH and RII. The guaranty of RIH will be secured by a lien on the Resorts Casino Hotel. The guaranty of RII will be secured by a pledge of all of the issued and outstanding capital stock of RIHF and GRI. The RIHF Senior Facility Notes will also be secured by a pledge of the issued and outstanding capital stock of RIH.



    Under the Bankruptcy Code, to confirm the Plan on a consensual basis, the holders of at least 66 2/3% in principal amount and more than 50% in number of the claims that vote in each impaired class of creditors, and the holders of at least 66 2/3% of the outstanding interests that vote in each impaired class of interests must vote to accept the Plan. No minimum number of votes is required for confirmation of the Plan and only those who accept or reject the Plan will be counted for purposes of determining acceptance or rejection of the Plan by any impaired class of claims or interests. Unexecuted ballots will not be counted. ANY EXECUTED BALLOT WITH RESPECT TO THE PLAN RETURNED WITHOUT AN INDICATION TO ACCEPT OR REJECT THE PLAN WILL BE DEEMED AN ACCEPTANCE THEREOF.



    In addition to the vote required by the Bankruptcy Code, a condition to confirmation of the Plan is the entry of an order declaring that, as of the Effective Date, the Old Security Documents under which the liens on the property securing the Old Series Notes were granted or created shall be deemed released and terminated. In addition, release of the Old Security Documents with respect to the assets relating to the Paradise Island Business is a condition to the SIHL Sale. To effectuate such termination and release consensually, the record holders of at least 66 2/3% in aggregate principal amount of the outstanding Old Series Notes and the record holders of at least a majority in aggregate principal amount of each series of the Old Series Notes must execute consents pursuant to the terms of the Old

Series Note Indenture. Accordingly, RII and GRI are seeking consents to terminate and release the Old Security Documents from the holders of Old Series Notes. Such consents must be evidenced by record holders separately from their vote on the Plan. The ballots for the holders of Old Series Notes permit holders to give or withhold such consent. ANY EXECUTED BALLOT OF A HOLDER OF OLD SERIES NOTES RETURNED WITHOUT AN INDICATION TO WITHHOLD SUCH CONSENT WILL BE DEEMED TO GIVE SUCH CONSENT. If sufficient consents are received from the holders of Old Series Notes, RII and GRI will request the Bankruptcy Court to confirm the release and termination of the Old Security Documents by entry of an appropriate order. If insufficient consents are received from holders of Old Series Notes to effectuate a consensual termination and release and termination of the Old Security Documents, RII and GRI intend to request the Bankruptcy Court to order the release of the Old Security Documents; however, there can be no assurance that such an order will be entered.



    In no event will the consents to release the Old Security Documents be used to effectuate the termination and release of the Old Security Documents in the absence of the confirmation and consummation of the Plan. If RII and GRI fail to receive the Requisite Acceptances, notwithstanding receipt of sufficient consents to release and terminate the Old Security Documents pursuant to the Old Series Note Indenture, such consents will only be used in the event that RII and GRI continue to pursue confirmation and consummation of the Plan. In the event that RII and GRI elect or are required to resolicit Acceptances of the Plan, however, they reserve the right not to resolicit with respect to the consents to release the Old Security Documents and to use consents received from the initial Solicitation. Consents to release and terminate the Old Security Documents may be withdrawn or revoked at any time prior to the Voting Deadline.


    The Plan is also subject to approval by the Casino Control Commission and the government of the Commonwealth of The Bahamas.


    RII and GRI have fixed the close of business on January 10, 1994 as the record date for the determination of holders of claims and of holders of interests to whom the accompanying Information Statement/Prospectus and related ballots, the SIHL Prospectus and other materials are being furnished and from whom votes to accept or reject the Plan will be accepted and consents to release the Old Security Documents are sought. TO BE COUNTED, BALLOTS MUST BE RECEIVED BY HILL AND KNOWLTON, THE SOLICITATION AGENT, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 15, 1994 (or such later time and date to which RII and GRI may extend the Solicitation in the manner described in the Information Statement/Prospectus). The Solicitation will not be terminated prior to March 15, 1994, unless the Company is required to seek immediate protection under chapter 11 of the Bankruptcy Code as a result of an acceleration of the maturity of the Old Series Notes or a foreclosure upon the collateral securing the Old Series Notes. If you are being asked to vote on the Plan, a ballot (together with certain related materials) and a postage-paid pre-addressed return envelope have been enclosed for your convenience. As soon as practicable after the Confirmation Date, RII will furnish to each holder of Old Series Notes a letter of transmittal for remittance of such holder's Old Series Notes. Such holders should not send their Old Series Notes to RII at this time.


    THE BOARD OF DIRECTORS OF EACH OF RII AND GRI HAS UNANIMOUSLY APPROVED THE RESTRUCTURING, THE PLAN AND THE SOLICITATION AND RECOMMENDS THAT ALL IMPAIRED CREDITORS AND EQUITY INTEREST HOLDERS SUBMIT BALLOTS ACCEPTING THE PLAN AND, IF APPLICABLE, CONSENTING TO THE RELEASE OF THE OLD SECURITY DOCUMENTS.

    IT IS OF THE UTMOST IMPORTANCE THAT YOU READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT/PROSPECTUS (TOGETHER WITH THE RELATED BALLOTS, THE SIHL PROSPECTUS AND OTHER MATERIALS)

AND THAT YOU VOTE ON THE PLAN IN SUFFICIENT TIME TO ENSURE THAT YOUR VOTE CAN BE TRANSMITTED TO HILL AND KNOWLTON, THE SOLICITATION AGENT, BY THE VOTING DEADLINE.

    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE ACCOMPANYING SIHL PROSPECTUS RELATING TO THE SIHL SERIES A SHARES. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

                                          Very truly yours,
                                          Christopher D. Whitney
                                          OFFICE OF THE PRESIDENT,
                                          EXECUTIVE VICE PRESIDENT AND CHIEF OF
                                          STAFF

                                          Matthew B. Kearney
                                          OFFICE OF THE PRESIDENT,
                                          EXECUTIVE VICE PRESIDENT-FINANCE,
                                          CHIEF FINANCIAL OFFICER AND TREASURER

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 1994


                        INFORMATION STATEMENT/PROSPECTUS
                                      AND
                        SOLICITATION OF PLAN ACCEPTANCES

                          RESORTS INTERNATIONAL, INC.

                                   GGRI, INC.

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                       RESORTS INTERNATIONAL HOTEL, INC.

                              P.I. RESORTS LIMITED


    Resorts International, Inc., a Delaware corporation ("RII"), and GGRI, Inc., a Delaware corporation formerly known as Griffin Resorts Inc. ("GRI"), upon the terms and subject to the conditions set forth in this Information Statement/Prospectus and Solicitation of Plan Acceptances (this "Information Statement/Prospectus") and the accompanying forms of Ballot and Master Ballot, hereby solicit (the "Solicitation") from: (a) each owner of RII's Senior Secured Redeemable Notes due April 15, 1994 (and beneficiary of the related GRI Guaranty), which were issued in two series, the Series A Senior Secured Redeemable Notes (the "Old Series A Notes") and the Series B Senior Secured Redeemable Notes (the "Old Series B Notes"; and collectively with the Old Series A Notes, the "Old Series Notes"); (b) each owner of shares of RII's common stock, par value $.01 per share (the "RII Common Stock"); (c) RII, as the owner of all the outstanding common stock, par value $.01 per share, of GRI (the "GRI Common Stock"); (d) RII, as the holder of the RII Intercompany Claims against GRI; and (e) each holder of stock options (the "1990 Stock Options") issued under RII's Senior Management Stock Option Plan (the "1990 Stock Option Plan"), each as of the close of business in New York City on January 10, 1994 (the "Voting Record Date"), an acceptance (an "Acceptance") of that certain Joint Plan of Reorganization for RII and GRI proposed by RII, GRI, Resorts International Hotel, Inc., a New Jersey corporation and a wholly owned subsidiary of RII ("RIH"), P. I. Resorts Limited, a corporation organized under the laws of the Commonwealth of The Bahamas and a wholly owned subsidiary of RII ("PIRL"), and Resorts International Hotel Financing, Inc., a Delaware corporation and a wholly owned subsidiary of RII ("RIHF"), a copy of which is attached hereto as Appendix A (the "Plan"), to be filed pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") and the rules promulgated thereunder (the "Bankruptcy Rules"). GRI has guaranteed payment of the Old Series Notes (the "GRI Guaranty"). Thus, the owners of the Old Series Notes are beneficiaries of the GRI Guaranty which is endorsed on the Old Series Notes. The term "Company" as used herein includes RII and/or one or more of its subsidiaries, as the context may require.



    From each holder of Old Series Notes (and beneficiary of the related GRI Guaranty endorsed thereon), RII and GRI hereby also solicit consents to terminate and release the Old Security Documents so that certain of the collateral covered thereby, including the Resorts Casino Hotel, the RIB Stock and the RIB Collateral, can be pledged to secure the New Debt Securities and the RIHF Senior Facility Notes and released to effect either the SIHL Sale or the PIRL Spin-off.


    The Plan will be consummated on the Effective Date. Consummation of the Plan will result in a restructuring of RII's debt and equity capitalization in the manner described below and the consummation of certain other transactions, including either (i) the sale (the "SIHL Sale") of the Company's operations and properties on or relating to Paradise Island, The Bahamas (the "Paradise Island Business") to Sun International Hotels Limited, a corporation organized under the laws of the Commonwealth of The Bahamas ("SIHL") and not affiliated with RII, or (ii) if the SIHL Sale is not consummated on or before the Effective Date and certain other conditions are satisfied, the spin-off to the holders of the Old Series Notes of the Paradise Island Business (the "PIRL Spin-Off"). The Paradise Island Business includes all of the outstanding capital stock (the "Paradise Island Shares") of Resorts International (Bahamas) 1984 Limited, a corporation organized under the laws of the Commonwealth of The Bahamas ("RIB"), substantially all of the real property owned by RII in the State of Florida and used primarily in connection with RII's operations on Paradise Island, The Bahamas (the "RII Real Estate Assets"), and substantially all of the assets of the U.S. Paradise Island Subsidiaries (the "RII Paradise Assets"). Such restructuring and such other transactions collectively are referred to herein as the "Restructuring".

                                                          (COVER PAGE CONTINUED)


    The Plan provides, among other things, that record holders of the Old Series Notes as of the distribution record date (the "Distribution Record Date"), which is defined as the close of business in New York City on the date that the Plan becomes effective (the "Effective Date"), will receive the following consideration on the relevant Distribution Date for each $1,000 of principal amount of Old Series Notes outstanding on the Effective Date (and for any accrued interest thereon)*:


                     --      $259.38  principal amount of 11% Mortgage  Notes due 2003 (the "New RIHF
                              Mortgage Notes")  issued  by RIHF  and  guaranteed (the  "RIH  Mortgage
                              Guaranty") by RIH;
                     --      One  unit (a "Unit") comprised of (i) $72.63 principal amount of 11.375%
                              Junior Mortgage Notes due 2004  (the "New RIHF Junior Mortgage  Notes")
                              issued  by  RIHF  and  guaranteed  by  RIH  (the  "RIH  Junior Mortgage
                              Guaranty"), and (ii) .07263  share of RII's  Class B Redeemable  Common
                              Stock, par value $.01 per share (the "RII Class B Common Stock");
                     --      35.33 shares of RII Common Stock;
                     --      Either  (A) $134.88 in cash,  plus interest on such  amount at an annual rate of 7.5% from January 1, 1994 to the closing date of the SIHL  Sale
                              (the  "SIHL Closing  Date"), plus  4.15 Series  A Ordinary  Shares, par value $.01 per  share (the  "SIHL Series  A Shares"),  issued by  SIHL, representing  a pro rata  share of the  consideration received from the
                              SIHL Sale, or (B) if the SIHL Sale is not consummated on or before  the
                              Effective  Date, 10.375 Ordinary Shares, par  value $.01 per share (the
                              "PIRL Ordinary Shares"), issued by PIRL pursuant to the PIRL Spin-Off;
                     --      A pro rata share of Excess Cash, which pro rata share is projected to be a minimum of  $62.25. "Excess  Cash" means  the amount  by which  RII's
                              Available  Cash exceeds the sum of:  (i) $20,000,000 (the "RII Retained
                              Cash"); (ii)  "Target Adjusted  Cash",  as defined  in either  (a)  the
                              Purchase  Agreement dated as of October 11, 1993, between RII and SIHL, as amended  (the  "Paradise  Island Purchase  Agreement")  or  (b)  the
                              Standby  Distribution Agreement dated  as of October  15, 1993, between
                              RII and PIRL, as amended  (the "PIRL Standby Distribution  Agreement"), as  appropriate; (iii)  such cash as  RII reasonably  estimates will be required to fund certain adjustments (including without limitation  any adjustment  related  to "Adjusted  Working  Capital") under  either the
                              Paradise Island  Purchase Agreement  or the  PIRL Standby  Distribution
                              Agreement,  as the case may be (the "Reserved Cash"); (iv) such cash as
                              RII reasonably estimates will  be necessary to  pay Plan Expenses  (the
                              "Plan  Consummation Cash"), and (v) a  $400,000 cash payment to be made
                              to  Caesars  World,  Inc.  on  the  Distribution  Date  (the   "Caesars
                              Payment").  "Available Cash" means all cash of RII and its subsidiaries on the Effective Date, including but  not limited to cash deposited  in depository  accounts, cash on hand and  cage cash, before giving effect to the  SIHL  Sale or  PIRL  Spin-Off, as  the  case may  be,  and  the distributions  under the Plan, but  specifically excluding (1) any cash actually received  by RII  on  or prior  to  the Effective  Date,  from
                              Atlantic City Showboat, Inc., as tenant under the Showboat Lease, which has been escrowed by RII to pay its current obligations with respect to
                              the   Showboat  Notes,  (2)   any  restricted  cash   relating  to  the

- ------------------------

*_ Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance at October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the consideration distributed for each $1,000 principal amount of Old Series Notes will be reduced slightly.

                                                          (COVER PAGE CONTINUED)

                             Litigation Trust or to the proceeds of the 1993 sale of a .63 acre tract of land on Paradise Island, The Bahamas and (3) any portion of the SIHL
                              Aggregate Cash Purchase Price;
                     --      The  non-transferable right to receive a  pro rata share of Net Reserved
                              Cash and  Net Plan  Consummation Cash.  "Net Reserved  Cash" means  the amount  of the  Reserved Cash  in excess  of that  required to  fund or received pursuant  to certain  adjustments  under either  the  Paradise
                              Island  Purchase Agreement or the  PIRL Standby Distribution Agreement,
                              as the case may be, together with interest thereon at the average  rate of  return received by  RII and its subsidiaries  on invested cash from the Effective Date to  but excluding the  Distribution Date. "Net  Plan
                              Consummation Cash" means the amount of Plan Consummation Cash in excess of  that required to pay Plan  Expenses, together with interest thereon at the average rate of return  received by RII and its subsidiaries  on invested cash from the Effective Date to but excluding the Distribution
                              Date; and
                     --      The  non-transferable right to  receive a pro rata  share of payments of
                              Deferred Cash, which pro rata share is projected to be a minimum of $5.
                              "Deferred Cash"  means  the  aggregate  amount  of  distributions  (the
                              "Litigation  Trust Distributions") by the Litigation Trust from time to time after  the  Effective  Date  in respect  of  units  of  beneficial interest  (the  "Litigation  Trust  Units")  in  the  Litigation  Trust
                              currently owned by RII.


    Notwithstanding the foregoing, no fractional shares of New Equity Securities will be issued on the Distribution Date. New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes will be issued only in denominations of $1,000 or integral multiples thereof. Pursuant to the Plan, the disbursing agent for the holders of Old Series Notes will aggregate and sell all fractional amounts of New Equity Securities and New Debt Securities and distribute the net proceeds to the holders of Old Series Notes entitled thereto.



    If the SIHL Sale is consummated, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value for SIHL of approximately $150 million, the estimated recovery for holders of Old Series Notes is projected to be approximately 70% of the principal amount of the Old Series Notes outstanding on October 15, 1993. If the SIHL Sale is not consummated and the PIRL Spin-Off is effected, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value of PIRL of approximately $125 million, the estimated recovery for holders of the Old Series Notes is projected to be approximately 70% of the principal amount of the Old Series Notes outstanding on October 15, 1993. There can be no assurance that the assumed reorganization enterprise values of RII, of SIHL in the event of the SIHL Sale or of PIRL in the event of the PIRL Spin-Off will be realized. The estimated reorganization enterprise value of SIHL and PIRL is premised primarily on the implied value associated with the proposed SIHL Sale. In the event the SIHL Sale is not consummated, and depending on the reasons for such non-consummation, the estimated reorganization enterprise value of PIRL could be lower by a material amount. See "The Restructuring -- Reorganization Values".



    The "Distribution Date" for any claim that is an Allowed Claim on the Effective Date will be the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date (except as described below). For any claim that is a Disputed Claim on the Effective Date, the Distribution Date will be the date as soon as practicable, but in no event later than 30 days after the date upon which such claim becomes an Allowed Claim. Notwithstanding the foregoing, the Distribution Date with respect to distribution to the disbursing agent for holders of Old Series Notes is as follows: (a) for distribution of the SIHL Aggregate Cash Purchase Price, the New Debt Securities and the New Equity Securities, the Effective Date; (b) for payments of Net Reserved Cash, as soon as practicable after the Effective Date, but in no event later than 90 days after the Effective Date; (c) for payments of Net Plan Consummation Cash, as soon as practicable but no later than 90 days after the

                                                          (COVER PAGE CONTINUED)


Effective Date; provided, however, that if all Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses, after which time the remaining Net Plan Consummation Cash shall be distributed, unless otherwise ordered by the Bankruptcy Court; (d) for payments of Deferred Cash, within three business days after receipt by RII of the Litigation Trust Distributions in immediately available funds; and (e) for payments of Excess Cash, the Effective Date or as soon thereafter as is practicable, but in no event later than 20 days after the Effective Date. Distributions will be made by the Disbursing Agent only to holders of Old Series Notes that comply with the procedures for surrender of Old Series Notes set forth in section 6.11.5 of the Plan.



    On the Effective Date, the Company will establish a separate account for Plan Consummation Cash and Reserved Cash. The cash contained in this account will only be used to pay Plan Expenses and to fund adjustments under either the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement. Such cash will not be commingled with RII Retained Cash.



    Existing holders of RII Common Stock and of 1990 Stock Options will be impaired by the Plan. Generally, a claim or interest is impaired under a plan of reorganization if the plan provides that such claim or interest will not be repaid in full or that the legal, equitable or contractual rights of the holder of such claim or interest will be altered. Only classes of claims or interests that are impaired are entitled to vote on the Plan.



    Pursuant to the Plan, each holder of RII Common Stock will retain its shares of RII Common Stock and each holder of 1990 Stock Options will retain his or her stock options. As a result of the issuance of the shares of RII Common Stock and RII Class B Common Stock to the holders of the Old Series Notes, the issuance of Griffin Warrants and the issuance of options to be granted pursuant to the 1994 Stock Option Plan, the resulting ownership interest in RII represented by the currently outstanding shares of RII Common Stock and the currently outstanding 1990 Stock Options will be substantially diluted and, therefore, the holders of such equity interests will be impaired within the meaning of the Bankruptcy Code.


    All intercompany claims against GRI will be resolved pursuant to the Plan. The intercompany claims against GRI consist of the intercompany debt obligations owing from GRI to RII (the "RII Intercompany Claim"). The RII Intercompany Claim against GRI will be impaired by the Plan. Pursuant to the Plan, RII will contribute the RII Intercompany Claim to the capital of GRI. RII has agreed to vote for the Plan in respect of the RII Intercompany Claim.

    Also, as a result of the Plan, RII's equity interest in GRI, as the holder of all the outstanding GRI Common Stock, will be impaired. RII has agreed to vote for the Plan in respect of its equity interest in GRI.


    SIHL SALE. SIHL, a corporation not affiliated with RII, was incorporated in the Commonwealth of The Bahamas in 1993 for the purpose of acquiring the Paradise Island Business pursuant to the terms of the Paradise Island Purchase Agreement. Pursuant to the Paradise Island Purchase Agreement, in exchange for 2,000,000 SIHL Series A Shares, representing 40% of the capital stock of SIHL to be outstanding after the SIHL Sale, and $65,000,000 in cash plus interest thereon at an annual rate of 7.5% from January 1, 1994 to the SIHL Closing Date (the "SIHL Aggregate Cash Purchase Price"), SIHL (i) will purchase from RII all the capital stock of RIB and (ii) directly or through subsidiaries of SIHL will purchase substantially all the assets of the U.S. Paradise Island Subsidiaries and the RII Real Estate Assets, and will assume substantially all the non-intercompany liabilities relating to such assets. If the SIHL Sale is consummated on the Effective Date, the 2,000,000 SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price will be distributed, as described above, to the disbursing agent on behalf of the holders of the Old Series Notes pursuant to the Plan. The remaining 60% of the capital stock of SIHL will be owned by Sun International Investments Limited ("SIIL"), which 60%

                                                          (COVER PAGE CONTINUED)

equity interest in SIHL will be purchased by SIIL from SIHL for $90,000,000 plus interest at an annual rate of 7.5% on $65,000,000 from January 1, 1994 (the "SIIL Subscription Amount") on or prior to the SIHL Closing Date. SIHL will use $65,000,000 of the SIIL Subscription Amount plus interest at 7.5% per year from January 1, 1994, to fund the SIHL Aggregate Cash Purchase Price; the remaining $25,000,000 of the SIIL Subscription Amount will, as of the Effective Date, remain in SIHL. RII understands that the portion of the SIIL Subscription Amount which remains in SIHL ($25,000,000) will be used by SIHL to fund a capital expenditure and redevelopment program for the Paradise Island Business. The $25,000,000 of the SIIL Subscription Amount which remains in SIHL will increase the equity value of SIHL and, in effect, represents additional consideration in the amount of $10,000,000 (40% of $25,000,000) for the sale of the Paradise Island Business. Such consideration is realized by the holders of the Old Series Notes through the increased value of the 40% equity interest in SIHL to be distributed to such holders in the form of the SIHL Series A Shares. The holder of each SIHL Series A Share will be entitled to sell, and require SIHL to purchase on the fifth anniversary of the consummation of the SIHL Sale, such SIHL Series A Share at a price equal to $35 per share (the "Put Right"). SIHL has pledged its 60% equity interest in SIHL to secure its obligation to make such purchase.



    Under certain circumstances set forth in the Paradise Island Purchase Agreement, RIB will transfer the outstanding capital stock of BDL (the "BDL Shares") to a U.S. Paradise Island Subsidiary prior to the SIHL Closing Date. If such a transfer occurs, such U.S. Paradise Island Subsidiary will grant an option to RIB to purchase the BDL Shares for $1.00 following the SIHL Sale (the "SIHL BDL Option").



    In conjunction with the proposed SIHL Sale, RII placed $4,000,000 in escrow to fund, if necessary, any obligations of RII under the Paradise Island Purchase Agreement to reimburse SIHL for its reasonable out-of-pocket costs and expenses incurred in connection with the proposed SIHL Sale in the event of certain termination events identified in the Paradise Island Purchase Agreement (the "SIHL Buyer Expense Escrow"). Also in conjunction with the proposed SIHL Sale, SIHL placed $5,000,000 in escrow to secure SIHL's obligations under the Paradise Island Purchase Agreement (the "SIHL Escrow"). For a further description of the material terms of the Paradise Island Purchase Agreement, see "Description of Paradise Island Purchase Agreement".



    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE ACCOMPANYING PROSPECTUS OF SIHL RELATING TO THE SIHL SERIES A SHARES (THE "SIHL PROSPECTUS"). RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).


    PIRL SPIN-OFF. PIRL, a wholly owned subsidiary of RII, was incorporated in the Commonwealth of The Bahamas in 1993 for the purpose of acquiring the Paradise Island Business pursuant to the terms of the PIRL Standby Distribution Agreement if the SIHL Sale is not consummated on or before the Effective Date. The closing under the PIRL Standby Distribution Agreement is subject to the satisfaction or waiver of certain conditions precedent. Pursuant to the PIRL Standby Distribution

                                                          (COVER PAGE CONTINUED)

Agreement, in exchange for 5,000,000 PIRL Ordinary Shares, representing 100% of the PIRL Ordinary Shares to be outstanding after the PIRL Spin-Off, (i) PIRL will purchase from RII all the capital stock of RIB and (ii) subsidiaries of PIRL will purchase substantially all the assets of the U.S. Paradise Island Subsidiaries and the RII Real Estate Assets, and will assume substantially all the non-intercompany liabilities relating to such assets. If the PIRL Spin-Off is consummated on the Effective Date, all of the PIRL Ordinary Shares will be distributed, as described above, to the holders of the Old Series Notes pursuant to the Plan. Under certain circumstances set forth in the PIRL Standby Distribution Agreement, RIB will transfer the BDL Shares to a U.S. Paradise Island Subsidiary prior to the closing of the PIRL Spin-Off. If such a transfer occurs, such U.S. Paradise Island Subsidiary will grant an option to RIB to purchase the BDL Shares for $1.00 following the PIRL Spin-Off (the "PIRL BDL Option"). For a further description of the material terms of the PIRL Spin-Off and the PIRL Standby Distribution Agreement, see "Description of PIRL Standby Distribution Agreement". For a discussion of the risks associated with the PIRL Spin-Off, see "Risk Factors -- Risks Associated with the Paradise Island Business".



    RIHF SENIOR FACILITY. As part of the implementation of the Restructuring and prior to the commencement of the Solicitation, various funds and accounts that hold Old Series Notes and are advised and managed by Fidelity Management & Research Company ("Fidelity"), will deliver a commitment letter to the effect that they will enter into a senior secured note purchase agreement with RIHF (the "RIHF Senior Facility") on the Effective Date. The RIHF Senior Facility will allow RIHF to borrow up to $20,000,000 through the issuance notes issued under the RIHF Senior Facility (the "RIHF Senior Facility Notes"). Any amount borrowed by RIHF under the RIHF Senior Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions and will be used for working capital and general corporate purposes. Any borrowings under the RIHF Senior Facility will be subject to the prior approval of the New Jersey Casino Control Commission (the "Casino Control Commission") as to amount and use of proceeds. All principal payments on the RIHF Senior Facility Notes will be due July 15, 2002. Interest on the RIHF Senior Facility Notes will accrue at the rate of 11% per year and will be payable in cash, semi-annually on January 15 and July 15 of each year, commencing on the January 15 or July 15 next following the date of the initial borrowing under the RIHF Senior Facility. The RIHF Senior Facility will be available for a single borrowing during the one-year period from the Effective Date, provided that, among other conditions, the public resale of the RIHF Senior Facility Notes by the purchasers thereof upon a resale is registered under the Securities Act of 1933, as amended (the "Securities Act"), and the indenture (the "RIHF Senior Facility Note Indenture") has been qualified under the Trust Indenture Act of 1939, (the "TIA"). The RIHF Senior Facility Notes and the RIH Senior Facility Guaranty are not included among the securities registered under the Registration Statement, nor has the RIHF Senior Facility Note Indenture yet been qualified under the TIA. Any public offering of the RIHF Senior Facility Notes and RIH Senior Facility Guaranty will be made only by means of a prospectus pursuant to a separate registration statement to be filed by RIHF, RIH and RII under the Securities Act. Information concerning the RIHF Senior Facility is included in this Information Statement/Prospectus because execution of the RIHF Senior Facility and related documents and instruments is a condition precedent to the Effective Date of the Plan. Any borrowings under the RIHF Senior Facility will be subject to the prior approval of the Casino Control Commission as to amount and use of proceeds.



    All principal payments on the RIHF Senior Facility Notes will be due July 15, 2002. Interest on the RIHF Senior Facility Notes will accrue at the rate of 11% per year and will be payable in cash, semi-annually on January 15 and July 15 of each year, commencing on the January 15 or July 15 next following the date of the initial borrowing under the RIHF Senior Facility. Although the RIHF Senior Facility Notes are not contractually senior to the New RIHF Mortgage Notes or the New RIHF Junior Mortgage Notes as to priority of payment, the liens securing payment of the RIHF Senior Facility Notes will be senior to the liens securing payment of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, and the RIHF Senior Facility Notes therefore are structurally senior to

                                                          (COVER PAGE CONTINUED)

the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes. The RIHF Senior Facility Notes will be secured by (i) an assignment of a promissory note of RIH (the "RIH Senior Facility Note") in an aggregate principal amount of up to $20,000,000 payable in amounts and at times necessary to pay the principal of and interest on the RIHF Senior Facility Notes which note will be secured by a lien on all real property, improvements thereon and certain other property and equipment described below constituting Merv Griffin's Resorts Casino Hotel in Atlantic City, New Jersey (the "Resorts Casino Hotel"), (ii) a pledge by GRI to the RIHF Senior Facility Trustee (the "GRI Stock Pledge Agreement") of all of the issued and outstanding capital stock of RIH (the "RIH Shares"), and (iii) a pledge by RII to the RIHF Senior Facility Trustee (the "RII Stock Pledge Agreement"; the GRI Stock Pledge Agreement and the RII Stock Pledge Agreement collectively are referred to as the "Pledge Agreements") of all of the issued and outstanding capital stock of RIHF and GRI. The shares pledged pursuant to the Pledge Agreements collectively are referred to as the "Pledged Shares". The RIH Senior Facility Note and the Resorts Casino Hotel collectively are referred to as the "RIHF Senior Facility Trust Estate". The Resorts Casino Hotel is owned, and the liens will be granted, by RIH. In addition, RIH will issue a guaranty (the "RIH Senior Facility Guaranty") of the payment of principal of and interest on the RIHF Senior Facility Notes, which guaranty will be secured by a lien on the Resorts Casino Hotel. The liens on the Resorts Casino Hotel securing the payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty will be senior to the liens securing the payment of the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty. RII also will issue a guaranty (the "RII Senior Facility Guaranty") of the payment of principal and interest on the RIHF Senior Facility Notes, which will be secured by the RII Stock Pledge Agreement.



    NEW RIHF MORTGAGE NOTES. Interest on the New RIHF Mortgage Notes will accrue from the Effective Date at the rate of 11% per year and will be payable in cash, semi-annually on March 15 and September 15 of each year, commencing on the March 15 or September 15 next following the Effective Date. See "Description of New RIHF Mortgage Notes." The New RIHF Mortgage Notes will be secured by an assignment of a promissory note of RIH (the "RIH Promissory Note") in the original principal amount of $125,000,000, payable in amounts and at times necessary to pay the principal of and interest on the New RIHF Mortgage Notes, which note will be secured by a lien on the Resorts Casino Hotel. The RIH Promissory Note and the Resorts Casino Hotel collectively are referred to as the "New RIHF Mortgage Trust Estate". In addition, RIH will issue the RIH Mortgage Guaranty of the payment of principal of and interest on the New RIHF Mortgage Notes, secured by a lien on the Resorts Casino Hotel. Although the New RIHF Mortgage Notes are not contractually subordinated to the RIHF Senior Facility Notes as to priority of payment, the lien securing the New RIHF Mortgage Notes is junior to the lien securing the RIHF Senior Facility Notes, and the New RIHF Mortgage Notes therefore are structurally subordinated to the RIHF Senior Facility Notes. The liens on the Resorts Casino Hotel securing the payment of the RIH Promissory Note and the RIH Mortgage Guaranty will be junior to the liens securing payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty and senior to the liens securing payment of the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty.



    NEW RIHF JUNIOR MORTGAGE NOTES. Interest on the New RIHF Junior Mortgage Notes will accrue from the Effective Date at the rate of 11.375% per year and will be payable in cash or, at RIHF's option and subject to certain limitations, additional Units comprised of New RIHF Junior Mortgage Notes and RII Class B Common Stock, semi-annually on June 15 and December 15 of each year, commencing on the June 15 and December 15 next following the Effective Date. See "Description of New RIHF Junior Mortgage Notes". Interest may be paid in additional Units ("Payments-In-Kind") on any interest payment date on which RIH's Consolidated Cash Flow for the most recently completed four fiscal quarters is less than $35,000,000. Upon the redemption, or cancellation following the purchase thereof, of each $1,000 principal amount of New RIHF Junior Mortgage Notes, RII will redeem, at $0.01, the one share of RII Class B Common Stock issued as a Unit with each $1,000

                                                          (COVER PAGE CONTINUED)

principal amount of New RIHF Junior Mortgage Notes. THE NEW RIHF JUNIOR MORTGAGE NOTES AND THE RII CLASS B COMMON STOCK COMPRISING THE UNITS MAY NOT BE TRANSFERRED SEPARATELY. The New RIHF Junior Mortgage Notes will be secured by an assignment of a junior promissory note of RIH (the "RIH Junior Promissory Note") in the original principal amount of $35,000,000, payable in amounts and at times necessary to pay the principal of and interest on the New RIHF Junior Mortgage Notes, which note will be secured by a lien on the Resorts Casino Hotel. The RIH Junior Promissory Note and the Resorts Casino Hotel collectively are referred to as the "New RIHF Junior Mortgage Trust Estate". In addition, RIH will issue the RIH Junior Mortgage Guaranty of the payment of principal of and interest on the New RIHF Junior Mortgage Notes, secured by a lien on the Resorts Casino Hotel. Although the New RIHF Junior Mortgage Notes are not contractually subordinated to the RIHF Senior Facility Notes or the New RIHF Mortgage Notes as to priority of payment, the lien securing the New RIHF Junior Mortgage Notes is junior to the liens securing the RIHF Senior Facility Notes and the New RIHF Mortgage Notes, and the New RIHF Junior Mortgage Notes therefore are structurally subordinated to the RIHF Senior Facility Notes and the New RIHF Mortgage Notes. The liens on the Resorts Casino Hotel securing the payment of the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty will be junior to the liens securing payment of the RIH Senior Facility Note, the RIH Senior Facility Guaranty, the RIH Promissory Note and the RIH Mortgage Guaranty.



    GRIFFIN GROUP TRANSACTIONS. The Griffin Group, Inc., a company controlled by Merv Griffin (the "Griffin Group"), entered into a License and Services Agreement in April 1993, but dated and effective as of September 17, 1992 (as amended, the "New Griffin Services Agreement"), with RII and RIH. On September 17, 1993, RII paid $2,205,000 to the Griffin Group for the third year of the New Griffin Services Agreement, by reducing the principal amount of a $7,523,333 promissory note issued by the Griffin Group to RII (the "Griffin Group Note") in an equal amount. On or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement also by reducing the principal amount of the Griffin Group Note in an equal amount. After payment of the $2,310,000 referenced above, but no later than the Effective Date, the Griffin Group will pay RII the then remaining balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest. RII will distribute the proceeds of such payment to the holders of the Old Series Notes as part of Excess Cash. Payment in full of the outstanding amounts under the Griffin Group Note is a condition to consummation of the Plan.


    The New Griffin Services Agreement also provides that, as additional compensation pursuant to the New Griffin Services Agreement, RII will issue warrants (the "Griffin Warrants") to the Griffin Group to purchase 4,665,000 shares of RII Common Stock, or approximately 10% of the RII Common Stock on a fully diluted basis. The Griffin Warrants will be exercisable on the Effective Date at an exercise price of the lesser of $1.875 and the average closing price of RII Common Stock for the 20 trading days following the Effective Date.


    TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS. RII is soliciting the consents of the record holders of outstanding Old Series Notes pursuant to the terms of the indenture under which the Old Series Notes were issued (the "Old Series Note Indenture") to terminate and release the Old Security Documents under which the liens on the property, including the Resorts Casino Hotel, the RIB Stock and the RIB Collateral, securing the Old Series Notes were granted or created. Such consents will terminate and release the Old Security Documents and will release the parties to the Old Security Documents from all obligations thereunder. Such consents must be evidenced by such record holders separately from their vote on the Plan. The ballots for the holders of Old Series Notes permit holders to give or withhold such consent. ANY EXECUTED BALLOT OF A HOLDER OF OLD SERIES NOTES RETURNED WITHOUT AN INDICATION TO WITHHOLD SUCH CONSENT WILL BE DEEMED TO GIVE SUCH CONSENT.



    RII is requesting the consents for the purposes of: (i) releasing the Resorts Casino Hotel from the liens of the Old Security Documents so that it may be encumbered to secure the RIH Senior Facility Note, the RIH Senior Facility Guaranty, the RIH Promissory Note, the RIH Mortgage Guaranty, the

                                                          (COVER PAGE CONTINUED)

RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty in connection with the Restructuring; (ii) releasing all of the assets and capital stock of RIB and the U.S. Paradise Island Subsidiaries to effect either the SIHL Sale or the PIRL Spin-Off; and (iii) releasing the Non-Operating Real Property from the liens of the Old Security Documents. Absent a release of the Old Security Documents either through consent or an appropriate Bankruptcy Court order, the transactions contemplated by the Plan cannot be consummated because RII will be unable to pledge the requisite collateral for repayment of the New Debt Securities and the RIHF Senior Facility or to effect either the SIHL Sale or the PIRL Spin-Off. In no event will the consents to release the Old Security Documents be used to effectuate the termination and release of the Old Security Documents in the absence of the confirmation and consummation of the Plan. If RII and GRI fail to receive the Requisite Acceptances, notwithstanding receipt of sufficient consents to release and terminate the Old Security Documents pursuant to the Old Series Note Indenture, such consents will only be used in the event that RII and GRI continue to pursue confirmation and consummation of the Plan. In the event that RII and GRI elect or are required to resolicit Acceptances of the Plan, however, they reserve the right not to resolicit with respect to the consents to release the Old Security Documents and to use consents received from the initial Solicitation.



    1994 STOCK OPTION PLAN. As part of the Restructuring, the 1990 Stock Option Plan will be terminated and no further 1990 Stock Options will be issued. Existing holders of 1990 Stock Options will retain their options under the Plan and the exercise price for outstanding 1990 Stock Options will remain fixed at the existing exercise price. In conjunction with the Restructuring, the Company will implement as of the Effective Date a new senior management stock option plan (the "1994 Stock Option Plan") for RII and its subsidiaries to attract, retain and motivate their officers, directors and key employees. TO THE EXTENT THAT SHAREHOLDER APPROVAL OF THE 1994 STOCK OPTION PLAN IS REQUIRED UNDER RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), IF SUFFICIENT ACCEPTANCES ARE RECEIVED FROM HOLDERS OF RII COMMON STOCK AND OLD SERIES NOTES (INCLUDING THE RELATED GRI GUARANTY), RII AND GRI INTEND TO USE SUCH ACCEPTANCES, ALONG WITH THE CONFIRMATION ORDER, TO CONSTITUTE APPROVAL OF THE 1994 STOCK OPTION PLAN IN COMPLIANCE WITH RULE 16B-3. The form of the 1994 Stock Option Plan is attached as Exhibit C to the Plan.


    POST-RESTRUCTURING RII BOARD OF DIRECTORS. Pursuant to the Restructuring, a new classified Board of Directors of RII will be named. After the Restructuring, the holders of the RII Common Stock, voting as a class, will be entitled to elect four directors of RII and the holders of the RII Class B Common Stock, voting as a class, will be entitled to elect two directors of RII (the "Class B Directors"). Pursuant to the Plan, on the Effective Date the initial post-Restructuring board of directors of RII will be composed of directors designated by RII. If on more than six occasions (which need not be consecutive), RIHF either (i) makes Payments-In-Kind in respect of the New RIHF Junior Mortgage Notes or (ii) fails to make interest payments in respect of the New RIHF Junior Mortgage Notes (the "Class B Triggering Event"), the holders of the RII Class B Common Stock, voting as a class, will elect that number of additional Class B Directors such that the total number of Class B Directors will constitute, from time to time, a majority of the entire Board of Directors of RII.

                            ------------------------

    OTHER THAN GRI, RII DOES NOT INTEND TO INCLUDE ANY OF ITS SUBSIDIARIES IN THE BANKRUPTCY CASES, NOR DOES RII INTEND TO CAUSE ANY OF ITS SUBSIDIARIES TO FILE ITS OWN BANKRUPTCY CASE. NEITHER RII NOR GRI CURRENTLY IS IN BANKRUPTCY.

    The Old Series Notes and the RII Common Stock are traded on the American Stock Exchange (the "AMEX"). The closing prices for the Old Series A Notes (Symbol: RTG.A), the Old Series B Notes (Symbol: RTH.A), and the RII Common Stock (Symbol: RT) on April 15, 1993 (the last trading day

                                                          (COVER PAGE CONTINUED)

prior to RII's public announcement of the initial proposed terms of the Restructuring) and January 28, 1994 (the last trading day prior to the date of this Information Statement/Prospectus) for which closing prices were available, were as follows:


                                                            APRIL 15,       JANUARY 28,
                                                              1993             1994
                                                         ---------------  ---------------
Old Series A Notes (per $1,000 principal amount).......  $      610.00    $   712.50
Old Series B Notes (per $1,000 principal amount).......         610.00        725.00
RII Common Stock (per share)...........................            .8125      1.5625


    In this Information Statement/Prospectus, (i) the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes are sometimes referred to as the "New Debt Securities" and (ii) the RII Common Stock issued on or after the Effective Date pursuant the Plan, the RII Class B Common Stock and, if issued, the PIRL Ordinary Shares are sometimes referred to as the "New Equity Securities".


    The Company will apply to have the New RIHF Mortgage Notes, the Units comprised of New RIHF Junior Mortgage Notes and the RII Class B Common Stock, the RII Common Stock and (if issued) the PIRL Ordinary Shares listed on the AMEX. It is a condition to consummation of the Plan that such securities be listed on a national securities exchange or approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market (subject to official notice of issuance). However, there can be no assurance that an active trading market for any such securities will develop on the AMEX, the Nasdaq National Market or otherwise, and no assurance can be given as to the price at which any such securities might trade. The Company has been informed that SIHL will apply to have the SIHL Series A Shares (if issued) listed on the Nasdaq National Market. For information regarding the trading market for the SIHL Series A Shares, see the accompanying SIHL Prospectus.

    For the Plan to be confirmed, Acceptances must be received from the holders of claims constituting at least 66 2/3% in principal amount and more than 50% in number of the Allowed Claims in each impaired class of claims that votes to accept or reject the Plan (the "Requisite Acceptances"). Although Acceptances from holders of at least 66 2/3% in amount of the Allowed Interests in each impaired class of interests that votes to accept or reject the Plan are desirable, such Acceptances are not required as the Plan may be confirmed even if an impaired class of interests votes to reject the Plan. See "The Plan --
Classification and Treatment of Claims and Interests". Pursuant to the Bankruptcy Code, only votes to accept or reject the Plan, and not abstentions, will be counted for purposes of determining acceptance or rejection of the Plan by any impaired class of claims or interests. Therefore, the Plan could be approved by any impaired class of claims with the affirmative vote of significantly less than 66 2/3% in amount and 50% in number of the class of such claims, or by any impaired class of interests with the affirmative vote of significantly less than 66 2/3% in amount of the class of such interests.

    IF THE REQUISITE ACCEPTANCES ARE OBTAINED, RII AND GRI CURRENTLY INTEND TO COMMENCE CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE "BANKRUPTCY COURT") AND TO USE ALL OF THE ACCEPTANCES TO OBTAIN CONFIRMATION OF THE PLAN. IN ADDITION, RII AND GRI RESERVE THE RIGHT TO USE THE ACCEPTANCES TO SEEK CONFIRMATION OF A PLAN OF REORGANIZATION UNDER ANY OTHER CIRCUMSTANCE PERMITTED BY LAW, INCLUDING THE FILING OF AN INVOLUNTARY BANKRUPTCY PETITION AGAINST RII AND GRI.


    RII AND GRI RESERVE THE RIGHT TO WAIVE AT ANY TIME, WITHOUT NOTICE AND WITHOUT LEAVE OF OR ORDER OF THE BANKRUPTCY COURT, ANY CONDITION TO CONFIRMATION AND CONSUMMATION OF THE PLAN (SUBJECT IN EACH CASE TO THE APPROVAL OF FIDELITY AND TCW SPECIAL CREDITS ("TCW"), SO LONG AS THE FUNDS AND ACCOUNTS MANAGED BY EITHER OF THEM HOLD IN THE AGGREGATE AT LEAST 20% OF THE OUTSTANDING OLD SERIES NOTES) OTHER THAN THE REQUIREMENT OF THE ENTRY OF AN ORDER OF THE BANKRUPTCY COURT (THE "CONFIRMATION ORDER") CONFIRMING THE PLAN WHICH HAS NOT BEEN STAYED.

                                                          (COVER PAGE CONTINUED)


    THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 15, 1994, UNLESS RII AND GRI, IN THEIR SOLE DISCRETION, EXTEND THE SOLICITATION TO A LATER TIME AND DATE (SUCH DATE AND ANY EXTENSION THEREOF BEING REFERRED TO HEREIN AS THE "VOTING DEADLINE"). THE SOLICITATION WIL NOT BE TERMINATED PRIOR TO MARCH 15, 1994, UNLESS THE COMPANY IS REQUIRED TO SEEK IMMEDIATE PROTECTION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AS A RESULT OF AN ACCELERATION OF THE MATURITY OF THE OLD SERIES NOTES OR A FORECLOSURE UPON THE COLLATERAL SECURING THE OLD SERIES NOTES.



    RII and GRI can extend the Solicitation for that period of time necessary to obtain the Requisite Acceptances. As a practical matter, however, without the consent of SIHL and Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes), the Solicitation cannot be extended beyond March 21, 1994, the date that chapter 11 cases must be filed (and the Solicitation thereby terminated) by RII and GRI to avoid terminating SIHL's obligations under the Paradise Island Purchase Agreement. In addition, if the Old Series Note Trustee accelerates the Old Series Notes as a result of the default described in "Risk Factors -- Certain Defaults" or if RII and GRI are unable to meet their payment obligations under the Old Series Notes on April 15, 1994, foreclosure or other collection actions may require RII and GRI to file chapter 11 cases and thereby terminate the Solicitation. RII and GRI currently intend to extend the Solicitation only if there is a likelihood that the extension will facilitate receipt of the Requisite Acceptances and the Restructuring as proposed in the Plan is achievable if the Solicitation is so extended.



    Even if the Requisite Acceptances are obtained, the Plan will not be consummated, and the Restructuring will not occur, unless the Plan is confirmed as to both RII and GRI by the United States Bankruptcy Court or any court of competent jurisdiction exercising jurisdiction over RII's and GRI's chapter 11 cases. There is no assurance that the Bankruptcy Court will confirm the Plan. See "Risk Factors -- Certain Bankruptcy and Insolvency Considerations -- Certain Risks of Non-Compliance with Confirmation Requirements". In addition, the Plan is subject to the approval of the Casino Control Commission. See "Risk Factors
- -- New Jersey Regulatory Matters". The SIHL Sale and the PIRL Spin-Off are subject also to the approval of the government of the Commonwealth of The Bahamas. See "Risk Factors -- Risks Associated with the Paradise Island Business
- -- Bahamas Regulatory Matters". Finally, the Plan is subject to a number of other conditions precedent to confirmation and to the Effective Date, including but not limited to the requirements that the RIHF Senior Facility shall have been executed and delivered and that an order of the Bankruptcy Court be entered declaring that, as of the Effective Date, the Old Security Documents will be deemed released and terminated. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan". With the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI at any time, without notice, without leave of or order of the Bankruptcy Court and without any formal action other than proceeding to consummate the Plan, may waive any condition precedent to confirmation or consummation of the Plan, other than the condition requiring the entry of the Confirmation Order which has not been stayed. As a practical matter, although the condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents
shall   be  deemed  released  and   terminated  is  waivable,  the  transactions
contemplated by the Plan cannot be consummated if the Old Security Documents are
not  released  and  terminated.  See  "The  Plan  --  Conditions  Precedent   to
Confirmation and Consummation of the Plan". RII and GRI expressly reserve the right, at any time and from time to time, to modify the terms of the Solicitation or the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes). See "The Plan -- Modifications of the Plan".

                                                          (COVER PAGE CONTINUED)

    RII and GRI are soliciting Acceptances by means of ballots ("Ballots") and master ballots ("Master Ballots"). Any holder of Old Series Notes (including the related GRI Guaranty), RII Common Stock, GRI Common Stock, the RII Intercompany Claim or 1990 Stock Options who wishes to vote with respect to the Plan should complete and sign the applicable Ballot or Master Ballot in accordance with the instructions set forth herein and return such Ballot or Master Ballot in accordance with the instructions set forth therein. Ballots or Master Ballots delivered to Hill and Knowlton (the "Solicitation Agent") may be withdrawn or revoked, subject to the procedures described therein, at any time until the Voting Deadline. Neither RII nor GRI intends to commence a case under chapter 11 of the Bankruptcy Code prior to the Voting Deadline, although either RII or GRI may do so in its sole discretion. After the commencement of a case under the Bankruptcy Code, Ballots and Master Ballots may be withdrawn or revoked only with the approval of the Bankruptcy Court. Master Ballots are to be completed by record holders, including nominees of beneficial owners of Old Series Notes or RII Common Stock.


    FIDELITY AND TCW SEPARATELY ADVISE AND MANAGE VARIOUS FUNDS AND ACCOUNTS THAT AS OF THE VOTING RECORD DATE HELD IN THE AGGREGATE APPROXIMATELY $308,833,000 PRINCIPAL AMOUNT OF THE OLD SERIES NOTES, OR APPROXIMATELY 64% OF THE OUTSTANDING OLD SERIES NOTES. FIDELITY AND TCW HAVE ENGAGED IN EXTENSIVE NEGOTIATIONS WITH RII AND GRI WITH RESPECT TO THE RESTRUCTURING, AND HAVE AGREED, SUBJECT TO CERTAIN CONDITIONS, TO VOTE ALL OLD SERIES NOTES OWNED BY FUNDS AND ACCOUNTS MANAGED BY THEM AS OF THE VOTING RECORD DATE FOR ACCEPTANCE OF THE PLAN AND TO CONSENT TO THE TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS IN CONNECTION THEREWITH.



    MERV GRIFFIN, WHO HOLDS 4,398,115 SHARES OF RII COMMON STOCK, OR APPROXIMATELY 21.82% OF THE OUTSTANDING RII COMMON STOCK, HAS AGREED TO VOTE FOR ACCEPTANCE OF THE PLAN. IN CONNECTION WITH THE PLAN, THE NEW GRIFFIN SERVICES AGREEMENT WILL REMAIN IN PLACE, $2,310,000 OF THE GRIFFIN GROUP NOTE BALANCE WILL BE APPLIED TO THE NEXT PAYMENT DUE UNDER THE NEW GRIFFIN SERVICES AGREEMENT, THE THEN REMAINING BALANCE OF THE GRIFFIN GROUP NOTE WILL BE PAID TO RII AND THE GRIFFIN GROUP WILL RECEIVE THE GRIFFIN WARRANTS.


    THE HOLDERS OF 1,307,300 1990 STOCK OPTIONS, OR APPROXIMATELY 74% OF THE OUTSTANDING 1990 STOCK OPTIONS, HAVE AGREED TO VOTE FOR ACCEPTANCE OF THE PLAN.

    RII HAS AGREED TO VOTE THE RII INTERCOMPANY CLAIM AND ITS EQUITY INTEREST IN GRI FOR ACCEPTANCE OF THE PLAN.

    THE BOARD OF DIRECTORS OF EACH OF RII AND GRI HAS UNANIMOUSLY APPROVED THE RESTRUCTURING, THE PLAN AND THE SOLICITATION AND RECOMMENDS THAT ALL IMPAIRED CREDITORS AND EQUITY INTEREST HOLDERS SUBMIT BALLOTS ACCEPTING THE PLAN AND, IF APPLICABLE, CONSENTING TO THE RELEASE OF THE OLD SECURITY DOCUMENTS.
                            ------------------------

            NO APPRAISAL RIGHTS ARE AVAILABLE TO IMPAIRED CREDITORS OR EQUITY INTEREST HOLDERS IN CONNECTION WITH THE PLAN.
                            ------------------------

            THE SECURITIES OFFERED HEREBY ARE SPECULATIVE SECURITIES
              AND INVOLVE A HIGH DEGREE OF RISK. THE RESTRUCTURING
             DESCRIBED HEREIN WILL RESULT IN DILUTION TO HOLDERS OF
          RII COMMON STOCK AND 1990 STOCK OPTIONS. SEE "RISK FACTORS".
                            ------------------------

          NEITHER THE TRANSACTIONS DESCRIBED HEREIN NOR THE SECURITIES
            OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
       STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF

                                                          (COVER PAGE CONTINUED)
           SUCH TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THIS
          INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                NEITHER THE NEW JERSEY CASINO CONTROL COMMISSION
                      NOR THE COMMONWEALTH OF THE BAHAMAS
                    HAS PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

       THIS INFORMATION STATEMENT/PROSPECTUS HAS NOT BEEN APPROVED BY THE
              BANKRUPTCY COURT WITH RESPECT TO THE ADEQUACY OF THE
            INFORMATION CONTAINED HEREIN. ONCE CHAPTER 11 CASES ARE
         COMMENCED, RII AND GRI INTEND PROMPTLY TO SEEK AN ORDER OF THE
       BANKRUPTCY COURT THAT THE SOLICITATION OF ACCEPTANCES TO THE PLAN
            BY MEANS OF THIS INFORMATION STATEMENT/PROSPECTUS WAS IN
            COMPLIANCE WITH SECTION 1126(B) OF THE BANKRUPTCY CODE.
                            ------------------------


    THIS INFORMATION STATEMENT/PROSPECTUS IS FIRST BEING MAILED ON OR ABOUT FEBRUARY 1, 1994 TO HOLDERS OF OLD SERIES NOTES, RII COMMON STOCK AND 1990 STOCK OPTIONS.

                             AVAILABLE INFORMATION


    RII, RIHF,  RIH and  PIRL  (collectively, the  "Registrants") have  filed  a
Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Information Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission in the manner set forth below. For further information with respect to the securities offered hereby and the Registrants, reference is made to the Registration Statement and the financial schedules and exhibits filed as part thereof.



    RII is subject to the informational requirements of the Exchange Act and, in accordance therewith, files periodic reports and other information with the Commission. If the SIHL Sale is consummated, SIHL will become subject to such informational requirements. If the PIRL Spin-Off is effected, PIRL will become subject to such informational requirements. After the issuance of the New Debt Securities and the related RIH Mortgage Guaranty and RIH Junior Mortgage Guaranty, RIH will become, and RIHF may become, subject to such informational requirements. Reports and other information filed with the Commission, as well as the Registration Statement, can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Old Series Notes and the RII Common Stock are listed on the AMEX, and such reports and other information regarding RII can be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. Copies of the various documents referred to herein also may be obtained from RII upon request to RII at its principal executive offices.

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR THE DISTRIBUTION OF ANY SECURITIES HEREUNDER, UNDER ANY CIRCUMSTANCES, SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RII OR ANY OF ITS SUBSIDIARIES OR IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.
                            ------------------------

                      ENFORCEABILITY OF CIVIL LIABILITIES

    If the PIRL Spin-Off is effected, PIRL will become a Bahamian holding company, and all or a substantial portion of PIRL's assets may be located outside the United States. PIRL has appointed The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York, as its agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the securities laws of the United States or any State, or any action brought against it in the Supreme Court of the State of New York in the County of New York under the securities laws of New York State. However, it may be difficult for investors to enforce outside the United States judgments against PIRL obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States Federal securities laws. In addition, certain of the directors and officers of PIRL may be residents of The Bahamas, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the

United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States Federal securities laws. PIRL has been advised by its Bahamian counsel, Harry B. Sands & Company, that there is uncertainty as to whether the courts of The Bahamas would enforce (i) judgments of United States courts obtained against PIRL or such persons predicated upon the civil liability provisions of the United States Federal securities laws or (ii) in original actions brought in The Bahamas, liabilities against PIRL or such persons predicated upon the United States Federal securities laws.

                            ------------------------

    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE ACCOMPANYING SIHL PROSPECTUS RELATING TO THE SIHL SERIES A SHARES. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

                               TABLE OF CONTENTS

                                                                                                             PAGE NO.
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................         14
ENFORCEABILITY OF CIVIL LIABILITIES........................................................................         14
INDEX OF CERTAIN DEFINED TERMS.............................................................................         22
SUMMARY....................................................................................................         26
  General..................................................................................................         26
  The Registrants..........................................................................................         27
  Pre-and Post-Restructuring Ownership Structures..........................................................         28
  Background of the Restructuring..........................................................................         31
  Financial Forecasts for the Company......................................................................         34
  The Restructuring........................................................................................         34
  The Plan.................................................................................................         40
  Comparison of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to Old Series Notes.............         50
  Description of New Equity Securities.....................................................................         57
  SIHL Series A Shares.....................................................................................         60
  Voting Procedures........................................................................................         60
  Interests of Certain Persons in the Restructuring........................................................         63
  Solicitation Agent.......................................................................................         64
  Other Elements of the Restructuring......................................................................         65
  Risk Factors.............................................................................................         68
  Certain Federal Income Tax Considerations................................................................         69
  Summary Historical and Pro Forma Financial Data..........................................................         69
  Market Prices of Old Series Notes and RII Common Stock...................................................         72
  Market and Trading.......................................................................................         72
RISK FACTORS...............................................................................................         73
  Continuing High Leverage; Future Refinancings............................................................         73
  Recent Net Losses........................................................................................         73
  Lack of Market for New Debt Securities and New Equity Securities.........................................         74
  Risks Relating to the Forecasts..........................................................................         74
  Interests of Certain Persons in the Restructuring........................................................         75
  Involvement of Merv Griffin..............................................................................         76
  Certain Federal Income Tax Considerations................................................................         76
  Certain Bankruptcy and Insolvency Considerations.........................................................         78
  Certain Considerations Related to Original Issue Discount in the Event of Subsequent Bankruptcy..........         84
  Additional Senior Secured Debt; Subordination............................................................         85
  Security for the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes..........................         85
  Fidelity and TCW Not Fiduciaries.........................................................................         85
  Competition..............................................................................................         86
  New Jersey Regulatory Matters............................................................................         87
  Potential Disqualification of Holders by the Casino Control Commission...................................         88
  Certain Defaults.........................................................................................         88
  Risks Associated with the Paradise Island Business.......................................................         90
  Termination of Put Option................................................................................         91
  Differences Between the Terms of the New Debt Securities and the Old Series Notes........................         91
  Risk of Highly Leveraged Transaction.....................................................................         92
THE RESTRUCTURING..........................................................................................         92
  Background...............................................................................................         92
  Financial Forecasts for the Company......................................................................         97
  Reorganization Values....................................................................................        104
  The Bondholders Support Agreement........................................................................        107
  Overview of the Restructuring............................................................................        107

                                                                                                             PAGE NO.
                                                                                                             ---------
  Certain Significant Effects of the Restructuring.........................................................        111
THE PLAN...................................................................................................        113
  Brief Explanation of Chapter 11..........................................................................        113
  Solicitation of Acceptances of the Plan..................................................................        113
  Proponents of the Plan...................................................................................        114
  Voting on the Plan.......................................................................................        114
  Treatment of Trade Creditors and Employees...............................................................        115
  Use of Cash for Operations...............................................................................        115
  Other First Day Orders...................................................................................        116
  Paradise Island Interim Order............................................................................        116
  Subsidiaries of RII......................................................................................        117
  Classification and Treatment of Claims and Interests.....................................................        118
  Summary of Other Provisions of the Plan..................................................................        125
  Confirmation of the Plan.................................................................................        129
  Conditions Precedent to Confirmation and Consummation of the Plan........................................        134
  Modifications of the Plan................................................................................        135
  Consent Rights of Fidelity and TCW.......................................................................        136
  Alternatives to Consummation of the Plan.................................................................        136
  Means for Implementation of the Plan.....................................................................        137
  Effects of Plan Confirmation.............................................................................        148
THE SOLICITATION...........................................................................................        150
  General..................................................................................................        150
  Persons Entitled to Vote; Voting Record Date.............................................................        150
  Voting Deadline; Extensions; Modifications...............................................................        151
  Agreements Upon Furnishing Ballots.......................................................................        151
  Procedure for Voting on the Plan.........................................................................        151
  Waivers of Defects, Irregularities, etc..................................................................        154
  Consents to Termination and Release of Old Security Documents............................................        154
  Withdrawal; Revocation Rights............................................................................        154
  Termination..............................................................................................        155
  Fees and Expenses........................................................................................        155
  Solicitation Agent.......................................................................................        155
  Security Ownership of Certain Beneficial Owners and Management...........................................        156
  Interests of Certain Persons in the Restructuring........................................................        156
CAPITALIZATION OF RII......................................................................................        158
CAPITALIZATION OF PIRL.....................................................................................        159
ACCOUNTING TREATMENT.......................................................................................        160
SELECTED HISTORICAL FINANCIAL DATA.........................................................................        161
  RII......................................................................................................        161
  RIH......................................................................................................        164
  PIRL Group...............................................................................................        166
PRO FORMA FINANCIAL DATA...................................................................................        167
  RIHF.....................................................................................................        167
  RII......................................................................................................        168
  RIH......................................................................................................        172
  PIRL.....................................................................................................        175
MARKET PRICES OF OLD SERIES NOTES..........................................................................        179
MARKET PRICES OF RII COMMON STOCK..........................................................................        179
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................        180
  Financial Condition......................................................................................        180
  Results of Operations....................................................................................        185
  First Three Quarters 1993 Compared to First Three Quarters 1992..........................................        185

                                                                                                             PAGE NO.
                                                                                                             ---------
  Comparison of the Years 1992, 1991 and 1990..............................................................        186
  First Three Quarters 1993 Compared to First Three Quarters 1992..........................................        188
  Comparison of the Years 1992, 1991 and 1990..............................................................        189
BUSINESS OF THE COMPANY....................................................................................        194
  Atlantic City............................................................................................        194
  The Bahamas..............................................................................................        198
  Airline Operations.......................................................................................        202
  Foreign Operations.......................................................................................        202
  Regulation and Gaming Taxes and Fees.....................................................................        203
  The Company's Properties.................................................................................        206
MANAGEMENT OF RII..........................................................................................        208
  Directors and Executive Officers.........................................................................        208
  Executive Compensation...................................................................................        210
MANAGEMENT OF GRI..........................................................................................        214
MANAGEMENT OF RIHF.........................................................................................        215
  Directors and Executive Officers.........................................................................        215
MANAGEMENT OF RIH..........................................................................................        215
  Directors and Executive Officers.........................................................................        215
  Executive Compensation...................................................................................        216
MANAGEMENT OF PIRL.........................................................................................        218
  Directors and Executive Officers.........................................................................        218
SECURITY OWNERSHIP.........................................................................................        219
  Security Ownership of Certain Beneficial Owners..........................................................        219
  Security Ownership of Management.........................................................................        220
CERTAIN TRANSACTIONS.......................................................................................        220
  Transactions with Management and Others..................................................................        220
DESCRIPTION OF NEW RIHF MORTGAGE NOTES.....................................................................        221
  General..................................................................................................        221
  Ranking..................................................................................................        221
  Interest.................................................................................................        221
  Sinking Fund Requirements................................................................................        221
  Mandatory Redemption.....................................................................................        221
  Optional Redemption......................................................................................        221
  Casino Control Act Regulation............................................................................        222
  Intercreditor Agreement..................................................................................        222
  Collateral...............................................................................................        222
  Release of Collateral....................................................................................        223
  Limitations on Ability to Realize on Collateral..........................................................        223
  Guaranty.................................................................................................        224
  Payments of Net Proceeds of Asset Sales..................................................................        224
  Covenants................................................................................................        224
  Events of Default........................................................................................        229
  Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets................        231
  Discharge of New RIHF Mortgage Indenture; Defeasance.....................................................        233
  Modification of Indenture................................................................................        234
  Trustee..................................................................................................        234
  Reports to Holders.......................................................................................        234
  Certain Definitions......................................................................................        235
DESCRIPTION OF NEW RIHF JUNIOR MORTGAGE NOTES..............................................................        239
  General..................................................................................................        239
  Ranking..................................................................................................        240
  Interest.................................................................................................        240

                                                                                                             PAGE NO.
                                                                                                             ---------
  Sinking Fund Requirements................................................................................        240
  Mandatory Redemption.....................................................................................        240
  Optional Redemption......................................................................................        240
  Limitation on Open-Market Purchases......................................................................        241
  Casino Control Act Regulation............................................................................        241
  Intercreditor Agreement..................................................................................        241
  Collateral...............................................................................................        241
  Release of Collateral....................................................................................        241
  Limitations on Ability to Realize on Collateral..........................................................        242
  Guaranty.................................................................................................        242
  Payments of Net Proceeds of Asset Sales..................................................................        242
  Covenants................................................................................................        242
  Events of Default........................................................................................        247
  Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets................        250
  Discharge of New RIHF Junior Mortgage Note Indenture.....................................................        251
  Modification of Indenture................................................................................        251
  Trustee..................................................................................................        252
  Reports to Holders.......................................................................................        252
  Certain Definitions......................................................................................        253
DESCRIPTION OF RIHF SENIOR FACILITY NOTES..................................................................        257
  General..................................................................................................        257
  Ranking..................................................................................................        258
  Interest.................................................................................................        258
  Sinking Fund Requirements................................................................................        258
  Mandatory Redemption.....................................................................................        258
  Optional Redemption......................................................................................        258
  Limitation on Open-Market Purchases......................................................................        259
  Casino Control Act Regulation............................................................................        259
  Intercreditor Agreement..................................................................................        259
  Collateral...............................................................................................        259
  Release of Collateral....................................................................................        259
  Limitations on Ability to Realize on Collateral..........................................................        260
  Guaranty.................................................................................................        260
  Payment of Net Proceeds from Asset Sales.................................................................        260
  Covenants................................................................................................        260
  Events of Default........................................................................................        264
  Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets................        267
  Discharge of RIHF Senior Facility Indenture; Defeasance..................................................        268
  Certain Definitions......................................................................................        269
DESCRIPTION OF NEW EQUITY SECURITIES.......................................................................        273
  General..................................................................................................        273
  Casino Control Act Regulation............................................................................        273
  Description of RII Common Stock..........................................................................        273
  Description of RII Class B Common Stock..................................................................        274
  Description of PIRL Ordinary Shares......................................................................        274
DESCRIPTION OF PARADISE ISLAND PURCHASE AGREEMENT..........................................................        275
  General..................................................................................................        275
  Purchase and Sale of the Paradise Island Shares and the RII Paradise Assets..............................        276
  Representations and Warranties...........................................................................        276
  Handling of Cash and Working Capital.....................................................................        277
  Additional Agreements....................................................................................        278

                                                                                                             PAGE NO.
                                                                                                             ---------
  Termination..............................................................................................        279
  Transfer Taxes...........................................................................................        280
  Amendment and Waivers....................................................................................        280
  Indemnification..........................................................................................        280
DESCRIPTION OF PIRL STANDBY DISTRIBUTION AGREEMENT.........................................................        281
  General..................................................................................................        281
  Purchase and Sale of the Shares and the U.S. Paradise Island Assets......................................        281
  RII Representations and Warranties.......................................................................        282
  Handling of Cash and Working Capital.....................................................................        282
  Additional Agreements....................................................................................        283
  Termination..............................................................................................        284
  Transfer Taxes...........................................................................................        284
  Amendment and Waivers....................................................................................        284
  Indemnification..........................................................................................        285
DESCRIPTION OF THE CAESARS PAYMENT.........................................................................        285
DESCRIPTION OF DEFERRED CASH...............................................................................        285
DESCRIPTION OF EXCESS CASH.................................................................................        285
DESCRIPTION OF LITIGATION TRUST UNITS......................................................................        286
DESCRIPTION OF NET RESERVED CASH...........................................................................        287
DESCRIPTION OF NET PLAN CONSUMMATION CASH AND PLAN EXPENSES................................................        287
DESCRIPTION OF GRIFFIN WARRANTS............................................................................        288
  General..................................................................................................        288
  Exercise of Griffin Warrants.............................................................................        288
  Adjustments..............................................................................................        288
  Limitation on Right to Vote or Receive Dividends.........................................................        289
  Certain Definitions......................................................................................        289
DESCRIPTION OF OLD SERIES NOTES............................................................................        291
  Certain Terms of the Old Series A Notes..................................................................        291
  Certain Terms of the Old Series B Notes..................................................................        291
  Mandatory Redemption.....................................................................................        292
  Optional Redemption......................................................................................        292
  Limitation on Open-Market Purchases......................................................................        292
  Casino Control Act Regulation............................................................................        293
  Put Option Upon Change of Control........................................................................        293
  Collateral...............................................................................................        293
  Negative Pledge Covenant.................................................................................        294
  Release and Substitution of Collateral...................................................................        295
  Limitations on Ability to Realize on Collateral..........................................................        295
  Guaranty.................................................................................................        296
  Ranking..................................................................................................        296
  Payment of Net Proceeds of Asset Sales...................................................................        296
  Restrictive Covenants....................................................................................        296
  Events of Default........................................................................................        297
  Limitation on Mergers....................................................................................        297
  Discharge of Old Series Note Indenture; Defeasance.......................................................        298
  Modification of Indenture................................................................................        298
  Trustee..................................................................................................        298
  Reports to Holders.......................................................................................        299
DESCRIPTION OF SHOWBOAT NOTES..............................................................................        299
  General..................................................................................................        299
  Interest.................................................................................................        299
  Optional Redemption......................................................................................        300
  Casino Control Act Regulation............................................................................        300

                                                                                                             PAGE NO.
                                                                                                             ---------
  Collateral...............................................................................................        300
  Certain Covenants........................................................................................        301
  Events of Default........................................................................................        302
  Modification of Indenture................................................................................        302
  Reports to Holders.......................................................................................        302
  Limitation on Mergers....................................................................................        303
  Discharge of Showboat Note Indenture; Defeasance.........................................................        303
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS..................................................................        303
  Treatment of New Debt Securities as Debt of RIH for Federal Income Tax Purposes..........................        305
  Classification of New Debt Securities as Debt Rather Than Equity.........................................        305
  Exchange of Old Series Notes.............................................................................        306
  OID With Respect to the New Debt Securities..............................................................        307
  Consequences if the New Debt Securities are Issued with OID..............................................        309
  Consequences of the Rights to Receive Payments from Deferred Cash........................................        310
  Consequences of Rights to Receive Payments from Net Reserved Cash and Net Plan Consummation Cash.........        311
  Consequences of Holding the RII Common Stock and the RII Class B Common Stock............................        311
  Consequences of Holding the PIRL Ordinary Shares.........................................................        311
  Sale, Exchange or Redemption.............................................................................        312
  Market Discount..........................................................................................        313
  Tax Consequences to the Company..........................................................................        313
  Potential Application of High Yield Debt Obligation Rules................................................        317
  Backup Withholding.......................................................................................        317
CERTAIN BAHAMIAN TAX CONSIDERATIONS........................................................................        317
LITIGATION.................................................................................................        317
APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO RESALES OF SECURITIES................................        318
  Issuance of Securities Under the Plan....................................................................        318
  Transfers of Securities..................................................................................        318
  Certain Transactions by Stockbrokers.....................................................................        319
  Shares Eligible for Future Sale..........................................................................        320
LEGAL MATTERS..............................................................................................        320
EXPERTS....................................................................................................        320
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.......................................................        F-1
APPENDIX A  -- Plan of Reorganization......................................................................        A-1
APPENDIX B  -- Liquidation Analysis........................................................................        B-1
APPENDIX C  -- Amended RII Certificate of Incorporation....................................................        C-1
APPENDIX D -- Amended RII By-laws..........................................................................        D-1

                         INDEX OF CERTAIN DEFINED TERMS

TERM                                      PAGE
1990 Letter Ruling...................         314
1990 Stock Option Plan...............           1
1990 Stock Options...................           1
1994 Stock Option Plan...............           9
Acceptance...........................           1
Adjusted Working Capital.............           2
Acquisition Proposal.................         278
ACS..................................          86
Administrative Claim.................         119
Allowed Claim........................         118
Allowed Interest.....................         118
Alvarez & Marsal.....................          34
Amended RII By-laws..................          65
Amended RII Certificate of
 Incorporation.......................          65
AMEX.................................           9
AMT..................................         103
Annual Limitation....................         315
ANTL.................................          27
Available Cash.......................           2
Awards...............................         143
Ballots..............................          12
Bankruptcy Code......................           1
Bankruptcy Court.....................          10
Bankruptcy Exception.................         316
Bankruptcy Rules.....................           1
BDL..................................          27
BDL Shares...........................           5
Bear Stearns.........................          33
Best Interests Test..................         131
Board of Education...................         206
Bondholders Support Agreement........         107
Caesars Payment......................           2
Carnival.............................          32
Cash Collateral......................         116
Cash Collateral Order................         116
Casino Control Act...................          58
Casino Control Commission............           6
CFC..................................         312
Change of Control Put Option.........         293
Class B Directors....................           9
Class B Triggering Event.............           9
Closing Date Balance Sheet...........         277

TERM                                      PAGE
Closing Date Operations Statement....         277
COD..................................          77
Collateral Account...................          51
Combination Transaction..............          55
Commission...........................          14
Company..............................           1
Comprehensive Services Agreement.....          31
Confirmation Date....................         136
Confirmation Order...................          10
Consolidated Cash Flow...............         254
Counsel..............................         303
CRDA.................................         101
Crystal Palace.......................          32
Development Expenditures.............         279
Deferred Cash........................           3
Disbursing Agent.....................         138
Disputed Claim.......................         118
Disputed Interest....................         118
disqualifying disposition............         144
Distribution Date....................           3
Distribution Record Date.............           2
DLJ..................................          34
Effective Date.......................           2
Eligible Participants................         141
ERISA................................         145
Escrow Agent.........................         279
Escrow Agreement.....................         276
ESS..................................          67
Excess Cash..........................           2
Exchange.............................          77
Exchange Act.........................           9
Excluded Employees...................         279
executory contract...................         125
Feasibility Test.....................         130
Fidelity.............................           6
Final Order..........................         147
Force Majeure Event..................         280
FPHC.................................         312
GAAP.................................         290
Gaming Act...........................          90
Great Island Property................         206
GRH..................................          31
GRI..................................           1

TERM                                      PAGE
GRI Common Stock.....................           1
GRI Guaranty.........................           1
GRI Pledge Agreement.................          53
GRI Priority Claim...................         124
GRI Releases.........................          94
GRI Release Shares...................          94
Griffco..............................          31
Griffin Group........................           8
Griffin Group Note...................           8
Griffin Note.........................          32
Griffin Warrants.....................           8
GRI Stock Pledge Agreement...........           7
Guidelines...........................         116
Hanlon Employment Agreement..........          64
Hanlon Termination Agreement.........          64
HCB..................................          33
Hill and Knowlton....................          64
IHC..................................          27
Incentive Option.....................         141
Indemnity Agreement..................         213
Indenture Trustee Charging Liens.....         119
Information Statement/Prospectus.....           1
Insider..............................         144
Intercontinental.....................         209
Intercreditor Agreement..............         222
Interim Management Agreement.........          65
ISI..................................          27
January Enterprises..................         209
Liquidation Analysis.................          78
Litigation Claims....................         286
Litigation Trust.....................          32
Litigation Trust Agreement...........          94
Litigation Trust Distributions.......           3
Litigation Trust Units...............           3
Litigation Trustee...................          32
Master Ballots.......................          12
MD&A.................................         180
Nasdaq...............................          10
Net Plan Consummation Cash...........           3
Net Reserved Cash....................           3
New Debt Securities..................          10
New Equity Securities................          10
New Griffin Services Agreement.......           8
New Jersey bankruptcy court..........          31
TERM                                      PAGE
New RIHF Junior Mortgage Indenture...          50
New RIHF Junior Mortgage Notes.......           2
New RIHF Junior Mortgage Note
 Trustee.............................         239
New RIHF Junior Mortgage Trust
 Estate..............................           8
New RIHF Mortgage Indenture..........          50
New RIHF Mortgage Notes..............           2
New RIHF Mortgage Note Trustee.......         221
New RIHF Mortgage Trust Estate.......           7
NOL..................................          77
Non-Operating Real Property..........          27
NPO..................................          67
Officers Supplemental Plan...........          94
OID..................................          69
Old Chapter 11 Cases.................          31
Old Debtors..........................          31
Old Effective Date...................          32
Old Griffin Services Agreement.......          67
Old PIK Payments.....................          33
Old Plan.............................          31
Old Plan Disputed Claims.............          94
Old RIH Mortgage.....................          53
Old Security Documents...............          53
Old Series A Notes...................           1
Old Series B Notes...................           1
Old Series Note Indenture............           8
Old Series Notes.....................           1
Old Series Note Trustee..............          53
Option Committee.....................         141
Overbid Transaction..................          84
Paradise Approval Order..............         134
Paradise Employee....................         279
Paradise Island Agreements...........         201
Paradise Island Business.............           1
Paradise Island Interim Order........          84
Paradise Island Purchase Agreement...           2
Paradise Island Resorts..............          27
Paradise Island Shares...............           1
Payments-In-Kind.....................           7
PBI..................................          27
PEL..................................          27
PIB..................................          27
PIL..................................          27
Petition Date........................          41

TERM                                      PAGE
PFIC.................................         312
PIA..................................          27
PIB..................................          27
PIL..................................          27
PIRL.................................           1
PIRL BDL Option......................           6
PIRL Ordinary Shares.................           2
PIRL Group...........................          69
PIRL Spin-Off........................           1
PIRL Standby Distribution Agreement..           2
PIVI.................................          27
Plan.................................           1
Plan Consummation Cash...............           2
Pledge Agreements....................           7
Pledged Shares.......................           7
Post Termination Sale................         283
Priority Tax Claim...................         119
Proposed Contingent Debt
 Regulations.........................         310
PSS..................................          27
Put Right............................           5
QSIPs................................         308
Qualified Third Party................         278
Radisson.............................          33
Registrants..........................          14
Registration Statement...............          14
Regulations..........................         307
Requisite Acceptances................          10
Reserved Cash........................           2
Reset Notes..........................         294
Resorts Casino Hotel.................           7
Restoration Event....................         314
Restructuring........................           1
RIB..................................           1
RIB Collateral.......................          53
RIB Collateral Assignment Agreement..          53
RIB Gain.............................         314
RIB Mortgage.........................         294
RIB Note.............................         294
RIB Property.........................         294
RIB Stock............................          53
RIB Subsidiary Guarantors............         294
RIB Subsidiary Guaranty Agreements...         294
RIDI.................................          27
RIFI.................................          31
TERM                                      PAGE
RIFI Releases........................          94
RIFI Release Cash....................          94
RIHF.................................           1
RIHF Senior Facility.................           6
RIHF Senior Facility Notes...........           6
RIHF Senior Facility Note
 Indenture...........................           6
RIHF Senior Facility Trustee.........         257
RIHF Senior Facility Trust Estate....           7
RIH..................................           1
RIH Guaranty Mortgage................          52
RIH Junior Guaranty Mortgage.........          52
RIH Junior Mortgage..................          53
RIH Junior Mortgage Guaranty.........           2
RIH Junior Promissory Note...........           8
RIH Mortgage.........................          53
RIH Mortgage Guaranty................           2
RIH Notes............................          52
RIH Pledge Agreement.................          53
RIH Promissory Note..................           7
RIH Senior Facility Guaranty.........           7
RIH Senior Facility Guaranty
 Mortgage............................          52
RIH Senior Facility Mortgage.........         259
RIH Senior Facility Note.............           7
RIH Shares...........................           7
RII..................................           1
RII Board of Directors...............          58
RII Class B Common Stock.............           2
RII Common Stock.....................           1
RII Intercompany Claim...............           4
RII Mortgage.........................          53
RII Pledge Agreement.................          53
RII Priority Claim...................         120
RII Property.........................          52
RII Paradise Assets..................           1
RII Pledged Shares...................         267
RII Real Estate Assets...............           1
RII Retained Cash....................           2
RII Stock Pledge Agreement...........           7
RII Senior Facility Guaranty.........           7
RII's Escrowed Property..............         279
RRII.................................          27
Rum Point............................         206
Salomon Brothers.....................          33

TERM                                      PAGE
Securities Act.......................           6
Service..............................          77
Settlement Agreement.................         286
SFAS 96..............................         163
SFAS 109.............................         174
Showboat Casino......................          86
Showboat Lease.......................          86
Showboat Mortgage....................         300
Showboat Note Trustee................         299
Showboat Notes.......................          32
Showboat Property....................         300
SIHL.................................           1
SIHL Aggregate Cash Purchase Price...           4
SIHL BDL Option......................           5
SIHL Buyer Expense Escrow............           5
SIHL Closing Date....................           2
SIHL Escrow..........................           5
SIHL's Escrowed Property.............         279
SIHL Expense Reimbursement...........         278
SIHL Prospectus......................           5
SIHL Sale............................           1
SIHL Series A Shares.................           2
SIHL Subscription Agreement..........         277
SIIL.................................           4
SIIL Subscription Agreement..........         277
SIIL Subscription Amount.............           5
TERM                                      PAGE
Solicitation.........................           1
Solicitation Agent...................          12
SOP 90-7.............................         160
Taj Mahal............................          86
Target Adjusted Cash.................           2
Tax Code.............................          69
TCW..................................          10
TGC Holdings.........................          67
TIA..................................           6
TIN..................................         317
Trading Testing Period...............         308
Trump Parties........................         286
Trump Partnership....................          31
Trust Beneficiaries..................         286
Union................................         277
Union Contract Dispute...............         277
Union Contract Dispute Amount........         277
Unit.................................           2
United States Holder.................         311
United States Trustee................         125
Unsurrendered Public Debt Claims.....          93
U.S. Government Obligations..........         268
U.S. Paradise Island Subsidiaries....          27
Voting Deadline......................          11
Voting Record Date...................           1

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. CERTAIN TERMS USED IN THE FOLLOWING SUMMARY AND ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS ARE DEFINED ON THE COVER PAGE OF THIS INFORMATION STATEMENT/PROSPECTUS.

GENERAL


    RII and GRI, upon the terms and subject to the conditions set forth in this Information Statement/Prospectus and the accompanying forms of Ballot and Master Ballot, hereby solicit from (a) each owner of Old Series Notes (and the beneficiary of the related GRI Guaranty endorsed thereon), (b) each owner of RII Common Stock, (c) RII, as the owner of the GRI Common Stock, (d) RII, as the holder of the RII Intercompany Claim against GRI, and (e) each holder of 1990 Stock Options, each as of the close of business in New York City on the Voting Record Date (January 10, 1994), an Acceptance of the Plan of RII and GRI to be filed pursuant to chapter 11 of the Bankruptcy Code and the Bankruptcy Rules. From each holder of Old Series Notes (and beneficiary of the related GRI Guaranty endorsed thereon), RII and GRI hereby solicit consents to terminate and release the Old Security Documents so that certain of the collateral covered thereby, including the Resorts Casino Hotel, the RIB Stock and the RIB Collateral, can be pledged to secure the New Debt Securities and the RIHF Senior Facility Notes and released to effect either the SIHL Sale or the PIRL Spin-Off.


    Consummation of the Plan on the Effective Date will result in a restructuring of RII's debt and equity capitalization in the manner described below and the consummation of certain other transactions, including either the SIHL Sale or the PIRL Spin-Off. See "The Restructuring".


    The Solicitation will expire at 5:00 p.m., New York City time, on March 15, 1994, unless RII and GRI, in their sole discretion, extend the Solicitation to a later time and date. RII and GRI can extend the Solicitation for that period of time necessary to obtain the Requisite Acceptances. As a practical matter, however, without the consent of SIHL and of Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes), the Solicitation cannot be extended beyond March 21, 1994, the date that chapter 11 cases must be filed (and the Solicitation thereby terminated) by RII and GRI to avoid terminating SIHL's obligations under the Paradise Island Purchase Agreement. In addition, if the Old Series Note Trustee accelerates the Old Series Notes as a result of the default described in "Risk Factors -- Certain Defaults" or if RII and GRI are unable to meet their payment obligations under the Old Series Notes on April 15, 1994, foreclosure or other collection actions may require RII and GRI to file chapter 11 cases and thereby terminate the Solicitation. RII and GRI currently intend to extend the Solicitation only if there is a likelihood that the extension will facilitate receipt of the Requisite Acceptances and the Restructuring as proposed in the Plan is achievable if the Solicitation is so extended.



    Even if the Requisite Acceptances are obtained, the Plan will not be consummated, and the Restructuring will not occur, unless the Plan is confirmed as to both RII and GRI by the Bankruptcy Court and certain other conditions are satisfied. Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the Old Series Notes, RII and GRI at any time, without notice, without leave of or order of the Bankruptcy Court and without any formal action other than proceeding to consummate the Plan, may waive any condition precedent to confirmation or consummation of the Plan, other than the condition requiring the entry of the Confirmation Order which has not been stayed. As a practical matter, although the condition to confirmation requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, the transactions contemplated by the Plan cannot be consummated if the Old Security Documents are not released and terminated. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan". RII and GRI expressly reserve the right, at any time and from time to time, to modify the terms of the

Solicitation or the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the Old Series Notes). See "The Plan -- Modifications of the Plan".


    EACH OF FIDELITY AND TCW, SOLELY ON BEHALF OF FUNDS AND ACCOUNTS MANAGED BY THEM, HAS NEGOTIATED EXTENSIVELY WITH RII AND GRI REGARDING THE TERMS OF THE RESTRUCTURING. All information contained in the Information Statement/Prospectus other than information relating to the ownership of Old Series Notes by Fidelity or TCW, or funds and accounts managed by either of them, was prepared and furnished by RII and GRI. Fidelity and TCW are not responsible for the accuracy, completeness, nature and form of presentation of such information other than information related to the holdings respectively managed by Fidelity and TCW. See "The Restructuring -- Background".


THE REGISTRANTS

    RESORTS INTERNATIONAL, INC.

    RII is a holding company which, through its subsidiaries, is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City, New Jersey, and the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort and the Paradise Paradise Beach Resort (collectively, the "Paradise Island Resorts"), all located on Paradise Island, The Bahamas. In addition, RII owns land in Atlantic City at various sites (the "Non-Operating Real Property"), approximately 90 acres of which are available for development. RII was incorporated in 1958 and is a Delaware corporation.

    RESORTS INTERNATIONAL HOTEL FINANCING, INC.

    RIHF was incorporated in Delaware in 1993 for the purpose of issuing the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes pursuant to the Plan. RIHF also will enter into the RIHF Senior Facility with Fidelity. RIHF is a wholly owned subsidiary of RII.

    RESORTS INTERNATIONAL HOTEL, INC.

    RIH is the subsidiary of RII that owns and operates all the property and improvements of the Resorts Casino Hotel. The Resorts Casino Hotel is located on the Boardwalk in Atlantic City, New Jersey, and has approximately 670 guest rooms, a 60,000-square-foot casino and related facilities. RIH was incorporated in 1903 and is a New Jersey corporation. RIH will issue the RIH Senior Facility Guaranty, the RIH Mortgage Guaranty and the RIH Junior Mortgage Guaranty.

    P. I. RESORTS LIMITED

    PIRL, a wholly owned subsidiary of RII, was incorporated in the Commonwealth of The Bahamas in 1993 for the purpose of effecting the PIRL Spin-Off if the SIHL Sale is not consummated on or prior to the Effective Date. If the PIRL Spin-Off is effected, then (a) PIRL will acquire from RII all the capital stock of RIB and (b) subsidiaries of PIRL will purchase the RII Real Estate Assets and substantially all the assets of (i) Resorts International Disbursement, Inc. ("RIDI"), (ii) Paradise Island Vacations, Inc. ("PIVI"), (iii) Resorts Representation International, Inc. ("RRII"), (iv) International Suppliers, Inc. ("ISI"), (v) Paradise Island Airlines, Inc. ("PIA"), and (vi) ANTL, Inc. ("ANTL"), and will assume substantially all the non-intercompany liabilities relating to such assets, in exchange for the PIRL Ordinary Shares. RIDI, PIVI, RRII, ISI, PIA and ANTL are all Florida corporations and are herein called the "U.S. Paradise Island Subsidiaries".


    RIB is the holding company for the Paradise Island assets located in The Bahamas, which are held in the following corporations organized under the laws of the Commonwealth of The Bahamas: (a) Island Hotel Company Limited ("IHC");
(b) Paradise Enterprises Limited ("PEL"); (c) Paradise Island Bridge Management Company Limited ("PIB"); (d) Paradise Island Limited ("PIL"); (e) Paradise Beach Inn, Limited ("PBI"); (f) Paradise Security Services Limited ("PSS"); and (g) Bahamas Developers Limited ("BDL"). On the date hereof, RIB is a subsidiary of GRI. The Paradise Island Resort & Casino includes two hotel towers totaling 1,186 guest rooms, the 30,000 square-foot Paradise Island casino and related facilities. The Ocean Club Golf & Tennis Resort is an exclusive 71-room hotel with premium room rates. The Paradise Paradise Beach Resort is a 100-room hotel complex that offers more moderately priced accommodations. RIB and its subsidiaries also own and operate convention facilities, shops, restaurants, bars and lounges, tennis courts, an 18-hole golf course, swimming pools, approximately six miles of beach and water frontage and other resort facilities on Paradise Island. RIB and its subsidiaries also own approximately 218 acres of land on Paradise Island not used in the operation of the Paradise Island Resorts, approximately 1,675 acres on Grand Bahama Island (currently owned by BDL) and approximately 561 acres on Andros Island. The activities of the U.S. Paradise Island Subsidiaries support the operations of the Paradise Island Resorts.


    The principal executive offices of RII, RIHF and RIH are located at 1133 Boardwalk, Atlantic City, New Jersey 08401. The telephone number of RII, RIHF and RIH is (609) 344-6000. The principal executive offices of PIRL are located at P.O. Box N-4777, Paradise Island, Nassau, The Bahamas. The telephone number of PIRL is (809) 363-3000.

PRE-AND POST-RESTRUCTURING OWNERSHIP STRUCTURES

    Set forth below is a chart summarizing the ownership structure of RII, GRI and certain related entities as they currently exist.

                                   [GRAPHIC]

    Set forth below is a chart summarizing the ownership structure of RII, GRI and certain related entities, and SIHL and certain related entities, as they will exist after giving effect to the Restructuring assuming that the SIHL Sale has been effected.

                                   [GRAPHIC]

    Set forth below is a chart summarizing the ownership structure of RII, GRI and certain related entities, and PIRL and certain related entities, as they will exist after giving effect to the Restructuring assuming that the PIRL Spin-Off has been effected.

                                   [GRAPHIC]

BACKGROUND OF THE RESTRUCTURING


    In 1983, the Company commenced construction of the Taj Mahal project. Although initially scheduled for completion in late 1986, the project experienced cost overruns and construction delays and remained unfinished at the time it was sold to a partnership controlled by Donald Trump (the "Trump Partnership") in late 1988.


    By the mid-1980s, the Company's position in the Atlantic City casino/hotel industry was severely disadvantaged. In an atmosphere of increased competition, the preoccupation of the Company's management with the Taj Mahal and several bids for control of the Company caused the Company's then existing management to neglect the Resorts Casino Hotel and allow its facilities to deteriorate and to fail to respond to new trends in the industry.


    In late 1988, through a stock purchase and merger, Griffco Resorts Holding, Inc., a corporation then wholly owned by Merv Griffin ("Griffco"), acquired RII from Donald Trump, the then Chairman of the RII Board of Directors and its controlling shareholder, and RII's other shareholders. The aggregate cost of this acquisition was approximately $296,208,000, in cash, and was principally funded by means of Merv Griffin's $50,000,000 investment in Griffco and the issuance of two series of public debt by GRI.


    Immediately after Griffco's acquisition of RII, the Company entered into an agreement pursuant to which it sold certain real and personal assets, including the Taj Mahal, to the Trump Partnership for $273,000,000 in cash and the assumption of approximately $19,000,000 of liabilities. In connection with the foregoing transactions, RII also terminated that certain "Comprehensive Services Agreement" which RII had entered into with the Trump Hotel Corporation and paid such corporation an aggregate amount of $63,689,750 for such termination and fees still owed under such agreement.


    In the period following the acquisition of RII by Griffco, the Company experienced a substantial deterioration in its results of operations from both the Resorts Casino Hotel and the Paradise Island Business. The decrease in earnings of the Resorts Casino Hotel was attributable largely to increased competition and, among other things, the disruption of operations and patron and employee relationships caused by ongoing renovations and the Company's financial difficulties. RII and its affiliates issued approximately $600,000,000 of subordinated debentures prior to the acquisition by Griffco, principally to fund the construction of the Taj Mahal, and issued $325,000,000 of additional notes to fund the acquisition. As a result, after certain repayments, the Company had approximately $911,000,000 of long-term debt outstanding in August 1989. In August 1989, faced with deteriorating results of operations and substantial debt service, the Company announced a moratorium on the payment of interest on its outstanding public debt.


    In late 1989, the Company embarked upon recapitalization negotiations with two unofficial committees representing the holders of the Company's outstanding public debt in respect of which the Company had declared the interest payment moratorium. For various reasons, however, RII came to believe that it would not be possible to achieve, on a solely out-of-court basis, the comprehensive restructuring needed to assure continued viability. Moreover, the possibility of an out-of-court settlement was adversely affected when involuntary petitions for relief under chapter 11 of the Bankruptcy Code were filed against RII and its former subsidiary, Resorts International Financing, Inc.("RIFI"), in November 1989.

    On December 22, 1989, RII and RIFI filed consents to the involuntary petitions and GRI and its then immediate parent, Griffin Resorts Holding Inc. ("GRH"), another former subsidiary of RII, filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (collectively, the "Old Chapter 11 Cases") in the United States Bankruptcy Court for the District of New Jersey (the "New Jersey bankruptcy court"). RII, RIFI, GRI and GRH (collectively, the "Old Debtors") filed the Second Amended Joint Plan of Reorganization dated as of May 31, 1990 (the "Old Plan"), which was confirmed by the New Jersey bankruptcy court in August 1990. On September 17, 1990 (the "Old Effective Date"), all conditions to the effectiveness of the Old Plan were either met or waived and the Old Plan became effective.


    Pursuant to the Old Plan, the previously outstanding public debt issued by RII, RIFI and GRI was canceled, the Old Debtors were discharged from all other claims arising prior to the commencement of the Old Chapter 11 Cases and all previously outstanding shares of stock of RII were canceled. In exchange for such previously outstanding public debt, RII issued (i) debt securities consisting of $187,500,000 principal amount of the Old Series A Notes,
$137,500,000 principal amount of the Old Series B Notes and $105,333,000 principal amount of First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 (the "Showboat Notes") and (ii) 15,100,000 shares of RII Common Stock. Pursuant to the Old Plan, holders of general unsecured claims against the Old Debtors received additional Old Series B Notes and RII Common Stock.


    Further, pursuant to the Old Plan, Merv Griffin acquired 4,400,000 shares of RII Common Stock for which RII received $12,345,000 in cash and an $11,000,000 promissory note which bore interest at the rate of 8% per year (the "Griffin Note") secured by a bank letter of credit. Merv Griffin entered into a two-year contract with RII dated as of September 17, 1990, pursuant to which RII was granted a non-exclusive license to use his name and likeness to promote its facilities and operations, and Merv Griffin agreed to act as Chairman of the Board of RII and to provide certain other services without compensation.

    The Old Plan further provided for the establishment of a litigation trust (the "Litigation Trust") to pursue, for the benefit of certain classes of general unsecured creditors of the Old Debtors, all claims the Old Debtors or certain of their affiliates may have had against Donald J. Trump, the former Chairman of the Board and controlling shareholder of RII, and certain of his affiliates. In October 1990, RII funded the Litigation Trust by depositing with the trustee under the Litigation Trust (the "Litigation Trustee") the sum of $5,000,000 to cover expenses of the Litigation Trustee in pursuing such claims, with any unused balance of such amount to be distributed to the beneficiaries of the Litigation Trust. Under the Old Plan, the beneficiaries of the Litigation
Trust received the Litigation Trust Units to represent their beneficial interests. Pursuant to the Old Plan, the holders of 1,785,000 Litigation Trust Units (out of a total of at least 10,000,000 Litigation Trust Units) had the right to require RII to purchase their Litigation Trust Units for approximately $3,880,000 in the aggregate if certain conditions were not met by September 17, 1991. The $3,880,000 was deposited with the Litigation Trustee in October 1990. The requisite conditions were not met and, as a result, approximately 1,760,000 Litigation Trust Units were purchased by RII in October 1991 for $3,831,000. See "Description of Litigation Trust Units".

    RII's ability to pay cash interest on the Old Series Notes, and the ultimate repayment of the Old Series Notes at maturity, was premised in large measure upon RII's ability to sell the Paradise Island Business (excluding PIA) at its then-estimated value, and to generate substantial excess cash flow from the Company's operations and the contemplated sale on acceptable terms of the Non-Operating Real Property. The recession in the United States, and more specifically in the northeast sector, the acute competition in Atlantic City and The Bahamas, and the impact of the conflict in the Persian Gulf in early 1991 and its effect on transportation and tourism, all adversely affected RII's ability to sell the Paradise Island Business at its then-estimated value and to generate substantial excess cash flow from operations. The Old Plan projected the Company's excess cash flow from operations for the initial two years of the Old Plan, net of capital expenditures and prior to the sale of the Paradise Island Business, to be $8,300,000. The Company's actual excess cash flow was $2,476,000. The Old Plan also contemplated additional cash flow in the amount of $15,000,000 from the sale of the Non-Operating Real Property in the initial two years of the Old Plan. However, such sales were never accomplished. Due to these and other factors, RII has never paid interest in cash on the Old Series Notes.

    In addition, in late 1991 Carnival Cruise Lines, Inc. ("Carnival") announced its plan to dispose of its Crystal Palace Resort and Casino (the "Crystal Palace"), the Company's principal competition in

The Bahamas. Carnival reported operating losses on the Crystal Palace in excess of $60,000,000 in fiscal 1990 and 1991 combined, and in fiscal 1991 Carnival's investment in the Crystal Palace was written down to its estimated net realizable value of approximately $90,000,000. In early 1992, a portion of the Crystal Palace complex, which Carnival had been leasing from The Hotel Corporation of The Bahamas ("HCB"), a corporation owned by the government of the Commonwealth of The Bahamas, was returned to HCB. That portion is now the HCB-owned Radisson Cable Beach Casino & Golf Resort (the "Radisson"), which has 679 guest rooms. RII believes that the announcement of the financial problems at Crystal Palace and the arrangements described above have had a further adverse impact on RII's ability to sell the Paradise Island Business. Carnival continues to operate the remainder of the Crystal Palace complex under the Crystal Palace name and, in October 1993, announced that it had signed an agreement in principle to sell an 81% interest in such complex to a group of German investors.


    In addition to the Crystal Palace casino, the Bahamian government is obligated to facilitate the grant of a casino license to the operators of the Ramada Resort situated on the southwestern end of New Providence Island. The Bahamian government is also obligated to support a proposal for the operation of a slot machine casino at the Radisson resort on Cable Beach.

    RII's Business Plan and Financial Projections included in RII's Disclosure Statement relating to the Old Plan stated that RII believed that the net proceeds from the sale of the Paradise Island Business (excluding PIA) "could range from $250,000,000 to $300,000,000". After interviewing several investment banking firms, the Company retained Salomon Brothers Inc ("Salomon Brothers") on October 29, 1990 to prepare sales materials and formally offer the Paradise Island Business for sale. On August 1, 1991, the Company received an offer to buy the Paradise Island Business for a purchase price of $160,000,000. The offer was conditioned upon, among other things, satisfactory completion of due diligence and execution of definitive documentation. Subsequent discussions with the prospective purchaser did not lead to a definitive agreement. The Company received no other offer to purchase the Paradise Island Business prior to the proposed Restructuring. Based on the current economic climate, the events described above regarding the Crystal Palace, the very limited amount of interest indicated by prospective purchasers of the Paradise Island Business and, in particular, the estimated net proceeds of the only offer received prior to the proposed Restructuring ($150,000,000), RII does not believe that proceeds of the magnitude originally contemplated in 1990 will be realizable prior to the maturity date of the Old Series Notes on April 15, 1994.


    To facilitate the Company's capital expenditure program, which management believes was necessary for the Company's operating properties to remain competitive, and to conserve cash, RII elected to satisfy its interest obligations on the Old Series Notes by issuing additional Old Series Notes (the "Old PIK Payments") on October 15, 1990 and on April 15 and October 15 of 1991, 1992 and 1993. For the 33 months ended September 30, 1993, RII's capital expenditures totaled approximately $69,000,000. The aggregate face amount of Old Series Notes issued in lieu of cash for the payment of interest on these seven payment dates was approximately $156,000,000, which increased the outstanding principal amount of the Old Series Notes to approximately $482,000,000 at October 15, 1993. If there are no principal retirements or additional issuances of Old Series Notes, the total obligation due on the Old Series Notes at maturity on April 15, 1994 will be approximately $518,000,000. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court.


    Although the Company's liquidity is satisfactory until the maturity of the Old Series Notes in April 1994, the Company must reduce its debt to a level that can be supported by cash flow reasonably anticipated on a continuing basis. The effort to achieve that reduction through asset sales in the current economic environment has been unsuccessful. The Company therefore attempted to develop financial alternatives which could be coupled with continuing efforts to sell the Paradise Island Business. The Company retained Bear, Stearns & Co. Inc. ("Bear Stearns"), Donaldson, Lufkin &

Jenrette Securities Corporation ("DLJ") and Alvarez & Marsal, Inc. ("Alvarez & Marsal") on October 18, 1991, February 12, 1992 and March 1, 1992, respectively, as financial advisers to assist in the development and analysis of financial alternatives as well as the development of a long-term financial plan. Beginning in October 1991, the Company and its financial and legal advisers examined and considered a number of financial alternatives, including continued pursuit of a cash sale of all or a portion of the Paradise Island Business, a spin-off of the Paradise Island Business, a transfer of the Paradise Island Business to the holders of the Old Series Notes in the context of a restructuring of the Old Series Notes, and pursuit of an equity investment in the Company or the Paradise Island Business. The analysis indicated, among other things, that a total debt restructuring was necessary and that the separation of the Paradise Island Business from the rest of the Company was advantageous and could be a key component of a total financial restructuring of RII. In addition, the analysis indicated that accomplishing the separation through a cash sale or a combination cash and stock sale of the Paradise Island Business could provide additional advantages if a satisfactory sale price could be obtained.


    Acting on behalf of the Company, Salomon Brothers in January 1992 provided an affiliate of SIHL, World Leisure Group Limited, with information concerning the Paradise Island Business. From time to time thereafter, representatives of SIHL's affiliate expressed interest in buying all or a portion of the Paradise
Island Business but made no formal offers. Moreover, the discussions contemplated prices which could only be considered by the Company in the context of a restructuring of the Old Series Notes. In June 1993, affiliates of SIHL began a series of discussions with representatives of Fidelity and TCW which culminated in the negotiation of the Paradise Island Purchase Agreement.

    During the summer of 1992, RII began a series of discussions with Fidelity and TCW, which represented to RII that various funds and accounts managed separately by each of them owned in the aggregate over 60% of the Old Series Notes. These discussions centered on RII's unsuccessful efforts to sell the Paradise Island Business and the implications of such failure with respect to the payment of the Old Series Notes upon their stated maturity in April 1994. These discussions resulted in a preliminary agreement among RII, Fidelity and TCW on December 14, 1992, which outlined a framework for the restructuring of RII's business and obligations with respect to the Old Series Notes.

    To facilitate further discussions with Fidelity and TCW, RII agreed to pay the cost of their retention of independent counsel. Negotiations resulted in the agreement by Fidelity and TCW to the Restructuring described in this Information Statement/Prospectus. The negotiations were frank, complex, comprehensive and protracted and involved not only RII, Fidelity and TCW, but also SIHL and its various advisers with respect to the sale of the Paradise Island Business and the Griffin Group with respect to the New Griffin Services Agreement.

FINANCIAL FORECASTS FOR THE COMPANY


    The Company has prepared forecasts of certain financial data including net revenues, net earnings, cash flow and condensed balance sheets for the Company's remaining operations after giving effect to the Restructuring. The forecasts project net earnings and positive cash flow throughout the five-year forecast period. The forecasts assume the Restructuring is completed as of December 31, 1993 and include no costs incurred or payments made in connection with the Restructuring subsequent to that date. The forecasts assume modest growth in revenues which are largely offset by increases in operating costs. They also assume no significant capital additions; capital expenditures are assumed to be primarily for maintenance projects. The forecasts are based on these and a variety of other assumptions. The Company believes these assumptions are reasonable; however, they are subject to significant business, industry, economic, regulatory and competitive uncertainties, many of which are beyond the control of the Company. See "The Restructuring -- Financial Forecasts for the Company" and "Risk Factors -- Risks Relating to the Forecasts".


THE RESTRUCTURING

    The purpose of the Restructuring is to effect the changes to the Company's capital structure that the Company believes are necessary to return to profitability and to consummate the SIHL Sale (or, if the SIHL Sale is not consummated on or before the Effective Date, to effect the PIRL Spin-Off). Management of the Company believes that the Restructuring will improve the Company's financial position and allow management to create long-term value for the creditors and shareholders of the Company and strengthen the Company's position in the gaming industry. The Restructuring is designed to alleviate the problems caused by the Company's excessive debt service levels and will help assure the Company's long-term viability. There can be no assurance, however, that implementation of the Restructuring will result in the Company's return to profitability. Likewise, there can be no assurance that, if the SIHL Sale is not consummated on or before the Effective Date, PIRL's operations will be profitable once the PIRL Spin-Off is effected. The Restructuring will be implemented pursuant to the Plan. The terms of the Plan have resulted primarily from an analysis of the Company's financial condition and operations conducted by RII and its financial advisers and from the negotiations conducted by RII and its financial and legal advisers with Fidelity and TCW.


    The Plan provides, among other things, that record holders of the Old Series Notes as of the Distribution Record Date, which will be the close of business in New York City on the Effective Date, will receive the following consideration on the relevant Distribution Date for each $1,000 of principal amount of Old Series Notes outstanding on the Effective Date (and for any accrued interest thereon)*:


                     --      $259.38 principal amount of the New RIHF Mortgage Notes;
                     --      One Unit comprised  of $72.63 principal  amount of the  New RIHF  Junior
                              Mortgage Notes and .07263 share of RII Class B Common Stock;
                     --      35.33 shares of RII Common Stock;
                     --      Either  (A) $134.88 in cash,  plus interest on such  amount at an annual rate of 7.5% from January 1, 1994  to the SIHL Closing Date, plus  4.15
                              SIHL   Series  A  Shares,   representing  a  pro   rata  share  of  the
                              consideration received from the SIHL Sale,  or (B) if the SIHL Sale  is not  consummated on or before the  Effective Date, 10.375 PIRL Ordinary
                              Shares pursuant to the PIRL Spin-Off;
                     --      A pro rata share of Excess Cash, which pro rata share is projected to be a minimum of $62.25;
                     --      The non-transferable right to receive a  pro rata share of Net  Reserved
                              Cash and Net Plan Consummation Cash; and
                     --      The  non-transferable right to receive a pro rata share of payments from
                              Deferred Cash, which pro rata share is expected to be a minimum of  $5.
                              See "Description of Litigation Trust Units".


    In addition to the foregoing distribution, RII will make the Caesars Payment on behalf of the holders of Old Series Notes. See "Description of the Caesars Payment".



    Notwithstanding the foregoing, no fractional shares of New Equity Securities will be issued on the Distribution Date. New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes will be issued only in denominations of $1,000 or integral multiples thereof. Pursuant to the Plan, the disbursing agent for the holders of Old Series Notes will aggregate and sell all fractional amounts of New Equity Securities and New Debt Securities and distribute the net proceeds to the holders of Old Series Notes entitled thereto.



    If the SIHL Sale is consummated, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value for SIHL of approximately $150 million, the estimated recovery for holders of Old Series Notes is projected to be approximately 70% of the principal amount of the Old Series Notes outstanding on October 15, 1993. If the SIHL Sale is not
- ------------------------


*Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance at October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the consideration distributed for each $1,000 principal amount of Old Series Notes will be reduced slightly.

consummated and the PIRL Spin-Off is effected, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value of PIRL of approximately $125 million, the estimated recovery for holders of Old Series Notes is projected to be approximately 70% of the principal amount of the Old Series Notes outstanding on October 15, 1993. There can be no assurance that the projected enterprise values of RII, of SIHL in the event of the SIHL Sale or of PIRL in the event of the PIRL Spin-Off will be realized. The estimated reorganization enterprise value of SIHL and PIRL is premised primarily on the implied value associated with the proposed SIHL Sale. In the event the SIHL Sale is not consummated, and depending on the reasons for such non-consummation, the estimated reorganization enterprise value of PIRL could be lower by a material amount.



    The SIHL Aggregate Cash Purchase Price, the New Debt Securities and the New Equity Securities will be distributed to the disbursing agent for distribution to the holders of Old Series Notes on the Effective Date. Payments of Net Reserved Cash will be made as soon as practicable after the Effective Date, but in no event later than 90 days after the Effective Date. Payments of Net Plan Consummation Cash will be made as soon as practicable but no later than 90 days after the Effective Date; provided, however, that if all Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses, after which time the remaining Net Plan Consummation Cash will be distributed, unless otherwise ordered by the Bankruptcy Court. Payments of Deferred Cash will be made within three business days after receipt by RII of the Litigation Trust Distributions in immediately available funds. Payments of Excess Cash will be made on the Effective Date or as soon thereafter as is practicable, but in no event later than 20 days after the Effective Date. Distributions to holders of Old Series Notes will be made by the Disbursing Agent only to such holders that comply with the procedures for surrender of Old Series Notes set forth in section 6.11.5 of the Plan.



    On the Effective Date, the Company will establish separate bank accounts for Plan Consummation Cash and Reserved Cash. The cash contained in these accounts will only be used, respectively, to pay Plan Expenses and to fund adjustments under either the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement. Such cash will not be commingled with RII Retained Cash.



    As part of the implementation of the Restructuring and prior to the commencement of the Solicitation, various funds and accounts that hold Old Series Notes and are advised and managed by Fidelity, will deliver a commitment letter to the effect that they will enter into the RIHF Senior Facility on the Effective Date. The RIHF Senior Facility will allow RIHF to borrow up to $20,000,000 through the issuance of RIHF Senior Facility Notes. Any amount borrowed by RIHF under the RIHF Senior Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions and will be used for working capital and general corporate purposes. Any borrowings under the RIHF Senior Facility will be subject to the prior approval of the Casino Control Commission as to amount and use of proceeds. All principal payments on the RIHF Senior Facility Notes will be due July 15, 2002. Interest on the RIHF Senior Facility Notes will accrue at the rate of 11% per year and will be payable in cash, semi-annually on January 15 and July 15 of each year, commencing on the January 15 or July 15 next following the date of the initial borrowing under the RIHF Senior Facility. The RIHF Senior Facility will be available for a single borrowing during the one-year period from the Effective Date, provided that the public resale of the RIHF Senior Facility Notes by the purchasers thereof upon a resale is registered under the Securities Act and the RIHF Senior Facility Note Indenture has been qualified under the TIA. The RIHF Senior Facility Notes will be secured by (i) an assignment of the RIH Senior Facility Note which will be secured by a lien on the Resorts Casino Hotel, and (ii) the Pledged Shares pursuant to the Pledge Agreements. In addition, RIH will issue the RIH Senior Facility Guaranty that will guarantee the payment of principal of and interest on the RIHF Senior Facility Note, which guaranty will be secured by a lien on the Resorts Casino Hotel. The liens on the Resorts Casino Hotel securing the payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty will be senior to the liens securing payment of the RIH Promissory Note, the

RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty. RII also will issue the RII Senior Facility Guaranty, which guaranty will be secured by the RII Pledge Agreement.



    The following transactions, among others, will be effected in connection with the Restructuring: (a) the holders of the Old Series Notes as of the Distribution Record Date will receive on the relevant Distribution Date the New Debt Securities, the New Equity Securities, Excess Cash and the right to payments from Net Reserved Cash, Net Plan Consummation Cash and Deferred Cash in accordance with the terms of the Plan; (b)(i) if the SIHL Sale is consummated on the Effective Date, such holders will receive the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price in accordance with the terms of the Plan; or
(ii) if the SIHL Sale is not consummated on or before the Effective Date, such holders will receive the PIRL Ordinary Shares and, at the election of PIRL, the Interim Management Agreement will be executed; (c) the RIHF Senior Facility will be executed and delivered; (d) the Amended RII Certificate of Incorporation and the Amended RII By-laws will be adopted; (e) the initial post-Restructuring directors of RII will be named to RII's Board of Directors (including two Class B Directors); (f) the Griffin Warrants will be issued; (g) various intercompany reorganization transactions described on Schedule 6.3 to the Plan will be effected; (h) the 1990 Stock Option Plan will be terminated and the 1994 Stock Option Plan will be implemented; and (i) the Old Security Documents will be released and terminated. If sufficient Acceptances are received from the holders of Old Series Notes and from the holders of RII Common Stock, such Acceptances will constitute approval of the 1994 Stock Option Plan by such holders for purposes of compliance with Rule 16b-3 promulgated under the Exchange Act. For information on the election of directors after the Effective Date, see "The Restructuring -- Overview of the Restructuring -- Post-Restructuring RII Board of Directors".



    If the Requisite Acceptances are not received by the Voting Deadline, RII and GRI will be forced to evaluate options then available to them. Pursuant to the Paradise Island Purchase Agreement, RII has committed, notwithstanding the failure to obtain the Requisite Acceptances, to continue to pursue confirmation of the Plan until the Paradise Island Purchase Agreement is terminated. This commitment could require RII to conduct a further solicitation with respect to the Plan until December 31, 1994. Because the Paradise Island Purchase Agreement can be terminated by SIHL if an RII chapter 11 case is not commenced by March 21, 1994, RII might conduct such solicitation after filing a chapter 11 case. RII's failure to abide by the terms of the Paradise Island Purchase Agreement would, under certain circumstances, give rise to a claim by SIHL for breach of such agreement and entitle SIHL to reimbursement from the SIHL Buyer Expense Escrow. Moreover, such failure, if not approved by Fidelity and TCW, may relieve Fidelity and TCW of their obligations under the Bondholders Support Agreement. The Paradise Island Purchase Agreement would remain in effect if RII filed for protection under the Bankruptcy Code by March 21, 1994 without a preapproved or consensual plan of reorganization, but thereafter could be terminated upon the occurrence of certain events set forth in the agreement including RII's failure to file the Plan by March 28, 1994. See "Description of Paradise Island Purchase Agreement -- Termination".



    Other options available to RII and GRI if the Requisite Acceptances are not obtained include submission of a revised prepackaged plan of reorganization or filing for protection under the Bankruptcy Code without a preapproved or consensual plan of reorganization. If bankruptcy cases were commenced without a preapproved plan, no assurance can be given that a plan would be confirmed or that any recovery would be realized by the existing holders of the RII Common Stock and the holders of 1990 Stock Options. In such event, the holders of the Old Series Notes might receive a substantially smaller recovery on their claims than that proposed under the Plan. In connection with the formulation and development of the Plan, RII and GRI and their financial and legal advisers have explored various alternative plan structures. RII and GRI believe the Plan enables creditors and equity interest holders, including both the holders of Old Series Notes and of RII Common Stock, to realize greater value than would be realized under the alternatives which RII and GRI believe could be consensually implemented. On the other hand, an alternative reorganization plan could be formulated which would attempt to eliminate entirely the interests of equity interest holders. RII and GRI believe that this form of alternative plan would be vigorously contested by equity interest holders. The expense and delay associated with this dispute, coupled with its potentially adverse impact on the operations of the Company and the morale of its employees, could substantially impair reorganization value. If such an alternative plan were confirmed, however, recoveries to holders of Old Series Notes might, but not necessarily would, be greater than those projected under the Plan and no recovery would be available to holders of RII Common Stock. See "Risk Factors -- Certain Bankruptcy and Insolvency Considerations".



    Confirmation and consummation of the Plan are subject to certain conditions. There can be no assurance that such conditions will be satisfied. While RII and GRI (with the consent of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes) can waive many of such conditions, they cannot waive the condition requiring the entry of a Confirmation Order which has not been stayed. Absent satisfaction of this condition, the Restructuring cannot proceed. As a practical matter, although the condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, the transactions contemplated by the Plan cannot be consummated if the Old Security Documents are not released and terminated. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan".



    Implementation of the Restructuring would have important effects on the Company and on the current holders of the Old Series Notes, the RII Common Stock and the 1990 Stock Options and would result in a significant reduction of RII's financial obligations. The Restructuring would have the effect of reducing and rescheduling RII's principal and interest payments. See "Comparison of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to Old Series Notes". The
Restructuring would result in the modification or elimination of certain restrictive covenants now applicable to RII pursuant to the Old Series Note Indenture. The Restructuring also would result in either the sale of the Paradise Island Business to SIHL or the PIRL Spin-Off of the Paradise Island Business to the holders of the Old Series Notes.


    The following table shows, at the dates and for the periods shown, on a pro forma basis, the impact of the Restructuring as it affects the replacement of the Old Series Notes with the New Debt Securities. It should be noted that the table excludes the Showboat Notes and capital leases as it is the Company's intention that such items will not be affected by the Restructuring. The pro forma data for the principal amount of New Debt Securities at September 30, 1993 are based on the assumption that the Restructuring occurred on that date. The pro forma data regarding the stated interest calculation for the New Debt Securities for the fiscal year ended December 31, 1992, and the three quarters ended September 30, 1993, are based on the assumption that the Restructuring occurred on January 1, 1992.

                                                                                    OLD SERIES        NEW DEBT
                                                                                      NOTES           SECURITIES
                                                                                  --------------      ---------
                                                                                         (IN THOUSANDS)
Principal amount outstanding at September 30, 1993 (1)..........................  $      448,572      $ 160,000
Stated interest calculation for the fiscal year ended December 31,
 1992...........................................................................          50,686(2)      17,731
Stated interest calculation for the three quarters ended September 30, 1993.....          47,224(2)      13,298

- ------------------------
(1) Represents the principal amount of the Old Series Notes on a historical basis and the principal amount of the New Debt Securities on a pro forma basis, exclusive of unamortized discounts. At October 15, 1993, an Old PIK Payment was made on the Old Series Notes bringing the principal amount outstanding to approximately $482,000,000 on that date.
(2) The calculation of the interest on the Old Series Notes was based on the stated interest rates with the principal amount increasing on April 15 and October 15 due to the issuance of additional Old Series Notes in lieu of paying cash interest.

    If the Restructuring were implemented, approximately 17,025,000 shares of RII Common Stock would be issued to holders of the Old Series Notes. Issuance of such number of shares of RII Common Stock would dilute significantly the equity interests of the existing holders of the RII Common Stock and the 1990 Stock Options. Up to approximately 160,000 additional shares of RII Common Stock may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court. The number of shares of RII Common Stock to be issued to the holders of Old Series Notes and with respect to the Griffin Warrants and the 1994 Stock Option Plan would increase to offset the dilutive effect of the issuance of additional RII Common Stock. The following table shows the percentage of beneficial ownership of the RII Common Stock before and after consummation of the Restructuring by the holders of the securities listed below, based on the assumptions set forth in the notes thereto:


                                                                         POST-RESTRUCTURING
                                                               ---------------------------------------
                                                                ASSUMING OPTIONS     ASSUMING OPTIONS
                                          PRE-RESTRUCTURING      NOT EXERCISED          EXERCISED
                                          ------------------   ------------------   ------------------
                                            SHARES      %        SHARES      %        SHARES      %
                                          ----------  ------   ----------  ------   ----------  ------
Holders of RII Common Stock (1).........  20,157,234     92.0% 20,872,234     49.0% 20,872,234     44.7%
Holders of Old Series Notes (2).........                       17,025,000     40.0  17,025,000     36.5
Griffin Warrants (3)....................                        4,665,000     11.0   4,665,000     10.0
1990 Stock Options (4)..................   1,758,800      8.0                        1,758,800      3.8
1994 Stock Options (5)..................                                             2,333,000      5.0
                                          ----------  ------   ----------  ------   ----------  ------
                                          21,916,034    100.0% 42,562,234    100.0% 46,654,034    100.0%
                                          ----------  ------   ----------  ------   ----------  ------
                                          ----------  ------   ----------  ------   ----------  ------

- ------------------------
(1) Pre-Restructuring amount represents shares of RII Common Stock outstanding on November 30, 1993. Post-Restructuring amount includes 590,000 shares of RII Common Stock to be issued to DLJ prior to the filing of RII's and GRI's bankruptcy cases and 125,000 shares of RII Common Stock to be issued to Alvarez & Marsal upon receipt of the Requisite Acceptances in settlement of certain recapitalization costs.
(2) Assumes holders of Old Series Notes are issued shares in an amount that would represent 40% of the shares of RII Common Stock outstanding assuming the Griffin Warrants are exercised. Such ownership will be subject to dilution by the exercise of the 1990 Stock Options outstanding as well as options to be granted under the 1994 Stock Option Plan. Also assumes that all holders of Unsurrendered Public Debt Claims and of Old Series Notes timely comply with the provisions of the Plan and the Old Plan that govern entitlement to distributions.
(3)   Assumes the Griffin Warrants are granted and exercised.
(4) Represents shares of RII Common Stock which may be issued upon exercise of the 1990 Stock Options outstanding on November 30, 1993; related percentages assume all such options are exercised.
(5) The 1994 Stock Option Plan will allow for the granting of options to purchase up to 5% of the outstanding RII Common Stock; related percentage assumes all such options are granted and exercised.

THE PLAN

    GENERAL. The Restructuring will be effected pursuant to the Plan. The Plan is a plan of reorganization under chapter 11 of the Bankruptcy Code for RII and GRI proposed by RII, GRI, RIH, RIHF and PIRL. If the Plan is confirmed and the other conditions to the consummation of the Plan proposed by RII, GRI, RIH, RIHF and PIRL are satisfied or waived, the Restructuring and each transaction comprising it will be effected. Since RII and GRI believe that all the elements of the Restructuring can be consummated only through reorganization under chapter 11 of the Bankruptcy Code, RII and GRI are soliciting Acceptances of the Plan, rather than approvals of an out-of-court restructuring. See "The Restructuring -- Overview of the Restructuring".


    For the Plan to be confirmed, Acceptances must be received from the holders of claims constituting at least 66 2/3% in amount and more than 50% in number of the Allowed Claims in each impaired class of claims that vote to accept or reject the Plan. Although Acceptances from holders of at least 66 2/3% in amount of the Allowed Interests in each impaired class of interests that votes to accept or reject the Plan are desirable, such Acceptances are not required as the Plan may be confirmed even if an impaired class of interests votes to reject the Plan. See "The Plan -- Classification and Treatment of Claims and Interests". Pursuant to the Bankruptcy Code, only votes to accept or reject the Plan, and not abstentions, will be counted for purposes of determining acceptance or rejection of the Plan by any impaired class of claims or interests. Therefore, the Plan could be approved by any impaired class of claims with the affirmative vote of significantly less than 66 2/3% in amount and 50% in number of the class of such claims. The Plan must be confirmed as to both RII and GRI. See "Risk Factors -- Certain Bankruptcy and Insolvency Considerations". For a discussion of the procedures for voting on the Plan, see "The Solicitation". In addition, the Plan is subject to the approval of the Casino Control Commission. See "Risk Factors -- New Jersey Regulatory Matters". The SIHL Sale and the PIRL Spin-Off are subject to the approval of the government of the Commonwealth of The Bahamas. See "Risk Factors -- Risks Associated with the Paradise Island Business -- Bahamas Regulatory Matters".



    Claims of the holders of the Old Series Notes ("RII Class 2 Claims"), and such holders' claims in respect of the GRI Guaranty ("GRI Class 2 Claims"), will be impaired by the Plan. In addition, the RII Intercompany Claim against GRI ("GRI Class 4 Claim") will be impaired by the Plan. The holders of the Showboat Notes ("RII Class 3 Claims") will not be impaired by the Plan. Creditors who hold general unsecured claims ("RII Class 5 Claims" and "GRI Class 3 Claims") will not be impaired by the Plan. Intercompany claims against RII ("RII Class 6 Claims") will not be impaired by the Plan.



    The Company does not believe that there will be any Allowed RII Class 4 Claims. To the extent that there are such Allowed Claims, however, those claims will be unimpaired.


    Existing holders of RII Common Stock ("RII Class 7 Interests"), of 1990 Stock Options ("RII Class 8 Interests") and of GRI Common Stock ("GRI Class 5 Interests") will be impaired by the Plan. Pursuant to the Plan, each holder of RII Common Stock will retain its shares of RII Common Stock and each holder of 1990 Stock Options will retain his or her stock options. The 1990 Stock Option Plan will be terminated in conjunction with the consummation of the Plan. As a result of the issuance of additional shares of RII Common Stock and RII Class B Common Stock to the holders of the Old Series Notes and, the issuance of the Griffin Warrants and options to be granted under the 1994 Stock Option Plan, the resulting ownership interest in RII represented by the currently outstanding shares of RII Common Stock and the currently issued 1990 Stock Options will be substantially diluted. See the beneficial ownership table in "The Restructuring
- -- Certain Significant Effects of the Restructuring -- Significant Dilution of Equity Interests".

    RII and GRI reserve the right to modify the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes), if and to the extent that RII and GRI determine that such modifications are necessary or desirable in order to complete the Restructuring. RII and GRI will give notice of such modifications as may be required by applicable law. Prior to the commencement of cases under chapter 11 of the Bankruptcy Code, the validity and the effectiveness of the notice of such modifications of the Plan would be governed by applicable non-bankruptcy law; following commencement of chapter 11 cases, such modifications would be subject to the notice and approval requirements of the Bankruptcy Code and the Bankruptcy Rules. Under the Bankruptcy Code and Rules, such modifications may be approved by the Bankruptcy Court without resolicitation of the votes of the members of any class whose treatment is not adversely affected by such modifications. See "The Plan -- Modifications of the Plan".


    If the Requisite Acceptances are obtained, RII and GRI currently intend to file petitions for relief under chapter 11 of the Bankruptcy Code (the date on which such petitions are filed being referred to as the "Petition Date") and to use all of the Acceptances to obtain confirmation of the Plan. In addition, RII and GRI reserve the right to use Acceptances to seek confirmation of a plan of reorganization under any other circumstances permitted by law, including the filing of involuntary bankruptcy petitions against RII and GRI. Neither RII nor GRI intends to commence a case under chapter 11 of the Bankruptcy Code prior to the Voting Deadline, although it may do so in its sole discretion. Any party in interest, including any creditor, equity interest holder or indenture trustee, has standing to appear and be heard on any issue in the chapter 11 case.

    Other than GRI, RII does not intend to include any of its subsidiaries in its bankruptcy case, nor does RII intend to cause any of its subsidiaries to file its own bankruptcy case. Neither RII nor GRI currently is in bankruptcy.


    PROVISIONS FOR TRADE CREDITORS AND EMPLOYEES. Since the Plan and the chapter 11 filings will relate only to RII and GRI and not to RII's operating subsidiaries, the claims of trade creditors and employees of such operating subsidiaries will not be affected by such filings. GRI does not have any employees and believes that it does not have any trade creditors. As a holding company, RII has few trade creditors and employees. Nevertheless, to the extent necessary, RII intends promptly following commencement of RII's chapter 11 case to seek Bankruptcy Court approval of various measures designed to ensure that the trade creditors of RII who hold Allowed RII Class 5 Claims and employees of RII who hold "allowed priority claims", as described below, also are unaffected by the filing.



    Allowed RII Class 5 Claims will not be impaired by the Plan. An "Allowed RII Class 5 Claim" is a claim proof of which was timely filed and which is not disputed or, if no proof of claim was so filed, any claim which has been listed in RII's or GRI's chapter 11 schedules as liquidated in amount and not disputed or contingent, or any claim otherwise allowed by a final order of the Bankruptcy Court. Each such Allowed RII Class 5 Claim will be treated in the manner in which such RII Class 5 Claim would have been treated if RII's chapter 11 case had not been commenced. Pursuant to the Plan, RII and GRI have agreed not to pay, and not to cause their subsidiaries to pay, any claim except in the ordinary course of business and consistent with past practice and to collect, and to cause their subsidiaries to collect, receivables in the ordinary course of business and consistent with past practice. After the Effective Date, RII Retained Cash rather than Plan Consummation Cash shall be used to pay any prepetition Allowed Claims or post-petition Allowed Administrative Claims (other than Plan Expenses) which, in the ordinary course of business and consistent with past practice, would not have been paid on or before the Effective Date.

    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS. The following table briefly summarizes the classification and treatment of claims and interests under the Plan. For a complete description of the classification and treatment of such claims and interests, including the definition of certain capitalized terms used herein and not otherwise defined in this Information Statement/Prospectus, see the Plan attached hereto as Appendix A and "The Plan".

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
Administrative Claims* -- Post-petition      $         5,000,000         --      Each  holder  will receive  on  the Distri-
 costs and expenses of restructuring                                              bution Date cash  equal to  the amount  of
 and operations                                                                   its  Allowed Administrative  Claim, unless
Estimated Number of Hold-                                                         such holder shall have agreed to different
 ers:  Approximately 30                                                           treatment of  its  Allowed  Administrative
                                                                                  Claim; provided, however, that (a) subject
                                                                                  to  section 14.6 of  the Plan, Allowed Ad-
                                                                                  ministrative   Claims   of    professional
                                                                                  persons,   of   the   Indenture   Trustees
                                                                                  (identified below),  and of  Fidelity  and
                                                                                  TCW (and their professional persons) shall
                                                                                  be paid within ten days after allowance by
                                                                                  Final Order and (b) Allowed Administrative
                                                                                  Claims  representing  obligations incurred
                                                                                  in the  ordinary  course  of  business  or
                                                                                  assumed by either RII or GRI shall be paid
                                                                                  or  performed by RII  or GRI in accordance
                                                                                  with the  terms  and  conditions  of  each
                                                                                  agreement  relating thereto and consistent
                                                                                  with past practice.
                                                                         --      Recovery: 100% of Claim.
Priority Tax Claims                          $                 0         --      Unimpaired.
 Estimated Number of Holders:  0                                         --      Each holder will receive, at RII's or GRI's
                                                                                  option, as  applicable: (1)  cash in  full
                                                                                  payment  of such holder's Allowed Priority
                                                                                  Tax Claim on the later of the Distribution
                                                                                  Date and the date  such Claim becomes  due
                                                                                  and  payable  or  (2) the  amount  of such
                                                                                  holder's Allowed Priority Tax Claim,  with
                                                                                  post-confirmation  interest thereon  at an
                                                                                  annual rate equal  to the rate  applicable
                                                                                  to Treasury-Bills on the Confirmation Date
                                                                                  or  such other rate  as may be  set by the
                                                                                  Bankruptcy  Court   at  the   confirmation

- ------------------------

* The Administrative Claims category includes the estimated amount of those claims that will be paid as of the Effective Date, including, but not limited to, cure payments on executory contracts and unexpired leases. This category does not include Administrative Claims that will be paid in the normal course of business, such as postpetition payables, fee claims (including claims of indenture trustees and their counsel), certain retiree Administrative Claims, or any Administrative Claim which will be settled on other terms.

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
                                                                                  hearing,  in  equal  annual  cash install-
                                                                                  ments  on  each  anniversary  of  the  Ef-
                                                                                  fective  Date,  until the  earlier  of the
                                                                                  sixth anniversary  of the  Effective  Date
                                                                                  and  the sixth anniversary  of the date of
                                                                                  assessment of  such Allowed  Priority  Tax
                                                                                  Claim;   provided,   however,   that   any
                                                                                  distributions made on  account of  Allowed
                                                                                  Priority Tax Claims shall be paid from RII
                                                                                  Retained Cash.
                                                                         --      Recovery: 100% of Claim.
RII Class 1 -- Non-tax claims given          $            10,000         --      Unimpaired.
 priority under the Bankruptcy Code,                                     --      Each  holder  of  an  Allowed  RII  Class 1
 including employee claims for                                                    Claim, at RII's option, shall receive such
 pre-petition wages not to exceed                                                 treatment as (1) will not alter the legal,
 $2,000 per employee.                                                             equitable or contractual  rights to  which
Estimated Number of Holders:  5                                                   such  Allowed RII  Class 1  Claim entitles
                                                                                  the holder thereof, or (2) otherwise  will
                                                                                  render  such  Allowed  RII  Class  1 Claim
                                                                                  unimpaired pursuant to section 1124(2)  of
                                                                                  the Bankruptcy Code.
                                                                         --      Recovery: 100% of claim.
RII Class 2 -- Old Series Note Claims    482,$000,000 (as of October)    --      Impaired.
Estimated Number of Holders:                            15, 1993         --      For  each  $1,000 principal  amount  of Old
 Approximately: 6,200                                                             Series   Notes,   holders   as   of    the
                                                                                  Distribution  Record Date  will receive on
                                                                                  the relevant Distribution Date on  account
                                                                                  of  their Allowed  RII Class  2 Claims the
                                                                                  following*:
                                                                                 -- $259.38  principal  amount of  New  RIHF
                                                                                    Mortgage Notes;**
                                                                                 --  One Unit comprised  of $72.63 principal
                                                                                    amount of the  New RIHF Junior  Mortgage
                                                                                    Notes** and .07263 shares of RII Class B
                                                                                    Common Stock**;
                                                                                 -- 35.33 shares of RII Common Stock**;

- ------------------------

_* Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance at October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the consideration distributed for each $1,000 principal amount of Old Series Notes will be reduced slightly.


** No New Debt Securities will be issued in a principal amount other than $1,000 or an integral multiple thereof. No fractional shares of New Equity Securities will be issued. All fractional interests will be aggregated and sold at market; the proceeds therefrom will be distributed in lieu of such fractional interests.

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
                                                                                 --  Either  (A) $134.88  in cash,  plus in-
                                                                                    terest on such amount at an annual  rate
                                                                                    of 7.5% from January 1, 1994 to the SIHL
                                                                                    Closing  Date, plus  4.15 SIHL  Series A
                                                                                    Shares, representing a pro rata share of
                                                                                    the consideration received from the SIHL
                                                                                    Sale, or  (B) if  the SIHL  Sale is  not
                                                                                    consummated   on  the   Effective  Date,
                                                                                    10.375 PIRL Ordinary Shares pursuant  to
                                                                                    the PIRL Spin-Off;
                                                                                 --  A pro rata share  of Excess Cash, which
                                                                                    pro rata  share  is projected  to  be  a
                                                                                    minimum of $62.25;
                                                                                 --  The non-transferable right to receive a
                                                                                    pro rata share of Net Reserved Cash  and
                                                                                    Net Plan Consummation Cash; and
                                                                                 --  The non-transferable right to receive a
                                                                                    pro rata share of payments from Deferred
                                                                                    Cash, which pro  rata share is  expected
                                                                                    to be a minimum of $5.
                                                                         --      Post-Restructuring ownership interest
                                                                                  (fully diluted): 36.5%.
                                                                         --      Estimated  Recovery (including  GRI Class 2
                                                                                  Claim and approximate reorganization value
                                                                                  of ownership interest):
                                                                                  -- 70% of principal amount (SIHL Sale); or
                                                                                  --   70%   of   principal   amount   (PIRL
                                                                                  Spin-off).
RII Class 3 -- The Showboat                  $       105,333,000         --      Unimpaired.
 Note Claims                                                             --      At  RII's  option,  each holder  of  an Al-
Estimated Number of Holders:                                                     lowed RII Class 3  Claim will receive  such
 Approximately: 550                                                               treatment as (1) will not alter the legal,
                                                                                  equitable  and contractual rights to which
                                                                                  such Allowed  RII Class  3 Claim  entitles
                                                                                  the  holder thereof or  (2) otherwise will
                                                                                  render such Claim  unimpaired pursuant  to
                                                                                  section 1124(2) of the Bankruptcy Code. To
                                                                                  the  extent not previously  paid when due,
                                                                                  interest shall  be  paid in  cash  on  the
                                                                                  Distribution   Date  (at  the  applicable,
                                                                                  non-default  contractual  rate),  together
                                                                                  with  any additional amount required to be
                                                                                  paid to render  such Allowed  RII Class  3

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
                                                                                  Claim   unimpaired  pursuant   to  section
                                                                                  1124(1) or (2) of the Bankruptcy Code.
                                                                         --      Recovery: 100% of Claim.
RII Class 4 -- Miscellaneous Secured         $                 0        -- --    Unimpaired.
 Claims                                                                          At  RII's  option,  with  respect  to  each
Estimated Number of Holders: 0                                                   Allowed  RII Class 4 Claim, the Plan either
                                                                                  (1) will  not alter  the legal,  equitable
                                                                                  and contractual rights to
                                                                                 which   such  Allowed  RII  Class  4  Claim
                                                                                  entitles  the  holder   thereof,  or   (2)
                                                                                  otherwise  will  render  such  Allowed RII
                                                                                  Class  4  Claim  unimpaired  pursuant   to
                                                                                  section 1124(2) of the Bankruptcy Code. To
                                                                                  the  extent not previously  paid when due,
                                                                                  interest shall  be  paid in  cash  on  the
                                                                                  Distribution   Date  (at  the  applicable,
                                                                                  non-default  contractual  rate),  together
                                                                                  with
                                                                                  any  additional amount required to be paid
                                                                                  to render such Allowed  RII Class 4  Claim
                                                                                  unimpaired  pursuant to section 1124(1) or
                                                                                  (2) of the Bankruptcy Code.
                                                                         --      Recovery: 100% of Claim.
RII Class 5 -- General Unsecured Claims      $         1,000,000        -- --    Unimpaired.
                                                                                 At RII's option, with respect to each
Estimated Number of Holders:                                                      Allowed RII Class 5 Claim, the Plan either
 Approximately: 50                                                                (1) will not alter the legal, equitable or
                                                                                  contractual rights to  which such  Allowed
                                                                                  RII  Class  5  Claim  entitles  the holder
                                                                                  thereof, or (2) otherwise will render such
                                                                                  Allowed  RII  Class  5  Claim   unimpaired
                                                                                  pursuant   to   section  1124(2)   of  the
                                                                                  Bankruptcy Code.
                                                                         --      Recovery: 100% of Claim.
RII Class 6 -- U.S. Paradise                 $         2,151,000        -- --    Unimpaired.
  Island Subsidiary Claims                        (as of Septem-                 At RII's  option,  each holder  of  an  Al-
Estimated Number of Hold-                           ber 30, 1993)                lowed  RII Class 6  Claim will receive such
  ers:  2                                                                         treatment   as   (1)   will   not    alter
                                                                                  the   legal,  equitable   and  contractual
                                                                                  rights to which such  Allowed RII Class  6
                                                                                  Claim  entitles the holder  thereof or (2)
                                                                                  otherwise   will    render   such    Claim
                                                                                  unimpaired  pursuant to section 1124(2) of
                                                                                  the Bankruptcy Code.
                                                                         --      Recovery: 100% of Claim.

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
RII Class 7 -- RII Common                      Not applicable            --      Impaired.
 Stock                                                                   --      Each  holder  will  retain  its  shares  of
Estimated Number of Beneficial Holders:                                          RII  Common Stock held  as of the Effective
 Approximately: 11,000                                                            Date; provided, however,  that as a  class
                                                                                  all  shares  of RII  Common Stock  held by
                                                                                  holders of RII Class 7
                                                                                  Interests will be diluted by the  issuance
                                                                                  under  the  Plan  of  (1)  additional  RII
                                                                                  Common Stock to the holders of RII and GRI
                                                                                  Class 2 Claims, (2) the Griffin  Warrants,
                                                                                  (3)  options under  the 1994  Stock Option
                                                                                  Plan and (4) the RII Class B Common Stock.
                                                                         --      Pre-Restructuring ownership interest:
                                                                                  92.0%. Post-Restructuring ownership
                                                                                  interest (fully diluted): 44.7%.
RII Class 8 -- 1990 Stock Options              Not applicable           -- --    Impaired.
                                                                                 Each  holder  retains   his  or  her   out-
Estimated Number of Holders:  31                                                 standing   1990   Stock  Options   and  the
                                                                                  exercise price  for the  outstanding  1990
                                                                                  Stock    Options    will    remain   fixed
                                                                                 at the exercise price at the time of grant;
                                                                                  provided, however,  that  as a  class  all
                                                                                  1990  Stock Options held by holders of RII
                                                                                  Class 8 Interests will  be diluted by  the
                                                                                  issuance under the
                                                                                  Plan  of (1) additional  RII Common Stock,
                                                                                  (2)  the  Griffin  Warrants,  (3)  options
                                                                                  under  the 1994 Stock  Option Plan and (4)
                                                                                  the RII  Class B  Common Stock.  The  1990
                                                                                  Stock Option Plan will be terminated as of
                                                                                  the Effective Date.
                                                                         --      Pre-Restructuring ownership interest (fully
                                                                                  diluted): 8.0%. Post-Restructuring
                                                                                  ownership interest (fully diluted): 3.8%.
GRI Class 1 -- Non-tax Claims                $                 0         --      Unimpaired.
 given priority under the Bankruptcy                                     --      Each holder of an Allowed GRI Class 1 Claim
 Code, including employee claims for                                              at   GRI's   option  shall   receive  such
 pre-petition wages not to exceed                                                 treatment as (1) will not alter the legal,
 $2,000 per employee                                                              equitable or contractual  rights to  which
                                                                                  such Allowed GRI
Estimated Number of Holders:  0                                                   Class 1 Claim entitles the holder thereof,
                                                                                  or  (2) otherwise will render such Allowed
                                                                                  GRI Class 1  Claim unimpaired pursuant  to
                                                                                  section 1124(2) of the Bankruptcy Code.
                                                                         --      Recovery: 100% of claim.

CLASS DESCRIPTION:                       ESTIMATED AMOUNT OF CLAIMS:                      TREATMENT UNDER THE PLAN:
GRI Class 2 -- GRI Guaranty Claims       482,$000,000 (as of October)    --      Impaired.
Estimated Number of Holders:                            15, 1993         --      The  distribution to holders of Allowed RII
 Approximately 6,200                                                              Class 2  Claims also  will constitute  the
                                                                                  Plan  consideration to  holders of Allowed
                                                                                  GRI Class 2 Claims.
                                                                         --      Recovery: See RII Class 2 Recovery.
GRI Class 3 -- General Unsecured Claims      $                 0         --      Unimpaired.
Estimated Number of Holders: None known                                  --      At  GRI's  option,  with  respect  to  each
                                                                                  Allowed GRI Class 3 Claim, the Plan either
                                                                                  (1) will not alter the legal, equitable or
                                                                                  contractual  rights to  which such Allowed
                                                                                  GRI Class  3  Claim  entitles  the  holder
                                                                                  thereof, or (2) otherwise will render such
                                                                                  Allowed   GRI  Class  3  Claim  unimpaired
                                                                                  pursuant  to   section  1124(2)   of   the
                                                                                  Bankruptcy Code.
                                                                                 Recovery: 100% of Claim.
GRI Class 4 -- RII Intercompany Claims       $        40,196,000)        --      Impaired.
Estimated Number of Holders: 1           (as of September 30, 1993       --      The   RII   Intercompany   Claim   will  be
                                                                                  satisfied by  the contribution  by RII  of
                                                                                  the  RII Intercompany Claim to the capital
                                                                                  of GRI.
GRI Class 5 -- GRI Common Stock                Not applicable            --      Impaired.
Estimated Number of Holders: 1                                           --      RII, as  the  holder  of the  GRI  Class  5
                                                                                  Interest,  will retain such Interest which
                                                                                  is impaired by virtue of the transfer of a
                                                                                  substantial  portion   of   GRI's   assets
                                                                                  pursuant  to the  Paradise Island Purchase
                                                                                  Agreement or the PIRL Standby Distribution
                                                                                  Agreement, as the case may be.


    EFFECTIVE DATE AND DISTRIBUTION DATES.   The Effective Date is the later  of
(a) the first business day on which no stay of the Confirmation Order is in effect and that is ten days after the Confirmation Date, and (b) the date on which each of the conditions precedent to consummation of the Plan have been either satisfied or waived. It is anticipated that the Effective Date will occur on or around May 15, 1994, although no assurance can be given that the Effective Date will not be delayed, perhaps materially. Among other things, a relatively brief delay in the Effective Date will delay distributions under the Plan and increase the interest payable with respect to the SIHL Aggregate Cash Purchase Price. Any delay in the Effective Date beyond June 30, 1994 could result in a termination of the Paradise Island Purchase Agreement. See "Description of Paradise Island Purchase Agreement -- Termination". Also, a delay in the Effective Date could change the date for calculating Excess Cash. In addition, a delay in the Effective Date may result in a termination of the Bondholders Support Agreement and would increase the risk that the Restructuring will not be consummated.



    The Distribution Date for any claim that is an Allowed Claim on the Effective Date will be the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date. For any claim that is a Disputed Claim on the Effective Date, the Distribution Date will be the date as soon as practicable, but in no event later than 30 days after the date upon which such claim becomes an Allowed Claim. Notwithstanding the foregoing, the Distribution Date with respect to distribution to the disbursing agent for holders of Old Series Notes is as follows: (a) for distribution of the SIHL Aggregate Purchase Price, the New Debt Securities and the New Equity Securities, the Effective Date; (b) for payments of Net Reserved Cash, as soon as practicable after the Effective Date but in no event later than 90 days after the Effective Date; (c) for payments of Net Plan Consummation Cash, as soon as practicable but no later than 90 days after the Effective Date; provided, however, that if all Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses, after which time the remaining Net Plan Consummation Cash will be distributed, unless otherwise ordered by the Bankruptcy Court; (d) for payments of Deferred Cash, within three business days after receipt by RII of the Litigation Trust Distributions in immediately available funds; and (e) for payments of Excess Cash, the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date. Distributions to holders of Old Series Notes will be made by the Disbursing Agent only to holders that comply with the procedures for surrender of Old Series Notes set forth in section
6.11.5 of the Plan.



    CONFIRMATION REQUIREMENTS. If the Requisite Acceptances are received, RII and GRI will seek to implement the Plan by commencing cases under chapter 11 of the Bankruptcy Code and will request that the Bankruptcy Court as promptly as practicable hold a hearing on the adequacy of this Information Statement/Prospectus and on the Confirmation of the Plan. Parties in interest, including all holders of claims and interests, will receive notice of the date and time fixed by the Bankruptcy Court for the hearing on the adequacy of this Information Statement/Prospectus and the confirmation hearing. The Bankruptcy Code provides that any party in interest may object to the adequacy of this Information Statement/Prospectus or confirmation of the Plan. The Bankruptcy Court will establish procedures for the filing and service of objections to the adequacy of this Information Statement/ Prospectus and to confirmation of the Plan.


    For the Plan to be confirmed, and regardless of whether all impaired classes of claims and interests vote to accept the Plan, the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan complies with the requirements of section 1129 of the Bankruptcy Code. Section 1129 of the Bankruptcy Code requires, among other things, that: (i) the Plan be accepted by the requisite votes of holders of impaired claims and interests, except to the extent that the Plan may be confirmed under section 1129(b) of the Bankruptcy Code without the acceptance of each impaired class; (ii) the Plan be feasible under section 1129(a)(11) of the Bankruptcy Code (that is, there is a reasonable probability that RII and GRI will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization);
(iii) the Plan be accepted by at least one class of impaired creditors (excluding insiders); and (iv) the Plan meet the "best interests of creditors" test of section 1129(a)(7) of the Bankruptcy Code which requires that each impaired holder of a claim or interest either accepts the Plan or receives at least as much pursuant to the Plan as such holder would receive in liquidations of RII and GRI under chapter 7 of the Bankruptcy Code. See "The Plan -- Confirmation of the Plan".

    Although RII and GRI believe that the Plan will meet such tests, as well as the other requirements of section 1129 of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Furthermore, even if the Requisite Acceptances have been received prior to the commencement of the chapter 11 cases, the Bankruptcy Court may determine not to confirm the Plan if the Bankruptcy Court finds that the Solicitation did not comply with all the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules (including the requirement under section 1126(b) that the Solicitation comply with any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure or that the Solicitation be made after disclosure of adequate information). In such an event, the Bankruptcy Court might order RII and GRI to resolicit Acceptances.

    If any impaired class or classes reject the Plan, section 1129(b) of the Bankruptcy Code provides that, so long as at least one impaired class has accepted the Plan (excluding votes cast by insiders), RII and GRI may seek confirmation of the Plan if they can demonstrate that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting class. RII and GRI reserve the right to seek to apply section 1129(b) of the Bankruptcy Code if the Plan is accepted by any, but not all, impaired classes of claims or interests. See "The Plan -- Confirmation of the Plan -- Confirmation Without Acceptance by All Impaired Classes".


    CONDITIONS TO CONFIRMATION. Confirmation of the Plan is subject to the following conditions: (i) the Confirmation Date shall occur no later than December 31, 1994; (ii) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan; (iii) the Confirmation Order shall provide for the confirmation of the Plan as to both RII and GRI;
(iv) the Confirmation Order shall be acceptable in form and substance to RII, GRI, Fidelity and TCW (so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes), and to SIHL (to the extent provided in the Paradise Island Purchase Agreement);
(v) the Confirmation Order shall contain a finding that, except as expressly provided in the Plan, all of the property distributed under the Plan shall vest in the recipients thereof free and clear of all liens, claims, encumbrances and interests of any nature whatsoever and that consummation of the Plan shall not result in a fraudulent transfer with respect to either RII or GRI or any of their affiliates; and (vi) the Bankruptcy Court shall have entered an order declaring that, as of the Effective Date, the Old Security Documents under which the liens on the property securing the Old Series Notes were granted or created shall be deemed released and terminated. Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI reserve the right at any time, without notice, without leave or order of the Bankruptcy Court, to waive any condition to confirmation of the Plan. As a practical matter, although the condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, the transactions contemplated by the Plan, including the SIHL Sale, the PIRL Spin-Off and the issuance of the New Debt Securities, cannot be consummated if the Old Security Documents are not released and terminated.



    To effect such release, RII is soliciting the consents of the record holders of the outstanding Old Series Notes pursuant to the terms of the Old Series Note Indenture to terminate and release the Old Security Documents. The Old Series
Note Indenture requires that consents be obtained from the record holders of at least 66 2/3% in aggregate principal amount of the outstanding Old Series Notes and the record holders of at least a majority in aggregate principal amount of each series of the Old Series Notes to terminate and release of the Old Security Documents. Such consents will terminate and release the Old Security Documents and will release the parties to the Old Security Documents from all obligations thereunder. Such consents must be evidenced by such record holders separately from their vote on the Plan. The ballots for the holders of the Old Series Notes permit holders to give or withhold such consent. ANY EXECUTED BALLOT WITH RESPECT TO THE PLAN RETURNED WITHOUT AN INDICATION TO WITHHOLD SUCH CONSENT WILL BE DEEMED TO GIVE SUCH CONSENT. IF SUFFICIENT CONSENTS ARE RECEIVED FROM HOLDERS OF OLD SERIES NOTES, RII AND GRI WILL REQUEST THE BANKRUPTCY COURT TO CONFIRM RELEASE OF THE OLD SECURITY DOCUMENTS, EFFECTIVE AS OF THE EFFECTIVE DATE, BY ENTRY OF AN APPROPRIATE ORDER. IF INSUFFICIENT CONSENTS ARE RECEIVED FROM HOLDERS OF OLD SERIES NOTES TO EFFECTUATE A CONSENSUAL TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS BY THE HOLDERS OF OLD SERIES NOTES, RII AND GRI INTEND TO REQUEST THE BANKRUPTCY COURT TO ORDER THE RELEASE OF THE OLD SECURITY DOCUMENTS; HOWEVER, THERE CAN BE NO ASSURANCE THAT SUCH AN ORDER WILL BE ENTERED.


    In no event will the consents to release the Old Security Documents be used to effectuate the termination and release of the Old Security Documents in the absence of the confirmation and consummation of the Plan. If RII and GRI fail to receive the Requisite Acceptances, notwithstanding receipt of sufficient consents to release and terminate the Old Security Documents pursuant to the Old Series Note Indenture, such consents will only be used in the event that RII and GRI continue to pursue confirmation and consummation of the Plan. In the event that RII and GRI elect or are required to resolicit Acceptances of the Plan, however, they reserve the right not to resolicit with respect to the consents to release the Old Security Documents and to use consents received from the initial Solicitation. Consents to release and terminate the Old Security Documents may be withdrawn or revoked at any time prior to the Voting Deadline.



    CONDITIONS TO EFFECTIVE DATE. The Plan will be consummated on the Effective Date. The occurrence of the Effective Date of the Plan is subject to the following conditions: (i) the Confirmation Order shall have been entered and not stayed; (ii) the New RIHF Mortgage Note Indenture and the New RIHF Junior
Mortgage Note Indenture shall have been qualified under the TIA; (iii) the securities to be issued under the New RIHF Mortgage Note Indenture and the New RIHF Junior Mortgage Note Indenture, the RII Class B Common Stock and the RII Common Stock to be issued pursuant to the Plan, and the SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, shall be registered under the Securities Act and accepted or admitted on a national securities exchange or approved for quotation on the Nasdaq National Market (subject to official notice of issuance); (iv) the Effective Date shall occur no later than January 31, 1995; (v) all required regulatory approvals shall have been obtained (including without limitation any regulatory approvals from the Casino Control Commission, the government of the Commonwealth of The Bahamas and the U.S. Department of Transportation); (vi) all indentures, mortgages, security agreements and other agreements and instruments to be delivered under or necessary to effectuate the Plan, including without limitation the RIHF Senior Facility, shall have been executed and delivered; (vii) either (a) the closing of the SIHL Sale shall have occurred or (b) the closing of the PIRL Spin-Off shall have occurred; and (viii) all outstanding amounts under the Griffin Group Note shall have been paid in full.


    Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI reserve the right at any time, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, to waive any condition precedent to consummation of the Plan, other than the condition requiring the entry of the Confirmation Order which has not been stayed.

    MODIFICATION OF THE PLAN. Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI expressly reserve the right to modify, at any time and from time to time, the terms of the Plan in accordance with the provisions of section 1127 of the Bankruptcy Code if, and to the extent that, RII and GRI determine that such modifications are necessary or desirable in order to complete the Restructuring. After the date on which the Plan is confirmed by the Bankruptcy Court, RII and GRI may institute proceedings in the Bankruptcy Court to remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan so long as the Plan as modified meets the requirements of the Bankruptcy Code and prior notice of such modification is served in accordance with Bankruptcy Rules 2002 and 9014. See "The Plan -- Modifications of the Plan".

COMPARISON OF NEW RIHF MORTGAGE NOTES AND NEW RIHF JUNIOR MORTGAGE NOTES TO OLD
 SERIES NOTES

    The following is a brief comparison of the terms of the New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to the terms of the Old Series Notes as set forth in the Old Series Note Indenture, the indenture pursuant to which the New RIHF Mortgage Notes will be issued (the "New RIHF Mortgage Indenture"), and the indenture pursuant to which the New RIHF Junior Mortgage Notes will be issued (the "New RIHF Junior Mortgage Indenture"). Certain capitalized terms used in the following summary are defined below under the captions "Description of Old Series Notes", "Description of New RIHF Mortgage Notes" and "Description of New RIHF Junior Mortgage Notes".

    The  Company  will apply  to have  the  New RIHF  Mortgage Notes,  the Units comprised of New RIHF Junior Mortgage Notes and the RII Class B Common Stock, the newly issued RII Common Stock and (if issued) the PIRL Ordinary Shares listed on the AMEX. The Company has been informed by SIHL that SIHL will apply to have the SIHL Series A Shares (if issued) listed on the Nasdaq

National Market. It is a condition to consummation of the Plan that all of such securities, if issued, be listed on a national securities exchange or approved for quotation on the Nasdaq National Market (subject to official notice of issuance). However, there can be no assurance that an active trading market for any such securities will develop on the AMEX, Nasdaq National Market or otherwise, and no assurance can be given as to the price at which any such securities might trade. Moreover, subject to the consent of Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes), the condition requiring listing on a national securities exchange or approval for quotation on the Nasdaq National Market may be waived by RII and GRI. For more information regarding the trading market for the SIHL Series A Shares, see the accompanying SIHL Prospectus.

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
PRINCIPAL AMOUNT TO BE ISSUED:        PRINCIPAL AMOUNT TO BE ISSUED:        PRINCIPAL AMOUNT OUTSTANDING:
$125,000,000 will be issued by  RIHF  $35,000,000  will be  issued by RIHF  Approximately  $482,000,000  as   of
 upon consummation of the              upon consummation of the              October  15,  1993, issued  by RII.
 Restructuring.                        Restructuring.                        Additional Old Series Notes not  to
                                                                             exceed  approximately $2,500,000 in
                                                                             aggregate principal  amount may  be
                                                                             issued   to  holders  of  Old  Plan
                                                                             Disputed Claims if such Claims  are
                                                                             allowed by the bankruptcy court.
INTEREST:                             INTEREST:                             INTEREST:
11% per year, payable in cash, semi-  11.375%  per year,  payable in cash,  -- Old Series A Notes -- 6% per year
 annually on March 15 and  September   or  at RIHF's option and subject to   from April 11, 1990 until April 15,
 15  of  each  year.  Interest  will   certain   limitations,   additional   1991, 9%  in the  year ended  April
 accrue from the Effective Date.       Units  comprised of New RIHF Junior   15, 1992,  12%  in the  year  ended
                                       Mortgage  Notes  and  RII  Class  B   April 15, 1993, and 15% in the year
                                       Common Stock, semi-annually on June   ending  April  15,  1994,   payable
                                       15  and December  15 of  each year.   semi-annually  on   April  15   and
                                       Interest   will  accrue   from  the   October 15 of  each year.  Interest
                                       Effective  Date.  Interest  may  be   is payable, at  the option of  RII,
                                       paid  in  additional  Units  on any   in cash or in additional Old Series
                                       interest  payment  date  on   which   A Notes.
                                       RIH's  Consolidated  Cash  Flow for   -- Old Series  B Notes  -- 11%  per
                                       the  most  recently  completed four   year from May  8, 1990 until  April
                                       fiscal   quarters   is   less  than   15, 1991,  and thereafter  15%  per
                                       $35,000,000.                          year,   payable   semi-annually  on
                                                                             April 15  and  October 15  of  each
                                                                             year.  Interest is  payable, at the
                                                                             option  of  RII,  in  cash  or   in
                                                                             additional Old Series B Notes.
MATURITY:                             MATURITY:                             MATURITY:
September 15, 2003.                   December 15, 2004.                    April 15, 1994.
SINKING FUND REQUIREMENTS:            SINKING FUND REQUIREMENTS:            SINKING FUND REQUIREMENTS:
None.                                 None.                                 None.
MANDATORY REDEMPTION:                 MANDATORY REDEMPTION:                 MANDATORY REDEMPTION:
In the event of an RIH Sale, all the  In the event of an RIH Sale, all the  Upon  certain sales by RII or any of
 New RIHF  Mortgage  Notes  will  be   New RIHF Junior Mortgage Notes will   its   subsidiaries  of  any  assets
 redeemed by RIHF  whether such  RIH   be  redeemed  by RIHF  whether such   listed in  a  schedule to  the  Old
 Sale occurs before, on or after the   RIH Sale occurs before, on or after   Series Note Indenture, certain real
 fifth  anniversary of the Effective   the  fifth   anniversary   of   the   property  or  the capital  stock of
 Date,   at   par   together    with   Effective  Date,  at  par  together   any RII  subsidiary,  the  proceeds
 interest,   if  any,   accrued  and   with interest, if any, accrued  and   are  deposited  in an  account (the
 unpaid thereon  to  the  Redemption   unpaid  thereon  to  the Redemption   "Collateral   Account").   If   the
 Date;  provided, however, that such   Date; provided, however, that  such   balance  in the  Collateral Account
 obligation of  RIHF to  redeem  the   obligation  of  RIHF to  redeem the   exceeds   $15,000,000,    RII    is
 New  RIHF  Mortgage  Notes  in  the   New RIHF Junior  Mortgage Notes  in   required to redeem Old Series Notes
 event  of a proposed RIH Sale shall   the event  of a  proposed RIH  Sale   with  the  entire  balance  in  the
 cease to  exist if  the Holders  of   shall cease to exist if the Holders   Collateral  Account at  100% of the
 not   less   than   66-   2/3%   in   of   not  less  than  66-  2/3%  in   principal   amount   thereof   plus
 Outstanding Amount of the             Outstanding Amount of the             accrued  and unpaid interest to the
 Outstanding New RIHF Mortgage Notes   Outstanding   New    RIHF    Junior   redemption date.
 have consented to such proposed RIH   Mortgage  Notes  have  consented to
 Sale.                                 such proposed RIH Sale.

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
OPTIONAL REDEMPTION:                  OPTIONAL REDEMPTION:                  OPTIONAL REDEMPTION:
The  New  RIHF  Mortgage  Notes  are  The  New RIHF  Junior Mortgage Notes  The Old Series Notes are  redeemable
 redeemable at any time in whole, or   are   redeemable  at  any  time  in   at any time in whole, or from  time
 from  time to  time in  part, on or   whole, or  from  time  to  time  in   to time in part, at the election of
 after  the fifth anniversary of the   part,  on   or  after   the   fifth   RII,  at  100%  of  their principal
 Effective Date at  the election  of   anniversary  of the  Effective Date   amount plus accrued interest to the
 RIHF,  at  100%  of  the  principal   at the election of RIHF, at 100% of   redemption date. Any such
 amount    thereof    plus   accrued   the principal  amount thereof  plus   redemption must be made of both Old
 interest to the redemption date.      accrued  interest to the redemption   Series A  Notes  and Old  Series  B
                                       date.                                 Notes,  pro  rata according  to the
                                                                             respective principal amounts of the
                                                                             Old  Series  Notes  of  each   such
                                                                             Series then outstanding.
LIMITATION ON OPEN-MARKET PURCHASES:  LIMITATION ON OPEN-MARKET PURCHASES:  LIMITATION ON OPEN-MARKET PURCHASES:
Generally,  none. See "Certain Other  Generally,   none,   provided   that  See "Certain Other Covenants".
 Covenants".                           interest  on  the  New  RIHF Junior
                                       Mortgage Notes was paid in cash  on
                                       the   interest  payment  date  next
                                       preceding   the    date   of    the
                                       open-market  purchase  in question.
                                       See "Certain Other Covenants".
GUARANTY:                             GUARANTY:                             GUARANTY:
RIH guarantees payment of  principal  RIH  guarantees payment of principal  GRI guarantees payment of  principal
 of  and  interest on  the  New RIHF   of and  interest  on the  New  RIHF   of  and interest on  the Old Series
 Mortgage Notes pursuant to the  RIH   Junior  Mortgage Notes  pursuant to   Notes pursuant to the GRI Guaranty.
 Mortgage Guaranty. The RIH Mortgage   the RIH  Junior Mortgage  Guaranty.   GRI's assets consist principally of
 Guaranty  is secured  by a  lien on   The RIH Junior Mortgage Guaranty is   promissory notes made by RIH in the
 the Resorts  Casino Hotel  pursuant   secured  by a  lien on  the Resorts   aggregate   principal   amount   of
 to    a   mortgage   and   security   Casino Hotel pursuant to a mortgage   $325,000,000 (the "RIH Notes")  and
 agreement  with  an  assignment  of   and  security  agreement  with   an   the  capital stock of  RIB. RIB and
 rents, and an assignment of  leases   assignment   of   rents,   and   an   its subsidiaries  own the  Paradise
 and  rents (collectively,  the "RIH   assignment  of  leases  and   rents   Island  properties,  including  the
 Guaranty Mortgage") between RIH, as   (collectively,  the   "RIH   Junior   Paradise  Island  Resort  & Casino,
 mortgagor,   and   the   New   RIHF   Guaranty Mortgage") between RIH, as   the Ocean Club Golf & Tennis Resort
 Mortgage   Note  Trustee   for  the   mortgagor, and the New RIHF  Junior   and  the  Paradise  Paradise  Beach
 benefit of the  holders of the  New   Mortgage   Note  Trustee   for  the   Resort, and all related  furniture,
 RIHF   Mortgage   Notes.   The  RIH   benefit of the  holders of the  New   fixtures,  machinery and equipment.
 Guaranty Mortgage is senior to  the   RIHF Junior Mortgage Notes. The RIH   The  RIH  Notes  and  the  Paradise
 RIH Junior  Guaranty  Mortgage  and   Junior  Guaranty Mortgage is junior   Island  properties,  including  all
 junior to the lien securing the RIH   to the RIH Senior Facility Guaranty   additions or improvements, directly
 Senior  Facility Guaranty (the "RIH   Mortgage  and   the  RIH   Guaranty   or indirectly, comprise part of the
 Senior Facility Guaranty              Mortgage.                             collateral  securing the Old Series
 Mortgage").                                                                 Notes.   Such    collateral    also
                                                                             includes  the  lien on  the Resorts
                                                                             Casino   Hotel,   owned   by   RIH,
                                                                             together   with  all  additions  or
                                                                             improvements thereto.
COLLATERAL:                           COLLATERAL:                           COLLATERAL:
The  New  RIHF  Mortgage  Notes  are  The  New RIHF  Junior Mortgage Notes  The Old Series A  Notes and the  Old
 secured by an assignment by RIHF to   are  secured  by  an  assignment by   Series B Notes rank PARI PASSU with
 the New RIHF Mortgage Note  Trustee   RIHF   to   the  New   RIHF  Junior   respect to  amounts  realized  upon
 for  the benefit of  the holders of   Mortgage  Note   Trustee  for   the   the  sale  or other  disposition of
 the New RIHF Mortgage Notes, of the   benefit of the  holders of the  New   the    collateral   (as   described
 RIH Promissory Note in the original   RIHF Junior Mortgage Notes, of  the   below).
 principal    amount   of    up   to   RIH Junior Promissory  Note in  the   The  collateral  consists  of:  (i)
 $125,000,000,  payable  in  amounts   original  principal amount of up to   RII's fee  and leasehold  interests
 and  at times necessary  to pay the   $35,000,000, payable in amounts and   in substantially  all of  its  real
 principal  of  and interest  on the   at  times  necessary  to  pay   the   properties,    additions   or   all
 New RIHF Mortgage  Notes, which  is   principal  of  and interest  on the   improvements  constructed   thereon
 secured  by a  lien on  the Resorts   New  RIHF  Junior  Mortgage  Notes,   (other  than the Showboat Lease and
 Casino Hotel, I.E.,  RIH's fee  and   which  is secured by  a lien on the   the real property  that is  subject
 leasehold  interests comprising the   Resorts Casino  Hotel, I.E.,  RIH's   to the Showboat Lease and an office
 Resorts Casino Hotel, the             fee    and    leasehold   interests   building   in    Miami,    Florida)
 contiguous   parking   garage   and   comprising   the   Resorts   Casino   (collectively, the "RII Property"),
 property, all additions or            Hotel,   the   contiguous   parking   pursuant   to   an   indenture   of
 improvements   constructed  thereon   garage and property, all  additions   mortgage  and assignment  of leases
                                       or

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
                                       improvements  constructed   thereon   and   rents  (the  "RII  Mortgage")
 (other  than   certain   designated   (other   than   certain  designated   between RII and  the trustee  under
 facilities)   and   all  furniture,   facilities)  and   all   furniture,   the  Old Series Note Indenture (the
 fixtures,  machinery  and   certain   fixtures,   machinery  and  certain   "Old Series  Note  Trustee");  (ii)
 other property and equipment of RIH   other property and equipment of RIH   RIH's  fee and  leasehold interests
 related thereto, encumbered           related thereto, encumbered           comprising   the   Resorts   Casino
 pursuant to a mortgage and security   pursuant to a mortgage and security   Hotel,   the   contiguous   parking
 agreement with assignment of rents,   agreement with assignment of rents,   garage and property, all  additions
 and  an  assignment  of  leases and   and an  assignment  of  leases  and   or improvements constructed thereon
 rents   (collectively,   the   "RIH   rents   (collectively,   the   "RIH   (other   than   certain  designated
 Mortgage") between RIH, as            Junior Mortgage")  between RIH,  as   facilities)   and   all  furniture,
 mortgagor, and RIHF, as  mortgagee,   mortgagor,  and RIHF, as mortgagee,   fixtures,  machinery  and   certain
 securing  the  payment  of  the RIH   securing the  payment  of  the  RIH   other property and equipment of RIH
 Promissory   Note.  Such   lien  is   Junior Promissory  Note. Such  lien   related   thereto,   assignment  of
 junior to the lien securing the RIH   is junior to the liens securing the   leases and  rents  and  a  security
 Senior  Facility  Mortgage  and the   RIH Senior  Facility Mortgage,  RIH   agreement  (collectively,  the "Old
 RIH   Senior   Facility    Guaranty   Senior  Facility Guaranty Mortgage,   RIH Mortgage") between RIH and  the
 Mortgage.                             the   RIH  Mortgage   and  the  RIH   Old Series Note Trustee; (iii)  all
                                       Guaranty Mortgage.                    the  outstanding  capital  stock of
                                                                             RIH, GRI and all RII's other direct
                                                                             and indirect domestic  subsidiaries
                                                                             pledged  by RII  to the  Old Series
                                                                             Note Trustee pursuant  to a  pledge
                                                                             agreement (the "RII Pledge
                                                                             Agreement") between RII and the Old
                                                                             Series  Note Trustee;  (iv) the RIH
                                                                             Notes, pledged  by GRI  to the  Old
                                                                             Series  Note Trustee  pursuant to a
                                                                             pledge agreement  (the "RIH  Pledge
                                                                             Agreement") between GRI and the Old
                                                                             Series Note Trustee; (v) 66% of the
                                                                             outstanding  voting  stock  of  RIB
                                                                             (the "RIB Stock"),  pledged by  GRI
                                                                             to  the  Old  Series  Note  Trustee
                                                                             pursuant to a pledge agreement (the
                                                                             "GRI Pledge Agreement") between GRI
                                                                             and the  Old Series  Note  Trustee;
                                                                             and  (vi)  the  RIB  Note,  the RIB
                                                                             Subsidiary Guaranty Agreements  and
                                                                             the RIB Mortgage (collectively, the
                                                                             "RIB Collateral") pledged by RIH to
                                                                             the   Old   Series   Note   Trustee
                                                                             pursuant to a Pledge and Assignment
                                                                             Agreement between RIH  and the  Old
                                                                             Series   Note  Trustee   (the  "RIB
                                                                             Collateral  Assignment   Agreement"
                                                                             and,  collectively  with  the other
                                                                             documents described in clauses  (i)
                                                                             through   (v),  the  "Old  Security
                                                                             Documents").

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
RANKING:                              RANKING:                              RANKING:
The  New  RIHF  Mortgage  Notes  are  The  New RIHF  Junior Mortgage Notes  The  Old  Series  Notes  are  senior
 secured    obligations   of   RIHF.   are junior  secured obligations  of   secured obligations of RII.
 Although   the  New  RIHF  Mortgage   RIHF. Although the New RIHF  Junior
 Notes    are    not   contractually   Mortgage Notes are not
 subordinated  to  the  RIHF  Senior   contractually  subordinated  to the
 Facility Notes  as to  priority  of   RIHF  Senior Facility  Notes or the
 payment, the lien securing the  New   New   RIHF  Mortgage  Notes  as  to
 RIHF Mortgage  Notes is  junior  to   priority   of  payment,   the  lien
 the lien securing  the RIHF  Senior   securing   the   New   RIHF  Junior
 Facility Notes,  and the  New  RIHF   Mortgage  Notes  is  junior  to the
 Mortgage   Notes   therefore    are   liens   securing  the  RIHF  Senior
 structurally  subordinated  to  the   Facility  Notes  and  the  New RIHF
 RIHF   Senior    Facility    Notes.   Mortgage  Notes,  and the  New RIHF
 The  RIH  Mortgage   and  the   RIH   Junior Mortgage Notes therefore are
 Guaranty  Mortgage  are  PARI PASSU   structurally  subordinated  to  the
 with each other and subordinated to   RIHF  Senior Facility Notes and the
 the liens  on  the  Resorts  Casino   New RIHF Mortgage Notes.
 Hotel  securing payment of the RIHF   The RIH Junior Mortgage and the RIH
 Senior Facility Notes  and the  RIH   Junior  Guaranty Mortgage  are PARI
 Senior Facility  Guaranty  and  any   PASSU    with   each    other   and
 other   secured   Working   Capital   subordinated  to  the liens  on the
 Facility and related guaranty.        Resorts   Casino   Hotel   securing
                                       payment of the RIHF Senior Facility
                                       Notes,   the  RIH  Senior  Facility
                                       Guaranty, any other secured Working
                                       Capital   Facility   and    related
                                       guaranty,  the RIH  Promissory Note
                                       and the RIH Mortgage Guaranty.
PAYMENT OF  NET  PROCEEDS  OF  ASSET  PAYMENT  OF  NET  PROCEEDS  OF ASSET  PAYMENT OF  NET  PROCEEDS  OF  ASSET
 SALES:                                SALES:                                SALES:
None.                                 None.                                 See "Mandatory Redemption".
CHANGE OF CONTROL:                    CHANGE OF CONTROL:                    CHANGE OF CONTROL:
Neither    RIHF    nor    RIH   will  Neither   RIHF    nor    RIH    will  Any  holder of Old  Series Notes may
 consolidate, combine or merge  with   consolidate,  combine or merge with   require RII  to  purchase  its  Old
 or  into any other Person or permit   or into any other Person or  permit   Series Notes upon the occurrence of
 any  other  Person  to consolidate,   any other  Person  to  consolidate,   any   of   the   following   events
 combine or merge with or into  RIHF   combine  or merge with or into RIHF   (unless, in certain  circumstances,
 or  RIH,  as the  case may  be; and   or RIH,  as the  case may  be;  and   RII  calls all the Old Series Notes
 neither RIHF  with respect  to  its   neither  RIHF  with respect  to its   for redemption): (i) a
 assets nor RIH with respect to  the   assets  nor RIH with respect to the   consolidation or merger  of RII  in
 New   RIHF  Mortgage  Trust  Estate   New  RIHF  Junior  Mortgage   Trust   which  RII  is  not  the  surviving
 shall  sell,   assign,  convey   or   Estate  shall sell,  assign, convey   entity; (ii)  the  sale of  all  or
 transfer   its  interest   in  such   or transfer  its interest  in  such   substantially  all of RII's assets;
 assets or  the  New  RIHF  Mortgage   assets   or  the  New  RIHF  Junior   (iii) the percentage of RII  voting
 Trust  Estate, as the  case may be,   Mortgage Trust Estate, as the  case   stock  held  by  Merv  Griffin  and
 substantially as an entirety to any   may   be,   substantially   as   an   affiliates  falls below  15%, other
 other Person or  group of  Persons,   entirety  to  any  other  Person or   than because of  RII's issuance  of
 in  one  transaction  or  series of   group   of    Persons,    in    one   additional  voting stock; or (iv) a
 related transactions, or permit any   transaction or  series  of  related   person  or group  not affiliated or
 other Person or group of Persons to   transactions, or  permit any  other   associated    with   Merv   Griffin
 convey   or    transfer   all    or   Person or group of Persons to sell,   acquires  50% or more of RII voting
 substantially all  of  its  assets,   assign,  convey or  transfer all or   stock.
 subject to  liabilities other  than   substantially  all  of  its assets,   RII is  required  to  give  to  the
 DE  MINIMIS liabilities, to RIHF or   subject to  liabilities other  than   holders  of Old Series Notes notice
 RIH; and  RIHF  and RIH  shall  not   DE  MINIMIS liabilities, to RIHF or   of any event described above within
 transfer, convey, sell or otherwise   RIH; and  RIHF  and RIH  shall  not   30  business days of the occurrence
 dispose of to any other Person,  or   transfer, convey, sell or otherwise   thereof.  Such notice  must specify
 issue to  any  Person,  any  equity   dispose  of to any other Person, or   the event, the repurchase date  and
 interest  in  RIHF or  RIH,  as the   issue to  any  Person,  any  equity   repurchase instructions. The
 case may be (each                     interest  in  RIHF or  RIH,  as the   repurchase price is

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
                                       case may be (each such  transaction   100%  of the  principal amount plus
 such transaction referred  to as  a   referred   to  as   a  "Combination   accrued and unpaid interest.
 "Combination Transaction");           Transaction");  provided,  however,
 provided,  however,  that  (i) RIHF   that  (i)  RIHF  may  engage  in  a
 may   engage   in   a   Combination   Combination  Transaction  in  which
 Transaction in which the only other   the  only other party or parties is
 party or parties is RIH or a direct   RIH or a direct or indirect  wholly
 or indirect wholly owned Subsidiary   owned  Subsidiary  of RIHF  or RIH,
 of RIHF or  RIH, and  (ii) RIHF  or   and  (ii) RIHF or RIH may engage in
 RIH  may   engage  in   any   other   any  other Combination Transaction,
 Combination Transaction, subject to   subject to certain conditions.
 certain conditions.

CERTAIN OTHER COVENANTS:              CERTAIN OTHER COVENANTS:              CERTAIN OTHER COVENANTS:
The New RIHF Mortgage Note Indenture  The New  RIHF Junior  Mortgage  Note  The   Old   Series   Note  Indenture
 will contain covenants on the  part   Indenture will contain covenants on   contains certain restrictive
 of  RIHF,  RIH  and  each  of their   the part of RIHF,  RIH and each  of   covenants   on  the  part  of  RII,
 Subsidiaries,   including   without   their Subsidiaries, including         including,    without   limitation,
 limitation restrictions (subject to   without   limitation   restrictions   restrictions  (subject  to  certain
 certain  exceptions)  on:  (i)  the   (subject to certain exceptions) on:   exceptions)  on: (i) the payment of
 ability of  RIHF, RIH  and each  of   (i)  the ability  of RIHF,  RIH and   cash dividends  or  redemptions  of
 their   Subsidiaries  to  terminate   each  of   their  Subsidiaries   to   capital stock by RII (other than as
 their  corporate  existence  or the   terminate their corporate existence   required  by  the  Casino   Control
 rights   (charter  and  statutory),   or   the   rights   (charter    and   Act);  (ii)  the  repurchase (other
 licenses,  permits,  approvals  and   statutory),    licenses,   permits,   than  as  required  by  the  Casino
 governmental  franchises  necessary   approvals and governmental            Control  Act)  of  any  Old  Series
 to  the  conduct of  its  and their   franchises necessary to the conduct   Notes other than at par unless  all
 respective   businesses;  (ii)  the   of   its   and   their   respective   interest  due  on  the  Old  Series
 ability of  RIHF, RIH  and each  of   businesses;  (ii)  the  ability  of   Notes on the immediately  preceding
 their  Subsidiaries to make certain   RIHF,  RIH   and  each   of   their   interest  payment date  was paid in
 Restricted  Payments;   (iii)   the   Subsidiaries    to   make   certain   cash and  the  funds used  for  the
 ability  of RIHF,  RIH and  each of   Restricted  Payments;   (iii)   the   repurchase  are not the proceeds of
 their  Subsidiaries  to  incur  any   ability  of RIHF,  RIH and  each of   asset sales that are required to be
 Indebtedness other than (a) the New   their  Subsidiaries  to  incur  any   deposited in the Collateral Account
 RIHF   Mortgage   Notes,   the  RIH   Indebtedness other than (a) the New   and   that   have   not   been   so
 Promissory   Note   and   the   RIH   RIHF  Mortgage   Notes,   the   RIH   deposited;  (iii) the incurrence of
 Mortgage Guaranty,  (b) the  Junior   Promissory   Note   and   the   RIH   additional indebtedness for
 Mortgage Facility,  the RIH  Junior   Mortgage  Guaranty, (b)  the Junior   borrowed money, with exceptions for
 Promissory Note and the RIH  Junior   Mortgage  Facility, the  RIH Junior   (A) certain purchase money
 Mortgage Guaranty, (c) the  Working   Promissory  Note and the RIH Junior   financing not to exceed $15,000,000
 Capital Facility, any guaranty of a   Mortgage Guaranty, (c) the  Working   in  aggregate  principal  amount at
 Working Capital  Facility  and  the   Capital Facility, any guaranty of a   any time outstanding, (B) financing
 RIH   Senior  Facility   Note,  (d)   Working Capital  Facility  and  the   to  develop certain property in The
 Capitalized Lease Obligations in an   RIH  Senior   Facility  Note,   (d)   Bahamas to fulfill RIB's obligation
 amount  not in excess of $5,000,000   Capitalized Lease Obligations in an   to  the   Bahamian  Government   to
 in   the  aggregate   at  any  time   amount not in excess of  $5,000,000   construct  at least 150 first-class
 outstanding,  (e)  FF&E   Financing   in   the  aggregate   at  any  time   hotel rooms or (after  satisfaction
 Agreements  in  an  amount  not  in   outstanding,  (e)  FF&E   Financing   of  such obligation) otherwise, not
 excess  of   $10,000,000   in   the   Agreements  in  an  amount  not  in   to exceed $20,000,000 in  aggregate
 aggregate  at any time outstanding,   excess  of   $10,000,000   in   the   principal   amount   at   any  time
 (f) certain unsecured  Indebtedness   aggregate  at any time outstanding,   outstanding, and (C) after the sale
 in  an  amount  not  in  excess  of   (f)  certain unsecured Indebtedness   of the Paradise Island Business and
 $5,000,000, (g) Non-Recourse          in  an  amount  not  in  excess  of   application  of such  sale proceeds
 Indebtedness in  an amount  not  in   $5,000,000, (g) Non-Recourse          to  prepay  Old  Series  Notes such
 excess  of   $25,000,000   in   the   Indebtedness  in  an amount  not in   that the aggregate principal amount
 aggregate at any time  outstanding,   excess   of   $25,000,000   in  the   of  Old   Series  Notes   remaining
 (h)   After-Acquired  Fee  Mortgage   aggregate at any time  outstanding,   outstanding    does    not   exceed
 Debt in an amount not in excess  of   (h)   After-Acquired  Fee  Mortgage   $75,000,000,  financing   for   the
 $3,000,000  in the aggregate at any   Debt in an amount not in excess  of   construction of new hotel
 time outstanding, and (i)             $3,000,000  in the aggregate at any   facilities,  including  a   parking
 Intercompany  advances between RIH,   time outstanding, and (i)             garage to serve the Resorts  Casino
 RIHF  or any  of their Subsidiaries   Intercompany advances between  RIH,   Hotel, not to exceed $75,000,000 in
 on  the one  hand, and  RII, on the   RIHF or any  of their  Subsidiaries   aggregate  principal amount  at any
 other hand, in an aggregate  amount   on  the one  hand, and  RII, on the   time outstanding; (iv) transactions
 not to exceed $1,000,000; (iv)  the   other  hand, in an aggregate amount   with  affiliates,  with  exceptions
 ability of                            not  to exceed $1,000,000; (iv) the   for
                                       ability of

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
                                       RIHF,  RIH   and  each   of   their   transactions  that  RII's  Board of
 RIHF,  RIH   and  each   of   their   Subsidiaries to repay the principal   Directors determines to be on terms
 Subsidiaries to repay the principal   of   any   Indebtedness   which  is   as favorable as  could be  obtained
 of   any   Indebtedness   which  is   subordinated in right of payment to   from   a   non-affiliated    party,
 subordinated in right of payment to   the New RIHF Junior Mortgage Notes;   certain  transactions in  regard to
 the New RIHF Mortgage Notes, except   (v) the  ability of  RIHF, RIH  and   acquisition  of  and  financing for
 for certain repurchases or            each  of   their  Subsidiaries   to   new hotel facilities, and
 redemptions    under   the   Junior   repurchase  any  New  RIHF   Junior   contribution  by RII or  any of its
 Mortgage Facility; (v) the  ability   Mortgage  Notes in  the open market   subsidiaries of undeveloped land to
 of RIHF,  RIH  and  each  of  their   if  an Event of  Default shall have   joint   ventures,   provided   that
 Subsidiaries  to repurchase any New   occurred and  be  continuing  under   neither   RII   nor   any   of  its
 RIHF Mortgage  Notes  in  the  open   the    New   RIHF   Mortgage   Note   subsidiaries may enter into any  of
 market if an Event of Default shall   Indenture,   the  New  RIHF  Junior   the   foregoing   transactions   in
 have  occurred  and  be  continuing   Mortgage Note Indenture or the RIHF   excess  of  $10,000,000  without  a
 under  the  New RIHF  Mortgage Note   Senior  Facility  Note   Indenture;   fairness  opinion of an independent
 Indenture,  the  New  RIHF   Junior   (vi)  the ability of  RIHF, RIH and   financial adviser; (vi) mergers and
 Mortgage Note Indenture or the RIHF   each  of   their  Subsidiaries   to   consolidations  with entities other
 Senior  Facility  Note   Indenture;   engage in certain activities; (vii)   than  affiliates of  RII; and (vii)
 (vi) the ability  of RIHF, RIH  and   the  ability  of  RIHF  and  RIH to   the  ability   of   RII   and   its
 each   of  their   Subsidiaries  to   create or  acquire  any  additional   subsidiaries to sell their
 engage in certain activities; (vii)   Subsidiaries;  (viii)  the creation   respective assets.  The Old  Series
 the  ability  of  RIHF  and  RIH to   of additional liens on the Mortgage   Note Indenture  also requires  RII,
 create  or  acquire  any additional   Documents or  the New  RIHF  Junior   at  all  times  after  December 31,
 Subsidiaries; (viii)  the  creation   Mortgage Trust Estate with            1990,  to  maintain  a consolidated
 of additional liens on the Mortgage   exceptions for, among other things,   tangible  net  worth  (as  defined)
 Documents  or the New RIHF Mortgage   liens created  in  connection  with   equal to at least $50,000,000.
 Trust  Estate with  exceptions for,   permitted Indebtedness described in
 among other  things, liens  created   clause (iii) above; (ix)
 in    connection   with   permitted   non-compliance with all  applicable
 Indebtedness  described  in  clause   statutes,  rules,  regulations  and
 (iii)  above;  (ix)  non-compliance   orders; (x)  non-payment of  taxes,
 with   all   applicable   statutes,   (xi)  maintenance  of   properties,
 rules,  regulations and orders; (x)   (xii)  maintenance  of   insurance,
 non-payment of taxes, (xi)            (xiii) the ability of RIHF, RIH and
 maintenance  of  properties,  (xii)   their Subsidiaries to insist  upon,
 maintenance  of  insurance,  (xiii)   plead  or   claim   any   stay   or
 the  ability of RIHF, RIH and their   extension law or usury law or other
 Subsidiaries to insist upon,  plead   law  that would prohibit or forgive
 or claim any stay or extension  law   RIHF   or   RIH  from   paying  the
 or usury  law  or  other  law  that   principal  of,  or interest  on the
 would prohibit or  forgive RIHF  or   New  RIHF Junior  Mortgage Notes or
 RIH from paying  the principal  of,   the  RIH Junior  Promissory Note or
 or  interest   on  the   New   RIHF   the  RIH Junior Guaranty; (xiv) the
 Mortgage   Notes    or   the    RIH   ability  of  RIHF,  RIH  and  their
 Promissory   Note   or   the    RIH   Subsidiaries  to engage  in certain
 Guaranty;  (xiv)  the  ability   of   transactions with Affiliates.
 RIHF, RIH and their Subsidiaries to
 engage in certain transactions with
 Affiliates.

              NEW RIHF                              NEW RIHF
           MORTGAGE NOTES                    JUNIOR MORTGAGE NOTES                    OLD SERIES NOTES
- ------------------------------------  ------------------------------------  ------------------------------------
MODIFICATION OF INDENTURE:            MODIFICATION OF INDENTURE:            MODIFICATION OF INDENTURE:
Requirement of vote by two-thirds in  Requirement of vote by two-thirds in  Requirement of vote by two-thirds in
 aggregate  principal amount  of New   aggregate principal  amount of  New   aggregate  principal amount  of Old
 RIHF Mortgage Notes in order (a) to   RIHF Junior Mortgage Notes in order   Series Notes (including the vote of
 amend or  supplement the  New  RIHF   to  (a) amend or supplement the New   a  majority  of  each  of  the  Old
 Mortgage    Note   Indenture,   the   RIHF Junior Mortgage Note             Series A Notes and the Old Series B
 Mortgage Documents, the  Assignment   Indenture,  the Mortgage Documents,   Notes) in  order to  amend the  Old
 Agreement  or the New RIHF Mortgage   the Assignment Agreement or the New   Series Note  Indenture or  any  Old
 Notes,  or (b) release the New RIHF   RIHF Junior Mortgage Notes, or  (b)   Security  Document, except  no such
 Mortgage Trust Estate from the lien   release   the   New   RIHF   Junior   amendment,  without the  consent of
 of the  Mortgage Documents,  except   Mortgage Trust Estate from the lien   the  holder of each Old Series Note
 no such  amendment,  or  supplement   of the Mortgage Documents except no   affected,  may change  the terms of
 without the consent  of the  holder   such   amendment   or   supplement,   payment of principal and  interest,
 of  each  New  RIHF  Mortgage  Note   without the consent  of the  holder   adversely   change  the  redemption
 affected may (i) change the  stated   ofeach  New  RIHF  Junior  Mortgage   provisions, waive payment  defaults
 maturity  of the  principal, or any   Note affected  may (i)  change  the   thereon,  or  reduce  the aforesaid
 installment of interest, reduce the   stated maturity  of the  principal,   voting    amounts    required   for
 principal amount, change any  Place   or  any  installment  of  interest,   amendments.
 of Payment  where, or  the coin  or   reduce the principal amount, change
 currency  in  which,  principal  or   any Place of Payment where, or  the
 interest  is payable, or impair the   coin   or   currency   in    which,
 right  to  institute  suit  for the   principal or  interest is  payable,
 enforcement of payment, (ii) reduce   or  impair  the right  to institute
 the   aforesaid    voting    amount   suit   for   the   enforcement   of
 required  for   amendments,   (iii)   payment,  (ii) reduce the aforesaid
 modify the term "Outstanding", (iv)   voting amount required for
 modify the provisions described  in   amendments,  (iii) modify  the term
 this paragraph  or  the  provisions   "Outstanding",   (iv)   modify  the
 regarding waiver  of  default,  (v)   provisions    described   in   this
 with certain exceptions, permit the   paragraph   or    the    provisions
 creation  of any lien ranking prior   regarding waiver  of  default,  (v)
 to the lien of the RIH Mortgage.      with certain exceptions, permit the
                                       creation  of any lien ranking prior
                                       to  the  lien  of  the  RIH  Junior
                                       Mortgage.  In addition, the holders
                                       of two-thirds in aggregate
                                       principal  amount   of   New   RIHF
                                       Mortgage  Notes must consent to any
                                       amendment of  the New  RIHF  Junior
                                       Mortgage  Note  Indenture  allowing
                                       for  redemption  of  the  New  RIHF
                                       Junior  Mortgage Notes prior to the
                                       fifth anniversary of the  Effective
                                       Date  unless such  redemption is in
                                       connection with an RIH Sale.
TRUSTEE:                              TRUSTEE:                              TRUSTEE:
State Street Bank and Trust  Company  U.S.  Trust  Company  of California,  Chemical Bank (successor to
 of Connecticut, National              N.A.                                  Manufacturers Hanover Trust
 Association.                                                                Company).
The New RIHF  Mortgage Note  Trustee  The  New  RIHF Junior  Mortgage Note  The  Old  Series  Note  Trustee  may
 may  require  reasonable  indemnity   Trustee  may   require   reasonable   require reasonable indemnity before
 before exercising any of its rights   indemnity  before exercising any of   exercising any  of  its  rights  or
 or   powers  under   the  New  RIHF   its rights or powers under the  New   powers  under  the Old  Series Note
 Mortgage Note Indenture.              RIHF Junior Mortgage Note             Indenture.
                                       Indenture.

    See "Description of Old Series Notes", "Description of New RIHF Mortgage Notes" and "Description of New RIHF Junior Mortgage Notes".

DESCRIPTION OF NEW EQUITY SECURITIES

    RII COMMON STOCK

    RII Common Stock will be issued to the holders of the Old Series Notes as of the Distribution Record Date. The existing holders of RII Common Stock will continue to hold their RII Common Stock.

Issuer............................  RII.
Number of shares..................  Up to 100,000,000  authorized, (i)  20,157,234 of  which are  outstanding  as  of  November  30,  1993,  and (ii)
                                     17,025,000  of  which   will  be  issued   as  of   the
                                     Distribution  Date  (assuming all  distributions  to be
                                     made under the Plan are  made on the Distribution  Date
                                     and  no  options and  warrants  to purchase  RII Common
                                     Stock have been  exercised). Up  to 160,000  additional
                                     shares  of RII Common Stock may be issued to holders of
                                     Old Plan  Disputed Claims  if  such Old  Plan  Disputed
                                     Claims  are allowed by the New Jersey bankruptcy court.
                                     The number of shares of  RII Common Stock to be  issued
                                     pursuant  to  the  Plan would  increase  to  offset the
                                     dilutive effect  of  the  issuance  of  additional  RII
                                     Common Stock.
Dividends.........................  Dividends  may be declared by the RII Board of Directors and would be payable from legally available funds.
Redemption........................  Subject to redemption if a holder is required to qualify under the New Jersey Casino Control Act and  regulations
                                     promulgated  thereunder (the "Casino  Control Act") and
                                     refuses or fails to  so qualify and subsequently  fails
                                     to divest itself of such RII Common Stock.
Liquidation rights................  The  net proceeds of any liquidation will be payable pro rata to the holders of the RII Common Stock and the  RII
                                     Class  B Common  Stock to the  extent of  par value per
                                     share of each such class (I.E., $.01), with the balance
                                     of such proceeds payable pro rata to the holders of the
                                     RII Common Stock.
Restrictions on transfer..........  None.
Election of directors.............  Holders of the  RII Common Stock  are entitled to  elect two-thirds  of the  entire Board of  Directors (the "RII
                                     Board  of  Directors")  or,   following  the  Class   B
                                     Triggering  Event  in respect  of  the New  RIHF Junior
                                     Mortgage Notes, one less than one-half of the RII Board
                                     of Directors.  Such directors  are divided  into  three
                                     classes   of  directors  serving  staggered  three-year
                                     terms. This classified board  provision could have  the
                                     effect  of  making the  removal of  incumbent directors
                                     more difficult and, therefore, of discouraging a  third
                                     party  from attempting  to obtain control  of RII, even
                                     though such attempt might be beneficial to RII and  its
                                     shareholders.  The initial RII  Board of Directors will
                                     be appointed pursuant to the Plan.
Voting rights.....................  One vote per share on all matters on which  shareholders are  entitled  to  vote,  other  than  the  election  of
                                     directors by  the holders  of the  RII Class  B  Common
                                     Stock.
Preemptive rights.................  None.

    See "Description of New Equity Securities".

    RII CLASS B COMMON STOCK
    The RII Class B Common Stock will be issued as part of the Units to the holders of the Old Series Notes as of the Effective Date and is essentially a non-participating stock that entitles its holders to elect the Class B Directors.

Issuer............................  RII.
Number of shares..................  Up to 80,000 authorized, 35,000 of which will be  issued as  of the Distribution Date (assuming all distributions
                                     to be made under the Plan are made on the  Distribution
                                     Date).
Dividends.........................  None.
Redemption........................  Upon  redemption, or cancellation following the purchase thereof, of each  $1,000 principal amount  of New  RIHF
                                     Junior  Mortgage Notes, RII will  redeem, at a price of
                                     $.01 per share, the share  of RII Class B Common  Stock
                                     issued  as a Unit with  each $1,000 principal amount of
                                     New RIHF Junior Mortgage  Notes. Subject to  redemption
                                     if  a holder  is required  to qualify  under the Casino
                                     Control Act  and refuses  or fails  to so  qualify  and
                                     subsequently fails to divest itself of such RII Class B
                                     Common Stock.
Liquidation rights................  The  net  proceeds of  any  liquidation of  RII  will be payable pro  rata to  the  holders of  the RII  Class  B
                                     Common  Stock to the  extent of the  $.01 par value per
                                     share.
Restrictions on transfer..........  Each share of RII Class B Common Stock will be issued as part of a Unit with each $1,000 principal amount of New
                                     RIHF Junior Mortgage Notes  and may not be  transferred
                                     separately from such New RIHF Junior Mortgage Note.
Election of directors.............  Holders  of  the  RII  Class  B  Common  Stock  to elect one-third of the  RII Board of  Directors or,  following
                                     the Class B Triggering Event in respect of the New RIHF
                                     Junior  Mortgage Notes, a majority  of the RII Board of
                                     Directors. The initial RII  Board of Directors will  be
                                     appointed pursuant to the Plan.
Voting rights.....................  None,  other than (i)  the election of  directors by the holders of RII Class B Common Stock, (ii) to the  extent
                                     required  under Delaware law and  (iii) with respect to
                                     certain amendments to  the Amended  RII Certificate  of
                                     Incorporation  or  the Amended  RII By-laws  that would
                                     affect the RII Class B Common Stock.
Preemptive rights.................  None.
    See "Description of New Equity Securities".

    PIRL ORDINARY SHARES


    If the SIHL Sale is not consummated on or before the Effective Date, subject to the satisfaction of certain conditions, PIRL Ordinary Shares will be issued to the holders of the Old Series Notes as of the Distribution Record Date to effect the PIRL Spin-Off. The PIRL Ordinary Shares will be the only outstanding class of capital stock of PIRL as of the Distribution Date.


Issuer............................  PIRL.
Number of shares..................  Up  to 25,000,000 authorized, 5,000,000 of which will be
                                    issued  as  of  the  Distribution  Date  (assuming   all
                                     distributions to be made under the Plan are made on the
                                     Distribution Date).
Dividends.........................  Dividends  declared by the PIRL Board of Directors would be payable from legally available funds.
Redemption........................  None.
Liquidation rights................  The net  proceeds of  any liquidation  of PIRL  will  be payable  pro rata  to the  holders of  the PIRL Ordinary
                                     Shares.
Restrictions on transfer..........  None.
Election of directors.............  Holders  of  the  PIRL  Ordinary  Shares  to  elect  all directors of PIRL.

Voting rights.....................  One  vote per share on all matters on which shareholders are entitled to vote.
Preemptive rights.................  None.

    See "Description of New Equity Securities" and "Description of PIRL Standby Distribution Agreement".

SIHL SERIES A SHARES


    If the SIHL Sale is consummated on or before the Effective Date, the SIHL Series A Shares, representing 40% of the capital stock of SIHL to be outstanding after the SIHL Sale, will be issued to the holders of the Old Series Notes on the Distribution Date. Such shares are entitled to the benefit of the Put Right. See "Description of Paradise Island Purchase Agreement."


    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE SIHL PROSPECTUS RELATING TO THE SIHL SERIES A SHARES. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

VOTING PROCEDURES

    GENERAL. RII and GRI, upon the terms and conditions set forth herein and in the voting instructions set forth in the Ballots, are soliciting an Acceptance of the Plan from each person that was a beneficial owner on the Voting Record Date of (a) any Old Series Notes (and the beneficiary of the related GRI Guaranty endorsed thereon), (b) any RII Common Stock, (c) the GRI Common Stock,
(d) the RII Intercompany Claim and (e) any 1990 Stock Options. A form of Ballot to be used for voting to accept or reject the Plan (and, in the case of holders of Old Series Notes, for indicating consents to the termination and release of the Old Security Documents), together with a pre-addressed, postage-paid envelope, has been provided with this Information Statement/Prospectus. The terms of the Solicitation are for the sole benefit of RII and GRI and may be asserted by RII and GRI regardless of the circumstances or may be waived by RII and GRI, in whole or in part, at any time and from time to time, in their sole discretion (subject to the approval of Fidelity and TCW so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes). Any determination by RII and GRI concerning the terms of the Solicitation will be final and binding upon all parties. Master Ballots, which will be distributed separately to banks and brokerage firms, will be used to record the votes of beneficial owners.

    The following classes of claims and interests are impaired under the Plan and all holders of Allowed Claims or Interests in such classes as of the Voting Record Date are entitled to vote to accept or reject the Plan:

    RII Class 2 -- Claims of holders of Old Series Notes (use gray Ballot)

    RII Class 7 -- Interests of holders of RII Common Stock (use blue Ballot)

    RII Class 8 -- Interests of holders of 1990 Stock Options (use green Ballot)

    GRI Class 2 -- Claims of holders of GRI Guaranty (use gray Ballot)

    GRI Class 4 -- Claims of RII, as the holder of the RII Intercompany Claims

    GRI Class 5 -- Interest of RII, as the holder of all GRI Common Stock

    ANY HOLDER OF CLAIMS AND INTERESTS IN MORE THAN ONE CLASS IS REQUIRED TO VOTE SEPARATELY WITH RESPECT TO EACH CLASS IN WHICH SUCH HOLDER HAS CLAIMS AND INTERESTS. PLEASE USE A SEPARATE BALLOT OF THE APPROPRIATE FORM TO VOTE EACH SUCH CLASS OF CLAIM AND INTEREST. Although RII Class 2 and GRI Class 2 Claims are to be voted on the same Ballot, holders of such claims must use a separate Ballot for each series of Old Series Notes which they hold and for each account in which Old Series Notes are held. In addition, banks and brokerage firms must submit separate Master Ballots for each series of Old Series Notes for which they have beneficial owners.



    The Voting Record Date for voting on the Plan is the close of business in The City of New York, State of New York, on March 15, 1994. To be entitled to vote to accept or reject the Plan, a holder of an RII Class 2 Claim, RII Class 7 Interest, RII Class 8 Interest, GRI Class 2 Claim, GRI Class 4 Claim, or GRI Class 5 Interest must have been the beneficial owner of such claim or interest at the close of business on the Voting Record Date. It is important that all beneficial owners vote to accept or reject the Plan. Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only beneficial owners who vote will be counted. Each beneficial owner electing to vote on the Plan should (i) carefully read the voting instructions set forth in the applicable Ballot, (ii) complete the applicable Ballot, (iii) mark the Ballot to indicate such holder's vote on the Plan, (iv) indicate in the appropriate place on the Ballot whether such holder consents to the release of the Old Security Documents (record holders of Old Series Notes only), and (v) sign and return the Ballot in accordance with the instructions set forth thereon. ANY BALLOT THAT IS EXECUTED BY A RECORD HOLDER AND DOES NOT INDICATE A REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. See "The Solicitation".



    CONSENTS TO TERMINATE AND RELEASE OLD SECURITY DOCUMENTS. RII also is soliciting the consents of the record holders of outstanding Old Series Notes pursuant to the terms of the Old Series Note Indenture in order to effect the termination and release of the Old Security Documents under which the liens on the property securing the Old Series Notes were granted or created. The Old Series Note Indenture requires that consents be obtained from the record holders of at least 66 2/3% in aggregate principal amount of the outstanding Old Series Notes and the record holders of at least a majority in aggregate principal amount of each series of the Old Series Notes in order to terminate and release the Old Security Documents. Such consents will terminate and release the Old Security Documents and will release the parties to the Old Security Documents from all obligations thereunder. Such consents must be evidenced by such record holders separately from their vote on the Plan. The Ballots for the holders of Old Series Notes permit holders to give or withhold such consent. ANY BALLOT EXECUTED BY A HOLDER OF OLD SERIES NOTES RETURNED WITHOUT AN INDICATION TO WITHHOLD SUCH CONSENT WILL BE DEEMED TO GIVE SUCH CONSENT. The Company believes that it is appropriate to count executed, unmarked Ballots as Acceptances of the Plan and will ask the Bankruptcy Court to permit RII and GRI to do so. There can be no assurance, however, that the Bankruptcy Court will approve such a procedure. Accordingly, parties entitled to vote on the Plan are encouraged both to sign their Ballots and to indicate their votes with respect to the Plan.



    RII is soliciting these consents for the purposes of: (i) releasing the Resorts Casino Hotel from the liens of the Old Security Documents so that it may be encumbered to secure the RIH Senior Facility Note, the RIH Senior Facility Guaranty, the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty; (ii) releasing all of the assets and capital stock of RII's subsidiaries to effect either the SIHL Sale or the PIRL Spin-Off; and (iii) releasing the Non-Operating Real Property from the liens of the Old Security Documents. Absent a release of the Old Security Documents through either consent or an appropriate Bankruptcy Court order, the transactions contemplated by the Plan cannot be consummated.


    In no event will the consents to release the Old Security Documents be used to effectuate the termination and release of the Old Security Documents in the absence of the confirmation and consummation of the Plan. If RII and GRI fail to receive the Requisite Acceptances, notwithstanding receipt of sufficient consents to release and terminate the Old Security Documents pursuant to the

Old Series Note Indenture, such consents will only be used in the event that RII and GRI continue to pursue confirmation and consummation of the Plan. In the event that RII and GRI elect or are required to resolicit Acceptances of the Plan, however, they reserve the right not to resolicit with respect to the consents to release the Old Security Documents and to use consents received from the initial Solicitation. Consents to release and terminate the Old Security Documents may be withdrawn or revoked at any time prior to the Voting Deadline.



    VOTING DEADLINE; EXTENSIONS; WITHDRAWAL OR REVOCATION OF BALLOTS. The Solicitation will expire at 5:00 p.m., New York City time, on the Voting Deadline. Except to the extent RII and GRI so determine or as permitted by the Bankruptcy Court, Ballots or Master Ballots that are received after the Voting Deadline will not be accepted or used by RII and GRI in connection with RII's and GRI's request for confirmation of the Plan (or any permitted modification thereof). The Solicitation will not be terminated prior to March 15, 1994, unless the Company is required to seek immediate protection under chapter 11 of the Bankruptcy Code as a result of an acceleration of the maturity of the Old Series Notes or a foreclosure upon the collateral securing the Old Series Notes.



    RII and GRI expressly reserve the right, at any time or from time to time, to extend the Voting Deadline by giving oral or written notice to the Solicitation Agent of such extension. The Solicitation can be extended for that period of time necessary to obtain the Requisite Acceptances. Any extension or expiration of the Voting Deadline will be followed as promptly as practicable by a public announcement made through the Dow Jones News Service. There can be no assurance that RII and GRI will exercise their right to extend the Voting Deadline. As a practical matter, however, without the consent of SIHL and Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes), the Solicitation cannot be extended beyond March 21, 1994, the date that chapter 11 cases must be filed (and the Solicitation thereby terminated) by RII and GRI to avoid terminating SIHL's obligations under the Paradise Island Purchase Agreement. In addition, if the Old Series Note Trustee accelerates the Old Series Notes as a result of the default described in "Risk Factors--Certain Defaults" or if RII and GRI are unable to meet their payment obligations under the Old Series Notes on April 15, 1994, foreclosure or other collection actions may require RII and GRI to file chapter 11 cases and thereby terminate the Solicitation. RII and GRI currently intend to extend the Solicitation only if there is a likelihood that the extensions will facilitate receipt of the Requisite Acceptances and the Restructuring as proposed in the Plan is achievable if the Solicitation is so extended. During any extension of the Voting Deadline, all Ballots and Master Ballots previously given will remain subject to all the terms and conditions of the Solicitation, including the withdrawal and revocation rights specified herein.



    At any time prior to the Voting Deadline, a party may withdraw or revoke a Ballot that it has previously delivered; provided however, that a vote of a beneficial owner evidenced by a Master Ballot which has been previously delivered may be withdrawn or revoked only by the nominee completing such Master Ballot. A Ballot may be revoked or withdrawn either by submitting a superseding Ballot or by providing written notice to the Solicitation Agent. Neither RII nor GRI intends to commence a case under chapter 11 of the Bankruptcy Code prior to the Voting Deadline, although they reserve the right to do so in their sole discretion. After commencement of a case under the Bankruptcy Code, withdrawal or revocation may be effected only with the approval of the Bankruptcy Court.


    OWNERSHIP   OF   RII  COMMON   STOCK  BY   CERTAIN  BENEFICIAL   OWNERS  AND
MANAGEMENT. As of November 30, 1993, there were 2,003 record holders of RII Common Stock.


    The following table sets forth certain information as to the beneficial ownership of RII Common Stock as of November 30, 1993, by persons known by RII to be holders of 5% or more of RII Common Stock, by each director of RII, by each nominee for director of RII, by each executive officer named in the RII Summary Compensation Table under "Management of RII -- Executive Compensation", by all directors and officers of RII as a group and by all persons expected to become holders of 5% or more of RII Common Stock when the Restructuring is effected. Information as to the number of shares beneficially owned has been furnished by the persons named in the table.

                                                    PRE-RESTRUCTURING                       POST-RESTRUCTURING
                                          --------------------------------------   ------------------------------------
                                               AMOUNT AND                              AMOUNT AND
                                            NATURE OF SHARES         PERCENT OF     NATURE OF SHARES        PERCENT OF
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED          CLASS       BENEFICIALLY OWNED        CLASS(8)
- ----------------------------------------  ---------------------     ------------   -------------------     ------------
Merv Griffin............................           4,398,115              21.82%            9,063,115(4)         21.29%
Antonio C. Alvarez II...................               5,000                .02                 5,000(5)           .01
Warren Cowan............................               5,000                .02                 5,000              .01
Thomas E. Gallagher.....................          --                     --                --                   --
Joseph G. Kordsmeier....................          --                     --                --                   --
Paul C. Sheeline........................               5,000                .02                 5,000              .01
Christopher D. Whitney..................             100,000(1)             .49               100,000              .26
Matthew B. Kearney......................              87,500(1)             .43                87,500              .23
David G. Bowden.........................              25,000(1)             .12                25,000              .07
Directors and officers as a group (nine            4,625,615(2)           22.71             9,290,615(6)         21.72
 persons)...............................
William Fallon..........................          --                     --                --                   --
Jay Green...............................          --                     --                --                   --
Charles Masson..........................          --                     --                --                   --
Vincent Naimoli.........................          --                     --                --                   --
David P. Hanlon.........................           1,094,800(3)            5.15             1,094,800             2.81
Certain funds and accounts managed by             --                     --                 6,686,633(7)         17.64
 Fidelity...............................
Certain funds and accounts managed by             --                     --                 4,223,937(7)         11.15
 TCW....................................

- --------------------------
(1) Ownership represents shares issuable upon exercise of 1990 Stock Options. Related percentages shown give effect to the exercise of all such stock options.
(2) Includes 212,500 shares which are issuable upon exercise of 1990 Stock Options. Related percentage shown gives effect to the exercise of all such stock options.
(3) Ownership represents shares issuable upon exercise of certain fully vested stock options issued pursuant to the 1990 Stock Option Plan. Related percentages shown give effect to the exercise of all such stock options. See Note (5) to RII Summary Compensation Table under "Management of RII -- Executive Compensation".
(4) Includes 4,665,000 shares issuable upon exercise of the Griffin Warrants assuming that the Griffin Warrants are issued. Related percentage gives effect to their exercise.
(5) Excludes any beneficial ownership interest attributable to the 125,000 shares which are to be issued to Alvarez & Marsal in settlement of certain recapitalization costs.
(6) Includes 212,500 shares which are issuable upon exercise of 1990 Stock Options and 4,665,000 shares issuable upon exercise of the Griffin Warrants. Related percentage shown gives effect to the exercise of all such stock options and the Griffin Warrants.
(7) Assumes that the funds and accounts managed by Fidelity and TCW continue to own on the Distribution Record Date all the Old Series Notes they own as of January 10, 1994.
(8) The percentages shown give effect to the issuance of 17,025,000 shares to the holders of the Old Series Notes and 715,000 shares to financial advisers in settlement of certain recapitalization costs.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

    The following directors and officers of RII may have, to the extent indicated, an interest in the Restructuring.


    In  April 1993,  RII, RIH  and the  Griffin Group  executed the  New Griffin
Services Agreement to be effective as of September 17, 1992, the termination date of the Old Griffin Services Agreement. Merv Griffin serves as a director and the Chairman of the Board of RII. The Griffin Group is a company controlled by Merv Griffin. The New Griffin Services Agreement will remain in place after the Effective Date. The New Griffin Services Agreement has a four-year term. Under certain circumstances, however, the New Griffin Services Agreement could remain in force up to an additional year. Pursuant to the New Griffin Services Agreement, Mr. Griffin and the Griffin Group will promote the operations of the Company in Atlantic City and, so long as owned by RII, The Bahamas. Fees of $6,305,000 have already been paid to the Griffin Group for the first three years of the term of the New Griffin Services Agreement. In conjunction with the negotiations among RII, Fidelity, TCW and the Griffin Group relating to the Griffin Group's performance under the New Griffin Services Agreement,


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

certain modifications to the New Griffin Services Agreement were negotiated. As a result of these modifications, the following will occur: (1) on or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement by reducing the principal amount of the Griffin Group Note in an equal amount; (2) subsequent to such payment, but no later than the Effective Date, the Griffin Group will pay the then remaining balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest to RII; and (3) on the Distribution Date, RII will issue to the Griffin Group the Griffin Warrants to purchase 4,665,000 shares of RII Common Stock, or approximately 10% of the RII Common Stock on a fully diluted basis. The Griffin Warrants will be exercisable on the Effective Date at an exercise price of the lesser of $1.875 and the average closing price of RII Common Stock for the 20 trading days following the Effective Date. In conjunction with the negotiations among RII, Fidelity, TCW and the Griffin Group, the Griffin Group negotiated a reduction in the exercise price for the Griffin Warrants from the original exercise price set forth in the New Griffin Services Agreement. The exercise prices prior to such amendment were based upon percentages of the average closing price of the RII Common Stock during the 20 trading days following the Effective Date (with certain minimum prices) and ranged from the greater of $1.00 or 125% of such price as to the first 25% of the Griffin Warrants up to the greater of $1.75 or 200% of such price as to the final 25% of the Griffin Warrants. The change in the exercise price was approved by RII, and consented to by Fidelity and TCW, to provide additional incentives to the Griffin Group for its efforts to improve the operations and value of RII.



    Pursuant to an agreement dated as of September 27, 1993, between RII and David P. Hanlon (the "Hanlon Termination Agreement"), RII and Mr. Hanlon mutually agreed to the termination, as of October 31, 1993, of Mr. Hanlon's September 17, 1992 employment agreement with RII (the "Hanlon Employment Agreement"). Mr. Hanlon served as President and Chief Executive Officer of RII and owns fully vested 1990 Stock Options to purchase 1,094,800 shares of RII Common Stock (or 5.15% of the outstanding shares of the RII Common Stock assuming such options were exercised). RII entered into the Hanlon Termination Agreement to effectuate an orderly restructuring of its senior management. Pursuant to the Hanlon Employment Agreement, Mr. Hanlon received $720,000 earned under the Hanlon Employment Agreement but not yet paid as of October 31, 1993. In addition, pursuant to the Hanlon Termination Agreement, Mr. Hanlon is entitled to receive a total of $2,648,656, consisting of the present value of future base salary under the Hanlon Employment Agreement as determined under the Hanlon Termination Agreement in the sum of $1,303,076 and $1,345,580 in respect of the performance bonuses for fiscal years ending 1994 and 1995 payable under the Hanlon Employment Agreement, half of which was paid on October 31, 1993 and half of which will be paid upon the earlier of (i) the acceptance of a reorganization or recapitalization of RII by the requisite number and amount of RII's creditors voting on such restructuring or reorganization and (ii) April 15, 1995. In addition, Mr. Hanlon will receive a bonus from RII in the amount of $325,000 in connection with the reorganization or recapitalization of RII, payable prior to any bankruptcy filing by RII. Finally, Mr. Hanlon will receive a bonus of $300,000 upon the disposition of the Paradise Island Business. Accordingly, Mr. Hanlon would receive a total of $625,000 in connection with the Restructuring. The payment to be made to Mr. Hanlon with respect to the disposition of the Paradise Island Business may be subject to the approval of the Bankruptcy Court.


    Mr. Alvarez, a director of RII, also is the Chairman of Alvarez & Marsal, a financial advisory firm which RII has retained to provide it with advice regarding RII's financial alternatives, including the Restructuring. If the Requisite Acceptances are obtained, Alvarez & Marsal will receive a payment in the amount of $250,000 and 125,000 shares of RII Common Stock prior to any bankruptcy filing by RII.

SOLICITATION AGENT


    Hill and Knowlton, Inc. ("Hill and Knowlton") will act as Solicitation Agent in connection with the Solicitation. Its telephone number is (212) 210-8850 (call collect). All inquiries relating to the Solicitation should be directed to Hill and Knowlton at such telephone number. As part of its responsibilities as Solicitation Agent, Hill and Knowlton will tabulate all votes cast in connection with the


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

Solicitation. Requests for information or additional copies of this Information Statement/Prospectus or Ballots should be directed to Hill and Knowlton. All deliveries to Hill and Knowlton in its capacity as Solicitation Agent should be directed to one of the addresses set forth on the back cover page of this Information Statement/Prospectus.


    Hill and Knowlton will receive reasonable and customary compensation for services rendered in connection with the Solicitation, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain expenses in connection therewith.

OTHER ELEMENTS OF THE RESTRUCTURING

    The transactions described below will be effected upon consummation of the Restructuring. Each such transaction is provided for in the Plan.


    RIHF  SENIOR  FACILITY.   The  RIHF  Senior  Facility will  be  executed and
delivered (although conditions precedent to funding may not have then been satisfied.)



    AMENDMENTS  TO RII'S  CERTIFICATE OF  INCORPORATION AND  BY-LAWS.   Upon the
consummation of  the  Restructuring  and  pursuant to  the  Plan,  the  Restated
Certificate of Incorporation of RII will be amended (the "Amended RII Certificate of Incorporation") to provide for: (i) an increase in the authorized number of shares of RII Common Stock; (ii) the authorization and issuance of the RII Class B Common Stock; (iii) the authorization of preferred stock; (iv) the election of two-thirds of the RII Board of Directors by the holders of RII Common Stock (or following the occurrence of the Class B Triggering Event with respect to the New RIHF Junior Mortgage Notes one less than one-half of the RII Board of Directors); and (v) the election of one-third of the RII Board of Directors by the holders of RII Class B Common Stock (or following the occurrence of the Class B Triggering Event with respect to the New RIHF Junior Mortgage Notes, a majority of the RII Board of Directors). The form of the Amended RII Certificate of Incorporation is attached as Appendix C.


    Upon consummation of the Restructuring and pursuant to the Plan, the By-laws of RII will be amended (the "Amended RII By-laws") as necessary in connection with the Restructuring. The form of the Amended RII By-laws is attached as Appendix D.

    Pursuant to the Delaware General Corporation Law, the Amended RII Certificate of Incorporation and the Amended RII By-laws may be adopted upon confirmation of the Plan without further action by RII's directors or the holders of RII Common Stock.


    INTERIM MANAGEMENT AGREEMENT. If the SIHL Sale is not consummated on the Effective Date, RII, at the election of PIRL, will enter into an Interim Management Agreement with PIRL to operate the Paradise Island Business (the "Interim Management Agreement"). The Interim Management Agreement would have an initial term of one year and be renewable on a yearly basis thereafter. The annual management fee payable to the Company under the Interim Management Agreement would be 3% of gross revenues of the Paradise Island Business. PIRL may terminate the Interim Management Agreement for any reason upon 30 days' prior notice. In the event of such a termination, RII will be entitled to a termination fee of $1,000,000, in addition to the unpaid balance of the annual management fee actually earned through the date of termination.



    MANAGEMENT COMPENSATION ARRANGEMENTS. All existing compensation arrangements with management of the Company, except for the 1990 Stock Option Plan, will continue. Existing employment contracts with management of the Company are expected to be renewed in the ordinary course of business. As part of the Restructuring, the 1990 Stock Option Plan will be terminated and no further 1990 Stock Options will be issued. Existing holders of 1990 Stock Options will retain their options under the Plan. The exercise price of the 1990 Stock Options shall remain fixed at the existing exercise price. See "Management of RII".


    1994 STOCK OPTION PLAN. In conjunction with the Restructuring, RII will adopt the 1994 Stock Option Plan for RII and its subsidiaries to attract, retain and motivate their officers, directors and key employees. To the extent that shareholder approval of the 1994 Stock Option Plan is required under

Rule 16b-3 promulgated under the Exchange Act, if sufficient Acceptances are received from holders of RII Common Stock and Old Series Notes (including the related GRI Guaranty), RII intends to use such Acceptances, along with the Confirmation Order, to constitute approval of the 1994 Stock Option Plan in compliance with Rule 16b-3. The form of the 1994 Stock Option Plan is attached as Exhibit C to the Plan.


    TRANSACTIONS RELATIVE TO SIHL SALE OR PIRL SPIN-OFF. On the Effective Date, the following will occur (amounts reflected are balances as of September 30, 1993; actual amounts will be balances as of the Effective Date):


        (1) GRI will assume the obligation of RIB to repay the intercompany debt owed by RIB to RIH ($50,000,000) plus accrued interest thereon and the intercompany debt owed by RIB to RII ($11,192,000). As a result of such assumptions, RIB will have no obligations to repay any intercompany debt.


        (2) If the SIHL Sale is consummated (or, with the consent of Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes) if the PIRL Spin-Off is effected), GRI will distribute to its immediate parent, RII, all the outstanding capital stock of RIB that is owned by GRI. RIB is the holding company for the Paradise Island assets located in The Bahamas, which are held in the following corporations: (a) BDL; (b) IHC; (c) PEL; (d) PIB;
    (e) PIL; (f) PBI; and (g) PSS. As a result of such distribution, RIB will be a first-tier subsidiary of RII. Under certain circumstances set forth in the Paradise Island Purchase Agreement (or, if the PIRL Spin-Off is effected, the PIRL Standby Distribution Agreement), RIB will transfer the BDL Shares to a U.S. Paradise Island Subsidiary prior to the SIHL Closing Date (or, if the PIRL Spin-Off is effected, prior to the closing of the PIRL Spin-Off). If such a transfer occurs, such U.S. Paradise Island Subsidiary will grant the SIHL BDL Option (or, if the PIRL Spin-Off is effected, the PIRL BDL Option) to RIB.



        (3) Either: (A) pursuant to the Paradise Island Purchase Agreement, in exchange for 2,000,000 SIHL Series A Shares, representing 40% of the capital stock of SIHL to be outstanding after the SIHL Sale, and the SIHL Aggregate Cash Purchase Price, SIHL will purchase (i) from RII all the capital stock of RIB and (ii) directly or through subsidiaries the RII Real Estate Assets and substantially all the assets of the U.S. Paradise Island Subsidiaries and will assume substantially all the non-intercompany liabilities relating to such assets; or (B) if the SIHL Sale is not consummated on the Effective Date, (i) RII will contribute all the capital stock of RIB then directly owned by RII to the capital of PIRL, which was formed as a first-tier subsidiary of RII to effect the PIRL Spin-Off, in exchange for PIRL Ordinary Shares (which, when added to the PIRL Ordinary Shares already owned by RII, shall equal all the issued and outstanding PIRL Ordinary Shares and which are to be distributed to the holders of the Old Series Notes on the Distribution Date) and (ii) subsidiaries of PIRL will acquire the RII Real Estate Assets and substantially all the assets of the U.S. Paradise Island Subsidiaries and will assume substantially all the non-intercompany liabilities relating to such assets.


    For a chart summarizing the ownership structure of RII, including RIB and its subsidiaries and the U.S. Paradise Island Subsidiaries, as of the date hereof and after giving effect to the Restructuring, see "Pre-and Post-Restructuring Ownership Structures".


    ISSUANCE OF PROMISSORY NOTES BY RIH TO RIHF. In order to effect the issuance of the RIH Promissory Note and the RIH Junior Promissory Note by RIH, the following will occur on the Effective Date (amounts reflected are balances as of September 30, 1993; actual amounts will be balances as of the Effective
Date):


        (1) RIH will distribute the RIH Promissory Note and the RIH Junior Promissory Note, secured by the RIH Mortgage and the RIH Junior Mortgage, respectively, to RII in repayment of the intercompany debt owed to RII by RIH ($51,325,000) and as a distribution to its shareholder.

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
        (2) RII will exchange the RIH Promissory Note and the RIH Junior Promissory Note, together with the related RIH Mortgage and RIH Junior Mortgage, for New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to be issued by RIHF.


        (3) The holders of Old Series Notes will receive the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes and RIHF will assign (a) to the New RIHF Mortgage Note Trustee the RIH Promissory Note, the RIH Mortgage and an assignment of leases and rents and an assignment of operating assets securing the RIH Promissory Note and (b) to the New RIHF Junior Mortgage Note Trustee the RIH Junior Promissory Note, the RIH Junior Mortgage and an assignment of leases and rents and an assignment of operating assets securing the RIH Junior Promissory Note.


        (4) RII will contribute to GRI the intercompany obligation of GRI to RII ($51,388,000).

        (5) Upon termination and release of the RIH Pledge Agreement on the Effective Date, GRI will exchange with RIH the $325,000,000 of non-interest bearing RIH Notes for an amount of stock representing on a fully diluted basis 99.99% of the issued and outstanding common stock of RIH.


        (6) On the Effective Date, after the transactions described above have occurred, RII will contribute to the capital of GRI the remaining .01% of the issued and outstanding stock of RIH held by RII on the date hereof. RIH will become a wholly owned first-tier subsidiary of GRI and an indirect subsidiary of RII. RIH will then distribute to GRI, as a return of surplus, the intercompany debt owed by GRI to RIH ($50,000,000) plus accrued interest thereon.



    SUBSIDIARY TRANSACTIONS. The other subsidiaries of RII not discussed above, I.E., TGC Holding Corp. ("TGC Holdings"), New Pier Operating Company, Inc. ("NPO"), and Ess Zee Corporation ("ESS"), will remain in place and will be unaffected by the Plan.


    GRIFFIN COMPENSATION ARRANGEMENTS. In September 1990, Merv Griffin entered into a License and Services Agreement, among Merv Griffin, Griffin Group and RII (the "Old Griffin Services Agreement"). Pursuant to the Old Griffin Services Agreement, Griffin Group granted the Company a non-exclusive license to use the name and likeness of Merv Griffin for purposes of advertising and promoting the Company's facilities and operations and Merv Griffin agreed to serve as Chairman of the Board of Directors of RII. In addition, Griffin Group agreed to provide to the Company the non-exclusive services of Merv Griffin, on a limited basis, to host or present shows in which he is a featured performer at the Company's facilities. Under the Old Griffin Services Agreement, the Company was not required to compensate the Griffin Group and the Company has not paid any compensation to the Griffin Group, or to Mr. Griffin directly, for Mr. Griffin's services to the Company under the Old Griffin Services Agreement. The term of the Old Griffin Services Agreement was for a period of two years, which expired on September 16, 1992.


    Pursuant to the New Griffin Services Agreement, which replaced the Old Griffin Services Agreement as of its expiration, the Griffin Group granted RII and RIH a non-exclusive license to use Merv Griffin's name and likeness for the purpose of advertising and promoting the Resorts Casino Hotel and, so long as owned by RII, the Paradise Island Business. Subject to the performance of their obligations, RII and RIH also were granted the non-exclusive services of Merv Griffin, as Chairman of the Board of Directors of RII and in other capacities, including without limitation spokesperson for RII and RIH. The New Griffin Services Agreement has a basic term of four years. Under certain circumstances, however, the New Griffin Services Agreement could remain in force for up to an additional year.



    The Griffin Group was entitled to receive from RII or RIH $4,100,000 upon execution of the New Griffin Services Agreement as compensation for the first two years of services. The Griffin Group was entitled to compensation in the amounts of $2,205,000 and $2,310,000 for the third and fourth years of such services, respectively. Additional prorated compensation also may be paid to the Griffin Group if the New Griffin Services Agreement continues in force longer than four years. RIH made the

$4,100,000 payment for the first two years under the New Griffin Services Agreement in April 1993. Simultaneously, Merv Griffin made a partial prepayment of the Griffin Note in an equal amount to RII thereby reducing the principal amount of the Griffin Note to $7,523,333. RII then canceled the Griffin Note in exchange for the Griffin Group Note in the principal amount of $7,523,333. The Griffin Group Note is payable on demand and bears interest at the rate of 3% per year. The bank letter of credit securing the Griffin Note was released by RII. Merv Griffin has personally guaranteed payment of the Griffin Group Note. Under the New Griffin Services Agreement, RII and RIH have the right, at their option, to elect to satisfy any compensation obligation to the Griffin Group by reducing the outstanding amount of the Griffin Group Note.

    On September 17, 1993, RII made the $2,205,000 payment for the third year of the New Griffin Services Agreement by reducing the principal amount of the Griffin Group Note in an equal amount. On or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement also by reducing the principal amount of the Griffin Group
Note in an equal amount. If for any reason the Griffin Group fails to fulfill its obligations under the New Griffin Services Agreement, it will be obligated to reimburse the Company for all amounts paid with respect to periods for which such obligations are not fulfilled.


    After payment of the $2,310,000 referenced above, but no later than the Effective Date, the Griffin Group will pay RII the then remaining balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest. RII will distribute the proceeds of such payment to the holders of the Old Series Notes as part of Excess Cash. Payment in full of outstanding amounts under the Griffin Group Note is a condition to consummation of the Plan.


    The New Griffin Services Agreement also provides that, as additional consideration thereunder, the Griffin Group will be granted the Griffin Warrants. Finally, RII and RIH also will provide the Griffin Group and Merv Griffin with certain indemnification and insurance coverage and reimburse them for certain expenses incurred in connection with the New Griffin Services Agreement. Pursuant to the Restructuring, the New Griffin Services Agreement will remain in place. See "Description of Griffin Warrants".


    FRACTIONAL INTERESTS AND ODD-LOT HOLDINGS. Pursuant to the Plan, fractional shares of the New Equity Securities that would be distributable on the basis of the provisions of the Plan will not be issued or distributed. The New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes will be issued only in denominations of $1,000 and integral multiples thereof. As soon as practicable after the Effective Date, the disbursing agent for the holders of Old Series Notes will aggregate and sell all fractional amounts of the New Equity Securities and the New Debt Securities at then prevailing prices and distribute the net proceeds pro rata to the securityholders entitled thereto. After the initial distribution to holders of Old Series Notes and other creditors under the Plan, no distribution of less than $25 in cash or less than five shares of RII Common Stock shall be made under the Plan. Such undistributed amount will become the property of RII. Undistributed RII Common Stock will be held as treasury shares.


RISK FACTORS


    In  evaluating  the  Solicitation, impaired  creditors  and  impaired equity interest holders should consider, among other risks: (i) the continuing high leverage of the Company; (ii) the Company's recent net losses; (iii) the possible lack of a market for the New Debt Securities and the New Equity Securities; (iv) uncertainties relating to financial forecasts; (v) interests of certain persons in the Restructuring; (vi) the importance of the involvement of Merv Griffin in the affairs of the Company; (vii) certain Federal income tax considerations; (viii) certain bankruptcy and insolvency considerations; (ix) certain considerations related to original issue discount in the event of subsequent bankruptcy; (x) limitations on the Company's ability to incur additional senior debt; (xi) securityholders' possible inability to realize value from the security for the New RIHF Mortgage Notes or the New RIHF Junior Mortgage Notes; (xii) the fact that Fidelity and TCW acted on their own behalf, and not as fiduciaries; (xiii) competition; (xiv) certain regulatory matters;
(xv) the potential disqualification of
security holders by the Casino Control Commission; (xvi) the new ownership of the Paradise Island Business; (xvii) if the PIRL Spin-Off shall be effected, the enforceability of civil liabilities against PIRL; (xviii) certain considerations regarding ownership of SIHL Series A Shares; (xix) certain defaults by RII under the Old Series Note Indenture; (xx) if the SIHL Sale is not consummated and the PIRL Spin-Off occurs, the recent and continuing operating losses of the Paradise Island Business (xxi) certain risks regarding elimination of the Put Right relating to the SIHL Series A Shares; (xxii) certain considerations regarding differences between the terms of the New Debt Securities and the Old Series Notes; and (xxiii) certain risks in the event of a change of control, highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. See "Risk Factors".


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    The Company intends to take the position that the exchange of the Old Series Notes for the RII Common Stock and the RII Class B Common Stock will not be treated as the receipt of stock pursuant to a recapitalization as such term is defined in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). Accordingly, gain or loss will be recognized by a holder of Old Series Notes as a result of the Restructuring to the extent that such holder's basis for his Old Series Notes exchanged is less than (or greater than) the sum of the respective fair market values of the New Debt Securities, the RII Common Stock, the RII Class B Common Stock, the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price (or, if the SIHL Sale is not consummated on or before the Effective Date, the PIRL Ordinary Shares), Excess Cash, Net Plan Deferred Cash and Net Plan Consummation Cash distributed to such holder. See "Certain Federal Income Tax Considerations -- Exchange of Old Series Notes."


    The New RIHF Mortgage Notes may be, and the New RIHF Junior Mortgage Notes will be, issued with original issue discount ("OID"). Accordingly, holders may be required to include amounts in income in advance of the receipt of cash interest. See "Certain Federal Income Tax Considerations -- OID with Respect to the New Debt Securities."


    The Company expects that, as a result of the Restructuring, it will undergo an "ownership change" within the meaning of Section 382 of the Tax Code; however, the Company believes that an exception available to corporations in chapter 11 will apply. See "Certain Federal Income Tax Considerations -- Tax Consequences to the Company -- Net Operating Loss Carryovers and Limitations."


SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


    The following tables set forth certain historical and pro forma consolidated financial data for RII and RIH. Certain historical financial data also are presented for RIB, consolidated with its subsidiaries, and the U.S. Paradise Island Subsidiaries on a combined basis. This group of companies is sometimes hereinafter referred to as the "PIRL Group". If the SIHL Sale is not consummated on the Effective Date and certain other conditions are satisfied or waived, the PIRL Spin-Off will be effected. The pro forma information presented for the PIRL Group assumes the PIRL Spin-Off occurs. Because the PIRL Spin-Off will result in RIB becoming a subsidiary of PIRL and other subsidiaries of PIRL acquiring substantially all the assets of the U.S. Paradise Island Subsidiaries and the RII Real Estate Assets relating to the Paradise Island Business and assuming substantially all the non-intercompany liabilities relating to such assets, the pro forma information presented for this group is for PIRL consolidated with its subsidiaries.


    The historical financial data for the year 1990 is presented separately for the periods "Through August 31" and "From September 1" due to a change in control and accounting basis that occurred effective August 31, 1990 as a result of the confirmation of the Old Plan.


    The pro forma statement of operations data give effect to the Restructuring as if it had occurred on January 1, 1992. The pro forma balance sheet data give effect to the Restructuring as if it had occurred on September 30, 1993. The unaudited pro forma financial information is not necessarily indicative of future results or what the respective entities' financial position or results of operations would actually have been had the transactions occurred on the dates indicated. Such information should not be used as a basis to project results for any future periods. For additional information, see the Consolidated Financial Statements and the Combined Financial Statements and the notes thereto and "Pro Forma Financial Data" and the notes thereto.

                                                         HISTORICAL
                                -------------------------------------------------------------
                                      FOR THE YEAR ENDED DECEMBER 31,                                      PRO FORMA
                                --------------------------------------------                    --------------------------------
                                                                                  FOR THE                            FOR THE
                                           1990                               THREE QUARTERS       FOR THE       THREE QUARTERS
                                ---------------------------                        ENDED          YEAR ENDED          ENDED
                                  THROUGH         FROM                         SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
                                 AUGUST 31     SEPTEMBER 1     1991    1992        1993              1992             1993
                                -----------   -------------   ------  ------  ---------------   --------------   ---------------
                                                        (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
RII STATEMENT OF OPERATIONS
 DATA:
Operating revenues............  $    294.0    $      129.6    $418.2  $436.9  $        337.9    $       270.6    $        214.8
Depreciation..................        20.0             6.2      23.8    25.3            20.9             11.5              10.3
Earnings (loss) from
 operations...................        13.5            (1.2)     16.0    21.5            20.7             25.6              22.5
Interest income (expense), net
 (a)..........................         1.9           (12.3)    (58.4)  (73.5)          (73.2)           (23.9)            (19.5)
Recapitalization costs (b)....      (187.0)                             (2.8)           (4.9)
Earnings (loss) before income
 taxes and extraordinary
 item.........................      (171.6)          (13.5)    (42.4)  (54.8)          (57.4)             1.7               3.0
Extraordinary item (b)........       429.8
Net earnings (loss)...........       258.2           (13.5)    (41.6)  (53.5)          (58.4)             3.0               2.0
Earnings (loss) per share
 (c)..........................                        (.68)    (2.07)  (2.65)          (2.90)             .08               .05
Ratio of earnings to fixed
 charges (d)..................      --             --           --      --          --                    1.1               1.1

                                                                                               SEPTEMBER 30, 1993
                                                                                            ------------------------
                                                                                            HISTORICAL    PRO FORMA
                                                                                            -----------  -----------
                                                                                              (IN MILLIONS, EXCEPT
                                                                                                PER SHARE DATA)
RII BALANCE SHEET DATA:
Cash and cash equivalents (e).............................................................   $    71.0    $    20.0
Net property and equipment................................................................       454.1        277.4
Total assets..............................................................................       581.3        328.9
Current maturities of long-term debt (f)..................................................       429.5          0.1
Long-term debt, excluding current maturities (f)..........................................        84.5        232.0
Shareholders' equity (deficit)............................................................       (70.0)         4.5
Book value per share......................................................................       (3.47)         .12

- ------------------------------
(a) Amounts presented include amortization of debt discount. During the period through August 31, 1990, RII was in bankruptcy and did not accrue interest or amortize discounts or issuance costs on its public debt.
(b) See Note 2 of Notes to Consolidated Financial Statements of RII for a discussion of these items in 1990.
(c) For the period through August 31, 1990 there was a sole shareholder of RII. Accordingly, no per share data is disclosed for that period.
(d) The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense, amortization of debt discount and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and one-third of rent expense. Earnings were insufficient to cover fixed charges by $171,594,000 for the period through August 31, 1990; $13,531,000 for the period from September 1, 1990; $42,402,000 for 1991; $54,802,000 for 1992;
      and $57,370,000 for the three quarters ended September 30, 1993.
(e)   Excludes restricted cash equivalents.
(f)   Amounts are net of unamortized discounts.

                                                              HISTORICAL
                                     ------------------------------------------------------------
                                           FOR THE YEAR ENDED DECEMBER 31,                                     PRO FORMA
                                     -------------------------------------------                    --------------------------------
                                                                                      FOR THE                            FOR THE
                                                1990                              THREE QUARTERS       FOR THE       THREE QUARTERS
                                     ---------------------------                       ENDED          YEAR ENDED          ENDED
                                       THROUGH          FROM                       SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
                                      AUGUST 31     SEPTEMBER 1    1991    1992        1993              1992             1993
                                     ------------   ------------  ------  ------  ---------------   --------------   ---------------
                                                                      (IN MILLIONS, EXCEPT RATIOS)
RIH STATEMENT OF OPERATIONS DATA:
Operating revenues.................  $     158.8    $    76.2     $247.5  $262.7  $        208.8    $       262.7    $        208.8
Depreciation.......................         10.7          1.9        9.1    11.4            10.3             11.4              10.3
Earnings from operations...........          3.4          2.3       14.8    21.0            15.8             21.0              15.8
Interest income (expense),
 net (g)...........................          5.3          2.7        7.0     7.3             5.5            (18.0)            (13.5)
Recapitalization costs (h).........       (119.8)                            (.9)           (1.6)
Affiliated bad debt write-off
 (h)...............................        (99.0)
Earnings (loss) before income taxes
 and extraordinary item............       (210.1)         5.0       21.8    27.4            19.7              3.0               2.3
Extraordinary item (h).............        (17.3)
Net earnings (loss)................       (227.4)         5.0       13.1    16.4            19.3              3.0               1.9
Ratio of earnings to fixed charges
 (i)...............................      --              14.2       15.5    21.5            23.3              1.2               1.2

                                                                                               SEPTEMBER 30, 1993
                                                                                            ------------------------
                                                                                            HISTORICAL    PRO FORMA
                                                                                            -----------  -----------
                                                                                                 (IN MILLIONS)
RIH BALANCE SHEET DATA:
Cash and cash equivalents.................................................................   $    30.8    $    15.0
Net property and equipment................................................................       166.4        166.4
Total assets..............................................................................       275.4        209.0
Current maturities of notes payable to affiliate and other long-term debt.................       325.1           .1
Notes payable to affiliate and other long-term debt.......................................      --            147.6
Shareholder's equity (deficit)............................................................      (145.1)        17.3

- ------------------------------
(g)   Pro forma amounts include amortization of debt discount.
(h) See Note 2 of Notes to Consolidated Financial Statements of RIH for a discussion of these items in 1990.
(i) The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense and one-third of rent expense) by fixed charges. Fixed charges include interest expense and one-third of rent expense. Earnings were insufficient to cover fixed charges by $210,129,000 for the period through August 31, 1990.

                                                          HISTORICAL
                                --------------------------------------------------------------
                                       FOR THE YEAR ENDED DECEMBER 31,                                      PRO FORMA
                                ---------------------------------------------                    --------------------------------
                                                                                   FOR THE                            FOR THE
                                            1990                               THREE QUARTERS       FOR THE       THREE QUARTERS
                                ----------------------------                        ENDED          YEAR ENDED          ENDED
                                  THROUGH          FROM                         SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
                                 AUGUST 31      SEPTEMBER 1     1991    1992        1993              1992             1993
                                ------------   -------------   ------  ------  ---------------   --------------   ---------------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
PIRL GROUP STATEMENT OF OPERATIONS DATA:
Operating revenues............  $     129.4    $       50.9    $163.2  $166.4  $        123.0    $       166.4    $        123.0
Depreciation..................          9.0             4.3      14.6    13.8            10.6              9.0               6.9
Earnings (loss) from
 operations...................          8.0            (6.2)     (5.8)   (5.7)           (3.1)            (4.5)             (2.0)
Interest income (expense),
 net..........................         (3.8)           (2.1)     (6.6)   (6.5)           (4.8)              .2                .3
Recapitalization costs (j)....        (41.3)                             (1.1)           (1.7)
Affiliated bad debt write-off
 (j)..........................         (2.3)
Net loss......................        (39.4)           (8.3)    (12.4)  (13.3)           (9.6)            (4.3)             (1.7)
Net loss per share (k)........                                                                            (.86)             (.34)

                                                                                               SEPTEMBER 30, 1993
                                                                                            ------------------------
                                                                                            HISTORICAL    PRO FORMA
                                                                                            -----------  -----------
                                                                                              (IN MILLIONS, EXCEPT
                                                                                                PER SHARE DATA)
PIRL GROUP BALANCE SHEET DATA:
Cash and cash equivalents (l).............................................................   $    12.9    $    12.1
Net property and equipment................................................................       176.6        112.0
Total assets..............................................................................       211.5        143.9
Long-term debt............................................................................          .2           .2
Shareholders' equity......................................................................       104.1        125.0
Book value per share (k)..................................................................                    25.00

- ------------------------------
(j) See Note 2 of Notes to Combined Financial Statements of the PIRL Group for a discussion of these items in 1990.
(k) For historical presentation, members of the combined PIRL Group are directly or indirectly wholly owned subsidiaries of RII. Accordingly, no per share data is disclosed on a historical basis. Pro forma per share data was calculated assuming 5,000,000 shares were issued to holders of the Old Series Notes in accordance with the Plan.
(l)   Excludes restricted cash equivalents.

MARKET PRICES OF OLD SERIES NOTES AND RII COMMON STOCK

    The Old Series Notes and the RII Common Stock are listed and traded on the AMEX. The following table sets forth, for the periods listed, the high and low trading price on the AMEX for each $100 principal amount of Old Series A Notes, for each $100 principal amount of Old Series B Notes and for each share of RII Common Stock.

                                     OLD                   OLD                   RII
                                   SERIES A              SERIES B               COMMON
                                    NOTES                 NOTES                 STOCK
                              ------------------    ------------------    ------------------
  FISCAL YEARS                 HIGH        LOW       HIGH        LOW       HIGH        LOW
  -------------------------   -------    -------    -------    -------    -------    -------
  1991:
  First Quarter............    48 7/8     34         54         35          2 3/8        5/8
  Second Quarter...........    55         44         55         51          2          1 3/8
  Third Quarter............    58         52 3/4     62         54 1/8      2          1 1/2
  Fourth Quarter...........    62         56         63 3/4     57 1/2      1 5/8      1
  1992:
  First Quarter............    76         58         75         58 3/4      2 3/4      1 1/4
  Second Quarter...........    70 1/4     63         73 1/2     65          2 3/8      1
  Third Quarter............    68 1/2     60 1/2     69 3/4     60 1/2      1 1/4        3/4
  Fourth Quarter...........    62         50 1/2     63         49 1/2      1 1/4        11/16
  1993:
  First Quarter............    68         56 1/2     67 3/4     55          1 1/8        13/16
  Second Quarter...........    74         60         74         59 1/2      3 7/8        13/16
  Third Quarter............    77         69         76         68 1/4      2 3/4      1 9/16
  Fourth Quarter...........    72         66         72         64 1/2      2 1/8      1 3/8
  1994:
  First Quarter (through
   January 28, 1994).......    75         68 1/2     73         68          1 13/16    1 1/2


    On January 28, 1994, the last trading day prior to the date of this Information Statement/ Prospectus for which closing prices were available, the closing prices on the AMEX for each $100 principal amount of Old Series A Notes, for each $100 principal amount of Old Series B Notes and for each share of RII Common Stock were $71.25, $72.50 and $1.5625, respectively. No cash dividends on the RII Common Stock were paid during any of the periods listed above.


MARKET AND TRADING


    The Company will apply to have the New RIHF Mortgage Notes, the Units comprised of the New RIHF Junior Mortgage Notes and the RII Class B Common Stock, the RII Common Stock and (if issued) the PIRL Ordinary Shares listed on the AMEX. It is a condition to consummation of the Plan that such securities be listed on a national securities exchange or approved for quotation on the Nasdaq National Market (subject to official notice of issuance). However there can be no assurance that an active trading market for any such securities will develop on the AMEX, the Nasdaq National Market or otherwise, and no assurance can be given as to the price at which any such securities might trade. See "Risk Factors -- Lack of Market for New Debt Securities and New Equity Securities". The Company has been informed that SIHL will apply to have the SIHL Series A Shares (if issued) listed on the Nasdaq National Market; such listing is a condition to the SIHL Sale and to consummation of the Plan. For information regarding the trading market for the SIHL Series A Shares, see the accompanying SIHL Prospectus.

                                  RISK FACTORS

    IN CONSIDERING WHETHER OR NOT TO VOTE TO ACCEPT THE PLAN, EACH IMPAIRED CREDITOR AND EQUITY INTEREST HOLDER SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS.

    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE ACCOMPANYING SIHL PROSPECTUS RELATING TO THE SIHL SERIES A SHARES. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

CONTINUING HIGH LEVERAGE; FUTURE REFINANCINGS

    The Company is highly leveraged. Although completion of the Restructuring will reduce significantly the Company's debt obligations, the Company will remain highly leveraged following the Restructuring. The Company had approximately $482,000,000 principal amount of publicly issued recourse indebtedness at October 15, 1993 (I.E., not including the Showboat Notes). After giving effect to the Restructuring, the Company's estimated aggregate publicly issued recourse indebtedness would total approximately $160,000,000, assuming no borrowing is made under the RIHF Senior Facility. The Company's high leverage poses substantial risks to holders of the Company's debt and equity securities.

    Debt service on the New Debt Securities is premised solely on cash flows generated from the continued operation of the Resorts Casino Hotel. The Company's management believes that, following the completion of the Restructuring, the Company will have sufficient cash flow from operations to pay interest on all its outstanding debt as those payments become due.

    There can be no assurance that the Company will generate sufficient cash from operations to repay, when due, the principal amount of the New RIHF Mortgage Notes maturing in 2003, the principal amount of the New RIHF Junior Mortgage Notes maturing in 2004 or the principal amount of the Showboat Notes maturing in 2000. As a result, the Company may be required to refinance such amounts as they become due and payable. While the Company believes that it will be able to refinance such amounts, there can be no assurance that any such refinancing would be consummated or, if consummated, would be in an amount sufficient to repay such obligations, particularly in light of the Company's high level of debt. If the Company is unable to effectuate such refinancings or renewals in the ordinary course of business, it may be required to sell equity interests in the Company. The sale of additional equity interests in the Company could result in substantial dilution of the interests of the Company's existing equity holders. There can be no assurance that such sales would be consummated or, if consummated, would be in an amount sufficient to repay such obligations in full. The failure to raise sufficient amounts of capital from such sales could ultimately result in the Company's inability to meet its debt obligations, including its obligations under the New Debt Securities.

RECENT NET LOSSES

    RII. The Company experienced net losses of $41,571,000 and $53,454,000 in its fiscal years ended December 31, 1991 and 1992, respectively, and $58,370,000 for the three quarters ended September 30, 1993. In addition, the Company's earnings before fixed charges were inadequate to cover fixed charges by $42,402,000, $54,802,000 and $57,370,000 for the fiscal years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1993, respectively. The Company's recent net losses and its liquidity problems make it extremely unlikely that the Company will be able, unless it is able to consummate the Restructuring, to continue as a going concern beyond April 15, 1994 when the Old Series Notes mature.

    PARADISE ISLAND BUSINESS. The PIRL Group experienced net losses of $12,399,000 and $13,257,000 in its fiscal years ended December 31, 1991 and 1992, respectively, and $9,616,000 for the three quarters ended September 30, 1993.

LACK OF MARKET FOR NEW DEBT SECURITIES AND NEW EQUITY SECURITIES

    The New Debt Securities are new issues of securities for which there currently is no market. If the New Debt Securities are traded after their initial issuance, their trading price will depend on a number of factors beyond RII's control, including (i) the number of holders thereof, (ii) prevailing interest rates and the market for similar securities, (iii) a possible belief that the New Debt Securities bear interest at a rate insufficient to compensate investors for the risks inherent in owning the New Debt Securities, (iv) a risk that an active trading market in the New Debt Securities may not develop and (v) volatility in the market for "high yield" securities such as the New Debt Securities.

    The Company will apply to have the New RIHF Mortgage Notes, the Units comprised of the New RIHF Junior Mortgage Notes and the RII Class B Common Stock, the RII Common Stock and (if issued) the PIRL Ordinary Shares listed on the AMEX. It is a condition to consummation of the Plan, unless waived, that such securities be listed on a national securities exchange or approved for quotation on the Nasdaq National Market (subject to official notice of issuance). However, there can be no assurance that an active trading market for any such securities will develop on the AMEX, the Nasdaq National Market or otherwise, and no assurance can be given as to the price at which any such securities might trade. Factors such as quarterly fluctuations in the financial and operating results of the Company, negative announcements by the Company or others, and developments affecting the Company, its customers or the gaming industry generally, could cause the market price of such securities to fluctuate substantially.


    The Company has been informed that SIHL will apply to have the SIHL Series A Shares (if issued) listed on the Nasdaq National Market; such listing is a waivable condition to the SIHL Sale and to consummation of the Plan. For information regarding the trading market for the SIHL Series A Shares, see the accompanying SIHL Prospectus.


RISKS RELATING TO THE FORECASTS


    The Company has prepared forecasts of certain financial data for the five-year period following the Restructuring. The forecasts represent the Company's best estimate of the most likely results of its operations and financial position following the Restructuring. Such forecasts are based on numerous assumptions with respect to industry performance, general business and economic conditions and other matters, such as interest rates and the regulatory climate, that are beyond the Company's control. Because the Paradise Island Business will not be continued by the Company after the Restructuring, no forecasts for the Paradise Island Business have been prepared by the Company. If the PIRL Spin-Off occurs, the Paradise Island Business will be owned by the holders of the Old Series Notes. Any forecasts for the Paradise Island Business will be prepared by the new management of the Paradise Island Business. See "Risks Associated with the Paradise Island Business." Holders of Old Series Notes and RII Common Stock are cautioned not to place undue reliance on the forecasts. See "The Restructuring -- Financial Forecasts for the Company".


    In connection with the Old Plan, the Company prepared and publicly disseminated forecasts of certain financial data for fiscal 1990 through fiscal 1994, including net revenues, operating expenses, operating income and earnings before interest and taxes, describing the projected financial performance of the Company after consummation of the Old Plan. The Company's actual results varied significantly from the forecasted results prepared in connection with the Old Plan due, in large part, to the Company's inability to sell the Paradise Island Business at a satisfactory price.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

    The Company believes that the terms of the Restructuring are the result of arm's-length negotiations between the Company and representatives of Fidelity and TCW. In addition, discussions were held with representatives of SIHL regarding the Paradise Island Purchase Agreement and with the Griffin Group regarding the New Griffin Services Agreement.


    In  April 1993,  RII, RIH  and the  Griffin Group  executed the  New Griffin
Services Agreement to be effective as of September 17, 1992, the termination date of the Old Griffin Services Agreement. Merv Griffin is a shareholder and serves as a director and the Chairman of the Board of RII. The Griffin Group is a company controlled by Merv Griffin. The New Griffin Services Agreement will remain in place after the Effective Date. The New Griffin Services Agreement has a four-year term. Under certain circumstances, however, the New Griffin Services Agreement could remain in force up to an additional year. Pursuant to the New Griffin Services Agreement, Mr. Griffin and the Griffin Group will promote the operations of the Company in Atlantic City and The Bahamas. Fees of $6,305,000 have already been paid to the Griffin Group for the first three years of the term of the New Griffin Services Agreement. In conjunction with the negotiations among Fidelity, TCW and the Griffin Group relating to the Griffin Group's performance under the New Griffin Services Agreement, certain modifications to the New Griffin Services Agreement were negotiated. As a result of these modifications, the following will occur: (1) on or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement by reducing the principal amount of the Griffin Group
Note in an equal amount; (2) subsequent to such payment, but no later than the Effective Date, the Griffin Group will pay the then remaining balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest to RII; and
(3) on the Distribution Date, RII will issue to the Griffin Group the Griffin Warrants to purchase 4,665,000 shares RII Common Stock, or approximately 10% of the RII Common Stock on a fully diluted basis. The Griffin Warrants will be exercisable on the Effective Date at an exercise price of the lesser of $1.875 and the average closing price of RII Common Stock for the 20 trading days following the Effective Date. In conjunction with the negotiations among RII, Fidelity, TCW and the Griffin Group, the Griffin Group negotiated a reduction in the exercise price for the Griffin Warrants from the original exercise price set forth in the New Griffin Services Agreement. The exercise prices prior to such amendment were based upon percentages of the average closing price of the RII Common Stock during the 20 trading days following the Effective Date (with certain minimum prices) and ranged from the greater of $1.00 or 125% of such price as to the first 25% of the Griffin Warrants up to the greater of $1.75 or 200% of such price as to the final 25% of the Griffin Warrants. The change in the exercise price was approved by RII, and consented to by Fidelity and TCW, in order to provide additional incentives to the Griffin Group under the New Griffin Services Agreement for its efforts to improve the operations and value of RII. Consequently, Mr. Griffin may have interests which conflict with those of RII and the interests of the holders of the Old Series Notes, of RII Common Stock (including Mr. Griffin in his capacity as a shareholder of RII) and of 1990 Stock Options.



    Mr. David Hanlon, the President and Chief Executive Officer of RII until October 31, 1993, owns fully vested 1990 Stock Options to purchase 1,094,800 shares of RII Common Stock (or 5.15% of the outstanding shares of the RII Common Stock assuming such options were exercised). RII entered into the Hanlon Termination Agreement in an effort to effectuate an orderly restructuring of its senior management. Pursuant to the Hanlon Employment Agreement, Mr. Hanlon received $720,000 earned under the Hanlon Employment Agreement but not yet paid as of October 31, 1993. In addition, pursuant to the Hanlon Termination Agreement, Mr. Hanlon is entitled to receive a total of $2,648,656, consisting of the present value of future base salary under the Hanlon Employment Agreement as determined under the Hanlon Termination Agreement in the sum of $1,303,076 and $1,345,580 in respect of the performance bonuses for fiscal years ending 1994 and 1995 payable under the Hanlon Employment Agreement, half of which was paid on October 31, 1993 and half of which will be paid upon the earlier of (i) the acceptance of a reorganization or recapitalization of RII by the requisite number and amount of RII's creditors voting on such restructuring or reorganization and

(ii) April 15, 1995. In addition, Mr. Hanlon will receive a bonus from RII in the amount of $325,000 in connection with the reorganization or recapitalization of RII, payable prior to any bankruptcy filing by RII. Finally, Mr. Hanlon will receive a bonus of $300,000 upon the disposition of the Paradise Island
Business. Accordingly, Mr. Hanlon would receive a total of $625,000 in connection with the Restructuring. The payment to be made to Mr. Hanlon with respect to the disposition of the Paradise Island Business may be subject to the approval of the Bankruptcy Court. Consequently, Mr. Hanlon may have interests which conflict with those of RII and the interests of the holders of the Old Series Notes, of RII Common Stock and of 1990 Stock Options.

    Mr. Antonio Alvarez is a director of RII. Mr. Alvarez is also the Chairman of Alvarez & Marsal, a financial advisory firm which RII has retained to provide it with advice regarding RII's financial alternatives, including the Restructuring. RII paid Alvarez & Marsal a monthly fee of $50,000 for such advice amounting to $300,000 as of September 1, 1992, at which time RII's payment of such fees was suspended. If the Requisite Acceptances are obtained, Alvarez & Marsal will receive $250,000 and 125,000 shares of RII Common Stock prior to any bankruptcy filing by RII. Consequently, Mr. Alvarez may have interests which conflict with the interests of RII and the interests of the holders of the Old Series Notes, of RII Common Stock and of 1990 Stock Options.


    Pursuant to the Restructuring, all existing compensation arrangements with members of the Company's management will continue after the Effective Date. As part of the Plan, the 1990 Stock Option Plan will be terminated and the 1994 Stock Option Plan will be adopted. Holders of outstanding 1990 Stock Options will retain their 1990 Stock Options and the exercise price therefor will remain fixed at the existing exercise price. See "Management of RII -- Executive Compensation -- Employment Agreements; Termination of Employment and Change in Control Arrangements".


INVOLVEMENT OF MERV GRIFFIN


    The involvement of Merv Griffin in the affairs of the Company is believed to be extremely important to its future prospects. The Company believes Merv Griffin's participation enhances and projects a high positive profile for the Company's operations, and helps to distinguish the Company from its competitors. There can be no assurance that Merv Griffin's involvement will continue beyond September 17, 1996, the termination date of the New Griffin Services Agreement. No later than the Effective Date, the Griffin Group will have received advance payment of the full amount due under the New Griffin Services Agreement, but will be required to reimburse the Company for any advance payment that may not have been earned if the Griffin Group fails to perform its obligations thereunder through September 17, 1996. Under certain circumstances, the New Griffin Services Agreement could remain in force up to an additional year. See "The Plan -- Means for Implementation of the Plan -- Griffin Compensation Arrangements".


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    GENERAL Due to the lack of definitive judicial or administrative authority, substantial uncertainties exist with respect to many of the tax consequences of the transactions to be undertaken pursuant to the Plan. Specifically, the Company's counsel is unable to render an unqualified legal opinion with respect to: (i) whether the New Debt Securities will be treated as indebtedness of RIH or RIHF; (ii) classification of the New Debt Securities as debt rather than equity; (iii) whether or not the exchange of the Old Series Notes for the RII Class B Common Stock and the RII Common Stock will be treated as pursuant to a recapitalization as such term is defined in Section 368 (a)(1)(E) of the Tax Code; (iv) consequences of the rights to receive payments from Deferred Cash, Net Reserved Cash and Net Plan Consummation Cash; (v) whether the exchange of the Old Series Notes for the RII Common Stock will qualify for the stock-for-debt exception from the recognition of COD income; and (vi) whether an ownership change within the meaning of Section 382 of the Tax Code will occur in connection with the implementation of the Plan, and, if such an ownership change were to occur, whether the "bankruptcy exception" contained in Section 382
(1)(5) of the Tax Code will apply.

    The Company's counsel has opined that it is more likely than not that the New RIHF Senior Mortgage Notes will be treated as debt for Federal income tax purposes. In each of the other instances described in the preceding paragraph, the Company's counsel believes that there is substantial authority for the positions that the Company intends to take.



    TAXATION OF THE EXCHANGE OF OLD SERIES NOTES. The Company intends to take the position that the exchange (the "Exchange") of Old Series Notes for New Debt Securities, RII Common Stock, RII Class B Common Stock, SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price (or if the SIHL Sale is not consummated on the Effective Date, PIRL Ordinary Shares), Excess Cash and non-transferable rights to receive payments from Net Reserved Cash, if any, Net Plan Consummation Cash, if any, and Deferred Cash will be a taxable event for exchanging holders upon which gain or loss will be recognized, except that a holder of Old Series Notes will recognize ordinary income on the exchange to the extent a portion of the consideration is treated as received in respect of accrued interest that the holder has not included in income. If the Exchange is treated as a recapitalization for Federal income tax purposes, no loss would be recognized by any holder of the Old Series Notes, and gain, if any, would be recognized only to the extent a holder receives "boot" (E.G., cash and property other than stock or securities of the Company) in the Exchange that is not deemed to be in payment of accrued interest. See "Certain Federal Income Tax Considerations -- Exchange of Old Series Notes".


    ORIGINAL ISSUE DISCOUNT. The New RIHF Junior Mortgage Notes will be, and the New RIHF Mortgage Notes may be, issued with original issue discount. A holder of such Notes may be required for Federal income tax purposes to report interest income at a rate that is higher than the stated interest rate and in advance of the receipt of cash interest. See "Certain Federal Income Tax Considerations -- OID With Respect to the New Debt Securities".

    AVAILABILITY  OF  NET OPERATING  LOSSES.   Because the  exchange of  the Old
Series Notes for the New Debt Securities and New Equity Securities will occur pursuant to the Plan in the chapter 11 cases, the Company does not expect to be required to include in its gross income any cancellation of debt ("COD") income realized by reason of the consummation of the Plan. Moreover, the Company expects that it will not be required to reduce any of its tax attributes as a result of such cancellation of debt. If, however, the stock-for-debt exception were determined not to apply to the exchange of RII Common Stock for a portion of the Old Series Notes, the Company would be required to reduce certain of its tax attributes (including net operating loss carryforwards) by the amount of COD income arising from such exchange that would be excluded from the Company's gross income under Section 108 of the Tax Code. The stock-for-debt exception expires on December 31, 1994. Therefore, if the Effective Date does not occur on or before December 31, 1994, the stock-for-debt exception will not apply to the exchange of RII Common Stock. See "Certain Federal Income Tax Considerations -- Tax Consequences to the Company -- Cancellation of Indebtedness".

    The Company expects that, as a result of the Restructuring, it will undergo an "ownership change" within the meaning of Section 382 of the Tax Code; however, the Company believes that an exception available to corporations in title 11 cases will apply (and the Company does not intend to elect for such exception not to apply). Assuming such exception applies, the amount of the Company's net operating loss ("NOL") carryforwards will be reduced to a certain extent, but such remaining NOLs will not be subject to an annual use limitation (except for NOLs that arose prior to October 1, 1990, which are already subject to an annual use limitation). There can be no assurance, however, that the Internal Revenue Service (the "Service") will not successfully challenge the applicability of such exception. Moreover, the Federal income tax returns of the Company for the periods in which the NOLs were generated have not been examined by the Service. Therefore, if the Service were to determine that (i) no ownership change occurred in connection with the Restructuring, with the likely result that an ownership change would occur shortly after the Restructuring when the exception available to corporations in title 11 cases would not be available, (ii) an ownership change did occur, but the exception to corporations in title 11 cases does not apply, or (iii) all or a portion of the NOLs were to be disallowed for any reason, the ability of the Company to offset future taxable income with

NOLs  remaining  after   the  consummation   of  the   Restructuring  could   be
substantially limited. See "Certain Federal Income Tax Considerations -- Tax Consequences to the Company -- Net Operating Loss Carryovers and Limitations".

CERTAIN BANKRUPTCY AND INSOLVENCY CONSIDERATIONS

    Use of a bankruptcy case to implement the Restructuring also entails risks that should be considered carefully.

    GENERAL. If the Requisite Acceptances are received, RII and GRI currently intend to commence prepackaged bankruptcy cases and to seek to confirm the Plan using the Requisite Acceptances. See "The Solicitation -- Procedure for Voting on the Plan" and "The Plan -- Confirmation of the Plan". RII and GRI believe that obtaining the Requisite Acceptances before commencing bankruptcy cases would minimize disputes during such cases, would substantially reduce the time and costs of such cases and would afford the best opportunity to accomplish the Restructuring. If RII and GRI do not obtain the Requisite Acceptances prior to the Voting Deadline, RII and GRI will be forced to evaluate options then available to them.


    One such option is to conduct another solicitation with respect to the Plan. Pursuant to the Paradise Island Purchase Agreement, RII and GRI have committed, notwithstanding the failure to obtain the Requisite Acceptances, to continue to pursue confirmation of the Plan until the Paradise Island Purchase Agreement is terminated. This commitment could require RII and GRI to conduct a further solicitation with respect to the Plan until December 31, 1994. Because the Paradise Island Purchase Agreement can be terminated by SIHL if RII and GRI bankruptcy cases are not commenced by March 21, 1994, RII and GRI might conduct such solicitation after filing a chapter 11 case. RII's and GRI's failure to abide by the terms of the Paradise Island Purchase Agreement under certain circumstances would give rise to a claim by SIHL for breach of such agreement and entitle SIHL to reimbursement from the SIHL Buyer Expense Escrow. Moreover, such failure, if not approved by Fidelity and TCW, may relieve Fidelity and TCW of their obligations under the Bondholders Support Agreement.



    Other options available to RII and GRI if the Requisite Acceptances are not obtained include submission of a revised prepackaged plan of reorganization and filing for bankruptcy protection under the Bankruptcy Code without a pre-approved or consensual plan of reorganization. There can be no assurance that a restructuring other than pursuant to the Plan will result in a reorganization of RII and GRI rather than a liquidation, or that any reorganization would be on terms as favorable to the holders of Old Series Notes (and beneficiaries of the related GRI Guaranty endorsed thereon), the holders of the RII Common Stock and the holders of 1990 Stock Options as the terms of the Plan. In connection with the formulation and development of the Plan, RII and GRI and their financial and legal advisers have explored various alternative plan structures. RII and GRI believe the Plan enables creditors and equity interest holders, including the holders of the Old Series Notes and the RII Common Stock, to realize greater value than would be realized under the alternatives that RII and GRI believe could be implemented nonconsensually. However, an alternative reorganization plan could be formulated which would eliminate entirely the interests of equity interest holders. RII and GRI believe that this form of alternative plan would be vigorously contested by equity interest holders. The expense and delay associated with such a dispute, coupled with its potential adverse impact on the operations of the Company and the morale of its employees, could substantially impair the reorganization value of the Company. If such an alternative plan were confirmed, however, recoveries to holders of the Old Series Notes might be greater than those projected under the Plan and no recovery would be available to holders of RII Common Stock.



    LIQUIDATION ANALYSIS. For purposes of comparison with the distributions under the Plan, RII and GRI have prepared, in conjunction with their financial advisers, an analysis of estimated recoveries in a liquidation under chapter 7 of the Bankruptcy Code (the "Liquidation Analysis"). The Liquidation Analysis is attached as Appendix B, and includes a description of procedures followed and the assumptions and qualifications used in connection with the Liquidation Analysis. A general discussion of the Liquidation Analysis is included under "The Plan -- Confirmation of the Plan -- Best Interests Test". Confirmation of the Plan requires a finding that each non-accepting creditor and equity interest holder receive as much under the Plan as in a chapter 7 liquidation of RII and GRI. RII and GRI believe that the Liquidation Analysis demonstrates this result. The Bankruptcy Court, however, may reach a differing conclusion.

    The Liquidation Analysis represents the Company's best estimate of the most likely outcome in the event of a liquidation of the Company under chapter 7 of the Bankruptcy Code. It is based on numerous assumptions regarding factors which may be beyond the Company's control. Holders of Old Series Notes and RII Common Stock are cautioned not to place undue reliance on the Liquidation Analysis.

    SECOND BANKRUPTCY FILING. The Plan provides for a restructuring of the Old Series Notes issued in connection with the Old Plan. No provision of the Bankruptcy Code expressly limits the ability of a debtor to file a second chapter 11 case. In addition, the United States Supreme Court, in an analogous context involving the filing of a second chapter 13 case, refused to impose a limitation on the ability of the debtor to file a second chapter 13 case absent an explicit limitation in the Bankruptcy Code. See JOHNSON V. HOME STATE BANK, 111 S. Ct. 2150 (1991); IN RE TARAS, 136 B.R. 941, 954 (Bankr. E.D. Pa. 1992).
The court in IN RE JARTRAN, 886 F.2d 859 (7th Cir. 1989) found that a second chapter 11 filing was permissible so long as it was filed in good faith. The court indicated that the second filing could satisfy the good faith requirement if the second chapter 11 filing was for the purpose of effecting a liquidation rather than a reorganization involving a restructuring of the debt treated in the prior chapter 11 filing. A number of other courts also have held that a second chapter 11 filing is in good faith if the filing is the result of unforeseen changed circumstances. See, E.G., ELMWOOD DEVELOPMENT COMPANY V. GENERAL ELECTRIC PENSION TRUST, 964 F.2d 508 (5th Cir. 1992); IN RE CASA LOMA ASSOCS.,122 B.R. 814 (Bankr. N.D. Ga. 1991).

    Several courts have limited the ability of a debtor that has emerged from chapter 11 to file a second chapter 11 case to modify obligations undertaken in the reorganization plan confirmed in the first case. See, E.G., IN RE JARTRAN, 886 F.2d 859 (7th Cir. 1989); IN RE NORTHHAMPTON CORP., 59 B.R. 963 (E.D. Pa.
1984); IN RE AT OF MAINE, INC.,56 B.R. 55 (Bankr. D.Me. 1985). The NORTHHAMPTON and AT OF MAINE courts found that a second chapter 11 filing after substantial consummation of a plan confirmed in a prior chapter 11 case was PER SE impermissible. Courts which have held that there are limitations on the ability of a debtor to make a second chapter 11 filing have relied principally on the provisions of section 1127 of the Bankruptcy Code, which provide that a confirmed chapter 11 plan that has been substantially consummated may not be modified under section 1127.

    RII and GRI believe that the filing of new chapter 11 cases in connection with seeking confirmation of the Plan would satisfy any applicable good faith requirement and would be permissible under the Bankruptcy Code. As a result, among other things, of the unforeseen difficulty in selling the Paradise Island Business, which was a critical component of the Old Plan, the Company believes that it will be able to satisfy the good faith requirement for filing a second bankruptcy case. Accordingly, while it is possible that these filings by RII and GRI could be challenged, RII and GRI believe that they would prevail against any such challenge.

    DISRUPTION OF OPERATIONS. RII believes that it has sufficient cash on hand to fund its working capital needs during a prepackaged bankruptcy case, including the continued timely payment of pre-petition employee and trade obligations to the extent permitted by the Bankruptcy Court. Since the Plan and the chapter 11 filings will relate only to RII and GRI and not to RII's operating subsidiaries, the claims of trade creditors and employees of such operating subsidiaries will not be affected by such filings. Although there is a risk that the filing of chapter 11 cases by RII and GRI will disrupt their business operations, RII and GRI believe that such risk is minimal. GRI does not have any employees and does not believe that it has any trade creditors; it has no operating business which could be disrupted. As a holding company, RII has few trade creditors and employees. To the extent necessary, RII, upon commencement of its chapter 11 case, intends promptly to seek the authorization of the

Bankruptcy Court to maintain flexibility to pay, prior to confirmation of the Plan, the pre-petition claims of trade creditors. In addition, RII intends to seek the approval of the Bankruptcy Court to pay all accrued prepetition salaries and wages, expense reimbursements and severance, to permit affected employees to utilize their paid vacation time which accrued prior to the date of the filing of the prepackaged bankruptcy case (so long as they remain employees of RII) and to continue paying medical benefits under RII's health plan. There can be no assurance that such authorization will be obtained. In any event, the Plan provides that claims of employees and trade creditors which are not paid or honored, as the case may be, prior to consummation of the Plan will be paid or honored in full on the Distribution Date or as soon thereafter as such payments or other obligations, consistent with past practice and the agreements governing such claims, become due or performable in the ordinary course of business. See "The Plan -- Treatment of Trade Creditors and Employees".


    The Solicitation of Acceptances for the Plan or any subsequent commencement of chapter 11 cases, even in connection with the Plan, could adversely affect the Company's relationships with patrons, suppliers and employees. However, the Company designed the Plan to minimize such effects. If such relationships were adversely affected, the Company's financial position could materially deteriorate. This deterioration could adversely affect the Company's ability to complete the Solicitation of Acceptances of the Plan, or if the Solicitation is successfully completed, to obtain confirmation of the Plan. Any disruption in relationships with the Company's suppliers could reduce the quality and availability of casino facilities, entertainment and promotional events, as well as guest and other patron services which could result in a loss of earnings.

    EFFECT ON SUBSIDIARIES.   Other than GRI, RII  does not currently intend  to
seek protection under the Bankruptcy Code for any of its subsidiaries.


    CERTAIN RISKS OF NON-COMPLIANCE WITH CONFIRMATION REQUIREMENTS. Even if the Requisite Acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. The Bankruptcy Court might determine that the disclosure contained herein or the Solicitation hereunder are inadequate. See "Risk of Inadequacy of Solicitation" and "Risk of Improper Voting Procedures." Moreover, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory condition to confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan will not be followed by a further need for financial reorganization, and that the value of distributions under the Plan to non-accepting creditors and equity interest holders is not less than the value of distributions such creditors and equity interest holders would receive if RII and GRI were liquidated under chapter 7 of the Bankruptcy Code. See "The Plan -- Confirmation of the Plan -- Confirmation Requirements". There can be no assurance that the Bankruptcy Court will conclude that these requirements have been met. If the Plan is filed, there can be no assurance that modifications thereof would not be required for confirmation, or that such modifications would not require a resolicitation of Acceptances. RII and GRI believe that the Plan does comply with all of the confirmation requirements, including the requirements that confirmation of the Plan not be followed by a need for further financial reorganization and that non-accepting creditors and equity interest holders receive distributions under the Plan at least as great as would be received if RII and GRI were liquidated pursuant to chapter 7 of the Bankruptcy Code. See "The Plan -- Alternatives to Consummation of the Plan -- Liquidation under Chapter 7". There can be no assurance, however, that the Bankruptcy Court would reach the same conclusion.



    Furthermore, the Plan contains an exculpation provision that provides that none of the directors, officers, employees, agents, representatives, financial advisors, or attorneys of (i) RII or GRI, (ii) any subsidiary of RII or GRI,
(iii) TCW, (iv) Fidelity, or (v) the Old Series Note Trustee and neither RII, GRI, any subsidiary of RII or GRI, TCW, Fidelity nor the Old Series Note Trustee, shall have any liability for actions taken or omitted to be taken in good faith under or in connection with the Plan or in connection with RII's and GRI's bankruptcy cases. The Company believes that such an exculpation provision, which is not a general release and waiver of causes of action against third parties but rather is limited in scope to actions taken solely in connection with RII's and GRI's bankruptcy cases, is commonly approved in chapter 11 cases and is necesary to encourage entities to participate in such cases without incurring undue liability. In some chapter 11 cases, however, the Commission has taken the position that exculpation provisions are not authorized under the Bankruptcy Code and that, absent separate consideration supplied by the parties receiving exculpation, such provisions violate section 524(e) of the Bankruptcy Code. As a result, the Commission, as well as other parties, may object at the Confirmation Hearing to the inclusion of the exculpation provision in the Plan. Although the Company is aware of many cases in which this form of exculpation provision has been found acceptable by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court in RII's and GRI's cases will confirm the Plan with the exculpation provision.



    The confirmation and consummation of the Plan also are subject to certain conditions imposed by RII and GRI. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan". There can be no assurance that such conditions will be satisfied or, if not satisfied, that RII and GRI (with the consent of Fidelity and TCW if the funds and accounts managed by them hold in the aggregate at least 20% of the Old Series Notes) would waive such conditions. The consummation condition requiring entry of a Confirmation Order that has not been stayed must be satisfied and may not be waived under any circumstances. The confirmation condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, but the transactions contemplated by the Plan cannot be consummated if the Old Security Documents are not released and terminated because RII and GRI will be unable to pledge the requisite collateral to secure the New Debt Securities and the RIHF Senior Facility Notes and RII will be unable to effect either the SIHL Sale or the PIRL Spin-Off.



    RISK OF INADEQUACY OF SOLICITATION. Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitation, or, if such law does not apply, such acceptance was solicited after disclosure of "adequate information". Bankruptcy Rule 3018(b) requires, in the case of a prepackaged plan of reorganization, that: (i) the plan of reorganization be disseminated for a vote to substantially all impaired creditors and equity holders entitled to vote; (ii) the time prescribed for voting on such plan must not be unreasonably short; and (iii) the solicitation must be conducted in compliance with all applicable non-bankruptcy laws or, in the absence of such laws, that the disclosure statement for such plan contain "adequate information". This Information Statement/Prospectus is being transmitted to all holders of claims against, and all holders of interests in, RII and GRI to satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Notwithstanding the foregoing, votes on the Plan only are being solicited from impaired creditors and equity interest holders of RII and GRI. RII and GRI believe that the Solicitation complies with the requirements of Bankruptcy Rule 3018(b) and that the 35-day time period prescribed for voting on the Plan is not unreasonably short. In addition, RII and GRI believe that the Solicitation is being conducted in compliance with state and Federal securities laws and all other applicable non-bankruptcy laws. However, failure of the Solicitation to comply with the requirements of section 1126(b) of the Bankruptcy Code or Bankruptcy Rule 3018(b) could result in the Bankruptcy Court requiring resolicitation of Acceptances. If a resolicitation were required, there can be no assurance that the Paradise Island Purchase Agreement would remain in effect or that Fidelity and TCW would continue to support the Plan.


    RISK OF IMPROPER VOTING PROCEDURES. Even if the Requisite Acceptances are received, the Bankruptcy Court may find that impaired creditors and equity interest holders have not validly accepted the Plan if the Bankruptcy Court determines that the Solicitation did not comply with the requirements of section 1126(b) of the Bankruptcy Code in respect to voting procedures. In an effort to avoid such a result, RII and GRI are soliciting both Ballots and Master Ballots. Master Ballots are to be completed by record holders of Old Series Notes and RII Common Stock who are not the beneficial owners of such securities to reflect the votes of the beneficial owners of such securities that hold

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
through such record holder. RII and GRI believe that the use of Ballots and Master Ballots for the purpose of obtaining Acceptances is in compliance with the Bankruptcy Code. In addition, RII and GRI will take certain measures in accordance with the practices of the securities industry and the requirements of applicable non-bankruptcy law to ensure that this Information Statement/Prospectus and other Solicitation materials are received by beneficial owners of RII's securities in sufficient time to enable such parties to instruct their nominees with respect to voting on the Plan.


    The Company believes that it is appropriate to count executed, unmarked Ballots as Acceptances of the Plan and will ask the Bankruptcy Court to permit RII and GRI to count executed, unmarked Ballots as Acceptances of the Plan. There can be no assurance, however, that the Bankruptcy Court will decide that the voting procedures employed by RII and GRI meet the requirements of section 1126(b) of the Bankruptcy Code. If the Bankruptcy Court determines that the Solicitation does not comply with the requirements of section 1126(b) of the Bankruptcy Code, RII and GRI may seek to resolicit Acceptances.



    RISK  THAT  PLAN  MAY  BE  CONFIRMED  OVER  REJECTION  OF  IMPAIRED   EQUITY
CLASSES. If certain conditions are met, the Plan may be confirmed even if it is not accepted by the holders of the RII Common Stock or the holders of 1990 Stock Options. Section 1129(b) of the Bankruptcy Code sets forth the conditions to a confirmation (or "cram-down", as it is generally called) of a plan of reorganization without the acceptance of all impaired classes. So long as at least one impaired class of claims has accepted the plan (excluding votes cast by insiders), such plan may be confirmed if it does not "discriminate unfairly" and is "fair and equitable" with respect to each of the non-accepting classes. It is generally accepted that a plan does not "discriminate unfairly" if holders in a non-accepting class receive treatment under a plan that is economically equivalent to that given to other classes whose holders have the same legal priorities. In general terms, a plan is "fair and equitable" to a non-accepting class of secured claims if provision is made under the plan for the holders of such secured claims to retain the liens securing such claims and to receive deferred cash payments totalling at least the allowed amount of such claim having a present value on the effective date of the plan at least equal to the value of the property securing claims. In general terms, a plan is "fair and equitable" to a non-accepting class of unsecured claims or interests if the plan provides that either (i) such holders receive or retain property having a value as of the effective date of the plan equal to the allowed amount of such holders' unsecured claims or interests, or (ii) the holders of claims and interests that are junior to any such non-accepting class do not receive or retain any property under the plan in respect of such junior claims or interests. It is possible for a plan to be confirmed by the bankruptcy court notwithstanding the non-acceptance of a class of claims or interests and the holders of such claims or interests must accept whatever distribution, if any, is provided for them under such plan, so long as the requirements set forth above are satisfied. RII and GRI believe that section 1129(b) of the Bankruptcy Code would permit confirmation of the Plan over the rejection of the classes of holders of outstanding RII Common Stock and 1990 Stock Options, but would not permit confirmation of the Plan over the rejection of the holders of Old Series Notes. The Company intends to seek to confirm the Plan even if the holders of outstanding RII Common Stock or 1990 Stock Options vote as a class to reject the Plan. If the Plan were approved pursuant to a cram-down, distributions to all classes of creditors and equity interest holders would not change. See "The Plan
- -- Confirmation of the Plan -- Confirmation Without Acceptance by All Impaired Classes".


    RISK  OF  IMPROPER  CLASSIFICATION OF  CLAIMS  AND INTERESTS.    Pursuant to
section 1122 of the Bankruptcy Code, RII and GRI must classify claims and interests in classes that contain claims and interests that are substantially similar to the other claims and interests in such class. Although RII and GRI believe that they have classified all claims and interests in compliance with section 1122, it is possible that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the current intention of RII and GRI to modify the Plan to provide for whatever reasonable classification might be accepted by the Bankruptcy Court for confirmation and to use the Acceptances received in the Solicitation to obtain the approval of the class or classes of which the accepting holder is ultimately deemed to be a member. Any such reclassification could adversely

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
affect the class in which such claim or interest was initially classified or any other class under the Plan by changing the composition of such class and the required vote of such class for approval of the Plan. Furthermore, a reclassification of claims or interests after approval of the Plan could necessitate the resolicitation of Acceptances, which could result in a delay in the consummation of the Restructuring and could increase the risk that the Restructuring will not be consummated. To the extent a reclassification of claims or interests after approval of the Plan materially and adversely changes the treatment of the claim of any creditor or the interest of any equity interest holder, such creditor or equity interest holder would no longer be bound by its Acceptance of the Plan and RII and GRI would be obliged to obtain such creditor's or equity interest holder's consent in writing to the modification. The need to obtain any significant number of consents could result in a delay in the consummation of the Restructuring and could increase the risk that the Restructuring will not be consummated.


    UNANTICIPATED CLAIMS. The Plan provides that general unsecured claims will be unimpaired. This provision is based on the assumption, which the Company believes to be correct, that general unsecured claims will not be substantially higher than anticipated. If general unsecured claims materially exceed this amount, the Company may be unable to treat general unsecured claims as unimpaired and may be forced to modify the treatment of such claims in the Plan. Such modification may require solicitation of the Plan as modified to holders of general unsecured claims and to other classes of creditors and equity interest holders. See "The Plan -- Classification and Treatment of Claims and Interests
- -- RII Class 5" for a discussion of potential disputed claims which have been or may be asserted.


    The Company believes that any claims based on Federal or state environmental protection statutes will be discharged in connection with consummation of the Plan. Under certain circumstances, however, environmental claims may survive consummation of the Plan and remain assertable against the Company after the conclusion of the Restructuring. The Company believes that environmental claims, even if they survive consummation of the Plan, will not have a material impact on the ability of the Company to effect the Restructuring or meet the Company's financial forecasts. The feasibility of the Plan may be jeopardized if the Company is found to have significant unanticipated environmental liability.


    AVOIDANCE OF CERTAIN PREPETITION TRANSFERS. The Company has made or, pursuant to the Restructuring, intends to make certain transfers to third parties during the year preceding the date of filing of the chapter 11 cases which may be subject to avoidance and recovery as either preferential transfers or fraudulent conveyances. These transfers could include payments made under the Hanlon Termination Agreement and the New Griffin Services Agreement. The Company does not believe that these or any other transfers made by it or to be made by it pursuant to the Restructuring constitute voidable transfers. The Company, however, has conducted no investigation into the existence of potential voidable transfers. The Bankruptcy Court, on request of a party in interest, might determine that avoidable transfers had occurred. Even if the Bankruptcy Court were to determine that certain prepetition transfers were voidable, the Company does not believe such a determination would materially and adversely affect the Restructuring. Pursuant to section 6.14 of the Plan, RII and GRI will waive and release any avoidance and recovery actions (other than such avoidance and recovery actions that have been or are permitted to be filed in connection with the Old Chapter 11 Cases). There can be no assurance that the Bankruptcy Court will permit such waiver and release. A fraudulent conveyance action filed by RII with respect to the Old Chapter 11 Cases against Fred Lowenschuss styled RESORTS INTERNATIONAL, INC. v. FRED LOWENSCHUSS, INDIVIDUALLY AND AS TRUSTEE OF FRED LOWENSCHUSS, IRA, AND LAWRENCE LOWENSCHUSS, IRA is presently pending as Adv. No. 90-1005 in the New Jersey bankruptcy court. This action, which seeks among other things the recovery by RII of merger consideration paid to Mr. Lowenschuss' pension plan, will survive consummation of the Plan and any proceeds recovered with respect thereto will become assets of RII.



    RISKS RELATED TO PARADISE ISLAND INTERIM ORDER. Pursuant to the Paradise Island Purchase Agreement, RII has committed to request, within five business days after the filing of its chapter 11 case (if the Paradise Island Purchase Agreement has not been terminated), and to use its best efforts


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

to obtain, the entry of an order approving certain provisions of the Paradise Island Purchase Agreement (the "Paradise Island Interim Order"). Such provisions relate primarily to (i) the establishment of a procedure for the consideration of competing bids for the Paradise Island Business and (ii) the provision of certain reimbursements to SIHL if, through no fault of its own, the SIHL Sale is not consummated. For a detailed description of the provisions of the Paradise Island Purchase Agreement which RII will seek to have approved by the Bankruptcy Court through the Paradise Island Interim Order, see "Description of Paradise Island Purchase Agreement -- General -- Paradise Island Interim Order". If, despite the best efforts of RII, the Paradise Island Interim Order is not entered by the Bankruptcy Court, the Paradise Island Purchase Agreement will continue in full force and effect.



    Subject to the requirements of the Paradise Island Interim Order, RII and GRI may receive other bids for the Paradise Island Business during the pendency of RII's and GRI's chapter 11 cases. Such bids, if received, may lead to further proceedings before the Bankruptcy Court, including the conduct of an auction. If a bidder other than SIHL prevails at such an auction, the Plan may be modified, as may be necessary, to accommodate the particular requirements of the prevailing bidder. Any such modification will be subject to compliance with applicable bankruptcy laws and the approval of Fidelity and TCW (so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes). In addition, the Bankruptcy Court may, but not necessarily will, require a new solicitation.


    The Paradise Island Purchase Agreement imposes significant restrictions upon the Company's ability to consider and ultimately accept acquisition proposals for the Paradise Island Business other than the SIHL Sale. Pursuant to the Paradise Island Purchase Agreement, the Company cannot consider any alternative acquisition proposal unless such proposal constitutes an "Overbid Transaction" from a financially qualified third party which provides for consideration attributable to the entire Paradise Island Business having a fair market value of more than $130 million. The imputed fair market value of the SIHL proposal is $125 million. Moreover, when considering whether to approve an "Overbid Transaction" from a competing bidder, the Bankruptcy Court will likely take into consideration that the Company is required, under the terms of the Paradise Island Purchase Agreement, to pay SIHL's out-of-pocket costs and expenses incurred in connection with the proposed SIHL Sale and adjust the value of the competing bid accordingly.

CERTAIN CONSIDERATIONS RELATED TO ORIGINAL ISSUE DISCOUNT IN THE EVENT OF SUBSEQUENT BANKRUPTCY


    In general, a bankruptcy claim represented by a debt security equals its face amount plus accrued interest through the date of the commencement of the bankruptcy case. A reduction must be made to the claim for any unmatured interest, such as OID, included in the face amount of the instrument.



    Some courts interpreting bankruptcy law have differed as to whether and to what extent the issuance of debt securities through a bankruptcy reorganization gives rise to OID for purposes of fixing the claim of a holder of such debt securities in a subsequent bankruptcy of the issuing entity. In connection with the Restructuring, holders of Old Series Notes might have their claims reduced due to OID attributable to the issuance of the Old Series Notes. In addition, OID imputed from the Restructuring might require the reduction of the claims of holders of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes if there were to be any future bankruptcy proceeding of RIHF or RIH.



    A reduction in the amount of the claims of the present holders of Old Series Notes due to OID, in all likelihood, will not alter their treatment in the Restructuring. The reasons for this include, among others, that the proposed treatment will be consensual if the Restructuring is implemented, and in any event, the fair market value of the consideration to be given to holders of Old Series Notes will not exceed the face amount of the Old Series Notes less unamortized OID.



    If there were to be any future bankruptcy proceeding involving RIHF or RIH, the court might find that the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes were issued with OID represented by the difference between their face amount and the closing price for the Old Series Notes


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

on the Effective Date. Such a bankruptcy claim could be reduced to a greater extent if a bankruptcy court allocated any portion of the fair market value of the Old Series Notes to other consideration distributed to the Old Series Note holders pursuant to the Restructuring. However, the more prevalent view reflected by recent decisions in both the Second and Fifth Circuit Courts of Appeals is that, for bankruptcy law purposes, no new OID arises by virtue of a face value debt-for-debt exchange in a consensual out-of-court workout, even if the fair market value of the old bonds is less than the face amount of the old and new bonds. See IN RE CHATEAUGAY CORP., 961 F.2d 378 (2nd Cir. 1992) and IN RE PENGO INDUSTRIES, 962 F.2d 543 (5th Cir. 1992). These cases, while not completely on point, support the argument that no new OID should arise by virtue of a debt-for-debt exchange embodied in a confirmed chapter 11 plan such as the Plan or the Old Plan. No assurances can be given that this argument would prevail.


ADDITIONAL SENIOR SECURED DEBT; SUBORDINATION


    The RIHF Senior Facility will be available to meet working capital needs. The Company currently does not forecast a need to use such a facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Liquidity." If borrowings are made under the RIHF Senior Facility, the Company's post-Restructuring debt burden would increase. The RIHF Senior Facility Notes will be senior secured obligations issued by RIHF and guaranteed by RIH pursuant to the RIH Senior Facility Guaranty. RII also will issue a guaranty of the payment of principal and interest on the RIHF Senior Facility Notes. RII's guaranty will be secured by the RII Pledge Agreement. The RIHF Senior Facility also will be secured by the GRI Pledge Agreement.



    The RIH Mortgage, the RIH Guaranty Mortgage, the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage on the Resorts Casino Hotel securing the payment of the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty, respectively, will be subordinated to the liens securing the RIH Senior Facility Note and the RIH Senior Facility Guaranty.


SECURITY FOR THE NEW RIHF MORTGAGE NOTES AND THE NEW RIHF JUNIOR MORTGAGE NOTES


    If an Event of Default (as defined in either the New RIHF Mortgage Indenture or the New RIHF Junior Mortgage Indenture) occurs, there can be no assurance that a foreclosure on the Resorts Casino Hotel would produce proceeds in an amount that would be sufficient to pay, FIRST, the principal of, and accrued interest on, the RIHF Senior Facility Notes (if any), SECOND, the principal of, and accrued interest on, the New RIHF Mortgage Notes, and THIRD, the principal of, and accrued interest on, the New RIHF Junior Mortgage Notes.



    In any foreclosure sale of the Resorts Casino Hotel, the purchaser would be required to be licensed to own the Resorts Casino Hotel under the Casino Control Act. If the New RIHF Mortgage Note Trustee or the New RIHF Junior Mortgage Note Trustee, as the case may be, were unable to, or chose not to, sell the Resorts Casino Hotel, the New RIHF Mortgage Note Trustee or the New RIHF Junior Mortgage Note Trustee, as the case may be, would be required to be licensed under the Casino Control Act to operate the Resorts Casino Hotel. Such requirements limit the number of potential bidders and may delay the sale of, and may adversely affect the sales price for, the Resorts Casino Hotel. The ability to take possession and dispose of the Resorts Casino Hotel upon acceleration of the RIHF Senior Facility Notes, the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a reorganization case were to be commenced by or against RII, RIHF or RIH prior to the foreclosure upon or disposition of the Resorts Casino Hotel by the RIHF Senior Facility Trustee, the New RIHF Mortgage Note Trustee or the New RIHF Junior Mortgage Note Trustee.


FIDELITY AND TCW NOT FIDUCIARIES

    RII and GRI have been informed by Fidelity and TCW that, in the opinion of Fidelity and TCW, they owe no fiduciary, agency or other obligation to any holder of Old Series Notes (and beneficiary of the related GRI Guaranty endorsed thereon). If RII and GRI were to commence their chapter 11 cases as other than prepackaged cases, a creditors' committee comprised of certain creditors of RII and GRI

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

would be appointed by the Office of the United States Trustee and, if it were so appointed, such committee would owe a fiduciary obligation to the creditors of RII and GRI, including the holders of Old Series Notes. Because RII and GRI intend to commence their chapter 11 cases after receipt of the Requisite Acceptances to the Plan and to seek expedited confirmation of the Plan, they will request the Office of the United States Trustee to forego the appointment of an official creditors' committee.


COMPETITION


    GENERAL. The Company competes, and PIRL will compete, directly with other casino operators in each market in which they operate principally on the basis of price, quality and customer service. Such competition has intensified in recent years. See "Business of the Company". The Company faces competition from cruise lines, riverboat gambling, casinos located in Atlantic City, New Jersey, New York, Connecticut, Nevada, Puerto Rico, The Bahamas and other locations outside the United States, from other forms of legalized gaming in New Jersey and in its surrounding states such as lotteries, horse racing, jai-alai, dog racing and other legalized gaming activities and from illegal wagering of various types. The Company also would compete with any facilities in jurisdictions that may authorize casino gaming or other forms of wager in the future. Legalized gambling in some form or another is now allowed in 48 states. Since 1988, Indian tribes have negotiated at least 87 compacts with 19 states to operate legalized gambling, not including bingo parlors. The large increase in Indian reservation casinos, along with a rapid expansion of riverboat gambling and other casino gambling, may adversely affect the Company's operations, particularly if casino gaming were permitted in jurisdictions adjacent to, or elsewhere in, New Jersey. Currently, casino gaming is not allowed in other areas of New Jersey, but is under consideration in Pennsylvania and the District of Columbia.



    Recently, the U.S. Secretary of the Interior approved a plan by the Mashantucket Pequot Indians to operate a casino facility in Ledyard, Connecticut, located in the eastern portion of the state. Such facility opened in early 1991 and was only authorized to conduct table gaming operations. In January 1993, such casino was authorized to operate slot machines. In July 1993, the Oneida Indians opened a casino near Syracuse, New York. In October 1993 approval was granted for the construction of a high-stakes gambling casino on the St. Regis Mohawk reservation in New York State near the Canadian border, 50 miles southwest of Montreal. Under New York state law, poker and slot machines currently are not permitted. The casinos in Connecticut and New York may have an adverse effect on the Atlantic City casino industry.



    ATLANTIC CITY. Competition in the Atlantic City casino/hotel market is intense. Casino/hotels compete primarily on the basis of promotional allowances, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities and parking facilities. There are 12 casino/hotels located in Atlantic City, including the Resorts Casino Hotel, all of which compete for patrons. In the aggregate, those casino/hotels contain approximately 836,000 square feet of casino space including simulcast betting and poker rooms and 9,400 hotel rooms. The total amount of gaming area of the competing properties is expected to increase as the Showboat Casino Hotel (the "Showboat Casino") has recently announced plans, although preliminary, for a sizable addition to its casino gaming floor. The Showboat Casino is located on approximately ten acres of "Boardwalk" property owned by the Company and leased to Atlantic City Showboat, Inc. ("ACS") under a 99-year net lease (the "Showboat Lease"). Also several competitors are expected to add racetrack simulcasting rooms which are permitted to house authorized table games. Unlike casino gaming floor area, which is regulated based on the number of guest rooms at a particular property, the size of simulcasting rooms is not limited.



    The Resorts Casino Hotel is located at the eastern end of the Boardwalk adjacent to the Trump Taj Mahal Casino-Resort (the "Taj Mahal") and the Showboat Casino. These three properties have a total of more than 2,400 hotel rooms and 277,000 square feet of gaming space in close proximity to each other. A 28-foot wide enclosed pedestrian bridge between the Resorts Casino Hotel and the Taj Mahal allows patrons of both hotels and guests for events being held at the Resorts Casino Hotel and at the Taj Mahal to move between the facilities without exposure to the weather. A similar enclosed pedestrian bridge connects the
Showboat  Casino   to  the   Taj   Mahal,  allowing   patrons  to   walk   under


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
cover   among  all  three  casino/hotels.   The  remaining  nine  Atlantic  City
casino/hotels are located approximately one-half mile to one and one-half miles to the west on the Boardwalk or in the Marina area of Atlantic City.

    PARADISE ISLAND. The Company's Paradise Island facilities compete with other hotels and resorts on Paradise Island, elsewhere in The Bahamas, the southeastern United States, the Caribbean and Mexico, as well as cruise ships serving these areas. As new hotels are constructed or new cruise ships are introduced into service in these areas, competition can be expected to increase.

    The Company's properties principally compete with a casino/hotel and resort complex on Cable Beach, New Providence Island, comprised of Carnival's Crystal Palace, with 860 guest rooms, a 33,500 square foot casino, a show theater and other amenities, and the HCB-owned Radisson with 679 guest rooms. There is a total of approximately 7,600 rooms for overnight guests on New Providence Island and Paradise Island combined. Of such rooms, approximately 3,100 are located in hotels on Paradise Island, including 1,357 in hotels owned and operated by RIB. In October 1993, Carnival announced that it had signed an agreement in principle to sell an 81% interest in the Crystal Palace complex to a group of German investors. This investor group has announced that it plans to increase the marketing of the Crystal Palace complex in Europe and will invest additional capital in the complex to establish it as a high-end resort destination. Although there can be no assurance that such sale will be completed, an upgraded Crystal Palace complex may adversely affect the Company's operations in The Bahamas.

    In addition to the Crystal Palace casino, the Bahamian government is obligated to facilitate the grant of a casino license to the operators of the Ramada Resort situated on the southwestern end of New Providence Island. The Bahamian government is also obligated to support a proposal for the operation of a slot casino at the Radisson resort on Cable Beach.

    In recent years, the Company's Bahamian hotel and casino operations have experienced increased competition from the new, larger cruise ships which have begun serving this area as these cruise ships have effectively provided more available rooms. Also, the Company's Paradise Island casino competes with two casinos on Grand Bahama Island, with casinos located on various Caribbean islands and, to a lesser extent, with Atlantic City and Las Vegas casino/hotels.

NEW JERSEY REGULATORY MATTERS

    The ownership and operations of casino/hotel facilities and related businesses in Atlantic City are the subject of strict state regulation under the Casino Control Act. The Casino Control Act also imposes substantial restrictions on the ownership of equity and debt securities of a company holding a casino license, or an intermediary, holding company or affiliate of a casino licensee. As a holding company of a casino licensee, RII is required to register with the Casino Control Commission and obtain qualification approval by meeting essentially the same requirements as a casino licensee.


    A casino license initially is issued for a term of up to one year and must be renewed annually by action of the Casino Control Commission for the first two renewal periods succeeding the initial issuance of a casino license. Thereafter, a casino license is renewed for a period of up to two years, although the Casino Control Commission may reopen licensing hearings at any time. A license is not transferable and may be conditioned, revoked or suspended at any time upon proper action by the Casino Control Commission. The Casino Control Act also requires an operations certificate which, in effect, has a term coextensive with that of a casino license. On February 26, 1979, the Casino Control Commission granted a casino license to RIH for the operation of the Company's Atlantic City casino. In February 1992, RIH's license was renewed until February 26, 1994. RIH's renewed license is subject to several conditions, including: (i) the submission of additional monthly financial reports to the Casino Control Commission and the Division of Gaming Enforcement; (ii) monthly notification to such bodies of any significant deviation from certain financial forecasts and related information provided by the Company in connection with the 1992 renewal proceedings; (iii) monthly notification of any significant variance in operating results from the prior year; and (iv) quarterly reporting on its progress in the development of a financing plan regarding its debt due in April 1994 and, by June 30, 1993, submission of an outline of terms to satisfy that obligation.


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
    There can be no assurance that the Company will receive or continue to receive all authorizations needed for the operation of the Company's Atlantic City casino and thereby be permitted, in the future, to continue to operate the Resorts Casino Hotel. Failure to maintain a casino license would have a material adverse effect on the Company's ability to make payments in respect of the RIHF Senior Facility Notes (if issued), the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes. See "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey".


    It is a condition to the effectiveness of the Plan that the Casino Control Commission issue various approvals in connection with the Plan and the transactions described in this Information Statement/ Prospectus. Among other approvals, the Casino Control Commission must find that the Company will continue to be financially stable after the consummation of the Plan and that all holders of debt and equity securities of the Company are qualified, unless the qualification requirement is waived by the Casino Control Commission. The Casino Control Commission considers various factors in determining whether a company is financially stable, including without limitation the ability of a company to make necessary capital and maintenance expenditures, and to pay all debts, including applicable taxes, as they come due. The Company has advised the Casino Control Commission of its intention to implement the Restructuring and the likelihood that the Plan will not be consummated prior to the expiration of the current two year term of RIH's casino license as of February 26, 1994. The Casino Control Commission will conduct a license renewal hearing in the normal course prior to the scheduled expiration date and will consider in its deliberations the factors here described.


POTENTIAL DISQUALIFICATION OF HOLDERS BY THE CASINO CONTROL COMMISSION

    Additionally, the Casino Control Commission imposes certain restrictions upon the ownership of securities issued by a corporation which holds a casino license or is a holding, intermediary, subsidiary or affiliated company of a corporate licensee. Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporation which holds a casino license is conditional and shall be ineffective if disapproved by the Casino Control Commission. If the Casino Control Commission finds that an individual owner or holder of any securities of a corporate licensee or any holding or affiliated company must be qualified and is not qualified under the Casino Control Act, the Casino Control Commission has the right to propose any necessary remedial action. In the case of corporate holding or affiliated companies whose securities are publicly traded, the Casino Control Commission may require divestiture of the security held by any disqualified holder who is required to be qualified under the Casino Control Act.


    If entities or persons required to be qualified refuse or fail to qualify and fail to divest themselves of such security interest, the Casino Control Commission has the right to take any necessary action, including the revocation or suspension of the casino license. If any security holder of the licensee or any holding or affiliated company who is required to be qualified is found disqualified, it will be unlawful for the security holder: (i) to receive any dividends or interest upon any such securities; (ii) to exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) to receive any remuneration in any form from the corporate licensee for services rendered or otherwise. The Restated Certificate of Incorporation of RII provides, and the Amended RII Certificate of Incorporation will provide, that all securities of RII and any of its subsidiaries are held subject to the condition that, if the holder thereof is found to be disqualified by the Casino Control Commission pursuant to provisions of the Casino Control Act, such holder must dispose of his or her interest in the securities.


CERTAIN DEFAULTS


    As of September 30, 1993, RII was not in compliance with its covenant contained in the Old Series Note Indenture to maintain a Tangible Net Worth (as defined in the Old Series Note Indenture) of at least $50,000,000. At that date, RII's Tangible Net Worth was $45,625,000. Since that date, RII's Tangible Net Worth has continued to decline.



    Such  non-compliance  constitutes  a  "Default" under  the  Old  Series Note
Indenture and will become an "Event of Default" under the Old Series Note Indenture if RII fails to cure the Default within 30 days after receipt of a formal notice from the Old Series Note Trustee. On January 3, 1994, the Old Series Note Trustee furnished a notice of default to the Company stating that if such Default were not cured within 30 days of receipt of the notice it would become an Event of Default under the Old Series Note Indenture. RII will not be able to cure the Default. Accordingly, RII anticipates that the Default will become an Event of Default on February 2, 1994, the expiration of the 30 day cure period.


    When the Default becomes an Event of Default, the Old Series Note Trustee may accelerate the maturity of the Old Series Notes by declaring all unpaid principal of and accrued interest on the Old Series Notes due and payable or may immediately foreclose upon the collateral securing the Old Series Notes pursuant to the Old Security Documents. In addition, the holders of 40% in principal amount of the Old Series Notes then outstanding may require the Old Series Note Trustee to accelerate the maturity of the Old Series Notes. The collateral securing the Old Series Notes includes the Resorts Casino Hotel, the outstanding capital stock of RIH, GRI and all of RII's other direct and indirect domestic subsidiaries, as well as the RIB Collateral.


    There can be no assurance that the Old Series Note Trustee, in the exercise of its fiduciary duties under the Old Series Note Indenture or upon the request of the holders of at least 40% in principal amount of the Old Series Notes, will not accelerate the maturity of the Old Series Notes or seek to foreclose upon the collateral securing the Old Series Notes at any time on or after February 2, 1994. Moreover, the holders of substantially less than 40% in principal amount of the Old Series Notes may request the Old Series Note Trustee to take such actions. There can be no assurance that the Old Series Note Trustee would not comply with the requests of such holders.



    The holders of two-thirds in principal amount of the outstanding Old Series Notes (and the holders of at least a majority in principal amount of the Old Series A Notes and of the Old Series B Notes) may waive an existing Default or Event of Default. In addition, the holders of 50% or more in principal amount of the Old Series Notes may rescind acceleration of the maturity of the Old Series Notes if (i) all existing Events of Default, other than the non-payment of the principal of the Old Series Notes which has become due solely by such acceleration, have been cured or waived, (ii) interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. RII will not be able to cure the Event of Default. RII believes, therefore, that no rescission of any acceleration of the maturity of the Old Series Notes would be possible absent a waiver of the Event of Default.



    Fidelity and TCW, which separately advise and manage various funds and accounts that as of January 10, 1994 held in the aggregate approximately $308,833,000 principal amount of Old Series Notes, or approximately 64% of the outstanding Old Series Notes, have agreed, in the Bondholder Support Letter, to vote in favor of the Plan. See "The Restructuring -- The Bondholders Support Agreement". However, they have not agreed to waive the Default or to refrain from seeking acceleration of the maturity of the Old Series Notes on or after February 2, 1994.



    If the Old Series Note Trustee accelerates the maturity of the Old Series Notes or forecloses upon the collateral securing the Old Series Notes pursuant to the Old Security Documents, RII and GRI, as guarantor of the Old Series Notes, and certain of their subsidiaries whose assets are pledged to secure the Old Series Notes (including RIH and RIB), would be forced to seek immediate protection under chapter 11 of the Bankruptcy Code. If such events occur, there can be no assurance that the Restructuring would be implemented, that a reorganization of RII or GRI rather than a liquidation would occur or that any reorganization that might occur would be on terms as favorable to the holders of Old Series Notes (and the beneficiaries of the related GRI Guaranty endorsed thereon) and holders of the RII Common Stock as the terms of the Plan. Without limiting the generality of the foregoing, any foreclosure upon the RIB Collateral would permit SIHL to terminate the Paradise Island Purchase Agreement. See "Risk Factors -- Certain Bankruptcy and Insolvency Considerations
- -- General".



    The Company intends to continue to solicit Acceptances of the Plan until the Voting Deadline unless it is required to seek immediate protection under chapter 11 of the Bankruptcy Code as a result of an acceleration of the maturity of the Old Series Notes or a foreclosure upon the collateral securing the Old Series Notes as described above.

RISKS ASSOCIATED WITH THE PARADISE ISLAND BUSINESS


    If the SIHL Sale is not consummated ownership of the Paradise Island Business will be transferred to the holders of the Old Series Notes through the PIRL Spin-Off, subject to the terms of the PIRL Standby Distribution Agreement. Even if the SIHL Sale is consummated, partial ownership of the Paradise Island Business is a substantial component of the consideration under the Plan to holders of Old Series Notes. In considering whether or not to vote to accept the Plan, holders of Old Series Notes should consider the following additional risk factors associated with the Paradise Island Business. Additionally, for a full discussion of the risk factors related specifically to the SIHL Sale, reference is made to the SIHL Prospectus and the related Registration Statement.



    NEW OWNERSHIP OF PARADISE ISLAND BUSINESS. Pursuant to the Restructuring, ownership of the Paradise Island Business will be transferred either to SIHL through the SIHL Sale or to the holders of the Old Series Notes through the PIRL Spin-Off, subject to the terms of the PIRL Standby Distribution Agreement. Consequently, the Paradise Island Business will come under new ownership and new management. No assurances can be made as to the ability or experience of such new ownership or management, or as to the future earnings of the Paradise Island Business thereunder.



    RECENT NET LOSSES. The PIRL Group experienced net losses of $12,399,000 and $13,257,000 in its fiscal years ended December 31, 1991 and 1992, respectively, and $9,616,000 for the three quarters ended September 30, 1993. If the PIRL
Spin-off occurs, there can be no assurance regarding the ability of PIRL to continue to operate the Paradise Island Business as a going concern. Moreover, if the SIHL Sale occurs, there can be no assurance that SIHL will be able to curtail such losses or to continue to operate the Paradise Island Business as a going concern in its present form.


    SIHL SERIES  A  SHARES.   For  information regarding  certain  consideration
associated with ownership of the SIHL Series A Shares, see the accompanying SIHL Prospectus relating to the SIHL Series A Shares.

    BAHAMAS REGULATORY MATTERS. The operation of casinos in The Bahamas is regulated under The Lotteries and Gaming Act, 1969, as amended (the "Gaming Act"), of the Commonwealth of The Bahamas. The Gaming Act established a Gaming Board which observes the count of all gaming receipts, prescribes accounting and control procedures and regulates personnel and security matters. Gaming licenses are renewable annually. The Gaming Board also is empowered to revoke or suspend any gaming license if a violation occurs.

    PEL currently is licensed under the Gaming Act to operate the Paradise Island casino. PEL's gaming license is subject to a number of conditions relating to PEL's activities and operations. Pursuant to amendments of PEL's casino license, the Company, among other things, is required to: (i) continue its efforts to achieve a prompt sale of the Paradise Island Business to a purchaser satisfactory to the government of the Commonwealth of The Bahamas and HCB; (ii) consult with HCB in advance with respect to material aspects of any contemplated disposition of the Paradise Island Business; (iii) provide quarterly reports to HCB describing the progress made by the Company in implementing plans for separating various functions relating to its Bahamian operations from the Company's non-Bahamian operations; (iv) provide to HCB various financial reports; and (v) reimburse the government of the Commonwealth of The Bahamas and HCB for legal and advisory fees incurred by them relative to any restructuring of the Company.

    Additionally, approval by the government of the Commonwealth of The Bahamas is required for foreign ownership of real property in The Bahamas. Moreover, any foreign investment in The Bahamas requires exchange control approval by the Central Bank of The Bahamas. No sale of any property located in The Bahamas to non-Bahamian nationals may be completed until such governmental approvals are obtained.


    ENFORCEABILITY OF CIVIL LIABILITIES AGAINST PIRL. If the SIHL Sale is not consummated on the Effective Date, the PIRL Spin-Off will be effected and the operations of the Paradise Island Business will come under the control of PIRL. PIRL will then be a Bahamian holding company, and all or a substantial portion of its assets are or may be located outside the United States. PIRL has appointed an agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the securities laws of the United States or any State, or any action brought against it in the Supreme Court of the State of New York in the County of New York under the securities laws of New York State. However, it may be difficult for investors to enforce outside the United States judgments against PIRL obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the securities laws of the United States. In addition, certain of the directors and officers of PIRL are or may be residents of The Bahamas, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States. There can be no assurance as to whether the courts of The Bahamas would enforce (i) judgments of United States courts obtained against PIRL or such persons predicated upon the civil liability provisions of the securities laws of the United States or (ii) in original actions brought in The Bahamas, liabilities against PIRL or such persons predicated upon the securities laws of the United States.


TERMINATION OF PUT OPTION


____The SIHL charter documents provide that, until termination of the Put Right, without the approval of 50% of the directors appointed by the holders of the SIHL Series A Shares no amendment may be made to (a) the Articles of Association of SIHL or (b) to certain arrangements agreed with the Bahamian government requiring SIIL to place its SIHL Series B Ordinary Shares in trust pending the government's consideration and approval of any subsequent change in ownership of those shares following enforcement of the pledge relating to the Put Right, if such amendment could reasonably be expected to have an adverse effect on the Put Right or the rights of the holders of the SIHL Series A Shares. If such voting requirements were met, the rights of the holders of the SIHL Series A Shares regarding the Put Right could be altered or eliminated.


DIFFERENCES BETWEEN THE TERMS OF THE NEW DEBT SECURITIES AND THE OLD SERIES
NOTES


____The terms and provisions of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, and the New RIHF Mortgage Indenture and New RIHF Junior Mortgage Indenture, are substantially different from the terms of the Old Series Notes and the Old Series Note Indenture, including without limitation as to principal, interest, maturity and the collateral securing such notes.


    The covenants which will be set forth in the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture, as they apply to RIH and RIHF, are substantially similar in scope to, and in certain respects are more comprehensive than, those set forth in the Old Series Note Indenture, as they apply to RII, except that, among other things, (i) the Old Series Note Indenture contains a covenant pursuant to which RII must maintain a tangible net worth of not less than $50,000,000 at all times after December 31, 1990, while the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture will not contain any minimum tangible net worth covenant, (ii) the Old Series Note Indenture contains a prohibition on restricted payments, while the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture will permit RIH or a subsidiary of RIH to make restricted payments, provided certain conditions set forth therein are satisfied (See "Description of New RIHF Mortgage Notes--Covenants--Limitations on Dividends and Restricted Payments", and "Description of New RIHF Junior Mortgage Notes--Covenants--Limitation on Dividends and Restricted Payments"), and (iii) the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture will permit RIH and RIHF to incur certain indebtedness which is prohibited by the terms of the Old Series Note Indenture (See "Description of New RIHF Mortgage Notes--Covenants--Limitation on Additional Indebtedness and Issuance of Notes" and "Description of New RIHF Junior Mortgage Notes--Covenants--Limitation on Additional Indebtedness and Issuance of Notes"). In addition, the covenants restricting change of control in the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture will differ from those set forth in the Old Series Note Indenture by (A) not permitting any holder to require the repurchase of its notes if a change in control should occur, (B) not requiring that Merv Griffin or his affiliates retain certain controlling interests in RII, and (C) permitting certain mergers, consolidations and asset sales, subject to certain conditions (See
"Summary--Comparison of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to Old Series Notes").


    In addition to being secured by liens on the Resorts Casino Hotel, the Old Series Notes are secured by (i) a mortgage lien on RII's fee and leasehold interests in substantially all of is real property, additions and


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

improvements (other than the Showboat Lease and an office building in Miami, Florida), (ii) all the outstanding capital stock of RIH, GRI and all of RII's other direct and indirect domestic subsidiaries, (iii) a promissory note made by RIH in the aggregate principal amount of $325,000,000, (iv) 66% of the outstanding voting stock of RIB and (v) the RIB Collateral. The New RIHF Mortgage Notes will be secured by an assignment to the New RIHF Mortgage Note Trustee of the RIH Promissory Note, the RIH Mortgage and any other security interests in collateral securing the RIH Promissory Note. The New RIHF Junior Mortgage Notes will be secured by an assignment to the New RIHF Junior Mortgage Note Trustee of the RIH Junior Promissory Note, the RIH Junior Mortgage and any other security interests in collateral securing the RIH Junior Promissory Note. (See "Summary--Comparison of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to Old Series Notes").


    The Old Series A Notes and the Old Series B Notes rank PARI PASSU with respect to amounts realized upon the disposition of the collateral securing such notes. The liens securing the New RIHF Mortgage Notes are senior in right of payment from amounts realized upon the disposition of the collateral securing such notes to the lien of the New RIHF Junior Mortgage Notes on such collateral. Moreover, if the RIHF Senior Facility Notes are issued by RIHF, (a) the liens securing the New RIHF Mortgage Notes will be expressly subordinated in right of payment upon disposition of collateral to the liens securing the RIHF Senior Facility Notes, and (b) the liens securing the New RIHF Junior Mortgage Notes will be expressly subordinated in right of payment upon disposition of collateral to the liens securing the RIHF Senior Facility Notes and the liens securing the New RIHF Mortgage Notes.


RISK OF HIGHLY LEVERAGED TRANSACTION


    The New RIHF Junior Mortgage Indenture does not require RIHF to offer to purchase the New RIHF Junior Mortgage Notes upon occurrence of a change of control and may not afford holders of the New RIHF Junior Mortgage Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders the New RIHF Junior Mortgage Notes.


                               THE RESTRUCTURING

    The following section of this Information Statement/Prospectus sets forth certain information regarding the events leading to the Restructuring, the terms of the Restructuring, the effects of the Restructuring on RII and the holders of its securities and the Company's plan for post-Restructuring operations. The Restructuring will be effected by means of the Plan.

BACKGROUND
    EVENTS LEADING TO THE FILING OF THE OLD PLAN


    CONSTRUCTION OF THE TAJ MAHAL. In 1983, the Company commenced construction of the Taj Mahal project. Although initially scheduled for completion in late 1986, the project experienced cost overruns and construction delays and remained unfinished at the time it was sold to the Trump Partnership in late 1988.


    By the mid-1980s, the Company's position in the Atlantic City casino/hotel industry was severely disadvantaged. In an atmosphere of increased competition, the preoccupation of the Company's management with the Taj Mahal and several bids for control of the Company caused the Company's then existing management to neglect the Resorts Casino Hotel and allow its facilities to deteriorate and to fail to respond to new trends in the industry.


    THE ACQUISITION. In late 1988, through a stock purchase and merger, Griffco, a corporation then wholly owned by Merv Griffin, acquired RII from Donald Trump, the then Chairman of the RII Board of Directors and its controlling shareholder, and RII's other shareholders. The aggregate cost of this acquisition was approximately $296,208,000, in cash, and was principally funded by means of Merv Griffin's $50,000,000 investment in Griffco and the issuance of two series of public debt by GRI.


    Immediately after Griffco's acquisition of RII, the Company entered into an agreement pursuant to which it sold certain real and personal assets, including the Taj Mahal, to the Trump Partnership for $273,000,000 in cash and the assumption of approximately $19,000,000 of liabilities. In connection with the foregoing transactions, RII also terminated the Comprehensive Services Agreement which RII had entered into with the Trump Hotel Corporation and paid such corporation an aggregate amount of $63,689,750 for such termination and fees still owed under such agreement.

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

    DETERIORATION IN FINANCIAL CONDITION. In the period following the acquisition of RII by Griffco, the Company experienced a substantial deterioration in its results of operations from both the Resorts Casino Hotel and the Paradise Island Business. The decrease in earnings of the Resorts Casino Hotel was attributable largely to increased competition and, among other things, the disruption of operations and patron and employee relationships caused by ongoing renovations and the Company's financial difficulties. RII and its affiliates had issued approximately $600,000,000 of subordinated debentures prior to the acquisition by Griffco, principally to fund the construction of the Taj Mahal, and issued $325,000,000 of additional notes to fund the acquisition. As a result, after certain repayments, the Company had approximately $911,000,000 of long-term debt outstanding in August 1989. In August 1989, faced with deteriorating results of operations and substantial debt service, the Company announced a moratorium on the payment of interest on its outstanding public debt.


    NEGOTIATIONS WITH UNOFFICIAL COMMITTEES. In late 1989, the Company embarked upon recapitalization negotiations with two unofficial committees representing the holders of the Company's outstanding public debt in respect of which the Company had declared the interest payment moratorium. For various reasons, however, RII came to believe that it would not be possible to achieve, on a solely out-of-court basis, the comprehensive restructuring needed to assure continued viability. Moreover, the possibility of an out-of-court settlement was adversely affected when involuntary petitions for relief under chapter 11 of the Bankruptcy Code were filed against RII and its former subsidiary, RIFI, in November 1989.

    OVERVIEW OF THE OLD PLAN

    THE OLD BANKRUPTCY PROCEEDING. On November 12, 1989, certain creditors of RII and RIFI filed involuntary petitions for relief under chapter 11 of the Bankruptcy Code. On December 22, 1989, RII and RIFI filed consents to the involuntary petitions and GRI and GRH, another former subsidiary of RII, filed the Old Chapter 11 Cases in the New Jersey bankruptcy court. The Old Debtors subsequently filed the Old Plan, which was confirmed by the New Jersey bankruptcy court in August 1990. On the effective date of the Old Plan (September 17, 1990), all conditions to the effectiveness of the Old Plan were either met or waived and the Old Plan became effective.


    FEATURES OF THE OLD PLAN. Set forth below is a brief summary of the material features of the Old Plan. Pursuant to the Old Plan, the previously outstanding public debt issued by RII, RIFI and GRI was canceled, the Old Debtors were discharged from all other claims arising prior to the commencement of the Old Chapter 11 cases and all previously outstanding shares of stock of RII were canceled.



    In consideration for the previously outstanding public debt of $911,000,000, RII issued (i) debt securities consisting of $187,500,000 principal amount of the Old Series A Notes, $137,500,000 principal amount of the Old Series B Notes and $105,333,000 principal amount of the Showboat Notes (ii) 15,100,000 shares of RII Common Stock and (iii) certain Litigation Trust Units. The distribution with respect to the previously outstanding public debt was made to Chemical Bank, as disbursing agent. In consideration for other unsecured liabilities and claims, RII issued an additional $1,250,000 principal amount of the Old Series B Notes, 137,234 shares of RII Common Stock and additional Litigation Trust Units. Additional shares of RII Common Stock and Old Series B Notes may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the bankruptcy court.



    As of October 15, 1993, Chemical Bank, as disbursing agent, continues to hold approximately $1,160,000 principal amount of Old Series A Notes, $1,243,000 principal amount of Old Series B Notes and 86,434 shares of RII Common Stock on behalf of holders of the previously outstanding public debt of RII, GRI and RIFI that have not yet surrendered such previously outstanding public debt in accordance with the provisions of the Old Plan (the "Unsurrendered Public Debt Claims"). Under the terms of the Old Plan, holders of Unsurrendered Public Debt Claims have five years from September 17, 1990, to surrender such Unsurrendered Public Debt Claims and to receive the distribution provided by the Old Plan. Any distributions that remain unclaimed on September 17, 1995, will revert to and become the property of RII.

    Certain claims against the Old Debtors are the subject of proceedings pending in connection with the Old Plan ("Old Plan Disputed Claims") and the distributions with respect to such Old Plan Disputed Claims have not yet been made pursuant to the Old Plan. Such Old Plan Disputed Claims consist of a claim for approximately $6,600,000 asserted by certain participants in the RII Officers Supplemental Retirement Plan (the "Officers Supplemental Plan"). Litigation is pending with respect to this claim in the New Jersey bankruptcy court. The Company has negotiated a settlement related to this claim. Pursuant to this settlement, which has not yet been approved by the New Jersey bankruptcy court, this claim would be allowed as a Class 3C claim under the Old Plan in the amount of approximately $6,600,000 and would be entitled to a distribution of 155,623 shares of RII Common Stock, $2,318,000 aggregate principal amount of Old Series B Notes (including Old PIK Payments) and an appropriate number of
Litigation Trust Units. Because the settlement is not yet evidenced by an executed stipulation approved by the bankruptcy court, the calculations contained in this Information Statement/Prospectus do not reflect the issuance of these additional shares or Old Series B Notes. To the extent that any Old Plan Disputed Claim is allowed, the holder thereof will be entitled to the distributions set forth in the Old Plan and the recoveries of holders of RII Common Stock and Old Series Notes projected herein will be diluted accordingly. For a discussion of the treatment of Unsurrendered Public Debt Claims and Old Plan Disputed Claims under the Plan, see "The Plan -- Summary of Other Provisions of the Plan -- Unclaimed Distributions -- Treatment of Unclaimed Consideration from Old Plan".


    Pursuant to the Old Plan, Merv Griffin acquired 4,400,000 shares of RII Common Stock for which RII received $12,345,000 in cash and the Griffin Note for $11,000,000 secured by a bank letter of credit. In connection therewith, Merv Griffin and the Griffin Group entered into the Old Griffin Services Agreement, pursuant to which RII was granted a non-exclusive license to use his name and likeness to promote its facilities and operations, and Merv Griffin agreed to act as Chairman of the Board of RII and to provide certain other services without compensation for the two-year period ended September 16, 1992.


    Merv Griffin also made approximately $2,655,000 available to the indenture trustee for the outstanding GRI public debt in exchange for voluntary releases of Merv Griffin, the Company and others (the "GRI Releases") by the holders of such debt. The trustee paid the $2,655,000 to RII in consideration for the purchase of an additional 500,000 shares of RII Common Stock (the "GRI Release Shares"). The GRI Release Shares were distributed in accordance with the formula set forth in the Old Plan to certain holders of GRI public debt.


    Merv Griffin also made $2.5 million in cash (the "RIFI Release Cash") available to the disbursing agent under the Old Plan for distribution to holders of the outstanding RIFI public debt in exchange for voluntary releases of Merv Griffin, the Company and others by the holders of such debt (the "RIFI Releases"). The disbursing agent distributed most of this sum, in accordance with the formula set forth in the Old Plan, to the RIFI public debt holders which delivered RIFI Releases. At the present time the disbursing agent continues to hold approximately $169,000 of the RIFI Release Cash which has not yet been exchanged for RIFI Releases. Under the terms of the Old Plan, electing holders of old RIFI public debt were to have delivered their RIFI Releases prior to the effective date of the Old Plan to receive a pro rata portion of the RIFI Release Cash. The remaining RIFI Release Cash currently held by the disbursing agent is subject to disputes as to whether the respective RIFI public debt holders complied with the terms of the Old Plan relating to the RIFI Releases and the RIFI Release Cash. Any portion of the RIFI Release Cash that is not ultimately exchanged for RIFI Releases will be returned to Merv Griffin. For a discussion of the treatment under the Plan of the RIFI Release Cash that is not exchanged for the RIFI Releases, see "The Plan -- Summary of Other Provisions of the Plan -- Unclaimed Distributions -- Treatment of Unclaimed Consideration from Old Plan".

    The Old Plan further provided for the establishment of the Litigation Trust pursuant to a litigation trust agreement dated as of September 17, 1990, between the Old Debtors and the Litigation Trustee (the "Litigation Trust Agreement"), to pursue, for the benefit of certain classes of general unsecured creditors of the Old Debtors, all claims the Old Debtors and certain of their affiliates may have had against Donald Trump and certain of his affiliates. In October 1990, RII funded the Litigation Trust by depositing with the Litigation Trustee the sum of $5,000,000 to cover reasonable expenses of the Litigation Trust in pursuing such claims, with any unused balance of such amount to be distributed to the beneficiaries of the Litigation Trust. Under the Old Plan, the beneficiaries of the Litigation Trust received the Litigation Trust Units to represent their beneficial interests. Pursuant to the Old Plan, the holders of 1,785,000 Litigation Trust Units (out of at least 10,000,000 Litigation Trust Units) had the right to require RII to purchase their Litigation Trust Units for approximately $3,880,000 in the aggregate if certain conditions were not met by September 17, 1991. The $3,880,000 was deposited with the Litigation Trustee in October 1990. Such conditions were not met and, consequently, approximately 1,760,000 Litigation Trust Units were purchased by RII in October 1991 for $3,831,000. See "Description of Litigation Trust Units".

    RII accounted for its reorganization pursuant to the Old Plan by use of "fresh start" accounting. Accordingly, all RII's assets and liabilities were restated to reflect their estimated fair values and RII's accumulated deficit was eliminated. RII recorded the effects of the reorganization as of August 31, 1990.

    OPERATIONS SUBSEQUENT TO THE OLD PLAN
    RII's ability to pay cash interest on the Old Series Notes, and the ultimate repayment of the Old Series Notes at maturity, was premised in large measure upon RII's ability to sell the Paradise Island Business (excluding PIA) at its then-estimated value, and to generate substantial excess cash flow from its operations and the contemplated sale of the Non-Operating Real Property. The recession in the United States, and more specifically in the northeast sector, the acute competition in Atlantic City and The Bahamas, and the impact of the conflict in the Persian Gulf in early 1991 and its effect on transportation and tourism, all adversely affected RII's ability to sell the Paradise Island Business at its then-estimated value and to generate substantial excess cash flow from operations. The Old Plan projected the Company's excess cash flows from operations for the initial two years of the Old Plan, net of capital expenditures and prior to the sale of the Paradise Island Business, to be $8,300,000. The Company's actual excess cash flow was $2,476,000. The Old Plan also contemplated additional cash flow in the amount of $15,000,000 from the sale of the Non-Operating Real Property in the initial two years of the Old Plan. However, such sales were never accomplished. Due to these and other factors, RII has never paid interest in cash on the Old Series Notes.


    In addition, in late 1991, Carnival announced its plan to dispose of the Crystal Palace, the Company's principal competition in The Bahamas. Carnival reported operating losses on the Crystal Palace in excess of $60,000,000 in fiscal 1990 and 1991 combined, and in fiscal 1991 Carnival's investment in the Crystal Palace was written down to its estimated net realizable value of approximately $90,000,000. In early 1992, a portion of the Crystal Palace complex, which Carnival had been leasing from HCB, was returned to HCB. That portion is now the HCB-owned Radisson, which has 679 guest rooms. RII believes that the announcement of the financial problems at Crystal Palace and the arrangements described above have had a further adverse impact on RII's ability to sell the Paradise Island Business. Carnival continues to operate the remainder of the Crystal Palace complex under the Crystal Palace name and, in October 1993, announced that it had signed an agreement in principle to sell an 81% interest in such complex to a group of German investors.



    RII's Business Plan and Financial Projections included in RII's Disclosure Statement relating to the Old Plan stated that RII believed that the net proceeds from the sale of the Paradise Island Business (excluding PIA) "could range from $250,000,000 to $300,000,000". Various other parties in interest in the Old Chapter 11 Cases, such as RII's then financial advisers and certain creditors' committees, concurred in such belief, and the Old Plan, which contemplated the sale of the Paradise Island Business, was approved. Based on the current economic climate, the events described above regarding the Crystal Palace, the very limited amount of interest indicated by prospective purchasers of the Paradise Island Business and, in particular, the estimated net proceeds of the only offer received prior to the proposed Restructuring ($150,000,000), for which no definitive agreement was reached, RII does not believe that proceeds of the magnitude originally contemplated in 1990 will be realizable prior to the maturity date of the Old Series Notes on April 15, 1994.

    To facilitate the Company's capital expenditure program, which management believes was necessary for the Company's operating properties to remain competitive, and to conserve cash, RII elected to make Old PIK Payments for the interest due on the Old Series Notes on October 15, 1990 and on April 15 and October 15 of 1991, 1992 and 1993. For the 33 months ended September 30, 1993, RII's capital expenditures totaled approximately $69,000,000. The aggregate face amount of Old Series Notes issued in lieu of cash for the payment of interest on these seven payment dates was approximately $156,000,000, which increased the outstanding principal amount of the Old Series Notes to approximately $482,000,000 at October 15, 1993. If there are no principal retirements or additional issuances of Old Series Notes, the total obligation due on the Old Series Notes at maturity on April 15, 1994 will be approximately $518,000,000. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court.

    Although the Company's liquidity is satisfactory until the maturity of the Old Series Notes in April 1994, the Company must reduce its debt to a level that can be supported by cash flow reasonably anticipated on a continuing basis. The effort to achieve that reduction through asset sales in the current economic environment has been unsuccessful. The Company therefore attempted to develop financial alternatives which could be coupled with continuing efforts to sell the Paradise Island Business. Between October 1991 and March 1992, RII retained Bear Stearns, DLJ and Alvarez & Marsal as financial advisers to assist RII in the development and analysis of such financial alternatives as well as the development of a long-term financial plan.


    Beginning in October 1991, the Company and its financial and legal advisers examined and considered a number of alternatives, including continued pursuit of a cash sale of all or a portion of the Paradise Island Business, a spin-off of the Paradise Island Business, a transfer of the Paradise Island Business to the holders of the Old Series Notes in the context of a restructuring of the Old Series Notes, and pursuit of an equity investment in the Company or the Paradise Island Business. The analysis indicated, among other things, that a total debt restructuring was necessary and that the separation of the Paradise Island Business from the rest of the Company was advantageous and could be a key component of a total financial restructuring of RII. In addition, the analysis indicated that accomplishing the separation through a cash sale or a combination cash and stock sale of the Paradise Island Business could provide additional advantages if a satisfactory sales price could be obtained.


    Acting on behalf of the Company, Salomon Brothers provided an affiliate of SIHL, World Leisure Group Limited, with information concerning the Paradise Island Business in January 1992. From time to time thereafter, representatives of SIHL's affiliate expressed interest in buying all or a portion of the Paradise Island Business but made no formal offers. Moreover, the discussions contemplated prices which could only be considered by the Company in the context of a restructuring of the Old Series Notes. In June 1993, affiliates of SIHL began a series of discussions with representatives of Fidelity and TCW which culminated in the negotiation of the Paradise Island Purchase Agreement.

    During the summer of 1992, RII began a series of discussions with Fidelity and TCW, which represented to RII that various funds and accounts managed separately by them owned in the aggregate over 60% of the Old Series Notes. These discussions centered on RII's unsuccessful efforts to sell the Paradise Island Business and the implications of such failure with respect to the payment of the Old Series Notes upon their stated maturity in April 1994. These discussions resulted in a preliminary agreement among RII, Fidelity and TCW on December 14, 1992, which outlined a framework for the restructuring of RII's business and obligations with respect to the Old Series Notes.

    To facilitate further discussions with Fidelity and TCW, RII agreed to pay the cost of retention of independent counsel. Thereafter, negotiations resumed in earnest with Fidelity and TCW, culminating in the agreement of Fidelity and TCW to the Restructuring described in this Information Statement/Prospectus. The negotiations were frank, complex, comprehensive and protracted and involved not only RII, Fidelity and TCW, but also SIHL and its various advisers with respect to the sale of the Paradise Island Business and the Griffin Group with respect to the New Griffin Services Agreement.

The   resulting   proposed   Restructuring   described   in   this   Information
Statement/Prospectus has the support and approval of the Boards of Directors of each of RII and GRI, of Merv Griffin, and of Fidelity and TCW.

FINANCIAL FORECASTS FOR THE COMPANY

    Set forth below are forecasts of certain financial data including net revenues, net earnings, cash flow and condensed balance sheets for the Company's remaining operations after giving effect to the Restructuring. The forecasts assume the Restructuring is completed on December 31, 1993.


    The forecasts are based on a variety of assumptions as set forth below. The Company believes these assumptions are reasonable; however, they are subject to significant business, industry, economic, regulatory and competitive uncertainties, many of which are beyond the control of the Company.

    Although these forecasts represent the best estimates of the Company, for which it believes it has a reasonable basis as of the date of preparation thereof, September 1993, they are only estimates and actual results may vary materially from the forecasts. Consequently, the inclusion of the forecasts herein should not be regarded as a representation by the Company that the forecast results will be achieved. Because the forecasts are subject to significant uncertainties and are based upon assumptions that may not prove to be correct, prospective holders of the New Debt Securities and the New Equity Securities are cautioned not to place undue reliance on the forecasts. See "Risk Factors -- Risks Relating to the Forecasts".


    The Company does not intend to update or otherwise revise the forecasts to reflect the actual date of the completion of the Restructuring, events or circumstances existing or arising after the date hereof or the occurrence of unanticipated events.


    The forecasts should be read together with the information contained in RII information under "Pro Forma Financial Data", "Business of the Company" and the Consolidated Financial Statements of RII and the related notes included elsewhere in this Information Statement/Prospectus.

    The forecasts were prepared in compliance with the GUIDE FOR PROSPECTIVE FINANCIAL INFORMATION published by the American Institute of Certified Public Accountants. The Company's independent auditors have not performed any procedures with respect to the forecasts and, accordingly, accept no responsibility for them.

    FORECAST FINANCIAL DATA

                                                YEAR ENDING DECEMBER 31,
                                  ----------------------------------------------------
                                    1994       1995       1996       1997       1998
                                  --------   --------   --------   --------   --------
                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
  Net revenues:
    Resorts Casino Hotel:
      Casino....................  $  259.1   $  264.2   $  269.5   $  274.9   $  280.5
      Rooms.....................       7.3        7.4        7.5        7.7        7.8
      Food and beverage.........      16.6       17.2       17.6       17.8       18.1
      Other casino/hotel........       4.9        5.0        5.1        5.2        5.3
      Real estate related.......       8.3        8.5        8.8        9.1        9.3
                                  --------   --------   --------   --------   --------
  Net revenues                    $  296.2   $  302.3   $  308.5   $  314.7   $  321.0
                                  --------   --------   --------   --------   --------
                                  --------   --------   --------   --------   --------
  Earnings (loss) from
   operations by segment:
    Resorts Casino Hotel........  $   29.2   $   31.3   $   34.7   $   37.4   $   39.9
    Real estate related.........       6.7        6.8        7.1        7.3        7.4
    Corporate expense...........      (6.3)      (6.5)      (6.8)      (7.0)      (7.3)
                                  --------   --------   --------   --------   --------
    Consolidated earnings from
     operations.................  $   29.6   $   31.6   $   35.0   $   37.7   $   40.0
                                  --------   --------   --------   --------   --------
                                  --------   --------   --------   --------   --------
  Net earnings:
    Consolidated earnings from
     operations.................  $   29.6   $   31.6   $   35.0   $   37.7   $   40.0
    Interest expense............     (26.0)     (26.2)     (26.5)     (26.8)     (27.0)
    Amortization of debt
     discount...................      (3.0)      (3.3)      (3.7)      (4.2)      (4.7)
    Income taxes................     --         --         --         --          (2.0)
                                  --------   --------   --------   --------   --------
    Net earnings                  $    0.6   $    2.1   $    4.8   $    6.7   $    6.3
                                  --------   --------   --------   --------   --------
                                  --------   --------   --------   --------   --------
  Net earnings per share........  $ 0.02     $ 0.06     $ 0.13     $ 0.18     $ 0.17
                                  --------   --------   --------   --------   --------
                                  --------   --------   --------   --------   --------
  Cash flow:
    Consolidated earnings from
     operations.................  $   29.6   $   31.6   $   35.0   $   37.7   $   40.0
    Depreciation expense........      13.1       12.1        9.9        8.4        7.1
    Capital expenditures........     (12.0)     (12.0)     (12.0)     (12.0)     (12.0)
    CRDA deposits, net of
     provision..................      (1.6)      (1.6)      (1.6)      (1.7)      (1.7)
    Payments of fees pursuant to
     New Griffin Services
     Agreement, net of
     expense....................       2.1        (.2)       2.3        1.8      --
    Interest payments...........     (21.9)     (26.2)     (26.5)     (26.8)     (27.0)
    Income taxes................     --         --         --         --          (2.0)
                                  --------   --------   --------   --------   --------
    Cash flow...................  $    9.3   $    3.7   $    7.1   $    7.4   $    4.4
                                  --------   --------   --------   --------   --------
                                  --------   --------   --------   --------   --------


See "Assumptions".


    BECAUSE THE FORECASTS ARE BASED ON A NUMBER OF ASSUMPTIONS AND ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES THAT ARE BEYOND THE COMPANY'S CONTROL, THERE CAN BE NO ASSURANCE THAT THE FORECASTS WILL BE REALIZED, AND ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE SHOWN, POSSIBLY BY MATERIAL AMOUNTS.

Condensed Balance Sheets:

                                                                                   FORECAST
                                                          -----------------------------------------------------------
                                                           ACTIVITY     DECEMBER 31,
                                            HISTORICAL      THROUGH     1993 BEFORE
                                          SEPTEMBER 30,    DECEMBER      EFFECT OF      EFFECT OF      DECEMBER 31,
                                               1993        31, 1993     RESTRUCTURING  RESTRUCTURING       1993
                                          --------------  -----------   ------------   ------------   ---------------
                                                                         (IN MILLIONS)
                                                       ASSETS
Current assets:
  Cash and cash equivalents.............  $        71.0   $     (2.6)   $      68.4    $     (48.4)   $         20.0
  Restricted cash equivalents...........            8.1          2.0           10.1           (6.7)              3.4
  Receivables, net......................           13.9          3.0           16.9          (10.4)              6.5
  Inventories...........................            8.5       --                8.5           (7.0)              1.5
  Prepaid expenses......................           13.5         (0.5)          13.0           (2.3)             10.7
                                                -------   -----------   ------------   ------------          -------
      Total current assets..............          115.0          1.9          116.9          (74.8)             42.1
Property and equipment, net.............          454.1         (5.7)         448.4         (173.6)            274.8
Deferred charges and other assets.......           12.2          0.4           12.6           (1.3)             11.3
                                                -------   -----------   ------------   ------------          -------
                                          $       581.3   $     (3.4)   $     577.9    $    (249.7)   $        328.2
                                                -------   -----------   ------------   ------------          -------
                                                -------   -----------   ------------   ------------          -------
                                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt,
   net..................................  $       429.5   $     37.1    $     466.6    $    (466.5)   $          0.1
  Accounts payable and accrued
   liabilities..........................           83.2         (8.7)          74.5          (34.1)             40.4
                                                -------   -----------   ------------   ------------          -------
      Total current liabilities.........          512.7         28.4          541.1         (500.6)             40.5
Long-term debt, net.....................           84.5          0.5           85.0          147.4             232.4
Deferred income taxes...................           54.0       --               54.0         --                  54.0
Shareholders' equity (deficit)..........          (69.9 )      (32.3)        (102.2)         103.5               1.3
                                                -------   -----------   ------------   ------------          -------
                                          $       581.3   $     (3.4)   $     577.9    $    (249.7)   $        328.2
                                                -------   -----------   ------------   ------------          -------
                                                -------   -----------   ------------   ------------          -------


See "Assumptions".

                                                                                    DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1994       1995       1996       1997       1998
                                                                ---------  ---------  ---------  ---------  ---------
                                                                                    (IN MILLIONS)
                                                       ASSETS
Current assets:
  Cash and cash equivalents...................................  $    29.3  $    33.0  $    40.1  $    47.5  $    51.9
  Restricted cash equivalents.................................        3.4        3.4        3.4        3.4        3.4
  Receivables, net............................................        6.6        6.6        6.6        6.6        6.6
  Inventories.................................................        1.5        1.5        1.5        1.5        1.5
  Prepaid expenses............................................        8.6        8.8        6.5        4.7        4.7
                                                                ---------  ---------  ---------  ---------  ---------
      Total current assets....................................       49.4       53.3       58.1       63.7       68.1
                                                                ---------  ---------  ---------  ---------  ---------
Property and equipment, net...................................      273.7      273.6      275.7      279.3      284.2
Deferred charges and other assets.............................       12.8       14.4       16.0       17.7       19.4
                                                                ---------  ---------  ---------  ---------  ---------
                                                                $   335.9  $   341.3  $   349.8  $   360.7  $   371.7
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities -- accounts payable and accrued
 liabilities..................................................  $    44.6  $    44.6  $    44.6  $    44.6  $    44.6
Long-term debt, net...........................................      235.5      238.8      242.5      246.7      251.4
Deferred income taxes.........................................       54.0       54.0       54.0       54.0       54.0
Shareholders' equity..........................................        1.8        3.9        8.7       15.4       21.7
                                                                ---------  ---------  ---------  ---------  ---------
                                                                $   335.9  $   341.3  $   349.8  $   360.7  $   371.7
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------


    See "Assumptions".



Assumptions


    At the date of preparation of these forecasts, the Company was unable to reliably estimate the Effective Date of the Restructuring. In order to provide five complete years of comparable forecast data, the forecasts assume the Restructuring is completed as of December 31, 1993. The forecasts do not include any data related to the Paradise Island Business or any costs incurred or expenditures made in connection with the Restructuring subsequent to December 31, 1993.

    Described below are other assumptions that management believes are material to the forecasts; however, not all assumptions used in the preparation of the forecasts are set forth herein.


    ACCOUNTING POLICIES. The forecasts were prepared using generally accepted accounting principles and accounting policies consistent with those currently being used, and expected to be used during the forecast period, in preparing historical financial statements of the Company. These include a new income tax accounting standard (Statement of Financial Accounting Standards No. 109), which was adopted at the beginning of 1993.


    NET REVENUES

        RESORTS CASINO HOTEL

            GENERAL.    The following  factors are  anticipated to  increase the
number of visitors to Atlantic City and, therefore, favorably impact the Atlantic City casino/hotel industry during the forecast period:

    -continuing  improvements  to be  made  to the  Atlantic  City International
     Airport over the next one to two years making it more attractive for carriers to provide scheduled air service to Atlantic City;

    -the opening of the new Atlantic City Convention Center scheduled for the fall of 1996;

    -proposals by ten casino/hotels to add hotel rooms in Atlantic City in conjunction with their applications for Casino Reinvestment Development Authority (the "CRDA"), a public authority created under the Casino Control Act, financing of such projects from a special fund set aside to spur construction of new hotel rooms to support the new convention center; and


    -Atlantic City's continuing efforts to position itself as a destination resort.

            CASINO.   The  Company's  casino  revenue  forecasts  are  based  on projected industry growth and the Company's projected market share.


    The Company projects the Atlantic City casino industry's gaming revenues (excluding simulcast and poker revenues, as these games were introduced in June
1993) to experience a growth rate of approximately 2% per year from 1993 through 1998. Management believes these projections are reasonable given Atlantic City's historical gaming revenue growth performance and in light of the factors noted above under "General".


    These forecasts consider the potential effects of the opening of a new casino near Syracuse, New York by the Oneida Indians and the expansion of the gaming facilities at the Foxwoods Indian Casino in Connecticut; however, they assume no other jurisdictions on the east coast will approve and commence casino gaming during the forecast period.

    Resorts Casino Hotel contains a 60,000-square-foot casino and an 8,000-square-foot simulcast betting and poker area. In July 1993, Resorts Casino Hotel operated 1,859 slot machines, 82 table games and 25 poker tables. This represented 7.6% of the slot machines, 7.4% of the table games and 17.5% of the poker tables in use in the Atlantic City casino industry at that time.


    For the years 1994 through 1998 the Company projects its market share to be 7.5% for both slot and table game revenues. This projected market share is slightly greater than the 7.3% market share that the Company has experienced in the 33 months ended September 30, 1993 for slot revenues. Management believes that the following factors will enable the Company to achieve this improved market share:


    -completion in 1993 of an extensive five-year capital improvements program for the entire property, including conversion of the garage to self-parking (completed in 1992);

    -opening of a new VIP slot and table player lounge, and completion of recent casino renovations including upgrade of high limit slot area and high limit baccarat and table pit area, purchase of certain new slot machines, and completion of the simulcast betting and poker room; and

    -implementation of new marketing programs aimed at higher margin drive-in customers coupled with a reduction in marketing efforts aimed at lower margin bus patrons.

    In addition, the forecasts include poker and simulcasting revenues, which are projected to increase at 2% per year after 1994, the first full year of offering such wagering.

            ROOMS. In recent years the 670-room Resorts Casino Hotel has experienced occupancy rates of 90% or better; however, consistent with industry practice, the Company reserves a portion of its hotel rooms and suites as complimentary accommodations for casino patrons. The Company currently is shifting its marketing focus to higher margin players, so it is expected that more rooms will be provided to casino patrons on a complimentary basis during the forecast period than have been provided in recent history. Thus, fewer rooms are expected to be available for sale.

    In spite of this, the Company is projecting a slight increase in its room revenues (net of complimentaries) due to projected increases in its average room rates. The Company believes increased rates will be realizable because (i) the demand for first class casino/hotel rooms in Atlantic City has historically been very strong, (ii) the Company's facilities have recently undergone a major renovation program and (iii) the factors noted above under "General" are expected to increase the number of visitors to Atlantic City.

            FOOD AND BEVERAGE. Resorts Casino Hotel's food and beverage operations currently include three gourmet restaurants, four volume restaurants, two cocktail and entertainment lounges, room service and banquet operations, and the Turf Club, a bar with food service located in the new simulcast and poker room.

    The Company plans a restaurant master plan reconfiguration during 1994 and 1995 which is to include the addition of a mid-priced restaurant and the consolidation of kitchen operations for the gourmet restaurants. The kitchen consolidation should allow for faster service in the gourmet restaurants, thereby increasing the number of patrons served.

    Because of these changes planned by the Company and in light of the factors noted above under "General" that are expected to increase the number of visitors to Atlantic City, the Company projects an increase in food and beverage revenues to result from a modest increase in the number of patrons served, other than complimentaries provided to guests of the casino, and a slight increase in prices.

            OTHER CASINO/HOTEL REVENUES.  Revenues in this category are  derived primarily from entertainment and concessions. Resorts Casino Hotel's entertainment revenues are from ongoing production and headliner shows presented in the Superstar Theatre and special events (such as boxing matches) held in the Coconut Ballroom. As the Company's marketing efforts are targeting higher margin casino customers, the entertainment policy is shifting to more top name headliners than have been presented in recent years. The Company plans to continue to capitalize on Merv Griffin's celebrity status in attracting top name entertainers.


    Increased ticket prices are projected with the addition of headliners and more ticket sales and retail outlet sales are projected with the increase in the number of visitors to Atlantic City anticipated due to factors described above under "General". However, because the majority of seating at shows and special events are typically provided to guests of the casino on a complimentary basis, the projected increase in other casino/hotel revenues during the forecast period is slight.


        REAL ESTATE RELATED

    Although the Company plans to continue its efforts to sell the Non-Operating Real Property in Atlantic City, no revenues from such sales are included in the forecasts.


    Real estate related revenues forecast herein represent rental revenues pursuant to the Showboat Lease. Revenues under this lease currently amount to $8,118,000 per lease year and are adjusted annually based on changes in the consumer price index. The forecasts assume a 3% increase per year in the consumer price index.



        EARNINGS (LOSS) FROM OPERATIONS



        RESORTS CASINO HOTEL. Earnings from operations for Resorts Casino Hotel are projected to increase throughout the forecast period as the projected revenue increases discussed above are projected to be largely offset by increased operating expenses.



        REAL ESTATE RELATED. Earnings from operations of this segment include rental revenues pursuant to the Showboat Lease, which make up the forecast real estate related revenues. No expenses are forecast relative to the Showboat Lease as it is a net lease.



    This segment also includes forecasted real estate taxes associated with the Company's Non-Operating Real Property holdings in Atlantic City. Although the Company plans to continue its efforts to sell these properties, no decreases in real estate taxes or other expenses which would result from the sale of these properties have been forecast. The forecasts assume that current assessed values for the properties will remain unchanged during the forecast period, and allow for increased property tax rates of 3.5% per year, which is the average of the rate increases experienced in 1992 and 1993.


        CORPORATE EXPENSE. Corporate expense includes payroll and related taxes and benefits of RII officers and employees in certain other corporate office functions, RII's directors' fees and expenses, and insurance and other overhead expenses. These expenses are forecast to increase by an annual inflation factor of between 3% and 4%.

    NET EARNINGS



        INTEREST EXPENSE. Forecast interest expense comprises interest on the New RIHF Mortgage Notes, the New RIHF Junior Mortgage Notes and the Showboat Notes. Based on forecast operating results, it is assumed the Company will not need to make a borrowing under the RIHF Senior Facility.


        AMORTIZATION  OF DEBT DISCOUNT.   Forecast amortization of debt discount
comprises amortization of estimated discounts on the New Debt Securities and the discount on the Showboat Notes.


        INCOME TAXES. The Company has significant net operating loss carryforwards for Federal income tax purposes which, based on the forecasts, will be sufficient to offset all taxable income generated during the forecast period. Based upon its analysis of the transactions that will occur on the Effective Date, the Company believes that it will have in excess of $194,700,000 of net operating loss carryovers, which loss carryovers would be available to offset taxable income without restriction. In addition, the Company believes that it will have in excess of $388,500,000 of net operating loss carryovers the use of which is subject to an annual limitation. If all of the Company's net operating loss carryovers were subject to an annual limitation on use, the Company believes that it will be able to utilize approximately $3,600,000 of net operating loss carryovers per year to offset taxable income. The taxable income of the Company is not projected to exceed $3,600,000 for any year during the forecast period. To the extent taxable income is completely offset with net operating loss carryforwards, the Company will be subject to the alternative minimum tax ("AMT") with respect to such income at an effective rate of 2%. For financial reporting purposes, the current tax provision resulting from such AMT will be offset by a deferred tax benefit, as the AMT gives rise to a credit that carries forward indefinitely. During the forecast period the Company's AMT is projected to be negligible.


    For state income tax purposes, RIH has significant net operating loss carryforwards which will expire in 1997. All forecast taxable income through 1997 for RIH is anticipated to be offset by the utilization of such carryforwards. The taxable income forecast for RIH in 1998 gives rise to $2,000,000 of state income taxes included in the forecasts for 1998. RII and its other subsidiaries are not forecast to have taxable income for state purposes during the forecast period.

    NET EARNINGS PER SHARE


    Net earnings per share data were calculated assuming 715,000 shares of RII Common Stock are issued in payment of financial advisory fees on the Restructuring prior to the Effective Date and 17,025,000 shares of RII Common Stock are issued to holders of Old Series Notes pursuant to the Restructuring. Net earnings per share data do not give effect to 1990 Stock Options, 1994 Stock Options or the Griffin Warrants.


    CASH FLOW


        DEPRECIATION  EXPENSE.__Forecast  depreciation   expense  is  based   on
existing property and equipment as well as capital expenditures projected to be made throughout the forecast period.


        CAPITAL EXPENDITURES. Since Resorts Casino Hotel will be completing an extensive capital improvements program in 1993, the majority of capital expenditures during the forecast period are for maintenance projects.

        CRDA DEPOSITS, NET OF PROVISION. This adjustment reflects the cash outflow for amounts projected to be deposited with the CRDA and eliminates from cash flow a non-cash expense associated with the Company's obligation to purchase CRDA bonds which bear below-market rates.


        PAYMENTS OF FEES PURSUANT TO NEW GRIFFIN SERVICES AGREEMENT, NET OF EXPENSE. This adjustment reflects the cash outflow for fees payable in 1995 (the fees payable in 1994 are to be offset against the balance of the Griffin Group Note on or prior to the Effective Date, thus requiring no cash outflow) and eliminates from cash flow the non-cash expense recorded as prepaid fees are written off.



        INTEREST PAYMENTS. Forecast interest payments reflect interest on the New RIHF Mortgage Notes, the New RIHF Junior Mortgage Notes and the Showboat Notes. Interest on the New Debt Securities is projected to accrue from January 1, 1994; therefore, based on proposed interest payment dates, interest payments forecast for 1994 are less than one full year's interest. Based on forecast operating results, it is assumed the Company will not need to make a borrowing under the RIHF Senior Facility.



        INCOME TAXES. See discussion of income taxes under "Assumptions -- Net Earnings -- Income Taxes".


    CONDENSED BALANCE SHEETS


    The forecast balance sheets assume the Restructuring is completed as of December 31, 1993. See RII information under "Pro Forma Financial Data" for a description of the nature of the adjustments included in the forecast effect of the Restructuring.


REORGANIZATION VALUES


    Over the past two years, RII and GRI have been advised by Bear Stearns with respect to: the value of post-Restructuring RII; in the case of the SIHL Sale, SIHL; in the case of the PIRL Spin-Off, the value of PIRL; and the imputed value of the distributions to the holders of the Old Series Notes. The total fees paid through December 31, 1993 by the Company to Bear Stearns were $2,100,000. The Company requested that Bear Stearns provide it with such valuation advice for purposes of a plan of reorganization under chapter 11 of the Bankruptcy Code and did not impose any limitations on the scope of Bear Stearns' analysis. Solely for the purposes of the Plan, the reorganization enterprise value of RII was assumed by the Company, based on advice from Bear Stearns, to be approximately $225 million as of October 15, 1993. Under the Plan, based upon such reorganization enterprise value, the Company believes that the imputed reorganization value of its common equity is approximately $70 million or approximately $1.80 per share of RII Common Stock (based upon approximately 38 million shares of RII Common Stock outstanding as of the Distribution Date).



    Solely for purposes of the Plan, the reorganization enterprise value of SIHL, in the case of the SIHL Sale, and of PIRL, in the case of the PIRL Spin-Off, was assumed by the Company, based on advice from Bear Stearns, to be approximately $150 million and $125 million, respectively, as of October 15, 1993. Under the Plan, based upon such assumed reorganization enterprise values, the Company believes that the imputed reorganization value of the common equity of SIHL, in the case of the SIHL Sale is approximately $150 million or approximately $30 per SIHL Series A Share and of PIRL, in the case of the PIRL Spin-Off is approximately $125 million or approximately $25 per PIRL Ordinary Share (based upon an aggregate of approximately 2 million SIHL Series A Shares and 3 million SIHL Series B Ordinary Shares or approximately 5 million PIRL Ordinary Shares outstanding as of the Distribution Date).



    Based on the advice of Bear Stearns, the Company believes that: (a) the RIHF Mortgage Notes have an aggregate reorganization value of approximately $117 million or 93% of face; (b) the RIHF Junior Mortgage Notes have an aggregate reorganization value of approximately $31 million or 89% of face; (c) the SIHL Series A Shares issued and cash distributed to the holders of the Old Series Notes if the SIHL Sale is consummated have an aggregate reorganization value of approximately $161 million (comprised of $101 million cash and $60 million for the SIHL Series A Shares); and (d) the PIRL Ordinary Shares and cash distributed to holders of Old Series Notes if the PIRL Spin-Off is effected have an aggregate reorganization value of approximately $161 million (comprised of $36 million cash and $125 million for the PIRL Ordinary Shares). There can be no assurance that the amount of Excess Cash to be distributed on the Distribution Date will be $36 million. The amount of Excess Cash is expected to be at least $30 million. These reorganization values suggest the following aggregate reorganization values for the distributions to holders of Old Series Notes as of October 15, 1993:

                       ESTIMATED REORGANIZATION VALUE OF
          AGGREGATE PLAN DISTRIBUTIONS TO HOLDERS OF OLD SERIES NOTES

                                                                           PLAN SCENARIO
                                                                    ----------------------------
                                                                     SIHL SALE    PIRL SPIN-OFF
                                                                    -----------  ---------------
                                                                           (IN MILLIONS)
Cash from SIHL Sale...............................................   $      65      $      --
Other Cash........................................................          36              36
RIHF Mortgage Notes...............................................         117             117
RIHF Junior Mortgage Notes........................................          31              31
RII Common Stock..................................................          31              31
SIHL Series A Shares..............................................          60        --
PIRL Ordinary Shares..............................................      --                 125
                                                                         -----           -----
      Total.......................................................  $      340   $         340
                                                                         -----           -----
                                                                         -----           -----

    The   foregoing  aggregate  reorganization   values  suggest  the  following
reorganization values for the distributions for each $1,000 of principal amount of Old Series Notes as of October 15, 1993:


              ESTIMATED REORGANIZATION VALUE OF PLAN DISTRIBUTIONS
             FOR EACH $1,000 PRINCIPAL AMOUNT OF OLD SERIES NOTES*


                                                                           PLAN SCENARIO
                                                                    ----------------------------
                                                                     SIHL SALE    PIRL SPIN-OFF
                                                                    -----------  ---------------
Cash from SIHL Sale...............................................   $     135      $  --
Other Cash........................................................          75              75
RIHF Mortgage Notes...............................................         243             243
RIHF Junior Mortgage Notes........................................          64              64
RII Common Stock..................................................          64              64
SIHL Series A Shares..............................................         124        --
PIRL Ordinary Shares..............................................      --                 259
                                                                         -----           -----
      Total.......................................................  $      705   $         705
                                                                         -----           -----
                                                                         -----           -----

- ------------------------
* Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance on October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the reorganization value of plan distributions per $1,000 principal amount of Old Series Notes would be reduced slightly.


Such reorganization values further suggest that, although the holders of the RII Common Stock are diluted under the Plan, such holders retain reorganization value in RII equivalent to approximately $1.80 per share.


    The foregoing valuations are based on a number of assumptions, including a successful reorganization of RII's and GRI's businesses and finances in a timely manner, the achievement of the financial forecasts reflected herein, the availability of net operating loss tax carryforwards, the amount of available cash, current market conditions, and the Plan becoming effective in accordance with its terms and on a basis consistent with the estimates and other assumptions discussed herein.


    The amount of distributions to be made to the holders of the Old Series Notes is a result of months of negotiation by RII, Fidelity and TCW (on behalf of various funds and accounts managed severally by each of them). In addition, discussions were held with the Griffin Group regarding the New Griffin Services Agreement and with SIHL regarding the Paradise Island Purchase Agreement. The Company, Fidelity and TCW were advised throughout the negotiating process by their respective legal and financial advisers. The Company's legal and financial advisers are disclosed in this Information Statement/Prospectus.

    In preparing a range of the respective estimated reorganization enterprise values of RII, SIHL and PIRL and of the reorganization value of the distributions to holders of Old Series Notes, Bear Stearns: (i) received certain historical financial information of RII and GRI for recent years and interim periods; (ii) received certain internal financial and operating data of RII and GRI, including financial forecasts prepared in September 1993, provided by management for the Company's remaining operations after giving effect to the Restructuring; (iii) met with certain members of senior management of RII and GRI to discuss the Company's remaining operations after giving effect to the Restructuring and their future prospects; (iv) reviewed publicly available financial data and considered the market values of public companies which Bear Stearns deemed generally comparable to the operating businesses of RII and GRI; and (v) considered certain economic and industry information relevant to the operating businesses. Although Bear Stearns conducted a review and analysis of RII's and GRI's businesses, operating assets and liabilities and the forecasts of the Company's remaining operations after giving effect to the Restructuring, Bear Stearns assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by RII and GRI and by other firms retained by RII and GRI and (b) publicly available information. Neither Bear Stearns nor any of the other financial advisers to RII and GRI independently verified management's projections in connection with such valuation, and no independent evaluations or appraisals of RII and GRI's assets were sought or were obtained in connection therewith.



    Estimates of reorganization enterprise values and of the reorganization value of the RII Common Stock and the SIHL Series A Shares, the PIRL Ordinary Shares, the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes do not purport to be appraisals or necessarily to reflect the values that may be realized if assets are sold. The estimate of the values of RII, SIHL, and PIRL prepared by Bear Stearns represents hypothetical going concern reorganization enterprise values of these entities as the continued owner and operator of their businesses and assets and assumes consummation of the Plan, and, in the case of SIHL, the SIHL Sale, and in the case of PIRL, the PIRL Spin-Off, each on terms as disclosed herein. Such estimate was developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of imputed relative recoveries to creditors thereunder. Such estimate reflects computations of the estimated reorganization enterprise value of RII, SIHL and PIRL through the application of various valuation techniques (which techniques Bear Stearns has concluded are reasonably applicable to these entities) and does not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amount set forth herein. The value of an operating business is subject to uncertainties and contingencies which are difficult to predict, and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of the reorganization enterprise values of RII, SIHL and PIRL and the reorganization value of the RII Common Stock, the SIHL Series A Shares, the PIRL Ordinary Shares, the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes set forth herein are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth therein. Actual market prices of securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities. Actual market prices of such securities also may be affected by RII's and GRI's history in their chapter 11 cases or by other factors not possible to predict. See "Risk Factors" for a discussion of various other factors which could materially affect the value of the securities distributed pursuant to the Plan.



    In the course of its evaluation, Bear Stearns considered a number of valuation indicators in determining the reorganization enterprise value of RII, SIHL, and PIRL and the reorganization value of their respective new securities. These included consideration of the agreement of SIHL to purchase the operations of the Paradise Island Business, comparable company analyses based upon publicly traded gaming companies, and comparable securities analysis. The estimated reorganization enterprise value of SIHL and PIRL is premised primarily on the implied value associated with the proposed

SIHL Sale. In the event the SIHL Sale is not consummated, and depending on the reasons for such non-consummation, the estimated reorganization enterprise value of PIRL could be lower by a material amount. Depending on the results of RII's and GRI's operations, changes in the financial markets, or failure to consummate the SIHL Sale, it is possible that Bear Stearns' valuation advice will differ at the Confirmation Hearing from that disclosed herein. See "Risk Factors".


    Based on the foregoing reorganization enterprise value, the anticipated value of distributions under the Plan equals or exceeds, as to any impaired class, the liquidation value of distributions to the creditors of such class. To compare the anticipated value of the distributions under the Plan with the liquidation value of RII and GRI, see "The Plan -- Confirmation of the Plan -- Best Interests Test" and the Liquidation Analysis attached as Appendix B.


THE BONDHOLDERS SUPPORT AGREEMENT


    As a result of the negotiations described above with Fidelity and TCW, RII and GRI have entered into a letter agreement (the "Bondholders Support Agreement"), with SIHL, SIIL, Fidelity and TCW, which separately advise and manage various funds and accounts that held as of the Voting Record Date in the aggregate approximately $308,833,000 of the outstanding principal amount of the Old Series Notes, or approximately 64% of the outstanding Old Series Notes.



    Pursuant to the Bondholders Support Agreement and subject to the conditions set forth therein, Fidelity and TCW have agreed to submit Acceptances of the Plan with respect to all the outstanding principal amounts of Old Series Notes (and the related GRI Guaranty endorsed thereon) held by funds or accounts managed by them on the Voting Record Date. Fidelity and TCW have agreed to consent to the termination and release of the Old Security Documents in connection with the Restructuring and the Plan with respect to all the outstanding principal amounts of Old Series Notes (and the related GRI Guaranty endorsed thereon) held by the funds and accounts managed by them. During the term of the Bondholders Support Agreement, Fidelity and TCW are not obligated to support any plan other than the Plan.



    Fidelity  and  TCW severally  have the  right  to terminate  the Bondholders
Support Agreement if the Plan, the SIHL Purchase Agreement, the New RIHF Mortgage Indenture, or New RIHF Junior Mortgage Indenture or certain other agreements are breached, waived, amended, modified, altered in any material respect or terminated without their prior written consent. These consents and approval rights terminate as to Fidelity and TCW if the funds and accounts managed by either of them hold in the aggregate less than 20% of the Old Series Notes and terminate as to Fidelity or TCW to the extent either of them owns no Old Series Notes.


OVERVIEW OF THE RESTRUCTURING

    GENERAL

    The purpose of the Restructuring is to effect the changes to the Company's capital structure that the Company believes are necessary to return to profitability and to consummate the SIHL Sale (or, if the SIHL Sale is not consummated on the Effective Date, to effect the PIRL Spin-Off). Management of the Company believes that the Restructuring will improve the Company's financial position and allow management to create long-term value for the creditors and the shareholders of the Company and strengthen the Company's position in the gaming industry. The Restructuring is designed to alleviate the problems caused by the Company's excessive debt service levels and will help assure the Company's long-term viability. There can be no assurance, however, that implementation of the Restructuring will result in the Company's return to profitability. Likewise, there can be no assurance that, if the SIHL Sale is not consummated on the Effective Date, PIRL's operations will be profitable once the PIRL Spin-Off is effected. The Restructuring will be implemented by the Plan. The terms of the Plan result primarily from an analysis of the Company's financial condition and operations conducted by RII and its financial advisers and from negotiations conducted by RII and its financial and legal advisers with Fidelity and TCW.

    RII considered a number of alternatives to the Restructuring, including liquidation, an out-of-court restructuring of the Old Series Notes, a refinancing of the Old Series Notes and the sale of RII's resorts and casinos. RII and its financial advisers concluded that liquidation was not as favorable to RII's creditors and equity interest holders as the Plan. The Company's discussions with Fidelity and TCW, representing funds and accounts that hold a very substantial portion of the outstanding Old Series Notes, led it to conclude that an out-of-court restructuring of the Old Series Notes was not an option. With respect to refinancing the Old Series Notes, the Company does not believe that there exists any source of refinancing for the principal amount of the Old Series Notes on terms acceptable to the Company. Also, the Company's experience in attempting to sell its Paradise Island Business led it to conclude that a sale of its resorts and casinos individually would not realize the fair value of the Company's business and assets.



    FIDELITY AND TCW SEPARATELY ADVISE AND MANAGE VARIOUS FUNDS AND ACCOUNTS THAT AS OF THE VOTING RECORD DATE HELD IN THE AGGREGATE APPROXIMATELY $308,833,000 PRINCIPAL AMOUNT OF THE OLD SERIES NOTES, OR APPROXIMATELY 64% OF THE OUTSTANDING OLD SERIES NOTES. FIDELITY AND TCW HAVE ENGAGED IN EXTENSIVE NEGOTIATIONS WITH RII AND GRI WITH RESPECT TO THE RESTRUCTURING, AND HAVE AGREED, SUBJECT TO CERTAIN CONDITIONS, TO VOTE ALL OLD SERIES NOTES OWNED BY FUNDS AND ACCOUNTS MANAGED BY THEM AS OF THE VOTING RECORD DATE FOR ACCEPTANCE OF THE PLAN AND TO CONSENT TO THE TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS IN CONNECTION THEREWITH.


    MERV  GRIFFIN,  WHO  HOLDS  4,398,115   SHARES  OF  RII  COMMON  STOCK,   OR
APPROXIMATELY 21.82% OF THE OUTSTANDING RII COMMON STOCK, HAS AGREED TO VOTE FOR ACCEPTANCE OF THE PLAN.

    THE HOLDERS OF 1,307,300 1990 STOCK OPTIONS ISSUED UNDER THE 1990 STOCK OPTION PLAN, OR APPROXIMATELY 74% OF THE OUTSTANDING 1990 STOCK OPTIONS, HAVE AGREED TO VOTE FOR ACCEPTANCE OF THE PLAN.

    RII HAS AGREED TO VOTE ITS INTERCOMPANY CLAIM AGAINST GRI AND THE GRI COMMON STOCK FOR ACCEPTANCE OF THE PLAN.

    THE BOARD OF DIRECTORS OF EACH OF RII AND GRI HAS UNANIMOUSLY APPROVED THE RESTRUCTURING, THE PLAN AND THE SOLICITATION AND RECOMMENDS THAT ALL IMPAIRED CREDITORS AND EQUITY INTEREST HOLDERS SUBMIT BALLOTS ACCEPTING THE PLAN.


    THE PLAN. The Plan provides, among other things, that record holders of the Old Series Notes as of the Distribution Record Date, which will be the close of business in New York City on the Effective Date, will receive the following consideration on the relevant Distribution Date for each $1,000 of principal amount of Old Series Notes outstanding as of such date (and for any accrued interest thereon)*.


                     --      $259.38 principal amount of the New RIHF Mortgage Notes;
                     --      One  Unit comprised  of $72.63 principal  amount of the  New RIHF Junior
                              Mortgage Notes and .07263 share of RII Class B Common Stock;
                     --      35.33 shares of RII Common Stock;
                     --      Either (A) $134.88 in  cash, plus interest on  such amount at an  annual rate  of 7.5% from January 1, 1994  to the SIHL Closing Date, plus 4.15
                              SIHL  Series  A  Shares,   representing  a  pro   rata  share  of   the
                              consideration  received from the SIHL Sale, or  (B) if the SIHL Sale is not consummated on or before  the Effective Date, 10.375 PIRL  Ordinary
                              Shares pursuant to the PIRL Spin-Off;
                     --      A pro rata share of Excess Cash, which pro rata share is projected to be a minimum of $62.25;
                     --      The  non-transferable right to receive a  pro rata share of Net Reserved
                              Cash and Net Plan Consummation Cash; and

- ------------------------

*_ Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance on October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to the holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the consideration distributed for each $1,000 principal amount of Old Series Notes will be reduced slightly.

                     --      The non-transferable right to receive a pro rata share of payments  from
                              Deferred Cash, which pro rata share is projected to be a minimum of $5.
                              See "Description of Litigation Trust Units".


    Notwithstanding the foregoing, no fractional shares of New Equity Securities will be issued on the Distribution Date. New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes will be issued only in denominations of $1,000 or integral multiples thereof. Pursuant to the Plan, the disbursing agent for the holders of Old Series Notes will aggregate and sell all fractional amounts of New Equity Securities and New Debt Securities and distribute the net proceeds to the holders of Old Series Notes entitled thereto.



    If the SIHL Sale is consummated, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value for SIHL of approximately $150 million, the estimated recovery for holders of Old Series Notes is projected to be approximately 70% of the principal amount of the Old Series Notes outstanding on October 15, 1993. If the SIHL Sale is not consummated and the PIRL Spin-Off is effected, assuming a reorganization enterprise value of approximately $225 million for RII and a reorganization enterprise value for PIRL of approximately $125 million, the estimated recovery for holders of the Old Series Notes is projected to be approximately 70% of the principal amount of Old Series Notes outstanding on October 15, 1993. There can be no assurance that the projected enterprise values of RII or of SIHL in the event of the SIHL Sale or of PIRL in the event of the PIRL Spin-Off will be realized. The estimated reorganization enterprise value of SIHL and PIRL is premised primarily on the implied value associated with the proposed SIHL Sale. In the event the SIHL Sale is not consummated, and depending on the reasons for such non-consummation, the estimated reorganization enterprise value of PIRL could be lower by a material amount.



    The SIHL Aggregate Cash Purchase Price, the New Debt Securities and the New Equity Securities will be distributed to the disbursing agent for distribution to the holders of Old Series Notes on the Effective Date. Payments of Net Reserved Cash will be made as soon as practicable after the Effective Date, but in no event later than 90 days after the Effective Date. Payments of Net Plan Consummation Cash will be made as soon as practicable but no later than 90 days after the Effective Date; provided, however, that if all Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan
Expenses, after which time the remaining Net Plan Consummation Cash will be distributed, unless otherwise ordered by the Bankruptcy Court. Payments of Deferred Cash will be made within three business days after receipt by RII of the Litigation Trust Distributions in immediately available funds. Payments of Excess Cash will be made on the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date. Distributions to holders of Old Series Notes will be made by the Disbursing Agent only to holders that comply with the procedures for surrender of Old Series Notes set forth in section 6.11.5 of the Plan.



    On the Effective Date, the Company will establish separate bank accounts for Plan Consummation Cash and Reserved Cash. The cash contained in these accounts will only be used, respectively, to pay Plan Expenses and to fund adjustments under either the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement. Such Plan Consummation Cash and Reserved Cash will not be commingled with RII Retained Cash.



    As part of the implementation of the Restructuring and prior to the commencement of the Solicitation, various funds that hold Old Series Notes and are advised and managed by Fidelity will deliver a commitment letter to the effect that they will enter into the RIHF Senior Facility on the Effective Date. The RIHF Senior Facility will allow RIHF to borrow up to $20,000,000 through the issuance of RIHF Senior Facility Notes. Any amount borrowed by RIHF under the RIHF Senior Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions and will be used for working capital and general corporate purposes. All principal payments on the RIHF Senior Facility Notes will be due July 15, 2002. Interest on the RIHF Senior Facility Notes will accrue at the rate of 11% per year and will be payable in cash, semi-annually on January 15 and July 15 of each year, commencing on the January 15 or July 15 next following the date of the initial borrowing under the RIHF Senior Facility. The RIHF Senior Facility will be available for a single borrowing during the one-year period from the Effective Date, provided that the public resale of the RIHF Senior Facility Notes by the purchaser thereof upon a resale is registered, if required, under the Securities Act and the RIHF Senior Facility Note Indenture has been qualified under the TIA. The RIHF Senior Facility Notes will be secured by (i) an assignment of the RIH Senior Facility Note, which note will be secured by a lien on the Resorts Casino Hotel, and (ii) the Pledged Shares pursuant to the Pledge Agreements. In addition, RIH will issue the RIH Senior Facility Guaranty that will guarantee the payment of principal of and interest on the RIHF Senior Facility Notes, which guaranty will be secured by a lien on the Resorts Casino Hotel. Although the RIHF Senior Facility Notes are not contractually senior to the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes as to priority of payment, the lien securing payment of the RIHF Senior Facility Notes will be senior to the liens securing payment of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, and the RIHF Senior Facility Notes therefore are structurally senior to the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes. The liens on the Resorts Casino Hotel securing the payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty will be senior to the liens securing payment of the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty. RII also will issue the RII Senior Facility Guaranty, which will be secured by the RII Pledge Agreement.



    The  following  transactions  will  be  effected  in  connection  with   the
Restructuring: (a) the holders of the Old Series Notes as of the Distribution Record Date will receive on the relevant Distribution Date the New Debt Securities, the New Equity Securities, Excess Cash and the right to payments from Net Reserved Cash, Net Plan Consummation Cash and Deferred Cash in accordance with the terms of the Plan; (b) (i) if the SIHL Sale is consummated on the Effective Date, such holders will also receive the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price in accordance with the terms of the Plan; or (ii) if the SIHL Sale is not consummated on or before the Effective Date, such holders will also receive the PIRL Ordinary Shares and, at the election of PIRL, the Interim Management Agreement will be executed; (c) the RIHF Senior Facility will be executed and delivered; (d) the Amended RII Certificate of Incorporation and the Amended RII By-Laws will be adopted; (e) the initial post-Restructuring directors will be appointed to RII's Board of Directors (including two Class B Directors); (f) the Griffin Warrants will be issued; (g) various intercompany reorganization transactions described on
Schedule 6.3 to the Plan will be effected; (h) the 1990 Stock Option Plan will be terminated and the 1994 Stock Option Plan will be implemented; and (i) the Old Security Documents will be released and terminated. If sufficient Acceptances are received from the holders of Old Series Notes (including the related GRI Guaranty) and from the holders of RII Common Stock, such Acceptances will constitute approval of the 1994 Stock Option Plan by such holders for purposes of compliance with Rule 16b-3 promulgated under the Exchange Act. For information on the election of directors after the Effective Date, see "Post-Restructuring RII Board of Directors".



    If the Requisite Acceptances are not received by the Voting Deadline, RII and GRI will be forced to evaluate options then available to them. Pursuant to the Paradise Island Purchase Agreement, RII has committed, notwithstanding the failure to obtain the Requisite Acceptances, to continue to pursue confirmation of the Plan until the Paradise Island Purchase Agreement is terminated. This commitment could require RII to conduct a further solicitation with respect to the Plan until December 31, 1994. Because the Paradise Island Purchase Agreement can be terminated by SIHL if an RII Chapter 11 case is not commenced by March 21, 1994, RII might conduct such solicitation after filing a chapter 11 case. RII's failure to abide by the terms of the Paradise Island Purchase Agreement would, under certain circumstances, give rise to a claim by SIHL for breach of such agreement and entitle SIHL to reimbursement from the SIHL Buyer Expense Escrow. Moreover, such failure, if not approved by Fidelity and TCW, may relieve Fidelity and TCW of their obligations under the Bondholders Support Agreement.

    Other options available to RII and GRI if the Requisite Acceptances are not obtained include submission of a revised prepackaged plan of reorganization and filing for protection under the Bankruptcy Code without a preapproved or consensual plan of reorganization. If a bankruptcy proceeding were commenced without a preapproved plan, there is no assurance that a plan would be confirmed or that any recovery would be realized by the holders of the RII Common Stock and the existing holders of 1990 Stock Options. In such event, the holders of the Old Series Notes might receive a substantially smaller recovery on their claims than under the Plan. See "Risk Factors -- Certain Bankruptcy and Insolvency Considerations".



    Confirmation and consummation of the Plan is subject to certain conditions. The condition requiring the entry of a Confirmation Order which has not been stayed cannot be waived by RII and GRI. There can be no assurance that such condition will be satisfied. As a practical matter, although the condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, the transactions contemplated by the Plan cannot be consummated if the Old Security Documents are not released and terminated. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan".


    POST-RESTRUCTURING RII BOARD OF DIRECTORS


    Pursuant to the Restructuring, the number of persons comprising the Board of Directors of RII will remain at six. Subject to receipt of any necessary qualification of directors from the Casino Control Commission, the initial post-Restructuring Board of Directors of RII will consist of Merv Griffin, Thomas Gallagher, Jay Green and William Fallon, and as Class B Directors, Vincent Naimoli and Charles Masson. After the Restructuring, the holders of RII's Common Stock, voting as a class, will be entitled to elect four directors of RII and the holders of RII Class B Common Stock, voting as a class, will be entitled to elect two Class B Directors of RII. The Board of Directors will be divided into three classes, and one-third of the total number of directors will be elected each year. If the Class B Triggering Event should occur, the holders of the RII Class B Common Stock, voting as a class, would elect that number of additional Class B Directors as will constitute, from time to time, a majority of the entire RII Board of Directors.


CERTAIN SIGNIFICANT EFFECTS OF THE RESTRUCTURING

    Implementation of the Restructuring would have important effects on the Company and on the current holders of the Old Series Notes, the RII Common Stock and the 1990 Stock Options and would result in a significant reduction of RII's financial obligations. Certain of the anticipated effects are described below.

    REDUCTION OF DEBT SERVICE OBLIGATIONS


    The Restructuring would have the effect of reducing and rescheduling RII's principal and interest payments. The Restructuring also would result in the elimination and modification of certain restrictive covenants now applicable to RII pursuant to the Old Series Note Indenture. Such modifications give the Company increased financial flexibility, including the ability to explore additional revenue generating operations. See "Summary -- Comparison of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes to Old Series Notes".


    The following table shows, at the dates and for the periods shown, on a pro forma basis, the impact of the Restructuring as it affects the replacement of the Old Series Notes with the New Debt Securities. It should be noted that the table excludes the Showboat Notes and capital leases as it is the Company's intention that such items will not be affected by the Restructuring. The pro forma data for the principal amount of the New Debt Securities at September 30, 1993 are based on the assumption that the Restructuring occurred on that date. The pro forma data regarding the stated interest calculation for the New Debt Securities for the fiscal year ended December 31, 1992, and the three quarters ended September 30, 1993, are based on the assumption that the Restructuring occurred on January 1, 1992.

                                                                                        OLD            NEW
                                                                                      SERIES          DEBT
                                                                                       NOTES        SECURITIES
                                                                                    -----------     ---------
                                                                                         (IN THOUSANDS)
Principal amount outstanding at September 30, 1993 (1)............................  $ 448,572       $160,000
Stated interest calculation for the fiscal year ended December 31, 1992...........     50,686  (2)    17,731
Stated interest calculation for the three quarters ended September 30, 1993.......     47,224  (2)    13,298

- ------------------------
(1) Represents the principal amount of the Old Series Notes on a historical basis or the principal amount of the New Debt Securities on a pro forma basis, exclusive of unamortized discounts. At October 15, 1993, an Old PIK Payment was made on the Old Series Notes bringing the principal amount outstanding to approximately $482,000,000 on that date.
(2) The calculation of the interest on the Old Series Notes was based on the stated interest rates with the principal amount increasing on April 15 and October 15 due to the issuance of additional Old Series Notes in lieu of paying cash interest.

    SIGNIFICANT DILUTION OF EQUITY INTERESTS


    If the Restructuring were implemented, approximately 17,025,000 shares of RII Common Stock would be issued to holders of the Old Series Notes. Issuance of such number of shares of RII Common Stock would dilute significantly the equity interests of the existing holders of the RII Common Stock and the existing holders of the 1990 Stock Options. Up to approximately 160,000 additional shares of RII Common Stock may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court. The number of shares of RII Common Stock to be issued to the holders of Old Series Notes and with respect to the Griffin Warrants and the 1994 Stock Option Plan would increase to offset the dilutive effect of the issuance of additional RII Common Stock. The following table shows the percentage of beneficial ownership of the RII Common Stock before and after consummation of the Restructuring by the holders of the securities listed below, based on the assumptions set forth in the notes thereto:


                                                                         POST-RESTRUCTURING
                                                               ---------------------------------------
                                                                ASSUMING OPTIONS     ASSUMING OPTIONS
                                          PRE-RESTRUCTURING      NOT EXERCISED          EXERCISED
                                          ------------------   ------------------   ------------------
                                            SHARES      %        SHARES      %        SHARES      %
                                          ----------  ------   ----------  ------   ----------  ------
Holders of RII Common Stock (1).........  20,157,234   92.0%   20,872,234   49.0%   20,872,234   44.7%
Holders of Old Series Notes (2).........                       17,025,000   40.0    17,025,000   36.5
Griffin Warrants (3)....................                        4,665,000   11.0     4,665,000   10.0
1990 Stock Options (4)..................   1,758,800    8.0                          1,758,800    3.8
1994 Stock Options (5)..................                                             2,333,000    5.0
                                          ----------  ------   ----------  ------   ----------  ------
                                          21,916,034  100.0%   42,562,234  100.0%   46,654,034  100.0%
                                          ----------  ------   ----------  ------   ----------  ------
                                          ----------  ------   ----------  ------   ----------  ------

- ------------------------
(1) Pre-Restructuring amount represents shares of RII Common Stock outstanding on November 30, 1993. Post-Restructuring amount includes 590,000 shares of RII Common Stock to be issued to DLJ prior to the filing of RII's and GRI's bankruptcy cases and 125,000 shares of RII Common Stock to be issued to Alvarez & Marsal upon receipt of the Requisite Acceptances in settlement of certain recapitalization costs.
(2) Assumes holders of Old Series Notes are issued shares in an amount that would represent 40% of the shares of RII Common Stock outstanding assuming the Griffin Warrants are exercised. Such ownership will be subject to dilution by the exercise of the 1990 Stock Options outstanding as well as options to be granted under the 1994 Stock Option Plan. Assumes that all holders of Unsurrendered Public Debt Claims and of Old Series Notes timely comply with the provisions of the Plan and the Old Plan that govern entitlement to distributions.

(3)   Assumes the Griffin Warrants are granted and exercised.
(4)   Represents shares of RII Common Stock which may be issued upon exercise of
      the   1990  Stock  Options  outstanding  on  November  30,  1993;  related percentages assume all such options are exercised.
(5)   The 1994  Stock Option  Plan will  allow for  the granting  of options  to purchase  up to 5% of the outstanding RII Common Stock; related percentage assumes all such options are granted and exercised.

                                    THE PLAN


    The following is a summary of the material provisions of the Plan. A copy of the Plan is attached hereto as Appendix A.


BRIEF EXPLANATION OF CHAPTER 11

    Chapter 11 is the business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of its creditors and equity interest holders. In addition to permitting rehabilitation of the debtor, another goal of chapter 11 is to promote equality of treatment of creditors and equity interest holders of equal rank with respect to the distribution of a debtor's assets. In furtherance of these two goals, upon the filing of a petition for reorganization under chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's case under chapter 11.

    The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor, equity security holder or general partner in the debtor. Confirmation of a plan discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

SOLICITATION OF ACCEPTANCES OF THE PLAN

    RII and GRI hereby solicit acceptances or rejections of the Plan from holders of impaired claims and interests under section 1126(b) of the Bankruptcy Code. Under section 1126(b) of the Bankruptcy Code, a holder of a claim or interest that has accepted or rejected a plan of reorganization before the commencement of a chapter 11 case will be deemed to have accepted or rejected such plan for purposes of confirmation of such plan under chapter 11 of the Bankruptcy Code if the solicitation is in compliance with any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the solicitation, or if there is not any such law, rule or regulation, such solicitation was made after disclosure of adequate information as defined in section 1125(a) of the Bankruptcy Code. RII and GRI believe that this Information Statement/Prospectus complies with the requirements of section 1126(b) of the Bankruptcy Code for purposes of soliciting acceptances or rejections of the Plan.


    If, by the Voting Deadline, the Requisite Acceptances have been received, RII and GRI currently intend to commence reorganization cases by filing petitions for relief under chapter 11 of the Bankruptcy Code and to use the Acceptances solicited pursuant to this Information Statement/Prospectus to seek confirmation of the Plan under chapter 11 of the Bankruptcy Code as promptly as practicable. Neither RII nor GRI intends to commence a case under chapter 11 of the Bankruptcy Code prior to the Voting Deadline, although it reserves the right to do so in its sole discretion. RII and GRI voluntarily would commence a bankruptcy case prior to the Voting Deadline if necessary to preserve their rights under the Paradise Island Purchase Agreement, in the event of a material adverse change in the finances or operations of the Company or the commencement of collection or foreclosure actions with respect to the Old Series Notes or the collateral securing the Old Series Notes.

    Any party in interest, including any creditor, equity interest holder or indenture trustee, has standing to appear and be heard on any issue in the chapter 11 case. At or before the hearing on approval of this Information Statement/Prospectus, RII and GRI will seek an order of the Bankruptcy Court finding that (a) the Solicitation was in compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder and, if applicable, the provisions of the Bankruptcy Code, and therefore, (b) the holders of claims and interests that have accepted or rejected the Plan pursuant to the Solicitation are deemed to have accepted or rejected the Plan for purposes of confirmation of the Plan under chapter 11 of the Bankruptcy Code.

    RII and GRI believe that they will have the best opportunity to confirm the Plan and accomplish the Restructuring if RII and GRI receive the Requisite Acceptances prior to the commencement of any bankruptcy cases. See "Confirmation of the Plan" for a discussion of the Requisite Acceptances. In addition, RII and GRI believe that the prior acceptance of the Plan would minimize disputes during a bankruptcy case concerning the reorganization of RII and GRI and would shorten the time required to complete the reorganization, reduce the expenses of the proceeding and minimize the disruption of RII's and GRI's business that could result from protracted and contested bankruptcy cases. IF RII AND GRI WERE
FORCED TO COMMENCE BANKRUPTCY CASES PRIOR TO RECEIPT OF THE REQUISITE ACCEPTANCES, RII AND GRI BELIEVE THAT SUCH CASES COULD BE PROTRACTED, COSTLY AND DISRUPTIVE TO RII'S AND GRI'S BUSINESS AND, AS A RESULT, COULD JEOPARDIZE THE ACCOMPLISHMENT OF THE PLAN.

PROPONENTS OF THE PLAN

    The Plan is proposed by RII, GRI, RIH, RIHF and PIRL. This joint proposal of the Plan has potential ramifications with respect to the securities law registration exemption contained in section 1145 of the Bankruptcy Code. For further discussion of these securities law issues, see "Applicability of Federal and Other Securities Laws to Resales of Securities -- Issuance of Securities Under the Plan".

VOTING ON THE PLAN

    Pursuant to the Bankruptcy Code, only classes of claims or interests that are "impaired" are entitled to vote on a plan. Generally speaking, a claim or interest is impaired under a plan of reorganization if the plan provides that such claim or interest will not be repaid in full or that the legal, equitable or contractual rights of the holder of such claim or interest are altered. Only claims or interests in the following classes are impaired under the Plan:

RII  Class 2     --      Claims of holders of Old Series Notes
RII Class  7     --      Interests of holders of RII Common Stock
RII  Class 8     --      Interests of holders of the 1990 Stock Options
GRI Class  2     --      Claims of holders of the GRI Guaranty
GRI  Class 4     --      Claims of RII, as the holder of the RII Intercompany Claim
GRI Class  5     --      Interest of RII, as the holder of all GRI Common Stock

    ALL OTHER CLASSES OF CLAIMS AND INTERESTS ARE UNIMPAIRED UNDER SECTION 1124 OF THE BANKRUPTCY CODE. HOLDERS OF CLAIMS OR INTERESTS IN THESE UNIMPAIRED CLASSES ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(F) OF THE CODE. HOWEVER, HOLDERS OF CLAIMS OR INTERESTS IN ANY CLASS, WHETHER IMPAIRED OR NOT, MAY OBJECT TO CONFIRMATION OF THE PLAN.


    FIDELITY AND TCW SEPARATELY ADVISE AND MANAGE VARIOUS FUNDS AND ACCOUNTS THAT AS OF THE VOTING RECORD DATE HELD IN THE AGGREGATE CLAIMS IN RII CLASS 2 OF APPROXIMATELY $308,833,000 PRINCIPAL AMOUNT OF THE OLD SERIES NOTES (AND RELATED CLAIMS IN GRI CLASS 2), OR APPROXIMATELY 64% OF THE OUTSTANDING OLD SERIES NOTES. FIDELITY AND TCW HAVE ENGAGED IN EXTENSIVE NEGOTIATIONS WITH RII AND GRI IN RESPECT TO THE RESTRUCTURING AND HAVE AGREED, SUBJECT TO CERTAIN CONDITIONS, TO VOTE ALL OLD SERIES NOTES OWNED BY FUNDS AND ACCOUNTS MANAGED BY THEM AS OF THE VOTING RECORD DATE FOR ACCEPTANCE OF THE PLAN AND TO CONSENT TO THE TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS IN CONNECTION THEREWITH.


    MERV GRIFFIN, WHO HOLDS INTERESTS IN RII CLASS 7 OF 4,398,115 SHARES OF RII COMMON STOCK, REPRESENTING APPROXIMATELY 21.82% OF THE OUTSTANDING RII COMMON STOCK, HAS AGREED TO VOTE FOR THE PLAN.

    THE  HOLDERS OF 1,307,300  1990 STOCK OPTIONS (I.E.,  INTERESTS IN RII CLASS
8), OR APPROXIMATELY 74% OF THE OUTSTANDING 1990 STOCK OPTIONS, HAVE AGREED TO VOTE FOR THE PLAN.

    RII HAS AGREED TO VOTE THE RII INTERCOMPANY CLAIM AND ITS EQUITY INTEREST IN GRI FOR ACCEPTANCE OF THE PLAN.


    The Bankruptcy Code defines acceptance of a plan of reorganization by a class of claims as acceptance by holders of at least 66 2/3% in dollar amount and more than one-half in number of the Allowed Claims of that class that have actually been voted on the plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of interests as acceptance by the holders of at least 66 2/3% in number of the Allowed Interests of that class that have actually been voted on the plan. Under the Bankruptcy Code, only those who vote to accept or to reject the Plan will be counted for purposes of determining acceptance or rejection of the Plan by any impaired class of claims or interests. Votes cast by holders of Disputed Claims or Interests will not be counted unless the holders thereof, upon application to the Bankruptcy Court, obtain an order temporarily allowing such claims for voting purposes only. See "Confirmation of the Plan".


    IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT, EACH HOLDER OF A CLAIM OR INTEREST IN A CLASS WILL RECEIVE THE SAME CONSIDERATION AS THE OTHER MEMBERS OF SUCH CLASS, WHETHER OR NOT SUCH HOLDER VOTED TO ACCEPT THE PLAN. MOREOVER, UPON CONFIRMATION, THE PLAN WOULD BE BINDING ON ALL CREDITORS AND EQUITY INTEREST HOLDERS OF RII AND GRI REGARDLESS OF WHETHER SUCH CREDITORS OR EQUITY INTEREST HOLDERS, OR THE CLASS OF WHICH THEY ARE MEMBERS, VOTED TO ACCEPT THE PLAN.

TREATMENT OF TRADE CREDITORS AND EMPLOYEES


    Since the Plan and the chapter 11 filings will relate only to RII and GRI and not to RII's operating subsidiaries or the properties they own and operate, the claims of trade creditors and employees of such subsidiaries will not be affected by such filings. GRI does not have any employees and believes that it does not have any trade creditors. As a result of its being a holding company, RII has few trade creditors and employees. To the extent necessary, RII, upon commencement of its chapter 11 case, intends promptly to seek the authorization of the Bankruptcy Court to maintain flexibility to pay, prior to confirmation of the Plan, the prepetition claims of trade creditors. In addition, RII intends to seek the approval of the Bankruptcy Court to pay all accrued prepetition salaries and wages, expense reimbursements and severance, to permit affected employees to utilize their paid vacation time which accrued prior to the date of the filing of the prepackaged bankruptcy case (so long as they remain employees of RII) and to continue paying medical benefits under RII's health plan. There can be no assurance that such authorization will be obtained.



    Pursuant to the Plan, RII and GRI have agreed not to pay, and not to cause their subsidiaries to pay, any claim of a trade creditor or employee except in the ordinary course of business and consistent with past practice and to collect, and to cause their subsidiaries to collect, receivables in the ordinary course of business and consistent with past practice. On the Effective Date, RII Retained Cash rather than Plan Consummation Cash shall be used to pay any prepetition Allowed Claims or post-petition Allowed Administrative Claims of trade creditors and employees which, in the ordinary course of business and consistent with past practice, would not have been paid by the Effective Date (other than Plan Expenses).


USE OF CASH FOR OPERATIONS


    To maintain RII's operations during its chapter 11 case, RII will need the ability to use its cash on hand on the Petition Date as well as funds received during the pendency of its case. The Bankruptcy Code provides that, to the extent any person has a security interest in any Cash Collateral, (i) RII is prohibited from making any post-petition use of such Cash Collateral without obtaining Bankruptcy Court approval or the consent of such person and (ii) such person is entitled to "adequate protection" of such security interest as a condition to the Bankruptcy Court's authorization of such use.

    RII does not believe that any person has a security interest in any cash that could be Cash Collateral. If any person asserts that cash which RII intends to use is cash collateral, as such term is defined in section 363 of the Bankruptcy Code (the "Cash Collateral"), RII will seek entry of an order (the "Cash Collateral Order") authorizing RII to use such Cash Collateral subject to provision of appropriate adequate protection. The Bankruptcy Code generally defines "cash collateral" as cash, negotiable instruments, documents of title, securities, deposit accounts, or other cash equivalents in which both the debtor's estate and a third party have an interest. It includes the proceeds, products, rents, or profits of property subject to a security interest.


    The Cash Collateral Order will provide that RII will be authorized to use the Cash Collateral in accordance with the terms of the Cash Collateral Order. The terms of the Cash Collateral Order will be negotiated with any person objecting to the use of Cash Collateral.

OTHER FIRST DAY ORDERS


    In addition to any orders relating to the payment of prepetition claims of trade creditors and employees, if any, and relating to the use of Cash Collateral, RII and GRI intend to seek certain first day orders, including the following (if necessary): (i) an order authorizing the retention of professionals (including accountants, attorneys and financial advisors) in connection with the chapter 11 cases; (ii) an order authorizing the retention of ordinary course professionals without the filing of individual retention applications and affidavits; (iii) an order authorizing RII and GRI to continue to provide certain services on behalf of their subsidiaries until confirmation of the Plan in exchange for certain fees or charges paid by such subsidiaries;
(iv) an order authorizing RII and GRI (a) to continue their current cash management system, (b) to maintain prepetition bank accounts and (c) to continue use of existing business forms and existing books and records; (v) an order to permit RII and GRI to use their current internal financial records and to be relieved from the filing of certain forms and schedules otherwise required by the "United States Trustee Operating Guidelines and Reporting Requirements" (the "Guidelines") to the extent the Guidelines are inconsistent with such current internal financial records; (vi) an order authorizing RII and GRI to continue their current investment guidelines and invest their available cash in their customary manner; (vii) an order fixing the dates for the hearings on approval of this Information Statement/Prospectus, the Solicitation and confirmation of the Plan; (viii) an order authorizing RII to borrow from its subsidiaries, if required, to pay operating expenses and provide working capital; (ix) an order enjoining the continuation of collection or other enforcement actions against RIH, or any other subsidiary of RII, pending confirmation of the Plan; and (x) such other orders that are typical in chapter 11 cases or that may be necessary for the preservation of the assets of RII and GRI or for confirmation of the Plan.


    The first day orders will be sought pursuant to accompanying applications and, if appropriate, memoranda of law. The foregoing list is subject to change depending upon the needs of RII and GRI in connection with their operations during the chapter 11 cases. Failure of the Bankruptcy Court to enter one or more of these orders, or a delay in doing so, could result in RII's and GRI's chapter 11 cases becoming protracted and could delay, perhaps materially, the hearing on, and the ultimate confirmation of, the Plan.

PARADISE ISLAND INTERIM ORDER


    Pursuant to the Paradise Island Purchase Agreement, RII has agreed to request, within five days after the filing of its chapter 11 case (if the Paradise Island Purchase Agreement has not been terminated), the entry of the Paradise Island Interim Order. The Paradise Island Interim Order would approve certain provisions of the Paradise Island Purchase Agreement. Such provisions relate to (1) the establishment of a procedure for the consideration of competing bids for the Paradise Island Business and (2) the provision of certain reimbursements to SIHL if, through no fault of its own, SIHL is not the successful purchaser of the Paradise Island Business. If the Paradise Island Interim Order is entered, RII would be prohibited from considering an alternative proposal for the acquisition of the Paradise Island Business unless it constituted an Overbid Transaction. In general, an Overbid Transaction is an offer from a financially qualified third party which provides for consideration attributable to the entire Paradise Island Business having a fair market value of more than $130 million. The imputed value of the SIHL proposal is $125 million. In addition, pursuant to the Paradise Island Interim Order, RII would be responsible for up to $4 million of expense reimbursement to SIHL if it were not the successful purchaser of the Paradise Island Business. If, despite RII's best efforts, the Paradise Island Interim Order is not entered, the Paradise Island Purchase Agreement will remain in full force and effect. See "Description of Paradise Island Purchase Agreement."



    To secure its reimbursement obligations described under the Paradise Island Purchase Agreement, RII deposited $4 million in the SIHL Buyer Expense Escrow with Citibank, N.A. for the benefit of SIHL. Any amount paid from such escrow after the filing of the chapter 11 cases will be subject to the approval of the Bankruptcy Court as provided in the Paradise Island Interim Order. At the same time, SIHL deposited $5 million in the SIHL Escrow with Citibank, N.A. to secure its obligations to RII under the Paradise Island Purchase Agreement.


    Subject to the requirements of the Paradise Island Interim Order, RII and GRI may receive other bids for the Paradise Island Business during the pendency of RII's and GRI's chapter 11 cases. Such bids, if received, may lead to further proceedings before the Bankruptcy Court, including the conduct of an auction. If a bidder other than SIHL prevails at such an auction, the Plan may be modified, as may be necessary, to accommodate the particular requirements of the prevailing bidder. Any such modification will be subject to compliance with applicable bankruptcy laws and the approval of Fidelity and TCW (if the funds and accounts managed by either of them hold in the aggregate at least own 20% of the outstanding Old Series Notes). A new solicitation may be required as well.


    As indicated above, however, the Paradise Island Interim Order would impose significant restrictions upon the Company's ability to consider and ultimately accept alternative acquisition proposals for the Paradise Island Business other than the SIHL Sale. The Company cannot consider any alternative acquisition proposal unless such proposal constitutes an Overbid Transaction. Moreover, when considering whether to approve an Overbid Transaction from a competing bidder, the Bankruptcy Court will likely take into consideration that the Company is required, under the terms of the Paradise Island Purchase Agreement, to pay SIHL's out-of-pocket costs and expenses incurred in connection with the proposed SIHL Sale and adjust the competing bid accordingly.


SUBSIDIARIES OF RII

    Other than GRI, RII currently does not intend to seek protection under the Bankruptcy Code for any of its subsidiaries.

    The commencement of a chapter 11 case by GRI will prevent any holder of the Old Series Notes from taking action against GRI under the terms of the GRI Guaranty.

    The Old Series Note Trustee has the right to realize upon the collateral of various RII subsidiaries pledged pursuant to the Old Security Documents to secure the Old Series Notes. If necessary, RII will seek an order of the Bankruptcy Court under section 105 of the Code enjoining any actions against such subsidiaries for such time as is necessary to consummate the Plan. There can be no assurance, however, that such an order would be obtained. If RII is unable to obtain relief from actions taken against such subsidiaries, RII may seek protection under the Bankruptcy Code for such subsidiaries. In such event, the business and financial condition of such subsidiary or subsidiaries would be adversely affected, the consummation of the Plan might be jeopardized and other bankruptcy filings might be necessary.

    In the Solicitation, RII and GRI are soliciting consents to the release of the Old Security Documents and, if sufficient consents are not obtained, intend to request the Bankruptcy Court to order the release of the Old Security Documents. The requisite vote necessary for the voluntary release of the Old Security Documents is at least 66 2/3 in aggregate principal amount of the outstanding Old Series Notes and the record holders of at least a majority in aggregate amount of each of the Old Series A

Notes and the Old Series B Notes. A condition to confirmation of the Plan is the entry of an order of the Bankruptcy Court declaring that, as of the Effective Date, the Old Security Documents are deemed released and terminated.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

    IN GENERAL

    The Plan provides for the classification and treatment of claims and interests of RII's and GRI's creditors and equity interest holders allowed under section 502 of the Bankruptcy Code (each, as the case may be, an "Allowed Claim" or an "Allowed Interest").

    An Allowed Claim or Allowed Interest is a claim or interest (i) listed by RII or GRI in schedules filed with the Bankruptcy Court and not designated as "contingent", "unliquidated" or "disputed", (ii) as to which a timely proof of claim or interest has been filed or deemed filed and which is not a disputed claim or interest, or (iii) which is otherwise allowed under the Plan or by a final order of the Bankruptcy Court. If an objection is made, the validity and amount of the claim or interest will be determined by the Bankruptcy Court. A holder of a claim or interest must file a proof of claim or interest with the Bankruptcy Court to assert any claim or interest not scheduled by RII or GRI or with respect to any scheduled claim or interest that is shown as "contingent", "unliquidated" or "disputed". Such a filing also is required by any person seeking to assert a claim or interest in an amount larger than the amount scheduled by RII or GRI or asserting a classification (I.E., secured, priority or unsecured) different from that which is shown in RII's and GRI's schedules.


    A "Disputed Claim" or "Disputed Interest" is a claim or interest in GRI or RII, to the extent that a proof of claim or interest has been filed or deemed filed under applicable law, (i) as to which an objection has been or may be timely filed and which objection has not been withdrawn or denied by a Final Order and (ii) which claim or interest has not been disallowed by a Final Order.


    RII and GRI are required under section 1122 of the Bankruptcy Code to classify the claims and interests into classes that contain claims and interests that are substantially similar to the other claims or interests in such class. The Plan designates ten classes of claims and three classes of interests. These classes take into account the differing nature and priority under the Bankruptcy Code of the various claims and interests.

    Although RII and GRI believe that they have classified all claims and interests in compliance with the provisions of section 1122 of the Bankruptcy Code, it is possible that, once chapter 11 proceedings have been commenced, a creditor or equity interest holder may challenge RII's or GRI's classification of claims or interests and the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the current intention of RII and GRI to modify the Plan to provide for whatever reasonable classification might be required by the Bankruptcy Court for confirmation and to use the Acceptances received in the Solicitation, to the extent permitted by the Bankruptcy Court, to obtain the approval of the class or classes of which the accepting holder is ultimately deemed to be a member. Any such reclassification could adversely and materially affect the class in which such claim or interest was initially classified or any other class under the Plan by changing the composition of such class and the required vote of such class for approval of the Plan. Furthermore, a reclassification of claims or interests after approval of the Plan could necessitate the resolicitation of Acceptances, which would result in a delay in the consummation of the Restructuring and could increase the risk that the Restructuring will not be consummated. To the extent a reclassification of claims or interests after approval of the Plan adversely and materially changes the treatment of the claim of any creditor or the interest of any equity interest holder, such creditor or equity interest holder may no longer be bound by its Acceptance of the Plan and RII and GRI would be obliged to obtain the Acceptance of the class of which the creditor or equity interest holder is a member by the requisite votes. The need to obtain such Acceptance could result in a delay in the consummation of the Restructuring and could increase the risk that the Restructuring will not be consummated.

    SUMMARY OF DISTRIBUTIONS UNDER THE PLAN

    The following summarizes the Plan distributions on account of the claims against and interests in RII and GRI. Such summary does not purport to be complete and is subject, and is qualified in its entirety by reference, to the Plan.

    ADMINISTRATIVE CLAIMS -- An "Administrative Claim" is a claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including without limitation the actual and necessary costs and expenses incurred after the commencement of the chapter 11 cases of preserving the estate and operating the business of RII and GRI, including wages, salaries or commissions for services, compensation for legal and other services and reimbursement of expenses awarded under section 330(a) or 331 of the Bankruptcy Code, and all fees and charges assessed against the estate under chapter 123 of title 28, United States Code.


    If the Bankruptcy Court confirms the Plan within the time frame anticipated by RII and GRI , RII and GRI expect that the amount of Administrative Claims will be significantly less than if RII and GRI had commenced chapter 11 cases without prior receipt of the Requisite Acceptances. Assuming there is no significant litigation initiated or objections filed with respect to the Plan and the Plan is confirmed within 90 days after commencement of the chapter 11 cases, RII and GRI estimate that the aggregate allowed amount of unpaid Administrative Claims, including without limitation the Administrative Claims of professional persons, will be approximately $5,000,000 as of the Effective Date. Administrative Claims do not include claims that will be paid in the normal course of business, such as postpetition payables, fee claims (including claims of indenture trustees and their counsel), certain retiree Administrative Claims, or any Administrative Claim which will be settled on other terms.



    Administrative Claims include the fees and expenses of Fidelity, TCW and Chemical Bank, as successor indenture trustee for the Old Series Notes. Pursuant to the Plan, RII will compensate Chemical Bank, as the Old Series Note Trustee, for the reasonable fees and costs incurred by the Old Series Note Trustee (including the reasonable fees and expenses of its professionals) under the Old Series Note Indenture. This payment or payments will constitute full satisfaction of the Old Series Note Trustee's claims for compensation and reimbursement pursuant to the Old Series Note Indenture, including the claims secured by the liens granted to the indenture trustee pursuant to the Old Series
Note Indenture (the "Indenture Trustee Charging Liens"). Similarly, under the Plan RII will consent to the compensation and reimbursement of Fidelity and TCW and their agents (including legal counsel) for their reasonable fees and expenses incurred in connection with the chapter 11 cases. The fees and expenses of the Old Series Note Trustee, Fidelity and TCW and their professional persons (including legal counsel), which are unpaid as of or incurred after the Petition Date are subject to the approval of the Bankruptcy Court.



    Pursuant to the Plan, Allowed Administrative Claims will be paid in cash in full on the Distribution Date (or, if later, the date on which any such Administrative Claim is allowed by a Final Order of the Bankruptcy Court), except to the extent any holder of an Allowed Administration Claim shall have agreed to different treatment thereof; provided, however, that (a) Administrative Claims of professional persons, the New RIHF Mortgage Note Trustee, the New RIHF Junior Mortgage Note Trustee, Fidelity, TCW and their agents (including legal counsel) shall be paid within ten days after allowance by Final Order and (b) Administrative Claims representing liabilities incurred in the ordinary course of business by RII and GRI (including amounts owed to vendors and suppliers which have sold goods or furnished services to RII and GRI after the commencement of the chapter 11 cases) will be assumed and paid by RII and GRI in accordance with past practice and the terms and conditions of the particular transactions and any agreement relating thereto.



    PRIORITY TAX CLAIMS -- A "Priority Tax Claim" is a claim for an amount entitled to priority under section 507(a)(7) of the Bankruptcy Code. Each holder of a Priority Tax Claim shall be paid in full in an amount equal to the amount of such Allowed Claim on the later of the Distribution Date and the date such Priority Tax Claim becomes due and payable or, at the option of RII or GRI, shall be paid in deferred annual cash payments over a period not exceeding six years after the earlier of the Effective Date and the date of assessment of such claim including an interest component as required by the provisions of section 1129(a)(9)(C) of the Bankruptcy Code. Interest shall be payable quarterly in arrears at an annual rate equal to the rate applicable to Treasury-Bills on the Confirmation Date or such other rate as may be set by the Bankruptcy Court at the confirmation hearing. Any distributions of cash on account of Priority Tax Claims shall be paid from RII Retained Cash. RII and GRI anticipate that Priority Tax Claims, if any, will be minimal.



    RII CLASS 1 -- RII PRIORITY CLAIMS -- An "RII Priority Claim" is any claim against RII entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims) including: (i) unsecured claims for accrued employee compensation earned within 90 days prior to the filing of the chapter 11 petition to the extent of $2,000 per employee; and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the filing of the chapter 11 petition, but only for such plans to the extent of (a) the number of employees covered by such plans multiplied by $2,000 less (b) the aggregate amount paid to such employees from the estate for wages, salaries or commissions.



    RII will seek an order approving the pre-Effective Date payment of RII Priority Claims. To the extent such an order is not entered or these claims are not paid prior to the Effective Date, pursuant to the Plan each holder of an Allowed RII Class 1 Claim, at RII's option, shall receive such treatment as (i) will not alter the legal, equitable or contractual rights to which such Allowed RII Class 1 Claim entitles the holder thereof, or (ii) otherwise will render such Allowed RII Class 1 Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. RII anticipates that RII Priority Claims will aggregate approximately $10,000.



    RII CLASS 1 IS UNIMPAIRED AND HOLDERS OF RII CLASS 1 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.



    RII CLASS 2 -- CLAIMS OF THE HOLDERS OF OLD SERIES NOTES -- RII Class 2 consists of the claims of the holders of the Old Series Notes which claims are allowed for purposes of the Plan only in the aggregate outstanding principal amount of $482,000,000 plus accrued and unpaid interest and certain costs and expenses of collection. The outstanding principal amount of Old Series Notes will increase if additional Old Series Notes are issued to holders of Old Plan Disputed Claims.



    Pursuant to the Plan, each holder of the Old Series Notes as of the Distribution Record Date will receive on the relevant Distribution Date and on account of such holders' Allowed RII Class 2 Claims and Allowed GRI Class 2 Claims, for each $1,000 principal amount of such claim and all accrued interest thereon*:


                     --      $259.38 principal amount of New RIHF Mortgage Notes;
                     --      One Unit  comprised  of  $72.63  principal amount  of  New  RIHF  Junior
                              Mortgage Notes and .07263 share of RII Class B Common Stock;
                     --      35.33 shares of RII Common Stock;
                     --      Either  (A) $134.88 in cash,  plus interest on such  amount at an annual rate of 7.5% from January 1, 1994, to the SIHL Closing Date, plus  4.15
                              SIHL   Series  A  Shares,   representing  a  pro   rata  share  of  the
                              consideration received from the SIHL Sale,  or (B) if the SIHL Sale  is not  consummated  on the  Effective Date,  10.375 PIRL  Ordinary Shares
                              pursuant to the PIRL Spin-Off;

- ------------------------

*_ Assumes that the principal amount of Old Series Notes outstanding as of the Effective Date is $482,000,000, the balance at October 15, 1993. Additional Old Series Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims. If additional Old Series Notes are issued, the consideration distributed for each $1,000 principal amount of Old Series Notes will be reduced slightly.

                     --      A pro rata share of Excess Cash, which pro rata share is projected to be a minimum of $62.25;
                     --      The  non-transferable right to receive a  pro rata share of Net Reserved
                              Cash and Net Plan Consummation Cash; and
                     --      The non-transferable right to receive a pro rata share of payments  from
                              Deferred  Cash, which pro rata share is expected to be a minimum of $5.
                              See "Description of Litigation Trust Units."


    In addition to the foregoing distribution, RII will make the Caesars Payment on behalf of the holders of Old Series Notes. See "Description of the Caesars Payment."



    Any distribution under the Plan on account of such Allowed RII Class 2 Claim shall be deemed to have been applied first to original issue price and then to accrued and unpaid original issue discount. For a description of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, see "Description of New RIHF Mortgage Notes" and "Description of New RIHF Junior Mortgage Notes". For a description of the RII Class B Common Stock, the RII Common Stock and the PIRL Ordinary Shares, see "Description of New Equity Securities". For a description of the Deferred Cash, see "Description of Deferred Cash" and "Description of Litigation Trust Units". For a description of Excess Cash, Net Reserved Cash and Net Plan Consummation Cash, see "Description of Excess Cash", "Description of Net Reserved Cash" and "Description of Net Plan Consummation Cash and Plan Expenses". THE DISTRIBUTION TO HOLDERS OF ALLOWED RII CLASS 2 CLAIMS IS PROVIDED ALSO IN CONSIDERATION FOR THEIR ALLOWED GRI CLASS 2 CLAIMS. FRACTIONAL SHARES OF THE NEW EQUITY SECURITIES WILL NOT BE DISTRIBUTED. NEW RIHF MORTGAGE NOTES AND NEW RIHF JUNIOR MORTGAGE NOTES WILL BE ISSUED ONLY IN DENOMINATIONS OF $1,000 OR INTEGRAL MULTIPLES THEREOF. PURSUANT TO THE PLAN, THE DISBURSING AGENT FOR THE HOLDERS OF OLD SERIES NOTES WILL AGGREGATE AND SELL ALL FRACTIONAL AMOUNTS OF NEW EQUITY SECURITIES AND NEW DEBT SECURITIES AND DISTRIBUTE THE NET PROCEEDS TO THE HOLDERS OF OLD SERIES NOTES ENTITLED THERETO.


    For information with respect to SIHL, the SIHL Sale, the Paradise Island Purchase Agreement and the SIHL Series A Shares, reference is made to the accompanying SIHL Prospectus relating to the SIHL Series A Shares. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

    RII CLASS 2 IS IMPAIRED AND THE HOLDERS OF RII CLASS 2 CLAIMS ARE ENTITLED TO VOTE ON THE PLAN.


    RII CLASS 3 -- CLAIMS UNDER THE SHOWBOAT NOTES -- RII Class 3 consists of the claims of holders of the Showboat Notes. As of the Voting Record Date, the aggregate outstanding principal amount of the Showboat Notes was $105,333,000 and such claim is deemed to be an Allowed Claim under the Plan. Pursuant to the Plan, each holder of the Showboat Notes will receive such treatment as (i) will not alter the legal, equitable and contractual rights to which such Allowed RII Class 3 Claim entitles the holder thereof or (ii) otherwise will render such claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. To the extent not previously paid when due, interest shall be paid in cash on the Distribution Date (at the applicable, non-default contractual rate), together with any additional amount required to be paid to render the Showboat Note claims unimpaired pursuant to section 1124(2) of the Bankruptcy Code.

    RII CLASS 3 IS UNIMPAIRED AND THE HOLDER OF RII CLASS 3 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.



    RII CLASS 4 -- MISCELLANEOUS SECURED CLAIMS -- RII Class 4 consists of each claim secured by a security interest in or lien upon property of RII other than any RII Class 2 or RII Class 3 Claims, including without limitation claims secured by mortgages or trust deeds of real property, by mechanic's or materialmen's liens, by artisan's liens, or by miscellaneous personal property such as office furniture, telephone systems, copiers and mailing equipment. RII is not aware of any RII Class 4 Claims.



    Pursuant to the Plan, at the option of RII with respect to each Allowed Claim in RII Class 4, the Plan either (a) will not alter the legal, equitable or contractual rights to which such claim entitles the holder thereof, or (b) otherwise will render such claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code; provided that in each case the Plan shall not alter the rights of the holder of such claim in any collateral securing such claim as of the Petition Date and the liens thereunder shall be ratified and affirmed. To the extent not previously paid when due, interest shall be paid in cash on the Distribution Date (at the applicable, non-default contractual rate), together with any additional amount required to be paid to render such Allowed RII Class 4 Claim unimpaired pursuant to section 1124(1) or (2) of the Bankruptcy Code.



    RII CLASS 4 IS UNIMPAIRED AND HOLDERS OF RII CLASS 4 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.



    RII CLASS 5 -- GENERAL UNSECURED CLAIMS -- RII Class 5 consists of the claims of all unsecured creditors not classified in any other RII Class above.


    RII Class 5 Claims generally consist of claims of employees (other than RII Priority Claims) and trade creditors for goods and services provided to RII prior to the Petition Date, other contract claims and damage claims, and any other general unsecured claims, such as litigation claims.


    RII estimates that after all objections to claims are resolved the ultimate amount of Allowed Claims included in RII Class 5 (exclusive of claims covered by insurance) will aggregate approximately $1,000,000. THIS IS AN ESTIMATE REFLECTING THE COSTS AND UNCERTAINTIES OF LITIGATION. RII DOES NOT ADMIT THAT IT IS LIABLE IN ANY AMOUNT WITH RESPECT TO ANY DISPUTED CLAIMS. IN ADDITION, THERE CAN BE NO GUARANTY OR ASSURANCE THAT SUCH ESTIMATE WILL BE CORRECT AND, ACCORDINGLY, THERE IS A RISK THAT THE AMOUNT OF THE ALLOWED CLAIMS INCLUDED IN RII CLASS 5 WILL BE GREATER THAN THE AMOUNT ESTIMATED BY RII.



    RII intends to dispute certain RII Class 5 Claims. In this regard, RII believes that state and Federal environmental agencies may assert claims against RII related to alleged environmental hazards. RII intends to dispute any such claims, if asserted. Similarly, RII is, or prior to the Petition Date may become, a defendant in a number of pending or threatened legal proceedings arising in the ordinary course of business. RII may request the Bankruptcy Court to determine the allowed amount of any environmental or other claims. This allowance process may include proceedings for estimating such claims pursuant to section 502(c) of the Bankruptcy Code. The Company does not believe that any litigation or environmental claims of which it is aware will have a material adverse impact on the Company, the Plan or the Restructuring. The feasibility of the Plan may be jeopardized if the Company is found to have significant unanticipated environmental liability.


    The claims asserted in certain of the pending or threatened legal proceedings are covered by insurance maintained by RII and to the extent any claims covered by insurance are upheld, it is anticipated that the major portion thereof would be paid by RII's insurance carriers. RII intends to (i) consent to a modification of the automatic stay provisions of section 362(a) of the Bankruptcy Code so as to permit the prosecution of claims covered by insurance solely to the extent of such coverage, or (ii) utilize a claims resolution procedure as may be implemented by the Bankruptcy Court.

    RII will seek an order approving the pre-Effective Date payment of RII Class 5 Claims of certain employees and trade creditors. To the extent such an order is not entered or RII Class 5 Claims are not paid prior to the Effective Date, at RII's option, each holder of an Allowed RII Class 5 Claim will receive such treatment as (i) will not alter the legal, equitable or contractual rights to which such claim entitles the holder thereof, or (ii) otherwise will render such claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. The practical effect of this treatment is that any allowed RII Class 5 Claim will be paid on the Effective Date or as soon thereafter as such RII Class 5 Claim, in the ordinary course of business and consistent with past practice and the agreements related thereto, would have been paid in the absence of RII's chapter 11 filing.


    RII CLASS 5 IS UNIMPAIRED AND HOLDERS OF RII CLASS 5 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.


    RII CLASS 6 -- U.S. PARADISE ISLAND SUBSIDIARY INTERCOMPANY CLAIMS -- RII Class 6 consists of the claims of certain of the U.S. Paradise Island Subsidiaries, specifically PIVI and ISI, against RII. The aggregate amount of such claims as of September 30, 1993 was approximately $2,151,000. The U.S. Paradise Island Subsidiary Claims are intercompany debt obligations of RII. PIVI and ISI shall retain unaltered the legal, equitable and contractual rights to which their Allowed RII Class 6 Claims entitle them.


    RII CLASS 6 IS UNIMPAIRED AND THE HOLDERS OF RII CLASS 6 CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN.


    RII CLASS 7 -- INTERESTS OF THE HOLDERS OF RII COMMON STOCK -- RII Class 7 consists of the interests of the holders of RII Common Stock. As of the Voting Record Date, there were 20,157,234 shares of RII Common Stock outstanding. Up to approximately 160,000 additional shares of RII Common Stock may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court. The number of shares of RII Common Stock to be issued to the holders of Old Series Notes and with respect to the Griffin Warrants and the 1994 Stock Option Plan would increase to offset the dilutive effect of the issuance of additional RII Common Stock.


    Pursuant to the Plan, each holder of RII Common Stock will retain its shares of RII Common Stock. As a result of the issuance under the Plan of (1) additional shares of RII Common Stock to the holders of RII Class 2 Claims (and related GRI Class 2 Claims), (2) the Griffin Warrants, (3) options to be issued under the 1994 Stock Option Plan and (4) shares of RII Class B Common Stock, the resulting ownership interest in RII represented by the currently outstanding shares of RII Common Stock will be substantially diluted.

    RII CLASS 7 IS IMPAIRED AND HOLDERS OF RII CLASS 7 INTERESTS ARE ENTITLED TO VOTE ON THE PLAN.


    RII CLASS 8 -- INTERESTS OF THE HOLDERS OF 1990 STOCK OPTIONS -- RII Class 8 consists of the interests of the holders of 1990 Stock Options. As of the Voting Record Date, 1,758,800 1990 Stock Options were outstanding.



    Pursuant to the Plan, each holder of 1990 Stock Options will retain his or her options. As part of the Plan, the 1990 Stock Option Plan will be terminated and the exercise price for the outstanding 1990 Stock Options shall thereafter remain fixed at the existing exercise price. No further 1990 Stock Options will be issued and the 1994 Stock Option Plan will be implemented. If sufficient Acceptances are received from the holders of Old Series Notes and from the holders of RII Common Stock, such Acceptances will constitute approval of the 1994 Stock Option Plan by such holders for purposes of compliance with Rule 16b-3 promulgated under the Exchange Act. As a result of the issuance under the Plan of (1) additional shares of RII Common Stock to the holders of RII Class 2 Claims (and related GRI Class 2 Claims), (2) the Griffin Warrants, (3) options to be issued under the 1994 Stock Option Plan and (4) shares of RII Class B Common Stock, the resulting ownership interest in RII represented by the currently outstanding 1990 Stock Options will be substantially diluted.

    RII CLASS 8 IS IMPAIRED AND HOLDERS OF RII CLASS 8 INTERESTS ARE ENTITLED TO VOTE ON THE PLAN.

    GRI CLASS 1 -- GRI PRIORITY CLAIMS -- A "GRI Priority Claim" is any claim against GRI entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims) including: (i) unsecured claims for accrued employee compensation earned within 90 days prior to the filing of the chapter 11 petition, to the extent of $2,000 per employee; and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the filing of the chapter 11 petition, but only for such plans to the extent of (a) the number of employees covered by such plans multiplied by $2,000 less (b) the aggregate amount paid to such employees from the estate for wages, salaries or commission.


    GRI does not believe there will be any Allowed GRI Priority Claims. However, to the extent any such Allowed Claims exist, GRI will seek an order approving the pre-Effective Date payment of GRI Priority Claims. To the extent such an order is not entered or these claims are not paid prior to the Effective Date, pursuant to the Plan each holder of an Allowed GRI Class 1 Claim shall, at GRI's option, receive such treatment as (i) will not alter the legal, equitable or contractual rights to which such Allowed GRI Class 1 entitled the holder thereof, or (ii) otherwise will render such Allowed GRI Class 1 Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code.


    GRI CLASS 1 IS UNIMPAIRED AND HOLDERS OF GRI CLASS 1 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.


    GRI CLASS 2 -- GRI GUARANTY CLAIMS -- GRI Class 2 consists of the claims of the holders of Old Series Notes arising from GRI's guaranty of RII's obligations under the Old Series Notes pursuant to the GRI Guaranty. For the purposes of the Plan only, the GRI Guaranty Claims are Allowed in the aggregate principal amount of $482,000,000 plus accrued interest and certain costs and expenses of collection. The outstanding principal amount of Old Series Notes will increase if additional Old Series Notes are issued to holders of Old Plan Disputed Claims in an amount not to exceed approximately $2,500,000. The holders of GRI Class 2 Claims also hold RII Class 2 Claims. The distribution provided to holders of RII Class 2 Claims under the Plan constitutes the distribution provided under the Plan on account of GRI Class 2 Claims as well.


    GRI CLASS 2 IS IMPAIRED AND HOLDERS OF GRI CLASS 2 CLAIMS ARE ENTITLED TO VOTE ON THE PLAN.


    GRI CLASS 3 -- GENERAL UNSECURED CLAIMS -- Pursuant to the Plan, at the option of GRI with respect to each Allowed Claim in GRI Class 3, the Plan either
(i) will not alter the legal, equitable or contractual rights to which such claim entitles the holder thereof, or (ii) otherwise will render such claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. GRI is not aware of any GRI Class 3 Claims. Because it is not an operating entity, GRI believes that minimal, if any, GRI Class 3 Claims exist.


    GRI CLASS 3 IS UNIMPAIRED AND HOLDERS OF GRI CLASS 3 CLAIMS ARE CONCLUSIVELY PRESUMED PURSUANT TO SECTION 1126(F) OF THE BANKRUPTCY CODE TO HAVE ACCEPTED THE PLAN.

    GRI CLASS 4 -- RII INTERCOMPANY CLAIM -- GRI Class 4 consists of the RII Intercompany Claim in the amount of $40,196,000 as of September 30, 1993. The RII Intercompany Claim is the intercompany debt obligation of GRI to RII. Pursuant to the Plan, RII will contribute the RII Intercompany Claim to the capital of GRI. The RII Intercompany Claim is an impaired claim.


    GRI CLASS 4 IS IMPAIRED AND RII AS THE HOLDER OF THE RII CLASS 4 CLAIM IS ENTITLED TO VOTE ON THE PLAN. RII, AS THE HOLDER OF SUCH ALLOWED CLAIM, WILL VOTE IN FAVOR OF THE PLAN.



    GRI CLASS 5 -- INTEREST OF HOLDER OF GRI COMMON STOCK -- The GRI Class 5 Interest consists of the interest of RII, as the sole holder of GRI common stock. As of the Voting Record Date, there were 1,000 shares of GRI common stock outstanding, all held by RII. Pursuant to the treatment provided under the Plan, the GRI Class 5 Interest is an impaired interest by virtue of the transfer of a substantial portion of GRI's assets pursuant to either the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement, as the case may be.


    Pursuant to the Plan, RII as the holder of GRI Common Stock shall retain such Allowed Interest.

    GRI CLASS 5 IS IMPAIRED AND RII AS THE HOLDER OF THE GRI CLASS 5 INTEREST IS ENTITLED TO VOTE ON THE PLAN. RII WILL VOTE SUCH ALLOWED INTEREST IN FAVOR OF THE PLAN.



    PAYMENTS IN THE ORDINARY COURSE. Pursuant to the Plan, RII and GRI have agreed: (i) not to pay, and not to permit their subsidiaries to pay, any prepetition Allowed Claim or postpetition Allowed Administrative Claim, including claims of trade creditors, on or before the Effective Date, except in the ordinary course of business and consistent with past practice; and (ii) to continue to collect, and to cause their subsidiaries to collect, receivables in the ordinary course of business and consistent with past practice. After the Effective Date, RII Retained Cash rather than Plan Consummation Cash shall be used to pay any prepetition Allowed Claims or post-petition Allowed
Administrative Claims of trade creditors which, in the ordinary course of business and consistent with past practice and the agreements with such creditors, would not have been paid on or before the Effective Date (other than Plan Expenses).


SUMMARY OF OTHER PROVISIONS OF THE PLAN

    CREDITORS' COMMITTEES


    The Bankruptcy Code sets forth the powers and duties of creditors' and equity interest holders' committees. After a petition is filed, the United States trustee (the "United States Trustee") is required to appoint a committee of holders of unsecured claims, and may appoint additional committees of creditors or equity interest holders as deemed appropriate to assure the adequate representation of creditors and equity interest holders in the proceeding. In the context of a prepackaged plan of reorganization, however, many of the services generally performed by such a committee already have been performed prior to the filing of the petition commencing the chapter 11 case. Because of the prepackaged nature of the Plan and the participation of Fidelity and TCW in the solicitation process, RII and GRI will request the United States Trustee not to appoint a separate creditors' committee. If any such committee is appointed by the United States Trustee pursuant to section 1103 of the Bankruptcy Code, such committee may hire advisers, consult with the debtors concerning administration of the case, conduct investigations of the financial condition and operation of the debtors' business and the desirability of the continuance of such business, and perform such other services as are relevant to the formulation of the plan of reorganization. Committee members serve in a fiduciary capacity with respect to holders they represent.


    EXECUTORY CONTRACTS AND LEASES

    The Bankruptcy Code gives RII and GRI the power after the commencement of the chapter 11 cases, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. Although not defined in the Bankruptcy Code, an "executory contract" is usually described as a contract under which material performance (other than the payment of money) remains due at the time of commencement of a bankruptcy case. The Plan provides for the assumption by RII and GRI of all executory contracts and unexpired leases that are not expressly rejected or subject to a motion to reject filed by RII and GRI on or before the Confirmation Date. However, RII and GRI may file motions to reject certain executory contracts or unexpired leases. Assumed executory contracts and unexpired leases will be reinstated and rendered unimpaired. In connection with the assumption of an executory contract or unexpired lease, RII or GRI, as the case may be, will cure monetary defaults and otherwise satisfy the requirements of section 365 of the Bankruptcy Code. Disputes regarding issues related to assumptions of an executory contract or unexpired lease will be resolved by the Bankruptcy Court on a case by case basis. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a proof of claim with respect to a claim for damages by reason of the rejection. The Plan provides that a proof of claim with respect to any such claim must be filed within 30 days after the Confirmation Date, or within such shorter period as may be ordered by the Bankruptcy Court. Each such claim will constitute an RII Class 5 Claim, to the extent such claim is finally allowed by the Bankruptcy Court.

    DISCHARGE OF INDENTURE TRUSTEE AND RELEASE OF CHARGING LIENS


    Subsequent to the performance by the Old Series Note Trustee of its duties and obligations under the provisions of the Plan and the Confirmation Order, if any, and under the terms of the Old Series

Note Indenture, the Old Series Note Trustee and its agents shall be relieved of all obligations associated with the Old Series Note Indenture. Furthermore, on the Effective Date, the Old Series Note Indenture, except for purposes of making distributions under the Plan, will be deemed canceled, terminated and of no further force or effect. Except as otherwise provided in the Plan, such cancellation of the Old Series Note Indenture will extinguish the rights and obligations of RII and the holders of the Old Series Notes under the Old Series
Note Indenture and the rights of the Old Series Note Trustee to assert any Indenture Trustee Charging Liens against the distributions to the holders of Old Series Notes for unpaid fees and expenses. Notwithstanding the foregoing, RII remains liable, subject to approval of the Bankruptcy Court, to pay the reasonable unpaid fees and expenses of the Old Series Note Trustee in accordance with other provisions of the Plan. On the Effective Date, all outstanding Old Series Notes will be canceled on the books of RII and GRI and become settled and compromised solely as provided in the Plan in consideration for the right to participate in distributions under the Plan. The cancellation of the Old Series
Note Indenture and surrender of the Old Series Notes will extinguish the right of any holder of Old Series Notes to commence any cause of action against any entity for unpaid principal and interest thereon.


    EXCULPATION PROVISION


    The Plan provides that none of the directors, officers, employees, agents, representatives, financial advisers or attorneys of (i) RII and GRI, (ii) any subsidiary of RII and GRI, (iii) TCW, (iv) Fidelity or (v) the Old Series Note Trustee, and neither RII or GRI, any subsidiary, TCW, Fidelity nor the Old Series Note Trustee, shall have any liability for actions taken or omitted to be taken in good faith under or in connection with the Plan or in connection with the chapter 11 cases. The Company believes that such an exculpation provision, which is not a general release and waiver of causes of action against third parties but rather is limited in scope to actions taken solely in connection with RII's and GRI's bankruptcy cases, is commonly approved in chapter 11 cases and is necessary to encourage entities to participate in such cases without incurring undue liability. In some chapter 11 cases, however, the Commission has taken the position that exculpation provisions are not authorized under the Bankruptcy Code and that, absent separate consideration supplied by the parties receiving exculpation, such provisions violate section 524(e) of the Bankruptcy Code. As a result, the Commission, as well as other parties, may object at the confirmation hearing to the inclusion of the exculpation provision in the Plan. Although the Company is aware of many cases in which this form of exculpation provision has been found acceptable by the bankruptcy court, there can be no assurance that the Bankruptcy Court in RII's and GRI's cases will confirm the Plan with the exculpation provision.


    CERTAIN INDEMNIFICATION OBLIGATIONS

    The Plan also provides that RII's and GRI's obligations to indemnify their current and former directors and officers pursuant to their respective certificates of incorporation, by-laws, applicable state law or agreements will survive confirmation of the Plan irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Petition Date.


    An officer of the Company has been named as a defendant in an adversary proceeding filed in the United States Bankruptcy Court for the District of
Nevada. Although the Company is not a defendant in the action, it intends to indemnify the officer. The complaint in this adversary proceeding alleges that the Company filed frivolous proofs of claim in the bankruptcy proceedings of Fred Lowenschuss. The complaint seeks unspecified compensatory damages and punitive damages for malicious prosecution and prosecution of a frivolous claim. For information concerning additional indemnity obligations of the Company, see "Management of RII -- Executive Compensation -- Compensation Committee Interlocks and Insider Participation -- Indemnity Agreement".


    In addition, certain warranties and representations related to the Paradise Island Purchase Agreement or, if applicable, the PIRL Standby Distribution Agreement may survive consummation of the Plan. RII and GRI do not believe that any such warranties and representations will give rise to a claim against RII after the Effective Date.

    If the PIRL Spin-Off occurs, PIRL will assume and RII will be released from RII's obligations to reimburse SIHL for certain costs and expenses incurred in connection with the Paradise Island Purchase Agreement. PIRL will pledge assets, reasonably acceptable to SIHL, with a fair market value of $6 million to secure such obligation.

    RESERVES FOR DISPUTED CLAIMS AND DISPUTED INTERESTS


    RII will seek a determination from the Bankruptcy Court as a part of the hearing on the confirmation of the Plan that RII and GRI have the financial ability to meet their obligations under the Plan with respect to Disputed Claims or Interests should such claims or interests be allowed, without the need for a reserve for such Disputed Claims or Interests. The Bankruptcy Court nevertheless may require such a reserve. Moreover, the disbursing agreement relative to disbursements to holders of Old Series Notes will contain appropriate reserve provisions relative to Old Plan Disputed Claims and unclaimed distributions.


    PAYMENT OF PLAN EXPENSES


    Plan Expenses shall be paid from Plan Consummation Cash. Plan Expenses generally include costs and expenses or other needs for cash to consummate and implement the Plan. Specifically, these expenses would include the unpaid Administrative Claims (other than Administrative Claims of professional persons, Fidelity, TCW and the Old Series Indenture Trustee) and RII Classes 1, 4 and 5 and GRI Classes 1 and 3 Claims (whether or not such claims are Disputed Claims) which, apart from the filing of the prepackaged chapter 11 cases, would in the ordinary course of business and consistent with past practice have been paid on or before the Effective Date plus (i) any actual payments required to be made by RII or the U.S. Paradise Island Subsidiaries for transfer taxes or federal alternative minimum taxes incurred solely as a result of the consummation of the transactions contemplated by the Paradise Island Purchase Agreement or, alternatively, the PIRL Standby Distribution Agreement (after giving effect to all available deductions or credits allowed to the affiliated group of which RII is the common parent for the taxable year in which such transaction occurs), and for costs and liabilities pursuant to section 6.10 of the Paradise Island
Purchase Agreement or, alternatively, section 5.09 of the PIRL Standby Distribution Agreement, (ii) the Administrative Claims of professional persons, Fidelity, TCW and the Old Series Indenture Trustee and (iii) costs or expenses incurred in connection with the implementation and consummation of the Plan for
(a) amounts  payable to  the Disbursing  Agent  under the  Plan as  provided  in section 6.11.9 of the Plan and (b) the reasonable post-Confirmation Date fees and expenses of professional persons, Fidelity, TCW and the Old Series Indenture Trustee associated with litigating Disputed Claims or Disputed Interests and implementing and consummating the Plan. Such costs and expenses could be substantial and could include any costs and liabilities arising under applicable bulk transfer laws, reasonable fees and reasonable expenses of professional persons associated with litigating Disputed Claims or Disputed Interests and implementing and consummating the Plan.



    On the Effective Date, RII will estimate the amount of cash it reasonably believes will be necessary to pay Plan Expenses and will establish a separate bank account to hold such amount as Plan Consummation Cash. RII will take reasonable efforts to pay all Plan Expenses as soon as practicable. Once all Plan Expenses have been paid, RII will distribute any Net Plan Consummation Cash, together with interest on Net Plan Consummation Cash at the average rate of return received by RII and its subsidiaries on invested cash from the Effective Date to but excluding the date of payment, to the disbursing agent for the holders of the Old Series Notes. If all Plan Expenses have not been paid within 90 days after the Effective Date, RII may retain for an additional 60 days such amount of Plan Consummation Cash as the Bankruptcy Court determines to be necessary to pay any remaining Plan Expenses, with the excess to be distributed to the disbursing agent for the holders of the Old Series Notes as Net Plan Consummation Cash. After such 60-day period, RII shall pay the remaining Plan Consummation Cash (together with interest thereon), if any, to the disbursing agent for the holders of the Old Series Notes, unless otherwise ordered by the Bankruptcy Court.

    UNCLAIMED DISTRIBUTIONS


    If any person entitled to receive cash or securities directly from RII under the Plan cannot be located within two years of the Effective Date, any such cash or securities and accrued interest or dividends thereon will become the property of and will be released to RII, and any New Equity Securities or New Debt Securities issued by RII and RIHF will be canceled. Notwithstanding the foregoing, any SIHL Series A Shares, PIRL Ordinary Shares or cash, as the case may be, allocable to a holder of Old Series Notes that cannot be located will be redistributed to the holders who do claim their distributions in a timely manner.


    TREATMENT OF UNCLAIMED CONSIDERATION FROM OLD PLAN. As of the date hereof, the indenture trustee for the RIFI public debt continues to hold RIFI Release Cash which has not yet been exchanged for the RIFI Releases. Pursuant to the Old Plan, any undistributed RIFI Release Cash on September 17, 1995 is to be returned to Merv Griffin. Accordingly, the undistributed RIFI Release Cash is not treated under the Plan.


    As of the date hereof, Chemical Bank, as disbursing agent for holders of public debt under the Old Plan, continues to hold the consideration, including Old Series A Notes, Old Series B Notes and RII Common Stock, payable under the Old Plan with respect to Unsurrendered Public Debt Claims. Any holder of an Unsurrendered Public Debt Claim who fails to comply, within the five-year time period to claim distributions under the Old Plan, with the provisions for the receipt of distributions under the Old Plan will not receive such distributions and, accordingly, will not be entitled to participate in the distributions under the Plan. On the other hand, compliance with the provisions for the receipt of distributions under the Old Plan will entitle a holder to participate in the distributions under the Plan if such holder complies, within the two-year time period to claim distributions under the Plan, with the provisions for the receipt of distributions under the Plan. The distributions under the Plan that would have been paid to holders of Unsurrendered Public Debt Claims will be returned to and become the property of RII. Notwithstanding the foregoing, the Plan provides that SIHL Series A Shares or PIRL Ordinary Shares which are unclaimed will be redistributed to holders of Old Series Notes who do claim their distributions in a timely manner.



    To the extent that Old Plan Disputed Claims are allowed, the holders thereof will be entitled to the distributions set forth in the Old Plan. Subject to compliance with the provisions of the Plan and the Bankruptcy Code relative to allowance, such holders will then be entitled to participate in the distributions set forth in the Plan. Such Old Plan Disputed Claims consist of a claim for approximately $6,600,000 asserted by certain participants in the Officers Supplemental Plan. Litigation is pending with respect to this claim in the New Jersey bankruptcy court. The Company has negotiated a settlement related to this claim. Pursuant to this settlement, which has not yet been approved by the New Jersey bankruptcy court, this claim would be allowed as approximately $6,600,000 in Class 3C claims under the Old Plan and would be entitled to a distribution of 155,623 shares of RII Common Stock, $2,318,000 aggregate principal amount of Old Series B Notes (including Old PIK Payments) and an appropriate number of Litigation Trust Units. Because the settlement is not yet evidenced by an executed stipulation approved by the bankruptcy court, the calculations contained in this Information Statement/Prospectus do not reflect the issuance of these additional shares of RII Common Stock or Old Series B Notes. To the extent that any Old Plan Disputed Claim is allowed, the holder thereof will be entitled to the distributions set forth in the Old Plan and the recoveries of holders of RII Common Stock and Old Series Notes projected herein will be diluted accordingly.


    PAYMENT OF POST-CONFIRMATION FEES AND EXPENSES


    After the Confirmation Date, RII and GRI, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, will pay as Plan Expenses the reasonable fees and expenses of professionals related to implementation and consummation of the Plan incurred after the Confirmation Date; provided, however, that no such fees and expenses will be paid except upon receipt by RII and GRI of a detailed written invoice, which invoice shall also be served upon the United States

Trustee, Fidelity and TCW, from the professionals seeking fee and expense reimbursement; and provided further that any such party may, within ten days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine any such request.

    PREFERENCE AND FRAUDULENT CONVEYANCE CLAIMS

    RII and GRI do not believe that there are material transactions that will give rise to preference claims or fraudulent conveyance claims by RII or GRI upon commencement of the chapter 11 cases. Material payments have been made only to secured creditors and to trade creditors in the ordinary course of business or financial affairs, none of which should give rise to preference claims or fraudulent conveyance claims. RII and GRI, however, have conducted no investigation into whether viable preference or fraudulent conveyance claims may exist. RII and GRI have no current intention to bring any such actions, and the Plan, in fact, provides that no such actions (other than such avoidance and recovery actions that have been or are permitted to be filed in connection with the Old Chapter 11 Cases) shall survive consummation of the Plan.


    A fraudulent conveyance action filed by RII with respect to the Old Chapter 11 Cases against Fred Lowenschuss and related parties styled RESORTS INTERNATIONAL, INC. V. FRED LOWENSCHUSS, INDIVIDUALLY AND AS TRUSTEE OF FRED LOWENSCHUSS, IRA, AND LAURANCE LOWENSCHUSS, IRA, is pending as Adv. No. 90-1005 in the United States Bankruptcy Court for the District of New Jersey. This action, which seeks among other things the recovery of merger consideration paid to Mr. Lowenschuss' pension plan, will survive consummation of the Plan and any proceeds received with respect thereto will become assets of RII.



    CONTINUATION OF RETIREE BENEFIT PLANS


    To the extent applicable to the Company, the Plan provides for the continuation of all retiree benefit plans, at the level established pursuant to section 1114 (e)(1)(B) of the Bankruptcy Code, for the duration of the period the Company is obligated to provide such benefits as required by section 1129(a)(13) of the Bankruptcy Code. Notwithstanding the foregoing, the Company does not believe it is a party to any retiree benefit plans within the meaning of section 1129(a)(13).



    ENVIRONMENTAL CLAIMS. The Company believes that any claims based on Federal or state environmental protection statutes will be discharged in connection with consummation of the Plan. Under certain circumstances, however, environmental claims may survive consummation of the Plan and remain assertable against the Company after the conclusion of the Restructuring. The Company believes that environmental claims, even if they survive consummation of the Plan, will not have a material impact on the ability of the Company to effect the Restructuring or meet the Company's financial forecasts. The feasibility of the Plan may be jeopardized if the Company is found to have significant unanticipated environmental liability.


    SUCCESSORS AND ASSIGNS

    The rights, benefits and obligations of any person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such person.

CONFIRMATION OF THE PLAN

    CONFIRMATION REQUIREMENTS

    If the Requisite Acceptances are received, RII and GRI will seek to implement the Plan by commencing cases under chapter 11 of the Bankruptcy Code and will request that the Bankruptcy Court as promptly as practicable hold a confirmation hearing and a hearing to approve the Information Statement/Prospectus under section 1126(b) of the Bankruptcy Code. Parties in interest, including all holders of claims and interests, will receive notice of the date and time fixed by the Bankruptcy Court for the these hearings. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan and approval of the Information Statement/Prospectus. The Bankruptcy Court also will establish procedures for the filing and service of objections to the adequacy of the Information Statement/Prospectus and to confirmation of the Plan.

    In order for the Plan to be confirmed, and regardless of whether all impaired classes of claims and interests vote to accept the Plan, the Code requires that the Bankruptcy Court determine that the Plan complies with the requirements of section 1129 of the Bankruptcy Code. Section 1129 of the Bankruptcy Code requires, among other things, that: (i) the Plan be accepted by the requisite votes of holders of impaired claims and interests, except to the extent that confirmation, despite lack of acceptance by an impaired class, is available under section 1129(b) of the Bankruptcy Code (see "Confirmation Without Acceptance by All Impaired Classes"); (ii) the Plan be feasible under section 1129(a)(ii) of the Bankruptcy Code (that is, there is a reasonable probability that RII and GRI will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization) (see "Feasibility of the Plan"); and (iii) the Plan meet the requirements of section 1129(a)(7) of the Bankruptcy Code, which requires that, with respect to each impaired class, each holder of a claim or interest either accepts the Plan or receives at least as much pursuant to the Plan as such holder would receive in liquidations of RII and GRI under chapter 7 of the Bankruptcy Code (see "Best Interests Test" and "Alternatives to Consummation of the Plan -- Liquidation Under Chapter 7").

    Although RII and GRI believe that the Plan will meet such tests, as well as the other requirements of section 1129 of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Even if the Requisite Acceptances have been received prior to the commencement of the chapter 11 cases, the Bankruptcy Court may find that the holders of claims and interests have not accepted the Plan if the Bankruptcy Court finds that the Solicitation did not comply with all the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules (including the requirement under section 1126(b) that the Solicitation comply with any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure or that the Solicitation be made after disclosure of adequate information). In such an event, the Bankruptcy Court might order RII and GRI to resolicit Acceptances, and therefore, confirmation of the Plan would be delayed and possibly jeopardized. Although RII and GRI believe that the Solicitation complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules and that the Acceptances received will be accepted as votes for the Plan in chapter 11 cases by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court would reach the same conclusion.

    ACCEPTANCE OF THE PLAN

    Except as described under "Confirmation Without Acceptance by All Impaired Classes", the Bankruptcy Code generally requires that each impaired class of claims or interests accept a plan of reorganization as a condition to confirmation. Classes of claims or interests that are not "impaired" under a plan are deemed to have accepted the plan and are not entitled to vote. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of claims as acceptance by holders of at least 66 2/3% in dollar amount and more than one-half in number of the Allowed Claims in that class, but for this purpose counts only those claims that have voted on the plan. The Bankruptcy Code defines acceptance of the plan of reorganization by a class of interests as acceptance by the holders of at least 66 2/3% in amount of the Allowed Interests in that class, but for this purpose counts only those interests that have been voted on the plan. Holders of claims or interests who fail to vote and holders of disputed claims or interests (which have not been temporarily allowed for voting purposes) who vote will not be counted to determine the acceptance or rejection of the Plan by any impaired class of claims or interests.

    FEASIBILITY OF THE PLAN

    Section 1129(a) of the Bankruptcy Code requires that, to confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan will not likely be followed by the liquidation or the need for further financial reorganization of RII and GRI that is not provided for in the Plan (the "Feasibility Test"). For the Plan to meet the Feasibility Test, the Bankruptcy Court must find that RII and GRI will possess the resources and working capital necessary to meet their obligations under the Plan.

    RII and GRI have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Company has prepared forecasts of its financial performance for the five-year period ending December 31, 1998. These forecasts, and the significant assumptions on which they are based, are included in this Information Statement/Prospectus. See "The Restructuring -- Financial Forecasts for the Company". The forecasts indicate that the Company has sufficient cash to make all distributions required to be made on the applicable Distribution Date. Although the forecasts do not extend through the final maturity of the New Debt Securities, the Company believes it will have sufficient cash to meet, or the financial strength to refinance, its deferred obligations under the Plan, including payments with respect to the New Debt Securities. The Company believes, based on this analysis, that the Plan provides a feasible means of reorganization and operation from which there is a reasonable expectation that, subject to the risks disclosed in this Information Statement/Prospectus, the Company will be able to make all payments required to be made pursuant to the Plan.

    However, there can be no assurance that the Company will generate sufficient cash from operations to repay, when due, the principal amount of the New RIHF Mortgage Notes maturing in 2003 and the principal amount of the New RIHF Junior Mortgage Notes maturing in 2004. As a result, the Company may be required to refinance such amounts as they become due and payable. There can be no assurance that any such refinancing would be consummated or, if consummated, would be in an amount sufficient to repay such obligations, particularly in light of the Company's high level of debt. If the Company is unable to effectuate such refinancings or renewals in the ordinary course of business, it may be required to sell equity interests in the Company. The sale of additional equity interests in the Company could result in substantial dilution of the interests of the Company's existing equity holders. There can be no assurance that such sales would be consummated or, if consummated, would be in an amount sufficient to repay such obligations in full. The failure to raise sufficient amounts of capital from such sales ultimately could result in the Company's inability to meet its debt obligations, including its obligations under the New Debt Securities. Holders of the Old Series Notes are cautioned not to place undue reliance on the forecasts. See "Risk Factors -- Risks Relating to the Forecasts".


    Consummation of the transactions contemplated by the Plan requires the release and termination of the Old Security Documents. Absent such release, the Company will be unable to pledge the requisite collateral as security for the New Debt Securities and the RIHF Senior Facility Notes or effect either the SIHL Sale or the PIRL Spin-off.


    BEST INTERESTS TEST

    With respect to each impaired class, confirmation of the Plan requires that each holder of a claim or interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value as of the Effective Date that is not less than the value such holder would receive or retain if RII and GRI were liquidated under chapter 7 of the Bankruptcy Code (the "Best Interests Test").

    To determine the value that holders of each impaired class of claims and interests would receive if RII and GRI were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of RII's and GRI's assets and properties in the context of chapter 7 liquidation cases. Secured claims and the costs and expenses of the liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition unsecured claims and interests.


    In applying the Best Interests Test, it is possible that claims and interests in the chapter 7 cases may not be classified according to the classification provided in the Plan. In the absence of a contrary determination by the Bankruptcy Court, all general unsecured claims arising prior to the Petition Date would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from RII's and GRI's chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the claim held by each creditor holding a claim. Section 510(b) of the Bankruptcy Code also requires, among other things, that any claim for damages arising from the purchase or sale of a security of the debtor shall be subordinated to all claims or interests that are senior to or equal to the claim or interest represented by such security (except that claims in respect of common stock have the same priority as common stock).

    After consideration of the effect that chapter 7 liquidations would have on the ultimate proceeds available for distribution to RII's and GRI's creditors and equity interest holders, including (i) increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisers to such trustee, (ii) the erosion in value of assets in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail, (iii) the adverse effects on the salability of business segments that could result from the probable departure of key employees and the loss of guests, (iv) the costs attributable to the time value of money resulting from what is likely to be a more protracted proceeding than if the Plan is confirmed (because of the time required to liquidate the assets of RII and GRI, resolve claims and related litigation and prepare for distributions) and (v) the application of the rule of absolute priority to distributions under a chapter 7 liquidation, RII and GRI have determined that the Plan will provide each creditor and equity interest holder holding a claim or interest in an impaired class with a greater recovery than such creditor or equity interest holder would receive pursuant to liquidations of RII and GRI under chapter 7 of the Bankruptcy Code. This determination is evidenced by the Liquidation Analysis attached hereto as Appendix B.


    The Liquidation Analysis provides a summary of the liquidation values of the assets of RII and GRI aggregated in accordance with the Plan, all assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of RII's and GRI's estates within a six-month period beginning on October 15, 1993. The Company believes the Liquidation Analysis to be reasonably accurate.


    Reference should be made to Appendix B for a complete discussion and presentation of the Liquidation Analysis which was prepared by the management of the Company, together with the Company's financial adviser, Bear Stearns. In summary, however, the Liquidation Analysis indicates that, in a liquidation, the creditors and equity interest holders would likely receive the following distributions:


                                    ESTIMATED NET PRESENT LIQUIDATION VALUE
                                         OF DISTRIBUTIONS TO CLASSES OF
                                     IMPAIRED AND POTENTIALLY NON-ACCEPTING
                                    CREDITORS AND EQUITY INTEREST HOLDERS(1)
                                            (AS OF OCTOBER 15, 1993)
- ----------------------------------------------------------------------------------------------------------------
          CLASS UNDER PLAN                  TYPE OF CHAPTER 7 CLAIM                     DISTRIBUTION
- ------------------------------------  ------------------------------------  ------------------------------------
RII Class 2                           Old Series Notes                      $485 per $1,000 claim (2)
RII Class 7 and 8                     Equity--RII Common                    None
                                       Stock and 1990 Stock Options
GRI Class 2                           GRI Guaranty                          Recovery implied in recovery of RII
                                                                             Class 2

- ------------------------
(1) GRI Class 4 Claims consist of a single claim held by RII, and GRI Class 5 Interests consist of the common stock of GRI, all of which is owned by RII. The GRI Class 4 Claims and the GRI Class 5 Interests will be voted in favor of the Plan.
(2) Recovery by RII Class 2 claimants may be reduced below that estimated here to the extent that RII Class 5 Claims share distributions with any RII Class 2 deficiency claims arising from any assets of RII which are not subject to the security interests benefitting the RII Class 2 Claims. RII Class 5 will not be impaired under the Plan. However, RII Class 5 will not be paid in full in a chapter 7 context, but will rank pari passu with any RII Class 2 deficiency claims and will obtain recoveries based upon the level of assets at RII which are not subject to the security interests benefitting the RII Class 2 Claims.


    Underlying the Liquidation Analysis are a number of estimates and assumptions (the most important of which are set forth in Appendix B) that, although considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and management. The Liquidation Analysis also is based upon assumptions (the most important of which are set forth in Appendix B) with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurance that the values reflected would be realized if RII and GRI were, in fact, to undergo such liquidation.


    The Liquidation Analysis assumes that the Resorts Casino Hotel and the Paradise Island Business would continue to operate during the pendency of a chapter 7 liquidation by RII and GRI. This assumption may be incorrect. For example, in the case of the Resorts Casino Hotel, there is a risk that a chapter 7 liquidation by RII and GRI would provide the Casino Control Commission with sufficient grounds to revoke or refuse to renew RIH's casino license. If this occurred, the Resorts Casino Hotel would cease to operate. The value of the Resorts Casino Hotel if sold in a non-operating mode would be substantially less than the value ascribed to such asset in the Liquidation Analysis and distributions to creditors would be reduced accordingly.



    The procedures followed and the assumptions and qualifications made in connection with the analyses are described in the Liquidation Analysis set forth in Appendix B. There can be no assurance that such assumptions would be accepted by the Bankruptcy Court.


    Moreover, it is possible, in the context of a chapter 7 liquidation of RII and GRI, that litigation with respect to various claims of RII and GRI against various affiliates of RII and GRI could make it difficult to continue to operate the Resorts Casino Hotel and the Paradise Island Business as going concerns. In such event, recoveries in a chapter 7 context could be significantly below those estimated above.


    A summary comparison of the estimated net present liquidation value of distributions to creditors and equity interest holders in a chapter 7 liquidation of RII and GRI (assuming that the chapter 7 liquidation of RII and GRI does not cause the termination of operations of the Resorts Casino Hotel or of the Paradise Island Business) to the value of anticipated distributions to such creditors under the Plan is set forth in the following table:


                             COMPARISON OF ESTIMATED NET PRESENT LIQUIDATION VALUE
                        TO REORGANIZATION VALUE OF ANTICIPATED DISTRIBUTIONS UNDER PLAN
          FOR IMPAIRED AND POTENTIALLY NON-ACCEPTING CLASSES OF CREDITORS AND EQUITY INTEREST HOLDERS
                                            (AS OF OCTOBER 15, 1993)
- ----------------------------------------------------------------------------------------------------------------
          CLASS UNDER PLAN                PROJECTED PLAN DISTRIBUTION              CHAPTER 7 DISTRIBUTION
- ------------------------------------  ------------------------------------  ------------------------------------
RII Class 2                           $705 per $1,000 claim                 $485 per $1,000 claim
RII Class 7                           44.7% of equity in RII (fully         None
                                       diluted basis)
RII Class 8                           3.8% of equity in RII (fully diluted  None
                                       basis)
GRI Class 2                           Recovery implied in recovery of RII   Recovery implied in recovery of RII
                                       Class 2                               Class 2


    The foregoing table demonstrates that anticipated recoveries to all impaired, potentially non-accepting classes of creditors and equity interest holders under the Plan are substantially greater than likely recoveries to such creditors and equity interest holders in a chapter 7 liquidation. See "The Restructuring -- Reorganization Values". Accordingly, RII and GRI believe that the Plan satisfies the Best Interests Test.


    CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

    If any impaired class or classes reject the Plan, section 1129 of the Bankruptcy Code provides that, so long as at least one impaired class has accepted the Plan (excluding the vote of insiders), the Bankruptcy Court may still confirm the Plan under section 1129(b). To obtain confirmation on such basis, RII and GRI must demonstrate to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to any dissenting class. The "unfair discrimination" test generally requires that holders of a non-accepting class receive treatment under a plan that is economically equivalent to that given to other classes whose holders have the same legal priorities and that no class receives more than it is legally entitled to receive for its claims or equity interests.

    The  Bankruptcy Code  establishes different  "fair and  equitable" tests for
secured  creditors,  unsecured  creditors  and  equity  interest  holders.   The
respective tests are as follows:


        (a) SECURED CREDITORS. Each impaired creditor in the rejecting class either (i) (A) retains its liens in the collateral securing such creditor's claim or in the proceeds thereof to the extent of the allowed amount of its secured claim and (B) receives deferred cash payments in at least the allowed amount of such secured claim with a present value at the Effective Date at least equal to such creditor's interest in its collateral or in the proceeds thereof, or (ii) realizes the indubitable equivalent of its allowed secured claim.


        (b) UNSECURED CREDITORS. Either (i) each impaired unsecured creditor of the rejecting class receives or retains under the plan property of a value equal to the amount of its Allowed Claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class do not receive or retain any property under the plan.

        (c) EQUITY INTEREST HOLDERS. Either (i) each equity interest holder of the rejecting class receives or retains under the plan property of a value equal to the greater of (A) the fixed liquidation preference or redemption price, if any, of the equity interest it holds and (B) the value of such equity interest, or (ii) the holders of interests that are junior to such equity interest do not receive or retain any property under the plan.

    RII and GRI intend to seek to apply section 1129(b) of the Bankruptcy Code if the Plan is not accepted by the holders of RII Class 7 and 8 Interests, and believe that the Bankruptcy Court would confirm the Plan over the rejection of such holders. The Company believes the Plan does not unfairly discriminate against the holders of RII Class 7 and Class 8 Interests because no class of creditors will receive under the Plan more than it is legally entitled to receive. The Company believes the Plan is fair and equitable because there are no junior interest holders which receive or retain property under the Plan. RII and GRI will not seek to confirm the Plan over the rejection of the holders of RII Class 2 Claims and GRI Class 2 Claims.

    PARADISE ISLAND APPROVAL ORDER

    In connection with confirmation of the Plan, and assuming that the Paradise Island Purchase Agreement has not been terminated, RII will request the Bankruptcy Court to enter an order, which may be included as part of the Confirmation Order, approving the sale of the Paradise Island Business to SIHL pursuant to the terms of the Paradise Island Purchase Agreement (the "Paradise Approval Order"). Subject to the approval of the Bankruptcy Court, the Paradise Approval Order will contain detailed findings and conclusions relative to the SIHL Sale.

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

    CONDITIONS TO CONFIRMATION


    Confirmation of the Plan is subject to the following conditions: (i) the Confirmation Date shall occur no later than December 31, 1994; (ii) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan; (iii) the Confirmation Order shall provide for the confirmation of the Plan as to both RII and GRI; (iv) the Confirmation Order shall be acceptable in form and substance to RII, GRI, TCW, Fidelity and, to the extent provided in the Paradise Island Purchase Agreement, SIHL; (v) the Confirmation Order shall contain a finding that, except as expressly provided in the Plan, all of the property distributed under the Plan shall vest in the recipients thereof free and clear of all liens, claims, encumbrances and interests of any nature whatsoever and that consummation of the Plan shall not result in an avoidable transfer with respect to either RII or GRI or any of their affiliates; and (vi) the entry of an order declaring that, as of the Effective Date, the Old Security Documents, under which the liens on the property securing the Old Series Notes were granted or created, shall be deemed released and terminated. Subject to the approval of Fidelity and TCW so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI reserve the right to waive at any time, without notice, without leave of or order of the Bankruptcy Court, any condition to confirmation of the Plan. As a practical matter, although the condition requiring the entry of an order declaring that, as of the Effective Date, the Old Security Documents shall be deemed released and terminated is waivable, the transactions contemplated by the Plan cannot be consummated if the Old Security Documents are not released and terminated. To effect such release, RII is soliciting the consents of the record holders of Old Series Notes pursuant to the terms of the Old Series Note Indenture to terminate and release the Old Security Documents under which the liens on the property securing the Old Series Notes were granted or created. Such consents will terminate and release the Old Security Documents and will release the parties to the Old Security Documents from all obligations thereunder. Such consents must be evidenced by such record holders separately from their vote on the Plan. The ballots for the holders of Old Series Notes permit holders to give or withhold such consent. Any executed ballot with respect to the Plan returned without an indication to withhold such consent will be deemed to give such consent. If sufficient consents are received from holders of Old Series Notes, RII and GRI will request the Bankruptcy Court to confirm release of the Old Security Documents, effective as of the Effective Date, by entry of an appropriate order. If insufficient consents are received from holders of Old Series Notes to effectuate a consensual termination and release of the Old Security Documents by the holders of Old Series Notes, RII and GRI intend to request the Bankruptcy Court to order the release of the Old Security Documents; however, there can be no assurance that such an order will be entered.


    CONDITIONS TO EFFECTIVE DATE


    The occurrence of the Effective Date of the Plan is subject to the following conditions: (i) the entry of the Confirmation Order which has not been stayed;
(ii) the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture shall have been qualified under the TIA; (iii) the securities to be issued under the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture, as well as the RII Class B Common Stock and the RII Common Stock, and SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, shall be registered under the Securities Act and accepted or admitted on a national securities exchange or the Nasdaq National Market; (iv) the Effective Date shall occur no later than January 31, 1995; (v) all required regulatory approvals shall have been obtained (including without limitation any regulatory approvals from the Casino Control Commission, the government of the Commonwealth of The Bahamas and the U.S. Department of Transportation; (vi) all indentures, mortgages, security agreements and other agreements and instruments to be delivered under or necessary to effectuate the Plan, including without limitation the RIHF Senior Facility, shall have been executed and delivered; (vii) either (a) the closing of the SIHL Sale shall have occurred or (b) the closing of the transactions necessary to effectuate the PIRL Spin-Off shall have occurred; and (viii) all outstanding amounts under the Griffin Group Note shall have been paid in full.



    Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI at any time, without notice, without leave of or order of the Bankruptcy Court and without any formal action other than consummation of the Plan, may waive any condition precedent to consummation of the Plan, other than the condition that the Confirmation Order has been entered and not stayed.


MODIFICATIONS OF THE PLAN

    Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes, RII and GRI expressly reserve the right to modify, at any time and from time to time, the terms of the Plan in accordance with the provisions of section 1127 of the Bankruptcy Code, if, and to the extent that, RII and GRI determine that such modifications are necessary or desirable in order to complete the Restructuring. Under the Bankruptcy Rules, such modifications may be approved by the Bankruptcy Court at confirmation without resolicitation of the votes of the members of any class whose treatment is not adversely affected by such modification. RII and GRI will give holders of the claims and interests such notice of such modifications as may be required by applicable law. RII and GRI reserve the right to use

Acceptances to confirm any modifications of the Plan to the extent permitted by law. In addition, RII and GRI reserve the right to use Acceptances received in the Solicitation to seek confirmation of the Plan under any other circumstances, including a case commenced by the filing of involuntary petitions against RII and GRI under section 303 of the Bankruptcy Code. An "involuntary petition" involves the filing of a bankruptcy case against a debtor by creditors of the debtor without the debtor's consent.


    After the date on which the Plan has been confirmed by the Bankruptcy Court and the Confirmation Order has been entered by the clerk of the Bankruptcy Court (the "Confirmation Date"), RII and GRI may institute proceedings seeking Bankruptcy Court approval to remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan so long as the holders of claims and interests are not adversely affected and prior notice of such proceeding is served in accordance with Bankruptcy Rules 2002 and 9014.


CONSENT RIGHTS OF FIDELITY AND TCW


    If at any time prior to the Effective Date, the funds and accounts managed by Fidelity and TCW cease to beneficially own an aggregate of at least 20% of the aggregate principal amount of outstanding Old Series Notes, all the rights of consent, approval, acceptance or directions granted to Fidelity and TCW under the Plan, the Paradise Island Purchase Agreement, the PIRL Standby Distribution Agreement or any document relating to any of the foregoing shall automatically cease to exist. Notwithstanding the foregoing, the failure of Fidelity and TCW beneficially to own an aggregate of at least 20% of the aggregate principal amount of outstanding Old Series Notes shall not limit or otherwise prejudice in any manner any rights which Fidelity and TCW may have under the Bankruptcy Code and the Bankruptcy Rules. In addition, if either the Fidelity-managed funds and accounts or the TCW-managed funds and accounts cease to beneficially own any Old Series Notes whatsoever (but the other retains an aggregate of at least 20% of the aggregate principal amount of outstanding Old Series Notes), then the obligations of RII and GRI to obtain consent will be extinguished solely as to Fidelity or TCW, as the case may be, without prejudice to the rights of the other.


ALTERNATIVES TO CONSUMMATION OF THE PLAN

    The theoretical alternatives to consummation of the Plan include (i) withdrawal of the Plan, (ii) liquidation of RII and GRI under chapter 7 of the Bankruptcy Code and (iii) an alternative plan of reorganization or liquidation.

    WITHDRAWAL OF THE PLAN


    Subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding principal amount of the Old Series Notes, RII and GRI reserve the right not to file the Plan, or, if they file the Plan, to withdraw the Plan at any time prior to confirmation, in which case the Plan will be deemed to be null and void. In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any claims by or against RII, GRI or any other person or to prejudice in any manner the rights of RII, GRI or any other person. Given the maturity of the Old Series Notes on April 15,1994, the Company does not believe that withdrawal of the Plan, in the absence of an alternative plan of reorganization, is a practical alternative. See "The Restructuring -- Background -- Operations Subsequent to the Old Plan."


    LIQUIDATION UNDER CHAPTER 7


    If the Plan is not confirmed or consummated, the chapter 11 cases filed by RII and GRI may, but not necessarily will, be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee or trustees would be appointed to liquidate the assets of RII and GRI for distribution to the creditors in accordance with priorities established by the Bankruptcy Code. Discussion of the effect that chapter 7 liquidations would have on the recovery of holders of impaired claims and interests is set forth under the caption "Confirmation of the Plan -- Best Interests Test". RII and GRI believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those  provided  for  in  the Plan  because  of:  (i)  additional administrative
expenses  involved   in   the   appointment   of   a   trustee   and   attorneys
and other professionals to assist the trustee; (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of RII's operations; and (iii) the likelihood that the assets of RII and GRI would have to be sold or otherwise disposed of expeditiously and at lower prices than otherwise might be the case. For these same reasons and as a result of the distributional priorities applicable to chapter 7 liquidation, RII and GRI believe that equity interest holders would receive no distribution under a chapter 7 liquidation.


    ALTERNATIVE PLAN OF REORGANIZATION

    If RII and GRI commence their chapter 11 cases, but the Plan is not confirmed, RII, GRI or any other party in interest could attempt to formulate a different plan. Such a plan might involve either reorganization and continuation of RII's and GRI's business or an orderly liquidation of their assets.


    In connection with the formulation and development of the Plan, RII and GRI and their financial advisers have explored various alternative plan structures. RII and GRI believe the Plan enables creditors and equity interest holders, including both the holders of Old Series Notes and of RII Common Stock, to realize greater value than would be realized under the alternatives which RII and GRI believe could be consensually implemented. On the other hand, an alternative reorganization plan could be formulated which would attempt to eliminate entirely the interests of equity interest holders. RII and GRI believe that this form of alternative plan would be vigorously contested by equity interest holders. The expense and delay associated with this dispute, coupled with its potentially adverse affect on the operations of the Company and the morale of its employees, could substantially impair reorganization value. If such an alternative plan were confirmed, however, recoveries to holders of Old Series Notes might, but not necessarily would, be greater than those projected under the Plan and no recovery would be available to holders of RII Common Stock.


    In a liquidation under chapter 11, RII's and GRI's assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, probably resulting in somewhat greater recoveries and distributions. Further, if a trustee were not appointed (which generally is the case under chapter 11), the expenses for professional fees most likely would be lower than in a chapter 7 case. Although preferable to a chapter 7 liquidation, RII and GRI believe that a liquidation under chapter 11 would not realize the full going-concern value of RII's and GRI's assets and, as it is likely to be a more protracted proceeding than the chapter 11 case in which confirmation of the Plan would be sought as described herein, would involve greater administrative expenses. Consequently, RII and GRI believe that a liquidation under chapter 11 is a much less attractive alternative to creditors and equity interest holders than the Plan because the Plan provides for a greater return to creditors and equity  interest  holders  than  would  likely  be  realized  in  a  chapter  11 liquidation.

MEANS FOR IMPLEMENTATION OF THE PLAN

    ISSUANCE OF NEW DEBT SECURITIES AND THE NEW EQUITY SECURITIES

    The Company will have authorized and, on the Effective Date, will issue the New Debt Securities and the New Equity Securities as provided in the Plan. The New Debt Securities and the New Equity Securities to be issued pursuant to the Plan have been registered with the Commission pursuant to the Registration Statement of which this Information Statement/Prospectus is a part, filed by the Company under the Securities Act. See "Description of New RIHF Mortgage Notes", "Description of New RIHF Junior Mortgage Notes" and "Description of New Equity Securities".

    CASH DISTRIBUTIONS


    Pursuant to the Plan, RII proposes to make certain distributions to creditors in cash. Distributions of cash are computed by reference to certain defined terms related to cash. See the definitions of these terms (Available Cash, Excess Cash, RII Retained Cash, Target Adjusted Cash, Reserved Cash, Plan Consummation Cash) and the formulas embodied therein to evaluate the cash distributions under the Plan. For a description of Available Cash, Excess Cash and RII Retained Cash, see "Description of Excess Cash." For a description of Target Adjusted Cash, see "Description of Paradise Island

Purchase Agreement" and "Description of PIRL Standby Distribution Agreement". For a description of Reserved Cash, see "Description of Net Reserved Cash". For a description of Plan Consummation Cash, see "Description of Net Plan Consummation Cash and Plan Expenses".


    DISTRIBUTIONS


    Distributions of securities and cash under the Plan may be made by RII or GRI, as the case may be. Alternatively, at the option of RII and GRI, one or more disbursing agents (a "Disbursing Agent") may be designated and employed by RII and GRI to make such distributions. With respect to distributions to holders of Old Series Notes (and the related GRI Guaranty), a Disbursing Agent, which may be the Old Series Note Trustee, may be designated for such distributions. It is not expected that distributions to holders of Old Series Notes will be made by RII or GRI. All distributions to be made by a Disbursing Agent other than RII and GRI shall be made pursuant to a disbursing agreement approved by the Bankruptcy Court. Any such disbursing agreement relative to any distribution to a class of claims will be approved by the Bankruptcy Court and will provide for an appropriate reserve to be maintained by the Disbursing Agent relative to Disputed Claims as of the Distribution Date. No reserve will be required when RII or GRI act as the Disbursing Agent.


    DISTRIBUTION DATE


    The Distribution Date for any claim that is an Allowed Claim on the Effective Date will be the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date. For any claim that is a Disputed Claim on the Effective Date, the Distribution Date will be the date as soon as practicable, but in no event later than 30 days, after the date upon which such claim becomes an Allowed Claim. Notwithstanding the foregoing, the Distribution Date with respect to distribution to the Disbursing Agent for holders of Old Series Notes is as follows: (a) for distribution of the SIHL Aggregate Cash Purchase Price, the New Debt Securities and the New Equity Securities, the Effective Date; (b) for payments of Net Reserved Cash, as soon as practicable after the Effective Date, but in no event later than 90 days after the Effective Date; (c) for payments of Net Plan Consummation Cash, as soon as practicable but no later than 90 days after the Effective Date; provided, however, that if all Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses, after which time, the remaining Net Plan Consummation Cash shall be distributed, unless otherwise ordered by the Bankruptcy Court; (d) for payments of Deferred Cash, within three business days after receipt by RII of the Litigation Trust Distributions in immediately available funds; and (e) for payments of Excess Cash, the Effective Date or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date. Distributions to holders of Old Series Notes will be made by the Disbursing Agent only to holders that comply with the procedures for surrender of Old Series Notes set forth in section
6.11.5 of the Plan.


    ADDITIONAL DISTRIBUTION PROVISIONS


    DISTRIBUTIONS TO BE MADE TO HOLDERS AS OF THE DISTRIBUTION RECORD DATE. Only holders of record as of the Distribution Record Date will be entitled to receive the distributions provided under the Plan. As of the close of business on the Distribution Record Date, the respective transfer ledgers in respect of the Old Series Notes will be closed. RII, GRI and any Disbursing Agent will have no obligation to recognize any transfer of Old Series Notes occurring after the Distribution Record Date. RII, GRI and any Disbursing Agent shall be entitled instead to recognize and, for purposes of making distributions under the Plan, deal only with those holders of record stated on the transfer ledgers maintained by the registrar for the Old Series Notes as of the close of business on the Distribution Record Date.


    DISTRIBUTION TO HOLDERS OF OLD SERIES NOTES. On the Effective Date, all Old Series Notes will be settled and compromised in full by the treatment accorded to such claims in this Plan. Distributions to holders of Old Series Notes shall be delivered on the Distribution Date to the Disbursing Agent, if any, for the holders of Old Series Notes, which in turn will deliver the distributions to the holders of record of the Old Series Notes on the Distribution Record Date in accordance with the provisions of the Plan, the Old Series Note Indenture and the applicable disbursing agreement, if any. For purposes of any distributions by RII and GRI to holders of Old Series Notes, the Disbursing Agent, if any, will be deemed to be the sole holder of all such Old Series Notes.


    PROCEDURES FOR DISTRIBUTION TO HOLDERS OF OLD SERIES PUBLIC DEBT CLAIMS. On the Distribution Date, the Disbursing Agent, if any, for the holders of Old Series Notes will receive from RII or, in the case of the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price, SIHL (i) certificates representing New RIHF Mortgage Notes, New RIHF Junior Mortgage Notes, SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, RII Common Stock, RII Class B Common Stock and (ii) cash. As soon as practicable, the Disbursing Agent, in accordance with the applicable disbursing agreement and the Plan, shall deliver such cash and certificates to the holders of Old Series Notes that have validly surrendered the Old Series Notes held by such holders.


    As a condition to receiving distributions provided for by the Plan in respect of the Old Series Notes, any holder of Old Series Notes shall be required to surrender such securities, accompanied by duly executed and completed letters of transmittal, to RII or the Disbursing Agent, as appropriate. All instruments so surrendered shall be canceled, marked "Compromised and Settled Only as Provided in the Plan of Reorganization for Resorts International, Inc. and GGRI, Inc." and delivered to RII. RII or the Disbursing Agent shall make distributions only to holders of Old Series Notes that have surrendered such instruments as herein provided. Except as otherwise provided in the Plan, no distribution shall be made to any holder of Old Series Notes that has not so surrendered such instruments held by it.


    Unless waived by RII or the Disbursing Agent, any holder of a claim based upon an Old Series Note which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Series Note as provided in this section, deliver to RII or the Disbursing Agent, as appropriate, (i) satisfactory evidence of the loss, theft, mutilation or destruction of such instrument and
(ii) such security or indemnity as may be reasonably required by RII and the Disbursing Agent, if any, to hold RII and the Disbursing Agent harmless from any damages, liabilities, or costs incurred in treating such entity as a holder of such Old Series Notes. Thereafter, such entity shall be treated as the holder of Old Series Notes for all purposes of the Plan and shall, for all purposes under this Plan, be deemed to have surrendered the instrument representing such Old Series Notes.



    ANY HOLDER OF OLD SERIES NOTES WHO HAS NOT SURRENDERED THE CERTIFICATES REPRESENTING ITS OLD SERIES NOTES WITHIN TWO YEARS AFTER THE EFFECTIVE DATE SHALL HAVE ITS CLAIM BASED ON SUCH OLD SERIES NOTES DISALLOWED, SHALL RECEIVE NO DISTRIBUTIONS ON SUCH CLAIM UNDER THIS PLAN AND SHALL BE FOREVER BARRED FROM ASSERTING ANY CLAIM THEREON. In such case, the Disbursing Agent, if any, shall return to RII or, in the case of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes, RIHF, and RII or RIHF, as applicable, will retain all certificates representing New RIHF Mortgage Notes (and any proceeds thereof), New RIHF Junior Mortgage Notes (and any proceeds thereof), SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, RII Class B Common Stock, RII Common Stock and all cash allocable to such non-surrendering holders. All such certificates representing New RIHF Mortgage Notes, New RIHF Junior Mortgage Notes, RII Class B Common Stock, and RII Common Stock which are so returned to RII or, as applicable, RIHF shall be canceled. All cash and certificates representing SIHL Series A Shares or PIRL Ordinary Shares which are so returned to RII shall be redistributed as soon as practicable after the end of the 24th month after the Effective Date to the other holders of Old Series Notes as of the Distribution Record Date who previously surrendered their Old Series Notes.



    DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of claim filed by such holders (or at the last known addresses of such a holder if no proof of claim is filed or if RII and GRI have been notified in writing of a change of address), or in the case of holders of Old Series Notes, may be made at the addresses contained in the records of the registrar, except as provided below. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until RII or the Disbursing Agent, if any, is notified of such holder's then current


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
address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through a disbursing agent shall be returned to such Disbursing Agent making such distribution until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the later of the second anniversary of the Effective Date and the date 90 days after such claim is allowed. After such date, all unclaimed property shall be returned to RII and GRI or their successors in accordance with the Plan and the claim of any holder with respect to such property shall be discharged and forever barred.

    FEES AND EXPENSES OF DISBURSING AGENTS


    Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent, including without limitation the Old Series Note Trustee on or after the Confirmation Date (including without limitation tax related expenses) and any compensation and expense reimbursement claims (including reasonable fees and expenses of its agents) made by such Disbursing Agent shall be paid as a Plan Expense by RII in accordance with the applicable disbursing agreement without further order of the Bankruptcy Court; provided, however, that the Bankruptcy Court will hear and determine any disputes in respect of such fees and expenses.


    AMENDMENTS TO RII'S CERTIFICATE OF INCORPORATION AND BY-LAWS


    Upon the consummation of the Restructuring and pursuant to the Plan, the Restated Certificate of Incorporation of RII will be amended to provide for: (i) an increase in the authorized number of shares of RII Common Stock; (ii) the authorization and issuance of the RII Class B Common Stock; (iii) the authorization of preferred stock; (iv) the election of two-thirds of the RII Board of Directors by the holders of RII Common Stock (or, following the occurrence of the Class B Triggering Event, one-half minus one of the RII Board of Directors); and (v) the election of one-third of the RII Board of Directors by the holders of RII Class B Common Stock (or, following the occurrence of the Class B Triggering Event, a majority of the RII Board of Directors). The form of the Amended RII Certificate of Incorporation is attached as Appendix C.


    Upon consummation of the Restructuring and pursuant to the Plan, the By-laws of RII will be amended as necessary in connection with the Restructuring. The form of the Amended RII By-laws is attached as Appendix D.

    Pursuant to the Delaware General Corporation Law, the Amended RII Certificate of Incorporation and the Amended RII By-laws may be adopted upon confirmation of the Plan without further action by RII's directors or the holders of RII Common Stock.

    INTERIM MANAGEMENT AGREEMENT

    If the SIHL Sale is not consummated on the Effective Date, RII, at the election of PIRL, will enter into the Interim Management Agreement with PIRL to operate the Paradise Island Business. The Interim Management Agreement would have an initial term of one year and be renewable on a yearly basis thereafter. The annual management fee payable to the Company under the Interim Management Agreement would be 3% of gross revenues of the Paradise Island Business. PIRL may terminate the Interim Management Agreement for any reason upon 30 days' prior notice. In the event of such a termination, RII would be entitled to a termination fee of $1,000,000, in addition to a prorated portion of the unpaid balance of the annual management fee through the date of termination.

    MANAGEMENT AND MANAGEMENT COMPENSATION ARRANGEMENTS


    The Plan provides for the executive officers of RII and GRI immediately before confirmation of the Plan to continue to serve immediately after confirmation of the Plan in their respective capacities. Upon the Effective Date, the composition of the Board of Directors of RII and GRI will change. For a description of the method of selection of the Board of Directors of RII and other related matters, see "The Restructuring -- Overview of the Restructuring
- -- Post-Restructuring RII Board of Directors". Subject to receipt of any necessary qualification of directors from the Casino Control Commission, the initial post-Restructuring Board of Directors of RII will consist of Merv
Griffin, Thomas Gallagher, Jay Green and William Fallon and, as Class B Directors, Vincent Naimoli and Charles Masson. Prior to confirmation of the Plan, RII will disclose, in accordance with section 1129(a)(5) of the Bankruptcy


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
Code, any additional information regarding (i) the identity of and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of RII, GRI and the other proponents of the Plan, and (ii) the identity of any insider (as such term is defined in section 101 of the Bankruptcy Code) that will be employed and retained by RII, GRI and the other proponents of the Plan, and the nature of any compensation for such insider. All existing compensation arrangements with members of the Company's management will continue. Existing employment contracts with members of the Company's management are expected to be renewed in the ordinary course of business. For certain information regarding the current directors and executive officers of RII and a description of the employment agreements of certain insiders and their compensation, see "Management of RII".

    1994 STOCK OPTION PLAN: DESCRIPTION AND FEDERAL TAX CONSEQUENCES

    DESCRIPTION


    GENERAL. In connection with the Plan, RII is proposing to adopt the 1994 Stock Option Plan to enable RII and its subsidiaries to attract, retain and motivate their directors, officers and key employees by providing for proprietary interests of such individuals in RII. No 1994 Stock Options will be granted prior to 20 trading days after the Effective Date.


    If sufficient Acceptances are received from the holders of claims entitled to receive RII Common Stock pursuant to the Plan (holders of Allowed RII Class 2 and GRI Class 2 Claims) and from the holders of RII Class 7 Interests, such Acceptances will constitute approval of the 1994 Stock Option Plan by such holders for purposes of compliance with Rule 16b-3 promulgated under the Exchange Act. The following description of the 1994 Stock Option Plan is qualified in its entirety by reference to the full text of the 1994 Stock Option Plan and the terms providing for automatic option grants to directors serving on the Option Committee, which is contemplated to be in substantially the form attached as Exhibit C to the Plan. The 1994 Stock Option Plan will be unfunded.



    The 1994 Stock Option Plan will be administered by a committee appointed by the Board of Directors of RII (the "Option Committee".) The Option Committee will consist solely of "disinterested" directors, as that term is defined for purposes of satisfying Rule 16b-3 and of "outside directors" as that term is defined in Section 162(m) of the Tax Code. Subject to the provisions of the 1994 Stock Option Plan, the Option Committee will have full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards (including, subject to certain limitations, exercise price) and the number of shares to be issued pursuant thereto.



    Key employees, officers and directors of RII or any of its subsidiaries who do not serve on the Option Committee ("Eligible Participants") are eligible to be considered for the grant of awards under the 1994 Stock Option Plan. The maximum number of shares of RII Common Stock that may be issued pursuant to awards granted under the 1994 Stock Option Plan will be no more than 5% of the fully diluted shares of RII Common Stock to be issued and outstanding as contemplated by the Plan. For the market price of RII Common Stock, see "Market Prices of RII Common Stock".


    AWARDS. The proposed terms of the 1994 Stock Option Plan authorize the Option Committee to grant to Eligible Participants options to purchase RII Common Stock at not less than 100% of the fair market value of the stock at the date of the grant of the options. The fair market value of the stock as of a date shall be deemed to be the closing price of RII Common Stock on the date of grant of such option. The fair market value of RII Common Stock as of the Effective Date is at this point indeterminable.

    Any stock option granted to Eligible Participants under the 1994 Stock Option Plan may be a tax benefited incentive stock option (an "Incentive Option") (in which case it may be granted only to employees and certain other restrictions will apply), or it may be a nonqualified stock option that is not tax benefited (in which case it may be issued to both employees, officers and directors, and few, if any, legal restrictions will apply).

    The proposed terms of the 1994 Stock Option Plan provide that all options immediately become fully exercisable upon a "change in control," as defined in the 1994 Stock Option Plan. In the event of a "change in control" or a merger in which RII is not the surviving entity, any unexercised options shall be replaced by the surviving corporation. The 1994 Stock Option Plan deems a "change in control" to have occurred if any corporation, person or group acquires a majority of RII's Common Stock or a majority of RII's outstanding voting securities, or if within a two-year period a majority of the RII Board of Directors is replaced by persons who were not directors at the beginning of such period and who were not nominated or ratified by at least two-thirds of the directors who were directors at the beginning of such two-year period. For purposes of the 1994 Stock Option Plan, the occurrence of the Class B Triggering Event will not constitute such a "change of control".

    No awards will be granted under the 1994 Stock Option Plan prior to the Effective Date. Subject to the express requirements under the 1994 Stock Option Plan, the terms of any and all awards granted to Eligible Participants will be determined by, and subject to the conditions imposed by the Option Committee, including provisions as to the exercisability, expiration, termination or forfeiture of options.


    Under the 1994 Stock Option Plan, on the date that a director first commences service on the Option Committee (which in the case of the initial members of the Committee shall be deemed to be at least 20 trading days after the Effective Date), such director automatically will be granted an option to purchase 10,000 shares of RII Common Stock, half of which will be exercisable upon grant and half of which will be exercisable upon the first anniversary of the grant. During the term of the 1994 Stock Option Plan on the third business day following the date of any annual meeting of RII's security holders at which directors are elected, each person who is on such day serving on the Option Committee or has been named to serve on the Option Committee will automatically be granted an option to purchase 5,000 shares of RII Common Stock, which option will be fully exercisable upon grant. Options granted under the 1994 Stock Option Plan to directors serving on the Option Committee expire one year after an optionee's death or cessation of service as a director. Notwithstanding the foregoing, in all cases options granted to directors serving on the Option Committee expire ten years after the date of grant. The exercise price of such option shall equal 100% of the fair market value of the underlying shares of RII Common Stock as of the date such options are granted and such options shall vest in three equal annual installments.


    Options granted under the 1994 Stock Option Plan to employees or officers of RII or its subsidiaries expire one year after an optionee's death, one year after the optionee's termination of employment because of disability, immediately upon termination of the optionee's employment for "good cause," as defined in the 1994 Stock Option Plan, and three months after an optionee's employment terminates for any other reason. Notwithstanding the foregoing, in all cases options expire ten years after the date of grant, or at such earlier time as the Option Committee may provide.


    An award under the 1994 Stock Option Plan may permit the recipient to pay all or part of the purchase price of the shares issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by delivering a sufficient amount of shares of stock of RII or by having such number of shares withheld from the amount otherwise issuable upon exercise of the option (the fair market value thereof being calculated as of the date next preceding the date of exercise) or otherwise as the Option Committee may determine according to the terms and conditions of the 1994 Stock Option Plan.


    The 1994 Stock Option Plan authorizes the Option Committee to provide for arrangements under which brokers that are compensated by RII provide temporary financing to assist an optionee in paying the exercise price of an option, such financing to be paid off by the sale of shares issuable upon exercise of the option.


    No option granted under the 1994 Stock Option Plan may be transferred other than by will or the laws of descent and distribution or, except as to Incentive Options, pursuant to a qualified domestic relations order (as defined in the Tax
Code) and the award may be exercised during the recipient's lifetime only by the recipient or by his or her guardian or legal representative.

    The exercise price for such awards will be equal to (i) the fair market value per share (as determined according to the 1994 Stock Option Plan) of RII Common Stock at the time the options are awarded, or (ii) in the event that such award is an Incentive Option granted to a person who, at the time such option is granted, owns shares of RII, or any subsidiary corporation thereof, which possess more than 10% of the total combined voting power of all classes of shares of capital stock of RII or of any subsidiary corporation of RII, 110% of the fair market value per share (as determined according to the 1994 Stock Option Plan) of RII Common Stock at the time such Incentive Option is awarded. Consequently, the value of any such awards is not yet determinable. Also, as noted below, given the vesting requirements of awards under the 1994 Stock Option Plan and the restrictions on transfer of any awards, the value of awards under the 1994 Stock Option Plan is not currently determinable, and would be speculative at best. For a description of awards under RII's 1990 Stock Option Plan, see "Management of RII -- Executive Compensation".



    AMENDMENT AND TERMINATION. Under the proposed terms of the 1994 Stock Option Plan, the RII Board of Directors will be able to alter, amend, suspend or terminate the 1994 Stock Option Plan, provided that no such action shall alter or impair any option granted to the optionee pursuant to the 1994 Stock Option Plan without the optionee's consent. Except as provided in the 1994 Stock Option Plan, no amendment by the RII Board of Directors, unless taken with the approval of the shareholders of RII, may:


           (1) materially increase the benefits accruing to participants under the 1994 Stock Option Plan;

           (2) materially increase the number of securities which may be issued under the 1994 Stock Option Plan (except for permitted adjustments pursuant to a "change of control" and certain dilutive events);

           (3) materially modify the requirements as to eligibility for participation in the 1994 Stock Option Plan; or

           (4) decrease the minimum exercise price of an Incentive Option.


    VESTING OF OPTIONS. Pursuant to the 1994 Stock Option Plan, options granted to eligible participants shall vest on the dates and in the amounts set forth in the particular stock option agreement between RII and the optionee.


    In the event of the death or termination due to disability or retirement of any employee holder of option awards, all options held by such employee on the date of such death or termination shall vest in full and become immediately exercisable.

    FEDERAL INCOME TAX TREATMENT


    The following is a brief description of the Federal income tax treatment which generally will apply to benefits or awards ("Awards") made under the 1994 Stock Option Plan, based on Federal income tax laws in effect on the date hereof. The exact Federal income tax treatment of Awards will depend on the specific nature of any such Award. BECAUSE THE FOLLOWING PROVIDES ONLY A BRIEF SUMMARY OF THE GENERAL FEDERAL INCOME TAX RULES, INDIVIDUALS SHOULD NOT RELY THEREON FOR INDIVIDUAL TAX ADVICE, AS EACH TAXPAYER SITUATION AND THE CONSEQUENCES OF ANY PARTICULAR TRANSACTION WILL VARY DEPENDING UPON THE SPECIFIC FACTS AND CIRCUMSTANCES INVOLVED. RATHER, EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISER FOR PARTICULAR FEDERAL, AS WELL AS STATE AND LOCAL INCOME AND ANY OTHER TAX ADVICE.


    INCENTIVE STOCK OPTIONS. Pursuant to the 1994 Stock Option Plan, participants may be granted options which are intended to qualify as Incentive Options under the provisions of section 422 of the Tax Code. Generally, the optionee is not taxed and RII is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee disposes of the shares acquired upon the exercise of an Incentive Option at any time within (i) one year after the date the shares are transferred to the optionee pursuant to the exercise of such Incentive Option or (ii) two years after the date of

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grant of such  Incentive Option  (a "disqualifying  disposition"), the  optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the amount realized on the date of such disposition or the fair market value of RII's stock on the date of exercise, over the exercise price of such Incentive Option (with any remaining gain being taxed as a capital gain). In such an event, RII generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such optionee. If the optionee does not dispose of the option shares within the above described time limits, there will be no ordinary income recognized upon any subsequent sale or other disposition of the shares, but rather capital gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. RII will not be entitled to any deduction in this event. Finally, exercise of an Incentive Option may result in alternative minimum tax liability for the optionee. Any excess of the fair market value of the stock on the date the Incentive Option is exercised over the option exercise price will be included in the calculation of the optionee's alternative minimum taxable income, which may subject the optionee to the alternative minimum tax at a rate of up to 28%. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee's regular tax liability in later years to the extent that in any such year the optionee's regular tax liability exceeds the alternative minimum tax.

    NONQUALIFIED STOCK OPTIONS. The grant of an option which does not qualify for treatment as an Incentive Option generally is not a taxable event for the optionee. However, upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and RII will generally be entitled to a deduction equal to such amount. Upon the later disposition of the option shares acquired upon exercise, appreciation (or depreciation) after the date of exercise will be treated as capital gain (or loss) to the optionee and will have no tax effect as to RII.


    SPECIAL RULES FOR SECTION 16 INSIDERS. If a nonqualified option has been held for less than six months at the time of exercise, and the exercise price of the option is equal to or less than the fair market value of the acquired shares at the time of exercise, an officer, director or more than 10% shareholder of RII subject to the provisions of Section 16 of the Exchange Act (an "Insider") will not be taxed until the earlier of (i) the expiration of the six-month holding period beginning on the date of grant of the nonqualified option, or
(ii) the sale of the acquired shares, at which time the Insider will recognize ordinary income in an amount equal to the excess, if any, of the then fair market value of the acquired shares over the exercise price of the nonqualified option. Alternatively, pursuant to Section 83(b) of the Tax Code, the Insider may elect within 30 days after exercise of the nonqualified option to recognize ordinary income equal to the excess, if any, of the fair market value of the RII Common Stock on the date of exercise over the exercise price. The capital gains holding period for the acquired shares shall commence immediately following the date on which the optionee is required to recognize ordinary income, and any appreciation (or depreciation) realized following such date, will be taxed as a capital gain (or loss).



    MISCELLANEOUS. Special rules will apply in cases where the participant pays the exercise or purchase price of awards or applicable withholding tax obligations under the 1994 Stock Option Plan by delivering previously owned RII Common Stock or by reducing the amount of shares or other property otherwise issuable pursuant to the award. The surrender in the circumstances below or withholding of such stock will be a taxable event, resulting in the recognition of gain or loss. Such gain will be taxable as ordinary income if the stock surrendered or withheld either (i) was acquired upon exercise of an Incentive Option and the surrender takes place within one year after the exercise or two years after the date of grant of the Incentive Option, or (ii) is both subject to a substantial risk of forfeiture and is not freely transferable for purposes of Section 83 of the Tax Code if the market value of such stock is in excess of the amount paid for the stock and no election has been made under Section 83(b) of the Tax Code. In addition, shares withheld on the exercise of a nonqualified option in order to pay tax withholding should result in tax on the withheld shares equal to the difference between the fair market value of the shares (on the date of exercise) and the exercise price.


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
    Generally, RII will receive a deduction equal to, and will be required to withhold applicable taxes with respect to, any ordinary income recognized by a participant in connection with awards made under the 1994 Stock Option Plan.

    The 1994 Stock Option Plan is not  a "qualified plan" within the meaning  of
Section 401(a) of the Tax Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


    Grants of options under the 1994 Stock Option Plan are intended to qualify as "performance-based compensation" that is excluded from the limitation on the deductibility of compensation paid to certain executive officers under Section 162(m) of the Tax Code.


    Upon the accelerated exercisability of an option in connection with a change in ownership or control of RII, depending upon the individual circumstances of the recipient participant, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Tax Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any "excess parachute payment" and RII will be denied any deduction with respect to such excess parachute payment.

    GRIFFIN COMPENSATION ARRANGEMENTS


    In September 1990, Merv Griffin, the Griffin Group and RII entered into the Old Griffin Services Agreement. Pursuant to the Old Griffin Services Agreement, the Griffin Group granted the Company a non-exclusive license to use the name and likeness of Merv Griffin for purposes of advertising and promoting the Company's facilities and operations and Merv Griffin agreed to serve as Chairman of the Board of Directors of RII. In addition, the Griffin Group agreed to provide to the Company the non-exclusive services of Merv Griffin, on a limited basis, to host or present shows in which he is a featured performer at the Company's facilities. Under the Old Griffin Services Agreement, the Company was not required to compensate the Griffin Group and the Company has not paid any compensation to the Griffin Group, or to Mr. Griffin directly, for Mr. Griffin's services to the Company under the Old Griffin Services Agreement. The term of the Old Griffin Services Agreement was for a period of two years, which expired on September 16, 1992.



    Pursuant to the New Griffin Services Agreement, which replaced the Old Griffin Services Agreement as of its expiration, the Griffin Group granted RII and RIH a non-exclusive license to use Merv Griffin's name and likeness for the purpose of advertising and promoting the Resorts Casino Hotel and the Paradise Island Business. Subject to the performance of their obligations, the Griffin Group also granted RII and RIH the non-exclusive services of Merv Griffin, as Chairman of the Board of Directors of RII and in other capacities, including without limitation spokesperson for RII and RIH. The New Griffin Services Agreement has a basic term of four years. Under certain circumstances however, the New Griffin Services Agreement could remain in force for up to an additional year.


    The Griffin Group was entitled to receive from RII or RIH $4,100,000 upon execution of the New Griffin Services Agreement as compensation for the first two years of services under the New Griffin Services Agreement. The Griffin Group was entitled to compensation in the amounts of $2,205,000 and $2,310,000 for the third and fourth years of such services, respectively. Additional prorated compensation also may be paid to the Griffin Group if the New Griffin Services Agreement continues in force longer than four years. RIH made the $4,100,000 payment for the first two years under the New Griffin Services Agreement in April 1993. Simultaneously, Merv Griffin made a partial prepayment of the Griffin Note in an equal amount to RII thereby reducing the principal amount of the Griffin Note to $7,523,333. RII then canceled the Griffin Note in exchange for the Griffin Group Note in the principal amount of $7,523,333. The Griffin Group Note is payable on demand and bears interest at the rate of 3% per year. The bank letter of credit securing the Griffin Note was released by RII. Merv Griffin has personally guaranteed payment of the Griffin Group Note. Under the New Griffin Services Agreement, RII and RIH have the right, at their option, to elect to satisfy any compensation obligation to the Griffin Group by reducing the outstanding amount of the Griffin Group Note.

    On September 17, 1993, RII made the $2,205,000 payment for the third year of the New Griffin Services Agreement by reducing the principal amount of the Griffin Group Note in an equal amount. On or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement also by reducing the principal amount of the Griffin Group
Note in an equal amount. If for any reason the Griffin Group fails to fulfill its obligations under the New Griffin Services Agreement, it will be obligated to reimburse the Company for all amounts paid with respect to periods for which such obligations are not fulfilled.


    After payment of the $2,310,000 referenced above, but no later than the Effective Date, the Griffin Group will pay RII the balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest. RII will distribute the proceeds of such payment to the holders of the Old Series Notes as part of Excess Cash. Payment in full of outstanding amounts under the Griffin Group Note is a condition to consummation of the Plan.


    The New Griffin Services Agreement also provides that, on the Effective Date, the Griffin Group will be granted the Griffin Warrants. Upon issuance, the Griffin Warrants will entitle the Griffin Group to purchase approximately 10% of the RII Common Stock on a fully diluted basis at a purchase price per share equal to the lesser of $1.875 and the average closing trading price for the 20 trading days following the Effective Date. Once issued, the Griffin Group may exercise the Griffin Warrants, subject to applicable securities laws, at any time prior to the fourth anniversary of the Effective Date. Finally, RII and RIH also will provide the Griffin Group and Merv Griffin with certain indemnification and insurance coverage and reimburse them for certain expenses incurred in connection with the performance under the New Griffin Services Agreement. Pursuant to the Restructuring, the New Griffin Services Agreement will remain in place. See "Description of Griffin Warrants".


    TRANSACTIONS RELATIVE TO SIHL SALE OR PIRL SPIN-OFF. On the Effective Date, the following will occur (amounts reflected are balances as of September 30, 1993; actual amounts will be balances as of the Effective Date):


        (1) GRI will assume the obligation of RIB to repay the intercompany debt owed by RIB to RIH ($50,000,000) plus accrued interest thereon and the intercompany debt owed by RIB to RII ($11,192,000). As a result of such assumptions, RIB will have no obligations to repay any inter-company debt.


        (2) If the SIHL Sale is consummated (or, with the consent of Fidelity and TCW (so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes) if the PIRL Spin-Off is effected), GRI will distribute to its immediate parent, RII, all the outstanding capital stock of RIB that is owned by GRI. RIB is the holding company for the Paradise Island assets located in The Bahamas, which are held in the following corporations: BDL, IHC, PEL, PIB, PIL, PBI and PSS. As a result of such distribution, RIB will be a first-tier subsidiary of RII. Under certain circumstances set forth in the Paradise Island Purchase Agreement (or, if the PIRL Spin-Off is effected, the PIRL Standby Distribution Agreement), RIB will transfer the BDL Shares to a U.S. Paradise Island Subsidiary prior to the SIHL Closing Date (or if the PIRL Spin-Off is effected, prior to the closing of the PIRL Spin-Off). If such a transfer occurs, such U.S. Paradise Island Subsidiary will grant the SIHL BDL Option (or if the PIRL Spin-Off is effected, the PIRL BDL Option) to RIB.



        (3) Either: (A) pursuant to the Paradise Island Purchase Agreement, in exchange for 2,000,000 SIHL Series A Shares, representing 40% of the capital stock of SIHL to be outstanding after the SIHL sale, and the SIHL Aggregate Cash Purchase Price, SIHL will purchase (i) from RII all the capital stock of RIB and (ii) directly or through subsidiaries the RII Real Estate Assets and substantially all the assets of the U.S. Paradise Island Subsidiaries and will assume substantially all the non-intercompany liabilities relating to such assets; or (B) if the SIHL Sale is not consummated on the Effective Date, (i) RII will contribute all the capital stock of RIB to the capital of PIRL, which was formed as a first-tier subsidiary of RII to effect the PIRL Spin-Off, in exchange for PIRL Ordinary Shares (which, when added to the shares of PIRL Ordinary Shares owned by RII, shall equal all the issued and outstanding PIRL Ordinary Shares and which are to be distributed to the holders of the Old Series Notes on the Distribution
    Date) and (ii) subsidiaries of PIRL will acquire the RII Real Estate Assets and substantially all the assets of the U.S. Paradise Island Subsidiaries and will assume substantially all the non-intercompany liabilities relating to such assets.

    For a chart summarizing the ownership structure of RII, including RIB and its subsidiaries and the U.S. Paradise Island Subsidiaries, as of the date hereof and after giving effect to the Restructuring, see "Summary -- Pre-and Post-Restructuring Ownership Structures".


    ISSUANCE OF PROMISSORY NOTES BY RIH TO RIHF. In order to effect the issuance by RIH of the RIH Promissory Note and the RIH Junior Promissory Note the following will occur on the Effective Date (amounts reflected are balances as of September 30, 1993; actual amounts will be balances as of the Effective
Date):


        (1) RIH will distribute the RIH Promissory Note and the RIH Junior Promissory Note, secured by the RIH Mortgage and the RIH Junior Mortgage, respectively, to RII in repayment of the intercompany debt owed to RII by RIH ($51,325,000) and as a distribution to its shareholder.

        (2) RII will exchange the RIH Promissory Note and the RIH Junior Promissory Note, together with the related RIH Mortgage and the RIH Junior Mortgage, for New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes to be issued by RIHF.


        (3) The holders of Old Series Notes will receive the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes and RIHF will assign (A) to the New RIHF Mortgage Note Trustee the RIH Promissory Note, the RIH Mortgage together with an assignment of leases and rents and an assignment of operating assets securing the RIH Promissory Note and (B) to the New RIHF Junior Mortgage Note Trustee the RIH Junior Promissory Note, the RIH Junior Mortgage together with an assignment of leases and rents and an assignment of operating assets securing the RIH Junior Promissory Note.


        (4) RII will contribute to GRI the intercompany obligation of GRI to RII ($51,388,000).

        (5) Upon termination and release of the RIH Pledge Agreement on the Effective Date, GRI will exchange with RIH the $325,000,000 of non-interest bearing RIH Notes for an amount of stock representing on a fully diluted basis 99.99% of the issued and outstanding common stock of RIH.


        (6) On the Effective Date, after the transactions described above have occurred, RII will contribute to the capital of GRI the remaining .01% of the issued and outstanding stock of RIH held by RII on the date hereof. RIH will become a wholly owned first-tier subsidiary of GRI and an indirect subsidiary of RII. RIH will then distribute to GRI, as a return of surplus, the intercompany debt owed by GRI to RIH ($50,000,000) plus accrued interest thereon.



    SUBSIDIARY TRANSACTIONS.


    TGC Holdings, NPO and ESS will remain in place and will be unaffected by the Plan.


    NON-OPERATING REAL PROPERTY. The Company will continue its attempts to sell all the Non-Operating Real Property. However, there can be no assurance that any such sale will occur or, if such a sale does occur, as to the amount of proceeds therefrom. The Company does not expect to sell any portion of the Non-Operating Real Property prior to the consummation of the Plan. If any such sale were to occur prior to the consummation of the Plan, the proceeds would be distributed to holders of the Old Series Notes as a component of Excess Cash. The Non-Operating Real Property will not constitute collateral securing any of the New Debt Securities or the New RIHF Senior Facility Notes.


    DISPUTED CLAIMS OR INTERESTS

    RII and GRI, as well as any other party in interest, may object to the allowance of claims or interests filed with the Bankruptcy Court. Objections will be litigated to a final order in which all rights of appeal have been exhausted (a "Final Order"). However, RII and GRI may compromise and settle any objections to claims or interests, subject to the approval of the Bankruptcy Court, and may seek Bankruptcy Court estimation of disputed claims or interests pursuant to section 502(c) of the Bankruptcy Code.

    SURRENDER AND CANCELLATION OF INSTRUMENTS

    As a condition to receiving any distribution pursuant to the Plan, each holder of an Old Series Note (and the related GRI Guaranty) evidencing an RII Class 2 Claim and a GRI Class 2 Claim must surrender such Old Series Note (and the related GRI Guaranty) to RII or the Disbursing Agent, if any (or establish the unavailability thereof and provide an indemnity arrangement to the satisfaction of RII or the Disbursing Agent, as the case may be), in all cases, in proper form for transfer. Any holder of such an RII Class 2 Claim and a GRI Class 2 Claim that fails to surrender such Old Series Note (and the related GRI Guaranty) within two years from the Effective Date will be deemed to have forfeited all rights, claims and interests and will not participate in any distributions under the Plan.

    On the Effective Date (a) all such Old Series Notes (and the related GRI Guaranty endorsed thereon) will be canceled, and (b) RII's and GRI's obligations under the Old Series Note Indenture, the Old Security Documents and related instruments and agreements will be terminated, canceled and discharged.

    FRACTIONAL INTERESTS AND ODD-LOT HOLDINGS


    Pursuant to the Plan, fractional shares of the New Equity Securities that would be distributable on the basis of the provisions of the Plan will not be issued or distributed. The New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes will be issued only in denominations of $1,000 and integral multiples thereof. As soon as practicable after the Effective Date, the Disbursing Agent for the holders of the Old Series Notes will aggregate and sell all fractional amounts of the New Equity Securities and the New Debt Securities at then prevailing prices and distribute the net proceeds to the security holders entitled thereto. After the initial distribution to holders of Old Series Notes and other creditors under the Plan, no distribution of less than $25 in cash or less than five shares of RII Common Stock shall be made to any holder of an Allowed Claim. Such undistributed amount will be retained by RII and in the case of undistributed RII Common Stock held as treasury shares.


    MANNER OF PAYMENTS UNDER THE PLAN

    At the option of RII, any cash payment to be made by RII pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements, except that payments made to foreign trade creditors holding unsecured claims or to foreign governmental units holding Priority Tax Claims will be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction. Checks issued by RII in respect of Allowed Claims shall be null and void if not negotiated within six months after the date of issuance thereof. Any amounts paid to a Disbursing Agent in respect of such a check shall be promptly returned to RII by a Disbursing Agent. Requests for reissuance of any check shall be made directly to RII by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the second anniversary of the Effective Date and 90 days after the six month period following the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

EFFECTS OF PLAN CONFIRMATION

    VESTING OF ASSETS


    Except as provided in the Plan, on the Effective Date, all assets of RII's bankruptcy estate and GRI's bankruptcy estate shall vest in RII and GRI, respectively, as reorganized pursuant to the Plan, free and clear of all liens, claims, encumbrances and interests, except as provided by the Plan. The Plan contemplates that the rights in collateral of RII Class 3 and RII Class 4 claims existing at the time RII's and GRI's chapter 11 cases are commenced (as modified or supplemented by the order regarding the use of Cash Collateral) will be preserved.


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
    DISCHARGE OF RII AND GRI


    Upon confirmation of the Plan, the Plan's provisions shall (i) bind all holders of claims and interests, whether or not they accept the Plan and (ii) except as otherwise provided in the Plan, discharge RII and GRI from any claim and any "debt" (as such term is defined in section 101(12) of the Bankruptcy
Code) incurred before the Confirmation Date, and RII's and GRI's liability in respect thereof shall be extinguished completely, including without limitation any liability of a kind specified in section 502(g) of the Bankruptcy Code. In addition, except as otherwise provided in the Plan, confirmation of the Plan pursuant to the Confirmation Order acts as a discharge, effective as of the Confirmation Date, as to each creditor or equity interest holder in respect of any direct or indirect right or claim or interest such creditor or equity interest holder had or may have had against or in respect of RII and GRI that arose at any time prior to the Confirmation Date, including without limitation all principal and interest, whether accrued before, on or after the Petition Date commencing RII's and GRI's chapter 11 cases.


    RETENTION OF JURISDICTION

    Notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date, the Plan provides for the retention of jurisdiction by the Bankruptcy Court over RII's and GRI's chapter 11 cases: (a) to determine the Allowed Amount of disputed claims; (b) to determine requests for payment of claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto; (c) to resolve controversies and disputes regarding interpretation and implementation of the Plan; (d) to enter orders in aid of the Plan, including without limitation appropriate orders (which may include contempt or other sanctions) to protect RII or GRI; (e) to modify the Plan or remedy any apparent defect or omission in the Plan; (f) to determine any and all applications, claims, adversary proceedings and contested or litigated matters pending on the Confirmation Date or as timely filed pursuant to the Bankruptcy Code or an order of the Bankruptcy Court; (g) to allow, disallow, estimate, liquidate or determine any claim and to enter or enforce any order requiring the filing of any such claim before a particular date; (h) to determine any and all pending applications for the rejection or disaffirmance of executory contracts or leases, or for the assignment of assumed executory contracts and leases, and to hear, determine, and, if appropriate, liquidate, any and all claims arising therefrom; (i) to hear and determine any avoidance or recovery action not waived or released pursuant to the Plan and any action for determination of RII's and GRI's tax liability pursuant to section 505 of the Bankruptcy Code; (j) to enter a final decree closing the chapter 11 cases; and (k) to determine such other matters that may arise in connection with the chapter 11 cases, the Plan or the Confirmation Order.

    TERM OF INJUNCTIONS OR STAYS

    Unless otherwise provided in the Plan, all injunctions or stays provided for in RII's and GRI's chapter 11 cases pursuant to section 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The Confirmation Order shall provide that the distributions and transfers of property pursuant to the terms of the Plan are made free and clear of all claims (except as otherwise expressly provided in the Plan), and that upon the confirmation of the Plan, except as otherwise expressly provided in the Plan, all holders of claims will be permanently enjoined from and restrained against commencing or continuing any suit, action or proceeding or asserting against RII, GRI or their assets any claim, interest or cause of action based upon any claim or interest, which is based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

                                THE SOLICITATION

GENERAL


    RII and GRI, upon the terms and subject to the conditions set forth herein and in the voting instructions set forth in the Ballots and Master Ballots, are soliciting an Acceptance of the Plan from each entity that was a beneficial owner on the Voting Record Date of (a) any Old Series Notes (and the beneficiary of the related GRI Guaranty endorsed therein), (b) any RII Common Stock, (c) the GRI Common Stock, (d) the RII Intercompany Claim and (e) 1990 Stock Options. The term "beneficial owner" includes any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, the power to vote or direct the voting of a security, and/or dispose or direct the disposition of a security. A form of Ballot and, where appropriate, a form of Master Ballot, to be used for voting to accept or reject the Plan and, in the case of holders of Old Series Notes, for indicating consents to the termination and release of the Old Security Documents, together with a pre-addressed postage-paid envelope, has been provided with this Information Statement/ Prospectus.


    The terms of the Solicitation are for the sole benefit of RII and GRI and may be asserted by RII and GRI regardless of the circumstances or may be waived by RII and GRI, in whole or in part, at any time and from time to time, in their sole discretion (subject to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes). Any determination by RII and GRI concerning the terms of the Solicitation will be final and binding upon all parties, subject only to approval of the Bankruptcy Court when required.

PERSONS ENTITLED TO VOTE; VOTING RECORD DATE

    The following classes of claims and interests are impaired under the Plan and all holders of Allowed Claims or Interests in such classes as of the Voting Record Date are entitled to vote to accept or reject the Plan:

RII Class 2   --         Claims of holders of Old Series Notes (use the gray Ballot)
RII Class 7   --         Interests of holders of RII Common Stock (use the blue Ballot)
RII Class 8   --         Interests of holders of 1990 Stock Options (use the green Ballot)
GRI Class 2   --         Claims of holders of GRI Guaranty (use the gray Ballot)
GRI Class 4   --         Claim of RII, as the holder of the RII Intercompany Claim
GRI Class 5   --         Interest of RII, as the holder of all GRI Common Stock


    Any holder of claims or interests in more than one class is required to vote separately with respect to each class in which such holder has claims or interests. Please use a separate Ballot of the appropriate form to vote each such class or interest. Although RII Class 2 Claims and GRI Class 2 Claims are to be voted on the same Ballot, holders of such claims must use a separate Ballot for each series of Old Series Notes which they hold and for each account in which Old Series Notes are held. In addition, banks and brokerage firms must submit separate Master Ballots for each series of Old Series Notes for which they have beneficial owners.



    The Voting Record Date for voting on the Plan is the close of business in the City of New York, State of New York on January 10, 1994. To be entitled to vote to accept or reject the Plan, a holder of an RII Class 2 Claim, RII Class 7 Interest, RII Class 8 Interest, GRI Class 2 Claim, GRI Class 4 Claim or GRI Class 5 Interest must have been the beneficial owner of such claim or interest at the close of business on the Voting Record Date. It is important that all beneficial owners vote to accept or reject the Plan. Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only beneficial owners who vote will be counted. Each beneficial owner electing to vote on the Plan should (i) carefully read the voting instructions set forth in the applicable Ballot, (ii) complete the applicable Ballot, (iii) mark the Ballot to indicate his or her vote on the Plan, (iv) in the case of holders of Old Series Notes, indicate in the appropriate place on the Ballot whether he or she consents to the release of the Old Security Documents and (v) sign and return the Ballot in accordance with the instructions set forth thereon. ANY BALLOT THAT IS EXECUTED BY A BENEFICIAL OWNER AND DOES NOT INDICATE A REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN.

VOTING DEADLINE; EXTENSIONS; MODIFICATIONS


    The Solicitation will expire at 5:00 p.m., New York City time, on the Voting Deadline. Except to the extent RII and GRI so determine or as permitted by the Bankruptcy Court, Ballots or Master Ballots that are received after the Voting Deadline will not be accepted or used by RII and GRI in connection with RII's or GRI's request for confirmation of the Plan (or any permitted modification thereof). The Solicitation will not be terminated prior to March 15, 1994, unless the Company is required to seek immediate protection under chapter 11 of the Bankruptcy Code as a result of an acceleration of the maturity of the Old Series Notes or a foreclosure upon the collateral securing the Old Series Notes.


    RII and GRI expressly reserve the right, at any time or from time to time, to extend the Voting Deadline by giving oral or written notice to the Solicitation Agent of such extension. Any extension or expiration of the Voting Deadline will be followed as promptly as practicable by a public announcement made through the Dow Jones News Service. There can be no assurance that RII and GRI will exercise their right to extend the Voting Deadline. During any extension of the Voting Deadline, all Ballots and Master Ballots previously given will remain subject to all the terms and conditions of the Solicitation, including the withdrawal and revocation rights specified herein.

    RII and GRI expressly reserve the right to modify, at any time and from time to time, the terms of the Solicitation or the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and to the approval of Fidelity and TCW, so long as the funds and accounts managed by them hold in the aggregate at least 20% of the outstanding Old Series Notes). If RII or GRI makes a material change in the terms of the Solicitation or the Plan or if it waives a material condition, RII and GRI will disseminate additional solicitation materials and will extend the Solicitation, in each case to the extent required by law. See "The Plan -- Conditions Precedent to Confirmation and Consummation of the Plan".

AGREEMENTS UPON FURNISHING BALLOTS

    The delivery of a Ballot or Master Ballot by a holder in accordance with the procedures set forth below will constitute an agreement between such holder and RII and GRI to accept all the terms of, and conditions to, this Solicitation.


PROCEDURE FOR VOTING ON THE PLAN


    GENERAL


    Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received with respect to the Old Series Notes (and the related GRI Guaranty), the RII Intercompany Claim, the RII Common Stock, the GRI Common Stock or 1990 Stock Options, only those beneficial owners of the Old Series Notes, the RII Common Stock or 1990 Stock Options as of the Voting Record Date who vote will be counted. It is therefore important that all such holders of the Old Series Notes, the RII Common Stock or 1990 Stock Options vote to accept or reject the Plan. Each beneficial owner electing to vote on the Plan should (i) carefully read the voting instructions set forth herein and in the applicable Ballot, (ii) complete the applicable Ballot, in accordance with the instructions set forth below, (iii) mark the Ballot to indicate his or her vote on the Plan, (iv) in the case of holders of Old Series Notes, indicate in the appropriate place on the Ballot whether he or she consents to the release of the Old Security Documents and (v) sign and return the Ballot in accordance with the instructions set forth thereon. ANY BALLOT THAT IS EXECUTED BY A HOLDER AND DOES NOT INDICATE A REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. RII and GRI intend to urge the Bankruptcy Court to count executed but unmarked Ballots as deemed acceptances of the Plan and, in the case of Ballots from holders of Old Series Notes, consents to release and terminate the Old Security Documents. There can be no assurance, however, that the Bankruptcy Court will permit unmarked Ballots to be counted. Accordingly, RII and GRI urge all persons entitled to vote to both execute their Ballots and mark whether they accept or reject the Plan.

    ANY BALLOT THAT IS EXECUTED BY A HOLDER OF OLD SERIES NOTES BUT FAILS TO INDICATE WHETHER CONSENT TO RELEASE OF THE OLD SECURITY DOCUMENTS IS GIVEN OR WITHHELD SHALL BE DEEMED TO BE A CONSENT TO THE TERMINATION AND RELEASE OF THE OLD SECURITY DOCUMENTS. Failure by a beneficial owner to send a duly signed Ballot will be deemed not to be a vote regarding the Plan.

    RII and GRI are providing copies of this Information Statement/Prospectus, Ballots and, where appropriate, Master Ballots, to all holders of record of the Old Series Notes (and the related GRI Guaranty endorsed thereon), the RII Common Stock and 1990 Stock Options on the Voting Record Date. Such holders may include brokerage firms, commercial banks, trust companies, or other nominees. If such entities do not hold for their own account, they should provide copies of this Information Statement/Prospectus and the appropriate Ballots to their customers and beneficial owners and follow the procedures described below.

    SOLICITATION AGENT


    Hill and Knowlton will act as Solicitation Agent in connection with the Solicitation. Its telephone number is (212) 210-8850 (call collect). As part of its responsibilities as Solicitation Agent, Hill and Knowlton will tabulate all votes cast in connection with the Solicitation. All inquiries relating to the Solicitation should be directed to Hill and Knowlton. Requests for information or additional copies of this Information Statement/Prospectus or Ballots also should be directed to Hill and Knowlton. All deliveries to Hill and Knowlton in its capacity as Solicitation Agent should be directed to the address set forth on the back cover page of this Information Statement/Prospectus.


    BROKERAGE FIRMS, BANKS AND OTHER NOMINEES


    Each brokerage firm that is the registered holder of Old Series Notes (and the related GRI Guaranty) or RII Common Stock for a beneficial owner, or is a participant in a securities clearing agency and is authorized to vote in the name of such securities clearing agency pursuant to an omnibus proxy (as described below) and is acting for a beneficial owner, should vote on behalf of such beneficial owner by (i) distributing a copy of this Information Statement/Prospectus, the SIHL Prospectus and all appropriate Ballot(s) and a self addressed, postage prepaid envelope to such beneficial owner, (ii) collecting a signed Ballot from each such beneficial owner, (iii) completing a Master Ballot by compiling the votes and other information from the Ballots collected, and (iv) transmitting such Master Ballot to the Solicitation Agent on or before the Voting Deadline. A proxy intermediary acting on behalf of a brokerage firm or bank may perform the procedures outlined in the preceding sentence on behalf of such brokerage firm.



    Each commercial bank or trust company that is the registered holder of Old Series Notes (and the related GRI Guaranty) or RII Common Stock for a beneficial owner may arrange for such beneficial owner to vote by (i) executing all appropriate Ballot(s), and (ii) sending to such beneficial owner a copy of this Information Statement/Prospectus, the SIHL Prospectus, such executed Ballot(s) and a stamped envelope addressed to the Solicitation Agent to be completed by such beneficial owner and returned to the Solicitation Agent or follow the procedures outlined in the previous paragraph.


    A beneficial owner of Old Series Notes (and beneficiary of the related GRI Guaranty) or RII Common Stock may receive multiple mailings containing Ballot(s), especially if such beneficial owner owns Old Series Notes or RII Common Stock through more than one broker or bank. Each beneficial owner should complete and return all Ballots received by it in the return envelope provided with each such Ballot. Each beneficial owner should indicate on each Ballot the names of all broker-dealers or other intermediaries or persons who are registered holders of Old Series Notes (and the related GRI Guaranty) or RII Common Stock on his behalf. Registered holders or nominees compiling Master Ballots should include all such account information on the Master Ballot. Any beneficial owner who has not received a Ballot should contact his brokerage firm or nominee, or the Solicitation Agent.

    BENEFICIAL OWNERS HOLDING THROUGH NOMINEES

    Any beneficial owner holding Old Series Notes (and the related GRI Guaranty) or RII Common Stock in "street name" through a brokerage firm, bank, trust company or other nominee must vote on the Plan by following the instructions set forth below:


        1. Complete and sign the Ballot (unless the Ballot has already been signed by the bank, trust company or other nominee); and



        2. Return the Ballot as promptly as possible to the addressee on the pre-addressed, stamped envelope enclosed with the Ballot. If no pre-addressed, postage paid envelope was enclosed, contact the Solicitation Agent for instructions.


Any Ballot returned by a beneficial owner to a brokerage firm or proxy intermediary will not be counted until such brokerage firm or proxy intermediary properly completes and delivers to the Solicitation Agent a Master Ballot that reflects such vote. Therefore, you must return your Ballot to the brokerage firm or financial intermediary in sufficient time prior to the Voting Deadline to permit the nominee to complete and return a Master Ballot to the Solicitation Agent prior to the Voting Deadline.

    BENEFICIAL AND RECORD OWNERS

    Any beneficial owner of Old Series Notes (and the related GRI Guaranty) or RII Common Stock who also is the record owner of such Old Series Notes or RII Common Stock must vote on the Plan by following the instructions set forth below:


        1.  Complete and sign the Ballot; and


        2. Mail the Ballot to the Solicitation Agent as promptly as possible using the pre-addressed, stamped envelope enclosed with the Ballot. If no pre-addressed, postage paid envelope was enclosed, contact the Solicitation Agent for instructions.


    SECURITIES CLEARING AGENCIES

    RII and GRI expect that each of the Depository Trust Company, The Midwest Securities Trust Company and The Philadelphia Depository Trust Company, as a nominee holder of Old Series Notes or RII Common Stock, will execute an omnibus proxy in favor of its respective participants. As a result of such omnibus proxies, each such participant will be authorized to vote the securities owned by it and held in the name of such securities clearing agencies.

    OTHER

    If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested by RII or GRI, must submit proper evidence satisfactory to RII or GRI of authority to so act. Authorized signatories (E.G., custodians, trustees, etc.) should submit separate Ballots for each beneficial owner for whom they are voting.


    RII and GRI, in their sole discretion, may reject any Ballot or Master Ballot as invalid and, therefore, decline to utilize it in connection with seeking confirmation of the Plan by the Bankruptcy Court unless such Ballot or Master Ballot is properly completed and timely submitted to the Solicitation Agent on or prior to the Voting Deadline together with any other documents required by such Ballot or Master Ballot. IN NO CASE SHOULD A BALLOT OR MASTER BALLOT BE DELIVERED TO RII, GRI, OR THE OLD SERIES NOTE TRUSTEE.


    RII AND GRI ARE NOT AT THIS TIME REQUESTING THE DELIVERY OF, AND WILL NOT ACCEPT, CERTIFICATES REPRESENTING OLD SERIES NOTES. PROMPTLY AFTER THE EFFECTIVE DATE, RII WILL FURNISH ALL HOLDERS OF OLD SERIES NOTES WITH AN APPROPRIATE LETTER OF TRANSMITTAL TO BE USED TO REMIT OLD SERIES NOTES IN EXCHANGE FOR APPROPRIATE NEW DEBT SECURITIES, NEW EQUITY SECURITIES, EXCESS CASH, NET RESERVED CASH, IF ANY, NET PLAN CONSUMMATION CASH, IF ANY, AND DEFERRED CASH. THE EXISTING HOLDERS OF EQUITY INTERESTS WILL RETAIN THE CERTIFICATES REPRESENTING RII COMMON STOCK AND THE 1990 STOCK OPTIONS, AS THE CASE MAY BE.

WAIVERS OF DEFECTS, IRREGULARITIES, ETC.


    Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots or Master Ballots or Acceptances will be determined by RII and GRI, in their sole discretion, which determination will be final and binding. RII and GRI reserve the absolute right to contest the validity of any revocation or withdrawal. RII and GRI also reserve the right to reject any and all Ballots or Master Ballots not in proper form, the acceptance of which would, in the opinion of RII, GRI or their counsel, be unlawful. RII and GRI further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot. The interpretation (including of the Ballot or Master Ballot and the respective instructions thereto) by RII and GRI, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots or Master Ballots must be cured within such time as RII and GRI (or the Bankruptcy Court) determine. Neither RII nor GRI nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of, or notices of revocation or withdrawal of, Ballots or Master Ballots, nor will any of them incur any liability for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots or Master Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.


CONSENTS TO TERMINATION AND RELEASE OF OLD SECURITY DOCUMENTS


    RII also is soliciting the consents of the record holders of Old Series Notes pursuant to the terms of the Old Series Note Indenture in order to terminate and release the Old Security Documents under which the liens on the property securing the Old Series Notes were granted or created. Such consents will terminate and release the Old Security Documents and will release the parties to the Old Security Documents from all obligations thereunder. Such consents must be evidenced by such record holder separately from their vote on the Plan. The Ballots for the holders of the Old Series Notes permit holders to give or withhold such consent. ANY EXECUTED BALLOT WITH RESPECT TO THE PLAN RETURNED WITHOUT AN INDICATION TO WITHHOLD SUCH CONSENT WILL BE DEEMED TO GIVE SUCH CONSENT.



    RII is soliciting these consents for the purposes of: (i) releasing the Resorts Casino Hotel from the lien of the Old Security Documents so that it may be encumbered to secure the RIH Senior Facility Note, the RIH Senior Facility Guaranty, the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty; (ii) releasing all of the assets and capital stock of RII's subsidiaries to effect either the SIHL Sale or the PIRL Spin-Off; and (iii) releasing the Non-Operating Real Property from the liens of the Old Security Documents. Absent a release of the Old Security Documents through either consent or (if feasible) an appropriate Bankruptcy Court order, the transactions contemplated by the Plan cannot be consummated. In no event will the consents to release the Old Security Documents be used to effectuate the termination and release of the Old Security Documents in the absence of the confirmation and consummation of the Plan. If RII and GRI fail to receive the Requisite Acceptances, notwithstanding receipt of sufficient consents to release and terminate the Old Security Documents pursuant to the Old Series Note Indenture, such consents will only be used in the event that RII and GRI continue to pursue confirmation and consummation of the Plan. In the event that RII and GRI elect or are required to resolicit Acceptances of the Plan, however, they reserve the right not to resolicit with respect to the consents to release the Old Security Documents and to use consents received from the initial Solicitation. Consents to release and terminate the Old Security Documents may be withdrawn or revoked at any time prior to the Voting Deadline.


WITHDRAWAL; REVOCATION RIGHTS

    Ballots or Master Ballots previously delivered may be withdrawn or revoked at any time prior to the Voting Deadline by the beneficial owner on the Voting Record Date who completed the original Ballot or by the nominee who completed the Master Ballot on such beneficial owner's behalf, as the case may be. Only the person or nominee who submits a Ballot can withdraw or revoke that Ballot. A

Ballot may be revoked or withdrawn either by submitting a superseding Ballot or by providing written notice to the Solicitation Agent. Neither RII nor GRI intends to commence a case under chapter 11 of the Bankruptcy Code prior to the Voting Deadline, although it reserves the right to do so in its sole discretion. After commencement of the chapter 11 cases, withdrawal or revocation may be effected only with the approval of the Bankruptcy Court.


    Acceptances or rejections may be withdrawn or revoked prior to commencement of the chapter 11 cases by complying with the following procedures: (a) a beneficial owner holding Old Series Notes or RII Common Stock in "street name" who returned his Ballot to a brokerage firm, proxy intermediary, or other nominee should deliver a written notice of withdrawal or revocation to such brokerage firm proxy intermediary or other nominee, as the case may be; and (b) all other beneficial owners should deliver a written notice of withdrawal or revocation to the Solicitation Agent. To be effective, notice of revocation or withdrawal must: (i) be received on or before the Voting Deadline by the Solicitation Agent at its address specified on the back cover of this Information Statement/Prospectus; (ii) specify the name of the holder of the Old Series Notes or RII Common Stock whose vote on the Plan is being withdrawn or revoked; (iii) contain the description of the Old Series Notes (and related GRI Guaranty) or RII Common Stock or 1990 Stock Options as to which a vote on the Plan is withdrawn or revoked; and (iv) be signed by the holder of the Old Series Notes (and related GRI Guaranty) or RII Common Stock or 1990 Stock Options who executed the Ballot reflecting the vote being withdrawn or revoked, or by the nominee who executed the Master Ballot reflecting the vote being withdrawn or revoked, as applicable, in each case in the same manner as the original signature on the Ballot or Master Ballot, as the case may be. In addition to the foregoing information, in the case of a nominee that withdraws or revokes votes reflected on a Master Ballot, such nominee also must specify the customer account or sequence number(s) of the beneficial owner whose vote is being withdrawn or revoked. The foregoing procedures should also be followed with respect to a person entitled to vote on the Plan who wishes to change (rather than revoke or withdraw) its vote.


TERMINATION

    Notwithstanding any provisions of the Solicitation, RII and GRI will not be required to accept any Ballot or Master Ballot and may terminate or amend the Solicitation at its option at any time on or after the date of the commencement of the Solicitation.

FEES AND EXPENSES

    The expenses of soliciting Acceptances will be borne by RII (including the costs and expenses incurred by nominees in mailing this Information Statement/Prospectus, Master Ballots and Ballots to impaired creditors and equity interest holders). The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile, telephone or in person by officers and regular employees of RII and its affiliates, who will not receive additional compensation therefor, and by Hill and Knowlton. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward the material regarding the Solicitation to the beneficial owners of each of the Old Series Notes and the RII Common Stock. RII will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services.

SOLICITATION AGENT

    Hill and Knowlton will act as Solicitation Agent in connection with the Solicitation. Its telephone number is (212) 210-8850 (call collect). All inquiries relating to the Solicitation should be directed to Hill and Knowlton at such telephone number. Requests for information or additional copies of this Information Statement/Prospectus or Ballots should be directed to Hill and Knowlton. All deliveries to Hill and Knowlton in its capacity as Solicitation Agent should be directed to the address set forth on the back cover page of this Information Statement/Prospectus.

    Hill and Knowlton will receive reasonable and customary compensation for services rendered in connection with the Solicitation, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain expenses in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of November 30, 1993, Merv Griffin, the Chairman of the Board, owned of record or beneficially 4,398,115 shares of RII Common Stock (approximately 21.82% of such class). Merv Griffin has informed RII that he will vote his RII Common Stock in favor of the Plan.

    As of November 30, 1993, there were 37 holders of 1990 Stock Options to purchase 1,758,800 shares of RII Common Stock. The holders of 1990 Stock Options to purchase 1,307,300 shares of RII Common Stock (approximately 74% of such class), consisting of the Company's current management and David P. Hanlon, the former Chief Executive Officer of RII, have informed RII that they intend to vote their 1990 Stock Options in favor of the Plan.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

    The following directors and officers of RII may have, to the extent indicated, an interest in the Restructuring.


    In April 1993, RII, RIH and the Griffin Group executed the New Griffin Services Agreement to be effective as of September 17, 1992, upon the expiration of the Old Griffin Services Agreement. Merv Griffin serves as a director and the Chairman of the Board of RII. The Griffin Group is a company controlled by Merv Griffin. The New Griffin Services Agreement will remain in place after the Effective Date. The New Griffin Services Agreement has a four-year term. Under certain circumstances, however, the New Griffin Services Agreement could remain in force up to an additional year. Pursuant to the New Griffin Services Agreement, Mr. Griffin and the Griffin Group will promote the operations of the Company in Atlantic City and The Bahamas. Fees of $6,305,000 have already been paid to the Griffin Group for the first three years of the term of the New Griffin Services Agreement. In conjunction with the negotiations among RII, Fidelity, TCW and the Griffin Group relating to the Griffin Group's performance under the New Griffin Services Agreement, certain modifications to the New Griffin Services Agreement were negotiated. As a result of these modifications, the following will occur: (1) on or prior to the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement by reducing the principal amount of the Griffin Group Note in an equal amount; (2) subsequent to such payment, but no later than the Effective Date, the Griffin Group will pay the balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest to RII; and (3) on the Distribution Date, RII will issue to the Griffin Group the Griffin Warrants to purchase 4,665,000 shares RII Common Stock, or approximately 10% of the RII Common Stock on a fully diluted basis. The Griffin Warrants will be exercisable on the Effective Date at an exercise price of the lesser of $1.875 and the average closing price of RII Common Stock for the 20 trading days following the Effective Date. In conjunction with the negotiations among RII, Fidelity, TCW and the Griffin Group, the Griffin Group negotiated a reduction in the exercise price for the Griffin Warrants from the original exercise price set forth in the New Griffin Services Agreement. The exercise prices prior to such amendment were based upon percentages of the average closing price of the RII Common Stock during the 20 trading days following the Effective Date (with certain minimum prices) and ranged from the greater of $1.00 or 125% of such price as to the first 25% of the Griffin Warrants up to the greater of $1.75 or 200% of such price as to the final 25% of the Griffin Warrants. The change in the exercise price was approved by RII, and consented to by Fidelity and TCW, to provide additional incentives to the Griffin Group for its efforts to improve the operations and value of RII.



    Mr. David Hanlon, the President and Chief Executive Officer of RII until October 31, 1993, owns fully vested 1990 Stock Options to purchase 1,094,800 shares of RII Common Stock (or 5.15% of the outstanding shares of the RII Common Stock assuming such options were exercised). Pursuant to the Hanlon Employment Agreement, Mr. Hanlon received $720,000 earned under the Hanlon Employment Agreement but not yet paid as of October 31, 1993. In addition, pursuant to the Hanlon Termination Agreement, Mr. Hanlon is entitled to receive a total of $2,648,656, consisting of the present value of future base salary under the Hanlon Employment Agreement as determined under the Hanlon Termination Agreement in the sum of $1,303,076 and $1,345,580 in respect of the performance bonuses for fiscal years ending 1994 and 1995 payable under the Hanlon Employment Agreement, half of which was paid on October 31, 1993 and half of which will be paid upon the earlier of (i) the acceptance of a reorganization or recapitalization of RII by the requisite number and amount of RII's creditors voting on such restructuring or reorganization and (ii) April 15, 1995. In addition, Mr. Hanlon will receive a bonus from RII in the amount of $325,000 in connection with the reorganization or recapitalization of RII, payable prior to any bankruptcy filing by RII. Finally, Mr. Hanlon will receive a bonus of $300,000 upon the disposition of the Paradise Island Business. Accordingly, Mr. Hanlon would receive a total of $625,000 in connection with the Restructuring. The payment to be made to Mr. Hanlon with respect to the disposition of the Paradise Island Business may be subject to the approval of the Bankruptcy Court.


    Mr. Alvarez, a director of RII, is also the Chairman of Alvarez & Marsal, a financial advisory firm which RII has retained to provide it with advice regarding the Restructuring. For a discussion of the interests of Alvarez & Marsal in the Restructuring, see "Agreements with Financial Advisers".



    AGREEMENTS WITH FINANCIAL ADVISERS


    In October 1991, RII retained Bear Stearns as its financial adviser to assist it in the development and analysis of financial alternatives and the development of a long-term financial plan. In February 1992, RII's Board of Directors also authorized the retention of two other financial advisers, DLJ and Alvarez & Marsal, to provide additional advice.


    RII retained Bear Stearns pursuant to a letter agreement, amended as of July 1, 1993. Under the Bear Stearns letter agreement, RII paid Bear Stearns an initial cash fee of $150,000 and is obligated to pay Bear Stearns a monthly fee of $75,000. As of June 30, 1993, RII had paid Bear Stearns fees in an aggregate amount of $1,650,000. Pursuant to the terms of the Bear Stearns letter agreement, RII also has agreed to pay Bear Stearns a transaction fee, which will be payable upon the completion of the Restructuring. RII estimates that the transaction fee payable to Bear Stearns will be approximately $1,633,000. All monthly fees payable to Bear Stearns subsequent to July 1, 1993 are creditable against such transaction fee. RII also has agreed to reimburse Bear Stearns for certain out-of-pocket expenses, and to indemnify it against certain liabilities that might arise in connection with the Restructuring.


    RII's agreement with DLJ provided for RII to pay to DLJ an initial fee of $65,000 and 100,000 shares of RII Common Stock, and monthly fees of $50,000 and 35,000 shares of RII Common Stock commencing March 1, 1992. RII paid the initial cash fee and the cash portion of monthly fees through April 1993, at which time the agreement was terminated. No shares of RII Common Stock have yet been issued to DLJ pursuant to the agreement. RII also reimbursed DLJ for certain out-of-pocket expenses, and indemnified it against certain liabilities that might arise in connection with the Restructuring. The total amount that has been paid to DLJ was $765,000, and DLJ is entitled to receive 590,000 shares of RII Common Stock, which will be distributed to DLJ prior to the Petition Date.



    RII engaged Alvarez & Marsal pursuant to a letter agreement, dated March 1, 1992, as amended on September 14, 1992. Under the Alvarez & Marsal letter agreement, RII paid Alvarez & Marsal monthly fees of $50,000 amounting to $300,000 through August 1992, at which time RII's payment of such fees was suspended. Pursuant to the terms of the Alvarez & Marsal letter agreement, RII also has agreed to pay Alvarez & Marsal a transaction fee of $250,000 and 125,000 shares of RII Common Stock upon receipt of Requisite Acceptances for the Restructuring. It is anticipated that this fee will be paid prior to the filing of RII's and GRI's bankruptcy cases. RII also has agreed to reimburse Alvarez & Marsal for its out-of-pocket expenses, and to indemnify it against certain liabilities that might arise in connection with the Restructuring.

                             CAPITALIZATION OF RII

    The following table sets forth the historical consolidated capitalization of
RII   and  its  subsidiaries  at  September   30,  1993,  and  RII's  pro  forma
capitalization at such date after giving effect to the Restructuring.

                                                                                         SEPTEMBER 30, 1993
                                                                                     --------------------------
                                                                                      HISTORICAL    PRO FORMA
                                                                                     ------------  ------------
                                                                                           (IN THOUSANDS)
Current maturities of long-term debt:
  Old Series A Notes (a)...........................................................  $    233,953
  Old Series B Notes (a)...........................................................       195,336
  Other............................................................................           211  $         81
                                                                                     ------------  ------------
    Total current maturities.......................................................       429,500            81
                                                                                     ------------  ------------
Long-term debt:
  New RIHF Mortgage Notes (b)......................................................                     116,625
  New RIHF Junior Mortgage Notes (c)...............................................                      30,975
  RIHF Senior Facility Notes (d)...................................................
  Showboat Notes (e)...............................................................        84,357        84,357
  Other............................................................................           184            15
                                                                                     ------------  ------------
    Total long-term debt...........................................................        84,541       231,972
                                                                                     ------------  ------------
Shareholders' equity (deficit):
  RII Common Stock.................................................................           202           379
  RII Class B Common Stock (f).....................................................
  Capital in excess of par.........................................................       102,092       133,965
  Accumulated deficit..............................................................      (166,926)     (129,797)
                                                                                     ------------  ------------
                                                                                          (64,632)        4,547
  Note receivable from related party...............................................        (5,318)
                                                                                     ------------  ------------
    Total shareholders' equity (deficit)...........................................       (69,950)        4,547
                                                                                     ------------  ------------
      Total capitalization.........................................................  $    444,091  $    236,600
                                                                                     ------------  ------------
                                                                                     ------------  ------------

- ------------------------
(a) See "Description of Old Series Notes". Historical amounts are net of unamortized discounts of $10,273,000 and $9,010,000 for the Old Series A Notes and the Old Series B Notes, respectively.
(b) See "Description of New RIHF Mortgage Notes". Pro forma balance is net of unamortized discount of $8,375,000.
(c) See "Description of New RIHF Junior Mortgage Notes". Pro forma balance is net of unamortized discount of $4,025,000.
(d) See "Description of RIHF Senior Facility Notes". Assumes no borrowings under the RIHF Senior Facility.
(e) See "Description of Showboat Notes". Amounts are net of unamortized discount of $20,976,000.
(f) See "Description of New Equity Securities -- Description of RII Class B Common Stock".

                             CAPITALIZATION OF PIRL

    The following table sets forth the historical combined capitalization at September 30, 1993, for RIB, consolidated with its subsidiaries, and the U.S. Paradise Island Subsidiaries. If the SIHL Sale is not consummated on the Effective Date, the PIRL Spin-Off will be effected. The pro forma capitalization of PIRL assumes the PIRL Spin-Off occurs. Because the PIRL Spin-Off will result in RIB becoming a subsidiary of PIRL and other subsidiaries of PIRL acquiring the assets and related liabilities of the U.S. Paradise Island Subsidiaries, the pro forma capitalization presented is for PIRL consolidated with its subsidiaries.

                                                                                             SEPTEMBER 30, 1993
                                                                                          ------------------------
                                                                                          HISTORICAL    PRO FORMA
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
Short-term debt:
  Current maturities of long-term debt..................................................  $       130  $       130
  Note payable to affiliate (a).........................................................       50,000           --
                                                                                          -----------  -----------
                                                                                               50,130          130
                                                                                          -----------  -----------
Long-term debt -- capitalized lease obligations.........................................          169          169
                                                                                          -----------  -----------
Shareholders' equity:
  Capital stock.........................................................................           33           50
  Capital in excess of par..............................................................      147,546      124,950
  Retained earnings (accumulated deficit)...............................................      (43,527)          --
                                                                                          -----------  -----------
    Total shareholders' equity..........................................................      104,052      125,000
                                                                                          -----------  -----------
      Total capitalization..............................................................  $   154,351  $   125,299
                                                                                          -----------  -----------
                                                                                          -----------  -----------

- ------------------------
(a)   Note payable to RIH to be assumed by GRI as part of the Restructuring.

                              ACCOUNTING TREATMENT


    RII proposes to account for the Restructuring as required by Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). Pursuant to SOP 90-7, the New Debt Securities will be stated at the present values of amounts to be paid, determined at appropriate current interest rates. The difference between the carrying value of the Old Series Notes and the sum of the fair values of the items exchanged therefor (I.E., (i) Excess Cash, (ii) New RIHF Mortgage Notes, (iii) the Units comprised of the New RIHF Junior Mortgage Notes and RII Class B Common Stock,
(iv) SIHL Series A Shares, the SIHL Aggregate Cash Purchase Price and non-transferable rights to receive payments from Net Reserved Cash (or if the SIHL Sale is not consummated on the Effective Date, PIRL Ordinary Shares), (v) RII Common Stock and (vi) non-transferable rights to receive payments from Net Plan Consummation Cash and Deferred Cash) will be recognized as an extraordinary item, along with the tax effects of the exchange. In addition, the difference between the carrying values and the fair values of the equity and/or assets transferred in clause (iv) above will be recognized in earnings from operations.

                       SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial information presented below for RII, RIH and the PIRL Group was derived from the consolidated financial statements of RII and RIH and the combined financial statements of the PIRL Group and should be read in conjunction with such consolidated or combined financial statements, the notes thereto and the other financial information included herein. Information presented at September 30, 1993 and for the three quarters ended September 30, 1992 and 1993 is derived from unaudited consolidated or combined financial statements of the respective entities. In the opinion of management, such unaudited financial statements include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation. The results for the three quarters ended September 30, 1993 are not necessarily indicative of the results to be expected for the year ending December 31, 1993.
                          RESORTS INTERNATIONAL, INC.
                (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                                                   FOR THE YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------
                                                                                                                 FOR THE THREE
                                    1988                                 1990                                    QUARTERS ENDED
                         --------------------------             ----------------------                           SEPTEMBER 30,
OPERATING INFORMATION      THROUGH         FROM                  THROUGH      FROM                            --------------------
      (NOTE A)           NOVEMBER 14   NOVEMBER 15     1989     AUGUST 31  SEPTEMBER 1    1991       1992       1992       1993
- -----------------------  ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Operating revenues
 (Note B)..............   $  407,145    $   48,826   $ 451,254  $ 293,972   $ 129,591   $ 418,243  $ 436,934  $ 330,254  $ 337,858
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Earnings (loss) from
 operations (Note B)...   $   30,907    $   (2,490)  $  (7,850) $  13,540   $  (1,214)  $  16,036  $  21,502  $  20,107  $  20,680
Recapitalization costs
 (Note C)..............                                 (7,291)  (187,018)                            (2,848)    (2,337)    (4,879)
Write-off of
 goodwill..............                               (181,311)
Net gain from purchases
 of subordinated
 debentures (Note D)...                                  4,149
Loss on sale of assets
 and termination fee
 (Note E)..............     (335,690)
Other income
 (deductions), net
 (Note F)..............      (65,895)      (15,262)   (114,286)     1,884     (12,317)    (58,438)   (73,456)   (54,993)   (73,171)
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Loss before income
 taxes and
 extraordinary item....     (370,678)      (17,752)   (306,589)  (171,594)    (13,531)    (42,402)   (54,802)   (37,223)   (57,370)
Income tax benefit
 (expense) (Note G)....        7,000                     3,700                                831      1,348                (1,000)
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Loss before
 extraordinary item....     (363,678)      (17,752)   (302,889)  (171,594)    (13,531)    (41,571)   (53,454)   (37,223)   (58,370)
Extraordinary item
 (Note C)..............                                           429,809
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Net earnings (loss)....   $ (363,678)   $  (17,752)  $(302,889) $ 258,215   $ (13,531)  $ (41,571) $ (53,454) $ (37,223) $ (58,370)
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Net loss per share
 (Note H)..............                                                     $    (.68)  $   (2.07) $   (2.65) $   (1.85) $   (2.90)
                                                                           -----------  ---------  ---------  ---------  ---------
                                                                           -----------  ---------  ---------  ---------  ---------
Ratio of earnings to
 fixed charges
 (Note I)..............      --            --           --         --          --          --         --         --         --
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  ------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------

                                                           AT DECEMBER 31,
                                        ------------------------------------------------------  AT SEPTEMBER 30,
BALANCE SHEET INFORMATION (NOTE A)         1988       1989       1990       1991       1992           1993
- --------------------------------------  ----------  ---------  ---------  ---------  ---------  ----------------
Total assets..........................  $1,034,578  $ 745,976  $ 568,746  $ 567,890  $ 568,950     $  581,314
Current maturities of long-term debt
 (Note J).............................      14,516      1,269      1,528      1,571        828        429,500
Long-term debt, excluding current
 maturities (Note J)..................     785,461    858,931    341,069    392,667    460,712         84,541
Shareholders' equity (deficit)........      32,248   (260,641)    77,041     36,099    (17,262)       (69,950)

NOTES TO RII SELECTED HISTORICAL FINANCIAL DATA

    NOTE A: Effective November 15, 1988 Griffco acquired RII through a series of transactions. These transactions were accounted for as a purchase, and according to an accounting practice known as "push-down" accounting, RII adjusted its net assets to reflect the amount of Griffco's investment in RII. In doing so, RII's consolidated assets and liabilities were adjusted to their estimated fair values.

    During 1989, the Old Debtors filed consents to involuntary petitions or filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The effects of the bankruptcy proceedings reflected in the selected financial data for periods during which the Company operated subject to the jurisdiction of the New Jersey bankruptcy court are (i) the Company stopped accruing interest on its previously outstanding public debt issues in November and December 1989,
(ii) the Company stopped amortizing debt issuance costs on the dates the respective interest accruals ceased and (iii) the Company included in long-term debt at December 31, 1989 sinking funds due in 1990 and accrued interest on public debt stayed in bankruptcy proceedings.

    Note 2 of Notes to Consolidated Financial Statements of RII describes another change in entity and related presentation resulting from the application of "fresh start" accounting in connection with the Company's emergence from bankruptcy proceedings in 1990.


    Changes in operations during the past five years include the following: operations of Trump Air ceased in November 1988; Amphibious airline operation was sold in December 1990; Security consulting service operations were sold in 1990 and 1991.


    NOTE  B:    Operating  revenues  for  1988  include  the  sales  of  various residential lots in The Bahamas for net proceeds of $1,520,000. Earnings from operations for 1988 include a net gain of $1,192,000 on those sales.

    Operating revenues for 1989 include the sales of various parcels of vacant land in Atlantic City and The Bahamas for net proceeds of $5,053,000. Earnings from operations for 1989 include a net loss of $317,000 on those sales.

    Operating revenues for 1990 include the sales of various parcels of vacant land in The Bahamas for net proceeds of $3,933,000. Earnings from operations for 1990 include gains of $247,000 on those sales.

    Operating revenues for 1992 include the sale of a residential lot in The Bahamas for net proceeds of $213,000. Earnings from operations for 1992 include a net loss of $17,000 on that sale.

    NOTE C: See Note 2 of Notes to Consolidated Financial Statements of RII for a discussion of these items in 1990.

    NOTE D:    The 1989  net  gain  from purchases  of  subordinated  debentures resulted from RII's purchases of $13,528,000 of its subordinated debentures to satisfy sinking fund requirements.

    NOTE E: Includes a provision for the loss of $275,000,000 on the sale to affiliates of Donald Trump of the Taj Mahal, the Steel Pier, certain helicopters and associated assets, certain real property adjacent to the Taj Mahal site and certain other assets. Also includes a provision of $60,690,000 for a fee to terminate the ten-year Comprehensive Services Agreement with the Trump Hotel Corporation.

    NOTE F: Includes interest income, interest expense net of capitalized interest, and amortization of debt discount and issuance costs. For the periods through November 14 and from November 15, 1988, $12,867,000 and $79,000, respectively, of interest was capitalized. In 1989 $99,000 of interest was capitalized.

    NOTE G: For the period through November 14, 1988 the Company had Federal and state net operating losses for financial reporting purposes. The tax benefit relating to these net operating losses for this period was recognized for financial reporting purposes by reducing the deferred tax liability. The Company adopted Statement of Financial Accounting Standards No. 96, "Accounting For Income

Taxes", ("SFAS 96") effective November 15, 1988. For the period from November 15, 1988 the Company also generated Federal and state net operating losses; however, pursuant to the accounting method prescribed in SFAS 96, no tax benefit was recorded for that period.

    For the year 1989 the Company had net operating losses for purposes of Federal and state income taxes. To the extent the carryforward of these net operating losses reduced the existing deferred tax liability, it resulted in a tax benefit for the year. The write-off of $181,311,000 of goodwill in 1989 was a non-deductible item for income tax purposes.

    See Note 13 of Notes to Consolidated Financial Statements of RII for discussion of income taxes for 1990, 1991 and 1992, and Note 17 for discussion of income taxes for the three quarters ended September 30, 1993.

    NOTE H: See Note 1 of Notes to Consolidated Financial Statements of RII for discussion of net loss per share of RII Common Stock.

    NOTE I: The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense, amortization of debt discount and expense and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and expense, capitalized interest and one-third of rent expense. Earnings were insufficient to cover fixed charges by $383,545,000 for the period through November 14, 1988; $17,831,000 for the period from November 15, 1988; $306,688,000 for 1989;
$171,594,000 for the period through August 31, 1990; $13,531,000 for the period from September 1, 1990; $42,402,000 for 1991; $54,802,000 for 1992; $37,223,000
for the three quarters ended September 30, 1992; and $57,370,000 for the three quarters ended September 30, 1993.

    NOTE J:  Net of unamortized discounts.

    NOTE K:   RII has not  paid any dividends  on its capital  stock during  the periods presented.

                       RESORTS INTERNATIONAL HOTEL, INC.
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                   FOR THE YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------------------------------------
                                                                                                                  FOR THE THREE
                                    1988                                  1990                                    QUARTERS ENDED
                         ---------------------------             ----------------------                           SEPTEMBER 30,
OPERATING INFORMATION      THROUGH     FROM NOVEMBER              THROUGH      FROM                            --------------------
      (NOTE A)           NOVEMBER 14        15          1989     AUGUST 31  SEPTEMBER 1    1991       1992       1992       1993
- -----------------------  ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Operating revenues.....   $  246,716     $  27,464    $ 255,054  $ 158,805   $  76,216   $ 247,474  $ 262,740  $ 203,080  $ 208,814
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Earnings (loss) from
 operations............   $   20,985     $     189    $  (7,286) $   3,449   $   2,304   $  14,819  $  21,049  $  19,421  $  15,805
Recapitalization costs
 (Note B)..............                                  (2,430)  (119,804)                              (874)      (704)    (1,580)
Write-off of
 goodwill..............                                (105,161)
Termination fee (Note
 C)....................      (35,690)
Affiliated bad debt
 write-off (Note B)....                                            (98,983)
Other income
 (deductions), net
 (Note D)..............      (30,080)       (4,142)     (37,565)     5,209       2,696       6,942      7,181      5,331      5,441
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Earnings (loss) before
 income taxes and
 extraordinary item....      (44,785)       (3,953)    (152,442)  (210,129)      5,000      21,761     27,356     24,048     19,666
Income tax benefit
 (expense) (Note E)....                      1,600        3,400                             (8,704)   (10,942)    (9,620)      (400)
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Earnings (loss) before
 extraordinary item....      (44,785)       (2,353)    (149,042)  (210,129)      5,000      13,057     16,414     14,428     19,266
Extraordinary item
 (Note B)..............                                            (17,335)
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Net earnings (loss)....   $  (44,785)    $  (2,353)   $(149,042) $(227,464)  $   5,000   $  13,057  $  16,414  $  14,428  $  19,266
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
Ratio of earnings to
 fixed charges
 (Note F)..............       --            --           --         --            14.2        15.5       21.5       24.3       23.3
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------
                         ------------  -------------  ---------  ---------  -----------  ---------  ---------  ---------  ---------

                                                           AT DECEMBER 31,
                                        -----------------------------------------------------  AT SEPTEMBER 30,
BALANCE SHEET INFORMATION (NOTE A)        1988       1989       1990       1991       1992           1993
- --------------------------------------  ---------  ---------  ---------  ---------  ---------  ----------------
Total assets..........................  $ 545,463  $ 414,608  $ 221,193  $ 235,235  $ 250,636     $  275,351
Current maturities of notes payable to
 affiliate and other long-term debt...        770        482      1,044        958        643        325,081
Notes payable to affiliate and
 other long-term debt, excluding
 current maturities...................    325,000    356,953    326,787    326,539    325,904             15
Shareholder's equity (deficit)........    142,677     (6,365)  (193,829)  (180,772)  (164,358)      (145,092)

NOTES TO RIH SELECTED HISTORICAL FINANCIAL DATA

    NOTE A: Effective with Griffco's purchase of RII on November 15, 1988, and according to an accounting practice known as "push-down" accounting, RIH adjusted its net assets to reflect its portion of the cost of Griffco's investment in RII. In doing so, RIH's assets and liabilities were adjusted to their estimated fair values.

    At the end of 1989, when the Old Debtors entered bankruptcy and stopped accruing interest on their public debt, RIH stopped accruing interest on its affiliated notes payable, the terms of which mirrored the terms of certain of the public debt. Also at that time RIH stopped amortizing related debt issuance costs. At December 31, 1989, accrued interest on RIH's affiliated notes payable is included in long-term, rather than current, liabilities.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes another change in entity and related presentation resulting from the application of "fresh start" accounting in connection with RII's emergence from bankruptcy proceedings in 1990.

    NOTE B: See Note 2 of Notes to Consolidated Financial Statements of RIH for discussion of these items in 1990.

    NOTE C: Represents RIH's allocated portion of the fee paid to terminate the Comprehensive Services Agreement between RII and the Trump Hotel Corporation.

    NOTE D: Includes interest income, interest expense and amortization of debt discount and issuance costs.

    NOTE E: For the period through November 14, 1988, RIH had an agreement with RII whereby RIH provided for Federal and state income taxes using a combined rate of 40% except for material transactions which, under then existing tax laws, would be subject to a significantly different combined tax rate. Such transactions were separately tax effected using appropriate tax rates. Pursuant to this agreement, no tax benefits were allocated to RIH.

    For the period from November 15, 1988 and the year ended December 31, 1989, RIH accounted for income taxes under the liability method prescribed by SFAS 96. Also, effective November 15, 1988 RIH entered into a Tax Sharing Agreement among Griffco, RII and another subsidiary of RII, pursuant to which RIH was liable to Griffco for the amount of Federal income taxes calculated on a separate return basis, and the tax benefit for that period was calculated on that basis.

    See Note 11 of Notes to Consolidated Financial Statements of RIH herein for discussion of income taxes for 1990, 1991 and 1992, and Note 14 for discussion of income taxes for the three quarters ended September 30, 1993.

    NOTE F: The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense, amortization of debt discount and expense and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and expense and one-third of rent expense. Earnings were insufficient to cover fixed charges by $44,785,000 for the period through November 14, 1988; $3,953,000 for the period from November 15, 1988; $152,442,000 for 1989; and $210,129,000 for the period through August 31, 1990.

                                   PIRL GROUP
                                 (IN THOUSANDS)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------------------------------
                                           1988                                   1990
                                ---------------------------             -------------------------
OPERATING INFORMATION             THROUGH          FROM                  THROUGH         FROM
      (NOTE A)                  NOVEMBER 14    NOVEMBER 15      1989    AUGUST 31    SEPTEMBER 1      1991      1992
- ------------------------------  ------------   ------------   --------  ----------   ------------   --------  --------
Operating revenues (Note B)...  $   152,126    $    20,117    $184,045  $ 129,413    $    50,937    $163,216  $166,381
                                ------------   ------------   --------  ----------   ------------   --------  --------
                                ------------   ------------   --------  ----------   ------------   --------  --------
Earnings (loss) from
 operations (Note B)..........  $    15,286    $    (1,636)   $ (1,828) $   8,005    $    (6,163)   $ (5,787) $ (5,667)
Recapitalization costs (Note
 C)...........................                                  (2,430)   (41,270)                              (1,099)
Affiliated bad debt write-off
 (Note C).....................                                             (2,251)
Write-off of goodwill.........                                 (76,151)
Loss on sale of assets and
 termination fee (Note D).....      (25,537)
Other income (deductions), net
 (Note E).....................          618           (459)     (4,142)    (3,848)        (2,092)     (6,612)   (6,491)
                                ------------   ------------   --------  ----------   ------------   --------  --------
Net loss......................  $    (9,633)   $    (2,095)   $(84,551) $ (39,364)   $    (8,255)   $(12,399) $(13,257)
                                ------------   ------------   --------  ----------   ------------   --------  --------
                                ------------   ------------   --------  ----------   ------------   --------  --------


                                  FOR THE THREE
                                  QUARTERS ENDED
                                  SEPTEMBER 30,
OPERATING INFORMATION           ------------------
      (NOTE A)                    1992      1993
- ------------------------------  --------  --------
Operating revenues (Note B)...  $121,329  $123,016
                                --------  --------
                                --------  --------
Earnings (loss) from
 operations (Note B)..........  $ (5,944) $ (3,091)
Recapitalization costs (Note
 C)...........................      (929)   (1,719)
Affiliated bad debt write-off
 (Note C).....................
Write-off of goodwill.........
Loss on sale of assets and
 termination fee (Note D).....
Other income (deductions), net
 (Note E).....................    (4,835)   (4,806)
                                --------  --------
Net loss......................  $(11,708) $ (9,616)
                                --------  --------
                                --------  --------

                                                             AT DECEMBER 31,
                                          -----------------------------------------------------  AT SEPTEMBER 30,
BALANCE SHEET INFORMATION (NOTE A)          1988       1989       1990       1991       1992           1993
- ----------------------------------------  ---------  ---------  ---------  ---------  ---------  ----------------
Total assets............................  $ 382,710  $ 303,818  $ 252,066  $ 237,498  $ 227,676     $  211,528
Long-term debt..........................        319        671      1,153        457        269            169
Shareholders' equity....................    271,494    186,943    139,324    126,925    113,668        104,052

NOTES TO PIRL GROUP SELECTED HISTORICAL FINANCIAL DATA

    NOTE A: Effective with Griffco's purchase of RII on November 15, 1988, and according to an accounting practice known as "push-down" accounting, the PIRL Group adjusted its net assets to reflect its portion of the cost of Griffco's investment in RII. In doing so, the PIRL Group's assets and liabilities were adjusted to their estimated fair values.

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes another change in entity and related presentation resulting from the application of "fresh start" accounting in connection with RII's emergence from bankruptcy proceedings in 1990.

    Changes in  operations during  the past  five years  include the  following:
PIA's Dash 7 service commenced in March 1989 and PIA's amphibious airline operation was sold in December 1990.

    NOTE B: Operating revenues for 1988 include the sale of various residential lots in The Bahamas for net proceeds of $1,520,000. Earnings from operations for 1988 include a net gain of $1,192,000 on those sales.

    Operating revenues for 1989 include the sales of various parcels of vacant land in The Bahamas for net proceeds of $733,000. Earnings from operations for 1989 include a net gain of $668,000 on those sales.

    Operating revenues for 1990 include the sales of various parcels of vacant land in The Bahamas for net proceeds of $3,933,000. Earnings from operations for 1990 include gains of $247,000 on those sales.

    Operating revenues for 1992 include the sale of a residential lot in The Bahamas for net proceeds of $213,000. Earnings from operations for 1992 include a net loss of $17,000 on that sale.

    NOTE C: See Note 2 of Notes to Combined Financial Statements of PIRL Group for a discussion of these items in 1990.

    NOTE D: This includes $25,000,000 which represents PIRL Group's allocated portion of the fee paid to terminate the Comprehensive Services Agreement between RII and the Trump Hotel Corporation.

    NOTE E: Includes interest income and interest expense, net of capitalized interest. For the period from November 15, 1988, $79,000 of interest was capitalized. In 1989 $99,000 of interest was capitalized.

                            PRO FORMA FINANCIAL DATA

    Set forth below is certain unaudited pro forma financial information for RII, RIH and PIRL. The pro forma balance sheet information as of September 30, 1993 gives effect to the Restructuring as if it occurred on that date. The pro forma statements of operations information for the year ended December 31, 1992 and the three quarters ended September 30, 1993 gives effect to the Restructuring as if it occurred on January 1, 1992. However, the pro forma statements of operations information excludes the gains (losses) resulting from the Restructuring and the costs associated therewith. The unaudited pro forma information is not necessarily indicative of future results or what the respective entities' financial position or results of operations would actually have been had the transactions occurred on the dates indicated. Such information should not be used as a basis to project results for any future period.

RIHF


    Pro forma financial statements are not presented for RIHF due to its recent incorporation and lack of activity to date. Pursuant to the Restructuring, RIHF is to have notes receivable from RIH (the RIH Promissory Note and the RIH Junior Promissory Note) in amounts equal to its notes payable balance for the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes. Also, RIHF is to have interest income from the notes receivable from RIH in an amount equal to the interest expense on its notes payable. RIHF is not expected to have any other assets or liabilities or engage in any transactions subsequent to the Restructuring except to the extent that RIHF draws upon the RIHF Senior Facility. If RIHF does draw upon the RIHF Senior Facility, RIHF will have an additional note receivable from RIH (the RIH Senior Facility Note) in an amount equal to its notes payable balance pursuant to the RIHF Senior Facility (the
RIHF Senior Facility Notes), and will have interest income from such note receivable in an amount equal to the interest expense on its notes payable.

                          RESORTS INTERNATIONAL, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                         SEPTEMBER 30, 1993
                                                                        -----------------------------------------------------
                                                                                              PRO FORMA
                                                                        HISTORICAL           ADJUSTMENTS           PRO FORMA
                                                                        -----------       -----------------       -----------
                                                                                           (IN THOUSANDS)
                                                           ASSETS
Current assets:
  Cash and cash equivalents...........................................  $    71,026       $       1,211(a)        $    20,000
                                                                                                  3,008(b)
                                                                                                (45,245)(c)
                                                                                                (10,000)(e)
  Restricted cash equivalents.........................................        8,076              (1,211)(a)             1,372
                                                                                                 (1,099)(c)
                                                                                                 (4,394)(d)
  Receivables, net....................................................       13,961              (7,380)(c)             6,581
  Inventories.........................................................        8,484              (7,020)(c)             1,464
  Prepaid expenses....................................................       13,492               2,310(b)             11,190
                                                                                                 (3,406)(c)
                                                                                                 (1,206)(e)
                                                                        -----------       -----------------       -----------
    Total current assets..............................................      115,039             (74,432)               40,607
Property and equipment, net...........................................      454,055            (176,606)(c)           277,449
Deferred charges and other assets.....................................       12,220              (1,332)(c)            10,888
                                                                        -----------       -----------------       -----------
                                                                        $   581,314       $    (252,370)          $   328,944
                                                                        -----------       -----------------       -----------
                                                                        -----------       -----------------       -----------
                                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt, net...........................  $   429,500       $    (429,419)(c)       $        81
  Accounts payable and accrued liabilities............................       83,223             (40,471)(c)            38,344
                                                                                                 (3,520)(d)
                                                                                                   (888)(e)
                                                                        -----------       -----------------       -----------
    Total current liabilities.........................................      512,723            (474,298)               38,425
                                                                        -----------       -----------------       -----------
Long-term debt, net...................................................       84,541             147,431(c)            231,972
                                                                        -----------       -----------------       -----------
Deferred income taxes.................................................       54,000                                    54,000
                                                                        -----------                               -----------
Shareholders' equity (deficit):
  Common stock........................................................          202                 170(c)                379
                                                                                                      7(e)
  Capital in excess of par............................................      102,092              30,815(c)            133,965
                                                                                                  1,058(e)
  Accumulated deficit.................................................     (166,926)             49,386(c)           (129,797)
                                                                                                   (874)(d)
                                                                                                (11,383)(e)
                                                                        -----------       -----------------       -----------
                                                                            (64,632)             69,179                 4,547
  Note receivable from related party..................................       (5,318)              5,318(b)                  0
                                                                        -----------       -----------------       -----------
    Total shareholders' equity (deficit)..............................      (69,950)             74,497                 4,547
                                                                        -----------       -----------------       -----------
                                                                        $   581,314       $    (252,370)          $   328,944
                                                                        -----------       -----------------       -----------
                                                                        -----------       -----------------       -----------

           See Notes to Pro Forma Consolidated Balance Sheet of RII.

                          RESORTS INTERNATIONAL, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FOR THE YEAR ENDED                        FOR THE THREE QUARTERS ENDED
                                                  DECEMBER 31, 1992                              SEPTEMBER 30, 1993
                                      ------------------------------------------    ---------------------------------------------
                                                        PRO FORMA                                    PRO FORMA
                                      HISTORICAL       ADJUSTMENTS    PRO FORMA     HISTORICAL      ADJUSTMENTS       PRO FORMA
                                      ----------      -------------   ----------    ----------      -----------      ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
Revenues:
  Casino............................  $ 299,900       $ (66,120)(f)   $ 233,780     $ 236,488       $(48,685)(f)     $187,803
  Rooms.............................     39,001         (30,235)(f)       8,766        27,992       (22,622)(f)         5,370
  Food and beverage.................     48,907         (32,851)(f)      16,056        35,933       (23,593)(f)        12,340
  Other casino/hotel revenues.......     22,028         (17,890)(f)       4,138        17,713       (14,412)(f)         3,301
  Other operating revenues..........     19,072         (19,072)(f)           0        13,704       (13,704)(f)             0
  Real estate related...............      8,026            (213)(f)       7,813         6,028                           6,028
                                      ----------      -------------   ----------    ----------      -----------      ------------
                                        436,934        (166,381)        270,553       337,858       (123,016)         214,842
                                      ----------      -------------   ----------    ----------      -----------      ------------
Expenses:
  Casino............................    176,119         (48,272)(f)     127,847       141,600       (36,587)(f)       105,013
  Rooms.............................     11,799          (8,217)(f)       3,582         8,064        (5,562)(f)         2,502
  Food and beverage.................     42,819         (25,161)(f)      17,658        31,332       (17,902)(f)        13,430
  Other casino/hotel operating
   expenses.........................     64,654         (31,373)(f)      33,281        49,995       (24,247)(f)        25,748
  Other operating expenses..........     15,549         (15,549)(f)           0        11,122       (11,122)(f)             0
  Selling, general and
   administrative...................     73,262         (26,806)(f)      46,456        53,835       (18,319)(f)        35,516
  Provision for doubtful
   receivables......................      4,047          (2,633)(f)       1,414         2,284        (1,748)(f)           536
  Depreciation......................     25,322         (13,792)(f)      11,530        20,942       (10,612)(f)        10,330
  Real estate related...............      1,599            (230)(f)       1,369         1,114                           1,114
  Unallocated corporate expense.....        262             (15)(f)       1,806        (3,110)           (8)(f)        (1,822)
                                                          5,284(g)                                    3,596(g)
                                                         (3,725)(h)                                  (2,300)(h)
                                      ----------      -------------   ----------    ----------      -----------      ------------
                                        415,432        (170,489)        244,943       317,178       (124,811)         192,367
                                      ----------      -------------   ----------    ----------      -----------      ------------
Earnings from operations............     21,502           4,108          25,610        20,680         1,795            22,475
Other income (deductions):
  Interest income...................      4,969           6,391(f)        4,610         2,485         4,772(f)          2,194
                                                         (6,750)(i)                                  (5,063)(i)
  Interest expense..................    (40,856)            100(f)      (25,999)      (38,336)           34(f)        (19,550)
                                                         32,488(j)                                   32,050(j)
                                                        (17,731)(k)                                 (13,298)(k)
  Amortization of debt discount.....    (37,569)         35,745(j)       (2,553)      (37,320)       35,811(j)         (2,113)
                                                           (729)(k)                                    (604)(k)
  Recapitalization costs............     (2,848)          1,099(f)            0        (4,879)        1,719(f)              0
                                                          1,749(l)                                    3,160(l)
                                      ----------      -------------   ----------    ----------      -----------      ------------
Earnings (loss) before income
 taxes..............................    (54,802)         56,470           1,668       (57,370)       60,376             3,006
Income tax benefit (expense)........      1,348                           1,348        (1,000)                         (1,000)
                                      ----------      -------------   ----------    ----------      -----------      ------------
Net earnings (loss).................  $ (53,454)      $  56,470(m)    $   3,016     $ (58,370)      $60,376(m)       $  2,006
                                      ----------      -------------   ----------    ----------      -----------      ------------
                                      ----------      -------------   ----------    ----------      -----------      ------------
Net earnings (loss) per share.......  $   (2.65)                      $     .08     $   (2.90)                       $    .05
                                      ----------                      ----------    ----------                       ------------
                                      ----------                      ----------    ----------                       ------------
Weighted average number of shares
 outstanding........................     20,146                          37,886(n)     20,157                          37,897(n)
                                      ----------                      ----------    ----------                       ------------
                                      ----------                      ----------    ----------                       ------------
Ratio of earnings to fixed
 charges............................     --                                 1.1        --                                 1.1
                                      ----------                      ----------    ----------                       ------------
                                      ----------                      ----------    ----------                       ------------

      See Notes to Pro Forma Consolidated Statements of Operations of RII.

                          RESORTS INTERNATIONAL, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the reclassification of the balance of the collateral account for the Old Series Notes from restricted cash equivalents to non-restricted cash and cash equivalents.

(b) Reflects (i) prepayment of fees due Griffin Group through September 17, 1994 pursuant to the New Griffin Services Agreement by application of such amount as a reduction of the Griffin Group Note balance and (ii) collection of the remaining balance of the Griffin Group Note.

(c) Reflects the exchange, net of related tax effects, of the Old Series Notes for the following:

    (i) $125,000,000 principal amount of New RIHF Mortgage Notes;

    (ii) $35,000,000 principal amount of New RIHF Junior Mortgage Notes, and 35,000 shares of RII Class B Common Stock to be issued therewith;

    (iii) Excess Cash;

    (iv) 17,025,000 shares of  RII Common Stock, which  will approximate 40%  of
       the   outstanding   RII  Common   Stock  after   giving  effect   to  the
       Restructuring, assuming the Griffin Warrants are exercised; and


    (v) either the SIHL Aggregate Cash Purchase Price and the SIHL Series A Shares or, if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares. As none of these items are reflected in the historical consolidated balance sheet of RII at September 30, 1993, the pro forma adjustments recording this component of the exchange reflect the elimination of balances of the PIRL Group, after adjustment of its working capital to $12,000,000, of which cash is a minimum of $5,000,000. The equity and/or assets and related liabilities of members of the PIRL Group are to be purchased by SIHL in the SIHL Sale, or transferred to PIRL through the PIRL Spin-Off.


(d) Reflects payment of expenses of the Litigation Trust and distribution of its remaining restricted cash balance to holders of Old Series Notes. Also reflects elimination of liability for Litigation Trust obligations.

(e) Reflects the write-off of prepaid recapitalization costs and settlement of other recapitalization costs through cash payments and the issuance of 715,000 shares of RII Common Stock, 590,000 of which were accrued for at September 30, 1993.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(f) Reflects the elimination of operating results of PIRL Group.

(g) Reflects the elimination of the management fee charged to PIRL Group by RII. Such fee is based on 3% of certain PIRL Group gross revenues. Assumes no fees earned by RII pursuant to the Interim Management Agreement.

(h) Reflects the elimination of costs incurred by RII for services provided to the PIRL Group including accounting, data processing and other support services.

(i) Reflects the elimination of interest income on RIH's $50,000,000 note receivable from RIB which is to be canceled pursuant to the terms of the Restructuring.

(j) Reflects the elimination of interest expense and amortization of debt discount on the Old Series Notes.

(k) Reflects interest expense and amortization of debt discount on the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes.

(l) Reflects the elimination of recapitalization costs incurred in connection with the Restructuring.

(m) The pro forma adjustments (f) through (l) affecting RII's consolidated earnings do not include the gains (losses) resulting from the Restructuring and the costs associated therewith. Assuming the Restructuring was effective September 30, 1993, the operating loss on the Restructuring, which results from the difference between the carrying value of the PIRL Group and its fair value, would amount to approximately $65,000,000. For purposes of this computation, fair value was estimated based on the proposed terms of the SIHL Sale. Also assuming the Restructuring was effective on that date, the extraordinary gain on the Restructuring would amount to approximately $123,000,000.

(n) Reflects (i) the issuance of 715,000 shares of RII Common Stock to financial advisers in settlement of certain recapitalization costs and (ii) the issuance of 17,025,000 shares of RII Common Stock to holders of the Old Series Notes, which will approximate 40% of the outstanding RII Common Stock after giving effect to the Restructuring, assuming the Griffin Warrants are exercised.

                       RESORTS INTERNATIONAL HOTEL, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                     SEPTEMBER 30, 1993
                                                                        ---------------------------------------------
                                                                                        PRO FORMA
                                                                        HISTORICAL     ADJUSTMENTS         PRO FORMA
                                                                        -----------  ----------------     -----------
                                                                                  (IN THOUSANDS OF DOLLARS)
                                                       ASSETS
Current assets:
  Cash and cash equivalents...........................................  $    30,820  $    (15,820)(a)     $    15,000
  Receivables, net....................................................        5,682                             5,682
  Interest receivable from affiliate..................................        2,813        (2,813)(b)              --
  Note receivable from affiliate......................................       50,000       (50,000)(b)              --
  Inventories.........................................................        1,464                             1,464
  Prepaid expenses....................................................        7,260         2,310(c)            9,570
                                                                        -----------  ----------------     -----------
    Total current assets..............................................       98,039       (66,323)             31,716
Property and equipment, net...........................................      166,424                           166,424
Deferred charges and other assets.....................................       10,888                            10,888
                                                                        -----------  ----------------     -----------
                                                                        $   275,351  $    (66,323)        $   209,028
                                                                        -----------  ----------------     -----------
                                                                        -----------  ----------------     -----------
                                   LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt................................  $        81                       $        81
  Accounts payable and accrued liabilities............................       24,622                            24,622
  Notes payable to affiliate -- RIH Notes.............................      325,000  $   (325,000)(d)              --
  Due to parent company...............................................       51,325         2,310(c)               --
                                                                                          (53,635)(e)
                                                                        -----------  ----------------     -----------
    Total current liabilities.........................................      401,028      (376,325)             24,703
                                                                        -----------  ----------------     -----------
Notes payable to affiliate -- RIH Promissory Note and RIH Junior
 Promissory Note, net.................................................                    147,600(e)          147,600
                                                                                     ----------------     -----------
Other long-term debt..................................................           15                                15
                                                                        -----------                       -----------
Deferred income taxes.................................................       19,400                            19,400
                                                                        -----------                       -----------
Shareholder's equity (deficit):
  Common stock........................................................                      1,000(d)            1,000
  Excess of liabilities over assets at August 31, 1990
   reorganization.....................................................     (198,829)                         (198,829)
  Capital in excess of par............................................                    (15,820)(a)         215,139
                                                                                          (52,813)(b)
                                                                                          324,000(d)
                                                                                          (40,228)(e)
  Retained earnings...................................................       53,737       (53,737)(e)              --
                                                                        -----------  ----------------     -----------
    Total shareholder's equity (deficit)..............................     (145,092)      162,402              17,310
                                                                        -----------  ----------------     -----------
                                                                        $   275,351  $    (66,323)        $   209,028
                                                                        -----------  ----------------     -----------
                                                                        -----------  ----------------     -----------

           See Notes to Pro Forma Consolidated Balance Sheet of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                       FOR THE YEAR ENDED                    FOR THE THREE QUARTERS ENDED
                                        DECEMBER 31, 1992                         SEPTEMBER 30, 1993
                            -----------------------------------------  -----------------------------------------
                                            PRO FORMA                                  PRO FORMA
                            HISTORICAL     ADJUSTMENTS     PRO FORMA   HISTORICAL     ADJUSTMENTS     PRO FORMA
                            -----------  ---------------  -----------  -----------  ---------------  -----------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
Revenues:
  Casino..................  $   233,780                   $   233,780  $   187,803                   $   187,803
  Rooms...................        8,766                         8,766        5,370                         5,370
  Food and beverage.......       16,056                        16,056       12,340                        12,340
  Other casino/hotel
   revenues...............        4,138                         4,138        3,301                         3,301
                            -----------  ---------------  -----------  -----------  ---------------  -----------
                                262,740                       262,740      208,814                       208,814
                            -----------  ---------------  -----------  -----------  ---------------  -----------
Expenses:
  Casino..................      127,847                       127,847      105,013                       105,013
  Rooms...................        3,582                         3,582        2,502                         2,502
  Food and beverage.......       17,658                        17,658       13,430                        13,430
  Other casino/hotel
   operating expenses.....       33,281                        33,281       25,748                        25,748
  Selling, general and
   administrative.........       46,507                        46,507       35,516                        35,516
  Provision for doubtful
   receivables............        1,414                         1,414          536                           536
  Depreciation............       11,402                        11,402       10,264                        10,264
                            -----------  ---------------  -----------  -----------  ---------------  -----------
                                241,691                       241,691      193,009                       193,009
                            -----------  ---------------  -----------  -----------  ---------------  -----------
Earnings from
 operations...............       21,049                        21,049       15,805                        15,805
Other income (deductions):
  Interest income.........        7,576  $    (6,750)(f)          826        5,631  $    (5,063)(f)          568
  Interest expense........         (395)     (17,731)(g)      (18,126)        (190)     (13,298)(g)      (13,488)
  Amortization of debt
   discount...............                      (729)(g)         (729)                     (604)(g)         (604)
  Recapitalization
   costs..................         (874)         874(h)            --       (1,580)       1,580(h)            --
                            -----------  ---------------  -----------  -----------  ---------------  -----------
Earnings before income
 taxes....................       27,356      (24,336)           3,020       19,666      (17,385)           2,281
Income tax expense........      (10,942)      10,942(i)            --         (400)                         (400)
                            -----------  ---------------  -----------  -----------  ---------------  -----------
Net earnings..............  $    16,414  $   (13,394)     $     3,020  $    19,266  $   (17,385)     $     1,881
                            -----------  ---------------  -----------  -----------  ---------------  -----------
                            -----------  ---------------  -----------  -----------  ---------------  -----------
Ratio of earnings to fixed
 charges..................         21.5                           1.2         23.3                           1.2
                            -----------                   -----------  -----------                   -----------
                            -----------                   -----------  -----------                   -----------

      See Notes to Pro Forma Consolidated Statements of Operations of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the distribution to GRI of cash not needed for current operations. GRI, in turn, is to distribute these funds to RII for its distribution of Excess Cash to holders of Old Series Notes.

(b) Reflects (i) the assumption by GRI of RIB's note payable to RIH and accrued interest thereon and (ii) RIH's distribution to GRI of such note and accrued interest as a return of surplus.

(c) Reflects prepayment of fees due Griffin Group through September 17, 1994 pursuant to the New Griffin Services Agreement by application of such amount as a reduction of the Griffin Group Note balance receivable by RII.

(d) Reflects GRI's exchange of the RIH Notes for RIH's issuance to GRI of 999,900 shares of RIH common stock, which is to represent 99.99% of the issued and outstanding common stock of RIH.

(e) Reflects the distribution to RII of the RIH Promissory Note and the RIH Junior Promissory Note in repayment of the intercompany debt owed to RII by RIH, with the balance being a return of surplus.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(f) Reflects the elimination of interest income on the note receivable from RIB, which note is to be distributed to GRI as a return of surplus.

(g) Reflects interest expense and amortization of debt discount on the RIH Promissory Note and the RIH Junior Promissory Note.

(h) Reflects the elimination of recapitalization costs incurred in connection with the Restructuring.

(i) For the year ended December 31, 1992, reflects a change in method of accounting for income taxes, as RIH adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109") in the first quarter of 1993. See the "Income Tax Accounting" section of Note 14 of Notes to Consolidated Financial Statements of RIH.

                             P. I. RESORTS LIMITED
                            (PIRL SPIN-OFF SCENARIO)
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                        SEPTEMBER 30, 1993
                                                                        ---------------------------------------------------
                                                                                            PRO FORMA
                                                                        HISTORICAL         ADJUSTMENTS           PRO FORMA
                                                                        -----------      ----------------       -----------
                                                                                          (IN THOUSANDS)
                                                          ASSETS
Current assets:
  Cash and cash equivalents...........................................  $    12,870      $       (757)(a)       $    12,063
                                                                                                  (50)(b)
  Restricted cash equivalents.........................................        1,099                                   1,099
  Receivables, net....................................................        7,380                                   7,380
  Inventories.........................................................        7,020                                   7,020
  Prepaid expenses....................................................        5,221            (1,815)(a)             3,206
                                                                                                 (200)(b)
                                                                        -----------          --------           -----------
      Total current assets............................................       33,590            (2,822)               30,768
Property and equipment, net...........................................      176,606           (64,590)(c)           112,016
Deferred charges and investment in joint venture......................        1,332              (179)(c)             1,153
                                                                        -----------          --------           -----------
                                                                        $   211,528      $    (67,591)          $   143,937
                                                                        -----------          --------           -----------
                                                                        -----------          --------           -----------
                                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt................................  $       130                             $       130
  Accounts payable and accrued liabilities............................       18,688      $        (50)(b)            18,638
  Due to parent company...............................................       35,676            (2,572)(a)                --
                                                                                              (10,435)(d)
                                                                                              (22,669)(e)
  Interest payable to affiliate.......................................        2,813            (2,813)(d)                --
  Note payable to affiliate...........................................       50,000           (50,000)(d)                --
                                                                        -----------          --------           -----------
      Total current liabilities.......................................      107,307           (88,539)               18,768
                                                                        -----------          --------           -----------
Long-term debt........................................................          169                                     169
                                                                        -----------          --------           -----------
Shareholders' equity:
  Capital stock:
    RIB and U.S. Paradise Island Subsidiaries combined................           33               (33)(f)                --
    P. I. Resorts Limited.............................................                             50(f)                 50
                                                                        -----------          --------           -----------
                                                                                 33                17                    50
  Capital in excess of par............................................      147,546           (64,769)(c)           124,950
                                                                                               22,669(e)
                                                                                                  (17)(f)
                                                                                               19,521(g)
  Retained earnings (accumulated deficit).............................      (43,527)             (200)(b)                --
                                                                                               63,248(d)
                                                                                              (19,521)(g)
                                                                        -----------          --------           -----------
      Total shareholders' equity......................................      104,052            20,948               125,000
                                                                        -----------          --------           -----------
                                                                        $   211,528      $    (67,591)          $   143,937
                                                                        -----------          --------           -----------
                                                                        -----------          --------           -----------

           See Notes to Pro Forma Consolidated Balance Sheet of PIRL.

                             P. I. RESORTS LIMITED
                            (PIRL SPIN-OFF SCENARIO)
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    FOR THE YEAR ENDED                          FOR THE THREE QUARTERS ENDED
                                                    DECEMBER 31, 1992                                SEPTEMBER 30, 1993
                                     ------------------------------------------------   --------------------------------------------
                                                       PRO FORMA                                        PRO FORMA
                                     HISTORICAL       ADJUSTMENTS         PRO FORMA     HISTORICAL     ADJUSTMENTS       PRO FORMA
                                     ----------      -------------      -------------   ----------     -----------      ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Casino...........................  $  66,120                          $  66,120       $  48,685                       $ 48,685
  Rooms............................     30,235                             30,235          22,622                         22,622
  Food and beverage................     32,851                             32,851          23,593                         23,593
  Other casino/hotel revenues......     17,890                             17,890          14,412                         14,412
  Other operating revenues.........     19,072                             19,072          13,704                         13,704
  Real estate related..............        213                                213
                                     ----------      -------------      -------------   ----------     -----------      ------------
                                       166,381                            166,381         123,016                        123,016
                                     ----------      -------------      -------------   ----------     -----------      ------------
Expenses:
  Casino...........................     48,272                             48,272          36,587                         36,587
  Rooms............................      8,217                              8,217           5,562                          5,562
  Food and beverage................     25,161                             25,161          17,902                         17,902
  Other casino/hotel operating
   expenses........................     31,373                             31,373          24,247                         24,247
  Other operating expenses.........     15,549                             15,549          11,122                         11,122
  Selling, general and
   administrative..................     21,537       $   3,725(h)          25,262          14,731      $ 2,300(h)         17,031
  Provision for doubtful
   receivables.....................      2,633                              2,633           1,748                          1,748
  Depreciation.....................     13,792          (4,800)(i)          8,992          10,612       (3,700)(i)         6,912
  Real estate related..............        230                                230
  Management fee...................      5,284          (5,284)(j)          5,239           3,596       (3,596)(j)         3,886
                                                         5,239(k)                                        3,886(k)
                                     ----------      -------------      -------------   ----------     -----------      ------------
                                       172,048          (1,120)           170,928         126,107       (1,110)          124,997
                                     ----------      -------------      -------------   ----------     -----------      ------------
Loss from operations...............     (5,667)          1,120             (4,547)         (3,091)       1,110            (1,981)
Other income (deductions):
  Interest income..................        359                                359             291                            291
  Interest expense.................     (6,850)          6,750(l)            (100)         (5,097)       5,063(l)            (34)
  Recapitalization costs...........     (1,099)          1,099(m)             -0-          (1,719)       1,719(m)            -0-
                                     ----------      -------------      -------------   ----------     -----------      ------------
Net loss...........................  $ (13,257)      $   8,969          $  (4,288)      $  (9,616)     $ 7,892          $ (1,724)
                                     ----------      -------------      -------------   ----------     -----------      ------------
                                     ----------      -------------      -------------   ----------     -----------      ------------
Net loss per share.................                                     $    (.86)(n)                                   $   (.34)(n)
                                                                        -------------                                   ------------
                                                                        -------------                                   ------------
Weighted average number of shares
 outstanding.......................                                         5,000(n)                                       5,000(n)
                                                                        -------------                                   ------------
                                                                        -------------                                   ------------

     See Notes to Pro Forma Consolidated Statements of Operations of PIRL.

                             P. I. RESORTS LIMITED
              GENERAL NOTE TO PIRL PRO FORMA FINANCIAL STATEMENTS

    The  historical  financial  information  presented  for  PIRL  is   combined
financial information of the PIRL Group as, for the historical periods presented, PIRL did not exist. The pro forma financial information presented for PIRL assumes the PIRL Spin-Off, rather than the SIHL Sale, occurs. Such information is presented on a consolidated basis as, pursuant to the PIRL Spin-Off, PIRL is to become the parent of RIB and other subsidiaries of PIRL are to acquire the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    The accounting principles, policies and estimates to be used in the preparation of PIRL consolidated financial statements will be the responsibility of PIRL's new management, which may or may not be the management of RII, who has prepared these pro forma consolidated financial statements. Thus, PIRL consolidated financial statements may be prepared on different bases utilizing different accounting treatments and estimates from those used in the preparation of these pro forma consolidated financial statements.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the transfer to RII of prepaid insurance not related to PIRL Group. Also reflects the transfer of cash to RII in order to establish a working capital balance of $12,000,000, of which cash is a minimum of $5,000,000, at the time of the PIRL Spin-Off.

(b) Reflects the payment of PIRL Group's accrued recapitalization costs and the write-off of PIRL Group's prepaid recapitalization costs.


(c) Effective with the PIRL Spin-Off, the balance sheet of PIRL will be adjusted to its estimated fair value based on independent appraisals, discounted cash flows and other appropriate studies and estimates. For purposes of this presentation (i) the equity of PIRL was valued at $125,000,000 based on the proposed terms of the SIHL Sale and (ii) it was assumed that all deferred charges were written off, with the balance of the basis adjustment reflected in property and equipment. Appraisals and other valuation procedures as of the Effective Date may result in significantly different valuations.


(d) Reflects the assumption by GRI of (i) RIB's note payable to RIH and accrued interest thereon and (ii) RIB's remaining intercompany payables to RII.

(e) Reflects the elimination of intercompany balances between RII and the U.S. Paradise Island Subsidiaries which are not to be purchased or assumed by PIRL's subsidiaries.

(f) Reflects (i) the issuance of PIRL Ordinary Shares to RII in exchange for the capital stock of members of the PIRL Group and (ii) the consolidation of PIRL Group with PIRL.

(g) Reflects adjustment of beginning retained earnings to zero.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(h) Reflects the costs incurred by RII for services provided to PIRL Group including accounting, data processing and other support services. These costs do not include any costs of RII executives or costs of corporate office functions such as treasury, financial reporting and tax services.

(i) Reflects decrease in depreciation expense due to the basis adjustment of property and equipment. For purposes of this presentation it was assumed that depreciation expense would decrease by 35%, which approximates the percentage decrease in valuation of property and equipment. The depreciable lives of different categories of property and equipment may vary greatly. The actual decrease in depreciation expense may differ significantly from that presented here as it will depend on estimated fair values attributed to the individual components of property and equipment and the remaining depreciable lives assigned to those components by the new management of PIRL.

(j) Reflects the elimination of the management fee charged to PIRL Group from RII. Such fee is based on 3% of certain gross revenues.

(k) Reflects management fees to RII pursuant to the Interim Management Agreement. For tax provision computations it was assumed that PIRL allocates a portion of such fees to its subsidiaries which operate in the U.S.

(l) Reflects the elimination of interest expense on RIB's note payable to RIH which is to be assumed by GRI.

(m) Reflects the elimination of recapitalization costs incurred in connection with the Restructuring.


(n) Reflects the issuance of 5,000,000 PIRL Ordinary Shares to holders of the Old Series Notes. Net earnings (loss) per share data could differ significantly from those presented herein as appraisals, valuation procedures and estimates used as of the Effective Date may result in significantly different valuations and estimated remaining depreciable lives from those used in preparing this pro forma information. Also, this pro forma information assumes the PIRL Spin-Off, rather than the SIHL Sale, occurs.

                       MARKET PRICES OF OLD SERIES NOTES

    The Old Series Notes are listed and traded on the AMEX. The following table sets forth, for the periods indicated, the high and low trading price for each $100 principal amount of Old Series Notes on the AMEX.

                              OLD SERIES A NOTES    OLD SERIES B NOTES
                              ------------------    ------------------
  FISCAL YEARS                 HIGH        LOW       HIGH        LOW
  -------------------------   -------    -------    -------    -------
  1991:
    First Quarter..........    48 7/8     34         54         35
    Second Quarter.........    55         44         55         51
    Third Quarter..........    58         52 3/4     62         54 1/8
    Fourth Quarter.........    62         56         63 3/4     57 1/2
  1992:
    First Quarter..........    76         58         75         58 3/4
    Second Quarter.........    70 1/4     63         73 1/2     65
    Third Quarter..........    68 1/2     60 1/2     69 3/4     60 1/2
    Fourth Quarter.........    62         50 1/2     63         49 1/2
  1993:
    First Quarter..........    68         56 1/2     67 3/4     55
    Second Quarter.........    74         60         74         59 1/2
    Third Quarter..........    77         69         76         68 1/4
    Fourth Quarter.........    72         66         72         64 1/2
  1994:
    First Quarter (through
     January 28, 1994).....    75         68 1/2     73         68


    On January 28, 1994, the last trading day prior to the date of this Information Statement/ Prospectus for which closing prices were available, the closing prices of the Old Series A Notes and the Old Series B Notes were $71.25 and $72.50, respectively.


                       MARKET PRICES OF RII COMMON STOCK

    RII Common Stock is listed and traded on the AMEX. As of November 30, 1993, there were 20,157,234 shares of RII Common Stock outstanding and held of record by 2,003 holders. The following table sets forth, for the periods listed, the high and low trading prices per share of RII Common Stock on the AMEX.

  FISCAL YEARS                 HIGH        LOW
  -------------------------   -------    -------
  1991:
    First Quarter..........     2 3/8        5/8
    Second Quarter.........     2          1 3/8
    Third Quarter..........     2          1 1/2
    Fourth Quarter.........     1 5/8      1
  1992:
    First Quarter..........     2 3/4      1 1/4
    Second Quarter.........     2 3/8      1
    Third Quarter..........     1 1/4        3/4
    Fourth Quarter.........     1 1/4        11/16
  1993:
    First Quarter..........     1 1/8        13/16
    Second Quarter.........     3 7/8        13/16
    Third Quarter..........     2 3/4      1 9/16
    Fourth Quarter.........     2 1/8      1 3/8
  1994:
    First Quarter (through
     January 28, 1994).....   1 13/16      1 1/2


    On January 28, 1994, the last trading day prior to the date of this Information Statement/ Prospectus, the closing price for RII Common Stock on the AMEX was $1.5625. No cash dividends on the RII Common Stock were paid during any of the periods listed above.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    Following is management's discussion and analysis of financial condition and results of operations ("M D & A") of the Company (comprised of RII and its subsidiaries), RIH, the Paradise Island Business (which, pursuant to the Restructuring, will become the operations of PIRL) and RIHF. The Company's Atlantic City casino/hotel segment and Resorts Casino Hotel are the operations and property of RIH. The Company's Paradise Island properties, the Paradise Island casino/hotel segment, the Paradise Island real estate related segment, and the Company's airline operations or airline segment all are components of the Paradise Island Business. For M D & A of RIH and the Paradise Island Business, the relevant portions of the Company's M D & A should be read in conjunction with the sections specifically designated as "RIH" or "Paradise Island Business", as appropriate. M D & A of RIHF, which entity did not exist in the historical periods discussed below, is limited to a prospective discussion specifically identified in "Financial Condition -- Liquidity".

FINANCIAL CONDITION

    LIQUIDITY


    THE COMPANY. At September 30, 1993, the Company's current liabilities exceeded its current assets by $397,684,000 because the Old Series Notes, which are due April 15, 1994, are classified as current liabilities (due within one year). The Company's working capital at September 30, 1993 included unrestricted cash and equivalents of $71,026,000. A substantial amount of the unrestricted cash and equivalents currently is required for day-to-day operations, including approximately $15,000,000 of currency and coin on hand, which amount varies by days of the week, holidays and seasons, as well as approximately $15,000,000 of additional cash balances necessary to meet current working capital needs.


    The principal amount of the Old Series Notes is approximately $482,000,000. Assuming there are no principal retirements resulting from any asset sales, the interest obligation due on April 15, 1994 will approximate $36,000,000. This will result in a total obligation of approximately $518,000,000 at the maturity date.


    As of September 30, 1993, RII was not in compliance with its covenant contained in the Old Series Note Indenture to maintain a Tangible Net Worth (as defined in the Old Series Note Indenture) of at least $50,000,000. At that date, RII's Tangible Net Worth was $45,625,000. Since that date, RII's Tangible Net Worth has continued to decline.



    Such  non-compliance  constitutes  a  "Default" under  the  Old  Series Note
Indenture and will become an "Event of Default" under the Old Series Note Indenture if RII fails to cure the Default within 30 days after receipt of a formal notice from the Old Series Note Trustee. On January 3, 1994, the Old Series Note Trustee furnished a notice of default to the Company stating that if such Default were not cured within 30 days of receipt of the notice it would become an Event of Default under the Old Series Note Indenture. RII will not be able to cure the Default. Accordingly, RII anticipates that the Default will become an Event of Default on February 2, 1994, the expiration of the 30 day cure period.



    When the Default become an Event of Default, the Old Series Note Trustee may accelerate the maturity of the Old Series Notes by declaring all unpaid principal of and accrued interest on the Old Series Notes due and payable or may immediately foreclose upon the collateral securing the Old Series Notes pursuant to the Old Security Documents. In addition, the holders of 40% in principal amount of the Old Series Notes then outstanding may require the Old Series Note Trustee to accelerate the maturity of the Old Series Notes. The collateral securing the Old Series Notes includes the Resorts Casino Hotel, the outstanding capital stock of RIH, GRI and all of RII's other direct and indirect domestic subsidiaries, as well as the RIB Collateral. See "Risk Factors -- Certain Defaults".

    The Company's ability to pay the principal balance due on the Old Series Notes at maturity was premised on certain assumptions included in the Old Plan, the most significant of which was the Company's ability to sell the Paradise Island assets by December 31, 1991 at a price ranging from $250,000,000 to $300,000,000. Other assumptions included the Company's ability to generate substantial excess cash flow from its operations and the Company's ability to sell its non-operating real estate holdings in Atlantic City at acceptable prices. The recession in the United States, and more specifically in the northeast sector, the acute competition in Atlantic City and The Bahamas, the unexpected increase in competition in other jurisdictions, the unforeseen difficulty is selling the Paradise Island Business at the projected price, and the impact of the conflict in the Persian Gulf in early 1991 and its effect on transportation and tourism, all adversely affected the Company's ability to achieve the assumptions in the Old Plan.


    In addition, in late 1991 Carnival announced its plan to dispose of its Crystal Palace, the Company's principal competition in The Bahamas. In early 1992, a portion of the Crystal Palace complex, which Carnival had been leasing from HCB, was returned to HCB. Since that time as Carnival continued to operate the remainder of the Crystal Palace complex under the Crystal Palace name, it continued to seek a buyer for that property. In October 1993, Carnival announced that it had signed an agreement in principle to sell an 81% interest in such complex to a group of German investors.


    Although the Company did not discontinue its efforts to sell the Paradise Island assets, as the economy entered the recent recession, the events described above related to the Crystal Palace unfolded, and the Company experienced a very limited amount of interest by prospective purchasers of the Paradise Island assets, it became apparent that proceeds of the magnitude originally contemplated in 1990 would not be realizable prior to the maturity date of the Old Series Notes. The only offer received by the Company prior to the proposed Restructuring for its Paradise Island assets was made in August 1991. That offer would have netted the Company approximately $150,000,000 if the transaction had been consummated. This amount was inadequate to retire sufficient Old Series Notes at par so as to permit the Company's then remaining Atlantic City operations to service the debt that would have remained outstanding. Subsequent discussions with the prospective purchaser did not lead to a definitive agreement, and the discussions terminated in early 1992. A sale of the Paradise Island assets in October 1991 for $250,000,000 and application of the proceeds to retire outstanding Old Series Notes would have reduced the amount of Old Series Notes outstanding at maturity by approximately $348,000,000. Additional reductions in principal amount of Old Series Notes outstanding at maturity could have been achieved if the Company had sold all or a portion of its non-operating real estate holdings in Atlantic City or if the Company's operations had generated substantial excess cash flow. The Old Plan assumed that $50,000,000 of such real estate assets would be sold and, for the first two years of the Old Plan, operations would generate approximately $5,800,000 more cash flow, net of capital expenditures, than was actually generated. For the years 1992 and 1993, the Old Plan assumed the cash flow generated by the Resorts Casino Hotel, net of capital expenditures, would be approximately $9,000,000 more than currently projected.


    As the possibilities of a sale of the Paradise Island assets at other than a depressed price diminished, and the Company was unable to generate substantial excess cash flow from its operations, the principal amount of the Old Series Notes (originally $325,000,000) increased due to Old PIK Payments. Thus, it became evident that in order for the Company to reduce its debt to a level that could be supported by the cash flow reasonably anticipated on a continuing basis, it had to develop financial alternatives other than, or in conjunction with, a sale of its Paradise Island assets. The Company has been working with its financial advisers on developing and analyzing financial alternatives, as well as developing a long-term financial plan, since late 1991. The Paradise Island Purchase Agreement restricts the Company's ability to solicit or consider other offers for sale of the Paradise Island Business.

    Since obligations of approximately $518,000,000 under Old Series Notes will be due on April 15, 1994 and the Company currently does not have the means to repay them, management is unable to predict the future liquidity of the Company if the Restructuring is not accomplished by that date. If the Restructuring is accomplished, management believes that, although the
Restructuring includes the disposition of the Paradise Island Business, the Restructuring will improve the Company's long-term liquidity and enhance its ability to meet its financial obligations as they become due. Although the Restructuring will result in a significant reduction in the Company's unrestricted cash and equivalents due to the distribution of Excess Cash to holders of Old Series Notes, the Company will retain $20,000,000 of cash and will have the $20,000,000 RIHF Senior Facility available for one year from the Effective Date, should the Company have unforeseen cash needs. The Company believes that the RIHF Senior Facility will serve as a safeguard if an emergency arises from current operations, or serve as a source of funds for a profitable investment opportunity.



    However, there can be no assurance that the Company will generate sufficient cash from operations to repay, when due, the principal amount of the New RIHF Mortgage Notes maturing in 2003, the principal amount of the New RIHF Junior Mortgage Notes maturing in 2004 or the principal amount of the Showboat Notes maturing in 2000. As a result, the Company may be required to refinance such amounts as they become due and payable. While the Company believes that it will be able to refinance such amounts, there can be no assurance that any such refinancing would be consummated or, if consummated, would be in an amount sufficient to repay such obligations, particularly in light of the Company's high level of debt. If the Company is unable to effectuate such refinancings or renewals in the ordinary course of business, it may be required to sell equity interests in the Company. The sale of additional equity interests in the Company could result in substantial dilution of the interests of the Company's existing equity holders. There can be no assurance that such sales would be consummated or, if consummated, would be in an amount sufficient to repay such obligations in full. The failure to raise sufficient amounts of capital from such sales could ultimately result in the Company's inability to meet its debt obligations, including its obligations under the New Debt Securities. Holders of the Old Series Notes are cautioned not to place undue reliance on the forecasts. See "Risk Factors -- Risks Relating to the Forecasts".


    RIH. At September 30, 1993 RIH's current liabilities exceeded its current assets by $302,989,000 because its notes payable to GRI in the amount of $325,000,000, which are due upon demand after April 15, 1994, are classified as current liabilities. RIH's working capital at September 30, 1993 included $30,820,000 of cash and equivalents. The day-to-day operations of RIH require approximately $10,000,000 of currency and coin on hand which amount varies by days of the week, holidays and seasons. Additional cash balances are necessary to meet current working capital needs.

    Pursuant to the Restructuring, the notes payable to GRI will be canceled. Also, RIH, through its affiliated notes payable to RIHF, will be the principal source of funds for servicing the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, as well as the RIHF Senior Facility Notes to the extent issued. Based on projected operating results, management believes that RIH's liquidity will continue to be satisfactory after the Restructuring; however, management can give no assurances as to RIH's future liquidity due to the
possibility  of  unanticipated   events  and  circumstances   inherent  in   any
projections.

    PARADISE ISLAND BUSINESS. At September 30, 1993 the current liabilities of the companies whose operations and properties compose the Paradise Island Business, on a combined basis, exceeded their combined current assets by $73,717,000. However, their combined current liabilities include a $50,000,000 demand note payable by RIB to RIH and $35,676,000 of advances from RII.

    At September 30, 1993 these companies, on a combined basis, had $12,870,000 of unrestricted cash and equivalents. The day-to-day operations of the Paradise Island Business require approximately $5,000,000 of currency and coin on hand which amount varies by days of the week, holidays and seasons.

    Thus, these companies' liquidity was satisfactory as long as RII advanced funds if and when needed, RII made no attempt to collect on its advances, and RIH did not demand payment of the note.

    As part of the Restructuring: (i) RIB's $50,000,000 demand note payable to RIH, the interest accrued thereon and advances from RII are to be assumed by
GRI; (ii) the net intercompany liability from the U.S. Paradise Island Subsidiaries to RII will not be assumed by subsidiaries of SIHL, should the SIHL Sale occur, nor assumed by subsidiaries of PIRL, should the PIRL Spin-Off occur; and (iii) at the time the equity and assets and liabilities of members of the PIRL Group are transferred from the Company (through either the SIHL Sale or the PIRL Spin-Off), the group's collective working capital will amount to $12,000,000, of which at least $5,000,000 will be cash. Management of RII can make no representations concerning the liquidity of PIRL and the companies to become its subsidiaries on a prospective basis as they will no longer be affiliated with RII.

    RIHF. RIHF was formed for the purpose of issuing the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes as part of the Restructuring, as well as the RIHF Senior Facility Notes to the extent issued. Also as part of the Restructuring, RIHF is to obtain notes receivable from RIH with terms that mirror the terms of the New Debt Securities and, to the extent issued, the RIHF Senior Facility Notes with the intent that RIH pay interest to RIHF on RIHF's interest payment dates so that RIHF will have cash available to make its interest payments on those dates. It is not anticipated that RIHF will have any other operations.

    CAPITAL EXPENDITURES AND OTHER USES OF FUNDS


    THE COMPANY. In recent years, capital expenditures have consistently been a significant use of financial resources. See capital additions by geographic and business segment in the table entitled "Identifiable Assets, Depreciation and Capital Additions" below. Pursuant to a capital expenditure program developed by the Company in 1989, virtually all guest rooms and public areas at Resorts Casino Hotel were refurbished by the end of 1993. Also pursuant to this program, virtually all guest rooms in the Company's Paradise Island facilities were refurbished by 1991.


    Capital additions in 1990 for Resorts Casino Hotel amounted to $24,582,000 and included the completion of casino renovations which were started in 1989, certain infrastructure improvements and the refurbishment of approximately 150 guest rooms in the East Tower. In 1991, capital additions amounted to $22,734,000 as approximately 200 more guest rooms in the East Tower were refurbished and certain information systems were upgraded. In 1992, capital additions amounted to $15,548,000 and included the conversion of the parking garage from valet to self-parking, the construction of a covered walkway from the garage to the Resorts Casino Hotel, the continued renovation of guest rooms, the purchase of additional slot machines and improvements to the building's infrastructure.

    Capital additions in 1990 for the Paradise Island properties amounted to $9,324,000 and included refurbishment of guest rooms and the purchase and installation of 265 new slot machines as replacements for older models. In 1991, new carpeting was installed in the casino, a new casino management system was implemented and certain kitchen areas and additional guest rooms were renovated at a cost of $3,726,000. Capital additions for 1992 totalled $4,317,000, and included the installation of 37 new slot machines, expansion of the Paradise Island airport parking lot, upgrading existing computer equipment and restaurant renovations. The expenditures for both 1991 and 1992 were somewhat curtailed from those originally planned, in response to the operating performance of the Company's facilities on Paradise Island.

    During the first three quarters of 1993, the Company expended approximately $20,000,000 for capital improvements at Resorts Casino Hotel. The Company converted certain back-of-the-house space into an 8,000-square-foot simulcast facility, which houses eight betting windows and approximately 80 seats for simulcast betting operations, as well as 25 poker tables, various other table games and a full service bar. Also, certain casino renovations were completed, 280 slot machines were purchased, most of which will replace older models, and the new VIP slot and table player lounge, "Club Griffin", opened. In addition, guest room refurbishments continued and a new centralized mobile communications system was installed. In subsequent years recurring capital expenditures to keep existing facilities competitive can be expected to approximate $12,000,000 per year for the Resorts Casino Hotel.

    During the first three quarters of 1993, the Company expended approximately $3,000,000 on capital improvements at its facilities in The Bahamas. This included the purchase of 110 slot machines as replacements for older models as well as various maintenance projects.

    The Company continually monitors its capital expenditure plan and considers both the timing and the scope of certain projects to be flexible. Thus, economic developments and other factors may cause the Company to deviate from its present capital expenditure plans.

    Another significant use of funds in recent years has been recapitalization costs. Payments of legal, financial and other advisory fees and costs amounted to $5,585,000 in the first three quarters of 1993 and $2,460,000 in 1992 in contemplation of a possible restructuring of the Old Series Notes, and payments of $163,000, $2,954,000, $5,883,000 and $12,528,000 in the first three quarters of 1993 and the years 1992, 1991 and 1990, respectively, for costs associated with the Old Plan.

    RIH. Expenditures for capital improvements described above have been, by far, the largest use of funds for RIH for the periods discussed here. Recapitalization costs in 1990 and 1992 were another significant use of funds, as RIH pays RII its allocable portion (approximately one-third) of such costs as they are incurred. Other uses of RIH's funds are for CRDA deposits and bond purchases, as required by the New Jersey Casino Control Act, and repayments of advances from RII.

    PARADISE ISLAND BUSINESS. Expenditures for capital improvements noted above have consistently been a large use of funds for the Paradise Island Business during the periods discussed here. Recapitalization costs in 1990 and 1992 were another significant use of funds, as RIB pays RII its allocable portion (approximately one-third) of such costs as they are incurred. In the period of 1990 through August 31, when these companies had more available cash, $14,878,000 was used to repay advances to RII and other affiliates.

    CAPITAL RESOURCES AND OTHER SOURCES OF FUNDS

    THE COMPANY. Since 1990, operations have been the most significant source of funds to the Company.

    In accordance with the Old Plan, in September 1990, RII received $12,345,000 cash from Merv Griffin as partial payment for the issuance of 4,400,000 shares of RII Common Stock. An additional $2,655,000 was received in October 1990 on behalf of certain holders of the Company's previously outstanding public debt in consideration for the issuance to them of an aggregate of 500,000 shares of RII Common Stock.

    The Griffin Group owes the Company $5,318,333 under the Griffin Group Note. The next payment required under the New Griffin Services Agreement ($2,310,000) is to be applied to reduce the balance due under the Griffin Group Note. The then remaining balance of the Griffin Group Note is to be collected by RII and distributed to holders of Old Series Notes as part of Excess Cash.


    As part of the Restructuring, the Company will have the $20,000,000 RIHF Senior Facility available for one year from the Effective Date for the Company's working capital and general corporate purposes. The Company believes that the RIHF Senior Facility will serve as a safeguard if an emergency arises from current operations, or serve as a source of funds for a profitable investment opportunity.


    RIH. Since 1990 operations have been the most consistent significant source of funds for RIH. Advances from RII and affiliates have also been a source of funds in certain periods.

    PARADISE ISLAND BUSINESS. Since 1990 cash flows from operations have been adversely affected by a number of factors which are discussed below under "Results of Operations". During 1990 and

1991 sales of assets were a significant source of funds. These included assets previously used in PIA's amphibious airline operation ($6,652,000), parcels of land on Paradise Island ($3,979,000), and helicopters and other aircraft owned by ANTL which had been primarily used in the Company's Atlantic City casino/hotel operations ($2,736,000).

RESULTS OF OPERATIONS

    GENERAL

    Included in the discussion below are comments on the Paradise Island Business which, pursuant to the Restructuring, is to be disposed of. The Paradise Island Business includes the casino/hotel on Paradise Island, The Bahamas, the real estate located on Paradise Island, The Bahamas and the Company's airline operations.

REVENUES

                                                                   FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                   --------------------------------------------------
                                                             1990                                       FOR THE THREE QUARTERS
                                                   ------------------------                              ENDED SEPTEMBER 30,
                                                     THROUGH       FROM                                ------------------------
                                                    AUGUST 31   SEPTEMBER 1     1991         1992         1992         1993
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                                                  (IN THOUSANDS)
Casino/hotel:
  Atlantic City, New Jersey:
    Casino.......................................  $   139,466   $  66,259   $   218,881  $   233,780  $   180,510  $   187,803
    Rooms........................................        5,093       2,599         8,074        8,766        6,688        5,370
    Food and beverage............................       10,492       5,320        16,406       16,056       12,801       12,340
    Other casino/hotel...........................        3,948       2,041         4,113        4,138        3,081        3,301
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                       158,999      76,219       247,474      262,740      203,080      208,814
                                                   -----------  -----------  -----------  -----------  -----------  -----------
  Paradise Island, The Bahamas:
    Casino.......................................       43,321      19,940        61,003       66,120       44,171       48,685
    Rooms........................................       31,840       9,435        33,173       30,235       23,984       22,622
    Food and beverage............................       29,317      11,207        36,053       32,851       25,157       23,593
    Other casino/hotel...........................       11,584       4,895        17,563       17,890       13,457       14,412
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                       116,062      45,477       147,792      147,096      106,769      109,312
                                                   -----------  -----------  -----------  -----------  -----------  -----------
      Total casino/hotel.........................      275,061     121,696       395,266      409,836      309,849      318,126
                                                   -----------  -----------  -----------  -----------  -----------  -----------
Real estate related:
  Atlantic City, New Jersey......................        4,759       2,426         7,542        7,813        5,845        6,028
  Paradise Island, The Bahamas...................        3,721         212                        213          213
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                         8,480       2,638         7,542        8,026        6,058        6,028
                                                   -----------  -----------  -----------  -----------  -----------  -----------
Airline..........................................       11,071       6,083        18,234       22,483       16,841       16,618
Other segments...................................        1,183          27            97          162          124          109
Intersegment eliminations........................       (1,823)       (853)       (2,896)      (3,573)      (2,618)      (3,023)
                                                   -----------  -----------  -----------  -----------  -----------  -----------
Revenues from operations.........................  $   293,972   $ 129,591   $   418,243  $   436,934  $   330,254  $   337,858
                                                   -----------  -----------  -----------  -----------  -----------  -----------
                                                   -----------  -----------  -----------  -----------  -----------  -----------

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

FIRST THREE QUARTERS 1993 COMPARED TO FIRST THREE QUARTERS 1992

    CASINO/HOTEL -- ATLANTIC CITY, NEW JERSEY

    Casino revenues were up $7,293,000 for the first three quarters of 1993. This increase was due to slot win, poker revenue and simulcast commissions. Slot win increased as the effect of an increase in amounts wagered by patrons offset a decrease in the hold percentage (ratio of casino win to total amount wagered for slots or total amount of chips purchased for table games). The Company began offering poker and simulcast betting on June 28, 1993.

    Although total occupancy was relatively flat for the first three quarters of 1993 as compared to the same period of 1992, the number of complimentary rooms provided to casino patrons increased. The reduced occupancy from rooms sold resulted in lower room revenues and contributed to the decrease in food and beverage revenues.

    CASINO/HOTEL -- PARADISE ISLAND, THE BAHAMAS

    Casino revenues increased by $4,514,000 for the first three quarters of 1993. This improvement was due to increases in both slot win and table game win. The increased table game win resulted primarily from the effect of increased amounts wagered by patrons and, to a lesser extent, from an improved hold percentage.

    Room revenues and food and beverage revenues were lower in the first three quarters of 1993 due to a reduction in occupancy.

    The Restructuring contemplates the disposition of the Company's Paradise Island assets and operations.

    REAL ESTATE RELATED

    The Paradise Island real estate related revenues in 1992 resulted from the sale of a residential lot on Paradise Island.

    AIRLINE

    Airline revenues decreased $223,000 for the first three quarters of 1993. This resulted as decreased revenues from contracted training, flight and maintenance work for non-affiliated parties more than offset a slight increase in passenger revenues. Though passenger revenues were up slightly for the first three quarters of 1993, competition for passenger revenues increased with the addition of a new air shuttle service between Miami and Nassau in March 1993.

    The Restructuring contemplates the disposition of the Company's airline operations.

COMPARISON OF THE YEARS 1992, 1991 AND 1990

    CASINO/HOTEL -- ATLANTIC CITY, NEW JERSEY
    Casino revenues from the Resorts Casino Hotel increased by $14,899,000 in 1992 and $13,156,000 in 1991. For both 1992 and 1991, the increase resulted primarily from increased slot revenues. The improvement in slot revenues resulted from increases in amounts wagered by patrons, while the slot hold percentage declined. This reflects management's decision to decrease the slot hold percentage in order to attract more slot players and encourage increased slot play per player as well as marketing programs which targeted slot players.

    In 1991 the Company's table game revenues were up slightly. In 1992 the Company's table game revenues declined as did the entire Atlantic City casino industry's. The Company's decline of 6.5% was greater than the industry's decline of 3.3% and can be attributed to a decrease in amounts wagered and, to a lesser extent, a decrease in the table game hold percentage. The Company is adjusting its marketing focus in an effort to recapture some of its lost market share in table revenues by increasing the use of star headliners and changing the revue show more frequently.

    Also affecting the comparison of gaming revenues between 1991 and 1990 is the fact that portions of the casino were closed for renovations during the first half of 1990.

    CASINO/HOTEL -- PARADISE ISLAND, THE BAHAMAS

    Revenues  from  the  Company's   Paradise  Island  casino/hotel   operations
decreased by $696,000 in 1992 and by $13,747,000 in 1991.

    In 1992, increased casino revenue was more than offset by decreased room revenue and food and beverage revenue. Casino revenue was up due to increases in both slot win and table game win. The increase in table game revenues reflected an increase in drop (amount of chips purchased), the favorable effect of which more than offset the impact of a decline in the table game hold percentage. The decrease in room revenue was due to reduced room rates and occupancy, net of complimentary rooms. The reduction in occupancy also had an adverse effect on food and beverage revenue. Total air arrivals to the Paradise -- New Providence Island area were down in 1992 by 10%, which management of the Company attributes to the continuing economic recession and reduced air service available. Air arrivals to this area were already down in 1991 as compared to the prior year due to factors noted below. In addition, the Company's competitors reduced room rates in 1992 and the Company, in an effort to maintain occupancy, did the same.

    In 1991, all facets of the Company's Paradise Island operations suffered due to the economic recession experienced during that year. Also, the tour and travel industry in general was significantly affected by the Persian Gulf conflict in early 1991. The impact of this on the Company's Bahamian operations was severe, as this occurred during the first quarter, which is typically the period when the Company realizes its highest revenues and earnings in The Bahamas, due to seasonal factors.

    REAL ESTATE RELATED

    Atlantic City real estate related revenues in 1992, 1991 and 1990 represent rent from ACS pursuant to the Showboat Lease. Commencing July 1, 1990, such rent receipts were restricted for the payment of interest on the Showboat Notes. See
Note 7 of Notes to Consolidated Financial Statements of RII.

    The Paradise Island real estate related revenues in 1992 resulted from the sale of a residential lot on Paradise Island. Substantially all the Paradise Island real estate related revenues for 1990 resulted from the sale of approximately seven acres of beach front property near the Company's Ocean Club Golf & Tennis Resort on Paradise Island.

    AIRLINE

    Airline revenues increased $4,249,000 in 1992 and $1,080,000 in 1991. The increase in 1992 was due primarily to an increase in number of passengers flown as other airlines ceased their flights or reduced the frequency of their flights to The Bahamas and the Company expanded its flight schedule. Also, 1992 includes revenues from contracted training, flight and maintenance work for non-affiliated parties.

    The increase in 1991 resulted from an increase in passengers flown due to reasons noted above as well as an increase in average fare.

CONTRIBUTION TO CONSOLIDATED LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM

                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                               --------------------------------------------------
                                                          1990                                     FOR THE THREE QUARTERS
                                               --------------------------                           ENDED SEPTEMBER 30,
                                                 THROUGH         FROM                              ----------------------
                                                AUGUST 31    SEPTEMBER 1      1991        1992        1992        1993
                                               ------------  ------------  ----------  ----------  ----------  ----------
                                                                             (IN THOUSANDS)
Casino/hotel:
  Atlantic City, New Jersey..................  $      4,179   $    2,412   $   14,817  $   21,051  $   19,421  $   15,804
  Paradise Island, The Bahamas*..............         7,351       (6,166)      (5,707)     (5,592)     (6,132)     (2,974)
                                               ------------  ------------  ----------  ----------  ----------  ----------
                                                     11,530       (3,754)       9,110      15,459      13,289      12,830
                                               ------------  ------------  ----------  ----------  ----------  ----------
Real estate related:
  Atlantic City, New Jersey..................         2,803        1,947        5,911       6,425       4,741       4,900
  Paradise Island, The Bahamas...............           188           59                      (17)        (17)
                                               ------------  ------------  ----------  ----------  ----------  ----------
                                                      2,991        2,006        5,911       6,408       4,724       4,900
                                               ------------  ------------  ----------  ----------  ----------  ----------
Airline*.....................................             5           (4)          83          77         314         (14)
Other segments...............................           (68)        (156)        (148)        (70)        (53)        (94)
Unallocated corporate expense................          (918)         694        1,080        (372)      1,833       3,058
                                               ------------  ------------  ----------  ----------  ----------  ----------
Earnings (loss) from
 operations..................................        13,540       (1,214)      16,036      21,502      20,107      20,680
Other income (deductions):
  Interest income............................         2,318        1,740        4,824       4,969       2,311       2,485
  Interest expense...........................          (434)      (5,476)     (31,157)    (40,856)    (30,795)    (38,336)
  Amortization of debt discount..............                     (8,581)     (32,105)    (37,569)    (26,509)    (37,320)
  Recapitalization costs.....................      (187,018)                               (2,848)     (2,337)     (4,879)
                                               ------------  ------------  ----------  ----------  ----------  ----------
Loss before income taxes and extraordinary
 item........................................  $   (171,594)  $  (13,531)  $  (42,402) $  (54,802) $  (37,223) $  (57,370)
                                               ------------  ------------  ----------  ----------  ----------  ----------
                                               ------------  ------------  ----------  ----------  ----------  ----------

* The Paradise Island casino/hotel segment subsidized the operation of PIA in the following amounts for the periods indicated: through August 31, 1990 -- $1,320,000; from September 1, 1990 -- $571,000; 1991 -- $760,000; and first three quarters of 1993 -- $813,000.
- ------------------------

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

FIRST THREE QUARTERS 1993 COMPARED TO FIRST THREE QUARTERS 1992

    CASINO/HOTEL -- ATLANTIC CITY, NEW JERSEY

    Casino, hotel and related operating results decreased by $3,617,000 in the first three quarters of 1993 as increased revenues were offset by a net increase in operating expenses. For the first three quarters of 1993 the most significant increases in operating expenses were casino promotional costs ($4,800,000), payroll and related costs ($3,600,000), casino operating costs ($1,700,000), fees to the Griffin Group ($1,700,000) and depreciation ($1,600,000). The increase in casino promotional costs was due primarily to a new program which rewards slot players by giving cash back to patrons based on their level of play. Since the introduction of the "cash-back" program, the Company has reduced cash giveaways to bus patrons and through other promotional mailings. Payroll and related costs and casino operating costs increased due primarily to the increased staffing levels and other operating costs associated with the new simulcast and poker facility. The fees paid to the Griffin Group are for services rendered under the New Griffin Services Agreement described in Note 17 of Notes to Consolidated Financial Statements of RII. The most significant cost reductions were in the performance incentive bonus accrual ($2,900,000) and food and beverage costs ($1,200,000).

    For a discussion of competition in the Atlantic City casino/hotel industry see "Business of the Company -- Atlantic City -- Competition".

    CASINO/HOTEL -- PARADISE ISLAND, THE BAHAMAS

    Casino, hotel and related operating results improved by $3,158,000 for the first three quarters of 1993. This resulted from increased revenues and a net decrease in operating expenses. The most significant decrease in operating expenses was in payroll and related costs ($1,800,000) as staffing levels were reduced in response to lower occupancy. The most significant increases in costs were in gaming taxes and fees ($900,000) and in the subsidy of PIA ($813,000). Gaming taxes and fees increased relative to the increase in casino revenues. The subsidy of PIA, RII's subsidiary which provides air service between south Florida and the Company's Paradise Island Airport, increased as PIA's operating results declined. See "Airline" below.

    For  a discussion of competition in The Bahamas see "Business of the Company
- -- The Bahamas -- Competition".

    AIRLINE

    Airline operating results before the subsidy from the Paradise Island casino/hotel segment decreased by $1,141,000 for the first three quarters of 1993 as results of both the scheduled and charter flights and the contract work for non-affiliated parties were down ($600,000 and $500,000, respectively). A slight increase in flight revenues was more than offset by a net increase in operating, particularly maintenance, costs. The decrease in contract work largely resulted from a decline in revenues from such activity.

    OTHER INCOME (DEDUCTIONS)


    THE COMPANY. The increase in interest expense for the first three quarters of 1993 was due to the net effect of (i) increased principal amounts of debt outstanding, as the Company has issued additional Old Series Notes to satisfy its interest obligations on the Old Series Notes, (ii) an increase in the stated interest rate on the Old Series A Notes and (iii) changes in the market value of the Old Series Notes, as the Company records interest at the estimated market value of additional Old Series Notes to be issued in satisfaction of its interest obligations. Interest expense is expected to increase significantly in the next several months as, subsequent to October 15, 1993, the Company will be recording interest expense on the Old Series Notes at the stated rate in lieu of a discounted rate to reflect market value, as the Company's option to make Old PIK Payments is no longer available.


    Amortization of debt discounts increased primarily due to the additional discounts associated with Old Series Notes issued in satisfaction of interest obligations.

    The Company's interest expense and amortization of debt discounts are expected to be significantly less after the Restructuring.

    RIH. RIH's interest income has been largely attributable to the $50,000,000 note receivable from RIB, which bears interest at 13.5% per year. This note is to be cancelled as part of the Restructuring.

    RIH's interest expense, in recent years, has been limited to minor amounts incurred on capitalized lease obligations. After the Restructuring RIH is to bear, indirectly, the interest on the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes and, to the extent issued, the RIHF Senior Facility Notes, through notes payable to RIHF, the terms of which will mirror the terms of such debt of RIHF.

COMPARISON OF THE YEARS 1992, 1991 AND 1990

    CASINO/HOTEL -- ATLANTIC CITY, NEW JERSEY

    Casino, hotel and related operating results improved by $6,234,000 for 1992 and by $8,226,000 for 1991.

    For 1992 increased revenues discussed above were partially offset by a net increase in operating expenses. The most significant increases in operating expenses were payroll and related costs ($3,500,000), depreciation ($2,300,000), casino win tax ($1,400,000) and performance incentive bonuses ($1,200,000). The increase in payroll and related costs was due to increases in wages, payroll taxes and union benefits. For 1992 the most significant decrease in net operating expenses was the provision for doubtful receivables ($2,100,000).

    For 1991 increased revenues discussed above were partially offset by a net increase in operating expenses. The most significant increases in operating expenses were management fees ($2,500,000), performance incentive bonuses ($2,000,000), advertising ($1,400,000), provision for doubtful receivables ($1,400,000) and food and beverage ($1,300,000). The increase in management fees resulted from a change in the Company's method of allocating overhead expenses from corporate to the operating properties, which was effective September 1, 1990. The increase in advertising cost was primarily attributable to a new television campaign. The increase in food and beverage costs resulted primarily from increased patronage of the Beverly Hills Buffet. The Beverly Hills Buffet offers all you can eat for a price which is on average below the cost to the Company. This reflected the Company's change in marketing emphasis, whereby the Company targeted slot and mid-level players by featuring programs that provide attractive values in food, beverage and entertainment.

    For 1991 the most significant decreases in operating expenses were depreciation ($3,800,000) and entertainment ($2,700,000). The reduction in depreciation was due to the revaluation of the Company's assets in conjunction with the reorganization in 1990. The reduction in entertainment costs resulted from a shift in emphasis from headliner shows to a revue format in conjunction with the change in the targeted markets discussed above.

    CASINO/HOTEL -- PARADISE ISLAND, THE BAHAMAS

    Casino, hotel and related operating results improved by $115,000 for 1992 and decreased by $6,892,000 for 1991. For 1992 decreased revenues discussed above were more than offset by net decreased operating expenses. The most significant reductions in operating expenses were food, beverage and other direct costs ($1,000,000), depreciation ($800,000), payroll and related costs ($800,000) and the subsidy of PIA ($760,000). The reduced occupancy level and the reduction in number of visitors to the area contributed to an overall reduction in operating costs throughout the facility. The subsidy of PIA decreased as PIA's operating results improved. See "Airline."

    For 1992 the most significant increases in operating expenses were marketing and promotional costs ($1,400,000) and gaming taxes and fees ($1,000,000). The Company increased its marketing and promotional efforts over the prior year to attract a greater number of patrons to its facilities.

    For 1991 decreased revenues discussed above were partially offset by a net decrease in operating expenses. The most significant reductions in operating expenses were payroll and related costs ($4,000,000), food, beverage and other direct costs ($1,900,000), casino promotional costs ($1,800,000) and a reduction in the subsidy of PIA ($1,131,000). Due to the factors discussed above, in early 1991 occupancy levels at the Company's Paradise Island properties were such that the Company implemented a cost containment program which included a reduction in room availability, reduced operating schedules of the casino and food and beverage outlets, and payroll reductions. By the summer of 1991, the Company's facilities returned to their normal operating schedules. The reduction in casino promotional costs is due primarily to increased efforts to monitor complimentaries given to casino customers. The subsidy of PIA decreased as PIA's operating results improved due to its previously noted increased revenues. The most significant increase in costs for 1991 was depreciation ($1,800,000).

    REAL ESTATE RELATED

    The comparison of earnings from Atlantic City real estate related activities is affected by increases in rental income under the Showboat Lease. The favorable results in 1991 also reflect the elimination of property tax expense on a tract of land which the Company had under option. Such option was terminated in 1990.

    The Paradise Island real estate related earnings represent the net loss in 1992 and the net gain in 1990 on the sales of Paradise Island properties mentioned above.

    AIRLINE

    Airline operating results before the subsidy from the Paradise Island casino/hotel segment increased by $754,000 in 1992 and by $1,213,000 in 1991. For 1992 the increase resulted primarily from the contract work for non-affiliated parties noted above. For 1991 the increase was primarily due to the increase in passenger revenues described above.

    UNALLOCATED CORPORATE EXPENSE

    Unallocated corporate expense increased by $1,452,000 in 1992 and decreased by $1,304,000 in 1991.

    Effective September 1, 1990, the Company changed its method of allocating certain overhead costs from corporate to certain operations. This new allocation method, based on a percentage of certain gross revenues, accounted for a favorable variance in unallocated corporate expense of $2,300,000 in 1991. This was partially offset by an increase in 1991 in the cost of directors and officers liability insurance ($900,000).

    In 1992, the Company recorded charges of approximately $2,900,000 in connection with the start-up, management and subsequent termination of an agreement to manage a casino located in Black Hawk, Colorado. The impact of this charge was partially offset by a reduction in certain corporate insurance costs ($600,000) and an increase in the amount of overhead expense allocated from corporate to certain operations ($600,000).

    OTHER INCOME (DEDUCTIONS)

    THE COMPANY. The Company did not accrue interest or amortize discounts on its previously outstanding public debt during 1990 while it was involved in bankruptcy proceedings. RII began accruing interest and amortizing discounts on its Old Series Notes and the Showboat Notes effective October 1, 1990, the initial distribution date of those securities.

    The increase in interest expense in 1992 was due to a combination of: (i) an increase in the stated interest rates of the Old Series Notes; (ii) increased principal amounts of debt outstanding, as RII has issued additional Old Series Notes to satisfy its interest obligations on the Old Series Notes; and (iii) changes in the market value of the Old Series Notes, as RII records interest at the estimated market value of additional Old Series Notes to be issued in satisfaction of its interest obligations. Amortization of debt discounts increased primarily due to the additional discounts associated with Old Series Notes issued in satisfaction of interest obligations.

    Recapitalization costs in 1992 resulted from the Company's retention of financial advisers to assist in the development and analysis of financial alternatives which would enable the Company to reduce its future debt service requirements. For a description of recapitalization costs in 1990 see Note 2 of Notes to Consolidated Financial Statements of RII.

    RIH.   For  a description of  recapitalization costs and  the affiliated bad debt write-off in 1990, see Note 2 of Notes to Consolidated Financial Statements of RIH.

    PARADISE ISLAND BUSINESS. For a description of recapitalization costs and the affiliated bad debt write-off in 1990, see Note 2 of Notes to Combined Financial Statements of PIRL Group.

    INCOME TAXES

    THE COMPANY. See Note 13 of Notes to Consolidated Financial Statements of RII for an explanation of changes in the Company's effective income tax rate during the years 1990 through 1992 and the section on "Income Taxes" in Note 1 of Notes to Consolidated Financial Statements of RII for a discussion of the anticipated effects of the 1993 adoption of a new standard of accounting for income taxes.

    RIH. See Note 11 of Notes to Consolidated Financial Statements of RIH for a discussion of RIH's income tax expense for the years 1990 through 1992 and Note 14 for a discussion of the effects of the 1993 adoption of a new standard of accounting for income taxes.

    PARADISE ISLAND BUSINESS. See Note 10 of Notes to Combined Financial Statements of PIRL Group for a discussion of income tax accounting for the combined group and the section on "Income Taxes" in Note 1 of Notes to Combined Financial Statements of PIRL Group for a discussion of the anticipated effects of the 1993 adoption of a new standard of accounting for income taxes.

IDENTIFIABLE ASSETS, DEPRECIATION AND CAPITAL ADDITIONS
(IN THOUSANDS)

                                             IDENTIFIABLE ASSETS
                                  ------------------------------------------
                                               LESS ACCUMULATED
                                               DEPRECIATION AND
                                     GROSS        VALUATION
                                    ASSETS        ALLOWANCES     NET ASSETS   DEPRECIATION
                                  -----------  ----------------  -----------  -------------
                                                                                               CAPITAL
                                                                                              ADDITIONS
                                                                                             -----------
                                                                                  FOR THE YEAR ENDED
                                              DECEMBER 31, 1992                   DECEMBER 31, 1992
                                  ------------------------------------------  --------------------------
Casino/hotel:
  Atlantic City, New Jersey.....   $ 212,668      $  (26,644)     $ 186,024     $  11,392     $  15,548
  Paradise Island, The Bahamas..     208,899         (33,899)       175,000        12,973         4,317
                                  -----------       --------     -----------  -------------  -----------
                                     421,567         (60,543)       361,024        24,365        19,865
                                  -----------       --------     -----------  -------------  -----------
Real estate related:
  Atlantic City, New Jersey.....     110,824             (68)       110,756            29
  Paradise Island, The Bahamas..      33,414                         33,414
                                  -----------       --------     -----------  -------------  -----------
                                     144,238             (68)       144,170            29
                                  -----------       --------     -----------  -------------  -----------
Airline.........................      12,923          (1,995)        10,928           805             4
Other segments..................       1,542             (34)         1,508            13
Corporate (A)...................      51,605            (285)        51,320           110            16
                                  -----------       --------     -----------  -------------  -----------
                                   $ 631,875      $  (62,925)     $ 568,950     $  25,322     $  19,885
                                  -----------       --------     -----------  -------------  -----------
                                  -----------       --------     -----------  -------------  -----------

                                                                                  FOR THE YEAR ENDED
                                              DECEMBER 31, 1991                   DECEMBER 31, 1991
                                  ------------------------------------------  --------------------------
Casino/hotel:
  Atlantic City, New Jersey.....   $ 196,022      $  (16,680)     $ 179,342     $   9,084     $  22,734
  Paradise Island, The Bahamas..     207,924         (21,684)       186,240        13,782         3,726
                                  -----------       --------     -----------  -------------  -----------
                                     403,946         (38,364)       365,582        22,866        26,460
                                  -----------       --------     -----------  -------------  -----------
Real estate related:
  Atlantic City, New Jersey.....     112,900             (26)       112,874            19
  Paradise Island, The Bahamas..      33,400                         33,400
                                  -----------       --------     -----------  -------------  -----------
                                     146,300             (26)       146,274            19
                                  -----------       --------     -----------  -------------  -----------
Airline.........................      12,934          (1,163)        11,771           809           280
Other segments..................       1,549             (20)         1,529            14
Corporate (A)...................      42,909            (175)        42,734           106            10
                                  -----------       --------     -----------  -------------  -----------
                                   $ 607,638      $  (39,748)     $ 567,890     $  23,814     $  26,750
                                  -----------       --------     -----------  -------------  -----------
                                  -----------       --------     -----------  -------------  -----------

                                                                                       FOR THE YEAR ENDED DECEMBER 31, 1990
                                                                              ------------------------------------------------------
                                                                                  FROM         THROUGH        FROM         THROUGH
                                              DECEMBER 31, 1990                SEPTEMBER 1    AUGUST 31    SEPTEMBER 1    AUGUST 31
                                  ------------------------------------------  -------------  -----------  -------------  -----------
Casino/hotel:
  Atlantic City, New Jersey.....   $ 173,527      $   (7,671)     $ 165,856     $   1,902     $  10,772     $   5,307     $  19,275
  Paradise Island, The Bahamas..     198,825          (8,256)       190,569         3,878         8,153         4,320         5,004
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
                                     372,352         (15,927)       356,425         5,780        18,925         9,627        24,279
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
Real estate related:
  Atlantic City, New Jersey.....     113,376              (6)       113,370             6           151
  Paradise Island, The Bahamas..      34,075                         34,075
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
                                     147,451              (6)       147,445             6           151
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
Airline.........................      11,568            (319)        11,249           370           746            35            56
Other segments..................       2,067            (116)         1,951             8            91
Corporate (A)...................      51,744             (68)        51,676            68           134             1            86
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
                                   $ 585,182      $  (16,436)     $ 568,746     $   6,232     $  20,047     $   9,663     $  24,421
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------
                                  -----------       --------     -----------  -------------  -----------  -------------  -----------

- ------------------------------
(A) Includes cash equivalents, restricted cash equivalents not pledged for operations, and other corporate assets.

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                            BUSINESS OF THE COMPANY

ATLANTIC CITY

    GAMING FACILITIES

    The Resorts Casino Hotel has a casino of approximately 60,000 square feet and a racetrack simulcast betting and poker area of approximately 8,000 square feet. In July 1993 these gaming areas contained 51 blackjack tables, 25 poker tables, 13 dice tables, 10 roulette tables, 4 baccarat tables, 2 pai gow poker tables, 1 big six wheel, 1 sic bo table, 1,859 slot machines and 8 betting windows for race book. As described below under "Capital Improvements", the casino and hotel facilities at the Resorts Casino Hotel have undergone extensive renovation and remodeling pursuant to a major capital improvements program. The Resorts Casino Hotel is owned and operated by RII's subsidiary, RIH.

    During 1992, the Company had a total gross win (the amount won before all costs and expenses, including taxes) from its Atlantic City casino of $233,780,000. This compares to total gross wins of $218,881,000 for 1991 and $205,725,000 for 1990.

    Casino gaming in Atlantic City is highly competitive and is strictly regulated under the Casino Control Act, which affects virtually all aspects of the Company's Atlantic City casino operations. See "Competition" and "Regulation and Gaming Taxes and Fees -- New Jersey" below.

    RESORT AND HOTEL FACILITIES

    The Resorts Casino Hotel commenced operations in May 1978 and was the first casino/hotel opened in Atlantic City. This was accomplished by the conversion of the former Haddon Hall Hotel, a classic hotel structure originally built in the early 1900's, into a casino/hotel. It is situated on approximately seven acres of land with approximately 310 feet of Boardwalk frontage overlooking the Atlantic Ocean. The Resorts Casino Hotel consists of two hotel towers, the 15-story East Tower and the nine-story North Tower. In addition to the casino facilities described above, the casino/hotel complex includes approximately 670 guest rooms and suites, the 1,400-seat Superstar Theatre, eight restaurants, three cocktail and entertainment lounges, an indoor swimming pool and health club, and retail stores. The complex also has approximately 50,000 square feet of convention facilities, including ten large meeting rooms and a 16,000-square-foot ballroom.

    During 1992, the Company added two floors to its multi-storied parking garage and converted it from a valet-parking facility into a self-parking facility which accommodates approximately 700 vehicles. This parking facility is connected to the Resorts Casino Hotel by a covered walkway. The Company believes that the conversion to self-parking and the remodeling of its garage encourages increased patronage and enhances the Company's competitive position. The Company continues to offer valet parking at nearby, uncovered leased lots that provide space for approximately 700 automobiles and has an additional leased lot which provides self-parking for approximately 100 cars.

    Consistent with industry practice, the Company reserves a portion of its hotel rooms and suites as complimentary accommodations for high-level casino wagerers. For 1992, 1991 and 1990 the average occupancy rates, including complimentary rooms which were primarily provided to casino patrons, were 93%, 90% and 84%, respectively. The average occupancy rate and weighted average daily room rental, excluding complimentary rooms, were 57% and $61, respectively, for 1992. This compares with 51% and $67, respectively, for 1991, and 55% and $66, respectively, for 1990.

    CAPITAL IMPROVEMENTS

    The Company has pursued a major capital improvements program since 1989 in order to compete more effectively in the Atlantic City market. During the first three quarters of 1993 the Company expended approximately $20,000,000 for capital improvements at the Resorts Casino Hotel. The Company converted certain back-of-the-house space into a simulcast facility, which houses eight betting windows and approximately 80 seats for simulcast betting operations, as well as 25 poker tables, various other table games and a full service bar. Also, certain casino renovations were completed, 280 slot machines were purchased, most of which will replace older models, and the new VIP

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slot and table player  lounge, "Club Griffin", opened.  In addition, guest  room refurbishments continued and a new centralized mobile communications system was installed. From 1989 through 1992 capital additions at Resorts Casino Hotel totalled approximately $80,000,000. Improvements included refurbishment of rooms in both the East Tower and the North Tower, casino renovations, purchase of new slot machines and gaming equipment, conversion of the parking garage to self-parking, restaurant remodeling and upgrading, renovation of public areas, installation of new computer equipment and management information systems, as well as improvements to the infrastructure such as elevators, air conditioning, and exterior renovations and painting. With the anticipated completion of the capital improvements program in 1993, management expects capital expenditures in 1994 to decline to approximately $12,000,000 which will be primarily for maintenance of existing facilities.

    EMPLOYEES

    During 1992, the Company had a maximum of approximately 3,700 employees located in Atlantic City. The Company believes that its employee relations are satisfactory.

    In Atlantic City, approximately 1,400 of the Company's employees are represented by unions. Of these employees, approximately 1,200 are represented by the Hotel Employees and Restaurant Employees International Union Local 54, whose contract expires in September 1994. There are several other union contracts covering Atlantic City union employees.

    In Atlantic City, all the Company's casino employees must be licensed under the Casino Control Act. Casino employees are subject to more stringent requirements than non-casino employees, including hotel employees who must be registered with the Casino Control Commission. Each casino employee must meet applicable standards pertaining to such matters as financial responsibility, good character, ability, casino training and experience, and New Jersey residency.

    MARKETING


    The Company continues to take advantage of the celebrity status of Merv Griffin, who is actively engaged in the marketing of the Resorts Casino Hotel. Mr. Griffin, who is Chairman of the Board of RII, is featured in television commercials and in print advertisements. Merv Griffin also produced live at Resorts Casino Hotel "Merv Griffin's New Year's Eve Special 1993" which was broadcast nationwide. Mr. Griffin is obligated to participate in the operations and marketing of the Company until expiration of the New Griffin Services Agreement in September 1996.


    The Company's marketing strategy is designed to increase the attractiveness of the Resorts Casino Hotel to the mid and premium-level slot and table game players. For slot players, the Company has: (i) introduced a new "cash-back" program which rewards players with cash refunds or complimentaries based on their volume of play; (ii) expanded and upgraded "Hollywood Hills", its high-limit slot area; and (iii) opened a VIP slot and table player lounge, "Club Griffin". Also, in an effort to attract mid and premium table game players, the Company has established customer development teams to increase opportunities in this market area.

    The entertainment program has also been retargeted to attract the mid and premium players by increasing the use of star headliners and changing the revue show more frequently in 1993 than had been done in recent years. The revue that had been offered since January 1993 was replaced with a new revue that opened in September 1993.

    TRANSPORTATION FACILITIES

    The lack of an adequate transportation infrastructure in the Atlantic City area continues to negatively affect the industry's ability to attract patrons from outside a core geographic area. In 1989 the terminal at the Atlantic City International Airport (located approximately 12 miles from Atlantic City) was expanded to handle additional air carriers and large passenger jets, but scheduled service to that airport from major cities by national air carriers remains extremely limited. Also, in 1989 Amtrak express rail service to Atlantic City commenced from Philadelphia, New York, Washington and other major cities in the northeast. This was expected to improve access to Atlantic City and expand the geographic size of the Atlantic City casino industry's marketing base. However, there has been no

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significant change in the industry's marketing base or in the principal means of transportation to Atlantic City, which continues to be automobile and bus. The resulting geographic limitations and traffic congestion have restricted Atlantic City's growth as a major destination resort. However, the Company understands that the South Jersey Transportation Authority has begun work on a comprehensive master plan for the future development of the airport which it expects to complete in 1994. The State of New Jersey acquired the airport terminal and surrounding property from Atlantic City in 1991.

    The Company continues to utilize day-trip bus programs. A non-exclusive easement enables the Resorts Casino Hotel to utilize a bus tunnel under the Taj Mahal, which connects Pennsylvania and Virginia Avenues, and a service road exit from the bus tunnel. This reduces congestion around the Pennsylvania Avenue bus entrance to the Resorts Casino Hotel. To comfortably accommodate its bus patrons, the Company has a waiting facility which is located indoors, adjacent to the casino, and offers various amenities.

    PROPOSED NEW CONVENTION CENTER

    In January 1992, the State of New Jersey enacted legislation that authorizes a financing plan for the construction of a new convention center to be located on a 30-acre site next to the Atlantic City train station at the base of the Atlantic City Expressway. The Company understands that the proposed convention center will have 500,000 square feet of exhibit space and an additional 104,200 square feet of meeting rooms. Construction of the new convention center began in early 1993 and it is anticipated that it will be completed within three years.

    The convention center has been reported to be part of a broader plan that includes additional expansion of the Atlantic City International Airport and other improvements in Atlantic City. Officials have commented upon the need for improved commercial air service into Atlantic City as a factor in the success of the new convention center. Although these developments are viewed as positive and favorable to the future prospects of the Atlantic City gaming industry, the Company, at this point, can make no representations as to whether, or to what extent, its operations may be improved by the completion of the proposed convention center and airport expansion projects.

    COMPETITION

    Competition in the Atlantic City casino/hotel industry is intense. Casino/hotels compete primarily on the basis of promotional allowances, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities, and parking facilities. The Resorts Casino Hotel competes directly with 11 casino/hotels in Atlantic City which, in the aggregate, contain approximately 768,000 square feet of casino space, including simulcast betting and poker rooms, and 8,700 hotel rooms. The total amount of gaming area of these competing properties is expected to increase as the Showboat Casino has recently announced plans, although preliminary, for a sizable addition to its casino gaming floor. Also, several competitors are expected to add simulcasting rooms which are permitted to house poker and other authorized table games. Unlike casino gaming floor area, which is regulated based on the number of guest rooms at a particular property, the size of simulcasting rooms is not limited.

    The Resorts Casino Hotel is located at the eastern end of the Boardwalk adjacent to the Taj Mahal, which is next to the Showboat Casino. These three properties have a total of more than 2,400 hotel rooms and 277,000 square feet of gaming space in close proximity to each other. A 28-foot wide enclosed pedestrian bridge between the Resorts Casino Hotel and the Taj Mahal allows patrons of both hotels and guests for events being held at the Resorts Casino Hotel and at the Taj Mahal to move between the facilities without exposure to the weather. A similar enclosed pedestrian bridge connects the Showboat Casino to the Taj Mahal, allowing patrons to walk under cover among all three casino/ hotels. The remaining nine Atlantic City casino/hotels are located approximately one-half mile to one and one-half miles to the west on the Boardwalk or in the Marina area of Atlantic City.

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    All Atlantic  City casino/hotels  compete for  customers with  casino/hotels located  in Nevada, and in certain  foreign resort areas, including The Bahamas,
particularly  with   respect   to   destination-oriented   business,   including
conventions. The Las Vegas casino/hotel industry benefits from a favorable climate and nearby airport facilities that serve most major domestic carriers. Atlantic City casino/hotels also would compete with casinos located in other U.S. jurisdictions, particularly those close to New Jersey, which may adopt legislation approving casino gaming. Colorado, Illinois, Iowa, Louisiana, Mississippi, Missouri and South Dakota have legalized, and several other states and the District of Columbia are currently considering legalizing limited land-based and riverboat casino gaming. Since 1988 Indian tribes have negotiated at least 87 compacts with 19 states to operate legalized gambling, not including bingo parlors. In January 1993, a gaming casino on an Indian reservation located in Connecticut was authorized to operate slot machines. Previously, the casino, which opened in early 1991, was only authorized to conduct table gaming operations. In July 1993, the Oneida Indians opened a casino near Syracuse, New York. In October 1993 approval was granted for the construction of a high-stakes gambling casino in New York State on the St. Regis Mohawk reservation near the Canadian border, 50 miles southwest of Montreal. Under New York state law, poker and slot machines currently are not permitted. Due to the proximity to Atlantic City, the casinos in Connecticut and New York may have, to an indeterminate extent, an adverse effect on the Atlantic City casino industry.


    SEASONAL FACTORS

    The Company's business activities are strongly affected by seasonal factors that influence the New Jersey beach trade. Higher revenues and earnings are typically realized from the Company's Atlantic City operations during the middle third of the year.

    GAMING CREDIT POLICY

    Credit is extended to selected gaming customers primarily in order to compete with other casino/ hotels in Atlantic City which also extend credit to customers. Credit play represented 23% of table game volume at the Resorts Casino Hotel in 1992, 24% in 1991 and 26% in 1990. Gaming receivables, net of allowance for uncollectible amounts, were $4,503,000, $5,586,000 and $6,949,000 as of December 31, 1992, 1991 and 1990, respectively. The collectibility of gaming receivables has an effect on results of operations, and management believes that overall collections have been satisfactory. Atlantic City gaming debts are enforceable under the laws of New Jersey and certain other states, although it is not clear whether other states will honor this policy or enforce judgments rendered by the courts of New Jersey with respect to such debts.

    SHOWBOAT LEASE

    The Showboat Casino has approximately 515 guest rooms, a 60-lane bowling center, a 64,000-square-foot casino and a 15,000-square-foot simulcast betting and poker room. The Showboat Casino is situated on approximately ten acres which are owned by the Company and leased to ACS pursuant to the Showboat Lease, dated October 26, 1983, as amended, which is a 99-year net lease. The Showboat Lease provided for an initial annual rental, which commenced in March 1987, of $6,340,000, subject to future annual adjustment based upon changes in the consumer price index. The rental for the 1993 lease year is $8,118,000.

    The Showboat Notes issued by RII are First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000, and are secured and serviced by the Showboat Lease. All lease payments thereunder are made to the indenture trustee for the Showboat Notes to meet the Company's interest obligations under those notes. See Note 11 of Notes to Consolidated Financial Statements of RII.

    The Showboat Lease provides that if, under New Jersey law, the Company is prohibited from acting as lessor, including any finding by the Casino Control Commission that the Company is unsuitable, the Company must appoint a trustee, acceptable to the Casino Control Commission, to act for the Company and collect all lease payments on the Company's behalf. In that event, the trustee also must proceed to sell all the Company's interest in the Showboat Lease and the leased property to a buyer qualified to act as lessor. The net proceeds of any such sale, together with any unremitted rentals, would be paid to the Company. Also, if the Company is no longer able to act as a lessor, as

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aforesaid, ACS would have an option to acquire ownership of the ten acres leased from the Company. The option would be exercisable during a period of not more than three months. The purchase price would be an amount equal to the greater of $66,000,000 or the fair market value of the leased acreage, as defined, but in no event may the purchase price be more than 11 times the rent being paid by ACS in the year in which the option may become effective. If the fair market value is not ascertained within the time required by the Casino Control Commission, then the purchase price would be the lesser of $66,000,000 or 11 times the rent being paid by ACS in the year the option may become effective. In the event of any sale of the leased property under the circumstances described above, the disposition of the proceeds of such sale would be governed by the indenture for the Showboat Notes.

    Under New Jersey's Casino Control Act, both the Company and ACS, because of their lessor-lessee relationship, are jointly and severally liable for the acts of the other with respect to any violations of the Casino Control Act by the other. In order to limit the potential liability that could result from this provision, ACS, its parent, Ocean Showboat, Inc., and the Company have entered into an indemnity agreement pursuant to which they agree to indemnify each other from all liabilities and losses which may arise as a result of acts of the other party that violate the Casino Control Act. The Casino Control Commission could determine, however, that the party seeking indemnification is not entitled to, or is barred from, such indemnification.

    SECURITY CONTROLS

    Gaming at the Resorts Casino Hotel is conducted by personnel trained and supervised by the Company. Prior to employment in Atlantic City, all casino personnel must be licensed under the Casino Control Act. Security checks are made to determine, among other matters, that job applicants for key positions have had no criminal ties or associations. The Company employs extensive security and internal controls. Security at the Resorts Casino Hotel utilizes closed circuit video cameras to monitor the casino floor and money counting areas. The count of money from gaming is observed daily by state government representatives.

    OTHER PROPERTIES


    The Company owns the Non-Operating Real Property, including approximately 90 acres of land in Atlantic City at various sites which could be developed and are available for sale. This acreage primarily consists of vacant land in Great Island, Rum Point, the Marina Area and waterfront parcels in the inlet sections. See also "The Company's Properties -- Atlantic City -- Other Properties".


THE BAHAMAS

    GENERAL


    The Company, through Bahamian subsidiaries, owns and operates a major destination resort on Paradise Island, The Bahamas. The Company's Paradise Island Resorts consist of three hotel complexes: (i) the Paradise Island Resort & Casino; (ii) the Ocean Club Golf & Tennis Resort; and (iii) the Paradise Paradise Beach Resort. The Paradise Island Resort & Casino includes two hotel towers totaling 1,186 guest rooms, the 30,000-square-foot Paradise Island casino and related facilities. The Ocean Club Golf & Tennis Resort is an exclusive 71-room hotel with premium room rates. The Paradise Paradise Beach Resort is a 100-room hotel complex that offers more moderately priced accommodations. The Company also owns and operates convention facilities, shops, restaurants, bars and lounges, tennis courts, swimming pools and an 18-hole golf course. It owns approximately six miles of beach and water frontage and other resort facilities on Paradise Island. Its holdings on Paradise Island, including undeveloped real estate, represent 562 acres, or almost 70%, of the acreage of the entire island.


    In addition, certain of the U.S. Paradise Island Subsidiaries provide support services for the Paradise Island Business. RRII provides reservation services to RIB's hotels and to PIA. PIVI is a wholesale tour company whose primary objective is the production of incremental tour revenues to

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the  Paradise Island Resorts. PIVI provides  air inclusive packages primarily to
Paradise Island for individual tourists, groups, conventions and casino patrons. ISI is a centralized purchasing company which obtains supplies for the Paradise Island Resorts.


    Since 1990, given the Company's intention to sell its Paradise Island assets and in light of the operating performance of those properties (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Casino/hotel -- Paradise Island, The Bahamas"), capital expenditures there were essentially limited to maintenance of existing facilities. Approximately $3,000,000 was expended for maintenance projects during the first three quarters of 1993. No significant improvements to facilities are planned.


    Paradise Island is part of the Commonwealth of The Bahamas. It is situated immediately across Nassau Harbour, north of the capital city of Nassau, New Providence Island, and is connected to Nassau by a two-lane toll bridge and ferry boat service. The entire island is 5.5 miles in length, two-thirds of a mile wide at its widest point, and totals 826 acres.

    PARADISE ISLAND CASINO

    The Paradise Island casino is the center of the Paradise Island Resort & Casino complex. It is connected by arcades with shops to the 682-room Britannia Towers and the 504-room Paradise Towers. The one-story and part-mezzanine casino building situated between the two hotel towers contains nearly 165,000 square feet, including the 30,000-square-foot casino gaming area. It also houses several restaurants and bars; the Le Cabaret Theatre, which also serves meals, a central commissary, employee cafeteria, shops and casino offices.

    At July 31, 1993, the Paradise Island casino gaming area contained 58 blackjack tables, 10 dice tables, 10 roulette tables, 2 big six wheels, 2 baccarat tables and 799 slot machines. During 1992, the Company's Paradise Island casino had a total gross gaming win of $66,120,000, compared to $61,003,000 and $63,261,000 in 1991 and 1990, respectively.

    PARADISE ISLAND RESORT AND HOTEL FACILITIES

    The Company's resort and hotel facilities on Paradise Island include the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort and the Paradise Paradise Beach Resort, with a total of 1,357 guest rooms, suites and villas, 15 restaurants, 13 bars and lounges, 21 tennis courts, 4 swimming pools, an 18-hole golf course, approximately six miles of beach and water frontage, and other resort facilities and land holdings.

    The Paradise Island Resort & Casino is the largest hotel complex in The Bahamas. It includes a 1,186-room hotel and casino complex with two swimming pools, restaurants, lounges, tennis courts, convention facilities, ocean beach, shops and other resort facilities. This complex includes the 682-room Britannia Towers and the 504-room Paradise Towers. The total floor area of the two hotel towers, villas, casino and restaurants exceeds 1,000,000 square feet.

    The Ocean Club Golf & Tennis Resort is an exclusive, luxury resort facility geared toward the affluent visitor. The complex comprises 71 guest rooms including villas and cabanas, an 18-hole golf course, tennis courts, a swimming pool, ocean beach and dining and cocktail facilities.

    The Paradise Paradise Beach Resort includes 100 guest rooms, a restaurant, lounge, swimming pool and ocean beach. The complex attracts value-conscious tourists.

    Consistent with industry practice, the Company reserves a portion of its hotel rooms and suites as complimentary accommodations for high-level wagerers. During 1992, 1991 and 1990 the average occupancy rates, including complimentary rooms which were primarily provided to casino patrons, were 68%, 71% and 77%, respectively. The average occupancy rate and weighted average daily room rental, excluding complimentary rooms, were 54% and $108, respectively, for 1992. This compares with 58% and $111, respectively, for 1991, and 66% and $123, respectively, for 1990.

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    EMPLOYEES

    During 1992, the Company had a maximum of approximately 3,100 employees located in The Bahamas. The Company believes that its employee relations are satisfactory.

    In The Bahamas, approximately 1,900 of the Company's employees are represented by The Bahamas Catering and Allied Workers Union, whose contract expires in January 1995. In light of the downturn in business being experienced by hotels in the Paradise-New Providence Island area, the Company, along with other affected operators in that area, did not pay wage and pension increases scheduled for January 1993 as they were negotiating with the union for certain concessions under the contract. Since then the union filed claims against the employers and, after attempting to mediate the dispute, the Minister of Labour referred it to arbitrators. The dispute remains unsettled, negotiations among the parties continue and no work interruptions have been experienced.

    In The Bahamas, all casino employees also must be licensed and all non-Bahamian employees must apply for and receive work permits issued by the Government of The Bahamas. From time to time this requirement has created difficulties in hiring certain skilled non-Bahamian employees. These work permits are generally subject to renewal annually.

    MARKETING

    The Company's marketing strategy for the Paradise Island properties has recently increased its focus on the casino rather than primarily promoting the hotels and related amenities. Through direct mailings to those known to be casino players, both in the United States and abroad, and increased casino promotional activities, the Company hopes to attract more casino customers to Paradise Island. In addition, the Paradise Island complex has well-established ties with numerous tour and travel wholesalers, as well as many repeat patrons.


    Merv Griffin is involved in the development of marketing campaigns promoting the Paradise Island facilities. During December 1993, Merv Griffin hosted his fifth annual "Star Sports Spectacular" which featured celebrities from the entertainment and sports fields who participated with the Company's casino guests in golf and tennis tournaments. It is expected that Merv Griffin will not be associated with the Paradise Island Business subsequent to the Restructuring. See "Competition" for information regarding the Company's competitive position in The Bahamas.


    TRANSPORTATION FACILITIES

    AIRLINE TRANSPORTATION. Several major airlines provide regularly scheduled service to Nassau International Airport. In March 1993 Jet Shuttle began a new air shuttle service between Miami and Nassau, and in 1992 American Eagle initiated service to Nassau; however, in recent years overall air transportation to Nassau has been reduced significantly. This has resulted from the failure of certain major United States air carriers, financial difficulties experienced by Bahamasair, the national air carrier of The Bahamas, as well as the current state of the economy, particularly in the northeastern United States. The reduction in airline service to Nassau has adversely affected the Company's Paradise Island operations.

    Most patrons arriving by air use the Nassau International Airport. However, the Company also owns and operates a "STOL" airport facility, including a 3,000-foot runway, airport terminal and customs building, situated on 63 acres of land located at the southeast corner of Paradise Island. PIA, a subsidiary of RII, is currently the second largest passenger carrier to The Bahamas. PIA provides scheduled service between Paradise Island and Miami, Ft. Lauderdale and West Palm Beach, Florida, and offers a program of casino night flights to and from Ft. Lauderdale, Florida. PIA operates one Company-owned and four leased Dash 7 STOL aircraft. See "Airline Operations".

    CRUISE SHIPS. The Company believes that a significant portion of the cruise ship tourists currently docking at New Providence Island visit the Company's facilities on Paradise Island. The Bahamian government operates 11 cruise ship berths in Nassau Harbour.

    COMPETITION

    The Company's Paradise Island facilities compete with other hotels and resorts on Paradise Island, elsewhere in The Bahamas, the southeastern United States, the Caribbean and Mexico, as well as with cruise ships serving these areas. As new hotels are constructed or new cruise ships are introduced into service in these areas, competition can be expected to increase.

    The Company's properties principally compete with a casino/hotel and resort complex on Cable Beach, New Providence Island, comprised of Carnival's Crystal Palace, with 860 guest rooms, a 33,500-square-foot casino, a show theater and other amenities, and the HCB-owned Radisson with 679 guest rooms. Carnival had operated the entire complex prior to February 1992, as until that time Carnival leased the property now known as the Radisson from HCB. In October 1993, Carnival announced that it had signed an agreement in principle to sell an 81% interest in the Crystal Palace complex to a group of German investors. This investor group has announced that it plans to increase the marketing of the Crystal Palace complex in Europe and will invest additional capital in the complex to establish it as a high-end resort destination. Although there can be no assurance that such sale will be completed, an upgraded Crystal Palace complex may adversely affect the Company's operations in The Bahamas. Carnival Air Lines, affiliated with Carnival, provides charter air service from the continental United States to Nassau International Airport.

    In addition to the Crystal Palace casino, the Bahamian government is obligated to facilitate the grant of a casino license to the operators of the Ramada Resort situated on the southwestern end of New Providence Island. The Bahamian government is also obligated to support a proposal for the operation of a slot casino at the Radisson resort on Cable Beach.

    There are a total of approximately 7,600 rooms for overnight guests on New Providence Island and Paradise Island combined. Of such rooms, approximately 3,100 are located in hotels on Paradise Island, including 1,357 in hotels owned and operated by the Company. In recent years the Company's Bahamian hotel and casino operations have experienced increased competition from the new, larger cruise ships which have begun serving this area as these cruise ships have effectively provided more available rooms. Also, the Company's Paradise Island casino competes with two casinos on Grand Bahama Island, with casinos located on Caribbean islands and, to a lesser extent, with Atlantic City and Las Vegas casino/hotels.

    Competition among hotels and resort properties is, in general, based upon: the attractiveness of the facilities and the relative convenience of available transportation to destinations; the presence of a casino; service; quality and price of rooms, food and beverages; convention facilities; and entertainment. The Company believes that its Paradise Island resort facilities, because of location, variety of hotels and restaurants, beaches, available sports activities and overall quality, compete strongly with other resort facilities.

    SEASONAL FACTORS

    The Company's business activities are strongly affected by seasonal factors that affect the Caribbean tourist trade. Higher revenues and earnings are typically realized from the Company's operations in The Bahamas during the first quarter of the year.

    CERTAIN ARRANGEMENTS WITH THE BAHAMIAN GOVERNMENT

    The Company, through certain of its Bahamian subsidiaries, and HCB have entered into various agreements, effective in 1978, pursuant to which the Paradise Island casino facility is leased to HCB, and PEL, an indirect subsidiary of RII, is retained by HCB to manage and operate the casino. These agreements, as subsequently amended, are referred to herein as the "Paradise Island Agreements".

    Under the Paradise Island Agreements, the casino facility is leased to HCB at an annual rental of $500,000 and PEL has an exclusive right to manage and operate the casino through December 31, 1997, subject to an annual finding of fitness. The lease of the casino facility was extended to December 31, 1997, by a 1988 letter agreement between RIB, an indirect Bahamian subsidiary of RII which, with its subsidiaries, owns and operates the Company's Bahamian properties, and HCB. In consideration of the right to manage and operate the casino and to use the gaming facilities, PEL pays HCB an annual operating fee of $5,000,000 plus 15% of gross revenues from casino gaming in excess of $25,000,000. PEL also pays all gaming taxes.


    Pursuant to amendments of PEL's casino license, the Company, among other things, is required to: (i) continue its efforts to achieve a prompt sale of the Paradise Island Business to a purchaser satisfactory to the Government of The Bahamas and HCB; (ii) consult with HCB in advance with respect to material aspects of any contemplated disposition of the Paradise Island Business; (iii) provide quarterly reports to HCB describing the progress made by the Company in implementing plans for separating various functions relating to its Bahamian operations from the Company's non-Bahamian operations; (iv) provide to HCB various financial reports; and (v) reimburse the Government of The Bahamas and HCB for legal and advisory fees incurred by them relative to any restructuring of the Company.


    SECURITY CONTROLS

    Gaming at the Paradise Island casino is conducted by personnel trained and supervised by the Company. In The Bahamas all casino personnel must be cleared by the Bahamian Government. Security checks are made to determine, among other matters, that job applicants for key positions have had no criminal ties or associations. The Company employs extensive security and internal controls. Security at the Paradise Island casino utilizes closed circuit video cameras to monitor the casino floor and money counting areas. The count of money from gaming is closely observed daily by Bahamian government representatives.

    LAND AND OTHER ASSETS


    The Company, through Bahamian subsidiaries, owns 562 acres on Paradise Island. Approximately 218 acres of such land is not used in the Company's operations and is available for sale or joint venture. The Company has prepared a master plan for the island, which includes properties available for hotel, commercial, condominium and time-share land use. The Company also owns roads and other land improvements on Paradise Island and a water and sewage system which serves, at stated charges, substantially all facilities on Paradise Island. The water and sewage system presently is operating near full capacity and significant additional development on the island will require expansion of the system. BDL also owns approximately 1,555 acres of undeveloped and 120 acres of partially developed land located on Little Hawksbill Creek, several miles from Freeport, Grand Bahama Island. See "The Company's Properties -- The Bahamas -- Other Properties".


    Approval by the Government of The Bahamas is required for foreign ownership of real property in The Bahamas. In addition, any foreign investment in The Bahamas requires exchange control approval by the Central Bank of The Bahamas. No sale of any property located in The Bahamas to non-Bahamian nationals may be completed until such governmental approvals are obtained.

AIRLINE OPERATIONS


    The Company's airline operations are entirely conducted by PIA and are described under "The Bahamas -- Transportation Facilities".


FOREIGN OPERATIONS

    A significant portion of the Company's operating assets are located in The Bahamas. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Revenues,
- -- Contribution to Consolidated Loss Before Income Taxes and Extraordinary Item", and the table titled "Identifiable Assets, Depreciation and Capital Additions". The Company believes that its business experience in The Bahamas has been satisfactory. Changes in applicable taxes, duties, immigration policies, exchange control regulations, policies concerning investments, ownership and transfer of real estate, or legislation could adversely affect the Company. In August 1992 a new Prime

Minister was elected in The Bahamas. The former Prime Minister had been in office for 25 years. Management believes that the change in government will favorably impact the tourism industry in The Bahamas over the long term.

    From time to time, Bahamian subsidiaries of the Company have made, and in the future may make, legal political contributions in The Bahamas solely for general goodwill purposes without any understandings or agreements as to the receipt by the Company of any favors, privileges or other special treatment in its dealings with the Government of The Bahamas.

REGULATION AND GAMING TAXES AND FEES

    NEW JERSEY

    GENERAL. The Company's operations in Atlantic City are subject to regulation under the Casino Control Act, which authorizes the establishment of casinos in Atlantic City, provides for licensing, regulation and taxation of casinos and created the Casino Control Commission and the Division of Gaming Enforcement. These bodies administer the Casino Control Act. In general, the provisions of the Casino Control Act concern: the ability, character and financial stability and integrity of casino operators, their officers, directors and employees and others financially interested in a casino; the nature and suitability of hotel and casino facilities, operating methods and conditions; and financial and accounting practices. Gaming operations are subject to a number of restrictions relating to the rules of games, number of games, credit play, size and facilities of hotel and casino operations, hours of operation, persons who may be employed, companies which may do business with casinos, the maintenance of accounting and cash control procedures, security and other aspects of the business.

    Significant regulatory changes in 1992 and 1993 included the approval by the Casino Control Commission of simulcast betting, poker and 24-hour gaming, as well as the adoption of guidelines to evaluate the financial stability of casino licensees. To establish evidence of financial stability, casino licensees must, among other things, demonstrate the ability to make necessary capital and maintenance expenditures and to adequately manage debts as they come due.

    CASINO LICENSE. A casino license initially is issued for a term of up to one year and must be renewed annually by action of the Casino Control Commission for the first two renewal periods succeeding the initial issuance of a casino license. Thereafter, a casino license is renewed for a period of up to two years, although the Casino Control Commission may reopen licensing hearings at any time. A license is not transferable and may be conditioned, revoked or suspended at any time upon proper action by the Casino Control Commission. The Casino Control Act also requires an operations certificate which, in effect, has a term coextensive with that of a casino license.

    On February 26, 1979, the Casino Control Commission granted a casino license to RIH for the operation of the Company's Atlantic City casino. In February 1992, RIH's license was renewed until February 26, 1994. RIH's renewed license is subject to several conditions, including: (i) the submission of additional monthly financial reports to the Casino Control Commission and the Division of Gaming Enforcement; (ii) monthly notification to such bodies of any significant deviation from certain financial forecasts and related information provided by the Company in connection with the 1992 renewal proceedings; (iii) monthly notification of any significant variance in operating results from the prior year; and (iv) quarterly reporting on its progress in the development of a financing plan regarding the Old Series Notes due in April 1994 and by June 30, 1993 submission of an outline of terms to satisfy that obligation.


    The Company has advised the Casino Control Commission of its intention to implement the Restructuring and the likelihood that the Plan will not be consummated prior to the expiration of the current two year term of RIH's casino license as of February 26, 1994. The Casino Control Commission will conduct a license renewal hearing in the normal course prior to the scheduled expiration date and will consider in its deliberations the factors here described.

    RESTRICTIONS ON OWNERSHIP OF EQUITY AND DEBT SECURITIES. The Casino Control Act imposes certain restrictions upon the ownership of securities issued by a corporation which holds a casino license or is a holding, intermediary or subsidiary company of a corporate licensee (collectively, "holding company"). Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporation which holds a casino license is conditional and shall be ineffective if disapproved by the Casino Control Commission.

    Each holder of securities issued by RII or RIHF must be qualified by the Casino Control Commission, unless the qualification requirement is waived. The Casino Control Commission has the authority to waive the qualification requirement for any security holder who does not have the ability to control the issuer or elect one or more directors thereof. The Casino Control Act provides that anyone who holds 5% or more of the securities of a publicly traded holding company or affiliate, such as RII and RIHF, is presumed to have to qualify. In addition, the Casino Control Commission has the authority to waive the qualification requirement for an "institutional investor" (as defined in the Casino Control Act) who holds less than 10% of the equity securities of a publicly traded holding company of a casino licensee, such as RII, or holds less than 20% of the outstanding debt securities and less than 50% of any issue of debt securities issued by a publicly traded affiliate, such as RIHF, if the institutional investor holds the securities for investment purposes only and has no intention of influencing or affecting the affairs of the issuer and there is no reason to believe that the institutional investor may be found unqualified. If a security holder is required to qualify, the security holder must submit an application for qualification or dispose of its securities within certain time periods. An application for qualification must include a trust agreement whereby the security holder places its securities in trust with a trustee qualified by the Casino Control Commission. If the security holder is found qualified, the trust agreement will be terminated. If the security holder is not found qualified, the trust will become operative and the trustee will be empowered with all rights of ownership pertaining to such security holder's securities, including the right to sell the securities. In the event of such a sale, the former security holder will not be entitled to receive an amount in excess of the lesser of the actual costs at which the securities were acquired or the value of the securities at the time the trust became operative. The Company will apply for waiver of the qualification requirement for all security holders who appear to be eligible for same.

    If the Casino Control Commission finds that an individual owner or holder of any securities of a corporate licensee, its holding company or affiliate must be qualified and is not qualified under the Casino Control Act, the Casino Control Commission has the right to propose any necessary remedial action. In the case of corporate holding companies and affiliates whose securities are publicly traded, the Casino Control Commission may require divestiture of the security held by any disqualified holder who is required to be qualified under the Casino Control Act.

    In the event that entities or persons required to be qualified refuse or fail to qualify and fail to divest themselves of such security interest, the Casino Control Commission has the right to take any necessary action, including the revocation or suspension of the casino license. If any security holder of the licensee, its holding company or affiliate who is required to be qualified is found disqualified, it will be unlawful for the security holder to: (i) receive any dividends or interest upon any such securities; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form from the corporate licensee for services rendered or otherwise. The Restated Certificate of Incorporation of RII provides, and the Amended RII Certificate of Incorporation will provide, that all securities of RII and any of its subsidiaries are held subject to the condition that if the holder thereof is found to be disqualified by the Casino Control Commission pursuant to provisions of the Casino Control Act, then that holder must dispose of his or her interest in the securities.

    REMEDIES. In the event that it is determined that a licensee has violated the Casino Control Act, or if a security holder of the licensee required to be qualified is found disqualified but does not dispose of his securities in the licensee or holding company, under certain circumstances the licensee could be subject to fines or have its license suspended or revoked.

    The Casino Control Act permits the Casino Control Commission to appoint a conservator to operate the casino and hotel facility if a license is revoked, not renewed or suspended for a period in excess of 120 days. If a conservator is appointed, the suspended or former licensee is entitled to a "fair rate of return out of net earnings, if any, during the period of the conservatorship," taking into consideration what amounts to a fair rate of return in the casino or hotel industry.

    Under certain circumstances, upon the revocation of a license or failure to renew, the conservator, after approval by the Casino Control Commission and consultation with the former licensee, may sell, assign, convey or otherwise dispose of all of the property of the casino/hotel. In such cases, the former licensee is entitled to a summary review of such proposed sale by the Casino Control Commission and creditors of the former licensee and other parties in interest are entitled to prior written notice of sale.

    LICENSE FEES, TAXES AND INVESTMENT OBLIGATIONS. The Casino Control Act provides for casino license renewal fees and other fees based upon the cost of maintaining control and regulatory activities, and various license fees for the various classes of employees. In addition, a licensee is subject annually to a tax of 8% of "gross revenue" (defined under the Casino Control Act as casino win, less provision for uncollectible accounts up to 4% of casino win) and license fees of $500 on each slot machine.

    The following table summarizes, for the periods shown, the fees and taxes assessed upon the Company by the Casino Control Commission.

                                                                                    FOR THE YEAR
                                                                   ----------------------------------------------
                                                                        1990            1991            1992
                                                                   --------------  --------------  --------------
Gaming tax.......................................................  $   16,351,000  $   17,384,000  $   18,788,000
License, investigation, inspection and other fees................       5,014,000       4,730,000       4,417,000
                                                                   --------------  --------------  --------------
                                                                   $   21,365,000  $   22,114,000  $   23,205,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

    The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's gross revenue (as defined under the Casino Control Act) (the "investment obligation") for each calendar year, commencing in 1979, in which such gross revenue exceeded its "cumulative investments" (as defined in the Casino Control Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984, the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983. Certain issues have been raised concerning the satisfaction of the Company's investment obligations for the years 1979 through 1983. See Note 15 of Notes to Consolidated Financial Statements of RII for a discussion of these issues.


    Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA, a public authority created under the Casino Control Act, or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Licensees are required to make quarterly deposits with the CRDA against their current year investment obligations. The Company's investment obligations for the years 1992, 1991 and 1990 amounted to $2,930,000, $2,706,000 and $2,542,000, respectively, and have been satisfied by deposits made with the CRDA. At December 31, 1992, the Company held $4,873,000 face amount of bonds issued by the CRDA and had $9,921,000 on deposit with the CRDA. The CRDA bonds issued through 1992 have interest rates ranging from 5.8% to 7% and have repayment terms of between 41 and 50 years.


    THE BAHAMAS

    LICENSING. PEL is currently licensed to operate the Paradise Island casino under the Gaming Act of the Commonwealth of The Bahamas, which regulates the operation of casinos in The Bahamas. The Gaming Act established a "Gaming Board" which observes the count of all gaming receipts, prescribes accounting and control procedures and regulates personnel and security matters. Gaming licenses are renewable annually. The Gaming Board also is empowered to revoke or suspend any gaming license if a violation occurs.

    PEL's gaming license is subject to a number of conditions relating to PEL's activities and operations. Under the casino license, PEL and its parent entities are required to observe certain operating requirements and to provide certain financial and other information to the Government of The Bahamas on a continuing basis. See "The Bahamas -- Certain Arrangements with The Bahamian Government".

    LICENSE FEES AND TAXES. Currently, the Gaming Act provides for an annual basic license fee of $200,000 plus a tax of 25% on all gaming win up to $10,000,000, 20% on the next $6,000,000 of win, 10% on the next $4,000,000 of win, and 5% on all win over $20,000,000, with a minimum tax of $2,000,000 payable each year on gaming win.

    The following table summarizes, for the periods shown, the taxes and fees paid or accrued by the Company under the Gaming Act and the Paradise Island Agreements.

                                                                                    FOR THE YEAR
                                                                   ----------------------------------------------
                                                                        1990            1991            1992
                                                                   --------------  --------------  --------------
Gaming tax.......................................................  $    6,269,000  $    6,153,000  $    6,411,000
Basic license and operating fees.................................      10,957,000      10,610,000      11,382,000
                                                                   --------------  --------------  --------------
                                                                   $   17,226,000  $   16,763,000  $   17,793,000
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

THE COMPANY'S PROPERTIES

    The Company's casino, resort hotel and related properties in Atlantic City and The Bahamas, together with certain other properties, described above are owned in fee, except for approximately 1.2 acres of the Resorts Casino Hotel site which are leased pursuant to ground leases expiring from 2056 through 2067. RII's office in North Miami, Florida, is located in a three-story building owned by RII.

    The Company's principal properties, including the Resorts Casino Hotel, the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort and the Paradise Paradise Beach Resort (but not the land underlying the Showboat Casino or the Showboat Lease), and, in each case, any additions or improvements to those properties, together with all related furniture, fixtures, machinery and equipment, directly or indirectly comprise the collateral securing the Old Series Notes. The Showboat Lease, including the land subject to the lease, secures the payment of the Showboat Notes.

    ATLANTIC CITY -- OTHER PROPERTIES

    The Company owns the Non-Operating Real Property in Atlantic City including various sites that could be developed and are available for sale. The Non-Operating Real Property consists primarily of vacant land in Great Island, Brigantine Island and the Marina Area, and waterfront parcels in the inlet section. In view of the generally depressed state of the commercial real estate market in Atlantic City and the condition of the economy generally, the Company does not anticipate any significant real estate activity in the foreseeable future.

    RII is the owner of real property located at Brigantine Boulevard on Brigantine Island that consists of approximately 40 acres ("Rum Point"), of which only approximately 17 acres can be developed because the remaining portions constitute wetlands areas and consequently are not available for development. Additional environmental and coastal restrictions apply to the development of Rum Point, though the Company currently is attempting to have the restrictions modified to permit development.

    RII owns in fee an approximately 552-acre parcel located in Atlantic City on Blackhorse Pike (the "Great Island Property"), of which approximately 500 acres are considered to be wetlands. In 1987, the Atlantic City Board of Education (the "Board of Education") acquired a 48-acre parcel of non-wetland property which was part of the Great Island Property owned by RII that originally comprised

600 acres. The acquisition was pursuant to eminent domain proceedings brought by the Board of Education. In 1987 RII received $5,382,500 of the total estimated compensation of $5,720,000 for the 48-acre parcel taken by the Board of Education. The difference of $337,500 was set aside for estimated tidelands claims by the State of New Jersey. In December 1990, a jury decided that the value of the property was approximately $7,537,000. In 1992, RII received $1,817,000 of additional compensation plus interest thereon.


    ESS owns in fee an eight-acre parcel located in the marina area of Atlantic City immediately adjacent to the Harrah's Casino Hotel. The Company also owns in fee various individual parcels of property located in the area of Atlantic City known as the South Inlet which in the aggregate constitute approximately ten acres and a parcel of land in Atlantic City consisting of approximately seven acres and a warehouse thereon.

    The Company is the owner of various additional properties at scattered sites in Atlantic City. Principal among these is the so-called "Trans Expo" site, a 2.3-acre parcel located near the proposed convention center.

    THE BAHAMAS -- OTHER PROPERTIES


    The Company, through RIB, owns 562 acres on Paradise Island. RIB has prepared a land use master plan for the island. See "-- The Bahamas -- Land and Other Assets" for a description of the acreage available for development and/or sale and the preparation of a master plan for Paradise Island. The Company recently sold a .63 acre tract of land on Paradise Island. The Company does not anticipate any significant real estate sales on Paradise Island while it is seeking to implement the Restructuring.



    The Company, through BDL, also owns approximately 1,555 acres of undeveloped and 120 acres of partially developed land located on Little Hawksbill Creek, several miles from Freeport, Grand Bahama Island.


    As previously indicated, approval by the Bahamian Government is required for foreign ownership of real property in The Bahamas. In addition, any foreign investment in The Bahamas requires exchange control approval by the Central Bank of The Bahamas. No sale of any property located in The Bahamas to non-Bahamian nationals may be completed until such governmental approvals are obtained.

                               MANAGEMENT OF RII

DIRECTORS AND EXECUTIVE OFFICERS

    The directors of RII are:

                  NAME                    AGE  DIRECTOR SINCE
- ----------------------------------------  ---  --------------
Merv Griffin                              68           1988
 Chairman of the Board of Directors
Antonio C. Alvarez II                     45           1990
Warren Cowan                              72           1990
Thomas E. Gallagher                       49           1993
Joseph G. Kordsmeier                      54           1991
Paul C. Sheeline                          72           1990


    Pursuant to RII's Restated Certificate of Incorporation, the total number of directors is fixed at six. The Board of Directors is classified into three equal classes, Class I, Class II, and Class III, which have staggered three year terms. Notwithstanding the foregoing, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. Messrs. Kordsmeier and Sheeline comprise Class I, Messrs. Alvarez and Gallagher comprise Class II, and Messrs. Griffin and Cowan comprise Class III.



    Upon completion of the Restructuring, the Board of Directors will consist of Messrs. Merv Griffin, Thomas Gallagher, Jay Green (age 46) and William Fallon (age 40), and, as Class B directors, Messrs. Charles Masson (age 40) and Vincent Naimoli (age 56):



    RIH's casino license from the Casino Control Commission requires that (i) at least two members of the RII Board of Directors be independent, outside directors, and (ii) the audit committee of the RII Board of Directors consist entirely of independent, outside members of the Board of Directors. The audit committee of the RII Board of Directors consists of two independent directors, Messrs. Kordsmeier and Sheeline. Messrs. Griffin, Sheeline and Gallagher are members of the Executive Committee of the Board of Directors. The Executive Committee was formed in November 1993.


    The executive officers of RII are:

                                                 EXECUTIVE
                  NAME                    AGE  OFFICER SINCE
- ----------------------------------------  ---  --------------
Merv Griffin                              68           1988
 Chairman of the Board of Directors
Christopher D. Whitney                    49           1988
 Office of the President, Executive Vice
 President, Chief of Staff, General
 Counsel and Secretary
Matthew B. Kearney                        53           1982
 Office of the President, Executive Vice
 President -- Finance, Chief Financial
 Officer and Treasurer
David G. Bowden                           52           1979
 Vice President -- Controller, Chief
 Accounting Officer, Assistant Secretary
 and Assistant Treasurer

The officers of RII serve at the pleasure of the Board of Directors of RII.

    Pursuant to the Hanlon Termination Agreement, David P. Hanlon resigned as of October 31, 1993, from his positions as President, Chief Executive Officer and a director of RII. Pending completion of the Restructuring, RII will be managed by an Office of the President comprised of Mr. Whitney and Mr. Kearney. It is anticipated that RII's post-Restructuring board of directors will commence a search for a new Chief Executive Officer upon completion of the Restructuring.

    BUSINESS EXPERIENCE


    The principal occupations and business experience for the last five years or more of the directors, nominees and executive officers of RII are as follows:


    MERV GRIFFIN -- Chairman of the Board of RII since November 1988; Chairman of Griffco from its incorporation in May 1986 to September 1990; President of Griffco from September 1988 to September 1990; Chairman of Griffin Group since its incorporation in September 1988; Chairman of January Enterprises, Inc. ("January Enterprises") a television production and holding company doing business as Merv Griffin Enterprises, from 1964 to May 1986, and Chief Executive Officer since 1964; director of Hollywood Park Operating Company from 1987 to June 1991; television and radio producer since 1945. Merv Griffin created and produced the nationally syndicated television game shows, "Wheel of Fortune" and "Jeopardy". For 21 years, through 1986, Merv Griffin hosted "The Merv Griffin Show", a nationally syndicated talk show. In 1986, Merv Griffin sold January Enterprises to The Coca Cola Company, but he continues to act as Chief Executive Officer of January Enterprises, presently a wholly owned indirect subsidiary of Sony Pictures Entertainment, Inc.

    ANTONIO C. ALVAREZ II -- Chief Executive Officer of Phar-Mor Inc., a discount drugstore chain, since February 1993; President and Chief Operating Officer of Phar-Mor Inc. from September 1992 to February 1993; Chairman of
Alvarez & Marsal, a financial advisory firm, since September 1983; Vice President and Controller of Norton Simon Inc. from December 1981 to September 1983; prior thereto, Partner, Coopers & Lybrand.

    WARREN COWAN -- Public relations consultant since July 1992; Chairman of Rogers & Cowan, Inc., a public relations firm, from 1986 until July 1992; President of Rogers & Cowan, Inc., from 1964 until 1986.

    THOMAS E. GALLAGHER -- President and Chief Executive Officer of the Griffin Group since April 1, 1992 and a director of Players International, Inc., a riverboat gaming company, since December 10, 1992. For the preceding 15 years, Mr. Gallagher was a partner of the law firm of Gibson, Dunn & Crutcher.

    JOSEPH G. KORDSMEIER -- President and sole owner of Kordsmeier Company, consultants to the lodging industry, since 1982; Senior Vice President of Sales and Marketing Worldwide and other positions with Hyatt Hotels from 1972 to 1982; Mr. Kordsmeier also serves on the Advisory Board to Language Line, a division of AT&T.

    PAUL C. SHEELINE -- Chairman of Vale Petroleum Corporation from 1989 to 1991; Consultant to Intercontinental Hotels Corporation ("Intercontinental") from 1986 to June 1990; Chief Executive Officer of Intercontinental from 1971 to 1985. In addition, Mr. Sheeline through 1992 was Of Counsel to the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson and Hand.


    WILLIAM FALLON -- Senior Vice President of R.M. Bradley & Co. Inc., a real estate brokerage and management company, since 1988; a director of Massachusetts Certified Development Corporation, a small business development company, from 1987.



    CHARLES MASSON -- President of McCloud Partners, a private advisory firm, since June 1, 1993; a director of Salomon Brothers Inc from 1991 through May 31, 1993; Vice President of Salomon Brothers Inc from 1983 through 1990.



    JAY M. GREEN -- Executive Vice President Finance and Administration and Treasurer of Culbro Corporation, a diversified consumer and industrial products company since 1988; Chairman of the Board of The Eli Witt Company, a Culbro subsidiary, since February 1993; prior to 1988, Vice President and Controller of Columbia Pictures Entertainment, Inc.



    VINCENT J. NAIMOLI -- Managing General Partner of the Tampa Bay Baseball Ownership Group since 1992; Chairman, President and Chief Executive Officer of Anchor Industries International, Inc., an operating and holding company, since 1989; Chairman and Chief Executive Officer of Doehler-

Jarvis Corporation since 1991; Chairman, President, Chief Executive Officer of Harvard Industries, Inc.; Chairman, President and Chief Executive Officer of Ladish Company, Inc. since 1993; director of Lincoln Foodservice Products, Inc. since May 1991; a director of Simplicity Pattern Company since October 1990; Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation from 1983 through 1989.


    CHRISTOPHER D. WHITNEY -- Office of the President of RII since November 1993; Executive Vice President of RII since December 1989; General Counsel to and Secretary of RII since February 1989; Chief of Staff of RII since December 1988; Senior Vice President of RII from December 1988 to December 1989; Senior Vice President, Law & Government and General Counsel of Harrah's East from November 1984 to December 1988; Vice President, General Counsel and Secretary of Harrah's, the western branch of Holiday's casino subsidiary located in Reno, Nevada, from June 1983 to November 1984; Vice President, General Counsel and Secretary of Perkins Restaurants, Inc., Holiday's restaurant group subsidiary then located in Minneapolis, Minnesota from November 1981 to June 1983; Vice President & Associate General Counsel (Litigation) of Holiday in Memphis, Tennessee from January 1979 to November 1981.

    MATTHEW B. KEARNEY -- Office of the President of RII since November 1993; Executive Vice President -- Finance of RII since September 1993; Chief Financial Officer of RII since 1982; Vice President -- Finance of RII from 1982 through September 1993.

    DAVID G. BOWDEN -- Vice President -- Controller and Chief Accounting Officer of RII since 1979.

EXECUTIVE COMPENSATION


    The following table (the "RII Summary Compensation Table") sets forth information concerning compensation earned by, paid to or awarded to RII's Chief Executive Officer and to each of the other executive officers of RII who were serving as executive officers at December 31, 1992, for services rendered in all capacities to RII and its subsidiaries.


                                                                                                   LONG-TERM
                                                                  ANNUAL COMPENSATION            COMPENSATION
                                                        ---------------------------------------    NUMBER OF           ALL
                                                                                  OTHER ANNUAL   STOCK OPTIONS        OTHER
NAME AND PRINCIPAL POSITION                    YEAR      SALARY        BONUS      COMPENSATION      GRANTED     COMPENSATION (6)
- -------------------------------------------  ---------  ---------  -------------  -------------  -------------  -----------------
David P. Hanlon                                   1992  $ 764,231  $1,206,435(1)   $177,776(4)                      $  36,738
 President and Chief Executive Officer            1991    750,000   1,325,000(1)                 1,097,433(5)
                                                  1990    750,000   1,287,857(1)                 1,097,433(5)
Christopher D. Whitney                            1992    300,000     125,000(2)                                       14,592
 Executive Vice President and Chief of            1991    283,269     150,000(2)                      100,000
 Staff                                            1990    250,000     275,000(3)
Matthew B. Kearney                                1992    275,000     125,000(2)                                       16,074
 Vice President -- Finance and Chief              1991    266,635     125,000(2)                       87,500
 Financial Officer                                1990    250,000     120,000(3)
David G. Bowden                                   1992    135,000      40,000(2)                                        8,126
 Vice President -- Controller and Chief           1991    131,654      35,000(2)                       25,000
 Accounting Officer                               1990    125,000      45,000(3)

- ------------------------------
(1) Includes special incentive bonus payments in satisfaction of a guaranteed bonus of $1,500,000 in connection with Mr. Hanlon's agreement to enter into employment with the Company. Such payments for 1992, 1991 and 1990 were $375,000, $375,000 and $750,000, respectively. Also includes performance bonuses for 1992, 1991 and 1990 of $831,435, $950,000 and
      $537,857, respectively.
(2)   Performance bonus for year in which presented.
(3) In addition to performance bonuses for 1990, amounts include special bonuses paid in connection with services related to the Company's reorganization of $175,000 for Mr. Whitney, $50,000 for Mr. Kearney and $25,000 for Mr. Bowden.
(4) Includes $157,776 for legal fees and expenses incurred in connection with the preparation and negotiation of the Hanlon Employment Agreement.
(5) The 1990 Stock Option Plan provides for the grant to Mr. Hanlon of options to purchase 5% of the shares of Common Stock Outstanding, which amount by its definition is subject to adjustment. The amount reflected here is based on Common

      Stock Outstanding at December 31, 1992. In 1990 the Company granted an option to Mr. Hanlon to purchase these shares at an exercise price of $4.00 per share. In 1991, with the approval of RII's shareholders, a new option was granted to Mr. Hanlon for the same number of shares at an exercise price of $1.875 per share and the option granted in 1990 was cancelled.
(6)   Includes  the  cost of  group  life and  health  insurance: Mr.  Hanlon --
      $18,074, Mr. Whitney -- $8,612, Mr.  Kearney -- $10,441 and Mr. Bowden  --
      $5,329; the Company's contribution to a defined contribution group retirement plan: Mr. Hanlon -- $5,433, Mr. Whitney -- $5,980, Mr. Kearney
      -- $5,633 and Mr. Bowden -- $2,797; and the cost of additional disability insurance coverage: Mr. Hanlon -- $13,231.

See also "Employment Agreements; Termination of Employment and Change in Control Arrangements."


    No options were granted in 1992 to the executive officers named in the RII Summary Compensation Table. Accordingly, no Option Grant Table is presented herein. The following table sets forth information as of December 31, 1992, concerning the unexercised options held by those executive officers, none of whom exercised options in 1992. No options held by those executive officers were in-the-money at December 31, 1992. Options are "in-the-money" when the fair market value of underlying common stock exceeds the exercise price of the option. All options held by the named executives have an exercise price of $1.875 per share. The closing price of RII Common Stock on December 31, 1992, was $.875 per share.


                                                               NUMBER OF UNEXERCISED
                                                                      OPTIONS
                                                                AT DECEMBER 31, 1992
                                                             --------------------------
NAME                                                         EXERCISABLE  UNEXERCISABLE
- -----------------------------------------------------------  -----------  -------------
David P. Hanlon............................................    1,097,433            0
Christopher D. Whitney.....................................       66,666       33,334
Matthew B. Kearney.........................................       58,333       29,167
David G. Bowden............................................       16,666        8,334

    COMPENSATION OF DIRECTORS

    RII's non-employee directors are each entitled to receive $35,000 annually as compensation for serving as a director, $500 for each Board meeting attended and $500 for each committee meeting attended when such committee meeting is not held on the same day as a Board meeting or another committee meeting. No compensation was paid to Mr. Griffin or Mr. Hanlon for their services as directors of RII in 1992.

    Messrs. Alvarez, Cowan, Kordsmeier and Sheeline received $41,500, $41,500, $44,000 and $45,000, respectively, for their services as directors during 1992. Mr. Sheeline's compensation includes $1,000 for participation in a Board meeting of a subsidiary of RII.

    EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    DAVID P. HANLON. Pursuant to the Hanlon Termination Agreement, RII and Mr. Hanlon mutually agreed to the termination, as of October 31, 1993, of the Hanlon Employment Agreement.


    Pursuant to the Hanlon Employment Agreement, Mr. Hanlon received $720,000 earned pursuant to the Hanlon Employment Agreement but not yet paid as of October 31, 1993. In addition, pursuant to the Hanlon Termination Agreement, Mr. Hanlon is entitled to receive the present value of future base salary pursuant to the Hanlon Employment Agreement as determined under the Hanlon Termination Agreement in the sum of $1,303,076 and $1,345,580 in respect of the performance bonuses for fiscal years ending 1994 and 1995 payable under the Hanlon Employment Agreement, half of which was paid on October 31, 1993 and half of which will be paid upon the earlier of (i) the acceptance of a reorganization or recapitalization of RII by the requisite number and amount of RII's creditors voting on such restructuring or reorganization and (ii) April 15, 1995. In addition, Mr. Hanlon will receive a bonus from RII in the amount of $325,000 in connection with the reorganization or recapitalization of RII, payable prior to any bankruptcy filing by RII. Finally, Mr. Hanlon will receive a bonus of $300,000 upon the disposition of the Paradise Island Business. Accordingly, Mr. Hanlon would receive a total of $625,000 in connection with the Restructuring. The payment to be made to Mr. Hanlon with respect to the disposition of the Paradise Island Business may be subject to the approval of the Bankruptcy

Court. Mr. Hanlon is also entitled to participate in all of RII's benefit plans through and including September 16, 1995, unless Mr. Hanlon receives a comparable benefit in connection with subsequent employment. Mr. Hanlon will retain all previously granted 1990 Stock Options.

    CHRISTOPHER D. WHITNEY AND MATTHEW B. KEARNEY. The Company has employment agreements with Messrs. Whitney and Kearney, both dated as of May 3, 1991, which were extended to May 1995. The respective terms of employment will each renew automatically for another year unless either party to the agreement notifies the other that the term is not to be renewed. Mr. Whitney's agreement provides for an annual salary of $300,000 and Mr. Kearney's agreement was recently amended to provide for an annual salary of $300,000. If the Company terminates the executive's employment without cause, as defined, the executive will be entitled to receive base salary payments through the end of his term of employment. If such a termination of his employment follows a change in control, as defined, the executive will receive a lump-sum payment equal to the present value of such base salary payments.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    COMPENSATION COMMITTEE MEMBERS. Messrs. Alvarez, Griffin and Sheeline serve as members of the Compensation Committee of the Board of Directors of RII. Mr. Griffin also serves as an officer of RII.

    GRIFFIN SERVICES AGREEMENT. The Griffin Group, Merv Griffin and RII entered into the Old Griffin Services Agreement in September 1990. Pursuant to the Old Griffin Services Agreement, the Griffin Group granted the Company a non-exclusive license to use the name and likeness of Merv Griffin for purposes of advertising and promoting the Company's facilities and operations, and Merv Griffin agreed to serve as Chairman of the Board of Directors of RII. In addition, the Griffin Group agreed to provide to the Company the non-exclusive services of Merv Griffin, on a limited basis, to host or present shows in which he is a featured performer at the Company's facilities. Under the Old Griffin Services Agreement, the Company was not required to compensate the Griffin Group and the Company has not paid any compensation to the Griffin Group, or to Mr. Griffin directly, for Mr. Griffin's services to the Company under the Old Griffin Services Agreement. The term of the Old Griffin Services Agreement was for a period of two years, which expired on September 16, 1992.


    Pursuant to the New Griffin Services Agreement entered into in April 1993, but dated and effective as of September 17, 1992 to replace the Old Griffin Services Agreement as of its expiration, the Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin, in certain advertising media and limited merchandising, for the sole purpose of advertising and promoting the Resorts Casino Hotel and the Paradise Island Business. In connection with such license, the Griffin Group will not grant any similar license to any casino/hotel located in either Atlantic City or The Bahamas during the term of the New Griffin Services Agreement, so long as RII and RIH own or operate casino and hotel facilities in such locations. It is not expected that Merv Griffin will be associated with the Paradise Island Business subsequent to the Restructuring.


    Pursuant to the New Griffin Services Agreement, the Griffin Group also agreed to provide to RII and RIH, for the term of the New Griffin Services Agreement, the non-exclusive services of Merv Griffin, subject to the performance by RII and RIH of its obligations under the New Griffin Services Agreement, as (i) Chairman of the Board of Directors of RII, (ii) host, producer, presenter and featured performer relative to certain shows to be presented at the Resorts Casino Hotel, (iii) as consultant and marketing adviser, (iv) in certain capacities, as spokesperson for RII and RIH and (v) as participant in certain radio, television and print advertisements.

    The New Griffin Services Agreement will continue in force (unless earlier terminated under certain circumstances, including but not limited to a change in control of RII, the removal of Merv Griffin as Chairman of the Board of Directors of RII or a sale of the Resorts Casino Hotel) until the later of September 17, 1996, or the fourth anniversary of the effective date of any restructuring of

RII's outstanding debt or any reorganization of RII under the Bankruptcy Code. If no such restructuring or reorganization has been consummated as of September 17, 1996, the New Griffin Services Agreement shall terminate as of that date. Additionally, in no event shall the New Griffin Services Agreement extend beyond September 17, 1997.


    Under the New Griffin Services Agreement, the Griffin Group was entitled to receive from RII and RIH $4,100,000 upon execution of such agreement, as compensation for the first two years of services. The New Griffin Services Agreement also provides for additional compensation to the Griffin Group in the amounts of $2,205,000 and $2,310,000 for services during the third and fourth years, respectively, of the term of the New Griffin Services Agreement. Thereafter, should the New Griffin Services Agreement remain in force for another full year, RII and RIH will pay Griffin Group additional compensation in the amount of $2,425,000, or if the New Griffin Services Agreement remains in force for less than a full year, a prorated portion of such amount. RIH made the $4,100,000 payment for the first two years under the New Griffin Services Agreement in April 1993. Simultaneously, Merv Griffin made a partial payment of the Griffin Note in an equal amount to RII thereby reducing the principal amount of the Griffin Note to $7,523,333. RII then cancelled the Griffin Note. The Griffin Group Note in the principal amount of $7,523,333 was substituted therefor. On September 17, 1993, RII satisfied its obligation to make the $2,205,000 payment for the year ending September 16, 1995 by reducing the Griffin Group Note by that amount. The Griffin Group Note is payable on demand and bears interest at the rate of 3% per year. The bank letter of credit securing the Griffin Note was released by RII. Merv Griffin has personally guaranteed payment of the Griffin Group Note. On or before the Effective Date, RII will pay $2,310,000 to the Griffin Group for the fourth year of the New Griffin Services Agreement also by reducing the principal amount of the Griffin Group Note in an equal amount. Subsequent thereto, RII will receive payment of the then remaining balance of the Griffin Group Note (approximately $3,000,000) plus accrued interest from the Griffin Group and will distribute the proceeds of such payment to the holders of the Old Series Notes as part of Excess Cash. Payment in full of the outstanding amounts under the Griffin Group Note is a condition to consummation of the Plan.


    Additionally, pursuant to the New Griffin Services Agreement, the Griffin Group will also receive, on the Effective Date, the Griffin Warrants.

    RII and RIH also have agreed to indemnify Merv Griffin and the Griffin Group for certain costs and liabilities arising in connection with the New Griffin Services Agreement or Merv Griffin's services, or the service of any employee of the Griffin Group, as a director or officer of RII or any subsidiary thereof.

    Pursuant to the New Griffin Services Agreement, RII and RIH have agreed to maintain for at least four years comprehensive public liability, personal injury and umbrella insurance coverage in specified amounts for both the Griffin Group and Merv Griffin, individually.

    RII and RIH also have agreed to reimburse the Griffin Group for certain expenses incurred by the Griffin Group and Merv Griffin in connection with the license and services agreed to under the New Griffin Services Agreement. If the Griffin Group fails to perform its obligations pursuant to the New Griffin Services Agreement, all unearned advance payments to the Griffin Group will be repaid to the Company.

    INDEMNITY AGREEMENT. RII agreed to indemnify Merv Griffin pursuant to an Indemnity Agreement (the "Indemnity Agreement"), executed on September 19, 1990, against any and all losses by reason of, arising from, in connection with, or relating to the Acquisition Claims (as defined in the Indemnity Agreement). The Acquisition Claims relate to all claims asserted against Mr. Griffin in connection with the acquisition of RII by Griffco in November 1988, and all transactions consummated in connection therewith, including the sale of the Taj Mahal to certain affiliates of Donald J. Trump and the issuance of certain debt securities by GRI. RII also agreed to reimburse Mr. Griffin for any out-of-pocket expenses (including counsel fees) incurred by him in connection with the enforcement of, or preservation of any rights under, the Indemnity Agreement.

    INDEBTEDNESS OF MANAGEMENT. In September 1990, Merv Griffin, Chairman of the Board of RII, purchased 4,400,000 shares of RII Common Stock for which RII received $12,345,000 in cash and the $11,000,000 Griffin Note. The Griffin Note was secured by a letter of credit issued by a bank, bore interest at 8% per year and was due upon demand. In April 1993 Mr. Griffin made a partial payment on the Griffin Note, resulting in a remaining balance of $7,523,333. The Griffin Note was then canceled and the $7,523,333 Griffin Group Note, payable by the Griffin Group, a company controlled by Merv Griffin, was substituted therefor. The Griffin Group Note is payable on demand and bears interest at the rate of 3% per year. Merv Griffin has personally guaranteed payment of the Griffin Group Note. Further payments on the Griffin Group Note have been and will be made as described above in "Griffin Services Agreement".


    CANCELLATION OF RECEIVABLES. As part of the Old Plan, $50,000,000 of the Company's notes receivable from Griffco (formerly owned by Merv Griffin) were cancelled. In addition, $386,000 of receivables from Griffco were eliminated as a result of the merger of Griffco into a subsidiary of RII.


    OTHER SERVICES. The Company reimbursed the Griffin Group $400,000, $358,000, $396,000 and $181,000 for charter air services rendered in 1990, 1991,
1992 and to date in 1993, respectively, to Mr. Griffin as well as other directors and officers of RII and the Griffin Group for travel related to Company business.


    In 1991 and 1992 the Company did business with various subsidiaries of January Enterprises, of which Merv Griffin is Chief Executive Officer. In 1991 the Company paid $235,000 and provided certain facilities and personnel for the production of the "Ruckus Game Show" at Resorts Casino Hotel. Also in 1991, the Company provided facilities, labor and accommodations relative to the production of "Merv Griffin's 1991 New Year's Eve Special" which was broadcast live from Resorts Casino Hotel. In 1992 the Company agreed to pay $100,000 and provided certain facilities, labor and accommodations in connection with the production of the live television broadcast of "Merv Griffin's New Year's Eve Special 1992" from Resorts Casino Hotel. In 1993 the Company agreed to the same terms as in 1992 for the production of the live television broadcast of "Merv Griffin's New Year's Eve Special 1993". The Company received certain promotional considerations in connection with the television broadcast of these shows.


    The Company paid Alvarez & Marsal $2,145,000 and $241,000 in 1990 and 1991, respectively, for financial advisory services performed in connection with the Old Plan. Also, the Company paid Alvarez & Marsal $300,000 for financial advisory services rendered in 1992. In early 1992, RII entered into an agreement with Alvarez & Marsal pursuant to which it was to provide financial advisory services in connection with the development and analysis of financial alternatives available to the Company, and the development of a long-term financial plan. The agreement provided for monthly fees of $50,000 commencing on March 1, 1992, reimbursement of expenses, and, upon a financial restructuring, a fee of $250,000 and 125,000 shares of RII Common Stock. The agreement was amended to suspend monthly fees as of September 1, 1992, in connection with Mr. Alvarez's new position as an executive officer of Phar-Mor Inc. If the Requisite Acceptances are received prior to the Petition Date, the Company intends to pay Alvarez & Marsal its restructuring fee of $250,000 and 125,000 shares of RII Common Stock prior to the Petition Date. Mr. Alvarez, a shareholder of Alvarez & Marsal, has been a member of the Board of Directors of RII since September 1990.



    The Company retained Verner, Liipfert, Bernhard, McPherson and Hand during 1992 for certain legal services. Mr. Sheeline, who was Of Counsel at that time to such law firm, has been a director of RII since 1990.



                               MANAGEMENT OF GRI


    It is anticipated that the post-Effective Date Board of Directors of GRI will consist of Christopher D. Whitney and Matthew B. Kearney, who will also serve as the executive officers of GRI. After the Effective Date, GRI will be a non-operating entity.

                               MANAGEMENT OF RIHF

DIRECTORS AND EXECUTIVE OFFICERS

    The directors of RIHF are:

                                                  DIRECTOR
                  NAME                    AGE      SINCE
- ----------------------------------------  ---   ------------
Christopher D. Whitney                    49           1993
Matthew B. Kearney                        53           1993

    The executive officers of RIHF are:

                                                 EXECUTIVE
                                                  OFFICER
                  NAME                    AGE      SINCE
- ----------------------------------------  ---   ------------
Christopher D. Whitney                    49          1993
 President
Matthew B. Kearney                        53          1993
 Executive Vice President -- Finance and
 Chief Financial Officer


    See "Management of RII" for a description of the business experience of Messrs. Whitney and Kearney. The officers and directors of RIHF presently receive no compensation specifically for their services as directors. However, both of the officers and directors of RIHF serve as officers of RII and are compensated for such services. Messrs. Whitney and Kearney have employment agreements with RII. See "Management of RII -- Executive Compensation -- Employment Agreements; Termination of Employment and Change in Control Arrangements".


                               MANAGEMENT OF RIH

DIRECTORS AND EXECUTIVE OFFICERS

    The directors of RIH are:

                                                  DIRECTOR
                  NAME                    AGE      SINCE
- ----------------------------------------  ----  ------------
Christopher D. Whitney                      49         1991
Matthew B. Kearney                          53         1993

    The executive officers of RIH are:

                                                 EXECUTIVE
                                                  OFFICER
                  NAME                    AGE      SINCE
- ----------------------------------------  ----  ------------
John P. Belisle                             39         1991
 Executive Vice President and Chief
 Operating Officer
Christopher D. Whitney                      49         1989
 Executive Vice President, Chief of
 Staff and Secretary
Matthew B. Kearney                          53         1982
 Vice President and Chief Financial
 Officer
Kimberly A. Corrigan                        36         1991
 Vice President -- Hotel Operations
Paul E. Patay                               62         1989
 Vice President -- Food and Beverage
Michelle Perna                              41         1988
 Vice President -- Human Resources
Anthony P. Rodio                            35         1993
 Vice President -- Finance

    BUSINESS EXPERIENCE

    See "Management of RII -- Directors and Executive Officers -- Business Experience" above for information regarding Messrs. Whitney and Kearney. The principal occupations and business experience for the last five years or more of the directors and executive officers of RIH who do not also serve as directors or executive officers of RII are as follows:


    JOHN P. BELISLE -- Executive Vice President and Chief Operating Officer of RIH since November 1993; Senior Vice President -- Casino Operations of RIH from May 1993 to November 1993; Vice President -- Marketing of RIH from June 1990 to May 1993; Vice President -- Marketing of Trump Castle from January 1990 to June 1990; Vice President -- Marketing of RIH from September 1989 to January 1990; various other positions with RIH from December 1981 to September 1989.


    KIMBERLY A. CORRIGAN -- Vice President -- Hotel Operations of RIH since September 1991; Executive Director -- Hotel Operations of Taj Mahal from September 1990 to September 1991; Executive Director of Operations of Bally's Grand casino/hotel in Atlantic City, New Jersey from June 1986 to August 1989.

    PAUL E. PATAY -- Vice President -- Food and Beverage of RIH since April 1989; manager of food and beverage operations of RIH from December 1988 to April 1989; Vice President -- Food and Beverage of Trump Castle casino/hotel in Atlantic City from September 1985 to May 1988.

    MICHELLE PERNA -- Vice President -- Human Resources of RIH since November 1988; Manager -- Employee Relations and various other positions with Harrah's Marina from May 1980 to November 1988.

    ANTHONY P. RODIO -- Vice President -- Finance of RIH since September 1993; Director of Operational Accounting of RIH from October 1990 to September 1993; Casino Controller of Trump Plaza Hotel and Casino from August 1987 to October 1990.

EXECUTIVE COMPENSATION

    The following table (hereinafter referred to as the "RIH Summary Compensation Table") sets forth information concerning compensation earned by, paid to or awarded to RIH's Chief Executive Officer and to each of the other four most highly compensated executive officers of RIH who were serving as executive officers at December 31, 1992 for services rendered in all capacities to RIH, RII and RII's other subsidiaries for the year ended December 31, 1992.

                                                            ANNUAL COMPENSATION
                                                   -------------------------------------
                                                                           OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL POSITION                          SALARY       BONUS    COMPENSATION   COMPENSATION (2)
- -------------------------------------------------  -----------  ---------  -------------  ----------------
David P. Hanlon                                        (1)         (1)          (1)
 President and Chief Executive Officer(3)
Christopher D. Whitney                                 (1)         (1)
 Executive Vice President
Matthew B. Kearney                                     (1)         (1)
 Vice President and Chief
 Financial Officer
John R. Spina                                      $   198,077  $  97,568                 $       8,562
 Executive Vice President and Chief Operating
 Officer(3)
Earl Yanase                                        $   220,000  $  53,068                 $       8,342
 Vice President -- Casino Operations (3)

- ------------------------
(1) Messrs. Hanlon, Whitney and Kearney were executive officers of RII at December 31, 1992. See the RII Summary Compensation Table for information regarding their compensation.

(2)   Includes the cost of group life and health insurance: Mr. Spina --  $5,299
      and   Mr.  Yanase  --   $5,634;  employer's  contribution   to  a  defined
      contribution group retirement plan: Mr. Spina -- $3,263 and Mr. Yanase  --
      $2,708.
(3)   Messrs.  Hanlon,  Spina  and  Yanase served  in  these  capacities through
      October 1993, November 1993 and July 1993, respectively.

    Certain executives of RIH participate in RII's 1990 Stock Option Plan. Their options are to purchase shares of RII Common Stock. No options were granted in 1992 to the executive officers named in the RIH Summary Compensation Table. Accordingly, no Option Grant Table is presented herein. The following table sets forth information as of December 31, 1992, concerning the unexercised options held by those executive officers, none of whom exercised options in 1992. No options held by those executive officers were in-the-money at December 31, 1992. Options are "in-the-money" when the fair market value of underlying common stock exceeds the exercise price of the option. All options held by the named executives have an exercise price of $1.875 per share. The closing price of RII Common Stock on December 31, 1992 was $.875 per share.

                                                                         NUMBER OF
                                                                  UNEXERCISED OPTIONS AT
                                                                     DECEMBER 31, 1992
                                                                 -------------------------
NAME                                                             EXERCISABLE UNEXERCISABLE
- ---------------------------------------------------------------  ----------  -------------
David P. Hanlon................................................     (1)           (1)
Christopher D. Whitney.........................................     (1)           (1)
Matthew B. Kearney.............................................     (1)           (1)
John R. Spina..................................................     23,333         11,667
Earl Yanase....................................................     11,666         23,334

- ------------------------
(1) For information regarding fiscal year end option values for Messrs. Hanlon, Whitney and Kearney, see the table of unexercised options at December 31, 1992 under "Management of RII -- Executive Compensation".

    COMPENSATION OF DIRECTORS

    The directors of RIH presently receive no compensation specifically for their services as directors. However, both directors of RIH serve as officers of RII and are compensated for such services. Also, Mr. Hanlon who served as a director during 1992, received no compensation specifically for his service as an RIH director. During 1992 he served as an officer of RII and was compensated for such service.

    EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


    Messrs. Whitney and Kearney have employment agreements with RII. See "Management of RII -- Executive Compensation -- Employment Agreements; Termination of Employment and Change in Control Arrangements". Pursuant to the Hanlon Termination Agreement, David P. Hanlon resigned as of October 31, 1993, from his positions as an officer and a director of RIH. In connection with Mr. Spina's termination in November 1993, RIH paid Mr. Spina a lump sum cash settlement of $176,250.

                               MANAGEMENT OF PIRL

DIRECTORS AND EXECUTIVE OFFICERS

    The directors of PIRL are:

                                                 DIRECTOR
                  NAME                    AGE     SINCE
- ----------------------------------------  ---  ------------
Christopher D. Whitney                    49         1993
Matthew B. Kearney                        53         1993

    The executive officers of PIRL are:

                                                EXECUTIVE
                                                 OFFICER
                  NAME                    AGE     SINCE
- ----------------------------------------  ---  ------------
Christopher D. Whitney                    49         1993
 President
Matthew B. Kearney                        53         1993
 Vice President -- Finance and Chief
 Financial Officer and Secretary


    See "Management of RII" for a description of the business experience of Messrs. Whitney and Kearney. The officers and directors of PIRL presently receive no compensation specifically for their services as directors. However, both of the officers and directors of PIRL serve as officers of RII and are compensated for such services. Messrs. Whitney and Kearney have employment agreements with RII. See "Management of RII -- Executive Compensation -- Employment Agreements; Termination of Employment and Change in Control Arrangements".


    If the PIRL Spin-Off occurs, Messrs. Whitney and Kearney will resign as directors and officers of PIRL. Pursuant to the Plan, Fidelity and TCW will designate the initial directors and officers of PIRL for the period commencing on the Effective Date.

                               SECURITY OWNERSHIP

    As of  November 30,  1993, there  were 2,003  record holders  of RII  Common
Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


    The following table sets forth certain information as to the beneficial ownership of RII Common Stock as of November 30, 1993, by persons known by RII to be holders of 5% or more of RII Common Stock, or expected to become holders of 5% or more of RII Common Stock when the Restructuring is effected. Information as to the number of shares beneficially owned has been furnished by the persons named in the table.


                                               PRE-RESTRUCTURING           POST-RESTRUCTURING
                                           -------------------------    -------------------------
                                              SHARES                       SHARES        PERCENT
          NAME AND ADDRESS OF              BENEFICIALLY     PERCENT     BENEFICIALLY       OF
            BENEFICIAL OWNER                  OWNED        OF CLASS        OWNED        CLASS(4)
        -----------------------            ------------    ---------    ------------    ---------
Merv Griffin............................      4,398,115       21.82%       9,063,115(2)    21.29%
c/o The Griffin Group, Inc.
780 Third Avenue, Suite 1801
New York, NY 10017
David P. Hanlon.........................      1,094,800(1)     5.15%       1,094,800        2.81%
P.O. Box 486
Oceanville, NJ 08231
Certain funds and accounts managed by           --            --           6,686,633(3)    17.64%
Fidelity................................
Certain funds and accounts managed by           --            --           4,223,937(3)    11.15%
TCW.....................................

- ------------------------
(1) Ownership represents shares issuable upon exercise of fully vested 1990 Stock Options issued pursuant to the 1990 Stock Option Plan. Related percentages shown give effect to the exercise of options for such shares. See Note (5) to RII Summary Compensation Table under "Management of RII -- Executive Compensation".
(2) Assumes Griffin Warrants for 4,665,000 shares are issued. Related percentage gives effect to their exercise.
(3) Assumes that the funds and accounts managed by Fidelity and TCW continue to own on the Distribution Record Date all the Old Series Notes they own as of January 10, 1994.
(4) The percentages shown give effect to the issuance of 17,025,000 shares to the holders of the Old Series Notes and 715,000 shares to financial advisers in settlement of certain recapitalization costs.

SECURITY OWNERSHIP OF MANAGEMENT


    The following table sets forth certain information as to the beneficial ownership of RII Common Stock as of November 30, 1993, by each director, each nominee, each executive officer named in the RII Summary Compensation Table and by all directors and executive officers as a group.


                                               PRE-RESTRUCTURING           POST-RESTRUCTURING
                                           -------------------------    -------------------------
                                            AMOUNT AND                   AMOUNT AND
                                            NATURE OF                    NATURE OF
                                              SHARES                       SHARES        PERCENT
                                           BENEFICIALLY     PERCENT     BENEFICIALLY       OF
NAME OF BENEFICIAL OWNER                      OWNED        OF CLASS        OWNED        CLASS(6)
- ----------------------------------------   ------------    ---------    ------------    ---------
Merv Griffin............................   4,398,115          21.82%    9,063,115(3)       21.29%
Antonio C. Alvarez II...................       5,000            .02%        5,000(4)         .01%
Warren Cowan............................       5,000            .02%        5,000            .01%
Thomas E. Gallagher.....................       None          None           None          None
Joseph G. Kordsmeier....................       None          None           None          None
Paul C. Sheeline........................       5,000            .02%        5,000            .01%
Christopher D. Whitney..................     100,000(1)         .49%      100,000            .26%
Matthew B. Kearney......................      87,500(1)         .43%       87,500            .23%
David G. Bowden.........................      25,000(1)         .12%       25,000            .07%
Directors and officers as a group (nine
 persons)...............................   4,625,615(2)       22.71%    9,290,615(5)       21.72%
William Fallon..........................        None        None             None        None
Jay Green...............................        None        None             None        None
Charles Masson..........................        None        None             None        None
Vincent Naimoli.........................        None        None             None        None

- ------------------------
(1) Ownership represents shares issuable upon exercise of 1990 Stock Options. Related percentages shown give effect to the exercise of options for such shares.
(2) Includes 212,500 shares which are issuable upon exercise of 1990 Stock Options. Related percentage shown gives effect to the exercise of options for such shares.
(3) Includes 4,665,000 shares issuable upon exercise of the Griffin Warrants assuming that the Griffin Warrants are issued. Related percentage gives effect to their exercise.
(4) Excludes any beneficial ownership interest attributable to the 125,000 shares which are to be issued to Alvarez & Marsal in settlement of certain recapitalization costs.
(5) Includes 212,500 shares which are issuable upon exercise of 1990 Stock Options and 4,665,000 shares issuable upon exercise of the Griffin Warrants. Related percentage shown gives effect to the exercise of all such stock options and the Griffin Warrants.
(6) The percentages shown give effect to the issuance of 17,025,000 shares to the holders of the Old Series Notes and 715,000 shares to financial advisers in settlement of certain recapitalization costs.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Messrs. Alvarez, Griffin and Sheeline serve as members of the Compensation Committee of the Board of Directors of RII. Mr. Griffin also serves as an officer of RII. See "Management of RII -- Executive Compensation -- Compensation Committee Interlocks and Insider Participation" for more information relating to these directors.


    The Company paid Rogers & Cowan, Inc. $179,000, $147,000 and $128,000 for public relations services rendered in 1990, 1991 and 1992, respectively, on a non-exclusive basis for the Company's Atlantic City and Paradise Island properties. Mr. Cowan, who was the Chairman of the Board and a shareholder of Rogers & Cowan, Inc. until July 1992, has been a director of RII since September 1990.

                     DESCRIPTION OF NEW RIHF MORTGAGE NOTES



    The following is a summary of certain provisions of the New RIHF Mortgage Notes and the New RIHF Mortgage Indenture. Wherever particular provisions of the New RIHF Mortgage Indenture or New RIHF Mortgage Notes are referred to, such provisions are incorporated by reference herein. References to Sections or Articles refer to Sections or Articles of the New RIHF Mortgage Indenture. The definitions of certain terms used below are set forth in "Certain Definitions" below in this section. All other capitalized terms used in this section but not defined in this Information Statement/ Prospectus have the meanings ascribed thereto in the New RIHF Mortgage Indenture and are incorporated by reference herein.


GENERAL


    The New RIHF Mortgage Notes will be issued pursuant to the New RIHF Mortgage Indenture among RIHF, RIH and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "New RIHF Mortgage Note Trustee"). A copy of the New RIHF Mortgage Indenture is filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. The terms of the New RIHF Mortgage Indenture also are governed by certain provisions of the TIA. The New RIHF Mortgage Notes will be secured subordinated obligations of RIHF in the aggregate principal amount of $125,000,000. The New RIHF Mortgage Notes will mature on September 15, 2003.



RANKING


    Although the New RIHF Mortgage Notes are not contractually subordinated to the RIHF Senior Facility Notes as to priority of payment, the lien securing the New RIHF Mortgage Notes is junior to the lien securing the RIHF Senior Facility Notes, and the New RIHF Mortgage Notes therefore are structurally subordinated to the RIHF Senior Facility Notes. The RIH Mortgage will be PARI PASSU with the lien of the RIH Guaranty Mortgage and subordinated to the liens on the Resorts Casino Hotel securing payment of the RIH Senior Facility Note, the RIHF Senior Facility Guaranty and any other secured Working Capital Facility. (SECTION 4.03).



    The aggregate principal amount that may be outstanding under the RIHF Senior Facility and any other Working Capital Facility on and after the Effective Date is limited to $20,000,000.


INTEREST

    Interest on the New RIHF Mortgage Notes will accrue from the Effective Date at a rate of 11% per year. Interest is payable semi-annually on March 15 and September 15 in each year to holders of record at the close of business on the first day of the month in which the interest payment date occurs. RIHF is required to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the rate of 14% per year.

SINKING FUND REQUIREMENTS

    None.

MANDATORY REDEMPTION

    In the event of an RIH Sale, all the New RIHF Mortgage Notes shall be redeemed by RIHF whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective Date, at par together with interest, if any, accrued and unpaid thereon to the Redemption Date; provided, however, that such obligation of RIHF to redeem the New RIHF Mortgage Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66 2/3% in Outstanding Amount of the Outstanding New RIHF Mortgage Notes have consented to such proposed RIH Sale. (SECTION 3.12).

OPTIONAL REDEMPTION

    The New RIHF Mortgage Notes are redeemable at any time in whole, or from time to time in part, on or after the fifth anniversary of the Effective Date at the election of RIHF, at a redemption price of 100% of their principal amount plus accrued interest to the Redemption Date. (SECTION 3.12).

    From and after any Redemption Date, if funds for the redemption of any New RIHF Mortgage Notes called for redemption shall have been made available, such New RIHF Mortgage Notes will cease to bear interest and the only right of the holders will be to receive payment of the Redemption Price and all interest accrued to such Redemption Date. (SECTION 13.06).


    The New RIHF Mortgage Indenture requires that notice of any redemption of any New RIHF Mortgage Notes be given to holders at their addresses, as shown in the register, not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption must specify, among other things, the Redemption Date, the Redemption Price, the principal amount of New RIHF Mortgage Notes to be redeemed, and, if less than all outstanding New RIHF Mortgage Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the New RIHF Mortgage Notes to be redeemed and the place or places where the New RIHF Mortgage Notes to be redeemed are to be surrendered for payment of the Redemption Price. (SECTION 13.04).



    The New RIHF Mortgage Indenture provides that in the event of redemption of less than all the outstanding New RIHF Mortgage Notes, the particular New RIHF Mortgage Notes to be redeemed will be selected by the New RIHF Mortgage Note Trustee by a random, automated selection process or pro rata, as deemed appropriate by the New RIHF Mortgage Note Trustee. (SECTION 13.03).



CASINO CONTROL ACT REGULATION


    The New RIHF Mortgage Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey". (SECTION 13.08).

INTERCREDITOR AGREEMENT


    The RIH Senior Facility Note, the RIH Senior Facility Guaranty, the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty are all secured, in part, by the Resorts Casino Hotel. See "Collateral", "Guaranty", "Description of RIHF Senior Facility Notes
- -- Collateral", "Description of RIHF Senior Facility Notes -- Guaranty", "Description of New RIHF Junior Mortgage Notes -- Collateral" and "Description of New RIHF Junior Mortgage Notes -- Guaranty".



    RII, RIH, RIHF, the RIHF Senior Facility Trustee, the New RIHF Mortgage Note Trustee, the New RIHF Junior Mortgage Note Trustee and any other lender or lenders (or any trustee or agent acting on behalf of such lender or lenders) under the Junior Mortgage Facility or the Working Capital Facility will enter into an intercreditor agreement (the "Intercreditor Agreement"), which shall define the rights of each such lender in and to its respective security interest in the Resorts Casino Hotel.



    The Intercreditor Agreement will provide that: (i) the liens securing payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty will be PARI PASSU with each other and senior to liens securing payment of the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty with respect to payment from proceeds realized upon any sale or other disposition of the Resorts Casino Hotel; and
(ii) the liens securing payment of the RIH Promissory Note and the RIH Mortgage Guaranty will be PARI PASSU with each other, and senior to the liens securing payment of the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty, and junior to the liens securing payment of the RIH Senior Facility Note and the RIH Senior Facility Guaranty with respect to payment from proceeds realized upon any sale or other disposition of the Resorts Casino Hotel.


COLLATERAL

    GENERAL

    The New RIHF Mortgage Notes are secured by the New RIHF Mortgage Trust Estate pursuant to the Mortgage Documents described below. (ARTICLE SIX).

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    The "New RIHF Mortgage  Trust Estate" consists of  an assignment by RIHF  to the New RIHF Mortgage Note Trustee for the benefit of the holders of the New RIHF Mortgage Notes, of the RIH Promissory Note in the original aggregate principal amount of $125,000,000, payable in amounts and at times necessary to pay the principal of and interest on the New RIHF Mortgage Notes, which is secured by a lien on the RIH Property, consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon, all rents, leases and profits derived therefrom and certain tangible and intangible personal property located on, or used in connection with, the operation of the Resorts Casino Hotel, comprising the trust estate encumbered pursuant to the RIH Senior Mortgage between RIH, as mortgagor, and RIHF, as mortgagee.



    THE RIH MORTGAGE



    The RIH Mortgage creates a mortgage lien and security interest (subject to the liens securing the RIH Senior Facility Note, the RIH Senior Facility Guaranty and any other secured Working Capital Facility) in the Resorts Casino Hotel.



RELEASE OF COLLATERAL



    No portion of the New RIHF Mortgage Trust Estate may be released without the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the New RIHF Mortgage Notes then Outstanding. (SECTION 11.02). Section 2.02 of the RIH Mortgage will provide that, unless an Event of Default shall have occurred and be continuing, RIH may sell or dispose of certain elements of the Resorts Casino Hotel which may have become obsolete or unfit for use or which are no longer necessary in the conduct of its businesses.


LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

    GENERAL


    If there is an Event of Default under the New RIHF Mortgage Indenture or the RIH Mortgage, the RIHF Mortgage Note Trustee, subject to the requirements of the Casino Control Act, may enforce the rights and remedies arising under the RIH Mortgage. The net amount realized in any foreclosure sale for the benefit of holders of the New RIHF Mortgage Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests (including the holders of the RIHF Senior Facility Notes or the parties to any other secured Working Capital Facility) and certain costs, taxes and other items.


    CERTAIN REGULATORY CONSIDERATIONS

    In any foreclosure sale with respect to the Resorts Casino Hotel, the RIHF Mortgage Note Trustee could bid the amount of the outstanding New RIHF Mortgage Notes. The RIHF Mortgage Note Trustee would be required to comply with the applicable requirements of the Casino Control Act in any foreclosure sale, including obtaining a casino license.

    CERTAIN BANKRUPTCY CONSIDERATIONS

    In the event of the filing of a petition under the Bankruptcy Code for RIHF or RIH, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the RIHF Mortgage Note Trustee, from taking action to realize on the New RIHF Mortgage Trust Estate if there is an Event of Default.

    GROUND LEASES


    A substantial portion of the North Tower of the Resorts Casino Hotel, a portion of the adjacent parking garage and a small portion of the casino/hotel are located on land that is owned by unrelated third parties and leased to RIH under long-term ground leases. The ground leases do not provide certain mortgagee protections and, in the event of a default thereunder, the RIHF Mortgage Note Trustee may not have the right to cure any such default. However, the RIHF Mortgage Note Trustee has the right under the New RIHF Mortgage Indenture to tender defaulted ground lease payments to RIH and require RIH to transmit such funds to the respective ground lessor. If such default is not


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
cured, the lessor under any ground lease may have the right to terminate the ground lease. The termination of any or all of such ground leases could result in the loss of portions of, or rights with respect to, the property subject to the terminated ground lease.

GUARANTY

    RIH will guarantee payment of principal of and interest on the New RIHF Mortgage Notes pursuant to the RIH Mortgage Guaranty. In addition, the RIH Mortgage Guaranty will be secured by the RIH Guaranty Mortgage. The RIH Guaranty Mortgage will encumber the Resorts Casino Hotel on a basis PARI PASSU with the RIH Mortgage. (ARTICLE FOUR)


PAYMENTS OF NET PROCEEDS OF ASSET SALES


    None.


COVENANTS


CORPORATE EXISTENCE


    Subject to the provisions described under "Limitations on Merger, Consolidation, Transfer or Lease of Property and Assets", the New RIHF Mortgage Indenture will provide that each of RIHF and RIH will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of RIHF, RIH and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their respective businesses, including without limitation, all licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the Resorts Casino Hotel; provided, however, that any direct or indirect wholly owned subsidiary of RIH may consolidate with, merge into or transfer or distribute all or part of its properties and assets to RIH or RIHF or as otherwise provided in Section 10.01 of the New RIHF Mortgage Indenture. (SECTION 12.04).


LIMITATION ON DIVIDENDS AND RESTRICTED PAYMENTS


    The New RIHF Mortgage Indenture will provide that RIHF will not, directly or indirectly, make, or permit any Subsidiary of RIHF to make, any Restricted Payment.



    The New RIHF Mortgage Indenture also will provide that RIH will not, directly or indirectly make, or permit any Subsidiary of RIH to make, any Restricted Payment; provided, however, that: (i) if RIH's Consolidated Interest Coverage Ratio, as certified to the New RIHF Mortgage Note Trustee by an Officers' Certificate, calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed in the aggregate with any other such cash dividends or distributions declared or made from and after the date of the New RIHF Mortgage Indenture, 50% of RIH's Consolidated Net Income from and after the Effective Date; and (ii) if (1) RIH's Consolidated Interest Coverage Ratio, as certified to the New RIHF Mortgage Note Trustee by an Officer's Certificate, calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, and (2) RIH has cash in excess of the amount required to pay interest on the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes on the next Interest Payment Date plus $20,000,000, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed such excess cash amount.



    The New RIHF Mortgage Indenture further will provide that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of RIH or RIHF: (i) to pay dividends or make any other distribution on the capital stock of such Subsidiary that is owned by RIH, RIHF or a wholly owned Subsidiary of RIHF or RIH, as applicable; (ii) to pay any Indebtedness owed by such Subsidiary to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH,


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

as applicable; (iii) to make loans or advances to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; or (iv) to transfer any of its property or assets to RIHF, RIH or any wholly owned Subsidiary of RIHF or RII, as applicable, except (A) any restrictions existing on or prior to the date of the New RIHF Mortgage Indenture, or in connection with agreements in effect, or entered into, on the date of the New RIHF Mortgage Indenture, or any permitted amendments, renewals, refundings, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, refunded, renewed, refinanced or extended; (B) any restrictions or encumbrances existing or arising pursuant to the terms of Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary of RIHF or RIH and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of RIHF or RIH or any permitted amendments, renewals, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, renewed, refunded, refinanced or extended; (C) encumbrances or restrictions existing under or by reason of applicable law or regulation (including, without limitation, the Casino Control Act) or the New RIHF Mortgage Indenture; (D) customary provisions restricting assignment of contracts or subletting or assignment of any lease governing a leasehold interest of any Subsidiary of RIHF or RIH; or (E) net worth maintenance requirements imposed by any governmental authority. (SECTION 12.07).


LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF NOTES


    The New RIHF Mortgage Indenture will provide that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including without limitation through any merger or consolidation to which RIHF, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding, any Indebtedness other than, without duplication, the following:



    (i) Indebtedness represented by the New RIHF Mortgage Notes, the RIH Promissory Note and the RIH Mortgage Guaranty;



    (ii) Indebtedness represented by the Junior Mortgage Facility, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty;



   (iii) Indebtedness represented by the Working Capital Facility, the Working Capital Facility Guaranty and the RIH Senior Facility Note;


   (iv) Indebtedness represented by Capitalized Lease Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;

    (v) Indebtedness represented by F, F&E Financing Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;

   (vi) unsecured Indebtedness in an amount not in excess of $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the New RIHF Junior Mortgage Notes at least to the extent set forth in the Subordination Provisions attached to the New RIHF Mortgage Note
        Indenture as Exhibit C and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the stated maturity of the New RIHF Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the New RIHF Junior Mortgage Notes was not paid in cash;

   (vii) Non-Recourse Indebtedness in an amount not in excess of $25,000,000 in the aggregate at any time outstanding;

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
  (viii) After-Acquired Fee Mortgage Debt in an amount not in excess of $3,000,000 in the aggregate at any time outstanding; and

   (ix) Intercompany advances between RIH, RIHF or any of their direct or indirect Subsidiaries on the one hand, and RII, on the other hand, not in excess of $1,000,000 in the aggregate at any time outstanding.


    The New RIHF Mortgage Indenture also will provide that RIHF and RIH will not permit any of their respective Subsidiaries to issue (other than to RIHF, RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH) any capital stock which has voting rights or has a preference as to any distribution over its common stock. (SECTION 12.08).


LIMITATION ON REPAYMENT OF SUBORDINATED INDEBTEDNESS


    The New RIHF Mortgage Indenture will provide that neither RIHF nor RIH will, and neither RIHF nor RIH will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease (including, but not limited to, in substance or legal defeasance) or otherwise acquire or retire for value prior to the stated maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of RIHF, RIH or any Subsidiary of RIHF or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the New RIHF Mortgage Notes; provided, however, that the provisions of this paragraph shall not apply with respect to the Indebtedness incurred pursuant to the Junior Mortgage Facility. (SECTION 12.09).


LIMITATION ON CERTAIN TRANSACTIONS


    The New RIHF Mortgage Indenture also will provide that each of RIHF and RIH will not, and will not permit any Subsidiary to, repurchase any New RIHF Mortgage Notes in the open market if an Event of Default shall have occurred and shall be continuing under the New RIHF Mortgage Indenture, under the New RIHF Junior Mortgage Indenture or under the RIHF Senior Facility Indenture. (SECTION 12.10).


RESTRICTION OF ACTIVITIES


    The New RIHF Mortgage Indenture will provide that RIH will not, until the date that is 91 days after the payment in full by RIHF of the principal of (and interest, if any, on) all Outstanding New RIHF Mortgage Notes, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Resorts Casino Hotel or additional hotels or casinos or related or ancillary businesses.



    The New RIHF Mortgage Indenture also will provide that neither RIHF nor RIH shall make any loans to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", (ii) loans by RIH to RIHF evidenced by the RIH Senior Facility Note, the RIH Promissory Note and the RIH Junior Promissory Note, and (iii) loans to RII from the proceeds of the Indebtedness represented by the Working Capital Facility; provided, however, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Resorts Casino Hotel or to engage in credit transactions in the operation of the Resorts Casino Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino/hotel.



    The New RIHF Mortgage Indenture further will provide that RIHF will not engage in any business (and shall not have any Subsidiaries) other than (i) to collect principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or guaranties made to the order of or otherwise in favor of RIHF, (ii) to preserve its rights under the New RIHF Mortgage Indenture and the Mortgage Documents and otherwise to comply with its obligations thereunder and under the New RIHF Mortgage Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the New RIHF Mortgage Trust Estate, (iv) to preserve its rights under the New RIHF Junior Mortgage Indenture and the Junior Mortgage Documents and otherwise to comply with its obligations thereunder and under the New RIHF Junior Mortgage Notes,
(v) to


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

issue the Indebtedness represented by any other Junior Mortgage Facility, (vi) to issue Indebtedness represented by the Working Capital Facility; (vii) to preserve its rights under the Working Capital Facility and otherwise comply with its obligations under the Working Capital Facility, (viii) to incur any other Indebtedness permitted under the New RIHF Mortgage Indenture, (ix) to do all such acts and deeds necessary in connection with the Junior Mortgage Facility and the documents and instruments relating thereto and in connection with the Working Capital Facility and the documents and instruments relating thereto, (x) to declare, issue and pay dividends on, or make any redemptions or repurchases of, RIHF's capital stock as contemplated by its Certificate of Incorporation (to the extent permitted hereby) and otherwise to comply with and perform the provisions of its Certificate of Incorporation and By-laws, and (xi) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this paragraph. (SECTION 12.11).


LIMITATION ON SUBSIDIARIES CONSOLIDATED GROUP


    The New RIHF Mortgage Indenture will provide that RIHF and RIH will not have any Subsidiaries except the Subsidiaries existing on the date of the New RIHF Mortgage Indenture and Subsidiaries acquired by RIHF or RIH in transactions not prohibited by the other provisions of the New RIHF Mortgage Indenture which are and shall at all times be wholly owned (directly or indirectly) by RIHF or RIH. (SECTION 12.12).


LIMITATIONS ON LIENS


    The New RIHF Mortgage Indenture will provide that neither RIHF nor RIH will create, incur, suffer to exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage Documents or any of the New RIHF Mortgage Trust Estate, other than (a) Permitted Encumbrances on the New RIHF Mortgage Trust Estate, (b) liens on the New RIHF Mortgage Trust Estate in connection with Indebtedness permitted by clauses (i), (ii), (iii), (iv), or (v) of the first paragraph of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", and (c) a building contract or notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH will not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the RIH Mortgage) or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in accordance with the provisions of
Section 5.09 of the RIH Senior Mortgage  to the extent the matters described  in
(a) and (b) do not constitute a default under any Ground Lease or Superior Mortgage (as defined in the RIH Mortgage). (SECTION 12.13).


COMPLIANCE WITH LAWS


    The New RIHF Mortgage Indenture will provide that each of RIHF and RIH will comply, and will cause each of its Subsidiaries to comply, with the Casino Control Act and all other applicable statutes (including without limitation ERISA), rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including without limitation the New RIHF Mortgage Trust Estate, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations or financial condition of RIHF, RIH or their respective Subsidiaries. (SECTION 12.14).


PAYMENT OF TAXES AND OTHER CLAIMS

    The New RIHF Mortgage Indenture will provide that RIHF or RIH will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon RIHF, RIH or any of their respective Subsidiaries or upon the New RIHF Mortgage Trust Estate or any portion thereof or upon the income, profits or property of RIHF, RIH or any of their respective Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the New RIHF Mortgage

Trust Estate or upon any other property of RIHF, RIH or any of their respective Subsidiaries; provided, however, that RIHF and RIH shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) if adequate reserves therefor have been established in accordance with GAAP. (SECTION 12.15).


MAINTENANCE OF PROPERTIES


    The New RIHF Mortgage Indenture further will provide that each of RIHF and RIH will cause the New RIHF Mortgage Trust Estate and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of RIHF, RIH or such Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as in the reasonable judgment of the Board of Directors of RIH may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. (SECTION 12.16).


INSURANCE


    The New RIHF Mortgage Indenture will provide that each of RIHF and RIH will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; provided, however, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located. (SECTION 12.17).



WAIVER OF STAY, EXTENSION OR USURY LAWS


    The New RIHF Mortgage Indenture will provide that each of RIHF and RIH (to the extent that it may lawfully do so) will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive RIHF or RIH from paying all or any portion of the principal of, or premium, if any, and interest on the New RIHF Mortgage Notes or the RIH Promissory Note or the RIH Mortgage Guaranty, wherever and whenever enacted, or which may affect the covenants or the performance of the New RIHF Mortgage Indenture or the RIH Promissory Note or the RIH Mortgage Guaranty; and (to the extent that it may lawfully do so) RIHF and RIH will expressly waive all benefit of advantage or any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the New RIHF Mortgage Note Trustee in the New RIHF Mortgage Indenture and in the Mortgage Documents, but will suffer and permit the execution of every such power as though no such law had been enacted. (SECTION 12.18).


TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES


    The New RIHF Mortgage Indenture also will provide that each of RIHF and RIH will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RIHF or RIH, unless (a) such transaction is upon fair and reasonable terms which are no less favorable to RIHF or such Subsidiary, as the case may be, than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns, directly or indirectly, a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of RIHF, RIH or such Subsidiary as applicable; provided, however, that this provision shall not apply to (A) any agreements,


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

documents, instruments or transactions entered into in connection with the RIHF Senior Facility Notes, (B) the New Griffin Services Agreement, (C) the RII Management Contract or (D) the RII Tax Sharing Agreement. (SECTION 12.21).


EVENTS OF DEFAULT


    The following events will constitute "Events of Default" under the New RIHF Mortgage Indenture:


    (a) default in the payment of any interest upon any New RIHF Mortgage Note when such interest becomes due and payable and continuance of such default (the deposit with the New RIHF Mortgage Note Trustee of funds sufficient to make such interest payment in full being deemed to cure any such default) for a period of ten days;

    (b) default in the payment of all or any portion of the principal of any New RIHF Mortgage Note at its Maturity;


    (c) default in the performance or breach of any covenant of RIHF or RIH in the New RIHF Mortgage Indenture (other than a covenant a default in the performance or breach of which is specifically dealt with in this paragraph or one of the other clauses set forth herein), the Assignment Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment Agreement or the applicable Mortgage Document, as the case may be), and (other than with respect to the covenants described in "Covenants -- Limitation on Dividends and Restricted Payments", "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes", "Covenants -- Limitation on Repayment of Subordinated
       Indebtedness",  "Covenants  --   Limitation  on  Certain   Transactions",
       "Covenants -- Restriction of Activities", "Covenants -- Limitation on Liens" and "Covenants -- Transactions with Stockholders and Affiliates") after there has been given (i) to RIHF by the New RIHF Mortgage Note Trustee, or (ii) to RIHF and the New RIHF Mortgage Note Trustee by the Holders of at least 25% in Outstanding Amount of the Outstanding New RIHF Mortgage Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; provided, however, that, if such default or breach is of a covenant set forth in certain specified provisions of the New RIHF Mortgage Indenture, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then, under certain circumstances, such period shall be extended for such further period of time (up to a maximum of 60 days) as may reasonably be required to cure such default or breach;


    (d) a proceeding or case shall be commenced, without the application or consent of RIHF or RIH, in any court of competent jurisdiction, seeking
       (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment or it debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of RIHF or RIH or of all or any substantial part of its assets, or (iii) similar relief in respect of RIHF or RIH under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days;


    (e) the commencement by RIHF or RIH of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state law, or the consent or acquiescence by any of them to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of RIHF or

       RIH or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of action by RIHF or RIH in furtherance of any such action;

    (f) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Resorts Casino Hotel for a period of more than 90 consecutive days;


    (g) (i) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness (other than the Working Capital Facility and the Junior Mortgage Facility), in an aggregate principal amount in excess of $5,000,000, which default results in the acceleration of the maturity of any such Indebtedness under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument and in each case resulting in rescission of such acceleration thereunder, then the Event of Default by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (ii) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness represented by the Working Capital Facility, or the Junior Mortgage Facility, the effect of which default (after the expiration of any applicable notice or grace periods) is to permit the holder or holders of any such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000 (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of the maturity of such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that if such default under such evidence of indebtedness, indenture or other instrument of shall be cured by the obligor, or be waived by the holders of such evidence of indebtedness, indenture or other instrument (and, if such default resulted in the acceleration of the maturity of such indebtedness, such acceleration shall have been rescinded thereunder), then the Event of Default under the New RIHF Mortgage Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (iii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIHF, RIH or the New RIHF Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) following the date on which such judgment becomes a lien against the New RIHF Mortgage Trust Estate or any part thereof (unless the lawsuit in question was commenced without effective service of process upon either RIHF or RIH in which case such 30-day period shall not commence until RIHF or RIH receives notice of such final judgment); or (iv) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against RIHF, RIH or the New RIHF Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment; or (v) the existence of a final judgment of a court of competent jurisdiction, regardless of amount, against RIHF, RIH or the New RIHF Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the New RIHF Mortgage Trust Estate or any part thereof senior to the lien of the RIH Mortgage;



    (h) default in the performance, or breach, of any covenant of RIHF or RIH in connection with the restrictions described under "Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets";

    (i) the existence of a judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIH regarding the CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgment); or


    (j) if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; provided, however, that no Event of Default or Default shall be deemed to exist under the New RIHF Mortgage Indenture with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liability is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; provided further, however, that this paragraph shall not apply to amount due with respect to any period during which neither RIHF, RIH nor any of their Subsidiaries is included in RII's consolidated group for Federal income tax purposes. (SECTION 7.01).



    If an Event of Default (other than one referred to in clause (d) or (e) above) occurs and is continuing, then and in every such case the New RIHF Mortgage Note Trustee or the Holders of not less than 25% in Outstanding Amount of the New RIHF Mortgage Notes Outstanding may declare the Outstanding Amount of all the New RIHF Mortgage Notes to be due and payable immediately, by a notice in writing to RIHF (and to the New RIHF Mortgage Note Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable. If an Event of Default referred to in clause (d) or
(e) above occurs, then the Outstanding Amount of all the New RIHF Mortgage Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which will be expressly waived by RIHF. (SECTION 7.02).



    At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any New RIHF Mortgage Notes has been obtained by the New RIHF Mortgage Note Trustee, the Holders of a majority in Outstanding Amount of the New RIHF Mortgage Notes may, by written notice to RIHF and the New RIHF Mortgage Note Trustee, rescind and annul such declaration and its consequences if: (a) RIHF has deposited with the New RIHF Mortgage Note Trustee a sum sufficient to pay (1) all overdue installments of interest on all New RIHF Mortgage Notes, (2) the principal of any New RIHF Mortgage Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the New RIHF Mortgage Notes, and (3) all sums paid or advanced by the New RIHF Mortgage Note Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the New RIHF Mortgage Note Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the Outstanding Amount of the New RIHF Mortgage Notes which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the New RIHF Mortgage Indenture. No such rescission and annulment shall affect any subsequent default or impair any right to consequent thereon. (SECTION 7.02).


LIMITATION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE OF PROPERTY AND ASSETS


    Neither RIHF nor RIH shall consolidate, combine or merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into RIHF or RIH, as the case may be; and neither RIHF with respect to its assets nor RIH with respect to the New RIHF Mortgage Trust Estate shall sell, assign, convey or transfer its interest in such assets or the New RIHF Mortgage Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained in the New RIHF Mortgage Indenture (including the proviso at the end of this sentence), but subject to the provisions of the RIH Mortgage regarding dispositions of the New RIHF Mortgage Trust Estate, neither RIHF with respect to its assets nor RIH with respect to the New RIHF Mortgage Trust Estate may sell, assign, convey or transfer such assets or the New RIHF Mortgage Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or group of Persons in one transaction or a series of related transactions, or permit any other Person or group of Persons to convey or transfer all or substantially all of its assets, subject to liabilities other than DE MINIMIS liabilities, to RIHF or RIH; and RIHF and RIH shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in RIHF or RIH, as the case may be (each such transaction referred to as a "Combination Transaction"); provided, however, that (i) RIHF may engage in a Combination Transaction in which the only other party or parties is RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH, and (ii) RIHF or RIH may engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination Transaction: (a) immediately following such Combination Transaction, (1) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements, including holding all permits, required for the normal operation of the business of owning and operating the Resorts Casino Hotel, and (2) RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Resorts Casino Hotel one or more Persons that are, experienced in the operation and management of casino/hotels; (b) in the event RIHF or RIH shall consolidate, combine or merge with or into another Person or sell, assign, convey or transfer its interest in its assets or in the New RIHF Mortgage Trust Estate, as the case may be, substantially as an entirety (but not less than substantially as an entirety) to another Person in one transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the New RIHF Mortgage Trust Estate are conveyed or transferred, (1) shall be organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;
(2) shall expressly assume, by an indenture supplemental to the New RIHF Mortgage Indenture, executed and delivered to the New RIHF Mortgage Note Trustee, the performance and observance of every covenant, obligation and condition of the New RIHF Mortgage Indenture to be performed or observed by RIHF or RIH, whichever the case may be; (3) shall expressly assume, by an instrument executed and delivered to the New RIHF Mortgage Note Trustee, the performance of every covenant, obligation and condition of the Mortgage Documents and the Assignment Agreement to be performed by RIHF or RIH, whichever the case may be;
(4) immediately after and giving effect to such transaction could incur at least $1.00 of additional Indebtedness under the covenant described in "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes"; (c) immediately after giving effect to such transaction, no Event of Default, or Default under the New RIHF Mortgage Indenture or under the RIH Mortgage, shall have occurred and be continuing; (d) such Combination Transaction shall be on such terms as shall not impair the lien and security and priority of the New RIHF Mortgage Indenture or of the Mortgage Documents or of the Assignment Agreement and the rights and powers of the New RIHF Mortgage Note Trustee and the Holders of the New RIHF Mortgage Notes thereunder; and (e) RIHF or RIH, as the case may be, shall have delivered to the New RIHF Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such Combination Transaction and such supplemental indenture comply with the provisions of Article Ten of the New RIHF Mortgage Indenture and that all conditions precedent provided for in the New RIHF Mortgage Indenture relating to such transaction have been complied with. (SECTION 10.01).



    Except as otherwise expressly permitted by the RIH Mortgage and the New RIHF Mortgage Indenture, neither RIHF nor RIH shall sell, assign, lease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of RIHF or the New RIH Senior Mortgage Trust Estate or any interest therein (including without limitation any interest in the Ground Leases). Without limiting the generality of the foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Resorts Casino Hotel or any part thereof. (SECTION 10.04).



    The foregoing limitations on consolidation, merger, conveyance, transfer or lease of property and assets shall not apply in connection with an RIH Sale. (SECTION 10.05).

DISCHARGE OF NEW RIHF MORTGAGE INDENTURE; DEFEASANCE



    RIHF may terminate substantially all obligations under the New RIHF Mortgage Indenture at any time by delivering all outstanding New RIHF Mortgage Notes to the New RIHF Mortgage Note Trustee for cancellation and paying any other sums payable under the New RIHF Mortgage Indenture. (ARTICLE FIVE).



    The New RIHF Mortgage Indenture will also provide that RIHF will be deemed to have paid and discharged the entire Indebtedness on the New RIHF Mortgage Notes and the provisions of the New RIHF Mortgage Indenture (except as to any surviving rights of transfer or exchange of New RIHF Mortgage Notes provided for in the New RIHF Mortgage Indenture or the New RIHF Mortgage Notes and any right to receive payments of principal and interest as provided in this paragraph) if:
(1) RIHF irrevocably deposits in trust with the New RIHF Mortgage Note Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the New RIHF Mortgage Note Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the New RIHF Mortgage Note Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the New RIHF Mortgage Note Trustee) delivered to the New RIHF Mortgage Note Trustee, to pay reasonable compensation to the New RIHF Mortgage Note Trustee under Section 8.07 of the New RIHF Mortgage Indenture and the principal of and interest on the outstanding New RIHF Mortgage Notes on the dates on which any such payments are due and payable in accordance with the terms of the New RIHF Mortgage Indenture and of the New RIHF Mortgage Notes; (2) such deposits will not cause the New RIHF Mortgage Note Trustee to have a conflicting interest as defined in and for purposes of the TIA; (3) such deposit will not result in a Default under the New RIHF Mortgage Indenture; (4) RIHF will deliver to the New RIHF Mortgage Note Trustee an Opinion of Counsel, or a private ruling of the Internal Revenue Service, in form and substance satisfactory to the New RIHF Mortgage Note Trustee, to the effect that Holders of the New RIHF Mortgage Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (5) the deposit will not result in RIHF, the New RIHF Mortgage Note Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; (6) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to clause (1) above; and (7) RIHF has delivered to the New RIHF Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this paragraph have been complied with.


    If all or any portion of the New RIHF Mortgage Notes are to be redeemed through such irrevocable trust, RIHF must make arrangements satisfactory to the New RIHF Mortgage Note Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the New RIHF Mortgage Note Trustee in the name and at the expense of RIHF.


    The New RIHF Mortgage Note Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of RIHF, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to RIHF or upon Company Order all cash, securities and other personal property then held by it hereunder, other than pursuant to Section 14.01 of the New RIHF Mortgage Indenture. (SECTION 14.01).

MODIFICATION OF INDENTURE


    From time to time, the parties to the New RIHF Mortgage Indenture, without the consent of the Holders of the New RIHF Mortgage Notes, may enter into one or more supplemental indentures for certain specified purposes, including curing ambiguities, defects or inconsistencies, provided such action does not adversely affect the rights of any Holder. (SECTION 11.01). Modifications, changes and amendments to the New RIHF Mortgage Indenture also may be made by the parties thereto with the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the New RIHF Mortgage Notes then Outstanding, except that, without the consent of the Holder of each New RIHF Mortgage Note affected, no such modification or alteration may (i) change the stated maturity of the principal of, or any installment of interest on, any New RIHF Mortgage Note, or reduce the principal amount thereof or the premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any New RIHF Mortgage Note, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), (ii) reduce the percentage in Outstanding Amount of the New RIHF Mortgage Notes, the consent of whose Holders is required for any amendment, supplement or waiver, (iii) modify or alter the provisions of the proviso of the definition of the term "Outstanding", (iv) modify any of the provisions described in this paragraph or, with certain exceptions, the provisions of the New RIHF Mortgage Indenture regarding waiver of default, or (v) permit the creation of any lien ranking prior to the lien of the RIH Mortgage (except for such liens expressly permitted pursuant to the covenant described under "Covenants -- Limitations on Liens"). (SECTION 11.02).


TRUSTEE


    The New RIHF Mortgage Note Trustee may require reasonable indemnity before exercising any of its rights or powers under the New RIHF Mortgage Indenture. (SECTION 8.03).


REPORTS TO HOLDERS


    RIH will furnish or cause to be furnished to the New RIHF Mortgage Note Trustee, within 105 days after each fiscal year of RIH: (i) a copy of annual audited financial statements of RIH prepared in conformity with GAAP, accompanied by a report of Ernst & Young or of another firm of independent certified public accountants of recognized national standing selected by RIH (the "National Accountants"), together with a certificate from such National Accountants stating that their audit examination has included a review of the terms of the New RIHF Mortgage Indenture and that the National Accountants have not become aware of any Event of Default or that a Default has occurred and is continuing, and if they have become aware of any such Event of Default or Default, describing it; provided, however, that the National Accountants will not be liable to any Person for any failure to discover any Event of Default or Default in connection with such review; and (ii) a copy of annual unaudited financial statements of RIH, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance and comparable to that which would be required to be filed with the Commission in an Annual Report on Form 10-K under the Exchange Act, prepared in the same manner as the audited financial statements referred to in clause (i) above, signed by a proper accounting officer of RIH. RIH contemporaneously with the furnishing of such audited financial statements to the New RIHF Mortgage Note Trustee under clause (i) of this paragraph, RIH will mail copies of such audited financial statements to the Holders (which need not include the certificate referred to in clause (i) above).


    RIH also will furnish or cause to be furnished to the New RIHF Mortgage Note Trustee, within 60 days after each quarter of each fiscal year of RIH, except the final quarter of such fiscal year, a copy of unaudited financial statements of RIH prepared on a consistent basis with the audited financial statements referred to in clause (i) of the paragraph above, signed by a proper accounting officer of RIH and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in a Quarterly Report on Form 10-Q under the Exchange Act. RIH contemporaneously with the furnishing of such unaudited financial statements to the New RIHF Mortgage Note Trustee, RIH shall mail copies of such unaudited financial statements to the Holders (which need not be signed by a proper accounting officer of RIH).

    RIH will furnish or cause to be furnished to the New RIH Senior Mortgage Note Trustee, contemporaneously with the furnishing of a copy of the annual financial statements and of the quarterly financial statements referred to above, an Officers' Certificate dated the date of such annual financial statement or such quarterly financial statements to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.

    RIH will furnish or cause to be furnished to the New RIHF Mortgage Note Trustee, copies of each filing and report made by RIH or RIHF with the Commission pursuant to the reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, within 15 days after RIH or RIHF, as applicable, is required to file the same.


    Pursuant to the New RIHF Mortgage Indenture, if RIH becomes exempt from the Commission reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, RIH will prepare such periodic reports as it would otherwise have been required to file with the Commission and (i) at its own expense, cause all such periodic reports to be filed with the Commission, the New RIHF Mortgage Note Trustee and any exchange upon which the New RIHF Mortgage Notes then are listed, in each case on the date when such periodic report would have been required to be filed with the Commission under Section 13 or 15(d) of the Exchange Act, if either of such provisions were applicable, and (ii) keep copies of such periodic reports available at its office and promptly provide any Person who so requests with a copy of any such periodic report, at RIHF's expense.


    Each of RIHF and RIH shall comply with the provisions of Section 314(a) of the Trust Indenture Act.


    RIHF will deliver to the New RIHF Mortgage Note Trustee, promptly upon becoming aware of any Default or Event of Default (but in no event later than five business days thereafter) in the performance of any covenant or agreement of the Company contained in the New RIHF Mortgage Indenture or any of the Mortgage Documents, an Officers' Certificate specifying with particularity such event. (SECTION 12.06).


CERTAIN DEFINITIONS


    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to RIHF or RIH, any of Fidelity Management & Research Company, TCW Special Credits or funds or accounts managed or advised by either of them.


    "AFTER-ACQUIRED FEE MORTGAGE DEBT" means any Indebtedness secured by an After-Acquired Fee Mortgage.

    "AFTER-ACQUIRED FEE MORTGAGE" has the meaning stated in Section 2.07 of the RIH Mortgage.


    "ASSIGNMENT AGREEMENT" means the Assignment of Agreements dated as of the date of the New RIHF Mortgage Indenture, providing for the assignment of the RIH Promissory Note, the RIH


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

Mortgage and certain of the other Mortgage Documents securing the RIH Promissory Note to the New RIHF Mortgage Note Trustee by RIHF, and acknowledgment thereof by RIH, a copy of which is attached to the New RIHF Mortgage Indenture as Exhibit B.


    "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.


    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, an amount equal to the sum of (i) the Consolidated Net Income of such Person for such period determined in accordance with GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such consolidated net income (or loss) in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) CRDA Deposits made during such period.



    "CONSOLIDATED INTEREST CHARGES" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH Promissory Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (c) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), whether payable in cash or in-kind (and with respect to RIH, including without limitation the interest paid or accrued (without duplication) on (i) the RIH Promissory Note, (ii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any Working Capital Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.


    "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated Subsidiaries for such period.


    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, plus (a) non-cash charges arising from Federal and state taxes based upon or measured by income, minus (b) non-cash Federal and state tax benefits based upon or measured by income.


    "CRDA DEPOSITS" means (a) the quarterly deposits made by RIH to the Casino Reinvestment Development Authority in an amount equal to 1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.

    "CRDA DISPUTE" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development Authority regarding CRDA Deposits and New Jersey Casino Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.

    "F, F&E FINANCING AGREEMENT" means a purchase money lien upon any Tangible Personal Property (as defined in the RIH Mortgage) and other items constituting Operating Assets (as defined in the RIH Mortgage), such as computer software, which are financed, purchased or leased by RIH, provided that, with certain exceptions, the principal amount of the indebtedness secured by such lien shall not exceed 85% of the cost to RIH of such property at the time of acquisition.


    "GUARANTY" means the RIH Guaranty as set forth in Article Four of the New RIHF Mortgage Indenture.


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
    "HOLDER" means a Person in whose name a New RIHF Mortgage Note is registered.


    "INDEBTEDNESS" means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (d) any Capitalized Lease Obligations (other than, with respect to RIH or RIHF, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including without limitation every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The term "Indebtedness" does not include: (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by RIHF to RIH or any of their Subsidiaries, by RIH to RIHF or any of their Subsidiaries or by any such Subsidiary to RIH, RIHF or any other such Subsidiary (including without limitation the RIH Promissory Note and the RIH Junior Promissory Note); (2) the RIH Mortgage Guaranty, the RIH Junior Mortgage Guaranty and any Working Capital Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes or the CRDA Deposits; and (4) any payments required to be made by RIHF or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services Agreement.



    "JUNIOR MORTGAGE DOCUMENTS" means (a) the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Junior Promissory Note, the Junior Assignment of Leases and Rents and any other security document to which either RIH or RIHF is a party relating to the RIH Junior Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage or the Junior Assignment Agreement, and (b) any mortgage, deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or RIHF is a party relating to the Junior Mortgage Facility.



    "JUNIOR MORTGAGE FACILITY" means the New RIHF Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or RIHF providing for the making of loans to RIH or RIHF on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or RIHF, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount outstanding at any time up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the New RIHF Mortgage Indenture. The liens, if any, securing the Junior Mortgage Facility shall be PARI PASSU with the lien of the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "JUNIOR MORTGAGE FACILITY" does not include the RIH Junior Mortgage Guaranty.



    "MORTGAGE DOCUMENTS" means the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Promissory Note, an Assignment of Leases and Rents and an Assignment of Operating Assets each dated as of the date of the New RIHF Mortgage Indenture by RIH to RIHF and any other security document to which either RIH or RIHF is a party relating to the New RIHF Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Mortgage, the RIH Guaranty Mortgage or the Assignment Agreement.

    "NON-RECOURSE INDEBTEDNESS" means indebtedness incurred in connection with the acquisition, purchase, improvement or development of property or assets (other than the New RIHF Mortgage Trust Estate) used by RIHF, RIH or any Subsidiary of RIH or RIHF to engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, RIHF or any Subsidiary of RIH or RIHF or the New RIHF Mortgage Trust Estate for such indebtedness.


    "OUTSTANDING" when used with respect to New RIHF Mortgage Notes means, as of the date of determination, all New RIHF Mortgage Notes theretofore authenticated and delivered under the New RIHF Mortgage Indenture, except:


    (a) New RIHF Mortgage Notes theretofore canceled by the New RIHF Mortgage Note Trustee or delivered to the Trustee for cancellation;

    (b) New RIHF Mortgage Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the New RIHF Mortgage Note Trustee or any Paying Agent in trust for the Holders of such New RIHF Mortgage Notes;


    (c) New RIHF Mortgage Notes in exchange for or in lieu of which other New RIHF Mortgage Notes have been authenticated and delivered under the New RIHF Mortgage Indenture; and



    (d) New RIHF Mortgage Notes alleged to have been destroyed, lost or stolen which have been paid as provided in Section 3.06 of the New RIHF Mortgage Indenture;



provided, however, that in determining whether the Holders of the requisite principal amount of New RIHF Mortgage Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, New RIHF Mortgage Notes owned by RIHF or any other obligor upon the New RIHF Mortgage Notes or any Affiliate of RIHF or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the New RIHF Mortgage Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only New RIHF Mortgage Notes which the New RIHF Mortgage Note Trustee actually knows to be so owned shall be so disregarded.


    "OUTSTANDING AMOUNT" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.


    "RESTRICTED PAYMENT" means (a) any declaration or payment of any dividend or the making of any distribution to holders of capital stock of RIH or RIHF or any Subsidiary of RIH or RIHF in respect of such capital stock (other than to RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RIH or RIHF or any Subsidiary of RIH or RIHF (other than purchases, redemptions, acquisitions or retirement solely from RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF); provided, however, that any such purchase, redemption or other acquisition or retirement that is required by the Casino Control Commission or under the Casino Control Act shall not constitute a Restricted Payment. The term "Restricted Payment" also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the Working Capital Facility.



    "RIH SALE" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the New RIHF Mortgage Note Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of RII; provided, however, that any of the transactions described in clauses (a), (b) and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: RIHF or any wholly owned direct or indirect subsidiary of RIH or RIHF; provided further, however, that notwithstanding any other provision of this definition, if the primary effect of any of the aforesaid transactions is the redemption of the New RIHF Mortgage Notes, then such transaction shall not be considered to be a RIH Sale.


    "RII MANAGEMENT CONTRACT" means the Interim Management Agreement.


    "RII TAX SHARING AGREEMENT" means the Tax Sharing Agreement between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments actually made by RII in respect of any Federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; provided, however, that RIH shall not be required to reimburse RII for cash payments in respect of Federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the consummation of the Plan, including but not limited to the transfer of the stock of RIB and the assets of the U.S. Paradise Island Subsidiaries, and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to reimburse RII.


    "SUBSIDIARY" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.


    "WORKING CAPITAL FACILITY" means the RIHF Senior Facility (and the RIHF Senior Facility Notes issued thereunder) and any other secured or unsecured facility or facilities entered into by RIH and/or RIHF providing for the making of working capital loans to RIH or RIHF (with RIH, RII and/or GRI as a guarantor thereunder) on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH, RIHF or RII, as such agreement may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $20,000,000; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the New RIHF Mortgage Indenture. The liens, if any, securing the Working Capital Facility may be senior to the lien of the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "Working Capital Facility" does not include the Working Capital Facility Guaranty.


                 DESCRIPTION OF NEW RIHF JUNIOR MORTGAGE NOTES


    The following is a summary of certain provisions of the New RIHF Junior Mortgage Notes and the New RIHF Junior Mortgage Indenture. Wherever particular provisions of the New RIHF Junior Mortgage Indenture or New RIHF Junior Mortgage Notes are referred to, such provisions are incorporated by reference herein. References to Sections or Articles refer to Sections or Articles of the New RIHF Junior Mortgage Indenture. The definition of certain terms used below are set forth in "Certain Definitions" below in this section. All other capitalized terms used in this section but not defined in this Information Statement/Prospectus have the meanings ascribed thereto in the New RIHF Junior Mortgage Indenture and are incorporated by reference herein.


GENERAL


    The New RIHF Junior Mortgage Notes will be issued pursuant to the New RIHF Junior Mortgage Indenture among RIHF, RIH and U.S. Trust Company of California, N.A. (the "New RIHF Junior Mortgage Note Trustee"). A copy of the New RIHF Junior Mortgage Indenture is filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. The terms of the New RIHF Junior Mortgage Indenture also are governed by certain provisions of the TIA. The New RIHF Junior Mortgage Notes will be secured obligations of RIHF in the aggregate principal amount of $35,000,000 plus the principal amount of New RIHF Junior Mortgage Notes that may be issued in payment of interest as described below. The New RIHF Junior Mortgage Notes will mature on December 15, 2004.


RANKING


    Although  the  New  RIHF  Junior   Mortgage  Notes  are  not   contractually
subordinated to the RIHF Senior Facility Notes and the New RIHF Mortgage Notes as to priority of payment, the lien securing the New RIHF Junior Mortgage Notes is junior to the liens securing the RIHF Senior Facility Notes and the New RIHF Mortgage Notes, and the New RIHF Junior Mortgage Notes therefore are structurally subordinated to the RIHF Senior Facility Notes and the New RIHF Mortgage Notes. The RIH Junior Mortgage will be PARI PASSU with the lien of the RIH Junior Guaranty Mortgage and subordinated to the liens on the Resorts Casino Hotel securing payment of the RIH Senior Facility Note, the RIHF Senior Facility Guaranty, any other secured Working Capital Facility, the RIH Promissory Note and the RIH Mortgage Guaranty. (SECTION 4.03).


INTEREST

    Interest on the New RIHF Junior Mortgage Notes will accrue from the Effective Date at a rate of 11.375% per year. Interest is payable semi-annually on June 15 and December 15 in each year to Holders of record at the close of business on the first day of the month in which the interest payment date occurs. RIHF is required to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the rate of 14.375% per year. (SECTION 3.10).

    RIHF may pay all or any portion of interest accruing on the New RIHF Junior Mortgage Notes by issuing additional Units comprised of New RIHF Junior Mortgage Notes (valued, for purposes only of determining the principal amount of additional New RIHF Junior Mortgage Notes to be issued in respect of interest so paid, at 100% of their principal amount) and RII Class B Common Stock in lieu of cash in satisfaction of interest payments due, provided that on the interest payment date in question, Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the most recently completed four fiscal quarters is less than $35,000,000. (SECTION 3.11).

SINKING FUND REQUIREMENTS

    None.

MANDATORY REDEMPTION

    In the event of an RIH Sale, all the New RIHF Junior Mortgage Notes shall be redeemed by RIHF whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective Date, at par together with interest, if any, accrued and unpaid thereon to the Redemption Date; provided, however, that such obligation of RIHF to redeem the New RIHF Junior Mortgage Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66 2/3% in Outstanding Amount of the Outstanding New RIHF Junior Mortgage Notes have consented to such proposed RIH Sale. (SECTION 3.13).

OPTIONAL REDEMPTION

    The New RIHF Junior Mortgage Notes are redeemable at any time in whole, or from time to time in part, on or after the fifth anniversary of the Effective Date at the election of RIHF, at a redemption price of 100% of their principal amount plus accrued interest to the Redemption Date. (SECTION 3.13).

    From and after any Redemption Date, if funds for the redemption of any New RIHF Junior Mortgage Notes called for redemption shall have been made available, such New RIHF Junior Mortgage Notes will cease to bear interest and the only right of the Holders will be to receive payment of the Redemption Price and all interest accrued to such Redemption Date. (SECTION 13.06).


    The New RIHF Junior Mortgage Indenture requires that notice of any redemption of any New RIHF Junior Mortgage Notes be given to Holders at their addresses, as shown in the register, not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption must specify, among other things, the Redemption Date, the Redemption Price, the principal amount of New RIHF Junior Mortgage Notes to be redeemed, and, if less than all outstanding New RIHF Junior Mortgage


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Notes  are  to be  redeemed, the  identification  (and, in  the case  of partial redemption, the respective principal amounts) of the New RIHF Junior Mortgage Notes to be redeemed and the place or places where the New RIHF Junior Mortgage Notes to be redeemed are to be surrendered for payment of the Redemption Price. (SECTION 13.04).


    The New RIHF Junior Mortgage Indenture provides that in the event of redemption of less than all the outstanding New RIHF Junior Mortgage Notes, the particular New RIHF Junior Mortgage Notes to be redeemed will be selected by the New RIHF Junior Mortgage Note Trustee by a random, automated selection process or pro rata, as deemed appropriate by the Trustee. (SECTION 13.03).


LIMITATION ON OPEN-MARKET PURCHASES


    The New RIHF Junior Mortgage Indenture provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, purchase or otherwise acquire (other than pursuant to a redemption described in Article Thirteen of the New RIHF Junior Mortgage Indenture) any New RIHF Junior Mortgage Notes unless all interest accrued on the New RIHF Junior Mortgage Notes and payable on the Interest Payment Date immediately preceding the date of such repurchase was paid solely in cash and not in Additional Notes. (SECTION 12.22). In addition, the New RIHF Junior Mortgage Indenture provides that RIHF and RIH will not, and will not permit any of their respective subsidiaries to, repurchase any New RIHF Junior Mortgage Notes in the open market if an Event of Default has occurred and is continuing under the New RIHF Junior Mortgage Indenture, the New RIHF Mortgage Indenture or the Senior Facility Note Indenture. (SECTION 12.10).


CASINO CONTROL ACT REGULATION

    The New RIHF Junior Mortgage Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey". (SECTION 13.08).

INTERCREDITOR AGREEMENT

    See "Description of New Senior Mortgage Notes -- Intercreditor Agreement".

COLLATERAL

    GENERAL

    The New RIHF Junior Mortgage Notes are secured by the New RIHF Junior Mortgage Trust Estate pursuant to the Mortgage Documents described below. (ARTICLE SIX).


    The "New RIHF Junior Mortgage Trust Estate" consists of an assignment by RIHF to the New RIHF Junior Mortgage Note Trustee for the benefit of the Holders of the New RIHF Junior Mortgage Notes, of the RIH Junior Promissory Note in the original aggregate principal amount of $35,000,000, payable in amounts and at times necessary to pay the principal of and interest on the New RIHF Junior Mortgage Notes, which is secured by a lien on Resorts Casino Hotel, consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon, all rents, issues and profits derived therefrom and certain tangible and intangible personal property located on, or used in connection with, the operation of the Resorts Casino Hotel, comprising the trust estate, encumbered pursuant to the RIH Junior Mortgage between RIH, as mortgagor, and RIHF, as mortgagee.


    THE RIH JUNIOR MORTGAGE


    The RIH Junior Mortgage creates a mortgage lien and security interest (subject to the liens securing the RIH Senior Facility Note, the RIH Senior Facility Guaranty, any other secured Working Capital Facility, the RIH Promissory Note and the RIH Mortgage Guaranty) in the Resorts Casino Hotel.



RELEASE OF COLLATERAL


    No portion of the New RIHF Junior Mortgage Trust Estate may be released without the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the New RIHF Junior Mortgage Notes

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

then Outstanding. (SECTION 11.02). Section 2.02 of the RIH Junior Mortgage will provide that RIH may, unless an Event of Default shall have occurred and be continuing, sell or dispose of certain elements of the Resorts Casino Hotel which may have become obsolete or unfit for use or which are no longer necessary in the conduct of its businesses.


LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

    GENERAL


    If there is an Event of Default under the New RIHF Junior Mortgage Indenture or the RIH Junior Mortgage, the New RIHF Junior Mortgage Note Trustee, subject to the requirements of the Casino Control Act, may enforce the rights and remedies arising under the RIH Junior Mortgage. The net amount realized in any foreclosure sale for the benefit of Holders of the New RIHF Junior Mortgage Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests (including the Holders of the RIHF Senior Facility Notes, the parties to any other secured Working Capital Facility and the holders of the RIHF Mortgage Notes and the related RIH Mortgage Guaranty) and certain costs, taxes and other items.


    CERTAIN REGULATORY CONSIDERATIONS

    In any foreclosure sale with respect to the Resorts Casino Hotel, the New RIHF Junior Mortgage Note Trustee could bid the amount of the outstanding New RIHF Junior Mortgage Notes. The New RIHF Junior Mortgage Note Trustee would be required to comply with the applicable requirements of the Casino Control Act in any foreclosure sale, including obtaining a casino license.

    CERTAIN BANKRUPTCY CONSIDERATIONS

    In the event of the filing of a petition under the Bankruptcy Code for RIHF or RIH, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the New RIHF Junior Mortgage Note Trustee from taking action to realize on the New RIHF Junior Mortgage Trust Estate if there is an Event of Default.

    GROUND LEASES


    A substantial portion of the North Tower of the Resorts Casino Hotel, a portion of the adjacent parking garage and a small portion of the casino/hotel are located on land that is owned by unrelated third parties and leased to RIH under long-term ground leases. The ground leases do not provide certain mortgagee protections and, in the event of a default thereunder, the New RIHF Junior Mortgage Note Trustee may not have the right to cure any such default. However, the New RIHF Junior Mortgage Note Trustee has the right under the New RIHF Junior Mortgage Indenture to tender defaulted ground lease payments to RIH and require RIH to transmit such funds to the respective ground lessor. If such default is not cured, the lessor under any ground lease may have the right to terminate the ground lease. The termination of any or all of such ground leases could result in the loss of portions of, or rights with respect to, the property subject to the terminated ground lease.


GUARANTY

    RIH will guarantee payment of principal of and interest on the New RIHF Junior Mortgage Notes pursuant to the RIH Junior Mortgage Guaranty. In addition, the RIH Junior Mortgage Guaranty will be secured by the RIH Junior Guaranty Mortgage. The RIH Junior Guaranty Mortgage will encumber the Resorts Casino Hotel on a basis PARI PASSU with the RIH Junior Mortgage. (ARTICLE FOUR)


PAYMENTS OF NET PROCEEDS OF ASSET SALES



    None.


COVENANTS

CORPORATE EXISTENCE


    Subject to the provisions described under "Limitations on Merger, Consolidation, Transfer or Lease of Property and Assets", the New RIHF Junior Mortgage Indenture will provide that each of RIHF and RIH will do or cause to be done all things necessary to preserve and keep in full force and


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

effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of RIHF, RIH and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their respective businesses, including without limitation all licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the Resorts Casino Hotel; provided, however, any direct or indirect wholly owned subsidiary of RIH may consolidate with, merge into or transfer or distribute all or part of its properties and assets to RIH or RIHF or as otherwise provided in
Section 10.01 of the New RIHF Junior Mortgage Indenture. (SECTION 12.04).


    LIMITATION ON DIVIDENDS AND RESTRICTED PAYMENTS


    The New RIHF Junior Mortgage Indenture will provide that RIHF will not, directly or indirectly, make, or permit any Subsidiary of RIHF to make, any Restricted Payment.



    The New RIHF Junior Mortgage Indenture also will provide that RIH will not, directly or indirectly make, or permit any Subsidiary of RIH to make, any Restricted Payment; provided, however, that: (i) if RIH's Consolidated Interest Coverage Ratio, as certified to the New RIHF Junior Mortgage Note Trustee by an Officers' Certificate calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed in the aggregate with any other such cash dividends or distributions declared or made from and after the date of the New RIHF Junior Mortgage Indenture, 50% of RIH's Consolidated Net Income from and after the Effective Date; and (ii) if (1) RIH's Consolidated Interest Coverage Ratio, as certified to the New RIHF Junior Mortgage Note Trustee by an Officer's Certificate, calculated at the time of the declaration of the dividend or distribution is equal to or exceeds two; and (2) RIH has cash in excess of the amount required to pay interest on the New RIHF Junior Mortgage Notes and the New RIHF Mortgage Notes on the next Interest Payment Date plus $20,000,000, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed such excess cash amount.



    The New RIHF Junior Mortgage Indenture further will provide that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of RIH or RIHF: (i) to pay dividends or make any other distribution on the capital stock of such Subsidiary that is owned by RIH, RIHF or a wholly owned Subsidiary of RIHF or RIH, as applicable; (ii) to pay any Indebtedness owed by such Subsidiary to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; (iii) to make loans or advances to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; or (iv) to transfer any of its property or assets to RIHF, RIH or any wholly owned Subsidiary of RIHF or RII, as applicable, except (A) any restrictions existing on or prior to the date of the New RIHF Junior Morgage Indenture, or in connection with agreements in effect, or entered into, on the date of the New RIHF Junior Mortgage Indenture, or any permitted amendments, renewals, refundings, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, refunded, renewed, refinanced or extended; (B) any restrictions or encumbrances existing or arising pursuant to the terms of Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary of RIHF or RIH and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of RIHF or RIH or any permitted amendments, renewals, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, renewed, refunded, refinanced or extended; (C) encumbrances or restrictions existing under or by reason of applicable law or regulation (including, without limitation, the Casino Control Act) or the New RIHF Junior Mortgage Indenture;
(D) customary provisions restricting assignment of contracts or subletting or assignment of any lease governing a leasehold interest of any Subsidiary of RIHF or RIH; or (E) net worth maintenance requirements imposed by any governmental authority. (SECTION 12.07).


    LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF NOTES

    The New RIHF Junior Mortgage Indenture will provide that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including, without limitation, through any merger or consolidation to which RIHF, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding, any Indebtedness other than, without duplication, the following:


    (i) Indebtedness represented by the New RIHF Mortgage Notes, the RIH Promissory Note and the RIH Mortgage Guaranty;



    (ii) Indebtedness represented by the Junior Mortgage Facility, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty;



   (iii) Indebtedness represented by the Working Capital Facility, the Working Capital Facility Guaranty and the RIH Senior Facility Note;


   (iv) Indebtedness represented by Capitalized Lease Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;

    (v) Indebtedness represented by F,F&E Financing Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;

   (vi) unsecured Indebtedness in an amount not in excess of $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the New RIHF Junior Mortgage Notes at least to the extent set forth in the Subordination Provisions attached to the New RIHF Junior Mortgage Note Indenture as Exhibit C and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the stated maturity of the New RIHF Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the New RIHF Junior Mortgage Notes was not paid in cash;


   (vii) Non-Recourse Indebtedness in an amount not in excess of $25,000,000 in the aggregate at any time outstanding;


  (viii) After-Acquired Fee Mortgage Debt in an amount not in excess of $3,000,000 in the aggregate at any time outstanding; and

   (ix) Intercompany advances between RIH, RIHF or any of their direct or indirect Subsidiaries on the one hand, and RII, on the other hand, not in excess of $1,000,000 in the aggregate at any time outstanding.


    The New RIHF Junior Mortgage Indenture also will provide that RIHF and RIH will not permit any of their respective Subsidiaries to issue (other than to RIHF, RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH) any capital stock which has voting rights or has a preference as to any distribution over its common stock. (SECTION 12.08).


    LIMITATION ON REPAYMENT OF SUBORDINATED INDEBTEDNESS


    The New RIHF Junior Mortgage Indenture will provide that neither RIHF nor RIH will, and neither RIHF nor RIH will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease (including, but not limited to, in substance or legal defeasance) or otherwise acquire or retire for value prior to the stated maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of RIHF, RIH or any Subsidiary of RIHF or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the New RIHF Junior Mortgage Notes. (SECTION 12.09).

    LIMITATION ON CERTAIN TRANSACTIONS


    The New RIHF Junior Mortgage Indenture also will provide that each of RIHF and RIH will not, and will not permit any Subsidiary to, repurchase any New RIHF Junior Mortgage Notes in the open market if an Event of Default shall have occurred and shall be continuing under the New RIHF Junior Mortgage Indenture, the New RIHF Junior Mortgage Indenture or under the RIHF Senior Facility Indenture. (SECTION 12.10).


    RESTRICTION OF ACTIVITIES


    The New RIHF Junior Mortgage Indenture will provide that RIH will not, until the date that is 91 days after the payment in full by RIHF of the principal of (and interest, if any, on) all Outstanding New RIHF Junior Mortgage Notes, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Resorts Casino Hotel or additional hotels or casinos or related or ancillary businesses.



    The New RIHF Junior Mortgage Indenture also will provide that neither RIHF nor RIH will make any loans to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", (ii) loans by RIH to RIHF evidenced by the RIH Senior Facility Note, the RIH Promissory Note and the RIH Junior Promissory Note, and (iii) loans to RII from the proceeds of the Indebtedness represented by the Working Capital Facility; provided, however, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Resorts Casino Hotel or to engage in credit transactions in the operation of the Resorts Casino Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino/hotel.



    The New RIHF Junior Mortgage Indenture further will provide that RIHF will not engage in any business (and will not have any Subsidiaries) other than (i) to collect principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or guaranties made to the order of or otherwise in favor of RIHF, (ii) to preserve its rights under the New RIHF Junior Mortgage Note Indenture and the Mortgage Documents and otherwise to comply with its obligations thereunder and under the New RIHF Junior Mortgage Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the New RIHF Junior Mortgage Trust Estate, (iv) to preserve its rights under the New RIHF Mortgage Indenture and the Senior Mortgage Documents and otherwise to comply with its obligations thereunder and under the New RIHF Mortgage Notes, (v) to issue Indebtedness represented by the Working Capital Facility, (vi) to preserve its rights under the Working Capital Facility and otherwise comply with its obligations under the Working Capital Facility, (vii) to incur any other Indebtedness permitted under the New RIHF Junior Mortgage Note Indenture, (viii) to do all such acts and deeds necessary in connection with the Junior Mortgage Facility and the documents and instruments relating thereto and the Working Capital Facility and the documents and instruments relating thereto, (ix) to declare, issue and pay dividends on, or make any redemptions or repurchases of, RIHF's capital stock as contemplated by its Certificate of Incorporation (to the extent permitted by the New RIHF Junior Mortgage Indenture) and otherwise to comply with and perform the provisions of its Certificate of Incorporation and By-laws, and (x) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this paragraph. (SECTION 12.11).


    LIMITATION ON SUBSIDIARIES; CONSOLIDATED GROUP


    The New RIHF Junior Mortgage Indenture will provide that RIHF and RIH will not have any Subsidiaries except the Subsidiaries existing on the date of the New RIHF Junior Mortgage Note Indenture and Subsidiaries acquired by RIHF or RIH in transactions not prohibited by the other provisions of the New RIHF Junior Mortgage Indenture which are and shall at all times be wholly owned (directly or indirectly) by RIHF or RIH. (SECTION 12.12).

    LIMITATIONS ON LIENS


    The New RIHF Junior Mortgage Indenture will provide that neither RIHF nor RIH will create, incur, suffer to exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage Documents or any of the New RIHF Junior Mortgage Trust Estate, other than (a) Permitted Encumbrances on the New RIHF Junior Mortgage Trust Estate, (b) liens on the New RIHF Junior Mortgage Trust Estate in connection with Indebtedness permitted by clauses (i), (ii), (iii), (iv) or (v) of the first paragraph of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", and
(c) a building contract or notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH shall not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the RIH Junior Mortgage) or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in accordance with the provisions of Section 5.09 of the RIH Junior Mortgage to the extent the matters described in (a) and (b) do not constitute a default under any Ground Lease or Superior Mortgage (as defined in the RIH Junior Mortgage.) (SECTION 12.13).


    COMPLIANCE WITH LAWS


    The New RIHF Junior Mortgage Indenture will provide that each of RIHF and RIH will comply, and will cause each of its Subsidiaries to comply, with the Casino Control Act and all other applicable statutes (including, without limitation, ERISA), rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including, without limitation, the New RIHF Junior Mortgage Trust Estate, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations or financial condition of RIHF, RIH or their respective Subsidiaries. (SECTION 12.14).


    PAYMENT OF TAXES AND OTHER CLAIMS


    The New RIHF Junior Mortgage Indenture will provide that RIHF or RIH will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon RIHF, RIH or any of their respective Subsidiaries or upon the New RIHF Junior Mortgage Trust Estate or any portion thereof or upon the income, profits or property of RIHF, RIH or any of their respective Subsidiaries, and
(b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the New RIHF Junior Mortgage Trust Estate or upon any other property of RIHF, RIH or any of their respective Subsidiaries; provided, however, that RIHF and RIH shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) if adequate reserves therefor have been established in accordance with GAAP. (SECTION 12.15).


    MAINTENANCE OF PROPERTIES


    The New RIHF Junior Mortgage Indenture further will provide that each of RIHF and RIH will cause the Trust Estate and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of RIHF, RIH or such Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as in the reasonable judgment of the Board of Directors of RII may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. (SECTION 12.16).

    INSURANCE


    The New RIHF Junior Mortgage Indenture will provide that each of RIHF and RIH will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; provided, however, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located. (SECTION 12.17).


    WAIVER OF STAY, EXTENSION OR USURY LAWS


    The New RIHF Junior Mortgage Indenture will provide that each of RIHF and RIH (to the extent that it may lawfully do so) will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive RIHF or RIH from paying all or any portion of the principal of, or premium, if any, and interest on the New RIHF Junior Mortgage Notes or the RIH Junior Promissory Note or the RIH Junior Mortgage Guaranty, wherever and whenever enacted, or which may affect the covenants or the performance of the New RIHF Junior Mortgage Note Indenture or the RIH Junior Promissory Note or the RIH Junior Mortgage Guaranty; and (to the extent that it may lawfully do so) RIHF and RIH will expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the New RIHF Junior Mortgage Note Trustee in the New RIHF Junior Mortgage Indenture and in the Mortgage Documents, but will suffer and permit the execution of every such power as though no such law had been enacted. (SECTION 12.18).


    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES


    The New RIHF Junior Mortgage Indenture also will provide that each of RIHF and RIH will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RIHF or RIH, unless (a) such transaction is upon fair and reasonable terms which are no less favorable to RIHF or such Subsidiary, as the case may be, than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns directly or indirectly a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of RIHF, RIH or such Subsidiary as applicable; provided, however, that this provision shall not apply to (A) any agreements, documents, instruments or transactions entered into in connection with the RIHF Senior Facility Notes, (B) the Services Agreement,
(C) the RII Management Contract, or (D) the RII Tax Sharing Agreement. (SECTION 12.21).


EVENTS OF DEFAULT


    The following events will constitute "Events of Default" under the New RIHF Junior Mortgage Indenture:


    (a) default in the payment of any interest upon any New RIHF Junior Mortgage Note when such interest becomes due and payable and continuance of such default (the deposit with the New RIHF Junior Mortgage Note Trustee of funds sufficient to make such interest payment in full being deemed to cure any such default) for a period of ten days;

    (b) default in the payment of all or any portion of the principal of any New RIHF Junior Mortgage Note at its Maturity;


    (c) default in the performance or breach, of any covenant of RIHF or RIH in the New RIHF Junior Mortgage Indenture (other than a covenant a default in the performance or breach of which specifically dealt with in this paragraph or one of the other clauses set forth herein), the Assignment Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment Agreement or the applicable Mortgage Document, as the case may be), and (other than with respect to the covenants described in "Covenants -- Limitation on Dividends and Restricted Payments", "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes", "Covenants -- Limitation on Repayment of Subordinated Indebtedness", "Covenants -- Limitation on Certain Transactions", "Covenants -- Restriction of
       Activities", "Covenants -- Limitation on Liens" and "Covenants -- Transactions with Stockholders and Affiliates") after there has been given (i) to RIHF by the New RIHF Junior Mortgage Note Trustee, or (ii) to RIHF and the New RIHF Junior Mortgage Note Trustee by the Holders of at least 25% in Outstanding Amount of the Outstanding New RIHF Junior Mortgage Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; provided, however, that, if such default or breach is of a covenant set forth in certain specified provisions of the New RIHF Junior Mortgage Indenture, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then, under certain circumstances, such period shall be extended for such further period of time (up to a maximum of 60 days) as may reasonably be required to cure such default or breach;


    (d) a proceeding or case shall be commenced, without the application or consent of RIHF or RIH, in any court of competent jurisdiction, seeking
       (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of RIHF or RIH or of all or any substantial part of its assets, or (iii) similar relief in respect of RIHF or RIH under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days;


    (e) the commencement by RIHF or RIH of a voluntary case under the federal bankruptcy laws or any other applicable federal or state law, or the consent or acquiescence by any of them to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of RIHF or RIH or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of action by RIHF or RIH in furtherance of any such action;


    (f) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Resorts Casino Hotel for a period of more than 90 consecutive days;


    (g) (i) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness (other than the Indebtedness represented by the Working Capital Facility and the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000), which default results in the acceleration of the maturity of any such Indebtedness under the evidence of indebtedness, indenture or other instrument governing such
       Indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument and in each case resulting in rescission of such acceleration thereunder, then the Event of Default under the New RIHF Junior Note Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (ii) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility, the effect of which default (after the expiration of any applicable notice or grace periods) is to permit the holder or holders of any such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000 (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of the maturity of such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such evidence of indebtedness, indenture or other instrument (and, if such default resulted in the acceleration of the maturity of such Indebtedness, such acceleration shall have been rescinded thereunder), then the Event of Default under the New RIHF Junior Mortgage Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (iii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIHF, RIH or the New RIHF Junior Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) following the date on which such judgment becomes a lien against the New RIHF Junior Mortgage Trust Estate or any part thereof (unless the lawsuit in question was commenced without effective service of process upon either RIHF or RIH in which case such 30-day period shall not commence until RIHF or RIH receives notice of such final judgment); or (iv) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against RIHF, RIH or the New RIHF Junior Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment; or (v) the existence of a final judgment of a court of competent jurisdiction, regardless of amount, against RIHF, RIH or the New RIHF Junior Mortgage Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the New RIHF Junior Mortgage Trust Estate or any part thereof senior to the lien of the RIH Junior Mortgage;



    (h) default in the performance, or breach, of any covenant of RIHF or RIH in connection with the provisions described in "Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets";


    (i) the existence of a judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIH regarding the CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgement); or


    (j) if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; provided, however, that no Event of Default or Default will be deemed to exist under the New RIHF Junior Mortgage Indenture with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liability is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; provided, further, however, that this paragraph shall not apply to amounts due with respect to any period during which neither RIHF, RIH nor any of their Subsidiaries is included in RII's consolidated group for Federal income tax purposes. (SECTION 7.01);

    If an Event of Default (other than one referred to in clause (d) or (e) above) occurs and is continuing, then and in every such case the New RIHF Junior Mortgage Note Trustee or the Holders of not less than 25% in Outstanding Amount of the New RIHF Junior Mortgage Notes Outstanding may declare the Outstanding Amount of all the New RIHF Junior Mortgage Notes to be due and payable immediately, by a notice in writing to RIHF (and to the New RIHF Junior Mortgage Note Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable. If an Event of Default referred to in clause (d) or (e) above occurs, then the Outstanding Amount of all the New RIHF Junior Mortgage Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which will be expressly waived by RIHF. (SECTION 7.02).



    At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any New RIHF Junior Mortgage Notes has been obtained by the New RIHF Junior Mortgage Note Trustee, the Holders of a majority in Outstanding Amount of the New RIHF Junior Mortgage Notes may, by written notice to RIHF and the New RIHF Junior Mortgage Note Trustee, rescind and annul such declaration and its consequences if: (a) RIHF has deposited with the New RIHF Junior Mortgage Note Trustee a sum sufficient to pay (1) all overdue installments of interest on all New RIHF Junior Mortgage Notes, (2) the principal of any New RIHF Junior Mortgage Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the New RIHF Junior Mortgage Notes, and
(3) all sums paid or advanced by the New RIHF Junior Mortgage Note Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the New RIHF Junior Mortgage Note Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the Outstanding Amount of the New RIHF Junior Mortgage Notes which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the New RIHF Junior Mortgage Indenture. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon. (SECTION 7.02).


LIMITATION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE OF PROPERTY AND ASSETS


    Neither RIHF nor RIH shall consolidate, combine or merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into RIHF or RIH, as the case may be; and neither RIHF with respect to its assets nor RIH with respect to the New RIHF Junior Mortgage Trust Estate shall sell, assign, convey or transfer its interest in such assets or the New RIHF Junior Mortgage Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained in the New RIHF Junior Mortgage Indenture (including the proviso at the end of this sentence), but subject to the provisions of the RIH Junior Mortgage regarding dispositions of the New RIHF Junior Mortgage Trust Estate, neither RIHF with respect to its assets nor RIH with respect to the New RIHF Junior Mortgage Trust Estate may sell, assign, convey or transfer such assets or the new RIHF Junior Mortgage Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or group of persons in one transaction or a series of related transactions, or permit any other Person or group of persons to convey or transfer all or substantially all of its assets, subject to liabilities other than DE MINIMIS liabilities, to RIHF or RIH; and RIHF and RIH shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in RIHF or RIH, as the case may be (each such transaction referred to as a "Combination Transaction"); provided, however, that
(i) RIHF may engage in a Combination Transaction in which the only other party or parties is RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH, and (ii) RIHF or RIH may engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination Transaction: (a) immediately following such Combination Transaction, (1) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements, including holding all permits, required for the normal operation of the business of owning and operating the Resorts Casino Hotel, and (2) RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Resorts Casino Hotel one or more Persons that are, experienced in the operation and management of casino hotels; (b) in the event RIHF or RIH shall consolidate, combine or merge with or into another Person or sell, assign, convey or transfer its interest in its assets or in the New RIHF Junior Mortgage Trust Estate, as the case may be, substantially as an entirety (but not less than substantially as an entirety) to another Person in one transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the New RIHF Junior Mortgage Trust Estate are conveyed or transferred, (1) shall be organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; (2) shall expressly assume, by an indenture supplemental to the New RIHF Junior Mortgage Indenture, executed and delivered to the New RIHF Junior Mortgage Note Trustee, the performance and observance of every covenant, obligation and condition of the New RIHF Junior Mortgage Indenture to be performed or observed by RIHF or RIH, whichever the case may be; (3) shall expressly assume, by an instrument executed and delivered to the New RIHF Junior Mortgage Note Trustee, the performance of every covenant, obligation and condition of the Mortgage Documents and the Assignment Agreement to be performed by RIHF or RIH, whichever the case may be; (4) immediately after giving effect to such transaction could incur at least $1.00 of additional Indebtedness under the covenant described in "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes"; (c) immediately after giving effect to such transaction, no Event of Default, or Default under the New RIHF Junior Mortgage Indenture or under the RIH Junior Mortgage, shall have occurred and be continuing; (d) such Combination Transaction shall be on such terms as shall not impair the lien and security and priority of the New RIHF Junior Mortgage Indenture or of the Mortgage Documents or of the Assignment Agreement and the rights and powers of the New RIHF Junior Mortgage Note Trustee and the Holders of the New RIHF Junior Mortgage Notes thereunder; and (e) RIHF or RIH, as the case may be, shall have delivered to the New RIHF Junior Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such Combination Transaction and such supplemental indenture comply with the provisions of Article Ten of the New RIHF Junior Mortgage Indenture and that all conditions precedent provided for in the New RIHF Junior Mortgage Indenture relating to such transaction have been complied with. (SECTION 10.01).



    Except as otherwise expressly permitted by the RIH Junior Mortgage and the New RIHF Junior Mortgage Indenture, neither RIHF nor RIH shall sell, assign, lease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of RIHF or the New RIHF Junior Mortgage Trust Estate or any interest therein (including without limitation any interest in the Ground Leases). Without limiting the generality of the foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Resorts Casino Hotel or any part thereof. (SECTION 10.04).


    The foregoing limitations on consolidation, merger, conveyance, transfer or lease of property and assets shall not apply in connection with an RIH Sale. (SECTION 10.05).

DISCHARGE OF NEW RIHF JUNIOR MORTGAGE NOTE INDENTURE


    RIHF may terminate substantially all obligations under the New RIHF Junior Mortgage Indenture at any time by delivering all outstanding New RIHF Junior Mortgage Notes to the New RIHF Junior Mortgage Note Trustee for cancellation and paying any other sums payable under the New RIHF Junior Mortgage Indenture. (ARTICLE FIVE).


MODIFICATION OF INDENTURE


    From time to time, the parties to the New RIHF Junior Mortgage Indenture, without the consent of the Holders of the New RIHF Junior Mortgage Notes, may enter into one or more supplemental indentures for certain specified purposes, including curing ambiguities, defects or inconsistencies, provided such action does not adversely affect the rights of any Holder. (SECTION 11.01). Modifications, changes and amendments to the New RIHF Junior Mortgage Indenture also may be made by the parties thereto with the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the New RIHF Junior Mortgage Notes
then Outstanding, except that without the consent of the Holder of each New RIHF Junior Mortgage Note affected, no such modification or alteration may (i) change the stated maturity of the principal of, or any installment of interest on, any New RIHF Junior Mortgage Note, or reduce the principal amount thereof or the premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any New RIHF Junior Mortgage Note, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in Outstanding amount of the New RIHF Junior Mortgage Notes, the consent of whose Holders is required for any amendment, supplement or waiver,
(iii) modify or alter the provisions of the proviso of the definition of the term "Outstanding", (iv) modify any of the provisions described in this paragraph or, with certain exceptions, the provisions of the New RIH Junior Mortgage Indenture regarding waiver of default, or (v) permit the creation of any lien ranking prior to the lien of the RIH Junior Mortgage (except for such liens expressly permitted pursuant to the covenant described under "Covenants -- Limitations on Liens"). In addition, the Holders of 66 2/3% in aggregate principal amount of the New RIHF Mortgage Notes must consent to any amendment of the New RIHF Junior Mortgage Note Indenture allowing for the redemption of the New RIHF Junior Mortgage Notes prior to the fifth anniversary of the Effective Date unless such redemption is in connection with an RIH Sale. (SECTION 11.02).


TRUSTEE


    The New RIHF Junior Mortgage Note Trustee may require reasonable indemnity before exercising any of its rights or powers under the New RIHF Junior Mortgage Indenture. (SECTION 8.05).


REPORTS TO HOLDERS


    RIH will furnish or cause to be furnished to the New RIHF Junior Mortgage Note Trustee, within 105 days after each fiscal year of RIH: (i) a copy of annual audited financial statements of RIH prepared in conformity with GAAP, accompanied by a report of Ernst & Young or of another firm of independent certified public accountants of recognized national standing selected by RIH
(the "National Accountants"), together with a certificate from such National Accountants stating that their audit examination has included a review of the terms of the New RIHF Junior Mortgage Indenture and that the National Accountants have not become aware of any Event of Default or that a Default has occurred and is continuing, and if they have become aware of any such Event of Default or Default, describing it; provided, however, that the National Accountants will not be liable to any Person for any failure to discover any Event of Default in connection with such review; and (ii) a copy of annual unaudited financial statements of RIH, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in an Annual Report on Form 10-K under the Exchange Act, prepared in the same manner as the audited financial statements referred to in clause (i) above, signed by a proper accounting officer of RIH. RIH contemporaneously with the furnishing of such audited financial statements to the New RIHF Junior Mortgage Note Trustee under clause (i) of this paragraph, RIH will mail copies of such audited financial statements to the Holders (which need not include the certificate referred to in clause (i) above).


    RIH also will furnish or cause to be furnished to the New RIHF Junior Mortgage Note Trustee, within 60 days after each quarter of each fiscal year of RIH, except the final quarter of such fiscal year, a copy of unaudited financial statements of RIH prepared on a consistent basis with the audited financial statements referred to in clause (i) of the paragraph above, signed by a proper accounting officer of RIH and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in a Quarterly Report on Form 10-Q under the Exchange Act. RIH contemporaneously with the furnishing of such unaudited financial statements to the New RIHF Mortgage Note Trustee, RIH shall mail copies of such unaudited financial statements to the Holders (which need not be signed by a proper accounting officer of RIH).

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    RIH  will furnish or  cause to be  furnished to the  New RIH Junior Mortgage
Note Trustee, contemporaneously with the furnishing of a copy of the annual financial statements and of the quarterly financial statements referred to above, an Officers' Certificate dated the date of such annual financial statement or such quarterly financial statements to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.

    RIH will furnish or cause to be furnished to the New RIHF Junior Mortgage Note Trustee, copies of each filing and report made by RIH or RIHF with the Commission pursuant to the reporting and filing requirements of Section 13 or 15(d) or the Exchange Act, within 15 days after RIH or RIHF, as applicable, is required to file the same.


    Pursuant to the New RIHF Junior Mortgage Indenture, if RIH becomes exempt from the Commission reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, RIH will prepare such periodic reports as it would otherwise have been required to file with the Commission and (i) at its own expense, cause all such periodic reports to be filed with the Commission, the New RIHF Junior Mortgage Note Trustee and any exchange upon which the New RIHF Junior Mortgage Notes then are listed, in each case on the date when such periodic report would have been required to be filed with the Commission under Section 13 or 15(d) of the Exchange Act, if either or such provisions were applicable, and (ii) keep copies of such periodic reports available at its office and promptly provide any Person who so requests with a copy of any such periodic report, at RIHF's expense.


    Each of RIHF and RIH shall comply with the provisions of Section 314(a) of the Trust Indenture Act.


    RIHF will deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default (but in no event later than five business days thereafter) in the performance of any covenant or agreement of RIHF contained in the New RIHF Junior Mortgage Indenture or any of the Mortgage Documents, an Officers' Certificate specifying with particularity such event. (SECTION 12.06).


CERTAIN DEFINITIONS


    "ADDITIONAL NEW RIHF JUNIOR MORTGAGE NOTES" means additional New RIHF Junior Mortgage Notes issued in payment of interest accrued on outstanding New RIHF Junior Mortgage Notes pursuant to Section 3.11 of the New RIHF Junior Mortgage Indenture.


    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED, HOWEVER, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to RIHF or RIH, any of Fidelity Management & Research Company, TCW Special Credits or funds or accounts managed or advised by either of them.

    "AFTER-ACQUIRED FEE MORTGAGE DEBT" means any Indebtedness secured by an After-Acquired Fee Mortgage.

    "AFTER-ACQUIRED FEE MORTGAGE" has the meaning stated in Section 2.07 of the RIH Junior Mortgage.


    "ASSIGNMENT AGREEMENT" means the Assignment of Agreements providing for the assignment of the RIH Junior Promissory Note, the RIH Junior Mortgage and certain of the other Mortgage Documents securing the RIH Junior Promissory Note to the New RIHF Junior Mortgage Note Trustee by RIHF, and acknowledgment thereof by RIH, a copy of which is attached to the New RIHF Junior Mortgage Indenture as Exhibit B.


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
    "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.


    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, an amount equal to the sum of (i) the Consolidated Net Income of such Person for such period determined in accordance with GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such consolidated net income (or loss) in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) CRDA Deposits made during such period.



    "CONSOLIDATED INTEREST CHARGES" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH Promissory
Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (c) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), whether payable in cash or in-kind (and with respect to RIH, including, without limitation, the interest paid or accrued (without duplication) on (i) the RIH Promissory Note, (ii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any Working Capital Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.


    "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated Subsidiaries for such period.


    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, plus (a) non-cash charges arising from Federal and state taxes based upon or measured by income, minus (b) non-cash Federal and state tax benefits based upon or measured by income.


    "CRDA DEPOSITS" means (a) the quarterly deposits made by RIH to the Casino Reinvestment Development Authority in an amount equal to 1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.

    "CRDA DISPUTE" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development Authority regarding CRDA Deposits and New Jersey Casino Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.

    "DEFAULT" means the occurrence and continuance of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default.

    "F, F&E FINANCING AGREEMENT" means a purchase money lien upon any Tangible Personal Property (as defined in the RIH Junior Mortgage) and other items constituting Operating Assets (as defined in the RIH Junior Mortgage), such as computer software, which are financed, purchased or leased by RIH, provided that, with certain exceptions, the principal amount of the indebtedness secured by such lien shall not exceed 85% of the cost to RIH of such property at the time of acquisition.


    "GUARANTY" means the RIH Junior Guaranty as set forth in Article Four of the New RIHF Junior Mortgage Indenture.

    "HOLDER" means a Person in whose name a New RIHF Junior Mortgage Note is registered.


    "INDEBTEDNESS" means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (d) any Capitalized Lease Obligations (other than, with respect to RIH or RIHF, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including without limitation every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the Holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The term "INDEBTEDNESS" does not include: (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by RIHF to RIH or any of their Subsidiaries, by RIH to RIHF or any of their Subsidiaries or by any such Subsidiary to RIH, RIHF or any other such Subsidiary (including without limitation the RIH Promissory Note and the RIH Junior Promissory Note); (2) the RIH Mortgage Guaranty, the RIH Junior Mortgage Guaranty, and any Working Capital Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes or the CRDA Deposits; and (4) any payments required to be made by RIHF or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services Agreement.



    "JUNIOR MORTGAGE FACILITY" means the New RIHF Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or RIHF providing for the making of loans to RIH or RIHF on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or RIHF, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount outstanding at any time up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the New RIHF Junior Mortgage Note Indenture. The liens, if any, securing the Junior Mortgage Facility shall be PARI PASSU with the lien of the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "Junior Mortgage Facility" does not include the RIH Junior Mortgage Guaranty.



    "MORTGAGE DOCUMENTS" means (a) the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Junior Promissory Note, an Assignment of Leases and Rents and an Assignment of Operating Assets each dated as of the date of the New RIHF Junior Mortgage Indenture and any other security document to which either RIH or RIHF is a party relating to the New RIHF Junior Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage or the Assignment Agreement, and (b) any mortgage, deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or RIHF is a party relating to the Junior Mortgage Facility.


    "NON-RECOURSE INDEBTEDNESS" means indebtedness incurred in connection with the acquisition, purchase, improvement or development of property or assets (other than the New RIHF Junior Mortgage Trust Estate) used by RIHF, RIH or any Subsidiary of RIH or RIHF to engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, RIHF or any Subsidiary of RIH or RIHF or the New RIHF Junior Mortgage Trust Estate for such indebtedness.

    "OUTSTANDING" when used with respect to New RIHF Junior Mortgage Notes means, as of the date of determination, all New RIHF Junior Mortgage Notes theretofore authenticated and delivered under this Indenture, except:

        (a) New RIHF Junior Mortgage Notes theretofore canceled by the New RIHF Junior Mortgage Note Trustee or delivered to the New RIHF Junior Mortgage Note Trustee for cancellation;

        (b) New RIHF Junior Mortgage Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the New RIHF Junior Mortgage Note Trustee or any Paying Agent in trust for the Holders of such New RIHF Junior Mortgage Notes;


        (c) New RIHF Junior Mortgage Notes in exchange for or in lieu of which other New RIHF Junior Mortgage Notes have been authenticated and delivered under the New RIHF Junior Mortgage Indenture; and



        (d) New RIHF Junior Mortgage Notes alleged to have been destroyed, lost or stolen which have been paid as provided in Section 3.06 of the New RIHF Junior Mortgage Indenture;


PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of New RIHF Junior Mortgage Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, New RIHF Junior Mortgage Notes owned by RIHF or any other obligor upon the New RIHF Junior Mortgage Notes or any Affiliate of RIHF or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the New RIHF Junior Mortgage Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only New RIHF Junior Mortgage Notes which the New RIHF Junior Mortgage Note Trustee actually knows to be so owned shall be so disregarded.

    "OUTSTANDING AMOUNT" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.

    "RESTRICTED PAYMENT" means (a) any declaration or payment of any dividend or the making of any distribution to Holders of capital stock of RIH or RIHF or any Subsidiary of RIH or RIHF in respect of such capital stock (other than to RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RIH or RIHF or any Subsidiary of RIH or RIHF (other than purchases, redemptions, acquisitions or retirement solely from RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF); PROVIDED, HOWEVER, that any such purchase, redemption or other acquisition or retirement that is required by the Casino Control Commission or under the Casino Control Act shall not constitute a Restricted Payment. The term "Restricted Payment" also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the Working Capital Facility.


    "RIH SALE" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the New RIHF Junior Mortgage Note Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of RII; provided, however, that any of the transactions described in clauses (a), (b) and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: RIHF or any wholly owned direct or indirect subsidiary of RIH or RIHF; and provided, further, however, that


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
notwithstanding any other provision of this definition, if the primary effect of any of the aforesaid transactions is the redemption of the New RIHF Junior Mortgage Notes, then such transaction shall not be considered to be a RIH Sale.

    "RII MANAGEMENT CONTRACT means the Interim Management Agreement.


    "RII TAX SHARING AGREEMENT" means the Tax Sharing Agreement between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments actually made by RII in respect of any Federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; provided, however, that RIH shall not be required to reimburse RII for cash payments in respect of Federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the consummation of the Plan, including but not limited to the transfer of the stock of RIB and the assets of the U.S. Paradise Island Subsidiaries, and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to reimburse RII.



    "SENIOR MORTGAGE DOCUMENTS" means the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Promissory Note, the Senior Assignment of Leases and Rents and any other security document to which either RIH or RIHF is a party relating to the New RIHF Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Mortgage, the RIH Guaranty Mortgage or the Senior Assignment Agreement.


    "SUBSIDIARY" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.


    "WORKING CAPITAL FACILITY" means the RIHF Senior Facility (and the RIHF Senior Facility Notes issued thereunder) and any other secured or unsecured facility or facilities entered into by RIH and/or RIHF providing for the making of working capital loans to RIH or RIHF (with RIH, RII and/or GRI as a guarantor thereunder) on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH, RIHF or RII, as such agreement may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $20,000,000; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the New RIHF Junior Mortgage Indenture. The liens, if any, securing the Working Capital Facility may be senior to the lien of the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Senior Mortgage and the RIH Senior Guaranty Mortgage. The term "Working Capital Facility" does not include the Working Capital Facility Guaranty.


                   DESCRIPTION OF RIHF SENIOR FACILITY NOTES

GENERAL


    The RIHF Senior Facility Notes, if issued, will be issued pursuant to the RIHF Senior Facility and the RIHF Senior Facility Note Indenture among RIHF, RIH, RII and perhaps GRI and a trustee to be named prior to the Effective Date (the "RIHF Senior Facility Trustee"). The RIHF Senior Facility Notes will be secured senior obligations of RIHF in the aggregate principal amount of $20,000,000. The RIHF Senior Facility Notes will mature on July 15, 2002.



    As part of the implementation of the Restructuring and prior to the commencement of the Solicitation, various funds that hold Old Series Notes and are advised and managed by Fidelity, will deliver a commitment letter to the effect that they will enter into the RIHF Senior Facility on the Effective Date. The RIHF Senior Facility will allow RIHF to borrow up to $20,000,000 through the issuance of RIHF Senior Facility Notes. Any amount borrowed by RIHF under the RIHF Senior

Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions for working capital and general corporate purposes. Acceptances of the Plan by the holders of Old Series Notes and the entry of the Confirmation Order will constitute the approval of and consent by the holders of the Old Series Notes to the transfer to and use by RIH and RII of the proceeds from the RIHF Senior Facility Notes. The RIHF Senior Facility will be available for a single borrowing for a period of one year from the Effective Date, provided that the public resale of the RIHF Senior Facility Notes by purchasers upon a resale is registered under the Securities Act, and the RIHF Senior Facility Note Indenture has been qualified under the TIA, among other conditions. The RIHF Senior Facility Notes and the RIH Senior Facility Guaranty are not included among the securities registered under the Registration Statement, nor has the RIHF Senior Facility Note Indenture yet been qualified under the TIA. Any public offering of the RIHF Senior Facility Notes and RIH Senior Facility Guaranty will be made only by means of a prospectus pursuant to a separate registration statement to be filed by RIHF, RIH, RII and GRI under the Securities Act. Information concerning the RIHF Senior Facility is included in this Information Statement/Prospectus because the execution of the RIHF Senior Facility Indenture and related documents and instruments is a condition precedent to the consummation of the Plan.



RANKING


    Although the RIHF Senior Facility Notes are not contractually senior to the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes as to priority of payment, the lien securing payment of the RIHF Senior Facility Notes will be senior to the liens securing payment of the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, and the RIHF Senior Facility Notes therefore are structurally senior to the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes.



    The RIH Senior Facility Mortgage will be senior to the liens on the Resorts Casino Hotel securing payment of the RIH Promissory Note, the RIH Mortgage Guaranty, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty.


INTEREST

    Interest on the RIHF Senior Facility Notes will accrue from and after their date of original issuance at a rate of 11% per year. Interest is payable semi-annually on January 15 and July 15 in each year to holders of record at the close of business on the first day of the month in which the interest payment date occurs.

SINKING FUND REQUIREMENTS

    None.

MANDATORY REDEMPTION


    In the event of an RIH Sale, all the RIHF Senior Facility Notes shall be redeemed by RIHF (a) at 103% of their principal amount plus accrued interest to the Redemption Date, if redeemed on or prior to the third anniversary of the date of issuance, and (b) at 100% of their principal amount plus accrued interest to the Redemption Date, if redeemed after the third anniversary of the date of issuance; provided, however, that such obligation of RIHF to redeem the RIHF Senior Facility Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66 2/3% in Outstanding Amount of the Outstanding RIHF Senior Facility Notes have consented to such proposed RIH Sale.


OPTIONAL REDEMPTION

    The RIHF Senior Facility Notes will be redeemable at any time in whole, or from time to time in part, at the election of RIHF, at a redemption price of 103% of their principal amount plus accrued interest to the Redemption Date during the first three years after the issuance and at a redemption price of 100% of their principal amount plus accrued interest to the Redemption Date thereafter.

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
LIMITATION ON OPEN-MARKET PURCHASES


    The RIHF Senior Facility Indenture provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, repurchase any RIHF Senior Facility Notes in the open market if an Event of Default has occurred and is continuing under the RIHF Senior Facility Indenture, the New RIHF Mortgage Indenture or the New RIHF Junior Mortgage Indenture. Similar restrictions may apply to RII, subject to negotiations between the parties to the Senior Facility Indenture.


CASINO CONTROL ACT REGULATION


    Any borrowings under the RIHF Senior Facility will be subject to the prior approval of the Casino Control Commission as to amount and use of proceeds. In addition, the RIHF Senior Facility Notes will be subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey".


INTERCREDITOR AGREEMENT

    See "Description of New RIHF Mortgage Notes -- Intercreditor Agreement".

COLLATERAL

    GENERAL

    The RIHF Senior Facility Notes will be secured by the RIHF Senior Facility Trust Estate pursuant to the Mortgage Documents described below.


    The "RIHF Senior Facility Trust Estate" will consist of an assignment by RIHF to the RIHF Senior Facility Trustee for the benefit of the holders of the RIHF Senior Facility Notes, of the RIH Senior Facility Note issued by RIH to RIHF on the date of the issuance of the RIHF Senior Facility Notes, to evidence the loan by RIHF to RIH of the proceeds thereof, in a principal amount equal to the aggregate principal amount of the RIHF Senior Facility Notes, and payable in amounts and at times necessary to pay the principal of and interest on the RIHF Senior Facility Notes, which note will be secured by a lien on the Resorts Casino Hotel, consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon, all rents, issues and profits derived therefrom and certain tangible and intangible personal property located on, or used in connection with, the operation of the Resorts Casino Hotel, comprising the Trust Estate encumbered pursuant to an indenture of mortgage, an assignment of leases and rents and a security agreement (collectively, the "RIH Senior Facility Mortgage") between RIH, as mortgagor, and RIHF, as mortgagee, securing the RIH Senior Facility Note.



    In addition, the Pledged Shares will secure the RIHF Senior Facility Notes pursuant to and in accordance with the Pledge Agreements.


    THE RIH SENIOR FACILITY MORTGAGE


    The RIH Senior Facility Mortgage creates a mortgage lien and security interest (senior to the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage) in the Resorts Casino Hotel.



RELEASE OF COLLATERAL



    No portion of the RIHF Senior Facility Trust Estate may be released, nor may the liens of the RIHF Senior Facility Note Trustee with respect to the stock of RIH, RIHF and GRI be released, without the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the RIHF Senior Facility Notes then Outstanding. Section 2.02 of the RIH Senior Facility Mortgage will provide that, unless an Event of Default shall have occurred and be continuing, RIH may sell or dispose of certain elements of the Resorts Casino Hotel which may have become obsolete or unfit for use or which are no longer necessary in the conduct of its businesses.


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
LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

    GENERAL

    If there is an Event of Default under the RIHF Senior Facility, the RIHF Senior Facility Note Indenture or the RIH Senior Facility Mortgage, the RIHF Senior Facility Trustee, subject to the requirements of the Casino Control Act, may enforce the rights and remedies arising under the RIH Senior Facility Mortgage. The net amount realized in any foreclosure sale for the benefit of holders of the RIHF Senior Facility Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests and certain costs, taxes and other items.


GUARANTY



    RIH and RII each will guaranty payment of principal of and interest on the RIHF Senior Facility Notes pursuant to the RIH Senior Facility Guaranty. The RIH Senior Facility Guaranty will be secured by the RIH Senior Facility Guaranty Mortgage, which creates a mortgage lien in the Resorts Casino Hotel (senior to the RIH Mortgage, the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage and PARI PASSU with the lien of the RIH Senior Facility Mortgage). The RII Senior Facility Guaranty will be secured by the RII Pledge Agreement.


PAYMENT OF NET PROCEEDS FROM ASSET SALES

    None.


COVENANTS



    CORPORATE EXISTENCE


    Subject to the provisions described under "Limitations on Merger, Consolidation, Transfer or Lease of Property and Assets", the RIHF Senior Facility Indenture will provide that each of RIHF, RIH and RII will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of RIHF, RIH and RII and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their respective businesses, including without limitation all licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the Resorts Casino Hotel; provided, however, that (i) any direct or indirect wholly owned Subsidiary of RIH may consolidate with, merge into or transfer or distribute all or part of its properties and assets to RIH or RIHF or as otherwise provided in Section 10.01 of the RIHF Senior Facility Indenture; and
(ii) GRI may merge with or into RII or RIH if, following any such merger, RII assumes the obligations of GRI under the GRI Pledge Agreement with respect to the capital stock of RIH pledged pursuant thereto.



    LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF NOTES


    The RIHF Senior Facility Indenture will provide that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including without limitation through any merger or consolidation to which RIHF, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding (on a consolidated basis), any Indebtedness other than, without duplication, the following:



        (i)_Indebtedness represented by the RIHF Senior Facility Notes, the RIHF Senior Facility Guaranty and the RIH Senior Facility Note;



        (ii)_Indebtedness represented by the New RIHF Mortgage Notes, the RIH Promissory Note and the RIH Mortgage Guaranty;



       (iii)_Indebtedness represented by the Junior Mortgage Facility, the RIH Junior Promissory Note and the RIH Junior Mortgage Guaranty;


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

       (iv)_Indebtedness represented by Capitalized Lease Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;



        (v)_Indebtedness represented by F, F&E Financing Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;



       (vi)_unsecured Indebtedness in an amount not in excess of $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the New RIHF Junior Mortgage Notes at least to the extent set forth in certain subordination provisions attached to the RIHF Senior Facility Indenture and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the stated maturity of the New RIHF Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the New RIHF Junior Mortgage Notes was not paid in cash;



       (vii)_Non-Recourse Indebtedness in an amount not in excess of $25,000,000 in the aggregate at any time outstanding;



      (viii)_After-Acquired Fee Mortgage Debt in an amount not in excess of $3,000,000 in the aggregate at any time outstanding; and



       (ix)_Intercompany advances between RIH, RIHF or any of their direct or indirect Subsidiaries, on the one hand, and RII, on the other hand, not in excess of $1,000,000 in the aggregate at any time outstanding or advances from RIH to RII of proceeds received by it from the RIHF Senior Facility Notes in accordance with the RIHF Senior Facility Indenture.



    The RIHF Senior Facility Indenture also will provide that RIHF and RIH will not permit any of their respective Subsidiaries to issue (other than to RIHF, RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH) any capital stock which has voting rights or has a preference as to any distribution over its common stock.



    LIMITATION ON REPAYMENT OF SUBORDINATED INDEBTEDNESS


    The RIHF Senior Facility Indenture will provide that neither RIHF nor RIH will, and neither RIHF nor RIH will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease (including, but not limited to, in substance or legal defeasance) or otherwise acquire or retire for value prior to the stated maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of RIHF, RIH or any Subsidiary of RIHF or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment or with respect to collateral to the RIHF Senior Facility Notes; provided, however, that the provisions of this paragraph shall not apply with respect to the Indebtedness incurred pursuant to the Junior Mortgage Facility.



    LIMITATION ON CERTAIN TRANSACTIONS


    The RIHF Senior Facility Indenture also will provide that each of RIHF and RIH will not, and will not permit any Subsidiary to, repurchase any RIHF Senior Facility Notes in the open market if an Event of Default shall have occurred and shall be continuing under the RIHF Senior Facility Indenture, under the New RIHF Mortgage Indenture or under the New RIHF Junior Mortgage Indenture. Similar restrictions may apply to RII, subject to negotiations between the parties to the RIHF Senior Facility Indenture.



    RESTRICTION OF ACTIVITIES


    The RIHF Senior Facility Indenture will provide that RIH will not, until the date that is 91 days after the payment in full by RIHF of the principal of (and interest or premium, if any, on) all Outstanding RIHF Senior Facility Notes, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Resorts Casino Hotel or additional hotels or casinos or related or ancillary businesses, or those related to the casino, gaming, hospitality, entertainment, media, or subject to negotiation between the parties to the RIHF Senior Facility Indenture, real estate or education businesses or any activities related or ancillary to such businesses.



    The RIHF Senior Facility Indenture also will provide that neither RIHF nor RIH shall make any loans to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) or (x) of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", (ii) loans by RIH to RIHF evidenced by the RIH Senior Facility Note, the RIH Promissory Note and the RIH Junior Promissory Note, and (iii) loans to RII from the proceeds of the Indebtedness represented by the RIHF Senior Facility Notes; provided, however, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Resorts Casino Hotel or to engage in credit transactions in the operation of the Resorts Casino Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino/hotel.



    The RIHF Senior Facility Indenture further will provide that RIHF will not engage in any business (and shall not have any Subsidiaries) other than (i) to collect principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or guaranties made to the order of or otherwise in favor of RIHF, (ii) to preserve its rights under the RIHF Senior Facility Indenture and the Mortgage Documents and otherwise to comply with its obligations thereunder and under the RIHF Senior Facility Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the RIHF Senior Facility Trust Estate, (iv) to preserve its rights under the New RIHF Mortgage Indenture, the New RIHF Junior Mortgage Indenture and the Mortgage Documents defined therein and otherwise to comply with its obligations thereunder and under the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes, (v) to issue the Indebtedness represented by any other Junior Mortgage Facility, (vi) to issue Indebtedness represented by the RIHF Senior Facility, (vii) to incur any other Indebtedness permitted under the RIHF Senior Facility Indenture, (viii) to do all such acts and deeds necessary in connection with the Junior Mortgage Facility and the documents and instruments relating thereto,(ix) to declare, issue and pay dividends on, or make any redemptions or repurchases of, RIHF's capital stock as contemplated by its Certificate of Incorporation (to the extent permitted hereby) and otherwise to comply with and perform the provisions of its Certificate of Incorporation and By-laws, and (x) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this paragraph.



    LIMITATION ON SUBSIDIARIES CONSOLIDATED GROUP


    The RIHF Senior Facility Indenture will provide that RIHF and RIH will not have any Subsidiaries except the Subsidiaries existing on the date of the RIHF Senior Facility Indenture and Subsidiaries acquired by RIHF or RIH in transactions not prohibited by the other provisions of the RIHF Senior Facility Indenture which are and shall at all times be wholly owned (directly or indirectly) by RIHF or RIH.



    LIMITATIONS ON LIENS


    The RIHF Senior Facility Indenture will provide that neither RIHF nor RIH will create, incur, suffer to exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage Documents or any of the RIHF Senior Facility Trust Estate, other than (a) Permitted Encumbrances on the RIHF Senior Facility Trust Estate, (b) liens on the RIHF Senior Facility Trust Estate in connection with Indebtedness permitted by clauses (i), (ii), (iii), (iv) or (v) of the first paragraph of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", and
(c) a building contract or notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH will not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the RIH Senior Facility Mortgage) or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in


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

accordance with the provisions of Section 5.09 of the RIH Senior Mortgage to the extent the matters described in (a) and (b) do not constitute a default under any Ground Lease or Superior Mortgage (as defined in the RIH Senior Facility Mortgage).



    The RIHF Senior Facility Indenture will also provide that RII will not create, incur, suffer to exist or permit to be created any mortgage, lien, charge or encumbrance on or pledge of the Stock Pledge Agreements or the Pledged Shares, other than the lien on the Pledged Shares created by the Stock Pledge Agreements.



    COMPLIANCE WITH LAWS


    The RIHF Senior Facility Indenture will provide that each of RIHF, RIH and RII will comply, and will cause each of its Subsidiaries to comply, with the
Casino Control Act and all other applicable statutes (including without limitation ERISA), rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including without limitation the RIHF Senior Facility Trust Estate and the Pledged Shares, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations or financial condition of RIHF, RIH, RII or their respective Subsidiaries.



    PAYMENT OF TAXES AND OTHER CLAIMS


    The RIHF Senior Facility Indenture will provide that RIHF, RIH and RII will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon RIHF, RIH, RII or any of their respective Subsidiaries or upon the RIHF Senior Facility Trust Estate, the Pledged Shares or any portion thereof or upon the income, profits or property of RIHF, RIH, RII or any of their respective Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the RIHF Senior Facility Trust Estate, the Pledged Shares or upon any other property of RIHF, RIH, RII or any of their respective Subsidiaries; provided, however, that RIHF, RIH and RII shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) if adequate reserves therefor have been established in accordance with GAAP.



    MAINTENANCE OF PROPERTIES


    The RIHF Senior Facility Indenture further will provide that each of RIHF and RIH will cause the RIHF Senior Facility Trust Estate and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of RIHF, RIH or such Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as in the reasonable judgment of the Board of Directors of RII may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.



    INSURANCE


    The RIHF Senior Facility Indenture will provide that each of RIHF and RIH will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; provided, however, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located.



    WAIVER OR STAY, EXTENSION OR USURY LAWS


    The RIHF Senior Facility Indenture will provide that each of RIHF, RIH and RII (to the extent that it may lawfully do so) will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive RIHF, RIH or RII from paying all or any portion of the principal of, or premium, if any, and interest on the RIHF Senior Facility Notes, the RIH Senior Facility Note, the RIH Senior Facility Guaranty or the RII Senior Facility Guaranty, wherever and whenever enacted, or which may affect the covenants or the performance of the RIHF Senior Facility Indenture or the RIH Senior Facility Note or the RIH Senior Facility Guaranty; and (to the extent that it may lawfully do so) RIHF, RIH and RII will expressly waive all benefit of advantage or any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the RIHF Senior Facility Trustee in the RIHF Senior Facility Indenture and in the Mortgage Documents or the RII Pledge Agreement, but will suffer and permit the execution of every such power as though no such law had been enacted. Similar restrictions will apply to GRI.



    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES


    The RIHF Senior Facility Indenture also will provide that each of RIHF and RIH will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RIHF or RIH, unless (a) such transaction is upon fair and reasonable terms which are no less favorable to RIHF, RIH or such Subsidiary, as the case may be, than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns, directly or indirectly, a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of RIHF, RIH or such Subsidiary as applicable; provided, however, that this provision shall not apply to (A) the New Griffin Services Agreement, (B) the RII Management Contract or (C) the RII Tax Sharing Agreement.



    OTHER COVENANTS


    The RIHF Senior Facility Indenture will also contain covenants, similar to those set forth in the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture with such changes as shall be agreed to by the parties to the RIHF Senior Facility Indenture, limiting the ability of RIH, RIHF, and, in certain circumstances, RII or its Subsidiaries, to consolidate, merge, and transfer or lease their respective assets and pay dividends and certain other Restricted Payments.


EVENTS OF DEFAULT


    The following events will constitute "Events of Default" under the RIHF Senior Facility Indenture:



        (a)_default in the payment of any interest upon any RIHF Senior Facility Note when such interest becomes due and payable and continuance of such default (the deposit with the RIHF Senior Facility Trustee of funds sufficient to make such interest payment in full being deemed to cure any such default) for a period of ten days;



        (b)_default in the payment of all or any portion of the principal of any RIHF Senior Facility Note at its Maturity;



        (c)_default in the performance or breach of any covenant of RIHF, RIH, RII or GRI in the RIHF Senior Facility Indenture (other than a covenant a default in the performance or breach of which is specifically dealt with in this paragraph or one of the other clauses set forth herein), the

    Assignment Agreement, the RII Stock Pledge Agreement, the GRI Stock Pledge Agreement, the Intercreditor Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment Agreement, the RII Stock Pledge Agreement, the GRI Stock Pledge Agreement, the Intercreditor Agreement or the applicable Mortgage Document, as the case may be), and (other than with respect to the covenants described in "Covenants -- Limitation on Dividends and Restricted Payments", "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes", "Covenants -- Limitation on Repayment of Subordinated Indebtedness", "Covenants -- Limitation on Certain Transactions", "Covenants -- Restriction of Activities", "Covenants -- Limitation on Liens" and "Covenants -- Transactions with Stockholders and Affiliates") after there has been given (i) to RIHF by the RIHF Senior Facility Trustee, or (ii) to RIHF and the RIHF Senior Facility Trustee by the Holders of at least 25% in Outstanding Amount of the Outstanding RIHF Senior Facility Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; provided, however, that, if such default or breach is of a covenant set forth in certain specified provisions of the RIHF Senior Facility Indenture, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then, under certain circumstances, such period shall be extended for such further period of time (up to a maximum of 60 days) as may reasonably be required to cure such default or breach;



        (d)_a proceeding or case shall be commenced, without the application or consent of RIHF, RIH, RII or GRI in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment or it debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of RIHF, RIH, RII or GRI or of all or any substantial part of its assets, or (iii) similar relief in respect of RIHF, RIH, RII or GRI under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days;



        (e)_the commencement by RIHF, RIH, RII or GRI of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state law, or the consent or acquiescence by any of them to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of RIHF, RIH, RII or GRI or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of action by RIHF, RIH, RII or GRI in furtherance of any such action;



        (f)_the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Resorts Casino Hotel for a period of more than 90 consecutive days;



        (g)_(i) a default by RIHF, RIH or RII or any of their Subsidiaries under any Indebtedness in an aggregate principal amount in excess of $5,000,000, pursuant to one or more cross-default or cross-acceleration provisions, which provisions may be more restrictive than those contained in the New
    RIHF Mortgage Note Indenture and the New RIHF Junior Mortgage Note Indenture, subject to negotiation between the parties to the RIHF Senior Facility Indenture, or (ii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIHF, RIH or the RIHF Senior Facility Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) following the date on which such judgment becomes a lien against the RIHF Senior Facility Trust Estate or any part thereof (unless the lawsuit in question was commenced without effective service of process upon all of RIHF, RIH, RII and GRI which are intended parties


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

    in which case such 30-day period shall not commence until any of RIHF, RIH, RII and GRI receives notice of such final judgment); or (iii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against RIHF, RIH or the RIHF Senior Facility Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment; or (iv) the existence of a final judgment of a court of competent jurisdiction, regardless of amount, against RIHF, RIH, RII or the RIHF Senior Facility Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the RIHF Senior Facility Trust Estate or any part thereof senior to the lien of the RIH Senior Facility Mortgage;



        (h)_default in the performance, or breach, of any covenant described under "Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets";



        (i)_the existence of a judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIH regarding the CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgment); or



        (j)__if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; provided, however, that no Event of Default or Default shall be deemed to exist under the RIHF Senior Facility Indenture with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liability is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; provided further, however, that this paragraph shall not apply to amount due with respect to any period during which neither RIHF, RIH nor any of their Subsidiaries is included in RII's consolidated group for Federal income tax purposes.



    If an Event of Default (other than one referred to in clause (d) or (e) above) occurs and is continuing, then and in every such case the RIHF Senior Facility Trustee or the Holders of not less than 25% in Outstanding Amount of the RIHF Senior Facility Notes Outstanding may declare the Outstanding Amount of all the RIHF Senior Facility Notes to be due and payable immediately, by a notice in writing to RIHF (and to the RIHF Senior Facility Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable. If an Event of Default referred to in clause
(d) or (e) above occurs, then the Outstanding Amount of all the RIHF Senior Facility Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which will be expressly waived by RIHF.



    At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any RIHF Senior
Facility Notes has been obtained by the RIHF Senior Facility Trustee, the Holders of a majority in Outstanding Amount of the RIHF Senior Facility Notes may, by written notice to RIHF and the RIHF Senior Facility Trustee, rescind and annul such declaration and its consequences if: (a) RIHF has deposited with the RIHF Senior Facility Trustee a sum sufficient to pay (1) all overdue installments of interest on all RIHF Senior Facility Notes, (2) the principal of any RIHF Senior Facility Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the RIHF Senior Facility Notes, and (3) all sums paid or advanced by the RIHF Senior Facility Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the RIHF Senior Facility Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the


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

Outstanding Amount of the RIHF Senior Facility Notes which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the RIHF Senior Facility Indenture. No such rescission and annulment shall affect any subsequent default or impair any right to consequent thereon.



LIMITATION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE OF PROPERTY AND ASSETS


    Neither RIHF, RIH nor RII shall consolidate, combine or merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into RIHF, RIH or RII, as the case may be; and neither RIHF with respect to its assets or RII with respect to the outstanding capital stock of RIHF and GRI pledged under the RII Pledge Agreement (the "RII Pledged Shares") nor RIH with respect to the RIHF Senior Facility Trust Estate shall sell, assign, convey or transfer its interest in such assets or the RII Pledged Shares or the RIHF Senior Facility Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained in the RIHF Senior Facility Indenture (including the proviso at the end of this sentence), but subject to the provisions of the RIH Senior Facility Mortgage regarding dispositions of the RIHF Senior Facility Trust Estate, neither RIHF with respect to its assets, RII with respect to the RII Pledged Shares, nor RIH with respect to the RIHF Senior Facility Trust Estate may sell, assign, convey or transfer such assets, the RII Pledged Shares or the RIHF Senior Facility Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or Persons in one transaction or a series of related transactions, or permit any other Person or Persons to convey or transfer all or substantially all of its or their assets, subject to liabilities other than DE MINIMIS liabilities, to RIHF, RIH or RII; and RIHF, RIH and RII shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in RIHF, RIH, RII or GRI, as the case may be (each such transaction referred to as a "Combination Transaction"); provided, however, that (i) RIHF may engage in a Combination Transaction in which the only other party or parties is RIH, RII or GRI or a direct or indirect wholly owned Subsidiary of RIHF, RIH, RII or GRI, and (ii) RIHF, RIH, RII or GRI may engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination Transaction: (a) immediately following such Combination Transaction, (1) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements, including holding all permits, required for the normal operation of the business of owning and operating the Resorts Casino Hotel, and (2) RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Resorts Casino Hotel one or more Persons that are, experienced in the operation and management of casino/hotels; (b) in the event RIHF, RIH, RII or GRI shall consolidate, combine or merge with or into another Person or sell, assign, convey or transfer its assets (including, with respect to RII, the RII Pledged Shares) or the RIHF Senior Facility Trust Estate, as the case may be, substantially as an entirety (but not less than substantially as an entirety) to another Person in one transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the RIHF Senior Facility Trust Estate are conveyed or transferred, (1) shall be organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;
(2) shall expressly assume, by an indenture supplemental to the RIHF Senior Facility Indenture, executed and delivered to (and reasonably satisfactory to) the RIHF Senior Facility Trustee, the performance and observance of every covenant, obligation and condition of the RIHF Senior Facility Indenture to be performed or observed by RIHF, RIH or RII, whichever the case may be; (3) shall expressly assume, by an instrument executed and delivered to (and reasonably satisfactory to) the RIHF Senior Facility Trustee, the performance of every covenant, obligation and condition of the Mortgage Documents, the RII Pledge Agreement, the Assignment Agreement and the Intercreditor Agreement to be performed by RIHF, RIH or RII, whichever the case may be; (4) except in the case of RII, immediately after and giving effect to such transaction could incur at least $1.00 of additional Indebtedness under the covenant described in "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes"; (c) immediately after giving effect to such transaction, no Event of Default, or Default under the RIHF Senior Facility Indenture or under the RIH Senior Facility Mortgage, shall have occurred and be continuing; (d) such


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

Combination Transaction shall be on such terms as shall not impair the lien and security and priority of the RIHF Senior Facility Indenture or of the Mortgage Documents, the RII Pledge Agreement or of the Assignment Agreement and the rights and powers of the RIHF Senior Facility Trustee and the Holders of the RIHF Senior Facility Notes thereunder or under the Intercreditor Agreement; and
(e) RIHF, RIH or RII, as the case may be, shall have delivered to the RIHF Senior Facility Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such Combination Transaction and such supplemental indenture comply with the provisions of Article Ten of the RIHF Senior Facility Indenture and that all conditions precedent provided for in the RIHF Senior Facility Indenture relating to such transaction have been complied with.



    Except as otherwise expressly permitted by the RIH Senior Facility Mortgage and the RIHF Senior Facility Indenture, neither RIHF nor RIH shall sell, assign, lease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of RIHF or the RIHF Senior Facility Trust Estate or any interest therein (including without limitation any interest in the Ground Leases). Without limiting the generality of the foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Resorts Casino Hotel or any part thereof.



    Similar restrictions on the ability to consolidate, combine, merge, or sell, assign or convey assets, including the capital stock of RIH pledged under the GRI Pledge Agreement, may apply to GRI, subject to negotiation between the parties to the RIHF Senior Facility Indenture (and the GRI Pledge Agreement).



    The foregoing limitations on consolidation, merger, conveyance, transfer or lease of property and assets shall not apply in connection with an RIH Sale.



DISCHARGE OF RIHF SENIOR FACILITY INDENTURE; DEFEASANCE


    RIHF may terminate substantially all obligations under the RIHF Senior Facility Indenture at any time by delivering all outstanding RIHF Senior Facility Notes to the RIHF Senior Facility Trustee for cancellation and paying any other sums payable under the RIHF Senior Facility Indenture.



    The RIHF Senior Facility Indenture will also provide that RIHF will be deemed to have paid and discharged the entire Indebtedness on the RIHF Senior Facility Notes and the provisions of the RIHF Senior Facility Indenture (except as to any surviving rights of transfer or exchange of RIHF Senior Facility Notes provided for in the RIHF Senior Facility Indenture or the RIHF Senior Facility Notes and any right to receive payments of principal and interest as provided in this paragraph) and shall have satisfied all obligations under the RIH Senior Facility Mortgage, the RIH Senior Facility Guaranty, the RII Senior Facility Guaranty and the Pledge Agreements if: (1) RIHF irrevocably deposits in trust with the RIHF Senior Facility Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the RIHF Senior Facility Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the RIHF Senior Facility Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the RIHF Senior Facility Trustee) delivered to the RIHF Senior Facility Trustee, to pay reasonable compensation to the RIHF Senior Facility Trustee under Section 8.07 of the RIHF Senior Facility Indenture and the principal of and interest on the outstanding RIHF Senior Facility Notes on the dates on which any such payments are due and payable in accordance with the terms of the RIHF Senior Facility Indenture and of the RIHF Senior Facility Notes; (2) such deposits will not cause the RIHF Senior Facility Trustee to have a conflicting interest as defined in and for purposes of the TIA; (3) such deposit will not result in a Default under the RIHF Senior Facility Indenture;
(4)   RIHF   will   deliver   to   the   RIHF   Senior   Facility   Trustee   an

Opinion of Counsel, or a private ruling of the Internal Revenue Service, in form and substance satisfactory to the RIHF Senior Facility Trustee, to the effect that Holders of the RIHF Senior Facility Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (5) the deposit will not result in RIHF, the RIHF Senior Facility Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; (6) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to clause (1) above; and (7) RIHF has delivered to the RIHF Senior Facility Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this paragraph have been complied with.


    If all or any portion of the RIHF Senior Facility Notes are to be redeemed through such irrevocable trust, RIHF must make arrangements satisfactory to the RIHF Senior Facility Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the RIHF Senior Facility Trustee in the name and at the expense of RIHF.



    The RIHF Senior Facility Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of RIHF, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to RIHF or upon Company Order all cash, securities and other personal property then held by it hereunder, other than pursuant to the RIHF Senior Facility Indenture.



CERTAIN DEFINITIONS


    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to RIHF or RIH, any of Fidelity Management & Research Company, TCW Special Credits or funds or accounts managed or advised by either of them.



    "AFTER-ACQUIRED FEE MORTGAGE DEBT" means any Indebtedness secured by an After-Acquired Fee Mortgage.



    "AFTER-ACQUIRED FEE MORTGAGE" has the meaning stated in Section 2.07 of the RIH Senior Facility Mortgage.



    "ASSIGNMENT AGREEMENT" means the Assignment of Agreements dated as of the date of the RIHF Senior Facility Indenture, providing for the assignment of the RIH Senior Facility Note, the RIH Senior Facility Mortgage and certain of the other Mortgage Documents securing the RIH Senior Facility Note to the RIHF Senior Facility Trustee by RIHF, and acknowledgment thereof by RIH, a copy of which is attached to the RIHF Senior Facility Indenture as Exhibit B.



    "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.



    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, an amount equal to the sum of (i) the Consolidated Net Income of such Person for such period determined in accordance with GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such consolidated net income (or loss) in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) CRDA Deposits made during such period.



    "CONSOLIDATED INTEREST CHARGES" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH Senior Facility Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the New RIHF Mortgage Notes and (c) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the New RIHF Junior Mortgage Notes or any other Junior Mortgage Facility, whether payable in cash or in kind (and with respect to RIH, including without limitation the interest paid or accrued (without duplication) on (i) the RIH Senior Facility Note, (ii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the New RIHF Mortgage Notes and
(iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the New RIHF Junior Mortgage Notes or any other Junior Mortgage Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any the RIHF Senior Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.



    "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated Subsidiaries for such period.



    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, plus (a) non-cash charges arising from Federal and state taxes based upon or measured by income, minus (b) non-cash Federal and state tax benefits based upon or measured by income.



    "CRDA DEPOSITS" means (a) the quarterly deposits made by RIH to the Casino Reinvestment Development Authority in an amount equal to 1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.



    "CRDA DISPUTE" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development Authority regarding CRDA Deposits and New Jersey Casino Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.



    "F, F&E FINANCING AGREEMENT" means a purchase money lien upon any Tangible Personal Property (as defined in the RIH Senior Facility Mortgage) and other items constituting Operating Assets (as defined in the RIH Senior Facility Mortgage), such as computer software, which are financed, purchased or leased by RIH, provided that, with certain exceptions, the principal amount of the indebtedness secured by such lien shall not exceed 85% of the cost to RIH of such property at the time of acquisition.



    "HOLDER" means a Person in whose name a RIHF Senior Facility Note is registered.



    "INDEBTEDNESS" means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (d) any Capitalized Lease Obligations (other than, with respect to RIH or RIHF, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including without limitation every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The term "Indebtedness" does not include: (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by RIHF to RIH or any of their Subsidiaries, by RIH to RIHF or any of their Subsidiaries or by any such Subsidiary to RIH, RIHF or any other such Subsidiary (including without limitation the RIH Promissory Note and the RIH Junior Promissory Note); (2) the RIH Mortgage Guaranty, the RIH Junior Mortgage Guaranty or the RIH Senior Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes or the CRDA Deposits; and (4) any payments required to be made by RIHF or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services Agreement.



    "JUNIOR MORTGAGE FACILITY" means the New RIHF Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or RIHF providing for the making of loans to RIH or RIHF on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or RIHF, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount outstanding at any time up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the RIHF Senior Facility Indenture. The liens, if any, securing the Junior Mortgage Facility shall be PARI PASSU with the lien of the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "JUNIOR MORTGAGE FACILITY" does not include the RIH Junior Mortgage Guaranty.



    "MORTGAGE DOCUMENTS" means the RIH Senior Facility Mortgage, the RIH Senior Facility Guaranty Mortgage, the RIH Senior Facility Note, the Assignment Agreement, an Assignment of Leases and Rents and an Assignment of Operating Assets each dated as of the date of the New RIHF Mortgage Indenture by RIH to RIHF and any other security document to which either RIH or RIHF is a party relating to the RIHF Senior Facility Notes, which is executed and delivered pursuant to or in connection with the RIH Senior Facility Mortgage, the RIH Senior Facility Guaranty Mortgage or the Assignment Agreement.



    "NON-RECOURSE INDEBTEDNESS" means indebtedness incurred in connection with the acquisition, purchase, improvement or development of property or assets
(other than the RIHF Senior Facility Trust Estate) used by RIHF, RIH or any Subsidiary of RIH or RIHF to engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, RIHF or any Subsidiary of RIH or RIHF or the RIHF Senior Facility Trust Estate for such indebtedness.



    "OUTSTANDING" when used with respect to RIHF Senior Facility Notes means, as of the date of determination, all RIHF Senior Facility Notes theretofore authenticated and delivered under the RIHF Senior Facility Indenture, except:



        (a)_RIHF Senior Facility Notes theretofore canceled by the RIHF Senior Facility Trustee or delivered to the RIHF Senior Facility Trustee for cancellation;



        (b)_RIHF Senior Facility Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the RIHF Senior Facility Trustee or any Paying Agent in trust for the Holders of such RIHF Senior Facility Notes;


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        (c)_RIHF Senior Facility Notes in exchange for or in lieu of which other
    RIHF Senior Facility Notes have been authenticated and delivered under the RIHF Senior Facility Indenture; and



        (d)_RIHF Senior Facility Notes alleged to have been destroyed, lost or stolen which have been paid as provided in the RIHF Senior Facility Indenture;



provided, however, that in determining whether the Holders of the requisite principal amount of RIHF Senior Facility Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, RIHF Senior Facility Notes owned by RIHF or any other obligor upon the RIHF Senior Facility Notes or any Affiliate of RIHF or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the RIHF Senior Facility Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only RIHF Senior Facility Notes which the RIHF Senior Facility Trustee actually knows to be so owned shall be so disregarded.



    "OUTSTANDING AMOUNT" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.



    "RESTRICTED PAYMENT" means (a) any declaration or payment of any dividend or the making of any distribution to holders of capital stock of RII, RIH or RIHF or any Subsidiary of RII, RIH or RIHF in respect of such capital stock (other than to RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or
RIHF), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RII, RIH or RIHF or any Subsidiary of RII, RIH or RIHF (other than purchases, redemptions, acquisitions or retirement solely from RII, RIH or RIHF or a direct or indirect wholly owned Subsidiary of RII, RIH or RIHF); provided, however, that any such purchase, redemption or other acquisition or retirement that is required by the Casino Control Commission or under the Casino Control Act shall not constitute a Restricted Payment. The term "Restricted Payment" also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the RIHF Senior Facility Notes.



    "RIH SALE" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the RIHF Senior Facility Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of RII; provided, however, that any of the transactions described in clauses (a), (b) and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: RIHF or any wholly owned direct or indirect Subsidiary of RIH or RIHF; provided further, however, that notwithstanding any other provision of this definition, if the primary effect of any of the aforesaid transactions is the redemption of the RIHF Senior Facility Notes, then such transaction shall not be considered to be a RIH Sale.



    "RII MANAGEMENT CONTRACT" means the Interim Management Agreement.



    "RII TAX SHARING AGREEMENT" means the Tax Sharing Agreement between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments actually made by RII in respect of any Federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; provided, however, that RIH shall not be required to reimburse RII for cash payments in respect of Federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the consummation of the Plan, including but not limited to the transfer of the stock of RIB and the assets of the U.S. Paradise Island Subsidiaries, and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to reimburse RII.


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

    "SUBSIDIARY" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.


                      DESCRIPTION OF NEW EQUITY SECURITIES

GENERAL

    RII is a Delaware corporation that, following the Restructuring, will have two classes of authorized and outstanding common stock. The RII Common Stock will be issued to the holders of the Old Series Notes as of the Effective Date pursuant to the Plan. The existing holders of RII Common Stock will continue to hold their existing shares of RII Common Stock. The RII Class B Common Stock will be issued as part of the Units to the holders of the Old Series Notes as of the Effective Date pursuant to the Plan and is essentially a non-participating stock that entitles its holders to elect the Class B Directors to the RII Board of Directors. THE RII CLASS B COMMON STOCK MAY NOT BE TRANSFERRED SEPARATELY FROM THE RELATED NEW RIHF JUNIOR MORTGAGE NOTES. All the outstanding shares of RII Common Stock are, and any shares of RII Common Stock and RII Class B Common Stock issued to the holders of Old Series Notes pursuant to the Plan will be, validly issued, fully paid and non-assessable.

CASINO CONTROL ACT REGULATION


    The New RII Common Stock and the RII Class B Common Stock are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey".


DESCRIPTION OF RII COMMON STOCK


    NUMBER OF SHARES. Up to 100,000,000 shares of RII Common Stock are authorized; 20,157,234 shares of RII Common Stock are outstanding as of November 30, 1993, and 17,025,000 shares of RII Common Stock will be issued as of the Distribution Date pursuant to the Plan (assuming all distributions to be made under the Plan are made on the Distribution Date and no options and warrants to purchase RII Common Stock have been exercised). Up to 160,000 additional shares of RII Common Stock may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court. The number of shares of RII Common Stock to be issued pursuant to the Plan would increase to offset the dilutive effect of the issuance of additional RII Common Stock.

    DIVIDENDS.   Holders of  RII Common Stock  are entitled to  share ratably in such dividends as may be declared by RII's Board of Directors and paid by RII out of funds legally available therefor.


    REDEMPTION.   The RII Common  Stock is subject to  redemption if a holder is required to qualify under the Casino Control Act and refuses or fails to so qualify and subsequently fails to divest itself of such RII Common Stock.


    LIQUIDATION RIGHTS. In the event of a dissolution, liquidation or winding up of RII, the holders of RII Common Stock are entitled to share ratably with the holders of RII Class B Common Stock in all assets remaining after payment of liabilities and liquidation preferences, if any, to the extent of the $.01 par value per share of each such class, with the balance of such proceeds payable pro rata to the holders of the RII Common Stock.


    ELECTION OF DIRECTORS. Holders of the RII Common Stock are entitled to elect two-thirds of the RII Board of Directors (or following the Class B Triggering Event in connection with the New RIHF Junior Mortgage Notes, one less than half of the RII Board of Directors). The directors are to be divided into three classes of directors serving staggered three-year terms. Upon redemption or cancellation of all the outstanding RII Class B Common Stock, holders of the RII Common Stock are entitled to elect the RII Board of Directors. The classified board provision could have the effect of making the removal of incumbent directors more difficult, and therefore of discouraging a third party from attempting to obtain control of RII, even though such attempt might be beneficial to RII and its stockholders.


    VOTING RIGHTS. The holders of RII Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote, other than the election of directors by the holders of the RII Class B Common Stock.

    PREEMPTIVE RIGHTS.  None.

DESCRIPTION OF RII CLASS B COMMON STOCK


    NUMBER OF SHARES. Up to 80,000 shares of RII Class B Common Stock are authorized; 35,000 shares of RII Class B Common Stock will be issued as of the Distribution Date pursuant to the Plan (assuming all distributions to be made under the Plan are made on the Distribution Date). Authorized and unissued shares of RII Class B Common Stock will be issued only as part of Units that are issuable if Payments-In-Kind are made with respect to the New RIHF Junior Mortgage Notes.


    DIVIDENDS. The holders of RII Class B Common Stock are not entitled to participate in any dividends which may be declared by RII's Board of Directors.


    REDEMPTION. Upon the redemption, or cancellation following the purchase thereof, of each $1,000 principal amount of New RIHF Junior Mortgage Notes, RII will redeem, at a price of $.01 per share, the share of RII Class B Common Stock issued as a Unit with each $1,000 principal amount of New RIHF Junior Mortgage Notes. The RII Class B Common Stock also is subject to redemption if a holder is required to qualify under the Casino Control Act and refuses or fails to so qualify and subsequently fails to divest itself of such RII Class B Common Stock.


    LIQUIDATION RIGHTS. In the event of a dissolution, liquidation or winding up of RII, the holders of RII Class B Common Stock are entitled to share ratably with the holders of the RII Common Stock in all assets remaining after payment of liabilities and liquidation preferences, if any, to the extent of the $.01 par value per share of each such class.

    RESTRICTIONS OF TRANSFER. Each share of RII Class B Common Stock will be issued as part of a Unit with each $1,000 principal amount of New RIHF Junior Mortgage Notes and may not be transferred separately from such New RIHF Junior Mortgage Note.

    ELECTION OF DIRECTORS. Holders of the RII Class B Common Stock are entitled to elect one-third of the entire RII Board of Directors (or following the Class B Triggering Event in connection with the New RIHF Junior Mortgage Notes, a majority of the entire RII Board of Directors).


    VOTING RIGHTS. The holders of RII Class B Common Stock are not entitled to any voting rights, except (i) in the election of directors by the holders of the RII Class B Common Stock as described above, (ii) to the extent required under the Delaware General Corporation Law, and (iii) with respect to certain amendments to the Amended RII Certificate of Incorporation or the Amended RII By-laws that would affect the RII Class B Common Stock.


    PREEMPTIVE RIGHTS.  None.

DESCRIPTION OF PIRL ORDINARY SHARES

    The authorized capital stock of PIRL consists of 25,000,000 PIRL Ordinary Shares, par value $.01 per share, of which 5,000,000 shares will be issued as of the Distribution Date to the holders of Old Series Notes pursuant to the Plan, if the SIHL Sale is not consummated on or before the Effective Date (assuming all distributions to be made under the Plan are made on the Distribution Date).


    The holders of PIRL Ordinary Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of PIRL Ordinary Shares are entitled to share ratably in such dividends as may be declared by the Board of Directors of PIRL and paid by PIRL out of funds legally available therefor. In the event of a dissolution, liquidation, or winding up of PIRL, the holders of the PIRL Ordinary Shares are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any. Holders of PIRL Ordinary Shares have no preemptive, subscription, redemption or conversion rights. All the outstanding shares of PIRL Ordinary Shares are, and any shares issued to the holders of Old Series Notes pursuant to the Plan will be, validly issued, fully paid and non-assessable. See "Description of PIRL Standby Distribution Agreement".


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
               DESCRIPTION OF PARADISE ISLAND PURCHASE AGREEMENT

GENERAL


    The following is a summary of material portions of the Paradise Island Purchase Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. Capitalized terms used in this section and not defined in this Information Statement/Prospectus have the meanings ascribed thereto in the Paradise Island Purchase Agreement.



    For the purposes of the following description of the Paradise Island Purchase Agreement, the following terms have the following meanings:


    "Adjusted Cash" means cash and cage cash.

    "Adjusted Current Assets" means Current Assets minus Adjusted Cash.

    "Adjusted Working Capital" means Adjusted Current Assets minus Current Liabilities.

    "Current Assets" means cash, cage cash, net receivables, prepaid expenses and inventory.


    "Current Liabilities" means accounts payable, accrued liabilities and the current portion of the capital lease obligations relating to the mini-bars used in the Paradise Island Business.



    "EBITDA Adjustment" means the earnings from operations appearing as a line item on the Closing Date Operations Statement plus depreciation plus the amount, if any, paid or accrued with respect to RII management fees to the extent such fees were deducted in computing earnings from operations, plus any expenses in excess of $25,000 appearing on the Closing Date Operations Statement that are attributable to events occurring prior to January 1, 1994, less $275,000 per month for overhead relating to RII and the U.S. Paradise Island Subsidiaries (to be prorated for any portion of a month) less capital expenditures; provided that any item of capital expenditure in excess of $25,000 will not be deducted if not approved in writing by SIHL.



    "Overbid Transaction" means an Acquisition Proposal or a Post Termination Sale which provides for consideration attributable to, or in the case of a transaction involving less than all of the Paradise Island Business consideration that would result in, the entire Paradise Island Business having a fair market value, as determined by an investment banking firm of international standing selected by RII and reasonably acceptable to SIHL, in an amount in excess of $130,000,000.



    "Paradise Island Assets" means all the assets, properties, goodwill, business and other rights of every kind and nature whatsoever, tangible or intangible, real, personal or mixed, and wherever located, used primarily in connection with or relating primarily to the Paradise Island Business, including without limitation any company name, receivables, rights under Contracts, Intellectual Property, investments, business and goodwill, and including all property and assets used primarily in connection with or relating primarily to the Paradise Island Business acquired by RII or any affiliate of RII between October 11, 1993 and the SIHL Closing Date and not sold, transferred or otherwise disposed of prior to the SIHL Closing Date in the ordinary course of business.



    "Paradise Island Business" means all the operations and properties conducted and owned by RII and its affiliates primarily in connection with or relating primarily to Paradise Island, The Bahamas, including without limitation the Paradise Island Resorts, approximately 561 acres on Andros Island, the SIHL BDL Option and other similarly related assets not currently used actively in the Paradise Island operations.



    "Paradise Island Interim Order" means an order in form and substance reasonably satisfactory to SIHL and its counsel (i) approving the provisions of and authorizing the performance by RII of its obligations under the Paradise Island Purchase Agreement described below under "Additional Agreements -- No Solicitation of Transactions", "Additional Agreements -- SIHL Expense Reimbursement" and "Termination", (ii) providing that the Bankruptcy Court will not permit consideration of or approve, so long as the Paradise Island Purchase Agreement has not been terminated, an Acquisition Proposal unless such Acquisition Proposal constitutes an Overbid Transaction, (iii) subject to applicable bankruptcy law and rules, approving an amount of SIHL Expense Reimbursement reasonably incurred by SIHL up to the date of the Paradise Island Interim Order, (iv) approving an escrow agreement among RII, SIHL and an escrow agent substantially in the form of Exhibit G to the Paradise Island Purchase Agreement (the "Escrow Agreement"), and (v) providing that the Paradise Island Interim Order cannot be amended or modified without the consent of Fidelity and TCW (so long as the funds and accounts managed by either of them hold in the aggregate at least 20% of the outstanding Old Series Notes). RII and GRI have agreed to request, and use their best efforts to obtain, the entry by the Bankruptcy Court of the Paradise Island Interim Order within five days after the Petition Date.


    "Purchase Price" means the SIHL Aggregate Cash Purchase Price plus 2,000,000 SIHL Series A Shares.

    "Target Adjusted Cash" means Adjusted Cash of $5 million.


PURCHASE AND SALE OF THE PARADISE ISLAND SHARES AND THE RII PARADISE ASSETS


    The Paradise Island Purchase Agreement provides that SIHL will purchase Paradise Island Shares, constituting 100% of the outstanding shares of capital stock of RIB, from RII. In addition, certain subsidiaries of SIHL will purchase the RII Paradise Assets from the U.S. Paradise Island Subsidiaries and RII. As consideration for the transfer of the Paradise Island Shares and the RII Paradise Assets, SIHL will cause the Purchase Price to be delivered on the SIHL Closing Date, on behalf of RII and the U.S. Paradise Island Subsidiaries, to the Disbursing Agent.


REPRESENTATIONS AND WARRANTIES


    RII REPRESENTATIONS AND WARRANTIES. The Paradise Island Purchase Agreement contains various customary representations and warranties by RII, including without limitation representations and warranties as to RII's organization and authority, compliance with certain laws and agreements, consents and required filings, organization and standing of RIB, its subsidiaries and the U.S. Paradise Island Subsidiaries, ownership of and title to the Paradise Island Shares, assets and real property, intellectual property rights, existing contracts, litigation, insurance, employee benefits, absence of undisclosed liabilities, accounts receivable, inventory, the absence since June 30, 1993, of certain events, the accuracy of financial statements relating to the Paradise Island Business, the equity interests in the subsidiaries of RIB, the accuracy of this Information Statement/Prospectus, the Plan and information supplied by RII for inclusion in the SIHL Prospectus and the Registration Statement related thereto, environmental and labor matters, transactions with affiliates and certain unlawful payments.



    WAIVER OF CERTAIN REPRESENTATIONS AND WARRANTIES. The Paradise Island Purchase Agreement provides that, except as set forth in the following paragraph, as of November 30, 1993 SIHL is deemed to have waived all claims, rights and remedies with respect to any breaches of representations or warranties of RII contained in the Paradise Island Purchase Agreement on account of any matter arising before November 30, 1993.



    Notwithstanding the foregoing paragraph, SIHL did not waive (i) any claim, right or remedy with respect to any breaches of representations and warranties relating to RII's organization, authorization to execute and perform the Paradise Island Purchase Agreement or ownership of the Paradise Island Shares,
(ii) any claim for damages relating to any breach of the representations and warranties related to information supplied by RII for use in the SIHL Prospectus or (iii) any claim, right or remedy with respect to any inaccuracies in or breaches of the representations or warranties of RII contained in the Paradise Island Purchase Agreement on account of any matter arising before November 30, 1993 (x) which was known by RII or any of its Affiliates or which would have been known by RII or any of its Affiliates had they not been grossly negligent or (y) which was fraudulently or knowingly concealed from SIHL by RII or any of its Affiliates.

    SIHL REPRESENTATIONS AND WARRANTIES. The Paradise Island Purchase Agreement contains various customary representations and warranties by SIHL, including, without limitation, representations and warranties as to SIHL's organization and authority, compliance with certain laws and agreements, the accuracy of the SIHL Prospectus and the Registration Statement related thereto and information supplied by SIHL for inclusion in this Information Statement/Prospectus, authority to issue the SIHL Series A Shares, the operations of SIHL since its incorporation, the capital structure of SIHL, the enforceability of a subscription agreement among SIIL and certain shareholders of SIIL (the "SIIL Subscription Agreement") and a subscription agreement between SIIL and SIHL (the "SIHL Subscription Agreement").


HANDLING OF CASH AND WORKING CAPITAL


    Within 45 days of the SIHL Closing Date, RII will deliver to SIHL an audited balance sheet for the Paradise Island Business as of the close of business on SIHL Closing Date (the "Closing Date Balance Sheet") and an audited statement of operations for the Paradise Island Business for the period beginning on January 1, 1994, and ending at the end of business on the SIHL Closing Date (the "Closing Date Operations Statement"), accompanied by an opinion of Ernst & Young thereon to the effect such balance sheet and statement of operations present fairly in all material respects the financial position and results of operations of the Paradise Island Business at such date and for such period. The Paradise Island Purchase Agreement provides a mechanism pursuant to which SIHL could disagree with the Closing Date Balance Sheet or Closing Date Operation Statements. Any such disagreements would be settled through negotiations between SIHL and RII or by an independent "Big Six" accounting firm. If prior to 35 days after the SIHL Closing Date there has not been a resolution of the dispute (the "Union Contract Dispute") between RIB and The Bahamas Hotel Catering and Allied Workers Union (the "Union") with respect to amounts claimed by the Union to be owed by RIB through December 31, 1993, under the collective bargaining agreement dated as of January 7, 1990, between The Bahamas Hotel Employers Association and the Union, then RII and SIHL shall agree as to the amount they believe SIHL reasonably would be required to settle the Union Contract Dispute or, in absence of any agreement between RII and SIHL, such amount will be determined by Bahamian counsel selected jointly by RII and SIHL (the "Union Contract Dispute Amount"). The Union Contract Dispute Amount shall appear on the Closing Date Balance Sheet as a Current Liability and is currently estimated to be approximately $1,000,000. The Union Contract Dispute arises out of the non-payment by RIB and all other members of the Bahamas Hotel Employers Association of certain wage and pension increases due to a downturn in business experienced by hotels in the area. Any amounts owed by RIB pursuant to a resolution of the Union Contract Dispute after the SIHL Closing Date shall remain an obligation of RIB not RII. See "Business of the Company -- Employees".



    The Paradise Island Purchase Agreement provides that within three Business Days after the SIHL Closing Date, SIHL and RII shall jointly prepare a cash statement setting forth the amount of Adjusted Cash of the Paradise Island Business as of the SIHL Closing Date. If the Adjusted Cash of the Paradise Island Business shown on such cash statement is less than the Target Adjusted Cash, on the fourth Business Day after the SIHL Closing Date, RII shall pay to SIHL the difference in immediately available funds.



    If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to SIHL pursuant to the cash adjustment described in the immediately preceding paragraph shall be greater than $12 million plus the EBITDA Adjustment, then SIHL shall pay to RII the difference in immediately available funds, together with interest on such amount at a rate of 7.5% per year from and including the SIHL Closing Date to but excluding the date of payment. If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to SIHL pursuant to the cash adjustment described in the immediately preceding paragraph shall be less than $12 million plus the EBITDA Adjustment, then RII shall pay to SIHL the difference in immediately available funds, together with interest on such amount at a rate of 7.5% per year from and including the SIHL Closing Date to but excluding the date of payment.


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
ADDITIONAL AGREEMENTS

    NO SOLICITATION OF TRANSACTIONS


    RII has agreed that neither it nor any of its Affiliates nor any representative of RII or any of its Affiliates will, directly or indirectly, enter into any agreement with, enter into or continue any discussions or negotiations with, or disclose directly or indirectly any information concerning the Paradise Island Business to, any Third Party (other than SIHL) in connection with any possible proposal regarding the acquisition of any part of the Paradise Island Business (each an "Acquisition Proposal"); provided, however, that (i) prior to the entry of the Paradise Island Interim Order, RII may, to the extent required by the fiduciary obligations of the Board of Directors of RII, (a) in response to an unsolicited request therefor, furnish information with respect to the Paradise Island Business (excluding SIHL or SIHL's plans with respect to the Paradise Island Business) to any person pursuant to a customary confidentiality agreement and discuss such information (but not the terms of any Acquisition Proposal) with such person and (b) upon receipt by RII of an Acquisition
Proposal, following delivery to SIHL of notice thereof, participate in negotiations regarding such Acquisition Proposal and (ii) after entry of the Paradise Island Interim Order by the Bankruptcy Court, RII may furnish information to, and cooperate with, a Third Party that RII reasonably believes is financially able to and interested in consummating an Overbid Transaction (a "Qualified Third Party").



    The Paradise Island Purchase Agreement further provides that no Acquisition Proposal shall be considered, approved, adopted or recommended by the Board of Directors of RII, or presented by RII or its respective Board of Directors or management, to the stockholders of RII for vote or approval by written consent, and no meeting of stockholders shall be called or noticed for purposes of taking stockholder action with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Paradise Island Purchase Agreement provides that in the exercise of its fiduciary duties the Board of Directors may consider, approve, adopt or recommend an Overbid Transaction with a Qualified Third Party or enter into an agreement with a Qualified Third Person with respect to such Overbid Transaction, in each case at any time after the third Business Day following SIHL's receipt of a written notice advising SIHL that RII has received an offer for an Overbid Transaction, specifying the material terms and conditions thereof and the Qualified Third Party making such offer. Notwithstanding the foregoing, RII is not prohibited from supplying TCW and Fidelity with any information regarding the Paradise Island Business or engaging in discussions related to the PIRL Spin-Off, or in the event the SIHL Sale does not occur for any reason whatsoever, from effecting the PIRL Spin-Off.



    SUBSCRIPTION AGREEMENT. Immediately prior to Closing, SIIL shall acquire from SIHL the Series B Ordinary Shares of SIHL for $90,000,000 plus interest at the rate of 7.5% per year on $65,000,000 from January 1, 1994 pursuant to the terms of the SIHL Subscription Agreement.



    PUT RIGHT. Pursuant to the documents related to the Paradise Island Purchase Agreement, holders of SIHL Series A Shares will be entitled to require SIHL to purchase on the fifth anniversary of the SIHL Sale each such SIHL Series A Share at a price equal to $35 per share pursuant to the Put Right. SIIL will pledge its sixty percent equity interest in SIHL to secure SIHL's obligation to make such purchase.



    SIHL EXPENSE REIMBURSEMENT. Subject to certain limitations and provided that SIHL shall not have materially breached any of its obligations under the Paradise Island Purchase Agreement, RII will reimburse SIHL for all of SIHL's reasonable out-of-pocket costs and expenses incurred since June 1, 1993, in connection with the preparation of SIHL's plans for the Paradise Island Business and the negotiation, execution, delivery and performance of SIHL's obligations under the Paradise Island Purchase Agreement and the other agreements related thereto, including without limitation reasonable out-of-pocket costs and expenses of investors of SIHL and its Affiliates relating to the transactions contemplated by the Paradise Island Purchase Agreement (the "SIHL Expense Reimbursement").



    The Plan provides that if the PIRL Spin-Off occurs (i) the obligation to pay the SIHL Expense Reimbursement will be an obligation of PIRL and not RII and
(ii) prior to the consummation of the

PIRL Spin-Off, PIRL will enter into a security and pledge agreement with SIHL, pursuant to which PIRL shall pledge assets reasonably acceptable to SIHL and having a fair market value of $6 million to secure PIRL's obligation to pay the SIHL Expense Reimbursement.



    ESCROW AGREEMENT. Pursuant to the Paradise Island Purchase Agreement, as of December 1, 1993, SIHL and RII executed and delivered an Escrow Agreement pursuant to which SIHL deposited with an independent third party escrow agent (the "Escrow Agent") $5 million ("SIHL's Escrowed Property") and RII deposited with the Escrow Agent $4 million ("RII's Escrowed Property"). SIHL's Escrowed Property secures the full and prompt payment and performance, when due, of its obligation under the Paradise Island Purchase Agreement up to and including the Closing. RII's Escrowed Property secures the full and prompt payment, when due, of RII's obligation to pay any SIHL Expense Reimbursement. The Escrow Agent is not authorized to release any property held by it unless it receives written instructions signed by both SIHL and RII or a court order directing the release of such property. The Escrow Agreement contains customary terms relating to the indemnification of the Escrow Agent.



    EMPLOYEE MATTERS. As of the SIHL Closing Date, SIHL shall (directly or through U.S. subsidiaries) offer employment to each person employed by the U.S. Paradise Island Subsidiaries whose primary functions relate to the operation of the Paradise Island Business and certain other employees of RII (a "Paradise Employee"), except that SIHL may designate within 60 days from the date of the Paradise Island Purchase Agreement up to 40 Paradise Employees to whom it does not wish to offer employment (the "Excluded Employees"). SIHL shall not be required to offer employment to any Excluded Employee and RII has agreed that all obligations, including obligations under any Benefit Plan or similar employee benefits, to such Excluded Employees shall remain the responsibility solely of RII and not of SIHL after the Closing.



    Pursuant to the terms of the Paradise Island Purchase Agreement SIHL shall have no obligation to maintain, continue or assume obligations under any Benefit Plan of RII. The Paradise Island Purchase Agreement further provides that within 90 days from the date of the Paradise Island Purchase Agreement, SIHL shall determine whether it shall offer Paradise Employees who accept employment with SIHL a 401(k) plan. If SIHL determines to offer such a 401(k) plan, then as promptly as practical after the SIHL Closing Date, RII shall take all actions necessary to transfer to such new 401(k) plan the account balances in the Resorts Retirement Savings Plan of all Paradise Employees.



    DEVELOPMENT EXPENDITURES


    The Paradise Island Purchase Agreement provides that from March 15, 1994, RII, at the request of SIHL, will cause RIB to incur up to $3,000,000 of expenditures relating to the Paradise Island Business including without limitation professional fees, mechanical and electrical repairs and improvements, construction of mock-up rooms, purchases of material and similar redevelopment expenditures (the "Development Expenditures"), provided that SIHL may cause only $250,000 of Development Expenditures to be incurred between March 15, 1994 and March 21, 1994. Any Development Expenditures that would not otherwise appear on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet as an Adjusted Current Asset shall be automatically counted as an Adjusted Current Asset on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet for the purposes of calculating the adjustments set forth in Section 2.05 of the PIRL Agreement. In the event that the Closing does not occur (other than by reason of a breach by SIHL), SIHL will have no liability for any Development Expenditures incurred by RIB.


TERMINATION


    The Paradise Island Purchase Agreement may be terminated at any time prior to the SIHL Closing Date: (a) by mutual written consent of RII and SIHL at any time prior to entry of the Confirmation Order; (b) by SIHL or RII, if the closing shall not have occurred on or before June 30, 1994; (c) automatically in the event an Acquisition Proposal is approved by the Bankruptcy Court; (d) by SIHL, if any event or development first occurring or arising after November 30, 1993, either


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

alone or taken in the aggregate with other matters arising or occurring after November 30, 1993, shall have caused inaccuracies or breaches in the representations and warranties of RII to occur; (e) by SIHL, if it has become aware that RII will breach its representations and warranties regarding its organization and authority to perform its obligations under the Paradise Island Purchase Agreement or as to the good title of the Shares and such breach is not reasonably capable of being cured by June 30, 1994, or by RII, if it has become aware that SIHL will breach certain representations and warranties in the Paradise Island Purchase Agreement or any related document in any material respect and such breach is not reasonably capable of being cured by June 30, 1994; (f) by SIHL within five Business Days (i) of becoming aware that RII has materially breached certain covenants contained in the Paradise Island Purchase Agreement or (ii) after March 21, 1994, if the Bankruptcy Cases shall not have been filed on or before such date; (g) by SIHL after notifying RII that it is in material breach of its covenant to provide SIHL access to the Paradise Island properties and RII has not cured such breach; (h) by RII, if the reorganization of SIIL described in the Parent Subscription Agreement has not occurred prior to November 30, 1993; (i) by SIHL, if a Material Adverse Effect occurs as a result of any fire, flood, hurricane, accident, explosion or other calamity or casualty or any strike, labor disturbance (excluding a strike or labor disturbance of the Paradise Island Business employees after November 30, 1993), riot, act of God or public enemy, or the institution of condemnation proceedings affecting any material portion of the Real Property or improvements (a "Force Majeure Event") unless the loss caused by a Force Majeure Event (including the present value of lost profits) is less than $20 million and there is adequate insurance to cover such loss; (j) by SIHL or RII in the event a Force Majeure Event occurs and the loss related thereto (including the present value of lost profits) exceeds $20 million, regardless of whether or not such loss is covered by adequate insurance; (k) by SIHL, if SIHL reasonably determines that RII will not be able to deliver good title to a material portion of the Paradise Island Business or the Shares by June 30, 1994; and (l) by SIHL, if as a result of a breach by RII of its covenant to operate the Paradise Island Business in the ordinary course, a Material Adverse Effect has occurred. Failure to obtain the Paradise Island Interim Order, despite the best efforts of RII and GRI, is not a ground for termination of the Paradise Island Purchase Agreement.


TRANSFER TAXES


    The Paradise Island Purchase Agreement provides that any sales and transfer taxes applicable to the conveyance and transfer of the Paradise Island Shares and the RII Paradise Assets shall be borne and paid 50% by SIHL and 50% by RII. The Bahamian Government has notified SIHL and RII that a transfer tax of $1,080,000 is payable as a result of the transfer of the Paradise Island Shares. Such transfer tax will be paid 50% by RII and 50% by SIHL.


AMENDMENT AND WAIVERS


    No amendment to the Paradise Island Purchase Agreement will be effective unless it is in writing signed by RII and SIHL and consented to by Fidelity and TCW. Any party may waive any provision of the Paradise Island Purchase Agreement or consent to any departure by any party therefrom; PROVIDED, HOWEVER, that no such waiver or consent by RII shall be valid unless consented to by Fidelity and TCW (so long as Fidelity and TCW, in the aggregate, hold at least 20% of the outstanding Old Series Notes.)


INDEMNIFICATION


    INDEMNIFICATION BY RII. Until March 31, 1995, RII has agreed to indemnify and hold SIHL and its Affiliates harmless from all Losses arising out of or based upon or caused by the inaccuracy of the representations of RII contained in the Paradise Island Purchase Agreement relating to its organization and authority to execute and perform the Paradise Island Purchase Agreement, title to the Paradise Island Shares, and the accuracy of the information supplied by RII for inclusion in the SIHL Prospectus. In addition, RII has agreed to indemnify SIHL and its Affiliates for any Losses resulting from breaches of certain covenants of RII contained in the Paradise Island Purchase Agreement.


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

    INDEMNIFICATION BY SIHL. Until March 31, 1995, SIHL has agreed to indemnify RII and its Affiliates for any Losses arising out of or based upon or caused by the inaccuracy of the representations of SIHL contained in the Paradise Island Purchase Agreement relating to its organization, capital structure and authority to execute and perform the Paradise Island Purchase Agreement and to issue the SIHL Series A Shares, the accuracy of the information supplied by SIHL for inclusion in this Information Statement/Prospectus and the operation of SIHL since its organization. In addition, SIHL has agreed to indemnify RII and its Affiliates for any Losses resulting from breaches of certain covenants of SIHL contained in the Paradise Island Purchase Agreement.


               DESCRIPTION OF PIRL STANDBY DISTRIBUTION AGREEMENT

GENERAL


    The following is a summary of material portions of the PIRL Standby Distribution Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. Capitalized terms used in this section and not defined in this Information Statement the Prospectus have the meanings ascribed thereto in the PIRL Standby Distribution Agreement.



    For   the  purposes  of  the  following  description  of  the  PIRL  Standby
Distribution Agreement, the following terms have the following meanings:


    "Adjusted Cash" means cash and cage cash.

    "Adjusted Current Assets" means Current Assets minus Adjusted Cash.

    "Adjusted Working Capital" means Adjusted Current Assets minus Current Liabilities.

    "Current Assets" means cash, cage cash, net receivables, prepaid expenses and inventory.


    "Current Liabilities" means accounts payable, accrued liabilities and the current portion of the capital lease obligations relating to the mini-bars used in the Paradise Island Business.



    "EBITDA Adjustment" means the Earnings from Operations appearing as a line item on the Closing Date Operations Statements plus depreciation plus the amount, if any, paid or accrued with respect to RII management fees to the extent such fees were deducted in computing Earnings from Operations, plus any expenses in excess of $25,000 appearing on the Closing Date Operations Statement that are attributable to events occurring prior to January 1, 1994, less $275,000 per month for overhead relating to RII and the U.S. Paradise Island Subsidiaries (to be prorated for any portion of a month) less capital expenditures; provided that any item of capital expenditure in excess of $25,000 will not be deducted if not approved in writing by PIRL.



    "Paradise Island Business" means all the operations and properties conducted and owned by RII and its affiliates primarily in connection with or relating primarily to Paradise Island, The Bahamas, including without limitation the Paradise Island Properties, approximately 561 acres on Andros Island and the PIRL BDL Option to purchase approximately 1,675 acres on Grand Bahama Island and other similarly related assets not currently used actively in the Paradise Island operations.


    "Target Adjusted Cash" means Adjusted Cash of $5 million.

PURCHASE AND SALE OF THE SHARES AND THE U.S. PARADISE ISLAND ASSETS


    The PIRL Standby Distribution Agreement provides that PIRL will purchase the Paradise Island Shares from RII. In addition, certain U.S. and Bahamian subsidiaries of PIRL will purchase the RII Paradise Assets from the U.S. Paradise Island Subsidiaries and RII. As consideration for the transfer of the Paradise Island Shares, and the RII Paradise Assets, PIRL will cause the PIRL Ordinary Shares to be delivered on the Closing Date, on behalf of RII and the U.S. Paradise Island Subsidiaries, to the Disbursing Agent.


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
RII REPRESENTATIONS AND WARRANTIES


    The PIRL Standby Distribution Agreement contains various customary representations and warranties by RII, including without limitation representations and warranties as to RII's organization and authority, compliance with certain laws and agreements, consents and required filings, organization and standing of RIB, its subsidiaries and the U.S. Paradise Island Subsidiaries, ownership of and title to the Paradise Island Shares, assets and real property, employee benefits, absence of undisclosed liabilities, the absence since June 30, 1993, of certain events, the accuracy of financial statements relating to the Paradise Island Business and the equity interests in the subsidiaries of RIB.


    The PIRL Standby Distribution Agreement also contains various customary representations and warranties by RII regarding PIRL, including representations and warranties as to PIRL's organization and authority relative to the PIRL Standby Distribution Agreement and the transactions contemplated thereby, compliance with certain laws and agreements, authority to issue the PIRL Ordinary Shares, the operations of PIRL since its incorporation and the capital structure of PIRL.

HANDLING OF CASH AND WORKING CAPITAL


    Within 45 days of the Closing Date, RII will deliver to PIRL an audited balance sheet for the Paradise Island Business as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and an audited statement of operations for the Paradise Island Business for the period beginning on January 1, 1994, and ending at the end of business on the Closing Date (the "Closing Date Operations Statement"), accompanied by an opinion of Ernst & Young thereon to the effect that such balance sheet and statement of operations present fairly in all material respects the financial position and results of operations of the Paradise Island Business at such date and for such period. The PIRL Standby Distribution Agreement provides a mechanism pursuant to which PIRL could disagree with the Closing Date Balance Sheet or Closing Date Operation Statements. Any such disagreements would be settled through negotiations between PIRL and RII or by an independent "Big Six" accounting firm. If prior to 35 days after the Closing Date there has not been a resolution of the Union Contract Dispute between RIB and the Union with respect to amounts claimed by the Union to be owed by RIB through December 31, 1993, under the collective bargaining agreement dated as of January 7, 1990, between The Bahamas Hotel Employers Association and the Union, then RII and PIRL shall agree as to the amount they believe to settle the Union Contract Dispute or, in absence of any agreement between RII and PIRL, such amount will be determined by Bahamian counsel selected jointly by RII and PIRL (the "Union Contract Dispute Amount"). The Union Contract Dispute Amount shall appear on the Closing Date Balance Sheet as a Current Liability and is currently estimated to be approximately $1,000,000. The Union Contract Dispute arises out of the non-payment by RIB and all other members of The Bahamas Hotel Employers Association of certain wage and pension increases due to a downturn in business experienced by hotels in the area. Any amounts owed by RIB pursuant to a resolution of the Union Contract Dispute after the Closing shall remain an obligation of RIB and not RII. See "Business of the Company -- Employees".


    The PIRL Standby Distribution Agreement provides that within three Business Days after the Closing Date, PIRL and RII shall jointly prepare a cash statement setting forth the amount of Adjusted Cash of the Paradise Island Business as of the Closing Date. If the Adjusted Cash of the Paradise Island Business shown on such cash statement is less than the Target Adjusted Cash, on the fourth Business Day after the Closing Date, RII shall pay to PIRL the difference in immediately available funds.


    If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to PIRL pursuant to the cash adjustment described in the immediately preceeding paragraph shall be greater than the $12 million plus the EBITDA Adjustment, then PIRL shall pay to RII the difference in immediately available funds, together with interest on such amount at an annual rate of 7.5% per year from and including the Closing Date to but excluding the date of payment. If the Adjusted Working Capital of the Paradise Island Business plus the Adjusted Cash shown on the Closing Date Balance Sheet plus any amount paid to PIRL pursuant to the Cash adjustment described in the immediately preceeding paragraph shall be less than $12 million plus the EBITDA Adjustment, then RII shall pay to PIRL the difference in immediately available funds, together with interest on such amount at a rate of 7.5% per year from and including the Closing Date to but excluding the date of payment.


ADDITIONAL AGREEMENTS


    SIHL EXPENSE REIMBURSEMENT. To the extent and in the circumstances set forth in the Paradise Island Purchase Agreement. See "Description of Paradise Island Purchase Agreement -- Additional Agreements -- SIHL Expense Reimbursement".


    The Plan and the PIRL Standby Distribution Agreement provide that if the PIRL Spin-Off occurs, the obligation to pay the SIHL Expense Reimbursement shall be an obligation of PIRL (and not RII) pursuant to either of the circumstances described below:

        (1) In the event that the Paradise Island Purchase Agreement is terminated by RII pursuant to any of the provisions of the Paradise Island Purchase Agreement or by SIHL as a result of the failure of the closing thereunder to occur on or before June 30, 1994, and a sale of the Paradise Island Business or any portion thereof that would reasonably be expected to generate 50% or more of the revenues of the Paradise Island Business (whether by merger, purchase of capital stock, purchase of assets, tender offer or otherwise) is consummated within one year of such termination (a "Post Termination Sale"), then upon the consummation of such Post Termination Sale, RII or, if the PIRL Spin-Off shall have already occurred PIRL, shall pay to SIHL the SIHL Expense Reimbursement up to $4 million in the event such Post Termination Sale shall constitute an Overbid Transaction or up to $2 million in the event such Post Termination Sale is not an Overbid Transaction, in each case less any amounts previously paid to SIHL pursuant to subparagraphs (i), (ii), (iii), (iv) and (v) of Section 7.02 of the Paradise Island Purchase Agreement.

        (2) In the event that the Paradise Island Purchase Agreement is terminated by SIHL pursuant to any of the provisions the Paradise Island Purchase Agreement and a Post Termination Sale which constitutes an Overbid Transaction occurs within one year of such termination, then upon the consummation of such Post Termination Sale, RII, or if the PIRL Spin-Off shall have already occurred, PIRL, shall pay to SIHL the SIHL Expense Reimbursement up to $4 million less any amounts previously paid to SIHL pursuant to subparagraphs (i), (ii), (iii), (iv) and (v) of Section 7.02 of the Paradise Island Purchase Agreement.


    Prior to the consummation of the PIRL Spin-Off, PIRL shall enter into a security and pledge agreement with SIHL, pursuant to which PIRL shall pledge assets reasonably acceptable to SIHL and having a fair market value of $6 million to secure PIRL's obligation to pay the SIHL Expense Reimbursement.



    EMPLOYEE MATTERS. As of the Closing Date, PIRL shall (directly or though U.S subsidiaries) offer employment to each Paradise Employee, except that PIRL may designate within 60 days from the date of the PIRL Standby Distribution Agreement up to 40 Excluded Employees. PIRL shall not be required to offer employment to any Excluded Employee and RII has agreed that all obligations, including obligations under any Benefit Plan or similar employee benefits, to such Excluded Employees shall remain the responsibility solely of RII and not of PIRL after the Closing.



    Pursuant to the terms of the PIRL Standby Distribution Agreement PIRL shall have no obligation to maintain, continue or assume obligations under any Benefit Plan of RII. The PIRL Standby Distribution Agreement further provides that within 90 days from the date of the PIRL Standby Distribution Agreement, PIRL shall determine whether it shall offer Paradise Employees who accept employment with PIRL a 401(k) plan. If PIRL determines to offer such a 401(k) plan, then as promptly as practical after the Closing Date, RII shall take all actions necessary to transfer to such new 401(k) plan the account balances in the Resorts Retirement Savings Plan of all Paradise Employees.


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    DEVELOPMENT EXPENDITURES


    The PIRL Standby Distribution Agreement provides that from March 15, 1994, RII, at the request of Buyer, will cause RIB to incur up to $3,000,000 of Development Expenditures, provided that Buyer may cause only $250,000 of Development Expenditures to be incurred between March 15, 1994 and March 21, 1994. Any Development Expenditures that would not otherwise appear on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet as an Adjusted Current Asset shall be automatically counted as an Adjusted Current Asset on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet for the purposes of calculating the adjustments set forth in Section 2.05 of the PIRL Standby Distribution Agreement.


TERMINATION


    The PIRL Standby Distribution Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of RII and PIRL at any time prior to entry of the Confirmation Order; (b) automatically in the event that a proposal for the sale of the Paradise Island Business by RII or GRI, other than pursuant to the PIRL Standby Distribution Agreement or the Paradise Island Purchase Agreement, is approved by the Bankruptcy Court; (c) by PIRL, if a Material Adverse Effect occurs as a result of any Force Majeure Event unless the loss caused by the Force Majeure Event (including the present value of lost profits) is less than $20,000,000 and there is adequate insurance to cover such loss; (d) by PIRL, if PIRL reasonably determines that RII will not be able to deliver good title free and clear of encumbrances, other than certain permitted encumbrances, to a material portion of the Paradise Island Business or 100% of the outstanding Paradise Island Shares by September 30, 1994; (e) by PIRL, if as a result of a breach of RII of its covenant to operate the Paradise Island Business in the ordinary course, a Material Adverse Effect has occurred; (f) by PIRL, if in Fidelity's and TCW's reasonable judgment (based on advice of legal counsel), the consummation of the transactions contemplated by the PIRL Standby Distribution Agreement could be expected to result in the incurrence of any personal liabilities by the holders of PIRL's capital stock by virtue of their status as shareholders (excluding any losses resulting solely from a decline in the economic value of such capital stock); provided, however, that in the event of a good faith dispute concerning whether PIRL is entitled to terminate the PIRL Standby Distribution Agreement pursuant to the provisions described in this clause (f), the matter will be submitted to a court of competent jurisdiction for a final and binding determination; (g) by PIRL, if RII or any of its Affiliates propose or support before the Bankruptcy Court any proposal for the sale or disposition of the Paradise Island Business other than pursuant to the PIRL Standby Distribution Agreement or the Paradise Island Purchase Agreement; or (i) automatically in the event that the sale of the Paradise Island Business by RII to SIHL is consummated pursuant to the Paradise Island Purchase Agreement.


TRANSFER TAXES


    The PIRL Standby Distribution Agreement provides that any sales and transfer taxes applicable to the conveyance and transfer of the Paradise Island Shares and the RII Paradise Assets shall be borne and paid 100% by RII. The Bahamian Government has notified PIRL and RII that a transfer tax of $1,080,000 is payable as a result of the transfer of the Paradise Island Shares. Such transfer tax will be paid 100% by RII.


AMENDMENT AND WAIVERS


    No amendment to the PIRL Standby Distribution Agreement will be effective unless it is in writing signed by RII and PIRL and consented to by Fidelity and TCW. Any party may waive any provision of the PIRL Standby Distribution Agreement or consent to any departure by any party therefrom; PROVIDED, HOWEVER, that no such waiver or consent by RII shall be valid unless consented to by Fidelity and TCW (so long as Fidelity and TCW, in the aggregate, hold at least 20% of the outstanding Old Series Notes).


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
INDEMNIFICATION


    Until the later of March 31, 1995 or the Closing Date, RII has agreed to indemnify and hold PIRL and its Affiliates harmless from all Losses arising out of or based upon or caused by the inaccuracy of the representations of RII contained in the PIRL Standby Distribution Agreement relating to its organization and authority to execute and perform the PIRL Standby Distribution Agreement and title to the Paradise Island Shares.


                       DESCRIPTION OF THE CAESARS PAYMENT


    On the Distribution Date, pursuant to the Plan, RII will distribute to Caesars World, Inc. the Caesars Payment, which is a cash payment in the amount of $400,000. This payment arises from a letter agreement, dated August 18, 1993, by and among Caesars World, Inc., Fidelity and TCW. In conjunction with efforts by Fidelity and TCW to identify potential permanent management for the Paradise Island Business in the event of the PIRL Spin-Off, TCW and Fidelity entered into the letter agreement with Caesars World, Inc. pursuant to which Caesars World, Inc. agreed to grant an option to the holders of Old Series Notes, exercisable until December 31, 1994 to cause Caesars World, Inc. to undertake good faith negotiations with PIRL of agreements under which a subsidiary of Caesars World, Inc. would provide management services with respect to the Paradise Island Business, in the event the SIHL Sale is not consummated. In consideration for this option, Fidelity and TCW agreed to support the inclusion in the Plan of a provision for the payment by RII to Caesars World, Inc. of the sum of $400,000. In conjunction with their discussions and negotiations with Fidelity and TCW concerning the Restructuring and the Plan, and in light of Fidelity's and TCW's agreement to support the Plan, RII and GRI agreed to make the Caesars Payment on the Distribution Date if the Plan is consummated.


                          DESCRIPTION OF DEFERRED CASH

    The rights to receive payments from Deferred Cash will be non-transferable, will be evidenced by the Plan and represent the right to receive payments resulting from distributions by the Litigation Trust from time to time after the Effective Date in respect of Litigation Trust Units owned by RII. No separate evidence will be issued in respect of the rights to receive payments from Deferred Cash. Each such right is an uncertificated, unsecured and unguaranteed obligation of RII to pay an amount to a holder of such right to the extent that RII receives such amount from the Litigation Trust. Such right does not have a definite term and is non-interest bearing. Distributions to RII in respect of the Litigation Trust Units received prior to the Effective Date will be treated as Available Cash and included in the calculation of Excess Cash.

                           DESCRIPTION OF EXCESS CASH


    On the Effective Date, or as soon thereafter as practicable, but in no event later than 20 days after the Effective Date, pursuant to the Plan, RII will distribute Excess Cash to the disbursing agent for the holders of Old Series Notes. Excess Cash equals the Available Cash on the Effective Date minus the sum of (a) RII Retained Cash of $20 million, (b) the SIHL Target Adjusted Cash or Standby Target Adjusted Cash, if the SIHL Sale is not consummated, (c) the Reserved Cash, (d) the Plan Consummation Cash, and (e) the Caesars Payment. Under the Plan, Available Cash is defined as all cash of RII and its subsidiaries on the Effective Date, including but not limited to cash deposited in depository accounts, cash on hand and cage cash, before giving effect to the SIHL Sale or PIRL Spin-Off, as the case may be, and the distributions under the Plan, but specifically excluding (a) any cash actually received by RII on or prior to the Effective Date, from ACS, as tenant under the Showboat Lease, which has been escrowed by RII to pay its current obligations with respect to the Showboat Notes, (b) any restricted cash relating to the Litigation Trust and (c) any portion of the SIHL Aggregate Cash Purchase Price. Available Cash includes pre-Effective Date distributions to RII in respect of the Litigation Trust Units.


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
    Pursuant to the Plan, RII and GRI have agreed not to pay, and not to cause their subsidiaries to pay, any claim except in the ordinary course of business and consistent with past practice and to collect, and to cause their subsidiaries to collect, receivables in the ordinary course of business and consistent with past practice. On the Effective Date, RII Retained Cash rather than Plan Consummation Cash shall be used to pay any prepetition Allowed Claims or post-petition Allowed Administrative Claims which, in the ordinary course of business and consistent with past practice, would not have been paid by the Effective Date.

                     DESCRIPTION OF LITIGATION TRUST UNITS


    Under the Old Plan, the Litigation Trust was created pursuant to the Litigation Trust Agreement dated September 17, 1990. Pursuant to the Litigation Trust Agreement, various assets of the Old Debtors were assigned to the Litigation Trust to be liquidated, and the proceeds thereof, less certain expenses provided for under the Old Plan, distributed by the Litigation Trustee for the benefit of certain creditors of the Old Debtors, the holders under the Old Plan of "Allowed Class 3B Claims", "Allowed RII Debenture Claims" and "Allowed Other Class 3C Claims" (collectively, the "Trust Beneficiaries"). The Old Plan provided that the aggregate beneficial interests in the Litigation Trust were to be divided into at least 10,000,000 Litigation Trust Units which were to be allocated by the Litigation Trustee to the Trust Beneficiaries as prescribed by the Old Plan. Each Litigation Trust Unit entitles its holder to a pro rata share of any distribution from the Litigation Trust.


    The assets assigned to the Litigation Trust were in the form of various claims and causes of action (the "Litigation Claims") held by the Old Debtors and certain of their affiliates against Donald J. Trump and affiliated entities (collectively, the "Trump Parties"). The Litigation Trustee assessed the viability of proposed litigation against the Trump Parties and explored settlement options on behalf of the Trust Beneficiaries. On May 28, 1991, the Litigation Trustee entered into an agreement with the Trump Parties, Merv Griffin and affiliated entities, and the Old Debtors and affiliated entities (the "Settlement Agreement") settling the Litigation Claims on behalf of the Trust Beneficiaries, subject to their approval. Such approval was solicited and received by July 15, 1991. Pursuant to the Settlement Agreement, the Trump Parties settled all Litigation Claims for $12,000,000.

    Furthermore, as required by the Old Plan, RII also was required to make available $5,000,000 to the Litigation Trust to be used to prosecute or otherwise liquidate the Litigation Claims which the Old Debtors had assigned to the Litigation Trust. In October 1990, this money was placed in a separate expense account held on behalf of RII in order to secure RII's obligation to fund the Litigation Trust's expenses. Under this funding arrangement, interest earned on the $5,000,000 belongs to RII. The balance of the funds remaining in the expense account, after the interest earned on the account is returned to RII and the reasonable expenses incurred by the Litigation Trust are paid in full, is available for distribution to the Trust Beneficiaries.

    Finally, pursuant to the Old Plan, the holders of 1,785,000 Litigation Trust Units had the right to require RII to purchase their Litigation Trust Units for approximately $3,880,000 in the aggregate if certain conditions were not met by September 17, 1991. The $3,880,000 was deposited with the Litigation Trustee in October 1990. Approximately 1,760,000 Litigation Trust Units were purchased in October 1991 for $3,831,000. Interest earned on such $3,880,000 was for the account of the Old Debtors.


    As of September 30, 1992, there were net trust funds in the Litigation Trust in the amount of $12,690,188. Additionally, expenses in the amount of $561,390 incurred by the Litigation Trustee had been paid from the $5,000,000 that RII had made available to liquidate the Litigation Claims. Having settled or otherwise definitively resolved the Litigation Claims and reduced them to cash proceeds being held in the Litigation Trust, the Litigation Trustee is now in a position to make the distributions of the Litigation Trust funds to the Trust Beneficiaries as required in the Old Plan. However, the Litigation Trustee has declined to make distributions until certain aspects of the tax treatment and allocation of such distribution are clarified.

    Prior to making any distributions to the Trust Beneficiaries, the Trustee has sought orders from the New Jersey bankruptcy court concerning the tax status of the Litigation Trust and the proper method of distributing the assets of the Litigation Trust. The tax status of the Litigation Trust is the subject of a stipulation which has been executed by all relevant parties. An order approving this stipulation has been requested from, but not yet been entered by the New Jersey bankruptcy court. A hearing to consider approval of the stipulation has been set for February 7, 1994.



    Assuming the order with respect to the resolution of the tax proceeding is entered in February, 1994 as currently anticipated, the method of distributing the assets of the Litigation Trust has been resolved by a stipulation and order entered on July 13, 1993. The Trustee has filed an application, which will be heard by the New Jersey bankruptcy court on February 7, 1994, to approve an interim distribution of all but $1 million of the Litigation Trust funds.


                        DESCRIPTION OF NET RESERVED CASH

    On the Effective Date, pursuant to the Plan, RII will estimate Reserved Cash, I.E., the amount of cash RII reasonably estimates will be necessary to fund any adjustments required under either the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement, as appropriate. As soon as practicable after the Effective Date, but no later than 90 days after the Effective Date, RII will distribute Net Reserved Cash. To the extent that Reserved Cash exceeds the amount of cash actually required for such purposes, there will exist Net Reserved Cash to be distributed to the former holders of Old Series Notes.

    The rights to receive payments, if any, from Net Reserved Cash will be non-transferable and will be evidenced by the Plan. No separate evidence will be issued in respect of the rights to receive payments from Net Reserved Cash. Each right is an unsecured and unguaranteed obligation of RII to pay an amount to a holder of such right to the extent that there exists Net Reserved Cash. There can be no assurance of Net Reserved Cash and, as a result, no assurance of any payments from Net Reserved Cash. The right to receive Net Reserved Cash will bear interest thereon at the average rate of return received by RII and its subsidiaries on invested cash from the Effective Date to but excluding the Distribution Date.

          DESCRIPTION OF NET PLAN CONSUMMATION CASH AND PLAN EXPENSES


    On the Effective Date, pursuant to the Plan, RII will estimate Plan Consummation Cash, I.E., the amount of cash RII reasonably estimates will be necessary to pay Plan Expenses. "Plan Expenses" include administrative claims, the claims of RII Classes 1, 4, and 5 and GRI Classes 1 and 3 (whether or not such claims are Disputed Claims) which by their terms are overdue on the Effective Date and the payment of which is incapable of being reinstated or deferred under the Bankruptcy Code, plus (i) any actual payments required to be made by RII or the RII Paradise Subsidiaries for transfer taxes or federal alternative minimum taxes incurred solely as a result of the consummation of the transactions contemplated by the Paradise Island Purchase Agreement or, alternatively, the PIRL Standby Distribution Agreement (after giving effect to all available deductions or credits allowed to the affiliated group of which RII is the common parent for the taxable year in which such transaction occurs), and for costs and liabilities pursuant to section 6.10 of the Paradise Island Purchase Agreement or, alternatively, section 5.09 of the PIRL Standby Distribution Agreement, (ii) costs or expenses incurred in connection with the implementation and consummation of the Plan for (a) amounts payable to the Disbursing Agent under the Plan as provided in section 6.11.9 hereof, (b) the reasonable fees and reasonable expenses of professionals associated with litigating Disputed Claims or Disputed Interests and implementing and consummating the Plan. As soon as practicable after the Effective Date, but no later than 90 days after the Effective Date, RII will determine the amount of cash actually required for such purposes. To the extent that Plan Consummation Cash exceeds the amount of cash actually required for such purposes, there will exist Net Plan Consummation Cash to be distributed to the former holders of Old Series Notes. Payments of Net Plan Consummation Cash will be made as soon as practicable, but no later than 90 days after the Effective Date; provided, however, that if all


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

Plan Expenses have not been paid by the 90th day after the Effective Date, RII and GRI may continue to hold back for an additional 60 days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses, after which time the remaining Net Plan Consummation Cash will be distributed, unless otherwise ordered by the Bankruptcy Court.



    Pursuant to the Plan, RII and GRI have agreed not to pay, and not to cause their subsidiaries to pay, any claim except in the ordinary course of business and consistent with past practice and to collect, and to cause their subsidiaries to collect, receivables in the ordinary course of business and consistent with past practice. On the Effective Date, RII Retained Cash rather than Plan Consummation Cash will be used to pay any prepetition Allowed Claims or post-petition Allowed Administrative Claims which, in the ordinary course of business and consistent with past practice, would not have been paid by the Effective Date, other than Plan Expenses.


    The rights to receive payments, if any, from Net Plan Consummation Cash will be non-transferable and will be evidenced by the Plan. No separate evidence will be issued in respect of the rights to receive payments from Net Plan Consummation Cash. Each right is an unsecured and unguaranteed obligation of RII to pay an amount to a holder of such right to the extent that there exists Net Plan Consummation Cash. There can be no assurance of Net Plan Consummation Cash and, as a result, no assurance of any payments from Net Plan Consummation Cash. The right to receive Net Plan Consummation Cash will bear interest thereon at the average rate of return received by RII and its subsidiaries on invested cash from the Effective Date to but excluding the Distribution Date.

                        DESCRIPTION OF GRIFFIN WARRANTS

GENERAL

    The form of the Griffin Warrants has been filed as an exhibit to the Registration Statement. See "Available Information".

EXERCISE OF GRIFFIN WARRANTS


    Upon issuance, the Griffin Warrants will entitle the holder thereof to purchase approximately 10% of the RII Common Stock on a fully diluted basis at a purchase price per share equal to the Griffin Warrant Exercise Price. Once issued, the holder may exercise the Griffin Warrants, subject to applicable securities laws, at any time prior to the fourth anniversary of the Effective Date.


    The "Griffin Warrant Exercise Price" shall be the lesser of (i) the average market price of RII Common Stock for the 20 trading days following the Effective Date and (ii) $1.875.

    If the holder exercises the Griffin Warrants for less than all the shares of RII Common Stock purchasable thereunder, RII will issue to such holder a RII warrant certificate evidencing the remaining amount of shares of RII Common Stock purchasable upon further exercise of the Griffin Warrants. Payment of the purchase price upon the exercise of the Griffin Warrants may be made in cash or by certified or official bank or bank cashier's check.

ADJUSTMENTS


    Capitalized terms used in this section and not otherwise defined in this Information Statement/ Prospectus have the meanings ascribed thereto under "-- Certain Definitions" below.



    The number of shares of RII Common Stock issuable upon exercise of the Griffin Warrants are subject to adjustment under certain events, including: (i) the distribution of additional shares of RII Common Stock to all holders of RII Common Stock, the subdivision of shares of RII Common Stock and the combination of shares of RII Common Stock into a smaller number of shares of RII Common Stock; (ii) the distribution to holders of Common Stock of any Indebtedness (other than Convertible Securities), shares of capital stock (other than
Convertible  Securities  or  Additional Shares  of  Common Stock)  or  any other securities or property (other than cash) or any warrant or other right to subscribe for or purchase any Indebtedness (other than Convertible Securities);
(iii) the  issuance or  sale of  any Additional  Shares of  Common Stock  for  a
consideration    per    share    less   than    the    Current    Market   Value


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

per share of Common Stock; (iv) the distribution or issuance or sale of warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable, if the consideration per share for which Additional Shares of Common Stock at any time thereafter may be issuable pursuant to the terms of such warrants or other rights or such Convertible Securities is less than the Current Market Value per share of Common Stock; and (v) the distribution or issuance or sale of any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, if the consideration per share for which Additional Shares of Common Stock at any time thereafter may be issuable pursuant to the terms of such Convertible Securities is less than the Current Market Value per share of Common Stock. RII is not required to issue fractional shares of RII Common Stock.


    If RII consolidates with or merges with and into another entity or sells or transfers substantially all its assets, the holders of Griffin Warrants will be entitled to receive, upon the exercise of the Griffin Warrants, the securities or property to which the holder of the shares of RII Common Stock or other securities then deliverable upon the exercise of the Griffin Warrants would have been entitled upon such consolidation, merger or sale.

LIMITATION ON RIGHT TO VOTE OR RECEIVE DIVIDENDS

    No holder of the Griffin Warrants, as such, will be entitled to any rights as a shareholder of the RII, including the right to vote or to receive dividends or other distributions with respect to the shares of RII Common Stock, until such holder has properly exercised the Griffin Warrants in accordance with their terms.

CERTAIN DEFINITIONS

    "Additional Shares of Common Stock" means all shares of Common Stock issued subsequent to the Effective Date other than (A) shares issued upon exercise of the Griffin Warrants and (B) any shares of Common Stock issued upon exercise of any 1990 Stock Option or any option issued under the 1994 Stock Option Plan.

    "Capitalized Lease" means, with respect to any Person, any lease or any other agreement with respect to the use of property that, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

    "Capitalized Lease Obligation" of any Person means, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized in respect of a Capitalized Lease of such Person.

    "Common Stock" means RII Common Stock, par value $.01 per share, as constituted on the Distribution Date and any capital stock into which such common stock thereafter may be changed on one or more occasions as a result of a stock split, stock dividend or combination or reclassification of shares, or through a merger, consolidation, reorganization or recapitalization, or by any other means, and in addition to such RII Common Stock also includes capital stock of RII of any other class that is not preferred as to dividends or assets over any other class of capital stock of RII and that is not subject to redemption; provided that the shares of Common Stock receivable upon exercise of the Warrants shall include only shares designated as RII Common Stock on the Effective Date.

    "Convertible Securities" means Indebtedness, shares of stock or other securities that, with or without payment of additional consideration in cash or property, are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.


    "Current Market Value" of a share of Common Stock means, for each trading day: (A) the closing price for Common Stock as reported on the American Stock Exchange; (B) if the Common Stock is not listed on the American Stock Exchange, the closing price as reported on the principal national securities exchange on which the Common Stock is listed; (C) if the Common Stock is not listed on any


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national  securities exchange, the closing  price in the over-the-counter market as reported on the Nasdaq National Market; or (D) if no such closing price is available, the fair market value as determined in good faith by the Board of Directors of the Company.



    "Current Warrant Price" per share of Common Stock, as of any date, means the amount equal to the quotient resulting from dividing the Griffin Warrant Exercise Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.


    "GAAP" means United States generally accepted accounting principles.

    "Indebtedness" of any Person means, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person that, in accordance with GAAP, would be classified on a balance sheet of such Person as debt or indebtedness, including all obligations of such Person in respect of borrowed money or evidenced by bonds, debentures, notes or other evidence of indebtedness, and (ii) in addition (A) all obligations that are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (B) all Capitalized Lease Obligations of such Person, (C) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered, (D) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person in order to maintain the working capital, net worth or any other balance sheet condition of such other Person or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss and (E) guarantees, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsement of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others to pay the same or to the owners of such Indebtedness of others of the character described above, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others,
(y) purchase or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss or (z) supply funds to or invest in any such debtor.

    "Lien" means: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) that secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including without limitation any such interest arising from a Capitalized Lease, arising from a mortgage, charge, pledge, security agreement, conditional sale or trust receipt, arising by way of the right of set-off, or deposit in trust, or arising from a lease, consignment or bailment given for security purposes; (ii) any encumbrances upon such property that does not secure such an obligation; and (iii) any exception to or defect in the title to or ownership interest in such property, including without limitation reservations, rights of entry, possibilities of reverter, encroachments, easements, right of way, restrictive covenants, leases, licenses and profits a prendre.

    "Person"   includes  an   individual,  a  corporation,   an  association,  a
partnership, a trust or estate, a government and any agency or political subdivision thereof or any other entity.

    "Stock Unit" means one share of Common Stock until the occurrence of any adjustment specified in the antidilution section of the Griffin Warrants and thereafter means such other number of shares of Common Stock as may result from any one or more of such adjustments.

                        DESCRIPTION OF OLD SERIES NOTES


    The Old Series Notes were issued pursuant to the Old Series Note Indenture dated as of September 14, 1990, between RII and Chemical Bank (successor to Manufacturers Hanover Trust Company), the Old Series Note Trustee. A copy of the Old Series Note Indenture is filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. The terms of the Old Series Note Indenture also are governed by certain provisions contained in the TIA.



    Wherever particular provisions of the Old Series Note Indenture or Old Series Notes are referred to, such provisions are incorporated by reference herein. Capitalized terms used in this section but not defined in this Information Statement/Prospectus have the meanings ascribed thereto in the Old Series Note Indenture and are incorporated by reference herein. References to Sections or Articles refer to Sections or Articles of the Old Series Note Indenture and references to Paragraphs refer to Paragraphs of the respective Old Series Notes.


CERTAIN TERMS OF THE OLD SERIES A NOTES

    GENERAL


    The Old Series A Notes are secured obligations of RII, guaranteed as to payment of principal and interest by GRI pursuant to the GRI Guaranty and limited to $187,500,000 in aggregate principal amount plus the principal amount of Old Series A Notes that may be issued in payment of interest as described below. As of November 30, 1993, approximately $263,000,000 in aggregate principal amount of Old Series A Notes were outstanding. The Old Series A Notes mature on April 15, 1994.


    SINKING FUND REQUIREMENTS

    None.

    INTEREST

    The Old Series A Notes paid interest at a rate of 6% per year from April 11, 1990 until April 15, 1991. The interest rate on the Old Series A Notes increased to 9% on April 15, 1991, to 12% on April 15, 1992, and to 15% on April 15, 1993.
Interest is payable semi-annually on April 15 and October 15 in each year to holders of record at the close of business on the first day of the month in which the interest payment date occurs. RII is required to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the then current rate applicable to the Old Series A Notes plus 2% per year. RII may pay all or any portion of interest accruing on the Old Series A Notes by issuing additional Old Series A Notes (valued, for purposes only of determining the principal amount of additional Old Series A Notes to issue in respect of interest so paid, at 100% of their principal amount) in lieu of cash in satisfaction of interest payments due. Interest on the Old Series A Notes may be paid in cash only if interest on the Old Series B Notes is concurrently paid in cash in the same proportion of the total interest due. To date, RII has made all interest payments on the Old Series A Notes by issuing additional Old Series A Notes.

CERTAIN TERMS OF THE OLD SERIES B NOTES

    GENERAL


    The Old Series B Notes are secured obligations of RII, limited in aggregate principal amount to the sum of (a) $137,500,000, plus (b) the principal amount of Old Series B Notes that were issued in respect of certain general unsecured claims under the Old Plan, approximately $1,250,000, plus (c) the principal amount of Old Series B Notes that are issued in payment of interest as described below. As of November 30, 1993, approximately $219,000,000 in aggregate principal amount of Old Series B Notes were outstanding. The Old Series B Notes mature on April 15, 1994. Additional Old Series B Notes not to exceed approximately $2,500,000 in aggregate principal amount may be issued to holders of Old Plan Disputed Claims if such claims are allowed by the New Jersey bankruptcy court.


    SINKING FUND REQUIREMENTS

    None.

    INTEREST

    The Old Series B Notes paid interest at a rate of 11% per annum from May 8, 1990 until April 15, 1991. Thereafter the interest rate on the Old Series B Notes is 15% per year until maturity. Interest is payable semi-annually on April 15 and October 15 in each year to holders of record at the close of business on the first day of the month in which the interest payment date occurs. RII is required to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the then current rate applicable to the Old Series B Notes plus 2% per year. RII may pay all or any portion of interest accruing on the Old Series B Notes by issuing additional Old Series B Notes (valued, for purposes only of determining the principal amount of additional Old Series B Notes to issue in respect of interest so paid, at 100% of their principal amount) in lieu of cash in satisfaction of interest payments due. Interest on the Old Series B Notes may be paid in cash only if interest on the Old Series A Notes is concurrently paid in cash in the same proportion of the total interest due. To date, RII has made all interest payments on the Old Series B Notes by issuing additional Old Series B Notes.

MANDATORY REDEMPTION

    If RII or any of its subsidiaries sells any of their assets listed in a schedule to the Old Series Note Indenture, any other real property or the capital stock of any such subsidiary, the Cash Proceeds from such sale are required to be deposited into the Collateral Account, a custodial account maintained by the Old Series Note Trustee for the benefit of the holders of the Old Series Notes, immediately upon receipt thereof (except Cash Proceeds from the disposition of assets in the ordinary course or in connection with any sale of all or substantially all the assets of RII). If, as a result of any such deposit, the balance in the Collateral Account exceeds $15,000,000, RII is required to redeem the Old Series Notes with the entire balance in the Collateral Account at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption. The Old Series Note Indenture requires that any such redemption be made of both the Old Series A Notes and the Old Series B Notes, pro rata according to the respective principal amounts of the Old Series Notes of each series then outstanding. (ARTICLE THREE AND PARAGRAPH 5).

OPTIONAL REDEMPTION

    The Old Series Notes are not entitled to any sinking fund.


    The Old Series Notes are redeemable at any time in whole, or from time to time in part, at the election of RII, at a redemption price of 100% of their principal amount plus accrued interest to the Redemption Date. The Old Series
Note Indenture requires that any such redemption be made of both the Old Series A Notes and the Old Series B Notes, pro rata according to the respective principal amounts of the Old Series Notes of each series then outstanding. (SECTION 3.02).


    From and after any Redemption Date, if funds for the redemption of any Old Series Notes called for redemption shall have been made available on such Redemption Date, such Old Series Notes will cease to bear interest and the only right of the holders will be to receive payment of the Redemption Price and all interest accrued to such Redemption Date. (SECTION 3.05 AND PARAGRAPH 5).

    The Old Series Note Indenture requires that notice of any optional redemption of any Old Series Notes be given to holders at their addresses, as shown in the register, not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption must specify, among other things, the Redemption Date, the Paying Agent and, in the case of a partial redemption, the aggregate principal amount of the Old Series A Notes and the Old Series B Notes to be redeemed and the aggregate principal amount of the Old Series A Notes and the Old Series B Notes that will be outstanding after such partial redemption. (SECTION 3.03).

LIMITATION ON OPEN-MARKET PURCHASES

    See "-- Restrictive Covenants".

CASINO CONTROL ACT REGULATION

    The Old Series Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey". (SECTION 3.07; PARAGRAPH 6).

PUT OPTION UPON CHANGE OF CONTROL

    Each holder of Old Series Notes has the right (the "Change of Control Put Option") to require RII to purchase such holder's Old Series Notes upon the occurrence of one or more of the following (unless, in the case of clauses (i) and (ii) below, RII calls all the Old Series Notes for redemption in connection therewith pursuant to the terms of the Old Series Note Indenture): (i) the consolidation or merger of RII with or into another entity in which RII is not the surviving corporation; (ii) the sale of all or substantially all the assets of RII, provided that a sale of the stock or substantially all the assets of either RIB or RIH (but not both) will not constitute such a sale; (iii) the percentage of the total issued and outstanding voting stock held by Merv Griffin and his affiliates falls below 15%, other than as a result of issuance by RII of additional shares of voting stock; or (iv) any person or "group" (as defined in Rule 13d-5 promulgated under the Exchange Act), other than Merv Griffin, any of his affiliates or any group of which he or any such affiliate is a member, acquires 50% or more of the total issued and outstanding voting stock. (SECTION 5.16).

    Within 30 business days after any such event, RII is required to give notice thereof to the holders of the Old Series Notes at their addresses shown in the register. The notice must specify the nature of the event giving rise to the right to have the Old Series Notes repurchased, a repurchase date not more than 40 nor less than 30 days after the date of the notice and the instructions a holder of the Old Series Notes must follow in order to have its Old Series Notes repurchased. The repurchase price is 100% of the principal amount of the Old Series Notes repurchased plus accrued and unpaid interest to the date of repurchase. (SECTION 5.16).

    To the extent applicable, RII will be required to comply with Rule 13e-4 under the Exchange Act and any other applicable provisions of federal and state securities laws in connection with any repurchase of the Old Series Notes pursuant to the Change of Control Put Option.

    The Change of Control Put Option may in certain circumstances make more difficult or discourage a takeover of RII, and, thus, the removal of incumbent management.

COLLATERAL

    GENERAL

    The Old Series Notes are secured by the Collateral pursuant to the Old Security Documents described below. The Old Series A Notes and the Old Series B Notes rank PARI PASSU with respect to amounts realized upon the sale or other disposition of the Collateral. (ARTICLE FOUR).

    The Collateral consists of:

        (i) The RII Property, consisting of RII's fee and leasehold interests in substantially all of its real properties, additions or all improvements constructed thereon (other than the Showboat Lease and the real property that is subject to the Showboat Lease), pursuant to the RII Mortgage between RII and the Old Series Note Trustee;


        (ii) The Resorts Casino Hotel,consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon (other than certain new facilities such as the proposed new parking garage) and all furniture, fixtures, machinery, equipment, inventory and accounts of RIH related thereto, encumbered pursuant to the Old RIH Mortgage between RIH and the Old Series Note Trustee;


       (iii) all of the outstanding capital stock of RIH and GRI and all of RII's other direct and indirect domestic subsidiaries pledged by RII to the Old Series Note Trustee pursuant to the Resorts Pledge Agreement between RII and the Old Series Note Trustee;

       (iv) the RIH Notes in the aggregate principal amount of $325,000,000, pledged by GRI to the Old Series Note Trustee pursuant to the RIH Pledge Agreement between GRI and the Old Series Note Trustee;

        (v) 66% of the outstanding RIB Stock, pledged by GRI to the Old Series Note Trustee pursuant to the GRI Pledge Agreement between GRI and the Old Series Note Trustee; and


       (vi) the RIB Note, the RIB Subsidiary Guaranty Agreements and the RIB Mortgage pledged by RIH to the Old Series Note Trustee pursuant to the RIB Collateral Assignment Agreement between RIH and the Old Series Note Trustee.


    THE RII MORTGAGE AND THE RIH MORTGAGE


    The RII Mortgage and the Old RIH Mortgage create a first priority mortgage lien and security interest (subject to certain permitted liens) in the RII Property and the Resorts Casino Hotel, respectively. RII and RIH are prohibited from obtaining the release of, or granting any additional liens on, the RII Property and the Resorts Casino Hotel, respectively, without the consent of the holders of at least two-thirds in principal amount of the Old Series A Notes and the Old Series B Notes, voting together as a single class, and a majority of each class voting separately, except as permitted by the provisions described under the captions "-- Negative Pledge Covenant" and "-- Release and Substitution of Collateral" below.


    RII, RIH AND GRI PLEDGE AGREEMENTS

    The RII, RIH and GRI Pledge Agreements collectively create a security interest in all of the outstanding capital stock of RIH, GRI and all of RII's other direct and indirect domestic subsidiaries and in 66% of the outstanding voting stock of RIB. Unless an Event of Default under the Old Series Note Indenture has occurred and is continuing, RII, RIH and GRI will be entitled to exercise full voting rights of, and may receive any dividends declared on, the pledged shares.

    In addition, the RIH Pledge Agreement creates a security interest in the RIH Notes, which, as amended, evidence the borrowing by RIH from GRI of the proceeds from the issuance by GRI of the Old GRI Notes.

    THE RIB COLLATERAL


    The RIB Collateral includes a promissory note (the "RIB Note") issued by RIB to RIH to evidence the borrowing by RIB from RIH of $50,000,000 of the proceeds of the loan to RIH made by GRI out of the proceeds of sale of the 13 1/2% Senior Secured Reset Notes due 1995 of GRI (the "Reset Notes"). The RIB Note was assigned by RIH to the Old Series Note Trustee as collateral. The RIB Note is guaranteed by three subsidiaries of RIB (collectively, the "RIB Subsidiary Guarantors") and such guarantees (the "RIB Subsidiary Guaranty Agreements") are secured by first priority mortgages and liens evidenced by indentures of mortgage (collectively, the "RIB Mortgage"). The RIB Subsidiary Guaranty Agreements and the RIB Mortgage also were assigned by RIH to the Old Series Note Trustee as collateral. The RIB Mortgage encumbers the interests of RIB and the RIB Subsidiary Guarantors in the Paradise Island Resort & Casino, the Ocean Club, the Paradise Paradise Beach Resort, all additions or improvements constructed thereon and all furniture, furnishings, fixtures, machinery and equipment and other personal property forming a part thereof or used in connection therewith (the "RIB Property"). The RIB Mortgage does not encumber the golf course, certain undeveloped land owned by such subsidiaries and certain other properties not used in connection with the hotel operations on Paradise Island. See "Business of the Company -- The Bahamas" for a description of the RIB Property.


NEGATIVE PLEDGE COVENANT

    RII and its subsidiaries, including RIH, GRI, RIB and the RIB Subsidiary Guarantors, are prohibited from granting any additional liens, other than certain permitted liens, on any of their respective assets without the consent of the holders of at least two-thirds in principal amount of the Old Series A Notes and the Old Series B Notes, voting together as a single class (which must include the holders of at least a majority in aggregate principal outstanding of each such series). (SECTION 5.12).

RELEASE AND SUBSTITUTION OF COLLATERAL

    Subject to certain provisions of the Old Series Note Indenture, real property Collateral (other than real property constituting all or a portion of the Resorts Casino Hotel or the RIB Casino Hotel) may be released upon substitution of other real property Collateral or cash collateral with a fair value, or in an amount, equal to the fair value of the real property Collateral released. Cash Collateral may be released for redemptions of Old Series Notes. Collateral may be released in connection with sales of assets by RII or its subsidiaries, provided that the cash proceeds from sales of certain specified assets are deposited into a separate account which proceeds shall, when the balance in such account equals $15,000,000, be used to redeem Old Series Notes. See "-- Mandatory Redemption" above. Collateral may be released upon request of RIH, GRI or RIB, as the case may be, if the holders of at least two-thirds in aggregate principal amount of the Old Series A Notes and the Old Series B Notes, voting together as a single class (which must include the holders of at least a majority in aggregate outstanding principal amount of each such series), consent to such release in writing. In addition, Collateral sold, assigned, transferred, licensed or otherwise disposed of in the ordinary course of the business or abandoned because it is no longer necessary or desirable in, and is not material to, the conduct of the business will be released, subject, in certain cases, to receipt by the Old Series Note Trustee of certain reports and to limitations on the fair value of property so released. All Collateral will be released upon satisfaction and discharge of RII's obligations under the Old Series Note Indenture. (ARTICLE FOUR).

LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

    GENERAL

    If there is an Event of Default under the Old Series Note Indenture or the Old Security Documents, the Old Series Note Trustee, subject to the requirements of the Casino Control Act and the Gaming Act, may enforce the rights and remedies arising under the Old Security Documents. The net amount realized in any foreclosure sale for the benefit of holders of the Old Series Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests and certain costs, taxes and other items.

    CERTAIN REGULATORY CONSIDERATIONS

    In any foreclosure sale with respect to the Resorts Casino Hotel, the Old Series Note Trustee could bid the amount of the outstanding Old Series Notes. In the case of a foreclosure under the RIB Mortgage, the Old Series Note Trustee could not bid on the RIB Property unless the foreclosure sale is being conducted by leave or order of a Bahamas court and the court has granted leave to bid, in which event the Old Series Note Trustee could bid the amount outstanding under the RIB Note. The Old Series Note Trustee would be required to comply with the applicable requirements of the Casino Control Act (including obtaining a casino license) and Gaming Act in any foreclosure sale.

    CERTAIN BANKRUPTCY CONSIDERATIONS

    In the event of the filing of a petition under the Bankruptcy Code for RIH, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the Old Series Note Trustee from taking action to realize on the Collateral if there is an Event of Default.

    GROUND LEASES

    A substantial portion of the North Tower of the Resorts Casino Hotel, a portion of the adjacent parking garage and a small portion of the casino hotel are located on land that is owned by unrelated third parties and held by RIH under long-term ground leases. The ground leases do not provide certain mortgagee protections and, in the event of a default thereunder, the Old Series Note Trustee may not have the right to cure any such default. However, the Old Series Note Trustee has the right under the Old Series Note Indenture to tender defaulted ground lease payments to RIH and require RIH to transmit such funds to the respective ground lessor. If such default is not cured, the lessor under any ground lease may have the right to terminate the ground lease. The termination of any or all of such ground leases could result in the loss of portions of, or rights with respect to, the property subject to the terminated ground lease.

    ENFORCEABILITY OF JUDGMENTS WITH RESPECT TO BAHAMAS ASSETS


    Since substantially all the assets of RIB and its subsidiaries are outside the United States, any judgment obtained in the United States, including judgments with respect to the payment of principal on the Old Series Notes or with respect to the RIB Note or the RIB Mortgage, might not be collectible within the United States with respect to such foreign assets. In connection with the acquisition of RIH by Griffco and the issuance and sale of the Reset Notes and GRI's 13% Mortgage Notes due 1998, RII was informed by Bahamas counsel, Dupuch & Turnquest, that (i) foreign (including United States) judgments for liquidated amounts in civil matters, obtained against RII, GRI or RII after due trial before a court of competent jurisdiction and which are final and conclusive as to the issues in contention are actionable in Bahamian courts and are impeachable only upon the grounds of fraud, public policy and natural justice, and (ii) there are no other factors under Bahamian law which would defeat an action brought on the basis of such a judgment of a United States court under the Old Series Note Indenture, the Old Series Notes or the RIB Mortgage.


GUARANTY

    GRI guarantees payment of principal and interest of the Old Series Notes pursuant to the GRI Guaranty. GRI's assets consist principally of the RIH Notes and the capital stock of RIB. RIB and its subsidiaries own the Paradise Island properties, including the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort and the Paradise Paradise Beach Resort, and all related furniture, fixtures, machinery and equipment. The RIH Notes and such Paradise Island properties, including all additions or improvements to such properties, directly or indirectly, comprise part of the Collateral securing the Old Series Notes. The Collateral also includes the lien on the Resorts Casino Hotel, owned by RIH, together with all additions or improvements thereto.

RANKING

    The Old Series Notes are senior secured obligations of RII.

PAYMENT OF NET PROCEEDS OF ASSET SALES

    See "-- Mandatory Redemption".

RESTRICTIVE COVENANTS


    The Old Series Note Indenture contains certain restrictive covenants on the part of RII, including without limitation restrictions (subject to certain exceptions) on: (i) the payment of cash dividends or redemptions of capital stock by RII (other than as required by the Casino Control Act); (ii) the repurchase (other than as required by the Casino Control Act) of any Old Series Notes other than at par unless all interest due on the Old Series Notes on the immediately preceding interest payment date was paid in cash and the funds used for the repurchase are not the proceeds of asset sales that are required to be deposited in the Collateral Account and that have not been so deposited; (iii) the incurrence of additional indebtedness for borrowed money, with exceptions for (A) certain purchase money financing not to exceed $15,000,000 in aggregate principal amount at any time outstanding, (B) financing to develop certain property in The Bahamas to fulfill RIB's obligation to the government of the Commonwealth of The Bahamas to construct at least 150 first-class hotel rooms or (after satisfaction of such obligation) otherwise, not to exceed $20,000,000 in aggregate principal amount at any time outstanding, and (C) after the sale of the Paradise Island Business and application of such sale proceeds to prepay the Old Series Notes such that the aggregate principal amount of the Old Series Notes remaining outstanding does not exceed $75,000,000, financing for the construction of new hotel facilities, including a parking garage to serve the Resorts Casino Hotel in Atlantic City, not to exceed $75,000,000 in aggregate principal amount at any time outstanding; (iv) transactions with affiliates, with exceptions for transactions that RII's Board of Directors determines to be on terms as favorable as could be obtained from a non-affiliated party, certain transactions in regard to acquisition of and financing for new hotel facilities, and contribution by RII or any of its subsidiaries of undeveloped land to joint ventures, provided that neither RII nor any of its subsidiaries may enter into any of the foregoing transactions in excess of $10,000,000 without a fairness opinion of an independent financial adviser; (vi) mergers and consolidations with entities other than affiliates of RII; and (vii) the


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ability  of RII and  its subsidiaries to  sell their respective  assets. The Old
Series Note Indenture also requires RII, at all times after December 31, 1990, to maintain a Tangible Net Worth equal to at least $50,000,000. (ARTICLE FIVE).

EVENTS OF DEFAULT

    The  following events  constitute "Events of  Default" under  the Old Series
Note Indenture: (i) failure to pay principal of the Old Series A Notes or the Old Series B Notes when due, whether at maturity, upon redemption, by declaration, or otherwise; (ii) failure to make any interest payment on the Old Series A Notes or the Old Series B Notes when due and continuation of such default for a period of 30 days; (iii) failure on the part of RII to observe or perform any other covenant or agreement contained in the Old Series Note Indenture if such failure continues unremedied for 30 days after written notice given by the Old Series Note Trustee or the holders of at least 25% in aggregate principal amount of the Old Series Notes then outstanding (except in the case of default with respect to the maintenance of corporate existence, restrictions on asset sales and mergers and consolidations, which shall constitute Events of Default without notice or passage of time); (iv) failure on the part of RII or any of its subsidiaries to perform any of its obligations under any Old Security Document to which it is a party (in certain cases where such failure continues unremedied for a period of time after written notice given by the Old Series Note Trustee or holders of 25% in aggregate principal amount of the Old Series Notes then outstanding); (v) certain events involving the subsequent bankruptcy, insolvency, receivership or reorganization of RII, RIH, GRI or RIB; (vi) any default under any other Indebtedness of RII, RIH or RIB (other than certain intercompany indebtedness and the Showboat Notes) in excess (together with other Indebtedness the maturity of which is so accelerated) of $10,000,000 in principal amount if such default permits the holders thereof to cause such Indebtedness to become due prior to its stated maturity and such holders have caused such Indebtedness to become due prior thereto and have not rescinded or annulled such action; (vii) the entry of one or more final judgments, no longer subject to appeal and not covered by insurance, against RII, RIH, GRI or RIB involving aggregate uninsured liability exceeding $10,000,000, if such judgment remains undischarged or unstayed for a period of 45 days; and (viii) any revocation, suspension or loss of any gaming license which results in the cessation of business at the Resorts Casino Hotel or the Paradise Island Casino for a period of more than 45 consecutive days. (SECTION 7.01).

    If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency, receivership or reorganization) shall have occurred and be continuing, the Old Series Note Trustee or the holders of not less than 40% in aggregate principal amount of the Old Series Notes then outstanding may declare immediately due and payable all unpaid principal and interest accrued and unpaid on the Old Series Notes. In case an Event of Default resulting from certain events of bankruptcy, insolvency, receivership or reorganization shall occur, all unpaid principal and interest accrued and unpaid shall be due and payable immediately, without any declaration or other act on the part of the Old Series Note Trustee or the holders of the Old Series Notes. Subject to certain conditions, the holders of a majority in aggregate principal amount of the Old Series Notes then outstanding may rescind a declaration if all Events of Default are remedied. In certain cases the holders of two-thirds in aggregate principal amount of the Old Series Notes then outstanding (which must include holders of at least a majority in aggregate principal amount outstanding of each series) may waive any past Default and its consequences, except a default in the payment of principal of or interest on any Old Series Notes. (SECTION 7.02).

LIMITATION ON MERGERS

    RII, without the consent of the holders of the Old Series Notes, may consolidate with or merge into any other entity or convey, transfer or lease all or substantially all its properties and assets to any person, provided that: (1) the entity formed by such consolidation or into which RII is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of RII is a corporation, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the
District   of  Columbia;  (2)  the  successor  entity  shall  expressly  assume,

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by a  supplemental indenture  executed  and delivered  to  the Old  Series  Note
Trustee, in form satisfactory to the Old Series Note Trustee, the performance of every covenant of the Old Series Notes, the Old Series Note Indenture and the Old Security Documents on the part of RII to be performed or observed; (3) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (4) RII or the successor entity shall have a Tangible Net Worth (immediately after giving effect to such transaction and the assumption contemplated by clause (2) above) equal to or greater than RII's Tangible Net Worth immediately preceding such transaction. (SECTION 6.01). Upon compliance with these provisions by a successor entity, RII would be relieved of its obligations under the Old Series Notes and the Old Series Note Indenture. (SECTION 6.02).

DISCHARGE OF OLD SERIES NOTE INDENTURE; DEFEASANCE

    RII may terminate substantially all obligations under the Old Series Note Indenture at any time by delivering all outstanding Old Series Notes to the Old Series Note Trustee for cancellation and paying any other sums payable under the Old Series Note Indenture. (SECTION 9.02).

    The Indenture also provides that RII may elect to defease and be discharged from any and all obligations with respect to the Old Series Notes and that the provisions of the Old Series Note Indenture will no longer be in effect with respect to the Old Series Notes (except for certain obligations, including the obligations to register the transfer or exchange of the Old Series Notes, to replace temporary or mutilated, destroyed, lost or stolen Old Series Notes, to maintain an office or agency in respect of Old Series Notes and to hold funds for payment in trust).

    Such defeasance will take effect only upon the deposit with the Old Series Note Trustee, in trust for such purpose, of money and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient to pay the principal of and interest on the Old Series Notes on the date such payments are due in accordance with the terms of the Old Series Notes. Such a trust may be established with respect to the Old Series Notes only upon satisfaction of certain conditions specified in the Old Series Note Indenture. (ARTICLE NINE).

MODIFICATION OF INDENTURE

    The Old Series Note Indenture and any Old Security Document may be amended or supplemented by RII or the party to such Old Security Document, the Old Series Note Trustee and the holders of not less than two-thirds in aggregate principal amount of the Old Series Notes then outstanding (which must include holders of at least a majority in aggregate principal amount outstanding of each of the Old Series A Notes and the Old Series B Notes), except that without the consent of the holder of each Old Series A Note and Old Series B Note affected, no such modification or alteration may (i) change the stated maturity of such Note, reduce the principal amount of such Note, reduce the rate or extend the time of payment of interest on such Note, (ii) modify any redemption provision of such Note in a manner that would adversely affect the holder of such Note,
(iii) waive a default in the payment of principal of, or interest on, such Note, or (iv) reduce the aggregate principal amount of the Old Series Notes with respect to which the consent of the holders is required for an amendment or supplement to, or a waiver of any provision of, the Old Series Note Indenture. (ARTICLE TEN).

TRUSTEE

    Chemical Bank (successor to Manufacturers Hanover Trust Company) is the Old Series Note Trustee. Upon the occurrence of an Event of Default (other than resulting from bankruptcy, insolvency, receivership or reorganization) the Old Series Note Trustee or the holders of not less than 40% in aggregate principal amount of the Old Series Notes then outstanding may accelerate their Notes. The Old Series Note Trustee may require reasonable indemnity before exercising any of its rights or powers under the Old Series Note Indenture.

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REPORTS TO HOLDERS

    RII  will furnish the  holders of Old  Series Notes and  the Old Series Note
Trustee  with  annual  reports  containing  audited  financial  statements   and
quarterly reports containing unaudited financial statements. (SECTION 8.06).

                         DESCRIPTION OF SHOWBOAT NOTES

    The Showboat Notes were issued by RII pursuant to the Showboat Indenture dated as of September 14, 1990, between RII and Bank of New York, as trustee (the "Showboat Note Trustee"). A copy of the Showboat Indenture is filed as an exhibit to the Registration Statement of which this Information Statement/Prospectus is a part. The terms of the Showboat Indenture also are governed by certain provisions contained in the TIA.


    Wherever particular provisions of the Showboat Notes and Showboat Indenture are referred to, such provisions are incorporated by reference herein. Capitalized terms used in this section but not defined in this Information Statement/Prospectus have the meanings ascribed thereto in the Showboat Indenture and are incorporated by reference herein. References to Sections and Articles refer to Sections and Articles of the Showboat Indenture and references to Paragraphs refer to Paragraphs of the Showboat Notes.


GENERAL

    The Showboat Notes are secured, nonrecourse notes, limited in aggregate principal amount to the sum of $105,333,000. As of November 30, 1993, $105,333,000 in aggregate principal amount of Showboat Notes were outstanding. The Showboat Notes will mature on June 30, 2000.

    The principal of and interest on the Showboat Notes are payable at the office of the Showboat Note Trustee in New York, New York or at other offices or agencies maintained for that purpose. Payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the register.

    Registration of the Showboat Notes is transferable at an office or agency of the registrar, upon surrender of such Showboat Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to RII duly executed by the holder thereof or his attorney duly authorized in writing. No service charge will be made for any such registration of transfer or exchange, but RII may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The registrar will not be required to register the transfer of or exchange Showboat Notes or portions thereof called for redemption.

    RII initially appointed the Showboat Note Trustee as Paying Agent and Registrar. RII at any time may terminate the appointment of any Paying Agent or Registrar and appoint additional or other Paying Agents and Registrars. RII initially will designate the corporate trust office of the Showboat Note Trustee in New York, New York as the office at which Showboat Notes may be presented and surrendered. Notice of such termination or appointment and of any change in the office through which any Paying Agent or Registrar will act will be given to the Showboat Note Trustee. Until all the Showboat Notes have been delivered to the Showboat Note Trustee for cancellation, however, RII is required to maintain offices or agencies where Showboat Notes may be presented for payment and transfer.

INTEREST

    Interest on the Showboat Notes consists of a pass-through (subject to certain adjustments) of the lease payments actually received by RII or the Showboat Note Trustee under the Showboat Lease. For a description of certain terms of the Showboat Lease, see "-- Collateral" below. Interest is payable based upon lease payments received under the Showboat Lease with respect to periods commencing on or after July 1, 1990. Interest is payable semi-annually on January 15 and July 15 in each year to holders of record of the Showboat Notes at the close of business on the first day of the month in which the interest payment date occurs. RII's obligation with respect to interest on the Showboat Notes is

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only to pay to the holders of the Showboat Notes those lease payments which  are actually received by RII or the Showboat Note Trustee under the Showboat Lease. In the event of a default in the payment of such lease payments by the lessee under the Showboat Lease, the Showboat Note Trustee and the holders of Showboat Notes will have no recourse against RII but will have recourse, after a 30-day grace period following such default, against the collateral described below if such default is not cured by the lessee under the Showboat Lease or RII.

OPTIONAL REDEMPTION

    The Showboat Notes are not entitled to any sinking fund.

    The Showboat Notes are redeemable at any time in whole, or from time to time in part, at the election of RII, at a redemption price of 100% of the principal amount redeemed plus interest to the date of such redemption (based on lease payments actually received to the redemption date and, if the redemption date is not during the first five business days of a calendar month, the amount of rent accrued under the Showboat Lease but not yet paid in respect of the calendar month in which the redemption date occurs).

    From and after any redemption date, if funds for the redemption of any Showboat Notes called for redemption shall have been made available for redemption on such redemption date, such Showboat Notes will cease to bear interest and the only right of the holders will be to receive payment of the redemption price and all interest to such redemption date. (SECTION 3.05 AND PARAGRAPH 5).


    The Showboat Note Indenture requires that notice of any optional redemption of any Showboat Notes be given to holders at their addresses, as shown in the register, not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption must specify, among other things, the redemption date, the Paying Agent and, in the case of a partial redemption, the aggregate principal amount of Showboat Notes to be redeemed and the aggregate principal amount of Showboat Notes that will be outstanding after such partial redemption.


CASINO CONTROL ACT REGULATION

    The Showboat Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Business of the Company -- Regulation and Gaming Taxes and Fees -- New Jersey".

COLLATERAL

    The Showboat Notes are secured by a mortgage encumbering the 10.44 acre site which has been leased to ACS (the "Showboat Property"), by a collateral assignment of the Showboat Lease (together, such site and the Showboat Lease are referred to as the "Showboat Mortgage") and by a pledge of any proceeds of the sale of the Showboat Mortgage. The Showboat Indenture and the Showboat Mortgage provide that, so long as any of the Showboat Notes are outstanding, lease payments will be made by the lessee under the Showboat Lease directly to the Showboat Note Trustee. The Showboat Notes are issued without recourse to RII. Accordingly, in the event of a default by RII under the terms of the Showboat Indenture, the sole recourse available to the Showboat Note Trustee and holders of Showboat Notes will be to proceed against the Showboat Collateral.

    The Showboat Lease expires on December 15, 2082. Lease payments are paid in equal monthly installments on the first day of each month. The annual rental for the lease year ending March 31, 1994 is $8,118,000. The lease payment is increased annually as of April 1, based on the changes in the consumer price index from the previous year. Under the terms of the Showboat Lease, ACS is required to pay all real estate taxes and other expenses related to its use of the Showboat Property. The permitted use of the Showboat Property is that of a first-class hotel casino and related facilities. If such use becomes illegal, however, the Showboat Property may be used for any lawful purpose consistent with the urban renewal plan for Atlantic City then in existence. ACS is required to maintain comprehensive general liability insurance (not less than $1,000,000 combined single limit) and umbrella excess liability insurance (not less than $200,000,000 combined single limit), all with RII named as an additional insured. ACS has agreed to indemnify RII to the full limit of any claims in excess of the insurance coverage provided.

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    ACS  may  transfer  its interest  in  the  Showboat Property  or  sublet the
Showboat Property with RII's written consent so long as any transferee agrees to assume and be bound by all the obligations of the Showboat Lease. No consent by RII is required if ACS transfers its interest to a leasehold mortgagee or to an affiliate of ACS or if a sublease involves less than five percent of the gross square footage of the Showboat Property.

    Under the terms of the Showboat Lease, RII is required, prior to making an offer to any other parties, to offer to ACS the opportunity to acquire the Showboat Property.

    The Showboat Lease provides that an assignment of the Showboat Property and the Showboat Lease as collateral (such as contemplated by the Showboat Indenture) does not trigger any right of first offer in favor of ACS. Moreover, Resorts does not believe that a foreclosure on the Showboat Collateral by the Showboat Note Trustee in the event of a default under the Showboat Indenture would trigger such right of first offer. Any subsequent sale by the Showboat Note Trustee might be subject to a right of first offer in favor of ACS. Any sale of the Showboat Property (as well as the ability of the Showboat Note Trustee to take title thereto) also would require the approval of the Casino Control Commission, and the necessity of such approval may affect both the timing of such sale as well as the ultimate price to be obtained.

    If RII were for any reason prohibited under New Jersey law from acting as lessor under the Showboat Lease, including prohibition due to a finding by the Casino Control Commission that RII is unsuitable to own a casino property, the Showboat Lease would require RII to appoint a trustee acceptable to Casino Control Commission to act for RII and collect all lease payments on RII's behalf. The trustee would be required to sell RII's interest in the Showboat Lease and the leased property to a buyer qualified to act as lessor. The net proceeds of any such sale, together with any unremitted lease payments to the date of sale, would be paid to RII, which would in turn remit such proceeds to the Showboat Note Trustee. If RII were no longer able to act as a lessor, ACS would have the right to purchase the underlying land leased from RII. The purchase price would be an amount equal to the greater of $66,000,000 and the fair market value of the leased acreage, but no more than 11 times the rent then being paid by ACS. If the fair market value is not ascertained within the time required by the Casino Control Commission, then the purchase price would be the lesser of $66,000,000 and 11 times the rent being paid by ACS in the year the option would become effective. If the Showboat Note Trustee takes title to the Showboat Collateral and becomes the lessor under the Showboat Lease, it similarly will be subject to the foregoing regulatory provisions.

    In the event of the filing of a petition under the Bankruptcy Code for RII, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the Showboat Note Trustee from taking action to realize on the Showboat Collateral if there is an Event of Default.

CERTAIN COVENANTS

    Set forth below is a description of certain covenants by RII in favor of the holders of the Showboat Notes.

    TRANSFER OF SHOWBOAT COLLATERAL; LIENS

    The Showboat Indenture provides that RII may sell, assign, transfer or otherwise dispose of, or create, suffer or permit to be created or exist any Lien (other than certain permitted liens) on, the Showboat Collateral or any part thereof only if concurrently therewith or prior thereto all outstanding Showboat Notes are redeemed. (SECTIONS 5.10 AND 5.11).

    PERFORMANCE OF COVENANTS UNDER THE SHOWBOAT LEASE

    RII promptly will perform and observe all the terms, covenants and conditions required to be performed and observed by RII as landlord under the Showboat Lease. RII promptly will notify the Showboat Note Trustee, in writing, of the receipt by RII of a notice from ACS asserting or claiming a default by RII under the Showboat Lease. (SECTION 5.09).

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   NOTIFICATION OF DEFAULTS  BY ACS  UNDER THE  SHOWBOAT LEASE  AND EXERCISE  OF
   REMEDIES BY RII

    RII will notify the Showboat Note Trustee, in writing, promptly following the expiration of any applicable grace period for which provision is made in the Showboat Lease, of any default by ACS in the performance or observance of any of the terms, covenants or conditions on the part of ACS to be performed or observed under the Showboat Lease. Similarly, the Showboat Note Trustee will notify RII, in writing, promptly if the Showboat Note Trustee fails to receive from ACS, when due, any payment required of ACS under the Showboat Lease. In the event of any such default, RII diligently will proceed to enforce its rights under the Showboat Lease. (SECTION 5.09).

    TERMINATION OR MODIFICATION OF THE SHOWBOAT LEASE

    RII will not consent to or cause any termination of, amendment to or waiver of any provision of the Showboat Lease that would materially and adversely affect the interests of the Showboat Note Trustee or the holders of the Showboat Notes under the Showboat Note Indenture and the Showboat Mortgage without the prior written consent of the Showboat Note Trustee, which consent is not to be withheld if the holders of at least two-thirds in aggregate principal amount of the outstanding Showboat Notes give their consent.

EVENTS OF DEFAULT

    The  following  events constitute  "Events  of Default"  under  the Showboat
Indenture: (i) failure to pay principal of the Showboat Notes when due, whether at maturity, upon redemption, by declaration or otherwise; (ii) at any time that lease payments under the Showboat Lease are not made directly to the Showboat Note Trustee, failure by RII to pay interest on the Showboat Notes when due and such Default continues for 30 days; (iii) failure by the lessee under the Showboat Lease to make any lease payment due under the Showboat Lease if such failure continues for 30 days; (iv) failure on the part of RII to observe or perform any other covenant or agreement contained in the Showboat Indenture or the Showboat Mortgage if such failure continues unremedied for 30 days after written notice given by the Showboat Note Trustee or the holders of at least 25% in aggregate principal amount of the Showboat Notes then outstanding; and (v) certain events of bankruptcy, insolvency, receivership or reorganization of RII.

    If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency, receivership or reorganization) has occurred and is continuing, the Showboat Note Trustee or the holders of not less than 40% in aggregate principal amount of the Showboat Notes then outstanding may declare immediately due and payable all unpaid principal and interest accrued and unpaid on the Showboat Notes then outstanding. If an Event of Default resulting from certain events of bankruptcy, insolvency, receivership or reorganization occurs, all unpaid principal and interest accrued and unpaid shall be due and payable immediately, without any declaration or other act on the part of the Showboat Note Trustee or any of the holders of the Showboat Notes. Subject to certain conditions, the holders of a majority in aggregate principal amount of the Showboat Notes then outstanding may waive any past Event of Default and its consequences, except a default in the payment of principal of or interest on any of the Showboat Notes.

MODIFICATION OF INDENTURE

    The terms of the Showboat Indenture governing modifications and amendments thereto are substantially similar to the corresponding provisions of the Old Series Note Indenture. See "Description of the Old Series Notes -- Modification of Indenture".

REPORTS TO HOLDERS

    RII will furnish the holders of Showboat Notes and the Showboat Note Trustee with annual reports containing audited financial statements and quarterly reports containing unaudited financial statements.

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LIMITATION ON MERGERS

    RII, without the consent of the holders of the Showboat Notes, may consolidate with or merge into any other entity or convey, transfer or lease all or substantially all its properties and assets to any person, provided that: (1) the entity formed by such consolidation or into which RII is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of RII is a corporation, partnership or trust, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (2) the successor entity shall expressly assume, by a supplemental indenture executed and delivered to the Showboat Note Trustee, in form satisfactory to the Showboat Note Trustee, the performance of every covenant of the Showboat Notes, the Showboat Note Indenture and the Security Documents (as defined in the Showboat Indenture) on the part of RII to be performed or observed; (3) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (4) RII or the successor entity shall have a net worth, determined in accordance with generally accepted accounting principles, not less than RII's net worth immediately preceding such transaction. (SECTION 6.01). Upon compliance with these provisions by a successor entity, RII would be relieved of its obligations under the Showboat Notes and the Showboat Note Indenture. (SECTION 6.02).

DISCHARGE OF SHOWBOAT NOTE INDENTURE; DEFEASANCE

    RII may terminate substantially all obligations under the Showboat Note Indenture at any time by delivering all outstanding Showboat Notes to the Showboat Note Trustee for cancellation and paying any other sums payable under the Showboat Note Indenture. (SECTION 10.02).

    The Indenture also provides that RII may elect to defease and be discharged from any and all obligations with respect to the Showboat Notes and that the provisions of the Showboat Note Indenture will no longer be in effect with respect to the Showboat Notes (except for certain obligations, including the obligations to register the transfer or exchange of the Showboat Notes, to replace temporary or mutilated, destroyed, lost or stolen Showboat Notes, to maintain an office or agency in respect of Showboat Notes and to hold funds for payment in trust).

    Such defeasance will take effect only upon the deposit with the Showboat Note Trustee, in trust for such purpose, of money and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient to pay the principal of and interest on the Showboat Notes on the date such payments are due in accordance with the terms of the Showboat Notes. Such a trust may be established with respect to the Showboat Notes only upon satisfaction of certain conditions specified in the Showboat Note Indenture. (ARTICLE TEN).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    The following discussion describes all the material Federal income tax consequences of the Restructuring to the Company and to the holders of Old Series Notes and, to the extent it relates to matters of law and subject to the qualifications, limitations and assumptions stated herein, constitutes the opinion of Gibson, Dunn and Crutcher, counsel to the Company ("Counsel").The following discussion does not include all matters that may be relevant to any particular holder in light of such holder's particular facts and circumstances. Certain holders, including financial institutions, broker-dealers, tax-exempt entities, insurance companies, foreign persons and stockholders who acquired their stock through the exercise of an employee stock option or otherwise as compensation, may be subject to special rules not discussed below.


    The discussion assumes that holders hold their Old Series Notes as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Tax Code, and will hold the RII Common Stock, the SIHL Series A Shares (or if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares), New RIHF Mortgage Notes, Units comprised of New RIHF Junior Mortgage Notes and RII Class B Common Stock, and rights to receive payments from Deferred Cash received in exchange therefor as capital assets.

    The discussion is based upon the provisions of the Tax Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis) by legislation, administrative action or judicial decision. There can be no assurance that the Service will not challenge one or more of the tax consequences of the Restructuring described herein. Moreover, due to the lack of definitive judicial or administrative authority, substantial uncertainties exist with respect to many of the tax consequences of the Plan described herein.


    The transactions to be undertaken pursuant to the Plan present numerous issues of law and of fact as to which there is no controlling authority under current law. Due to the lack of definitive judicial or administrative authority, substantial uncertainties exist with respect to many of the tax consequences described herein and as to which Counsel is unable to render an unqualified legal opinion. The principal Federal income tax issues as to which Counsel is unable to render an unqualified legal opinion are as follows:


    1. whether the New Debt Securities will be treated as indebtedness of RIH or RIHF;

    2.  classification of the New Debt Securities as debt rather than equity;


    3. whether or not the exchange of the Old Series Notes for the RII Class B Common Stock and the RII Common Stock will be treated as pursuant to a recapitalization as such term is defined in Section 368(a)(1)(E) of the Tax Code;



    4. consequences of the rights to receive payments from Deferred Cash, Net Reserved Cash and Net Plan Consummation Cash;



    5. whether the exchange of the Old Series Notes for the RII Common Stock will qualify for the stock-for-debt exception from the recognition of COD income; and



    6. whether an ownership change within the meaning of Section 382 of the Tax Code will occur in connection with the Exchange, and, if such an ownership change were to occur, whether the "bankruptcy exception" contained in Section 382(1)(5) of the Tax Code will apply.


    Counsel believes that it is more likely than not that the New RIHF Mortgage Notes will be treated as debt for Federal income tax purposes, as discussed below. In each of the other above described instances, Counsel believes that there is substantial authority for the positions that the Company intends to take, as more fully described below. However, because of factual uncertainties and the lack of controlling judicial or regulatory authority, all as described more fully below, Counsel is unable to opine that such positions are more likely than not to be upheld if they are litigated. The substantial authority standard is an objective standard involving an analysis of the law and the application of the law to the relevant facts, and is less stringent than the more likely than not standard. There is substantial authority for the tax treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authority supporting contrary treatment, taking all relevant authorities into account. There may be substantial authority for more than one position.

    Except as specifically discussed below (see "Tax Consequences to the Company
- -- Net Operating Loss Carryovers and Limitations," relating to the effect of the transfer of the RIB stock on the NOLs of the Company), no rulings from the Service have been or will be requested with respect to any of the tax issues discussed herein. Moreover, as noted in the discussion, certain of the issues material to the income tax consequences of certain transactions are inherently factual in nature, and other issues involve areas of the law that are ambiguous or with respect to which legal authority is lacking and as to which Counsel only is able to offer limited guidance. Accordingly, there can be no assurances that the Service will not challenge one or more of the tax consequences of the Restructuring described herein.

    In addition, Counsel is unable to provide any opinion with respect to the Bahamian tax consequences as they relate to PIRL and the receipt of dividends paid on PIRL Ordinary Shares.

    THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX, AND, AS DESCRIBED BELOW, THERE IS UNCERTAINTY WITH RESPECT TO THE TAX TREATMENT OF CERTAIN ASPECTS OF THE PLAN. THIS SUMMARY DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISIONS WITH RESPECT TO THE RESTRUCTURING. THE FEDERAL INCOME TAX DISCUSSION AND OPINIONS SET FORTH IN THIS SECTION "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" ARE BASED UPON THE PROVISIONS OF THE TAX CODE, REGULATIONS, PROPOSED REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT INVESTORS. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISER CONCERNING THE SPECIFIC TAX CONSEQUENCE TO SUCH INVESTOR OF THE PLAN, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS BEFORE VOTING ON THE PLAN.

TREATMENT OF NEW DEBT SECURITIES AS DEBT OF RIH FOR FEDERAL INCOME TAX PURPOSES


    Whether the formal, or nominal, obligor of any given instrument will be treated as the obligor of the instrument for Federal income tax purposes depends upon all of the facts and circumstances, and no single characteristic or factor is determinative. Among the factors examined in determining the identity of the true obligor for Federal income tax purposes where another party guarantees or otherwise provides credit support to the nominal obligor are the economic independence and substance of the obligor and ability of the nominal obligor to service interest and principal on the debt from its own cash flows. Where the nominal obligor exists solely to be the nominal issuer of the instrument and the instrument is "mirrored" by an instrument with virtually identical terms issued by a related party, the Service will closely scrutinize the reality of the nominal obligor's "obligation." In addition, there is substantial authority in the law for the position that, where a person issues debt to a third party pursuant to a disclosed nominee arrangement with a related person, the debt can be deemed to be indebtedness of the related person for Federal income tax purposes, provided that certain formalities are observed. With respect to the New Debt Securities, a conclusion that RIHF rather than RIH is the true obligor for Federal income tax purposes would disregard totally the economic substance of the transaction and would elevate "empty forms" over substance, something that the courts generally have not done. Counsel does note, however, that generally a validly formed and maintained corporate entity will not be ignored for Federal income tax purposes and the courts have held taxpayers to strict standards when such taxpayers have sought to disregard the form of transactions chosen by them. Accordingly, although the issue is not free from doubt, based on the foregoing factors, the issuance of the RIH Senior Mortgage and the RIH Junior Mortgage to support the New Debt Securities, the identical terms (when combined with the RIH Mortgages) of the RIH Promissory Note and the New RIHF Mortgage Notes, and of the RIH Junior Promissory Note and the New RIHF Junior Mortgage Notes, the existence of a Nominee Agreement between RIHF and RIH and the fact that at all times the assets of RIH will be the ultimate and only source of payment on the New Debt Securities, the Company intends to take the position for Federal income tax purposes that the New Debt Securities are to be treated as obligations of RIH for Federal income tax purposes, and the following discussion assumes such treatment.


    If, however, the IRS were to treat RIHF, the formal obligor of the New Debt Securities, as the obligor for Federal income tax purposes, such treatment should not materially adversely affect the treatment of the New RIHF Mortgage Notes or the New RIHF Junior Mortgage Notes as debt for Federal income tax purposes as discussed below (see "-- Classification of New Debt Securities as Debt Rather than Equity").

CLASSIFICATION OF NEW DEBT SECURITIES AS DEBT RATHER THAN EQUITY

    Whether an instrument constitutes debt or equity for Federal income tax purposes is an inherently factual question, and no single characteristic is determinative. Although courts have used a number of factors to determine the characterization of an instrument as debt or equity, each situation is different and must be decided based upon its own set of facts. The following thirteen factors recently have been analyzed by the tax court in determining the characterization of an instrument: (1) the name given to the instrument; (2) the presence or absence of a fixed maturity date; (3) the source of principal repayments; (4) the right to enforce payments; (5) the participation in management as a result of the advances; (6) the status of the advances in relation to advances made by other corporate creditors; (7) the intent of the parties; (8) the "thinness" of the company's capital structure; (9) the identity of interest between creditors and stockholders; (10) the source of interest payments; (11) the ability of the corporation to obtain credit from outside sources; (12) the use to which advances were put; and (13) the failure of the debtor to repay on the due date.


    Based upon an analysis of the above factors and the applicable legal authorities, it is more likely than not that the New RIHF Mortgage Notes will be treated as debt, and there is substantial authority that the Old Series Notes and the New RIHF Junior Mortgage Notes will be treated as debt obligations for Federal income tax purposes, and the following discussion assumes such treatment in both such cases.


    Due to the factual nature of the determination as to the treatment of instruments such as the Old Series Notes or the New Debt Securities, however, there can be no assurance that in any of such cases the Service would not challenge such treatment, or that a court would not sustain such a challenge. If it were determined that any of the New Debt Securities constitute equity for Federal income tax purposes, then (a) payments of interest on such New Debt Securities would not be deductible by the Company and could be taxed as dividend income to the holders; (b) payments of principal on such New Debt Securities would be treated as redemption distributions under Section 302 of the Tax Code, which could result in either gain or dividend income to the holders; and (c) certain corporate holders may be entitled to a dividends-received deduction with respect to payments of principal or interest that are taxed as dividends. Such determination also could affect the amount, timing and character of income, gain or loss to be recognized by a holder as a result of the Exchange, or in the future. The loss of the interest deduction with respect to all or a portion of the New Debt Securities also would increase the Company's taxable income, resulting in a greater utilization of the Company's NOL carryovers and, ultimately, potentially substantially increasing the Company's Federal income tax liability sooner than currently anticipated.


    Except where expressly noted to the contrary, the following discussion assumes that, at the time of the Exchange, the Old Series Notes and the New Debt Securities will be treated as debt obligations, and, in the case of the New Debt Securities, debt obligations of RIH, for Federal income tax purposes.

EXCHANGE OF OLD SERIES NOTES


    As discussed below, Counsel believes that there is substantial authority that the Old Series Notes will not be treated as "securities" within the meaning of the Tax Code provisions governing reorganizations. Accordingly, the Company intends to take the position that the receipt of RII Class B Common Stock and RII Common Stock (including fractional shares and/or odd-lot holdings of RII Class B Common Stock and RII Common Stock deemed to have been received by a holder) in exchange for Old Series Notes pursuant to the Plan will not be treated as the receipt of such stock pursuant to a recapitalization as such term is defined in Section 368(a)(1)(E) of the Tax Code.


    In order for a holder to avoid the recognition of gain or loss in connection with a recapitalization as defined in Section 368(a)(1)(E) of the Tax Code, such holder must exchange stock or securities for stock or securities. Whether a debt instrument constitutes a "security" depends on an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as the most important factor. Under present law, debt instruments with a term of five years or less generally have not been treated by the Service or the courts as securities, whereas debt instruments with a term of ten years or more generally have been treated as securities. Therefore, because the stated term of the Old Series Notes is less than five years, Counsel believes that the Old Series Notes will not be treated as "securities" for Federal income tax purposes. Accordingly, because no stock or "securities" will be surrendered, gain (or loss) will be recognized by a holder of Old Series Notes as a result of the Restructuring to the extent such holder's basis for his Old Series Notes exchanged is less than (or greater than) the sum of the respective fair market values (which should be equal to the "issue price", determined as discussed below) (see " -- OID With Respect to the New Debt Securities") of the New Debt Securities, and the aggregate fair market values of the RII Class B Common Stock, the RII Common Stock, the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price (or if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares), Excess Cash and rights to receive payments from Net Reserved Cash, if any, Net Plan Consummation Cash, if any, and Deferred Cash received in exchange for such Old Series Notes (except to the extent that the amount realized is attributable to accrued interest not previously included in income, which amount will be taxed as ordinary income).


    Any gain or loss recognized by a holder will be long-term capital gain or loss (except to the extent of any accrued market discount, which gain may be treated as ordinary income (see "Market Discount" below)) if the holding period with respect to the Old Series Notes exceeds one year, and otherwise will be short-term capital gain or loss. The ability of a holder to use long-term capital losses to offset income other than capital gains is subject to significant limitations. Currently, the maximum tax rate with respect to long-term capital gains realized by an individual is 28%, and the maximum tax rate on ordinary income is 39.6%.



    A holder's aggregate basis in the New RIHF Junior Mortgage Notes and the RII Class B Common Stock (allocated between them in accordance with their respective, relative fair market values), and its respective bases in the New RIHF Mortgage Notes, the RII Common Stock, the SIHL Series A Shares (or, if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares) and, although the issue is not free from doubt, the Net Reserved Cash and the Net Plan Consummation Cash, will be equal to their respective fair market values. A holder's basis in the right to receive payments from Deferred Cash will be equal to the "issue price" of such right (see "-- Consequences of the Rights to Receive Payments from Deferred Cash" below). The holding period with respect to each instrument will commence on the day after the Exchange.


    Although the Company intends to take the position that the Exchange will not be treated as a recapitalization as defined in Section 368(a)(1)(E) of the Tax Code, if the Exchange were so treated as a recapitalization no loss would be recognized by any holder of the Old Series Notes, and gain, if any, would be recognized only to the extent that a holder receives "boot" (I.E. cash and property other than stock or securities of the Company) in the Exchange that is not deemed to be in payment of accrued interest. Any such gain would be long-term capital gain if the holding period with respect to the Old Series Notes exceeds one year, and otherwise would be short-term capital gain. In general, a holder's tax basis in the RII Common Stock and the RII Class B Common Stock received pursuant to the Exchange would equal the holder's adjusted tax basis in the Old Debt Securities surrendered in the Exchange decreased by the value of property other than the RII Common Stock and the RII Class B Common Stock received, and increased by the gain, if any, recognized as a result of the Exchange, and a holder's holding period in the RII Common Stock and the RII Class B Common Stock would include its holding period for the Old Debt Securities surrendered in the Exchange. In general, a holder's tax basis and holding period in the property other than the RII Common Stock and the RII Class B Common Stock received in the Exchange would be determined as discussed in the preceding paragraph.

    EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISER CONCERNING THE SPECIFIC TAX CONSEQUENCES IN THE EVENT THAT THE EXCHANGE IS TREATED AS A RECAPITALIZATION.

OID WITH RESPECT TO THE NEW DEBT SECURITIES


    On February 2, 1994, the Service issued regulations (the "Regulations") relating to the determination and treatment of OID with respect to debt instruments. The Regulations are effective for debt obligations issued on or after April 3, 1994. The following discussion assumes that the Exchange will occur after such date.

    In general, subject to a DE MINIMIS rule, a debt obligation will be treated as being issued with OID if there exists a difference between the "stated redemption price at maturity" of the instrument and such instrument's "issue price."


    The stated redemption price at maturity of a debt obligation is the aggregate of all payments due to the holder under such debt obligation at or prior to its maturity date, other than interest that is actually and unconditionally payable in cash or property at a single fixed (or a qualified floating) rate (or a permitted combination of the two) at least annually (qualified stated periodic interest payments or "QSIPs"). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. QSIPs are included in income at the time they are accrued or received, in accordance with the holder's usual method of accounting for Federal income tax purposes.



    Pursuant to Section 1273(a)(3) of the Tax Code and the Regulations promulgated thereunder, if the OID with respect to an obligation is less than .25% of the obligation's stated redemption price at maturity multiplied by the number of complete years from the issue date to the maturity date, the amount of OID with respect to such obligation is considered to be zero.



    Under the Regulations, the determination of the "issue price" of a debt obligation will depend, in part, on whether such obligation, or the property for which the debt obligation is exchanged, is treated as "traded on an established market" at any time during the 60 day period ending 30 days after the issue date (the "Trading Testing Period"). If the debt obligation is listed on an established exchange, or such obligations are otherwise "traded on an established market," the "issue price" of the debt obligations will be the fair market value of such obligations as of the issue date (I.E. the trading price). If the debt obligation is not treated as "traded on an established market", the "issue price" will equal the fair market value, as of the Effective Date, of the portion of the property deemed to be exchanged therefor (assuming such property is publicly traded).



    In the case of the New RIHF Mortgage Notes, interest will be payable in cash on a semi-annual basis, commencing on the March 15 or September 15 next following the Effective Date. Such semi-annual interest payments on the New RIHF Mortgage Notes should qualify as QSIPs. Therefore, assuming that the New RIHF Mortgage Notes are, as expected by the Company, listed on the AMEX, whether the New RIHF Mortgage Notes will be treated as being issued with OID will depend upon whether the trading price of such Notes is less than, equal to, or in excess of, the stated redemption price at maturity of such Notes. Moreover, the New RIHF Mortgage Notes will be treated as issued with OID only if their "issue price" is less than their face amount by more than the statutory DE MINIMIS amount. Thus, assuming that the maturity date of the New RIHF Mortgage Notes is nine years from their issue date, the New RIHF Mortgage Notes will be treated as issued without OID if their "issue price" exceeds 97.75% of their stated redemption price at maturity.



    However, in the case of the New RIHF Junior Mortgage Notes, interest is payable on a semi-annual basis commencing on the June 15 or December 15 next following the Effective Date either in cash, or, under certain circumstances, in kind. Because interest on such Notes may, under certain circumstances, be paid through the issuance of additional Payment-In-Kind notes and the rate of interest of such Payment-In-Kind notes will be the same as the rate of interest on the New RIHF Junior Mortgage Notes, none of the interest payments on the New RIHF Junior Mortgage Notes will qualify as QSIPs, and such Notes, therefore, will be treated as issued with OID without regard to the initial trading price of such Notes.


    Although the issue is not free from doubt, the Company also intends to take the position that the provisions of Section 1273(c)(2) of the Tax Code (relating to debt instruments issued as part of an "investment unit") do not apply in determining the issue price of the New Debt Securities. Although the Exchange involves the transfer of the New Debt Securities as well as other property to the holders of the Old Series Notes, such exchange is between RII and the holders, and not between RIHF and such holders. Therefore, at the time of issuance, the New Debt Securities should not be treated as having been issued as part of an investment unit for purposes of Section 1273(c)(2) of the Tax Code. If, however, the provisions of Section 1273(c)(2) of the Tax Code were held to apply to any of the New

Debt Securities, under the Regulations the issue price of an investment unit is to be allocated between (or among) the unit's components based on their relative fair market values. The issuer's allocation of the issue price of the investment unit is binding on all holders of the investment unit except for a holder who explicitly discloses (on such holder's Federal income tax return for the year in which the investment unit is acquired) that such holder's allocation of the issue price of the investment unit is different from the issuer's allocation. (Because the Company intends to take the position that none of the New Debt Securities should be treated as having been issued as part of an investment unit for purposes of Section 1273(c)(2) of the Tax Code and calculate and report OID with respect to the New Debt Securities accordingly, a holder wishing to take a different position should consult such holder's own tax advisor.)


CONSEQUENCES IF THE NEW DEBT SECURITIES ARE ISSUED WITH OID

    If a New Debt Security is issued with OID, a holder, subject to the adjustments discussed below, must include in gross income for Federal income tax purposes the sum of the daily portions of OID for each day during the taxable year or portion thereof during which the holder holds the New Debt Security, whether or not the holder actually receives a payment relating to OID in such year. The daily portion is determined by allocating to each day of the relevant "accrual period" a pro rata portion of an amount equal to (a) the product of (i) the "adjusted issue price" of the New Debt Security at the beginning of each accrual period, multiplied by (ii) the yield to maturity of the New Debt Security (determined by semi-annual compounding) less (b) the sum of any QSIPs during the accrual period. The "adjusted issue price" of a New Debt Security at the beginning of any accrual period is its issue price increased by all accrued OID for prior accrual periods and decreased by the amount of any payment previously made on the New Debt Security other than a QSIP. The accrual period for a New Debt Security (except for any initial short period) is each six-month period which ends on the day in each calendar year corresponding to the maturity date of the New Debt Security or the date six months before such maturity date.

    Therefore, prospective holders of the New Debt Securities should be aware that a holder will be required to include OID in income as such OID accrues, regardless of the holder's method of accounting and regardless of when such holder receives cash payments relating to the OID. A holder's tax basis in a New Debt Security will be increased by the amount of OID included in the holder's income and reduced by the amount of all interest payments on the New Debt Security that are not QSIPs.


    Under the Regulations, the issuance of Payment-In-Kind notes in lieu of a cash payment does not constitute payment. (As discussed in the preceding paragraphs, a cash payment (other than a payment that is QSIP) is not treated as interest but rather reduces the adjusted issue price of the instrument). Accordingly, the Company intends to treat, for Federal income tax purposes, the issuance of any Payment-In-Kind notes in lieu of a cash payment of interest as not constituting a payment of interest with respect to the New RIHF Junior Mortgage Notes. Moreover, since each holder of a New RIHF Junior Mortgage Note will recognize, as ordinary income, through the accrual of OID, the full amount of interest with respect to the New RIHF Junior Mortgage Notes (as well as with respect to any Payment-In-Kind notes issued in payment of interest with respect to such Notes), such holder generally should not also recognize additional ordinary income upon receipt of a Payment-In-Kind note or a cash payment of stated interest.



    Further, the Regulations treat a New RIHF Junior Mortgage Note and any additional debt instrument issued with respect thereto as part of the same debt issue. Accordingly, the adjusted basis and adjusted issue price of a New RIHF Junior Mortgage Note would be allocated between such instruments and any additional debt instruments received with respect thereto, based on their respective principal amounts. The Regulations treat payments made with respect to Payment-In-Kind notes as payments made on the original debt instrument.


    A subsequent purchaser of a New Debt Security issued with OID who purchases the note at a cost less than the remaining stated redemption price at maturity but greater than its adjusted issue price immediately before such purchase (a purchase at an "acquisition premium") also will be required to include in gross income the sum of the daily portions of OID on that New Debt Security. In computing

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
the daily portions of OID for such a purchaser, however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the holder's basis in the New Debt Security on the date of receipt exceeds the Adjusted Issue Price of the New Debt Security at that time, and the denominator of which is the sum of the daily portions for that New Debt Security for all days beginning on the date after the purchase date and ending on the maturity date.

    A purchaser of a New Debt Security who purchases the New Debt Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the New Debt Security at a premium, and may elect to amortize such premium under a constant yield method. The Tax Code provides that amortizable premium will be treated (except as provided in U.S. Treasury Regulations) as an offset to interest income for all purposes rather than as a separate interest deduction item.

    The Company will be required to furnish annually to the IRS and to each U.S. holder information regarding the amount of OID attributable to that year.

CONSEQUENCES OF THE RIGHTS TO RECEIVE PAYMENTS FROM DEFERRED CASH

    As noted above, the Company expects to receive a distribution of its share of the assets of the Litigation Trust early in 1994. See "Description of Litigation Trust Units." If the Company receives such a distribution, no amount will be paid in respect of Deferred Cash, and the distribution will be included in Excess Cash.

    The following discussion assumes that amounts remain to be distributed in respect of Deferred Cash on the Distribution Date.


    In  1986,  1987  and 1991,  the  Service issued  proposed  regulations under
Section 1275 of the Tax Code relating to contingent debt instruments (the "Proposed Contingent Debt Regulations"). The Proposed Contingent Debt Regulations constitute "authority" for purposes of the substantial understatement penalty provisions of Section 6662 of the Tax Code. Therefore, the discussion below is based upon the Proposed Contingent Debt Regulations. The Proposed Contingent Debt Regulations are vague in many respects, however, and do not address certain issues. Further, there can be no assurance that the final U.S. Treasury regulations or further clarification from the Service will not differ materially from the Proposed Contingent Debt Regulations. Accordingly, the ultimate Federal income tax treatment of the Deferred Cash may differ from that described below.



    The Company intends to take the position that the rights to receive payments from Deferred Cash constitute valid indebtedness for federal income tax purposes and that, under the Proposed Contingent Debt Regulations, the payments made by RII in respect of such rights are contingent payments. Under such regulations, a holder of a right to receive payments of Deferred Cash will not recognize interest income with respect to the right until such time as a payment is made by RII in respect of the right or the holder disposes of the right. Any payments made by RII to a holder of a right to receive payments of Deferred Cash other than a payment made at the maturity date of such right, are treated as interest income to the extent of "interest deemed accrued" with respect to the right for the current and all prior accrual periods, and principal to the extent of the balance of the payment amount. For this purpose, "interest deemed accrued" during an accrual period is the "adjusted issue price" of the right multiplied by the Federal long-term rate.


    The "adjusted issue price" of the right is the "issue price" of the right, plus the cumulative amount of interest deemed accrued as of the date of the determination of the adjusted issue price. The "issue price" of a right to receive payments from Deferred Cash is equal to the excess, if any, of the fair market value of the Old Debt Securities as of the issue date of such right (I.E., the trading price of the Old Debt Securities on such date) over the sum of the respective fair market values, as of such date, of (i) the New RIHF Junior Mortgage Notes, (ii) the RII Class B Common Stock, (iii) the New RIHF Mortgage Notes, (iv) the RII Common Stock, (iv) the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price (or, if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares), and (v) the Excess Cash.

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    Upon  the maturity of a right to receive payments from Deferred Cash, if the
"outstanding principal amount" (which is defined as the issue price of the right reduced by any prior payments treated as principal under the preceding paragraph) of the right exceeds the final payment, the entire amount of the final payment is treated as principal. Conversely, if the final payment exceeds the "outstanding principal amount," the payment is treated as principal to the extent of such outstanding principal balance and interest income to the extent of the excess.

CONSEQUENCES OF RIGHTS TO RECEIVE PAYMENTS FROM NET RESERVED CASH AND NET PLAN CONSUMMATION CASH

    Whether any amount ultimately is paid in respect of the Net Reserved Cash and the Net Plan Consummation Cash is contingent upon the occurrence of future events, which may or may not occur. Although there is substantial authority for the position that the right to receive payments from the Net Reserved Cash and the Net Plan Consummation Cash likely are susceptible to valuation and, consequently, a holder of Old Series Notes will be treated as receiving an amount pursuant to the Exchange equal to the respective fair market values of the right to receive payments from the Net Reserved Cash and the Net Plan Consummation Cash, because the amount of Reserved Cash and Plan Consummation Cash is based upon an estimate of amounts required to be expended by the Company, the Company intends to take the position that the right to receive payments from the Net Reserved Cash and the Net Plan Consummation Cash will be treated as having a zero value. Under this position, any amount ultimately realized with respect to either the right to receive payments from the Net Reserved Cash or the Net Plan Consummation Cash would result in gain at the time such amount is realized.


    Alternatively, it also is possible that, if a holder or the Service were to take the position that it is impossible to value the right to receive payments from the Net Reserved Cash and the Net Plan Consummation Cash at the time of the Exchange, and such position is sustained, with respect to such holder the entire Exchange would be treated as an open transaction in making the determination of the amount of gain or loss, if any, realized by the holder with respect to the Exchange. Thus, such holder would not recognize any gain (except to the extent the sum of the respective fair market values of the New Debt Securities, and the aggregate fair market values of the RII Class B Common Stock, the RII Common Stock, the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price (or if the SIHL Sale is not consummated on the Effective Date, the PIRL Ordinary Shares), Excess Cash and the right to receive payments from Deferred Cash received pursuant to the Exchange exceeds such holder's basis in the Old Series Notes) or loss with respect to the Old Debt Securities until all amounts payable under the Net Reserved Cash and the Net Plan Consummation Cash have been received or the right to receive such amounts has been fixed.


CONSEQUENCES OF HOLDING THE RII COMMON STOCK AND THE RII CLASS B COMMON STOCK


    Distributions, if any, made on the RII Common Stock and the RII Class B Common Stock will, to the extent of the current or accumulated earnings and profits of RII, be treated as a dividend for Federal income tax purposes and be taxable as ordinary income. Corporate holders receiving such distributions may, however, be eligible for a dividends received deduction. A distribution not treated as a dividend first will reduce a holder's tax basis in the stock with respect to which the distribution is received and the remainder, if any, will be treated as proceeds received on the sale of such stock.


CONSEQUENCES OF HOLDING THE PIRL ORDINARY SHARES

    For purposes of the following discussion, a "United States Holder" means an individual, citizen or resident of the United States, a corporation organized under the laws of the United States or of any state or political subdivision thereof, any partner in a partnership only to the extent that the partnership's income is subject to United States federal income tax or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes regardless of its source. The following discussion also assumes that no United States Holder will own (directly, indirectly or by attribution) at any time 10% or more of the total combined voting power of PIRL.

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
    Dividends with respect to the PIRL Ordinary Shares paid to United States Holders will be treated as dividend income for U.S. Federal income tax purposes to the extent of PIRL's undistributed current or accumulated earnings and profits as computed for U.S. Federal income tax purposes. Such dividends generally will not be eligible for the dividends received deduction generally available for United States corporations.

    RII believes that PIRL is not a "passive foreign investment company" ("PFIC"), a "foreign personal holding company" ("FPHC") or a "controlled foreign corporation" ("CFC") for United States Federal income tax purposes, and RII does not expect PIRL to become a PFIC, a FPHC or a CFC. If PIRL were, or were to become, a PFIC, a FPHC or a CFC, some or all United States Holders would be required to include in their taxable income certain undistributed amounts of PIRL's income, or, in certain circumstances, to pay an interest charge together with tax calculated at maximum rates on certain "excess distributions" defined as including gain on the sale of stock. EACH INVESTOR WHO IS A UNITED STATES HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES IN THE EVENT THAT PIRL IS OR BECOMES A PFIC, FPHC OR CFC.


    Any United States person who owns 5% or more (determined on the basis of value) of the stock of PIRL may be required to file Internal Revenue Service Form 5471 with respect to PIRL and its non-U.S. subsidiaries to report certain acquisitions or dispositions of the stock of PIRL. Annual filings of Form 5471 would be required from any United States person owning 50% (by vote or by value) or more of the stock of PIRL, or if PIRL were a FPHC or a CFC, from certain United States persons owning 10% or more of the stock of PIRL.


SALE, EXCHANGE OR REDEMPTION


    Upon the sale, exchange or redemption of a New Debt Security, RII Class B Common Stock, RII Common Stock, a right to receive payments from Net Reserved Cash or Net Plan Consummation Cash, or, if issued, PIRL Ordinary Shares for cash, a holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such property (except to the extent that (i) the amount realized is attributable to accrued interest, OID or dividends not previously included in income, which amount will be taxed as ordinary income, or (ii) in the case of a redemption of RII Common Stock, RII Class B Common Stock or PIRL Ordinary Shares, the holder disposes of less than all of such holder's stock, in which case the redemption proceeds may be treated as a dividend, which, if so treated, will be taxed as ordinary income). Assuming that the holder holds the property as a capital asset, such gain or loss will be capital gain or loss, except (in the case of a New Debt Security) to the extent of any accrued market discount (see "-- Market Discount" below), and will be long-term capital gain or loss if the property has been held for more than one year at the time of the sale or exchange, or redemption.



    Under the Regulations, an unscheduled payment made on a debt instrument such as a New Debt Security prior to maturity that results in a substantially pro rata reduction of each payment of principal and interest remaining on the instrument is treated as a payment in retirement of a portion of the instrument, which may result in gain or loss to the holder. The gain or loss is calculated by treating the debt obligation as consisting of two instruments, one that is retired and one that remains outstanding, and by allocating the adjusted issue price, the holder's adjusted basis and the accrued but unpaid qualified stated interest between the two instruments based upon the portion of the obligation that is treated as retired by the pro rata prepayment.


    With regard to the sale, exchange or redemption for cash of a right to receive payments from Deferred Cash, the Company believes that a holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in the right. Assuming that the holder holds the property as a capital asset, any such loss will be capital loss, and will be long-term capital loss if the property has been held for more than one year at the time of the sale, exchange or redemption. However, the Proposed Contingent Debt Regulations do not address the character of any gain recognized by a holder of a right to receive payments of Deferred Cash upon

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the sale or exchange of the right  (other than a payment made upon the  maturity of the right; see "-- Consequences of the Rights to Receive Payments from Deferred Cash" above). Thus, it is unclear under current law whether any amount received by the holder in connection with the sale or exchange of the right (other than a payment made upon the maturity of the right) that is in excess of the holder's adjusted basis would be treated as capital gain or as interest income. Under the Pending Contingent Debt Regulations (which, as noted above, currently have no force or effect), however, any gain on the sale or exchange of the right would be treated an interest income.

MARKET DISCOUNT

    A holder of a New Debt Security generally will be required to treat any gain recognized on the sale, exchange, redemption or other disposition of the New Debt Security as ordinary income to the extent of any accrued market discount. The market discount rules also provide that a holder who acquires a New Debt Security at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such New Debt Security until the holder disposes of the New Debt Security in a taxable transaction.


    "Market discount" can be defined generally as the excess of the stated redemption price at maturity of a New Debt Security (adjusted to exclude any unaccrued OID) over the holder's tax basis in the New Debt Security immediately after its acquisition. In addition, under a DE MINIMIS exception, the amount of market discount is considered to be zero if it is less than the product of .25% of the stated redemption price of the New Debt Security at maturity (possibly adjusted to exclude unaccrued OID) multiplied by the number of complete years from acquisition to maturity. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the New Debt Security, unless the holder elects to accrue such discount on the basis of the constant yield method.


    A holder of a New Debt Security acquired at a market discount may elect to include the market discount in income as interest as it accrues, in which case the foregoing rules would not apply. This election would apply to all New Debt Securities with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the Service.

TAX CONSEQUENCES TO THE COMPANY


    CANCELLATION OF INDEBTEDNESS. If a taxpayer satisfies its outstanding debt obligations for less than its principal amount (or, if the debt obligation was issued with OID, its adjusted issue price), such taxpayer generally realizes COD income for federal income tax purposes. In the case of an exchange such as that contemplated by the Plan, where outstanding indebtedness is canceled in exchange for newly issued indebtedness (E.G., the New Debt Securities) and other property (E.G., the RII Common Stock, the RII Class B Common Stock and the PIRL Ordinary Shares), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness satisfied over the sum of the fair market value of the new debt obligations and the fair market value of the other property issued therefor.


    Section 108(a) of the Tax Code provides an exception to the recognition of COD income for taxpayers who are insolvent (to the extent of the insolvency) or who are debtors in a bankruptcy proceeding under the Bankruptcy Code at the time of discharge. Instead of requiring the recognition of income, Section 108(b) of the Tax Code provides that certain tax losses and credits of a taxpayer, including any NOL carryovers, must be reduced by the amount of the taxpayer's COD income that is excluded under Section 108(a) of the Tax Code. To the extent that the amount excluded exceeds these tax attributes, the taxpayer's tax basis in its property will be reduced by the amount of such excluded COD income, except that such reduction is limited to the excess of the aggregate tax bases of the property held by the debtor over the aggregate liabilities of the taxpayer immediately after the transaction. No income is realized, and no reduction of tax attributes is required, however, to the extent that debt is discharged by issuing stock qualifying under a special exception applicable to

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certain stock-for-debt  exchanges, provided  that such  stock-for-debt  exchange occurs on or before December 31, 1994. The following discussion assumes that the Exchange will occur on or before December 31, 1994.


    The stock-for-debt exception will be available to RII in an exchange with a particular holder of Old Series Notes only if (a) the RII Class B Common Stock and the RII Common Stock issued to the holder is not "nominal or token", and (b) the ratio of the aggregate value of the RII Common Stock and the RII Class B Common Stock received by the holder to the amount of such holder's Old Series Notes exchanged for such stock is not less than 50% of a similar ratio computed for all such holders participating in the Restructuring. While there are legal uncertainties involved, assuming that all holders of Old Series Notes receiving RII Common Stock receive the same consideration for their Old Series Notes as part of the Exchange, RII intends to take the position that the RII Common Stock issued in the Restructuring to holders of Old Series Notes will qualify for the stock-for-debt exception and that no reduction of its tax attributes will be required with respect to the Old Series Notes deemed exchanged for RII Common Stock. (Because the RII Class B Common Stock is not separately tradable from the New RIHF Junior Mortgage Notes, it may be viewed as having a fixed redemption date or being subject to a right of redemption. Accordingly, the RII Class B Common Stock is at a substantial risk of being "disqualified stock" and such RII Class B Common Stock has not been included as stock for purposes of determining whether the exchange qualifies for the stock-for-debt exception.) There can be no assurance, however, that the Service would not challenge the availability, in total or in part, of the stock-for-debt exception.


    If the Service were to determine that the stock-for-debt transaction did not qualify for the stock-for-debt exception described above, to the extent that the sum of (a) the value of the New Equity Securities, (b) Excess Cash, (c) the issue price of the rights to receive payments from Deferred Cash (see "-- Consequences of the Rights to Receive Payments from Deferred Cash"), (d) the issue price of the New Debt Securities (see "-- Original Issue Discount With Respect to New Debt Securities"), and (e) if the SIHL Sale is consummated on the Effective Date, the value of SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price, is less than the adjusted issue price of the Old Series Notes, RII will realize (but not recognize) COD income equal to such difference. Such income will be excluded from RII's gross income under Section 108(a) of the Tax Code, but RII will be required to reduce its tax attributes by such amount as discussed above.


    CREATION AND SPIN-OFF OF PIRL; SIHL SALE. The distribution by GRI to RII of 100% of the stock of RIB will be a taxable distribution. GRI will recognize gain upon such distribution equal to the difference between the fair market value of such RIB stock and GRI's basis therefor. RII's basis in the stock of RIB will be equal to the fair market value of such stock. The gain recognized by GRI (the "RIB Gain") will be deferred, in accordance with the U.S. Treasury Regulations promulgated under Section 1502 of the Tax Code, until the earlier of (i) GRI's ceasing to be a member of the RII group, (ii) the cessation of the RII group, or
(iii) the day no member of the RII group owns the stock of RIB (any of (i), (ii), or (iii), a "Restoration Event").


    Upon the occurrence of a Restoration Event, GRI will include in its gross income the amount of the RIB Gain. Pursuant to a ruling letter issued by the Service in connection with certain transactions effected as part of the Old Plan (the "1990 Letter Ruling"), the RIB Gain will be treated as a "built-in" gain for purposes of loss limitation provisions of Section 382 of the Tax Code (see discussion below). Consequently, to the extent that the RII Group's losses for tax purposes for the year which includes the Effective Date are not sufficient to offset the RIB Gain, NOL carryovers from taxable years ending on or before September 30, 1990 will be available to be used to offset such gain, notwithstanding the fact that such NOL carryovers are otherwise subject to a
Section 382 annual limitation. To the extent that the RIB Gain is offset by NOL carryovers, such gain will be subject to the alternative minimum tax, at an effective rate of 2 percent.

    In accordance with the Plan, RII will be under a binding obligation to effect the SIHL Sale, or, if the SIHL Sale is not consummated on the Effective Date, to distribute 100% of the stock of PIRL to

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

the holders of the Old Series Notes on the Effective Date. Because RII will not be in control of PIRL within the meaning of Section 368(c) of the Tax Code, RII's contribution of the stock of RIB to PIRL will be a taxable transaction. However, because such transactions will occur immediately after GRI's distribution of the stock of RIB to RII in a taxable transaction, no additional gain or loss should be recognized upon either the contribution of the RIB stock to PIRL or the SIHL Sale. If the SIHL Sale is consummated on the Effective Date, the U.S. Paradise Island Subsidiaries will recognize gain (or loss) on the sale of such subsidiaries' assets to the SIHL subsidiaries equal to the difference between the amount of consideration allocated to such assets and such selling subsidiaries' basis in the assets sold. If the SIHL Sale is not consummated, because the U.S. Paradise Island Subsidiaries will not be in control of the PIRL subsidiaries within the meaning of Section 368(c) of the Tax Code, each Paradise Island Subsidiary will recognize gain (or loss) upon the contribution of such subsidiaries' assets to subsidiaries of PIRL to the extent the fair market value of the assets of each such corporation exceeds (or is less than) RII's basis therefor. In the event the SIHL Sale is not consummated on the Effective Date, RII's basis in the stock of PIRL received in exchange for the stock of RIB, the RII Real Estate Assets and the assets of the U.S. Paradise Island Subsidiaries will equal the fair market value of such stock. Accordingly, because such PIRL Ordinary Shares will be distributed to the holders of the Old Series Notes immediately after RII acquires it, no additional gain or loss should be recognized by RII with respect to the PIRL stock upon its distribution to the holders of the Old Series Notes.



    NET OPERATING LOSS CARRYOVERS AND LIMITATIONS. After giving effect to the recognition of gain with respect to the transactions resulting in the distribution of the stock of RIB to the holders of the Old Series Notes (but prior to any reduction of NOLs as discussed below), RII and its subsidiaries expect to have substantial consolidated NOL carryforwards, totaling approximately $140,000,000, from their taxable year ended December 31, 1992 and prior taxable years beginning after September 30, 1990, plus unutilized unrestricted NOLs from taxable years ending on or before September 30, 1990 of approximately $18 million, resulting in a total amount of unrestricted NOLs of approximately $158 million. In addition, RII and its subsidiaries have approximately $464,000,000 of NOL carryforwards from prior taxable years ending on or before September 30, 1990, which NOLs are subject to an annual limitation on use as a result of the ownership change that occurred in connection with the Old Plan. Moreover, because the RIB Gain is, as described above, a "built-in gain" for purposes of Section 382 of the Tax Code, and will be recognized within five years of the date of the change in control caused by the Old Plan, the RIB Gain will be a "recognized built-in gain" for purposes of Section 382 of the Tax Code. A corporation, such as RII, that has (i) a recognized built-in gain in a year and (ii) NOL carryovers that are subject to an annual limitation under
Section 382 of the Tax Code increases the amount of its annual limitation for such year by the amount of the recognized built-in gain. If the annual limitation amount is not used fully (for example, because of current losses), such amount is carried forward and added to the next year's annual limitation amount. Consequently, to the extent that the RII group's losses for tax purposes for the year which includes the Effective Date (I.E., "current year losses") are used to offset the RIB Gain, an equal amount of RII's pre-change NOL carryovers will, in effect, become free of their Section 382 limitation and be available for RII's unlimited use in subsequent periods (until their expiration).


    The Company intends to take the position that the Exchange that will occur in connection with the Plan, when combined with prior transfers of the stock of the Company, will result in the Company undergoing an "ownership change" within the meaning of Section 382 of the Tax Code.


    Section 382 provides that, following an ownership change with respect to a "loss corporation" such as the Company, unless the Bankruptcy Exception (described below) applies, the amount of post-ownership change annual taxable income of the loss corporation that can be offset by the loss corporation's pre-ownership change NOL carryovers generally cannot exceed an amount equal to the value of the equity of the loss corporation immediately after the ownership change (subject to various adjustments) multiplied by a prescribed long-term tax exempt rate (5.15% for February, 1994) (the "Annual Limitation").

    An exception (the "Bankruptcy Exception") to the general rules imposing a limitation on the ability to utilize losses after an ownership change is set forth in Section 382(1)(5) of the Tax Code. The Bankruptcy Exception applies if, immediately after an ownership change, shareholders and qualified creditors of the old loss corporation (E.G., the Company) own at least 50% of the stock of the new loss corporation (E.G., the Company post-Restructuring). Qualified creditors include creditors who held their claim at least 18 months before the filing of the chapter 11 case (or, if claims are held by the public, certain public creditors), and ordinary course of business trade creditors.

    If the Bankruptcy Exception applies (and no election is made by the loss corporation for such exception not to apply), the amount of pre-change NOL carryovers of the old loss corporation that may be carried to a post-change year are required to be reduced by the amount of the deductions for interest (including OID) paid or accrued on the indebtedness which was converted into stock pursuant to the chapter 11 case during (i) any taxable year ending during the three-year period preceding the taxable year in which the ownership change occurs or (ii) the portion of the taxable year ending on the change date, but only to the extent that such deductions generated an NOL for such year or other period. In addition, if the Bankruptcy Exception applies (and no election is made for it not to apply), 50% of the amount of unrecognized COD income
(excluding COD income arising from the discharge of any indebtedness for interest described in the preceding sentence) that would have been applied to reduce the tax attributes of the Company but for the operation of the stock-for-debt exception must be applied to reduce such attributes. See "-- Cancellation of Indebtedness". Moreover, if the Bankruptcy Exception applies (and no election is made for such exception not to apply), and a second ownership change occurs within a two-year period, the Annual Limitation following the second ownership change will be zero.


    Based on its analysis of the transactions that will occur on the Effective Date and on information available to the Company with respect to the identity of the holders of the Old Series Notes, the Company intends to take the position that the Bankruptcy Exception will apply to the ownership change that the Company believes will occur as a result of the Exchange that will occur in connection with the Restructuring. Moreover, assuming the Bankruptcy Exception does apply, the Company does not intend to elect for it not to apply. Accordingly, the Company believes that it will have in excess of $194,700,000 in NOLs available (after taking into account the reductions described above) not subject to an Annual Limitation, plus an additional $388,500,000 of NOLs that are subject to an Annual Limitation as a result of the ownership change that occurred in connection with the Old Plan. In addition, because certain transfers of the Old Debt Securities may adversely affect the availability of the Bankruptcy Exception in connection with the Restructuring, RII, with the consent of TCW and Fidelity, may request the Bankruptcy Court to enter into an order to enjoin certain transfers while the bankruptcy case is pending if the Company, TCW and Fidelity determine that such an order is necessary or appropriate in order to preserve the unrestricted availability of the NOLs available to the Company.



    Because the Company believes that an ownership change will occur in connection with the Plan, if the Bankruptcy Exception (described above) were not to apply, the use of the Company's NOL carryovers by the Company after the Exchange would be subject to the Annual Limitation. The Company estimates that, based on the current long-term tax exempt rate and the value of the Company (taking into account the discharge of indebtedness pursuant to the Plan), the Annual Limitation for the years following the Effective Date would be approximately $3.6 million. No restrictions on transferability are being imposed with respect to the RII Common Stock in connection with the Plan. Accordingly, if an ownership change is determined not to have occurred in connection with the Plan, the Company's NOL carryovers likely would become subject to the Annual Limitation as a result of transfers of RII Common Stock after the Effective Date, at which time the Bankruptcy Exception would not be available.

POTENTIAL APPLICATION OF HIGH YIELD DEBT OBLIGATION RULES

    As noted above, the New RIHF Junior Mortgage Notes will be, and the New RIHF Mortgage Notes may be, issued with original issue discount for Federal income tax purposes. Under the "AHYDO" rules contained in Sections 163(e) and (i) of the Tax Code, if a debt obligation with a term of more than five years has "significant" OID, and has a yield to maturity of five percentage points or more in excess of a specified rate (generally the U. S. Treasury note rate for instruments of similar maturities), interest deductions with respect to OID accruing on such instrument may be deferred until such OID is paid in cash, or, if the yield to maturity exceeds six percentage points above the specified rate, the deduction for such excess may be denied completely and the OID may be treated as dividend income, rather than interest income, to the holder (provided the issuer has adequate earnings and profits to support such a dividend). The New RIHF Junior Mortgage Notes will be issued with significant OID. Accordingly, depending on interest rates in effect on the Effective Date, it is possible that the AHYDO rules will apply to accruals of OID on the New RIHF Junior Mortgage Notes.

BACKUP WITHHOLDING

    Under the Tax Code, a holder of a New Debt Security may be subject, under certain circumstances, to "backup withholding" at a rate of 31% with respect to payments in respect of interest and OID thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report properly payments of interest and dividends and the Service has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules does not constitute additional tax, and is allowable as a credit against such holder's Federal income tax liability, provided that the required information is furnished to the Service. Holders of New Debt Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.


                      CERTAIN BAHAMIAN TAX CONSIDERATIONS



    The following discussion, to the extent it relates to matters of law and subject to the qualifications, limitations and assumptions stated herein, constitutes the opinion of Harry B. Sands & Company, special Bahamian counsel to the Company. The discussion is a general summary of certain Bahamian tax matters as they relate to PIRL and the receipt of dividends paid on PIRL Ordinary Shares. The discussion is not exhaustive and is based on the laws of The Bahamas currently in effect.



    The Bahamas does not impose any income, capital gains or withholding taxes. Accordingly, PIRL will not be subject to income tax in The Bahamas, and dividends paid with respect to the PIRL Ordinary Shares to United States Holders will not be subject to withholding tax by the Commonwealth of The Bahamas.



                                   LITIGATION



    The Company has been named as the nominal defendant in an action (Arthur M. Friedman suing derivatively on behalf of RESORTS INTERNATIONAL, INC. v. MERV GRIFFIN ET AL. AND RESORTS INTERNATIONAL, INC., NOMINAL DEFENDANT) brought derivatively on its behalf by a shareholder, Arthur Friedman. The complaint was filed in the Supreme Court of the State of New York, New York County on January 27, 1994. Neither the Company nor, to the Company's knowledge, any of the defendants has been served with the complaint. The defendants in the action are Merv Griffin, the Griffin Group, David Hanlon, Antonio Alvarez, Warren Cowan, Joseph Kordsmeier and Paul Sheeline. Some of the defendants are current and former officers and directors of the Company. The complaint seeks to recover for the Company an unspecified sum of money as compensatory damages for allegedly wrongful acts by the defendants. The allegations include that the defendants improperly (i) permitted defendant Griffin not to repay money he allegedly owed to the Company and (ii) paid defendant Hanlon excessive compensation. If and when the complaint is served on the defendants, the Company will have the option of either taking over the litigation and pursuing the claims on its behalf, asking the court to dismiss the claims, or permitting Mr. Friedman to prosecute claims on the Company's behalf.


             APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO
                             RESALES OF SECURITIES

    Holders of the Old Series Notes will receive the New Debt Securities and the New Equity Securities under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization as well as resales of the securities by certain recipients thereof. The discussion set forth below does not cover the SIHL Series A Shares.

    FOR INFORMATION WITH RESPECT TO SIHL, THE SIHL SALE, THE PARADISE ISLAND PURCHASE AGREEMENT AND THE SIHL SERIES A SHARES, REFERENCE IS MADE TO THE ACCOMPANYING SIHL PROSPECTUS RELATING TO THE SIHL SERIES A SHARES. RII HAS SUPPLIED CERTAIN INFORMATION REGARDING THE PARADISE ISLAND BUSINESS (SUCH AS IS FOUND IN RII'S REPORTS FILED WITH THE COMMISSION), AS WELL AS CERTAIN INFORMATION CONCERNING THE RESTRUCTURING, TO SIHL SPECIFICALLY FOR ITS USE IN THE PREPARATION OF THE SIHL PROSPECTUS (AND THE RELATED REGISTRATION STATEMENT FILED BY SIHL WITH THE COMMISSION UNDER THE SECURITIES ACT). RII AND ITS ADVISERS DISCLAIM ANY RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, NATURE AND FORM OF PRESENTATION OF ANY INFORMATION CONTAINED IN THE SIHL PROSPECTUS (AND RELATED REGISTRATION STATEMENT), EXCEPT THAT RII HAS MADE IN THE PARADISE ISLAND PURCHASE AGREEMENT CERTAIN REPRESENTATIONS AND WARRANTIES TO SIHL AS TO THE ACCURACY OF THE INFORMATION SUPPLIED BY RII SPECIFICALLY FOR INCLUSION IN THE SUN PROSPECTUS (AND RELATED REGISTRATION STATEMENT).

ISSUANCE OF SECURITIES UNDER THE PLAN

    Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act, and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successors under a plan or an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. Although the Company believes that the issuance of the New Debt Securities and the New Equity Securities under the Plan satisfies the requirements of section 1145(a) of the Bankruptcy Code and, therefore, would be exempt from registration under federal and state securities laws, under certain circumstances subsequent transfers of the New Debt Securities and the New Equity Securities may be subject to registration requirements under such securities laws.

TRANSFERS OF SECURITIES

    The New Debt Securities and the New Equity Securities to be issued pursuant to the Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the New Debt Securities and the New Equity Securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

        (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received or to be received in exchange for such a claim or interest;

        (ii) persons who offer to sell securities offered or sold under the plan for the holders of such securities;

        (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities, and (b) made under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan; and

        (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

    Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. Any person, or group of persons who act in concert, who receives a substantial amount of securities pursuant to the Plan may be deemed to be an "issuer" and therefore an "underwriter" under the foregoing definition.

    To the extent that persons deemed to be "underwriters" receive the New Debt Securities and the New Equity Securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be underwriters under section 1145, however, may be able to sell the New Debt Securities and the New Equity Securities without registration subject to the provisions of Rule 144 under the Securities Act, subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions. A person deemed to be an "underwriter" under section 1145 of the Bankruptcy Code may be an "affiliate" for purposes of Rule 144 of the Securities Act. While there is no clear test for determining "affiliate" status and such determination depends on all the facts and circumstances, directors, executive officers and holders of 10% or more of a RII's voting stock or PIRI's voting stock, among others, might under certain circumstances be deemed "affiliates".

    Whether or not any particular person would be deemed to be an "underwriter" or an "affiliate" with respect to the New Debt Securities and the New Equity Securities to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Company expresses no view as to whether any person would be an "underwriter" or an "affiliate" with respect to the New Debt Securities and the New Equity Securities to be issued pursuant to the Plan.

    GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE, THE COMPANY MAKES NO
REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW DEBT SECURITIES AND THE NEW EQUITY SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

CERTAIN TRANSACTIONS BY STOCKBROKERS

    Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of the Information Statement/Prospectus (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of the New Debt Securities and the New Equity Securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other aftermarket transactions in the New Debt Securities and the New Equity Securities.

SHARES ELIGIBLE FOR FUTURE SALE

    After consummation of the Restructuring pursuant to the Plan, there will be approximately 46,654,034 shares of RII Common Stock outstanding on a fully diluted basis, and (if the SIHL Sale is not consummated on the Effective Date) 5,000,000 shares of PIRL Ordinary Shares outstanding (assuming all distributions to be made under the Plan are made on the Distribution Date). As noted above, all the shares of RII Common Stock and (if the SIHL Sale is not consummated on the Effective Date) PIRL Ordinary Shares to be issued pursuant to the Plan will be freely transferable and will not be subject to further registration under the Securities Act, unless the holder is an "underwriter" under section 1145 of the Bankruptcy Code and/or an affiliate for purposes of Rule 144 of the Securities Act. No precise predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market prices of RII Common Stock or (if the SIHL Sale is not consummated on the Effective
Date) PIRL Ordinary Shares prevailing from time to time. Nevertheless, sales of substantial amounts of RII Common Stock or (if the SIHL Sale is not consummated on the Effective Date) PIRL Ordinary Shares in the public market could adversely affect the prevailing market prices of RII Common Stock or (if the SIHL Sale is not consummated on the Effective Date) PIRL Ordinary Shares and could impair RII's or (if the SIHL Sale is not consummated on the Effective Date) PIRL's ability to raise capital at that time through the sale of its equity securities.

                                 LEGAL MATTERS


    The validity of the New Debt Securities and the New Equity Securities and certain legal matters in connection with the Restructuring will be passed upon for the Company by Gibson, Dunn & Crutcher. Certain matters governed by the laws of the Commonwealth of The Bahamas will be passed upon for the Company by Harry
B. Sands & Company. The validity of the RIH Mortgage Guaranty and the RIH Junior Mortgage Guaranty under New Jersey law will be passed upon for the Company by Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime.


                                    EXPERTS


    The consolidated financial statements and schedules of RII, RIH, and the combined financial statements and schedules of the PIRL Group at December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, and the balance sheets of RIHF at September 30, 1993 and PIRL at October 15, 1993 appearing in the Registration Statement of which this Information Statement/Prospectus is a part have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

              INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                                                                                               PAGE
                                                                                                             ---------
FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS OF RESORTS INTERNATIONAL, INC.:
Report of Independent Auditors.............................................................................  F-3
Consolidated Balance Sheets at December 31, 1991 and 1992 and September 30, 1993 (unaudited)...............  F-4
Consolidated Statements of Operations for the periods January 1, 1990 through August 31, 1990 and September
 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1992 and 1993 (unaudited).............................................................  F-5
Consolidated Statements of Cash Flows for the periods January 1, 1990 through August 31, 1990 and September
 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1992 and 1993 (unaudited).............................................................  F-6
Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the periods January 1, 1990 through August 31, 1990 and September 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1993 (unaudited).....................................  F-7
Notes to Consolidated Financial Statements.................................................................  F-8
CONSOLIDATED FINANCIAL STATEMENTS OF RESORTS INTERNATIONAL HOTEL, INC.:
Report of Independent Auditors.............................................................................  F-28
Consolidated Balance Sheets at December 31, 1991 and 1992 and September 30, 1993 (unaudited)...............  F-29
Consolidated Statements of Operations for the periods January 1, 1990 through August 31, 1990 and September
 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1992 and 1993 (unaudited).............................................................  F-30
Consolidated Statements of Cash Flows for the periods January 1, 1990 through August 31, 1990 and September
 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1992 and 1993 (unaudited).............................................................  F-31
Consolidated Statements of Changes in Shareholder's Deficit for the periods January 1, 1990 through August
 31, 1990 and September 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1993 (unaudited)...................................................  F-32
Notes to Consolidated Financial Statements.................................................................  F-33
FINANCIAL STATEMENT OF RESORTS INTERNATIONAL HOTEL FINANCING, INC.:
Report of Independent Auditors.............................................................................  F-44
Balance Sheet at September 30, 1993........................................................................  F-45
Notes to Balance Sheet.....................................................................................  F-46
FINANCIAL STATEMENT OF P. I. RESORTS LIMITED:
Report of Independent Auditors.............................................................................  F-48
Balance Sheet at October 15, 1993..........................................................................  F-49
Notes to Balance Sheet.....................................................................................  F-50

                                                                                                               PAGE
                                                                                                             ---------
COMBINED FINANCIAL STATEMENTS OF RESORTS INTERNATIONAL (BAHAMAS) 1984 LIMITED, CONSOLIDATED WITH ITS
 SUBSIDIARIES; RESORTS INTERNATIONAL DISBURSEMENT, INC.; PARADISE ISLAND VACATIONS, INC.; RESORTS
 REPRESENTATION INTERNATIONAL, INC.; INTERNATIONAL SUPPLIERS, INC.; PARADISE ISLAND AIRLINES, INC.; AND
 ANTL, INC. (the "PIRL GROUP"):
Report of Independent Auditors.............................................................................  F-51
Combined Balance Sheets at December 31, 1991 and 1992, and September 30, 1993 (unaudited)..................  F-52
Combined Statements of Operations for the periods January 1, 1990 through August 31, 1990 and September 1,
 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended
 September 30, 1992 and 1993 (unaudited)...................................................................  F-53
Combined Statements of Cash Flows for the periods January 1, 1990 through August 31, 1990 and September 1,
 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended
 September 30, 1992 and 1993 (unaudited)...................................................................  F-54
Combined Statements of Changes in Shareholders' Equity for the periods January 1, 1990 through August 31,
 1990 and September 1, 1990 through December 31, 1990, the years ended December 31, 1991 and 1992, and the three quarters ended September 30, 1993 (unaudited).......................................................  F-55
Notes to Combined Financial Statements.....................................................................  F-56
SUPPLEMENTARY DATA
Consolidated Selected Quarterly Financial Data for Resorts International, Inc. (unaudited).................  F-66
Consolidated Selected Quarterly Financial Data for Resorts International Hotel, Inc. (unaudited)...........  F-67
Combined Selected Quarterly Financial Data for PIRL Group (unaudited)......................................  F-68

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Resorts International, Inc.

We have audited the accompanying consolidated balance sheets of Resorts International, Inc. as of December 31, 1992 and 1991, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Notes 7 and 15, until the Old Series Notes become due and payable in April 1994, the Company may satisfy its interest obligations on the Old Series Notes by issuing additional Old Series Notes. As a result, the Company expects to have the ability to meet its cash obligations until the Old Series Notes become due and payable in April 1994. The Company's ability to pay the Old Series Notes at maturity was premised upon the contemplated sale of the Company's operations on Paradise Island and of its non-operating real estate holdings in Atlantic City generating sufficient proceeds to reduce the obligation under the Old Series Notes to a level that, if refinanced at maturity in April 1994, could be serviced by cash flow from the remaining operations. It presently appears unlikely the proceeds from a possible sale of these operations will provide a reduction of principal to this level. Consequently, the Company is reviewing other financial alternatives. One such alternative is described in
Note 17. However, specific terms and conditions have not been finalized.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resorts International, Inc. at December 31, 1992 and 1991, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 19, 1993 except for
Note 17, as to which the date is
December 29, 1993

                          RESORTS INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE)

                                                                                DECEMBER 31,
                                                                          -------------------------  SEPTEMBER 30,
                                                                             1991          1992          1993
                                                                          -----------  ------------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash (including cash equivalents of $23,721, $36,344 and $53,753).....  $    41,618  $     56,818   $    71,026
  Restricted cash equivalents...........................................       11,561        10,069         8,076
  Receivables, net......................................................       32,226        25,457        13,961
  Inventories...........................................................        8,465         8,531         8,484
  Prepaid expenses......................................................        7,405         7,062        13,492
                                                                          -----------  ------------  -------------
    Total current assets................................................      101,275       107,937       115,039
                                                                          -----------  ------------  -------------
Property and equipment:
  Land and land rights, including land held for investment, development
   and resale...........................................................      246,520       243,900       243,557
  Land improvements and utilities.......................................       21,942        22,519        22,606
  Hotels and other buildings............................................      157,312       170,250       179,609
  Furniture, machinery and equipment....................................       60,700        67,693        77,272
  Construction in progress..............................................        2,796         1,215         6,174
                                                                          -----------  ------------  -------------
                                                                              489,270       505,577       529,218
  Less accumulated depreciation.........................................      (29,870)      (54,761)      (75,163)
                                                                          -----------  ------------  -------------
    Net property and equipment..........................................      459,400       450,816       454,055
Deferred charges and other assets.......................................        7,215        10,197        12,220
                                                                          -----------  ------------  -------------
                                                                          $   567,890  $    568,950   $   581,314
                                                                          -----------  ------------  -------------
                                                                          -----------  ------------  -------------
                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt, net of unamortized discount.....  $     1,571  $        828   $   429,500
  Accounts payable and accrued liabilities..............................       84,553        71,672        83,223
                                                                          -----------  ------------  -------------
    Total current liabilities...........................................       86,124        72,500       512,723
                                                                          -----------  ------------  -------------
Long-term debt, net of unamortized discount.............................      392,667       460,712        84,541
                                                                          -----------  ------------  -------------
Deferred income taxes...................................................       53,000        53,000        54,000
                                                                          -----------  ------------  -------------
Commitments and contingencies (Note 15)
Shareholders' equity (deficit):
  RII Common Stock -- 20,138,688, 20,157,234 and 20,157,234 shares
   outstanding -- $.01 par value........................................          201           202           202
  Capital in excess of par..............................................      102,000       102,092       102,092
  Accumulated deficit...................................................      (55,102)     (108,556)     (166,926)
                                                                          -----------  ------------  -------------
                                                                               47,099        (6,262)      (64,632)
  Note receivable from related party....................................      (11,000)      (11,000)       (5,318)
                                                                          -----------  ------------  -------------
    Total shareholders' equity (deficit)................................       36,099       (17,262)      (69,950)
                                                                          -----------  ------------  -------------
                                                                          $   567,890  $    568,950   $   581,314
                                                                          -----------  ------------  -------------
                                                                          -----------  ------------  -------------

             See Notes to Consolidated Financial Statements of RII.

                          RESORTS INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            FOR THE YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------
                                              1990                                    FOR THE THREE QUARTERS
                                    ------------------------                           ENDED SEPTEMBER 30,
                                      THROUGH       FROM                              ----------------------
                                     AUGUST 31   SEPTEMBER 1     1991        1992        1992        1993
                                    -----------  -----------  ----------  ----------  ----------  ----------
                                                                                           (UNAUDITED)
Revenues:
  Casino..........................  $   182,787   $  86,199   $  279,884  $  299,900  $  224,681  $  236,488
  Rooms...........................       36,933      12,034       41,247      39,001      30,672      27,992
  Food and beverage...............       39,809      16,527       52,459      48,907      37,958      35,933
  Other casino/hotel revenues.....       15,532       6,936       21,676      22,028      16,538      17,713
  Other operating revenues........       10,431       5,257       15,435      19,072      14,347      13,704
  Real estate related.............        8,480       2,638        7,542       8,026       6,058       6,028
                                    -----------  -----------  ----------  ----------  ----------  ----------
                                        293,972     129,591      418,243     436,934     330,254     337,858
                                    -----------  -----------  ----------  ----------  ----------  ----------
Expenses:
  Casino..........................      116,763      53,441      166,133     176,119     131,838     141,600
  Rooms...........................        8,403       4,343       12,112      11,799       8,949       8,064
  Food and beverage...............       32,219      15,824       45,508      42,819      32,883      31,332
  Other casino/hotel operating
   expenses.......................       41,373      21,424       64,054      64,654      48,502      49,995
  Other operating expenses........        8,411       4,345       12,055      15,549      11,564      11,122
  Selling, general and
   administrative.................       43,570      23,642       71,732      73,262      55,192      53,835
  Provision for doubtful
   receivables....................        3,530       1,692        6,373       4,047       2,803       2,284
  Depreciation....................       20,047       6,232       23,814      25,322      19,011      20,942
  Real estate related.............        5,338         625        1,612       1,599       1,320       1,114
  Unallocated corporate expense...          778        (763)      (1,186)        262      (1,915)     (3,110)
                                    -----------  -----------  ----------  ----------  ----------  ----------
                                        280,432     130,805      402,207     415,432     310,147     317,178
                                    -----------  -----------  ----------  ----------  ----------  ----------
Earnings (loss) from operations...       13,540      (1,214)      16,036      21,502      20,107      20,680
Other income (deductions):
  Interest income.................        2,318       1,740        4,824       4,969       2,311       2,485
  Interest expense................         (434)     (5,476)     (31,157)    (40,856)    (30,795)    (38,336)
  Amortization of debt discount...                   (8,581)     (32,105)    (37,569)    (26,509)    (37,320)
  Recapitalization costs..........     (187,018)                              (2,848)     (2,337)     (4,879)
                                    -----------  -----------  ----------  ----------  ----------  ----------
Loss before income taxes and
 extraordinary item...............     (171,594)    (13,531)     (42,402)    (54,802)    (37,223)    (57,370)
Income tax benefit (expense)......                                   831       1,348                  (1,000)
                                    -----------  -----------  ----------  ----------  ----------  ----------
Loss before extraordinary item....     (171,594)    (13,531)     (41,571)    (53,454)    (37,223)    (58,370)
Extraordinary item and related
 income tax benefit -- gain on
 exchange of debt.................      429,809
                                    -----------  -----------  ----------  ----------  ----------  ----------
Net earnings (loss)...............  $   258,215   $ (13,531)  $  (41,571) $  (53,454) $  (37,223) $  (58,370)
                                    -----------  -----------  ----------  ----------  ----------  ----------
                                    -----------  -----------  ----------  ----------  ----------  ----------
Net loss per share of RII Common
 Stock............................               $     (.68 ) $    (2.07) $    (2.65) $    (1.85) $    (2.90)
                                                 -----------  ----------  ----------  ----------  ----------
                                                 -----------  ----------  ----------  ----------  ----------
Weighted average number of shares
 outstanding......................                   20,000       20,092      20,146      20,143      20,157
                                                 -----------  ----------  ----------  ----------  ----------
                                                 -----------  ----------  ----------  ----------  ----------

    See Notes to Consolidated Financial Statements of RII. Note 2 describes a change in entity and related presentation for periods presented.

                          RESORTS INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                 FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------
                                                                                            FOR THE THREE
                                                    1990                                    QUARTERS ENDED
                                           ----------------------                           SEPTEMBER 30,
                                            THROUGH      FROM                            --------------------
                                           AUGUST 31  SEPTEMBER 1    1991       1992       1992       1993
                                           ---------  -----------  ---------  ---------  ---------  ---------
                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Cash received from customers...........  $ 285,238   $ 127,256   $ 411,456  $ 432,212  $ 332,529  $ 343,738
  Cash paid to suppliers and employees...   (256,474)   (122,113)   (378,312)  (390,012)  (293,074)  (297,057)
                                           ---------  -----------  ---------  ---------  ---------  ---------
    Cash flow from operations before
     interest and income taxes...........     28,764       5,143      33,144     42,200     39,455     46,681
  Interest received......................      2,337       1,467       4,014      5,211      2,775      3,149
  Interest paid..........................       (486)       (284)     (9,228)    (8,463)    (8,277)    (8,338)
  Income taxes refunded (paid), net......        (86)         (7)        729      1,484        166        317
                                           ---------  -----------  ---------  ---------  ---------  ---------
    Net cash provided by operating
     activities..........................     30,529       6,319      28,659     40,432     34,119     41,809
                                           ---------  -----------  ---------  ---------  ---------  ---------
Cash flows from investing activities:
  Payments for property and equipment....    (22,054)     (7,833)    (25,587)   (19,832)   (18,380)   (23,876)
  Proceeds from sales of property and
   equipment.............................      5,272       6,757         147        213        213
  Proceeds from prior year sales of
   property and equipment................                              1,676      2,484
  CRDA deposits and bond purchases.......     (1,816)       (739)     (2,689)    (2,871)    (2,024)    (2,121)
  Proceeds from sales of short-term money
   market securities with maturities
   greater than three months.............                                         2,083      2,083      1,377
  Purchases of short-term money market
   securities with maturities greater
   than three months.....................     (1,200)                            (1,768)    (1,768)      (492)
                                           ---------  -----------  ---------  ---------  ---------  ---------
    Net cash used in investing
     activities..........................    (19,798)     (1,815)    (26,453)   (19,691)   (19,876)   (25,112)
                                           ---------  -----------  ---------  ---------  ---------  ---------
Cash flows from financing activities:
  Proceeds from issuance of RII Common
   Stock.................................                 15,000
  Collection on note receivable from
   related party.........................                                                               3,477
  Payments of recapitalization costs.....     (7,024)     (5,504)     (5,883)    (5,414)    (4,181)    (5,748)
  Repayments of non-public debt..........     (2,507)     (1,570)     (2,064)    (1,619)    (1,358)    (2,211)
                                           ---------  -----------  ---------  ---------  ---------  ---------
    Net cash provided by (used in)
     financing activities................     (9,531)      7,926      (7,947)    (7,033)    (5,539)    (4,482)
                                           ---------  -----------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents.............................      1,200      12,430      (5,741)    13,708      8,704     12,215
Cash and cash equivalents at beginning of
 period..................................     45,290      46,490      58,920     53,179     53,179     66,887
                                           ---------  -----------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of
 period..................................  $  46,490   $  58,920   $  53,179  $  66,887  $  61,883  $  79,102
                                           ---------  -----------  ---------  ---------  ---------  ---------
                                           ---------  -----------  ---------  ---------  ---------  ---------

    See Notes to Consolidated Financial Statements of RII. Note 2 describes a change in entity and related presentation for periods presented.

                          RESORTS INTERNATIONAL, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                           (IN THOUSANDS OF DOLLARS)

                                                        CAPITAL STOCK
                                          -----------------------------------------  CAPITAL IN
                                            RII COMMON                               EXCESS OF   ACCUMULATED     NOTES
                                               STOCK         CLASS A      CLASS B       PAR        DEFICIT     RECEIVABLE
                                          ---------------  -----------  -----------  ----------  ------------  ----------
Balance at December 31, 1989............                    $     160    $     713   $  109,127   $ (320,641)  $  (50,000)
Net income for period through August 31,
 1990...................................                                                             258,215
Effects of reorganization:
  Elimination of accumulated deficit....                                                (62,426)      62,426
  Cancellation of loan to Griffco
   Resorts Holding, Inc.................                                                (50,000)                   50,000
  Cancellation of Class A and Class B
   shares...............................                         (160)        (713)         873
  Issuance of RII Common Stock..........     $     200                                  103,798                   (11,000)
                                                 -----     -----------  -----------  ----------  ------------  ----------
Balance at August 31, 1990..............           200            -0-          -0-      101,372          -0-      (11,000)
Net loss for period from September 1,
 1990...................................                                                             (13,531)
                                                 -----     -----------  -----------  ----------  ------------  ----------
Balance at December 31, 1990............           200            -0-          -0-      101,372      (13,531)     (11,000)
Settlement of Other Class 3C Claims.....             1                                      594
Stock awards............................                                                     34
Net loss for year 1991..................                                                             (41,571)
                                                 -----     -----------  -----------  ----------  ------------  ----------
Balance at December 31, 1991............           201            -0-          -0-      102,000      (55,102)     (11,000)
Settlement of Other Class 3C Claims.....             1                                       92
Net loss for year 1992..................                                                             (53,454)
                                                 -----     -----------  -----------  ----------  ------------  ----------
Balance at December 31, 1992............           202            -0-          -0-      102,092     (108,556)     (11,000)
Collection on note receivable from
 shareholder............................                                                                            3,477
Cancellation of note receivable from
 shareholder............................                                                                            7,523
Issuance of note receivable from Griffin
 Group..................................                                                                           (7,523)
Reduction of note receivable from
 Griffin Group applied to prepaid
 services...............................                                                                            2,205
Net loss for three quarters ended
 September 30, 1993 (unaudited).........                                                             (58,370)
                                                 -----     -----------  -----------  ----------  ------------  ----------
Balance at September 30, 1993
 (unaudited)............................     $     202      $     -0-    $     -0-   $  102,092   $ (166,926)  $   (5,318)
                                                 -----     -----------  -----------  ----------  ------------  ----------
                                                 -----     -----------  -----------  ----------  ------------  ----------

    See Notes to Consolidated Financial Statements of RII. Note 2 describes a change in entity and related presentation for periods presented.

                          RESORTS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Financial statements and footnote data with respect to September 30, 1993 and the three quarters ended September 30, 1992 and 1993 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation, in accordance with generally accepted accounting principles.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Resorts International, Inc. ("RII") and all significant subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The accounts of foreign subsidiaries are maintained in U.S. dollars. The term "Company" as used herein includes RII and/or one or more of its subsidiaries, as the context may require.

    REVENUE RECOGNITION

    The Company records as revenue the win from casino gaming activities which represents the difference between amounts wagered and amounts won by patrons. Revenues from hotel and related services and from theatre ticket sales are recognized at the time the related service is performed.

    COMPLIMENTARY SERVICES

    The Statements of Operations reflect each category of operating revenues excluding the retail value of complimentary services provided to casino patrons without charge. The rooms, food and beverage, and other casino/hotel operations departments allocate a percentage of their total operating expenses to the casino department for complimentary services provided to casino patrons. These allocations do not necessarily represent the incremental cost of providing such complimentary services to casino patrons. Amounts allocated to the casino department from the other operating departments were as follows:

                                                        1990
                                               ----------------------
                                                THROUGH      FROM
                                               AUGUST 31  SEPTEMBER 1    1991       1992
                                               ---------  -----------  ---------  ---------
                                                        (IN THOUSANDS OF DOLLARS)
Rooms........................................  $   2,749   $   1,200   $   3,563  $   3,738
Food and beverage............................     11,780       6,325      19,254     20,805
Other casino/hotel operations................      5,587       1,946       5,839      6,408
                                               ---------  -----------  ---------  ---------
    Total allocated to casino................  $  20,116   $   9,471   $  28,656  $  30,951
                                               ---------  -----------  ---------  ---------
                                               ---------  -----------  ---------  ---------

    CASH EQUIVALENTS

    The Company considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

    INVENTORIES

    Inventories of provisions, supplies and spare parts are carried at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASINO REINVESTMENT DEVELOPMENT AUTHORITY ("CRDA") OBLIGATIONS

    Under the New Jersey Casino Control Act ("Casino Control Act"), the Company is obligated to purchase CRDA bonds, which will bear a below-market interest rate, or make an alternative qualifying investment. The Company charges to expense an estimated discount related to CRDA investment obligations as of the date the obligation arises based on fair market interest rates of similar quality bonds in existence as of that date. On the date the Company actually purchases the CRDA bond, the estimated discount previously recorded is adjusted to reflect the actual terms of the bonds issued and the then existing fair market interest rate for similar quality bonds.

    The discount on CRDA bonds purchased is amortized to interest income over the life of the bonds using the effective interest rate method.

    INTEREST ACCRUAL ON SENIOR SECURED REDEEMABLE NOTES DUE APRIL 15, 1994 ("OLD SERIES NOTES")

    When RII elects to issue additional Old Series Notes to satisfy its interest obligation on such notes, for financial statement purposes interest is accrued at the estimated market value of the Old Series Notes to be issued. The discount resulting from the difference between face value and estimated market value of the additional notes decreases interest expense of the current period and is amortized to expense over the remaining life of the issue.

    INCOME TAXES

    RII and all of its domestic subsidiaries file consolidated U.S. federal income tax returns.

    The Company accounts for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes", ("SFAS 96"). Under this method, the deferred tax liability is determined based on the difference between the financial reporting and tax bases of assets and liabilities and enacted tax rates which will be in effect for the years in which the differences are expected to reverse. The deferred tax liability is reduced by cumulative tax credits and losses being carried forward for tax purposes, subject to applicable limitations.

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). SFAS 109 supersedes SFAS 96 but retains the liability method of accounting for income taxes. One of the principal differences of SFAS 109 from SFAS 96 is that in measuring deferred tax assets future taxable income may be considered in evaluating the likelihood of utilizing net operating loss or tax credit carryforwards. Adoption of SFAS 109 is required for fiscal years beginning after December 15, 1992. Upon adoption, the principles of SFAS 109 may be applied retroactively through restatement of previously issued financial statements, or on a prospective basis. The Company will adopt SFAS 109 for fiscal 1993 and anticipates no significant impact on the Company's consolidated financial statements.

    There are no income taxes in The Bahamas and the income of RII's subsidiaries in The Bahamas is generally not subject to U.S. federal income taxation until it is distributed to a U.S. parent. Deferred federal income taxes are provided on the undistributed earnings of Bahamian subsidiaries.

    PER SHARE DATA

    For the period through August 31, 1990 there was a sole shareholder of RII. Accordingly, no per share data is disclosed for that period. For the periods from September 1, 1990 per share data was computed using the weighted average number of shares of common stock outstanding during those periods.

NOTE 2 -- REORGANIZATION
    In November 1989 certain creditors of RII and its former subsidiary, Resorts International Financing, Inc. ("RIFI"), filed involuntary petitions for relief under chapter 11 of the United States

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- REORGANIZATION (CONTINUED)
Bankruptcy Code. In December 1989 RII and RIFI filed consents to the involuntary petitions and Griffin Resorts Inc. ("GRI"), a subsidiary of RII, and Griffin Resorts Holding Inc. ("GRH"), another former subsidiary of RII, filed voluntary petitions for relief under chapter 11 (collectively, the "Old Chapter 11 Cases").

    RII, RIFI, GRI and GRH (the "Old Debtors") filed the Second Amended Joint Plan of Reorganization dated as of May 31, 1990 (the "Old Plan"), which was confirmed by the New Jersey bankruptcy court in August 1990. On September 17, 1990 (the "Old Effective Date"), all conditions to the effectiveness of the Old Plan were either met or waived and the Old Plan became effective.

    Pursuant to the Old Plan, the previously outstanding public debt issued by RII, RIFI and GRI (the "Old Debt Securities") was cancelled, the Old Debtors were discharged from all other claims arising prior to the commencement of the Old Chapter 11 Cases and all previously outstanding shares of stock of RII were cancelled. In exchange for the Old Debt Securities, RII issued new debt securities consisting of $187,500,000 principal amount of Series A Senior Secured Redeemable Notes due April 15, 1994 ("Old Series A Notes"), $137,500,000 principal amount of Series B Senior Secured Redeemable Notes due April 15, 1994 ("Old Series B Notes"), and $105,333,000 principal amount of First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 ("Showboat Notes") and
15,100,000 shares of new common stock of RII ("RII Common Stock"). The Old Series A Notes and the Old Series B Notes are referred to collectively as the "Old Series Notes". See Note 7 for a description of the Old Series Notes and Showboat Notes and the collateral therefor.

    Further, pursuant to the Old Plan, Merv Griffin acquired 4,400,000 shares of RII Common Stock for which the Company received $12,345,000 in cash and an $11,000,000 promissory note secured by a letter of credit issued by a bank. See
Note 8. In addition, pursuant to the Old Plan, in exchange for the tendering of voluntary releases by holders of Old Debt Securities issued by GRI, Merv Griffin paid to such tendering holders ("Electing GRI Noteholders") the sum of $2,655,000 which amount was required to be used by such persons to fund the purchase of an additional 500,000 shares of RII Common Stock to be distributed pro rata to the Electing GRI Noteholders.

    Additionally, pursuant to the Old Plan, Merv Griffin was released by the Old Debtors and their affiliates from all claims arising prior to the commencement of the Old Chapter 11 Cases and Merv Griffin waived certain claims he asserted against the Old Debtors. Further, Merv Griffin entered into a contract with RII pursuant to which, for the two years ended September 16, 1992, RII was granted a non-exclusive license to use his name and likeness to promote its facilities and operations and Merv Griffin agreed to act as Chairman of the Board of RII and to provide certain other services without compensation, subject to certain conditions relating principally to the continuation of his control of the Company.

    The Old Plan further provided for the establishment of a litigation trust ("the Litigation Trust") to pursue, for the benefit of unsecured creditors of the Old Debtors, all claims the Old Debtors or certain of their affiliates may have against Donald Trump, the former Chairman of the Board and controlling shareholder of RII, and certain of his affiliates. In October 1990, the Company funded the Litigation Trust by depositing with the trustee under the Litigation Trust (the "Litigation Trustee") the sum of $5,000,000 which sum is used to cover expenses of the Litigation Trustee in pursuing such claims, with any unused balance of such amount to be distributed to the beneficiaries of the Litigation Trust. Pursuant to the Old Plan, RII had an additional obligation to repurchase certain beneficial interests in the Litigation Trust in an amount up to $3,880,000 if certain conditions were not met by September 17, 1991. The $3,880,000 was deposited with the Litigation Trustee in October 1990 and the repurchase was made in October 1991.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- REORGANIZATION (CONTINUED)
    On October 1, 1990  (the "Initial Distribution  Date"), among other  things,
(i) the indentures governing the Old Debt Securities were cancelled and of no further force and effect, (ii) the distributions of RII Common Stock and the Old Series Notes and Showboat Notes provided for under the Old Plan were commenced, and (iii) Merv Griffin was issued certificates representing 4,400,000 shares of RII Common Stock and, in addition to the $12,345,000 in cash delivered to RII on the Old Effective Date, Merv Griffin delivered to RII the promissory note in the amount of $11,000,000.

    FRESH START ACCOUNTING

    The Company accounted for the reorganization using "fresh start" accounting. Accordingly, all assets and liabilities were restated to reflect their estimated fair values and the accumulated deficit was eliminated. Although the confirmation date was August 28, 1990, the Company recorded the effects of the reorganization as of August 31, 1990.

    The financial information contained herein relating to RII's 1990 Consolidated Statements of Operations and Cash Flows is presented separately for the periods "Through August 31" and "From September 1" due to the new basis of accounting which resulted from the application of fresh start accounting.

    The exchange of securities in connection with the reorganization resulted in a gain of $421,611,000 which, together with the related deferred income tax benefit of $8,198,000, has been reported as an extraordinary item.

    The revaluation of the Company's other assets and liabilities as of August 31, 1990, which was based on independent appraisals, discounted cash flows, evaluations, estimations, and other studies, resulted in a net loss of $153,219,000, with the following components:

                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
Decrease in working capital.........................................        $      3,565
Decrease in property and equipment..................................             153,132
Decrease in deferred charges and other assets.......................               1,230
Decrease in deferred tax liability..................................              (4,708)
                                                                              ----------
                                                                            $    153,219
                                                                              ----------
                                                                              ----------

    The loss on revaluation is included in recapitalization costs in 1990 in the accompanying Consolidated Statements of Operations along with (i) the accrual of approximately $9,030,000 of potential liabilities associated with the funding of the Litigation Trust described above, of which $8,880,000 was deposited with the Litigation Trustee, and (ii) legal and financial advisory fees and other costs associated with the reorganization amounting to $24,769,000.

    The accumulated deficit at August 31, 1990 of $62,426,000, which included the effects of the reorganization, was reclassified to capital in excess of par.

    Also, $50,000,000 of notes receivable from Griffco Resorts Holding, Inc. ("Griffco"), which were cancelled as part of the Old Plan, were reclassified to capital in excess of par. Griffco was owned by Merv Griffin and was RII's parent from November 15, 1988 to immediately prior to the Old Effective Date, at which time Griffco merged into a subsidiary of RII.

    The Company began accruing interest and amortizing discounts on the Old Series Notes and the Showboat Notes on the Initial Distribution Date.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- REORGANIZATION (CONTINUED)
    BANKRUPTCY ACCOUNTING

    For the period ended August 31, 1990, during which the Company operated subject to the jurisdiction of the New Jersey bankruptcy court, the Company did not accrue interest or amortize debt issuance costs on Old Debt Securities.

NOTE 3 -- REVERSE REPURCHASE AGREEMENTS
    Cash equivalents and restricted cash equivalents at December 31, 1992 included reverse repurchase agreements (federal government securities purchased under agreements to resell those securities) with the institutions listed in the following table under which the Company had not taken delivery of the underlying securities. These agreements matured January 4, 1993 except for $615,000 with City National Bank of Florida which matured January 29, 1993.

                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
Prudential Securities, Inc..........................................         $   26,621
City National Bank of Florida.......................................         $    6,893
Summit Trust Company................................................         $    4,969
National Westminster Bank NJ........................................         $    4,945
First Fidelity Bank N.A., South Jersey..............................         $    2,185
Bear, Stearns & Co. Inc.............................................         $    1,809

NOTE 4 -- RESTRICTED CASH EQUIVALENTS
    Components of restricted cash equivalents at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Amount, including interest earned, on deposit with Litigation
 Trustee............................................................  $   5,233  $   4,969
Showboat Lease payments and interest earned thereon held by trustee
 (see Note 11)......................................................      3,216      3,303
Collateral account for Old Series Notes.............................      1,139      1,183
Cash equivalents securing letters of credit and other guarantees....        273        614
Escrow for legal settlement.........................................      1,700
                                                                      ---------  ---------
                                                                      $  11,561  $  10,069
                                                                      ---------  ---------
                                                                      ---------  ---------

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- RECEIVABLES
    Components of receivables at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Gaming..............................................................  $  22,707  $  19,476
  Less allowance for doubtful accounts..............................     (8,169)    (6,952)
                                                                      ---------  ---------
                                                                         14,538     12,524
                                                                      ---------  ---------
Non-gaming:
  Hotel and related.................................................      6,764      5,850
  Interest on note receivable from Merv Griffin.....................      1,154        927
  Bahamian duty refunds receivable..................................      3,766        719
  Refundable state income taxes.....................................        436        499
  Contracts and notes...............................................        213        211
  Other.............................................................      7,064      5,939
                                                                      ---------  ---------
                                                                         19,397     14,145
  Less allowance for doubtful accounts..............................     (1,709)    (1,212)
                                                                      ---------  ---------
                                                                         17,688     12,933
                                                                      ---------  ---------
                                                                      $  32,226  $  25,457
                                                                      ---------  ---------
                                                                      ---------  ---------

NOTE 6 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
    Components of accounts payable and accrued liabilities at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Accrued payroll and related taxes and benefits......................  $  15,364  $  16,178
Accrued interest....................................................      8,700      9,928
Accrued gaming taxes, fees and related assessments..................     12,271      8,166
Customer deposits and unearned revenues.............................     11,291      7,976
Trade payables......................................................      8,923      6,701
Litigation Trust and related expenses...............................      4,768      4,327
Accrued costs of recapitalization...................................      4,613      2,372
Progressive slot liability..........................................      3,616        877
Other accrued liabilities...........................................     15,007     15,147
                                                                      ---------  ---------
                                                                      $  84,553  $  71,672
                                                                      ---------  ---------
                                                                      ---------  ---------

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- LONG-TERM DEBT
    The carrying value and fair value by component of long-term debt at December 31 were as follows:

                                                      1991                      1992
                                            ------------------------  ------------------------
                                             CARRYING       FAIR       CARRYING       FAIR
                                               VALUE        VALUE        VALUE        VALUE
                                            -----------  -----------  -----------  -----------
                                                        (IN THOUSANDS OF DOLLARS)
Old Series A Notes due 1994...............  $   208,021  $   120,652  $   230,410  $   131,334
  Less unamortized discount...............      (38,874)                  (24,636)
                                            -----------               -----------
                                                169,147                   205,774
                                            -----------               -----------
Old Series B Notes due 1994...............      164,525       98,715      190,182      107,453
  Less unamortized discount...............      (24,025)                  (19,265)
                                            -----------               -----------
                                                140,500                   170,917
                                            -----------               -----------
Showboat Notes due 2000...................      105,333       76,893      105,333       88,480
  Less unamortized discount...............      (24,309)                  (22,485)
                                            -----------               -----------
                                                 81,024                    82,848
Capitalized leases........................        3,567        3,567        2,001        2,001
                                            -----------  -----------  -----------  -----------
                                                394,238      299,827      461,540      329,268
  Less due within one year................       (1,571)      (1,571)        (828)        (828)
                                            -----------  -----------  -----------  -----------
                                            $   392,667  $   298,256  $   460,712  $   328,440
                                            -----------  -----------  -----------  -----------
                                            -----------  -----------  -----------  -----------

    The fair value presented above for the Company's long-term debt is based on December 31 closing market prices for publicly traded debt and carrying value for capitalized leases, as capitalized leases are not considered material to the total.

    The Old Series Notes are guaranteed as to payment of principal and interest by GRI, the subsidiary of RII which, through its Bahamian subsidiaries, owns and operates the Company's Bahamian properties, and are secured by the collateral described below. The Old Series A Notes and the Old Series B Notes will rank pari passu with respect to amounts realized upon any sale or other disposition of the collateral.

    The collateral consists of:

    (i) RII's fee and leasehold interests in substantially all of its real properties other than the 99-year net lease of a 10 acre site underlying the Showboat Hotel and Casino in Atlantic City (the "Showboat Lease") and the real property that is subject to the Showboat Lease;

    (ii) the fee and leasehold interests in the real and personal property of Merv Griffin's Resorts Casino Hotel (the "Resorts Casino Hotel") and the contiguous parking garage which interests are owned by Resorts International Hotel, Inc. ("RIH"), a subsidiary of RII;

    (iii) all of the outstanding capital stock of RIH and GRI and all of RII's other direct and indirect domestic subsidiaries;

    (iv) promissory notes made by RIH in the aggregate principal amount of $325,000,000;

    (v) 66% of the outstanding voting stock and 100% of the non-voting stock of Resorts International (Bahamas) 1984 Limited ("RIB"), the Bahamian subsidiary of GRI which together with its subsidiaries owns and operates the Company's Bahamian properties; and

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- LONG-TERM DEBT (CONTINUED)
    (vi) a $50,000,000 promissory note made by RIB and guarantees thereof by certain of RIB's subsidiaries.

    The collateral described above consists of substantially all of the assets of the Company other than the Showboat Lease and the real property that is subject to the Showboat Lease.

    The Old Series Notes bear interest as follows:

                                                                    OLD SERIES A  OLD SERIES B
                                                                    ------------  ------------
April 11, 1990 through April 15, 1991.............................       6%
May 8, 1990 through April 15, 1991................................                    11%
Year ended April 15, 1992.........................................       9%           15%
Year ending April 15, 1993........................................      12%           15%
Year ending April 15, 1994........................................      15%           15%

The Company considered such cost through the Initial Distribution Date to be a cost of the exchange.

    Interest on the Old Series Notes is payable semi-annually on April 15 and October 15 in each year. RII may pay all or any portion of interest accruing on Old Series A Notes by issuing additional Old Series A Notes, and may pay all or any portion of interest accruing on Old Series B Notes by issuing additional Old Series B Notes (payment in kind or "Old PIK Payments"). Interest on each of the Old Series Notes may be paid in cash only if interest is concurrently paid in cash on both series in proportion to the total interest due.

    On each interest payment date through October 15, 1992, the Company elected to satisfy its interest obligations by issuing additional Old Series Notes. The cumulative principal amounts of Old Series A and Old Series B Notes issued to satisfy such interest obligations were $42,910,000 and $51,432,000, respectively. The interest accrued on the Old Series Notes subsequent to October 15, 1992 was calculated as though additional Old Series Notes will be issued to satisfy RII's interest obligation on April 15, 1993.

    The indenture for the Old Series Notes contains certain restrictive covenants on the part of RII, including restrictions on (i) the payment of cash dividends or redemptions of capital stock by RII; (ii) the repurchase of any Old Series Notes other than at par, unless certain conditions are met; (iii) the incurrence of additional indebtedness, with certain exceptions; (iv) mergers and consolidations with entities other than affiliates of RII; and (v) the ability of RII and its subsidiaries to sell their assets. The indenture for the Old Series Notes also requires RII to maintain a consolidated tangible net worth equal to at least $50,000,000. Consolidated tangible net worth is defined as consolidated shareholders' equity (deficit) adjusted for, among other things, cumulative amortization of debt discounts.

    The indenture for the Old Series Notes also gives each holder of Old Series Notes the right to require RII to repurchase such holder's notes at 100% of the principal amount plus accrued interest in the event of a change in control, as defined. Such change in control includes, among other events, (i) any person or group not including Merv Griffin or his affiliates acquiring RII Common Stock constituting 50% or more of the total voting power of RII and (ii) Merv Griffin and his affiliates no longer being the beneficial owners of RII Common Stock constituting more than 15% of the voting power of RII, other than as a result of the issuance and sale by RII of additional shares of such RII Common Stock.

    The Old Plan provided for the issuance of additional Old Series B Notes in settlement of certain other claims against the Old Debtors which were outstanding as of the date the Company filed for relief under chapter 11 ("Other Class 3C Claims"). An additional $1,250,000 principal amount of Old

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- LONG-TERM DEBT (CONTINUED)
Series B Notes were issued through December 31, 1992 in settlement of such claims which had been accrued for previously. Additional Old Series B Notes are expected to be issued in the future in settlement of Other Class 3C Claims.

    The Showboat Notes are non-recourse notes secured by a mortgage encumbering the real property which is subject to the Showboat Lease, by a collateral assignment of the Showboat Lease, and by a pledge of any proceeds of the sale of such mortgage and collateral assignment.

    Interest on the Showboat Notes commenced on July 1, 1990 and consists of a pass-through (subject to certain adjustments) of the lease payments received under the Showboat Lease. The Company considered such cost through the Initial Distribution Date to be a cost of the exchange. See Note 11 for a description of the Showboat Lease. Interest is payable semi-annually on January 15 and July 15.

    The weighted average effective interest rates on RII's publicly held debt at December 31, 1992 were as follows: Old Series A Notes -- 25.0%; Old Series B Notes -- 25.4%; and Showboat Notes -- 11.1%.

    Minimum principal payments of long-term debt outstanding as of December 31, 1992, for the five years thereafter are as follows: 1993 -- $828,000; 1994 -- $421,469,000; 1995 -- $258,000; 1996 -- $38,000; 1997 -- None. If the Company
continues to satisfy interest obligations on the Old Series Notes by issuing additional Old Series Notes, and if no Old Series Notes are retired from proceeds of asset sales, the total obligation at maturity in 1994 will amount to approximately $519,000,000. See Note 15.

NOTE 8 -- SHAREHOLDERS' EQUITY (DEFICIT)
    Pursuant to the Old Plan described in Note 2, all previously issued and outstanding equity securities were cancelled and 50,000,000 shares of RII Common Stock were authorized. On October 1, 1990, the Initial Distribution Date,
20,000,000 shares of RII Common Stock were issued. The Old Plan calls for issuance of additional shares of RII Common Stock in settlement of Other Class 3C Claims. An additional 137,234 shares of RII Common Stock were issued through December 31, 1992 in settlement of such claims. Additional shares are expected to be issued in the future in settlement of Other Class 3C Claims.

    On June 21, 1991, the Company awarded 5,000 shares of RII Common Stock to each of the four members of the Board of Directors serving as of that date other than Merv Griffin, Chairman of RII, and David P. Hanlon, President and Chief Executive Officer of RII. These 20,000 shares were issued on August 15, 1991.

    Under the terms of the Old Plan, in September 1990 RII received $12,345,000 in cash and an $11,000,000 promissory note from Merv Griffin (the "Griffin Note") for the shares purchased by him. The promissory note is secured by a letter of credit issued by a bank. The note bears interest at the rate of 8% per annum and is payable on demand.

NOTE 9 -- STOCK OPTION PLAN
    As of September 17, 1990, the Company established the Resorts International, Inc. Senior Management Stock Option Plan (the "1990 Stock Option Plan"). The 1990 Stock Option Plan authorizes the grant of stock options to members of the Company's management. The number of shares which may be granted under the 1990 Stock Option Plan may not exceed ten percent (10%) of the shares of Common Stock Outstanding, as defined in the 1990 Stock Option Plan, subject to adjustment. Pursuant to the 1990 Stock Option Plan, options to purchase up to five percent (5%) of

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- STOCK OPTION PLAN (CONTINUED)
the shares of Common Stock Outstanding may be granted to Mr. Hanlon; the remaining options may be granted to other eligible employees at the discretion of a committee appointed by the Board of Directors of RII.

    Pursuant to the 1990 Stock Option Plan, the Company granted an option to Mr. Hanlon to purchase five percent of the Common Stock Outstanding at an exercise price of $1.875 per share, the fair market value on the date of grant. Having met certain performance and other criteria, the option was fully exercisable at December 31, 1992.

    In addition to Mr. Hanlon's option, options to purchase the following shares of RII Common Stock were outstanding at December 31, 1992:

EXERCISE     OPTIONS      OPTIONS
  PRICE    OUTSTANDING  EXERCISABLE
- ---------  -----------  -----------
$   1.875     684,000      437,326
$    1.75      30,000
           -----------  -----------
              714,000      437,326
           -----------  -----------
           -----------  -----------

    No options had been exercised as of December 31, 1992.

NOTE 10 -- RELATED PARTY TRANSACTIONS
    TRANSACTIONS WITH MERV GRIFFIN

    See Note 2 for a description of the impact of the Old Plan on Merv Griffin's ownership interest and contractual relationship with the Company through September 16, 1992. The Company is currently engaged in discussions with Mr. Griffin's representatives concerning the terms and conditions of a potential new license and services agreement between the Company and The Griffin Group, Inc. (the "Griffin Group"), a corporation owned by Mr. Griffin. The Company anticipates that any new agreement would provide for the continued services of Mr. Griffin, would be effective as of September 17, 1992, and would provide for compensation payments over a period of several years. Although at this time no definitive agreement has been reached, in 1992 the Company accrued $521,000 for the period from September 17 through December 31, 1992 in anticipation of a new agreement.

    See Note 8 for a description of RII's note receivable from Merv Griffin.

    The Company reimbursed the Griffin Group $400,000, $358,000 and $211,000 for charter air services related to Company business rendered in 1990, 1991 and 1992, respectively.

    In 1991 and 1992 the Company did business with various subsidiaries of January Enterprises, Inc., of which Merv Griffin is Chief Executive Officer. In 1991 the Company paid $235,000 and provided certain facilities and personnel for the production of the "Ruckus Game Show" at Resorts Casino Hotel. Also in 1991, the Company provided facilities, labor and accommodations relative to the production of "Merv Griffin's 1991 New Year's Eve Special" which was broadcast live from Resorts Casino Hotel. In 1992 the Company agreed to pay $100,000 and provided certain facilities, labor and accommodations in connection with the production of the live television broadcast of "Merv Griffin's New Year's Eve Special 1992" from Resorts Casino Hotel. The Company received certain promotional considerations in connection with the television broadcast of these shows.

    LOANS TO GRIFFCO

    On November 17, 1988 the Company loaned $50,000,000 to Griffco, under two non-interest bearing, demand notes. As part of the Old Plan, these notes were cancelled as of the Old Effective Date.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- RELATED PARTY TRANSACTIONS (CONTINUED)
    OTHER

    Antonio C. Alvarez II, a shareholder of Alvarez & Marsal, Inc., has been a member of the Board of Directors of RII since September 1990. The Company paid Alvarez & Marsal, Inc. $2,145,000, $241,000 and $300,000 for financial advisory services rendered in 1990, 1991 and 1992, respectively.

    Warren Cowan, who was Chairman of Rogers & Cowan, Inc. until July 1992, has been a member of the Board of Directors of RII since September 1990. The Company paid Rogers & Cowan, Inc. $179,000, $147,000 and $128,000 for public relations services rendered for the Company's Atlantic City and Paradise Island properties in 1990, 1991 and 1992, respectively.

NOTE 11 -- SHOWBOAT LEASE
    The Company leases to a subsidiary ("ACS") of Showboat, Inc., a resort and casino operator, approximately 10 acres of land adjacent to the Boardwalk in Atlantic City. Under the 99-year net lease, lease payments are payable in equal monthly installments on the first day of each month. The annual lease payment for the lease year ending March 31, 1993, is $7,875,000. The lease payment is to be adjusted annually, as of April 1, for changes in the consumer price index.

    Pursuant to the lease agreement, the Company is unable to transfer its interest in the lease, other than to an affiliate, without giving ACS the opportunity to purchase such interest at terms no less favorable than agreed to by any other party.

    As described in Note 7, the Showboat Notes are secured by a mortgage encumbering the real property which is subject to the Showboat Lease, by a collateral assignment of the Showboat Lease, and by a pledge of any proceeds of the sale of such mortgage and collateral assignment. Since July 1, 1990, lease payments under the Showboat Lease are required to be passed-through to holders of the Showboat Notes.

NOTE 12 -- RETIREMENT PLANS
    RII and certain of its subsidiaries participate in a defined contribution plan covering substantially all of their non-union, full-time employees. The Company makes contributions to this plan based on a percentage of eligible employee contributions. Total pension expense for this plan was $553,000, $740,000 and $767,000 in 1990, 1991 and 1992, respectively.

    In 1991 the Company recorded a gain of $344,000 resulting from the settlement of a defined benefit plan (the "Retirement Plan") which was terminated in 1989. Net periodic pension income for the Retirement Plan for 1990 and 1991 amounted to $156,000 and $121,000, respectively.

    The total net pension expense, exclusive of the previously noted settlement gain, for RII's and its subsidiaries' single-employer pension plans amounted to $397,000, $619,000 and $767,000 for 1990, 1991 and 1992, respectively.

    In addition to the plans described above, union and certain other employees of several subsidiary companies are covered by multi-employer defined benefit pension plans to which subsidiaries make contributions. Such contributions totaled $2,764,000, $2,404,000 and $1,403,000 in 1990, 1991 and 1992,
respectively.

NOTE 13 -- INCOME TAXES
    As a result of the application of fresh start accounting in 1990, the Company's consolidated assets and liabilities were adjusted to their estimated fair values for financial statement purposes. Such revaluation is not permitted for income tax return purposes. The resulting basis differences account for substantially all of the deferred tax liability in the accompanying Consolidated Balance Sheets.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- INCOME TAXES (CONTINUED)
    No tax provision was recorded for the two periods of 1990 due to the generation of net operating losses for federal and state income tax purposes. The gain on exchange of debt was not taxable. A deferred tax benefit resulted from the elimination of basis differences on the Old Debt Securities, and is included in the extraordinary item.

    During 1991 the Company received a federal income tax refund of $831,000. The refund related to the carryback of certain 1983 credits to 1980 and was issued when the examination of the Company's 1983 tax return was waived. Such amount was recorded as a federal income tax benefit in 1991. During 1992 the Company received federal income tax refunds of $1,348,000 when the audit of the Company's 1981 and 1982 tax returns was completed. Such amount was recorded as a federal income tax benefit in 1992.

    Net operating losses were generated for federal tax purposes in 1991 and 1992, so no federal tax provision was recorded in those years to offset benefits noted above. No state tax provision was recorded in those years due to the utilization of state net operating loss carryforwards in states where the Company generated taxable income.

    The effective income tax rate on the loss before income taxes and extraordinary item varies from the statutory federal income tax rate as a result of the following factors:

                                     1990
                           -------------------------
                            THROUGH         FROM
                           AUGUST 31    SEPTEMBER 1      1991     1992
                           ----------   ------------   -------- --------
Statutory federal income
 tax rate................     (34.0)%        (34.0)%    (34.0)%  (34.0)%
Net operating losses for
 which no tax benefit was
 recognized..............      32.7%          33.6%      33.4%    33.6%
Income taxes refunded....                                (2.0)%   (2.5)%
Other....................       1.3%            .4%        .6%      .4%
                            -----          -----       -------- --------
Effective tax expense
 (benefit) rate..........       0  %           0  %      (2.0)%   (2.5)%
                            -----          -----       -------- --------
                            -----          -----       -------- --------

    Effective with the reorganization, the Company provided deferred taxes on the unremitted earnings of its Bahamian subsidiaries by allowing for the sale of the Bahamian assets at their restated value in the SFAS 96 computations. It is the intention of the Company to sell its Bahamian assets (see Note 15). The Company anticipates that taxes on any such sale will be offset by net operating loss carryforwards under the provisions of the Internal Revenue Code for gains existing as of the date of change in ownership.

    For both federal tax and financial reporting purposes, the Company had net operating loss carryforwards of approximately $622,000,000 at December 31, 1992. Of this amount, approximately $140,000,000 is not limited as to use and expires from 2005 through 2007. Due to the change in ownership of RII resulting from the reorganization, the balance of the tax loss carryforward which expires from 1999 through 2005 is limited in its availability to offset future taxable income of the Company. Though otherwise limited, such loss carryforwards would be available to offset gains on sales of assets owned at the date of change in ownership of the Company which are sold within five years of that date.

    At December 31, 1992 RII and its subsidiaries had significant net operating loss carryforwards in New Jersey, which expire from 1993 to 1999, and in Florida, which expire from 1994 to 2007.

    Also, for both federal tax and financial reporting purposes, the Company had tax credit carryforwards of $2,800,000 at December 31, 1992 which expire from 1998 through 2007.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- INCOME TAXES (CONTINUED)
    The source of loss before income taxes and extraordinary item was as follows:

                                                     1990
                                           -------------------------
                                             THROUGH        FROM
                                            AUGUST 31    SEPTEMBER 1     1991        1992
                                           ------------  -----------  ----------  ----------
                                                       (IN THOUSANDS OF DOLLARS)
U.S. source loss.........................  $   (133,865)  $  (5,439)  $  (30,095) $  (41,526)
Foreign source loss......................       (37,729)     (8,092)     (12,307)    (13,276)
                                           ------------  -----------  ----------  ----------
Loss before income taxes and
 extraordinary item......................  $   (171,594)  $ (13,531)  $  (42,402) $  (54,802)
                                           ------------  -----------  ----------  ----------
                                           ------------  -----------  ----------  ----------

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 -- STATEMENTS OF CASH FLOWS
    Supplemental disclosures required by Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" are presented below.

                                                           FOR THE YEAR ENDED DECEMBER 31,            FOR THE THREE
                                                     --------------------------------------------
                                                                                                         QUARTERS
                                                              1990                                 ENDED SEPTEMBER 30,
                                                     ----------------------
                                                      THROUGH      FROM                            --------------------
                                                     AUGUST 31  SEPTEMBER 1    1991       1992       1992       1993
                                                     ---------  -----------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS OF DOLLARS)     (UNAUDITED)
Reconciliation of net earnings (loss) to net cash
 provided by operating activities:
  Net earnings (loss)..............................  $ 258,215   $ (13,531)  $ (41,571) $ (53,454) $ (37,223) $ (58,370)
  Adjustments to reconcile net earnings (loss) to
   net cash provided by operating activities:
    Depreciation...................................     20,047       6,232      23,814     25,322     19,011     20,942
    Amortization (principally debt discounts)......        438       8,683      32,415     37,565     26,507     37,349
    Interest expense settled by issuance of
     long-term debt................................                    765      19,584     31,165     15,445     16,787
    Provision for doubtful receivables.............      3,530       1,692       6,373      4,047      2,803      2,284
    Provision for discount on CRDA obligations.....        993         504       1,574      1,451      1,117      1,196
    Deferred tax provision.........................                                                               1,000
    Recapitalization costs.........................    187,018                              2,848      2,337      4,879
    Stock awards...................................                                 34
    Extraordinary item -- gain on exchange of
     debt..........................................   (429,809)
    Net (gain) loss on sales of property and
     equipment.....................................       (878)        (59)        533        113         17
    Net (increase) decrease in accounts
     receivable....................................      1,430      (2,582)     (9,719)     2,744      9,487      8,177
    Net (increase) decrease in inventories and
     prepaids......................................     (3,492)      1,278        (433)       429     (3,315)    (3,297)
    Net (increase) decrease in deferred charges and
     other assets..................................      1,090         109         296     (1,499)    (1,379)      (439)
    Net increase (decrease) in accounts payable and
     accrued liabilities...........................     (8,053)      3,228      (4,241)   (10,299)      (688)    11,301
                                                     ---------  -----------  ---------  ---------  ---------  ---------
    Net cash provided by operating activities......  $  30,529   $   6,319   $  28,659  $  40,432  $  34,119  $  41,809
                                                     ---------  -----------  ---------  ---------  ---------  ---------
                                                     ---------  -----------  ---------  ---------  ---------  ---------
Non-cash investing and financing transactions:
  Issuance of RII Common Stock for receivable......  $  26,000
  Issuance of long-term debt (at estimated market
   value) in satisfaction of Old Plan
   obligations.....................................              $   9,290
  Other Class 3C Claims settled for RII Common
   Stock and Old Series B Notes....................                          $   1,448  $     227  $     227
  Reduction in long-term debt resulting from
   exchange........................................  $ 536,277
  Exchange of note receivable from shareholder for
   note receivable from Griffin Group..............                                                           $   7,523
  Reduction in note receivable from Griffin Group
   applied to prepaid services.....................                                                           $   2,205
  Increase in liabilities for additions to property
   and equipment and other assets..................  $   3,473   $   1,505   $   1,180  $     112  $     242  $     843
  Reclassifications to deposits and other assets
   from receivables and property and equipment.....              $     675   $     674  $     337             $     450
  Receivables from sale of property................  $   1,185   $     491

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

    INTENTION TO SELL PARADISE ISLAND ASSETS

    Since the Company's announcement in 1990 of its intention to sell its Paradise Island assets, including its operations and properties, there has not been substantial interest on the part of prospective purchasers. In August 1991 the Company received an offer for its Paradise Island assets which would have netted the Company approximately $150,000,000, if the transaction had been consummated. However, the Company considers that offer to be terminated and continues to solicit offers.

    The price that was offered in 1991 was far below the Company's expectations in 1990, when the sale of its Paradise Island assets became an integral part of the Company's Business Plan, and is well below an amount that would be adequate to retire sufficient Old Series Notes at par so as to permit the Company's then remaining Atlantic City operations to service the balance of the debt outstanding after such a sale. For this reason, prior to or contemporaneously with completion of a sale of the Paradise Island assets for such a depressed price, the Company would be required to accomplish in one or more related transactions significant further reductions in its debt service requirements. In the absence of further reductions, the Company does not expect that it would be able to accept a price for its Paradise Island assets in the range that was offered. See "Servicing of Old Series Notes" below.

    Pursuant to the indenture governing the Old Series Notes, in the event of any sale of its Paradise Island assets, (i) the Company is required to deliver to the indenture trustee an opinion of an independent financial adviser that the sales price is not less than the fair market value of the property being sold;
(ii) not less than 85% of the aggregate sales price must be paid in cash immediately upon closing and the balance in promissory notes with terms acceptable to the Company's Board of Directors; and (iii) all cash proceeds (and cash proceeds of non-cash proceeds) must be deposited in a collateral account and thereafter used to redeem the Old Series Notes pro rata at par. However, these conditions to a sale can be waived if holders of at least two-thirds in aggregate principal amount of the outstanding Old Series Notes and holders of at least the majority in aggregate principal amount of each Series have consented in writing.

    In connection with the approval of the acquisition of RII by Griffco in November 1988 by the relevant Bahamian governmental authorities, RII granted to The Hotel Corporation of The Bahamas ("HCB"), a corporation owned by the Government of The Bahamas, a right of first refusal in respect of any sale of its principal Bahamian subsidiary for a five year period ending November 15, 1993. Such right is exercisable for a period of ninety days following written notice from RII to HCB setting forth the terms of a proposed sale. Any sale of the Company's Paradise Island assets will be dependent upon receipt of necessary authorizations or waivers from Bahamian governmental authorities.

    For information as to revenues and contribution to consolidated loss before income taxes and extraordinary item of these operations, see the segment tables included in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Amounts reported for the Paradise Island segment of such tables include the operations of certain domestic subsidiaries which provide support services to the Paradise Island properties, which may or may not be included in any sale that may be consummated.

    SERVICING OF OLD SERIES NOTES

    If interest obligations on the Old Series Notes continue to be satisfied by Old PIK Payments, and assuming there are no principal retirements resulting from a sale of the Paradise Island assets or any other assets, the April 15, 1993 interest obligation would approximate $28,000,000, the October 15, 1993 interest obligation would approximate $34,000,000 and the final interest obligation would approximate $36,000,000. These increases would result in a total obligation of approximately $519,000,000 at the maturity date, April 15, 1994.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Although, due to Old PIK Payments, the Company is able to service the Old Series Notes in the near term, in the longer term it must reduce its debt to a level that can be supported by the cash flow reasonably anticipated on a continuing basis. The depressed market for asset sales makes it unlikely that their proceeds would provide a reduction of principal to a level capable of being serviced by remaining operations. However, failure to achieve such sales results in an increasing amount of principal outstanding due to Old PIK Payments, which amount raises substantial uncertainties regarding sources of repayment or refinancing at maturity in April 1994.

    The Company is continuing to pursue a business strategy that combines an effort to improve the profitability of both its Atlantic City and Paradise Island operations together with continued efforts to consummate a sale of the Paradise Island assets at as high a price as can be reasonably achieved. However, it is evident that the Company must attempt to develop financial alternatives other than, or in conjunction with, a sale of its Paradise Island assets.

    Thus, the Company is utilizing financial advisers to assist it in the development and analysis of financial alternatives as well as the development of a long-term financial plan. In this connection, management of the Company, with the assistance of its financial advisers, has been engaged in discussions with representatives of the principal holders of the Old Series Notes in an effort to reach an agreement as to the terms of a possible restructuring of the Old Series Notes. Although no definitive agreement has yet been reached, it is anticipated that any restructuring would involve an exchange of the Old Series Notes for a combination of cash, new debt, certain operating assets and equity in the remaining Company. The Company's objective in such a recapitalization would be to reduce its outstanding debt sufficiently so that it may be serviced from the Company's continuing operations, while allowing for certain additional borrowings for capital improvements, working capital and possible expansion. The specific terms and conditions, and other details, of any restructuring would, of course, be set forth in definitive agreements, indentures and other documents. At this time, no representation can be made as to whether, when or on what terms any such restructuring, or other financial alternative, may be proposed or effected.

    CRDA

    The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's net casino win (as defined under the Casino Control Act) (the "investment obligation") for each calendar year, commencing in 1979, in which such net casino win exceeded its "cumulative investments" (as defined in the Casino Control Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984 the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983.

    Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA, or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's net casino win. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of net casino win. Since 1985, a licensee has been required to make quarterly deposits with the CRDA against its current year investment obligation.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    An analysis of RIH's investment obligations under the Casino Control Act and RIH's means of settlement since 1979 follows:

                                                                              1979-1983   1984-1992     TOTAL
                                                                              ----------  ----------  ----------
                                                                                   (IN THOUSAND OF DOLLARS)
Investment obligations......................................................  $  (21,637) $  (26,118) $  (47,755)
Means of settlement:
  Housing related investments under audit...................................      13,104                  13,104
  Housing related investments previously approved...........................       1,000                   1,000
  CRDA deposits/bond purchases..............................................       7,533      25,454      32,987
                                                                              ----------  ----------  ----------
Remaining investment obligation at December 31, 1992, which was deposited in
 January 1993...............................................................  $      -0-  $     (664) $     (664)
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

    With regard to the housing related investments under audit, in January 1988 the CRDA notified the Company of its interpretation as to the periods of time during which expenditures could be made to satisfy investment obligations. CRDA's interpretation differs from RIH's and if found to be correct would decrease the amount of RIH's qualifying expenditures by approximately $5,000,000 to $6,000,000. RIH believes that its interpretation is correct and intends to contest this issue.

    RIH also received a letter dated November 9, 1989, from the State of New Jersey Department of the Treasury (the "Treasury") stating that the housing related investments made by RIH were not sufficient to meet its investment obligation for the years 1979 through 1983. The letter also stated that alternative tax in the amount of $21,637,000 was due for those years, in addition to penalties and interest thereon which amounted to $12,514,000 as of the date of the letter. As set forth in the table above, the Company believes that $8,533,000 of such obligations have been settled; $7,533,000 in cash and $1,000,000 by previously approved housing related investments. Also, the Company has received an audit report issued by an agency acting on behalf of the Treasury identifying qualifying credits from housing related investments of $10,165,000. This leaves a total of $2,939,000 of housing related investments under audit in question. The Company has notified the Treasury that it takes exception to the Treasury's computation of amounts due. Further, the Company believes that the $2,939,000 of housing related investments in question will be found, under further audit, to have been satisfied.

    Although these matters have been dormant for some time, the Company's counsel was recently contacted by the Treasury and expects an update of the status of these matters in the near future. If the CRDA's interpretation as to the periods of time during which qualifying expenditures can be made is found to be correct, or if the Treasury's issue is determined adversely, RIH could be required to pay the relevant amount in cash to the CRDA. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from these issues will not have a material adverse effect on the accompanying consolidated financial statements.

    As reflected in the table above, through December 31, 1992, RIH had made CRDA deposits/bond purchases totalling $32,987,000. However, in August 1989 RIH donated $12,048,000 to the CRDA in exchange for which RIH was relieved of its obligation to purchase CRDA bonds of $18,193,000. Because RIH already had the $18,193,000 for bond purchases on deposit with the CRDA, the difference between this amount and the amount of the donation, or $6,145,000, was refunded to RIH in August 1989. Thus, at December 31, 1992, RIH had a remaining balance of $4,873,000 face value of bonds issued by the CRDA and had $9,921,000 on deposit with the CRDA. These bonds and deposits, net of an estimated discount charged to expense to reflect the below-market interest rate payable on the bonds, were recorded as other assets in the Company's Consolidated Balance Sheets.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    RIH records charges  to expense  to reflect the  below-market interest  rate payable on the bonds it may have to purchase to fulfill its investment obligation at the date the obligation arises. The charges in 1990, 1991 and 1992 for discounts on obligations arising in those years were $1,497,000, $1,574,000 and $1,451,000, respectively.

    LITIGATION

    RII and certain of its subsidiaries are defendants in certain litigation. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying consolidated financial statements.

NOTE 16 -- GEOGRAPHIC AND BUSINESS SEGMENT INFORMATION
    Schedules of geographic and business segment information relating to (i) revenues, (ii) contribution to consolidated loss before income taxes and extraordinary item and (iii) identifiable assets, depreciation and capital additions are included in "Management's Discussion and Analysis of Financial Condition and Results of Operations".

NOTE 17 -- SUBSEQUENT EVENTS
    RESTRUCTURING

    In April 1993 RII reached an agreement in principle with two representatives (the "Representatives") of major holders of its Old Series Notes as to terms of a restructuring of Old Series Notes. Such restructuring was to include the exchange of the Old Series Notes for, among other things, cash, new debt, an equity interest in RII and 100% of the equity of RII's Bahamian subsidiaries, Paradise Island Airlines, Inc. ("PIA") and certain domestic subsidiaries which support the Bahamian operations (PIA and these other domestic subsidiaries are hereinafter referred to as the "U.S. Paradise Island Subsidiaries").

    Since that time, management of the Company has been cooperating with the Representatives in negotiating the possible sale to a third party (the "Purchaser") of a majority of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    Further negotiations among the Company, the Purchaser and the Representatives have led to the currently proposed restructuring which contemplates, among other things, the exchange of the Old Series Notes for the following:

        (a) the Company's excess cash, as defined, presently estimated to be not less than $30,000,000,

        (b) $125,000,000 principal amount of nine-year, 11% mortgage notes to be issued by a subsidiary of RII and to be secured by a mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (c) $35,000,000 principal amount of ten-year, 11.375%, junior mortgage notes to be issued by a subsidiary of RII and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (d) shares of RII Common Stock in an amount representing approximately 40% of the total outstanding shares, and

        (e) either (i) $65,000,000 cash and 40% of the equity of a company formed by the Purchaser to purchase 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries or, if that purchase is not consummated, (ii) 100% of the equity of a holding company formed to own 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17 -- SUBSEQUENT EVENTS (CONTINUED)
    Before any restructuring can be completed, specific terms and conditions must be finalized and set forth in definitive agreements, indentures and other documents. Also, any restructuring must be approved by various governmental agencies, and the proposed restructuring will require certain shareholder and creditor approvals, as well as confirmation by the Bankruptcy Court. The Company cannot provide any assurances as to whether or when the proposed restructuring will be effected, or that the restructuring will be on terms similar to those described above.

    NON-COMPLIANCE WITH INDENTURE FOR OLD SERIES NOTES


    As of September 30, 1993 the Company's consolidated tangible net worth  (see
Note 7) was below $50,000,000, the balance which the indenture for the Old Series Notes requires the Company to maintain.


    RELATED PARTY TRANSACTIONS

    In April 1993, RII, RIH and Griffin Group, entered into a license and services agreement (the "New Griffin Services Agreement") effective as of September 17, 1992, upon the expiration of the previous license and services agreement.

    Pursuant to the New Griffin Services Agreement, Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin to advertise and promote the Company's facilities and operations. Also pursuant to the New Griffin Services Agreement, Mr. Griffin is to provide certain services to the Company, including serving as Chairman of the Board of RII and as a host, producer and featured performer in various shows to be presented in Resorts Casino Hotel, and furnishing marketing and consulting services.

    The New Griffin Services Agreement is to continue until the later of September 17, 1996 or the fourth anniversary of the consummation of a Reorganization (as defined, which would include a restructuring such as that discussed under "Restructuring" above) of RII; but in no event shall the term extend beyond September 17, 1997. If a Reorganization has not been consummated by September 17, 1996, then the New Griffin Services Agreement shall terminate on that date. The New Griffin Services Agreement provides for earlier termination under certain circumstances including, among others, a change of control (as defined) of the Company and Mr. Griffin ceasing to serve as Chairman of the Board of RII.

    The New Griffin Services Agreement provides for compensation to Griffin Group in the amount of $2,000,000 for the year ended September 16, 1993, and in specified amounts for each of the following years, which increase at approximately 5% per year. In accordance with the New Griffin Services Agreement, upon signing, the Company paid Griffin Group $4,100,000, representing compensation for the first two years. Thereafter, the New Griffin Services Agreement calls for annual payments on September 17, each representing a prepayment for the year ending two years hence. In lieu of paying in cash, at the Company's option, it may satisfy its obligation to make any of the payments required under the New Griffin Services Agreement by reducing the amount of the note receivable from Griffin Group (the "Griffin Group Note") described below. In September 1993 the Company notified Griffin Group that it would satisfy its obligation to make the $2,205,000 payment for the year ending September 16, 1995 by reducing the Griffin Group Note by that amount. In the event of an early termination of the New Griffin Services Agreement, and depending on the circumstances of such early termination, all or a portion of the compensation paid to Griffin Group in respect of the period subsequent to the date of termination may be required to be repaid to the Company.

    The New Griffin Services Agreement also provides for the issuance to Griffin Group, on the effective date of a Reorganization of RII, of warrants (the "Griffin Warrants") to purchase 10% of the common stock of the reorganized entity. In connection with the events described in "Restructuring" above, RII's Board of Directors subsequently approved certain revisions to the exercise price of the

                          RESORTS INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 17 -- SUBSEQUENT EVENTS (CONTINUED)
Griffin Warrants. The Griffin Warrants, as amended, are to be exercisable at the lesser of (i) the average market price of RII's common stock for the 20 trading days following the effective date of a Reorganization and (ii) $1.875.

    The Company agreed to indemnify, defend and hold harmless Griffin Group and Mr. Griffin against certain claims, losses and costs, and to maintain certain insurance coverage with Mr. Griffin and Griffin Group as named insureds.

    In conjunction with the New Griffin Services Agreement, Mr. Griffin made a partial payment of $4,100,000 on his note payable to RII, the Griffin Note. The Griffin Note, which was issued in 1990, had an outstanding balance of $11,623,333 at September 17, 1992 comprised of the original principal amount of $11,000,000 and accrued interest of $623,333. After applying Mr. Griffin's payment, the remaining balance on the Griffin Note was $7,523,333. In accordance with the New Griffin Services Agreement, the Griffin Note was then cancelled and a new note from Griffin Group, the Griffin Group Note, in the amount of $7,523,333 was substituted therefor. As noted above, in September 1993 the balance of this note was reduced to $5,318,333. The Griffin Group Note, which is unconditionally guaranteed as to principal and interest by Mr. Griffin, due on demand and bears interest at the rate of 3% per annum, comprises the note receivable from related party reflected on the accompanying Consolidated Balance Sheet as of September 30, 1993.

    INCOME TAX ACCOUNTING

    Effective January 1, 1993, the Company adopted SFAS 109. There was no effect on the accompanying Consolidated Statement of Operations for the three quarters ended September 30, 1993, nor was there a cumulative effect of adopting SFAS 109.

    In August 1993 tax law changes were enacted which resulted in an increase in the Company's federal income tax rate. The increase resulted in a $1,000,000 increase in the Company's deferred income tax liability and a deferred income tax provision of the same amount.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Resorts International, Inc. Resorts International Hotel, Inc.

We have audited the accompanying consolidated balance sheets of Resorts International Hotel, Inc. as of December 31, 1992 and 1991, and the related consolidated statements of operations, changes in shareholder's deficit, and cash flows for each of the three years in the period ended December 31, 1992. Resorts International Hotel, Inc. ("RIH") is a wholly owned subsidiary of Resorts International, Inc. ("RII"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As noted above, RIH is a wholly owned subsidiary of RII and, as disclosed in the financial statements and related notes, has extensive intercompany relationships and transactions with RII and its affiliates. RII has significant debt which becomes due and payable in April 1994. Through April 1994, RII may satisfy its interest obligations on this debt with the issuance of additional debt. RII's ability to pay this debt at maturity was premised upon the contemplated sale of RII's operations on Paradise Island and of its non-operating real estate holdings in Atlantic City generating sufficient proceeds to reduce the obligations under this debt to a level that, if refinanced at maturity in April 1994, could be serviced by cash flow from the remaining operations. It presently appears unlikely the proceeds from a possible sale of these operations will provide a reduction of principal to this level. Consequently, RII is reviewing other financial alternatives. One such alternative is described in Note 14. However, specific terms and conditions have not been finalized.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RIH at December 31, 1992 and 1991, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 19, 1993 except for
Note 14, as to which the date is
December 29, 1993

                       RESORTS INTERNATIONAL HOTEL, INC.
                          CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE)

                                                      DECEMBER 31,
                                                ------------------------
                                                   1991          1992
                                                ----------    ----------    SEPTEMBER 30,
                                                                                1993
                                                                            -------------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash (including cash equivalents of $4,769,
   $9,728 and $18,792).......................   $   16,886    $   22,643    $     30,820
  Receivables, net...........................        6,474         5,406           5,682
  Interest receivable from affiliate.........        1,125         4,500           2,813
  Note receivable from affiliate.............       50,000        50,000          50,000
  Inventories................................        1,469         1,542           1,464
  Prepaid expenses...........................        1,528         1,862           7,260
                                                ----------    ----------    -------------
    Total current assets.....................       77,482        85,953          98,039
  Property and equipment, net of accumulated
   depreciation..............................      151,551       155,689         166,424
  Deferred charges and other assets..........        6,202         8,994          10,888
                                                ----------    ----------    -------------
                                                $  235,235    $  250,636    $    275,351
                                                ----------    ----------    -------------
                                                ----------    ----------    -------------
                          LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Current maturities of long-term debt.......   $      958    $      643    $         81
  Accounts payable and accrued liabilities...       27,718        26,073          24,622
  Notes payable to affiliate.................                                    325,000
  Due to parent company......................       60,792        62,374          51,325
                                                ----------    ----------    -------------
    Total current liabilities................       89,468        89,090         401,028
                                                ----------    ----------    -------------
Notes payable to affiliate...................      325,000       325,000
                                                ----------    ----------
Other long-term debt.........................        1,539           904              15
                                                ----------    ----------    -------------
Deferred income taxes........................                                     19,400
                                                                            -------------
Commitments and contingencies (Notes 7 and
 13)
Shareholder's deficit:
  Common stock -- $1 par value, 100 shares
   issued and outstanding
  Excess of liabilities over assets at August
   31, 1990 reorganization...................     (198,829)     (198,829)       (198,829)
  Retained earnings..........................       18,057        34,471          53,737
                                                ----------    ----------    -------------
    Total shareholder's deficit..............     (180,772)     (164,358)       (145,092)
                                                ----------    ----------    -------------
                                                $  235,235    $  250,636    $    275,351
                                                ----------    ----------    -------------
                                                ----------    ----------    -------------

             See Notes to Consolidated Financial Statements of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                             FOR THE YEAR ENDED DECEMBER 31,
                                   ----------------------------------------------------
                                              1990                                        FOR THE THREE QUARTERS
                                   --------------------------                              ENDED SEPTEMBER 30,
                                     THROUGH         FROM                                ------------------------
                                    AUGUST 31    SEPTEMBER 1      1991         1992         1992         1993
                                   ------------  ------------  -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
Revenues:
  Casino.........................  $    139,466   $   66,259   $   218,881  $   233,780  $   180,510  $   187,803
  Rooms..........................         5,093        2,599         8,074        8,766        6,688        5,370
  Food and beverage..............        10,492        5,320        16,406       16,056       12,801       12,340
  Other casino/hotel revenues....         3,754        2,038         4,113        4,138        3,081        3,301
                                   ------------  ------------  -----------  -----------  -----------  -----------
                                        158,805       76,216       247,474      262,740      203,080      208,814
                                   ------------  ------------  -----------  -----------  -----------  -----------
Expenses:
  Casino.........................        85,473       39,532       123,523      127,847       97,226      105,013
  Rooms..........................         1,974        1,213         3,367        3,582        2,681        2,502
  Food and beverage..............        10,614        6,216        17,679       17,658       13,802       13,430
  Other casino/hotel operating
   expenses......................        19,713       10,566        31,499       33,281       25,045       25,748
  Selling, general and
   administrative................        24,675       13,582        44,023       46,507       35,441       35,516
  Provision for doubtful
   receivables...................         1,307          801         3,480        1,414          839          536
  Depreciation...................        10,720        1,902         9,084       11,402        8,625       10,264
  Real estate related............           880          100
                                   ------------  ------------  -----------  -----------  -----------  -----------
                                        155,356       73,912       232,655      241,691      183,659      193,009
                                   ------------  ------------  -----------  -----------  -----------  -----------
Earnings from operations.........         3,449        2,304        14,819       21,049       19,421       15,805
Other income (deductions):
  Interest income................         5,515        2,832         7,505        7,576        5,648        5,631
  Interest expense...............          (306)        (136)         (563)        (395)        (317)        (190)
  Recapitalization costs.........      (119,804)                                   (874)        (704)      (1,580)
  Affiliated bad debt write-
   off...........................       (98,983)
                                   ------------  ------------  -----------  -----------  -----------  -----------
Earnings (loss) before income
 taxes and extraordinary item....      (210,129)       5,000        21,761       27,356       24,048       19,666
Income tax expense...............                                   (8,704)     (10,942)      (9,620)        (400)
                                   ------------  ------------  -----------  -----------  -----------  -----------
Earnings (loss) before
 extraordinary item..............      (210,129)       5,000        13,057       16,414       14,428       19,266
Extraordinary item...............       (17,335)
                                   ------------  ------------  -----------  -----------  -----------  -----------
Net earnings (loss)..............  $   (227,464)  $    5,000   $    13,057  $    16,414  $    14,428  $    19,266
                                   ------------  ------------  -----------  -----------  -----------  -----------
                                   ------------  ------------  -----------  -----------  -----------  -----------

    See Notes to Consolidated Financial Statements of RIH. Note 2 describes a change in entity and related presentation for periods presented.

                       RESORTS INTERNATIONAL HOTEL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                    FOR THE YEAR ENDED DECEMBER 31,
                                         ------------------------------------------------------
                                                    1990                                           FOR THE THREE QUARTERS
                                         --------------------------                                 ENDED SEPTEMBER 30,
                                           THROUGH         FROM                                  --------------------------
                                          AUGUST 31    SEPTEMBER 1       1991          1992          1992          1993
                                         ------------  ------------  ------------  ------------  ------------  ------------
                                                                                                        (UNAUDITED)
Cash flows from operating activities:
  Cash received from customers.........  $    155,935   $   74,485   $    244,825  $    261,462  $    201,624  $    208,297
  Cash paid to suppliers and
   employees...........................      (144,100)     (70,291)      (216,805)     (229,911)     (175,444)     (189,019)
                                         ------------  ------------  ------------  ------------  ------------  ------------
    Cash flow from operations before
     interest and income taxes.........        11,835        4,194         28,020        31,551        26,180        19,278
  Interest received....................         4,361        3,966          7,526         4,204         3,951         7,289
  Interest paid........................          (318)        (136)          (563)         (395)         (317)         (190)
  Income taxes paid to parent..........                                    (8,704)      (10,942)       (9,620)
                                         ------------  ------------  ------------  ------------  ------------  ------------
    Net cash provided by operating
     activities........................        15,878        8,024         26,279        24,418        20,194        26,377
                                         ------------  ------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
  Payments for property and
   equipment...........................       (17,454)      (4,326)       (21,570)      (15,495)      (14,996)      (20,394)
  Proceeds from sale of property and
   equipment...........................                                        67
  CRDA deposits and bond purchases.....        (1,816)        (739)        (2,689)       (2,871)       (2,024)       (2,121)
                                         ------------  ------------  ------------  ------------  ------------  ------------
    Net cash used in investing
     activities........................       (19,270)      (5,065)       (24,192)      (18,366)      (17,020)      (22,515)
                                         ------------  ------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
  Advances from (repayments to) parent
   company and affiliates..............        38,136      (20,286)         2,200         1,582         4,456         7,951
  Recapitalization costs paid to
   parent..............................       (11,216)                                     (874)         (704)       (1,580)
  Debt repayments......................        (1,844)      (1,302)        (1,498)       (1,003)         (889)       (2,056)
                                         ------------  ------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in)
     financing activities..............        25,076      (21,588)           702          (295)        2,863         4,315
                                         ------------  ------------  ------------  ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents......................        21,684      (18,629)         2,789         5,757         6,037         8,177
Cash and cash equivalents at beginning
 of period.............................        11,042       32,726         14,097        16,886        16,886        22,643
                                         ------------  ------------  ------------  ------------  ------------  ------------
Cash and cash equivalents at end of
 period................................  $     32,726   $   14,097   $     16,886  $     22,643  $     22,923  $     30,820
                                         ------------  ------------  ------------  ------------  ------------  ------------
                                         ------------  ------------  ------------  ------------  ------------  ------------

    See Notes to Consolidated Financial Statements of RIH. Note 2 describes a change in entity and related presentation for periods presented.

                       RESORTS INTERNATIONAL HOTEL, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT
                           (IN THOUSANDS OF DOLLARS)

                                                                                                         NOTE
                                                                          EXCESS OF                   RECEIVABLE
                                                                         LIABILITIES     RETAINED    FROM GRIFFCO
                                                           CAPITAL IN    OVER ASSETS     EARNINGS      RESORTS
                                                           EXCESS OF         AT        (ACCUMULATED    HOLDING,
                                                              PAR       REORGANIZATION   DEFICIT)        INC.
                                                          ------------  -------------  ------------  ------------
Balance at December 31, 1989............................  $    180,030                  $ (151,395)   $  (35,000)
Net loss for period through August 31, 1990.............                                  (227,464)
Effects of reorganization:
  Elimination of accumulated deficit....................      (180,030)  $  (198,829)      378,859
  Cancellation of note receivable from Griffco Resorts
   Holding, Inc.........................................                                                  35,000
                                                          ------------  -------------  ------------  ------------
Balance at August 31, 1990..............................           -0-      (198,829)          -0-           -0-
Net earnings for period from September 1, 1990..........                                     5,000
                                                          ------------  -------------  ------------  ------------
Balance at December 31, 1990............................           -0-      (198,829)        5,000           -0-
Net earnings for year 1991..............................                                    13,057
                                                          ------------  -------------  ------------  ------------
Balance at December 31, 1991............................           -0-      (198,829)       18,057           -0-
Net earnings for year 1992..............................                                    16,414
                                                          ------------  -------------  ------------  ------------
Balance at December 31, 1992............................           -0-      (198,829)       34,471           -0-
Net earnings for three quarters ended September 30, 1993
 (unaudited)............................................                                    19,266
                                                          ------------  -------------  ------------  ------------
Balance at September 30, 1993 (unaudited)...............  $        -0-   $  (198,829)   $   53,737    $      -0-
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------

    See Notes to Consolidated Financial Statements of RIH. Note 2 describes a change in entity and related presentation for periods presented.

                       RESORTS INTERNATIONAL HOTEL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Resorts International Hotel, Inc. ("RIH"), a wholly owned subsidiary of Resorts International, Inc. ("RII"), owns and operates Merv Griffin's Resorts Casino Hotel ("Resorts Casino Hotel"), a casino/hotel complex located in Atlantic City, New Jersey.

    Financial statements and footnote data with respect to September 30, 1993 and the three quarters ended September 30, 1992 and 1993 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation, in accordance with generally accepted accounting principles.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of RIH and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    REVENUE RECOGNITION

    RIH records as revenue the win from gaming activities which represents the difference between amounts wagered and amounts won by patrons. Revenues from hotel and related services and from theatre ticket sales are recognized at the time the related service is performed.

    COMPLIMENTARY SERVICES

    The Consolidated Statements of Operations reflect each category of operating revenues excluding the retail value of complimentary services provided to casino patrons without charge. The rooms, food and beverage, and other casino/hotel operations departments allocate a percentage of their total operating expenses to the casino department for complimentary services provided to casino patrons. These allocations do not necessarily represent the incremental cost of providing such complimentary services to casino patrons. Amounts allocated to the casino department from the other operating departments were as follows for the years ended December 31:

                                                        1990
                                              ------------------------
                                               THROUGH       FROM
                                              AUGUST 31   SEPTEMBER 1     1991       1992
                                              ---------  -------------  ---------  ---------
                                                        (IN THOUSANDS OF DOLLARS)
Rooms.......................................  $   2,264    $   1,019    $   2,949  $   3,010
Food and beverage...........................      9,447        5,203       15,963     16,709
Other casino/hotel operations...............      5,495        1,914        5,699      6,174
                                              ---------  -------------  ---------  ---------
  Total allocated to casino.................  $  17,206    $   8,136    $  24,611  $  25,893
                                              ---------  -------------  ---------  ---------
                                              ---------  -------------  ---------  ---------

    CASH EQUIVALENTS

    RIH considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

    INVENTORIES

    Inventories of provisions, supplies and spare parts are carried at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASINO REINVESTMENT DEVELOPMENT AUTHORITY ("CRDA") OBLIGATIONS

    Under the New Jersey Casino Control Act ("Casino Control Act"), RIH is obligated to purchase CRDA bonds, which will bear a below-market interest rate, or make an alternative qualifying investment. RIH charges to expense an estimated discount related to CRDA investment obligations as of the date the obligation arises based on fair market interest rates of similar quality bonds in existence as of that date. On the date RIH actually purchases the CRDA bond, the estimated discount previously recorded is adjusted to reflect the actual terms of the bonds issued and the then existing fair market interest rate for similar quality bonds. The discount on CRDA bonds purchased is amortized to interest income over the life of the bonds using the effective interest rate method.

    INCOME TAXES

    RIH and RII's other domestic subsidiaries file consolidated U.S. federal income tax returns with RII.

    In 1990, RIH provided income taxes based on the liability method prescribed in Statement of Financial Accounting Standards No. 96, "Accounting For Income Taxes" ("SFAS 96"). Under this method, the deferred tax liability is determined based on the difference between the financial reporting and tax bases of assets and liabilities and enacted tax rates which will be in effect for the years in which the differences are expected to reverse. The deferred tax liability is reduced by cumulative tax credits and losses being carried forward for tax purposes, subject to applicable limitations. Prior to the reorganization in 1990, RIH's deferred tax liability was transferred to RII.

    Commencing in 1991, RIH agreed with RII to provide for federal and state income taxes using a combined rate of 40%. Material transactions which would be subject to combined tax rates that are significantly different from the 40% rate are to be separately tax effected. The resulting liability is settled on a current basis.

NOTE 2 -- BASIS OF PRESENTATION
    During 1989, RII and certain of its subsidiaries (the "Old Debtors") filed voluntary petitions or consented to involuntary petitions for relief under chapter 11 of the United States Bankruptcy Code. The Old Debtors filed the Second Amended Joint Plan of Reorganization dated as of May 31, 1990 (the "Old Plan") which was confirmed by the New Jersey bankruptcy court in August 1990. On September 17, 1990 (the "Old Effective Date"), all conditions to effectiveness of the Old Plan were either met or waived and the Old Plan became effective.

    Under the Old Plan, all previously outstanding debt securities of the Old Debtors were cancelled and exchanged for new debt and equity securities of RII. Also pursuant to the Old Plan, all previously outstanding shares of stock of RII were cancelled. As a result of these and other transactions prescribed in the Old Plan, Merv Griffin, who prior to the reorganization indirectly owned 100% of RII, owned 22% of RII as of October 1, 1990, the initial distribution date of the new securities.

    RII accounted for the reorganization using "fresh start" accounting. Accordingly, all assets and liabilities of RII and its subsidiaries were restated to reflect their estimated fair values and the accumulated deficit was eliminated. Although the confirmation date was August 28, 1990, RIH recorded the effects of the reorganization as of August 31, 1990.

    In 1990, RIH recorded a charge from the write-off of the remaining balance of $17,335,000 of deferred debt issuance costs related to certain debt securities of the Old Debtors that were cancelled pursuant to the Old Plan. This write-off was reported as an extraordinary item.

    RIH also recorded affiliated bad debt write-offs of $98,983,000 in 1990 composed of $63,983,000, the net amount of intercompany receivables from the Old Debtors cancelled pursuant to the Old Plan,

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- BASIS OF PRESENTATION (CONTINUED)
and a $35,000,000 note receivable from Griffco Resorts Holding, Inc. ("Griffco"), a company that prior to the Old Effective Date was owned by Merv Griffin and was RII's parent, which was also cancelled pursuant to the Old Plan.

    The revaluation of RIH's other assets and liabilities, which was based on independent appraisals, discounted cash flows, evaluations, estimations and other studies, resulted in a net loss of $108,588,000, with the following components:

                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
Decrease in working capital.........................................        $      8,355
Decrease in property and equipment..................................              99,849
Decrease in deferred charges and other assets.......................                 384
                                                                              ----------
                                                                            $    108,588
                                                                              ----------
                                                                              ----------

    The loss on revaluation was included in recapitalization costs in 1990 in the accompanying Consolidated Statements of Operations along with RIH's allocated portion (approximately one-third) of legal and financial advisory fees and other costs associated with the reorganization amounting to $11,216,000.

    The accumulated deficit at August 31, 1990 of $378,859,000, which included the effects of the reorganization, was eliminated. This deficit was first reclassified to offset the balance of capital in excess of par, with the remainder recorded as excess of liabilities over assets at reorganization.

    The financial information contained herein relating to RIH's 1990 Consolidated Statements of Operations and Cash Flows is presented separately for the periods "Through August 31" and "From September 1" due to the new basis of accounting which resulted from the application of fresh start accounting.

    BANKRUPTCY ACCOUNTING

    For the period ended August 31, 1990, during which RII operated subject to the jurisdiction of the New Jersey bankruptcy court, RIH did not accrue interest on its notes payable to affiliate or amortize debt issuance costs on public debt outstanding prior to the Old Effective Date of the Old Plan.

NOTE 3 -- RECEIVABLES
    Components of receivables at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Gaming..............................................................  $  10,912  $   8,703
  Less allowance for doubtful accounts..............................     (5,326)    (4,200)
                                                                      ---------  ---------
                                                                          5,586      4,503
                                                                      ---------  ---------
Non-gaming:
  Hotel and related.................................................        566        450
  Other.............................................................        649        501
                                                                      ---------  ---------
                                                                          1,215        951
  Less allowance for doubtful accounts..............................       (327)       (48)
                                                                      ---------  ---------
                                                                            888        903
                                                                      ---------  ---------
                                                                      $   6,474  $   5,406
                                                                      ---------  ---------
                                                                      ---------  ---------

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- NOTE RECEIVABLE FROM AFFILIATE
    In 1988, RIH loaned $50,000,000 pursuant to a pre-arranged back-to-back loan to Resorts International (Bahamas) 1984 Limited ("RIB"), an indirect wholly owned subsidiary of RII, in exchange for a promissory note (the "RIB Note"). Such note is payable on demand and bears interest at 13 1/2% per annum, with interest payments due each May 1 and November 1. The note is guaranteed by certain of RIB's subsidiaries. The guarantees are secured by mortgages on the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort, and the
Paradise Paradise Beach Resort on Paradise Island in The Bahamas, and all furniture, machinery and equipment used in connection therewith. The RIB Note and the mortgages securing payment thereof have been assigned as part of the collateral for the Senior Secured Redeemable Notes due April 15, 1994 (the "Old Series Notes") issued by RII pursuant to the Old Plan. See Note 7.

NOTE 5 -- PROPERTY AND EQUIPMENT
    Components of property and equipment at December 31 were as follows:

                                                                         1991         1992
                                                                      -----------  -----------
                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
Land and land rights................................................  $    53,250  $    53,250
Land improvements...................................................           97          130
Hotel and other buildings...........................................       80,718       93,235
Furniture, machinery and equipment..................................       26,665       31,168
Construction in progress............................................        1,848          326
                                                                      -----------  -----------
                                                                          162,578      178,109
  Less accumulated depreciation.....................................      (11,027)     (22,420)
                                                                      -----------  -----------
                                                                      $   151,551  $   155,689
                                                                      -----------  -----------
                                                                      -----------  -----------

    Substantially all of RIH's property and equipment has been pledged as collateral for the Old Series Notes issued by RII pursuant to the Old Plan. See
Note 7.

NOTE 6 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
    Components of accounts payable and accrued liabilities at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Accrued payroll and related taxes and benefits......................  $   9,332  $  10,530
Accrued gaming taxes, fees and related assessments..................      6,493      6,556
Customer deposits and unearned revenues.............................      2,520      2,294
Trade payables......................................................      2,338      1,528
Insurance reserves..................................................      1,301      1,272
Progressive slot liability..........................................      3,147        315
Other accrued liabilities...........................................      2,587      3,578
                                                                      ---------  ---------
                                                                      $  27,718  $  26,073
                                                                      ---------  ---------
                                                                      ---------  ---------

NOTE 7 -- NOTES PAYABLE TO AFFILIATE
    In 1988, Griffin Resorts Inc. ("GRI"), a subsidiary of RII, issued $325,000,000 principal amount of publicly traded notes. GRI loaned the proceeds of such notes to RIH in exchange for (i) two promissory notes payable to GRI (the "RIH-GRI Notes"); (ii) a senior mortgage on the Resorts Casino Hotel and the other properties owned by RIH, and a first priority security interest in the personal property of RIH; and (iii) the assignment of the RIB Note for $50,000,000 and mortgage securing such note (see Note 4).

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- NOTES PAYABLE TO AFFILIATE (CONTINUED)
    In 1990, the terms of the RIH-GRI Notes were modified and such amended notes were pledged as collateral for the Old Series Notes issued by RII. In 1992, the notes were further amended (the "Second Amended RIH-GRI Notes").

    The sole purpose of the Second Amended RIH-GRI Notes is to collateralize RII's Old Series Notes. The Second Amended RIH-GRI Notes are payable on demand after April 15, 1994 and are non-interest bearing, but the principal due upon demand by GRI accretes according to a schedule. As of April 15, 1994, the principal amount of the notes would accrete to $446,150,000. However, GRI and RIH have entered into an intercompany agreement whereby GRI will not require payment of the amount in excess of the original $325,000,000 principal amount of the notes unless GRI is instructed to do so by the indenture trustee or other collateral pledgee of the Old Series Notes. At December 31, 1992 the accretion in principal amount of these notes in excess of $325,000,000 amounted to $73,290,000.

    The Second Amended RIH-GRI Notes and the RIB Note described in Note 4 relate to intercompany loans which were not anticipated to be repaid in the ordinary course of business. Also, RII is contemplating a restructuring of the Old Series Notes, which may also affect these and other intercompany relationships among RII's subsidiaries; however, the terms and effects of any possible restructuring are uncertain at this time. Thus, it is not practicable to estimate the fair value of RIH's intercompany notes without incurring excessive costs. RIH's assets were restated to their estimated fair values at August 31, 1990. See Note 5 for a summary of RIH's property and equipment balances.

    The indentures for RII's Old Series Notes restrict RIH from the incurrence of additional indebtedness, with certain exceptions.

NOTE 8 -- OTHER LONG-TERM DEBT
    Other long-term debt consists of capitalized lease obligations under which RIH is the lessee of computer equipment, slot machines and printing equipment. These leases expire in various years through 1996 and bear interest rates from 8.5% to 33.3%.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- RELATED PARTY TRANSACTIONS
    RIH   recorded  the  following  income  and  expenses  from  RII  and  other affiliates:

                                                            1990
                                                  ------------------------
                                                    THROUGH       FROM
                                                   AUGUST 31   SEPTEMBER 1    1991       1992
                                                  -----------  -----------  ---------  ---------
                                                            (IN THOUSANDS OF DOLLARS)
Income -- Resorts International (Bahamas) 1984
 Limited
  Interest......................................   $   4,500    $   2,250   $   6,750  $   6,750
                                                  -----------  -----------  ---------  ---------
                                                  -----------  -----------  ---------  ---------
Expenses:
  Resorts International, Inc.
    Parent services fee.........................   $   3,200    $   2,455   $   8,154  $   8,629
    Property rentals............................         229          108         325        325
  Steeplechase Transport and Parking, Inc.
    Parking fees................................       1,118
  Trams Atlantic
    Limousine fees..............................         376
  Other.........................................         189
                                                  -----------  -----------  ---------  ---------
                                                   $   5,112    $   2,563   $   8,479  $   8,954
                                                  -----------  -----------  ---------  ---------
                                                  -----------  -----------  ---------  ---------

    For periods through August 31, 1990, RII charged RIH for services provided based on an allocation of corporate overhead costs incurred by RII. Effective with the reorganization, RII began charging RIH a fee of three (3) percent of gross revenues for such services. Also, recapitalization costs reflected on the Consolidated Statements of Operations include charges of $11,216,000 for 1990 and $874,000 for 1992 representing RIH's allocated portion (approximately one-third) of RII's consolidated recapitalization costs.

    In addition to the above, charges for insurance cost are allocated to RIH based on relative amounts of operating revenue, payroll, property value, or other appropriate measures.

    Also, see Note 2 for discussion of the write-off of certain affiliated receivables in 1990.

NOTE 10 -- RETIREMENT PLANS
    RIH has a defined contribution plan (the "Savings Plan"), in which substantially all non-union employees are eligible to participate. Employees of certain other affiliated companies are also eligible to participate in the Savings Plan. Under the Savings Plan, eligible participating employees may contribute up to a total of 4% of their annual cash compensation as a basic contribution and may also elect to contribute up to an additional 10% as a voluntary contribution. RIH and other subsidiaries of RII contribute an amount equal to 50% of their employees' basic contributions and, on a discretionary basis, may make additional contributions. RIH's contributions under the Savings Plan were approximately $492,000, $654,000 and $665,000 in 1990, 1991 and 1992,
respectively.

    Union employees are covered by various multi-employer pension plans to which contributions are made by RIH and other unrelated employers. Contributions by RIH were approximately $661,000, $745,000 and $827,000 in 1990, 1991 and 1992,
respectively.

NOTE 11 -- INCOME TAXES
    No tax provision was recorded for the two periods of 1990 due to the generation of additional net operating losses for federal and state income tax purposes during the period through August 31 which were sufficient to offset taxable income generated during the period from September 1.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- INCOME TAXES (CONTINUED)
    The effective income tax rate on the earnings (loss) before income taxes and extraordinary item varies from the statutory federal income tax rate as a result of the following factors:

                                                                1990
                                                     --------------------------
                                                      THROUGH          FROM
                                                     AUGUST 31     SEPTEMBER 1
                                                     ----------    ------------
Statutory federal income tax rate (benefit).......   (34.0%)        34.0%
Net operating losses utilized.....................                 (34.1%)
Net operating losses for which no tax benefit was
 recognized.......................................    17.5%
Affiliated bad debt write-off.....................    16.0%
Other, net........................................     0.5%          0.1%
                                                     -----         -----
                                                       0.0%          0.0%
                                                     -----         -----
                                                     -----         -----

    As described in Note 1, commencing in 1991 RIH agreed with RII to provide for federal and state income taxes at a combined rate of 40%. For the years 1991 and 1992 this resulted in income tax expense of $8,704,000 and $10,942,000, respectively.

    For federal tax purposes RIH had net operating loss carryforwards of approximately $188,000,000 at December 31, 1992, which expire in 2003 through 2005. These loss carryforwards were produced in periods prior to the change in ownership of the consolidated group of which RIH is a part; therefore, these loss carryforwards are limited in their availability to offset future taxable income.

    For state tax purposes RIH had net operating loss carryforwards of approximately $170,000,000 at December 31, 1992, which expire in 1994 through 1997.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- STATEMENTS OF CASH FLOWS
    Supplemental disclosure required by Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" is presented below for the periods indicated.

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------------
                                                                                                            FOR THE THREE
                                                                   1990                                     QUARTERS ENDED
                                                         ------------------------                           SEPTEMBER 30,
                                                          THROUGH       FROM                             --------------------
                                                         AUGUST 31   SEPTEMBER 1     1991       1992       1992       1993
                                                         ---------  -------------  ---------  ---------  ---------  ---------
                                                                                                             (UNAUDITED)
                                                                              (IN THOUSANDS OF DOLLARS)
Reconciliation of net earnings (loss) to net cash
 provided by operating activities:
  Net earnings (loss)..................................  $(227,464)   $   5,000    $  13,057  $  16,414  $  14,428  $  19,266
  Adjustments to reconcile net earnings (loss) to net
   cash provided by operating activities:
    Extraordinary item -- loss on exchange of debt.....     17,335
    Recapitalization costs.............................    119,804                                  874        704      1,580
    Deferred tax provision.............................                                                                   400
    Affiliated bad debt write-off......................     98,983
    Depreciation and amortization......................     10,956        1,905        9,084     11,398      8,625     10,264
    Provision for doubtful receivables.................      1,307          801        3,480      1,414        839        536
    Net loss on sale of property.......................                                  268          8
    Provision for discount on CRDA obligations.........        993          504        1,574      1,451      1,117      1,196
    Net (increase) decrease in accounts receivable.....     (2,115)          44       (2,199)      (346)      (266)      (812)
    Net (increase) decrease in interest receivable from
     affiliate.........................................     (1,125)       1,125                  (3,375)    (1,688)     1,687
    Net (increase) decrease in inventories and prepaid
     expenses..........................................     (2,946)       1,439        1,724       (580)    (1,208)    (5,320)
    Net (increase) decrease in deferred charges and
     other assets......................................        449           75          189     (1,309)    (1,146)      (731)
    Net decrease in accounts payable and accrued
     liabilities.......................................       (299)      (2,869)        (898)    (1,531)    (1,211)    (1,689)
                                                         ---------  -------------  ---------  ---------  ---------  ---------
  Net cash provided by operating activities............  $  15,878    $   8,024    $  26,279  $  24,418  $  20,194  $  26,377
                                                         ---------  -------------  ---------  ---------  ---------  ---------
                                                         ---------  -------------  ---------  ---------  ---------  ---------
Non-cash investing and financing transactions:
  Increase in liabilities for additions to property and
   equipment and other assets..........................  $   2,960    $     912    $   1,180  $     112  $     242  $     843
                                                         ---------  -------------  ---------  ---------  ---------  ---------
                                                         ---------  -------------  ---------  ---------  ---------  ---------

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

    CRDA

    The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's net casino win (as defined under the Casino Control Act) (the "investment obligation") for each calendar year, commencing in 1979, in which such net casino win exceeded its "cumulative investments" (as defined in the Casino Control Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984 the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983.

    Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA, or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's net casino win. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of net casino win. Since 1985, a licensee has been required to make quarterly deposits with the CRDA against its current year investment obligation.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    An analysis of RIH's investment obligations under the Casino Control Act and RIH's means of settlement since 1979 follows:

                                                                              1979-1983   1984-1992     TOTAL
                                                                              ----------  ----------  ----------
                                                                                  (IN THOUSANDS OF DOLLARS)
Investment obligations......................................................  $  (21,637) $  (26,118) $  (47,755)
Means of settlement:
  Housing related investments under audit...................................      13,104                  13,104
  Housing related investments previously approved...........................       1,000                   1,000
  CRDA deposits/bond purchases..............................................       7,533      25,454      32,987
                                                                              ----------  ----------  ----------
Remaining investment obligation at December 31, 1992, which was deposited in
 January 1993...............................................................  $      -0-  $     (664) $     (664)
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

    With regard to the housing related investments under audit, in January 1988 the CRDA notified RIH of its interpretation as to the periods of time during which expenditures could be made to satisfy investment obligations. CRDA's interpretation differs from RIH's and if found to be correct would decrease the amount of RIH's qualifying expenditures by approximately $5,000,000 to
$6,000,000. RIH believes that its interpretation is correct and intends to contest this issue.

    RIH also received a letter dated November 9, 1989, from the State of New Jersey Department of the Treasury (the "Treasury") stating that the housing related investments made by RIH were not sufficient to meet its investment obligation for the years 1979 through 1983. The letter also stated that alternative tax in the amount of $21,637,000 was due for those years, in addition to penalties and interest thereon which amounted to $12,514,000 as of the date of the letter. As set forth in the table above, RIH believes that $8,533,000 of such obligations have been settled; $7,533,000 in cash and $1,000,000 by previously approved housing related investments. Also, RIH has received an audit report issued by an agency acting on behalf of the Treasury identifying qualifying credits from housing related investments of $10,165,000. This leaves a total of $2,939,000 of housing related investments under audit in question. RIH has notified the Treasury that it takes exception to the Treasury's computation of amounts due. Further, RIH believes that the $2,939,000 of housing related investments in question will be found, under further audit, to have been satisfied.

    Although these matters have been dormant for some time, the Company's counsel was recently contacted by the Treasury and expects an update of the status of these matters in the near future. If the CRDA's interpretation as to the periods of time during which qualifying expenditures can be made is found to be correct, or if the Treasury's issue is determined adversely, RIH could be required to pay the relevant amount in cash to the CRDA. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from these issues will not have a material adverse effect on the accompanying consolidated financial statements.

    As reflected in the table above, through December 31, 1992, RIH had made CRDA deposits/bond purchases totalling $32,987,000. However, in August 1989 RIH donated $12,048,000 to the CRDA in exchange for which RIH was relieved of its obligation to purchase CRDA bonds of $18,193,000. Because RIH already had the $18,193,000 for bond purchases on deposit with the CRDA, the difference between this amount and the amount of the donation, or $6,145,000, was refunded to RIH in August 1989. Thus, at December 31, 1992, RIH had a remaining balance of $4,873,000 face value of bonds issued by the CRDA and had $9,921,000 on deposit with the CRDA. These bonds and deposits, net of an estimated discount charged to expense to reflect the below-market interest rate payable on the bonds, were recorded as other assets in RIH's Consolidated Balance Sheets.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    RIH records charges to expense to reflect the below-market interest rate payable on the bonds it may have to purchase to fulfill its investment obligation at the date the obligation arises. The charges in 1990, 1991 and 1992 for discounts on obligations arising in those years were $1,497,000, $1,574,000 and $1,451,000, respectively.

    LITIGATION

    RIH is a defendant in certain litigation. In the opinion of management, and based upon advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying consolidated financial statements.

NOTE 14 -- SUBSEQUENT EVENTS
    RII RESTRUCTURING

    In April 1993 RII reached an agreement in principle with two representatives (the "Representatives") of major holders of its Old Series Notes as to terms of a restructuring of Old Series Notes. Such restructuring was to include the exchange of the Old Series Notes for, among other things, cash, new debt, an equity interest in RII and 100% of the equity of RII's Bahamian subsidiaries, Paradise Island Airlines, Inc. ("PIA") and certain domestic subsidiaries which support the Bahamian operations (PIA and these other domestic subsidiaries are hereinafter referred to as the "U.S. Paradise Island Subsidiaries").

    Since that time, management of RII has been cooperating with the Representatives in negotiating the possible sale to a third party (the "Purchaser") of a majority of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    Further negotiations among RII, the Purchaser and the Representatives have led to the currently proposed restructuring which contemplates, among other things, the exchange of the Old Series Notes for the following:

        (a) excess cash, as defined, of RII consolidated with its subsidiaries,

        (b) $125,000,000 principal amount of nine-year, 11% mortgage notes to be issued by a subsidiary of RII and to be secured by a mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (c) $35,000,000 principal amount of ten-year, 11.375%, junior mortgage notes to be issued by a subsidiary of RII and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (d)   shares  of  common   stock  of  RII   in  an  amount  representing
    approximately 40% of the total outstanding shares, and

        (e) either (i) $65,000,000 cash and 40% of the equity of a company formed by the Purchaser to purchase 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries or, if that purchase is not consummated, (ii) 100% of the equity of a holding company formed to own 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    Before any restructuring can be completed, specific terms and conditions must be finalized and set forth in definitive agreements, indentures and other documents. Also, any restructuring must be approved by various governmental agencies, and the proposed restructuring will require certain shareholder and creditor approvals, as well as confirmation by the Bankruptcy Court. RII cannot provide any assurances as to whether or when the proposed restructuring will be effected, or that the restructuring will be on terms similar to those described above.

                       RESORTS INTERNATIONAL HOTEL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14 -- SUBSEQUENT EVENTS (CONTINUED)
    RELATED PARTY TRANSACTIONS

    In April 1993, RII, RIH and The Griffin Group, Inc. (the "Griffin Group"), a corporation owned by Merv Griffin, Chairman of the Board of RII, entered into a license and services agreement (the "New Griffin Services Agreement") effective as of September 17, 1992, upon the expiration of the previous license and services agreement.

    Pursuant to the New Griffin Services Agreement, Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin to advertise and promote the facilities and operations of RII and its subsidiaries. Also pursuant to the New Griffin Services Agreement, Mr. Griffin is to provide certain services to RII and RIH, including serving as Chairman of the Board of RII and as a host, producer and featured performer in various shows to be presented in Resorts Casino Hotel, and furnishing marketing and consulting services.

    The New Griffin Services Agreement is to continue until the later of September 17, 1996 or the fourth anniversary of the consummation of a Reorganization (as defined, which would include a restructuring such as that discussed under "RII Restructuring" above) of RII; but in no event shall the term extend beyond September 17, 1997. If a Reorganization has not been consummated by September 17, 1996, then the New Griffin Services Agreement shall terminate on that date. The New Griffin Services Agreement provides for earlier termination under certain circumstances including, among others, a change of control (as defined) of RII and RIH and Mr. Griffin ceasing to serve as Chairman of the Board of RII.

    The New Griffin Services Agreement provides for compensation to Griffin Group in the amount of $2,000,000 for the year ended September 16, 1993, and in specified amounts for each of the following years, which increase at approximately 5% per year. In accordance with the New Griffin Services Agreement, upon signing, RIH paid Griffin Group $4,100,000, representing compensation for the first two years. Thereafter, the New Griffin Services Agreement calls for annual payments on September 17, each representing a prepayment for the year ending two years hence. In the event of an early termination of the New Griffin Services Agreement, and depending on the circumstances of such early termination, all or a portion of the compensation paid to Griffin Group in respect of the period subsequent to the date of termination may be required to be repaid to RII and RIH.

    RII and RIH agreed to indemnify, defend and hold harmless Griffin Group and Mr. Griffin against certain claims, losses and costs, and to maintain certain insurance coverage with Mr. Griffin and Griffin Group as named insureds.

    INCOME TAX ACCOUNTING

    Effective January 1, 1993 RIH adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," which supersedes SFAS 96 but retains the liability method of accounting for income taxes. Although RIH is a member of a consolidated group for federal income tax purposes, RIH will be applying SFAS 109 on a separate return basis for financial reporting purposes.

    Effective with the adoption of SFAS 109, RIH will no longer be providing for federal and state income taxes at the combined rate of 40%, and settling such liability on a current basis, as had been its practice under an agreement with RII. Also, in connection with the adoption of SFAS 109, RIH's deferred income tax liability was transferred to RIH from RII. This liability results primarily from basis differences on property and equipment, which were restated to their estimated fair values in 1990 for financial reporting purposes, while such revaluation was not permitted for income tax return purposes.

    In August 1993 tax law changes were enacted which resulted in an increase in RIH's federal income tax rate. The increase resulted in a $400,000 increase in RIH's deferred income tax liability and a deferred income tax provision of the same amount.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Resorts International, Inc. Resorts International Hotel Financing, Inc.

We have audited the accompanying balance sheet of Resorts International Hotel Financing, Inc. ("RIHF") as of September 30, 1993. RIHF, a company formed by Resorts International, Inc. ("RII"), was organized for the purpose of issuing public debt securities in connection with a plan of reorganization of RII. RIHF is a wholly owned subsidiary of RII. This balance sheet is the responsibility of RIHF's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of RIHF at September 30, 1993, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
December 29, 1993

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
                                 BALANCE SHEET
                                     ASSETS

                                                                                                 SEPTEMBER 30, 1993
                                                                                                ---------------------
Due from RII..................................................................................        $      10
                                                                                                            ---
                                                                                                            ---
                                                SHAREHOLDER'S EQUITY
Shareholder's equity -- Capital in excess of par..............................................        $      10
                                                                                                            ---
                                                                                                            ---

                      See Notes to Balance Sheet of RIHF.

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
                             NOTES TO BALANCE SHEET

NOTE 1 -- ORGANIZATION AND OPERATIONS
    Resorts International Hotel Financing, Inc. ("RIHF") was incorporated under the laws of the State of Delaware in June 1993 and has had no operations to date. RIHF, a wholly owned subsidiary of Resorts International, Inc. ("RII"), was organized for the purpose of issuing public debt securities in connection with a plan of reorganization of RII. RIHF is authorized to issue 1,000 shares with a par value of $.01 per share. No shares were issued as of the date of the accompanying Balance Sheet; however, RII purchased one share for $10 in October 1993.

NOTE 2 -- PROPOSED ISSUANCE OF NOTES
    In April 1993 RII reached an agreement in principle with two representatives (the "Representatives") of major holders of its Senior Secured Redeemable Notes due April 15, 1994 (the "Old Series Notes") as to terms of a restructuring of Old Series Notes. Such restructuring was to include the exchange of the Old Series Notes for, among other things, cash, new debt, an equity interest in RII and 100% of the equity of RII's Bahamian subsidiaries, Paradise Island Airlines, Inc. ("PIA") and certain domestic subsidiaries which support the Bahamian operations (PIA and these other domestic subsidiaries are hereinafter referred to as the "U.S. Paradise Island Subsidiaries").

    Since that time, management of RII has been cooperating with the Representatives in negotiating the possible sale to a third party (the "Purchaser") of a majority of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    Further negotiations among RII, the Purchaser and the Representatives have led to the currently proposed restructuring which contemplates, among other things, the exchange of the Old Series Notes for the following:

        (a) excess cash, as defined, of RII consolidated with its subsidiaries,

        (b) $125,000,000 principal amount of nine-year, 11% mortgage notes to be issued by RIHF and to be secured by a mortgage on Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel") and guaranteed by Resorts International Hotel, Inc. ("RIH"), RII's subsidiary that owns and operates Resorts Casino Hotel,

        (c) $35,000,000 principal amount of ten-year, 11.375%, junior mortgage notes to be issued by RIHF and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (d)   shares  of  common   stock  of  RII   in  an  amount  representing
    approximately 40% of the total outstanding shares, and

        (e) either (i) $65,000,000 cash and 40% of the equity of a company formed by the Purchaser to purchase 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries or, if that purchase is not consummated, (ii) 100% of the equity of a holding company formed to own 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries.


The proposed restructuring also contemplates that RIHF will have a senior prime loan (the "RIHF Senior Facility") of up to $20,000,000 available for drawdown for twelve months following the restructuring. Such RIHF Senior Facility would be secured by a first priority lien on Resorts Casino Hotel and would be senior to both the mortgage notes and the junior mortgage notes. This loan would bear interest at 11% from drawdown and mature eight years from that date.


    In connection with the proposed restructuring, it is also anticipated that RIHF will obtain notes receivable from RIH with terms that mirror RIHF's debt so that RIHF will be able to service its debt.

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
                       NOTES TO BALANCE SHEET (CONTINUED)

NOTE 2 -- PROPOSED ISSUANCE OF NOTES (CONTINUED)
    Before any restructuring can be completed, specific terms and conditions must be finalized and set forth in definitive agreements, indentures and other documents. Also, any restructuring must be approved by various governmental agencies, and the proposed restructuring will require certain shareholder and creditor approvals, as well as confirmation by the Bankruptcy Court. RII cannot provide any assurances as to whether or when the proposed restructuring will be effected, or that the restructuring will be on terms similar to those described above.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Resorts International, Inc.
P. I. Resorts Limited

We have audited the accompanying balance sheet of P. I. Resorts Limited ("PIRL") as of October 15, 1993. PIRL, a wholly owned subsidiary of Resorts International, Inc. ("RII"), was organized for the purpose of effecting a transfer of ownership of certain of RII's subsidiaries to certain of RII's creditors in connection with a plan of reorganization of RII. This balance sheet is the responsibility of PIRL's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of PIRL at October 15, 1993, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
December 29, 1993

                             P. I. RESORTS LIMITED
                                 BALANCE SHEET
                                     ASSETS

                                                                                                   OCTOBER 15, 1993
                                                                                                   -----------------
Due from parent..................................................................................      $    0.02
                                                                                                           -----
                                                                                                           -----
                                                SHAREHOLDER'S EQUITY
Shareholder's equity -- Capital stock:
  Ordinary -- $.01 par value; 25,000,000 shares authorized; 2 shares issued and outstanding......      $    0.02
  Preference -- $.01 par value; 10,000,000 shares authorized; none issued and outstanding........
                                                                                                           -----
                                                                                                       $    0.02
                                                                                                           -----
                                                                                                           -----

                      See Notes to Balance Sheet of PIRL.

                             P. I. RESORTS LIMITED
                             NOTES TO BALANCE SHEET

NOTE 1 -- ORGANIZATION AND OPERATIONS
    P. I. Resorts Limited ("PIRL") was incorporated under the laws of the Commonwealth of The Bahamas in October 1993 and has had no operations to date. PIRL, a wholly owned subsidiary of Resorts International, Inc. ("RII"), was organized for the purpose of effecting a transfer of ownership of certain of RII's subsidiaries to certain of RII's creditors in connection with a plan of reorganization of RII.

NOTE 2 -- PROPOSED TRANSACTIONS
    In April 1993 RII reached an agreement in principle with two representatives (the "Representatives") of major holders of its Senior Secured Redeemable Notes due April 15, 1994 (the "Old Series Notes") as to terms of a restructuring of Old Series Notes. Such restructuring was to include the exchange of the Old Series Notes for, among other things, cash, new debt, an equity interest in RII and 100% of the equity of RII's Bahamian subsidiaries, Paradise Island Airlines, Inc. ("PIA") and certain domestic subsidiaries which support the Bahamian operations (PIA and these other domestic subsidiaries are hereinafter referred to as the "U.S. Paradise Island Subsidiaries").

    Since that time, management of RII has been cooperating with the Representatives in negotiating the possible sale to a third party (the "Purchaser") of a majority of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    Further negotiations among RII, the Purchaser and the Representatives have led to the currently proposed restructuring which contemplates, among other things, the exchange of the Old Series Notes for the following:

        (a) excess cash, as defined, of RII consolidated with its subsidiaries,

        (b) $125,000,000 principal amount of nine-year, 11% mortgage notes to be issued by a subsidiary of RII and to be secured by a mortgage on Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel") and guaranteed by Resorts International Hotel, Inc. ("RIH"), RII's subsidiary that owns and operates Resorts Casino Hotel,

        (c) $35,000,000 principal amount of ten-year, 11.375%, junior mortgage notes to be issued by a subsidiary of RII and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (d)   shares  of  common   stock  of  RII   in  an  amount  representing
    approximately 40% of the total outstanding shares, and

        (e) either (i) $65,000,000 cash and 40% of the equity of a company formed by the Purchaser to purchase 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries or, if that purchase is not consummated, (ii) 100% of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

    In connection with such an exchange including alternative (ii) of (e) above it is anticipated that all of the equity of RII's Bahamian subsidiaries will be transferred to PIRL, the assets and liabilities of the U.S. Paradise Island Subsidiaries will be transferred to subsidiaries of PIRL (none of which currently exist), and PIRL's ordinary shares will be distributed to holders of Old Series Notes.

    Before any restructuring can be completed, specific terms and conditions must be finalized and set forth in definitive agreements, indentures and other documents. Also, any restructuring must be approved by various governmental agencies, and the proposed restructuring will require certain shareholder and creditor approvals, as well as confirmation by the Bankruptcy Court. RII cannot provide any assurance as to whether or when the proposed restructuring will be effected, or that the restructuring will be on terms similar to those described above.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Resorts International, Inc.
PIRL Group

We have audited the accompanying combined balance sheets of PIRL Group as of December 31, 1992 and 1991, and the related combined statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the PIRL Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PIRL Group, as disclosed in the financial statements and related notes, has extensive intercompany relationships and transactions with Resorts International, Inc. ("RII") and its affiliates. RII has significant debt which becomes due and payable in April 1994. Through April 1994, RII may satisfy its interest obligations on this debt with the issuance of additional debt. RII's ability to pay this debt at maturity was premised upon the contemplated sale of RII's operations on Paradise Island and of its non-operating real estate holdings in Atlantic City generating sufficient proceeds to reduce the obligations under this debt to a level that, if refinanced at maturity in April 1994, could be serviced by cash flow from the remaining operations. It presently appears unlikely the proceeds from a possible sale of these operations will provide a reduction of principal to this level. Consequently, RII is reviewing other financial alternatives. One such alternative is described in Note 13. However, specific terms and conditions have not been finalized.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of PIRL Group at December 31, 1992 and 1991, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
April 23, 1993 except for
Note 13, as to which the date is
December 29, 1993

                                   PIRL GROUP
                            COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                   DECEMBER 31,
                                                -------------------
                                                  1991       1992
                                                --------   --------   SEPTEMBER 30,
                                                                          1993
                                                                      -------------
                                                                       (UNAUDITED)
                                      ASSETS
Current assets:
  Cash (including cash equivalents of $1,983,
   $4,674 and $7,657)........................   $  7,727   $ 12,200   $     12,870
  Restricted cash equivalents................        236        601          1,099
  Receivables, net...........................     22,215     18,013          7,380
  Inventories................................      6,996      6,989          7,020
  Prepaid expenses...........................      5,376      4,870          5,221
                                                --------   --------   -------------
    Total current assets.....................     42,550     42,673         33,590
Property and equipment, net of accumulated
 depreciation................................    194,195    184,058        176,606
Deferred charges and other assets............        753        945          1,332
                                                --------   --------   -------------
                                                $237,498   $227,676   $    211,528
                                                --------   --------   -------------
                                                --------   --------   -------------
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.......   $    613   $    185   $        130
  Accounts payable and accrued liabilities...     26,957     18,440         18,688
  Due to parent company......................     31,421     40,614         35,676
  Interest payable to affiliate..............      1,125      4,500          2,813
  Note payable to affiliate..................     50,000     50,000         50,000
                                                --------   --------   -------------
    Total current liabilities................    110,116    113,739        107,307
                                                --------   --------   -------------
Long-term debt...............................        457        269            169
                                                --------   --------   -------------
Commitments and contingencies (Note 13)
Shareholders' equity:
  Capital stock -- shares issued and
   outstanding:
    Resorts International (Bahamas) 1984
     Limited:
      Class A -- 500 shares..................          1          1              1
      Class B -- 400 shares..................          1          1              1
      Class C -- 900 shares..................          3          3              3
    Resorts International Disbursement, Inc.
     -- 100 shares...........................
    Paradise Island Vacations, Inc. -- 1,000
     shares..................................          1          1              1
    Resorts Representation International,
     Inc. -- 100 shares......................
    International Suppliers, Inc. -- 100
     shares..................................
    Paradise Island Airlines, Inc. -- 10
     shares..................................         26         26             26
    ANTL, Inc. -- 100 shares.................          1          1              1
                                                --------   --------   -------------
                                                      33         33             33
  Capital in excess of par...................    147,546    147,546        147,546
  Accumulated deficit........................    (20,654)   (33,911)       (43,527 )
                                                --------   --------   -------------
    Total shareholders' equity...............    126,925    113,668        104,052
                                                --------   --------   -------------
                                                $237,498   $227,676   $    211,528
                                                --------   --------   -------------
                                                --------   --------   -------------

           See Notes to Combined Financial Statements of PIRL Group.

                                   PIRL GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                              FOR THE YEAR ENDED DECEMBER 31,
                                    ---------------------------------------------------
                                              1990                                        FOR THE THREE QUARTERS
                                    -------------------------                              ENDED SEPTEMBER 30,
                                      THROUGH        FROM                                ------------------------
                                     AUGUST 31   SEPTEMBER 1      1991         1992         1992         1993
                                    -----------  ------------  -----------  -----------  -----------  -----------
                                                                                               (UNAUDITED)
Revenues:
  Casino..........................  $    43,321   $   19,940   $    61,003  $    66,120  $    44,171  $    48,685
  Rooms...........................       31,840        9,435        33,173       30,235       23,984       22,622
  Food and beverage...............       29,317       11,207        36,053       32,851       25,157       23,593
  Other casino/hotel revenues.....       11,584        4,895        17,563       17,890       13,457       14,412
  Other operating revenues........        9,630        5,248        15,424       19,072       14,347       13,704
  Real estate related.............        3,721          212                        213          213
                                    -----------  ------------  -----------  -----------  -----------  -----------
                                        129,413       50,937       163,216      166,381      121,329      123,016
                                    -----------  ------------  -----------  -----------  -----------  -----------
Expenses:
  Casino..........................       31,293       13,896        42,610       48,272       34,612       36,587
  Rooms...........................        6,429        3,130         8,745        8,217        6,268        5,562
  Food and beverage...............       21,605        9,608        27,829       25,161       19,081       17,902
  Other casino/hotel operating
   expenses.......................       21,681       10,859        32,555       31,373       23,457       24,247
  Other operating expenses........        7,203        4,230        12,055       15,549       11,564       11,122
  Selling, general and
   administrative.................       18,502       10,079        27,711       26,821       19,809       18,327
  Provision for doubtful
   receivables....................        2,199          891         2,893        2,633        1,964        1,748
  Depreciation....................        8,963        4,254        14,605       13,792       10,288       10,612
  Real estate related.............        3,533          153                        230          230
                                    -----------  ------------  -----------  -----------  -----------  -----------
                                        121,408       57,100       169,003      172,048      127,273      126,107
                                    -----------  ------------  -----------  -----------  -----------  -----------
Earnings (loss) from operations...        8,005       (6,163)       (5,787)      (5,667)      (5,944)      (3,091)
Other income (deductions):
  Interest income.................          698          208           407          359          310          291
  Interest expense................       (4,546)      (2,300)       (7,019)      (6,850)      (5,145)      (5,097)
  Recapitalization costs..........      (41,270)                                 (1,099)        (929)      (1,719)
  Affiliated bad debt write-off...       (2,251)
                                    -----------  ------------  -----------  -----------  -----------  -----------
Net loss..........................  $   (39,364)  $   (8,255)  $   (12,399) $   (13,257) $   (11,708) $    (9,616)
                                    -----------  ------------  -----------  -----------  -----------  -----------
                                    -----------  ------------  -----------  -----------  -----------  -----------
Pro forma net loss per share                                                $     (2.65)              $     (1.92)
                                                                            -----------               -----------
                                                                            -----------               -----------

           See Notes to Combined Financial Statements of PIRL Group.
    Note 2 describes a change in entity and related presentation for periods presented.

                                   PIRL GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                         FOR THE YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------
                                                         1990                                           FOR THE THREE QUARTERS
                                              --------------------------                                 ENDED SEPTEMBER 30,
                                                THROUGH         FROM                                  --------------------------
                                               AUGUST 31    SEPTEMBER 1       1991          1992          1992          1993
                                              ------------  ------------  ------------  ------------  ------------  ------------
                                                                                                             (UNAUDITED)
Cash flows from operating activities:
  Cash received from customers..............  $    123,270   $   43,497   $    158,653  $    163,083  $    125,183  $    129,410
  Cash paid to suppliers and employees......      (111,194)     (44,861)      (155,828)     (157,615)     (116,306)     (112,214)
                                              ------------  ------------  ------------  ------------  ------------  ------------
    Cash flow from operations before
     interest...............................        12,076       (1,364)         2,825         5,468         8,877        17,196
  Interest received.........................           701          208            408           358           309           291
  Interest paid.............................        (3,439)      (3,425)        (7,015)       (3,473)       (3,456)       (6,782)
                                              ------------  ------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in) operating
     activities.............................         9,338       (4,581)        (3,782)        2,353         5,730        10,705
                                              ------------  ------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
  Payments for property and equipment.......        (4,564)      (3,593)        (4,007)       (4,321)       (3,365)       (3,460)
  Proceeds from sales of property and
   equipment................................         5,272        6,419            147           213           213
  Proceeds from prior year sales of property
   and equipment............................                                     1,676
  Proceeds from sale of short-term money
   market security with maturity greater
   than three months........................                                                     883           883         1,377
  Purchase of short-term money market
   security with maturity greater than three
   months...................................                                                  (1,768)       (1,768)         (492)
                                              ------------  ------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in) investing
     activities.............................           708        2,826         (2,184)       (4,993)       (4,037)       (2,575)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
  Advances from (repayments to)
   affiliates...............................       (14,878)       8,774         (1,676)        9,193        (1,912)       (4,938)
  Recapitalization costs, including payments
   to parent................................        (8,356)                                   (1,099)         (929)       (1,869)
  Debt repayments...........................          (646)        (166)          (566)         (616)         (469)         (155)
                                              ------------  ------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in) financing
     activities.............................       (23,880)       8,608         (2,242)        7,478        (3,310)       (6,962)
                                              ------------  ------------  ------------  ------------  ------------  ------------
Net increase (decrease) in cash and cash
 equivalents................................       (13,834)       6,853         (8,208)        4,838        (1,617)        1,168
Cash and cash equivalents at beginning of
 period.....................................        23,152        9,318         16,171         7,963         7,963        12,801
                                              ------------  ------------  ------------  ------------  ------------  ------------
Cash and cash equivalents at end of
 period.....................................  $      9,318   $   16,171   $      7,963  $     12,801  $      6,346  $     13,969
                                              ------------  ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------  ------------

           See Notes to Combined Financial Statements of PIRL Group.
    Note 2 describes a change in entity and related presentation for periods presented.

                                   PIRL GROUP
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                                         CAPITAL STOCK
                                          ----------------------------------------------------------------------------
                                                      RIB
                                          ----------------------------
                                          CLASS A   CLASS B   CLASS C    RIDI    PIVI    RRII    ISI     PIA     ANTL
                                          --------  --------  --------  ------  ------  ------  ------  ------  ------
Shares authorized.......................      500       400       900     100    5,000   5,000   1,000      10    100
                                              ---       ---       ---   ------  ------  ------  ------  ------  ------
                                              ---       ---       ---   ------  ------  ------  ------  ------  ------
Balance at December 31, 1989............  $     1   $     1   $     3           $    1                  $   26  $   1
Net loss for period through August 31,
 1990...................................
Effect of reorganization:
  Elimination of accumulated deficit....
                                              ---       ---       ---           ------                  ------  ------
                                              ---       ---       ---           ------                  ------  ------
Balance at August 31, 1990..............        1         1         3                1                      26      1
Net loss for period from September 1,
 1990...................................
                                              ---       ---       ---           ------                  ------  ------
Balance at December 31, 1990............        1         1         3                1                      26      1
Net loss for year 1991..................
                                              ---       ---       ---           ------                  ------  ------
Balance at December 31, 1991............        1         1         3                1                      26      1
Net loss for year 1992..................
                                              ---       ---       ---           ------                  ------  ------
Balance at December 31, 1992............        1         1         3                1                      26      1
Net loss for three quarters ended
 September 30, 1993 (unaudited).........
                                              ---       ---       ---           ------                  ------  ------
Balance at September 30, 1993
 (unaudited)............................  $     1   $     1   $     3           $    1                  $   26  $   1
                                              ---       ---       ---           ------                  ------  ------
                                              ---       ---       ---           ------                  ------  ------


                                           CAPITAL
                                          IN EXCESS   ACCUMULATED
                                            OF PAR      DEFICIT
                                          ----------  ------------
Shares authorized.......................

Balance at December 31, 1989............  $  273,555  $   (86,645 )
Net loss for period through August 31,
 1990...................................                  (39,364 )
Effect of reorganization:
  Elimination of accumulated deficit....    (126,009)     126,009
                                          ----------  ------------
                                          ----------  ------------
Balance at August 31, 1990..............     147,546          -0-
Net loss for period from September 1,
 1990...................................                   (8,255 )
                                          ----------  ------------
Balance at December 31, 1990............     147,546       (8,255 )
Net loss for year 1991..................                  (12,399 )
                                          ----------  ------------
Balance at December 31, 1991............     147,546      (20,654 )
Net loss for year 1992..................                  (13,257 )
                                          ----------  ------------
Balance at December 31, 1992............     147,546      (33,911 )
Net loss for three quarters ended
 September 30, 1993 (unaudited).........                   (9,616 )
                                          ----------  ------------
Balance at September 30, 1993
 (unaudited)............................  $  147,546  $   (43,527 )
                                          ----------  ------------
                                          ----------  ------------

           See Notes to Combined Financial Statements of PIRL Group.
    Note 2 describes a change in entity and related presentation for periods presented.

                                   PIRL GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Resorts International (Bahamas) 1984 Limited ("RIB") is a wholly owned subsidiary of Griffin Resorts Inc. ("GRI"). GRI, Paradise Island Airlines, Inc. ("PIA"), ANTL, Inc. ("ANTL"), Paradise Island Vacations, Inc. ("PIVI"), Resorts Representation International, Inc. ("RRII"), International Suppliers, Inc. ("ISI") and Resorts International Disbursement, Inc. ("RIDI") are wholly owned subsidiaries of Resorts International, Inc. ("RII"). The term "RIB" as used herein includes RIB and/ or one or more of its subsidiaries, all of which are wholly owned, as the context may require. The term "PIRL Group" includes all companies included in the combined group described below under "Principles of Combination".

    RIB, through its subsidiaries, owns and operates the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort, the Paradise Paradise Beach Resort, a golf course, a utility plant, a short takeoff and landing ("STOL") airport facility and other improvements on Paradise Island, The Bahamas. Subsidiaries of RIB also own land available for sale or development on Paradise Island and Grand Bahama Island.

    PIA provides airline transportation between Paradise Island and Miami, Fort Lauderdale, West Palm Beach and Orlando, Florida; offers a program of casino night flights to and from Fort Lauderdale, Florida; and provides scheduled service between Fort Lauderdale and Marsh Harbor and Treasure Cay in The Abacos. PIA operates five Dash 7 STOL aircraft, four of which are leased from third parties and one of which is owned by ANTL.

    PIVI  and RRII provide travel reservations  and wholesale tour services. ISI
provides  purchasing  services  and  RIDI  provides  disbursement  services   to
affiliated companies.

    Financial statements and footnote data with respect to September 30, 1993 and the three quarters ended September 30, 1992 and 1993 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation, in accordance with generally accepted accounting principles.

    PRINCIPLES OF COMBINATION

    Negotiations among RII, two representatives (the "Representatives") of major holders of a certain issue of RII's debt and an unrelated third party (the "Purchaser") have led to terms of the currently proposed restructuring of that debt outlined in Note 13. Such terms include the disposition by RII, through one of two alternatives, of 100% of the equity of RII's Bahamian subsidiaries and the assets and liabilities of PIA, ANTL, PIVI, RRII, ISI, and RIDI. The combined financial statements were prepared in anticipation of this restructuring and include the accounts of RIB and its subsidiaries on a consolidated basis combined with the accounts of PIA, ANTL, PIVI, RRII, ISI and RIDI. All significant intercompany transactions and balances have been eliminated in the consolidation and the combination. RIB and its subsidiaries are incorporated under the laws of The Bahamas. PIA, ANTL, PIVI, RRII, ISI and RIDI are incorporated in the United States and are hereinafter referred to as the "U.S. Paradise Island Subsidiaries." The accounts of the Bahamian companies are maintained in U.S. dollars.

    REVENUE RECOGNITION

    The PIRL Group records as revenue the win from casino gaming activities which represents the difference between amounts wagered and amounts won by patrons. Revenues from hotel and related services and from theatre ticket sales are recognized at the time the related service is performed. Revenue from airline operations are recognized when the transportation or other service is provided.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPLIMENTARY SERVICES

    The Combined Statements of Operations reflect each category of operating revenues excluding the retail value of complimentary services provided to casino patrons without charge. The rooms, food and beverage, and other casino/hotel operations departments allocate a percentage of their total operating expenses to the casino department for complimentary services provided to casino patrons. These allocations do not necessarily represent the incremental cost of providing such complimentary services to casino patrons. Amounts allocated to the casino department from the other operating departments were as follows:

                                                            1990
                                                  ------------------------
                                                    THROUGH       FROM
                                                   AUGUST 31   SEPTEMBER 1    1991       1992
                                                  -----------  -----------  ---------  ---------
                                                            (IN THOUSANDS OF DOLLARS)
Rooms...........................................   $     485    $     181   $     614  $     728
Food and beverage...............................       2,333        1,122       3,291      4,096
Other casino/hotel operations...................          92           32         140        234
                                                  -----------  -----------  ---------  ---------
  Total allocated to casino.....................   $   2,910    $   1,335   $   4,045  $   5,058
                                                  -----------  -----------  ---------  ---------
                                                  -----------  -----------  ---------  ---------

    CASH EQUIVALENTS

    The PIRL Group considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. Restricted cash equivalents are cash equivalents securing letters of credit and other guarantees. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

    INVENTORIES

    Inventories of provisions, supplies and spare parts are carried at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.

    INCOME TAXES

    The U.S. Paradise Island Subsidiaries file consolidated U.S. federal income tax returns with RII and its other U.S. subsidiaries.

    The companies in the PIRL Group account for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" ("SFAS 96"). Under this method, the deferred tax liability is determined based on the difference between the financial reporting and tax bases of assets and liabilities and enacted tax rates which will be in effect for the years in which the differences are expected to reverse. The deferred tax liability is reduced by cumulative tax credits and losses being carried forward for tax purposes, subject to applicable limitations.

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). SFAS 109 supersedes SFAS 96 but retains the liability method of accounting for income taxes. The companies composing the PIRL Group will adopt SFAS 109 for fiscal 1993 and anticipate no significant impact on the PIRL Group's combined financial statements.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    There are no income taxes in The Bahamas and RIB's income is generally not subject to U.S. federal income taxation until it is distributed to a U.S. parent. Therefore, no taxes are provided in the accompanying combined financial statements relative to RIB's earnings.

NOTE 2 -- BASIS OF PRESENTATION
    During 1989, RII and certain of its subsidiaries (the "Old Debtors"), none of which are in the PIRL Group, filed voluntary petitions or consented to involuntary petitions for relief under chapter 11 of the United States
Bankruptcy Code. The Old Debtors filed the Second Amended Joint Plan of Reorganization dated as of May 31, 1990 (the "Old Plan") which was confirmed by the New Jersey bankruptcy court in August 1990. On September 17, 1990 (the "Old Effective Date"), all conditions to effectiveness of the Old Plan were either met or waived and the Old Plan became effective.

    Under the Old Plan, all previously outstanding debt securities of the Old Debtors were cancelled and exchanged for new debt and equity securities of RII. Also pursuant to the Old Plan, all previously outstanding shares of stock of RII were cancelled. As a result of these and other transactions prescribed in the Old Plan, Merv Griffin, who prior to the reorganization indirectly owned 100% of RII, owned 22% of RII as of October 1, 1990, the initial distribution date of the new securities.

    RII accounted for the reorganization using "fresh start" accounting. Accordingly, all assets and liabilities of RII and its subsidiaries were restated to reflect their estimated fair values and the accumulated deficit was eliminated. Although the confirmation date was August 28, 1990, the PIRL Group recorded the effects of the reorganization as of August 31, 1990.

    In 1990, the PIRL Group recorded affiliated bad debt write-offs of $2,251,000, the net amount of intercompany receivables from the Old Debtors cancelled pursuant to the Old Plan.

    The revaluation of the PIRL Group's other assets and liabilities, which was based on independent appraisals, discounted cash flows, evaluations, estimations and other studies, resulted in a net loss of $29,904,000, with the following components:

                                                                                    (IN THOUSANDS OF
                                                                                        DOLLARS)
                                                                                ------------------------
Decrease in working capital...................................................         $    3,416
Decrease in property and equipment............................................             26,413
Decrease in deferred charges and other assets.................................                 75
                                                                                         --------
                                                                                       $   29,904
                                                                                         --------
                                                                                         --------

    The loss on revaluation was included in recapitalization costs in 1990 in the accompanying Combined Statements of Operations along with PIRL Group's allocated portion (approximately one-third) of legal and financial advisory fees and other costs associated with the reorganization amounting to $11,366,000.

    The accumulated deficit at August 31, 1990 of $126,009,000 which included the effects of the reorganization was reclassified to capital in excess of par.

    The financial information contained herein relating to the PIRL Group's 1990 Combined Statements of Operations and Cash Flows is presented separately for the periods "Through August 31" and "From September 1" due to the new basis of accounting which resulted from the application of fresh start accounting.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- RECEIVABLES
    Components of receivables at December 31 were as follows:

                                                                        1991       1992
                                                                      ---------  ---------
                                                                        (IN THOUSANDS OF
                                                                            DOLLARS)
Gaming..............................................................  $  11,795  $  10,773
  Less allowance for doubtful accounts..............................     (2,843)    (2,752)
                                                                      ---------  ---------
                                                                          8,952      8,021
                                                                      ---------  ---------
Non-gaming:
  Hotel and related.................................................      6,198      5,400
  Bahamian duty refunds receivable..................................      3,766        719
  Other.............................................................      4,681      5,037
                                                                      ---------  ---------
                                                                         14,645     11,156
  Less allowance for doubtful accounts..............................     (1,382)    (1,164)
                                                                      ---------  ---------
                                                                         13,263      9,992
                                                                      ---------  ---------
                                                                      $  22,215  $  18,013
                                                                      ---------  ---------
                                                                      ---------  ---------

NOTE 4 -- PROPERTY AND EQUIPMENT
    Components of property and equipment at December 31 were as follows:

                                                                      1991         1992
                                                                   -----------  -----------
                                                                       (IN THOUSANDS OF
                                                                           DOLLARS)
Land and land rights, including land held for investment,
 development and resale..........................................  $    80,385  $    80,249
Land improvements and utilities..................................       21,845       22,389
Hotels and other buildings.......................................       75,927       76,348
Furniture, machinery and equipment...............................       33,732       36,196
Construction in progress.........................................          948          889
                                                                   -----------  -----------
                                                                       212,837      216,071
  Less accumulated depreciation..................................      (18,642)     (32,013)
                                                                   -----------  -----------
                                                                   $   194,195  $   184,058
                                                                   -----------  -----------
                                                                   -----------  -----------

    Substantially all of the PIRL Group's property and equipment has been pledged as collateral for the Senior Secured Redeemable Notes due April 15, 1994 (the "Old Series Notes") issued by RII.

NOTE 5 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
    Components of accounts payable and accrued liabilities at December 31 were as follows:

                                                                          1991       1992
                                                                        ---------  ---------
                                                                          (IN THOUSANDS OF
                                                                              DOLLARS)
Accrued payroll and related taxes and benefits........................  $   2,128  $   2,154
Accrued gaming taxes, fees and related assessments....................      5,778      1,610
Customer deposits and unearned revenues...............................      8,583      5,682
Trade payables........................................................      6,138      5,026
Progressive slot liability............................................        469        562
Other accrued liabilities.............................................      3,861      3,406
                                                                        ---------  ---------
                                                                        $  26,957  $  18,440
                                                                        ---------  ---------
                                                                        ---------  ---------

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- NOTE PAYABLE TO AFFILIATE
    In 1988, Resorts International Hotel, Inc. ("RIH"), a wholly owned subsidiary of RII, loaned $50,000,000 to RIB pursuant to a pre-arranged back-to-back loan in exchange for a promissory note. Such note is payable on demand and bears interest at 13 1/2% per annum, with interest payments due each May 1 and November 1. The note is guaranteed by certain of RIB's subsidiaries. The guarantees are secured by mortgages on the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort, and the Paradise Paradise Beach Resort on Paradise Island in The Bahamas, and all furniture, machinery and equipment used in connection therewith. The promissory note and the mortgages securing payment thereof have been assigned as part of the collateral for the Old Series Notes.

    It was not anticipated that this intercompany promissory note payable be repaid in the ordinary course of business. Also, RII is contemplating a restructuring of the Old Series Notes, which may also affect this and other intercompany relationships among RII's subsidiaries; however, the terms and effects of any possible restructuring are uncertain at this time. Thus, it is not practicable to estimate the fair value of this intercompany note without incurring excessive costs.

NOTE 7 -- LONG-TERM DEBT
    The long-term debt consists of capitalized lease obligations under which the PIRL Group is the lessee of computer and other equipment. These leases expire in 1993 and 1995 and bear interest rates from 9.7% to 10.75%.

NOTE 8 -- RELATED PARTY TRANSACTIONS
    The PIRL Group recorded the following income and expense from RII and other affiliates:

                                                                             1990
                                                                   ------------------------
                                                                     THROUGH       FROM
                                                                    AUGUST 31   SEPTEMBER 1    1991       1992
                                                                   -----------  -----------  ---------  ---------
                                                                             (IN THOUSANDS OF DOLLARS)
Income -- RIH -- Charter flights.................................   $     151
                                                                   -----------
                                                                   -----------
Expenses:
  RII -- Parent services fee.....................................   $   3,560    $   1,587   $   5,126  $   5,284
     -- Building rental..........................................          29           15          44         44
  RIH -- Interest expense........................................       4,500        2,250       6,750      6,750
                                                                   -----------  -----------  ---------  ---------
                                                                    $   8,089    $   3,852   $  11,920  $  12,078
                                                                   -----------  -----------  ---------  ---------
                                                                   -----------  -----------  ---------  ---------


    For periods through August 31, 1990, RII charged the PIRL Group for services provided based on an allocation of corporate overhead costs incurred by RII. Effective with the reorganization, RII began charging the PIRL Group a fee of three (3) percent of certain gross revenues for such services. This three percent parent services fee compensates RII for accounting, data processing and other support services which RII provides on behalf of the PIRL Group's operations (estimated to amount to $1,100,000, $3,900,000 and $3,700,000 for the period from September 1, 1990 and the years 1991 and 1992, respectively), as well as a portion of the costs of RII executives and certain corporate office functions not directly related to the PIRL Group operations. RII believes that an unaffiliated entity could have obtained these services for approximately the same cost.


    Also, recapitalization costs reflected on the Combined Statements of Operations include charges of $11,366,000 for 1990 and $1,099,000 for 1992 representing the PIRL Group's allocated portion (approximately one-third) of RII's consolidated recapitalization costs.

    In addition to the above, charges for insurance cost are allocated to the PIRL Group based on relative amounts of operating revenue, payroll, property value, or other appropriate measures.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- RELATED PARTY TRANSACTIONS (CONTINUED)
    Also, see Note 2 for discussion of the write-off of certain affiliated receivables in 1990.

NOTE 9 -- RETIREMENT PLANS
    Certain of the U.S. Paradise Island Subsidiaries participate in a defined contribution plan covering substantially all of their full-time employees. The companies make contributions to this plan based on a percentage of eligible employee contributions. Total pension expense for this plan was $44,000, $35,000 and $47,000 in 1990, 1991 and 1992, respectively.

    In addition to the plan described above, union and certain other employees of Bahamian companies included in the PIRL Group are covered by multi-employer defined benefit pension plans to which the companies make contributions. Such contributions totalled $2,074,000, $1,659,000 and $576,000 in 1990, 1991 and
1992, respectively.

NOTE 10 -- INCOME TAXES
    No tax provision was recorded for 1990, 1991 and 1992 due to either the generation of net operating losses or application of net operating loss carryforwards for federal and state income tax purposes by the U.S. Paradise Island Subsidiaries. The source of net loss was as follows:

                                                                         1990
                                                                -----------------------
                                                                 THROUGH       FROM
                                                                AUGUST 31   SEPTEMBER 1     1991        1992
                                                                ----------  -----------  ----------  ----------
                                                                           (IN THOUSANDS OF DOLLARS)
U.S. source earnings (loss)...................................  $     (791)  $    (163)  $      167  $       19
Foreign source loss...........................................     (38,573)     (8,092)     (12,566)    (13,276)
                                                                ----------  -----------  ----------  ----------
Net loss......................................................  $  (39,364)  $  (8,255)  $  (12,399) $  (13,257)
                                                                ----------  -----------  ----------  ----------
                                                                ----------  -----------  ----------  ----------

    Due to the availability of net operating loss carryforwards and/or tax bases of assets exceeding the financial reporting bases, through December 31, 1992, no deferred tax liability was required for any of the U.S. Paradise Island Subsidiaries. RIB has no deferred tax liability as there is no income tax in The Bahamas and RIB is generally not subject to U.S. federal income taxation on its income.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- STATEMENTS OF CASH FLOWS
    Supplemental disclosures required by Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" are presented below.

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                             ------------------------------------------------
                                                                                                   FOR THE THREE
                                                       1990                                       QUARTERS ENDED
                                             ------------------------                              SEPTEMBER 30,
                                              THROUGH        FROM                              ---------------------
                                             AUGUST 31   SEPTEMBER 1      1991        1992        1992       1993
                                             ----------  ------------  ----------  ----------  ----------  ---------
                                                                                                    (UNAUDITED)
                                                                    (IN THOUSANDS OF DOLLARS)
Reconciliation of net loss to net cash
 provided by (used in) operating
 activities:
  Net loss.................................  $  (39,364)  $   (8,255)  $  (12,399) $  (13,257) $  (11,708) $  (9,616)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
    Recapitalization costs.................      41,270                                 1,099         929      1,719
    Affiliated bad debt write-off..........       2,251
    Depreciation and amortization..........       9,160        4,354       14,914      13,792      10,288     10,643
    Provision for doubtful receivables.....       2,199          891        2,893       2,633       1,964      1,748
    Net (gain) loss on sales of property
     and equipment.........................        (855)         (55)         132         116          17
    Net (increase) decrease in accounts
     receivable............................       3,635       (2,744)      (7,287)      2,791       8,764      7,850
    Net (increase) decrease in inventories
     and prepaids..........................      (1,420)        (504)      (2,064)        513        (908)      (182)
    Net (increase) decrease in deferred
     charges and other assets..............         (25)         (27)         (44)       (192)       (191)        32
    Net increase (decrease) in accounts
     payable and accrued liabilities.......      (8,638)       2,884           73      (8,517)     (5,113)       198
    Net increase (decrease) in interest
     payable to affiliate..................       1,125       (1,125)                   3,375       1,688     (1,687)
                                             ----------  ------------  ----------  ----------  ----------  ---------
    Net cash provided by (used in)
     operating activities..................  $    9,338   $   (4,581)  $   (3,782) $    2,353  $    5,730  $  10,705
                                             ----------  ------------  ----------  ----------  ----------  ---------
                                             ----------  ------------  ----------  ----------  ----------  ---------
Non-cash investing and financing
 transactions:
  Increase in liabilities for additions to
   property and equipment..................  $      513   $      593
  Reclassifications to deposits and other
   assets from receivables and property and
   equipment...............................               $      675   $      674  $      337              $     450
  Receivables from sale of property........  $    1,185   $      491

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- GEOGRAPHIC AND BUSINESS SEGMENT INFORMATION
    Geographic and business segment information for the PIRL Group is as follows:

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------------
                                                                        1990
                                                              -------------------------
                                                                THROUGH        FROM
                                                               AUGUST 31   SEPTEMBER 1      1991         1992
                                                              -----------  ------------  -----------  -----------
                                                                           (IN THOUSANDS OF DOLLARS)
Revenues
Paradise Island, The Bahamas:
  Casino/hotel:
    Casino..................................................  $    43,321   $   19,940   $    61,003  $    66,120
    Rooms...................................................       31,840        9,435        33,173       30,235
    Food and beverage.......................................       29,317       11,207        36,053       32,851
    Other casino/hotel......................................       11,584        4,895        17,563       17,890
                                                              -----------  ------------  -----------  -----------
      Total casino/hotel....................................      116,062       45,477       147,792      147,096
  Real estate related.......................................        3,721          212                        213
                                                              -----------  ------------  -----------  -----------
                                                                  119,783       45,689       147,792      147,309
Airline.....................................................       11,071        6,083        18,234       22,483
Other.......................................................          191           18            86          162
Intersegment eliminations...................................       (1,632)        (853)       (2,896)      (3,573)
                                                              -----------  ------------  -----------  -----------
  Revenues from operations..................................  $   129,413   $   50,937   $   163,216  $   166,381
                                                              -----------  ------------  -----------  -----------
                                                              -----------  ------------  -----------  -----------
Contribution to Combined Loss
Paradise Island, The Bahamas:
  Casino/hotel*.............................................  $     7,370   $   (6,166)  $    (5,707) $    (5,592)
  Real estate related.......................................          188           59                        (17)
                                                              -----------  ------------  -----------  -----------
                                                                    7,558       (6,107)       (5,707)      (5,609)
Airline*....................................................            5           (4)           83           77
Other.......................................................          442          (52)         (163)        (135)
                                                              -----------  ------------  -----------  -----------
Earnings (loss) from operations.............................        8,005       (6,163)       (5,787)      (5,667)
Other income (deductions):
  Interest income...........................................          698          208           407          359
  Interest expense..........................................       (4,546)      (2,300)       (7,019)      (6,850)
  Recapitalization costs....................................      (41,270)                                 (1,099)
  Affiliated bad debt write-off.............................       (2,251)
                                                              -----------  ------------  -----------  -----------
    Net loss................................................  $   (39,364)  $   (8,255)  $   (12,399) $   (13,257)
                                                              -----------  ------------  -----------  -----------
                                                              -----------  ------------  -----------  -----------

- ------------------------
*The Paradise Island casino/hotel segment subsidized the operation of PIA in the amount of $1,320,000, $571,000 and $760,000 for the two periods presented for 1990 and the year 1991, respectively. The Paradise Island casino/hotel segment did not subsidize the operation of PIA in 1992.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- GEOGRAPHIC AND BUSINESS SEGMENT INFORMATION (CONTINUED)
Identifiable  Assets,  Depreciation  and  Capital  Additions  (In  Thousands  of
Dollars)

                                        IDENTIFIABLE ASSETS
                            -------------------------------------------
                                          LESS ACCUMULATED
                                          DEPRECIATION AND
                                             VALUATION
                            GROSS ASSETS     ALLOWANCES      NET ASSETS   DEPRECIATION
                            ------------  ----------------   ----------   ------------
                                                                                          CAPITAL
                                                                                         ADDITIONS
                                                                                         ---------
                                                                             FOR THE YEAR ENDED
                                         DECEMBER 31, 1992                   DECEMBER 31, 1992
                            -------------------------------------------   ------------------------
Paradise Island, The
 Bahamas:
  Casino/hotel...........   $   208,899   $       (33,899)   $ 175,000    $   12,973     $  4,317
  Real estate related....        33,414                         33,414
                            ------------         --------    ----------   ------------   ---------
                                242,313           (33,899)     208,414        12,973        4,317
Airline..................        12,923            (1,995)      10,928           805            4
Other....................         1,542               (34)       1,508            13
Corporate (A)............         6,827                (1)       6,826             1
                            ------------         --------    ----------   ------------   ---------
                            $   263,605   $       (35,929)   $ 227,676    $   13,792     $  4,321
                            ------------         --------    ----------   ------------   ---------
                            ------------         --------    ----------   ------------   ---------

                                                                             FOR THE YEAR ENDED
                                         DECEMBER 31, 1991                   DECEMBER 31, 1991
                            -------------------------------------------   ------------------------
Paradise Island, The
 Bahamas:
  Casino/hotel...........   $   207,924   $       (21,684)   $ 186,240    $   13,782     $  3,726
  Real estate related....        33,400                         33,400
                            ------------         --------    ----------   ------------   ---------
                                241,324           (21,684)     219,640        13,782        3,726
Airline..................        11,734            (1,163)      10,571           809          280
Other....................         1,545               (20)       1,525            14            1
Corporate (A)............         5,762                          5,762
                            ------------         --------    ----------   ------------   ---------
                            $   260,365   $       (22,867)   $ 237,498    $   14,605     $  4,007
                            ------------         --------    ----------   ------------   ---------
                            ------------         --------    ----------   ------------   ---------

                                                        DECEMBER 31, 1990
                                          ----------------------------------------------
Paradise Island, The Bahamas:
  Casino/hotel..........................  $    198,825   $          (8,256)   $ 190,569
  Real estate related...................        34,075                           34,075
                                          -------------            -------    ----------
                                               232,900              (8,256)     224,644
Airline.................................        11,568                (319)      11,249
Other...................................         1,747                 (42)       1,705
Corporate (A)...........................        14,468                           14,468
                                          -------------            -------    ----------
                                          $    260,683   $          (8,617)   $ 252,066
                                          -------------            -------    ----------
                                          -------------            -------    ----------

                                               FOR THE YEAR ENDED DECEMBER 31, 1990
                                          ----------------------------------------------
                                           THROUGH      FROM       THROUGH      FROM
                                          AUGUST 31  SEPTEMBER 1  AUGUST 31  SEPTEMBER 1
                                          ---------  -----------  ---------  -----------
Paradise Island, The Bahamas:
  Casino/hotel..........................  $  8,133   $   3,878    $  5,020   $   4,320
  Real estate related...................
                                          ---------  -----------  ---------  -----------
                                             8,133       3,878       5,020       4,320
Airline.................................       746         370          56          35
Other...................................        84           6
Corporate (A)...........................
                                          ---------  -----------  ---------  -----------
                                          $  8,963   $   4,254    $  5,076   $   4,355
                                          ---------  -----------  ---------  -----------
                                          ---------  -----------  ---------  -----------

- ------------------------
(A)   Includes cash equivalents and other corporate assets.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

    DISPOSITION OF PIRL GROUP
    In April 1993 RII reached an agreement in principle with the Representatives of major holders of its Old Series Notes as to terms of a restructuring of Old Series Notes. Such restructuring was to include the exchange of the Old Series Notes for, among other things, cash, new debt, an equity interest in RII and 100% of the equity of the members of the PIRL Group.

    Since that time, management of RII has been cooperating with the Representatives in negotiating the possible sale to the Purchaser of a majority of the equity of RII's Bahamian subsidiaries and the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Further negotiations among RII, the Purchaser and the Representatives have led to the currently proposed restructuring which contemplates, among other things, the exchange of the Old Series Notes for the following:

        (a) excess cash, as defined, of RII consolidated with its subsidiaries,

        (b) $125,000,000 principal amount of nine-year, 11% mortgage notes to be issued by a subsidiary of RII and to be secured by a mortgage on Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel") and guaranteed by RIH,

        (c) $35,000,000 principal amount of ten-year, 11.375%, junior mortgage notes to be issued by a subsidiary of RII and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH,

        (d)  shares  of  common   stock  of  RII   in  an  amount   representing
    approximately 40% of the total outstanding shares, and

        (e) either (i) $65,000,000 cash and 40% of the equity of a company formed by the Purchaser to purchase 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries or, if that purchase is not consummated, (ii) 100% of the equity of a holding company formed to own 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries.

The proposed restructuring also contemplates that RIB's $50,000,000 note payable to RIH (see Note 6) will be assumed by GRI, thus, relieving RIB of its obligation thereunder.

    Before any restructuring can be completed, specific terms and conditions must be finalized and set forth in definitive agreements, indentures and other documents. Also, any restructuring must be approved by various governmental agencies, and the proposed restructuring will require certain shareholder and creditor approvals, as well as confirmation by the Bankruptcy Court. RII cannot provide any assurances as to whether or when the proposed restructuring will be effected, or that the restructuring will be on terms similar to those described above.


    PRO FORMA NET LOSS PER SHARE DATA


    The pro forma net loss per share data was calculated by dividing the historical net loss by 5,000,000 shares. Although it is not known which of the two companies described in (e) above may ultimately own 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets and related liabilities of the U.S. Paradise Island Subsidiaries, each of those companies proposes to issue 5,000,000 shares in the event its proposed transaction is consummated.

    UNION NEGOTIATIONS
    Approximately 1,900 of PIRL Group's Bahamian employees are members of The Bahamas Catering and Allied Workers Union (the "Union"), whose contract expires in January 1995. In light of the downturn in business being experienced by hotels in the Paradise-New Providence Island area, PIRL Group, along with other affected operators in that area, did not pay wage and pension increases scheduled for January 1993 as they were negotiating with the Union for certain concessions under the contract. Since then the Union filed claims against the employers and, after attempting to mediate the dispute, the Minister of Labour referred it to arbitrators. The dispute remains unsettled and negotiations among the parties continue. The accompanying combined financial statements do not reflect any accrual for unpaid wage and pension increases; however, the estimated liability for such increases may amount to approximately $750,000 for the first three quarters of 1993.

                                   PIRL GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LITIGATION
    Members of the PIRL Group are defendants in certain litigation. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying combined financial statements.

                          RESORTS INTERNATIONAL, INC.
           CONSOLIDATED SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

    The table below reflects selected quarterly financial data for the years 1991 and 1992 and the first three quarters of 1993.

                                                   1991                                        1992
                                ------------------------------------------  ------------------------------------------
FOR THE QUARTER                   FIRST     SECOND      THIRD     FOURTH      FIRST     SECOND      THIRD     FOURTH
- ------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating revenues............  $ 101,429  $ 106,438  $ 113,005  $  97,371  $ 111,631  $ 106,246  $ 112,377  $ 106,680
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) from
 operations...................  $   2,893  $   5,042  $  11,516  $  (3,415) $   5,789  $   4,847  $   9,471  $   1,395
Recapitalization costs........                                                   (300)    (1,043)      (994)      (511)
Other income (deductions),
 net (A)......................    (13,586)   (13,834)   (15,356)   (15,662)   (18,501)   (18,748)   (17,744)   (18,463)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Loss before income taxes......    (10,693)    (8,792)    (3,840)   (19,077)   (13,012)   (14,944)    (9,267)   (17,579)
Income tax benefit (expense)..                                         831                                       1,348
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss......................  $ (10,693) $  (8,792) $  (3,840) $ (18,246) $ (13,012) $ (14,944) $  (9,267) $ (16,231)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss per share of RII
 Common Stock.................  $    (.53) $    (.44) $    (.19) $    (.91) $    (.65) $    (.74) $    (.46) $    (.80)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                             1993
                                -------------------------------
FOR THE QUARTER                   FIRST     SECOND      THIRD
- ------------------------------  ---------  ---------  ---------
Operating revenues............  $ 114,154  $ 106,697  $ 117,007
                                ---------  ---------  ---------
                                ---------  ---------  ---------
Earnings (loss) from
 operations...................  $   9,106  $   1,791  $   9,783
Recapitalization costs........       (593)    (1,156)    (3,130)
Other income (deductions),
 net (A)......................    (21,411)   (26,003)   (25,757)
                                ---------  ---------  ---------
Loss before income taxes......    (12,898)   (25,368)   (19,104)
Income tax benefit (expense)..                           (1,000)
                                ---------  ---------  ---------
Net loss......................  $ (12,898) $ (25,368) $ (20,104)
                                ---------  ---------  ---------
                                ---------  ---------  ---------
Net loss per share of RII
 Common Stock.................  $    (.64) $   (1.26) $   (1.00)
                                ---------  ---------  ---------
                                ---------  ---------  ---------

- ------------------------------
(A) Includes interest income, interest expense and amortization of debt discount.

                       RESORTS INTERNATIONAL HOTEL, INC.
           CONSOLIDATED SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

    The table below reflects selected quarterly financial data for the years 1991 and 1992 and the first three quarters of 1993.

                                                          1991                                        1992
                                       ------------------------------------------  ------------------------------------------
FOR THE QUARTER                          FIRST     SECOND      THIRD     FOURTH      FIRST     SECOND      THIRD     FOURTH
- -------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating revenues...................  $  53,732  $  64,682  $  73,294  $  55,766  $  61,587  $  65,907  $  75,586  $  59,660
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) from operations......  $  (1,103) $   4,210  $  12,109  $    (397) $   2,159  $   5,287  $  11,975  $   1,628
Recapitalization costs...............                                                    (75)      (335)      (294)      (170)
Other income (deductions), net (A)...      1,778      1,746      1,693      1,725      1,735      1,754      1,842      1,850
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings before income taxes.........        675      5,956     13,802      1,328      3,819      6,706     13,523      3,308
Income tax expense...................                (2,653)    (5,521)      (530)    (1,529)    (2,681)    (5,410)    (1,322)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings.........................  $     675  $   3,303  $   8,281  $     798  $   2,290  $   4,025  $   8,113  $   1,986
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                    1993
                                       -------------------------------
FOR THE QUARTER                          FIRST     SECOND      THIRD
- -------------------------------------  ---------  ---------  ---------
Operating revenues...................  $  60,336  $  67,678  $  80,800
                                       ---------  ---------  ---------
                                       ---------  ---------  ---------
Earnings (loss) from operations......  $   2,444  $   2,565  $  10,796
Recapitalization costs...............       (198)      (317)    (1,065)
Other income (deductions), net (A)...      1,796      1,763      1,882
                                       ---------  ---------  ---------
Earnings before income taxes.........      4,042      4,011     11,613
Income tax expense...................                             (400)
                                       ---------  ---------  ---------
Net earnings.........................  $   4,042  $   4,011  $  11,213
                                       ---------  ---------  ---------
                                       ---------  ---------  ---------

- ------------------------------
(A)  Includes interest income and interest expense.

                                   PIRL GROUP
             COMBINED SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

    The table below reflects selected quarterly financial data for the years 1991 and 1992 and the first three quarters of 1993.

                                                          1991                                        1992
                                       ------------------------------------------  ------------------------------------------
FOR THE QUARTER                          FIRST     SECOND      THIRD     FOURTH      FIRST     SECOND      THIRD     FOURTH
- -------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating revenues...................  $  45,878  $  39,850  $  37,793  $  39,695  $  48,136  $  38,370  $  34,823  $  45,052
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) from operations......  $   2,262  $    (758) $  (2,931) $  (4,360) $   1,336  $  (2,443) $  (4,837) $     277
Recapitalization costs...............                                                   (150)      (348)      (431)      (170)
Other income (deductions), net (A)...     (1,658)    (1,623)    (1,661)    (1,670)    (1,598)    (1,597)    (1,640)    (1,656)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings (loss)..................  $     604  $  (2,381) $  (4,592) $  (6,030) $    (412) $  (4,388) $  (6,908) $  (1,549)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                    1993
                                       -------------------------------
FOR THE QUARTER                          FIRST     SECOND      THIRD
- -------------------------------------  ---------  ---------  ---------
Operating revenues...................  $  51,849  $  36,989  $  34,178
                                       ---------  ---------  ---------
                                       ---------  ---------  ---------
Earnings (loss) from operations......  $   4,063  $  (3,230) $  (3,924)
Recapitalization costs...............       (198)      (517)    (1,004)
Other income (deductions), net (A)...     (1,594)    (1,617)    (1,595)
                                       ---------  ---------  ---------
Net earnings (loss)..................  $   2,271  $  (5,364) $  (6,523)
                                       ---------  ---------  ---------
                                       ---------  ---------  ---------

- ------------------------------
(A)  Includes interest income and interest expense.

                                                                      APPENDIX A

                             PLAN OF REORGANIZATION

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE                                             CASE NOS.
RESORTS INTERNATIONAL, INC., A                                           AND
DELAWARE CORPORATION, AND GGRI, INC., A
DELAWARE CORPORATION, FORMERLY                    JOINTLY ADMINISTERED
KNOWN AS GRIFFIN RESORTS, INC.,                   UNDER CASE NO.
    DEBTORS.                                      CHAPTER 11

                    JOINT PLAN OF REORGANIZATION PROPOSED BY
                    RESORTS INTERNATIONAL, INC., GGRI, INC.,
                       RESORTS INTERNATIONAL HOTEL, INC.,
                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
                            AND P.I. RESORTS LIMITED
                         DATED AS OF             , 1994

                                          MICHAEL A. ROSENTHAL, ESQ.
                                          KEITH D. ROSS, ESQ.
                                          GIBSON, DUNN & CRUTCHER
                                          200 Park Avenue
                                          New York, New York 10166
                                          (212) 351-4000

                                          Attorneys for RESORTS INTERNATIONAL,
                                          INC. and GGRI, INC.,
                                          Debtors and Debtors in Possession
                                          and

                                          RESORTS INTERNATIONAL HOTEL, INC.,
                                          RESORTS INTERNATIONAL HOTEL
                                          FINANCING, INC. and P.I. RESORTS
                                          LIMITED

                          JOINT PLAN OF REORGANIZATION
                                      FOR
                          RESORTS INTERNATIONAL, INC.
                                      AND
                                   GGRI, INC.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                         -----------
  ARTICLE I     DEFINITIONS AND INTERPRETATION                                                    1
     1.1        Definitions............................................................           1
                1.1.1      1990 Stock Option Plan......................................           1
                1.1.2      1990 Stock Options..........................................           1
                1.1.3      1994 Stock Option Plan......................................           1
                1.1.4      Administrative Claim........................................           2
                1.1.5      Affiliate...................................................           2
                1.1.6      Allowed, Allowed Claim or Allowed Interest..................           2
                1.1.7      Alternative Closing.........................................           2
                1.1.8      Alternative Closing Date....................................           2
                1.1.9      Amended RII Bylaws..........................................           2
                1.1.10     Amended RII Certificate of Incorporation....................           2
                1.1.11     Available Cash..............................................           2
                1.1.12     Bahamian Government.........................................           2
                1.1.13     Bankruptcy Code.............................................           2
                1.1.14     Bankruptcy Court............................................           3
                1.1.15     Bankruptcy Rules............................................           3
                1.1.16     Business Day................................................           3
                1.1.17     Caesars Payment.............................................           3
                1.1.18     Cash........................................................           3
                1.1.19     CCC.........................................................           3
                1.1.20     Claim.......................................................           3
                1.1.21     Class.......................................................           3
                1.1.22     Confirmation................................................           3
                1.1.23     Confirmation Date...........................................           3
                1.1.24     Confirmation Hearing........................................           3
                1.1.25     Confirmation Order..........................................           3
                1.1.26     Contingent Claim............................................           3
                1.1.27     Creditor....................................................           3
                1.1.28     Debtors.....................................................           3
                1.1.29     Deferred Cash...............................................           3
                1.1.30     Disallowed Claim or Disallowed Interest.....................           3
                1.1.31     Disbursing Agent............................................           3
                1.1.32     Disbursing Agreement........................................           4
                1.1.33     Disputed Claim or Disputed Interest.........................           4
                1.1.34     Distribution Date...........................................           4
                1.1.35     Distribution Record Date....................................           4
                1.1.36     Effective Date..............................................           4
                1.1.37     Encumbrances................................................           4
                1.1.38     Entity......................................................           5

                                                                                            PAGE
                                                                                         -----------
                1.1.39     Estate......................................................           5
                1.1.40     Excess Cash.................................................           5
                1.1.41     Fidelity....................................................           5
                1.1.42     Final Order.................................................           5
                1.1.43     GRH.........................................................           5
                1.1.44     GRI.........................................................           5
                1.1.45     GRI Bylaws..................................................
                1.1.46     GRI Certificate of Incorporation............................
                1.1.47     GRI Common Stock............................................           5
                1.1.48     GRI Guaranty Claims.........................................           5
                1.1.49     Griffin Group Note..........................................           5
                1.1.50     Griffin Group Note Proceeds.................................           5
                1.1.51     Griffin Warrants............................................           5
                1.1.52     Holder......................................................           5
                1.1.53     Indenture Trustee Charging Liens............................           6
                1.1.54     Interest....................................................           6
                1.1.55     Lien........................................................           6
                1.1.56     Litigation Trust............................................           6
                1.1.57     Litigation Trust Units......................................           6
                1.1.58     National Securities Exchange................................           6
                1.1.59     Net Plan Consummation Cash..................................           6
                1.1.60     Net SIHL Reserved Cash......................................           6
                1.1.61     Net Standby Reserved Cash...................................           6
                1.1.62     New Debt Securities.........................................           6
                1.1.63     New Equity Securities.......................................           6
                1.1.64     New Indentures..............................................           6
                1.1.65     New RIHF Indenture Trustees.................................           6
                1.1.66     New RIHF Junior Indenture Trustee...........................           6
                1.1.67     New RIHF Junior Mortgage Indenture..........................           7
                1.1.68     New RIHF Junior Mortgage Notes..............................           7
                1.1.69     New RIHF Indenture Trustee..................................           7
                1.1.70     New RIHF Mortgage Indenture.................................           7
                1.1.71     New RIHF Mortgage Notes.....................................           7
                1.1.72     New RII Common Stock........................................           7
                1.1.73     Old Chapter 11 Cases........................................           7
                1.1.74     Old Debtors.................................................           7
                1.1.75     Old Plan....................................................           7
                1.1.76     Old RII Common Stock........................................           7
                1.1.77     Old Security Documents......................................           7
                1.1.78     Old Series Note Indenture...................................           7
                1.1.79     Old Series Indenture Trustee................................           8
                1.1.80     Old Series Note Claims......................................           8
                1.1.81     Old Series Notes............................................           8
                1.1.82     Old Series Public Debt Claims...............................           8
                1.1.83     Paradise Island Approval Order..............................           8
                1.1.84     Paradise Island Assets......................................           8
                1.1.85     Paradise Island Purchase Agreement..........................           8
                1.1.86     Paradise Island Shares......................................           8
                1.1.87     Paradise Subsidiary Claims..................................           8
                1.1.88     Payments-In-Kind............................................           8
                1.1.89     Petition Date...............................................           8

                                                                                            PAGE
                                                                                         -----------
                1.1.90     PIRL........................................................           8
                1.1.91     PIRL Aggregate Purchase Price...............................           8
                1.1.92     PIRL Articles...............................................           8
                1.1.93     PIRL Ordinary Shares........................................           8
                1.1.94     PIRL Spin-Off...............................................           8
                1.1.95     PIRL Standby Distribution Agreement.........................           9
                1.1.96     PIRL Subsidiaries...........................................           9
                1.1.97     PIRL Subsidiaries Certificates of Incorporation.............           9
                1.1.98     Plan........................................................           9
                1.1.99     Plan Consummation Cash......................................           9
                1.1.100    Plan Documents..............................................           9
                1.1.101    Plan Expenses...............................................           9
                1.1.102    Plan Securities.............................................           9
                1.1.103    Prepackaged Chapter 11 Cases................................           9
                1.1.104    Priority Claim..............................................           9
                1.1.105    Priority Tax Claim..........................................          10
                1.1.106    Pro Rata Share..............................................          10
                1.1.107    Professional Persons........................................          10
                1.1.108    Proponents..................................................          10
                1.1.109    Registrar...................................................          10
                1.1.110    Registration Statement......................................          10
                1.1.111    Reorganized Debtors.........................................          10
                1.1.112    Reorganized GRI.............................................          10
                1.1.113    Reorganized RII.............................................          10
                1.1.114    Reorganized RII Common Stock................................          10
                1.1.115    Restructuring Transactions..................................          10
                1.1.116    Retiree.....................................................          10
                1.1.117    Retiree Administrative Claim................................          10
                1.1.118    Retiree Benefit Plans.......................................          10
                1.1.119    RIB.........................................................          10
                1.1.120    RIH.........................................................          10
                1.1.121    RIHF........................................................          10
                1.1.122    RIHF Senior Facility........................................          10
                1.1.123    RIHF Senior Facility Indenture..............................          10
                1.1.124    RIHF Senior Facility Note Purchase Agreement................
                1.1.125    RIHF Senior Facility Notes..................................          11
                1.1.126    RII.........................................................          11
                1.1.127    RII Bylaws..................................................
                1.1.128    RII Certificate of Incorporation............................
                1.1.129    RII Class B Common Stock....................................          11
                1.1.130    RII Intercompany Claim......................................          11
                1.1.131    RII Paradise Assets.........................................          11
                1.1.132    RII Paradise Subsidiaries...................................          11
                1.1.133    RII Real Estate Assets......................................          11
                1.1.134    RII Retained Cash...........................................          11
                1.1.135    Secured Claim...............................................          11
                1.1.136    Showboat Note Claim.........................................          11
                1.1.137    Showboat Notes..............................................          11
                1.1.138    Showboat Notes Indenture....................................          12
                1.1.139    SIHL........................................................          12
                1.1.140    SIHL Aggregate Cash Purchase Price..........................          12

                                                                                            PAGE
                                                                                         -----------
                1.1.141    SIHL Aggregate Purchase Price...............................          12
                1.1.142    SIHL Articles...............................................          12
                1.1.143    SIHL Buyer Expense Escrow...................................          12
                1.1.144    SIHL Closing................................................          12
                1.1.145    SIHL Closing Date...........................................          12
                1.1.146    SIHL Escrow.................................................          12
                1.1.147    SIHL Escrow Agreement.......................................          12
                1.1.148    SIHL Management Agreement...................................          12
                1.1.149    SIHL Put Rights.............................................          12
                1.1.150    SIHL Reserved Cash..........................................          12
                1.1.151    SIHL Series A Shares........................................          12
                1.1.152    SIHL Subsidiaries...........................................          13
                1.1.153    SIHL Target Adjusted Cash...................................          13
                1.1.154    Standby Management Agreement................................          13
                1.1.155    Standby Reserved Cash.......................................          13
                1.1.156    Standby Target Adjusted Cash................................          13
                1.1.157    Subsidiaries................................................          13
                1.1.158    TCW.........................................................          13
                1.1.159    Unsecured Claim.............................................          13
     1.2        Interpretation and Rules of Construction...............................          13
     1.3        Other Terms............................................................          13
     1.4        Headings...............................................................          13
     1.5        Incorporation of Exhibits..............................................          13
  ARTICLE II    CLASSIFICATION OF CLAIMS AND INTERESTS                                           14
     2.1        Claims and Equity Interests Classified.................................          14
     2.2        Administrative Claims and Priority Tax Claims..........................          14
     2.3        Claims Against and Equity Interests in RII.............................          14
                2.3.1      RII Class 1 Claims..........................................          14
                2.3.2      RII Class 2 Claims..........................................          14
                2.3.3      RII Class 3 Claims..........................................          14
                2.3.4      RII Class 4 Claims..........................................          14
                2.3.5      RII Class 5 Claims..........................................          14
                2.3.6      RII Class 6 Claims..........................................          14
                2.3.7      RII Class 7 Interests.......................................          14
                2.3.8      RII Class 8 Interests.......................................          14
     2.4        Claims Against and Equity Interests in GRI.............................          14
                2.4.1      GRI Class 1 Claims..........................................          14
                2.4.2      GRI Class 2 Claims..........................................          14
                2.4.3      GRI Class 3 Claims..........................................          14
                2.4.4      GRI Class 4 Claims..........................................          14
                2.4.5      GRI Class 5 Interests.......................................          14
 ARTICLE III    IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS
                                                                                                 14
     3.1        Unimpaired Classes of Claims...........................................          14
     3.2        Impaired Classes of Claims and Equity Interests........................          14
     3.3        Impairment Controversies...............................................          15
  ARTICLE IV    TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS                              15
     4.1        Payment of Administrative Claims.......................................          15
                4.1.1      Treatment of Retiree Administrative Claims..................          15
     4.2        Claim of Old Series Indenture Trustee..................................          15

                                                                                            PAGE
                                                                                         -----------
     4.3        Claims of Fidelity and TCW.............................................          15
     4.4        Payment of Priority Tax Claims.........................................          15
  ARTICLE V     TREATMENT OF CLAIMS AND INTERESTS                                                16
     5.1        Claims Against and Equity Interests in RII.............................          16
                5.1.1      RII Class 1.................................................          16
                5.1.2      RII Class 2.................................................          16
                5.1.3      RII Class 3.................................................          17
                5.1.4      RII Class 4.................................................          17
                5.1.5      RII Class 5.................................................          17
                5.1.6      RII Class 6.................................................          17
                5.1.7      RII Class 7.................................................          17
                5.1.8      RII Class 8.................................................          17
     5.2        Claims Against and Equity Interests in GRI.............................          18
                5.2.1      GRI Class 1.................................................          18
                5.2.2      GRI Class 2.................................................          18
                5.2.3      GRI Class 3.................................................          18
                5.2.4      GRI Class 4.................................................          18
                5.2.5      GRI Class 5.................................................          18
     5.3        No Prepayment of Unimpaired Claims.....................................          18
     5.4        Accrual and Payment of Post-Petition Interest and Fees.................          18
     5.5        Satisfaction of Claims and Interests...................................          19
  ARTICLE VI    MEANS FOR EXECUTION OF THE PLAN                                                  19
     6.1        Sale of Paradise Island Assets to SIHL.................................          19
     6.2        Standby Distribution of Paradise Island Assets.........................          19
                6.2.1      Alternative Paradise Island Restructuring Transactions......          19
                6.2.2      PIRL Board of Directors.....................................          19
                6.2.3      PIRL Obligations under the Paradise Island Purchase
                           Agreement...................................................          19
     6.3        General Implementation Matters.........................................          20
                6.3.1      Other Restructuring Transactions............................          20
                6.3.2      General Corporate Matters...................................          20
     6.4        Reorganized RII........................................................          20
                6.4.1      Reconstituted Board of Directors of RII.....................          20
                6.4.2      Officers of RII.............................................          20
     6.5        Reorganized GRI........................................................          20
                6.5.1      Board of Directors of GRI...................................          20
                6.5.2      Officers of GRI.............................................          20
     6.6        Approval of 1994 Stock Option Plan.....................................          21
     6.7        Corporate Action.......................................................          21
     6.8        Sources of Cash for Plan Distribution..................................          21
     6.9        SIHL Reserved Cash, Standby Reserved Cash and Plan Consummation Cash...
                                                                                                 21
     6.10       New Indentures.........................................................          21
     6.11       Distributions..........................................................          21
                6.11.1     Generally...................................................          21
                6.11.2     Service of Old Series Indenture Trustee.....................          22
                6.11.3     Distribution to be Made to Holders as of the Distribution
                           Record Date.................................................          22
                6.11.4     Distribution To Holders of Old Series Public Debt Claims....          22

                                                                                            PAGE
                                                                                         -----------
                6.11.5     Procedures for Distribution to Holders of Old Series Public
                           Debt Claims.................................................          22
                6.11.6     Means of Cash Payment.......................................          23
                6.11.7     Calculation of Distribution Amounts of Securities...........          23
                6.11.8     Delivery of Distributions...................................          24
                6.11.9     Fees and Expenses of Disbursing Agents......................          24
                6.11.10    Time Bar to Cash Payments...................................          24
     6.12       Vesting of Property of RII.............................................          24
     6.13       Vesting of Property of GRI.............................................          24
     6.14       Maintenance of Causes of Action........................................          24
     6.15       Assumption of Liabilities..............................................          25
     6.16       RIHF Senior Facility...................................................          25
     6.17       Use of RIHF Senior Facility Funds......................................          25
 ARTICLE VII    ACCEPTANCE OR REJECTION OF THE PLAN                                              25
     7.1        Classes Entitled to Vote                                                         25
     7.2        Class Acceptance Requirement...........................................          25
     7.3        Cramdown...............................................................          25
 ARTICLE VIII   PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS                            26
     8.1        Objection Deadline.....................................................          26
     8.2        Responsibility for Objection to Disputed Claims........................          26
     8.3        Prosecution of Objections..............................................          26
     8.4        No Distributions Pending Allowance.....................................          26
     8.5        Distributions After Allowance..........................................          26
     8.6        Treatment of Contingent Claims.........................................          26
     8.7        Estimation of Claims...................................................          26
  ARTICLE IX    EXECUTORY CONTRACTS                                                              27
     9.1        General Treatment......................................................          27
     9.2        Bar to Rejection Damages...............................................          27
     9.3        Cure of Defaults for Executory Contracts and Unexpired Leases..........          27
  ARTICLE X     RIGHTS AND OBLIGATIONS OF THE DISBURSING AGENT                                   27
     10.1       Exculpation............................................................          27
     10.2       Powers of the Disbursing Agent.........................................          28
     10.3       Duties of the Disbursing Agent.........................................          28
  ARTICLE XI    CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE
                                                                                                 28
     11.1       Conditions Precedent to Confirmation of the Plan.......................          28
     11.2       Conditions to Effective Date...........................................          29
     11.3       Waiver of Conditions...................................................          29
 ARTICLE XII    EFFECTS OF CONFIRMATION AND EFFECTIVENESS OF PLAN                                29
     12.1       Discharge of Claims....................................................          29
     12.2       Discharge of Debtors...................................................          29
     12.3       Injunction.............................................................          30
     12.4       Survival of Indemnification Claims and Obligations.....................          30
     12.5       Exculpations and Limitation of Liability...............................          30
     12.6       Satisfaction of Intercompany Claims....................................          30
 ARTICLE XIII   RETENTION OF JURISDICTION                                                        30
     13.1       Scope of Jurisdiction..................................................          30
     13.2       Failure of the Bankruptcy Court to Exercise Jurisdiction...............          31

                                                                                            PAGE
                                                                                         -----------
 ARTICLE XIV    MISCELLANEOUS PROVISIONS                                                         31
     14.1       Compliance with Tax Requirements.......................................          31
     14.2       Compliance with All Applicable Laws....................................          31
     14.3       Cancellation of Old Series Note Indenture..............................          32
     14.4       Discharge of Old Series Indenture Trustee..............................          32
     14.5       Payment of Statutory Fees..............................................          32
     14.6       Post-Confirmation Date Fees and Expenses of Professional Persons.......          32
     14.7       Binding Effect.........................................................          32
     14.8       Governing Law..........................................................          32
     14.9       Filing of Additional Documents.........................................          33
    14.10       Amendments and Modifications...........................................          33
    14.11       Revocation.............................................................          33
    14.12       Severability...........................................................          33
    14.13       Notices................................................................          33
    14.14       De Minimis Distributions...............................................          33
    14.15       Consent Rights of Fidelity and TCW.....................................          33
  SCHEDULES
    Schedule 6.1  SIHL Related Restructuring Transactions..............................          36
    Schedule 6.2  PIRL Related Restructuring Transactions..............................          37
    Schedule 6.3  Other Restructuring Transactions.....................................          38
   EXHIBITS
    Exhibit A  Paradise Island Purchase Agreement
    Exhibit B  PIRL Standby Distribution Agreement
    Exhibit C  1994 Stock Option Plan

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE                                             CASE NOS.
RESORTS INTERNATIONAL, INC., A                                           AND
DELAWARE CORPORATION, AND GGRI, INC., A
DELAWARE CORPORATION, FORMERLY                    JOINTLY ADMINISTERED
KNOWN AS GRIFFIN RESORTS, INC.,                   UNDER CASE NO.
    DEBTORS.                                      CHAPTER 11

                    JOINT PLAN OF REORGANIZATION PROPOSED BY
                    RESORTS INTERNATIONAL, INC., GGRI, INC.,
                       RESORTS INTERNATIONAL HOTEL, INC.,
                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.,
                            AND P.I. RESORTS LIMITED


                          DATED AS OF JANUARY __, 1994


    Resorts International, Inc. ("RII") and GGRI, Inc., formerly known as Griffin Resorts, Inc. ("GRI"), as debtors and debtors in possession (hereinafter collectively, the "Debtors"), and Resorts International Hotel, Inc. ("RIH"), Resorts International Hotel Financing, Inc. ("RIHF"), and P. I. Resorts Limited ("PIRL"), non-debtor affiliates of the Debtors, propose the following joint plan of reorganization (the "Plan") pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

    1.1    DEFINITIONS.   All capitalized  terms used  herein and  not otherwise
defined shall have the respective meanings set forth below.

    1.1.1 "1990 STOCK OPTION PLAN" shall mean the RII Senior Management Stock Option Plan, dated as of September 17, 1990, created for the benefit of certain senior management employees of RII pursuant to and in conjunction with the consummation of the Old Plan.

    1.1.2 "1990 STOCK OPTIONS" shall mean the options to purchase shares of Old RII Common Stock granted pursuant to the 1990 Stock Option Plan.


    1.1.3 "1994 STOCK OPTION PLAN" shall mean the new RII Senior Management Stock Option Plan pursuant to which, in conjunction with the Plan, options to purchase Reorganized RII Common Stock shall be offered, in the discretion of the board of directors of Reorganized RII, to certain officers, directors and key employees of Reorganized RII and its Subsidiaries. The 1994 Stock Option Plan shall be in substantially the form attached hereto as Exhibit C, and shall provide for the issuance of options to purchase not more than five percent (5%) of the total number of shares of issued and outstanding Reorganized RII Common Stock on the Effective Date, assuming the exercise of the Griffin Warrants, which options shall be exercisable at 100% of the fair market value of Reorganized RII Common Stock as of the date of issuance of such options. The final form of the 1994 Stock Option Plan shall be filed as a Plan Document.

    1.1.4 "ADMINISTRATIVE CLAIM" shall mean a Claim or portion of a Claim which is a cost or expense of administration of the Debtors' estates allowed under sections 503(b) or 507(b) of the Bankruptcy Code that is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including but not limited to (i) any actual and necessary costs and expenses of preserving the Debtors' estates and operating the Debtors' businesses, (ii) the fees and expenses of Professional Persons in such amounts as are allowed by Final Order under section 330 of the Bankruptcy Code, (iii) the fees and expenses (including the fees and expenses of their Professional Persons) of the Old Series Indenture Trustee, Fidelity and TCW incurred in connection with the Prepackaged Chapter 11 Cases and the negotiation, documentation, implementation and consummation of the transactions contemplated by the Plan in such amounts as determined and awarded by Final Order of the Bankruptcy Court and (iv) any fees or charges assessed against the Debtors' estates under section 1930 of title 28 of the United States Code.

    1.1.5 "AFFILIATE" shall mean any Entity that is an "affiliate" of a Debtor within the meaning of section 101(2) of the Bankruptcy Code.

    1.1.6 "ALLOWED", "ALLOWED CLAIM" OR "ALLOWED INTEREST" shall mean, with reference to any Claim or Interest (i) any Claim against or Interest in any Debtor, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3), which is not a Disputed Claim or Disputed Interest, (ii) if no proof of claim or interest was so filed, any Claim against or Interest in any Debtor which has been listed by such Debtor in its chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, or (iii) any Claim allowed hereunder or by Final Order. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which has been subsequently withdrawn, disallowed, released or waived by the Holder thereof or pursuant to a Final Order.

    1.1.7 "ALTERNATIVE CLOSING" shall mean the closing under the PIRL Standby Distribution Agreement.

    1.1.8 "ALTERNATIVE CLOSING DATE" shall mean the date on which the Alternative Closing occurs.

    1.1.9 "AMENDED RII BYLAWS" shall mean the Amended and Restated By-Laws of Reorganized RII substantially in the form attached as Appendix D to the Registration Statement. The final form of the Amended RII Bylaws shall be filed as a Plan Document.

    1.1.10 "AMENDED RII CERTIFICATE OF INCORPORATION" shall mean the Amended and Restated Certificate of Incorporation of Reorganized RII substantially in the form attached as Appendix C to the Registration Statement. The final form of the Amended RII Certificate of Incorporation shall be filed as a Plan Document.

    1.1.11 "AVAILABLE CASH" shall mean all Cash of the Debtors and their Subsidiaries on the Effective Date, before giving effect to the SIHL Closing or the Alternative Closing, as the case may be, and the distributions under the Plan, and shall include, among other things, the SIHL Buyer Expense Escrow, the SIHL Escrow and the Griffin Group Note Proceeds, but shall specifically exclude
(i) any Cash actually received by RII on or prior to the Effective Date, from Atlantic City Showboat, Inc. as tenant under the Showboat Lease, which has been escrowed by RII to pay its current obligations with respect to the Showboat Notes, (ii) any restricted Cash held by RII on behalf of the beneficiaries of the Litigation Trust, (iii) the proceeds of the November 1993 sale of the .63 acre tract of land on Paradise Island, The Bahamas which shall be distributed on the SIHL Closing Date in accordance with the Paradise Island Purchase Agreement or, alternatively, on the Standby Distribution Date in accordance with the PIRL Standby Distribution Agreement and (iv) any portion of the SIHL Aggregate Cash Purchase Price.

    1.1.12 "BAHAMIAN GOVERNMENT" shall mean and be the collective reference to The Commonwealth of The Bahamas and any governmental units or subdivisions thereof.

    1.1.13 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, codified at title 11 of the United States Code as the same may from time to time be in effect and as applicable to the Prepackaged Chapter 11 Cases.

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
    1.1.14 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware or, to the extent of any withdrawal of the reference made pursuant to 28 U.S.C. Section 157, the United States District Court for the District of Delaware.

    1.1.15 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court pursuant to 28 U.S.C. Section 2075 and, to the extent not inconsistent, the local rules of the Bankruptcy Court, as amended from time to time.

    1.1.16 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in the City of New York, State of New York are required or authorized to close.

    1.1.17 "CAESARS PAYMENT" shall mean the Cash payment in the amount of $400,000.00 to be made to Caesars World, Inc. on the Distribution Date pursuant to that certain letter agreement, dated August 18, 1993, by and among Caesars World, Inc., Fidelity and TCW.

    1.1.18 "CASH" shall mean legal tender of the United States of America or cash equivalents, including but not limited to Cash deposited in depository accounts, Cash on hand and cage Cash.

    1.1.19  "CCC" shall mean the New Jersey Casino Control Commission.

    1.1.20 "CLAIM" shall mean (1) any right to payment from either of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (2) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.


    1.1.21  "CLASS" shall mean a category  or group of Holders as designated  in
Article II herein pursuant to section 1123(a)(1) of the Bankruptcy Code.


    1.1.22  "CONFIRMATION" shall mean entry of the Confirmation Order.

    1.1.23 "CONFIRMATION DATE" shall mean the date upon which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court, within the meaning of Bankruptcy Rules 5003 and 9021.

    1.1.24 "CONFIRMATION HEARING" shall mean the hearing held by the Bankruptcy Court on the confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

    1.1.25 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

    1.1.26 "CONTINGENT CLAIM" shall mean a Claim that is contingent or unliquidated.

    1.1.27 "CREDITOR" shall mean any Entity that holds a Claim against either RII or GRI (i) that arose at the time of or before the order for relief concerning the Debtors or (ii) of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.


    1.1.28 "DEBTORS" shall mean RII and GRI, collectively, as debtors and debtors in possession. "Debtor" shall, where the context requires, refer to either RII or GRI.

    1.1.29 "DEFERRED CASH" shall mean the aggregate amount of Cash received by Reorganized RII or any of its Subsidiaries from time to time after the Effective Date in respect of the Litigation Trust Units.

    1.1.30 "DISALLOWED CLAIM" OR "DISALLOWED INTEREST" shall mean an alleged Claim against or Interest in RII or GRI, or any portion thereof, that has been disallowed by Final Order.

    1.1.31 "DISBURSING AGENT" shall mean any Entity designated by the Debtors (and, with respect to the distributions to Holders of Old Series Public Debt Claims only, acceptable to Fidelity and TCW) and approved by the Bankruptcy Court to make distributions required under the Plan which may include, without limitation, Reorganized RII or Reorganized GRI, the Old Series Indenture Trustee or any financial institution of recognized standing.

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
    1.1.32 "DISBURSING AGREEMENT" shall mean, with respect to any Disbursing Agent (other than Reorganized RII or Reorganized GRI), the agreement referenced in Article VI of the Plan which shall govern the rights and obligations of such Disbursing Agent. Each Disbursing Agreement will be filed as a Plan Document, be subject to the approval of the Bankruptcy Court and, with respect to the distributions to Holders of Old Series Public Debt Claims, be in substantially the form approved by the Debtors, TCW and Fidelity.

    1.1.33 "DISPUTED CLAIM" OR "DISPUTED INTEREST" shall mean a Claim against or Interest in GRI or RII, to the extent that a proof of claim or interest has been filed or deemed filed under applicable law, (i) as to which an objection has been or may be timely filed and which objection, if so filed, has not been withdrawn or denied by Final Order and (ii) which Claim or Interest is not a Disallowed Claim or a Disallowed Interest. If any portion of a Claim or Interest is disputed, then the entire Claim or Interest shall be a Disputed Claim or Disputed Interest, as the case may be. Prior to the time that an objection has been or may be timely filed, for the purposes of the Plan, a Claim or Interest shall be considered a Disputed Claim or Disputed Interest, as the case may be, if the amount of the Claim or Interest specified in the proof of claim or interest exceeds the amount of the Claim or Interest scheduled by the Debtors as other than disputed, contingent or unliquidated. Until such time as a Contingent Claim becomes fixed and absolute by Final Order, such Claim shall be treated as a Disputed Claim for all purposes, including those related to estimations, allocations, payments and distributions of Cash, Plan Securities and other property under the Plan.

    1.1.34 "DISTRIBUTION DATE" shall mean, (A) for any Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the Effective Date or as soon thereafter as practicable, but in no event later than twenty
(20) days after the Effective Date, and (B) for any Claim or Interest that is a Disputed Claim or Disputed Interest on the Effective Date, the date as soon as practicable, but in no event later than thirty (30) days, after the date upon which such Claim or Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, the Distribution Date with respect to distribution to the Disbursing Agent for Holders of Old Series Public Debt Claims shall be as follows: (i) for the SIHL Aggregate Cash Purchase Price and Plan Securities, the Distribution Date shall be the Effective Date, (ii) for Net SIHL Reserved Cash, or Net Standby Reserved Cash, as the case may be, the Distribution Date shall be as soon as practicable after the Effective Date, but in no event later than ninety (90) days after the Effective Date, (iii) for Net Plan Consummation Cash, the Distribution Date shall be as set forth in section
5.1.2 of the Plan, (iv) for Deferred Cash, the Distribution Date shall be as soon as practicable, but in no event later than three (3) Business Days after the receipt by Reorganized RII of immediately available funds giving rise to the Deferred Cash and (v) for Excess Cash, the Distribution Date shall be as soon as practicable after the Effective Date, but in no event later than twenty (20) days after the Effective Date; provided, however, that the Disbursing Agent for Holders of Old Series Public Debt Claims shall be required to make distributions of the SIHL Aggregate Cash Purchase Price, Plan Securities, Net SIHL Reserved Cash or Net Standby Reserved Cash, Net Plan Consummation Cash, Deferred Cash and Excess Cash as provided in section 6.11.4 of the Plan.

    1.1.35 "DISTRIBUTION RECORD DATE" shall mean the close of business in the City of New York, State of New York on the Effective Date.

    1.1.36 "EFFECTIVE DATE" shall mean the later of (i) the first Business Day on which no stay of the Confirmation Order is in effect and that is ten (10) days (as calculated in accordance with Bankruptcy Rule 9006(a)) after the Confirmation Date and (ii) the date on which each of the conditions precedent set forth in section 11.2 hereof have been either satisfied or waived in accordance with section 11.3 hereof.

    1.1.37 "ENCUMBRANCES" shall mean any Lien, imperfection of title, claim, encumbrance, security interest, option, charge or restriction of any kind.


    1.1.38 "ENTITY" shall mean a person, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.


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
    1.1.39 "ESTATE" shall mean, with respect to each Debtor, the estate of the Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Debtors' Prepackaged Chapter 11 Cases.

    1.1.40 "EXCESS CASH" shall mean the Available Cash on the Effective Date minus the sum of (i) RII Retained Cash, (ii) the SIHL Target Adjusted Cash or, if applicable, the Standby Target Adjusted Cash, (iii) the SIHL Reserved Cash or, if applicable, the Standby Reserved Cash, (iv) the Plan Consummation Cash and (v) the Caesars Payment.

    1.1.41 "FIDELITY" shall mean Fidelity Management and Research Company, in its capacity as investment advisor to various funds which hold Old Series Notes.

    1.1.42 "FINAL ORDER" shall mean an order of the Bankruptcy Court (i) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no timely appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (ii) if a timely appeal, writ of certiorari, reargument or rehearing thereof has been sought, which shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

    1.1.43 "GRH" shall mean Griffin Resorts Holding, Inc., a Delaware corporation.

    1.1.44 "GRI" shall mean GGRI, Inc., a Delaware corporation, formerly known as Griffin Resorts, Inc.

    1.1.45 "GRI BYLAWS" shall mean the certain Bylaws of GRI in force on the day immediately preceding the Petition Date.

    1.1.46    "GRI  CERTIFICATE  OF  INCORPORATION"  shall  mean  that   certain
Certificate of Incorporation of GRI filed with the Secretary of State of the State of Delaware on July 8, 1988, as amended from time to time.

    1.1.47 "GRI COMMON STOCK" shall mean the authorized common stock, par value $.01 per share, of GRI issued and outstanding on the Petition Date.

    1.1.48 "GRI GUARANTY CLAIMS" shall mean the Claims arising from GRI's guaranty of RII's obligations with respect to the Old Series Notes, which Claims shall be Allowed, for the purposes of the Plan, in the aggregate, at the face amount of the Old Series Notes outstanding together with the amount of the accrued and unpaid interest thereon and any other costs and expenses of collection, other than the claims which are governed by section 4.2 of the Plan.

    1.1.49 "GRIFFIN GROUP NOTE" shall mean that certain promissory note, dated September 17, 1992, in the original principal amount of $7,523,333 made by The Griffin Group, Inc. and payable to RII.


    1.1.50 "GRIFFIN GROUP NOTE PROCEEDS" shall mean the aggregate amount of principal and interest owing under the Griffin Group Note on the earlier of the date such note is repaid or the Effective Date (after offsetting, on the date that such note is paid in full, $2,310,000 in fees owed to The Griffin Group, Inc. under that certain License and Services Agreement, dated as of September 17, 1992, as amended, by and among RII, RIH, The Griffin Group, Inc. and Merv Griffin), which amount shall be paid to RII by The Griffin Group, Inc. on or before the Effective Date.



    1.1.51 "GRIFFIN WARRANTS" shall mean the warrants issued on the Distribution Date by Reorganized RII to The Griffin Group, Inc., pursuant to that certain agreement between RII and The Griffin Group, Inc., dated as of September 17, 1992, as amended, and substantially in the form attached as
Exhibit 4.21 to the Registration Statement, which warrants shall be exercisable to purchase 4,665,000 shares of Reorganized RII Common Stock at the lesser of $1.875 and the average closing trading price of Reorganized RII Common Stock during the twenty (20) day period following the Effective Date. The final form of the Griffin Warrants shall be filed as a Plan Document.


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
    1.1.52  "HOLDER" shall mean an Entity holding a Claim or Interest.

    1.1.53 "INDENTURE TRUSTEE CHARGING LIENS" shall mean any Lien or other priority in payment available to the Old Series Indenture Trustee pursuant to the Old Series Note Indenture against distributions made to Holders of Allowed Old Series Note Claims for payment of any fees, costs or disbursements incurred by such Old Series Indenture Trustee.

    1.1.54 "INTEREST" shall mean an equity security interest in either of the Debtors within the meaning of section 101(16) of the Bankruptcy Code.

    1.1.55 "LIEN" shall mean any charge against or interest in property to secure payment of a debt or performance of an obligation.

    1.1.56 "LITIGATION TRUST" shall mean the trust established pursuant to the Old Plan to pursue, for the benefit of the Old Debtors and certain of their creditors, all claims the Old Debtors or certain of their affiliates may have against Donald J. Trump and certain of his affiliates.

    1.1.57 "LITIGATION TRUST UNITS" shall mean those units evidencing RII's beneficial interest in the Litigation Trust.

    1.1.58 "NATIONAL SECURITIES EXCHANGE" shall mean any exchange registered pursuant to section 6(a) of the Securities Exchange Act of 1934, as amended, including the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers Automated Quotation System.


    1.1.59 "NET PLAN CONSUMMATION CASH" shall mean the aggregate amount of Plan Consummation Cash held, in an interest bearing segregated account, by RII on the date when the Plan Expenses have been satisfied, together with interest on Net Plan Consummation Cash from and including the Effective Date to but excluding the date of payment received by RII on such Cash.


    1.1.60 "NET SIHL RESERVED CASH" shall mean the aggregate amount of SIHL Reserved Cash held, in an interest bearing segregated account, by RII on the earlier of (i) the date when all adjustments as set forth in sec tion 2.05(c) of the Paradise Island Purchase Agreement have been made, or (ii) the ninetieth day following the Effective Date, together with interest on Net SIHL Reserved Cash from and including the Effective Date to but excluding the date of payment received by RII on such Cash.


    1.1.61 "NET STANDBY RESERVED CASH" shall mean the aggregate amount of Standby Reserved Cash held, in an interest bearing segregated account, by RII on the earlier of (i) the date when all adjustments as set forth in section 2.05(c) of the PIRL Standby Distribution Agreement have been made, or (ii) the ninetieth day following the Effective Date, together with interest on Net Standby Reserved Cash from and including the Effective Date to but excluding the date of payment received by RII on such Cash.

    1.1.62 "NEW DEBT SECURITIES" shall mean, collectively, the New RIHF Mortgage Notes, the New RIHF Junior Mortgage Notes and, if issued on the Effective Date, the RIHF Senior Facility Notes.

    1.1.63 "NEW EQUITY SECURITIES" shall mean, collectively, the shares of New RII Common Stock, RII Class B Common Stock and either the SIHL Series A Shares or the PIRL Ordinary Shares, as the case may be, to be issued pursuant to the Plan.

    1.1.64 "NEW INDENTURES" shall mean, collectively, the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture and, if the New RIHF Senior Facility Notes are issued on the Effective Date, the RIHF Senior Facility Indenture.

    1.1.65 "NEW RIHF INDENTURE TRUSTEES" shall mean, collectively, the New RIHF Junior Indenture Trustee, the New RIHF Indenture Trustee and, if applicable, the trustee designated in the RIHF Senior Facility Indenture.

    1.1.66 "NEW RIHF JUNIOR INDENTURE TRUSTEE" shall mean U.S. Trust Company of California, N.A., as trustee under the New RIHF Junior Mortgage Indenture.

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

    1.1.67 "NEW RIHF JUNIOR MORTGAGE INDENTURE" shall mean that certain Indenture, dated as of the Effective Date, between RIHF, as issuer, RIH, as guarantor and U.S. Trust Company of California, N.A., as trustee, substantially in the form attached as Exhibit 4.05 to the Registration Statement, pursuant to which the New RIHF Junior Mortgage Notes will be issued. The final form of the New RIHF Junior Mortgage Indenture shall be filed as a Plan Document.


    1.1.68 "NEW RIHF JUNIOR MORTGAGE NOTES" shall mean the 11.375% Junior Mortgage Notes due 2004 of RIHF, substantially in the form described in the New RIHF Junior Mortgage Indenture, in the aggregate principal amount of $35,000,000 to be issued by RIHF pursuant to the New RIHF Junior Mortgage Indenture to Holders of Old Series Public Debt Claims, as provided in Article V of this Plan.

    1.1.69 "NEW RIHF INDENTURE TRUSTEE" shall mean State Street Bank and Trust Company of Connecticut, N.A., as trustee under the New RIHF Mortgage Indenture.


    1.1.70 "NEW RIHF MORTGAGE INDENTURE" shall mean that certain Indenture, dated as of the Effective Date, between RIHF, as issuer, RIH, as guarantor, and State Street Bank and Trust Company of Connecticut, N.A., as trustee, substantially in the form attached as Exhibit 4.04 to the Registration Statement, pursuant to which the New RIHF Mortgage Notes will be issued. The final form of the New RIHF Mortgage Indenture shall be filed as a Plan Document.


    1.1.71 "NEW RIHF MORTGAGE NOTES" shall mean the 11% Mortgage Notes due 2003, substantially in the form described in the New RIHF Mortgage Indenture, in the aggregate principal amount of $125,000,000 to be issued by RIHF pursuant to the New RIHF Mortgage Indenture to Holders of Old Series Public Debt Claims, as provided in Article V of this Plan.


    1.1.72 "NEW RII COMMON STOCK" shall mean, collectively, the approximately 17,000,000 shares of common stock, par value $.01 per share, of Reorganized RII to be issued to the Holders of Old Series Public Debt Claims under the Plan which, upon issuance, shall constitute 40% of the total number of shares of issued and outstanding Reorganized RII Common Stock, assuming the exercise of the Griffin Warrants, and after giving effect to all distributions to be made under the Plan, but subject to dilution solely as a result of the exercise of outstanding 1990 Stock Options and the issuance and exercise of options under the 1994 Stock Option Plan.


    1.1.73 "OLD CHAPTER 11 CASES" shall mean collectively the cases resulting from the involuntary petitions for relief under chapter 11 of the Bankruptcy Code filed against RII and Resorts International Financing, Inc. on November 12, 1989, and the voluntary petitions for relief under chapter 11 of the Bankruptcy Code filed by GRH and GRI on December 22, 1989.

    1.1.74 "OLD DEBTORS" shall mean collectively RII, Resorts International Financing, Inc., GRI and GRH in their capacity as debtors in the Old Chapter 11 Cases.

    1.1.75 "OLD PLAN" shall mean the Second Amended Joint Plan of Reorganization dated as of May 31, 1990, for the Old Debtors, which Old Plan was confirmed by the United States Bankruptcy Court for the District of New Jersey in August 1990.

    1.1.76 "OLD RII COMMON STOCK" shall mean the authorized common stock, par value $.01 per share, of RII issued and outstanding on the Petition Date.

    1.1.77 "OLD SECURITY DOCUMENTS" shall mean collectively the RIH Mortgage, the RIH Security Agreement, the RIH Pledge Agreement, the RIH Notes Pledge Agreement, the RIB Note, the RIB Subsidiary Guaranty Agreements, the RIB
Mortgage, the RIB Collateral Assignment Agreement and the RIB Stock Pledge Agreement (each as defined in the Old Series Note Indenture).

    1.1.78 "OLD SERIES NOTE INDENTURE" shall mean that certain Indenture, dated as of September 14, 1990, between RII, as issuer, and the Old Series Indenture Trustee pursuant to which the Old Series Notes in an aggregate principal amount of $325,000,000 were issued by RII under the Old Plan.

    1.1.79 "OLD SERIES INDENTURE TRUSTEE" shall mean Chemical Bank as successor to Manufacturers Hanover Trust Company, as trustee under the Old Series Note Indenture.

    1.1.80 "OLD SERIES NOTE CLAIMS" shall mean the Claims against RII arising from the indebtedness evidenced by the Old Series Notes, which Claims shall be Allowed, for the purposes of the Plan, in the aggregate, at the face amount of the Old Series Notes outstanding together with the amount of the accrued and unpaid interest thereon and any other costs and expenses of collection, other than the claims which are governed by section 4.2 of the Plan.

    1.1.81 "OLD SERIES NOTES" shall mean collectively RII's Series A Senior Secured Redeemable Notes due 1994 and RII's Series B Senior Secured Redeemable Notes due 1994.

    1.1.82 "OLD SERIES PUBLIC DEBT CLAIMS" shall mean Old Series Note Claims and GRI Guaranty Claims, collectively.

    1.1.83 "PARADISE ISLAND APPROVAL ORDER" shall mean that order, which may be the Confirmation Order, approving the sale of the Paradise Island Assets to SIHL pursuant to the Paradise Island Purchase Agreement.


    1.1.84 "PARADISE ISLAND ASSETS" shall mean the Paradise Island Shares, RII Paradise Assets, including without limitation the proceeds of the November 1993 sale of the .63 acre tract of land on Paradise Island, The Bahamas, and RII Real Estate Assets sold pursuant to the Paradise Island Purchase Agreement, which comprise substantially all of the Paradise Island properties and assets owned by RII and its Affiliates.


    1.1.85 "PARADISE ISLAND PURCHASE AGREEMENT" shall mean that certain Purchase Agreement, dated as of October 11, 1993, by and between RII and SIHL, including all exhibits and schedules thereto, relating to the sale of the Paradise Island Assets, as amended by those certain letter agreements dated as of November 30, 1993. A copy of the Paradise Island Purchase Agreement, as amended, is attached hereto as Exhibit A.

    1.1.86 "PARADISE ISLAND SHARES" shall have the meaning ascribed to the term "Shares" in the Paradise Island Purchase Agreement and the PIRL Standby Distribution Agreement.

    1.1.87 "PARADISE SUBSIDIARY CLAIMS" shall mean the Claims held by any of the RII Paradise Subsidiaries against RII.

    1.1.88 "PAYMENTS-IN-KIND" shall mean the distribution(s) to holders of New RIHF Junior Mortgage Notes of additional New RIHF Junior Mortgage Notes and RII Class B Common Stock in lieu of cash interest payments due to such holders under the New RIHF Junior Mortgage Indenture.

    1.1.89 "PETITION DATE" shall mean the date on which the Debtors filed their petitions for relief commencing the Prepackaged Chapter 11 Cases.

    1.1.90 "PIRL" shall mean P.I. Resorts Limited, a Bahamian corporation and a Subsidiary of RII, which has been formed by RII to effect the PIRL Spin-Off.

    1.1.91 "PIRL AGGREGATE PURCHASE PRICE" shall mean the Aggregate Purchase Price as defined in the PIRL Standby Distribution Agreement.


    1.1.92 "PIRL ARTICLES" shall mean the Articles of Association for PIRL, substantially in the form attached as Exhibit 3.09 to the Registration Statement. The final form of the PIRL Articles shall be filed as a Plan Document.


    1.1.93 "PIRL ORDINARY SHARES" shall mean the estimated five million ordinary shares, par value $.01 (U.S.) per share, of PIRL issued under the PIRL Articles which, upon issuance to the Holders of Old Series Public Debt Claims under the Plan, shall constitute 100% of the issued and outstanding shares of PIRL.

    1.1.94 "PIRL SPIN-OFF" shall mean the transactions contemplated by the PIRL Standby Distribution Agreement.

    1.1.95 "PIRL STANDBY DISTRIBUTION AGREEMENT" shall mean that certain Standby Distribution Agreement, dated as of October 15, 1993, between RII and PIRL, relating to the PIRL Spin-Off, as amended. A copy of the PIRL Standby Distribution Agreement, as amended, is attached hereto as Exhibit B.


    1.1.96 "PIRL SUBSIDIARIES" shall mean the direct or indirect wholly-owned subsidiaries of PIRL to be formed by PIRL to receive the RII Paradise Assets from the RII Paradise Subsidiaries and the RII Real Estate Assets from RII pursuant to the PIRL Standby Distribution Agreement.


    1.1.97 "PIRL SUBSIDIARIES CERTIFICATES OF INCORPORATION" shall mean the Certificates of Incorporation for the PIRL Subsidiaries. The final forms of the PIRL Subsidiaries Certificates of Incorporation shall be filed as Plan Documents.


    1.1.98 "PLAN" shall mean this Joint Plan of Reorganization proposed by RII, GRI, RIH, RIHF and PIRL, including the schedules and exhibits hereto, as well as the Plan Documents, each of which shall constitute provisions of this Joint Plan of Reorganization as if fully set forth herein, as the same may be amended, modified or supplemented from time to time by any duly authorized amendment or modification to the extent permitted herein and by the Bankruptcy Rules, which Plan will be filed with the Bankruptcy Court within five (5) days after the Petition Date.


    1.1.99 "PLAN CONSUMMATION CASH" shall mean that portion of Available Cash, to be held in a segregated account, which, on the Effective Date, Reorganized RII reasonably estimates is necessary to pay Plan Expenses.


    1.1.100 "PLAN DOCUMENTS" shall mean the documents that aid in effectuating the Plan certain of which are specifically identified as such herein, the final forms of which are subject to the review and approval of Fidelity and TCW and will be filed with the Bankruptcy Court no later than ten (10) Business Days prior to commencement of the Confirmation Hearing.

    1.1.101 "PLAN EXPENSES" shall mean that portion of the unpaid Administrative Claims (other than Administrative Claims of Professional Persons, Fidelity, TCW and the Old Series Indenture Trustee) and RII Classes 1, 4 and 5 and GRI Classes 1 and 3 Claims (whether or not such Claims are Disputed Claims) which, apart from the filing of the Prepackaged Chapter 11 Cases, would in the ordinary course of business and consistent with past practice have been paid on or before the Effective Date plus (i) any actual payments required to be made by RII or the RII Paradise Subsidiaries for transfer taxes or federal alternative minimum taxes incurred solely as a result of the consummation of the transactions contemplated by the Paradise Island Purchase Agreement or, alternatively, the PIRL Standby Distribution Agreement (after giving effect to all available deductions or credits allowed to the affiliated group of which RII is the common parent for the taxable year in which such transaction occurs), and for costs and liabilities pursuant to section 6.10 of the Paradise Island
Purchase Agreement or, alternatively, section 5.09 of the PIRL Standby Distribution Agreement, (ii) the Administrative Claims of Professional Persons, Fidelity, TCW and the Old Series Indenture Trustee and (iii) costs or expenses incurred in connection with the implementation and consummation of the Plan for
(a) amounts  payable to  the Disbursing  Agent  under the  Plan as  provided  in section 6.11.9 hereof and (b) the reasonable post-Confirmation Date fees and expenses of Professional Persons, Fidelity, TCW and the Old Series Indenture Trustee associated with litigating Disputed Claims or Disputed Interests and implementing and consummating the Plan.

    1.1.102 "PLAN SECURITIES" shall mean, collectively, the New Debt Securities and the New Equity Securities.

    1.1.103 "PREPACKAGED CHAPTER 11 CASES" shall mean the voluntary cases to be commenced by RII and GRI under chapter 11 of the Bankruptcy Code on the Petition Date.

    1.1.104 "PRIORITY CLAIM" shall mean a Claim which is entitled to priority treatment under sections 507(a)(3), (4), (5), (6) or (8) of the Bankruptcy Code.

    1.1.105 "PRIORITY TAX CLAIM" shall mean any Claim of a governmental unit specified in section 507(a)(7) of the Bankruptcy Code.

    1.1.106 "PRO RATA SHARE" shall mean with reference to any distribution on account of any Allowed Claim in any particular class of Claims, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears at the time of such distribution to the aggregate amount of all Claims in such class of Claims, including Disputed Claims, but not including Disallowed Claims.

    1.1.107 "PROFESSIONAL PERSONS" shall mean (i) those professionals retained in the Prepackaged Chapter 11 Cases pursuant to an order of the Bankruptcy Court in accordance with sections 327 and 1103 of the Bankruptcy Code, (ii) all professionals rendering services on behalf of Fidelity or TCW and (iii) all professionals seeking compensation or reimbursement of expenses pursuant to section 503(b)(4) of the Bankruptcy Code.

    1.1.108 "PROPONENTS" shall mean, collectively, the Debtors, RIHF, RIH and PIRL.


    1.1.109 "REGISTRAR" shall mean the registrar under the Old Series Note Indenture of transfers and exchanges of Old Series Notes.


    1.1.110 "REGISTRATION STATEMENT" shall mean that certain registration statement of RII, RIHF, RIH and PIRL on Form S-4 filed with the Securities and Exchange Commission, in accordance with the Securities Act of 1933, on October 25, 1993, as such Registration Statement may be amended, supplemented, or modified from time to time prior to the date on which it shall become effective, including but not limited to the Information Statement/Prospectus contained therein and the exhibits attached thereto.

    1.1.111  "REORGANIZED  DEBTORS" shall mean  Reorganized RII and  Reorganized
GRI.

    1.1.112 "REORGANIZED GRI" shall mean GRI, as reorganized on and after the Effective Date.

    1.1.113 "REORGANIZED RII" shall mean RII, as reorganized on and after the Effective Date.

    1.1.114 "REORGANIZED RII COMMON STOCK" shall mean the common stock of Reorganized RII which shall be outstanding on or after the Effective Date, including the Old RII Common Stock, the New RII Common Stock, common stock of Reorganized RII to be issued in connection with the 1990 Stock Option Plan or the 1994 Stock Option Plan, and any common stock of Reorganized RII which may be issued upon the issuance and exercise of the Griffin Warrants.

    1.1.115     "RESTRUCTURING  TRANSACTIONS"   shall  mean,  collectively,  the
transactions described in Schedules 6.1, 6.2 and 6.3 hereof.

    1.1.116 "RETIREE" shall mean a person who retired from employment with the Debtors before the Petition Date and was and continues to be eligible for medical, death, and/or insurance benefits provided in the Retiree Benefit Plans as required by section 1114 of the Bankruptcy Code.

    1.1.117 "RETIREE ADMINISTRATIVE CLAIM" shall mean the Claim of a Retiree under the Retiree Benefit Plans, to the extent such Claim is entitled to treatment as an Administrative Claim.

    1.1.118 "RETIREE BENEFIT PLANS" shall mean any plan or policy of the Debtors in full force and effect as of the Petition Date pursuant to which medical, death, and/or insurance benefits are provided to Retirees, as any such plan or policy may have been modified during the pendency of the Prepackaged Chapter 11 Cases.

    1.1.119 "RIB" shall mean Resorts International (Bahamas) 1984 Limited, a Bahamian corporation which on the Petition Date was a Subsidiary of RII.

    1.1.120 "RIH" shall mean Resorts International Hotel, Inc., a New Jersey corporation which on the Petition Date was a Subsidiary of RII.

    1.1.121 "RIHF" shall mean Resorts International Hotel Financing, Inc., a Delaware corporation which on the Petition Date was a Subsidiary of RII.

    1.1.122 "RIHF SENIOR FACILITY" shall mean that certain senior secured note facility which will allow RIHF to borrow up to $20,000,000 in aggregate principal amount for working capital and other purposes as permitted pursuant to the RIHF Senior Facility Indenture.


    1.1.123 "RIHF SENIOR FACILITY INDENTURE" shall mean that certain Indenture to be entered into between RIHF, as issuer, RIH, RII and such other Entities as may become parties thereto from time to time and the designated trustee for the RIHF Senior Facility Indenture, substantially containing those terms set forth in the Registration Statement pursuant to which the RIHF Senior Facility Notes may be issued. The final form of the RIHF Senior Facility Indenture shall be filed as a Plan Document.



    1.1.124 "RIHF SENIOR FACILITY NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement to be entered into on or before the Effective Date between RIHF, RII, RIH, one or more funds managed by Fidelity and such other Entities as may become parties thereto from time to time pursuant to which the RIHF Senior Facility will be established, and substantially containing those terms set forth in the Registration Statement and such other terms as the parties thereto shall agree. The final form of the RIHF Senior Facility Note Purchase Agreement shall be filed as a Plan Document.



    1.1.125 "RIHF SENIOR FACILITY NOTES" shall mean the 11% secured notes due 2002, substantially in the form described in the RIHF Senior Facility Indenture, in the aggregate principal amount not to exceed $20,000,000 which may be issued by RIHF under the RIHF Senior Facility Indenture.


    1.1.126     "RII"  shall  mean   Resorts  International,  Inc.,  a  Delaware
corporation.

    1.1.127 "RII BYLAWS" shall mean the certain Bylaws of RII in force on the day immediately preceding the Petition Date.

    1.1.128 "RII CERTIFICATE OF INCORPORATION" shall mean that certain Certificate of Incorporation of RII filed with the Secretary of State of the State of Delaware on October 24, 1958, as amended from time to time.


    1.1.129 "RII CLASS B COMMON STOCK" shall mean the 35,000 shares of Class B common stock, par value $.01 per share, of Reorganized RII issued to the Holders of Old Series Public Debt Claims pursuant to the terms of the Plan and the New RIHF Junior Mortgage Indenture, which shall not be independently transferable except in connection with the New RIHF Junior Mortgage Notes to which they relate and shall at all times equal 100% of the issued and outstanding shares of RII Class B Common Stock.


    1.1.130  "RII INTERCOMPANY CLAIM" shall mean the Claim of RII against GRI.


    1.1.131 "RII PARADISE ASSETS" shall have the meaning ascribed to that term in the Paradise Island Purchase Agreement and the PIRL Standby Distribution Agreement and shall include without limitation the proceeds of the November 1993 sale of the .63 acre tract of land on Paradise Island, The Bahamas.


    1.1.132 "RII PARADISE SUBSIDIARIES" shall mean, collectively, (i) ANTL, Inc., a Florida corporation and a Subsidiary of RII, (ii) International Supplies, Inc., a Florida corporation and a Subsidiary of RII, (iii) Paradise Island Airlines, Inc., a Florida corporation and a Subsidiary of RII, (iv) Paradise Island Vacations, Inc., a Florida corporation and a Subsidiary of RII,
(v) Resorts International Disbursement, Inc., a Florida corporation and a Subsidiary of RII and (vi) Resorts Representation International, Inc., a Florida corporation and a Subsidiary of RII.

    1.1.133 "RII REAL ESTATE ASSETS" shall have the meaning ascribed to that term in the Paradise Island Purchase Agreement and the PIRL Standby Distribution Agreement.

    1.1.134 "RII RETAINED CASH" shall mean $20 million of Available Cash to be retained by Reorganized RII and its Subsidiaries, in the aggregate, as of the Effective Date.

    1.1.135 "SECURED CLAIM" shall mean a Claim that is secured by a Lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; provided, however, that this definition of Secured Claim shall not include an Old Series Note Claim, GRI Guaranty Claim or Showboat Note Claim.

    1.1.136 "SHOWBOAT NOTE CLAIM" shall mean a Claim arising from the indebtedness evidenced by the Showboat Notes. The Showboat Note Claims shall be Allowed, for the purposes of the Plan, in the aggregate, at the face amount of the Showboat Notes outstanding together with the amount of the accrued and unpaid interest thereon.

    1.1.137 "SHOWBOAT NOTES" shall mean RII's First Mortgage Non-Recourse Pass-Through Notes due 2000 issued under the Showboat Notes Indenture.

    1.1.138 "SHOWBOAT NOTES INDENTURE" shall mean that certain Indenture, dated as of September 14, 1990, between RII, as issuer, and Bank of New York, as trustee, pursuant to which the Showboat Notes in an aggregate principal amount of $105,333,000 were issued by RII.

    1.1.139 "SIHL" shall mean Sun International Hotels Limited, a Bahamian corporation, and the buyer of the Paradise Island Assets under the Paradise Island Purchase Agreement.

    1.1.140 "SIHL AGGREGATE CASH PURCHASE PRICE" shall mean the Cash portion of the SIHL Aggregate Purchase Price, plus interest on such amount at the Applicable Rate (as defined in the Paradise Island Purchase Agreement) from and including January 1, 1994, to but excluding the SIHL Closing Date, payable in full to the Disbursing Agent for the Holders of Allowed Old Series Public Debt Claims upon the consummation of the sale of the Paradise Island Assets in accordance with the Paradise Island Purchase Agreement.

    1.1.141 "SIHL AGGREGATE PURCHASE PRICE" shall mean the Aggregate Purchase Price as defined in the Paradise Island Purchase Agreement.

    1.1.142 "SIHL ARTICLES" shall mean the Articles of Association for SIHL in the form attached as Exhibit A to the Paradise Island Purchase Agreement.

    1.1.143 "SIHL BUYER EXPENSE ESCROW" shall mean the U.S. $4,000,000.00 placed in escrow by RII pursuant to the SIHL Escrow Agreement to fund, if necessary, any obligations of RII with respect to the Buyer Expense Reimbursement (as defined in the Paradise Island Purchase Agreement) as set forth in section 7.02 of the Paradise Island Purchase Agreement, including interest earned on such escrowed funds.

    1.1.144 "SIHL CLOSING" shall mean the closing under the Paradise Island Purchase Agreement.

    1.1.145 "SIHL CLOSING DATE" shall mean the date on which the SIHL Closing occurs.

    1.1.146 "SIHL ESCROW" shall mean the U.S. $5,000,000.00 placed in escrow by SIHL for the benefit of RII pursuant to the SIHL Escrow Agreement, including interest earned on such escrowed funds.


    1.1.147 "SIHL ESCROW AGREEMENT" shall mean that certain Escrow Agreement dated as of November 24, 1993 by and between RII, SIHL and Citibank, N.A., as escrow agent, a copy of which is attached as Exhibit G to the Paradise Island Purchase Agreement. The final form of the SIHL Escrow Agreement shall be filed as a plan document.


    1.1.148 "SIHL MANAGEMENT AGREEMENT" shall mean that certain Management Agreement, dated as of October 11, 1993, among SIHL and Sun International Management (U.K.) Ltd., relating to the management and operation of the Paradise Island Business after the SIHL Closing Date, the form of which is attached as Exhibit C to the Paradise Island Purchase Agreement. The final form of the SIHL Management Agreement shall be filed as a plan document.

    1.1.149 "SIHL PUT RIGHTS" shall mean the rights under the SIHL Articles of holders of SIHL Series A Shares distributed under the Plan to put all or any portion of such Shares to SIHL and to receive from SIHL, on or before the fifth anniversary of the SIHL Closing Date, consideration equal to $35 (U.S.) per share (assuming the issuance of two million shares of SIHL Series A Shares), as may be adjusted for any consolidation or division of the SIHL Series A Shares or other similar alteration to the SIHL Series A Shares after the date of adoption of the SIHL Articles.


    1.1.150 "SIHL RESERVED CASH" shall mean that portion of Available Cash, to be held in an interest bearing segregated account, which, on the Effective Date, Reorganized RII reasonably estimates will be required to fund adjustments as set forth in section 2.05(c) of the Paradise Island Purchase Agreement, plus any amounts paid by SIHL to RII after the SIHL Closing Date pursuant to section 2.05 of the Paradise Island Purchase Agreement, including any interest paid by SIHL in connection therewith, plus any interest earned on such SIHL Reserved Cash.


    1.1.151 "SIHL SERIES A SHARES" shall mean the Series A Ordinary Shares, par value $.01 per share, of SIHL issued under the SIHL Articles, which, upon distribution to the Holders of Old Series Public Debt Claims under the Plan, shall constitute 40% of the capital stock of SIHL.

    1.1.152 "SIHL SUBSIDIARIES" shall mean direct or indirect wholly-owned subsidiaries of SIHL to be formed by SIHL to receive the RII Paradise Assets and the RII Real Estate Assets from RII and the RII Paradise Subsidiaries pursuant to the Paradise Island Purchase Agreement.

    1.1.153 "SIHL TARGET ADJUSTED CASH" shall mean $5 million of Available Cash which constitutes Target Adjusted Cash as defined in the Paradise Island Purchase Agreement.

    1.1.154 "STANDBY MANAGEMENT AGREEMENT" shall mean that certain management agreement between Reorganized RII and PIRL for the interim management of the Paradise Island Assets upon consummation of the PIRL Spin-Off substantially in the form attached as Exhibit D to the PIRL Standby Distribution Agreement. The final form of the Standby Management Agreement shall be filed as a Plan Document.


    1.1.155 "STANDBY RESERVED CASH" shall mean that portion of Available Cash, to be held in an interest bearing segregated account, which, on the Effective
Date, Reorganized RII reasonably estimates will be required to fund the adjustments set forth in section 2.05(c) of the PIRL Standby Distribution Agreement, plus any Cash paid by PIRL to RII after the Alternative Closing Date pursuant to section 2.05 of the PIRL Standby Distribution Agreement, plus any interest on such Standby Reserved Cash.


    1.1.156 "STANDBY TARGET ADJUSTED CASH" shall mean $5 million of Available Cash which constitutes Target Adjusted Cash as defined in the PIRL Standby Distribution Agreement.


    1.1.157 "SUBSIDIARIES" shall mean any and all Entities of which 50% or more of the outstanding equity having ordinary voting power to elect a majority of the board of directors or other managers of such Entity is owned directly or indirectly by either of the Debtors.


    1.1.158 "TCW" shall mean TCW Special Credits, in its capacity as investment advisor to various funds which hold Old Series Notes.

    1.1.159 "UNSECURED CLAIM" shall mean any Claim against either of the Debtors that is not a Showboat Note Claim, an Old Series Public Debt Claim, the RII Intercompany Claim, or a Paradise Subsidiary Claim, Secured Claim, Priority Claim, Priority Tax Claim or Administrative Claim.

    1.2 INTERPRETATION AND RULES OF CONSTRUCTION. Unless otherwise specified, all section, article, schedule and exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

    1.3 OTHER TERMS. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules.


    1.4 HEADINGS. Headings are used in the Plan for convenience of reference only and shall not constitute a part of the Plan for any other purpose. Headings shall not limit or otherwise affect the provisions of the Plan.


    1.5   INCORPORATION OF  EXHIBITS.   Each Schedule  and Exhibit  to the  Plan
annexed hereto and each of the Plan Documents and Exhibits attached to the Registration Statement is incorporated into and is a part of the Plan as if set forth in full herein.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

    2.1 CLAIMS AND EQUITY INTERESTS CLASSIFIED. For purposes of voting on and making distributions under the Plan, all Claims (except for Administrative Claims and Priority Tax Claims) and all Interests shall be classified as set forth in sections 2.3 and 2.4 of the Plan.

    2.2 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against the Debtors shall not be classified for purposes of voting on or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article IV of the Plan.

    2.3  CLAIMS AGAINST AND EQUITY INTERESTS IN RII.

    2.3.1 RII CLASS 1 CLAIMS. RII Class 1 consists of all Priority Claims against RII.

    2.3.2  RII  CLASS 2  CLAIMS. RII  Class 2 consists  of all  Old Series  Note
Claims.

    2.3.3  RII CLASS 3 CLAIMS. RII Class 3 consists of all Showboat Note Claims.

    2.3.4 RII CLASS 4 CLAIMS. RII Class 4 consists of all Secured Claims against RII other than Old Series Note Claims and Showboat Note Claims. For purposes of the Plan, each such Secured Claim shall be deemed a separate subclass for voting and distribution.

    2.3.5 RII CLASS 5 CLAIMS. RII Class 5 consists of all Unsecured Claims against RII.

    2.3.6 RII CLASS 6 CLAIMS. RII Class 6 consists of all Paradise Subsidiary Claims against RII.

    2.3.7 RII CLASS 7 INTERESTS. RII Class 7 consists of all Interests of Holders of the Old RII Common Stock.

    2.3.8 RII CLASS 8 INTERESTS. RII Class 8 consists of all Interests of Holders of 1990 Stock Options.

    2.4  CLAIMS AGAINST AND EQUITY INTERESTS IN GRI.

    2.4.1 GRI CLASS 1 CLAIMS. GRI Class 1 consists of all Priority Claims against GRI.

    2.4.2  GRI CLASS 2 CLAIMS. GRI Class 2 consists of all GRI Guaranty Claims.

    2.4.3 GRI CLASS 3 CLAIMS. GRI Class 3 consists of all Unsecured Claims against GRI.

    2.4.4  GRI  CLASS 4 CLAIMS.  GRI Class  4 consists of  the RII  Intercompany
Claim.

    2.4.5 GRI CLASS 5 INTERESTS. GRI Class 5 consists of the Interest in GRI held by RII, as the Holder of all of the issued and outstanding GRI Common Stock.

                                  ARTICLE III
                           IDENTIFICATION OF IMPAIRED
                     CLASSES OF CLAIMS AND EQUITY INTERESTS

    3.1   UNIMPAIRED  CLASSES OF  CLAIMS.   With the  exception of  the impaired
classes specified in section 3.2 of the Plan, all classes of Claims are unimpaired under the Plan.

    3.2. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS. RII Class 2 Claims, GRI Class 2 Claims, the GRI Class 4 Claim, RII Class 7 Interests, RII Class 8 Interests, and GRI Class 5 Interests are impaired under the Plan.

    3.3. IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Claim or Interest, or any class of Claims or class of Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                   ARTICLE IV
                                  TREATMENT OF
                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

    4.1   PAYMENT  OF ADMINISTRATIVE  CLAIMS.    Subject to  the  provisions  of
sections 330 and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim against either of the Debtors shall receive on the Distribution Date from the Debtor liable for such claim, in full satisfaction of such Allowed Administrative Claim, Cash equal to the amount of such Allowed Claim, unless such holder shall have agreed to different treatment of such Claim; PROVIDED, HOWEVER, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by either of the Debtors pursuant to the Plan will be paid or performed by such Debtor in accordance with the terms and conditions of each agreement relating thereto and consistent with past practice. Notwithstanding the foregoing, all Administrative Claims of Professional Persons incurred prior to the Confirmation Date shall be paid in full, in cash, as soon as reasonably practicable, but in no event later than ten days after such Claim is Allowed by a Final Order and all Administrative Claims of Professional Persons incurred after the Confirmation Date shall be paid as provided in section 14.6 hereof.

    4.1.1 TREATMENT OF RETIREE ADMINISTRATIVE CLAIMS. Holders of Retiree Administrative Claims shall continue to receive benefits provided for by the terms and conditions of the Retiree Benefit Plans to the extent required by section 1129(a)(13) of the Bankruptcy Code.

    4.2 CLAIM OF OLD SERIES INDENTURE TRUSTEE. The Proponents consent to the compensation and reimbursement of the Old Series Indenture Trustee and its agents (including Professional Persons) for their reasonable fees and expenses incurred in the Prepackaged Chapter 11 Cases. The Proponents acknowledge that the Old Series Indenture Trustee has made and will continue to make a "substantial contribution" to these cases as that term is used in section 503(b) of the Bankruptcy Code, and Reorganized RII shall compensate the Old Series Indenture Trustee, subject to approval of the Bankruptcy Court upon application made therefor by the Old Series Indenture Trustee, for the reasonable fees and costs incurred by the Old Series Indenture Trustee (including the reasonable fees and expenses of its Professional Persons) under the Old Series Note Indenture. This payment or payments will constitute full satisfaction of the Old Series Indenture Trustee's Claims for compensation and reimbursement pursuant to the Old Series Note Indenture, including the Claims secured by the Indenture Trustee Charging Liens.

    4.3 CLAIMS OF FIDELITY AND TCW. The Proponents consent to the compensation and reimbursement of Fidelity and TCW and their agents (including Professional Persons) for their reasonable fees and expenses incurred on or after the Petition Date (including the reasonable fees and expenses of their Professional Persons) incurred in connection with the Prepackaged Chapter 11 Cases, including but not limited to the negotiation, documentation and preparation of the Plan, the Plan Documents and the implementation and effectuation of the transactions contemplated thereby and the conduct or commission of an audit in accordance with section 5.3 of the Plan. Subject to the approval of the Bankruptcy Court, such fees and expenses shall be paid in full, in Cash, as soon as practicable but in no event no later than ten days after such Claims are Allowed by a Final Order. The Proponents acknowledge that Fidelity and TCW have made and will continue to make a "substantial contribution" to these cases as that term is used in section 503(b) of the Bankruptcy Code.



    4.4 PAYMENT OF PRIORITY TAX CLAIMS. Unless otherwise agreed between the Holder of a Priority Tax Claim and the Debtor liable on such Claim, in accordance with section 1129(a)(9)(c) of the Bankruptcy Code, each Holder of an Allowed Priority Tax Claim shall be distributed, from the Debtor liable on such Claim and at the option of such Debtor, either (a) Cash, in the full amount of such Allowed Priority Tax Claim, on the later of the Distribution Date and the date such Claim becomes due and payable or (b) deferred payments of Cash in the full amount of such Allowed Priority Tax Claim, payable in equal annual principal installments beginning on the first anniversary of the Effective Date and ending on the earlier of the sixth anniversary of the Effective Date and the sixth anniversary of the date of the assessment of such Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate equal to the rate applicable to Treasury Bills on the Confirmation Date or such other rate as may be set by the Bankruptcy Court at the Confirmation Hearing; provided, however, that notwithstanding any other provision of this Plan, any distributions of Cash on account of Priority Tax Claims under subsection (a) or (b) hereinabove shall be funded from RII Retained Cash. The amount of any Allowed Priority Tax Claim for which the time for filing a return, if required, under applicable law or under any authorized extension thereof, has not expired on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (a) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Prepackaged Chapter 11 Cases had not been commenced, (b) survive the Effective Date and consummation of the Plan as if the Prepackaged Chapter 11 Cases had not been commenced, and (c) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable, and contractual rights of the Holders of Priority Tax Claims referred to in the immediately preceding sentence.


                                   ARTICLE V
                       TREATMENT OF CLAIMS AND INTERESTS

    5.1  CLAIMS AGAINST AND EQUITY INTERESTS IN RII.

    5.1.1 RII CLASS 1. RII Class 1 Claims are unimpaired. At RII's option, each Holder of an Allowed Priority Claim under sections 507(a)(3), (4), (5), (6) or
(8) of the Bankruptcy Code shall retain unaltered the legal, equitable and contractual rights to which such Allowed Priority Claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code.

    5.1.2   RII CLASS  2. RII Class 2  Claims are impaired.  The Old Series Note
Claims shall be Allowed, for the purposes of voting on and receiving distributions under the Plan, in the aggregate, at the face amount of the Old Series Notes outstanding on the Petition Date, together with the amount of the accrued and unpaid interest thereon and any other costs and expenses of collection, other than the claims which are governed by section 4.2 of the Plan. Each Holder of record of an RII Class 2 Claim on the Distribution Record Date (as reflected in the register maintained by the Registrar) shall receive on the Distribution Date on account of its Old Series Public Debt Claims, its Pro Rata Share of (i) $125,000,000 aggregate principal amount of New RIHF Mortgage Notes,
(ii)  $35,000,000 aggregate principal amount of  New RIHF Junior Mortgage Notes,
(iii) the RII Class B Common Stock, (iv) the SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price received on the SIHL Closing

Date in connection with the Paradise Island Purchase Agreement (or, alternatively, if the SIHL Closing does not occur and the Alternative Closing occurs, the PIRL Ordinary Shares), (v) the New RII Common Stock, and (vi) Excess Cash. Additionally, each Holder of record of RII Class 2 Claims on the Distribution Record Date (as reflected in the register maintained by the Registrar) shall receive on the Distribution Date, on account of its Old Series Public Debt Claims, its Pro Rata Share of Net SIHL Reserved Cash (or Net Standby Reserved Cash, as the case may be), Net Plan Consummation Cash, and the Deferred Cash. Finally, on the Distribution Date, RII shall make the Caesars Payment.


    The Distribution Date with respect to distribution to the Disbursing Agent for Holders of Old Series Public Debt Claims of Net Plan Consummation Cash shall be as soon as practicable but no later than 90 days after the Effective Date; provided, however, that if all Plan Expenses have not been paid by the ninetieth day after the Effective Date, the Debtors may continue to hold back for an additional sixty (60) days the portion of Net Plan Consummation Cash deemed by the Bankruptcy Court to be necessary to satisfy remaining Plan Expenses. After such sixty (60) day period, the remaining Plan Consummation Cash shall be distributed, unless otherwise ordered by the Bankruptcy Court. Notwithstanding the foregoing, the Reorganized Debtors shall not be required to make more than one distribution to the disbursing agent for the Holders of the Old Series Public Debt Claims in any given calendar week.


    No Holder of an Old Series Public Debt Claim shall receive a distribution hereunder that would require the issuance of a New RIHF Mortgage Note or a New RIHF Junior Mortgage Note in a principal amount other than a principal amount of $1,000 or an integral multiple thereof. Additionally, no fractional shares of New Equity Securities will be issued. The Disbursing Agent, as soon as practicable after the Effective Date, shall aggregate and sell all fractional amounts of New Equity Securities, New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes at then-prevailing prices and distribute the net proceeds to the Holders of Old Series Public Debt Claims entitled to such proceeds.

    5.1.3 RII CLASS 3. RII Class 3 Claims are unimpaired. At RII's option, each Holder of an Allowed RII Class 3 Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed RII Class 3 Claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code. Each Holder of an Allowed RII Class 3 Claim will also receive on the Distribution Date any amounts payable pursuant to section
5.4 of the Plan.

    5.1.4 RII CLASS 4. RII Class 4 Claims are unimpaired. At RII's option, each Holder of an Allowed RII Class 4 Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed RII Class 4 Claim entitles the holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code. Each Holder of an Allowed RII Class 4 Claim will also receive on the Distribution Date any amounts payable pursuant to section
5.4 of the Plan.

    5.1.5 RII CLASS 5. RII Class 5 Claims are unimpaired. At RII's option, each Holder of an Allowed RII Class 5 Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed RII Class 5 Claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code.

    5.1.6 RII CLASS 6. RII Class 6 Claims are unimpaired. At RII's option, each Holder of an Allowed RII Class 6 Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed RII Class 6 Claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code.

    5.1.7 RII CLASS 7. RII Class 7 Interests are impaired. On the Effective Date, each Holder of an Allowed RII Class 7 Interest shall retain the shares of Old RII Common Stock held by such Holder. The

Interests held by the Holders of Allowed RII Class 7 Interests shall be diluted on the Effective Date by the issuance of New RII Common Stock, the options to be issued under the 1994 Stock Option Plan and, with respect to voting rights only, RII Class B Common Stock as provided herein.

    5.1.8 RII CLASS 8. RII Class 8 Interests are impaired. On the Effective Date, each Holder of an Allowed RII Class 8 Interest shall retain the 1990 Stock Options held by such Holders. The Interests held by the Holders of Allowed RII Class 8 Interests shall be diluted on the Effective Date by the issuance of New RII Common Stock, the options to be issued under the 1994 Stock Option Plan, and, with respect to voting rights only, RII Class B Common Stock as provided herein. The 1990 Stock Option Plan shall terminate on the Effective Date and the exercise price for the 1990 Stock Options held by Holders of Allowed RII Class 8 Interests shall thereafter remain fixed at the exercise price at the time of the grant thereof and shall not be altered.

    5.2  CLAIMS AGAINST AND EQUITY INTERESTS IN GRI.

    5.2.1 GRI CLASS 1. GRI Class 1 Claims are unimpaired. At GRI's option, each Holder of an Allowed Priority Claim under sections 507(a)(3), (4), (5), (6) or
(8) of the Bankruptcy Code shall retain unaltered the legal, equitable and contractual rights to which such Allowed Priority Claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code.


    5.2.2 GRI CLASS 2. GRI Class 2 Claims are impaired. The GRI Guaranty Claim shall be Allowed, for purposes of voting on and receiving distributions under this Plan only, in the aggregate, at the face amount of the Old Series Notes outstanding on the Petition Date, together with the amount of the accrued and unpaid interest thereon and any other costs and expenses of collection, other than the claims which are governed by section 4.2 of the Plan. Each Holder of record of a GRI Class 2 Claim on the Distribution Record Date (as reflected in the register maintained by the Registrar) shall receive on account of such GRI Class 2 Claim the treatment provided to Holders of RII Class 2 Claims under section 5.1.2 of the Plan. The distributions made to Holders of GRI Class 2 Claims shall be in full satisfaction, release and discharge of any and all liabilities and other obligations of GRI to such Holders on account of GRI Guaranty Claims.


    5.2.3 GRI CLASS 3. GRI Class 3 Claims are unimpaired. At GRI's option, each holder of an Allowed GRI Class 3 Claim shall retain unaltered the legal, equitable and contractual rights to which such claim entitles the Holder thereof or will be treated in accordance with section 1124(2) of the Bankruptcy Code.

    5.2.4 GRI CLASS 4. GRI Class 4 Claims are impaired. On the Effective Date, RII, the Holder of the GRI Class 4 Claim, will contribute to GRI the intercompany obligation of GRI to RII and will be treated in accordance with the implementation of the Restructuring Transactions.

    5.2.5 GRI CLASS 5. GRI Class 5 Interests are impaired. On the Effective Date, RII, the Holder of GRI Class 5 Interests, will retain the shares of GRI Common Stock which it then holds and will be treated in accordance with the implementation of the Restructuring Transactions.


    5.3 NO PREPAYMENT OF UNIMPAIRED CLAIMS. Notwithstanding any other provision in this Plan, the Debtors shall not, and shall not permit their Subsidiaries to, pay any pre-petition Allowed Claims or post-petition Allowed Administrative Claims on or before the Effective Date, except in the ordinary course of business and consistent with past practice, and shall continue to collect receivables in the ordinary course of business and consistent with past practice. In addition, neither shall the Debtors permit their Subsidiaries to pay any claims or other obligation of such Subsidiaries on or before the Effective Date except in the ordinary course of business and consistent with past practice or to collect receivables other than in the ordinary course of business and consistent with past practice. Subject to the foregoing, after the Effective Date, RII Retained Cash rather than Plan Consummation Cash shall be used to pay pre-petition Allowed Claims or post-petition Allowed Administrative Claims as well as claims and other obligations of the Debtors or the Reorganized Debtors' Subsidiaries which, in the ordinary course of business and consistent with past practice, would not have been paid by the Effective Date. Fidelity and TCW shall have the right to conduct and commission an audit of the books and records of the Debtors and their Subsidiaries to insure their compliance with the foregoing. The fees and expenses attributable to any such audit shall be satisfied in accordance with section 4.3 of the Plan. With respect to any debts, liabilities or other obligations, the payment terms of which have been accelerated as a result of the occurrence of a default, the Debtors shall reinstate the maturities of such debts, liabilities or other obligations in accordance with section 1124(2) of the Bankruptcy Code and shall pay out of Plan Consummation Cash only that portion of such debts, liabilities or other obligations which, in the ordinary course of business and consistent with past practice, would have been paid on or before the Effective Date. Nothing herein contained shall prohibit or shall be deemed to prohibit the Debtors from making any payments, or causing their Subsidiaries to make any payments, required by any provision of the Paradise Island Purchase Agreement or the PIRL Standby Distribution Agreement.


    5.4 ACCRUAL AND PAYMENT OF POST-PETITION INTEREST AND FEES. Interest on the Showboat Notes and Allowed RII Class 4 Claims shall continue to accrue through the Effective Date at the applicable, non-default contractual rate. To the extent not previously paid when due or otherwise provided for under the Plan, such interest shall be paid in Cash on the Distribution Date, together with any additional amounts required to be paid in order to render such Claims unimpaired pursuant to section 1124(1) or 1124(2) of the Bankruptcy Code.


    5.5 SATISFACTION OF CLAIMS AND INTERESTS. The treatment of, and consideration to be received by, Holders of Allowed Claims and Allowed Interests pursuant to this Article V of the Plan will be in full satisfaction, release and discharge of their respective Claims against or Interests in the Debtors.

                                   ARTICLE VI
                        MEANS FOR EXECUTION OF THE PLAN

    6.1 SALE OF PARADISE ISLAND ASSETS TO SIHL. Provided the Paradise Island Purchase Agreement shall not have been previously terminated in accordance with its terms, RII shall take all actions necessary or appropriate to the performance of its duties and obligations thereunder and to implement the terms of and to effectuate the transactions contemplated by the Paradise Island Purchase Agreement. If the SIHL Closing occurs on or prior to the Effective Date, the transactions set forth on Schedule 6.1 hereto or substantially similar transactions shall be effected on or before the SIHL Closing Date. To the extent that any provision in the Plan relating to the sale of the Paradise Island Assets to SIHL or any provision in Schedule 6.1 is inconsistent with the Paradise Island Purchase Agreement, the Paradise Island Purchase Agreement shall control.

    6.2    STANDBY  DISTRIBUTION  OF  PARADISE  ISLAND  ASSETS.    The following
provisions of this section 6.2 shall apply in the event of the Alternative Closing.


    6.2.1 ALTERNATIVE PARADISE ISLAND RESTRUCTURING TRANSACTIONS. If the Paradise Island Purchase Agreement shall have been terminated in accordance with its terms prior to the SIHL Closing Date and the conditions to the consummation of the PIRL Standby Distribution Agreement shall have been satisfied or waived in accordance with the terms thereof, the transactions set forth on Schedule 6.2 hereto or substantially similar transactions shall be effected on or prior to the Alternative Closing Date. If TCW and Fidelity shall reasonably determine that it is necessary or appropriate to extend the Alternative Closing Date, then the Alternative Closing shall be extended for a reasonable period not to exceed thirty (30) days after the later of (i) the date on which all conditions to the consummation of the Alternative Closing set forth in the PIRL Standby Distribution Agreement shall have been satisfied and (ii) the date on which the Paradise Island Purchase Agreement shall have been terminated in accordance with its terms. To the extent that any provision in the Plan relating to the PIRL Spin-Off or any provision in Schedule 6.2 is inconsistent with the PIRL Standby Distribution Agreement, the PIRL Standby Distribution Agreement shall control.

    6.2.2 PIRL BOARD OF DIRECTORS. The classification and composition of the board of directors of PIRL shall be in accordance with the PIRL Articles. The initial members of the board of directors and officers of PIRL are or shall be stated in the Registration Statement or such other filing as may be made by the Debtors, with the consent of Fidelity and TCW, with the Bankruptcy Court within ten (10) days prior to the Confirmation Hearing.


    6.2.3 PIRL OBLIGATIONS UNDER THE PARADISE ISLAND PURCHASE AGREEMENT. If the Paradise Island Purchase Agreement shall have been terminated in accordance with its terms prior to the SIHL Closing Date and the conditions to the consummation of the PIRL Standby Distribution Agreement shall have been satisfied or waived in accordance with the terms of thereof, (i) on the Alternative Closing Date, the obligations of RII pursuant to section 7.02(a)(vi) and (vii) of the Paradise Island Purchase Agreement shall become obligations of PIRL, and (ii) on or prior to the Alternative Closing Date, RII shall cause PIRL to enter into a security and pledge agreement with SIHL, pursuant to which PIRL shall pledge assets reasonably acceptable to SIHL and having a fair market value of $6 million to secure PIRL's obligations under section 7.02(a)(vi) and (vii) of the Paradise Island Purchase Agreement.


    6.3  GENERAL IMPLEMENTATION MATTERS.

    6.3.1 OTHER RESTRUCTURING TRANSACTIONS. On the Effective Date, each of the restructuring transactions set forth on Schedule 6.3 hereto or substantially similar transactions shall be effected in the manner in which scheduled to occur.

    6.3.2 GENERAL CORPORATE MATTERS. Reorganized RII and Reorganized GRI shall take such action as is necessary under the laws of the State of Delaware, federal law and other applicable law to effect the terms and provisions of the Plan. On the Effective Date, Reorganized RII shall file the Amended RII Certificate of Incorporation with the Secretary of the State of Delaware in accordance with sections 102 and 103 of the Delaware General Corporation Law. The Amended RII Certificate of Incorporation shall contain appropriate provisions consistent with the Plan and other Plan Documents (i) governing the issuance of the New RII Common Stock and the RII Class B Common Stock, (ii) prohibiting the issuance of non-voting shares as required by section 1123(a)(6) of the Bankruptcy Code and (iii) implementing such other matters as the Debtors believe are necessary and appropriate to effectuate the terms and conditions of this Plan.

    6.4  REORGANIZED RII.


    6.4.1 RECONSTITUTED BOARD OF DIRECTORS OF RII. After the Effective Date, the Board of Directors of Reorganized RII shall remain at six (6) members. Subject to qualification by the CCC, the initial Board of Directors of Reorganized RII shall consist of Merv Griffin, Thomas Gallagher, Jay Green, and William Fallon and, as Class B Directors, Vincent Naimoli and Charles Masson. If a vacancy among the initial members of the Board of Directors of Reorganized RII arises, such vacancy shall be filled in accordance the Amended RII Certificate of Incorporation and Amended RII Bylaws. As specified more particularly in the Amended RII Certificate of Incorporation and Amended RII Bylaws, commencing with the first annual meeting of Reorganized RII's stockholders after the Effective Date, (i) the holders of the Reorganized RII Common Stock, voting as a class, will elect four directors of Reorganized RII and (ii) the holders of the RII Class B Common Stock, voting as a class, will elect two Class B directors of Reorganized RII. As set forth in the Amended RII Certificate of Incorporation, under certain conditions relating to Payments-in Kind in respect of the New RIHF Junior Mortgage Notes, the Holders of the RII Class B Common Stock, voting as a class, shall have the right to convene a meeting of stockholders and elect four additional Class B Directors.


    6.4.2 OFFICERS OF RII. The corporate officers of RII shall serve as the initial officers of Reorganized RII on the Effective Date. The selection of officers of Reorganized RII after the Effective Date shall be as provided in the Amended RII Certificate of Incorporation and Amended RII Bylaws.

    6.5  REORGANIZED GRI.

    6.5.1 BOARD OF DIRECTORS OF GRI. On the Effective Date, the Board of Directors of Reorganized GRI shall consist of the members of the Board of Directors of GRI immediately prior to the Effective Date. The individuals designated to serve on the Board of Directors of Reorganized GRI immediately following the Effective Date shall be identified in a writing filed with the Bankruptcy Court at least ten (10) days prior to the Confirmation Hearing. If a vacancy among the initial members of the Board of Directors of Reorganized GRI arises, such vacancy shall be filled in accordance with applicable law and the GRI's certificate of incorporation and bylaws.

    6.5.2 OFFICERS OF GRI. The corporate officers of GRI shall serve as the initial officers of Reorganized GRI on the Effective Date. The selection of officers of Reorganized GRI after the Effective Date shall be as provided in GRI's certificate of incorporation and bylaws.


    6.6 APPROVAL OF 1994 STOCK OPTION PLAN. The 1994 Stock Option Plan for certain officers, directors and key employees of Reorganized RII and its Subsidiaries shall be implemented on the Effective Date. The 1994 Stock Option Plan shall be substantially in the form attached hereto as Exhibit C. The Plan and the Registration Statement shall be deemed a solicitation to the Holders of the Old RII Common Stock and to the Holders of the Old Series Notes as prospective Holders of Reorganized RII Common Stock for approval of the 1994 Stock Option Plan, and the approval of the Plan by such Holders shall constitute stockholder approval of the 1994 Stock Option Plan for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.



    6.7 CORPORATE ACTION. Except as specifically provided in the Plan, the adoption of the Amended RII Certificate of Incorporation or similar constituent documents, the amendment of the bylaws for Reorganized RII, the selection of directors and officers for the Reorganized Debtors, the distribution of Cash, issuance and distribution of the Plan Securities and the adoption, execution and delivery of all contracts, instruments, indentures and other agreements related to any of the foregoing, and the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Debtors or the Reorganized Debtors, except to the extent the consent of Fidelity and TCW is required by the Plan or any of the Plan Documents, or any exhibits or attachments thereto.


    6.8 SOURCES OF CASH FOR PLAN DISTRIBUTION. All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan on the Distribution Date shall be obtained from Available Cash, the operations of the Debtors or the Reorganized Debtors and their Subsidiaries, post-Effective Date borrowings under the RIHF Senior Facility, or in the case of Old Series Public Debt Claims only, the SIHL Aggregate Cash Purchase Price. The Reorganized Debtors may also make such payments on the Distribution Date using Available Cash received from their Subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such Subsidiaries in the ordinary course.


    6.9 SIHL RESERVED CASH, STANDBY RESERVED CASH AND PLAN CONSUMMATION CASH. On the Effective Date, Reorganized RII shall reasonably estimate the amount of SIHL Reserved Cash or Standby Reserved Cash, as the case may be, and Plan Consummation Cash, and place all of such Cash in an interest bearing segregated account. As soon as practicable, but in no event later than ninety
(90) days after the Effective Date, the Reorganized Debtors shall distribute Net SIHL Reserved Cash or Net Standby Reserved Cash, as the case may be, and Net Plan Consummation Cash to the Disbursing Agent for the Holders of Old Series Public Debt Claims in accordance with sections 5.1.2 above and 6.11.4 below.


    6.10 NEW INDENTURES. On the Effective Date, RIHF, RIH and the respective New RIHF Indenture Trustees shall enter into the New RIHF Mortgage Note Indenture and the New RIHF Junior Mortgage Note Indenture which shall be in the form attached as exhibits to the Registration Statement and qualified on or before the Effective Date under the Trust Indenture Act of 1939 with the Securities and Exchange Commission.

    6.11  DISTRIBUTIONS.


    6.11.1 GENERALLY. All distributions required hereunder to Holders of Allowed Claims shall be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided however, that no Disbursing Agreement shall be required if Reorganized RII or Reorganized GRI make such distributions. The Disbursing Agreement relative to any distribution to a Class of Claims or Interests shall provide for an appropriate interest bearing segregated account to be maintained by the Disbursing Agent or Reorganized RII relative to Disputed Claims or Disputed Interests as of the Distribution Date and to Old Series Notes and Old RII Common Stock not distributed pursuant to the Old Plan because of failure to comply with section 7.5(b) thereof.



    6.11.2 SERVICE OF OLD SERIES INDENTURE TRUSTEE. The Debtors, with the consent of Fidelity and TCW, will designate a Disbursing Agent for purposes of effecting distributions to Holders of Old Series Public Debt Claims pursuant to this Plan. The Old Series Indenture Trustee may be such Disbursing Agent. In any such event (except where the context otherwise requires), any reference in this Plan to "Disbursing Agent" shall instead be deemed to refer to the Old Series Indenture Trustee. In the event that the Old Series Indenture Trustee is designated (and approved by the Bankruptcy Court) as the Disbursing Agent with respect to the Old Series Notes, the Old Series Indenture Trustee shall enter into a Disbursing Agreement specifying the terms and conditions under which the Old Series Indenture Trustee is to make distributions to Holders of Old Series Public Debt Claims under the Plan.


    6.11.3 DISTRIBUTIONS TO BE MADE TO HOLDERS AS OF THE DISTRIBUTION RECORD DATE. Only Holders of record as of the Distribution Record Date shall be entitled to receive the distributions provided under the Plan. As of the close of business on the Distribution Record Date, the respective transfer ledgers in respect of the Old Series Notes shall be closed. The Debtors and the Disbursing Agent, and their agents, shall have no obligation to recognize any transfer of Old Series Notes occurring after the Distribution Record Date. The Debtors and the Disbursing Agent, and their agents, shall be entitled instead to recognize and, for purposes of making distributions under the Plan, deal only with those Holders of record stated on the transfer ledgers maintained by the Registrar for the Old Series Notes as of the close of business on the Distribution Record Date.


    6.11.4 DISTRIBUTION TO HOLDERS OF OLD SERIES PUBLIC DEBT CLAIMS. On the Effective Date, all Old Series Public Debt Claims shall be settled and compromised in full by the treatment accorded to such Claims in this Plan. Distributions to Holders of Old Series Public Debt Claims shall be delivered on the Distribution Date to the Disbursing Agent, which shall, in turn, deliver the distributions to the Holders of record of the Old Series Public Debt Claims as of the Distribution Record Date in accordance with the provisions of the Plan, the Old Series Note Indenture and the Disbursing Agreement. For purposes of any distributions by the Debtors to Holders of Old Series Public Debt Claims, the Disbursing Agent shall be deemed to be the sole holder of all such Old Series Public Debt Claims. The Disbursing Agreement relative to the distribution to the Holders of Old Series Public Debt Claims shall provide that the Disbursing Agent shall distribute to any Holder that has complied with the requirements of 6.11.5(b) or (c) below such Holder's Pro Rata Share of the SIHL Aggregate Cash Purchase Price, Plan Securities, Excess Cash, Net SIHL Reserved Cash or Net Standby Reserved Cash, as the case may be, Net Plan Consummation Cash and Deferred Cash. The Disbursing Agreement shall further provide that distributions of a Holder's Pro Rata Share of the SIHL Aggregate Cash Purchase Price, Plan Securities, Excess Cash, Net SIHL Reserved Cash or Net Standby Reserved Cash, as the case may be, Net Plan Consummation Cash and Deferred Cash shall be made by the Disbursing Agent as soon as practicable after compliance by such Holder with the requirements of 6.11.5(b) or (c) below; provided, however, that the Disbursing Agent shall only be required to make distributions of the Net SIHL Reserved Cash or Net Standby Reserved Cash, as the case may be, Net Plan
Consummation Cash and Deferred Cash (i) from time to time when the aggregate amount of such Cash to be distributed exceeds $1 million and (ii) upon receipt of the final distribution to be made on account of Net SIHL Reserved Cash or Net Standby Reserved Cash, as the case may be, Net Plan Consummation Cash and Deferred Cash regardless of the amount of such Cash then held.

    6.11.5 PROCEDURES FOR DISTRIBUTION TO HOLDERS OF OLD SERIES PUBLIC DEBT CLAIMS.

    (a) On the Distribution Date, the Disbursing Agent shall receive from Reorganized RII (or, in the case of SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price, SIHL) as applicable (i) certificates representing New RIHF Mortgage Notes, New RIHF Junior Mortgage Notes, SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, New RII Common Stock, RII Class B Common Stock and (ii) Cash. As soon as practicable, the Disbursing Agent, in accordance with the Disbursing Agreement and this Plan, shall deliver such Cash and certificates to the Holders of Old Public Debt Claims that have validly surrendered the Old Series Notes held by such Holders.

    (b) As a condition to receiving distributions provided for by the Plan in respect of the Old Series Notes, any Holder of an Old Series Public Debt Claim shall be required to surrender such securities, accompanied by duly executed and completed letters of transmittal, to the Disbursing Agent. All instruments surrendered to the Disbursing Agent shall be canceled, marked "Compromised and Settled Only as Provided in the Plan of Reorganization for Resorts International, Inc. and GGRI, Inc." and delivered to Reorganized RII. The Disbursing Agent shall make distributions only to Holders of Old Series Notes that have surrendered such instruments as herein provided. Except as provided in section 6.11.5(c), no distribution shall be made to any Holder of an Old Series Note that has not so surrendered such instruments held by it.

    (c) Unless waived by the Disbursing Agent, any Holder of an Old Series Public Debt Claim based upon an Old Series Note which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Series Note as provided in this section, deliver to the Disbursing Agent (i) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction of such instrument and (ii) such security or indemnity as may be reasonably required by Reorganized RII and the Disbursing Agent to hold Reorganized RII and the Disbursing Agent harmless from any damages, liabilities, or costs incurred in treating such Entity as a Holder of such Old Series Public Debt Claim. Thereafter, such Entity shall be treated as the Holder of an Old Series Public Debt Claim for all purposes of the Plan and shall, for all purposes under this Plan, be deemed to have surrendered the instrument representing such Old Series Public Debt Claim.


    (d) Any Holder of an Old Series Public Debt Claim who shall not have surrendered or be deemed to have surrendered the certificates representing its Old Series Note within twenty-four (24) months after the Effective Date shall have its Claim based on such Old Series Note disallowed, shall receive no distributions on such Claim under this Plan and shall be forever barred from asserting any claim thereon. In such case, the Disbursing Agent shall return to Reorganized RII (or, in the case of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes, RIHF), and Reorganized RII or RIHF, as may be applicable, shall retain all certificates representing New RIHF Mortgage Notes, New RIHF Junior Mortgage Notes, RII Class B Common Stock, New RII Common Stock and all Cash allocable to such non-surrendering Holders. All such certificates representing New RIHF Mortgage Notes, New RIHF Junior Mortgage Notes, RII Class B Common Stock, and New RII Common Stock which are so returned to Reorganized RII or, as applicable, RIHF shall be canceled. All Cash and certificates representing SIHL Series A Shares or PIRL Ordinary Shares shall be redistributed by the Disbursing Agent as soon as practicable after the end of the twenty-fourth month after the Effective Date to the other Holders of Old Series Public Debt Claims as of the Distribution Record Date who previously surrendered their Old Series Notes.



    6.11.6 MEANS OF CASH PAYMENT. Cash payments made pursuant to the Plan shall be in U.S. funds by check drawn on a domestic bank, or, at Reorganized RII's or Reorganized GRI's option, by wire transfer from a domestic bank; except that payments made to foreign trade creditors holding Unsecured Claims or to foreign governmental units holding Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.


    6.11.7 CALCULATION OF DISTRIBUTION AMOUNTS OF SECURITIES. No fractional shares of New RII Common Stock, RII Class B Common Stock or SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, shall be issued or distributed. The Disbursing Agent, as soon as practicable after the Effective Date and pursuant to the Disbursing Agreement, shall aggregate and sell all fractional amounts of such securities at then prevailing prices and distribute the net proceeds to the Holders of Old Series Public Debt Claims entitled to such proceeds. New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes will be issued in denominations of $1,000 and integral multiples thereof. The
Disbursing Agent, as soon as practicable after the Effective Date, shall aggregate and sell all fractional amounts of New RIHF Mortgage Notes and New RIHF Junior Mortgage Notes at then prevailing prices and distribute the net proceeds to the Holders of Old Series Public Debt Claims entitled to such proceeds.



    6.11.8 DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, distributions to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address as set forth on the proofs of Claim or proofs of Interest filed by such Holders or other writing notifying the Debtors of a change of address (or at the last known addresses of such a Holder if no proof of Claim or proof of Interest is filed or if the Debtors have not been notified in writing of a change of address), or in the case of Holders of Old Series Public Debt Claims, may be made at the addresses contained in the records of the Registrar, except as provided below. If any Holder's distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until Reorganized RII or the Disbursing Agent is notified of such Holder's then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the second anniversary of the Effective Date and the date ninety (90) days after such Claim is Allowed. After such date, all unclaimed property shall be returned to the Reorganized Debtors or their successors or distributed to Holders of Old Series Public Debt Claims in accordance with section 6.11.5 of the Plan and the Claim of any Holder with respect to such property shall be discharged and forever barred.


    6.11.9 FEES AND EXPENSES OF DISBURSING AGENTS. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent, including but not limited to the Old Series Indenture Trustee, as the case may be, on or after the Confirmation Date (including, but not limited to, tax related expenses) and any compensation and expense reimbursement claims (including reasonable fees and expenses of its agents) made by such Disbursing Agent shall be paid as a Plan Expense by Reorganized RII in accordance with the applicable Disbursing Agreement without further order of the Bankruptcy Court; provided, however, that the Bankruptcy Court will hear and determine any disputes in respect of such fees and expenses.


    6.11.10 TIME BAR TO CASH PAYMENTS. Checks issued by Reorganized RII or Reorganized GRI in respect of Allowed Claims shall be null and void if not negotiated within six (6) months after the date of issuance thereof. Except as otherwise provided in sections 6.11.5 and 6.11.8 of this Plan, any amounts paid to the Disbursing Agent in respect of such a check shall be promptly returned to Reorganized RII or Reorganized GRI by the Disbursing Agent. Requests for reissuance of any check shall be made directly to Reorganized RII or Reorganized GRI by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the second anniversary of the Effective Date and ninety (90) days after the six month period following the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.


    6.12 VESTING OF PROPERTY OF RII. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date all property of RII's estate, wherever situated, shall vest in Reorganized RII and shall be retained by Reorganized RII or distributed to Creditors as provided in the Plan. Upon the Effective Date, all property of RII's estate, whether retained by Reorganized RII or distributed to Creditors, shall be free and clear of all Claims, Liens, Encumbrances and interests, except the Claims, Liens, Encumbrances and interests of Creditors expressly provided for in the Plan.

    6.13 VESTING OF PROPERTY OF GRI. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date all property of GRI's estate, wherever situated, shall vest in Reorganized GRI and shall be retained by Reorganized GRI or distributed to Creditors as provided in the Plan. Upon the Effective Date, all property of GRI's estate, whether retained by Reorganized GRI or distributed to Creditors, shall be free and clear of all Claims, Liens, Encumbrances and interests, except the Claims, Liens, encumbrances and interests of Creditors expressly provided for in the Plan.

    6.14 MAINTENANCE OF CAUSES OF ACTION. Neither the Debtors nor the Reorganized Debtors shall commence and/or prosecute any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code other than such avoidance or recovery actions that have been or are permitted to be filed in connection with the Old Chapter 11 Cases. On the Effective Date, all avoidance or recovery causes of action other than such avoidance or recovery actions that have been or are permitted to be filed in connection with the Old Chapter 11 Cases shall be deemed waived and released.

    6.15 ASSUMPTION OF LIABILITIES. The liability for and obligation to make the distributions required under the Plan shall be assumed by Reorganized RII and Reorganized GRI, which shall have the liability for, and obligation to make, all distributions of Cash, Plan Securities or other instruments to be issued by Reorganized RII and Reorganized GRI under the Plan.


    6.16 RIHF SENIOR FACILITY. RIHF, RIH, RII, one or more funds managed by Fidelity and such other Entities as may become parties thereto from time to time shall make reasonable efforts to enter into, on or before the Effective Date, the RIHF Senior Facility Note Purchase Agreement, the material terms of which are set forth in the Registration Statement.



    6.17 USE OF RIHF SENIOR FACILITY FUNDS. Pursuant to the terms of the RIHF Senior Facility to be entered in between RIHF, RIH, RII, one or more funds managed by Fidelity and such other Entities as may become parties thereto from time to time in conjunction with the consummation of the Plan, (i) RIHF shall be the obligor thereunder, (ii) RIH, RII and such other Entities as may become parties thereto from time to time shall be joint guarantors thereon, (iii) RIHF shall be permitted to borrow up to $20 million advanced thereunder, (iv) RIHF will lend the proceeds borrowed thereunder to RIH, and (v) RIH may, but shall not be required to, lend all or any part of the proceeds borrowed from RIHF under the RIHF Senior Facility to RII, and in such cases (as described in (iv) and (v) above) such funds shall be used by RIH and RII for the purposes set forth in the RIHF Senior Facility Indenture. Acceptance of the Plan by the Class of Holders of Old Series Public Debt Claims and the entry of the Confirmation Order shall constitute the approval of and consent by the Holders of Old Series Public Debt Claims to the transfer to and use by RIH and RII of such RIHF Senior Facility funds.


                                  ARTICLE VII
                      ACCEPTANCE OR REJECTION OF THE PLAN

    7.1 CLASSES ENTITLED TO VOTE. Each Holder of an Allowed Claim or Allowed Interest in an impaired Class of Claims against or Interests in either Debtor including any Holder of an RII Class 2 Claim, RII Class 7 Interest, RII Class 8 Interests, GRI Class 2 Claim, GRI Class 4 Claim and GRI Class 5 Interests, shall be entitled to vote separately to accept or reject the Plan. Each Holder of a Claim in an unimpaired class of Claims, including RII Class 1, RII Class 3, RII Class 4, RII Class 5, RII Class 6, GRI Class 1 and GRI Class 3, shall be deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

    7.2 CLASS ACCEPTANCE REQUIREMENT. An impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and
(ii) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Interests shall have accepted the plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

    7.3 CRAMDOWN. If any impaired Class of Claims or Interests shall fail to accept the Plan with the requisite statutory majorities in accordance with section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with section 14.10 of the Plan.

                                  ARTICLE VIII
                            PROCEDURES FOR RESOLVING
                          AND TREATING DISPUTED CLAIMS

    8.1 OBJECTION DEADLINE. As soon as practicable, but in no event later than sixty days after the Effective Date, objections to Disputed Claims shall be filed with the Bankruptcy Court and served upon the Holders of each of the Disputed Claims.

    8.2 RESPONSIBILITY FOR OBJECTION TO DISPUTED CLAIMS. Reorganized RII and Reorganized GRI shall have the exclusive responsibility for objecting to the allowance of Disputed Claims following the Effective Date, the entire cost of which, including any fees and expenses of counsel and other Professional Persons, shall be paid by Reorganized RII and Reorganized GRI from Plan Consummation Cash during the ninety (90) days following the Effective Date, and, except to the extent otherwise agreed by Fidelity and TCW and ordered by the Bankruptcy Court, from RII Retained Cash thereafter.


    8.3 PROSECUTION OF OBJECTIONS. On and after the Effective Date, except as the Bankruptcy Court may otherwise order, the filing, litigation, settlement, or withdrawal of all objections to Disputed Claims shall be the responsibility of Reorganized RII and Reorganized GRI.


    8.4 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to a Disputed Claim unless and until all objections to such Disputed Claim have been determined by Final Order.

    8.5 DISTRIBUTIONS AFTER ALLOWANCE. Payments and distributions from Reorganized RII or Reorganized GRI to each Holder of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the Class of Claims to which the Disputed Claim belongs. As soon as practicable after the date the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, but in no event later than thirty (30) days after such Claim becomes an Allowed Claim, any Cash or other consideration that would have been distributed in respect of the Disputed Claim had it been an Allowed Claim at the Effective Date shall be distributed, without interest, to the Holder of such Claim.

    8.6 TREATMENT OF CONTINGENT CLAIMS. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim for purposes related to estimates, allocations and distributions under the Plan.

    8.7 ESTIMATION OF CLAIMS. The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any Contingent Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, that estimated amount will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                                   ARTICLE IX
                              EXECUTORY CONTRACTS


    9.1 GENERAL TREATMENT. All executory contracts and unexpired leases of RII shall be assumed by Reorganized RII and all executory contracts and unexpired leases of GRI shall be assumed by Reorganized GRI upon entry of the Confirmation Order unless specifically rejected by order entered on or prior to the Confirmation Date or unless a motion to reject any such executory contract or unexpired lease is pending before the Bankruptcy Court on the Confirmation Date.



    9.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a filed proof of Claim or barred by a Final Order, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is filed with the Bankruptcy Court within thirty (30) days after the later of (i) the entry of a Final Order authorizing such rejection and
(ii) the Confirmation Date, or within such shorter period as may be ordered by the Bankruptcy Court.



    9.3 CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Each executory contract and unexpired lease to be assumed pursuant to the Plan shall be reinstated and rendered unimpaired in accordance with sections 1124(2) and 365(b)(1) of the Bankruptcy Code. In connection therewith, the Debtor obligated on each such contract and lease to be assumed pursuant to the Plan shall cure or provide adequate assurance that the Debtor will cure any monetary default (other than of the kind specified in section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Distribution Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree, compensate, or provide adequate assurance that the applicable Debtor will promptly compensate, parties other than the Debtor to such contract or lease for any actual pecuniary loss to such parties resulting from such default and provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of Reorganized RII or Reorganized GRI or any of their assignees to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments or performance required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.


                                   ARTICLE X
                             RIGHTS AND OBLIGATIONS
                            OF THE DISBURSING AGENT

    10.1 EXCULPATION. The Disbursing Agent, from and after the Effective Date, is hereby exculpated by all Entities, Holders of Claims or Interests, and parties in interest receiving distributions or retaining property under the Plan, from any and all claims, causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of the Disbursing Agent's discharge of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's gross negligence or willful misconduct and except as may otherwise be provided in the Disbursing Agreement. No Holder of a Claim or an Interest, or representative thereof, shall have or pursue any claim or cause of action (i) against the Disbursing Agent for making payments in accordance with the Plan, or for implementing the provisions of the Plan, or (ii) against any Holder of a Claim or Interest for receiving or retaining payments or other distributions as provided for by the Plan.

    10.2 POWERS OF THE DISBURSING AGENT. Pursuant to the terms and provisions of the Disbursing Agreement, the Disbursing Agent shall be empowered to (i) take all steps and execute all instruments and documents necessary to effectuate the Plan; (ii) make distributions contemplated by the Plan; (iii) comply with the Plan and the obligations thereunder; (iv) employ, retain, or replace professionals to represent it with respect to the fulfillment of its responsibilities under the Plan, the Disbursing Agreement and/or the Old Series
Note Indenture, as applicable; and (v) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as necessary and proper to carry out the provisions of the Plan.

    10.3 DUTIES OF THE DISBURSING AGENT. Pursuant to and subject to the terms and provisions of (and except as may otherwise be provided in) the Disbursing Agreement, the Disbursing Agent shall have the duties of:

        (a) carrying out the provisions of the Plan, which shall include taking or not taking any action which the Disbursing Agent deems to be in furtherance of the Plan, including, from the date of the Disbursing Agent's appointment, making payments and conveyances and effecting other transfers necessary in furtherance of the Plan;

        (b) managing property to be distributed in a manner designed to effectuate the Plan;

        (c)   making  quarterly   and  other  periodic   reports  regarding  the
    distributions to be made to the Holders of Claims; and

        (d) complying with all tax withholding and reporting requirements imposed on it by any governmental unit.

    The duties of the Disbursing Agent set forth in this section 10.3 shall not relieve the Debtors of their duties and obligations under the Plan and applicable law.

                                   ARTICLE XI
                            CONDITIONS PRECEDENT TO
                        CONFIRMATION AND EFFECTIVE DATE

    11.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN. Confirmation of the Plan will not occur unless all of the following conditions precedent have been satisfied or waived:

    11.1.1  The Confirmation Date shall occur no later than December 31, 1994.

    11.1.2 The Confirmation Order shall approve in all respects all of the provisions, terms, and conditions of the Plan.

    11.1.3 The Confirmation Order shall provide for the confirmation of the Plan as to both RII and GRI.

    11.1.4 The Confirmation Order shall be acceptable in form and substance to the Debtors, TCW, Fidelity and, to the extent provided in the Paradise Island Purchase Agreement, SIHL.


    11.1.5 The Confirmation Order shall contain a finding, supported by evidence adduced by the Debtors at the Confirmation Hearing, that (i) except as expressly provided in the Plan, all of the property distributed under the Plan shall vest in the recipients thereof free and clear of all Liens, claims, Encumbrances and interests of any nature whatsoever (ii) and that consummation of the Plan (including the Restructuring Transaction and the issuance of Plan Securities) shall not result in a fraudulent transfer with respect to either of the Debtors or any of their Affiliates.



    11.1.6 The entry of a Bankruptcy Court order, which may be the Confirmation Order, declaring that, as of the Effective Date, the Old Security Documents, under which the Liens on the property securing the Old Series Notes were granted or created, and the underlying obligations relating thereto shall be deemed released and terminated.


    11.2 CONDITIONS TO EFFECTIVE DATE. The Effective Date of the Plan will not occur unless all of the following conditions precedent have been satisfied or waived:

    11.2.1 The Confirmation Order shall have been duly entered and not be stayed.

    11.2.2 The New RIHF Mortgage Indenture and New RIHF Junior Mortgage Indenture shall have been qualified under the Trust Indenture Act of 1939 and the securities to be issued thereunder as well as the RII Class B Common Stock, New RII Common Stock, and SIHL Series A Shares or PIRL Ordinary Shares, as the case may be, shall be registered under the Securities Act and accepted or admitted on a National Securities Exchange.

    11.2.3  The Effective Date shall occur no later than January 31, 1995.

    11.2.4    All  required  regulatory  approvals  shall  have  been   obtained
(including without limitation any regulatory approvals from the CCC, the Bahamian Government and the U.S. Department of Transportation).


    11.2.5 All indentures, mortgages, security agreements and other agreements and instruments to be delivered under or necessary to effectuate the Plan, including without limitation the RIHF Senior Facility Note Purchase Agreement, shall have been executed and delivered.



    11.2.6 Either (a) the conditions to the SIHL Closing under the Paradise Island Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof, the Paradise Island Approval Order shall have been entered and the SIHL Closing shall have occurred, or (b) the Paradise Island Purchase Agreement shall have terminated in accordance with its terms, the conditions to the consummation of the PIRL Spin-Off pursuant to the PIRL Standby Distribution Agreement shall have been satisfied or waived in accordance with the terms thereof and the Alternative Closing shall have occurred.


    11.2.7 The Griffin Group Note Proceeds shall have been received, in full, by RII.

    11.3  WAIVER OF CONDITIONS.   Except for the condition contained in  section
11.2.1 above, the Debtors, with the consent of Fidelity and TCW, may waive any condition or any portion of any condition set forth in this Article XI, at any time without notice and without leave of or order of the Bankruptcy Court.

                                  ARTICLE XII
                            EFFECTS OF CONFIRMATION
                           AND EFFECTIVENESS OF PLAN


    12.1 DISCHARGE OF CLAIMS. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature, or description whatsoever against the Debtors, any of their assets or properties or any property dealt with under the Plan to the extent permitted by section 1141 of the Bankruptcy Code; upon the Effective Date, all existing Claims against the Debtors shall be and shall be deemed to be discharged; and all Holders of Claims and Interests shall be precluded from asserting against the Debtors, any of their assets or properties, or any property dealt with under the Plan any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such Holder filed a proof of Claim.


    12.2 DISCHARGE OF DEBTORS. Any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtors shall be deemed discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code; or (iii) the Holder of a Claim based upon such debt has accepted the Plan. Except as provided herein and therein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against the Debtors, or the Debtors' property, to the extent it relates to a Claim discharged.


    12.3 INJUNCTION. Except as provided herein or in the Confirmation Order, from and after the Effective Date, all Holders of Claims against either of the Debtors' estates are permanently restrained and enjoined from continuing, or taking any act, to enforce any Claim against Reorganized RII and Reorganized GRI; PROVIDED, HOWEVER, that each Holder of a Claim may continue to prosecute its proof of claim in the Bankruptcy Court or such other court to which the matter may be referred, and all Holders of Claims shall be entitled to enforce their rights under the Plan.

    12.4 SURVIVAL OF INDEMNIFICATION CLAIMS AND OBLIGATIONS. Notwithstanding any other provision of this Plan, all obligations of the Debtors for indemnification of current and former officers and directors, and all claims of such officers and directors related thereto, under the RII or GRI Certificates of Incorporation or Bylaws or other applicable law or agreements shall expressly survive confirmation of the Plan and be binding on and enforceable against Reorganized RII or Reorganized GRI, as may be applicable, irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Petition Date.


    12.5 EXCULPATIONS AND LIMITATION OF LIABILITY. Notwithstanding any other provisions of this Plan, none of the directors, officers, employees, agents, representatives, financial advisors, or attorneys of (i) the Debtors, (ii) any Subsidiary of the Debtors, (iii) TCW, (iv) Fidelity, or (v) the Old Series Indenture Trustee, and neither the Debtors, any Subsidiary of the Debtors, TCW, Fidelity nor the Old Series Indenture Trustee, shall have any liability for actions taken or omitted to be taken in good faith under or in connection with this Plan or in connection with the Prepackaged Chapter 11 Cases.


    12.6 SATISFACTION OF INTERCOMPANY CLAIMS. On the Effective Date and after giving effect to the Restructuring Transactions, neither RIHF nor RIH nor any of their respective Subsidiaries will have any liability or indebtedness to any then present or former Subsidiary or Affiliate of RII other than to RIH, RIHF or their own respective Subsidiaries.

                                  ARTICLE XIII
                           RETENTION OF JURISDICTION

    13.1 SCOPE OF JURISDICTION. Pursuant to sections 1334 and 157 of title 28 of the United States Code, from and after the Confirmation Date, the Bankruptcy Court shall retain and have jurisdiction of all matters arising in, arising under, and related to the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

        (a) To hear and determine any and all objections to the allowance of Claims or actions to equitably subordinate Claims or any controversy as to the classification of Claims;

        (b)   To  hear  and   determine  any  and   all  adversary  proceedings,
    applications or litigated matters pending on the Effective Date or brought after the Effective Date;


        (c) To hear and determine any and all applications for substantial contribution and for compensation and reimbursement of expenses filed by Professional Persons, Fidelity and TCW;



        (d) To hear and determine Claims arising from the rejection of executory contracts or unexpired leases and disputes arising from the assumption and assignment of executory contracts and unexpired leases;


        (e) To hear and determine, pursuant to the provisions of section 505 of the Bankruptcy Code, all issues related to the liability of the Debtors for any tax incurred prior to the Effective Date;

        (f) To enable Reorganized RII and Reorganized GRI to commence and prosecute any and all proceedings relating to claims or causes of action which arose prior to the Effective Date or to recover any transfers, assets, properties or damages to which RII or GRI may be entitled under applicable provisions of the Bankruptcy Code and which are not waived and released pursuant to section 6.14 hereof;

        (g) To liquidate any Disputed or Contingent Claim;

        (h) To enforce the provisions of the Plan and to determine any and all disputes arising under the Plan;

        (i) To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;


        (j) To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;



        (k) To enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan; and



        (l)_To hear any disputes regarding the payment of Claims in accordance with Section 5.3 of the Plan.


    13.2 FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Reorganization Cases, including the matters set forth in section 13.1 of the Plan, this Article XIII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS


    14.1 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, the Debtors and the Reorganized Debtors, as the case may be, and the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan.


    14.2 COMPLIANCE WITH ALL APPLICABLE LAWS. If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtors, Reorganized RII or Reorganized GRI, as the case may be, shall comply with such law, rule, regulation, or order; provided, however, that nothing contained herein shall require such compliance by the Debtors, Reorganized RII or Reorganized GRI, as the case may be, where the legality or applicability of any such requirement is being contested in good faith in appropriate proceedings by the Debtors or the Reorganized Debtors as the case may be, and, if appropriate, for which an adequate reserve has been set aside on the books of the Debtors or the Reorganized Debtors, as the case may be.



    14.3 CANCELLATION OF OLD SERIES NOTE INDENTURE. On the Effective Date, the Old Series Note Indenture shall, except for purposes of making distributions under the Plan, be deemed canceled, terminated, and of no further force or effect. Except as otherwise provided in the Plan, such cancellation of the Old Series Note Indenture shall extinguish the rights and obligations of RII and the Holders of the Old Series Notes under the Old Series Note Indenture and the rights of the Old Series Note Indenture Trustee to assert any Indenture Trustee Charging Lien against the distributions to the Holders of Old Series Public Debt Claims for unpaid fees and expenses. Notwithstanding the foregoing, RII shall be obligated to pay the reasonable unpaid fees and expenses of the Old Series Indenture Trustee in accordance with the provisions of section 4.2 of the Plan. On the Effective Date, all outstanding Old Series Notes shall be canceled on the books of the Debtors and become settled and compromised solely as provided herein in consideration for the right to participate in distributions hereunder. The cancellation of the Old Series Note Indenture and the provision for the surrender of instruments pursuant to section 6.11.5 of the Plan shall extinguish the right of any Holder of Old Series Notes to commence any cause of action against any Entity for unpaid principal and interest thereon. The Old Series Notes shall not be canceled other than pursuant to section 6.11.5 of the Plan and, until such cancellation, such Old Series Notes shall be evidence of the entitlement of the Holder thereof to receive distributions pursuant to the Plan.


    14.4 DISCHARGE OF OLD SERIES INDENTURE TRUSTEE. Subsequent to the performance of the Old Series Indenture Trustee or its agents of its or their duties and obligations under the provisions of the Plan and the Confirmation Order, if any, and under the terms of the Old Series Note Indenture, the Old Series Indenture Trustee and its agents shall be relieved of all obligations associated with the Old Series Note Indenture.

    14.5 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.


    14.6 POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS. After the Confirmation Date, the Debtors and, after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay as Plan Expenses the reasonable fees and reasonable expenses of the Professional Persons related to implementation and consummation of the Plan; provided, however, that no such fees and expenses shall be paid except upon receipt by the Debtors or the Reorganized Debtors, as may be applicable, of a detailed written invoice, which invoice shall also be served upon the United States Trustee, Fidelity and TCW, from the Professional Person seeking compensation and expense reimbursement and provided, further, however, that any such party may, within ten (10) days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine any such request.


    14.7   BINDING  EFFECT.   The Plan shall  be binding  upon and  inure to the
benefit of the Debtors, the Holders of Claims, the Holders of Interests, and their respective successors and assigns;

provided, however, that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (i) to constitute a waiver or release of any Claims by the Debtors or any other Entity, (ii) to prejudice in any manner the rights of the Debtors or any other Entity, or (iii) to constitute any admission by the Debtors or any other Entity.


    14.8 GOVERNING LAW. Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the Delaware General Corporation Law or the law of the jurisdiction of organization of any entity formed or to be formed pursuant to the Plan, the internal laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Reorganization Cases, except as may otherwise be provided in such agreements, documents, and instruments.


    14.9 FILING OF ADDITIONAL DOCUMENTS. On or before the conclusion of the Confirmation Hearing, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.


    14.10  AMENDMENTS AND  MODIFICATIONS.  The Debtors  may, in accordance  with section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 and subject to the approval of the Fidelity and TCW, amend or modify this Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may, in accordance with section 1127(b) of the Bankruptcy Code and subject to the approval of Fidelity and TCW, amend or modify this Plan, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.



    14.11 REVOCATION. The Debtors reserve the right, subject to the consent of Fidelity and TCW, to revoke and withdraw this Plan prior to Confirmation. If the Debtors revoke or withdraw the Plan pursuant to this section 14.11, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims or other rights by or against the Debtors or any Entity in any further proceedings involving the Debtors.


    14.12   SEVERABILITY.  Should any provision  in the Plan be determined to be
unenforceable,  such  determination  shall  in  no  way  limit  or  affect   the
enforceability and operative effect of any other provisions of the Plan.

    14.13 NOTICES. All notices, requests, or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States postal service, or received by telex or telecopier; PROVIDED, HOWEVER that the Old Series Indenture Trustee shall give any required notices to the Holders of Old Series Notes in accordance with the terms of the Old Series Note Indenture. Notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered as follows:


        (A) in the case of notices, requests, or demands for payments to the Debtors or the Reorganized Debtors, at 1133 Boardwalk, Atlantic City, New Jersey 08401, Attn: Christopher D. Whitney, and at any other address designated by the Debtors by notice to each Holder of an Allowed Claim or Interest, with copies to: Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas 75201, Attn: Michael A. Rosenthal, Esq.,



        (B) in the case of notices to Holders of Claims or Interests, at the last known address according to RII's or Reorganized RII's books and records, or at any other address designated by a Holder of a Claim or Interest, by notice to RII or Reorganized RII; PROVIDED, HOWEVER, any notice of change of address shall be effective only upon receipt. In addition, all notices to the Holders of Allowed Old Series Public Debt Claims shall also be given to the Old Series Indenture Trustee as follows: Chemical Bank, 450
    W. 33rd Street, New York, New York 10001-2697, Attn: Anne G. Brenner; and

        (C) in the case of notices to Fidelity and TCW, at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attn: Bruce R. Zirinsky, Esq. and at any other address designated by Fidelity and TCW.


    14.14 DE MINIMIS DISTRIBUTIONS. Notwithstanding any provision to the contrary contained herein, after the initial distribution to holders of Old Series Notes and other creditors under the Plan, no distribution of less than twenty-five dollars ($25) in Cash or less than five (5) shares of New RII Common Stock shall be made to any Holder of an Allowed Claim. Such undistributed amount will be retained by Reorganized RII or Reorganized GRI, as the case may be, and in the case of undistributed New RII Common Stock, held as treasury shares.



    14.15 CONSENT RIGHTS OF FIDELITY AND TCW. If, and only if, at any time prior to the Effective Date, Fidelity and TCW shall cease to beneficially own an aggregate of at least twenty percent (20%) of the aggregate principal amount of outstanding Old Series Notes, all the rights of consent, approval, acceptance or directions granted to Fidelity and TCW under the Plan shall thereupon automatically cease to exist; provided, however, that nothing in this section
14.15 of the Plan shall limit or otherwise prejudice in any manner any rights which Fidelity and TCW may have under the Bankruptcy Code and the Bankruptcy Rules. In addition, if either of TCW and Fidelity shall cease to beneficially own any Old Series Notes whatsoever (but the other retains an aggregate of at least twenty percent (20%) of the aggregate principal amount of outstanding Old Series Notes), then the obligations of the Debtors to obtain consent, approval, acceptance or directions shall be extinguished solely as to the person ceasing to own any such Old Series Notes, without prejudice to the rights of the other hereunder.

DATED: NEW YORK, NEW YORK
AS OF  ___________, 1994
                                          Respectfully submitted,
                                          RESORTS INTERNATIONAL, INC.

                                          By ___________________________________
                                                   Christopher D. Whitney,
                                                  Executive Vice President

                                          GGRI, INC.

                                          By ___________________________________
                                                   Christopher D. Whitney,
                                                  Executive Vice President

                                          RESORTS INTERNATIONAL HOTEL, INC.

                                          By ___________________________________
                                                   Christopher D. Whitney,
                                                  Executive Vice President

                                          RESORTS INTERNATIONAL HOTEL FINANCING,
                                          INC.

                                          By ___________________________________
                                                   Christopher D. Whitney,
                                                  Executive Vice President

                                          P. I. RESORTS LIMITED

                                          By ___________________________________
                                                   Christopher D. Whitney,
                                                  Executive Vice President
OF COUNSEL:
MICHAEL A. ROSENTHAL, ESQ.
KEITH D. ROSS, ESQ.
GIBSON, DUNN & CRUTCHER
200 Park Avenue
New York, New York 10166
(212) 351-4000

Attorneys for RESORTS
INTERNATIONAL, INC. and GGRI, INC.
Debtors and Debtors in Possession

and

RESORTS INTERNATIONAL HOTEL, INC.,
RESORTS INTERNATIONAL HOTEL
FINANCING, INC. AND P. I.
RESORTS LIMITED

SCHEDULE 6.1(1)

    SIHL RELATED RESTRUCTURING TRANSACTIONS:
    The following transactions shall be effected on or prior to the SIHL Closing
Date:

    1. GRI shall assume the obligation of RIB to repay the intercompany debt owed by RIB to RIH ($50,000,000) plus accrued interest thereon, and the intercompany debt owed by RIB to RII (which as of September 30, 1993 was $11,192,000). As a result of such assumptions, RIB will have no obligations to repay any intercompany debt.

    2. The transactions contemplated to occur on or before the SIHL Closing Date in the Parent Subscription Agreement and Buyer Subscription Agreement shall have occurred.

    3.  The following transactions shall be effected on the SIHL Closing Date:

    a. GRI will distribute to its immediate parent, RII, the RIB Shares that are owned by GRI.

    b. In accordance with the terms of the Paradise Island Purchase Agreement, in exchange for 2,000,000 SIHL Series A Shares and the SIHL Aggregate Cash Purchase Price, (i) SIHL will purchase from RII all of the RIB Shares free and clear of all Encumbrances, other than those Encumbrances arising from acts of SIHL or its Affiliates and other than any applicable Transfer Taxes, and (ii) directly or through subsidiaries of SIHL will purchase the RII Real Estate Assets and all right, title and interest of each RII Paradise Subsidiary in the RII Paradise Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, those Encumbrances arising from acts of SIHL or its Affiliates and any applicable Transfer Taxes.

    c. In accordance with the terms of the Paradise Island Purchase Agreement, SIHL shall cause (or if SIHL shall fail to so cause, Parent, pursuant to the Parent Purchase Guaranty, shall cause) the SIHL Aggregate Cash Purchase Price and the SIHL Series A Shares to be delivered to the Disbursing Agent for distribution to Holders of Old Series Public Debt Claims pursuant to sections 5.1.2, 5.2.2 and 6.11 of the Plan.

    d. In accordance with the terms of the Paradise Island Purchase Agreement, RII shall and shall cause the RII Paradise Subsidiaries to deliver to the Buyer Subsidiaries such specific assignments, bills of sale, endorsements, deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to SIHL and its counsel, as shall be effective to vest in the Buyer Subsidiaries title to all the RII Paradise Assets and the RII Real Estate Assets.

    e. In accordance with the terms of the Paradise Island Purchase Agreement, SIHL shall cause designated Buyer Subsidiaries to severally assume the Assumed Liabilities and shall cause each designated Buyer Subsidiary to execute an Assumption Agreement relating to the Assumed Liabilities assumed by such designated Buyer Subsidiary.

    f. SIHL shall file the SIHL Articles with the Commonwealth of The Bahamas and such SIHL Articles shall be in full force and effect.


    g. The Non-Recourse Guarantee shall be executed and shall be in full force and effect.

    h. SIHL, Fidelity and TCW shall execute and deliver the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.

    i. Each suspensive condition contained in Article 17 of the Management Agreement shall have been satisfied or waived by each party authorized to waive such condition thereunder.

    j. The Management Agreement and the Heads of Agreement shall be in full force and effect.

- ------------------------
(1) Each capitalized term in this Schedule 6.1, not otherwise defined in Article I of the Plan, shall have the meaning ascribed to such term in the Paradise Island Purchase Agreement.

SCHEDULE 6.2(2)

    PIRL RELATED RESTRUCTURING TRANSACTIONS:

    The following transactions shall be effected on or prior to the Alternative Closing Date:

    1. GRI shall assume the obligation of RIB to repay the intercompany debt owed by RIB to RIH ($50,000,000), plus accrued interest thereon, and the intercompany debt owed by RIB to RII (which as of September 30, 1993 was $11,192,000). As a result of such assumptions, RIB will have no obligations to repay any intercompany debt.

    2. RII shall cause PIRL to form the PIRL Subsidiaries and to file the PIRL Subsidiaries Certificates of Incorporation with the Commonwealth of the Bahamas.

    3.   The following transactions shall be effected on the Alternative Closing
Date:

    a.  GRI will distribute to RII the RIB Shares owned by GRI.

    b.  In accordance with the terms of the PIRL Standby Distribution Agreement,
       (i) RII will contribute all of the RIB Shares then directly owned by RII to the capital of PIRL in exchange for PIRL Ordinary Shares (which, when added to the PIRL Ordinary Shares already owned by RII shall equal all of the issued and outstanding PIRL Ordinary Shares which are to be distributed to the Holders of Old Series Notes on the Distribution Date) free and clear of all Encumbrances except as otherwise provided in the PIRL Standby Distribution Agreement and (ii) subsidiaries of PIRL designated by PIRL, with the consent of Fidelity and TCW, will acquire all right, title and interest of RII in the RII Real Estate Assets and all right, title and interest of each RII Paradise Subsidiary in the RII Paradise Assets, free and clear of all Encumbrances except as otherwise provided in the PIRL Standby Distribution Agreement.

    c. In accordance with the terms of the PIRL Standby Distribution Agreement, PIRL shall cause the PIRL Ordinary Shares to be delivered to the Disbursing Agent for distribution to Holders of Old Series Public Debt Claims pursuant to sections 5.1.2, 5.2.2 and 6.11 of the Plan.

    d. In accordance with the terms of the PIRL Standby Distribution Agreement, RII shall and shall cause the RII Paradise Subsidiaries to deliver to the PIRL Subsidiaries such specific assignments, bills of sale, endorsements, deeds and other good and sufficient instruments of conveyance and transfer, in a form reasonably satisfactory to TCW, Fidelity and RII, and their counsel, as shall be effective to vest in the PIRL Subsidiaries title to all the RII Paradise Assets and the RII Real Estate Assets.

    e. In accordance with the terms of the Purchase Agreement, PIRL shall cause designated PIRL Subsidiaries to severally assume the Assumed Liabilities and shall cause each designated PIRL Subsidiary to execute an Assumption Agreement relating to the Assumed Liabilities assumed by such designated PIRL Subsidiary.

    f. PIRL shall file the PIRL Articles with the Commonwealth of The Bahamas and such PIRL Articles shall be in full force and effect.

    g. PIRL, Fidelity and TCW shall execute and deliver the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.


    h. RII and PIRL shall execute and deliver the Standby Management Agreement and the Standby Management Agreement shall be in full force and effect.


- ------------------------
(2) Each capitalized term in this Schedule 6.2, not otherwise defined in Article I of the Plan, shall have the meaning ascribed to such term in the PIRL Standby Distribution Agreement.

SCHEDULE 6.3 (3)

    OTHER RESTRUCTURING TRANSACTIONS:
    The following transactions shall be effected on the Effective Date in the order set forth below:

    1. RIHF, RIH, RII and the New RIHF Indenture Trustees, as may be appropriate, shall execute the operative documents relative to the New RIHF Mortgage Indenture and the New RIHF Junior Mortgage Indenture.

    2. RII shall issue 17,025,000 shares of New RII Common Stock and 35,000 shares of RII Class B Common Stock.


    3. RIH will distribute the RIH Promissory Note and the RIH Junior Promissory Note, secured by the RIH Mortgage and the RIH Junior Mortgage, respectively, and certain other security documents to RII in repayment of the intercompany debt owed to RII by RIH (which as of September 30, 1993 was $51,325,000) and as a distribution to RII as a shareholder of RIH.


    4. RII will exchange the RIH Promissory Note and the RIH Junior Promissory Note, together with the related RIH Mortgage, RIH Assignment of Leases and Rents, RIH Assignment of Operating Assets, RIH Junior Mortgage, RIH Junior Assignment of Leases and Rents, and RIH Junior Assignment of Operating Assets, for the New RIHF Mortgage Notes and the New RIHF Junior Mortgage Notes to be issued by RIHF.


    5. RII will deliver the New RIHF Mortgage Notes, the New RIHF Junior Mortgage Notes and an appropriate number of shares of New RII Common Stock and the RII Class B Common Stock to the Disbursing Agent for distribution to Holders of Old Series Public Debt Claims in accordance with the Plan, and RIHF will assign to the New RIHF Indenture Trustee and the New RIHF Junior Indenture
Trustee, as may be appropriate, the RIH Promissory Note, the RIH Junior Promissory Note, the RIH Mortgage, the RIH Junior Mortgage and certain other security documents.



    6. RII will contribute to GRI the intercompany obligation of GRI to RII (which as of September 30, 1993 was $51,388,000 plus $11,192,000).


    7. Upon termination and release of the RIH Pledge Agreement, GRI will exchange with RIH the $325,000,000 of non-interest bearing RIH Notes for an amount of stock representing, on a fully diluted basis, ninety-nine and ninety-nine one-hundredths percent (99.99%) of the issued and outstanding common stock of RIH.

    8. RII will contribute to the capital of GRI the remaining one-hundredth percent (.01%) of the issued and outstanding stock of RIH held by RII prior to the Effective Date. RIH will become a wholly-owned first-tier subsidiary of GRI and an indirect subsidiary of RII. RIH will then distribute to GRI, as a return of surplus, the intercompany debt of $50,000,000 plus accrued interest thereon assumed by GRI pursuant either to paragraph 1 of Schedule 6.1 hereof or paragraph 1 of Schedule 6.2 hereof.


    9.  RIHF, as issuer, RIH, RII and such other Entities as may become  parties
thereto  from time to time, as guarantors, and                     , as trustee,
shall execute the operative documents relative to the RIHF Senior Facility Note Purchase Agreement.


    10. To secure its obligations under the RIHF Senior Facility Notes, RIHF, pursuant to the RIHF Senior Facility Assignment of Agreements, shall assign the RIH Senior Facility Note, RIH Senior Facility Mortgage, RIH Senior Facility Assignment of Leases and Rents, and RIH Senior Facility Assignment of Operating Assets to the Collateral Agent on behalf of the RIHF Senior Facility Trustee.

    11. To secure its guaranty of the RIHF Senior Facility Notes, RIH will execute and deliver the RIH Senior Facility First Mortgage, RIH Senior Facility First Assignment of Leases and Rents, and RIH Senior Facility First Assignment of Operating Assets to the Collateral Agent on behalf of the RIHF Senior Facility Trustee.

- ------------------------
(3) Each capitalized term in this Schedule 6.3, not otherwise defined in Article I of the Plan, shall have the meaning ascribed to such term in the Registration Statement.

EXHIBIT A

                       PARADISE ISLAND PURCHASE AGREEMENT

                                              Execution Copy



- ------------------------------------------------------------




                     PURCHASE AGREEMENT

                           between

                 RESORTS INTERNATIONAL, INC.


                             and

              SUN INTERNATIONAL HOTELS LIMITED



          ----------------------------------------

                Dated as of October 11, 1993

          ----------------------------------------




    Purchase of Stock of Resorts International (Bahamas)
         1984 Limited, and certain assets of RII and RII Paradise Subsidiaries



- ------------------------------------------------------------

                      TABLE OF CONTENTS

                                                        Page
                                                        ----

                          ARTICLE I

                         DEFINITIONS

SECTION 1.01.   Definitions. . . . . . . . . . . . . . . . 2


                         ARTICLE II

               PURCHASE AND SALE OF THE SHARES
                 AND THE RII PARADISE ASSETS

SECTION 2.01.   Transfer of the Shares . . . . . . . . . . 2
SECTION 2.02.   Purchase and Sale of the Shares,
                  the RII Real Estate Assets and
                  the RII Paradise Assets. . . . . . . . . 2
SECTION 2.03.   Delivery of Certificates and Other
                  Instruments of Transfer. . . . . . . . . 2
SECTION 2.04.   Aggregate Purchase Price . . . . . . . . . 3
SECTION 2.05.   Preparation of the Closing Date
                  Balance Sheet and Operations
                  Statement; Adjustments . . . . . . . . . 3
SECTION 2.06.   Closing. . . . . . . . . . . . . . . . . . 6
SECTION 2.07.   Third-Party Consents . . . . . . . . . . . 6
SECTION 2.08.   Further Assurances . . . . . . . . . . . . 6
SECTION 2.09    Power of Attorney, etc.. . . . . . . . . . 7


                         ARTICLE III

              ASSUMPTION OF CERTAIN LIABILITIES

SECTION 3.01.   Assumed Liabilities. . . . . . . . . . . . 8
SECTION 3.02.   Liabilities Not Assumed. . . . . . . . . . 8
SECTION 3.03.   No Successor . . . . . . . . . . . . . . . 8
SECTION 3.04.   Indemnification. . . . . . . . . . . . . . 9


                         ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF RII

SECTION 4.01.   Organization and Good Standing . . . . . .10
SECTION 4.02.   Authorization. . . . . . . . . . . . . . .10

                                                        Page
                                                        ----
SECTION 4.03.   No Conflict; Required Filings
                  and Consents . . . . . . . . . . . . . .11
SECTION 4.04.   Capital Stock of the Company
                  and Subsidiaries . . . . . . . . . . . .12
SECTION 4.05.   Financial Statements . . . . . . . . . . .13
SECTION 4.06.   Absence of Undisclosed Liabilities
                  and Liens. . . . . . . . . . . . . . . .13
SECTION 4.07.   Real Property and Improvements . . . . . .14
SECTION 4.08.   Personal Property. . . . . . . . . . . . .15
SECTION 4.09.   Intellectual Property  . . . . . . . . . .16
SECTION 4.10.   Litigation . . . . . . . . . . . . . . . .16
SECTION 4.11.   Insurance  . . . . . . . . . . . . . . . .17
SECTION 4.12.   United States Benefit Plans. . . . . . . .17
SECTION 4.12A.  Bahamas Benefit Plans  . . . . . . . . . .19
SECTION 4.13.   Absence of Changes of Events . . . . . . .21
SECTION 4.14.   Compliance with Applicable
                  Environmental Laws . . . . . . . . . . .21
SECTION 4.15.   Compliance with Laws; Licenses
                  and Permits. . . . . . . . . . . . . . .23
SECTION 4.16.   The Shares; Entire Business. . . . . . . .23
SECTION 4.17.   Contracts. . . . . . . . . . . . . . . . .24
SECTION 4.18.   Inventory. . . . . . . . . . . . . . . . .24
SECTION 4.19.   Receivables; Payables. . . . . . . . . . .25
SECTION 4.20.   Employees. . . . . . . . . . . . . . . . .25
SECTION 4.21.   Tax Returns and Payments . . . . . . . . .26
SECTION 4.22.   Brokers. . . . . . . . . . . . . . . . . .27
SECTION 4.23.   Transactions with Affiliates . . . . . . .27
SECTION 4.24.   Payments . . . . . . . . . . . . . . . . .27
SECTION 4.25.   Buyer Registration Statement;
                  Buyer Prospectus . . . . . . . . . . . .28


                          ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 5.01.   Organization and Good Standing . . . . . .29
SECTION 5.02.   Authorization. . . . . . . . . . . . . . .29
SECTION 5.03.   No Conflict; Required Filings
                  and Consents . . . . . . . . . . . . . .30
SECTION 5.04.   Reorganization Plan Solicitation
                  Documents. . . . . . . . . . . . . . . .30
SECTION 5.05.   Brokers. . . . . . . . . . . . . . . . . .31
SECTION 5.06.   Buyer Series A Shares. . . . . . . . . . .31
SECTION 5.07.   Buyer Registration Statement;
                  Buyer Prospectus . . . . . . . . . . . .31
SECTION 5.08.   Operation of Buyer . . . . . . . . . . . .32
SECTION 5.09.   Capital Structure of Buyer . . . . . . . .32

                                                        Page
                                                        ----

SECTION 5.10.   Subscription Agreements. . . . . . . . . .33


                         ARTICLE VI

                    ADDITIONAL AGREEMENTS

SECTION 6.01.   Conduct of Paradise Island Business
                  Pending the Closing. . . . . . . . . . .33
SECTION 6.02.   Securities Laws. . . . . . . . . . . . . .36
SECTION 6.03.   Documents and Motions to Be Filed by
                  RII and GRI. . . . . . . . . . . . . . .36
SECTION 6.04.   Reorganization Proceedings . . . . . . . .37
SECTION 6.05.   Access to Information; Confidentiality . .38
SECTION 6.06.   Notification of Certain Matters. . . . . .38
SECTION 6.07.   Further Action; Reasonable Efforts . . . .39
SECTION 6.08.   Public Announcements . . . . . . . . . . .39
SECTION 6.09.   Employee Benefit Matters . . . . . . . . .39
SECTION 6.10.   Bulk Transfer Laws . . . . . . . . . . . .41
SECTION 6.11.   Intercompany Accounts, Contracts,
                  Guaranties and Indebtedness. . . . . . .41
SECTION 6.12.   Reorganization Plan Solicitation
                  Documents. . . . . . . . . . . . . . . .42
SECTION 6.13.   Reorganization Proceedings . . . . . . . .42
SECTION 6.14.   Waiver of Certain Representations
                  and Warranties . . . . . . . . . . . . .43
SECTION 6.15.   Certain Obligations of Buyer . . . . . . .43
SECTION 6.16.   Bank Facility. . . . . . . . . . . . . . .44
SECTION 6.17.   Airline Governmental Consents. . . . . . .44
SECTION 6.18.   Comfort Letter . . . . . . . . . . . . . .45
SECTION 6.19.   Escrow Agreement . . . . . . . . . . . . .45
SECTION 6.20    Insurance Proceeds . . . . . . . . . . . .45


                         ARTICLE VII

                    NO SHOP; BUYER'S FEES

SECTION 7.01.   No Shop. . . . . . . . . . . . . . . . . .45
SECTION 7.02.   Buyer Expense Reimbursement. . . . . . . .47
SECTION 7.03.   Attorneys' Fees. . . . . . . . . . . . . .48
SECTION 7.04.   Transfer Taxes . . . . . . . . . . . . . .48

                                                        Page
                                                        ----

                        ARTICLE VIII

                  CONDITIONS TO THE CLOSING

SECTION 8.01.   Conditions to Obligations of Buyer . . . .49
SECTION 8.02.   Conditions to Obligations of RII . . . . .51


                         ARTICLE IX

                SURVIVAL AND INDEMNIFICATION

SECTION 9.01.   Survival of Representations. . . . . . . .52
SECTION 9.02.   Indemnification by RII . . . . . . . . . .53
SECTION 9.03.   Indemnification by Buyer . . . . . . . . .53
SECTION 9.04.   Notice, etc. . . . . . . . . . . . . . . .54
SECTION 9.05.   Reimbursement of Costs . . . . . . . . . .54
SECTION 9.06.   Time Limitations . . . . . . . . . . . . .55
SECTION 9.07.   Sole and Exclusive Remedy. . . . . . . . .55


                          ARTICLE X

              TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01.  Termination. . . . . . . . . . . . . . . .55
SECTION 10.02.  Rights of Termination. . . . . . . . . . .57
SECTION 10.03.  Effect of Termination. . . . . . . . . . .57
SECTION 10.04.  Waiver, Exercise of Rights . . . . . . . .57
SECTION 10.05.  Amendments . . . . . . . . . . . . . . . .58


                         ARTICLE XI

                     GENERAL PROVISIONS

SECTION 11.01.  Notices. . . . . . . . . . . . . . . . . .58
SECTION 11.02.  Entire Agreement; Assignment . . . . . . .60
SECTION 11.03.  Parties in Interest. . . . . . . . . . . .60
SECTION 11.04.  GOVERNING LAW. . . . . . . . . . . . . . .60
SECTION 11.05.  Headings . . . . . . . . . . . . . . . . .60
SECTION 11.06.  Counterparts . . . . . . . . . . . . . . .61
SECTION 11.07.  Specific Performance . . . . . . . . . . .61
SECTION 11.08.  JURISDICTION . . . . . . . . . . . . . . .61
SECTION 11.09.  Approvals; Knowledge . . . . . . . . . . .61
SECTION 11.10.  Parent Guaranty. . . . . . . . . . . . . .62

                                                        Page
                                                        ----

                          EXHIBITS

Exhibit A         Form of Articles of Association
                    of Buyer
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Management Agreement
Exhibit D         Form of Non-Recourse Guaranty
                    and Pledge Agreement
Exhibit E         Form of Commitment Letter
Exhibit F         Form of Comfort Letter
Exhibit G         Form of Escrow Agreement
Exhibit H         Form of Parent Guarantee
Exhibit I         Buyer Subscription Agreement


                          SCHEDULES

Schedule 2.04     Purchase Price Allocation
Schedule 3.01     Assumed Liabilities
Schedule 4.01     Qualification
Schedule 4.04     Subsidiaries and Equity Ownership
Schedule 4.05     Paradise Island Financial Statements
Schedule 4.06(a)  Liabilities and Indebtedness to be
                    Discharged
Schedule 4.06(b)  Liabilities and Indebtedness to Stay
                    with Company
Schedule 4.07     Real Property
Schedule 4.08     Personal Property
Schedule 4.09     Intellectual Property
Schedule 4.10     Litigation
Schedule 4.11     Insurance
Schedule 4.12     Benefit Plans
Schedule 4.12A    Bahamas Benefit Plans
Schedule 4.14     Environmental Matters
Schedule 4.16(a)  Agreements Affecting the Shares
Schedule 4.16(b)  Shared Facilities/Contracts
Schedule 4.17     Material Contracts
Schedule 4.18     Inventory
Schedule 4.19     Receivables/Payables
Schedule 4.20     Employee Claims/Stoppages
Schedule 4.21     Tax Matters
Schedule 4.22     RII Brokers
Schedule 4.23     Affiliate Transactions
Schedule 5.05     Buyer Brokers
Schedule 5.08     Parent Expenses
Schedule 6.09     Certain RII Employees
Schedule 6.09(a)  Paradise Employees
Schedule 6.09(c)  Certain Officers and Directors
Schedule 10.01(n) Material Contract Consents

                      PURCHASE AGREEMENT


               PURCHASE AGREEMENT dated as of October 11,
          1993 (this "Agreement"), between RESORTS
          INTERNATIONAL, INC., a Delaware corporation
          ("RII"), and SUN INTERNATIONAL HOTELS LIMITED, a
          Bahamian corporation ("Buyer").


          WHEREAS, Buyer desires to acquire the Shares from RII, and RII desires to sell the Shares to Buyer on the terms and conditions set forth herein (such purchase, the "Stock Acquisition");

          WHEREAS, in connection with the Stock Acquisition, Buyer desires to cause the Buyer Subsidiaries to acquire the RII Paradise Assets from the RII Paradise Subsidiaries and the RII Real Estate Assets from RII, and RII desires to sell the RII Real Estate Assets, and to cause the RII Paradise Subsidiaries to sell the RII Paradise Assets, to the Buyer Subsidiaries on the terms and conditions set forth herein (such purchase, the "Asset Acquisition");

          WHEREAS, in connection with the Stock Acquisition and the Asset Acquisition, RII and GRI will file the Reorganization Plan with the Bankruptcy Court, providing, inter alia, under certain terms and conditions to be set forth in the Reorganization Plan, for the (i) sale of the Shares to Buyer, (ii) sale of the RII Paradise Assets and the RII Real Estate Assets to the Buyer Subsidiaries,
(iii) distribution to holders of the Old Series Notes of RII (as defined in the Reorganization Plan) of RII of the Aggregate Cash Purchase Price and the Buyer Series A Shares paid by Buyer and the Buyer Subsidiaries for the Shares and the RII Paradise Assets and the RII Real Estate Assets and
(iv) the other distributions to holders of the Old Series Notes of RII to be made pursuant to the Reorganization Plan;

          WHEREAS, the respective Boards of Directors of Buyer and RII deem it advisable and in the best interests of such corporations that the Stock Acquisition and Asset Acquisition occur upon the terms and subject to the condi-tions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and subject to the conditions hereinafter set forth, and for the purpose of prescribing the terms and conditions of the Stock Acquisition and Asset
Acquisition, the parties hereto agree as follows:


                          ARTICLE I

                         DEFINITIONS

          SECTION 1.01.  DEFINITIONS.  Capitalized terms
used but not defined herein shall have the meanings set forth in Appendix A.


                         ARTICLE II

               PURCHASE AND SALE OF THE SHARES
                 AND THE RII PARADISE ASSETS

          SECTION 2.01.  TRANSFER OF THE SHARES.  Prior to
Closing, RII shall cause GRI to transfer the Shares to RII in a transaction reasonably acceptable to Buyer and its counsel.

          SECTION 2.02. PURCHASE AND SALE OF THE SHARES, THE RII REAL ESTATE ASSETS AND THE RII PARADISE ASSETS. On the terms and subject to the conditions of this Agreement, on the Closing Date (a) RII agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from RII, the Shares, free and clear of all Encumbrances, other than those Encumbrances arising from acts of Buyer or its Affiliates and other than any applicable Transfer Taxes, and (b) RII shall, and shall cause each RII Paradise Subsidiary to, sell, convey, assign, transfer and deliver to a Buyer Subsidiary designated by Buyer, and Buyer shall cause each such Buyer Subsidiary to purchase and accept from RII and each such RII Paradise Subsidiary, all right, title and interest of RII in the RII Real Estate Assets and all right, title and interest of each such RII Paradise Subsidiary in the RII Paradise Assets, free and clear of all Encumbrances except Permitted Encumbrances and those Encumbrances arising from acts of Buyer or its Affiliates and other than any applicable Transfer Taxes.

          SECTION 2.03. DELIVERY OF CERTIFICATES AND OTHER INSTRUMENTS OF TRANSFER. On the Closing Date (a) RII shall deliver to Buyer certificates representing the Shares together with stock powers executed in blank and (b) RII shall, and shall cause the RII Paradise Subsidiaries to, deliver to the Buyer Subsidiaries such specific assignments, bills of sale (to be in a form reasonably satisfactory to Buyer and RII), endorsements, deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to vest in the Buyer Subsidiaries title to all the RII Paradise Assets and the RII Real Estate Assets. All right, title and interest of RII in the RII Real Estate Assets and of the RII Paradise Subsidiaries in the RII Paradise Assets shall pass and delivery of the RII Real Estate Assets and the RII Paradise Assets shall take place in such location or locations as Buyer and RII shall determine.

          SECTION 2.04. AGGREGATE PURCHASE PRICE. As full consideration for the transfer of the Shares and the RII Real Estate Assets and the RII Paradise Assets, Buyer shall cause on the Closing Date (a) the Aggregate Purchase Price to be delivered, on behalf of RII and the RII Paradise Sub-sidiaries, to the disbursing agent designated pursuant to the Reorganization Plan or pursuant to an order of the Bankruptcy Court for purposes of making distributions thereunder to holders of the Old Series Notes of RII (as defined in the Reorganization Plan) and (b) the Buyer Subsidiaries to assume the Assumed Liabilities in accordance with Article III hereof. The Aggregate Purchase Price shall be allocated as set forth on Schedule 2.04.

          SECTION 2.05 PREPARATION OF THE CLOSING DATE BAL-ANCE SHEET AND OPERATIONS STATEMENT; ADJUSTMENTS.
(a) Within 45 days after the Closing Date, RII shall cause to be prepared, in accordance with the books and records of account of the Paradise Island Business and a physical inventory, and shall deliver, an audited balance sheet for the Paradise Island Business as of the Closing Date (the "Preliminary Closing Date Balance Sheet") and an audited statement of operations for the Paradise Island Business for the period beginning at 12:01 a.m. on January 1, 1994, and ending at the close of business on the Closing Date (the "Preliminary Closing Date Operations Statement"), accompanied by an opinion of Ernst & Young thereon to the effect that such balance sheet and statement of operations present fairly in all material respects the financial position and results of operation of the Paradise Island Business at such date and for such period in conformity with GAAP and the preparation of the June 30 Balance Sheet and the statement of operations for the six months ending

June 30, 1993. Representatives of Buyer's auditors, Arthur Andersen & Co., shall be entitled to review the scope of the audit in advance thereof as well as the work of Ernst & Young as it progresses and all drafts of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Date Operations Statement. Within 10 days after the delivery to Buyer of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Date Operations Statement, Buyer shall notify RII if it disagrees in any respect with such Pre-liminary Closing Date Balance Sheet or Preliminary Closing Date Operations Statement. If Buyer does disagree, Buyer and RII shall promptly attempt to settle such disagreement. If Buyer and RII are unable to resolve such disagreement within 7 days after such notice, such disagreement shall be referred to the Accounting Arbitrator for a determination, which shall be final and binding on the parties hereto for all purposes of this Agreement. The fees of the Accounting Arbitrator shall be allocated between Buyer and RII by the Accounting Arbitrator based on its good faith view as to which party's positions were more reasonable. The Pre-liminary Closing Date Balance Sheet and Preliminary Closing Date Operations Statement as agreed to by the parties or as adjusted pursuant to the determination of the Accounting Arbitrator are herein referred to as the "Closing Date Bal-ance Sheet" and the "Closing Date Operations Statement". Buyer and RII agree that if prior to 35 days after the Closing Date there has not been a resolution of the dispute (the "Union Contract Dispute") between the Company and The Bahamas Hotel Catering and Allied Workers Union (the "Union") with respect to amounts claimed by the Union to be owed by the Company through December 31, 1993, under the collective bargaining agreement dated as of January 7, 1990, between The Bahamas Hotel Employers Association and the Union, then RII and Buyer shall agree as to the amount they believe it would reasonably take to settle the Union Contract Dispute (the "Union Contract Dispute Amount"). If Buyer and Seller are unable to agree on the Union Contract Dispute Amount by the 40th after the Closing Date, then the Union Contract Arbitrator shall determine such amount prior to the sixtieth day after the Closing Date, and such determination shall be final and binding on the parties hereto. The Union Contract Dispute Amount, as agreed to by the parties or determined by the Union Contract Arbitrator, shall appear on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet as a Current Liability. Prior to the Closing Date, RII shall, as between the parties, control the resolution of the Union Contract Dispute; PROVIDED, HOWEVER, it shall consult with Buyer with respect thereto and allow a representative of Buyer to be present when reasonable in all material negotiations in connection therewith.

          (b) Within three Business Days after the Closing Date, Buyer and RII shall jointly prepare a cash statement setting forth the amount of Adjusted Cash of the Paradise Island Business as of the Closing Date. If the Adjusted Cash of the Paradise Island Business shown on such cash statement shall be less than the Target Adjusted Cash, on the fourth Business Day after the Closing Date RII shall pay to Buyer the difference in immediately available funds.

          (c)  If the Adjusted Working Capital of the
Paradise Island Business plus any Adjusted Cash in excess of $5 million shown on the Closing Date Balance Sheet shall be greater than the Target Adjusted Working Capital plus the EBITDA Adjustment, on the Adjustment Date (as defined below) Buyer shall pay to RII the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date. If the Adjusted Working Capital of the Paradise Island Business plus any Adjusted Cash in excess of $5 million shown on the Closing Date Balance Sheet shall be less than the Target Adjusted Working Capital plus the EBITDA Adjustment, on the Adjustment Date RII shall pay to Buyer the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date. For purposes of the foregoing, "Adjustment Date" shall mean (i) if Buyer does not disagree in any respect with the Preliminary Closing Date Balance Sheet, the 10th day following Buyer's receipt of the Preliminary Closing Balance Sheet or (ii) if Buyer shall disagree in any respect with the Preliminary Closing Balance Sheet, the third Business Day following either the resolution of such disagreement by the parties or a final determination by the Accounting Arbitrator in accordance with Section 2.05(a).

          SECTION 2.06. CLOSING. The Closing of the trans-actions contemplated by this Agreement shall take place at the offices of Gibson Dunn & Crutcher, 200 Park Avenue,
New York, NY, on a date to be agreed upon by RII and Buyer, as promptly as practicable following the satisfaction or waiver of all of the conditions set forth in Article VIII hereof, but in no event later than 10 Business Days there-after.

          SECTION 2.07.  THIRD-PARTY CONSENTS.  To the
extent that any Contract relating to the RII Paradise Assets to be assumed by a Buyer Subsidiary for which assignment to such Buyer Subsidiary is provided for herein is not assign-able without the consent of another party (a "Non-Assignable Contract"), this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. RII and Buyer agree to use their best efforts (without the payment of money) to obtain the consent of such other party to the assignment of any such Contract to the relevant Buyer Subsidiary in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, RII agrees to cooperate with Buyer in any reasonable arrangement (at the cost and for the account of such Buyer Subsidiary) designed to provide for the relevant Buyer Subsidiary the benefits intended to be assigned to such Buyer Subsidiary under the relevant Contract, including enforcement of any and all rights of the relevant RII Paradise Subsidiary against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, except as provided in the next sentence, neither Buyer nor any Buyer Subsidiary shall have any obligation with respect to any such Contract. If PIA is unable to assign to a designated Buyer Subsidiary the Ft. Lauderdale Ground Space Lease (Hangar) with Broward County, Florida (the "Hangar Lease"), or is otherwise unable to arrange for such designated Buyer Subsidiary to obtain the benefits of the Hangar Lease, then (i) PIA shall use its reasonable best efforts to sub-lease the Hangar Lease and
(ii) Buyer and PIA shall each be responsible for 50% of the obligations of lessee under the Hangar Lease and shall each be entitled to receive 50% of the proceeds relating to any sublease of the Hangar Lease.

          SECTION 2.08. FURTHER ASSURANCES. (a) From and after the Closing, upon request of Buyer, RII shall, and shall cause any of its Affiliates formerly owning an interest in the Paradise Island Assets to, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver (at Buyer's expense, unless otherwise provided in this Agreement) to and vest in Buyer, the Company or its Subsidiaries or the Buyer Subsidiaries, as the case may be, and more fully protect their respective right, title and interest in and employment of, the Shares and all the Paradise Island Assets and the RII Real Estate Assets and as otherwise may be appropriate to carry out the transactions contemplated in this Agreement.

          (b) From and after the Closing, upon request of RII, Buyer shall, and shall cause any of the Buyer
Subsidiaries, Parent or any Subsidiaries of Buyer or Parent to, execute, acknowledge and deliver all such further acts, assurances, assumptions and other instruments and papers as may be reasonably required (i) in respect of the assumption by the Buyer Subsidiaries of the Assumed Liabilities, and
(ii) as otherwise may be appropriate to carry out the transactions contemplated in this Agreement.

          SECTION 2.09.  POWER OF ATTORNEY, ETC.
(a) Effective on the Closing Date, RII shall cause each RII Paradise Subsidiary to constitute and appoint, and will cause any Affiliate owning an interest in any RII Paradise Assets to constitute and appoint, the applicable Buyer Subsidiary designated by Buyer and its successors, legal representatives and assigns, the true and lawful attorneys of such RII Paradise Subsidiary and such Affiliates, with full power of substitution, in the name of such RII Paradise Subsidiary and such Affiliates, but on behalf of and for the benefit of such Buyer Subsidiary and its successors, legal representatives and assigns, and at the expense of such Buyer Subsidiary: (i) to demand and receive from time to time any and all of the RII Paradise Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that any Buyer Subsidiary and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the RII Paradise Assets;
(iii) to defend or compromise any or all actions, suits or proceedings in respect of any of the RII Paradise Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as each such Buyer Subsidiary and its successors, legal representatives or assigns shall deem desirable. RII hereby agrees that the appointment to be hereby made and the powers to be hereby granted are coupled with an interest and are and shall be irrevocable by it in any manner or for any reason. RII shall cause each RII Paradise Subsidiary to deliver to the applicable Buyer Subsidiary designated by Buyer at Closing an acknowledged power of attorney to the foregoing effect executed by each such RII Paradise Subsidiary and any Affiliate selling any of the Paradise Island Assets. Buyer agrees to indemnify and hold RII and its Affiliates harmless from and against any Losses resulting from Buyer's improper use of the power of attorney described in this Section 2.09(a).

          (b) Effective upon the Closing Date Buyer and the Buyer Subsidiaries shall have the right to receive and open all mail, packages and other communications which relate to the Paradise Island Business addressed to any of the RII Paradise Subsidiaries. RII agrees promptly to deliver to Buyer and the Buyer Subsidiaries any mail, packages or other communications received directly or indirectly by RII or any of its Affiliates that relate to the Paradise Island Business. Buyer and the Buyer Subsidiaries shall have the right and authority to collect, for its own account, all receivables and other items which shall be transferred or are intended to be transferred to Buyer and the Buyer Subsidiaries as provided in this Agreement, and to endorse with the name of RII or any of its Affiliates any checks or drafts received on account of any such receivables or other items, and RII shall promptly transfer or deliver, or cause its Affiliates to transfer or deliver, to Buyer and the Buyer Subsidiaries any cash or other property received directly or indirectly by RII or any of its Affiliates in respect of such receivables or other items including any amounts payable as interest. Buyer and the Buyer Subsidiaries shall promptly deliver to RII packages and other communications received by them which relate to RII or any of its Affiliates but do not relate to the Paradise Island Business.


                         ARTICLE III

              ASSUMPTION OF CERTAIN LIABILITIES

          SECTION 3.01.  ASSUMED LIABILITIES.  Buyer shall
cause designated Buyer Subsidiaries to severally assume on the Closing Date the Assumed Liabilities, and shall cause each designated Buyer Subsidiary to execute an Assumption
Agreement relating to the Assumed Liabilities assumed by such designated Buyer Subsidiary.

          SECTION 3.02.  LIABILITIES NOT ASSUMED.  Except
for the Assumed Liabilities and as provided in Section 3.04, neither Buyer nor any Buyer Subsidiary, pursuant to this

Agreement or the Assumption Agreements or otherwise, assumes, agrees to perform, pay, discharge or indemnify RII or any of its Affiliates against, or otherwise agrees to have any responsibility for, any liabilities or obligations of RII, GRI or any RII Paradise Subsidiary, fixed, contingent or otherwise, known or unknown, relating to or arising out of the RII Paradise Assets, whether arising prior to, on or after the Closing.

          SECTION 3.03. NO SUCCESSOR. It is expressly understood that the parties intend that neither the Buyer nor any Buyer Subsidiary shall be considered a successor to any RII Paradise Subsidiary and that neither Buyer nor any Buyer Subsidiary shall have any liability except as other-wise provided in this Agreement or the Assumption Agree-ments. Without limiting the generality of the foregoing, neither Buyer nor any Buyer Subsidiary, pursuant to this Agreement, the Assumption Agreements or otherwise, assumes
(a) any liability for or obligation with respect to (i) any Indebtedness of RII or its Affiliates or (ii) any Taxes relating to RII or its Affiliates (except Assumed Taxes),
(b) any liabilities or obligations owed to RII or any of its Affiliates (except for liabilities owed to RII or any of its Affiliates under this Agreement or any agreements, certificates or other instruments delivered by Buyer or the Buyer Subsidiaries pursuant to this Agreement) or (c) any liabilities that do not constitute Assumed Liabilities.

          SECTION 3.04. INDEMNIFICATION. (a) From and after the Closing Date, RII and the RII Paradise Subsidiar-ies shall indemnify Buyer, the Buyer Subsidiaries and their respective Affiliates (each a "Buyer Indemnified Party") against, and hold them harmless from, any Losses with respect to the ownership, use or operation of the RII Paradise Assets prior to the Closing Date (other than the Assumed Liabilities), which any Buyer Indemnified Party may be requested to pay, perform or discharge at any time. No Buyer Indemnified Party shall be entitled to indemnification under this Section 3.04(a) until the date on which the aggregate amount of the claims made by Buyer Indemnified Parties is at least equal to $25,000, at which time claims may be asserted by any Buyer Indemnified Party against the indemnifying parties regardless of amount.

          (b) From and after the Closing Date, Buyer and the Buyer Subsidiaries shall indemnify RII, the RII Paradise Subsidiaries and their respective Affiliates (each an "RII Indemnified Party") against, and hold them harmless from, any Losses with respect to (i) the Assumed Liabilities,
(ii) the ownership, use or operation of the RII Paradise Assets on or after the Closing Date, and (iii) any liability or obligation of the Company or any of its Subsidiaries (fixed, contingent or otherwise, known or unknown (except to the extent such liability or obligation was incurred after the date of this Agreement and in breach of Section 6.01)), which any RII Indemnified Party may be requested to pay, perform or discharge at any time. No RII Indemnified Party shall be entitled to indemnification under this
Section 3.04(b) until the date on which the aggregate amount of the claims made by RII Indemnified Parties is at least equal to $25,000, at which time claims may be asserted by any RII Indemnified Party against the indemnifying parties regardless of the amount.

          (c) The provisions of Section 9.04 and 9.05 shall apply to any indemnification under this Section 3.04.

          (d)  The indemnification obligations of the
applicable parties under this Section 3.04 shall constitute the sole and exclusive remedies of the applicable Buyer
Indemnified Parties and RII Indemnified Parties, as the case may be, with respect to the matters described in this
Section 3.04.


                         ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF RII

          RII represents and warrants to Buyer as follows:

          SECTION 4.01. ORGANIZATION AND GOOD STANDING. Each of RII, the Company, each Subsidiary of the Company and each RII Paradise Subsidiary is a corporation duly organ-ized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company, each Subsidiary of the Company and each RII Paradise Subsidiary is duly qualified to do business in each jurisdiction in which the ownership, leasing or operation of its assets or the conduct of the Paradise Island Business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect. Each jurisdiction in which each of the Company, any Subsidiary of the Company or any RII Paradise Subsidiary is so qualified is set forth in
Schedule 4.01.

          SECTION 4.02.  AUTHORIZATION.  RII has all
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations here-under. The execution and delivery of this Agreement by RII and the sale of the Shares by RII and the sale of the RII Paradise Assets by the RII Paradise Subsidiaries have been duly and validly authorized by all corporate action on the part of RII and the RII Paradise Subsidiaries, and no other corporate proceedings or shareholder actions (other than the Reorganization Solicitation) on the part of RII or the RII Paradise Subsidiaries are necessary to authorize this Agreement or the sale of the Shares and the RII Paradise Assets. This Agreement has been duly and validly executed and delivered by RII and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligation of RII, enforceable against RII in accordance with its terms (subject as to enforcement to applicable bankruptcy, reorganization, insolvency, fraudulent transfer and moratorium and similar laws from time to time in effect affecting creditors' rights generally and to legal and equitable limitations on availability of specific performance and other equitable remedies).

          SECTION 4.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by RII does not, and the performance of this Agreement by RII will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational docu-ments of RII, GRI, the Company, any Subsidiary of the Com-pany or any RII Paradise Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to RII, GRI, the Company, any Subsidiary of the Company or any RII Paradise Subsidiary or by which any of the Paradise Island Assets is bound or affected or (iii) other than breaches or defaults which would be cured or discharged by reason of the effectiveness of the Reorganization Plan, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Paradise Island Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which RII, GRI, the Company, any Subsidiary of the Company or any RII Paradise Subsidiary is a party or by which RII, GRI, the Company, any Subsidiary of the Company or any RII Paradise Subsidiary or any of the Paradise Island Assets is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by RII does not, and the performance of this Agreement by RII will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except for (i) the Confirmation Order and any other notices, motions or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder, (ii) the filing by Buyer and RII of premerger notification with the Federal Trade Commission and the Anti-trust Division of the United States Department of Justice under the HSR Act, (iii) consents and approvals contemplated by the Heads of Agreement or any approvals for exchange controls required to be received from the Exchange Control Department of the Central Bank of The Bahamas ("Exchange Control Approval"), (iv) consents of the New Jersey Casino Control Commission and under the New Jersey Casino Control Act, (v) filings required by the Securities Act, the Exchange Act and relevant state "blue sky" laws,
(vi) approval by the U.S. Department of Transportation and the U.S. Federal Aviation Administration ("Airline Governmental Consents") and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated hereby, or otherwise prevent RII from performing its obligations under this Agreement. The consents, applications and approvals listed in clauses (iii), (iv) and (v) above shall be hereinafter referred to as the "Governmental Consents."

          SECTION 4.04. CAPITAL STOCK OF THE COMPANY AND SUBSIDIARIES. The authorized capital stock of the Company consists of 500 shares of Class A Common Stock, B$2.86 par value per share, 400 shares of Class B Common Stock, B$2.86 par value per share, and 900 shares of Non-Voting Class C Common Stock, B$2.86 par value per share, of which 500 shares of Class A Common Stock, 400 shares of Class B Common Stock and 900 shares of Class C Common Stock, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. As of the date hereof, GRI is the registered holder of the Shares.

In accordance with Section 2.01, RII shall become the registered holder of the Shares prior to Closing. The Shares have not been issued in violation of, and are not subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of the Company outstanding. Except as set forth in Schedule 4.04, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which RII or any of its Affiliates is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or any Subsidiary of the Company, and there are not any equity securities of the Company or any Subsidiary of the Company reserved for issuance for any purpose.
Schedule 4.04 sets forth a list of all the Subsidiaries of the Company. Except for Encumbrances disclosed in
Schedule 4.04, which Encumbrances shall be released upon Closing, the Company directly has good and valid title to all the outstanding shares of capital stock of each Subsidiary of the Company, free and clear of Encumbrances, and all such shares are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as disclosed in Schedule 4.04, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

          SECTION 4.05. FINANCIAL STATEMENTS. The Paradise Island Financial Statements are the financial statements of the Paradise Island Business. The Paradise Island Financial Statements, true, correct and complete copies of which are set forth on Schedule 4.05, (a) are in accordance with the books of account and records of the Paradise Island Business, (b) are fair presentations in all material respects of the financial position and results of operations of the Paradise Island Business as of the dates and for the periods indicated and (c) were prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby.

          SECTION 4.06. ABSENCE OF UNDISCLOSED LIABILITIES AND LIENS. At June 30, 1993, and at the date of this Agreement and the Closing Date, neither the Company nor any Subsidiary of the Company did, does or will have any indebtedness, obligation or liability (including any liability for Taxes), absolute or contingent required to be reflected on or adequately provided for in a balance sheet prepared in accordance with GAAP and consistent with past practice, which is not reflected in or adequately provided for in the June 30 Balance Sheet, except for liabilities or obligations incurred in the ordinary course since June 30, 1993, consistent with past practice and not in violation of this Agreement. Except as disclosed on Schedules 4.06(a) and 4.06(b), neither the Company nor any Subsidiary of the Company is or will be directly or indirectly liable upon or with respect to (by discount, repurchase agreement or other-wise) or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person except endorsements in the ordinary course of business in connection with the deposit of items for collection. Except for Indebtedness disclosed on Schedule 4.06(a), which shall be extinguished upon the Closing, and Indebtedness described on Schedule 4.06(b), neither the Company nor any of its Subsidiaries has any Indebtedness.

          SECTION 4.07.  REAL PROPERTY AND IMPROVEMENTS.
Schedule 4.07 contains a complete list, by deed reference or otherwise, of all real property and interests in real property (the "Real Property") (a) owned or leased by the Company or any Subsidiary of the Company, (b) owned by RII in the State of Florida and used in connection with the Paradise Island Business (the "RII Real Estate Assets") or
(c) owned or leased by any RII Paradise Subsidiary in connection with the Paradise Island Business. The Paradise Island Business does not use any material real property not listed on Schedule 4.07. Except as set forth on
Schedule 4.07, RII, the Company, a Subsidiary of the Company or a RII Paradise Subsidiary has good and marketable title in fee simple to the Real Property listed on Schedule 4.07 as being owned by them, in each case free and clear of all liens (including liens for Taxes), mortgages, security interests, charges, claims, leases, survey exceptions, options, rights of first refusal or first offer, easements, restrictions, rights-of-way or other encumbrances of any nature whatsoever, except for Permitted Encumbrances or encumbrances described on Schedule 4.07. The buildings, facilities, and other improvements located on the Real Property (the "Improvements") are, and as of the Closing will be, in operating condition and fit for operation in the usual course of business, ordinary wear and tear excepted. The uses for which the Improvements are zoned do not materially restrict, or in any material manner impair, the use of the Improvements for purposes of the Paradise Island Business and to the knowledge of RII the construction of the Improvements complied at the time thereof in all material respects with all applicable building and zoning codes, deed restrictions, ordinances and rules, or appropriate variances therefrom were obtained. The Company, a Subsidiary of the Company or a RII Paradise Subsidiary, is the lessee of each of the leasehold estates listed in Schedule 4.07 as being leased by any of them, and, except as set forth in
Schedule 4.07, are in possession of each of the premises so leased and have marketable title to each of such leasehold estates. Except as set forth in Schedule 4.07 and for Permitted Encumbrances, there exists no asserted claim (including any lien for Taxes) which is adverse to the rights of the Company, any Subsidiary of the Company or any RII Paradise Subsidiary in any such leasehold estate.
Except as disclosed on Schedule 4.07, each such lease pursuant to which such leasehold estate is granted is valid without any material default thereunder by the lessee. Such leases are the only leases of real property to which RII or any of its Affiliates are parties pertaining to the Paradise Island Business. Each lease pursuant to which a leasehold estate is granted to any RII Paradise Subsidiary may be assigned to the corresponding Buyer Subsidiary without any restriction or required consent or other approval, except as provided in Schedule 4.07. Except as disclosed in Sched-ule 4.07, there is no pending, or, to the knowledge of RII or any of its Affiliates, threatened, condemnation, eminent domain or similar proceeding with respect to the Real Property or the Improvements. True, complete and correct copies of the deeds, title insurance policies, surveys, parcel maps, mortgages, agreements, leases and other documents granting or relating to the ownership or leasing of the Real Property and the Improvements that are in the possession of RII or its Affiliates have been delivered to Buyer.

          SECTION 4.08. PERSONAL PROPERTY. All machinery, equipment and other tangible personal property (the "Personal Property") (a) owned, leased or used by the Company or any Subsidiary of the Company or (b) owned, leased or used by any RII Paradise Subsidiary in connection with the Paradise Island Business is in operating condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as disclosed in
Schedule 4.08, the Company, any Subsidiary of the Company or any RII Paradise Subsidiary has and will have on the Closing Date good title to the Personal Property reflected in the June 30 Balance Sheet as being owned by them, free and clear of Encumbrances, except for Permitted Encumbrances. The Company, any Subsidiary of the Company or any RII Paradise

Subsidiary is the lessee of all the leasehold estates pertaining to Personal Property granted by the leases reflected in the June 30 Balance Sheet and their possession thereof has not been disturbed, nor has any claim been asserted against them (including any liens for Taxes) adverse to their rights in such leasehold estates. Each such lease or agreement pursuant to which any RII Paradise Subsidiary leases any material Personal Property may be assigned to the corresponding Buyer Subsidiary without any restriction or required consent or other approval, except as provided in Schedule 4.08.

          SECTION 4.09.  INTELLECTUAL PROPERTY.  (a)  Sched-
ule 4.09 lists all Intellectual Property.

          (b) Except as disclosed on Schedule 4.09, the Intellectual Property is owned by the Company, a Subsidiary of the Company or a RII Paradise Subsidiary free and clear of any Encumbrances, and (if required) has been or will be duly registered or registration applied for, where applicable, with the necessary jurisdictions. Except as disclosed on Schedule 4.09, neither RII nor any of its Affiliates has received any notice from, and neither RII nor any of its Affiliates has knowledge of, any other person challenging or questioning the right of the Company, any Subsidiary of the Company or any RII Paradise Subsidiary to use any Intellectual Property.

          (c) The Intellectual Property constitutes all of the patents, trademarks, trade names, service marks, service names, brand names, copyrights and similar intellectual property rights used in the conduct of the Paradise Island Business, other than Excluded Assets.

          (d) Except as disclosed in Schedule 4.09, neither RII nor any of its Affiliates has received any written notice alleging any infringement or improper use of any patent, right, invention, copyright, trademark, service mark, trade secret, trade right or trade name of any other person or entity, registered or unregistered, and no claim is pending, has been made or, to the knowledge of RII or any of its Affiliates, is threatened to such effect which, if true, would have, alone or in the aggregate, a Material Adverse Effect.

          SECTION 4.10.  LITIGATION.  Disclosed on Sched-
ule 4.10 is a list as of the date of this Agreement of all pending and, to the knowledge of RII or any of its

Affiliates, threatened Material Cases. Except as disclosed on Schedule 4.10, there are no pending or, to the knowledge of RII or any of its Affiliates, threatened Material Cases which are not covered by insurance (subject to customary deductibles). None of the Company, any of its Subsidiaries or any RII Paradise Subsidiary with respect to the RII Paradise Assets is in default under any judgment, order or decree of any Governmental Authority applicable to it or any of its respective properties, assets, operations or business which default would have a Material Adverse Effect.

          SECTION 4.11.  INSURANCE.  Disclosed on
Schedule 4.11 is a true and correct list as of the date of this Agreement of all insurance policies held by RII, the Company, any of its Subsidiaries or any RII Paradise Subsidiary with respect to the RII Paradise Assets, including, without limitation, policies of fire, life, theft, product and public liability, property damage, other casualty, workers' compensation, property and liability insurance. Schedule 4.11 indicates as of the date of this Agreement, in respect of each such policy, the type of coverage, the name of the insured, the insurer, the premium, all deductibles, the expiration date and the amount of the coverage thereof. All such policies are in full force and effect and none of RII or any of its Affiliates has received notice in respect of any such policy regarding the termination thereof, proposing to change the terms thereof in any material respect or claiming material defects or deficiencies or requiring the performance of any material repairs, replacements, alterations or other work in respect of the property insured thereunder.

          SECTION 4.12.  UNITED STATES BENEFIT PLANS.
(a) Schedule 4.12 contains a list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each material bonus, stock option, stock purchase, incentive compensation, deferred or executive compensation plan or arrangement or other employee fringe benefit plan maintained, contributed to or required to be maintained or contributed to by RII or an RII Paradise Subsidiary for the benefit of any current or former employee of any RII Paradise Subsidiary or their beneficiaries (all of the foregoing being herein called "Benefit Plans"). RII has delivered or made available to Buyer true, complete and correct copies of (1) each Benefit Plan (or, in the case of any material unwritten Benefit

Plans, descriptions thereof), (2) the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to any Benefit Plan (if any such report was filed), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description exists, (4) each trust agreement and insurance or annuity contract funding any Benefit Plan and (5) other similar information in its control regarding any Benefit Plan, upon the reasonable request of Buyer. Except as disclosed in
Schedule 4.12, each Benefit Plan is maintained or contributed to by RII or an RII Paradise Subsidiary for the benefit of their employees and not the employees of the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries maintains, contributes to, or has any obligations or liabilities with respect to, a Benefit Plan.

          (b) Except as disclosed in Schedule 4.12, all contributions to the Benefit Plans that were required to be made by RII or an RII Paradise Subsidiary in accordance with the Benefit Plans have been timely made.

          (c) Except as disclosed in Schedule 4.12, any Benefit Plan that is a Pension Plan, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA, has received a determination letter from the Internal Revenue Service to the effect that such Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of RII or any RII Paradise Subsidiary, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that might reasonably be expected to adversely affect its qualification.

          (d)  Schedule 4.12 contains a list and brief
description of each Pension Plan subject to Title IV of ERISA maintained, contributed to or required to be maintained or contributed to by an ERISA Affiliate (an "RII
Affiliate Pension Plan"). RII has furnished or made available to Buyer the most recent actuarial report or valuation, if any, with respect to each such RII Affiliate
Pension Plan.

          (e) Each RII Affiliate Pension Plan has paid all premiums when due to the PBGC, and no ERISA Affiliate has incurred any material liability to any such RII Affiliate
Pension Plan or to the PBGC.

          (f) Except as disclosed on Schedule 4.12, no ERISA Affiliate has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such with-drawal, from any multiemployer plan.

          (g) Except as disclosed in Schedule 4.12, no ERISA Affiliate has engaged in a transaction described in
Section 4069 of ERISA that could subject the Company or any of its Subsidiaries to material liability at any time after the date hereof.

          (h) With respect to each Welfare Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), RII and the RII Paradise
Subsidiaries comply in all material respects with the applicable requirements of Section 4980B(f) of the Code.

          SECTION 4.12A.  BAHAMAS BENEFIT PLANS.
(a) Schedule 4.12A contains a list and a brief description of all non-governmental pension funds or plans, retirement savings plans, retirement income funds, employee profit sharing plans, deferred profit sharing plans, trust funds, insurance plans, bonuses, deferred compensation, incentive or other material compensation plans or arrangements and other material employee fringe benefit plans maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees of the Paradise Island Business (all the foregoing being herein called "Bahamas Benefit Plans"). RII has delivered or made available to Buyer true, correct and complete copies of (1) each Bahamas Benefit Plan (or in the case of any unwritten Bahamas Benefit Plans, descriptions thereof), (2) the most recent summary plan description for each Bahamas Benefit Plan for which a summary plan description has been prepared and (3) each trust agreement or other funding arrangement relating to any Bahamas Benefit Plan. Except as disclosed in Schedule 4.12A, each Bahamas Benefit Plan that is not maintained pursuant to a collective bargaining agreement is maintained or established solely under, and regulated solely by, the laws of The Bahamas.

          (b)  Each Bahamas Benefit Plan that is not
maintained pursuant to a collective bargaining agreement has been administered in all material respects in accordance with its terms. With respect to all Bahamas Benefit Plans, the Company and its Subsidiaries are in compliance in all material respects with any applicable laws, regulations or provisions contained in any applicable collective bargaining agreement as such agreement may have been duly amended or modified. Except as disclosed in Schedule 4.12A, there are no investigations by any governmental agency or other claims (except claims for benefits payable in the normal operation of the Bahamas Benefit Plans), suits or proceedings against or involving any Bahamas Benefit Plan that is not maintained pursuant to a collective bargaining agreement or asserting any rights or claims to benefits under any such Bahamas Benefit Plan that could give rise to any material liability, and, to the knowledge of RII, the Company or its Subsidiaries, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (c)  Neither the Company nor any of its
Subsidiaries has any obligation to create any additional
Bahamas Benefit Plans or any similar arrangements, or to make contributions or to increase future contributions to any Bahamas Benefit Plan other than those obligations contained in the Bahamas Benefit Plan documents or in any related participation agreement and in any applicable collective bargaining agreement provided to Buyer.

          (d) RII has provided or made available to Buyer the most recent actuarial report or valuation (if any) with respect to each Bahamas Benefit Plan. The information supplied by RII, the Company and its Subsidiaries for use in preparing those reports or valuations was complete and accurate in all material respects and neither RII, the Company nor any of its Subsidiaries have reason to believe that the information provided by all other contributing employers for use in, or the conclusions expressed in, those reports or valuations are inaccurate in any material respect.

          (e)  None of the Company or any of its
Subsidiaries has any current or projected liability or contingent obligation, under any Bahamas Benefit Plan in respect of medical or other benefits (l) for retired or former employees of the Company or any of its Subsidiaries or any predecessor thereof or (2) for current employees of the Company or any of its Subsidiaries or any predecessor thereof in the event of the termination or retirement of any current employee.

          (f) No employee or former employee of the Company or any of its Subsidiaries, or any beneficiary thereof, will become entitled as a result of the transactions contemplated hereby (1) to any additional material benefits, acceleration of the time of payment or vesting of benefits, bonus, retirement, severance, job security or similar benefit or any enhanced benefit under any Bahamas Benefit Plan or
(2) any non-material benefits otherwise described in clause (1) that, when aggregated together, are material.

          (g) The Company and its Subsidiaries have timely made all contributions required to be made under applicable law to the Bahamian National Insurance Board (the "NIB"), and neither the Company nor any of its Subsidiaries has any liability, or is aware of any facts that might give rise to liability, to the NIB or any current or former employee with respect to such contributions.

          (h)  No RII Paradise Subsidiary has any
obligation, formal or informal, to provide any material employee benefits to any employee of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has any obligation, formal or informal, to provide any employee benefits to any person who is not an employee of the Company or its Subsidiaries or any beneficiary thereof.

          SECTION 4.13.  ABSENCE OF CHANGES OF EVENTS.
Since June 30, 1993, the Paradise Island Business has been conducted only in the ordinary course, consistent with past practice and the provisions of Section 6.01, and no Material Adverse Effect has occurred.

          SECTION 4.14.  COMPLIANCE WITH APPLICABLE ENVIRON-
MENTAL LAWS. Except as disclosed in Schedule 4.14 or except where a Material Adverse Effect would not occur as a result thereof:

          (a) The Company, each of its Subsidiaries and each RII Paradise Subsidiary and the operation of the Paradise Island Business is in compliance in all material respects with all applicable Environmental Laws.

          (b) Neither RII nor any of its Affiliates has received any written communication from a Governmental

Authority that alleges that the Company, any of its Subsidiaries or any RII Paradise Subsidiary is not in compliance, in any material respect, with any applicable
Environmental Law.

          (c)  To the knowledge of RII, none of the
operations or properties of the Paradise Island Business is the subject of foreign, federal, state or local investigation respecting (i) Environmental Laws,
(ii) Remedial Action or (iii) any Environmental Claim arising from a release of any Hazardous Substance into the environment.

          (d)  The Company, its Subsidiaries and the RII
Paradise Subsidiaries have filed all notices required to be filed under all applicable Environmental Laws indicating past or present treatment, storage or disposal of a Hazardous Substance.

          (e) The Company, each of its Subsidiaries and each RII Paradise Subsidiary has filed all notices required to be filed under all Environmental Laws reporting a spill or release of a Hazardous Substance into the environment.

          (f)  To the knowledge of RII or any of its
Affiliates, none of the Company, any of its Subsidiaries or any RII Paradise Subsidiary has any liabilities in connection with any Hazardous Substance.

          (g)  To the knowledge of RII or any of its
Affiliates, there are no underground nonpropane storage tanks or polychlorinated biphenyls on any Real Property.

          (h) None of the Company, any of its Subsidiaries or any RII Paradise Subsidiary is subject to any judicial, administrative or arbitral actions, suits, proceedings, or governmental proceedings alleging the violation of any Environmental Law or Environment Permit.

          (i)  To the knowledge of RII or any of its
Affiliates, none of the Company, any of its Subsidiaries or any RII Paradise Subsidiary, as a result of its respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of in violation of applicable Environmental Laws, either on or under any Real Property or on any real property not permitted to accept, store or dispose of such Hazardous
Substances.

          SECTION 4.15. COMPLIANCE WITH LAWS; LICENSES AND PERMITS. The Paradise Island Business is being conducted in compliance in all material respects with all laws, ordi-nances, regulations, licensing requirements, rules, decrees, awards or orders, including, without limitation, any thereof relating to wages, hours, hiring, promotions, working condi-tions, use and occupancy of the Improvements, nondiscrim-ination, health, safety, trade regulation, antitrust, war-ranties and control of foreign exchange, except where fail-ure to so comply would not have a Material Adverse Effect. The Company, its Subsidiaries and RII Paradise Subsidiaries have all governmental licenses and permits and other govern-mental authorizations and approvals required for the opera-tion of the Paradise Island Business and the use of the Paradise Island Assets. All governmental licenses and per-mits held by such parties are valid and in full force and effect and there are not pending, or, to the knowledge of RII, threatened, any proceedings which could result in the termination or impairment of any such governmental license or permit.

          SECTION 4.16.  THE SHARES; ENTIRE BUSINESS.
(a) As of the Closing Date RII will directly have good and valid title to the Shares, free and clear of any Encumbrances. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares and The Bahamas Exchange Control Approval has been received, upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by RII for transfer to Buyer, and upon payment of the Aggregate Purchase Price as provided in Section 2.04 and payment of any applicable Transfer Taxes, good and valid title to the Shares will pass to Buyer, free and clear of any Encumbrances other than those arising from acts of Buyer or its Affiliates. Except for the agreements set forth in Schedule 4.16(a), the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or under-standing, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than this Agreement and any exchange control approvals that may be required in connection with the disposition of the Shares by the letter to be issued to Buyer in connection with the Exchange Control Approval.

          (b) RII, the Company, its Subsidiaries and the RII Paradise Subsidiaries own, lease or license all the Paradise Island Assets. The sale of the Shares by RII to

Buyer and the sale of the RII Paradise Assets and the RII
Real Estate Assets by RII and the RII Paradise Subsidiaries to the Buyer Subsidiaries pursuant to this Agreement will effectively convey to the Buyer and the Buyer Subsidiaries the entire Paradise Island Business and all of the Paradise
Island Assets. Except as set forth on Schedule 4.16(b), there are no shared facilities or Contracts which are used in connection with, or otherwise related to, the Paradise
Island Business and with other operations of RII or any of its Affiliates.

          SECTION 4.17.  CONTRACTS.  Set forth on
Schedule 4.17 is a true and correct list as of the date of this Agreement of each Material Contract. True and correct copies of all Material Contracts have been made available to Buyer. Each Material Contract is valid and binding on, in full force and effect with respect to, and is enforceable by, RII, the Company, one of its Subsidiaries or one of the RII Paradise Subsidiaries in accordance with its terms (subject as to enforcement to applicable bankruptcy, reorganization, insolvency, fraudulent transfer and moratorium and similar laws from time to time in effect affecting creditors' rights generally and to legal and equitable limitations on availability of specific performance and other equitable remedies). Except as described on Schedule 4.17, each of RII, the Company, its Subsidiaries and each RII Paradise Subsidiary has performed all material obligations required to be performed by it to date under the Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of RII or any of its Affiliates, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Material Contracts of the RII Paradise Subsidiaries may be assigned to the Buyer Subsidiaries without any restriction or required consent or other approval, except as provided in
Schedule 4.17.

          SECTION 4.18. INVENTORY. Except to the extent of the reserves therefor reflected in the June 30 Balance Sheet or as disclosed on Schedule 4.18, inventory reflected in the June 30 Balance Sheet and all inventory existing as of September 30, 1993, are of good, usable and merchantable quality. Such inventory does not include any obsolete or discontinued items or quantities in excess of the require-ments of the Paradise Island Business in the ordinary course of business, except as reserved for on the June 30 Balance Sheet or similar reserves with respect to inventories acquired after June 30, 1993, which reserves are consistent with past practice. All inventory reflected on the Paradise Island Financial Statements was valued at the lower of cost or market on a first-in, first-out basis in accordance with GAAP.

          SECTION 4.19. RECEIVABLES; PAYABLES. (a) Except as set forth on Schedule 4.19, all the receivables reflected in the June 30 Balance Sheet and all receivables existing as of September 30, 1993, to be reflected on a balance sheet dated as of September 30, 1993 (i) represent bona fide indebtedness, (ii) arose in the ordinary course of business,
(iii) are subject to no prior assignment, claim, lien or security interest (including any lien for Taxes) and (iv) to the knowledge of RII or any of its Affiliates are collectible in full when due in the ordinary course of business, subject to no defenses, setoffs or counterclaims, except to the extent of the reserves therefor reflected in the June 30 Balance Sheet, or similar reserves with respect to receivables generated after June 30, 1993.

          (b) Except as set forth on Schedule 4.19, all trade payables and accrued liabilities reflected in the June 30 Balance Sheet and all trade payables and accrued liabilities existing as of September 30, 1993, to be reflected on a balance sheet dated September 30, 1993, were incurred in the ordinary course of the Paradise Island
Business and were correctly classified as current, and all payment terms were in accord with consistent past practice and normal industry practice.

          SECTION 4.20.  EMPLOYEES.  Except as set forth on
Schedule 4.20, there are no current or, to the knowledge of RII or any of its Affiliates, threatened work stoppages by any of the managers or the employees of the Company, any of its Subsidiaries or any RII Paradise Subsidiaries with respect to the RII Paradise Assets. There are no current or, to the knowledge of RII or any of its Affiliates, threatened work stoppages by any other persons which would, as of the Closing Date, have a Material Adverse Effect. Except to the extent provided for in the Paradise Island Financial Statements as of the dates thereof or as disclosed in Schedule 4.20, there was no material liability arising out of claims made or suits brought (including, without limitation, workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sick-ness, disease, death or termination of employment of any person to the extent attributable to an event occurring or a state of facts existing prior to the Closing Date.

          SECTION 4.21.  TAX RETURNS AND PAYMENTS.
(a) None of the Taxpayers is required to pay any Taxes or file or provide to its shareholders any returns, forms or reports (other than information provided to RII or any of its Subsidiaries for the purpose of enabling RII or such Subsidiary to file returns or reports required to be filed by RII or such Subsidiary) with respect to any Taxes in any jurisdiction other than The Bahamas. None of the Taxpayers is jointly or severally liable for any Taxes, or liabilities relating to Taxes, of any person, corporation or entity other than itself or another Taxpayer.

          (b) The Taxpayers have filed or caused to be filed, all Tax returns, declarations, forms and reports and all information returns and statements required to be filed by any taxing authority of any jurisdiction (collectively, "Returns"). All such Returns were filed in a timely fashion. The foregoing Returns correctly and accurately reflected in all material respects the facts with respect to which such Returns were filed, the Taxes due for the taxable periods covered by such Returns and any other information required to be shown thereon. Each Taxpayer has timely paid, or will timely pay, in full all Taxes imposed on it which are due and payable for each period ending before the Closing Date. No tax liens have been filed and no claims are being asserted against the Taxpayers with respect to any Taxes, except as set forth on Schedule 4.21. Except as set forth on Schedule 4.21, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Return required to be filed with respect to any Taxpayer, and no Taxpayer, nor any affiliated group of which any Taxpayer is or has been a member, has requested any extension of time within which any Return, which Return has not yet been filed.

          (c) Each of the RII Paradise Subsidiaries has paid in full or will timely pay in full all Taxes relating to the ownership or operation of the Paradise Island Assets other than the Transfer Taxes. None of the Paradise Island Assets prior to the Closing Date is subject to a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986. Neither the Company nor any of the RII Paradise Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897 of the Code.

          (d)  Neither RII nor any of the RII Paradise
Subsidiaries is a "foreign person" within the meaning of
Section 1445 of the Code.


          SECTION 4.22.  BROKERS.  No broker, finder or
investment banker, other than those specified on Sched-ule 4.22, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by and on behalf of RII.

          SECTION 4.23.  TRANSACTIONS WITH AFFILIATES.
Since January 1, 1993, except as disclosed in Schedule 4.23, none of the Company, any Subsidiary of the Company or any RII Paradise Subsidiary has purchased, acquired or leased any material property or material services from, or sold, transferred or leased any material property or material services to, or lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, any officer, director or employee of RII or any of its Affiliates.

          SECTION 4.24. PAYMENTS. Neither RII nor any of its Affiliates nor any officer, agent or employee thereof nor, to the knowledge of RII, any distributor or licensee thereof nor any other person acting on behalf of RII or any of its Affiliates, directly or indirectly, has, during the past five years, on behalf of or with respect to RII or any of its Affiliates, (1) made any unlawful domestic or foreign political contributions, (2) made any payment or provided services which were not legal to make or provide or which RII or any of its Affiliates or any such officer, employee or other person should have known were not legal for the payee or the recipient of such services to receive,
(3) received any payment or any services which were not legal to receive or which RII or any of its Affiliates or any such officer, employee or other person should have known were not legal for the payor or the provider of such services to make or provide, or (4) had any transactions or payments which are not recorded in its accounting books and records or disclosed in its financial statements.

          SECTION 4.25. BUYER REGISTRATION STATEMENT; BUYER PROSPECTUS. (a) The information to be supplied in writing by RII to Buyer specifically for use in the latest draft Buyer Registration Statement and draft Buyer Prospectus available on November 30, 1993, will not as of November 30, 1993, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. RII agrees that on November 30, 1993, it shall deliver a letter to Buyer attaching thereto such latest drafts of the Buyer Registration Statement and Buyer Prospectus and acknowledging therein the material supplied in writing by it to Buyer specifically for use in such latest drafts of the Buyer Registration Statement and Buyer Prospectus.

          (b) The information to be supplied in writing by RII to Buyer specifically for use in the Buyer Registration Statement and the Buyer Prospectus therein will not (i) at the time the Buyer Prospectus is first distributed pursuant to the Reorganization Plan, (ii) at the time the Buyer Registration Statement becomes effective, (iii) on the date of the Bankruptcy Court's hearing with respect to the Disclosure Statement, (iv) on the date of the confirmation of the Reorganization Plan by the Bankruptcy Court or (v) at the Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. RII agrees that on each date referred to in clauses (i), (ii), (iii) and
(iv) above, it shall deliver a letter to Buyer attaching thereto the Buyer Registration Statement and Buyer Prospectus in effect on such date and acknowledging therein the material supplied in writing by it to Buyer specifically for use in such Buyer Registration Statement or Buyer Prospectus.

          (c) Notwithstanding the foregoing, RII makes no representation or warranty with respect to any information included in the draft Buyer Registration Statement and the draft Buyer Prospectus referred to in Section 4.25(a) or in the Buyer Registration Statement or the Buyer Prospectus referred to in Section 4.25(b) that is not supplied in writing by RII to Buyer specifically for use therein. If, at any time prior to the Closing Date, any event relating to

RII or any of its Affiliates, officers or directors actually is discovered by RII or any of its Affiliates which is required to be set forth in a supplement to the Buyer Prospectus, RII shall promptly inform Buyer and assist Buyer in preparing, filing with (and, if required, having approved by) the SEC and the Bankruptcy Court and disseminating any such supplements.


                          ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to RII and GRI that:

          SECTION 5.01.  ORGANIZATION AND GOOD STANDING.
Buyer is a corporation duly organized, validly existing and
in good standing under the laws of the Commonwealth of The
Bahamas.   Buyer has made available to RII an accurate and
complete copy of its current memorandum of association and articles of association. Attached hereto as Exhibit A are Articles of Association of Buyer, which Articles of Association Buyer will cause to be filed without change on or before the Closing Date, and on the Closing Date such Articles of Association shall be in full force and effect and shall supersede any previous Articles of Association.

          SECTION 5.02.  AUTHORIZATION.  Buyer has all
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations here-under. The execution and delivery of this Agreement by Buyer and the purchase of the Shares by Buyer have been, and the purchase of the RII Paradise Assets by the Buyer Subsidiaries will be at Closing, duly and validly authorized by all necessary corporate action on the part of Buyer and the Buyer Subsidiaries and no other corporate proceedings or shareholder actions on the part of Buyer or the Buyer Subsidiaries are or will be necessary to authorize this Agreement or to purchase the Shares and the RII Paradise Assets. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by RII, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject as to enforcement to applicable bankruptcy, reorganization, insolvency, fraudulent transfer and moratorium and similar laws from time to time in effect affecting creditors' rights generally and to legal and equitable limitations on availability of specific performance and other equitable remedies).

          SECTION 5.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the memorandum of association or articles of association or equivalent organizational documents of Buyer or any Buyer Subsidiary,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any Buyer Subsidiary or by which any of them or their properties is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the property or assets of Buyer or any Buyer Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party or by which any of them or their properties is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Buyer or any Buyer Subsidiary.

          (b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except for (i) the Confirmation Order, (ii) required filings under the HSR Act, (iii) the Airline Governmental Consents, (iv) the Governmental Consents and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated hereby, or otherwise prevent Buyer from performing its obligations under this Agreement.

          SECTION 5.04.  REORGANIZATION PLAN SOLICITATION
DOCUMENTS. The information to be supplied in writing by Buyer to RII specifically for use in the Registration

Statement and the Disclosure Statement will not (i) at the time the Disclosure Statement is first mailed, (ii) at the time the Registration Statement becomes effective, (iii) on the date of the Bankruptcy Court's hearing with respect to the Disclosure Statement, (iv) on the date of confirmation of the Reorganization Plan by the Bankruptcy Court or (v) at the Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer agrees that on each date referred to in clauses (i), (ii), (iii) and (iv) above, it shall deliver a letter to RII attaching thereto the Registration Statement and Disclosure Statement in effect on such date and acknowledging therein the material supplied in writing by it to RII specifically for use in such Registration Statement and Disclosure Statement.

Notwithstanding the foregoing, Buyer makes no representation or warranty with respect to any information included in the Registration Statement or the Disclosure Statement that is not supplied in writing by Buyer to RII specifically for use therein. If, at any time prior to the Closing Date, any event relating to Buyer or any of its Affiliates, officers or directors actually is discovered by Buyer or any of its Affiliates which is required by the Bankruptcy Court to be set forth in a supplement to the Disclosure Statement, Buyer will promptly inform RII and cooperate with RII in pre-paring, filing with (and, if required, having approved by) the SEC and the Bankruptcy Court and disseminating any such supplements.

          SECTION 5.05.  BROKERS.  No broker, finder or
investment banker, other than those specified on Sched-ule 5.05, is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by and on behalf of Buyer.

          SECTION 5.06.  BUYER SERIES A SHARES.  The Buyer
Series A Shares have been duly authorized and, upon issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          SECTION 5.07. BUYER REGISTRATION STATEMENT; BUYER PROSPECTUS. Each of the Buyer Registration Statement and the Buyer Prospectus shall not (i) at the time the Buyer Prospectus is first distributed pursuant to the Reorganiza-tion Plan, (ii) at the time the Buyer Registration Statement becomes effective, (iii) on the date of the Bankruptcy Court's hearing with respect to the Disclosure Statement,
(iv) on the date of the confirmation of the Reorganization Plan by the Bankruptcy Court or (v) at the Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer makes no representation or warranty with respect to any information included in the Buyer Registration Statement or the Buyer Prospectus that was supplied by RII to Buyer specifically for use therein. If, at any time prior to the Closing Date, any event relating to Buyer or any of its Affiliates, officers or directors should be discovered by Buyer or any of its Affiliates which is required to be set forth in a supplement to the Buyer Prospectus, Buyer will prepare, file with (and, if required, use its best efforts to have approved by) the SEC, the Bankruptcy Court and the appropriate authorities of the government of The Bahamas and disseminate any such supplements. The Buyer Registration Statement and the Buyer Prospectus did, or shall, as the case may be, comply as to form in all material respects with the requirements of the Securities Act, and all other laws, rules, regulations, decrees and orders promulgated thereunder.

          SECTION 5.08. OPERATION OF BUYER. Since its inception Buyer has not engaged, and prior to Closing it shall not engage, in any activity or business other than those relating to the implementation of this Agreement, preparation relating thereto and preparation for the implementation of the plans for the Paradise Island Business contemplated in the Buyer Registration Statement. Following the Closing, Buyer will promptly reimburse Parent for
(i) all reasonable costs and expenses relating to architecture matters, the Buyer Prospectus and Buyer Registration Statement and bank financing incurred by Parent for the benefit of Buyer as and when incurred or which have already been incurred and (ii) all other reasonable costs and expenses, up to an aggregate maximum amount of $2 million, incurred by Parent for the benefit of Buyer as and when incurred or which have already been incurred, including without limitation the costs and expenses set forth on Schedule 5.08, unless otherwise specifically excluded on such Schedule. Except for Indebtedness contemplated by this Agreement, Buyer has no Indebtedness.

          SECTION 5.09. CAPITAL STRUCTURE OF BUYER. The authorized capital stock of Buyer consists of 3,000,000 Ordinary Shares, of which two shares, constituting all the issued and outstanding shares (the "Buyer Shares"), are duly authorized and validly issued and outstanding, fully paid and nonassessable. Parent is the registered holder of the Buyer Shares. The Buyer Shares have not been issued in violation of, and are not subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of Buyer outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than those contemplated by this Agreement) pursuant to which Buyer is or may become obligated to issue, sell, purchase, return or redeem any of its shares of capital stock or other securities and there are not any equity securities of Buyer reserved for issuance for any purpose. As of the Closing, Buyer will directly have good and valid title to all the outstanding shares of capital stock of each Buyer Subsidiary, free and clear of Encumbrances, and all such shares will have been duly authorized and validly issued and outstanding, fully paid and nonassessable. Buyer does not directly or indirectly own any capital stock of or any other equity interests in any corporation, partnership or other entity.

          SECTION 5.10.  SUBSCRIPTION AGREEMENTS.  Each of
(i) the Subscription Agreement dated as of the date hereof relating to the subscription of shares of Parent (the "Parent Subscription Agreement"), and (ii) the Subscription Agreement dated as of the date hereof between Parent and Buyer, a copy of which is attached hereto as Exhibit I (as in effect as of the date hereof, the "Buyer Subscription Agreement"), has been executed and delivered by the parties thereto, is valid and binding on, in full force and effect with respect thereto and is enforceable by the parties thereto in accordance with its terms (subject as to enforcement to applicable bankruptcy, reorganization, insolvency, fraudulent transfer and moratorium and similar laws from time to time in effect affecting creditors' rights generally and to legal and equitable limitations on availability of specific performance and other equitable remedies).

                          ARTICLE VI

                    ADDITIONAL AGREEMENTS

          SECTION 6.01. CONDUCT OF PARADISE ISLAND BUSINESS PENDING THE CLOSING. Except as contemplated by this Agree-ment, RII covenants and agrees that, during the period between the date of this Agreement and through and including the Closing Date, unless Buyer shall otherwise agree in writing, the Paradise Island Business shall be conducted only in the ordinary course of business and in a manner con-sistent with past practice; and RII and each of its Affili-ates, subject to the applicable provisions of the Bankruptcy Code, shall use its reasonable efforts (without expense outside of the ordinary course of business) to preserve sub-stantially intact the business organization of the Paradise Island Business, to keep available the services of the present officers, employees and consultants of the Paradise Island Business and to preserve the present relationships of the Paradise Island Business with customers, suppliers and other persons with which the Paradise Island Business has significant business relations; PROVIDED that RII shall not be required to make, or cause any of its Affiliates to make, any additional payments or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligation other than in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as contemplated by this Agreement (including without limitation Section 6.11), none of the Company or any of its Subsidiaries or any RII Paradise Subsidiary shall, during the period between the date of this Agreement and through and including the Closing Date, directly or indirectly do, or propose or commit to do, any of the following, except with the prior written consent of Buyer:

          (a) amend or otherwise change its Articles of Association or Memorandum of Association or charter or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of the Company or any of its Subsidiaries or (B) any Paradise Island Assets, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends or other distributions of cash if, in the good faith belief of management of RII, such distributions will not cause the Paradise Island Business to have, as of the Closing Date, Adjusted Working Capital materially less than the Target Adjusted Working Capital plus a good faith estimate of the EBITDA Adjustment or Adjusted Cash materially less than Targeted Adjusted Cash;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advance, except in the ordinary course of business and in a manner consistent with past practice;
     (iii) enter into any Material Contract other than in the ordinary course of business and in a manner con-sistent with past practice; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Sec-tion 6.01(e);

          (f) increase the compensation payable or to become payable to any of its officers or employees, except as may be required by the terms of existing Benefit Plans, Bahamas Benefit Plans, collective bargaining agreements or individual employment contracts and except for increases in salary or wages of any officers or employees of the Paradise Island Business whose annual cash compensation does not exceed $100,000 in the ordinary course of business and in a manner consistent with past practices, or grant any severance or termination pay (except with respect to any Excluded Employee) or enter into any employment, consulting or severance agreement with any present or former director, officer or other employee of the Paradise Island Business other than, in the case of severance agreements with any officer or employee whose annual cash compensation does not exceed $100,000, in the ordinary course of business and in a manner consistent with past practice, or amend (except as may be required by law), establish, adopt, enter into any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) take any action other than in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures;

          (h) make any material tax election, other than in the ordinary course of business and in a manner consistent with past practice, or settle or compromise any liability for Taxes in excess of $100,000 (this paragraph (h) shall only apply to the Company and its Subsidiaries); or

          (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Paradise Island Financial Statements or incurred in the ordinary course of business and in a manner consistent with past practice, and (ii) the payment, discharge or satisfaction of any intercompany Indebtedness; PROVIDED, HOWEVER, such intercompany transactions would not cause the Paradise Island Business to have, as of the Closing Date, Adjusted Working Capital materially less than the Targeted Adjusted Working Capital plus a good faith estimate of the EBITDA Adjustment, or Adjusted Cash materially less than Targeted Adjusted Cash.

          SECTION 6.02. SECURITIES LAWS. Each of RII and Buyer shall make all filings under the Securities Act and the Exchange Act necessitated by the provisions of this Agreement. Buyer shall cause the Buyer Series A Shares to be registered under the Exchange Act and authorized for quotation on the NASDAQ National Market System. Buyer shall use its reasonable best efforts to file the Buyer Registration Statement with the SEC as soon as possible.

          SECTION 6.03. DOCUMENTS AND MOTIONS TO BE FILED BY RII AND GRI. (a) Promptly upon completion of the Reorganization Plan Solicitation, and in no event later than February 15, 1994, RII and GRI shall commence the Bankruptcy Cases. Notwithstanding anything to the contrary, RII and GRI shall not be under any obligation to commence the Bankruptcy Cases unless and until RII and GRI shall have received in the Reorganization Plan Solicitation the requisite number of acceptances from impaired creditors and the requisite number of consents to terminate the Old Security Documents (as defined in the Reorganization Plan).

          (b)  Promptly upon the commencement of the
Bankruptcy Cases, and in no event later than five Business Days thereafter, RII and GRI shall (i) file the Disclosure Statement and the Reorganization Plan and the certification of votes for acceptance or rejection of the Reorganization Plan with the Bankruptcy Court and (ii) seek from the Bankruptcy Court and take all steps necessary to obtain a hearing at the earliest practicable date for approval of the Disclosure Statement and confirmation of the Reorganization Plan.

          (c)  RII shall file, not later than five Business
Days after the Bankruptcy Date, the Interim Motion with the Bankruptcy Court and use its best efforts to cause the Bankruptcy Court to enter the Interim Order.

          (d) RII shall use its reasonable best efforts to file the Registration Statement with the SEC as soon as possible.

          SECTION 6.04.  REORGANIZATION PROCEEDINGS.
(a) (i) RII shall, and shall cause GRI to, seek confirmation of the Reorganization Plan by the Bankruptcy Court using the acceptances of the Reorganization Plan received by RII and GRI pursuant to the Reorganization Plan Solicitation, (ii) RII shall, and shall cause GRI to, comply in all material respects with the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder in connection with obtaining confirmation of the Reorganization Plan, (iii) RII shall, and shall cause GRI to, use its best efforts to obtain, and shall, and shall cause GRI to, refrain from knowingly taking any action that would be likely to prevent, materially impede or result in the revocation of, (A) the entry by the Bankruptcy Court of the Confirmation Order and (B) the vesting upon the date on which the Reorganization Plan shall become effective of (y) the property of each of RII and GRI in the reorganized entities and (z) the property dealt with by the Reorganization Plan in the recipients thereof under the Reorganization Plan, in each case free and clear of all claims and interests of creditors and equity security holders except as provided in and in accordance with the Reorganization Plan and (iv) RII shall not, and shall cause GRI not to, consent to any amendment or supplement to, or modification of, the Reorganization Plan or the Disclosure Statement that purports to change in any material respect the terms or conditions of the transactions contemplated by this Agreement without the prior written consent of Buyer.

          (b)  Buyer shall use its best efforts to assist
RII and GRI in performance of their obligations under
Section 6.04(a).

          SECTION 6.05. ACCESS TO INFORMATION; CONFIDENTI-ALITY. (a) From the date hereof to the Closing Date, RII shall, and shall cause its Affiliates, officers, directors, employees, auditors and other agents to, (i) afford the officers, employees, auditors and other agents of Buyer reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Buyer with all financial, operating and other data and information with respect to the Paradise Island Business as Buyer, through its officers, employees or agents, or such financing sources may reasonably request and (ii) furnish, and cause the officers and employees of RII and its Affiliates to furnish, to Buyer and its authorized representatives such additional financial and operating data and other information regarding the Paradise Island Assets and the Paradise Island Business as Buyer shall from time to time reasonably request including, without limitation, all monthly or other interim financial and operating reports relating to the Paradise Island Business prepared by or for officers of RII and its Affiliates. Without limiting the foregoing, RII agrees to provide representatives of Buyer with offices in Paradise Island and Miami and such representatives shall be given adequate prior notice (if time permits) of and allowed to attend all material meetings of RII and its Subsidiaries relating to the Paradise Island Business.

          (b)  The confidentiality agreement dated
August 11, 1993, between RII and Parent shall continue in full force and effect until the Closing and shall survive the termination of this Agreement in the event that no Closing occurs and the benefits thereof shall be assigned to PIRI upon the Spin-off.

          SECTION 6.06. NOTIFICATION OF CERTAIN MATTERS. RII shall give prompt notice to Buyer, and Buyer shall give prompt notice to RII, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause a representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of RII or Buyer, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOW-EVER, that the delivery of any notice pursuant to this
Section 6.06 shall not limit, increase, or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.07. FURTHER ACTION; REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable best efforts (without undue expense) to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and by the Reorganization Plan, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Material Contracts as are necessary for the consummation of the transactions contemplated hereby and by the Reorganization Plan and to fulfill the conditions to the Closing.

          SECTION 6.08.  PUBLIC ANNOUNCEMENTS.  Buyer and
RII shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and by the Reorganization Plan and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

          SECTION 6.09. EMPLOYEE BENEFIT MATTERS. (a) As of the Closing Date, Buyer shall cause the Buyer Subsidiaries to offer employment to each person employed by the RII Paradise Subsidiaries whose primary functions relate to the operation of the Paradise Island Business and each person set forth on Schedule 6.09 (a "Paradise Employee"), except that Buyer may designate in writing within 60 days from the date of this Agreement up to 40 Paradise Employees to whom it does not wish to offer employment (the "Excluded Employees"). Schedule 6.09(a) generally describes severance benefits for Paradise Employees and sets forth a list of each Paradise Employee and the salary as of the date hereof and the employment commencement date of each such Paradise Employee. The Buyer Subsidiaries shall not be required to offer employment to any Excluded Employee and RII hereby agrees that all obligations, including obligations under any Benefit Plan or similar employee benefits, to such Excluded Employees shall remain the responsibility solely of RII.
RII shall cooperate with and assist Buyer in any reasonable manner in hiring Paradise Employees (other than any Excluded Employees). Buyer agrees that, for a period of one year from the Closing Date, Buyer will not, without the written consent of RII, employ any Excluded Employees, as consultants or otherwise. Any Paradise Employee who becomes an employee of Buyer or the Buyer Subsidiaries shall be referred to herein as a "Continuing Employee".

          (b) Buyer shall have no obligation to maintain or assume obligations under any Benefit Plan, or to provide any employee benefits, other than the obligations contained in this subsection. Within 90 days from the date of this Agreement, Buyer shall determine whether it shall offer Continuing Employees a 401(k) plan. If Buyer determines to offer Continuing Employees a 401(k) plan, then on or prior to the Closing, Buyer shall sponsor, or cause one or more of its Affiliates to sponsor, a plan (the "Successor Plan") that is qualified under Section 401 of the Code, under which there is established a trust (the "Successor Trust") that is exempt under Section 501 of the Code, to which the following transfers shall be made. As promptly as practical after the Closing Date, RII shall take all actions necessary to transfer to the Successor Trust the account balances in the Resorts Retirement Savings Plan (the "Savings Plan") of all Continuing Employees. Such transfers shall be made solely in cash or, where applicable, in cash plus any loan from an account to a Continuing Employee that satisfies the requirements of ERISA and the Code. The transfer of the account balances referred to above shall take place upon receipt by RII of either (x) a copy of a favorable determination letter or letters from the IRS that the Successor Plan is qualified under Section 401 of the Code and the Successor Trust is exempt from taxation under
Section 501 of the Code or (y) an opinion of counsel to Buyer, on which to RII is entitled to rely and which is reasonably satisfactory to RII, that the Successor Plan is qualified under Section 401 of the Code and the Successor Trust is exempt from taxation under Section 501 of the Code.

          (c) Schedule 6.09(c) sets forth a list of the officers and directors of the Company or any of its Subsidiaries who are not directly involved in the business and operations of the Company and its Subsidiaries. On the Closing Date, RII shall cause to be delivered to Buyer duly signed (i) resignations (with respect to their entire association with or employment by the Company or any of its Subsidiaries) effective as of the Closing Date of all such officers and directors and (ii) releases of such officers and directors releasing the Company and its Subsidiaries of all obligations and liabilities relating to such resignations.

          (d) RII and Buyer agree to cooperate in making all appropriate filings and taking all appropriate actions required to implement this Section 6.09.

          SECTION 6.10. BULK TRANSFER LAWS. RII shall cause each RII Paradise Subsidiary to comply in all material respects with the provisions of any so-called Bulk Transfer Law of all states of the United States in which any of the RII Paradise Assets subject to any such Bulk Transfer Law are located in connection with the sale of the RII Subsidiary Assets to the Buyer Subsidiaries. RII represents and warrants to Buyer that the list of creditors to be provided by RII pursuant to such Bulk Transfer Laws will, to RII's knowledge, contain the names and business addresses of all creditors of the RII Paradise Subsidiaries, with the amounts of credit listed when known, and also the names of all persons who are known to RII to assert claims against any RII Paradise Subsidiary even though such claims are disputed, and that such list will be true, correct and complete in all material respects and will comply in all material respects with such Bulk Transfer Laws. As promptly as practicable after the Closing, RII shall pay and discharge when known all amounts so listed (other than Assumed Liabilities and claims disputed in good faith).

          SECTION 6.11. INTERCOMPANY ACCOUNTS, CONTRACTS, GUARANTIES AND INDEBTEDNESS. On or prior to the Closing Date, the net amount of all Indebtedness between RII and any of its Affiliates (other than the Company and any Subsidiary of the Company), on the one hand, and the Company and any Subsidiary of the Company, on the other hand, shall be cancelled or contributed to the capital of the relevant entity. On or prior to the Closing Date, RII shall cause the Company and each Subsidiary of the Company not to have any Indebtedness, except for Indebtedness disclosed on
Schedule 4.06(b). On or prior to the Closing Date, RII shall terminate or cause to be terminated all Contracts between and among RII and its Affiliates and any of the Company, the Subsidiaries of the Company and the RII Paradise Subsidiaries (to the extent such Contracts relate to the Paradise Island Business), and shall cancel or cause to be cancelled all guarantees and security interests given by the Company, the Subsidiaries of the Company or the RII Paradise Subsidiaries on behalf of RII or any of its Affiliates. On or prior to the Closing Date, RII shall cancel or cause to be cancelled (a) all liens held by RII or any of its Affiliates on any of the Paradise Island Assets and (b) all liens held by the Company or any of its Subsidiaries on any of the assets of RII or any of its Affiliates (other than the Paradise Island Assets) and (c) all liens on any of the Paradise Island Assets relating to Indebtedness, except any such liens disclosed on
Schedule 4.06(b).

          SECTION 6.12. REORGANIZATION PLAN SOLICITATION DOCUMENTS. RII shall use its reasonable best efforts to prepare each of the Registration Statement and the Dis-closure Statement so that they shall not (i) at the time the Disclosure Statement is first mailed, (ii) at the time the Registration Statement becomes effective, (iii) on the date of the Bankruptcy Court's hearing with respect to the Disclosure Statement, (iv) on the date of the confirmation of the Reorganization Plan by the Bankruptcy Court or (v) at the Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, RII makes no such covenant with respect to any information included in the Registration Statement or the Disclosure Statement that was supplied by Buyer or any holder of notes issued by RII (or any representative of such holder) to RII specifically for use therein. If, at any time prior to the Closing Date, any event relating to RII or any of its Affiliates, officers or directors should be dis-covered by RII or any of its Affiliates which is required by the Bankruptcy Court to be set forth in a supplement to the Disclosure Statement, RII will prepare, file with (and, if required, use its best efforts to have approved by) the SEC and the Bankruptcy Court and disseminate any such supplements. RII shall use its reasonable best efforts to ensure that the Registration Statement and the Disclosure Statement did, or shall, as the case may be, comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder.

          SECTION 6.13.  REORGANIZATION PROCEEDINGS.
Neither RII nor GRI will knowingly take any action, or fail to take any action, which could reasonably be expected to prevent, materially impede or result in the revocation of the confirmation of the Reorganization Plan (as provided in Section 1144 of the Bankruptcy Code).

          SECTION 6.14. WAIVER OF CERTAIN REPRESENTATIONS AND WARRANTIES. (a) Except as provided in Section 6.14(b), as of 11:59 p.m. on November 30, 1993, Buyer shall be deemed to have waived and released any and all of Buyer's claims, rights and remedies of any nature whatsoever (including without limitation Buyer's ability, if any, to seek damages or to terminate this Agreement) with respect to any inaccuracies in or breaches of representations or warranties of RII contained herein on account of any matter arising or occurring on or before November 30, 1993.

          (b) Notwithstanding Section 6.14(a), Buyer does not waive (i) any claim, right, or remedy whatsoever (including without limitation Buyer's ability, if any, to seek damages or to terminate this Agreement) with respect to any breaches of representations and warranties contained in Sections 4.01, 4.02 and 4.16(a), (ii) any claim for damages relating to any breach of the representations and warranties contained in Section 4.25 or (iii) any claim, right, or remedy whatsoever (including without limitation Buyer's ability, if any, to seek damages or to terminate this Agreement) with respect to any inaccuracies in or breaches of the representations or warranties of RII contained herein on account of any matter arising or occurring on or before November 30, 1993 (x) which was known by RII or any of its Affiliates or which would have been known by RII or any of its Affiliates had they not been grossly negligent or (y) which was fraudulently or knowingly concealed from Buyer by RII or any of its Affiliates; PROVIDED, HOWEVER, that as of 11:59 p.m. on November 30, 1993, Buyer shall be deemed to waive all rights otherwise reserved in this Section 6.14(b) with respect to any matter which was known to Buyer or any of its Affiliates on or before November 30, 1993.

          (c) As of the later of 11:59 p.m. on November 30, 1993, or, with respect to breaches by RII of Section 6.01 that Buyer or any of its Affiliates first became aware of between November 25, 1993, and November 30, 1993, five Business Days after Buyer or any of its Affiliates became aware of such breach, Buyer shall be deemed to have waived its right to terminate this Agreement (but not its right to seek damages) for any breaches by RII of Section 6.01 that were known to Buyer or would have been known to Buyer or any of its Affiliates had they not been grossly negligent.

          SECTION 6.15.  CERTAIN OBLIGATIONS OF BUYER.
(a) Prior to or at the Closing, Buyer shall, and shall use its best efforts to cause its relevant Affiliates to, execute and deliver, and shall take all actions and perform all material obligations required to be taken or performed by it or its Affiliates at or prior to the Closing under,
(i) the Heads of Agreement dated August 18, 1993, among Buyer, Parent and the Government of The Bahamas (and Buyer shall use its best efforts to cause such Heads of Agreement to remain in full force and effect as of the Closing Date),
(ii) the Registration Rights Agreement, in the form attached hereto as Exhibit B, (iii) the Articles of Association of Buyer, (iv) the Management Agreement, in the form attached hereto as Exhibit C, and (v) the Non-Recourse Guaranty and Pledge Agreement, in the form attached hereto as Exhibit D.

          (b) Buyer covenants that upon the Closing, the Buyer Subscription Agreement shall be consummated in accordance with its terms.

          (c) Promptly upon Closing, Buyer shall cause the Articles of Association of the Company and the Subsidiaries of the Company to be amended so that they are consistent with the Articles of Association of Buyer, such amendments to be reasonably acceptable to the independent directors of Buyer.

          SECTION 6.16. BANK FACILITY. Buyer shall use its reasonable best efforts to enter into a definitive loan agreement with a bank or group of banks for the provision to it of a principal amount of at least $75 million (the "Bank Facility") substantially on the terms of the commitment letter attached hereto as Exhibit E.

          SECTION 6.17. AIRLINE GOVERNMENTAL CONSENTS. In the event the Airline Governmental Consents are not obtained before the Closing Date, RII and Buyer agree that until the earlier of the date such Airline Governmental Consents are obtained and one year after the Closing Date, RII and Buyer will enter into a service agreement pursuant to which RII or a Subsidiary of RII will, through PIA, operate scheduled air service equivalent to that currently operated by PIA, such scheduled air service to be operated for the account of Buyer. Such service agreement will be mutually agreed upon by RII and Buyer and shall generally provide that Buyer will receive all revenues generated by PIA in its provision of that scheduled air service operated for the account of the Buyer. Such service agreement shall further provide that Buyer will be responsible for all expenses related to such scheduled air service. RII will be responsible for procuring all other services for the airline, including flight crews, maintenance and catering services, and will receive a commercially reasonable fee for its participation in such arrangement. In addition, Buyer would indemnify RII and its Subsidiaries against any losses and liabilities arising from its participation in such lease arrangement other than losses or liabilities arising from the gross negligence or willful misconduct of the indemnified party. This Agreement may not be terminated and, assuming RII has otherwise used its reasonable best efforts (without the payment of money) to assist Buyer in obtaining the Airline Governmental Consents, a breach of this Agreement shall not be deemed to have occurred as a result of a failure to obtain the Airline Governmental Consents or because RII is prohibited by any governmental agency from complying with this Section 6.17. This Agreement may not be terminated nor shall a condition to Closing fail to be satisfied as a result of RII and Buyer failing to enter into the service agreement referred to above.

          SECTION 6.18.  COMFORT LETTER.  RII shall cause
Ernst & Young to deliver to Buyer a comfort letter dated a date not more than five Business days before November 30, 1993, which comfort letter shall be in the form of Exhibit F.

          SECTION 6.19. ESCROW AGREEMENT. (a) On or before December 1, 1993, each of Buyer and RII shall execute and deliver the Escrow Agreement substantially in the form attached hereto as Exhibit G, and each of Buyer and RII agrees to perform its obligations thereunder.

          (b) Buyer and RII agree that in the event the Closing is to occur, they shall execute and deliver to the Escrow Agent under the Escrow Agreement written instructions directing the Escrow Agent to deliver (i) RII's Escrowed Property (as defined in the Escrow Agreement) to RII and
(ii) Buyer's Escrowed Property (as defined in the Escrow Agreement) as directed by Buyer.

          (c) Buyer and RII agree that if the Bankruptcy Court does not permit RII's Escrowed Property to be held pursuant to the Escrow Agreement, then RII and Buyer shall promptly execute and deliver to the Escrow Agent written instructions directing the Escrow Agent to deliver
(i) $4 million of Buyer's Escrowed Property, plus applicable interest that has accrued with respect to such $4 million, as directed by Buyer and (ii) RII's Escrowed Property, plus applicable interest that has accrued with the respect thereto to the extent not included in RII's Escrowed Property to RII.

          SECTION 6.20. INSURANCE PROCEEDS. If any of the Paradise Island Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be a Paradise Island Asset. At the Closing, RII shall pay to Buyer any such insurance proceeds or condemnation awards received by RII on or prior to the Closing and shall assign to or assert for the benefit of Buyer all of its rights against any insurance companies, governmental entities and others with respect to such damage, destruction or condemnation. If and to the extent that there is available insurance under policies maintained by RII or its Subsidiaries in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, RII shall cause such insurance to be applied toward the payment of such Assumed Liability.

                         ARTICLE VII

                    NO SHOP; BUYER'S FEES

          SECTION 7.01. NO SHOP. (a) Neither RII nor any of its Affiliates nor any officer, director, employee, agent (including without limitation, any investment bankers, financial advisor, attorney or accountant) or other repre-sentative of RII or any of its Affiliates shall, directly or indirectly, initiate any contact with, solicit, or encour-age, negotiate or enter into any agreement with, any Third Party, or enter into or continue any discussions or negotia-tions with, or disclose directly or indirectly any informa-tion concerning the Paradise Island Business to any Third Party in connection with any possible proposal regarding the acquisition of any part of the Paradise Island Business (whether by merger, purchase of capital stock, purchase of assets, tender offer or otherwise) (each an "Acquisition Proposal"); PROVIDED, HOWEVER, (i) prior to the entry of the Interim Order, RII may, to the extent required by the fiduciary obligations of the Board of Directors of RII, as determined in good faith by the Board of Directors based upon advice of outside counsel, (A) in response to an unsolicited request therefor, furnish information with respect to the Paradise Island Business (but specifically excluding Buyer or Buyer's plans with respect to the Paradise Island Business) to any person pursuant to a customary confidentiality agreement (as determined by RII's independent counsel) and discuss such information (but not the terms of any Acquisition Proposal) with such person and
(B) upon receipt by RII of an Acquisition Proposal, following delivery to Buyer of the notice required pursuant to Section 7.01(b), participate in discussions and negotiations regarding such Acquisition Proposal and
(ii) after entry of the Interim Order, RII may furnish information to, and cooperate with Qualified Third Parties (as defined below) with regard to information relating to the Paradise Island Business (but specifically excluding information regarding Buyer or regarding Buyer's plans with respect to the Paradise Island Business) to a Third Party, which Third Party RII reasonably believes is financially able to and interested in consummating an Overbid Transaction (a "Qualified Third Party"). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the provisions above by any executive officer of RII or any of its Affiliates or any investment banker or attorney of RII or any of its Affiliates, whether or not such person is purporting to act on behalf of RII or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 7.01(a) by RII. Notwithstanding anything to the contrary in this
Section 7.01, RII may furnish to any person, including without limitation any Third Party, copies of any filings made by RII or any of its Subsidiaries with the SEC or the New Jersey Casino Control Commission.

          (b)  In the event that RII shall directly or
indirectly receive any offer, proposal or inquiry regarding an Acquisition Proposal, RII shall within two Business Days notify Buyer of such proposal, offer or inquiry and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal, inquiry or offer. RII agrees not to modify, or release any Third Party from any confidentiality or standstill agreement to which RII is a party (exclusive of those in which RII is the recipient rather than the provider of confidential information).

          (c) No Acquisition Proposal shall be considered, approved, adopted or recommended by the Board of Directors of RII, or presented by RII or its Board of Directors, to the stockholders of RII for vote or approval by written consent, and no meeting of stockholders of RII shall be called or noticed for purposes of taking stockholder action with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the exercise of its fiduciary duties the Board of Directors may consider, approve, adopt or recommend an Overbid Transaction with a Qualified Third Party, enter into an agreement with a Qualified Third Party with respect to such Overbid Transaction, or present such Overbid Transaction to the stockholders of RII for vote or approval by written consent, in each case at any time after the third Business Day following Buyer's receipt of a written notice advising Buyer that RII has received an offer for an Overbid Transaction, specifying the material terms and conditions thereof and the Qualified Third Party making such offer. Nothing contained herein shall prohibit RII from complying with Rule 14e-2(a) of the Exchange Act.

          (d) Notwithstanding anything to the contrary contained in this Section 7.01, (i) the provisions of this
Section 7.01 shall not apply to any sale or other disposition of any Paradise Island Asset in the ordinary course of business and in a manner consistent with past practice, (ii) RII is not prohibited from supplying TCW and

Fidelity with any information regarding the Paradise Island Business or engaging in discussions or in negotiating the terms of the Spin-off (as hereinafter defined) with TCW or Fidelity and entering into a standby distribution agreement and related documents with PIRI (as hereinafter defined) in connection therewith or, if the Closing shall not have occurred on the Effective Date (as defined in the Reorganization Plan) for any reason whatsoever, from effecting the Spin-off, and (iii) RII is not prohibited from supplying the party identified prior to the date hereof by RII (the "Identified Third Party") with respect to any Acquisition Proposal that by its terms shall not be effective until this Agreement is terminated in accordance with its terms; PROVIDED, HOWEVER, that while this Agreement is still in effect, RII shall not supply the Identified Third Party with any information regarding the Paradise Island Business that is not generally available to the public (unless required to do so by its fiduciary duties), and that before engaging in any discussions with the Identified Third Party, RII and the Company shall enter into a customary confidentiality agreement with the Identified Third Party, pursuant to which, among other things, the Identified Third Party agrees (x) not to, directly or indirectly, have any contact with the Government of The Bahamas or any employees or suppliers of the Paradise Island Business and (y) that it shall not make any public announcements of its discussion with RII, TCW or Fidelity, unless otherwise required by law.

          SECTION 7.02.  BUYER EXPENSE REIMBURSEMENT.
(a) To the extent and in the circumstances set forth below and provided that Buyer shall not have breached any of its obligations hereunder qualified by materiality and shall not have materially breached any of its obligations hereunder not so qualified, RII shall reimburse Buyer for all of Buyer's reasonable out-of-pocket costs and expenses incurred since June 1, 1993, in connection with the preparation of Buyer's plans for the Paradise Island Business and the negotiation, execution, delivery and performance of Buyer's obligations under this Agreement and the other agreements related hereto, including, without limitation, reasonable out-of-pocket costs and expenses of investors of Buyer and its Affiliates relating to the transactions contemplated by this Agreement (the "Buyer Expense Reimbursement"):

          (i) in the event that this Agreement is terminated pursuant to Section 10.01(c) [approval by the

     Bankruptcy Court of an Acquisition Proposal], then RII shall promptly upon such termination pay to Buyer the Buyer Expense Reimbursement up to $4 million;

          (ii) in the event that this Agreement is terminated by RII after November 30, 1993, pursuant to
     Section 10.01(l) [Force Majeure Event in excess of
     $20m], then RII shall promptly upon such termination pay to Buyer the Buyer Expense Reimbursement up to $4 million;

          (iii) in the event that this Agreement is terminated by Buyer after November 30, 1993, pursuant to Section 10.01(b) [Force Majeure Event in excess of
     $20m], then RII shall promptly upon such termination pay to Buyer the Buyer Expense Reimbursement up to $2 million;

          (iv) in the event that this Agreement is terminated pursuant to Section 10.01(m) [RII can not deliver title], then RII shall promptly upon such termination pay to Buyer the Buyer Expense
     Reimbursement up to $3 million;

          (v) in the event that this Agreement is terminated after November 30, 1993 (or such later date with respect to circumstances where the five Business Day period referred to in Section 6.14(c) would apply) pursuant to Section 10.01(o) [breach or ordinary course covenant] or after November 30, 1993, pursuant to
     Section 10.01(k) [Force Majeure Event less than $20m and no adequate insurance], then RII shall promptly upon such termination pay to Buyer the Buyer Expense Reimbursement up to $2 million;

          (vi) in the event that this Agreement is terminated by RII pursuant to any of the provisions of
     Section 10.01 or by Buyer pursuant to Section 10.01(b) and a sale of the Paradise Island Business or any portion thereof that would reasonably be expected to generate 50% or more of the revenues of the Paradise Island Business (whether by merger, purchase of capital stock, purchase of assets, tender offer or otherwise) is consummated within one year of such termination (a "Post Termination Sale"), then upon the consummation of such Post Termination Sale, RII, or if the spin-off described in the Registration Statement (the "Spin-off") shall have already occurred, Paradise Island

     Resorts Limited ("PIRI") shall pay to Buyer the Buyer Expense Reimbursement up to $4 million in the event such Post Termination Sale shall constitute an Overbid Transaction or up to $2 million in the event such Post Termination Sale is not an Overbid Transaction, in each case less any amounts previously paid to Buyer pursuant to subparagraphs (i), (ii), (iii), (iv) and (v) above; and

          (vii) in the event that this Agreement is terminated by Buyer pursuant to any of the provisions of Section 10.01 and a Post Termination Sale which constitutes an Overbid Transaction occurs within one year of such termination, then upon the consummation of such Post Termination Sale, RII, or if the Spin-off shall have already occurred, PIRI, shall pay to Buyer the Buyer Expense Reimbursement up to $4 million less any amounts previously paid to Buyer pursuant to subparagraphs (i), (ii), (iii), (iv) and (v) above.

          (b) RII and Buyer agree that the Reorganization Plan will provide that if the Spin-off occurs (i) the obligation to pay the Buyer Expense Reimbursement pursuant to Sections 7.02(a)(vi) and (vii) of this Agreement shall be an obligation of PIRI and not RII and (ii) prior to the consummation of the Spin-off PIRI shall enter into a security and pledge agreement with Buyer, pursuant to which PIRI shall pledge assets reasonably acceptable to Buyer and having a fair market value of $6 million to secure PIRI's obligation to pay the Buyer Expense Reimbursement, such security and pledge agreement to be in a form modeled after, and to have terms generally consistent with the tenor of those terms contained in, the Non-Recourse Guarantee and Pledge Agreement. In the event the Spin-off is to occur, Buyer and RII agree that RII's Escrowed Property (as defined in the Escrow Agreement) shall not be released until PIRI has entered into such security and pledge agreement.

          (c) RII and Buyer agree and acknowledge, and the Reorganization Plan will provide, that (i) the Spin-off itself as contemplated by the Reorganization Plan shall not constitute a Post Termination Sale and (ii) after the Spin-off, the acquisition of shares of PIRI capital stock by any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) in a transaction or series of related transactions occurring within one year of the termination of this Agreement that results in such person beneficially owning in excess of 50% of PIRI's outstanding capital stock shall be deemed a Post Termination Sale.

          (d) RII shall include in the Interim Motion a request for approval of all Buyer Expense Reimbursement items incurred up to and including the date of such Interim
Motion and shall support Buyer's fee application with respect to reasonable Buyer Expense Reimbursement items incurred after the entry of the Interim Order.

          (e) Upon entry of the Interim Order, from and after the Bankruptcy Date, until any obligation of RII to pay the Buyer Expense Reimbursement is fully and indefeasibly discharged, Buyer shall be entitled to an administrative claim pursuant to Section 503(b) and 507(a)(1) of the Bankruptcy Code in the amount of the Buyer
Expense Reimbursement.

          (f)  Upon payment by RII to Buyer of Buyer Expense
Reimbursement pursuant to this Section 7.02, Buyer shall deliver to RII the results of its due diligence investigation.

          (g) RII and Buyer agree, and in the event of the Spin-off, PIRI will agree, that if Buyer is entitled to the Buyer Expense Reimbursement, the amount thereof shall be finally determined by Arthur Andersen & Co., subject to the overall limitations contained in this Section 7.02 and, if applicable, to the approval of the Bankruptcy Court.

          (h) Notwithstanding anything contained herein to the contrary, if RII has complied with its obligation under this Section 7.02, after the consummation of the Spin-off and upon the assumption by PIRI of the obligation to pay the Buyer Expense Reimbursement pursuant to Sections 7.02(a)(vi) and (vii), and the execution by PIRI of the security and pledge agreement referred to in Section 7.02(b), RII shall not have any obligation with respect to the Buyer Expense Reimbursement.

          SECTION 7.03. ATTORNEYS' FEES. In any action by any party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive reimbursement of all of its reasonable attorneys' fees and expenses incurred in such action. Upon entry of the Interim Order, from and after the Bankruptcy Date, any obligation of RII to pay such fees and expenses shall constitute an administrative claim pursuant to Section 503(b) and

507(a)(1) of the Bankruptcy Code. The obligation of either party hereto under this Section 7.03 is not subject to any amount limitation nor can such obligation be set-off against or credited towards other payments payable under this Agreement.

          SECTION 7.04.  TRANSFER TAXES.  Any sales,
transfer (including any real property transfer) and other Taxes (excluding gross or net income taxes), including without limitation any documentary stamp tax, and any filing, recording or other fees applicable to the conveyance and transfer pursuant to the provisions of this Agreement of the Company and the Paradise Island Assets (collectively, the "Transfer Taxes"), shall be borne and paid 50% by Buyer and 50% by RII. The provisions of this Section shall survive the Closing of this Agreement. RII and Buyer agree to use reasonable best efforts to minimize as much as possible any Transfer Taxes.


                         ARTICLE VIII

                   CONDITIONS TO THE CLOSING

          SECTION 8.01.  CONDITIONS TO OBLIGATIONS OF
BUYER. The obligations of Buyer to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; AGREEMENTS AND COVENANTS. (i) Each of the representations and warranties of RII contained in Sections 4.01, 4.02 and 4.16(a) of this Agreement shall be true and correct in all respects, in each case when made and as of the Closing Date,
(ii) RII shall not have failed to comply with the covenants in Sections 6.01 (unless compliance therewith was waived by Buyer in accordance with Section 6.14(c)), 6.08, 6.09 and 6.10, where such failures in the aggregate would have a Material Adverse Effect, (iii) RII shall have complied in all respects with the covenants contained in Section 6.11,
(iv) except with respect to the covenants listed in
Section 10.01(h) and Section 10.01(i), each of the other agreements and covenants contained in this Agreement and in any certificate or agreement by RII delivered pursuant hereto to be performed or complied with by RII, at or before Closing, shall have been duly performed or complied with in all material respects; PROVIDED, HOWEVER, that a breach of
Section 6.06 would not constitute a failure of a condition hereunder if the representation, warranty or covenant in question would not have resulted in a failure of a condition hereunder and (v) Buyer shall have received a certificate of RII, signed by a Vice President thereof as to the fulfillment of the conditions set forth in the foregoing clauses (i), (ii), (iii) and (iv).

          (b)  HSR ACT.  Any waiting period (and any
extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

          (c) CONFIRMATION OF THE REORGANIZATION PLAN AND ENTRY OF THE CONFIRMATION ORDER; CONSUMMATION OF THE REORGANIZATION PLAN. The Confirmation Order shall have been entered by the Bankruptcy Court and the Effective Date (as defined in the Reorganization Plan) shall have occurred, or there shall be no unsatisfied conditions to the occurrence of the Effective Date other than the Closing, and such Confirmation Order shall be in full force and effect and shall not then be stayed, or the consummation of the Acquisitions shall have been approved by another order of the Bankruptcy Court and such other order shall be in full force and effect and shall not then be stayed.

          (d) CONSENTS. All Governmental Consents shall have been received on or prior to the Closing Date.

          (e) LITIGATION. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Shares and the RII Paradise Assets pursuant to this Agreement.

          (f) BANKRUPTCY; INSOLVENCY; ETC. No proceeding shall have been instituted or consented to by or against any of the Company, any of its Subsidiaries or any RII Paradise Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of them or any substantial part of any of their property, and such proceeding shall not have been dismissed or terminated within 60 days of the commencement thereof.

          (g)  OPINION.  Buyer shall have received an
opinion of Gibson, Dunn & Crutcher, counsel to RII, reasonably acceptable to Buyer and its counsel.

          (h)  REGISTRATION RIGHTS AGREEMENT.  The
Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

          (i) RESIGNATIONS. Buyer shall have received resignations and releases of all officers and directors of the Company and its Subsidiaries who are not directly involved in the business and operations of the Company and its Subsidiaries in accordance with Section 6.09(c).

          (j)  SECURITY DOCUMENTS.  The agreements listed in
Schedule 4.16 shall not be in force and effect.

          SECTION 8.02.  CONDITIONS TO OBLIGATIONS OF RII.
The obligations of RII to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; AGREEMENTS AND COVENANTS. (i) Each of the representations and warranties of Buyer contained in this Agreement and in any certificate or agreement of Buyer delivered pursuant hereto qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case when made and as of the Closing Date (except representations and warranties that are made as of a specific date need be true and correct only as of such date), (ii) each of the agreements and covenants contained in this Agreement and in any certificate or agreement of Buyer delivered pursuant hereto to be performed or complied with by Buyer, at or before the Closing, shall have been duly performed or complied with in all material respects and (iii) RII shall have received a certificate of Buyer, signed by a Vice President thereof as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

          (b)  HSR ACT.  Any waiting period (and any
extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

          (c) CONFIRMATION OF THE REORGANIZATION PLAN AND ENTRY OF THE CONFIRMATION ORDER; CONSUMMATION OF THE REORGANIZATION PLAN. The Confirmation Order shall have been entered by the Bankruptcy Court and the Effective Date (as defined in the Reorganization Plan) shall have occurred, or there shall be no unsatisfied conditions to the occurrence of the Effective Date other than the Closing, and such Confirmation Order shall be in full force and effect and shall not then be stayed, or the consummation of the Acquisition shall have been approved by another order of the Bankruptcy Court and such other order shall be in full force and effect and shall not then be stayed.

          (d) CONSENTS. All Governmental Consents shall have been received on or prior to the Closing Date.

          (e) NO INJUNCTIONS. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Shares and the RII Paradise Assets pursuant to this Agreement.

          (f) OPINION. RII shall have received an opinion of Cravath, Swaine & Moore, counsel to Buyer reasonably satisfactory to RII and its counsel.

          (g) BANKRUPTCY; INSOLVENCY; ETC. No proceeding shall have been instituted or consented to by or against any of Buyer, Parent or Sun International Management Limited seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of them or any substantial part of any of their property.

          (h)  NO CHANGE IN CONTROL.  Shares of each of
Parent, Sun International Management Limited and Buyer carrying a controlling interest exercisable at general meetings of Parent, Sun International Management (U.K.)
Limited and Buyer shall be directly or indirectly beneficially owned by its current beneficial owners or any persons affiliated with such entities.

          (i) MANAGEMENT AGREEMENT. All conditions under the Management Agreement shall have been satisfied by the Manager thereunder or waived by Buyer.

          (j)  SECURITY DOCUMENTS.  The agreements listed in
Schedule 4.16 shall not be in force and effect.


                         ARTICLE IX

                SURVIVAL AND INDEMNIFICATION

          SECTION 9.01. SURVIVAL OF REPRESENTATIONS. The representations and warranties set forth in Sections 4.01, 4.02, 4.16(a), 4.22, 4.25, 5.01, 5.02, 5.05, 5.06, 5.07,
5.08 and 5.09 (the "Surviving Representations"), and the covenants and agreements contained in this Agreement (except the covenants contained in Sections 6.12 and 6.13 which shall not survive the Closing), and the covenants and agreements contained in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, but subject to all limitations and other provisions contained in this Agreement or any agreements, certificates or other instruments delivered pursuant to this Agreement. All representations and warranties contained in this Agreement and in any agreements, certificates or other instruments delivered pursuant hereto (other than the Surviving Representations) shall not survive the Closing and shall not remain in full force and effect.

          SECTION 9.02. INDEMNIFICATION BY RII. Subject to the other provisions of this Article IX, RII hereby agrees to indemnify and hold Buyer and its Affiliates harmless from and against any and all claims, damages, liabilities, liens, losses or other obligations whatsoever, together with reasonable costs and expenses, including reasonable fees and disbursements of counsel and expenses of investigation (collectively, "Losses"), arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty of RII contained in Sections 4.01, 4.02, 4.16(a), 4.22 and 4.25 of this Agreement.

          SECTION 9.03. INDEMNIFICATION BY BUYER. Subject to the other provisions of this Article IX, Buyer hereby agrees to indemnify and hold RII and its Affiliates harmless from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty of Buyer that is a Surviving Representation.

          SECTION 9.04. NOTICE, ETC. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnifying party shall have the sole right to defend, settle or otherwise dispose of any Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; PROVIDED, HOWEVER, that (i) the indemnified party may participate in the defense of any claim pursuant to which the indemnified party could become subject to injunctive or other equitable relief or the business of the indemnified party could be materially and adversely affected in any manner (such participation in the defense of any claim to be at the indemnified party's expense unless the use of separate counsel arises by reason of a material conflict of interest between the indemnifying party and the indemnified party in connection with the defense of such claim) and (ii) the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any such Claim, or taking any course of action or omitting to take a permitted course of action with respect thereto, if as a result thereof the indemnified party would become subject to injunctive or other equitable relief.

          SECTION 9.05. REIMBURSEMENT OF COSTS. The costs and expenses, including reasonable fees and disbursements of counsel and expenses of investigation, incurred by any indemnified party in connection with any claim for which the indemnified party is entitled to indemnification hereunder shall be reimbursed on a quarterly basis by the indemnifying party.

          SECTION 9.06. TIME LIMITATIONS. Notwithstanding anything to the contrary contained herein, each party's obligation to indemnify or otherwise hold harmless the other party and its Affiliates for any Loss arising out of, based upon or caused by the inaccuracy or breach of any Surviving Representation shall terminate at 11:59 New York City time, on March 31, 1995, PROVIDED, HOWEVER, that claims pending on or asserted prior to such date may continue to be asserted and shall be indemnified against.

          SECTION 9.07.  SOLE AND EXCLUSIVE REMEDY.  The
indemnification obligations of the applicable parties under Sections 9.02 and 9.03 hereof shall constitute the sole and exclusive remedies of the applicable indemnified parties with respect to the matters described in Sections 9.02 and 9.03, respectively.


                          ARTICLE X

              TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.01.  TERMINATION.  This Agreement may
be terminated at any time prior to the Closing Date, notwithstanding the fact that votes may have been received pursuant to the Reorganization Plan Solicitation:

          (a) by mutual written consent of RII and Buyer at any time prior to entry of the Confirmation Order;

          (b) by Buyer or RII, if the Closing shall not have occurred on or before June 30, 1994;

          (c) in the event an Acquisition Proposal is approved by the Bankruptcy Court this Agreement will automatically be deemed terminated without the necessity of providing written notice notwithstanding any provision to the contrary herein;

          (d) by Buyer, if any event or development first occurring or arising after November 30, 1993, either alone or taken in the aggregate with other matters arising or occurring after November 30, 1993, shall have caused inaccuracies or breaches in the representations and warranties of RII contained herein to occur, except the representations contained in
     Section 4.13, and such inaccuracies or breaches would have a Material Adverse Effect;

          (e) by Buyer, if it has become aware that RII will be unable to comply with Section 8.01(a) hereof and such inability to so comply is not reasonably capable of being cured by June 30, 1994, or by RII, if it has become aware that Buyer will be unable to comply with
     Section 8.02(a) hereof and such inability to so comply is not reasonably capable of being cured by June 30, 1994;

          (f) by Buyer, on or prior to November 30, 1993, if Buyer reasonably shall determine, on or prior to such date and so notify RII, that (i) any of the representations and warranties of RII contained in this Agreement and qualified as to materiality shall not be true and correct in all respects or that those not so qualified shall not be true and correct in all material respects, in each case when made or on November 30, 1993 (except representations and warranties that are made as of a specific date, which need be true and correct only as of such date) or (ii) there is a reasonable likelihood that the Company's economic costs with respect to the Union Contract would be an amount which is materially different from the amount Buyer expects; PROVIDED, HOWEVER, RII shall have 10 Business Days from the date of notice from Buyer to cure such problems and if such problems are cured no termination shall occur;

          (g) by Buyer or RII, on or prior to November 30, 1993, if on or prior to such date Buyer has not entered into financing commitment letters with customary terms and conditions with a bank or group of banks for an amount of at least $67.5 million;

          (h) by Buyer within five Business Days (i) of becoming aware that RII has materially breached the covenants contained in Sections 6.02, 6.03, 6.04, 6.12,
     6.13 and 7.01 or (ii) after February 15, 1994, if the Bankruptcy Cases shall not have been filed on or before such date;

          (i) by Buyer within five Business Days after notifying RII that it is in material breach of the covenants contained in Section 6.05 and RII has not cured such breach;

          (j) by RII, if the reorganization of Parent described in the Parent Subscription Agreement has not occurred prior to November 30, 1993;

          (k) by Buyer, if a Material Adverse Effect occurs as a result of any fire, flood, hurricane, accident, explosion or other calamity or casualty or any strike, labor disturbance, riot, act of God or public enemy, or the institution of condemnation proceedings affecting any material portion of the Real Property or Improvements (a "Force Majeure Event"); PROVIDED, HOWEVER, that Buyer shall not have the right to terminate this Agreement in the event that the loss caused by a Force Majeure Event (including the present value of lost profits) is less than $20 million and there is adequate insurance to cover such loss, and PROVIDED, FURTHER, HOWEVER, that a strike or labor disturbance of the employees of the Paradise Island Business after November 30, 1993, shall not constitute a Force Majeure Event;

          (l) by Buyer or RII in the event a Force Majeure Event occurs and the loss related thereto (including the present value of lost profits) exceeds $20 million, regardless of whether or not such loss is covered by adequate insurance;

          (m) by Buyer, if Buyer reasonably determines that RII will not be able to deliver good title free and clear of encumbrances, other than Permitted
     Encumbrances and those Encumbrances arising from acts of Buyer or its Affiliates and other than applicable
     Transfer Taxes, to a material portion of the Paradise
     Island Business or the Shares by June 30, 1994;

          (n) by Buyer, on or prior to November 30, 1993, if Buyer reasonably determines that it will be unable to obtain consents to the Material Contracts set forth on
     Schedule 10.01(n);

          (o) by Buyer, if as a result of a breach by RII of its covenant to operate the Paradise Island Business in the ordinary course contained in Section 6.01, a Material Adverse Effect has occurred; PROVIDED, HOWEVER, Buyer shall not have the right to terminate this Agreement pursuant to this paragraph (o) if it has waived such termination right pursuant to
     Section 6.14(c); and

          (p) by Buyer or RII, if on or before the close of business on December 1, 1993, the other party has not executed, delivered and performed its obligations under the Escrow Agreement.

          SECTION 10.02. RIGHTS OF TERMINATION. Subject to the provisions of Section 11.09, the right of termination hereunder may be exercised by Buyer or RII, as the case may be, only by giving written notice, signed on behalf of such party by its duly authorized officer to the other party; PROVIDED, HOWEVER, any exercise of such right of termination by RII shall not be valid unless it shall have been approved in writing by Fidelity and TCW. Notwithstanding anything herein that is to the contrary, if the Closing shall not have occurred on or prior to December 31, 1994, the right of RII to terminate this Agreement after such date shall not require the approval of Fidelity or TCW.

          SECTION 10.03. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to
Section 10.01, this Agreement shall forthwith become void and have no effect, but no such termination shall prejudice any party's rights and remedies against the other for breaches of obligations under this Agreement, including, without limitation, Buyer's right, if any, to payment of the Buyer Expense Reimbursement. Notwithstanding anything herein that may be to the contrary, if this Agreement is terminated pursuant to Section 10.01(c) and RII has not breached any of its obligations hereunder, Buyer shall not have any rights or remedies against RII or any of its Affiliates under this Agreement or otherwise other than Buyer's right, if any, to payment of the Buyer Expense Reimbursement.

          SECTION 10.04.  WAIVER, EXERCISE OF RIGHTS.
Subject to the provisions of Section 11.09, at any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that no such extension or waiver by RII, and no such exercise of any other rights of RII hereunder which would materially and adversely affect the rights of the holders of the Old Series Notes in the transactions contemplated hereby, shall be valid unless Fidelity and TCW shall have consented thereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. Except as otherwise provided in Section 6.14, the failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

            SECTION 10.05.  AMENDMENTS.  Subject to the
provisions of Section 11.09, the parties hereto may, by written agreement signed by such parties, modify any of the covenants or agreements or extend the time for any performance of any of the obligations contained in this Agreement or any document delivered pursuant to this Agreement; PROVIDED, HOWEVER, that no such amendment on behalf of RII shall be valid unless Fidelity and TCW shall have consented thereto.


                         ARTICLE XI

                     GENERAL PROVISIONS

            SECTION 11.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Buyer:

                 c/o Sun International Management (U.K.) Ltd.
                 Gravel Hill, Badgemore House
                 Henley-On-Thames
                 Oxfordshire RG9 4NR,
                 United Kingdom
                 Attention:  Mr. Howard B. Kernzer

            in each case, with copies to:

                 Cravath, Swaine & Moore
                 825 Eighth Avenue
                 New York, NY 10019
                 Attention: James M. Edwards, Esq.

                 Fidelity Management and
                   Research Company
                 82 Devonshire Street
                 Boston, MA 02109
                 Attention:  Judy Mencher, Esq.

                 Trust Company of the West
                 865 South Figueroa Street
                 Los Angeles, CA 90017
                 Attention:  Mr. Bruce A. Karsh

                 Weil, Gotshal & Manges
                 767 Fifth Avenue
                 New York, NY 10153
                 Attention:  Bruce R. Zirinsky, Esq.

            if to RII:

                 Resorts International, Inc.
                 1133 Boardwalk
                 Atlantic City, NJ 08401
                 Attention:  Christopher D. Whitney, Esq.

            with copies to:

                 Gibson, Dunn & Crutcher
                 200 Park Avenue
                 New York, NY 10166
                 Attention:  Steven R. Finley, Esq.

                 Fidelity Management and
                   Research Company
                 82 Devonshire Street
                 Boston, MA 02109
                 Attention:  Judy Mencher, Esq.

                 Trust Company of the West
                 865 South Figueroa Street
                 Los Angeles, CA 90017
                 Attention:  Mr. Bruce A. Karsh

                 Weil, Gotshal & Manges
                 767 Fifth Avenue
                 New York, NY 10153
                 Attention:  Bruce R. Zirinsky, Esq.

             SECTION 11.02. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations hereunder to any wholly owned Subsidiary of Buyer upon the execution of a written instrument whereby such assignee agrees to assume all of the assignor's obligations hereunder and be bound by all the terms and conditions of this Agreement; PROVIDED, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. This Agreement may not be amended or modified or any provisions hereof waived without the consent of Fidelity and TCW.

            SECTION 11.03.  PARTIES IN INTEREST.  This
Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except to the extent that the consent or approval of TCW or Fidelity may be required hereunder, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.04.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT
MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF
CONFLICTS OF LAW THEREOF.

            SECTION 11.05.  HEADINGS.  The descriptive
headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.06.  COUNTERPARTS.  This Agreement
may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.07.  SPECIFIC PERFORMANCE.  The
parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 11.08.  JURISDICTION.  THE PARTIES
HEREBY WAIVE ANY OBJECTION THEY MAY HAVE TO PERSONAL JURISDICTION AND VENUE IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, WHERE NO DIVERSITY OR OTHER SUBJECT MATTER JURISDICTION EXISTS IN SUCH U.S. DISTRICT COURT, THE PARTIES WAIVE SUCH OBJECTIONS IN ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, AS TO LITIGATION RELATING TO THIS AGREEMENT. BUYER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES AS ITS LAWFUL AGENT AND ATTORNEY FOR RECEIPT AND SERVICE OF PROCESS IN ANY ACTION ARISING OR TAKEN HEREUNDER BY RII THE LAW FIRM OF CRAVATH, SWAINE & MOORE, 825 EIGHTH AVENUE, NEW YORK, NEW YORK 10019.

            SECTION 11.09. APPROVALS; KNOWLEDGE. For the purpose of this Agreement (including the Schedules and appendices hereto), unless the context otherwise expressly requires, (i) whenever a document or matter is subject to the "approval", "consent", "satisfaction" or "acceptance" (including any variations of such terms) of any party to this Agreement or of Fidelity or TCW, such person shall not unreasonably withhold or delay its approval, consent, satisfaction or acceptance of such document or matter; provided, however, that the foregoing is without prejudice to RII's right to seek approval, consent, satisfaction or acceptance of any documents or matters from the Bankruptcy Court (in Fidelity's and TCW's stead) upon a showing by RII, and a finding by the Bankruptcy Court, that any approval, consent, satisfaction or acceptance is being unreasonably withheld by Fidelity or TCW; and (ii) "knowledge" with respect to any person (other than an individual) shall mean the knowledge of an executive officer, director, partner, executor or trustee of such person.

            SECTION 11.10. PARENT GUARANTY. On the date of this Agreement, Buyer shall cause Parent to deliver its guaranty of the obligations of Buyer and Buyer Subsidiaries hereunder, such guaranty to be in substantially the form of Exhibit H.


            IN WITNESS WHEREOF, Buyer and RII have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                            RESORTS INTERNATIONAL, INC.


                            By: /s/ David P. Hanlon
                               ____________________________
                               Name: David P. Hanlon
                               Title: Pres. CEO


                            SUN INTERNATIONAL HOTELS LIMITED


                            By: /s/ Solomon Kerzner
                            By:____________________________
                               Name: Solomon Kerzner
                               Title: Chairman

                                                  Appendix A
                        DEFINITIONS

          "ACCOUNTING ARBITRATOR" means Price Waterhouse, or another "Big 6" firm of independent certified public accountants mutually acceptable to RII and Buyer.

          "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 7.01(a).

          "ACQUISITIONS" means the Stock Acquisition and the Asset Acquisition.

          "ADJUSTED CASH" means cash and cage cash.

          "ADJUSTED CURRENT ASSETS" means Current Assets minus Adjusted Cash.

          "ADJUSTED WORKING CAPITAL" means Adjusted Current
Assets minus Current Liabilities.

          "ADJUSTMENT DATE" shall have the meaning set forth in Section 2.05(b).

          "AFFILIATE" means, with respect to any person,
(a) any person controlling, controlled by or under common control with such person, (b) any person owning or controlling 10% or more of the outstanding voting interests of such person, (c) any executive officer, director or partner of any such person or (d) any person who is an officer, director, partner, trustee or holder of 10% or more of the voting interest of any person described in clauses (a) through (c) of this sentence. For the purposes of the foregoing definition, the term "CONTROLS", "IS CONTROLLED BY" or "IS UNDER COMMON CONTROL WITH" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The term "PERSON" will be interpreted broadly to include, without limitation, any corporation, company, association, partnership, entity or individual. "AFFILIATE" with respect to RII or Buyer shall not include Fidelity or TCW, or any funds or accounts managed or advised by either Fidelity or TCW or any other creditors of RII.

          "AGGREGATE CASH PURCHASE PRICE" means the cash portion of the Aggregate Purchase Price, equal to $65 million plus interest on such amount at the Applicable

Rate from and including January 1, 1994 to and excluding the Closing Date payable by Buyer and the Buyer Subsidiaries for the Shares and the RII Paradise Assets in accordance with
Section 2.03.

          "AGGREGATE PURCHASE PRICE" means the Aggregate
Cash Purchase Price plus the Buyer Series A Shares payable by Buyer and the Buyer Subsidiaries for the Shares and the RII Paradise Assets in accordance with Section 2.03.

          "AGREEMENT" has the meaning assigned to that term in the introductory paragraph.

          "ANTL" means ANTL, Inc., a Florida corporation and a direct or indirect wholly owned subsidiary of RII.

          "APPLICABLE RATE" shall mean the rate per annum
(computed on the basis of a year of 365 days) equal to 7.5%.

          "ASSET ACQUISITION" has the meaning set forth in the second WHEREAS clause.

          "ASSUMED LIABILITIES" shall have the meaning set forth on Schedule 3.01.

          "ASSUMED TAXES" shall have the meaning set forth on Schedule 3.01.

          "ASSUMPTION AGREEMENTS" means the Assumption
Agreements dated as of the Closing Date to be in a form reasonably satisfactory to Buyer and RII, pursuant to which each Buyer Subsidiary shall assume the Assumed Liabilities of RII (in the case of the RII Real Estate Assets) and the Assumed Liabilities of its corresponding RII Paradise
Subsidiary.

          "BAHAMAS BENEFIT PLANS" shall have the meaning set forth in Section 4.12A(a).

          "BAHAMAS EXCHANGE CONTROL APPROVAL" shall have the meaning set forth in Section 4.03(b).

          "BANK FACILITY" shall have the meaning set forth in Section 6.16.

          "BANKRUPTCY CASES" means the cases to be commenced under Chapter 11 of the Bankruptcy Code by RII and GRI.

          "BANKRUPTCY CODE" means Title 11 of the United
States Code, as amended.

          "BANKRUPTCY COURT" means the United States
Bankruptcy Court for the District of Delaware or New Jersey, having jurisdiction over the Bankruptcy Cases.

          "BANKRUPTCY DATE" means the date on which the Bankruptcy Cases are commenced.

          "BENEFIT PLANS" shall have the meaning set forth in Section 4.12(a).

          "BUSINESS DAY" means a day of the year in which banks are not required or authorized to close in the Commonwealth of The Bahamas or New York City.

          "BUYER" has the meaning assigned to that term in the introductory paragraph.

          "BUYER EXPENSE REIMBURSEMENT" shall have the meaning set forth in Section 7.02(a).

          "BUYER INDEMNIFIED PARTY" shall have the meaning set forth in Section 3.04.

          "BUYER PROSPECTUS" means the prospectus included in the Buyer Registration Statement.

          "BUYER REGISTRATION STATEMENT" means the registration statement of Buyer with respect to the Buyer
Series A Shares on Form F-1 filed or to be filed with the SEC, together with any pre- or post-effective amendments thereto.

          "BUYER SERIES A SHARES" means such number of Series A Ordinary Shares, par value $.01 per share, of Buyer, that at the Closing Date, after giving effect to the Closing, shall constitute 40% of the capital stock of Buyer.

          "BUYER SHARES" shall have the meaning set forth in
Section 5.09.

          "BUYER SUBSIDIARIES" means direct or indirect wholly owned Subsidiaries of Buyer to be formed to buy the RII Paradise Assets from the RII Paradise Subsidiaries and the RII Real Estate Assets from RII.

          "CLOSING" means the Closing of the purchase and sale of the Shares and the RII Paradise Assets.

          "CLOSING DATE" means the date on which the Closing occurs.

          "CLOSING DATE BALANCE SHEET" shall have the meaning set forth in Section 2.05(a).

          "CLOSING DATE OPERATIONS STATEMENT" shall have the meaning set forth in Section 2.05(a).


          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" means Resorts International (Bahamas)
1984 Limited, a Bahamian corporation.

          "CONFIRMATION ORDER" means an order of the Bankruptcy Court confirming the Reorganization Plan and approving performance by RII of this Agreement, in form and substance, with respect to matters relating to the Paradise
Island Business, satisfactory to Buyer.

          "CONTRACTS" shall mean leases, rental agreements, insurance policies, sales orders, collective bargaining agreements, union contracts, licenses, agreements, permits, purchase orders, registered user agreements, commitments and any and all other contracts or binding arrangements (including, without limitation, capital commitments and arrangements with respect to construction in progress), whether written or oral, express or implied.

          "CONTINUING EMPLOYEES" shall have the meaning set forth in Section 6.09(a).

          "CURRENT ASSETS" means cash, cage cash, net receivables, prepaid expenses, and inventory.

          "CURRENT LIABILITIES" means accounts payable, accrued liabilities and the current portion of the capital lease obligations relating to the mini bars used in the Paradise Island Business.

          "DISCLOSURE STATEMENT" means the information statement/prospectus included in the Registration Statement and presented to the Bankruptcy Court for approval pursuant to Section 1125 of the Bankruptcy Code, as the same may be supplemented or amended.

          "EBITDA ADJUSTMENT" means the Earnings from Operations appearing as a line item on the Closing Date Operations Statement PLUS depreciation PLUS the amount, if any, paid or accrued with respect to RII management fees to the extent such fees were deducted in computing Earnings from Operations, PLUS any expenses in excess of $25,000 appearing on the Closing Date Operations Statement that are attributable to events occurring prior to January 1, 1994, LESS $275,000 per month for overhead relating to RII and the RII Paradise Subsidiaries (to be prorated for any portion of a month) LESS capital expenditures; provided that any item of capital expenditure in excess of $25,000 shall not be deducted if not approved in writing by Buyer.

          "ENCUMBRANCE" means any lien, imperfection of title, claim, encumbrance, security interest, option, charge or restriction of any kind.

          "ENVIRONMENTAL CLAIM" means any notice of violation, action, claim, lien, demand or order or direction by any Governmental Authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines or penalties resulting from or based upon (a) the existence, or the continuation of the existence, of an Environmental Release (including, without limitation, sudden or nonsudden accidental or non-accidental Environmental Release) of, or exposure to, any Hazardous Substance or other chemical, material, pollutant, contaminant, odor, or other Environmental Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the property or any activities conducted thereon;
(b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Substances in connection with the Company's or any Subsidiary's operations; or (c) the violation, or alleged violation, of any Environmental Laws, orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with the property.

          "ENVIRONMENTAL LAW" means any applicable foreign, federal, state or local law (including common law), statute, code, ordinance, rule or regulation concerning Environmental Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or relating to the environment and/or protecting or improving the quality of the natural environment or protecting public and employee health and safety, including in the case of the United States, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections
9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 ET SEQ.), the Resource
Conservation and Recovery Act (42 U.S.C. Sections
6901 ET SEQ.), the Clean Water Act (33 U.S.C. Sections
1251 ET SEQ.), the Clean Air Act (33 U.S.C.
Sections 2601 ET SEQ.), the Toxic Substances Control Act
(15 U.S.C. Section Section 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes.

          "ENVIRONMENTAL LIEN" means any Encumbrance in favor of any Governmental Authority for Environmental Claims and/or Remedial Actions.

          "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, registration or permission required under any applicable Environmental Laws.

          "ENVIRONMENTAL RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any Property, including the movement of any Hazardous Substances or other materials through or in the air, soil, surface water, groundwater or property.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA AFFILIATE" means any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

          "EXCLUDED ASSETS" means: (i) the corporate records of the RII Paradise Subsidiaries; (ii) any tax refunds relating to any of the RII Paradise Subsidiaries;
(iii) the names "Resorts", "Merv Griffin" and "Griffin", any variation thereof, any right to the use thereof and any trademark, trade name, service mark and similar intellectual property rights used in connection therewith; (iv) the Non-Assignable Contracts for which consents to assignment thereof to the Buyer Subsidiaries have not been obtained as of the Closing Date; (v) assets and properties (including financial, personnel and other books, records and data) owned or held by RII or any of its Affiliates which do not relate primarily to the Paradise Island Business and which relate to the business of RII and its Affiliates other than the Paradise Island Business; and (vi) intercompany receivables.

          "EXCLUDED EMPLOYEE" shall have the meaning set forth in Section 6.09(a).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FIDELITY" means Fidelity Management and Research
Company.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of this Agreement, or with respect to financial statements prepared as of a date prior to this Agreement, as in effect on the date such financial statements were prepared.

          "GOVERNMENTAL AUTHORITY" means any government or governmental or regulatory body thereof, or any political subdivision thereof, whether foreign, federal, state or local, or any agency, commission, instrumentality or authority thereof, or any court or arbitrator.

          "GOVERNMENTAL CONSENTS" shall have the meaning set forth in Section 4.03(b).

          "GRI" means GRI, Inc., a Delaware corporation and a direct or indirect wholly owned Subsidiary of RII and formerly known as Griffin Resorts, Inc.

          "HAZARDOUS SUBSTANCES" mean any substance, material or waste which is regulated by any local
Governmental Authority, Governmental Authority in the jurisdictions in which the Paradise Island Business operates, or the United States, including, without limitation, any material or substance which is defined as a

"hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including, but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

          "HEADS OF AGREEMENT" means the Heads of Agreement dated August 18, 1993, among Parent, Buyer and the
Commonwealth of The Bahamas.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

          "INDEBTEDNESS" means, with respect to any person, any liability or obligation of such person (whether incurred by such person directly or by assumption or otherwise and whether outstanding on the date of execution of this Agreement or thereafter created, incurred or assumed)
(a) for money borrowed, (b) arising under guarantees by such person of indebtedness for money borrowed by any other person, (c) for purchase money indebtedness evidenced by notes, lease-purchase agreements or similar instruments for the payment of which such person is responsible or liable, by guarantees or otherwise, (d) under any agreement to lease, or lease of, any real or personal property which is required to be capitalized in accordance with GAAP or (e) arising under modifications, renewals, extensions or refundings of any such liability or obligation.

          "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, service marks, copyrights and similar intellectual property rights used in the conduct of the Paradise Island Business, but specifically excluding the Excluded Assets.

          "INTERIM MOTION" means a motion filed with the Bankruptcy Court by RII to enter the Interim Order.

          "INTERIM ORDER" means an order in form and substance reasonably satisfactory to Buyer and its counsel
(i) approving the provisions of and authorizing the performance by RII of its obligations under Sections 6.05, 7.01, 7.02 and 7.03 and Article X, (ii) providing that the Bankruptcy Court shall not permit consideration of or approve, so long as this Agreement has not been terminated, an Acquisition Proposal unless such Acquisition Proposal constitutes an Overbid Transaction, (iii) subject to applicable Bankruptcy law and rules approving under the terms and conditions set forth in Section 7.02, an amount of Buyer Expense Reimbursement reasonably incurred by Buyer up to the date of the Interim Order, (iv) approving the Escrow Agreement and (v) providing that such Interim order cannot be amended or modified without the consent of Fidelity and TCW.

          "IRS" means the Unites States Internal Revenue
Service.

          "ISI" means International Suppliers, Inc., a
Florida corporation and a direct or indirect wholly owned subsidiary of RII.

          "JUNE 30 BALANCE SHEET" means the unaudited combined balance sheet of the Paradise Island Business as of June 30, 1993, as set forth in Schedule 4.05.

          "LOSSES" shall have the meaning set forth in
Section 9.02.

          "MATERIAL ADVERSE EFFECT" means any change in, or effect on, the Paradise Island Business that is materially adverse to the business, assets, results of operations or financial condition of the Paradise Island Business, excluding changes resulting from general economic conditions or economic conditions relating specifically to the gaming or hotel industry.

          "MATERIAL CASES" means all lawsuits, claims, proceedings or investigations by or against or affecting
(i) the Company or any of its Subsidiaries, (ii) any RII Paradise Subsidiaries with respect to the RII Paradise Assets, (iii) any of the Paradise Island Assets or (iv) the Paradise Island Business, in each case as to which there is a reasonable likelihood of adverse determination and which would, if determined in a manner adverse to the Company, any of its Subsidiaries or any RII Paradise Subsidiary with respect to the RII Paradise Assets, individually or in the aggregate, result in a monetary judgment in excess of $100,000 or which would otherwise materially limit the ability of the Company, its Subsidiaries and the RII Paradise Subsidiaries to conduct the Paradise Island Business.

          "MATERIAL CONTRACT", means any Contract relating to the Paradise Island Business (a) which has an aggregate future liability in excess of $100,000, or (b) which is not terminable by notice of not more than 60 days for a cost of less than $50,000.

          "NON-ASSIGNABLE CONTRACT" shall have the meaning set forth in Section 2.07.

          "OVERBID TRANSACTION" means an Acquisition
Proposal or a Post Termination Sale which provides for consideration attributable to, or in the case of transaction involving less than all of the Paradise Island Business, consideration that would result in, the entire Paradise Island Business having a fair market value, as determined by an investment banking firm of international standing selected by RII and reasonably acceptable to Buyer, in an amount in excess of $130,000,000.

          "PARADISE EMPLOYEE" shall have the meaning set forth in Section 6.09(a).

          "PARADISE ISLAND ASSETS" means all the assets, properties, goodwill, business and other rights of every kind and nature whatsoever, tangible or intangible, real, personal or mixed, and wherever located, used primarily in connection with or relating primarily to the Paradise Island Business, including, without limitation, any company name, receivables, rights under Contracts, Intellectual Property, investments, business and goodwill, and including all property and assets used primarily in connection with or relating primarily to the Paradise Island Business acquired by RII or any Affiliate of RII between the date of this Agreement and the Closing Date and not sold, transferred or otherwise disposed of prior to the Closing Date in the ordinary course of business and in accordance with the terms hereof. The Paradise Island Assets include the RII Real Estate Assets. The Paradise Island Assets shall not include any of the Excluded Assets or cash, except to the extent provided in Section 2.05.

          "PARADISE ISLAND BUSINESS" means all the operations and properties conducted and owned by RII and its Affiliates relating primarily to Paradise Island, the Bahamas and as described in the Registration Statement, including, without limitation, the Paradise Island Resort & Casino, Ocean Club Golf & Tennis Resort, Paradise Paradise Beach Resort, and approximately 219 acres of land on Paradise Island not used in the Company's operations, approximately 1675 acres on Grand Bahama Island , approximately 561 acres on Andros Island and other similarly related assets not currently used actively in the Paradise Island operations, but excluding any business relating to Excluded Assets.

          "PARADISE ISLAND FINANCIAL STATEMENTS" means with respect to the Paradise Island Business (i) the audited combined statements of operations for the fiscal years ending December 31, 1990, December 31, 1991, and
December 31, 1992, and the unaudited combined statements of operations for the six months ending June 30, 1993, and 1992 and (ii) the audited combined balance sheets as of December 31, 1991, and December 31, 1992, and the unaudited combined balance sheet as of June 30, 1993, copies of which are included in Schedule 4.05.

          "PARENT" means Sun International Investments
Limited, a British Virgin Islands corporation and parent of Buyer.

          "PARENT SUBSCRIPTION AGREEMENT" shall have the meaning set forth in Section 5.10.

          "PBGC" means the Pension Benefit Guaranty
Corporation.


          "PERMITTED ENCUMBRANCES" means Encumbrances incurred by the Company, its Subsidiaries or the RII Paradise Subsidiaries in connection with (a) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (b) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (c) liens imposed by law securing obligations which are not overdue, or, if due, are being contested in good faith by appropriate proceedings,
(d) liens upon leases and contracts included in the Paradise Island Assets or upon property subject to such leases and contracts granted by lessors or parties to such leases or contracts other than RII or any of its Affiliates
(e) assessments, servitudes and rights-of-way of record or in actual or apparent use or restrictive covenants for any approved subdivision, and (f) other Encumbrances, if any, which other Encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Paradise Island

Business, as presently conducted or, in the case of material assets, do not materially detract from the value of such assets.

          "PIA" means Paradise Island Airlines, Inc., a
Florida corporation and a direct or indirect wholly owned subsidiary of RII.

          "PIV" means Paradise Island Vacations, Inc., a
Florida corporation and a direct or indirect wholly owned subsidiary of RII.


          "POST TERMINATION SALE" shall have the meaning set forth in Section 7.02.

          "PRELIMINARY CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2.05(a).

          "PRELIMINARY CLOSING DATE OPERATIONS STATEMENT" shall have the meaning set forth in Section 2.05(a).

          "QUALIFIED THIRD PARTY" shall have the meaning set forth in Section 7.01(a).

          "REAL PROPERTY" shall have the meaning set forth in Section 4.07.

          "REGISTRATION STATEMENT" means the registration statement of RII and certain of its Subsidiaries on Form S-4 filed or to be filed with the SEC, together with any pre- or post-effective amendments thereto.

          "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Substance or other material in the indoor or outdoor environment; (b) prevent the release or threat of release, or minimize the further release of any Hazardous Substance or other material so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment;
(c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) bring the properties into compliance with all applicable Environmental Laws and Environmental Permits.

          "REORGANIZATION PLAN" means the joint plan of reorganization substantially in the form approved by Fidelity and TCW, and with respect to matters relating to the Paradise Island Business, approved by Buyer, and attached to the Disclosure Statement to be filed by RII and GRI with the Bankruptcy Court on the Bankruptcy Date, which shall include as exhibits thereto, INTER ALIA, this Agreement.

          "REORGANIZATION PLAN SOLICITATION" means the RII's and GRI's solicitation of acceptances of the Reorganization
Plan pursuant to Section 1126(b) of the Bankruptcy Code.

          "RIDI" means Resorts International Disbursement,
Inc., a Florida corporation and a direct or indirect wholly owned subsidiary of RII.

          "RII INDEMNIFIED PARTY" shall have the meaning set forth in Section 3.04.

          "RII" has the meaning assigned to that term in the introductory paragraph.

          "RII PARADISE ASSETS" means all the assets, properties, goodwill, business and other rights of every kind and nature whatsoever, tangible or intangible, real, personal or mixed, and wherever located, owned by the RII Paradise Subsidiaries and used primarily in connection with or relating primarily to the Paradise Island Business, including, without limitation, any company name, receivables, rights under Contracts, Intellectual Property, investments, business and goodwill, and including all property and assets used primarily in connection with or relating primarily to the Paradise Island Business acquired by the RII Paradise Subsidiaries between the date of this Agreement and the Closing Date and not sold, transferred or otherwise disposed of prior to the Closing Date in the ordinary course of business and in accordance with the terms hereof. RII Paradise Assets include the RII Real Estate Assets. RII Paradise Assets shall not include any of the Excluded Assets or cash, except to the extent provided in
Section 2.05.

          "RII PARADISE SUBSIDIARIES" means RIDI, PIV, RRII,
ISI, PIA and ANTL.

          "RII REAL ESTATE ASSETS" shall have the meaning set forth in Section 4.07(a).

          "RRII" means Resorts Representation International,
Inc., a Florida corporation and a direct or indirect wholly owned subsidiary of RII.

          "SEC" means the United States Securities and
Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means 500 shares of Class A Common Stock, B$2.86 par value per share, 400 shares of Class B Common Stock, B$2.86 par value per share, and 900 shares of Non-Voting Class C Common Stock, B$2.86 par value per share of the Company, such shares constituting all of the issued and outstanding shares of capital stock of the Company.

          "STOCK ACQUISITION" has the meaning set forth in the first WHEREAS clause.

          "SUBSIDIARY" of a person means any corporation or other entity of which 50% or more of the outstanding capital stock or other equity having ordinary voting power to elect a majority of the board of directors or other managers of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency) or other entity is at that time directly or indirectly owned by such person, by such person and one or more of its other Subsidiaries or by one or more of such person's other Subsidiaries.

          "TARGET ADJUSTED CASH" means Adjusted Cash of
$5,000,000.

          "TARGET ADJUSTED WORKING CAPITAL" means Adjusted
Working Capital of $5,000,000.

          "TAXES" means all federal, state, local and foreign taxes and assessments, including all interest, penalties and additions to tax imposed with respect to such amounts, imposed by any taxing authority, domestic or foreign.

          "TAXPAYERS" shall mean the Company and its Subsidiaries and any predecessor thereof.

          "TCW" means TCW Special Credits.

          "THIRD PARTY" means any corporation, partnership, person or other entity or group other than Buyer or RII.

          "TRANSFER TAXES" has the meaning set forth in
Section 7.04.

          "UNION" shall have the meaning set forth in
Section 2.05(a).

          "UNION CONTRACT ARBITRATOR" shall mean Keith M.
Duncombe of Harry B. Sands & Company.

          "UNION CONTRACT DISPUTE" shall have the meaning set forth in Section 2.05(a).

          "UNION CONTRACT DISPUTE AMOUNT" shall have the meaning set forth in Section 2.05(a).

     Exhibits and schedules incorporated by reference to Exhibit 10.55 of this Registration Statement.

EXHIBIT B

                        STANDBY DISTRIBUTION AGREEMENT

     =================================================================



                       STANDBY DISTRIBUTION AGREEMENT



                                  between



                        RESORTS INTERNATIONAL, INC.


                                    and


                           P. I. RESORTS LIMITED



                 -----------------------------------------

                        Dated as of October 15, 1993

                 ------------------------------------------


            Purchase of Stock of Resorts International (Bahamas)
                    1984 Limited, and certain assets of
                         RII Paradise Subsidiaries




     =================================================================

                             TABLE OF CONTENTS
                             -----------------

     ARTICLE I

                       Definitions . . . . . . . . . . . . . . . .   2

        SECTION 1.01.  Definitions . . . . . . . . . . . . . . . .   2

     ARTICLE II        Purchase and Sale of the Shares
                       and the RII Paradise Assets . . . . . . . .   3

        SECTION 2.01.  Transfer of the Shares  . . . . . . . . . .   3
        SECTION 2.02.  Purchase and Sale of the Shares, the
                       RII Real Estate Assets and the RII
                       Paradise Assets . . . . . . . . . . . . . .   3
        SECTION 2.03.  Delivery of Certificates and Other
                       Instruments of Transfer . . . . . . . . . .   3
        SECTION 2.04.  Purchase Price  . . . . . . . . . . . . . .   4
        SECTION 2.05.  Preparation of the Closing Date Balance
                       Sheet and Operations Statement;
                       Adjustments . . . . . . . . . . . . . . . .   4
        SECTION 2.06.  Closing . . . . . . . . . . . . . . . . . .   6
        SECTION 2.07.  Third-Party Consents  . . . . . . . . . . .   6
        SECTION 2.08.  Further Assurances  . . . . . . . . . . . .   7
        SECTION 2.09.  Power of Attorney, etc  . . . . . . . . . .   8

     ARTICLE III       Assumption of Certain Liabilities . . . . .   9

        SECTION 3.01.  Assumed Liabilities . . . . . . . . . . . .   9
        SECTION 3.02.  Liabilities Not Assumed . . . . . . . . . .   9
        SECTION 3.03.  No Successor  . . . . . . . . . . . . . . .  10
        SECTION 3.04.  Indemnification . . . . . . . . . . . . . .  10

     ARTICLE IV        Representations and Warranties of RII . . .  11

        SECTION 4.01.  Incorporation of Representations
                       and Warranties.   . . . . . . . . . . . . .  11
        SECTION 4.02.  Organization and Good Standing of
                       Buyer . . . . . . . . . . . . . . . . . . .  12
        SECTION 4.03.  Authorization of Buyer  . . . . . . . . . .  12
        SECTION 4.04.  Buyer:  No Conflict; Required
                       Filings and Consents  . . . . . . . . . . .  12
        SECTION 4.05.  Buyer Shares  . . . . . . . . . . . . . . .  13

     ARTICLE V         Additional Agreements . . . . . . . . . . .  14

        SECTION 5.01.  Conduct of Paradise Island Business
                       Pending the Closing . . . . . . . . . . . .  14
        SECTION 5.02.  Securities Laws . . . . . . . . . . . . . .  14
        SECTION 5.03.  Documents and Motions to be Filed by
                       RII and GRI . . . . . . . . . . . . . . . .  15
        SECTION 5.04.  Reorganization Proceedings  . . . . . . . .  15
        SECTION 5.05.  Access to Information.    . . . . . . . . .  16
        SECTION 5.06.  Notification of Certain Matters . . . . . .  16
        SECTION 5.07.  Further Action; Reasonable Efforts  . . . .  17
        SECTION 5.08.  Employee Benefit Matters  . . . . . . . . .  17
        SECTION 5.09.  Bulk Transfer Laws  . . . . . . . . . . . .  19
        SECTION 5.10.  Intercompany Accounts, Contracts
                       Guaranties and Indebtedness . . . . . . . .  19
        SECTION 5.11.  Reorganization Plan Solicitation
                       Documents . . . . . . . . . . . . . . . . .  20
        SECTION 5.12.  Reorganization Proceedings  . . . . . . . .  20
        SECTION 5.13.  Airline Governmental Consents . . . . . . .  21
        SECTION 5.14.  Comfort Letter  . . . . . . . . . . . . . .  22
        SECTION 5.15.  Attorneys Fees  . . . . . . . . . . . . . .  22
        SECTION 5.16.  Transfer Taxes  . . . . . . . . . . . . . .  22
        SECTION 5.17.  Actions on Behalf of Buyer; Knowledge
                       of Buyer  . . . . . . . . . . . . . . . . .  22
        SECTION 5.18.  Articles of Association . . . . . . . . . .  23
        SECTION 5.19.  Representations and Warranties  . . . . . .  23
        SECTION 5.20.  Operation of Buyer and Buyer
                       Subsidiaries  . . . . . . . . . . . . . . .  23
        SECTION 5.21.  Insurance Proceeds  . . . . . . . . . . . .  23
        SECTION 5.22.  Acquisition Proposals . . . . . . . . . . .  24

     ARTICLE VI          Conditions to the Closing . . . . . . . .  24

        SECTION 6.01.  Conditions to Obligations of Buyer  . . . .  24
        SECTION 6.02.  Conditions to Obligations of RII  . . . . .  27

     ARTICLE VII       Survival and Indemnification  . . . . . . .  27

        SECTION 7.01.  Survival of Representations . . . . . . . .  27
        SECTION 7.02.  Indemnification by RII  . . . . . . . . . .  28
        SECTION 7.03.  Notice, etc.  . . . . . . . . . . . . . . .  28
        SECTION 7.04.  Reimbursement of Costs  . . . . . . . . . .  29
        SECTION 7.05.  Time Limitations  . . . . . . . . . . . . .  29
        SECTION 7.06.  Sole and Exclusive Remedy . . . . . . . . .  29

     ARTICLE VIII      Termination, Amendment And Waiver . . . . .  30

        SECTION 8.01.  Termination . . . . . . . . . . . . . . . .  30
        SECTION 8.02.  Rights of Termination . . . . . . . . . . .  31

        SECTION 8.03.  Effect of Termination   . . . . . . . . . .  31
        SECTION 8.04.  Waiver  . . . . . . . . . . . . . . . . . .  31
        SECTION 8.05.  Amendments  . . . . . . . . . . . . . . . .  32

     ARTICLE IX        General Provisions  . . . . . . . . . . . .  32

        SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . .  32
        SECTION 9.02.  Entire Agreement; Assignment  . . . . . . .  33
        SECTION 9.03.  Parties in Interest . . . . . . . . . . . .  34
        SECTION 9.04.  GOVERNING LAW . . . . . . . . . . . . . . .  34
        SECTION 9.05.  Headings  . . . . . . . . . . . . . . . . .  34
        SECTION 9.06.  Counterparts  . . . . . . . . . . . . . . .  34
        SECTION 9.07.  Specific Performance  . . . . . . . . . . .  34
        SECTION 9.08.  JURISDICTION  . . . . . . . . . . . . . . .  34
        SECTION 9.09.  Knowledge or Consents . . . . . . . . . . .  35
        SECTION 9.10.  Rights of Fidelity and TCW  . . . . . . . .  35


     EXHIBITS

     Exhibit A       Comfort Letter
     Exhibit B       Articles of Association of Buyer
     Exhibit C       Form of Opinion of Gibson, Dunn &
                       Crutcher
     Exhibit D       Management Agreement

                       STANDBY DISTRIBUTION AGREEMENT


               STANDBY DISTRIBUTION AGREEMENT dated as of October 15, 1993 (this "Agreement"), between RESORTS INTERNATIONAL, INC., a Delaware corporation ("RII"), and P.I. RESORTS LIMITED, a Bahamian corporation ("Buyer").

               WHEREAS, RII has entered into that certain Purchase Agreement, dated as of October 15, 1993 (the "Sun Purchase Agreement"), by and between RII and Sun International Hotels Limited ("SIHL") providing for the sale of the Shares to SIHL on the terms and conditions set forth therein;

               WHEREAS, in connection with the proposed sale of the Shares to SIHL, the Sun Purchase Agreement further contemplates that SIHL will cause certain subsidiaries thereof to acquire the RII Real Estate Assets from RII and the RII Paradise Assets from the RII Paradise Subsidiaries on the terms and conditions set forth therein;

               WHEREAS, Buyer is, as of the date hereof, a wholly-owned subsidiary of RII;

               WHEREAS, if and only if the transactions contemplated by the Sun Purchase Agreement are not consummated in accordance with the terms thereof and the Sun Purchase Agreement is terminated in accordance with the terms thereof, Buyer desires to acquire the Shares from RII, and RII desires to sell the Shares to Buyer on the terms and conditions set forth herein (such purchase, the "Stock Acquisition");

               WHEREAS, in connection with the Stock Acquisition, Buyer desires to cause the Buyer Subsidiaries to acquire the RII Real Estate Assets from RII and the RII Paradise Assets from the RII Paradise Subsidiaries, and RII desires to sell the RII Real Estate Assets and to cause the RII Paradise Subsidiaries to sell the RII Paradise Assets to the Buyer Subsidiaries on the terms and conditions set forth herein (such purchase, the "Asset Acquisition");

               WHEREAS, in connection with the Stock Acquisition and the Asset Acquisition (collectively, the "Acquisitions"), RII and
     GRI will file the Reorganization Plan with the Bankruptcy Court, providing, INTER ALIA, under certain terms and conditions to be set forth in the Reorganization Plan (including the condition that the Sun Purchase Agreement shall have terminated in accordance with the terms thereof), for the (i) sale of the Shares to Buyer, (ii) sale of the RII Paradise Assets and the RII Real Estate Assets to the Buyer Subsidiaries, (iii) distribution to holders of the Old Series Notes (as defined in the Reorganization Plan) of RII of the Buyer Shares and (iv) the other distributions to holders of the Old Series Notes of RII to be made pursuant to the Reorganization Plan;

               WHEREAS, the respective Boards of Directors of each of RII and Buyer deem it advisable and in the best interests of such corporations that, if the Sun Purchase Agreement terminates in accordance with its terms, the Stock Acquisition and Asset Acquisition occur upon the terms and subject to the conditions set forth herein and in the Reorganization Plan;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and subject to the conditions hereinafter set forth, and for the purpose of prescribing the terms and conditions of the Stock Acquisition and Asset Acquisition, if the Sun Purchase Agreement terminates in accordance with its terms, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

               SECTION 1.01. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in Appendix A to the Sun Purchase Agreement or elsewhere in the Sun Purchase Agreement, except that (a) all references to "Buyer" therein and herein shall be deemed to refer to Paradise Island Resorts Limited, (b) all references therein and herein to "Buyer Subsidiaries" shall be deemed to refer to direct or indirect wholly-owned Subsidiaries of Paradise Island Resorts Limited to be formed to buy the RII Paradise Assets from the RII Paradise Subsidiaries and the RII Real Estate Assets from RII,
     (c) all references herein to the "Closing" shall be deemed to refer to the closing of the Acquisitions under this Agreement and
     (d) as otherwise expressly required by the context hereof.

                                 ARTICLE II

                      PURCHASE AND SALE OF THE SHARES
                        AND THE RII PARADISE ASSETS


               SECTION 2.01.  TRANSFER OF THE SHARES.  Prior to
     Closing, RII may, with the consent of Fidelity and TCW, cause GRI to transfer the Shares to RII in a transaction reasonably acceptable to Fidelity and TCW and their counsel.

               SECTION 2.02. PURCHASE AND SALE OF THE SHARES, THE RII REAL ESTATE ASSETS AND THE RII PARADISE ASSETS. On the terms and subject to the conditions of this Agreement, on the Closing Date
     (a) RII agrees to sell, transfer and deliver, or cause GRI to sell, transfer and deliver, to Buyer, and Buyer agrees to purchase and accept from RII or GRI, as applicable, the Shares, free and clear of all Encumbrances, other than those Encumbrances arising from acts of Buyer or its Affiliates from and after (but not prior to) the Closing and (b) RII shall, and shall cause each RII Paradise Subsidiary to, sell, convey, assign, transfer and deliver to a Buyer Subsidiary designated by Buyer, and Buyer shall cause each such Buyer Subsidiary to purchase and accept from RII and each such RII Paradise Subsidiary, all right, title and interest of RII in the RII Real Estate Assets and all right, title and interest of each such RII Paradise Subsidiary in the RII Paradise Assets, free and clear of all Encumbrances except Permitted Encumbrances and those Encumbrances arising from acts of Buyer or its Affiliates from and after (but not prior to) the Closing.

               SECTION 2.03. DELIVERY OF CERTIFICATES AND OTHER INSTRUMENTS OF TRANSFER. On the Closing Date (a) RII or GRI, as applicable, shall deliver to Buyer certificates representing the Shares together with stock powers executed in blank and (b) RII shall, and shall cause the RII Paradise Subsidiaries to, deliver to the Buyer Subsidiaries such specific assignments, bills of sale (to be in a form reasonably satisfactory to Fidelity, TCW and RII), endorsements, deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Fidelity and TCW and their counsel, as shall be effective to vest in the Buyer Subsidiaries title to all the RII Paradise Assets and the RII Real Estate Assets. All right, title and interest of RII in the RII Real Estate Assets and of the RII Paradise

     Subsidiaries in the RII Paradise Assets shall pass and delivery of the RII Real Estate Assets and the RII Paradise Assets shall take place in such location or locations as Fidelity, TCW and RII shall determine.

               SECTION 2.04. PURCHASE PRICE. As consideration for the transfer of the Shares, the RII Real Estate Assets and the RII Paradise Assets (the "Purchase Price"), Buyer shall cause on the Closing Date (a) the 5,000,000 Ordinary Shares, par value $.01 per share, of Buyer (the "Buyer Shares") to be delivered, on behalf of RII and the RII Paradise Subsidiaries, to the Disbursing Agent designated pursuant to the Reorganization Plan or pursuant to an order of the Bankruptcy Court for purposes of making distributions thereunder to the holders of the Old Series Notes of RII and (b) the Buyer Subsidiaries to assume the Assumed Liabilities in accordance with Article III hereof. The Purchase Price shall be allocated as set forth on Schedule 2.04 to the Sun Purchase Agreement.

               SECTION 2.05. PREPARATION OF THE CLOSING DATE BALANCE SHEET AND OPERATIONS STATEMENT; ADJUSTMENTS.

     (a) Within 45 days after the Closing Date, RII shall cause to be prepared, in accordance with the books and records of account of the Paradise Island Business and a physical inventory, and shall deliver, an audited balance sheet for the Paradise Island Business as of the Closing Date (the "Preliminary Closing Date Balance Sheet") and an audited statement of operations for the Paradise Island Business for the period beginning at 12:01 a.m. on January 1, 1994, and ending at the close of business on the Closing Date (the "Preliminary Closing Date Operations Statement"), accompanied by an opinion of Ernst & Young thereon to the effect that such balance sheet and statement of operations present fairly in all material respects the financial position and results of operation of the Paradise Island Business at such date and for such period in conformity with GAAP and the preparation of the June 30 Balance Sheet and the statement of operations for the six months ending June 30, 1993. Representatives of Buyer's auditors, which will be a nationally-recognized firm of independent accountants, shall be entitled to review the scope of the audit in advance thereof as well as the work of Ernst & Young as it progresses and all drafts of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Date Operations Statement. Within 10 days after the delivery to Buyer of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Date Operations Statement, Buyer shall notify RII if it disagrees in any respect with such Preliminary Closing Date Balance Sheet or Preliminary Closing Date Operations Statement. If Buyer does disagree, Buyer and RII shall promptly attempt to settle such disagreement. If Buyer and RII are unable to resolve such disagreement within 7 days after such notice, such disagreement shall be referred to the Accounting Arbitrator for a determination, which shall be final and binding on the parties hereto for all purposes of this Agreement. The fees of the Accounting Arbitrator shall be allocated between Buyer and RII by the Accounting Arbitrator based on its good faith view as to which party's positions were more reasonable. The Preliminary Closing Date Balance Sheet and Preliminary Closing Date Operations Statement as agreed to by the parties or as adjusted pursuant to the determination of the Accounting Arbitrator are herein referred to as the "Closing Date Balance Sheet" and the "Closing Date Operations Statement".
     Buyer and RII agree that if prior to 35 days after the Closing Date there has not been a resolution of the dispute (the "Union Contract Dispute") between the Company and the Bahamas Hotel Catering and Allied Workers Union (the "Union") with respect to amounts claimed by the Union to be owed by the Company through December 31, 1993, under the collective bargaining agreement dated as of January 7, 1990, between the Bahamas Hotel Employers Association and the Union, then RII and Buyer shall agree as to the amount they believe it would reasonably take to settle the Union Contract Dispute (the "Union Contract Dispute Amount"). If Buyer and Seller are unable to agree on the Union Contract Dispute Amount by the fortieth day after the Closing Date, then the Union Contract Arbitrator shall determine such amount prior to the sixtieth day after the Closing Date, and such determination shall be final and binding on the parties hereto. The Union Contract Dispute Amount, as agreed to by the parties or determined by the Union Contract Arbitrator, shall appear on the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet as a Current Liability. Prior to the Closing Date, RII shall, as between the parties, control the resolution of the Union Contract Dispute; PROVIDED, HOWEVER, RII shall consult with Fidelity and TCW with respect thereto and allow a representative of Fidelity or TCW to be present when reasonable in all material negotiations in connection therewith.

               (b) Within three Business Days after the Closing Date, Buyer and RII shall jointly prepare a cash statement setting forth the amount of Adjusted Cash of the Paradise

     Island Business as of the Closing Date. If the Adjusted Cash of the Paradise Island Business shown on such cash statement shall be less than the Target Adjusted Cash, on the fourth Business Day after the Closing Date RII shall pay to Buyer the difference in immediately available funds.

               (c) If the Adjusted Working Capital of the Paradise Island Business plus any Adjusted Cash in excess of $5 million shown on the Closing Date Balance Sheet shall be greater than the Target Adjusted Working Capital plus the EBITDA Adjustment, on the Adjustment Date (as defined below) Buyer shall pay to RII the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date. If the Adjusted Working Capital of the Paradise Island Business plus any Adjusted Cash in excess of $5 million shown on the Closing Date Balance Sheet shall be less than the Targeted Adjusted Working Capital plus the EBITDA Adjustment, on the Adjustment Date RII shall pay to Buyer the difference in immediately available funds, together with interest on such amount at the Applicable Rate from and including the Closing Date to but excluding the Adjustment Date. For purposes of the foregoing, "Adjustment Date" shall mean (i) if Buyer does not disagree in any respect with the Preliminary Closing Date Balance Sheet, the 10th day following Buyer's receipt of the Preliminary Closing Date Balance Sheet or
     (ii) if Buyer shall disagree in any respect with the Preliminary Closing Date Balance Sheet, the third Business Day following either the resolution of such disagreement by the parties or a final determination by the Accounting Arbitrator in accordance with Section 2.05(a).

               SECTION 2.06.  CLOSING.  The Closing of the
     transactions contemplated by this Agreement shall take place at the offices of Gibson Dunn & Crutcher, 200 Park Avenue, New York, New York, on a date to be agreed upon by RII, Fidelity and TCW, as promptly as practicable following the satisfaction or waiver of all of the conditions set forth in Article VI hereof, but in no event later than 10 Business Days thereafter.

               SECTION 2.07.  THIRD-PARTY CONSENTS.  To the extent
     that any Contract relating to the RII Paradise Assets to be assumed by a Buyer Subsidiary for which assignment to such Buyer Subsidiary is provided for herein is not assignable without the consent of another party (a "Non-Assignable Contract"), this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. RII and Buyer agree to use their best efforts (without the payment of money) to obtain the consent of such other party to the assignment of any such Contract to the relevant Buyer Subsidiary in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, RII agrees to cooperate with Buyer in any reasonable arrangement (at the cost and for the account of such Buyer Subsidiary) designed to provide for the relevant Buyer Subsidiary the benefits intended to be assigned to such Buyer Subsidiary under the relevant Contract, including enforcement of any and all rights of the relevant RII Paradise Subsidiary against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.
     If and to the extent that such arrangement cannot be made, except as provided in the next sentence, neither Buyer nor any Buyer Subsidiary shall have any obligation with respect to any such Contract. If PIA is unable to assign to a designated Buyer
     Subsidiary the Ft. Lauderdale Ground Space Lease (Hangar) with
     Broward County, Florida (the "Hangar Lease"), or is otherwise unable to arrange for such designated Buyer Subsidiary to obtain the benefits of the Hangar Lease, then (i) PIA shall use its reasonable best efforts to sub-lease the Hangar Lease and (ii)
     Buyer and PIA shall each be responsible for 50% of the obligations of lessee under the Hangar Lease and shall each be entitled to receive 50% of the proceeds relating to any sublease of the Hangar Lease.

               SECTION 2.08. FURTHER ASSURANCES. From and after the Closing, upon request of Buyer, RII shall, and shall cause any of its Affiliates formerly owning an interest in the Paradise Island Assets to, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver (at Buyer's expense, unless otherwise provided in this Agreement) to and vest in Buyer, the Company or its Subsidiaries or the Buyer Subsidiaries, as the case may be, and more fully protect their respective right, title and interest in and employment of, the Shares and all the Paradise Island Assets and the RII Real Estate Assets and as otherwise may be appropriate to carry out the transactions contemplated in this Agreement.

               (b) From and after the Closing, upon request of RII, Buyer shall, and shall cause any of the Buyer

     Subsidiaries or any Subsidiaries of Buyer to, execute, acknowledge and deliver all such further acts, assurance, assumptions and other instruments and papers as may be reasonably required (i) in respect of the assumption by the Buyer Subsidiaries of the Assumed Liabilities, and (ii) as otherwise may be appropriate to carry out the transactions contemplated in this Agreement.

               SECTION 2.09.  POWER OF ATTORNEY, ETC.  (a)   Effective
     on the Closing Date, RII shall cause each RII Paradise Subsidiary to constitute and appoint, and will cause any Affiliate owning an interest in any RII Paradise Assets to constitute and appoint, the applicable Buyer Subsidiary designated by Buyer and its successors, legal representatives and assigns, the true and lawful attorneys of such RII Paradise Subsidiary and such Affiliates, with full power of substitution, in the name of such RII Paradise Subsidiary and such Affiliates, but on behalf of and for the benefit of such Buyer Subsidiary and its successors, legal representatives and assigns, and at the expense of such Buyer Subsidiary: (i) to demand and receive from time to time any and all of the RII Paradise Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that any Buyer Subsidiary and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the RII Paradise Assets; (iii) to defend or compromise any or all actions, suits or proceedings in respect of any of the RII Paradise Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as each such Buyer Subsidiary and its successors, legal representatives or assigns shall deem desirable. RII hereby agrees that the appointment to be hereby made and the powers to be hereby granted are coupled with an interest and are and shall be irrevocable by it in any manner or for any reason. RII shall cause each RII Paradise Subsidiary to deliver to the applicable Buyer Subsidiary designated by Buyer at Closing an acknowledged power of attorney to the foregoing effect executed by each such RII Paradise Subsidiary and any Affiliate selling any of the Paradise Island Assets. Buyer agrees to indemnify and hold RII and its Affiliates harmless from and against any Losses resulting from Buyer's improper use of the power of attorney described in this Section 2.09(a).

               (b) Effective upon the Closing Date Buyer and the Buyer Subsidiaries shall have the right to receive and open all mail, packages and other communications which relate to the Paradise Island Business addressed to any of the RII Paradise Subsidiaries. RII agrees promptly to deliver to Buyer and the Buyer Subsidiaries any mail, packages or other communications received directly or indirectly by RII or any of its Affiliates that relate to the Paradise Island Business. Buyer and the Buyer Subsidiaries shall have the right and authority to collect, for its own account, all receivables and other items which shall be transferred or are intended to be transferred to Buyer and the Buyer Subsidiaries as provided in this Agreement, and to endorse with the name of RII or any of its Affiliates any checks or drafts received on account of any such receivables or other items, and RII shall promptly transfer or deliver, or cause its Affiliates to transfer or deliver, to Buyer and the Buyer Subsidiaries any cash or other property received directly or indirectly by RII or any of its Affiliates in respect of such receivables or other items including any amounts payable as interest. Buyer and the Buyer Subsidiaries shall promptly deliver to RII packages and other communications received by them which relate to RII or any of its Affiliates but do not relate to the Paradise Island Business.

                                ARTICLE III

                     ASSUMPTION OF CERTAIN LIABILITIES

               SECTION 3.01. ASSUMED LIABILITIES. Buyer shall cause designated Buyer Subsidiaries to severally assume on the Closing Date the Assumed Liabilities, and shall cause each designated Buyer Subsidiary to execute an Assumption Agreement relating to the Assumed Liabilities assumed by such designated Buyer Subsidiary. On the Closing Date, Buyer shall assume the obligations of RII under Sections 7.02(a)(vi) and (vii) of the Sun Purchase Agreement.

               SECTION 3.02. LIABILITIES NOT ASSUMED. Except for the Assumed Liabilities and as provided in Section 3.04 and the last sentence of Section 3.01, neither Buyer nor any Buyer Subsidiary, pursuant to this Agreement or the Assumption Agreements or otherwise, assumes, agrees to perform, pay, discharge or indemnify RII or any of its Affiliates against, or otherwise agrees to have any responsibility for, any liabilities or obligations of RII,

     GRI or any RII Paradise Subsidiary, fixed, contingent or otherwise, known or unknown, relating to or arising out of the RII Paradise Assets, whether arising prior to, on or after the Closing.

               SECTION 3.03. NO SUCCESSOR. It is expressly understood that the parties intend that neither the Buyer nor any Buyer Subsidiary shall be considered a successor to any RII Paradise Subsidiary and that neither Buyer nor any Buyer Subsidiary shall have any liability except as otherwise provided in this Agreement or the Assumption Agreements. Without limiting the generality of the foregoing, neither Buyer nor any Buyer Subsidiary, pursuant to this Agreement, the Assumption Agreements or otherwise, assumes (a) any liability for or obligation with respect to (i) any Indebtedness of RII or its Affiliates or (ii) any Taxes relating to RII or its Affiliates (except Assumed Taxes), (b) any liabilities or obligations owed to RII or any of its Affiliates (except for liabilities owed to RII or any of its Affiliates under this Agreement or any agreements, certificates or other instruments delivered by Buyer or the Buyer Subsidiaries pursuant to this Agreement), and (c) any liabilities that do not constitute Assumed Liabilities.

               SECTION 3.04. INDEMNIFICATION. (a) From and after the Closing Date, RII and the RII Paradise Subsidiaries shall indemnify Buyer, the Buyer Subsidiaries and their respective Affiliates (each a "Buyer Indemnified Party") against, and hold them harmless from, any Losses with respect to the ownership, use or operation of the RII Paradise Assets prior to the Closing Date (other than the Assumed Liabilities), which any Buyer Indemnified Party may be requested to pay, perform or discharge at any time. No Buyer Indemnified Party shall be entitled to indemnification under this Section 3.04(a) until the date on which the aggregate amount of the claims made by Buyer Indemnified Parties is at least equal to $25,000, at which time claims may be asserted by any Buyer Indemnified Party against the indemnifying parties regardless of amount.

               (b)  From and after the Closing Date, Buyer and the
     Buyer Subsidiaries shall indemnify RII, the RII Paradise
     Subsidiaries and their respective Affiliates (each an "RII
     Indemnified Party") against, and hold them harmless from, any
     Losses with respect to (i) the Assumed Liabilities, (ii) the ownership, use or operation of the RII Paradise Assets on or after the Closing Date, (iii) any liability or
     obligation of the Company or any of its Subsidiaries (fixed, contingent or otherwise, known or unknown (except to the extent such liability or obligation was incurred after the date of this Agreement and
     in breach of Section 5.01)),   which any RII Indemnified Party
     may be requested to pay, perform or discharge at any time and
     (iv) the obligations assumed by Buyer as contemplated by the last sentence of Section 3.01 hereof to pay any Buyer Expense
     Reimbursement to SIHL under the Sun Purchase Agreement. No RII Indemnified Party shall be entitled to indemnification under this
     Section 3.04(b) until the date on which the aggregate amount of the claims made by RII Indemnified Parties is at least equal to $25,000, at which time claims may be asserted by any RII
     Indemnified Party against the indemnifying parties regardless of the amount.

               (c) The provisions of Sections 7.03 and 7.04 shall apply to any indemnification under this Section 3.04.

               (d) The indemnification obligations of the applicable parties under this Section 3.04 shall constitute the sole and exclusive remedies of the applicable Buyer Indemnified Parties and RII Indemnified Parties, as the case may be, with respect to the matters described in this Section 3.04.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF RII

               RII represents and warrants to Buyer as follows:

               SECTION 4.01. INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by RII to SIHL in Sections 4.01, 4.02, 4.03, 4.04, 4.13, 4.16 and
     4.22 of the Sun Purchase Agreement (but not any other representations or warranties contained in Article IV thereof) is hereby made by RII in favor of Buyer for all purposes as if such representations and warranties were fully set forth herein; PROVIDED, HOWEVER, that any such representation or warranty relating to the delivery of documents, information schedules or other materials to Buyer shall not be deemed to be satisfied hereunder unless and until RII shall have delivered such documents, information schedules or other materials to Fidelity and TCW; and PROVIDED, FURTHER, that for purposes of this Agreement clause (iii) of Section 4.03(b) of the Sun Purchase

     Agreement shall be deemed to have been stricken in its entirety and replaced by the following: "(iii) consents and approvals required to be obtained by Buyer or RII from the government of the Commonwealth of The Bahamas in order to effectuate the transactions contemplated hereby, to operate the Paradise Island Business or to permit the public trading of the Buyer Shares when they are distributed in accordance with the Reorganization Plan, including without limitation any approvals for exchange controls required to be received from the Exchange Control Department of the Central Bank of The Bahamas (the "Bahamas Exchange Control Approval")".

               SECTION 4.02. ORGANIZATION AND GOOD STANDING OF BUYER. Buyer is, and each of the Buyer Subsidiaries will be at Closing, a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

               SECTION 4.03. AUTHORIZATION OF BUYER. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer and the purchase of the Shares by Buyer have been, and the purchase of the RII Paradise Assets by the Buyer Subsidiaries will be at Closing, duly and validly authorized by all necessary corporate action on the part of Buyer and the Buyer Subsidiaries and no other corporate proceedings or shareholder actions on the part of Buyer or the Buyer Subsidiaries are or will be necessary to authorize this Agreement or to purchase the Shares and the RII Paradise Assets. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by RII, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject as to enforcement to applicable bankruptcy, reorganization, insolvency, fraudulent transfer and moratorium and similar laws from time to time in effect affecting creditors' rights generally and to legal and equitable limitations on availability of specific performance and other equitable remedies).

               SECTION 4.04.  BUYER:  NO CONFLICT; REQUIRED FILINGS
     AND CONSENTS. (a) The execution and delivery of this Agreement by Buyer does not (and in the case of the Buyer Subsidiaries will not at Closing), and the performance of this Agreement by Buyer and each Buyer Subsidiary will not, (i) conflict with or violate the memorandum of association or articles of association or equivalent organizational documents of Buyer or any Buyer Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any Buyer Subsidiary or by which any of them or their properties is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the property or assets of Buyer or any Buyer Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party or by which any of them or their properties is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority except for (i) the Confirmation Order, (ii) required filings under the HSR Act, (iii) the Airline Governmental Consents, (iv) the Governmental Consents and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated hereby, or otherwise prevent Buyer from performing its obligations under this Agreement.

               SECTION 4.05.  BUYER SHARES.  The authorized capital
     stock of Buyer consists of 25,000,000 Ordinary Shares, $.01 par value per share, of which two shares are duly authorized and validly issued and outstanding, fully paid and non-assessable
     (the "Founder's Shares") and 10,000,000 Preference Shares, $.01 par value per share, of which no shares are issued and outstanding. As of the date hereof, RII is the registered holder of one of the Founder's Shares. RII is the sole beneficial owner of both of the Founder's Shares. The Buyer Shares upon issuance and delivery in accordance with the terms of this Agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable. The Founder's Share has not been, and the Buyer Shares will not be, issued in violation of, and are not subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of Buyer outstanding. Except for the agreements and instruments described in Schedule 4.16(a) of the Sun Purchase
     Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which RII or any of its Affiliates is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Buyer or any Subsidiary of Buyer, and there are not any equity securities of Buyer or any Subsidiary of Buyer reserved for issuance for any purpose (other than the Buyer
     Shares). Prior to the Closing, RII will have caused Buyer to form, under the laws of the Commonwealth of The Bahamas, the Buyer Subsidiaries, and there will be one Buyer Subsidiary to purchase the assets of each RII Paradise Subsidiary hereunder.
     At the Closing, Buyer directly will have good and valid title to all of the outstanding shares of capital stock of each Subsidiary of Buyer, free and clear of Encumbrances, and all such shares will be duly authorized and validly issued and outstanding, fully paid and non-assessable. Buyer does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity other than the Buyer Subsidiaries.


                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

               SECTION 5.01. CONDUCT OF PARADISE ISLAND BUSINESS PENDING THE CLOSING. Each of the covenants and agreements made by RII to SIHL in Section 6.01 of the Sun Purchase Agreement is hereby made by RII in favor of Buyer for all purposes as if such covenants and agreements were fully set forth herein; PROVIDED, HOWEVER, that any consents required to be obtained from Buyer thereunder shall not be deemed to have been granted unless and until Fidelity and TCW shall have consented thereto in writing.

               SECTION 5.02. SECURITIES LAWS. Each of RII and Buyer shall make all filings under the Securities Act and the Exchange Act necessitated by the provisions of this Agreement. RII shall cause the Buyer Shares to be registered under the Exchange Act and listed on the American

     Stock Exchange or authorized for quotation on the NASDAQ National Market System.

               SECTION 5.03. DOCUMENTS AND MOTIONS TO BE FILED BY RII AND GRI. (a) Promptly upon completion of the Reorganization Plan Solicitation and in no event later than February 15, 1994, RII and GRI shall commence the Bankruptcy Cases. Notwithstanding anything to the contrary, RII and GRI shall not be under any obligation to commence the Bankruptcy Cases unless and until RII and GRI shall have received in the Reorganization Plan Solicitation the requisite number of acceptances from impaired creditors and the requisite number of consents to terminate the Old Security Documents (as defined in the Reorganization Plan).

               (b) Promptly upon the commencement of the Bankruptcy Cases, and in no event later than five Business Days thereafter, RII and GRI shall (i) file the Disclosure Statement and the Reorganization Plan and the certification of votes for acceptance or rejection of the Reorganization Plan with the Bankruptcy Court and (ii) seek from the Bankruptcy Court and take all steps necessary to obtain a hearing at the earliest practicable date for approval of the Disclosure Statement and confirmation of the Reorganization Plan.

               (c) RII shall use its reasonable best efforts to file the Registration Statement with the SEC as soon as possible.

               SECTION 5.04. REORGANIZATION PROCEEDINGS. (i) RII shall, and shall cause GRI to, seek confirmation of the Reorganization Plan by the Bankruptcy Court using the acceptances of the Reorganization Plan received by RII and GRI pursuant to the Reorganization Plan Solicitation, (ii) RII shall, and shall cause GRI to, comply in all material respects with the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder in connection with obtaining confirmation of the Reorganization Plan, (iii) RII shall, and shall cause GRI to, use its best efforts to obtain, and shall, and shall cause GRI to, refrain from knowingly taking any action that would be likely to prevent, materially impede or result in the revocation of, (A) the entry by the Bankruptcy Court of the Confirmation Order and (B) the vesting upon the date on which the Reorganization Plan shall become effective of (y) the property of each of RII and GRI in the reorganized entities and (z) the property dealt with by the

     Reorganization Plan in the recipients thereof under the Reorganization Plan, in each case free and clear of all claims and interests of creditors and equity securityholders except as provided in and in accordance with the Reorganization Plan and (iv) RII shall not, and shall cause GRI not to, consent to any amendment or supplement to, or modification of, the Reorganization Plan or the Disclosure Statement that purports to change in any material respect the terms or conditions of the transactions contemplated by this Agreement without the prior written consent of Fidelity and TCW.

               SECTION 5.05. ACCESS TO INFORMATION. From the date hereof to the Closing Date, RII shall, and shall cause its Affiliates, officers, directors, employees, auditors and other agents to, (i) afford the officers, employees, auditors and other agents of Fidelity and TCW reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Fidelity and TCW with all financial, operating and other data and information with respect to the Paradise Island Business as Fidelity and TCW, through their officers, employees or agents, may reasonably request and (ii) furnish, and cause the officers and employees of RII and its Affiliates to furnish, to Fidelity and TCW and their authorized representatives such additional financial and operating data and other information regarding the Paradise Island Assets and the Paradise Island Business as Fidelity or TCW shall from time to time reasonably request including, without limitation, all monthly or other interim financial and operating reports relating to the Paradise Island Business prepared by or for officers of RII and its Affiliates. Without limiting the foregoing, RII agrees to provide representatives of Fidelity and TCW with offices in Paradise Island and Miami and such representatives shall be given adequate prior notice (if time permits) of and allowed to attend all material meetings of RII and its Subsidiaries relating to the Paradise Island Business. Notwithstanding the foregoing, RII shall not be obligated to provide Fidelity or TCW or any of their authorized representatives with any material confidential information or any material nonpublic information unless Fidelity and TCW shall have entered into reasonable confidentiality arrangements with respect to such confidential or nonpublic information, subject to reasonable and customary exceptions.

               SECTION 5.06. NOTIFICATION OF CERTAIN MATTERS. RII shall give prompt notice to Fidelity and TCW of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause a representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of RII or Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.06 shall not limit, increase or otherwise affect the remedies available hereunder to the party receiving such notice.

               SECTION 5.07. FURTHER ACTION; REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of RII and Buyer shall use all reasonable best efforts (without undue expense) to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and by the Reorganization Plan, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Material Contracts as are necessary for the consummation of the transactions contemplated hereby and by the Reorganization Plan and to fulfill the conditions to the Closing.

               SECTION 5.08.  EMPLOYEE BENEFIT MATTERS.  (a)  As of
     the Closing Date, Buyer shall cause the Buyer Subsidiaries to offer employment to each person employed by the RII Paradise Subsidiaries whose primary functions relate to the operation of the Paradise Island Business and each person set forth on
     Schedule 6.09 to the Sun Purchase Agreement (a "Paradise
     Employee"), except that Buyer may designate in writing within 60 days from the date of this Agreement up to 40 Paradise Employees to whom it does not wish to offer employment (the "Excluded Employees"). Schedule 6.09(a) to the Sun Purchase Agreement generally describes severance benefits for Paradise Island
     Employees and sets forth a list of each Paradise Employee and the salary as of the date hereof and the employment commencement date of each such Paradise Employee. The Buyer Subsidiaries shall not be required to offer employment to any Excluded Employee and RII hereby agrees that all obligations, including obligations under any Benefit Plan or similar employee benefits, to such Excluded Employees shall remain the responsibility solely of RII. RII shall cooperate with and assist Buyer in any reasonable manner in hiring Paradise Employees (other than any Excluded Employee). Buyer agrees that, for a period of one year from the Closing Date, Buyer will not, without the written consent of RII, employ any Excluded Employees, as consultants or otherwise. Any Paradise Employee who becomes an employee of Buyer or the Buyer Subsidiaries shall be referred to herein as a "Continuing Employee".

               (b) Buyer shall have no obligation to maintain or assume obligations under any Benefit Plan, or to provide any employee benefits, other than the obligations contained in this subsection. Within 90 days from the date of this Agreement, Buyer shall determine whether it shall offer Continuing Employees a 401(k) plan. If Buyer determines to offer Continuing Employees a 401(k) plan, then on or prior to the Closing, Buyer shall sponsor, or cause one or more of its Affiliates to sponsor, a plan (the "Successor Plan") that is qualified under Section 401 of the Code, under which there is established a trust (the "Successor Trust") that is exempt under Section 501 of the Code, to which the following transfers shall be made. As promptly as practical after the Closing Date, RII shall take all actions necessary to transfer to the Successor Trust the account balances in the Resorts Retirement Savings Plan (the "Savings Plan") of all Continuing Employees. Such transfers shall be made solely in cash or, where applicable, in cash plus any loan from an account to a Continuing Employee that satisfies the requirements of ERISA and the Code. The transfer of the account balances referred to above shall take place upon receipt by RII of either (x) a copy of a favorable determination letter or letters from the IRS that the Successor Plan is qualified under Section 401 of the Code and the Successor Trust is exempt from taxation under Section 501 of the Code or (y) an opinion of counsel to Buyer, on which RII is entitled to rely and which is reasonably satisfactory to RII, that the Successor Plan is qualified under Section 401 of the Code and the Successor Trust is exempt from taxation under
     Section 501 of the Code.

               (c) Schedule 6.09(c) to the Sun Purchase Agreement sets forth a list of the officers and directors of the Company or any of its Subsidiaries who are not directly involved in the business and operations of the Company and its Subsidiaries. On the Closing Date, RII shall cause to be delivered to Buyer duly signed (i) resignations (with respect to their entire association with or employment by the Company or any of its Subsidiaries) effective as of the

     Closing Date of all such officers and directors and (ii) releases of such officers and directors releasing the Company and its Subsidiaries of all obligations and liabilities relating to such resignations.

               (d) RII and Buyer agree to cooperate in making all appropriate filings and taking all appropriate actions required to implement this Section 5.08.

               SECTION 5.09. BULK TRANSFER LAWS. RII shall cause each RII Paradise Subsidiary to comply in all material respects with the provisions of any so-called Bulk Transfer Law of all states of the United States in which any of the RII Paradise Assets subject to any such Bulk Transfer Law are located in connection with the sale of the RII Subsidiary Assets to the Buyer Subsidiaries. RII represents and warrants to Buyer that the list of creditors to be provided by RII pursuant to such Bulk Transfer Laws will, to RII's knowledge, contain the names and business addresses of all creditors of the RII Paradise Subsidiaries, with the amounts of credit listed when known, and also the names of all persons who are known to RII to assert claims against any RII Paradise Subsidiary even though such claims are disputed, and that such list will be true, correct and complete in all material respects and will comply in all material respects with such Bulk Transfer Laws. As promptly as practicable after the Closing, RII shall pay and discharge when known all amounts so listed (other than Assumed Liabilities and claims disputed in good faith).

               SECTION 5.10.  INTERCOMPANY ACCOUNTS, CONTRACTS
     GUARANTIES AND INDEBTEDNESS. On or prior to the Closing Date, the net amount of all Indebtedness between RII and any of its Affiliates (other than the Company and any Subsidiary of the Company), on the one hand, and the Company and any Subsidiary of the Company, on the other hand, shall be cancelled or contributed to the capital of the relevant entity. On or prior to the Closing Date, RII shall cause the Company and each Subsidiary of the Company not to have any Indebtedness, except for Indebtedness disclosed on Schedule 4.06(b) to the Sun Purchase Agreement. On or prior to the Closing Date, RII shall terminate or cause to be terminated all Contracts between and among RII and its Affiliates and any of the Company, the Subsidiaries of the Company and the RII Paradise Subsidiaries (to the extent such Contracts relate to the Paradise Island Business), and shall cancel or cause to be cancelled all guarantees and security interests given by the Company, the Subsidiaries of the Company or the RII Paradise Subsidiaries on behalf of RII or any of its Affiliates. On or prior to the Closing Date, RII shall cancel or cause to be cancelled (a) all liens held by RII or any of its Affiliates on any of the Paradise Island Assets and (b) all liens held by the Company or any of its Subsidiaries on any of the assets of RII or any of its Affiliates (other than the Paradise Island Assets) and
     (c) all liens on any of the Paradise Island Assets relating to Indebtedness, except any such liens disclosed on Schedule 4.06(b) to the Sun Purchase Agreement.

               SECTION 5.11. REORGANIZATION PLAN SOLICITATION DOCUMENTS. RII shall use its reasonable best efforts to prepare each of the Registration Statement and the Disclosure Statement so that they shall not (i) at the time the Disclosure Statement is first mailed, (ii) at the time the Registration Statement becomes effective, (iii) on the date of the Bankruptcy Court's hearing with respect to the Disclosure Statement, (iv) on the date of the confirmation of the Reorganization Plan by the Bankruptcy Court or (v) at the Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, RII makes no such covenant with respect to any information included in the Registration Statement or the Disclosure Statement that was supplied in writing to RII by Fidelity or TCW (or any representative of Fidelity or TCW) specifically for use therein. If, at any time prior to the Closing Date, any event relating to RII or any of its Affiliates, officers or directors should be discovered by RII or any of its Affiliates which is required by the Bankruptcy Court to be set forth in a supplement to the Disclosure Statement, RII will prepare, file with (and, if required, use its best efforts to have approved by) the SEC and the Bankruptcy Court and dissemi-nate any such supplements. RII shall use its reasonable best efforts to ensure that the Registration Statement and the Disclosure Statement did, or shall, as the case may be, comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Bankruptcy Code and all other laws, rules, regulations, decrees and orders promulgated thereunder.

               SECTION 5.12. REORGANIZATION PROCEEDINGS. Neither RII nor GRI will knowingly take any action, or fail to take any action, which could reasonably be expected to prevent, materially impede or result in the revocation of the confirmation of the Reorganization Plan (as provided in Section 1144 of the Bankruptcy Code).

               SECTION 5.13.  AIRLINE GOVERNMENTAL CONSENTS.  In the
                              -----------------------------
     event the Airline Governmental Consents are not obtained before the Closing Date, RII and Buyer agree that until the earlier of the date such Airline Governmental Consents are obtained and one year after the Closing Date, RII and Buyer will enter into a service agreement pursuant to which RII or a Subsidiary of RII will, through PIA, operate scheduled air service equivalent to that currently operated by PIA, such scheduled air service to be operated for the account of Buyer. Such service agreement will be mutually agreed upon by RII and Buyer and shall generally provide that Buyer will receive all revenues generated by PIA in its provision of that scheduled air service operated for the account of the Buyer. Such service agreement shall further provide that Buyer will be responsible for all expenses related to such scheduled air service. RII will be responsible for procuring all other services for the airline, including flight crews, maintenance and catering services, and will receive a commercially reasonable fee for its participation in such arrangement. In addition, Buyer would indemnify RII and its Subsidiaries against any losses and liabilities arising from its participation in such lease arrangement other than losses or liabilities arising from the gross negligence or willful misconduct of the indemnified party. This Agreement may not be terminated and, assuming RII has otherwise used its reasonable best efforts (without the payment of money) to assist Buyer in obtaining the Airline Governmental Consents, a breach of this Agreement shall not be deemed to have occurred as a result of a failure to obtain the Airline Governmental Consents or because
     RII is prohibited by any governmental agency from complying with this Section 5.13. This Agreement may not be terminated nor shall a condition to Closing fail to be satisfied as a result of RII and Buyer failing to enter into the service agreement referred to above; PROVIDED, HOWEVER, that if RII and Buyer shall fail to enter into the service agreement referred to above, Fidelity and TCW shall be entitled, in their discretion, (a) to cause RII to sell all or substantially all of the assets of PIA or all of the issued and outstanding capital stock of PIA to a third party purchaser designated by Fidelity and TCW on terms negotiated by Fidelity and TCW and reasonably acceptable to RII
     (in lieu of selling such assets to a Buyer Subsidiary), and, as determined by Fidelity and TCW, to pay, or direct the payment of, the purchase price payable in connection with any such sale either to Buyer or to the Disbursing Agent designated pursuant to the Reorganization Plan or pursuant to an order of the Bankruptcy Court for purposes of making distributions thereunder to the holders of Old Series Notes of RII or (b) to make alternative arrangements, reasonably acceptable to RII, pursuant to which a third party manager shall enter into a service agreement with RII and Buyer and shall operate scheduled air service, through PIA, for the account of Buyer until the earlier of the date the Airline Governmental Consents are obtained and one year after the Closing Date, and to cause RII to execute such documents or take such actions as may be reasonably required to effectuate such alternative arrangements (provided that either of such alternative arrangements shall not result in any out-of-pocket costs or expenses, other than DE MINIMIS costs or expenses, that would not have been incurred hereunder), to RII or any of its Affiliates after the Closing Date).

               SECTION 5.14. COMFORT LETTER. RII shall cause Ernst & Young to deliver to Buyer a comfort letter dated a date not more than five Business Days before November 30, 1993, which Comfort Letter shall be in the form of Exhibit A.

               SECTION 5.15. ATTORNEYS FEES. In any action by any party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive reimbursement of all of its reasonable attorneys fees and expenses incurred in such action.

               SECTION 5.16. TRANSFER TAXES. Any sales, transfer (including any real property transfer) and other Taxes (excluding gross or net income taxes), including without limitation any documentary stamp tax, and any filing, recording or other fees applicable to the conveyance and transfer pursuant to the provisions of this Agreement of the Shares, the RII Real Estate Assets and the Paradise Island Assets (collectively, the "Transfer Taxes"), shall be borne and paid by RII. The provisions of this Section shall survive the Closing of this Agreement.

               SECTION 5.17. ACTIONS ON BEHALF OF BUYER; KNOWLEDGE OF BUYER. RII shall not cause Buyer to take any actions in respect of any amendments to or waivers or actions under this Agreement except as are agreed to or directed by Fidelity and TCW, and Fidelity and TCW may, in their reasonable judgment, cause Buyer to take any actions that Buyer may take under this Agreement; PROVIDED, HOWEVER, that Fidelity and TCW shall not act so as to prevent Buyer from performing any of its affirmative obligations, agreements or covenants hereunder. No knowledge of any facts shall be imputed to the Buyer under this Agreement unless such facts are known to Fidelity and TCW.

               SECTION 5.18. ARTICLES OF ASSOCIATION. The Articles of Association of Buyer are attached hereto as Exhibit B, and RII shall cause such Articles to remain in full force and effect and not to be amended prior to or on the Closing unless consent thereto shall be granted by Fidelity and TCW.

               SECTION 5.19. REPRESENTATIONS AND WARRANTIES. If any representation or warranty contained in Article IV shall be, or shall become, inaccurate or shall be breached by RII at any time prior to Closing, RII will, promptly upon discovering such inaccuracy or breach, (i) notify Fidelity and TCW and (ii) use its best efforts to cure such breach or inaccuracy as soon as is reasonably practicable and prior to the Closing.

               SECTION 5.20.  OPERATION OF BUYER AND BUYER
     SUBSIDIARIES. RII agrees that, since their respective inceptions and as of the Closing Date, (a) neither Buyer nor any of the Buyer Subsidiaries shall have engaged in any activity or business other than those relating to the implementation of this Agreement and preparation relating thereto, in each case as shall have been agreed to in writing by Fidelity and TCW, and (b) neither Buyer nor any of the Buyer Subsidiaries shall have Indebtedness.

               SECTION 5.21.  INSURANCE PROCEEDS.  If any of the
     Paradise Island Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be a Paradise Island Asset. At the Closing, RII shall pay to Buyer any such insurance proceeds or condemnation awards received by RII on or prior to the Closing and shall assign to or assert for the benefit of Buyer all of its rights against any insurance companies, governmental entities and others with respect to such damage, destruction or condemnation.
     If and to the extent that there is available insurance under policies maintained by RII or its Subsidiaries in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, RII shall cause such insurance to be applied toward the payment of such Assumed Liability.

               SECTION 5.22. ACQUISITION PROPOSALS. Neither RII nor any of its Affiliates shall propose or support before the Bankruptcy Court any proposal for the sale or disposition of the Paradise Island Business, other than the Acquisitions or as contemplated by the Sun Purchase Agreement, without the prior written consent of Fidelity and TCW.


                                 ARTICLE VI

                         CONDITIONS TO THE CLOSING

               SECTION 6.01. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES; AGREEMENTS AND COVENANTS. (i) Each of the representations and warranties of RII contained in Section 4.02, 4.03, 4.04 and 4.05 hereof and each of the representations and warranties incorporated from the Sun Purchase Agreement pursuant to Section 4.01 qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material res-pects, in each case when made and as of the Closing Date, (ii) RII shall not have failed to comply with the covenants in Sections 5.01 and 5.09, where such failures in the aggregate would have a Material Adverse Effect, (iii) RII shall have complied in all respects with the covenants contained in Sections
     5.10 and 5.20, (iv) except for the covenants contained in Sections 5.03, 5.04, 5.11 and 5.12, each of the other agreements and covenants contained in this Agreement and in any certificate or agreement by RII delivered pursuant hereto to be performed or complied with by RII, at or before Closing, shall have been duly performed or complied with in all material respects, PROVIDED, HOWEVER, that a breach of Section 5.06 would not constitute a failure of a condition hereunder, if the representation, warranty or covenant in question would not have resulted in a failure of a condition hereunder, and (v) Buyer shall have received a certificate of RII, signed by a Vice President thereof as to the fulfillment of the conditions set forth in the foregoing clauses
     (i), (ii), (iii) and (iv).

                    (b) SUN PURCHASE AGREEMENT. The Sun Purchase Agreement shall have been terminated in accordance with its terms.

               (c) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

               (d) CONFIRMATION OF THE REORGANIZATION PLAN AND ENTRY OF THE CONFIRMATION ORDER; CONSUMMATION OF THE REORGANIZATION PLAN. The Confirmation Order shall have been entered by the Bankruptcy Court and the Effective Date (as defined in the Reorganization Plan) shall have occurred, or there shall be no unsatisfied conditions to the occurrence of the Effective Date other than the Closing, and such Confirmation Order shall be in full force and effect and shall not then be stayed.

               (e) GOVERNMENTAL CONSENTS. All Governmental Consents shall have been received on or prior to the Closing Date.

               (f) NO INJUNCTIONS. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Shares, the RII Real Estate Assets and the RII Paradise Assets pursuant to this Agreement.

               (g) BANKRUPTCY; INSOLVENCY; ETC. No proceeding shall have been instituted or consented to by or against any of the Company, any of its Subsidiaries or any RII Paradise Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of any of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for any of them or any substantial part of any of their property, and such proceeding shall not have been dismissed or terminated within 60 days of the commencement thereof.

               (h) OPINIONS. Buyer shall have received an opinion of Gibson, Dunn & Crutcher, counsel to RII, in form and content reasonably acceptable to Fidelity and TCW, as to matters set forth on Exhibit C hereto and opinions of

     Florida counsel reasonably acceptable to Buyer and Harry B. Sands
     & Co. in form and content reasonably acceptable to Fidelity and TCW.

               (i) RESIGNATIONS. Buyer shall have received resignations and releases of all officers and directors of the Company and its Subsidiaries who are not directly involved in the business and operations of the Company and its Subsidiaries in accordance with Section 5.08(c).

               (j)  SECURITY DOCUMENTS.  The agreements listed in
     Schedule 4.16 to the Sun Purchase Agreement shall not be in full force and effect.

               (k) MANAGEMENT AGREEMENT. At the election of Buyer, RII and Buyer shall have entered into a Management Agreement in substantially the form attached hereto as Exhibit D, and all conditions under the Management Agreement shall have been satisfied by RII or waived by Buyer.

               (l) REGISTRATION RIGHTS AGREEMENT. RII and Buyer shall have taken such action, including granting such registration rights, as may be necessary to ensure that all shares of the capital stock of Buyer issued upon consummation of the transactions contemplated hereby may be re-sold publicly, without restriction under the Securities Act by the recipients thereof following the disbursement of such shares by the Disbursing Agent as contemplated by Section 2.04.

               (m) SUN SECURITY INTEREST. RII shall have caused Buyer to have granted a security interest to Sun International Investments Limited as contemplated by Section 7.02(b) of the Sun Purchase Agreement (the "Permitted Sun Lien"), and RII shall have caused Buyer to assume its obligations to pay the Buyer Expense Reimbursement to SIHL pursuant to Sections 7.02(a)(vi) and (vii) of the Sun Purchase Agreement.

               (n) ADDITIONAL TIME. If Fidelity and TCW reasonably shall have determined that it is necessary and appropriate for the time of the Closing to be extended (including without limitation to allow time for the completion of their due diligence investigation of the Paradise Island Business) beyond the date when the other conditions set forth in this Section 6.01 have been satisfied, a reasonable period of additional time (not to exceed 30 days) shall have elapsed from the date when such other conditions were satisfied.

               SECTION 6.02. CONDITIONS TO OBLIGATIONS OF RII. The obligations of RII to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

               (a) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

               (B) CONFIRMATION OF THE REORGANIZATION PLAN AND ENTRY OF THE CONFIRMATION ORDER; CONSUMMATION OF THE REORGANIZATION PLAN. The Confirmation Order shall have been entered by the Bankruptcy Court and the Effective Date (as defined in the Reorganization Plan) shall have occurred, or there shall be no unsatisfied conditions to the occurrence of the Effective Date other than the Closing, and such Confirmation Order shall be in full force and effect and shall not then been stayed.

               (c) CONSENTS. All Governmental Consents shall have been received on or prior to the Closing Date.

               (d) NO INJUNCTIONS. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the sale and purchase of the Shares, the RII Real Estate Assets and the RII Paradise Assets pursuant to this Agreement.

               (e)  SUN PURCHASE AGREEMENT.  The Sun Purchase
     Agreement shall have been terminated in accordance with its terms.

               (f)  SECURITY DOCUMENTS.  The agreements listed in
     Schedule 4.16 to the Sun Purchase Agreement shall not be in full force and effect.

                                ARTICLE VII

                        SURVIVAL AND INDEMNIFICATION

               SECTION 7.01. SURVIVAL OF REPRESENTATIONS. The representations and warranties of RII set forth in Sections
     4.02, 4.03, 4.04 and 4.05 hereof and the representations and warranties incorporated from Sections 4.01, 4.02, 4.03(a), 4.04, 4.16(a) and 4.22 of the Sun Purchase Agreement (the "Surviving Representations") and the covenants and agreements contained in this Agreement (except the covenants contained in Sections 5.11 and 5.12 which shall not survive the Closing), and the covenants and agreements contained in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, but subject to all limitations and other provisions contained in this Agreement or any agreements, certificates or other instruments delivered pursuant to this Agreement. All representations and warranties set forth herein and in any agreements, certificates or other instruments delivered pursuant hereto (other than the Surviving Representations) shall not survive the Closing and shall not remain in full force and effect; PROVIDED, HOWEVER, that no representation or warranty shall be deemed not to have survived the Closing if any breach or inaccuracy thereof was knowingly or fraudulently concealed by RII or any of its Subsidiaries prior to the Closing and such breach or inaccuracy was not actually known to TCW and Fidelity prior to the Closing.

               SECTION 7.02. INDEMNIFICATION BY RII. Subject to the other provisions of this Article VII, RII hereby agrees to indemnify and hold Buyer and its Affiliates harmless from and against any and all claims, damages, liabilities, liens, losses or other obligations whatsoever, together with reasonable costs and expenses, including reasonable fees and disbursements of counsel and expenses of investigation (collectively, "Losses"), arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty of RII contained in the Surviving Representations.

               SECTION 7.03.  NOTICE, ETC.  Each indemnified party
     agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement;
     PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnifying party shall have the sole right to defend, settle or otherwise dispose of any Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; PROVIDED, HOWEVER, that (i) the indemnified party may participate in the defense of any claim pursuant to which the indemnified party could become subject to injunctive or other equitable relief or the business of the indemnified party could be materially and adversely affected in any manner (such participation in the defense of any claim to be at the indemnified party's expense unless the use of separate counsel arises by reason of a material conflict of interest between the indemnifying party and the indemnified party in connection with the defense of such claim) and (ii) the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any such Claim, or taking any course of action or omitting to take a permitted course of action with respect thereto, if as a result thereof the indemnified party would become subject to injunctive or other equitable relief.

               SECTION 7.04. REIMBURSEMENT OF COSTS. The costs and expenses, including reasonable fees and disbursements of counsel and expenses of investigation, incurred by any indemnified party in connection with any claim for which the indemnified party is entitled to indemnification hereunder shall be reimbursed on a quarterly basis by the indemnifying party.

               SECTION 7.05. TIME LIMITATIONS. Notwithstanding anything to the contrary contained herein, each party's obligation to indemnify or otherwise hold harmless the other party and its Affiliates for any Loss arising out of, based upon or caused by the inaccuracy or breach of any Surviving Representation shall, terminate at 11:59 p.m. New York City time, on the later of March 31, 1995 or the first anniversary of the Closing Date; PROVIDED, HOWEVER, that claims pending on, or asserted prior to such date may continue to be asserted and shall be indemnified against.

               SECTION 7.06. SOLE AND EXCLUSIVE REMEDY. The indemnification obligations of the applicable parties under
     Section 7.02 hereof shall constitute the sole and exclusive remedies of the indemnified party with respect to the matters described in Section 7.02.

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER


               SECTION 8.01.  TERMINATION.  This Agreement may be
     terminated at any time prior to the Closing Date, notwithstanding the fact that votes may have been received pursuant to the Reorganization Plan Solicitation:

               (a) by mutual written consent of RII and Buyer at any time prior to entry the Confirmation Order;

               (b) in the event that a proposal for the sale of the Paradise Island Business by RII or GRI, other than the Acquisitions or the transactions contemplated by the Sun Purchase Agreement, is approved by the Bankruptcy Court this Agreement will automatically be deemed terminated without the necessity of providing written notice notwithstanding any provision to the contrary herein;

               (c) by Buyer, if a Material Adverse Effect occurs as a result of any fire, flood, hurricane, accident, explosion or other calamity or casualty or any strike, labor disturbance, riot, act of God or public enemy, or the institution of condemnation proceedings affecting any material portion of the Real Property or Improvements (a "Force Majeure Event"), PROVIDED, HOWEVER, that Buyer shall not have the right to terminate this Agreement in the event that the loss caused by the Force Majeure Event (including the present value of lost profits) is less than $20 million and there is adequate insurance to cover such loss;

               (d) by Buyer, if Buyer reasonably determines that RII will not be able to deliver good title free and clear of encumbrances other than Permitted Encumbrances and the Permitted Sun Lien, to a material portion of the Paradise Island Business or the Shares by September 30, 1994;

               (e) by Buyer, if as a result of a breach of RII of its covenant to operate the Paradise Island Business in the ordinary course contained in Section 5.01, a Material Adverse Effect has occurred;

               (f) by Buyer, if the Sun Purchase Agreement shall have been terminated by SIHL, after November 30, 1993, pursuant to
     Section 6.14(b)(iii) thereof on account of any matter arising or occurring on or before November 30, 1993 (x) which was known by RII or any of its Affiliates or which would have been known by RII or any of its Affiliates had they not been grossly negligent or (y) which was fraudulently or knowingly concealed from SIHL by RII or any of its Affiliates;

               (g) by Buyer, if in Fidelity's and TCW's reasonable judgment (based on the advice of legal counsel), the consummation of the transactions contemplated hereby could be expected to result in the incurrence of any personal liabilities by the holders of Buyer's capital stock by virtue of their status as shareholders (and expressly not including any losses resulting solely from a decline in the economic value of such capital stock); PROVIDED, HOWEVER, that in the event of a good faith dispute concerning whether Buyer is entitled to terminate the Agreement under this subparagraph (g), the matter shall be submitted to a court of competent jurisdiction for resolution, and the determination of such court shall be final and binding upon the parties;

               (h) by Buyer, if RII or any of its Affiliates shall have breached the covenant set forth in Section 5.22 hereof; or

               (i) in the event that the sale of the Paradise Island Business by RII and the RII Paradise Subsidiaries to SIHL is consummated pursuant to the Sun Purchase Agreement, this Agreement will automatically be deemed terminated without the necessity of providing written notice notwithstanding any provision to the contrary herein.

               SECTION 8.02. RIGHTS OF TERMINATION. The right of termination hereunder may be exercised by Buyer or RII, as the case may be, only by giving written notice, signed on behalf of such party to the other party. A right of termination may be exercised on Buyer's behalf only by Fidelity and TCW.

               SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, but no such termination shall prejudice any party's rights and remedies against the other for breaches of obligations under this Agreement.

               SECTION 8.04. WAIVER. Subject to Section 5.17, at any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights. The rights of Buyer hereunder may be exercised on its behalf only by Fidelity and TCW.

               SECTION 8.05. AMENDMENTS. The parties hereto may, by written agreement signed by such parties, modify any of the covenants or agreements or extend the time for any performance of any of the obligations contained in this Agreement or any document delivered pursuant to this Agreement. No such written agreement shall be signed on behalf of Buyer or shall be valid without the written consent thereto of Fidelity and TCW.


                                 ARTICLE IX

                             GENERAL PROVISIONS

               SECTION 9.01. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to Buyer:

                    Paradise Island Resorts Limited
                    c/o Resorts International, Inc.
                    1133 Boardwalk
                    Atlantic City, NJ  08401
                    Attention:  Christopher D. Whitney, Esq.

               with a copies to:

                    Fidelity Management and Research Company
                    82 Devonshire Street
                    Boston, MA  02109
                    Attention:  Judy Mencher, Esq.

                    Trust Company of the West
                    865 South Figueora Street
                    Suite 1800
                    Los Angeles, CA  90017
                    Attention:  Bruce Karsh

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, NY  10153
                    Attention:  Bruce R. Zirinsky, Esq.

               if to RII:

                    Resorts International, Inc.
                    1133 Boardwalk
                    Atlantic City, NJ  08401
                    Attention:  Christopher D. Whitney, Esq.

               with a copy to:

                    Gibson, Dunn & Crutcher
                    200 Park Avenue
                    New York, NY  10166
                    Attention:  Steven R. Finley, Esq.

               SECTION 9.02.  ENTIRE AGREEMENT; ASSIGNMENT.  This
     Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This
     Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations hereunder to any wholly owned Subsidiary of Buyer upon the execution of a written instrument whereby such assignee agrees to assume all of the assignor's obligations hereunder and be bound by all the terms and conditions of this Agreement;
     PROVIDED, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.


               SECTION 9.03. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except to the extent that consent or approval of Fidelity and TCW may be required hereunder (E.G., Sections 5.17, 8.02, 8.04 and 8.05 hereof), nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

               SECTION 9.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               SECTION 9.05.  HEADINGS.  The descriptive headings
     contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               SECTION 9.08. JURISDICTION. THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE TO PERSONAL JURISDICTION AND VENUE IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, WHERE NO DIVERSITY OR OTHER SUBJECT MATTER JURISDICTION EXISTS IN SUCH U.S. DISTRICT COURT, THE PARTIES WAIVE SUCH OBJECTIONS IN ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK, AS TO LITIGATION RELATING TO THIS AGREEMENT. BUYER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES AS ITS LAWFUL

     AGENT AND ATTORNEY FOR RECEIPT AND SERVICE OF PROCESS IN ANY
     ACTION ARISING OR TAKEN HEREUNDER BY RII THE PRENTICE-HALL
     CORPORATION SYSTEM, INC., 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK
     10023.

               SECTION 9.09. KNOWLEDGE OR CONSENTS. For the purpose of this Agreement (including the Schedules hereto), unless the context otherwise expressly requires, whenever a document or matter is subject to the "approval", "consent", "satisfaction" or "acceptance" (including any variation of such terms) of any party to this Agreement or Fidelity or TCW, such person, shall not unreasonably withhold or delay its approval, consent, satisfaction or acceptance of such document or matter; PROVIDED, HOWEVER, that the foregoing is without prejudice to RII's right to seek approval, consent, satisfaction or acceptance of any documents or matters from the Bankruptcy Court (in Fidelity's and TCW's stead) upon a showing by RII, and a finding by the Bankruptcy Court, that any consent, approval, satisfaction or acceptance is being unreasonably withheld by Fidelity or TCW.
     For the purpose of this Agreement (including the Schedules hereto) and subject to Section 5.17 hereof, unless the context otherwise expressly requires, "knowledge" with respect to any person (other than an individual) shall mean the knowledge of an executive officer, director, partner, executor or trustee of such person.

               SECTION 9.10. RIGHTS OF FIDELITY AND TCW. If, and only if, at any time prior to the Closing Date, Fidelity and TCW shall cease to beneficially own an aggregate of at least twenty percent (20%) of the aggregate principal amount of the outstanding Old Series Notes, then all the rights of consent, approval, acceptance or direction granted to Fidelity and TCW hereunder shall thereupon cease to exist; PROVIDED, HOWEVER, that nothing in this Section 9.10 shall limit or otherwise prejudice in any manner any rights which Fidelity and TCW may have under the Bankruptcy Code and the Bankruptcy Rules. In addition, if either of Fidelity or TCW shall cease to beneficially own any Old Series Notes whatsoever (but the other retains an aggregate of at least twenty percent (20%) of the aggregate principal amount of the outstanding Old Series Notes), then the rights described above shall be extinguished solely as to the person ceasing to own any such Old Series Notes, without prejudice to the rights of the other hereunder.

               IN WITNESS WHEREOF, Buyer and RII have caused this
     Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              RESORTS INTERNATIONAL, INC.


                              By: /s/ Christopher D. Whitney
                                 ____________________________
                                 Name: Christopher D. Whitney
                                 Title: Executive Vice President,
                                        Chief of Staff



                              P.I. RESORTS LIMITED


                              By: /s/ Christopher D. Whitney
                                 ____________________________
                                 Name: Christopher D. Whitney
                                 Title: President

            Exhibits and Schedules incorporated by references to
              Exhibit 10.59 of this Registration Statement

EXHIBIT  C

                            1994 STOCK OPTION PLAN

                                                         DRAFT 1/29/94 12:27 PM


                                     FORM
                                      of
                          RESORTS INTERNATIONAL, INC.
                             1994 STOCK OPTION PLAN
l.     PURPOSE

       Resorts International, Inc., a Delaware corporation ("RII"), by means of this Stock Option Plan (the "Plan"), desires to afford certain of its directors, officers, and key employees, and the officers and key employees of any subsidiary thereof now existing or hereafter formed or acquired, an opportunity to acquire a proprietary interest in RII, and thus to create in such persons an increased interest in and a greater concern for the welfare of RII and any subsidiary. As used in the Plan, the term "subsidiary" shall mean any entity in which RII, directly or indirectly, owns a controlling interest.

       The stock options described in Sections 6 and 7 (the "Options"), and the shares of common stock, $.01 par value per share, of RII (the "Common Stock") acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

       The Options granted under Section 6 are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but RII makes no warranty as to the qualification of any Option as an Incentive Option.

2.     ADMINISTRATION

       The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of RII or by such other committee as determined by the Board (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors of RII, each of whom shall qualify as a "disinterested person" to administer the Plan within the meaning of Rule l6b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of whom shall qualify as an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall administer the Plan so as to conform at all times with the provisions of Section 16(b) of the Exchange Act and Rule l6b-3 promulgated thereunder. A majority of the Committee shall constitute a quorum, and subject to the provisions of Section 5 the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee, shall be the acts of the Committee.

       The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons and the Committee, RII and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, RII and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by RII in respect of any such action, determination or interpretation.

3.     SHARES AVAILABLE

       Subject to the adjustments provided in Section 9, the maximum aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 5% of the fully diluted shares of Common Stock to be issued and outstanding as contemplated by the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code Proposed by Resorts International, Inc., GGRI, Inc., Resorts International Hotel, Inc., Resorts International Hotel Financing, Inc., and P. I. Resorts Limited, as modified, and confirmed by order, entered _____, 1994, of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Plan") . If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including without limitation the expiration of such Options, the termination of such Options prior to exercise or the forfeiture of such Options, such shares thereafter shall be available for grants to such individual or other individuals under the Plan unless such shares, if so made available, would not be exempt under Section 16(b) of the Exchange Act pursuant to Rule l6b-3. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of Common Stock or issued shares of such Common Stock held in RII's treasury or both, at the discretion of RII.

4.     ELIGIBILITY AND BASES OF PARTICIPATION

       Grants under the Plan (i) may be made, pursuant to Section 6, to key employees and officers (but not to any officer and director who is not also an employee) of RII or any subsidiary thereof who are regularly employed on a salaried basis and who are so employed on the date of such grant (the "Officer and Key Employee Participants"),

(ii) may be made, pursuant to Section 6, to directors of RII, other than Committee Participants (as defined below), who are not employees and who are retained by RII in such capacity on the date of such grant (the "Director Participants") (the Officer and Key Employee Participants and Director Participants, collectively, the "Grant Participants") and (iii) may be made, pursuant to Section 7, to individuals who serve on the Committee or have been named to serve on the Committee in the future (the "Committee Participants").

5.     AUTHORITY OF COMMITTEE

       Subject to and not inconsistent with the express provisions of the Plan and the Code, the Committee shall have plenary authority, in its sole discretion, to:
       a. other than with respect to Committee Participants, determine the persons to whom Options shall be granted, the time when such Options shall be granted, the number of Options, the purchase price or exercise price of each Option, the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical);
       b. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by RII of the commissions, fees and charges of the broker-dealer;
       c. establish procedures for an optionee to pay the exercise price of an Option in whole or in part by delivering that number of shares owned by such optionee or by withholding from the shares otherwise issuable upon the exercise of the Option that number of shares having a Fair Market Value on the date preceding the date of exercise which shall equal the Option exercise price for the number of shares of Common Stock as to which the optionee desires to exercise the Option;
       d. establish procedures for the collection of any taxes required by any government to be withheld or otherwise deducted and paid by RII or any subsidiary in respect of the issuance or disposition of Common Stock acquired pursuant to the exercise of an Option granted hereunder, which procedures may include payment in whole or in part through the delivery of shares of Common Stock owned by the optionee or withholding from the shares otherwise issuable upon exercise of the Option, valued on the basis of the Fair Market Value on the date preceding such exercise;
       e. prescribe, amend, modify and rescind rules and regulations relating to the Plan;
       f. make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business; and
       g. establish any procedures determined to be appropriate in discharging its responsibilities under the Plan.

6.     STOCK OPTIONS FOR GRANT PARTICIPANTS

       The Committee shall have the authority, in its sole discretion, to grant Incentive Options or Non-Qualified Options or both Incentive Options and Non-Qualified Options to Grant Participants (any such Options, the "Participant Options") during the period beginning on the effective date of the Bankruptcy Plan (the "Effective Date") and ending on the tenth anniversary of the Effective Date (the "Termination Date"). Notwithstanding anything contained herein to the contrary, Incentive Options may be granted only to Officer and Key Employee Participants. As a condition to the granting of any Option, the Committee shall require that the person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option or any other "derivative security" (as defined by Rule l6a-1(c) under the Exchange Act) for a period of six months following the later of (A) the date of the grant of such Option or (B) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option. The terms and conditions of the Participant Options shall be determined from time to time by the Committee; PROVIDED, HOWEVER, that the Participant Options granted under the Plan shall be subject to the following:
       a. EXERCISE PRICE. The exercise price for each share of Common Stock purchasable under any Participant Option granted hereunder shall be such amount as the Committee, in its best judgment, shall determine to be not less than 100% of the Fair Market Value per share at the date the Participant Option is granted; PROVIDED, HOWEVER, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of capital stock of RII, or of any subsidiary of RII, having more than 10% of the total combined voting power of all classes of shares of capital stock of RII or of such subsidiary, the exercise price for each share shall be not less than 110% of the Fair Market Value per share (as determined by the Committee) at the date the Incentive Option is granted. In determining the stock ownership of a person for purposes of this

              Section 6, the rules of Section 424(d) of the Code shall be applied and the Committee may rely on representations of fact made to it by such person and believed by it to be true. The exercise price of the Participant Options will be subject to adjustment in accordance with the provisions of Section 9.
       b. PAYMENT. The exercise price per share of Common Stock with respect to each Participant Option shall be payable at the time
              the Participant Option is exercised.   Such price shall be
              payable in cash, which may be paid by wire transfer in immediately available funds, by check, by a commitment by a broker-dealer to pay to RII that portion of any sale proceeds receivable by the optionee upon exercise of a Participant Option or by any other instrument acceptable to RII or, in the discretion of the Committee, by delivery to RII of shares of Common Stock or by any other method permitted pursuant to Section
              5. Shares delivered to or withheld by RII in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Participant Option.
       c. LIMIT ON ANNUAL OPTION GRANTS. No Officer and Key Employee Participant may be granted in any fiscal year Participant Options under the Plan cumulatively exercisable for more than 10% of the maximum number of shares of Common Stock which under Section 3 may be purchased pursuant to the exercise of options granted under the Plan.

       d. CONTINUATION OF EMPLOYMENT. Notwithstanding anything else contained herein, each Option granted to an Officer and Key Employee Participant by its terms shall require the optionee to remain in the continuous employ of RII or any subsidiary for at least six months (or three months in case of an Incentive Option or such other time period as may apply pursuant to Section 6.f. or 6.g.) from the date of grant of the Option, before the right to exercise any part of the Option will accrue.
       e. EXERCISABILITY OF PARTICIPANT OPTIONS. Subject to this Section 6 and Section 8, each Participant Option shall vest and become exercisable on the dates and in the amounts set forth in the particular stock option agreement between RII and the optionee, PROVIDED, HOWEVER, that a Participant Option shall expire not later than ten years from the date such Option is granted; and PROVIDED, FURTHER, HOWEVER, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of capital stock of RII, or of any subsidiary of RII, having more than 10% of the total combined voting power of all classes of shares of capital stock of RII or of such subsidiary, such Incentive Option shall expire not later than five years from the date such Option is granted. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Participant Option.

       f. DEATH. In the event of the death of an optionee, all Participant Options held by such optionee on the date of such death shall vest in full and become immediately exercisable. Upon such death, the legal representative of such optionee, or such person who acquired such Participant Options by bequest or inheritance or by reason of the death of the optionee, shall have the right for one year after the date of death (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.
       g. DISABILITY. If the employment of an optionee is terminated because of Disability (as defined in Section 11), all Participant Options held by such optionee on the date of such termination shall vest in full and become immediately exercisable. Such optionee shall have the right for one year after the date of such termination (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.
       h. RETIREMENT. In the event the employment of an Officer and Key Employee Participant is terminated by reason of the Retirement of the optionee, all Participant Options held by such optionee on the date of such termination shall vest in full and become immediately exercisable. Such optionee shall have the right for three months after the date of such termination (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto, except that if such optionee at the time of Retirement serves as a director of RII such options shall remain exercisable as provided in Section 6.j. The Committee, in its discretion, shall determine whether an optionee's employment was terminated by reason of Retirement and whether such optionee is entitled to the treatment afforded by this subsection h.
       i. OTHER TERMINATION OR FOR CAUSE. If the employment of an Officer and Key Employee Participant is terminated for any reason other than those specified in subsections f., g. and h. of this Section 6, such optionee shall have the right for three months after the date of such termination (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock which such optionee was entitled to purchase immediately prior to the time of such termination, except that if such optionee at the time of such termination serves as a director of RII such options shall remain exercisable as provided in Section 6.j and if such optionee employment was terminated by RII or any subsidiary for good cause, such optionee immediately shall forfeit all rights under his or her Participant Options except as to the shares of Common Stock already purchased. For the purposes of the Plan, the term "for good cause" shall mean: (a) with respect to an optionee who is a party to a written employment agreement with RII or any subsidiary which contains a definition of "for good cause" or "for cause" (or words of like import) for purposes of termination of employment thereunder by RII, "for good cause" or "for cause" as defined therein; or (b) in all other cases as determined, in its sole discretion, by the Committee or the Board of Directors:
              (i) the wanton or willful commission by an optionee of an act, or the wanton or willful omission or failure to act, that causes substantial damage (by reason, without limitation, of financial exposure or loss or damage to reputation or goodwill) to RII or any subsidiary; (ii) the commission by the optionee of an act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion in the performance of such optionee's duties on behalf of RII or any subsidiary; (iii) conviction of the optionee for commission of a felony; or (iv) the continuing failure of an optionee to perform the material duties of such optionee to RII or any subsidiary.
       j. CESSATION OF DIRECTORSHIP. In the event a Grant Participant shall cease to be a director of RII, such optionee shall have the right for one year after the date of such cessation (but not after the expiration or termination of the Participant Options), to exercise such optionee's Participant Options with respect to all or any part of the shares of Common Stock subject thereto.
       k. MAXIMUM EXERCISE. To the extent the aggregate Fair Market Value of Common Stock (determined at the time of the grant) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of RII or any subsidiary, exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time, the excess thereof shall be treated as Non-Qualified Options and not as Incentive Options.
7.     STOCK OPTION GRANTS TO COMMITTEE PARTICIPANTS
       During the term of the Plan, on the date that a director of RII commences service on the Committee (which in the case of the initial members of the Committee shall be deemed to be at least twenty trading days following the Effective Date), such Committee Participant automatically shall be granted a Non-Qualified Option to purchase 10,000 shares of Common Stock, which Non-Qualified Option except as otherwise provided in this Section 7 or Section 8 shall be exercisable upon grant as to 50% of the shares covered thereby and shall be exercisable as to the remaining 50% of the shares covered thereby on the first anniversary of being granted. During the term of the Plan on the third business day following the date of any annual meeting of the holders of the Common Stock at which directors are elected, each person who on such day is a Committee Participant automatically shall be granted a Non-Qualified Option to purchase 5,000 shares of Common Stock, which Non-Qualified Option, except as otherwise provided in this Section 7 or Section 8, shall be fully exercisable upon grant as to all of the shares covered thereby. A Non-Qualified Option granted to a Committee Participant pursuant to this Section 7 is referred to as an "Committee Option". If, on any date upon which Committee Options are to be granted hereunder, the number of shares of Common Stock remaining available for issuance under the Plan is insufficient for the grant of the total number of Committee Options to all Committee Participants otherwise entitled thereto pursuant to this Section 7, each Committee Participant shall receive Committee Options to purchase a proportionate number of the available number of shares remaining (rounded down to the greatest number of whole shares of Common Stock available). As a condition to the granting of any Option, the person receiving such Option shall agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option or any other "derivative security" (as defined in Rule l6a-1(c) under the Exchange Act) for a period of six months following the later of (A) the date of the grant of such Option or
(B) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option. The terms and conditions of the Committee Options shall be as follows:
       a. OPTION PRICE. The exercise price of each share of Common Stock purchasable under any Committee Options shall be such amount as the Committee, in its best judgment, shall determine to be 100% of the Fair Market Value per share at the date the Committee Option is granted.
       b. PAYMENT. The exercise price per share of Common Stock with respect to each Committee Option and any withholding tax due in connection with such exercise may be paid by any of the methods described under Sections 6.b. and 5.d., respectively, unless RII at the time is prohibited from purchasing or acquiring shares of its Common Stock.
       c. EXERCISABILITY. Notwithstanding anything to the contrary in the Plan, no Committee Option shall be exercisable after the earlier of (i) the expiration of ten years from the date such Option is granted and (ii) one year after such Committee Participant ceases for any reason to be a director of RII. The right to purchase shares under any Committee Option shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Committee Option.
       d. DEATH. In the event of the death of any Committee Participant, all Committee Options held by such Committee Participant on the date of death shall vest in full and become immediately exercisable. Upon such death, the estate of the Committee Participant shall have the right for one year after the date of death (but not after the expiration or termination of such Committee Options), to exercise such Committee Participant's Committee Options with respect to all or any part of the shares of Common Stock subject thereto.
       e. AMENDMENT. The provisions of this Section 7 shall not be amended more than one time in any six month period, other than to comport with the amendments to the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.
8.     CHANGE OF CONTROL
       Notwithstanding any provision herein to the contrary, upon the occurrence of an event constituting a Change of Control (as defined in Section
11), all Options granted under the Plan immediately shall become fully exercisable.
9.     ADJUSTMENT OF SHARES
       In the event the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of RII or another corporation by reason of any consolidation, merger, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of RII, the number or kind of shares or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each optionee's position with respect to the Option and the per share price or value thereof, as a result of such adjustment, shall not be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made that would render any Incentive Option other than an "incentive stock option" for purposes of Section 422 of the Code. In addition, in such event the Board of Directors of RII shall appropriately adjust the number of shares of Common Stock for which Options may be granted under the Plan.
10.     MISCELLANEOUS PROVISIONS
       a. ASSIGNMENT OR TRANSFER. No grant of any "derivative security" (as defined by Rule 16a-l(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution or, except as to Incentive Options, pursuant to a qualified domestic relations order as defined in the Code. During the lifetime of an optionee, Options granted hereunder shall be exercisable only by the optionee or the optionee's guardian or legal representative.
       b. INVESTMENT REPRESENTATION. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock issuable upon exercise of an Option is not in effect at the time such Option is exercised, RII may require, for the sole purpose of complying with the Securities Act, that prior to delivering such Common Stock to the exercising optionee such optionee must deliver to the Secretary of RII a written statement (i) representing that such Common Stock is being acquired for investment only and not with a view to the resale or distribution thereof, (ii) acknowledging that such Common Stock may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such Common Stock shall bear a legend to the foregoing effect.
       c. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by RII and shall not be charged against any Option nor to any employee receiving an Option.
       d. FUNDING OF PLAN. The Plan shall be unfunded. RII shall not be required to make any segregation of assets to assure the satisfaction of any Option under the Plan.
       e. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.
       f. EFFECT ON EMPLOYMENT. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Grant Participants except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) RII or any subsidiary to continue the employment of any Grant Participant or (ii) any Grant Participant to remain in the employ of RII or any subsidiary.
       g. TERMINATION OR SUSPENSION OF THE PLAN. The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 12 of the Plan or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Option granted prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.
       h. SAVINGS PROVISION. With respect to persons subject to Section 16 of the Exchange Act, the transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void to the extent permitted by law.

       i. GOVERNING LAW. The Plan, such Options as may be granted hereunder and all related matters shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

       j. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.
11.     DEFINITIONS
       a. "Fair Market Value", as it relates to the Common Stock, shall mean the average of the high and low sale prices of such Common Stock on the date such determination is required herein, or if there were no sales on such date, the average closing bid and asked prices, as reported on the national securities exchange on which RII's Common Stock is listed or in the absence of such listing on the Nasdaq National Market or if such Common Stock is not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of such Common Stock on such date as determined in good faith by the Committee.
       b. "Disability" shall have the meaning set forth in Section 22(c)(3) of the Code.
       c. "Change of Control" shall be deemed to have occurred if, subsequent to the Effective Date of this Plan, (A) any "person" (as such term is defined in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of either
              (x) a majority of the Common Stock or (y) securities of RII representing a majority of the combined voting power of RII's then outstanding voting securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of RII, at any time after the beginning of such period, for any reason, cease to constitute a majority of the Board of Directors of RII unless the election of each new director was nominated or ratified by at least two-thirds of the directors still in office who were directors at the beginning of such two year period; provided, however, that in the case of Director Participants and Committee Participants, the failure of a Committee Participant or Director Participant nominated for re-election by management to be re-elected in a contested proxy contest also shall constitute a Change of Control as to such Committee Participant or Director Participant. For the purposes of the Plan, a Class B Triggering Event (as defined in RII's Form S-4, Registration No. 33-50733, filed with the Securities and Exchange Commission) shall not constitute a Change of Control.
       d. "Retirement" shall mean the date upon which an Grant Participant, having attained an age of not less than 59 1/2 or such other age as may be determined by the Committee in its sole discretion, terminates his employment with RII or any subsidiary, provided that such Grant Participant has been employed by RII or any subsidiary.
12.     AMENDMENT OF PLAN
       The Board of Directors of RII shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase the total number of shares of the Common Stock of RII which may be issued and sold pursuant to Options granted under the Plan (except for increases due to adjustments in accordance with Section 9), (ii) materially increase the benefits accruing to participants under the Plan, (iii) decrease the minimum exercise price in the case of an Incentive Option or (iv) materially modify the provisions of the Plan relating to eligibility with respect to Options. In no event may the Plan be amended in any way that would retroactively impair the Committee's discretion. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder (A) to qualify such Options as "incentive stock options" within the meaning of Section 422 of the Code or (B) to comply with Rule l6b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan, without the consent of the holder thereof, shall adversely alter or impair any Options previously granted under the Plan.
13.     EFFECTIVE DATE
       The Plan shall become effective at 9:00 A.M., Atlantic City, New Jersey time, on the Effective Date, the Plan having been, and having been deemed to be, approved by a vote of the stockholders of RII by written consent within 12 months before the Effective Date pursuant to section ___ of the Bankruptcy Plan. Subject to the preceding sentence and the right of the Board of Directors to terminate the Plan at any time pursuant to Section 12, the Plan shall remain in effect until the earlier of (i) the date that Options covering all shares of Common Stock issuable under the Plan have been granted or (ii) the Termination Date.

                                                                      APPENDIX B

                              LIQUIDATION ANALYSIS

                                   APPENDIX B
                          RESORTS INTERNATIONAL, INC.
                                 AND GGRI, INC.
                      NOTES TO ESTIMATED LIQUIDATION VALUE
                             AS OF OCTOBER 15, 1993


PRINCIPAL ASSETS OF THE DEBTORS


     1. The principal assets of RII, other than GRI, and other than those associated with the Showboat Casino consist of (i) RIH, which owns the Company's casino gaming, resort and hotel facilities and operations in Atlantic City, elsewhere herein defined as the Resorts Casino Hotel, (ii) certain real estate related to RII's Paradise Island business, elsewhere herein defined as the RII Real Estate Assets, (iii) the U.S. Paradise Island Subsidiaries, (iv) Atlantic City undeveloped real estate, (v) cash, and (vi) intercompany obligations of various direct and indirect subsidiaries. RII has pledged all of the capital stock of RIH, GRI and all RII's other direct and indirect subsidiaries to secure its obligations under the Old Series Notes. Additionally, RII has pledged the Resorts Casino Hotel and the Atlantic City undeveloped real estate to secure such obligations.



     2. The principal assets of GRI consist of (i) RIB which through subsidiaries owns the Company's casino gaming, resort and hotel facilities and operations and associated real estate in The Bahamas, elsewhere defined herein as the Paradise Island Business and (ii) the RIH Notes. GRI has guaranteed the Old Series Notes. The RIH Notes and 66% of the capital stock of RIB have been pledged by GRI to secure the GRI Guaranty.


KEY ASSUMPTIONS


    In estimating the liquidation values of their assets, RII and GRI (the "Debtors") have made the following assumptions:


     1. Liquidation would occur under the direction of a court appointed trustee in the context of a chapter 7 case.

     2. The trustee would complete the sale of all of the Debtors' assets within six months beginning October 15, 1993.

     3. Distributions by the chapter 7 trustee would not be made to creditors until April 15, 1994 when the sale of the assets is complete.


     4. The Resorts Casino Hotel and the Paradise Island Business will be liquidated as going concerns.



     5. In a chapter 7 liquidation, the going concern values of the Resorts Casino Hotel and the Paradise Island Business would be discounted by potential acquirors by an adjustment factor attributable to the limited time given to sell the component businesses, the limited representations and warranties provided by the trustee in a chapter 7 liquidation, and such other factors and uncertainties which are likely to give interested purchasers negotiating leverage and may therefore reduce the potentially realizable value of these assets. Among these factors and uncertainties is the possibility that a protracted sale process and/or potential litigation arising in the context of a chapter 7 case could make it difficult to continue to operate the Resorts Casino Hotel and the Paradise Island Business as going concerns.



     6. The adjustment factor impacting the sale of the Resorts Casino Hotel and the Paradise Island Business would be a discount of approximately 35% and 40%, respectively, from the estimated going concern value of these operations.

     7. A loss of casino licenses or a significant disruption in the operations could cause the adjustment factor to be higher than the approximately 35% and 40% assumed in the liquidation analysis for the Resorts Casino Hotel and the Paradise Island Business, respectively.


     8. Atlantic City undeveloped real estate is assumed to be sold for $3.3 million which reflects a discount of approximately 35% from what might be realized over a period of several years time due to the continuing low level of activity in the Atlantic City real estate market.


     9. Excess cash on hand as of April 15, 1994 is estimated to be approximately $43.3 million and includes cash estimated to be accumulated through continuing earnings up until that time.


    10. The present value as of October 15, 1993 of the proceeds of asset sales and the amount of excess cash expected to be on hand on April 15, 1994 is determined using an annual discount rate of 15%.


    11. Total liquidation expenses will be $14.2 million, including those of the trustee, investment bankers retained to sell the Resorts Casino Hotel and the Paradise Island Business, and legal counsel. Such liquidation expenses include, but are not limited to the following: trustee expenses -- $8.0 million, investment banking fees of $2.2 million and legal and other expenses of $4.0 million.


    12. In a liquidation, the RIH Notes provide no equity value to GRI because the RIH Notes are pledged to collateralize the Old Series Notes.

    13. In a liquidation, the common equity of RIB owned by GRI provides no equity value to GRI in view of (i) the pledge of 66% of such common equity to secure the Old Series Notes and (ii) the GRI Guaranty.

                          RESORTS INTERNATIONAL, INC.
                                 AND GGRI, INC.
          ESTIMATED LIQUIDATION VALUE OF KEY OPERATING ASSETS AND CASH
                      AS OF OCTOBER 15, 1993 ($ MILLIONS)

                                                                                                          ESTIMATED
                                                                                          ESTIMATED   NET PRESENT VALUE
                                                                                         LIQUIDATION   OF LIQUIDATION
ASSETS                                                                                    PROCEEDS        PROCEEDS
- --------------------------------------------------------------------------               -----------  -----------------
Cash......................................................................                $    43.3       $    40.4
Resorts Casino Hotel......................................................                    143.2           133.5
Atlantic City Undeveloped Real Estate.....................................                      3.3             3.0
Paradise Island Business..................................................                     75.0            69.9
Other.....................................................................                      0.2             0.2
                                                                                         -----------      -------
    Total.................................................................                    265.0           247.0
                                                                                         -----------      -------
ESTIMATED LIQUIDATION EXPENSES
- --------------------------------------------------------------------------
Trustee Expenses..........................................................        3.0%          8.0             7.4
Investment Banking Fees...................................................        1.0%          2.2             2.0
Legal & Other Expenses....................................................        1.5%          4.0             3.8
                                                                                 --
                                                                                         -----------      -------
    Total.................................................................                     14.2            13.2
                                                                                         -----------      -------
Total Net Proceeds........................................................                $   250.8       $   233.8
                                                                                         -----------      -------
                                                                                         -----------      -------


ESTIMATED NET PRESENT LIQUIDATION VALUE OF DISTRIBUTIONS TO CLASSES OF IMPAIRED
                                AND POTENTIALLY
NON-ACCEPTING CREDITORS AND EQUITY INTEREST HOLDERS(1) AS OF OCTOBER 15, 1993 ($
                                   MILLIONS)


                                                                                              ESTIMATED
                                                                                                 NET
                                                                                               PRESENT
                                                                                                VALUE
                                                       ESTIMATED                             OF IMPUTED
                                                         CLAIM      ESTIMATED                LIQUIDATION    IMPUTED
                                                        AMOUNT     LIQUIDATION    IMPUTED    DISTRIBUTION     NPV
CLASS UNDER PLAN              TYPE OF CH. 7 CLAIM     @ 10/15/93   DISTRIBUTION  RECOVERY    @ 10/15/93    RECOVERY
- -------------------------  -------------------------  -----------  -----------  -----------  -----------  -----------
RII Class 2..............  Old Series Notes (2)        $    482.0   $   250.8        52.0%    $  233.8         48.5%
RII Class 7 and 8........  Equity--RII Common
                            Stock and 1990 Stock
                            Options                          N/A         None          N/A         None          N/A
GRI Class 2..............  General Unsecured--
                            GRI Guaranty              RECOVERY IMPLIED IN RECOVERY OF RII CLASS 2

- ------------------------
(1) The GRI Class 4 Claim consists of a single claim held by RII and the GRI Class 5 Interests consist of the common stock of GRI, all of which is owned by RII. The GRI Class 4 Claims and the GRI Class 5 Interests will be voted in favor of the Plan.
(2) Recovery by RII Class 2 claimants may be reduced below that estimated here to the extent that RII Class 5 Claims share distributions with any RII Class 2 deficiency claims arising from any assets of RII which are not subject to the security interests benefitting the RII Class 2 Claims. RII Class 5 will not be impaired under the Plan. However, RII Class 5 Claims will not be paid in full in a chapter 7 context, but will rank pari passu with any RII Class 2 deficiency claims and will obtain recoveries based upon the level of assets at RII which are not subject to the security interests benefitting the RII Class 2 Claims.

                                                                      APPENDIX C

                    AMENDED RII CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          RESORTS INTERNATIONAL, INC.

    We,  Christopher  D. Whitney,  Executive Vice  President and  Secretary, and
Matthew B. Kearney, Executive Vice President and Treasurer, of Resorts International, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that:

    ONE: The name of the Corporation is "Resorts International, Inc.", which was formed under the name "Mary Carter Paint Co.".

    TWO: The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 24th day of October, 1958.

    THREE: Provision for the making of this Amended and Restated Certificate of Incorporation is contained in an order of the United States Bankruptcy Court for the District of Delaware (the "Court") in In Re Resorts International, Inc., et
al. Case Nos. [        ].

    FOUR: This Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by the officers of the Corporation so designated in such order of the Court in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

    FIVE: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated, in its entirety, to read as follows:

                                   ARTICLE I
                                      NAME

    The name of the Corporation is "Resorts International, Inc.".

                                   ARTICLE II
                                    ADDRESS

    The address of the Corporation's registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of its registered agent at such address is United States Corporation Company.

                                  ARTICLE III
                                    PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                 CAPITALIZATION

    A. AUTHORIZATION; TRANSFER RESTRICTIONS. The total number of shares of capital stock of all classifications which the Corporation shall have authority
to  issue is [        ], consisting of (i) [        ] shares of Preferred Stock,
par value $.01 per share (the "Preferred Stock"), and (ii) [        ] shares  of
common  stock, consisting of [         ]  shares of Common Stock, par value $.01
per share (the "Common Stock"), and [         ] shares of Class B Common  Stock,
par value $.01 per share (the "Class B Stock", and collectively with the Common Stock, the "RII Common Stock"). Each share of Class B Stock shall be issued in connection with and upon the issuance of each $1,000 in principal amount of Junior Notes (as defined in Article IX hereof), whether upon original issuance of the Junior Notes or upon surrender for transfer or exchange of any outstanding Junior Notes or pursuant to the interest payment provisions thereof, and may not be transferred separately from such principal amount of Junior Notes.

    The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is vested with authority from time to time to issue the Preferred Stock as Preferred Stock of any series. In connection with the creation of each such series of Preferred Stock, the Board of Directors hereby is vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidating preference of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding); PROVIDED, HOWEVER, that no shares of Preferred Stock may be designated or issued with any rights to vote together with the holders of the Class B Stock for any purpose. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

    B.  VOTING AND QUORUM.

    1. Each holder of RII Common Stock entitled to vote shall have one vote for each share thereof held. Except for the election of Class B Directors (as defined in Article IX hereof), the holders of the Common Stock shall be entitled to vote on all matters on which stockholders are entitled to vote. Except as may be prescribed by Delaware law, the holders of the Class B Stock shall not be entitled to vote on any matter except that the holders of the Class B Stock are entitled to vote separately as a class on the following matters: (a) the election of Class B Directors; (b) to the extent required under Delaware law, any amendment to the last sentence of the first paragraph of Paragraph A of
Article IV hereof; the proviso in the second paragraph of Paragraph A of Article IV hereof; Paragraphs B(1), C(2), D or E of Article IV hereof; Paragraphs A, B(3), B(4), B(6) or E(2) of Article VII hereof; or Paragraph A of Article IX hereof; (c) any amendment to the last sentence of Section 3 of Article II of the By-Laws of the Corporation; (d) any amendment to the second sentence of Section 7 of Article III of the By-laws of the Corporation; or (e) any amendment to the last sentence of Section 8 of Article III of the By-Laws of the Corporation.

    2. At any meeting of the stockholders of the Corporation at which the holders of any class of RII Common Stock are entitled to vote, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of such class shall constitute a quorum of the class entitled to vote of such class. No action may be taken by any class of RII Common Stock at a meeting at which a quorum of such class is not present, except a vote to adjourn such meeting.

    C.  DIVIDENDS.

    1. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock from time to time out of funds legally available therefor. When and as dividends are declared, they may be payable in cash, in property or in shares of Common Stock.

    2. Holders of Class B Stock are not entitled to the payment of dividends, except that in the event of an interest payment on the Junior Notes which is paid in Additional Junior Notes (as defined in Article IX hereof), holders shall be entitled to, and there shall be declared and paid, a stock dividend such that one share of Class B Stock shall be issued in respect of each $1,000 in principal amount of Additional Junior Notes.

    D. MANDATORY REDEMPTION OF CLASS B STOCK. Upon the payment in full of any Junior Note, or the redemption, or cancellation following purchase thereof, of each $1,000 principal amount of Junior Notes, the Corporation shall redeem the share of Class B Stock issued in respect of such Junior Note at a redemption price of $.01 per share (adjusted to reflect stock splits and stock combinations since the original date of issuance).

    E. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of RII Common Stock then outstanding shall be entitled to receive ratably, in accordance with the number of shares held by each holder, out of the assets of the Corporation legally available for distribution to its stockholders, $.01 per share (adjusted to reflect stock splits and stock combinations since the original date of issuance). After the payment in full of the amount described in the immediately preceding sentence to the holders of RII Common Stock, the holders of Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each holder, in all the remaining assets of the Corporation available for distribution and the holders of Class B Stock shall not be entitled to share in the distribution of such remaining assets.

    F. NO NONVOTING STOCK. No nonvoting equity securities of the Corporation shall be issued. This provision is included in this Amended and Restated Certificate of Incorporation in compliance with section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, and shall have no further force and effect beyond that required by said section and for so long as said section is in effect and applicable to the Corporation.

                                   ARTICLE V
                                INDEMNIFICATION

    A.   ELIMINATION OF  CERTAIN LIABILITY  OF  DIRECTORS.   A director  of  the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the Effective Date (as defined in Article IX hereof) to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    B. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

    C. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

    D. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

    E. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections A and B of this Article V (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections A and B of this
Article V.

    F. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections A and B of this Article V in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

    G. PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections B, C and D, or advance of costs, charges and expenses (including attorneys' fees) under Section F of this Article V, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct set forth in Sections B or C of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections B or C of this Article V, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    H. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article V shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

    I. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article V, PROVIDED, HOWEVER, that such insurance is available on reasonable and acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

    J. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

    K.   SUBSEQUENT  AMENDMENT.   No amendment,  modification or  repeal of this
Article V shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

    L. SUBSEQUENT LEGISLATION. If the General Corporation Law of the State of Delaware is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE VI
                         NEW JERSEY CASINO CONTROL ACT


    This Certificate of Incorporation shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 ET SEQ., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereinafter may be amended (the "Act"), including without limitation the following:


        A. The securities of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any Subsidiary (as defined in Paragraph E of this Article VI) to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications. In the event a holder of the Corporation's securities is found not to possess such prescribed qualifications by the Commission pursuant to the Act (a "Disqualified Holder"), such Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a a result of such holder's continuing ownership or failure to divest promptly.

        B. Except as is otherwise expressly provided in instruments containing the terms of the Corporation's securities, which instruments have been approved by the Commission, so long as the Corporation shall remain a publicly traded holding company as defined in the Act, in accordance with N.J.S.A. 5:12-82(d)(7) and (9), all securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be a Disqualified Holder, such holder shall dispose of his interest in the Corporation within 120 days following the Corporation's receipt of notice (the "Notice Date") of the holder's disqualification. Promptly following its receipt of notice from the Commission that a holder of securities of the Corporation has been found disqualified, the Corporation shall either deliver such written notice personally to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

        If any Disqualified Holder fails to dispose of his securities within 120 days following receipt by the Corporation of notice that such holder has been found disqualified, the Corporation may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date, or (ii) such holder's original purchase price.

        C. If the Corporation shall become, and so long as it shall remain, a privately-held holding company as defined in the Act, in accordance with N.J.S.A. 5:12-82(d)(7), (8) and (10), the Commission shall have the right of prior approval with regard to transfers of securities, shares, and other interests in the Corporation and the Corporation shall have the absolute right to redeem at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in accordance with the Act.

        D. So long as the Corporation shall remain a holding company as defined in the Act, in accordance with N.J.S.A. 5:12-105(e), commencing on the date the Commission serves notice on the Corporation that a security holder has been found disqualified, it shall be unlawful for the Disqualified Holder to
    (i) receive any dividends or interest upon any such securities of the Corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from any subsidiary of the Corporation that holds a casino license.

        E. For purpose of this Article VI, the term "Subsidiary" shall be defined in accordance with N.J.S.A. 5:12-47.

                                  ARTICLE VII
                               BOARD OF DIRECTORS

    A. NUMBER AND DESIGNATIONS OF DIRECTORS. Until such time as a Class B Triggering Event (as defined in Article IX hereof) shall have occurred, the number of directors which shall constitute the Board as of the Effective Date (as defined in Article IX hereof) shall be six, consisting of four Common Stock Directors (as defined in Article IX hereof) and two Class B Directors (but subject to Paragraph F below). After the Effective Date, the number of directors which shall constitute the whole Board may be increased or decreased to such other number as from time to time shall be fixed by resolution of the Board; PROVIDED, HOWEVER, that at all times the number of Class B Directors prior to the occurrence of a Class B Triggering Event shall be one-third (rounded up to the nearest whole number) of the number of directors which constitutes the entire Board (but subject to Paragraph F below). Upon the occurrence of a Class B Triggering Event, the number of directors which shall constitute the Board shall be increased, with such vacancies created thereby filled by the vote of a majority of the Class B Directors then in office, such that the number of Class B Directors equals a majority of the number of directors which constitutes the entire Board after giving effect to the creation of such vacancies (but subject to Paragraph F below).

    B.  ELECTION OF DIRECTORS.

    1. Election of directors need not be by written ballot unless the By-Laws so provide.

    2. The Board of Directors shall be divided into three classes: Class I, Class II, and Class III. Such Classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders' meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first appointed to Class I shall serve for a term ending at the annual meeting to be held in 1995, the directors first appointed to Class II shall serve for a term ending at the annual meeting to be held in 1996, and the directors first appointed to Class III shall serve for a term ending at the annual meeting to be held in 1997. Notwithstanding any of the foregoing provisions of this Article VII and subject to Paragraph F below, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.

    3. At each annual meeting of stockholders (which shall be held on such date as shall be determined pursuant to the By-Laws of the Corporation), or at any duly called special meeting of stockholders, the Common Stock Directors to be elected shall be elected by the holders of the Common Stock voting as a separate class and the Class B Director(s) to be elected shall be elected by the holders of the Class B Stock voting as a separate class.


    4. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same Class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another Class in order to more nearly achieve equality in the number of directors among the Classes. When the directors fill a vacancy resulting from the death, resignation or removal of a director in accordance with Paragraph E below, the director chosen to fill that vacancy shall be of the same Class as the director he succeeds.


    5. Notwithstanding the rule that the three Classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each Common Stock Director and each Class B Director then continuing to serve as such will nevertheless continue as a director of the Class of which such director is a member until the expiration of his current term or his earlier death, resignation or removal.

    C. EFFECTIVE DATE BOARD. As of the Effective Date, the Board of Directors of the Corporation shall be reconstituted to consist of the following persons in the Classes and of the designations indicated:

                      DIRECTOR                          CLASS                        DESIGNATION
- ----------------------------------------------------  ---------  ----------------------------------------------------
[                                       ]                 I      Common Stock Director
[                                       ]                 I      Class B Director
[                                       ]                II      Common Stock Director
[                                       ]                II      Class B Director
[                                       ]                III     Common Stock Director
[                                       ]                III     Common Stock Director

    D. REMOVAL OF DIRECTORS. Subject to Paragraph F below, any director, may be removed from office at any time, but only (i) for cause, and (ii) by the affirmative vote of the holders of 80% of the voting power of all the shares of the class of stock which elected such director.

    E.  FILLING OF VACANCIES.

    1. Any vacancy among the Common Stock Directors, occurring from any cause whatsoever, may be filled by a majority of the remaining Common Stock Directors, even if such remaining Common Stock Directors do not constitute a quorum; PROVIDED, HOWEVER, that the holders of the Common Stock removing any Common Stock Director may at the same meeting fill the vacancy caused by such removal; PROVIDED FURTHER, HOWEVER, that if the remaining Common Stock Directors fail to fill any such vacancy, the holders of the Common Stock entitled to vote thereon may fill such vacancy at any special meeting of stockholders called for that purpose. Any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next election for such Class of directors and until his successor is elected and qualifies.

    2. Subject to Paragraph F below, any vacancy among the Class B Directors, occurring from any cause whatsoever (including (i) as a result of an increase in the number of directors which shall constitute the entire Board, or (ii) as a result of the occurrence of a Class B Triggering Event), may be filled only by a majority of the remaining Class B Directors, even if such remaining Class B Directors do not constitute a quorum; PROVIDED, HOWEVER, that the holders of the Class B Stock removing any Class B Director may at the same meeting fill the vacancy caused by such removal; PROVIDED FURTHER, HOWEVER, that if the remaining Class B Directors fail to fill any such vacancy, the holders of the Class B Stock entitled to vote thereon may fill such vacancy at any special meeting of stockholders called for that purpose. Any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next election for such Class of directors and until his successor is elected and qualifies.

    F. FINAL PAYMENT DATE. After the Final Payment Date (as defined in Article IX hereof), (i) all the Class B Directors then in office shall resign and if such Class B Directors fail to resign, a majority of the Common Stock Directors shall be entitled to remove, without cause, such Class B Directors then in office, and (ii) the number of directors constituting the Board shall be decreased to four directors, who shall be elected by the holders of Common Stock.

                                  ARTICLE VIII
             AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

    A. In addition to any affirmative vote required by applicable law, any alteration, amendment, repeal or rescission of any provision of this Amended and Restated Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

    B. Except as provided in Paragraph B(1) of Article IV hereof, the Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                                   ARTICLE IX
                                  DEFINITIONS

    A. As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

    "Additional Junior Notes" shall mean Junior Notes issued by RIHF in payment of interest on outstanding Junior Notes, in accordance with the terms of the Junior Notes and the New RIHF Second Mortgage Junior Note Indenture.

    "Class B Directors" shall mean the directors of the Corporation elected by the holders of the Class B Stock.

    "Class B Triggering Event" shall mean either (i) the payment on any Interest Payment Date by RIHF of interest on the Junior Notes in the form of Additional Junior Notes or (ii) the failure on any Interest Payment Date by RIHF to pay interest in full on the Junior Mortgage Notes, if, in either case, on any prior six Interest Payment Dates (whether consecutive or non-consecutive), interest on the Junior Notes either has been paid in Additional Junior Notes or has not been paid in full.

    "Final Payment Date" means the date on which all the Junior Notes are retired, redeemed or paid in full.

    "Interest Payment Date" shall mean each date on which interest is due and payable on the Junior Notes, in accordance with the New RIHF Second Mortgage Junior Note Indenture.

    "Junior Notes" shall mean the 11.375% Junior Mortgage Junior Notes due 2004 of RIHF, including the Additional Junior Notes.

    "New RIHF Second Mortgage  Junior Note Indenture"  shall mean the  Indenture
dated  as of  [            ],  1994, between RIHF  and The  Chase Manhattan Bank
(National Association), as Trustee, under which the Junior Notes have been or will be issued.

    "RIHF" shall mean Resorts International Hotel Finance, Inc., a Delaware Corporation.

    B. As used in this Amended and Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

    "Common Stock Directors" shall mean the directors of the Corporation elected by the holders of the Common Stock.

    "Effective Date" shall mean [         ], 1994.

    "Plan"  shall  mean the  Plan of  Reorganization  of the  Corporation, dated
[         ], 1994.

    IN WITNESS WHEREOF, the undersigned have signed this Certificate of Incorporation, under penalties of perjury, and caused the corporate seal of the
Corporation to be hereunto affixed this   day of         , 1994.


                                       By: __________________________________
                                                Christopher D. Whitney
                                               OFFICE OF THE PRESIDENT,
                                         EXECUTIVE VICE PRESIDENT AND SECRETARY



                                       BY: __________________________________
                                                    Matthew B. Kearney
                                             OFFICE OF THE PRESIDENT EXECUTIVE
                                            VICE PRESIDENT-FINANCE AND TREASURER

[Corporate Seal]

Attest:

By: __________________________________
         Christopher D. Whitney
                SECRETARY

                                                                      APPENDIX D

                              AMENDED RII BY-LAWS

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          RESORTS INTERNATIONAL, INC.

                                   ARTICLE I
                                    OFFICES

    SECTION   1.     PRINCIPAL  OFFICE.     The  principal   office  of  Resorts
International, Inc. (the "Corporation") in the State of Delaware shall be established and maintained at the office of the United States Corporation Company in the City of Dover, County of Kent, and said corporation shall be the resident agent of this Corporation in charge thereof.

    SECTION  2.   OTHER OFFICES.   The  Corporation may  also have  an office or
offices and keep the books and records of the Corporation, except as may otherwise be required by the laws of the State of Delaware, at such other place or places either within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.

    SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on a date and at a time and place as designated by resolution of the Board of Directors of the Corporation.

    SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by a majority of the Board of Directors. Special meetings of the holders of Class B Common Stock (as such term is defined in the Certificate of Incorporation) may be called at any time by the Chairman of the Board or by a majority of the Class B Directors (as such term is defined in the Certificate of Incorporation).

    SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at the last known post office address not less than ten nor more than sixty days prior to the date of meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as provided in SECTION 7 of this ARTICLE II.

    SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Corporation, either directly or through a transfer agent appointed by the Board, to prepare and make, at least 10 days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order and

                                      D-1
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showing  the address of each stockholder and  the number of shares registered in the name of each stockholder. Such list shall be open for said 10 days to the examination of any stockholder in the place where said election is to be held and shall be produced and kept at the time and place of the election for the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

    SECTION 6. QUORUM. At any meeting of the stockholders of the Corporation, the presence, in person or by proxy, of stockholders then entitled to cast a majority in number of votes upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question.

    SECTION 7. ADJOURNMENTS. In the absence of a quorum at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present; provided, however, that if an adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum shall be present may be changed by a vote of the stockholders present in person or by proxy at the meeting and holding a majority of the shares entitled to vote thereat.

    SECTION 9. VOTING. Except as otherwise provided by the General Corporation Law of the State of Delaware or in the Certificate of Incorporation, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share entitled to be voted thereat and held by him and registered in his name on the books of the Corporation:

        (a) On such date as may be fixed pursuant to SECTION 3 of ARTICLE VI of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

        (b) In the event that no record date shall have been so fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders hall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Shares of stock belonging to the Corporation shall not be voted directly or indirectly. Persons holding stock having voting power in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock having voting power is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Any vote on stock may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders all matters, except those the manner of deciding upon which is otherwise expressly regulated by statute or by the Certificate of Incorporation or by these By-Laws, shall be decided by the vote of the stockholders holding a majority of the shares present in person or by proxy and entitled to vote on such matters. Unless demanded by a stockholder present in person or by proxy at such meeting and entitled to vote thereat or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by written ballot.

    SECTION 10. INSPECTORS OF ELECTION OR JUDGES. Before, or at, each meeting of the stockholders at which a vote by ballot is to be taken, the Board, or the chairman of such meeting, shall appoint two

Inspectors of Election or judges to act thereat. Each Inspector of Election or Judge so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election or Judge at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Election or Judges shall take charge of the ballot at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. The Inspectors of Election or Judges need not be stockholders; and any officer or director may be an Inspector of Election or Judge on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

                                  ARTICLE III
                                   DIRECTORS

    SECTION 1. GENERAL POWERS. The Board shall manage the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

    SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors of the Corporation shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation of the Corporation provides for a classified Board, wherein each director shall serve for a term as provided therein. The Certificate of Incorporation also provides for two designations of directors, elected by the holders of the Common Stock and the Class B Stock (as such terms are defined in the Certificate of Incorporation), respectively.

    SECTION 3. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of a director or directors, the person or persons receiving the greater number of votes, up to the number of directors then to be elected, cast by the stockholders present in person or by proxy and entitled to vote for such director or directors shall be the director or directors elected by such stockholders. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board and any provisions relating to the election of Common Stock Directors (as such term is defined in the Certificate of Incorporation) and Class B Directors, respectively.

    SECTION 4. QUORUM. At all meetings of the Board the presence of a majority of the whole Board shall be necessary to constitute a quorum for the transaction of business at such meeting. Any act of a majority present at a meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given.

    SECTION 5. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be fixed or specified in the respective notices or waivers of notice thereof. Members of the Board, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other.

    SECTION 6. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

    SECTION 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board. Special meetings of the Class B Directors with respect to matters to be determined by the

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
Class B Directors only may be called by any Class B Director. At least twenty-four hours' written or telegraphic notice of each special meeting shall be given to each director. The notice of any meeting, or any waiver thereof, need not state the purpose or purposes of such meeting.

    SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Any action required or permitted to be taken at any meeting of the Class B Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all Class B Directors, and such written consent is filed with the minutes of proceedings of the Board.

    SECTION 9. RESIGNATIONS; REMOVAL. Any director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt of such notice. The acceptance of a resignation shall not be necessary to make it effective. Directors may only be removed in accordance with the Certificate of Incorporation.

    SECTION 10. VACANCIES. A vacancy in the Board caused by death, resignation or removal may only be filled in accordance with the Certificate of Incorporation. Each director so chosen to fill a vacancy shall, unless otherwise provided or as provided in the Certificate of Incorporation, hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

    SECTION 11. COMPENSATION. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of the Executive Committee or any other committee of the Board in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board shall from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

    SECTION 1. DESIGNATION AND POWERS OF COMMITTEES. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate two or more of its members to constitute an Executive Committee, which, during the intervals between the meetings of the Board, shall have, and may exercise, all the powers of the Board in the management of the business, affairs, and property of the Corporation, to the extent permitted by Delaware law. The Board, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute other committees, including an Audit Committee and a Compensation Committee, which shall consist of such numbers of directors and shall have, and may exercise, such powers as the Board may determine and specify in the respective resolutions appointing them, to the extent permitted by Delaware law. The Board shall have power at any time to change the members of the Executive Committee or any such other committee, to fill vacancies and to discharge the Executive Committee or any such other committee.

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
                                   ARTICLE V
                                    OFFICERS

    SECTION 1. ELECTION AND NUMBER. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be chosen by the Board, and such other officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE V. One person may hold the office and perform the duties of any two or more of said officers other than those of President and Secretary.

    SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Each officer, except such as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE V, shall hold office until the next annual election of officers and until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner provided in SECTION 4 of this ARTICLE V.

    SECTION 3. APPOINTIVE OFFICERS. The Chairman of the Board or the Board may from time to time appoint such other officers as they may deem necessary, including one or more Assistant Treasurers, one or more Assistant Secretaries and such other agents and employees of the Corporation as they may deem proper. Such officers and agents and employees shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as the Chairman of the Board or the Board may from time to time prescribe.

    SECTION 4. REMOVAL. Any elected officer may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board at any meeting of the Board, and any appointive officer may be removed, either with or without cause, at any time by the Chairman of the Board.

    SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein: and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in SECTIONS 2 and 3 of this ARTICLE V for election or appointment, respectively, to such office.

    SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board if present shall preside at all meetings of stockholders and at all meetings of the Board and shall have such other powers and duties as from time to time may be assigned to him by the Board or these By-Laws.

    SECTION 8. PRESIDENT. The President shall be the chief executive officer of the Corporation, and shall have general supervision over the business of the Corporation, subject to the control of the Board. In general, he shall perform all duties incident to the office of President and have such other powers and duties as from time to time may be assigned to him by the Board.

    SECTION 9. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as from time to time may be assigned to him by the Board. The Board may elect, or designate, one or more of the Vice Presidents as an Executive Vice President. At the request of the President, or in the case of his absence or inability to act, the Executive Vice President or, if there shall be more than one Executive Vice President, an Executive Vice President designated by the Board, or if the Board shall have not have elected or designated an Executive Vice President then one of the Vice Presidents who shall be designated for the purpose by the Board, shall perform the duties of the President, and, when so acting, shall have all the powers of the President.

    SECTION 10. SECRETARY. The Secretary shall keep or cause to be kept in books provided for this purpose the minutes of all meetings of the stockholders and of the Board; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporations and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board.

    SECTION 11. ASSISTANT SECRETARIES. The Assistant Secretaries shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Secretary or in case of his absence or inability to act, any Assistant Secretary may act in his place.

    SECTION 12. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be selected by the Board; shall receive, and give or cause to be given receipts and acquittances for, moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the Board, shall render a statement of his cash accounts; shall keep or cause to be kept such other books as will show the true record of the expenses, losses, gains, asset and liabilities of the Corporation; and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

    SECTION 13. ASSISTANT TREASURERS. The Assistant Treasurers shall have such powers and duties as from time to time may be assigned to them by the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

    SECTION 14. SALARIES. The salaries of the elective officers and any appointive officers of the Corporation shall be fixed from time to time by the Board. An officer shall not be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by the By-Laws.

                                   ARTICLE VI
                                 CAPITAL STOCK

    SECTION 1. CERTIFICATE FOR STOCK. Every holder of shares of stock shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; PROVIDED, HOWEVER, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be a facsimile.

    SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the registered holders thereof or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or to such other person as the Board may designate, by whom such old certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Each share of Class B Stock shall be issued in connection with and upon the issuance of each $1,000 in principal amount of Junior Notes (as such term is defined in the Certificate of Incorporation), and may not be transferred separately from such principal amount of Junior Notes.

    SECTION 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders of adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 4. LOST OR DESTROYED CERTIFICATES. The Board may determine the conditions upon which a new certificate of stock will be issued in place of a certificate which is alleged to have been lost or destroyed, and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation to indemnify it against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

                                  ARTICLE VII
                                 CORPORATE SEAL

    The seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL DELAWARE".

                                  ARTICLE VIII
                                   SIGNATURES

    All checks, bonds, notes, contracts, agreements or other obligations or instruments of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

    SECTION 1. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these By-Laws or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly authorized, waive such notice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting or other matter with respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

    SECTION  2.   EMPLOYMENT  CONTRACTS.   No  contract  of employment  shall be
entered into for or on behalf of the Corporation for a period of more than one year without prior approval of the Board.

                                   ARTICLE X
                                   AMENDMENTS

    Except as otherwise may be provided herein or in the Certificate of Incorporation, these By-Laws, or any of them, may be amended, modified or repealed, or new By-Laws may be adopted, either by vote of a majority of the directors present at any annual, regular or special meeting, or by a vote constituting a majority in number of the votes cast by stockholders present in person or represented by proxy and entitled to vote at any annual or special meeting.

                          RESORTS INTERNATIONAL, INC.
                                   IMPORTANT

    Any holder of Old Series Notes, RII Common Stock or 1990 Stock Options who wishes to vote with respect to the Plan should complete and sign the applicable Ballot or Master Ballot in accordance with the instructions set forth in this Information Statement/Prospectus and return such Ballot or Master Ballot in accordance with the instructions set forth thereon. See "Solicitation -- Procedures for Voting on the Plan".

                              SOLICITATION AGENT:
                               Hill and Knowlton

   By Hand Delivery or Overnight Courier:                        By Mail:
              Hill and Knowlton                              Hill and Knowlton
        Ballot Tabulation Department                           P.O. Box 5508
      420 Lexington Avenue, 12th Floor                     Grand Central Station
          New York, New York 10017                     New York, New York 10163-5503

                                 BY FACSIMILE:
                                 (212) 682-3289

                                   TELEPHONE:
                                 (212) 210-8850

                               ADDITIONAL COPIES

Requests for additional copies of this Information Statement/Prospectus should be directed to the Solicitation Agent. You also may contact your local broker, dealer, commercial bank or trust company for assistance concerning the Solicitation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    RII and RIHF are Delaware corporations. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a Delaware corporation with broad powers to indemnify its officers and directors in certain circumstances.

    Additionally, Section 102(a)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

    RII.    As  permitted  under  the  DGCL,  Article  Fifth  of  RII's Restated
Certificate of Incorporation ("Article Fifth") provides that:

        (1) A director of RII shall not be personally liable to RII or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to RII or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the shareholders of this Article Fifth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of RII shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the shareholders of RII shall be prospective only and shall not adversely affect any right or protection of a director of RII existing at the time of such repeal or modification.

        (2) RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of RII) by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of RII.

        (3) RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of RII to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to RII unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

        (4) Notwithstanding the other provisions of Article Fifth, to the extent that a director or officer of RII has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

        (5) Any indemnification under Sections 1 and 2 above (unless ordered by a court), shall be paid by RII unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of Article Fifth.

        (6) Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 above in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by RII in advance of the final disposition of such action, suit or proceeding, PROVIDED, HOWEVER, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by RII as authorized in Article Fifth. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of RII, authorize RII's counsel to represent such person, in any action, suit or proceeding, whether or not RII is a party to such action, suit or proceeding.

        (7) The indemnification provided by Article Fifth shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and so as to action in another capacity while holding office or while employed by or acting as agent for RII, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article Fifth shall be deemed to be a contract between RII and each director, officer, employee or agent of RII who serves or served in such capacity at any time while Article Fifth is in effect. Any repeal or modification of Article Fifth or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of RII arising hereunder. Article Fifth shall be binding upon any successor corporation of this Company, whether by way of acquisition, merger, consolidation or otherwise.

        (8) RII shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of RII, or is or was serving at the request of

    RII as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article Fifth; PROVIDED, HOWEVER, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

    RIHF.    As permitted  under DGCL,  Article IX  of RIHF's  By-laws ("Article
Ninth") provides that:

        (1) RIHF shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of
    RIHF) by reason of the fact that he shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of RIHF, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct shall have been unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person shall not have acted in good faith and in a manner which he reasonably shall have believed to be in or not opposed to the best interests of RIHF, and, with respect to any criminal action or proceeding, that he shall have had reasonable cause to believe that his conduct shall have been unlawful.

        (2) RIHF shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of RIHF to procure a judgment in its favor by reason of the fact that he shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of RIHF, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to RIHF unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person shall be fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (3) Any indemnification under Section 1 or 2 above (unless ordered by a court) shall be made by RIHF only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent shall be proper in the circumstances because he shall have met the applicable standard of conduct set forth in Section 1 or 2 above. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who shall not have been parties to such action, suit or proceeding, (ii) if such a quorum shall not be obtainable, or, even if obtainable, if a quorum of disinterested directors shall so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        (4) Notwithstanding the other provisions of Article Ninth, to the extent that a director, officer, employee or agent of RIHF shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by RIHF in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he shall not be entitled to be indemnified by RIHF as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

        (6) The indemnification provided by Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled by law or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (7) Upon resolution passed by the Board, RIHF may purchase and maintain insurance on behalf of any person who shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not RIHF would have the power to indemnify him against such liability under the provisions of Article Ninth.

    PIRL. PIRL is a Bahamian corporation. Sections 18 through 22 of the Companies Act, 1992 of the Laws of the Commonwealth of The Bahamas ("the Companies Act") provides a Bahamian corporation with board powers to indemnify its officers and directors in certain circumstances.

    PIRL. As permitted under the Companies Act, Article 75 through 82 of PIRL's Articles of Association provide that:

        1. PIRL shall, subject to the provisions of Paragraph 5 below, indemnify to the fullest extent permitted by the Companies Act any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to PIRL by reason of the fact that he is or was a director or officer of PIRL, or is or was serving at the request of PIRL as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of PIRL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.


        2. Subject to Paragraph 5 below, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by PIRL in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled under Paragraph 1 to be indemnified by PIRL in respect of such expenses.


        3. The board shall from time to time cause PIRL to purchase and maintain insurance from reputable insurance carriers on behalf of any person who is or was a director or officer of PIRL, or is or was serving at the request of PIRL as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such with reasonable limits and subject to reasonable and customary deductibles, for so long as such insurance is available form such carriers.

        4. PIRL's indemnification under Paragraph 2 above of any person who is or was a director or officer of PIRL, or is or was serving, at the request of PIRL as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his behalf by PIRL. (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

        5. (a) It shall be a condition of PIRL's obligation to indemnify or advance expenses under Paragraphs 1 and 2 above that the person asserting, or proposing to assert, the right to be indemnified, promptly after receipt of notice of commencement of any action, suit or proceeding in respect of which a claim for indemnification is or is to be made against PIRL notify PIRL of the commencement of such action, suit or proceeding, including therewith a copy of all papers served and the name of counsel retained or to be retained by such person in connection with such action, suit or proceeding, and thereafter to keep PIRL timely and fully apprised of all developments and proceedings in connection with such action, suit or proceeding or as PIRL shall request; and the fees and expenses of any counsel retained by a person asserting, or proposing to assert, the right to be indemnified under Paragraph 1 above shall be at the expense of such person unless the counsel retained shall have been approved by PIRL in writing, which approval shall not be unreasonably withheld.

        (b) If a claim for indemnification or advancement of expenses under Paragraph 1 and 2 above is not paid in full by PIRL within forty five (45) days after a written claim there for has been received by PIRL, the claimant may at any time thereafter bring suit against PIRL to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

        6. To the fullest extent permitted by the Companies Act as it exists on the date hereof or as it may hereafter be amended, no director or officer of PIRL shall be liable to PIRL or its members for monetary or other damages for breach of fiduciary duty as a director or officer.

        7. The provisions of Paragraphs 1 and 6 above shall continue as to, and for the benefit of, a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        8. No amendment to or repeal of the provisions of Paragraphs 1 through 6 above shall apply to or have any effect on the eligibility for, or entitlement to, indemnification, advancement of expenses and the other rights provided by, or granted pursuant to, Paragraphs 1 through 6 above for or with respect to any acts or omissions of any director or officer occurring prior to any such amendment or repeal.

    RIH. RIH is a New Jersey corporation. Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") grants a corporation broad powers to indemnify officers and directors of the corporation, in certain situations. As permitted under the NJBCA, Article VIII of RIH's By-Laws provides that RIH shall indemnify each present and future director and officer of the corporation against, and each such director and officer shall be entitled without further act on his part to indemnity from RIH for, all expenses (including the amount of judgments and the amount of reasonable settlements made with a view to the curtailment of costs of litigation, other than amounts paid to RIH itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation which he serves as a director or officer at the request of RIH, whether or not he continues to be such director or officer at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such director or officer (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount of expenses which might reasonably have been incurred by such director or officer in conducting such litigation to a final conclusion; provided, further, that in no event shall anything herein contained be so construed as to protect, or to authorize the corporation to indemnify, such director, or officer against any liability to RIH or to its security holders to which he would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as such director or officer.

    The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such director or officer and shall be in addition to all other right to which such director or officer may be entitled as a matter of law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    A.  EXHIBITS

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
    2.01     Plan  of  Reorganization.  (Incorporated  by  reference  to  Appendix  A  of  the  Information
              Statement/Prospectus included in this Registration Statement.)...............................
    3.01     Form of proposed Amended  and Restated Certificate of  Incorporation of RII. (Incorporated  by
              reference to Appendix C of the Information Statement/Prospectus included in this Registration
              Statement.)..................................................................................
    3.02     Form of proposed Amended and Restated By-Laws of RII. (Incorporated by reference to Appendix D of the Information Statement/Prospectus included in this Registration Statement.)............
    3.03     Restated  Certificate of Incorporation of RII. (Incorporated by reference to Exhibit (3)(a) to
              RII's Form 10-K  Annual Report  for the  fiscal year  ended December  31, 1990,  in File  No.
              1-4748.).....................................................................................
    3.04     By-laws,  as amended, of RII. (Incorporated by reference  to Exhibit (4)(d) to RII's Form 10-Q
              Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)..............
    3.05     Certificate of Incorporation of RIH*..........................................................
    3.06     By-laws of RIH*...............................................................................
    3.07     Certificate of Incorporation of RIHF*.........................................................
    3.08     By-laws of RIHF*..............................................................................
    3.09     Amended and Restated Articles of Association of PIRL*.........................................
    4.01     See Exhibits 3.01 and 3.02  as to the rights  of holders of RII Common  Stock and RII Class  B
              Common Stock after giving effect to the Restructuring........................................
    4.02     See  Exhibits 3.03 and 3.04  as to the rights  of holders of RII  Common Stock prior to giving effect to the Restructuring..................................................................
    4.03     See Exhibit 3.09 as to the rights of holders of PIRL Common Stock.............................
    4.04     Form of Indenture among RIHF,  as issuer, RIH, as guarantor,  and State Street Bank and  Trust
              Company  of Connecticut, National Association, as trustee,  with respect to RIHF 11% Mortgage
              Notes due 2003*..............................................................................
    4.05     Form of  Indenture between  RIHF, as  issuer, RIH,  as guarantor,  and U.S.  Trust Company  of
              California, N.A., as trustee, with respect to RIHF 11.375% Junior Mortgage Notes due 2004*...
    4.06     Indenture  dated  as  of September  14,  1990, between  RII  and Chemical  Bank  (successor to
              Manufacturers Hanover  Trust Company),  as  Trustee, with  respect  to RII's  Senior  Secured
              Redeemable Notes due April 15, 1994, with Exhibits as executed. (Incorporated by reference to
              Exhibit  (4)(a)(1) to RII's  Form 10-Q Quarterly  Report for the  quarter ended September 30,
              1990, in File No. 1-4748.)...................................................................
    4.07     Amended and  Restated RIH  $200,000,000 Senior  Note. (Incorporated  by reference  to  Exhibit
              (4)(a)(2)  to RII's 10-Q Quarterly  Report for the quarter ended  September 30, 1990, in File
              No. 1-4748.).................................................................................
    4.08     Amended and Restated RIH  $125,000,000 Senior Note. (Incorporated  by reference to Exhibit  to
              RII's 10-Q Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)...

- ------------------------
* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
    4.09     RII  Pledge Agreement. (Incorporated by reference to  Exhibit Q to RII's Form 8-A Registration
              Statement dated July 19, 1990, in File No. 1-4748.)..........................................
    4.10     Assignment of Leases and Rents,  RII as Assignor. (Incorporated by  reference to Exhibit U  to
              RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)..............
    4.11     RIB  $50,000,000 Promissory Note to RIH. (Incorporated by reference to Exhibit V to RII's Form
              8-A Registration Statement dated July 19, 1990, in File No. 1-4748.).........................
    4.12     Indenture of Mortgage from Paradise Island Limited. (Incorporated by reference to Exhibit W to
              RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)..............
    4.13     Indenture of Mortgage from Paradise Beach Inn Limited. (Incorporated by reference to Exhibit X to RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)...........
    4.14     Guaranty by Paradise Beach Inn Limited. (Incorporated by reference to Exhibit Z to RII's  Form
              8-A Registration Statement dated July 19, 1990, in File No. 1-4748.).........................
    4.15     Indenture of Mortgage from Island Hotel Company Limited. (Incorporated by reference to Exhibit
              AA to RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)........
    4.16     Guaranty  by Island Hotel  Company Limited (Incorporated  by reference to  Exhibit BB to RII's
              Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)....................
    4.17     RIB Collateral Assignment Agreement among RIH, GRI, RIB, Paradise Island Limited, Island Hotel
              Company Limited,  Paradise Beach  Inn Limited  and the  Bank of  New York.  (Incorporated  by
              reference to Exhibit CC to RII's Form 8-A Registration Statement dated July 19, 1990, in File
              No. 1-4748.).................................................................................
    4.18     RII Security Agreement. (Incorporated by reference to Exhibit P to RII's Form 8-A Registration
              Statement dated July 19, 1990, in File No. 1-4748.)..........................................
    4.19     Indenture  dated as of September  14, 1990, between RII  and The Bank of  New York as Trustee, with respect  to RII's  Mortgage Non-Recourse  Pass-Through  Notes due  June 30,  2000,  with
              Exhibits  as executed. (Incorporated by  reference to Exhibit (4)(b)  to RII's 10-Q Quarterly
              Report for the quarter ended September 30, 1990, in File No. 1-4748.)........................
    4.20     Resorts International,  Inc.  Senior  Management  1990 Stock  Option  Plan.  (Incorporated  by
              reference  to Exhibit 8.5 to Exhibit 35 to RII's  Form 8 Amendment No. 1 to RII's 8-K Current
              Report dated August 30, 1990, in File No. 1-4748.)...........................................
   4.21      Griffin Group Warrant.........................................................................
   4.22      Form of Mortgage between RIH and State Street Bank and Trust Company of Connecticut,  National
              Association, securing Guaranty of RIHF Mortgage Notes*.......................................
   4.23      Form of Mortgage between RIH and RIHF, securing RIH Promissory Note*..........................
   4.24      Form  of Assignment of  Agreements made by RIHF,  as Assignor, to State  Street Bank and Trust
              Company of Connecticut, National Association, as Assignee, regarding RIH Promissory Note*....
   4.25      Form of  Assignment of  Leases and  Rents made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Promissory Note*...............................................................
   4.26      Form  of Assignment of  Leases and Rents  made by RIH,  as Assignor, to  State Street Bank and
              Trust Company of Connecticut, National Association,  as Assignee, regarding Guaranty of  RIHF
              Mortgage Notes*..............................................................................
   4.27      Form  of  Assignment of  Operating Assets  made by  RIH,  as Assignor,  to RIHF,  as Assignee, regarding RIH Junior Promissory Note*........................................................

- ------------------------
 * Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   4.28      Form of Assignment  of Operating Assets  made by RIH,  as Assignor, to  State Street Bank  and
              Trust  Company of Connecticut, National Association,  as Assignee, regarding Guaranty of RIHF
              Mortgage Notes*..............................................................................
   4.29      Form of Mortgage between RIH and U.S. Trust Company of California, N.A., securing Guaranty  of
              RIHF Junior Mortgage Notes*..................................................................
   4.30      Form of Mortgage between RIH and RIHF, securing RIH Junior Promissory Note*...................
   4.31      Form  of  Assignment of  Agreements  made by  RIHF,  as Assignor,  to,  U.S. Trust  Company of
              California, N.A., as Assignee, regarding RIH Junior Promissory Note*.........................
   4.32      Form of  Assignment of  Leases and  Rents made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Junior Promissory Note*........................................................
   4.33      Form  of Assignment of  Leases and Rents  made by RIH,  as Assignor, to  U.S. Trust Company of
              California, N.A., as Assignee, regarding Guaranty of RIHF Junior Mortgage Notes*.............
   4.34      Form of  Assignment of  Operating Assets  made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Promissory Note*...............................................................
   4.35      Form  of Assignment of  Operating Assets made  by RIH, as  Assignor, to U.S.  Trust Company of
              California, N.A., as Assignee, regarding the Guaranty of the RIHF Junior Mortgage Notes*.....
   4.36      Form of Amended and  Restated $125,000,000 RIH Promissory  Note (Incorporated by reference  to
              Exhibit A to Exhibit 4.04 hereto)............................................................
   4.37      Form of Amended and Restated $35,000,000 RIH Junior Promissory Note (Incorporated by reference to Exhibit A to Exhibit 4.05)................................................................
   4.38      Form  of  RII 1994  Stock Option  Plan. (Incorporated  by  reference to  Exhibit C  to Exhibit
              2.01.).......................................................................................
   5.01      Opinion of Gibson, Dunn & Crutcher*...........................................................
   5.02      Opinion of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime...................................
   5.03      Opinion of Harry B. Sands & Co.*..............................................................
   8.01      Opinion of Gibson, Dunn & Crutcher regarding tax matters......................................
   8.02      Opinion of Harry B. Sands & Co. regarding tax matters.........................................
   10.01     Form of  Interim Management  Agreement between  PIRL and  RII (Incorporated  by referrence  to
              Exhibit D to Exhibit 10.59)*.................................................................
   10.02     [Not used]....................................................................................
   10.03     Agreement,  dated  May 23,  1978, between  The Hotel  Corporation of  The Bahamas  ("HCB") and
              Paradise Enterprises Limited. (Incorporated by reference to Exhibit (10)(b)(i) to RII's  10-K
              Annual Report for the fiscal year ended December 31, 1988, in File No. 1-4748.)..............
   10.04     Letter,  dated July 2, 1985, from HCB to  the RII amending Exhibit 10.03 hereto. (Incorporated by reference to exhibit  to RII's Form  8-K Current Report  dated July 9,  1985, in File  No.
              1-4748.).....................................................................................
   10.05     Agreement,   dated  May  23,  1978,  between  HCB  and  Paradise  Realty  Limited  (now  RIB).
              (Incorporated by reference to  Exhibit 10.01 to GRI's  Form S-1 Registration Statement  filed
              July 13, 1988, in File No. 33-23063.)........................................................
   10.06     Letter,  dated  September 26,  1988,  from HCB  to  RIB extending  Exhibit  (10)(a)(3) hereto.
              (Incorporated by reference to Exhibit (10(b)(iv) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1988, in File No. 1-4748.)...........................................
   10.07     Supplement, dated February 21, 1990, to license granted March 30, 1978 to Paradise Enterprises
              Limited. (Incorporated by reference to Exhibit (10)(b)(v) to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1989, in File No. 1-4748.)....................................

- ------------------------
 * Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
 10.08(a)    Supplement, dated September 7, 1990, to license granted March 30, 1978 to Paradise Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(a)(6)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1988, in File No. 1-4748.)....................................
 10.08(b)    Supplement, dated January 15, 1991, to license granted March 30, 1978 to Paradise  Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(b)(7)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1990, in File No. 1-4748.)
   10.09     Supplement, dated February 13, 1992, to license granted March 30, 1978 to Paradise Enterprises
              Limited. (Incorporated by reference to Exhibit 10(a)(8)  to RII's 10-K Annual Report for  the
              fiscal year ended December 31, 1992, in File No. 1-4748.)....................................
   10.10     Supplement, dated December 30, 1992, to license granted March 30, 1978 to Paradise Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(a)(9)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1992, in File No. 1-4748.)....................................
   10.11     Lease Agreement, dated October 26, 1983, between RII and Ocean Showboat, Inc. (Incorporated by reference to  Exhibit (10)(c)(i)  to  RII's 10-K  Annual Report  for  the fiscal  year  ended
              December 31, 1986, in File No. 1-4748.)......................................................
   10.12     First  Amendment, dated January 15, 1985, to  Lease Agreement, dated October 26, 1983, between
              RII and  Atlantic City  Showboat, Inc.  (assignee from  affiliate --  Ocean Showboat,  Inc.).
              (Incorporated  by reference to Exhibit (10)(c)(ii) to RII's 10-K Annual Report for the fiscal year ended December 31, 1984, in File No. 1-4748.)...........................................
   10.13     Second and  Third Amendments,  dated  July 5  and October  28,  1985, respectively,  to  Lease
              Agreement, dated October 26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by  reference to Exhibit (10)(c)(iii)  to RII's 10-K Annual Report  for the fiscal year ended
              December 31, 1985, in File No. 1-4748.)......................................................
   10.14     Restated Third Amendment, dated August 28, 1986,  to Lease Agreement, dated October 26,  1983, between  RII  and  Atlantic  City  Showboat,  Inc.  (Incorporated  by  reference  to  Exhibit
              (10)(c)(iv) to RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in  File
              No. 1-4748.).................................................................................

  10.15    Fourth  Amendment, dated December 16, 1986,  to Lease Agreement, dated Octo-
            ber 26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to Exhibit (10)(c)(v) to RII's 10-K Annual Report for the  fiscal year ended December 31, 1986, in File No. 1-4748.).........................
  10.16    Fifth  Amendment, dated February 1987, to Lease Agreement, dated October 26,
            1983, between  RII  and  Atlantic  City  Showboat,  Inc.  (Incorporated  by
            reference to Exhibit (10)(c)(vi) to RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in File No. 1-4748.).........................
  10.17    Seventh  Amendment, dated October 18, 1988,  to Lease Agreement, dated Octo-
            ber 26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to  Exhibit (10)(c)(viii)  to RII's  10-K Annual  Report for  the fiscal year ended December 31, 1988, in File No. 1-4748.)..................
  10.18    RII  Executive Health Plan (Incorporated by reference to Exhibit 10(c)(1) to
            RII's 10-K Annual Report  for the fiscal year  ended December 31, 1992,  in
            File No. 1-4748.)..........................................................
  10.19    Resorts  Retirement  Savings  Plan. (Incorporated  by  reference  to Exhibit
            (10)(c)(2) to RII's 10-K Annual Report  for the fiscal year ended  December
            31, 1991, in File No. 1-4748.).............................................

- ------------------------
 * Previously filed.

 EXHIBIT
 NUMBERS   EXHIBIT                                                                         PAGE
- ---------  ----------------------------------------------------------------------------  ---------
   10.20     Employment  Agreement,  dated as  of  September 17,  1990, between  RII  and David  P. Hanlon.
              (Incorporated by  reference to  Exhibit 9.3A  to Exhibit  35 to  the Form  8 Amendment  dated
              November 16, 1990, to RII's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)...
   10.21     Employment  Agreement,  dated  May  3,  1991, between  the  RII  and  Christopher  D. Whitney.
              (Incorporated by reference to Exhibit  (10(d)(2) to RII's 10-K  Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.22     Amendment  to Employment Agreement, dated as of  December 3, 1992, between RII and Christopher
              D. Whitney*..................................................................................
   10.23     Employment Agreement, dated May 3, 1991, between RII and Matthew B. Kearney. (Incorporated  by reference  to  Exhibit (10)(d)(3)  to  RII's 10-K  Annual Report  for  the fiscal  year ended
              December 31, 1991, in File No. 1-4748.)......................................................
   10.24     Amendment to  Employment  Agreement,  dated December  3,  1992,  between RII  and  Matthew  B.
              Kearney*.....................................................................................
   10.25     Second Amendment to Employment Agreement, dated September 24, 1993, between RII and Matthew B.
              Kearney*.....................................................................................
   10.26     Employment  Agreement,  dated as  of  September 17,  1992, between  RII  and David  P. Hanlon.
              (Incorporated by reference to  Exhibit 10(d)(4) to  RII's 10-K Annual  Report for the  fiscal year ended December 31, 1992, in File No. 1-4748.)...........................................
   10.27     Termination Agreement, dated as of September 27, 1993, between RII and David P. Hanlon*.......
   10.28     Stock  Option  Agreement,  dated  as  of  May  3,  1991,  between  RII  and  David  P. Hanlon.
              (Incorporated by reference to Exhibit (10)(e)(1) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.29     Stock  Option Agreement,  dated as  of May 3,  1991, between  RII and  Christopher D. Whitney.
              (Incorporated by reference to Exhibit (10)(e)(2) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.30     Stock  Option  Agreement,  dated as  of  May 3,  1991,  between  RII and  Matthew  B. Kearney.
              (Incorporated by reference to Exhibit (10)(e)(5) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.31     Stock  Option  Agreement,  dated  as  of  May  3,  1991,  between  RII  and  David  G. Bowden.
              (Incorporated by reference to Exhibit (10)(e)(5) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................

  10.32    Stock  Option Agreement, dated as of May  3, 1991, between RII and Thomas F.
            O'Donnell. (Incorporated by reference to  Exhibit (10)(e)(6) to RII's  10-K
            Annual  Report for  the fiscal  year ended December  31, 1991,  in File No.
            1-4748.)...................................................................
  10.33    Amendment  No.  1,  dated  as  of  September  17,  1992,  to  Exhibit  10.30
            (Incorporated  by reference to Exhibit 10(e)(6) to RII's 10-K Annual Report for the fiscal year ended December 31, 1992, in File No. 1-4748)...........
10.34(a)   License and Services Agreement,  dated as of September  17, 1992, among  the
            Griffin Group, RII and RIH*................................................
10.34(b)   Form  of Amendment to License and  Services Agreement, dated as of September
            17, 1992 among the Griffin Group Inc., RII and RIH.........................
  10.35    License and Services Agreement, dated as  of September 17, 1990, among  Merv
            Griffin,  the Griffin Group and RII.  (Incorporated by reference to Exhibit
            1.46 to Exhibit 35 to the Form 8 Amendment dated November 16, 1990, to  the registrant's  8-K  Current  Report  dated  August  30,  1990,  in  File No.
            1-4748.)...................................................................

- ------------------------
 * Previously filed.

 EXHIBIT
 NUMBERS   EXHIBIT                                                                         PAGE
- ---------  ----------------------------------------------------------------------------  ---------
   10.36     Litigation Trust Agreement, dated  as of September  17, 1990, among RII,  RIFI, GRH, and  GRI.
              (Incorporated  by reference  to Exhibit  1.46 to  Exhibit 35  to the  Form 8  Amendment dated
              November 16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File  No.
              1-4748.).....................................................................................
 10.37(a)    Promissory  Note, dated  September 28,  1990, between Merv  Griffin and  RII. (Incorporated by reference to Exhibit 9.1B to Exhibit 35 to  the Form 8 Amendment dated November 16, 1990,  to the registrant's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)..............
 10.37(b)    Griffin  Group  Note. (Incorporated  by reference  to Exhibit  1 to  Exhibit 10.34(a)  to this
              Registration Statement.).....................................................................
 10.37(c)    Guaranty dated  September 17,  1992 by  Mervyn E.  Griffin in  favor of  RII (Incorporated  by reference to Exhibit 2 to Exhibit 10.34(a) to this Registration Statement.)..................
   10.38     Letter  of  Credit, dated  October 1,  1990, by  Morgan  Guaranty Trust  Company of  New York.
              (Incorporated by  reference to  Exhibit 9.1B  to Exhibit  35 to  the Form  8 Amendment  dated
              November 16, 1990, to RII's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)...
   10.39     Letters  extending the termination date of Exhibit 10.38 (Incorporated by reference to Exhibit
              10(i)(2) to RRI's 10-K Annual Report for the fiscal year ended December 31, 1992 in File  No.
              1-4748.......................................................................................
   10.40     Indemnity   Agreement,  executed  on  September  19,  1990,  between  Merv  Griffin  and  RII.
              (Incorporated by  reference to  Exhibit 9.6  to  Exhibit 35  to the  Form 8  Amendment  dated
              November  16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File No.
              1-4748.).....................................................................................
   10.41     Hotel Corporation of The Bahamas Right of First Refusal. (Incorporated by reference to Exhibit
              (10)(n) to RII's 10-K Annual Report for the fiscal year ended December 31, 1988, in File  No.
              1-4748.).....................................................................................
   10.42     Service  contract between Rogers & Cowan, Inc.  and RII, effective July 1, 1991. (Incorporated by reference  to Exhibit  (10)(m) to  RII's  10-K Annual  Report for  the fiscal  year  ended
              December 31, 1988, in File No. 1-4748.)......................................................
   10.43     Consulting  agreement  between  Alvarez  &  Marsal, Inc.  and  RII,  effective  March  1, 1992
              (Incorporated by reference to  Exhibit 10(m)(i) to  RII's 10-K Annual  Report for the  fiscal year ended December 31, 1992, in File No. 1-4748)............................................
   10.44     Amendment,  dated September 14,  1992, to the  consulting agreement between  Alvarez & Marsal,
              Inc. and RII (Incorporated by reference to  Exhibit 10(m)(2) to RII's 10-K Annual Report  for
              the fiscal year ended December 31, 1992, in File No. 1-4748).................................
   10.45     Form of Ballot for Allowed Claims of Holders of Series A Notes and GRI Guaranty...............
   10.46     Form of Ballot for Allowed Interests of Holders of RII Common Stock*..........................
   10.47     Form of Ballot for Allowed Interests of Holders of 1990 Stock Options*........................
   10.48     Form of Master Ballot for Allowed Interests of Holders of RII Common Stock*...................
   10.49     Form of Master Ballot for Allowed Claims of Holders of Series A Notes and GRI Guaranty........

  10.50    Form  of Ballot for Allowed  Interests of Holders of  Series B Notes and GRI
            Guaranty...................................................................
  10.51    Form of Master Ballot for  Allowed Claims of Holders  of Series B Notes  and
            GRI Guaranty...............................................................
  10.52    Bondholders  Support Agreement  dated October 11,  1993 among  RII, GRI, Sun
            International Investments,  Ltd.,  Sun International  Hotels  Limited,  TCW
            Special  Credits and  Fidelity Management and  Research Company, concerning bondholders support*.......................................................

- ------------------------
 * Previously filed.

 EXHIBIT
 NUMBERS   EXHIBIT                                                                         PAGE
- ---------  ----------------------------------------------------------------------------  ---------
 10.52(a)    Form of Amendment to Bondholders Support Agreement dated October 11, 1993 among RII, GRI,  Sun
              International  Investments, Ltd., Sun  International Hotels Limited,  TCW Special Credits and
              Fidelity Management and Research Company, concerning bondholders support.....................
   10.53     Letter Agreement dated October  11, 1993 among Fidelity  Management and Research Company,  TCW
              Special  Credits,  RII and  Sun  International Hotels  Limited  concerning consent  rights of holders of Old Series Notes*.................................................................
   10.54     Revised term Sheet for 11.0% Senior Secured Loan due 2002 with RIHF as issuer*................
   10.55     Paradise Island Purchase Agreement  dated October 11, 1993  between RII and Sun  International
              Hotels Limited, with Exhibits and Schedules*.................................................
 10.55(a)    Amendment  dated  as of  November 30,  1993 to  the Paradise  Island Purchase  Agreement dated
              October 11,  1993  between  RII  and Sun  International  Hotels  Limited  concerning  Bahamas
              Developers Limited...........................................................................

10.55(b)   Amendment  dated as  of November  30, 1993  to the  Paradise Island Purchase
            Agreement dated October 11, 1993  between RII and Sun International  Hotels
            Limited....................................................................
10.55(c)   Form  of Amendment to  the Paradise Island  Purchase Agreement dated October
            11, 1993 between RII and Sun International Hotels Limited..................
  10.56    Letter Agreement dated October 19, 1993 among RII, Fidelity Management,  TCW
            Special  Credits,  Sun  International  Hotels  Limited,  Sun  International
            Investments Ltd. and GGRI regarding GGRI, Inc.*............................
  10.57    Stock  Subscription   Agreement  dated   October   11,  1993   between   Sun
            International Investments Limited and Sun International Hotels Limited*....
  10.58    Letter Agreement dated October 15, 1993, among RII, Fidelity Management, TCW
            Special Credits and Sun International Hotels Limited regarding P.I. Resorts
            Limited*...................................................................
  10.59    PIRL  Standby Distribution Agreement dated October  15, 1993 between RII and
            PIRL*......................................................................
10.59(a)   Form of Amendment to the  PIRL Standby Distribution Agreement dated  October
            15, 1993 between RII and PIRL..............................................
10.59(b)   Form  of Amendment to the PIRL  Standby Distribution Agreement dated October
            15, 1993 between RII and PIRL..............................................
  10.60    Letter  Agreement   between  RII   and  PIRL   concerning  airline   support
            services*..................................................................
  10.61    Letter  Agreement  concerning appointment  of agent  for service  of process pursuant to the Standby Distribution Agreement*............................
  10.62    Letter Agreement  concerning appointment  of agent  for service  of  process pursuant to this Registration Statement*...................................
  10.63    Letter  Agreement dated July 1, 1993 between RII and Bear Stearns & Co. Inc.
            for retention of services*.................................................
  10.64    Form of Intercreditor  Agreement by and  among RIHF, RIH,  RII, GGRI,  State
            Street  Bank and Trust  Company of Connecticut,  National Association, U.S.
            Trust Company of California, N.A. and any lenders which provide  additional facilities.................................................................
  12.01    RII Computation of Ratio of Earnings to Fixed Charges*......................
  12.02    RIH Computation of Ratio of Earnings to Fixed Charges*......................
  12.03    RII Computation of Pro Forma Ratio of Earnings to Fixed Charges*............
  12.04    RIH Computation of Pro Forma Ratio of Earnings to Fixed Charges*............
  21.01    List of the Subsidiaries of the Registrants*................................
  23.01    Consent of Ernst & Young....................................................
  23.02    Consent  of Gibson,  Dunn & Crutcher  (Incorporated by  reference to exhibit
            5.01 and exhibit 8.01).....................................................

- ------------------------
 * Previously filed.

 EXHIBIT
 NUMBERS   EXHIBIT                                                                         PAGE
- ---------  ----------------------------------------------------------------------------  ---------
   23.03     Consent of Ravin,  Sarasohn, Cook,  Baumgarten, Fisch &  Baime (Incorporated  by reference  to exhibit 5.02)................................................................................
   23.04     Consent  of  Harry B.  Sands &  Co. (Incorporated  by  reference to  exhibit 5.03  and exhibit
              8.02)........................................................................................
   23.05     Consent of Bear Stearns & Co..................................................................
   23.06     Consent of Charles Masson as nominee director.................................................
   23.07     Consent of William Fallon as nominee director.................................................
   23.08     Consent of Vincent J. Naimoli as nominee director.............................................
   23.09     Consent of Jay M. Green as nominee director...................................................
   25.01     Statement of eligibility on Form  T-1 of State Street Bank  and Trust Company of  Connecticut,
              National Association, as trustee under the New RIHF Mortgage Notes Indenture*................
   25.02     Statement  of eligibility on  Form T-1 of U.S.  Trust Company of  California, N.A., as trustee under the New RIHF Junior Mortgage Notes Indenture*..........................................

- ------------------------

 * Previously filed.


B.  FINANCIAL STATEMENT SCHEDULES

    FINANCIAL  STATEMENT   SCHEDULES  FOR   RESORTS  INTERNATIONAL,   INC.   AND
SUBSIDIARIES

Report of Independent Auditors..........................................................      II-15
Schedule II           --  Amounts Receivable from Related Parties.......................      II-16
Schedule V            --  Property and Equipment........................................      II-17
Schedule VI           --  Accumulated Depreciation of Property and Equipment............      II-18
Schedule VIII         --  Valuation Accounts............................................      II-19
Schedule X            --  Supplementary Statements of Operations Information............      II-20

    FINANCIAL STATEMENT SCHEDULES FOR RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

Report of Independent Auditors..........................................................      II-21
Schedule II           --  Amounts Receivable from Related Parties.......................      II-22
Schedule IV           --  Indebtedness to Related Parties...............................      II-23
Schedule V            --  Property and Equipment........................................      II-24
Schedule VI           --  Accumulated Depreciation of Property and Equipment............      II-25
Schedule VIII         --  Valuation Accounts............................................      II-26
Schedule X            --  Supplementary Statements of Operations Information............      II-27

    FINANCIAL STATEMENT SCHEDULES FOR PIRL GROUP

Report of Independent Auditors..........................................................      II-28
Schedule II           --  Amounts Receivable from Related Parties.......................      II-29
Schedule V            --  Property and Equipment........................................      II-30
Schedule VI           --  Accumulated Depreciation of Property and Equipment............      II-31
Schedule VIII         --  Valuation Accounts............................................      II-32
Schedule X            --  Supplementary Statements of Operations Information............      II-33

    Financial statement schedules not included have been omitted because they are either not applicable or the required information is shown in the consolidated or combined financial statements, as applicable, or notes thereto.

ITEM 22.  UNDERTAKINGS

    (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for in the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                       REPORT OF INDEPENDENT AUDITORS ON
                         FINANCIAL STATEMENT SCHEDULES

The Board of Directors and Shareholders
Resorts International, Inc.

We have audited the consolidated financial statements of Resorts International, Inc. as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, and have issued our report thereon dated February 19, 1993 except for Note 17, as to which the date is December 29, 1993, included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 21B of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 19, 1993

                                                                     SCHEDULE II

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                    AMOUNTS RECEIVABLE FROM RELATED PARTIES
                           (IN THOUSANDS OF DOLLARS)

                                                                                            BALANCE AT END OF
                                                      BALANCE AT               AMOUNTS            PERIOD
                                                       BEGINNING               WRITTEN    ----------------------
                                                       OF PERIOD   ADDITIONS     OFF       CURRENT   NOT CURRENT
                                                      -----------  ---------  ----------  ---------  -----------
For the year ended December 31, 1992:
  Merv Griffin (A)..................................   $  11,000                          $  11,000
For the year ended December 31, 1991:
  Merv Griffin (A)..................................   $  11,000                          $  11,000
For the period September 1, 1990 through December
 31, 1990:
  Merv Griffin (A)..................................   $  11,000                          $  11,000
For the period January 1, 1990 through August 31,
 1990:
  Merv Griffin (A)..................................               $  11,000                          $  11,000
  Griffco (B).......................................   $  50,000              $  (50,000) $  -0-
  Griffco (C).......................................  $      386              $     (386) $  -0-

- ------------------------
(A) Pursuant to the Old Plan, the Company received cash and this promissory note from Merv Griffin for the purchase of RII Common Stock. This note is due on demand after September 17, 1991 and bears interest at the rate of 8% per annum. The effect of this transaction was recorded at August 31, 1990.
(B) On November 17, 1988 the Company loaned $50,000,000 to Griffco under two non-interest bearing demand notes. Effective August 31, 1990, these notes were cancelled as part of the Old Plan.
(C) This represented the net effect of expenditures made by the Company on behalf of Griffco, expenditures made by Griffco on behalf of the Company, and cash transfers made between the parties to settle the resulting differences. This amount was eliminated as a result of the merger of Griffco into a subsidiary of RII.

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE V

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                             PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                     BALANCE
                                        AT
                                     BEGINNING                            BASIS      ACCUMULATED                    BALANCE AT
                                        OF     ADDITIONS  RETIREMENTS   ADJUSTMENT   DEPRECIATION                     END OF
                                      PERIOD    AT COST    OR SALES        (D)       RECLASS (D)        OTHER         PERIOD
                                     --------  ---------  -----------   ----------   -----------     ------------   ----------
For the year ended December 31,
 1992:
  Land and land rights.............  $246,520             $     (136)                                $ (2,484)(A)   $ 243,900
  Land improvements and
   utilities.......................   21,942   $    240          (94)                                     431(B)       22,519
  Hotels and other buildings.......  157,312      3,892           (8)                                   9,084(B)      170,250
                                                                                                          (30)(C)
  Furniture, machinery and
   equipment.......................   60,700      4,315         (451)                                   3,436(B)       67,693
                                                                                                         (307)(C)
  Construction in progress.........    2,796     11,438                                               (12,951)(B)       1,215
                                                                                                          (68)(C)
                                     --------  ---------  -----------                                ------------   ----------
                                     $489,270  $ 19,885   $     (689)                                $ (2,889)      $ 505,577
                                     --------  ---------  -----------                                ------------   ----------
                                     --------  ---------  -----------                                ------------   ----------
For the year ended December 31,
 1991:
  Land and land rights.............  $246,610             $      (90)                                               $ 246,520
  Land improvements and
   utilities.......................   21,467   $     15                                              $    460(B)       21,942
  Hotels and other buildings.......  146,309      4,382         (486)                                   7,129(B)      157,312
                                                                                                          (22)(C)
  Furniture, machinery and
   equipment.......................   43,224      8,190         (206)                                  10,144(B)       60,700
                                                                                                         (652)(C)
  Construction in progress.........    6,366     14,163                                               (17,733)(B)       2,796
                                     --------  ---------  -----------                                ------------   ----------
                                     $463,976  $ 26,750   $     (782)                                $   (674)      $ 489,270
                                     --------  ---------  -----------                                ------------   ----------
                                     --------  ---------  -----------                                ------------   ----------
For the period September 1, 1990
 through December 31, 1990:
  Land and land rights.............  $247,409             $     (124)                                $   (675)(C)   $ 246,610
  Land improvements and
   utilities.......................   21,790                    (337)                                      14(B)       21,467
  Hotels and other buildings.......  143,266   $  1,620         (218)                                   1,731(B)      146,309
                                                                                                          (90)(C)
  Furniture, machinery and
   equipment.......................   35,836      2,320       (4,535)                                   9,722(B)       43,224
                                                                                                         (119)(C)
  Construction in progress.........   12,110      5,723                                               (11,467)(B)       6,366
                                     --------  ---------  -----------                                ------------   ----------
                                     $460,411  $  9,663   $   (5,214)                                $   (884)      $ 463,976
                                     --------  ---------  -----------                                ------------   ----------
                                     --------  ---------  -----------                                ------------   ----------
For the period January 1, 1990
 through August 31, 1990:
  Land and land rights.............  $276,989             $   (3,532)   $  (26,037)  $      (11)                    $ 247,409
  Land improvements and
   utilities.......................   27,657                                (2,705)      (3,205)     $     43(B)       21,790
  Hotels and other buildings.......  247,329   $  7,481                    (97,937)     (20,141)        6,588(B)      143,266
                                                                                                          (54)(C)
  Furniture, machinery and
   equipment.......................   77,395      6,759       (2,599)      (23,248)     (28,609)        6,766(B)       35,836
                                                                                                         (628)(C)
  Construction in progress.........   18,531     10,181                     (3,205)                   (13,397)(B)      12,110
                                     --------  ---------  -----------   ----------   -----------     ------------   ----------
                                     $647,901  $ 24,421   $   (6,131)   $ (153,132)  $  (51,966)     $   (682)      $ 460,411
                                     --------  ---------  -----------   ----------   -----------     ------------   ----------
                                     --------  ---------  -----------   ----------   -----------     ------------   ----------

- ------------------------
(A) Basis adjustment.
(B) Transfer of completed projects out of construction in progress.
(C) Reclassification out of property and equipment.
(D) In accordance with fresh start accounting, accumulated depreciation was reclassified to property and equipment, and net property and equipment was restated to its estimated fair value as of August 31, 1990.

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                                                                     SCHEDULE VI

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
               ACCUMULATED DEPRECIATION OF PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                                                                 RECLASS TO
                                          BALANCE AT  ADDITIONS                 PROPERTY AND   BALANCE AT
                                          BEGINNING   CHARGED TO  RETIREMENTS    EQUIPMENT       END OF
                                          OF PERIOD    EXPENSE     OR SALES         (A)          PERIOD
                                          ----------  ----------  -----------   ------------   ----------
For the year ended December 31, 1992:
  Land improvements and utilities.......  $   2,746   $   1,797                                $   4,543
  Hotels and other buildings............     11,448       9,271                                   20,719
  Furniture, machinery and equipment....     15,676      14,254   $     (431)                     29,499
                                          ----------  ----------  -----------                  ----------
                                          $  29,870   $  25,322   $     (431)                  $  54,761
                                          ----------  ----------  -----------                  ----------
                                          ----------  ----------  -----------                  ----------
For the year ended December 31, 1991:
  Land improvements and utilities.......  $     651   $   2,095                                $   2,746
  Hotels and other buildings............      2,561       8,898   $      (11)                     11,448
  Furniture, machinery and equipment....      2,946      12,821          (91)                     15,676
                                          ----------  ----------  -----------                  ----------
                                          $   6,158   $  23,814   $     (102)                  $  29,870
                                          ----------  ----------  -----------                  ----------
                                          ----------  ----------  -----------                  ----------
For the period September 1, 1990 through
 December 31, 1990:
  Land improvements and utilities.......              $     662   $      (11)                  $     651
  Hotels and other buildings............                  2,568           (7)                      2,561
  Furniture, machinery and equipment....                  3,002          (56)                      2,946
                                          ----------  ----------  -----------                  ----------
                                          $  -0-      $   6,232   $      (74)                  $   6,158
                                          ----------  ----------  -----------                  ----------
                                          ----------  ----------  -----------                  ----------
For the period January 1, 1990 through
 August 31, 1990:
  Land rights...........................  $      11                             $       (11)
  Land improvements and utilities.......      2,230   $     975                      (3,205)
  Hotels and other buildings............     12,530       7,611                     (20,141)
  Furniture, machinery and equipment....     18,144      11,461   $     (996)       (28,609)
                                          ----------  ----------  -----------   ------------   ----------
                                          $  32,915   $  20,047   $     (996)   $   (51,966)   $  -0-
                                          ----------  ----------  -----------   ------------   ----------
                                          ----------  ----------  -----------   ------------   ----------

- ------------------------
(A) In accordance with fresh start accounting, accumulated depreciation at August 31, 1990 was reclassified to property and equipment.

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                                                                   SCHEDULE VIII

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                               VALUATION ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                                  ADDITIONS
                                                    BALANCE AT   CHARGED TO                                BALANCE AT
                                                     BEGINNING    COSTS AND                                  END OF
                                                     OF PERIOD    EXPENSES    DEDUCTIONS (A)   OTHER (B)     PERIOD
                                                    -----------  -----------  --------------  -----------  -----------
For the year ended December 31, 1992:
  Allowance for doubtful receivables:
    Gaming........................................   $   8,169    $   3,098     $   (4,315)                 $   6,952
    Other.........................................       1,709          949         (1,446)                     1,212
                                                    -----------  -----------       -------                 -----------
                                                     $   9,878    $   4,047     $   (5,761)                 $   8,164
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the year ended December 31, 1991:
  Allowance for doubtful receivables:
    Gaming........................................   $   8,397    $   5,397     $   (5,625)                 $   8,169
    Other.........................................       1,881          976         (1,148)                     1,709
                                                    -----------  -----------       -------                 -----------
                                                     $  10,278    $   6,373     $   (6,773)                 $   9,878
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the period September 1, 1990 through December
 31, 1990:
  Allowance for doubtful receivables:
    Gaming........................................   $   9,834    $   1,289     $   (2,726)                 $   8,397
    Other.........................................       2,483          403         (1,005)                     1,881
                                                    -----------  -----------       -------                 -----------
                                                     $  12,317    $   1,692     $   (3,731)                 $  10,278
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the period January 1, 1990 through August 31,
 1990:
  Allowance for doubtful receivables:
    Gaming........................................   $   8,136    $   2,646     $   (2,059)    $   1,111    $   9,834
    Other.........................................       1,383          884           (625)          841        2,483
                                                    -----------  -----------       -------    -----------  -----------
                                                     $   9,519    $   3,530     $   (2,684)    $   1,952    $  12,317
                                                    -----------  -----------       -------    -----------  -----------
                                                    -----------  -----------       -------    -----------  -----------

- ------------------------
(A)   Write-off of uncollectible accounts, net of recoveries.
(B) Adjustment in connection with the revaluation of the Company's assets and liabilities as of August 31, 1990.

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE X

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
               SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                           (IN THOUSANDS OF DOLLARS)

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                   --------------------------------------------
                                                                            1990
                                                                   ----------------------
                                                                    THROUGH      FROM
                                                                   AUGUST 31  SEPTEMBER 1    1991       1992
                                                                   ---------  -----------  ---------  ---------
Maintenance and repairs..........................................  $  11,709   $   6,007   $  18,845  $  20,843
Gaming taxes.....................................................  $  16,977   $   6,463   $  24,376  $  26,053
Property taxes...................................................  $   4,950   $   2,842   $   9,193  $   9,279
Advertising......................................................  $   6,081   $   4,570   $  12,438  $  11,019

    Note 2 of Notes to Consolidated Financial Statements of RII describes a change in entity and related presentation for periods presented.

                       REPORT OF INDEPENDENT AUDITORS ON
                         FINANCIAL STATEMENT SCHEDULES

The Board of Directors and Shareholders of Resorts International, Inc. Resorts International Hotel, Inc.

We have audited the consolidated financial statements of Resorts International Hotel, Inc. as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, and have issued our report thereon dated February 19, 1993 except for Note 14, as to which the date is December 29, 1993, included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 21B of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 19, 1993

                                                                     SCHEDULE II

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
                    AMOUNTS RECEIVABLE FROM RELATED PARTIES
                           (IN THOUSANDS OF DOLLARS)

                                                             BALANCE AT               AMOUNTS     BALANCE AT END
                                                              BEGINNING               WRITTEN      OF PERIOD --
                                                              OF PERIOD   ADDITIONS     OFF          CURRENT
                                                             -----------  ---------  ----------  ----------------
For the year ended December 31, 1992:
  RIB (A)..................................................   $  50,000                             $   50,000
For the year ended December 31, 1991:
  RIB (A)..................................................   $  50,000                             $   50,000
For the period September 1, 1990 through December 31, 1990:
  RIB (A)..................................................   $  50,000                             $   50,000
For the period January 1, 1990 through August 31, 1990:
  RIB (A)..................................................   $  50,000                             $   50,000
  Griffco (B)..............................................   $  35,000              $  (35,000)    $  -0-

- ------------------------
(A) In 1988 RIH loaned $50,000,000 to RIB, an indirect, wholly owned subsidiary of RII, in exchange for a promissory note. Such note is payable on demand and bears interest at 13 1/2% per annum. Interest is payable semi-annually on May 1 and November 1 of each year.
(B) In 1988 RIH loaned $35,000,000 to Griffco, RII's then parent. Such note was payable on demand and non-interest bearing. Effective August 31, 1990 this note was cancelled as part of the Old Plan.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                                                                     SCHEDULE IV

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
                        INDEBTEDNESS TO RELATED PARTIES
                           (IN THOUSANDS OF DOLLARS)

                                                            BALANCE AT                               BALANCE AT
                                                             BEGINNING                                 END OF
                                                             OF PERIOD   ADDITIONS    DEDUCTIONS       PERIOD
                                                            -----------  ---------  ---------------  -----------
For the year ended December 31, 1992:
  GRI.....................................................  $   325,000                              $   325,000
For the year ended December 31, 1991:
  GRI.....................................................  $   325,000                              $   325,000
For the period September 1, 1990 through December 31,
 1990:
  GRI.....................................................  $   325,000                              $   325,000
For the period January 1, 1990 through August 31, 1990:
  GRI.....................................................  $   355,231             $   (30,231)(A)  $   325,000

- ------------------------
(A) Interest receivable was reclassified to long-term debt at the end of 1989 as the terms of these notes mirrored the terms of GRI's public indebtedness, and there was a moratorium on the payment of interest on GRI's public indebtedness during the period GRI was involved in bank-ruptcy proceedings. This interest was written off as of the Old Effective Date of the Old Plan.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE V

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
                             PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                     BALANCE
                                        AT
                                     BEGINNING                                          ACCUMULATED              BALANCE AT
                                        OF     ADDITIONS  RETIREMENTS       BASIS       DEPRECIATION               END OF
                                      PERIOD    AT COST    OR SALES     ADJUSTMENT(B)   RECLASS(B)    OTHER(A)     PERIOD
                                     --------  ---------  -----------   -------------   -----------   --------   ----------
For the year ended December 31,
 1992:
  Land and land rights.............  $53,250                                                                     $  53,250
  Land improvements................       97   $     33                                                                130
  Hotel and other buildings........   80,718      3,794   $       (8)                                 $  8,731      93,235
  Furniture, machinery and
   equipment.......................   26,665      4,203           (9)                                      309      31,168
  Construction in progress.........    1,848      7,518                                                 (9,040)        326
                                     --------  ---------  -----------                                 --------   ----------
                                     $162,578  $ 15,548   $      (17)                                 $ -0-      $ 178,109
                                     --------  ---------  -----------                                 --------   ----------
                                     --------  ---------  -----------                                 --------   ----------
For the year ended December 31,
 1991:
  Land and land rights.............  $53,250                                                                     $  53,250
  Land improvements................       82   $     15                                                                 97
  Hotel and other buildings........   70,643      4,356   $     (346)                                 $  6,065      80,718
  Furniture, machinery and
   equipment.......................   14,135      8,175                                                  4,355      26,665
  Construction in progress.........    2,080     10,188                                                (10,420)      1,848
                                     --------  ---------  -----------                                 --------   ----------
                                     $140,190  $ 22,734   $     (346)                                 $ -0-      $ 162,578
                                     --------  ---------  -----------                                 --------   ----------
                                     --------  ---------  -----------                                 --------   ----------
For the period September 1, 1990
 through December 31, 1990:
  Land and land rights.............  $53,250                                                                     $  53,250
  Land improvements................       82                                                                            82
  Hotel and other buildings........   67,890   $  1,620   $      (40)                                 $  1,173      70,643
  Furniture, machinery and
   equipment.......................   11,828      2,317          (78)                                       68      14,135
  Construction in progress.........    1,950      1,371                                                 (1,241)      2,080
                                     --------  ---------  -----------                                 --------   ----------
                                     $135,000  $  5,308   $     (118)                                 $ -0-      $ 140,190
                                     --------  ---------  -----------                                 --------   ----------
                                     --------  ---------  -----------                                 --------   ----------
For the period January 1, 1990
 through August 31, 1990:
  Land and land rights.............  $54,607                            $     (1,346)   $      (11)              $  53,250
  Land improvements................    2,086                                  (1,804)         (211)   $     11          82
  Hotel and other buildings........  141,915   $  7,481                      (77,180)       (9,977)      5,651      67,890
  Furniture, machinery and
   equipment.......................   39,140      6,742   $     (520)        (19,519)      (15,616)      1,601      11,828
  Construction in progress.........    4,108      5,105                                                 (7,263)      1,950
                                     --------  ---------  -----------   -------------   -----------   --------   ----------
                                     $241,856  $ 19,328   $     (520)   $    (99,849)   $  (25,815)   $ -0-      $ 135,000
                                     --------  ---------  -----------   -------------   -----------   --------   ----------
                                     --------  ---------  -----------   -------------   -----------   --------   ----------

- ------------------------
(A) Transfer of completed projects out of construction in progress.
(B) In accordance with fresh start accounting, accumulated depreciation was reclassified to property and equipment, and net property and equipment was restated to its estimated fair value as of August 31, 1990.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                                                                     SCHEDULE VI

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
               ACCUMULATED DEPRECIATION OF PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                                 ADDITIONS
                                     BALANCE AT   CHARGED                         RECLASS TO     BALANCE AT
                                     BEGINNING      TO      RETIREMENTS          PROPERTY AND      END OF
                                     OF PERIOD    EXPENSE    OR SALES     OTHER  EQUIPMENT(A)      PERIOD
                                     ----------  ---------  -----------   -----  -------------   ----------
For the year ended December 31,
 1992:
  Land improvements................  $      11   $      13                                       $      24
  Hotel and other buildings........      5,059       4,636                                           9,695
  Furniture, machinery and
   equipment.......................      5,957       6,753  $       (9)                             12,701
                                     ----------  ---------  -----------                          ----------
                                     $  11,027   $  11,402  $       (9)                          $  22,420
                                     ----------  ---------  -----------                          ----------
                                     ----------  ---------  -----------                          ----------
For the year ended December 31,
 1991:
  Land improvements................  $       3   $       8                                       $      11
  Hotel and other buildings........      1,021       4,049  $      (11)                              5,059
  Furniture, machinery and
   equipment.......................        930       5,027                                           5,957
                                     ----------  ---------  -----------                          ----------
                                     $   1,954   $   9,084  $      (11)                          $  11,027
                                     ----------  ---------  -----------                          ----------
                                     ----------  ---------  -----------                          ----------
For the period September 1, 1990
 through December 31, 1990:
  Land improvements................              $       3                                       $       3
  Hotel and other buildings........                  1,001                $ 20                       1,021
  Furniture, machinery and
   equipment.......................                    898  $      (37)     69                         930
                                     ----------  ---------  -----------   -----                  ----------
                                     $  -0-      $   1,902  $      (37)   $ 89                   $   1,954
                                     ----------  ---------  -----------   -----                  ----------
                                     ----------  ---------  -----------   -----                  ----------
For the period January 1, 1990
 through August 31, 1990:
  Land rights......................  $      11                                   $        (11)
  Land improvements................        139   $      72                               (211)
  Hotel and other buildings........      6,079       3,898                             (9,977)
  Furniture, machinery and
   equipment.......................      9,196       6,750  $     (330)               (15,616)
                                     ----------  ---------  -----------          -------------   ----------
                                     $  15,425   $  10,720  $     (330)          $    (25,815)   $  -0-
                                     ----------  ---------  -----------          -------------   ----------
                                     ----------  ---------  -----------          -------------   ----------

- ------------------------
(A) In accordance with fresh start accounting, accumulated depreciation at August 31, 1990 was reclassified to property and equipment.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                                                                   SCHEDULE VIII

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
                               VALUATION ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                                   ADDITIONS
                                                     BALANCE AT   CHARGED TO                                BALANCE AT
                                                      BEGINNING    COSTS AND                                  END OF
                                                      OF PERIOD    EXPENSES    DEDUCTIONS (A)   OTHER (B)     PERIOD
                                                     -----------  -----------  --------------  -----------  -----------
For the year ended December 31, 1992:
  Allowance for doubtful receivables:
    Gaming.........................................   $   5,326    $   1,334     $   (2,460)                 $   4,200
    Other..........................................         327           80           (359)                        48
                                                     -----------  -----------       -------                 -----------
                                                      $   5,653    $   1,414     $   (2,819)                 $   4,248
                                                     -----------  -----------       -------                 -----------
                                                     -----------  -----------       -------                 -----------
For the year ended December 31, 1991:
  Allowance for doubtful receivables:
    Gaming.........................................   $   5,496    $   3,328     $   (3,498)                 $   5,326
    Other..........................................         221          152            (46)                       327
                                                     -----------  -----------       -------                 -----------
                                                      $   5,717    $   3,480     $   (3,544)                 $   5,653
                                                     -----------  -----------       -------                 -----------
                                                     -----------  -----------       -------                 -----------
For the period September 1, 1990 through December
 31, 1990:
  Allowance for doubtful receivables:
    Gaming.........................................   $   5,642    $     688     $     (834)                 $   5,496
    Other..........................................         197          113            (89)                       221
                                                     -----------  -----------       -------                 -----------
                                                      $   5,839    $     801     $     (923)                 $   5,717
                                                     -----------  -----------       -------                 -----------
                                                     -----------  -----------       -------                 -----------
For the period January 1, 1990 through August 31,
 1990:
  Allowance for doubtful receivables:
    Gaming.........................................   $   4,814    $   1,165     $     (812)    $     475    $   5,642
    Other..........................................         101          142           (148)          102          197
                                                     -----------  -----------       -------         -----   -----------
                                                      $   4,915    $   1,307     $     (960)    $     577    $   5,839
                                                     -----------  -----------       -------         -----   -----------
                                                     -----------  -----------       -------         -----   -----------

- ------------------------
(A)   Write-off of uncollectible accounts, net of recoveries.
(B) Adjustment in connection with the revaluation of RIH's assets and liabilities as of August 31, 1990.

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE X

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES
               SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                           (IN THOUSANDS OF DOLLARS)

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                   --------------------------------------------
                                                                            1990
                                                                   ----------------------
                                                                    THROUGH      FROM
                                                                   AUGUST 31  SEPTEMBER 1    1991       1992
                                                                   ---------  -----------  ---------  ---------
Maintenance and repairs..........................................  $   5,205   $   2,692   $   8,585  $   9,480
Gaming taxes.....................................................  $  11,706   $   5,465   $  18,223  $  19,642
Property taxes...................................................  $   3,866   $   1,972   $   5,966  $   6,113
Advertising......................................................  $   3,637   $   2,222   $   8,031  $   6,986

    Note 2 of Notes to Consolidated Financial Statements of RIH describes a change in entity and related presentation for periods presented.

                       REPORT OF INDEPENDENT AUDITORS ON
                         FINANCIAL STATEMENT SCHEDULES

The Board of Directors and Shareholders of Resorts International, Inc.
PIRL Group

We have audited the combined financial statements of PIRL Group as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, and have issued our report thereon dated April 23, 1993 except for
Note 13, as to which the date is December 29, 1993, included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 21B of this Registration Statement. These schedules are the responsibility of PIRL Group's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
April 23, 1993

                                                                     SCHEDULE II

                                   PIRL GROUP
                    AMOUNTS RECEIVABLE FROM RELATED PARTIES
                           (IN THOUSANDS OF DOLLARS)

                                                                                   DEDUCTIONS                  BALANCE AT
                                               BALANCE AT                  --------------------------        END OF PERIOD
                                                BEGINNING                    AMOUNTS       AMOUNTS     --------------------------
                                                OF PERIOD     ADDITIONS     COLLECTED    WRITTEN OFF     CURRENT     NOT CURRENT
                                               -----------  -------------  -----------  -------------  -----------  -------------
For the year ended December 31, 1992:
  George R. Myers (A)........................   $      83     $      19     $    (102)                        -0-           -0-
For the year ended December 31, 1991:
  George R. Myers (A)........................   $      41     $      42                                 $      83
  George R. Myers (B)........................   $     298                   $    (250)    $     (48)          -0-           -0-
For the period September 1, 1990 through
 December 31, 1990:
  George R. Myers (A)........................                 $      41                                 $      41
  George R. Myers (B)........................   $     298                                               $      38     $     260
For the period January 1, 1990 through August
 31, 1990:
  George R. Myers (B)........................   $     323                   $     (25)                  $      38     $     260

- ------------------------
(A) This represents purchases and/or advances made on behalf of Mr. Myers, President of RIB through December 1991, in connection with the construction of his home on Paradise Island. This receivable was offset against amounts payable to Mr. Myers in conjunction with his termination settlement in 1992.
(B) This receivable resulted from the sale of property on Paradise Island in 1987 to a corporation controlled by Mr. Myers. This receivable was secured by a mortgage on the property. $125,000 of the original receivable of $350,000 was to be repaid based on employment service credit at the rate of $25,000 per year for five years beginning in 1988. The remainder of the receivable originally bore interest at the rate of 10% per annum and required monthly payments; however, in 1988 the Company agreed to suspend principal and interest payments and negotiate new terms. Of the balance outstanding at January 1, 1990, $225,000 was repaid in cash and $50,000 was repaid in employment service credits.

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE V

                                   PIRL GROUP
                             PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                     BALANCE AT                              BASIS      ACCUMULATED                     BALANCE AT
                                     BEGINNING   ADDITIONS  RETIREMENTS   ADJUSTMENT    DEPRECIATION                      END OF
                                     OF PERIOD    AT COST    OR SALES         (D)       RECLASS (D)         OTHER         PERIOD
                                     ----------  ---------  -----------   -----------   ------------     ------------   ----------
For the year ended December 31,
 1992:
  Land and land rights.............  $  80,385              $     (136)                                                 $  80,249
  Land improvements and
   utilities.......................     21,845   $    207          (94)                                  $    431(A)       22,389
  Hotels and other buildings.......     75,927         98                                                     353(A)       76,348
                                                                                                              (30)(B)
  Furniture, machinery and
   equipment.......................     33,732         96         (442)                                     3,117(A)       36,196
                                                                                                             (307)(B)
  Construction in progress.........        948      3,920                                                  (3,901)(A)         889
                                                                                                              (68)(B)
                                                                                                              (10)(C)
                                     ----------  ---------  -----------                                  ------------   ----------
                                     $ 212,837   $  4,321   $     (672)                                  $   (415)      $ 216,071
                                     ----------  ---------  -----------                                  ------------   ----------
                                     ----------  ---------  -----------                                  ------------   ----------
For the year ended December 31,
 1991:
  Land and land rights.............  $  80,385                                                                          $  80,385
  Land improvements and
   utilities.......................     21,385                                                           $    460(A)       21,845
  Hotels and other buildings.......     74,999   $     26   $     (140)                                     1,064(A)       75,927
                                                                                                              (22)(B)
  Furniture, machinery and
   equipment.......................     28,817          6         (200)                                     5,761(A)       33,732
                                                                                                             (652)(B)
  Construction in progress.........      4,286      3,975                                                  (7,285)(A)         948
                                                                                                              (28)(C)
                                     ----------  ---------  -----------                                  ------------   ----------
                                     $ 209,872   $  4,007   $     (340)                                  $   (702)      $ 212,837
                                     ----------  ---------  -----------                                  ------------   ----------
                                     ----------  ---------  -----------                                  ------------   ----------
For the period September 1, 1990
 through December 31, 1990:
  Land and land rights.............  $  81,150              $      (90)                                  $   (675)(B)   $  80,385
  Land improvements and
   utilities.......................     21,708                    (337)                                        14(A)       21,385
  Hotels and other buildings.......     74,647                    (116)                                       558(A)       74,999
                                                                                                              (90)(B)
  Furniture, machinery and
   equipment.......................     22,874   $      3       (3,590)                                     9,649(A)       28,817
                                                                                                             (119)(B)
  Construction in progress.........     10,160      4,352                                                 (10,221)(A)       4,286
                                                                                                               (5)(C)
                                     ----------  ---------  -----------                                  ------------   ----------
                                     $ 210,539   $  4,355   $   (4,133)                                  $   (889)      $ 209,872
                                     ----------  ---------  -----------                                  ------------   ----------
                                     ----------  ---------  -----------                                  ------------   ----------
For the period January 1, 1990
 through August 31, 1990:
  Land and land rights.............  $  85,043              $   (3,532)   $     (361)                                   $  81,150
  Land improvements and
   utilities.......................     25,571                                  (901)   $    (2,994)     $     32(A)       21,708
  Hotels and other buildings.......    101,586                               (18,189)        (9,633)          937(A)       74,647
                                                                                                              (54)(B)
  Furniture, machinery and
   equipment.......................     36,671                  (1,811)       (3,757)       (12,724)        5,122(A)       22,874
                                                                                                             (628)(B)
                                                                                                                1(C)
  Construction in progress.........     14,423   $  5,076                     (3,205)                      (6,091)(A)      10,160
                                                                                                              (43)(C)
                                     ----------  ---------  -----------   -----------   ------------     ------------   ----------
                                     $ 263,294   $  5,076   $   (5,343)   $  (26,413)   $   (25,351)     $   (724)      $ 210,539
                                     ----------  ---------  -----------   -----------   ------------     ------------   ----------
                                     ----------  ---------  -----------   -----------   ------------     ------------   ----------

- ----------------------------------
(A)   Transfer of completed projects out of construction in progress.
(B)   Reclassification out of property and equipment.
(C)   Transfers (to) from affiliates.
(D) In accordance with fresh start accounting, accumulated depreciation was reclassified to property and equipment, and net property and equipment was restated to its estimated fair value as of August 31, 1990.

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes a change in entity and related presentation for periods presented.

                                                                     SCHEDULE VI

                                   PIRL GROUP
               ACCUMULATED DEPRECIATION OF PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                                                ADDITIONS
                                                   BALANCE AT    CHARGED                   RECLASS TO    BALANCE AT
                                                    BEGINNING      TO       RETIREMENTS   PROPERTY AND     END OF
                                                    OF PERIOD    EXPENSE     OR SALES     EQUIPMENT (A)    PERIOD
                                                   -----------  ---------  -------------  -------------  -----------
For the year ended December 31, 1992:
  Land improvements and utilities................   $   2,735   $   1,784                                 $   4,519
  Hotels and other buildings.....................       6,332       4,595                                    10,927
  Furniture, machinery and equipment.............       9,575       7,413    $    (421)                      16,567
                                                   -----------  ---------       ------                   -----------
                                                    $  18,642   $  13,792    $    (421)                   $  32,013
                                                   -----------  ---------       ------                   -----------
                                                   -----------  ---------       ------                   -----------
For the year ended December 31, 1991:
  Land improvements and utilities................   $     648   $   2,087                                 $   2,735
  Hotels and other buildings.....................       1,524       4,808                                     6,332
  Furniture, machinery and equipment.............       1,954       7,710    $     (89)                       9,575
                                                   -----------  ---------       ------                   -----------
                                                    $   4,126   $  14,605    $     (89)                   $  18,642
                                                   -----------  ---------       ------                   -----------
                                                   -----------  ---------       ------                   -----------
For the period September 1, 1990 through December
 31, 1990:
  Land improvements and utilities................               $     659    $     (11)                   $     648
  Hotels and other buildings.....................                   1,531           (7)                       1,524
  Furniture, machinery and equipment.............                   2,064         (110)                       1,954
                                                   -----------  ---------       ------                   -----------
                                                    $     -0-   $   4,254    $    (128)                   $   4,126
                                                   -----------  ---------       ------                   -----------
                                                   -----------  ---------       ------                   -----------
For the period January 1, 1990 through August 31,
 1990:
  Land improvements and utilities................   $   2,091   $     903                  $    (2,994)
  Hotels and other buildings.....................       6,114       3,519                       (9,633)
  Furniture, machinery and equipment.............       8,649       4,541    $    (466)        (12,724)
                                                   -----------  ---------       ------    -------------  -----------
                                                    $  16,854   $   8,963    $    (466)    $   (25,351)   $     -0-
                                                   -----------  ---------       ------    -------------  -----------
                                                   -----------  ---------       ------    -------------  -----------

- ------------------------
(A) In accordance with fresh start accounting, accumulated depreciation at August 31, 1990 was reclassified to property and equipment.

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes a change in entity and related presentation for periods presented.

                                                                   SCHEDULE VIII

                                   PIRL GROUP
                               VALUATION ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                                  ADDITIONS
                                                    BALANCE AT   CHARGED TO                                BALANCE AT
                                                     BEGINNING    COSTS AND                                  END OF
                                                     OF PERIOD    EXPENSES    DEDUCTIONS (A)   OTHER (B)     PERIOD
                                                    -----------  -----------  --------------  -----------  -----------
For the year ended December 31, 1992:
  Allowance for doubtful receivables:
    Gaming........................................   $   2,843    $   1,764     $   (1,855)                 $   2,752
    Other.........................................       1,382          869         (1,087)                     1,164
                                                    -----------  -----------       -------                 -----------
                                                     $   4,225    $   2,633     $   (2,942)                 $   3,916
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the year ended December 31, 1991:
  Allowance for doubtful receivables:
    Gaming........................................   $   2,901    $   2,069     $   (2,127)                 $   2,843
    Other.........................................       1,590          824         (1,032)                     1,382
                                                    -----------  -----------       -------                 -----------
                                                     $   4,491    $   2,893     $   (3,159)                 $   4,225
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the period September 1, 1990 through December
 31, 1990:
  Allowance for doubtful receivables:
    Gaming........................................   $   4,192    $     601     $   (1,892)                 $   2,901
    Other.........................................       2,104          290           (804)                     1,590
                                                    -----------  -----------       -------                 -----------
                                                     $   6,296    $     891     $   (2,696)                 $   4,491
                                                    -----------  -----------       -------                 -----------
                                                    -----------  -----------       -------                 -----------
For the period January 1, 1990 through August 31,
 1990:
  Allowance for doubtful receivables:
    Gaming........................................   $   3,322    $   1,481     $   (1,247)    $     636    $   4,192
    Other.........................................       1,240          718           (593)          739        2,104
                                                    -----------  -----------       -------    -----------  -----------
                                                     $   4,562    $   2,199     $   (1,840)    $   1,375    $   6,296
                                                    -----------  -----------       -------    -----------  -----------
                                                    -----------  -----------       -------    -----------  -----------

- ------------------------
(A)   Write-off of uncollectible accounts, net of recoveries.
(B) Adjustment in connection with the revaluation of PIRL Group's assets and liabilities as of August 31, 1990.

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes a change in entity and related presentation for periods presented.

                                                                      SCHEDULE X

                                   PIRL GROUP
               SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                           (IN THOUSANDS OF DOLLARS)

                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------------
                                                                               1990
                                                                     ------------------------
                                                                       THROUGH       FROM
                                                                      AUGUST 31   SEPTEMBER 1    1991       1992
                                                                     -----------  -----------  ---------  ---------
Maintenance and repairs............................................   $   6,371    $   3,261   $   9,946  $  11,156
Gaming taxes.......................................................   $   5,271    $     998   $   6,153  $   6,411
Property taxes.....................................................   $     134    $     429   $   1,732  $   1,670
Advertising........................................................   $   2,444    $   2,348   $   4,407  $   4,033

    Note 2 of Notes to Combined Financial Statements of PIRL Group describes a change in entity and related presentation for periods presented.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey, on February 1, 1994.


                                          RESORTS INTERNATIONAL, INC.


                                          By ____/s/__CHRISTOPHER D. WHITNEY____
                                                   Christopher D. Whitney
                                                  Executive Vice President
                                                     and Chief of Staff


                                          RESORTS INTERNATIONAL HOTEL, INC.


                                          By ____/s/__CHRISTOPHER D. WHITNEY____
                                                   Christopher D. Whitney
                                                  Executive Vice President
                                                     and Chief of Staff


                                          RESORTS INTERNATIONAL HOTEL
                                           FINANCING, INC.


                                          By ____/s/__CHRISTOPHER D. WHITNEY____
                                                   Christopher D. Whitney
                                                         President


                                          P.  I. RESORTS LIMITED


                                          By ____/s/__CHRISTOPHER D. WHITNEY____
                                                   Christopher D. Whitney
                                                         President



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities indicated on February 1, 1994.


                          RESORTS INTERNATIONAL, INC.

             By /s/MERV GRIFFIN
- ---------------------------------------
                Merv Griffin                  Chairman of the Board

         By /s/THOMAS E. GALLAGHER
- ---------------------------------------
            Thomas E. Gallagher               Director

          By /s/ANTONIO C. ALVAREZ
- ---------------------------------------
           Antonio C. Alvarez II              Director


             By /s/WARREN COWAN
- ---------------------------------------
                Warren Cowan                  Director

         By /s/JOSEPH G. KORDSMEIER
- ---------------------------------------
            Joseph G. Kordsmeier              Director

           By /s/PAUL C. SHEELINE
- ---------------------------------------
              Paul C. Sheeline                Director

                                              Executive Vice President and
        By /s/CHRISTOPHER D. WHITNEY           Chief of Staff (Principal
- ---------------------------------------        Executive Officer)
           Christopher D. Whitney

                                              Executive Vice President --
          By /s/MATTHEW B. KEARNEY             Finance and Chief Financial
- ----------------------------------------       Officer (Principal Executive
             Matthew B. Kearney                and Financial Officer)

                                              Vice President -- Controller,
           By /s/DAVID G. BOWDEN               Chief Accounting Officer and
- ----------------------------------------       Assistant Secretary (Principal
              David G. Bowden                  Accounting Officer)


                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

        By /s/CHRISTOPHER D. WHITNEY          Director and President
- ---------------------------------------        (Principal Executive Officer)
           Christopher D. Whitney

                                              Director, Executive Vice
                                               President -- Finance and Chief
          By /s/MATTHEW B. KEARNEY             Financial Officer (Principal
- ----------------------------------------       Financial and Accounting
             Matthew B. Kearney                Officer


                       RESORTS INTERNATIONAL HOTEL, INC.

                                              Director, Executive Vice
        By /s/CHRISTOPHER D. WHITNEY           President and Chief of Staff
- -----------------------------------------      (Principal Executive Officer)
           Christopher D. Whitney

                                              Director, Executive Vice
                                               President and Chief Financial
          By /s/MATTHEW B. KEARNEY             Officer (Principal Executive,
- -----------------------------------------      Financial and Accounting
             Matthew B. Kearney                Officer)


                             P.  I. RESORTS LIMITED

        By /s/CHRISTOPHER D. WHITNEY          Director and President
- -----------------------------------------      (Principal Executive Officer)
           Christopher D. Whitney

                                              Director, Vice President --
          By /s/MATTHEW B. KEARNEY             Finance and Chief Financial
- -----------------------------------------      Officer (Principal Financial
             Matthew B. Kearney                and Accounting Officer)


                                 EXHIBIT INDEX

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
    2.01     Plan  of  Reorganization.  (Incorporated  by  reference  to  Appendix  A  of  the  Information
              Statement/Prospectus included in this Registration Statement.)...............................
    3.01     Form of proposed Amended  and Restated Certificate of  Incorporation of RII. (Incorporated  by
              reference to Appendix C of the Information Statement/Prospectus included in this Registration
              Statement.)..................................................................................
    3.02     Form of proposed Amended and Restated By-Laws of RII. (Incorporated by reference to Appendix D of the Information Statement/Prospectus included in this Registration Statement.)............
    3.03     Restated  Certificate of Incorporation of RII. (Incorporated by reference to Exhibit (3)(a) to
              RII's Form 10-K  Annual Report  for the  fiscal year  ended December  31, 1990,  in File  No.
              1-4748.).....................................................................................
    3.04     By-laws,  as amended, of RII. (Incorporated by reference  to Exhibit (4)(d) to RII's Form 10-Q
              Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)..............
    3.05     Certificate of Incorporation of RIH*..........................................................
    3.06     By-laws of RIH*...............................................................................
    3.07     Certificate of Incorporation of RIHF*.........................................................
    3.08     By-laws of RIHF*..............................................................................
    3.09     Amended and Restated Articles of Association of PIRL*.........................................
    4.01     See Exhibits 3.01 and 3.02  as to the rights  of holders of RII Common  Stock and RII Class  B
              Common Stock after giving effect to the Restructuring........................................
    4.02     See  Exhibits 3.03 and 3.04  as to the rights  of holders of RII  Common Stock prior to giving effect to the Restructuring..................................................................
    4.03     See Exhibit 3.09 as to the rights of holders of PIRL Common Stock.............................
    4.04     Form of Indenture among RIHF,  as issuer, RIH, as guarantor,  and State Street Bank and  Trust
              Company  of Connecticut, National Association, as trustee,  with respect to RIHF 11% Mortgage
              Notes due 2003*..............................................................................
    4.05     Form of  Indenture between  RIHF, as  issuer, RIH,  as guarantor,  and U.S.  Trust Company  of
              California, N.A., as trustee, with respect to RIHF 11.375% Junior Mortgage Notes due 2004*...
    4.06     Indenture  dated  as  of September  14,  1990, between  RII  and Chemical  Bank  (successor to
              Manufacturers Hanover  Trust Company),  as  Trustee, with  respect  to RII's  Senior  Secured
              Redeemable Notes due April 15, 1994, with Exhibits as executed. (Incorporated by reference to
              Exhibit  (4)(a)(1) to RII's  Form 10-Q Quarterly  Report for the  quarter ended September 30,
              1990, in File No. 1-4748.)...................................................................
    4.07     Amended and  Restated RIH  $200,000,000 Senior  Note. (Incorporated  by reference  to  Exhibit
              (4)(a)(2)  to RII's 10-Q Quarterly  Report for the quarter ended  September 30, 1990, in File
              No. 1-4748.).................................................................................
    4.08     Amended and Restated RIH  $125,000,000 Senior Note. (Incorporated  by reference to Exhibit  to
              RII's 10-Q Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)...
    4.09     RII  Pledge Agreement. (Incorporated by reference to  Exhibit Q to RII's Form 8-A Registration
              Statement dated July 19, 1990, in File No. 1-4748.)..........................................
    4.10     Assignment of Leases and Rents,  RII as Assignor. (Incorporated by  reference to Exhibit U  to
              RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)..............
    4.11     RIB  $50,000,000 Promissory Note to RIH. (Incorporated by reference to Exhibit V to RII's Form
              8-A Registration Statement dated July 19, 1990, in File No. 1-4748.).........................
    4.12     Indenture of Mortgage from Paradise Island Limited. (Incorporated by reference to Exhibit W to
              RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)..............
    4.13     Indenture of Mortgage from Paradise Beach Inn Limited. (Incorporated by reference to Exhibit X to RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)...........

- ------------------------

* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
    4.14     Guaranty by Paradise Beach Inn Limited. (Incorporated by reference to Exhibit Z to RII's  Form
              8-A Registration Statement dated July 19, 1990, in File No. 1-4748.).........................
    4.15     Indenture of Mortgage from Island Hotel Company Limited. (Incorporated by reference to Exhibit
              AA to RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)........
    4.16     Guaranty  by Island Hotel  Company Limited (Incorporated  by reference to  Exhibit BB to RII's
              Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)....................
    4.17     RIB Collateral Assignment Agreement among RIH, GRI, RIB, Paradise Island Limited, Island Hotel
              Company Limited,  Paradise Beach  Inn Limited  and the  Bank of  New York.  (Incorporated  by
              reference to Exhibit CC to RII's Form 8-A Registration Statement dated July 19, 1990, in File
              No. 1-4748.).................................................................................
    4.18     RII Security Agreement. (Incorporated by reference to Exhibit P to RII's Form 8-A Registration
              Statement dated July 19, 1990, in File No. 1-4748.)..........................................
    4.19     Indenture  dated as of September  14, 1990, between RII  and The Bank of  New York as Trustee, with respect  to RII's  Mortgage Non-Recourse  Pass-Through  Notes due  June 30,  2000,  with
              Exhibits  as executed. (Incorporated by  reference to Exhibit (4)(b)  to RII's 10-Q Quarterly
              Report for the quarter ended September 30, 1990, in File No. 1-4748.)........................
    4.20     Resorts International,  Inc.  Senior  Management  1990 Stock  Option  Plan.  (Incorporated  by
              reference  to Exhibit 8.5 to Exhibit 35 to RII's  Form 8 Amendment No. 1 to RII's 8-K Current
              Report dated August 30, 1990, in File No. 1-4748.)...........................................
   4.21      Griffin Group Warrant.........................................................................
   4.22      Form of Mortgage between RIH and State Street Bank and Trust Company of Connecticut,  National
              Association, securing Guaranty of RIHF Mortgage Notes*.......................................
   4.23      Form of Mortgage between RIH and RIHF, securing RIH Promissory Note*..........................
   4.24      Form  of Assignment of  Agreements made by RIHF,  as Assignor, to State  Street Bank and Trust
              Company of Connecticut, National Association, as Assignee, regarding RIH Promissory Note*....
   4.25      Form of  Assignment of  Leases and  Rents made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Promissory Note*...............................................................
   4.26      Form  of Assignment of  Leases and Rents  made by RIH,  as Assignor, to  State Street Bank and
              Trust Company of Connecticut, National Association,  as Assignee, regarding Guaranty of  RIHF
              Mortgage Notes*..............................................................................
   4.27      Form  of  Assignment of  Operating Assets  made by  RIH,  as Assignor,  to RIHF,  as Assignee, regarding RIH Junior Promissory Note*........................................................
   4.28      Form of Assignment  of Operating Assets  made by RIH,  as Assignor, to  State Street Bank  and
              Trust  Company of Connecticut, National Association,  as Assignee, regarding Guaranty of RIHF
              Mortgage Notes*..............................................................................
   4.29      Form of Mortgage between RIH and U.S. Trust Company of California, N.A., securing Guaranty  of
              RIHF Junior Mortgage Notes*..................................................................
   4.30      Form of Mortgage between RIH and RIHF, securing RIH Junior Promissory Note*...................
   4.31      Form  of  Assignment of  Agreements  made by  RIHF,  as Assignor,  to,  U.S. Trust  Company of
              California, N.A., as Assignee, regarding RIH Junior Promissory Note*.........................
   4.32      Form of  Assignment of  Leases and  Rents made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Junior Promissory Note*........................................................
   4.33      Form  of Assignment of  Leases and Rents  made by RIH,  as Assignor, to  U.S. Trust Company of
              California, N.A., as Assignee, regarding Guaranty of RIHF Junior Mortgage Notes*.............
   4.34      Form of  Assignment of  Operating Assets  made  by RIH,  as Assignor,  to RIHF,  as  Assignee, regarding RIH Promissory Note*...............................................................
   4.35      Form  of Assignment of  Operating Assets made  by RIH, as  Assignor, to U.S.  Trust Company of
              California, N.A., as Assignee, regarding the Guaranty of the RIHF Junior Mortgage Notes*.....
   4.36      Form of Amended and  Restated $125,000,000 RIH Promissory  Note (Incorporated by reference  to
              Exhibit A to Exhibit 4.04 hereto)............................................................

- ------------------------

* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   4.37      Form of Amended and Restated $35,000,000 RIH Junior Promissory Note (Incorporated by reference to Exhibit A to Exhibit 4.05)................................................................
   4.38      Form  of  RII 1994  Stock Option  Plan. (Incorporated  by  reference to  Exhibit C  to Exhibit
              2.01.).......................................................................................
   5.01      Opinion of Gibson, Dunn & Crutcher*...........................................................
   5.02      Opinion of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime...................................
   5.03      Opinion of Harry B. Sands & Co.*..............................................................
   8.01      Opinion of Gibson, Dunn & Crutcher regarding tax matters......................................
   8.02      Opinion of Harry B. Sands & Co. regarding tax matters.........................................
   10.01     Form of  Interim Management  Agreement between  PIRL and  RII (Incorporated  by referrence  to
              Exhibit D to Exhibit 10.59)*.................................................................
   10.02     [Not used]....................................................................................
   10.03     Agreement,  dated  May 23,  1978, between  The Hotel  Corporation of  The Bahamas  ("HCB") and
              Paradise Enterprises Limited. (Incorporated by reference to Exhibit (10)(b)(i) to RII's  10-K
              Annual Report for the fiscal year ended December 31, 1988, in File No. 1-4748.)..............
   10.04     Letter,  dated July 2, 1985, from HCB to  the RII amending Exhibit 10.03 hereto. (Incorporated by reference to exhibit  to RII's Form  8-K Current Report  dated July 9,  1985, in File  No.
              1-4748.).....................................................................................
   10.05     Agreement,   dated  May  23,  1978,  between  HCB  and  Paradise  Realty  Limited  (now  RIB).
              (Incorporated by reference to  Exhibit 10.01 to GRI's  Form S-1 Registration Statement  filed
              July 13, 1988, in File No. 33-23063.)........................................................
   10.06     Letter,  dated  September 26,  1988,  from HCB  to  RIB extending  Exhibit  (10)(a)(3) hereto.
              (Incorporated by reference to Exhibit (10(b)(iv) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1988, in File No. 1-4748.)...........................................
   10.07     Supplement, dated February 21, 1990, to license granted March 30, 1978 to Paradise Enterprises
              Limited. (Incorporated by reference to Exhibit (10)(b)(v) to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1989, in File No. 1-4748.)....................................
 10.08(a)    Supplement, dated September 7, 1990, to license granted March 30, 1978 to Paradise Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(a)(6)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1988, in File No. 1-4748.)....................................
 10.08(b)    Supplement, dated January 15, 1991, to license granted March 30, 1978 to Paradise  Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(b)(7)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1990, in File No. 1-4748.)
   10.09     Supplement, dated February 13, 1992, to license granted March 30, 1978 to Paradise Enterprises
              Limited. (Incorporated by reference to Exhibit 10(a)(8)  to RII's 10-K Annual Report for  the
              fiscal year ended December 31, 1992, in File No. 1-4748.)....................................
   10.10     Supplement, dated December 30, 1992, to license granted March 30, 1978 to Paradise Enterprises
              Limited.  (Incorporated by reference to Exhibit 10(a)(9)  to RII's 10-K Annual Report for the
              fiscal year ended December 31, 1992, in File No. 1-4748.)....................................
   10.11     Lease Agreement, dated October 26, 1983, between RII and Ocean Showboat, Inc. (Incorporated by reference to  Exhibit (10)(c)(i)  to  RII's 10-K  Annual Report  for  the fiscal  year  ended
              December 31, 1986, in File No. 1-4748.)......................................................
   10.12     First  Amendment, dated January 15, 1985, to  Lease Agreement, dated October 26, 1983, between
              RII and  Atlantic City  Showboat, Inc.  (assignee from  affiliate --  Ocean Showboat,  Inc.).
              (Incorporated  by reference to Exhibit (10)(c)(ii) to RII's 10-K Annual Report for the fiscal year ended December 31, 1984, in File No. 1-4748.)...........................................
   10.13     Second and  Third Amendments,  dated  July 5  and October  28,  1985, respectively,  to  Lease
              Agreement, dated October 26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by  reference to Exhibit (10)(c)(iii)  to RII's 10-K Annual Report  for the fiscal year ended
              December 31, 1985, in File No. 1-4748.)......................................................
   10.14     Restated Third Amendment, dated August 28, 1986,  to Lease Agreement, dated October 26,  1983, between  RII  and  Atlantic  City  Showboat,  Inc.  (Incorporated  by  reference  to  Exhibit
              (10)(c)(iv) to RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in  File
              No. 1-4748.).................................................................................

- ------------------------

* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   10.15     Fourth Amendment, dated December 16, 1986, to Lease Agreement, dated October 26, 1983, between
              RII  and Atlantic  City Showboat,  Inc. (Incorporated by  reference to  Exhibit (10)(c)(v) to
              RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in File No. 1-4748.)...
   10.16     Fifth Amendment, dated February 1987, to Lease Agreement, dated October 26, 1983, between  RII and  Atlantic City Showboat, Inc. (Incorporated by  reference to Exhibit (10)(c)(vi) to RII's
              10-K Annual Report for the fiscal year ended December 31, 1986, in File No. 1-4748.).........
   10.17     Seventh Amendment, dated October 18, 1988, to Lease Agreement, dated October 26, 1983, between
              RII and Atlantic City Showboat, Inc.  (Incorporated by reference to Exhibit (10)(c)(viii)  to
              RII's 10-K Annual Report for the fiscal year ended December 31, 1988, in File No. 1-4748.)...
   10.18     RII  Executive Health Plan (Incorporated by reference to Exhibit 10(c)(1) to RII's 10-K Annual
              Report for the fiscal year ended December 31, 1992, in File No. 1-4748.).....................
   10.19     Resorts Retirement Savings  Plan. (Incorporated by  reference to Exhibit  (10)(c)(2) to  RII's
              10-K Annual Report for the fiscal year ended December 31, 1991, in File No. 1-4748.).........
   10.20     Employment  Agreement,  dated as  of  September 17,  1990, between  RII  and David  P. Hanlon.
              (Incorporated by  reference to  Exhibit 9.3A  to Exhibit  35 to  the Form  8 Amendment  dated
              November 16, 1990, to RII's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)...
   10.21     Employment  Agreement,  dated  May  3,  1991, between  the  RII  and  Christopher  D. Whitney.
              (Incorporated by reference to Exhibit  (10(d)(2) to RII's 10-K  Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.22     Amendment  to Employment Agreement, dated as of  December 3, 1992, between RII and Christopher
              D. Whitney*..................................................................................
   10.23     Employment Agreement, dated May 3, 1991, between RII and Matthew B. Kearney. (Incorporated  by reference  to  Exhibit (10)(d)(3)  to  RII's 10-K  Annual Report  for  the fiscal  year ended
              December 31, 1991, in File No. 1-4748.)......................................................
   10.24     Amendment to  Employment  Agreement,  dated December  3,  1992,  between RII  and  Matthew  B.
              Kearney*.....................................................................................
   10.25     Second Amendment to Employment Agreement, dated September 24, 1993, between RII and Matthew B.
              Kearney*.....................................................................................
   10.26     Employment  Agreement,  dated as  of  September 17,  1992, between  RII  and David  P. Hanlon.
              (Incorporated by reference to  Exhibit 10(d)(4) to  RII's 10-K Annual  Report for the  fiscal year ended December 31, 1992, in File No. 1-4748.)...........................................
   10.27     Termination Agreement, dated as of September 27, 1993, between RII and David P. Hanlon*.......
   10.28     Stock  Option  Agreement,  dated  as  of  May  3,  1991,  between  RII  and  David  P. Hanlon.
              (Incorporated by reference to Exhibit (10)(e)(1) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.29     Stock  Option Agreement,  dated as  of May 3,  1991, between  RII and  Christopher D. Whitney.
              (Incorporated by reference to Exhibit (10)(e)(2) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.30     Stock  Option  Agreement,  dated as  of  May 3,  1991,  between  RII and  Matthew  B. Kearney.
              (Incorporated by reference to Exhibit (10)(e)(5) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.31     Stock  Option  Agreement,  dated  as  of  May  3,  1991,  between  RII  and  David  G. Bowden.
              (Incorporated by reference to Exhibit (10)(e)(5) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................

- ------------------------

* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   10.32     Stock  Option  Agreement, dated  as  of May  3,  1991, between  RII  and Thomas  F. O'Donnell.
              (Incorporated by reference to Exhibit (10)(e)(6) to  RII's 10-K Annual Report for the  fiscal year ended December 31, 1991, in File No. 1-4748.)...........................................
   10.33     Amendment  No. 1, dated as of September 17,  1992, to Exhibit 10.30 (Incorporated by reference to Exhibit 10(e)(6) to RII's 10-K Annual Report for the fiscal year ended December 31,  1992, in File No. 1-4748)..........................................................................
 10.34(a)    License  and Services Agreement, dated as of September  17, 1992, among the Griffin Group, RII and RIH*.....................................................................................
 10.34(b)    Form of Amendment to License and Services Agreement, dated as of September 17, 1992 among  the
              Griffin Group Inc., RII and RIH..............................................................
   10.35     License  and  Services Agreement,  dated as  of September  17, 1990,  among Merv  Griffin, the
              Griffin Group and RII. (Incorporated by reference to Exhibit 1.46 to Exhibit 35 to the Form 8
              Amendment dated November 16, 1990,  to the registrant's 8-K  Current Report dated August  30,
              1990, in File No. 1-4748.)...................................................................
   10.36     Litigation  Trust Agreement, dated  as of September 17,  1990, among RII,  RIFI, GRH, and GRI.
              (Incorporated by  reference to  Exhibit 1.46  to Exhibit  35 to  the Form  8 Amendment  dated
              November  16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File No.
              1-4748.).....................................................................................
 10.37(a)    Promissory Note, dated  September 28,  1990, between Merv  Griffin and  RII. (Incorporated  by reference  to Exhibit 9.1B to Exhibit 35 to the  Form 8 Amendment dated November 16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)..............
 10.37(b)    Griffin Group  Note. (Incorporated  by reference  to Exhibit  1 to  Exhibit 10.34(a)  to  this
              Registration Statement.).....................................................................
 10.37(c)    Guaranty  dated September  17, 1992  by Mervyn  E. Griffin  in favor  of RII  (Incorporated by reference to Exhibit 2 to Exhibit 10.34(a) to this Registration Statement.)..................
   10.38     Letter of  Credit, dated  October 1,  1990,  by Morgan  Guaranty Trust  Company of  New  York.
              (Incorporated  by reference  to Exhibit  9.1B to  Exhibit 35  to the  Form 8  Amendment dated
              November 16, 1990, to RII's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)...
   10.39     Letters extending the termination date of Exhibit 10.38 (Incorporated by reference to  Exhibit
              10(i)(2)  to RRI's 10-K Annual Report for the fiscal year ended December 31, 1992 in File No.
              1-4748.......................................................................................
   10.40     Indemnity  Agreement,  executed  on  September  19,  1990,  between  Merv  Griffin  and   RII.
              (Incorporated  by  reference to  Exhibit 9.6  to Exhibit  35  to the  Form 8  Amendment dated
              November 16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File  No.
              1-4748.).....................................................................................
   10.41     Hotel Corporation of The Bahamas Right of First Refusal. (Incorporated by reference to Exhibit
              (10)(n)  to RII's 10-K Annual Report for the fiscal year ended December 31, 1988, in File No.
              1-4748.).....................................................................................
   10.42     Service contract between Rogers & Cowan, Inc.  and RII, effective July 1, 1991.  (Incorporated by  reference  to Exhibit  (10)(m) to  RII's 10-K  Annual  Report for  the fiscal  year ended
              December 31, 1988, in File No. 1-4748.)......................................................
   10.43     Consulting agreement  between  Alvarez  &  Marsal,  Inc. and  RII,  effective  March  1,  1992
              (Incorporated  by reference to  Exhibit 10(m)(i) to  RII's 10-K Annual  Report for the fiscal year ended December 31, 1992, in File No. 1-4748)............................................
   10.44     Amendment, dated September  14, 1992, to  the consulting agreement  between Alvarez &  Marsal,
              Inc.  and RII (Incorporated by reference to Exhibit  10(m)(2) to RII's 10-K Annual Report for
              the fiscal year ended December 31, 1992, in File No. 1-4748).................................
   10.45     Form of Ballot for Allowed Claims of Holders of Series A Notes and GRI Guaranty...............

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* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   10.46     Form of Ballot for Allowed Interests of Holders of RII Common Stock*..........................
   10.47     Form of Ballot for Allowed Interests of Holders of 1990 Stock Options*........................
   10.48     Form of Master Ballot for Allowed Interests of Holders of RII Common Stock*...................
   10.49     Form of Master Ballot for Allowed Claims of Holders of Series A Notes and GRI Guaranty........
   10.50     Form of Ballot for Allowed Interests of Holders of Series B Notes and GRI Guaranty............
   10.51     Form of Master Ballot for Allowed Claims of Holders of Series B Notes and GRI Guaranty........
   10.52     Bondholders Support  Agreement  dated October  11,  1993  among RII,  GRI,  Sun  International
              Investments,  Ltd.,  Sun  International  Hotels Limited,  TCW  Special  Credits  and Fidelity
              Management and Research Company, concerning bondholders support*.............................
 10.52(a)    Form of Amendment to Bondholders Support Agreement dated October 11, 1993 among RII, GRI,  Sun
              International  Investments, Ltd., Sun  International Hotels Limited,  TCW Special Credits and
              Fidelity Management and Research Company, concerning bondholders support.....................
   10.53     Letter Agreement dated October  11, 1993 among Fidelity  Management and Research Company,  TCW
              Special  Credits,  RII and  Sun  International Hotels  Limited  concerning consent  rights of holders of Old Series Notes*.................................................................
   10.54     Revised term Sheet for 11.0% Senior Secured Loan due 2002 with RIHF as issuer*................
   10.55     Paradise Island Purchase Agreement  dated October 11, 1993  between RII and Sun  International
              Hotels Limited, with Exhibits and Schedules*.................................................
 10.55(a)    Amendment  dated  as of  November 30,  1993 to  the Paradise  Island Purchase  Agreement dated
              October 11,  1993  between  RII  and Sun  International  Hotels  Limited  concerning  Bahamas
              Developers Limited...........................................................................
 10.55(b)    Amendment  dated  as of  November 30,  1993 to  the Paradise  Island Purchase  Agreement dated
              October 11, 1993 between RII and Sun International Hotels Limited............................
 10.55(c)    Form of Amendment to the Paradise Island Purchase Agreement dated October 11, 1993 between RII and Sun International Hotels Limited.........................................................
   10.56     Letter Agreement dated October 19, 1993  among RII, Fidelity Management, TCW Special  Credits,
              Sun International Hotels Limited, Sun International Investments Ltd. and GGRI regarding GGRI,
              Inc.*........................................................................................
   10.57     Stock  Subscription Agreement  dated October  11, 1993  between Sun  International Investments
              Limited and Sun International Hotels Limited*................................................
   10.58     Letter Agreement dated October 15, 1993,  among RII, Fidelity Management, TCW Special  Credits and Sun International Hotels Limited regarding P.I. Resorts Limited*.........................
   10.59     PIRL Standby Distribution Agreement dated October 15, 1993 between RII and PIRL*..............
 10.59(a)    Form  of Amendment to the  PIRL Standby Distribution Agreement  dated October 15, 1993 between
              RII and PIRL.................................................................................
 10.59(b)    Form of Amendment to the  PIRL Standby Distribution Agreement  dated October 15, 1993  between
              RII and PIRL.................................................................................
   10.60     Letter Agreement between RII and PIRL concerning airline support services*....................
   10.61     Letter  Agreement  concerning appointment  of agent  for  service of  process pursuant  to the
              Standby Distribution Agreement*..............................................................
   10.62     Letter Agreement  concerning appointment  of agent  for service  of process  pursuant to  this
              Registration Statement*......................................................................
   10.63     Letter  Agreement dated July 1, 1993 between RII and  Bear Stearns & Co. Inc. for retention of services*....................................................................................

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* Previously filed.

  EXHIBIT
  NUMBERS    EXHIBIT                                                                                           PAGE
- -----------  ----------------------------------------------------------------------------------------------  ---------
   10.64     Form of Intercreditor Agreement by and among RIHF, RIH, RII, GGRI, State Street Bank and Trust
              Company of Connecticut, National Association, U.S. Trust Company of California, N.A. and  any
              lenders which provide additional facilities..................................................
   12.01     RII Computation of Ratio of Earnings to Fixed Charges*........................................
   12.02     RIH Computation of Ratio of Earnings to Fixed Charges*........................................
   12.03     RII Computation of Pro Forma Ratio of Earnings to Fixed Charges*..............................
   12.04     RIH Computation of Pro Forma Ratio of Earnings to Fixed Charges*..............................
   21.01     List of the Subsidiaries of the Registrants*..................................................
   23.01     Consent of Ernst & Young......................................................................
   23.02     Consent  of Gibson,  Dunn & Crutcher  (Incorporated by  reference to exhibit  5.01 and exhibit
              8.01)........................................................................................
   23.03     Consent of Ravin,  Sarasohn, Cook,  Baumgarten, Fisch &  Baime (Incorporated  by reference  to exhibit 5.02)................................................................................
   23.04     Consent  of  Harry B.  Sands &  Co. (Incorporated  by  reference to  exhibit 5.03  and exhibit
              8.02)........................................................................................
   23.05     Consent of Bear Stearns & Co..................................................................
   23.06     Consent of Charles Masson as nominee director.................................................
   23.07     Consent of William Fallon as nominee director.................................................
   23.08     Consent of Vincent J. Naimoli as nominee director.............................................
   23.09     Consent of Jay M. Green as nominee director...................................................
   25.01     Statement of eligibility on Form  T-1 of State Street Bank  and Trust Company of  Connecticut,
              National Association, as trustee under the New RIHF Mortgage Notes Indenture*................
   25.02     Statement  of eligibility on  Form T-1 of U.S.  Trust Company of  California, N.A., as trustee under the New RIHF Junior Mortgage Notes Indenture*..........................................

- ------------------------

* Previously filed.